As filed with the Securities and Exchange Commission on February 18, 2011

Registration No. 333-150141

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 7

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

APOLLO GLOBAL MANAGEMENT, LLC

(Exact name of registrant as specified in its charter)

Delaware	6282	20-8880053
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Apollo Global Management, LLC

9 West 57th Street, 43rd Floor

New York, New York 10019

(212) 515-3200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John J. Suydam, Esq.

Chief Legal Officer

and Chief Compliance Officer

Apollo Global Management, LLC

9 West 57th Street, 43rd Floor

New York, New York 10019

(212) 515-3200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of Communications to:

Monica K. Thurmond, Esq.

O’Melveny & Myers LLP

7 Times Square

New York, New York 10036

(212) 326-2000

Approximate date of commencement of proposed sale to public: As soon as practicable after the effective date of this Registration Statement.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Class A shares sold in the Rule 144A Offering	$522,543,560	$20,536 (2)
New Class A shares to be sold by Apollo Global Management, LLC and the selling shareholders	$50,000,000	$3,565 (2)

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended.
(2)	Previously paid in connection with prior filings of this Registration Statement.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Inclusion of Two Prospectuses

This Registration Statement contains two prospectuses.

The first prospectus is to be used in connection with the resale of up to an aggregate of                  Class A Shares, representing Class A limited liability company interests of Apollo Global Management, LLC, by the selling shareholders identified in the prospectus who acquired their Class A shares in the exempt offerings referred to in the prospectus as the “Private Offering Transactions.” The selling shareholders may offer the Class A shares from time to time as they may determine through public or private transactions or through other means described in the prospectus in the section entitled “Plan of Distribution” at prevailing market prices, at prices different than prevailing prices or at privately negotiated prices. However, until a public market develops for the Class A shares, it is expected that the selling shareholders initially will see their shares at prices between $                 and $                 per share, if any shares are sold.

The second prospectus is to be used in connection with an initial public offering of Class A shares, representing Class A limited liability company interests of Apollo Global Management, LLC. Apollo Global Management, LLC is selling                  Class A shares and the selling shareholders are selling                  Class A shares in the offering. The selling shareholders that are participating in the offering acquired their Class A shares in an exempt offering referred to in the prospectus as the “Rule 144A Offering.” The Class A shares offered in the offering will be sold by the underwriters to the public and/or securities dealers pursuant to an underwriting agreement among Apollo Global Management, LLC, the selling shareholders and the underwriters. The initial public offering price of the Class A shares in the offering is expected to be between $                 and $                 per share.

The information in this prospectus is not complete and may be changed. The securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated February 18, 2011

PROSPECTUS

Apollo Global Management, LLC

             Class A Shares

Representing Class A Limited Liability Company Interests

This prospectus relates solely to the resale of up to an aggregate of              Class A shares, representing Class A limited liability company interests of Apollo Global Management, LLC, by the selling shareholders identified in this prospectus (which term as used in this prospectus includes pledgees, donees, transferees or other successors-in-interest). The selling shareholders acquired the Class A shares in the exempt offerings, both of which closed on August 8, 2007 and which we refer to as the “Private Offering Transactions.” We are registering the offer and sale of the Class A shares to satisfy registration rights we have granted to the selling shareholders. We intend to apply to list our Class A shares on the New York Stock Exchange, or the “NYSE,” under the symbol “            .” The listing is subject to approval of our application. Until our Class A shares are regularly traded on the NYSE, we expect that the selling shareholders initially will sell their shares at prices between $            and $            per share, if any shares are sold.

The selling shareholders may offer the shares from time to time as they may determine through public or private transactions or through other means described in the section entitled “Plan of Distribution” at prevailing market prices, at prices different than prevailing market prices or at privately negotiated prices.

We will not receive any of the proceeds from the sale of these Class A shares by the selling shareholders. We have agreed to pay all expenses relating to registering the securities. The selling shareholders will pay any brokerage commissions and/or similar charges incurred for the sale of these Class A shares.

Investing in our Class A shares involves risks. You should read the section entitled “Risk Factors” beginning on page 29 for a discussion of certain risk factors that you should consider before investing in our Class A shares. These risks include:

•

Apollo Global Management, LLC is managed by our manager, which is controlled and owned by our managing partners. Our manager and its affiliates have limited fiduciary duties to us and our shareholders, which may permit them to favor their own interests to the detriment of us and our shareholders.

•	Our Class A shareholders will have only limited voting rights on matters affecting our businesses and will have no right to elect our manager.

•

Our organizational documents do not limit our ability to enter into new lines of businesses, and we may expand into new investment strategies, geographic markets and businesses without shareholder consent, each of which may result in additional risks and uncertainties in our businesses.

•

As discussed in “Material Tax Considerations—Material U.S. Federal Tax Considerations,” Apollo Global Management, LLC will be treated as a partnership for U.S. Federal income tax purposes and you may therefore be subject to taxation on your allocable share of items of income, gain, loss, deduction and credit of Apollo Global Management, LLC. You may not receive cash distributions equal to your allocable share of our net taxable income or even in an amount sufficient to pay the tax liability that results from that income.

•

Members of the United States Congress have introduced legislation that would, if enacted, preclude us from qualifying for treatment as a partnership for U.S. Federal income tax purposes under the publicly traded partnership rules. If this or any similar legislation or regulation were to be enacted and to apply to us, we would incur a material increase in our tax liability, which could result in a reduction in the value of our Class A shares.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated                     , 2011.

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN RECOMMENDED BY ANY UNITED STATES FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

In considering the performance information relating to our funds contained herein, prospective Class A shareholders should bear in mind that the performance of our funds is not indicative of the possible performance of our Class A shares and is also not necessarily indicative of the future results of our funds, even if fund investments were in fact liquidated on the dates indicated, and there can be no assurance that our funds will continue to achieve, or that future funds will achieve, comparable results.

In addition, an investment in our Class A shares is not an investment in any of the Apollo funds, and the assets and revenues of our funds are not directly available to us. As a result of deconsolidation of most of our funds, we will not be consolidating those funds in our financial statements for periods after either August 1, 2007 or November 30, 2007.

This prospectus is solely an offer with respect to Class A shares, and is not an offer directly or indirectly of any securities of any of our funds.

The distribution of this prospectus and the offering and sale of the Class A shares in certain jurisdictions may be restricted by law. We require persons into whose possession this prospectus comes to inform themselves about and to observe any such restrictions. This prospectus does not constitute an offer of, or an invitation to purchase, any of the Class A shares in any jurisdiction in which such offer or invitation would be unlawful.

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VALUATION AND RELATED DATA

This prospectus contains valuation data relating to the Apollo funds and related data that have been derived from such funds. When considering the valuation and related data presented in this prospectus, you should bear in mind that the historical results of the private equity, capital markets and real estate funds that Apollo has managed or sponsored in the past are not indicative of the future results that you should expect from the Apollo funds or from us.

TERMS USED IN THIS PROSPECTUS

When used in this prospectus, unless the context otherwise requires:

•

“AAA” refers to AP Alternative Assets, L.P., a Guernsey limited partnership that generally invests alongside certain of our private equity funds and directly in certain of our capital markets funds and in other transactions that we sponsor and manage; the common units of AAA are listed on Euronext Amsterdam N.V.’s Euronext Amsterdam by NYSE Euronext, which we refer to as “Euronext Amsterdam”;

•	“AAA Investments” refers to AAA Investments, L.P., a Guernsey limited partnership through which AAA’s investments are made;

•	“AAOF” refers to Apollo Asia Opportunity Master Fund, L.P., our Asian credit-oriented hedge fund, together with its feeder funds;

•	“ACLF” refers to Apollo Credit Liquidity Fund, L.P.;

•	“AIC” refers to Apollo Investment Corporation, our publicly traded business development company;

•	“AIE I” and “AIE II” mean AP Investment Europe Limited and Apollo Investment Europe II, L.P., respectively;

•	“AMH” refers to Apollo Management Holdings, L.P., a Delaware limited partnership owned by APO Corp. and Holdings;

•	“APO Corp.” refers to APO Corp., a Delaware corporation and a wholly-owned subsidiary of Apollo Global Management, LLC;

•	“Apollo,” “we,” “us,” “our” and the “company” refer collectively to Apollo Global Management, LLC and its subsidiaries, including the Apollo Operating Group and all of its subsidiaries;

•	“Apollo funds” and “our funds” refer to the funds, alternative asset companies and other entities that are managed by the Apollo Operating Group;

•

“Apollo Operating Group” refers to (i) the limited partnerships through which our managing partners currently operate our businesses and (ii) one or more limited partnerships formed for the purpose of, among other activities, holding certain of our gains or losses on our principal investments in the funds, which we refer to as our “principal investments”;

•

“Apollo Real Estate” refers to the entities that manage the Apollo Real Estate Investment Funds, a series of private real estate oriented funds initially established in 1993; our managing partners maintain a minority interest in Apollo Real Estate, but neither they nor we exert any managerial control;

•

“Ares” refers to Ares Corporate Opportunity Fund, which Apollo established in 1997 to invest predominantly in capital markets-based securities, including senior bank loans and high-yield and mezzanine debt, and other related funds; our managing partners maintain a minority interest in Ares, but neither they nor we exert any managerial control;

•	“Artus” refers to Apollo/Artus Investors 2007-1, L.P.;

ii

•

“Assets Under Management,” or “AUM,” refers to the assets we manage or with respect to which we have control, including capital we have the right to call from our investors pursuant to their capital commitments to various funds. Our AUM equals the sum of:

(i)	the fair value of our private equity investments plus the capital that we are entitled to call from our investors pursuant to the terms of their capital commitments plus non-recallable capital to the extent a fund is within the commitment period in which management fees are calculated based on total commitments to the fund;

(ii)	the net asset value, or “NAV,” of our capital markets funds, other than certain senior credit funds, which are structured as collateralized loan obligations (such as Artus, which we measure by using the mark-to-market value of the aggregate principal amount of the underlying collateralized loan obligations), plus used or available leverage and/or capital commitments;

(iii)	the gross asset values of our real estate entities and the structured portfolio vehicle investments included within the funds we manage, which includes the leverage used by such structured portfolio vehicles;

(iv)	the incremental value associated with the reinsurance investments of the funds we manage; and

(v)	the fair value of any other assets that we manage plus unused credit facilities, including capital commitments for investments that may require pre-qualification before investment plus any other capital commitments available for investment that are not otherwise included in the clauses above.

During the year ended December 31, 2009, the company refined its definition of AUM to reflect leveraged products that had not been identified in our previous AUM definition. All AUM amounts have been recalculated utilizing the above definition.

Fee-generating AUM consists of assets that we manage and on which we earn management fees or monitoring fees pursuant to management agreements on a basis that varies among the Apollo funds. Management fees are normally based on “net asset value,” “gross assets,” “adjusted cost of all unrealized portfolio investments,” “capital commitments,” “adjusted assets,” “stockholders’ equity,” “invested capital” or “capital contributions,” each as defined in the applicable management agreement. Monitoring fees for AUM purposes are based on the total value of certain structured portfolio vehicle investments, which normally include leverage, less any portion of such total value that is already considered in fee-generating AUM.

Non-fee generating AUM consists of assets that do not produce management fees or monitoring fees. These assets generally consist of the following: (a) fair value above invested capital for those funds that earn management fees based on invested capital, (b) net asset values related to general partner and co-investment ownership, (c) unused credit facilities, (d) available commitments on those funds that generate management fees on invested capital and (e) structured portfolio vehicle investments that do not generate monitoring fees. We use non-fee generating AUM combined with fee-generating AUM as a performance measurement of our investment activities, as well as to monitor fund size in relation to professional resource and infrastructure needs. Non-fee generating AUM includes assets on which we could earn carried interest income.

Our AUM measure includes assets under management for which we charge either no or nominal fees. Our definition of AUM is not based on any definition of assets under management contained in our operating agreement or in any of our Apollo fund management agreements.

•

“carried interest,” “incentive income” and “carried interest income” refer to interests granted to Apollo by an Apollo fund that entitle Apollo to receive allocations, distributions or fees calculated by reference to the performance of such fund or its underlying investments;

•	“COF I” and “COF II” mean Apollo Credit Opportunity Fund I, L.P. and Apollo Credit Opportunity Fund II, L.P., respectively;

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•	“co-founded” means the individual joined Apollo in 1990, the year in which the company commenced business operations;

•	“contributing partners” refers to those of our partners (and their related parties) who indirectly own (through Holdings) Apollo Operating Group units;

•	“distressed and event-driven hedge funds” refers to certain of our capital markets funds, including SVF, VIF, SOMA, AAOF and certain of our strategic investment accounts;

•	“EPF” refers to Apollo European Principal Finance Fund, L.P., our European non-performing loan fund, together with its feeder funds;

•

“feeder funds” refer to funds that operate by placing substantially all of their assets in, and conducting substantially all of their investment and trading activities through, a master fund, which is designed to facilitate collective investment by the participating feeder funds. With respect to certain of our funds that are organized in a master-feeder structure, the feeder funds are permitted to make investments outside the master fund when deemed appropriate by the fund’s investment manager;

•

“Fund I,” “Fund II,” “Fund III,” “Fund IV,” “Fund V,” “Fund VI,” and “Fund VII” mean Apollo Investment Fund, L.P., AIF II, L.P., Apollo Investment Fund III, L.P., Apollo Investment Fund IV, L.P., Apollo Investment Fund V, L.P., Apollo Investment Fund VI, L.P. and Apollo Investment Fund VII, L.P., respectively, together with their parallel funds, as applicable;

•

“gross IRR” of a fund represents the cumulative investment-related cash flows for all of the investors in the fund on the basis of the actual timing of investment inflows and outflows (for unrealized investment assuming disposition on December 31, 2010 or other date specified) aggregated on a gross basis quarterly, and the return is annualized and compounded before management fees, carried interest and certain other fund expenses (including interest incurred by the fund itself) and measures the returns on the fund’s investments as a whole without regard to whether all of the returns would, if distributed, be payable to the fund’s investors;

•

“Holdings” means AP Professional Holdings, L.P., a Cayman Islands exempted limited partnership through which our managing partners and our contributing partners hold their Apollo Operating Group units;

•	“IRS” refers to the Internal Revenue Service;

•

“managing partners” refers to Messrs. Leon Black, Joshua Harris and Marc Rowan collectively and, when used in reference to holdings of interests in Apollo or Holdings, includes certain related parties of such individuals;

•	“MIA” represents a “mirrored” investment account established to mirror Funds I and II for investments in debt securities;

•

“multiple of invested capital” means (i) with respect to a given investment as of any date, the actual amount realized with respect to such investment plus the estimated fair market value of the remaining interest in such investment as of such date divided by the total capital invested in such investment through such date, and (ii) with respect to a fund as of any date, the aggregate actual amount realized in respect of such fund’s investments plus the estimated fair market value of the fund’s remaining interests in such investments as of such date divided by the lesser of the total capital invested in such investments and the total committed capital of such fund;

•

“net IRR” of a fund means the gross IRR applicable to all investors, including related parties which may not pay fees, net of management fees, organizational expenses, transaction costs, and certain other fund expenses (including interest incurred by the fund itself) and realized carried interest all offset to the extent of interest income, and measures returns based on amounts that, if distributed, would be paid

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to investors of the fund; to the extent that an Apollo private equity fund exceeds all requirements detailed within the applicable fund agreement, the estimated unrealized value is adjusted such that a percentage of up to 20.0% of the unrealized gain is allocated to the general partner, thereby reducing the balance attributable to fund investors;

•

“net return” for Value Funds, SOMA and AAOF represents the calculated return that is based on month-to-month changes in net assets and is calculated using the returns that have been geometrically linked based on capital contributions, distributions and dividend reinvestments, as applicable;

•

“net return since inception,” unless noted otherwise, represents the calculated return that is based on a fund’s net cumulative change in net assets as a percentage of aggregate capital contributions from the inception of such fund through December 31, 2010. The calculated returns are geometrically linked based on capital contributions, distributions and dividend reinvestments, as applicable;

•	“our manager” means AGM Management, LLC, a Delaware limited liability company that is controlled by our managing partners;

•	“Palmetto” refers to Apollo Palmetto Strategic Partnership, L.P.;

•

“permanent capital” means capital of funds that do not have redemption provisions or a requirement to return capital to investors upon exiting the investments made with such capital, except as required by applicable law, which currently consist of AAA, Apollo Investment Corporation and Apollo Commercial Real Estate Finance, Inc.; such funds may be required, or elect, to return all or a portion of capital gains and investment income;

•

“private equity investments” refers to (i) direct or indirect investments in existing and future private equity funds managed or sponsored by Apollo, (ii) direct or indirect co-investments with existing and future private equity funds managed or sponsored by Apollo, (iii) direct or indirect investments in securities which are not immediately capable of resale in a public market that Apollo identifies but does not pursue through its private equity funds, and (iv) investments of the type described in (i) through (iii) above made by Apollo funds;

•	“senior credit funds” refers to our COF I, COF II, ACLF and Artus capital markets funds and certain other funds and managed accounts focused on senior credit opportunities;

•	“SIAs” refers to strategic investment accounts including Palmetto, COF I, SOMA and two other strategic investment accounts that invest alongside SVF;

•	“SOMA” refers to Apollo Special Opportunities Managed Account, L.P.;

•	“SVF” refers to Apollo Strategic Value Master Fund, L.P., together with its feeder funds;

•	“total annualized return” means the total compound annual rate of return for a security or index based on the change in market price, assuming the reinvestment of all dividends;

•	“Value Funds” refers to the SVF and VIF funds combined; and

•	“VIF” refers to Apollo Value Investment Master Fund, L.P., together with its feeder funds.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary sets forth the material terms of this offering, but does not contain all of the information that you should consider before investing in our Class A shares. You should read the entire prospectus carefully, including the section entitled “Risk Factors,” our financial statements and the related notes and management’s discussion and analysis thereof included elsewhere in this prospectus, before making an investment decision to purchase our Class A shares.

Apollo

Founded in 1990, Apollo is a leading global alternative asset manager. We are contrarian, value-oriented investors in private equity, credit-oriented capital markets and real estate, with significant distressed expertise. We have a flexible mandate in the majority of the funds we manage that enables the funds to invest opportunistically across a company’s capital structure. We raise, invest and manage funds on behalf of some of the world’s most prominent pension and endowment funds, as well as other institutional and individual investors. As of December 31, 2010, we had Assets Under Management, or “AUM,” of $67.6 billion in our private equity, capital markets and real estate businesses. Our latest private equity fund, Fund VII, held a final closing in December 2008, raising a total of $14.7 billion. We have consistently produced attractive long-term investment returns in our private equity funds, generating a 39% gross IRR and a 26% net IRR on a compound annual basis from inception through December 31, 2010. A number of our capital markets funds have also performed well since their inception through December 31, 2010.

Apollo is led by our managing partners, Leon Black, Joshua Harris and Marc Rowan, who have worked together for more than 20 years and lead a team of 485 employees, including 171 investment professionals, as of December 31, 2010. This team possesses a broad range of transaction, financial, managerial and investment skills. We have offices in New York, Los Angeles, London, Frankfurt, Luxembourg, Singapore, Hong Kong and Mumbai. We operate our private equity, capital markets and real estate businesses in an integrated manner, which we believe distinguishes us from other alternative asset managers. Our investment professionals frequently share information across disciplines. We believe that this collaboration, including market insight, management, banking and consultant contacts, as well as investment opportunities, enables us to more successfully invest across a company’s capital structure. This platform and the depth and experience of our investment team have enabled us to deliver strong long-term investment performance in our funds throughout a range of economic cycles. For example, Apollo’s most successful private equity funds (in terms of net IRR), Funds I, II, MIA and Fund V, were initiated during economic downturns. Funds I, II and MIA, which generated a combined gross IRR of 47% and a combined net IRR of 37% on a compound annual basis since inception through the date of the disposition of their final investment on September 30, 2004, were initiated during the economic downturn of 1990 through 1993 and Fund V, which generated a gross IRR of 62% and a net IRR of 45% on a compound annual basis since inception through December 31, 2010, was initiated during the economic downturn of 2001 through late 2003. We began investing our latest private equity fund, Fund VII, in January 2008 in the midst of the current economic downturn. Similarly, with respect to our capital markets business, our flagship Value Funds, which were launched in 2003 and 2006, have also delivered attractive returns since inception across economic cycles.

Our objective is to achieve superior long-term risk-adjusted returns for our fund investors. The majority of our investment funds are designed to invest capital over periods of seven or more years from inception, thereby allowing us to generate attractive long-term returns throughout economic cycles. Our investment approach is value-oriented, focusing on nine core industries in which we have considerable knowledge, and emphasizing downside protection and the preservation of capital. We are frequently contrarian in our investment approach, which is reflected in a number of ways, including:

•	our willingness to invest in industries that our competitors typically avoid;

•	the often complex structures we employ in some of our investments, including our willingness to pursue difficult corporate carve-out transactions;

•	our experience investing during periods of uncertainty or distress in the economy or financial markets when many of our competitors simply reduce their investment activity;

•	our orientation towards sole sponsored transactions when other firms have opted to partner with others; and

•	our willingness to undertake transactions that have substantial business, regulatory or legal complexity.

We have applied this investment philosophy over our more than 20-year history, allowing us to identify what we believe to be attractive investment opportunities, deploy capital across the balance sheet of industry leading, or “franchise,” businesses, and create value throughout economic cycles.

During the most recent global economic crisis, which we believe began in the third quarter of 2007, we have been relying on our deep industry, credit and financial structuring experience, coupled with our strengths as value-oriented, distressed investors, to deploy a significant amount of new capital. As examples of this, from the beginning of the third quarter of 2007 and through December 31, 2010, we have invested approximately $24 billion of capital across our private equity and capital markets funds focused on control distressed and buyout investments, leveraged loan portfolios and mezzanine, non-control distressed and non-performing loans. In addition, from the beginning of the fourth quarter of 2007 through December 31, 2010, the funds managed by Apollo have acquired approximately $13.5 billion in face value of distressed debt at discounts to par value and purchased approximately $30.7 billion in face value of leveraged senior loans at discounts to par value from financial institutions. Since we purchased these leveraged loan portfolios from highly motivated sellers, we were able to secure attractive long-term, low cost financing and select credits of companies well known to Apollo. The benchmark S&P/LSTA Leveraged Loan Index, which includes a group of securities we believe is similar to those owned by our funds, had a net return of approximately 6% during the life to date performance of our leveraged loan investments (COF I and COF II), which have exceeded this benchmark.

As in prior market downturns and periods of significant volatility, we have been purchasing distressed securities and continue to opportunistically build positions in high quality companies with stressed balance sheets in industries where we have expertise such as cable, chemicals, packaging and transportation. Our approach towards investing in distressed situations often requires us to purchase particular debt securities as prices are declining, since this allows us both to reduce our average cost and accumulate sizable positions which may enhance our ability to influence any restructuring plans and maximize the value of our distressed investments. As a result, our investment approach may produce negative short-term unrealized returns in certain of the funds we manage. However, we concentrate on generating attractive, long-term, risk-adjusted realized returns for our fund investors, and we therefore do not overly depend on short-term results and quarterly fluctuations in the unrealized fair value of the holdings in our funds.

In addition to deploying capital in new investments, we have been depending on our over 20 years of experience to enhance value in the current investment portfolio of the funds we manage. We have been relying on our restructuring and capital markets experience to work proactively with our funds’ portfolio company management teams to generate cost and working capital savings, reduce capital expenditures, and optimize capital structures through several means such as debt exchange offers and the purchase of portfolio company debt at discounts to par value. For example, as of December 31, 2010, Fund VI and its underlying portfolio companies purchased or retired approximately $18.7 billion in face value of debt and captured approximately $9.3 billion of discount to par value of debt in portfolio companies such as CEVA Logistics, Caesars Entertainment, Realogy and Momentive Performance Materials. In certain situations, such as CEVA Logistics, funds managed by Apollo are the largest owner of the total outstanding debt of the portfolio company. In addition to the attractive return profile associated with these portfolio company debt purchases, we believe that building positions as senior creditors within the existing portfolio companies is strategic to the existing equity ownership positions. Additionally, the portfolio companies of Fund VI have implemented approximately $3.0 billion of cost savings programs on an aggregate basis from the date we acquired them through December 31, 2010, which we believe will positively impact their operating profitability.

Since the beginning of 2007, we have experienced significant globalization and expansion of our investment management activities. We have grown our global network by opening offices in Frankfurt, Luxembourg, Singapore, Hong Kong and Mumbai. During this period through December 31, 2010, we have also launched a new private equity fund, a new strategic investment account investing in commercial mortgage backed securities and a commercial real estate finance company, as well as several new capital markets funds and leveraged investment vehicles. In addition, we completed the acquisition of a real estate investment management group. These vehicles had a combined AUM of $43.9 billion as of December 31, 2010. In addition, in order to more fully leverage our long history of investing in the real estate sector, we continue to hire senior members of the real estate team. Similar to the growth and evolution of our real estate business, we expect to continue to grow our company by applying our value-oriented approach across related investment categories which we believe have synergies with our core business and provide attractive opportunities for us to continue to expand our equity base.

We had total AUM of $67.6 billion as of December 31, 2010, consisting of $38.8 billion in our private equity business, $22.3 billion in our capital markets business and $6.5 billion in our real estate business. We have grown our total AUM at a 34.7% compound annual growth rate, or “CAGR,” from December 31, 2004 to December 31, 2010. See “Risk Factors—Risks Related to Our Businesses—We may not be successful in raising new funds or in raising more capital for certain of our funds and may face pressure to modify fee arrangements of our future funds.” In addition, we benefit from mandates with long-term capital commitments in our private equity, capital markets and real estate businesses. Our long-lived capital base allows us to invest assets with a long-term focus, which is an important component in generating attractive returns for our investors. We believe our long-term capital also leaves us well-positioned during economic downturns, when the fundraising environment for alternative assets has historically been more challenging than during periods of economic expansion. As of December 31, 2010, approximately 91% of our AUM was in funds with a contractual life at inception of seven years or more, and 10% was in permanent capital vehicles with unlimited duration, as highlighted in the chart below:

We expect our growth in AUM to continue over time by seeking to create value in our funds’ existing private equity, capital markets and real estate investments, continuing to deploy our available capital in what we believe are attractive investment opportunities, and raising new funds and investment vehicles as market opportunities present themselves. See “Risk Factors—Risks Related to Our Businesses—We may not be successful in raising new funds or in raising more capital for certain of our funds and may face pressure to modify fee arrangements of our future funds.”

Our Businesses

We have three business segments: private equity, capital markets and real estate. We also manage (i) AAA, a publicly listed permanent capital vehicle, which invests substantially all of its capital in or alongside Apollo-sponsored entities, funds, and other investments, and (ii) several strategic investment accounts established to facilitate investments by third-party investors directly in Apollo-sponsored funds and other transactions. We may also seek to raise natural resources funds that target global private equity opportunities in energy, metals and mining and select other natural resources sub-sectors. The diagram below summarizes our current businesses:

(1)	All data is as of December 31, 2010. The chart does not reflect legal entities or assets managed by former affiliates.
(2)	Includes three funds that are denominated in Euros and translated into U.S. dollars at an exchange rate of €1.00 to $1.34 as of December 31, 2010.

As a global alternative asset manager, we earn ongoing management and transaction and advisory fees. We also earn income based on the performance of our funds, and investment income from our investments as general partner and other direct investments. Carried interest from our private equity, certain of our capital markets and certain of our real estate funds allocates to us a portion of the investment gains that are generated on third-party capital that we invest and typically equals 20% of the returns generated after returning invested capital and fund expenses, and subject to preferred returns to the fund’s limited partners. Our ability to generate carried interest is an important element of our business and has historically accounted for a significant portion of our income.

Our financial results are highly variable, since carried interest (which generally constitutes a large portion of the income from the funds we manage), and the transaction and advisory fees that we receive, can vary significantly from quarter to quarter and year to year. We manage our business and monitor our performance with a focus on long-term performance, an approach that mirrors the investment horizons of the funds we manage and is driven by the investment returns of our funds.

Private Equity

Our private equity business had total and fee-generating AUM of $38.8 billion and $27.9 billion, respectively, as of December 31, 2010. Our private equity business grew total and fee-generating AUM by a 25.9% and 37.3% CAGR, respectively, from December 31, 2004 through December 31, 2010. From our inception in 1990 through December 31, 2010, our private equity business invested approximately $34.6 billion of equity capital. As of

December 31, 2010, our private equity funds had $10.3 billion of available capital commitments, providing us with a significant source of capital for future investment activities. Since inception through December 31, 2010, the returns of our private equity funds have performed in the top quartile for all U.S. buyout funds, as measured by Thomson Financial. Our private equity funds have generated a gross IRR of 39% and a net IRR of 26% on a compound annual basis from inception through December 31, 2010, as compared with a total annualized return of 7% for the S&P 500 Index over the same period. In addition, since our inception, our private equity funds (excluding Fund VII, which began investing less than 36 months prior to the valuation date) have achieved a 2.4x average multiple of invested capital. See “—The Historical Investment Performance of Our Funds” for reasons why our historical private equity returns are not indicative of the future results you should expect from our current or future funds or from us.

As a result of our long history of private equity investing across market cycles, we believe we have developed a unique set of skills which we rely on to make new investments and to maximize the value of our existing investments. As an example, through our experience with traditional private equity buyouts, we apply a highly disciplined approach towards structuring and executing transactions, the key tenets of which include acquiring companies at below industry average purchase price multiples, and establishing flexible capital structures with long-term debt maturities and few, if any, financial maintenance covenants.

We believe we have a demonstrated ability to quickly adapt to changing market environments and capitalize on market dislocations through our traditional and distressed buyout approach. In prior periods of strained financial liquidity and economic recession, our private equity funds have made attractive investments by buying the debt of quality businesses (which we refer to as “classic” distressed debt), converting that debt to equity, seeking to create value through active participation with management and ultimately monetizing the investment. This combination of traditional buyout investing with a “distressed option” has been deployed through prior economic cycles and has allowed our funds to achieve attractive long-term rates of return in different economic and market environments. In addition, during prior economic downturns we have relied on our restructuring experience and worked closely with our funds’ portfolio companies to maximize the value of our funds’ investments. For example, during the economic downturn during 2001-2003, we successfully restructured several of the portfolio companies in Fund IV that were experiencing financial difficulties, and as a result, Fund IV was able to produce a multiple of invested capital of 1.9x as of December 31, 2010. During this same time period, we relied on our credit market expertise to deploy approximately 54% of the capital from Fund V, primarily in distressed for control situations, and this fund generated a gross IRR of 62% and a net IRR of 45% on a compound annual basis as of December 31, 2010. See “—The Historical Investment Performance of Our Funds” for a discussion of the reasons we do not believe our future IRRs will be similar to the IRRs for Fund V.

Capital Markets

Since Apollo’s founding in 1990, we believe our capital markets expertise has served as an integral component of our company’s growth and success. Our credit-oriented capital markets operations commenced in 1990 with the management of a $3.5 billion high-yield bond and leveraged loan portfolio. Since that time, our capital markets activities have grown significantly, and leverage Apollo’s integrated platform and utilize the same disciplined, value-oriented investment philosophy that we employ with respect to our private equity funds. Our capital markets operations are led by James Zelter, who has served as the managing partner of the capital markets business since April 2006. Our capital markets business had total and fee-generating AUM of $22.3 billion and $16.5 billion, respectively, as of December 31, 2010 and grew its total and fee-generating AUM by a 55.8% and 48.5% CAGR, respectively, from December 31, 2004 through December 31, 2010.

Our credit-oriented capital markets funds have been established to capitalize upon our investment experience and deep industry expertise. We seek to participate in capital markets businesses where we believe our industry expertise and experience can be used to generate attractive investment returns. As depicted in the chart below, our capital markets activities span a broad range of the credit spectrum, including non-performing loans, distressed debt, mezzanine debt, senior bank loans and “value-oriented” fixed income.

The value-oriented fixed income segment of the capital markets spectrum is the most recent investment area for Apollo, and it is characterized by its ability to generate attractive risk-adjusted returns relative to traditional fixed income investments. An example of our value-oriented fixed income investments is Athene Asset Management LLC, or “Athene Asset Management.” We established Athene Asset Management, which is substantially owned by a subsidiary of Apollo, to provide asset management services to Athene Life Re Ltd., or “Athene Life Re,” and other third parties. Athene Life Re is an Apollo sponsored vehicle formed to focus on opportunities in the life reinsurance sector. Athene Life Re sources, analyzes and negotiates the acquisition of fixed annuity policies from primary insurance companies. As of December 31, 2010, Athene Asset Management had approximately $2.0 billion of AUM, $0.3 billion of which was included in our real estate segment.

As of December 31, 2010, our capital markets funds included six distressed and event-driven hedge funds with total AUM of $2.8 billion, three mezzanine funds with total AUM of $4.5 billion, seven senior credit funds with total AUM of $11.2 billion, and a European non-performing loan fund with total AUM of $1.9 billion. Our capital markets segment includes strategic investment accounts and also Athene Asset Management.

Distressed and Event-Driven Hedge Funds

We currently manage six distressed and event-driven hedge funds with total AUM of $2.8 billion as of December 31, 2010 that primarily invest in North America, Europe and Asia. Our distressed and event-driven hedge funds utilize similar valued-oriented investment philosophies as our private equity business and are focused on capitalizing on our substantial industry and credit knowledge. Our distressed and event-driven hedge funds employ similar investment strategies, seeking to identify and capitalize on absolute-value driven investment opportunities. Utilizing flexible investment strategies, these funds primarily focus on investments in distressed companies before, during and after a restructuring, as well as undervalued securities. Investments are executed primarily through the purchase or sale of senior secured bank debt, second lien debt, high yield debt, trade claims, credit derivatives, preferred stock and equity.

Mezzanine Funds

We manage U.S. and European-based mezzanine funds and related investment vehicles with total AUM of $4.5 billion as of December 31, 2010. AIC, a U.S.-based permanent capital vehicle, is a publicly traded, closed- end, non-diversified management investment company that has elected to be treated as a business development company under the Investment Company Act of 1940, as amended, or the “Investment Company Act,” and to be treated for tax purposes as a regulated investment company under the Internal Revenue Code of 1986, as amended, or the “Internal Revenue Code.” AIC’s primary focus is to generate both current income and capital appreciation primarily through investments in U.S. senior and subordinated loans, other debt securities and private equity. Our European mezzanine funds, which are unregistered private closed-end investment funds, were established to more fully capitalize upon mezzanine and subordinated debt opportunities with a primary focus in Western Europe.

Senior Credit Funds

We manage seven senior credit funds with total AUM of $11.2 billion as of December 31, 2010. We began to establish these funds, which are primarily oriented towards the acquisition of leveraged loans and other performing senior debt, in late 2007 and 2008, with some of our largest investors in order to capitalize upon the supply-demand imbalances in the leveraged finance market. Since that time, we have been actively investing these funds and have established new senior credit funds. Our senior credit funds together with our private equity funds and certain other capital markets funds, as of December 31, 2010, have deployed approximately $27.4 billion, including leverage, in senior credit investments. We believe these funds benefit from the broad range of investment opportunities that arise as a result of our deep industry and credit expertise. As the opportunity set continues to evolve, we expect we will continue to offer this fund series to capitalize primarily upon senior credit opportunities in the market.

Non-Performing Loan Fund

In May 2007, we launched a European non-performing loan fund. Non-performing loans, or “NPLs,” are loans held by financial institutions that are in default of principal or interest payments for 90 days or more. We estimate that the size of the European NPL market is more than €1 trillion. Investment banks have traditionally been the biggest buyers of NPLs, but almost all of these firms either no longer exist or have exited the business during the past few years. In addition, despite the market size and decrease in natural competition, high barriers to entry have limited, and we believe will continue to limit, the amount of credible competitors. The fund has €1.3 billion ($1.7 billion using an exchange rate of €1.00 to $1.34 as of December 31, 2010) in total equity commitments. As of December 31, 2010, the fund has portfolio investments throughout Europe with is largest concentration in the United Kingdom, Germany, Spain and Portugal.

Real Estate

We have assembled a dedicated team to pursue real estate investment opportunities, which we refer to as Apollo Global Real Estate, or “AGRE,” and which we believe benefits from Apollo’s long-standing history of investing in real estate-related sectors such as hotels and lodging, leisure and logistics. AGRE, which includes 38 investment professionals as of December 31, 2010, is led by Joseph Azrack, who joined Apollo in 2008 with 30 years of real estate investment management experience, serving most recently as President and CEO of Citi Property Investors.

We believe our dedicated real estate platform benefits from, and contributes to, Apollo’s integrated platform, and further expands Apollo’s deep real estate industry knowledge and relationships. As of December 31, 2010, our real estate business had total and fee-generating AUM of approximately $6.5 billion and $2.7 billion, respectively.

In addition to the funds described below, we may seek to serve as the manager of, or sponsor, a series of real estate funds that focus on other opportunistic investments in distressed debt and equity recapitalization transactions, including corporate real estate, distress for control situations and the acquisition and recapitalization of real estate portfolios, platforms and operating companies, including non-performing and deeply discounted loans.

CPI Capital Partners

On November 12, 2010, an affiliate of AGRE completed the acquisition of Citi Property Investors, or “CPI,” the real estate investment management group of Citigroup Inc. CPI had AUM of approximately $3.6 billion as of December 31, 2010. CPI is an integrated real estate investment platform with investment professionals located in Asia, Europe and North America. As part of the acquisition, Apollo acquired general partner interests in, and advisory agreements with, various real estate investment funds and co-invest vehicles and added to its team of real estate investment professionals.

Apollo Commercial Real Estate Finance, Inc.

In 2009, we launched Apollo Commercial Real Estate Finance, Inc. (NYSE: ARI), or “ARI,” a real estate investment trust managed by Apollo that acquires, originates, invests in and manages performing commercial first mortgage loans, commercial mortgage backed securities, or “CMBS,” mezzanine investments and other commercial real estate-related investments in the United States. As of September 30, 2010, ARI had total AUM of approximately $1.0 billion.

AGRE CMBS Fund L.P.

In December 2009, we launched AGRE CMBS Fund L.P., or “AGRE CMBS Account,” a real estate strategic investment account formed to invest principally in CMBS and leverage those investments by borrowing from the Federal Reserve Bank of New York’s Term Asset-Backed Securities Loan Facility, or the “TALF Program,” and repurchase facilities. As of December 31, 2010, the AGRE CMBS Account had total AUM of approximately $1.6 billion.

Strategic Investment Vehicles

In addition to the funds described above, we manage other investment vehicles, including AAA and Palmetto, which have been established to invest either directly in or alongside certain of our funds and certain other transactions that we sponsor and manage.

AP Alternative Assets, L.P. (AAA)

AAA issued approximately $1.9 billion of equity capital in its initial offering in June 2006 to invest alongside certain of our private equity funds and directly in certain of our capital markets funds and certain other transactions that we sponsor and manage. The common units of AAA, which represent limited partner interests, are listed on Euronext Amsterdam. Since its formation, AAA has allowed us to quickly target certain investment opportunities by capitalizing new investment vehicles formed by Apollo in advance of a lengthier third-party fundraising process. AAA Investments was the initial investor in one of our mezzanine funds, two of our distressed and event-driven hedge funds, our non-performing loan fund and one of our senior credit funds. AAA Investments’ current portfolio also includes private equity co-investments in Fund VI and Fund VII portfolio companies, certain opportunistic investments and temporary cash investments. AAA may also invest in additional funds and other opportunistic investments identified by Apollo Alternative Assets, L.P., the investment manager of AAA. As of December 31, 2010, AAA Investments had total investments of approximately $1.8 billion.

Strategic Investment Accounts

Institutional investors are expressing increasing levels of interest in SIAs since these accounts can provide investors with greater levels of transparency, liquidity and control over their investments as compared to more traditional investment funds. Based on the trends we are currently witnessing among a select group of large institutional investors, we expect our AUM that is managed through SIAs to continue to grow over time. As of December 31, 2010, approximately $6.6 billion of our total AUM and $4.8 billion of our fee-generating AUM was managed through SIAs.

One example of a SIA managed by Apollo is Palmetto, which we manage on behalf of a single investor. As of December 31, 2010, the total capital commitments to Palmetto were $759.0 million, which included a capital commitment of $750.0 million from one institutional investor that is a large state pension fund and $9.0 million of current commitments from Apollo. Palmetto was established to facilitate investments by such third-party investor directly in our private equity and capital markets funds and certain other transactions that we sponsor and manage. As of December 31, 2010, Palmetto had committed approximately $660.1 million for investments primarily in certain of our capital markets and private equity funds.

Competitive Strengths

Over our more than 20-year history, we have grown to be one of the largest alternative asset managers in the world, which we attribute to the following competitive strengths:

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Our Investment Process and Approach to Investing Have Delivered a Strong Track Record. Our track record of generating attractive long-term risk-adjusted private equity fund returns is a key differentiating factor for our fund investors and, we believe, will allow us to continue to expand our AUM and capitalize new investment vehicles. See “—The Historical Investment Performance of Our Funds” for reasons why our historical returns are not indicative of the future results you should expect from our current or future funds or from us. Some of the elements that have enabled us to generate these attractive returns include:

•	Our flexibility to invest throughout market cycles and across the capital structure;

•	Our deep industry expertise and focus on complex transactions;

•	Our investment expertise creates proprietary investment opportunities; and

•	Our collaboration with portfolio company management teams.

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Our Integrated Business Model. Generally, we operate our global franchise as an integrated investment platform with a free flow of information across our businesses. Each of our businesses contributes to and draws from our investment experience and deep industry expertise, thereby providing investment opportunities and intellectual capital to the other businesses, which we believe enables our funds to successfully invest across a company’s capital structure. See “Risk Factors—Risks Related to Our Businesses—Possession of material, non-public information could prevent Apollo funds from undertaking advantageous transactions; our internal controls could fail; we could determine to establish information barriers.”

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Our Strong, Longstanding Investor Relationships. We manage capital for hundreds of investors in our private equity funds, which include many of the world’s most prominent pension funds, university endowments, financial institutions and individuals. Most of our private equity investors are invested in multiple Apollo private equity funds, and many have invested in one or more of our capital markets funds, including as seed investors in new strategies. We believe that our deep investor relationships have facilitated the growth of our existing businesses and will assist us with the launch of new businesses and investment offerings, thereby increasing our fee-generating AUM.

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Long-Term Capital Base. A significant portion of our $67.6 billion of AUM as of December 31, 2010 was long-term in nature. As of December 31, 2010, approximately 91% of our AUM was in funds with a contractual life at inception of seven years or more, including 10% that was in permanent capital vehicles with unlimited duration. Our long-lived capital base allows us to invest assets with a long-term focus, which we believe is an important component in generating attractive returns for our investors.

We believe our long-term capital also leaves us well-positioned during economic downturns, when the fundraising environment for alternative assets has historically been more challenging than during periods of economic expansion.

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The Continuity of Our Strong Management Team and Reputation. Our managing partners actively participate in the oversight of the investment activities of our funds, have worked together for more than 20 years and lead a team of 171 investment professionals as of December 31, 2010 who possess a broad range of transaction, financial, managerial and investment skills. We have developed a strong reputation in the market as an investor and partner who can make significant contributions to a business or investing decision, and we believe the longevity of our management team is a key competitive advantage.

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Alignment of Interests with Investors in Our Funds and Shareholders. Fundamental to our business model is the alignment of interests of our professionals with those of the investors in our funds, and with those of our shareholders. From our inception through December 31, 2010, our professionals have committed or invested an estimated $1.0 billion of their own capital to our funds. In addition, our practice is to allocate a portion of the management fees and incentive income payable by our funds to our professionals, which we believe serves to incentivize those employees to generate superior risk-adjusted investment returns. Also, the majority of our employees own restricted share units, or “RSUs,” which vest over time, and our managing partners and contributing partners will own         % of the company after giving effect to the IPO (as defined below in “—Recent Developments”). We expect to continue to increase the equity ownership held by our employees over time through additional grants of RSUs in lieu of cash compensation. We believe that the alignment of interests with our shareholders and fund investors helps us to raise new funds, continue to execute our growth strategy and deliver earnings to our shareholders.

Growth Strategy

Our growth and investment returns have been supported by an institutionalized and strategic organizational structure designed to promote teamwork, industry specialization, longevity of capital, compliance and regulatory excellence and internal systems and processes. Our ability to grow our AUM and revenues depends on our performance and on our ability to attract new capital and fund investors, which we have done successfully over the last 20 years.

The following are key elements of our growth strategy:

•	continuing to achieve long-term returns in our funds;

•	continuing our commitment to our fund investors;

•	raising additional investment capital for our current businesses;

•	expanding into new investment strategies, markets and businesses; and

•	capitalize upon the benefits of being a public company, including the pursuit of complementary and strategic acquisitions.

We cannot assure you that our funds or our current businesses will be successful in raising the capital described above or that any capital they do raise will be on terms favorable to us or consistent with terms of capital that they have previously raised. See “Risk Factors—Risks Related to Our Businesses—We may not be successful in raising new funds or in raising more capital for certain of our funds and may face pressure to modify fee arrangements of our future funds” and “Risk Factors—Risks Related to Our Businesses—Changes in the debt financing markets have negatively impacted the ability of our funds and their portfolio companies to obtain attractive financing for their investments and have increased the cost of such financing if it is obtained, which could lead to lower-yielding investments and potentially decreasing our net income” for a more detailed discussion of the risks.

Performance Results

Our revenues and other income consist principally of (i) management fees, which are based upon a percentage of the committed or invested capital (in the case of our private equity funds and certain of our capital markets and real estate funds), adjusted assets (in the case of AAA), gross invested capital or fund net asset value (in the case of the rest of our capital markets funds), stockholders’ equity (in the case of ARI) or the capital accounts of the limited partners (in the case of AGRE CMBS Account), (ii) transaction and advisory fees received from private equity and certain capital markets portfolio companies in respect of business and transaction consulting services that we provide, as well as advisory services provided to a capital markets fund, (iii) income based on the performance of our funds, which consists of allocations, distributions or fees from our private equity funds, AAA and our capital markets funds, and (iv) investment income from our investments as general partner and other direct investments primarily in the form of net gains from investment activities as well as interest and dividend income. Carried interest from our private equity funds and certain of our capital markets and real estate funds entitles us to an allocation of a portion of the income and gains from that fund and is as much as 20% of the net realized income and gains that are achieved by the funds net of fund expenses, generally subject to an annual preferred return for the limited partners, which varies by fund, with a “catch-up” allocation to us thereafter. The general partner of each of the funds accrues for its portion of carried interest at each balance sheet date for any changes in value of the funds’ underlying investments. For example, if one of our private equity funds were to exceed the preferred return threshold and generate $100 million of profits net of allocable fees and expenses from a given investment, our carried interest would entitle us to receive as much as $20 million of these net profits less appropriate compensation expense for our investment professionals.

Carried interest from most of our capital markets funds is as much as 20% of either the fund’s income and gain or the yearly appreciation of the fund’s net asset value. For such capital markets funds, we accrue carried interest on both realized and unrealized gains, subject to any applicable hurdles and high-water marks. Certain of our capital markets funds are subject to a preferred return. Our ability to generate carried interest is an important element of our business and has historically accounted for a very significant portion of our income. For the year ended December 31, 2010, transaction and advisory fees, management fees and carried interest income represented 3.8%, 20.4% and 75.8%, respectively, of our $2,109.9 million of revenues. See our consolidated financial statements included elsewhere in this prospectus.

In considering the performance information contained in this prospectus, prospective Class A shareholders should bear in mind that such performance information is not indicative of the possible performance of our Class A shares. An investment in our Class A shares is not an investment in any of the Apollo funds, and the assets and revenues of our funds are not directly available to us. As a result of the deconsolidation of most of our funds, we will not be consolidating those funds in our financial statements for periods after either August 1, 2007 or November 30, 2007. Upon adoption of the amended consolidation guidance on January 1, 2010, we are consolidating certain entities. We continue to monitor all entities to determine if we are required to consolidate any additional entities.

The Private Offering Transactions and the Strategic Investors Transaction

On August 8, 2007, in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended, or the “Securities Act,” we sold 27,000,000 Class A shares, at an initial offering price of $24 per share, to (i) Goldman, Sachs & Co., J.P. Morgan Securities Inc. and Credit Suisse (USA) LLC, which we refer to as the “initial purchasers,” for their resale to qualified institutional buyers that are also qualified purchasers in reliance upon Rule 144A under the Securities Act, and (ii) accredited investors, with the initial purchasers acting as placement agents, in a private placement, as defined in Rule 501(a) under the Securities Act. The initial purchasers exercised their over-allotment option and on September 5, 2007, we sold an additional 2,824,540 Class A shares to the initial purchasers at the price of $24 per share. We refer to this exempt sale of Class A shares to the initial purchasers and to accredited investors as the “Rule 144A Offering.” We entered into a registration rights agreement with the initial purchasers in the Rule 144A Offering, pursuant to which we undertook to register under the Securities Act the Class A shares sold in the Rule 144A Offering. A portion of the Class A shares offered by this prospectus are the shares sold in the Rule 144A Offering. See “Registration Rights.”

In connection with the Rule 144A Offering, on July 16, 2007, we entered into a purchase agreement with Credit Suisse Securities (USA) LLC, one of the Rule 144A Offering initial purchasers, pursuant to which Credit Suisse Management LLC, or the “CS Investor,” purchased from us in a private placement that closed concurrently with the Rule 144A Offering an aggregate of $180 million of the Class A shares at a price per share of $24, or 7,500,000 Class A shares. Pursuant to a shareholders agreement we entered into with the CS Investor, the CS Investor agreed not to sell its Class A shares for a period of one year from August 8, 2007, the closing date of the Rule 144A Offering. We entered into a registration rights agreement with the CS Investor in connection with the private placement transaction pursuant to which we undertook to register under the Securities Act the Class A shares sold therein. A portion of the Class A shares offered by this prospectus are the shares sold in the private placement transaction. See “Registration Rights.” We refer to our sale of Class A shares to the CS Investor as the “Private Placement” and to the Private Placement and the Rule 144A Offering collectively as the “Private Offering Transactions.”

On July 13, 2007, we sold securities to the California Public Employees’ Retirement System, or “CalPERS,” and an affiliate of the Abu Dhabi Investment Authority, or “ADIA,” in return for a total investment of $1.2 billion. We refer to CalPERS and ADIA as the “Strategic Investors.” Upon completion of the Private Offering Transactions, the securities that we sold to the Strategic Investors converted into non-voting Class A shares. We refer to the foregoing issuance of securities, our use of proceeds from that sale and the conversion of such securities into non-voting Class A shares as the “Strategic Investors Transaction.” Pursuant to a lenders rights agreement we have entered into with the Strategic Investors, the Strategic Investors have agreed not to sell any of their Class A shares for a period of two years after the date on which the registration statement of which this prospectus forms a part becomes effective, or the “registration effectiveness date,” subject to limited exceptions. Thereafter, the amount of Class A shares they may sell is subject to a limit that increases with each year. See “Certain Relationships and Related Party Transactions—Lenders Rights Agreement—Transfer Restrictions.” The Strategic Investors are two of the largest alternative asset investors in the world and have been significant investors with us in multiple funds covering a variety of strategies. In total, from our inception through the date hereof, the Strategic Investors have invested or committed to invest approximately $7.6 billion of capital in us and our funds. The Strategic Investors have been significant supporters of our integrated platform, with one or both having invested in multiple private equity and capital markets funds. The Strategic Investors have no obligation to invest further in our funds, and any future investments by the Strategic Investors in our funds or other alternative investment categories will likely depend on the performance of our funds, the performance of each Strategic Investor’s overall investment portfolio and other investment opportunities available to them.

Structure and Formation of the Company

Apollo Global Management, LLC is a holding company whose primary assets are 100% of the general partner interests in each limited partnership included in the Apollo Operating Group, which is described below under “—Holding Company Structure.” After giving effect to the IPO (as defined below in “—Recent Developments”),         % of the limited partner interests of the Apollo Operating Group entities will be held by Apollo Global Management, LLC through intermediate holding companies, and the remaining         % of the limited partner interests of the Apollo Operating Group entities will be owned directly by Holdings, an entity 100% owned, directly or indirectly, by our managing partners and contributing partners. The limited partner interests that the company and Holdings own in the Apollo Operating Group entities represent the company’s and Holdings’ economic interests in the Apollo Operating Group. With limited exceptions, the Apollo Operating Group owns each of the operating entities included in our historical consolidated and combined financial statements as described below under “—Our Assets.”

Apollo Global Management, LLC is owned by its Class A and Class B shareholders. Holders of our Class A shares and Class B share vote as a single class on all matters presented to the shareholders, although the Strategic Investors do not have voting rights in respect of any of their Class A shares. We have issued to BRH Holdings GP, Ltd., or “BRH,” a single Class B share solely for purposes of granting voting power to BRH. BRH is the general partner of Holdings and is a Cayman Islands exempted company owned and controlled by our managing partners. The Class B share does not represent an economic interest in Apollo Global Management, LLC. The voting power of the Class B share, however, increases or decreases with corresponding changes in Holdings’ economic interest in the Apollo Operating Group.

Our shareholders vote together as a single class on the limited set of matters on which shareholders have a vote. Such matters include a proposed sale of all or substantially all of our assets, certain mergers and consolidations, certain amendments to our operating agreement and an election by our manager to dissolve the company.

We intend to preserve our current management structure with strong central control by our managing partners and to maintain our focus on achieving successful growth over the long term. This desire to preserve our existing management structure is one of the principal reasons why upon listing of our Class A shares on the NYSE, if achieved, we have decided to avail ourselves of the “controlled company” exception from certain of the NYSE governance rules. This exception eliminates the requirements that we have a majority of independent directors on our board of directors and that we have a compensation committee and a nominating and corporate governance committee composed entirely of independent directors. It is also the reason that the managing partners chose to have a manager that manages all of our operations and activities, with only limited powers retained by the board of directors, as long as the Apollo control condition, which is discussed below under “—Our Manager,” is satisfied.

We refer to the formation of the Apollo Operating Group described below under “—Holding Company Structure,” “—Our Manager,” “—Our Assets” and “—Equity Interests Retained by Our Managing Partners and Contributing Partners,” the deconsolidation of most Apollo funds described below under “—Deconsolidation of Apollo Funds” and the borrowing under the AMH credit facility and the related distribution to our managing partners described below under “—Distribution to Our Managing Partners Prior to the Private Offering Transactions,” collectively, as the “Reorganization.”

Prior to the Reorganization, our business was conducted through a number of entities as to which there was no single holding entity but that were separately owned by our managing partners. In order to facilitate the Rule 144A Offering, which closed in August 2007, we effected the Reorganization to form a new holding company structure. Additional entities were formed during 2008 to create our current holding company structure.

The diagram below depicts our current organizational structure after giving effect to the IPO (as defined below)(1) (see “Our Structure” for a more detailed diagram and see “—Recent Developments” for a discussion of the IPO).

(1)	Adjusted numbers giving effect to the IPO assume that Class A shares are offered and sold by Apollo Global Management, LLC, and the net proceeds thereof are contributed to the Apollo Operating Group, thereby increasing the economic interest held by our Class A shareholders, taken as a whole, in the Apollo Operating Group from % to %.
(2)	After giving effect to the IPO, investors in the Rule 144A Offering and investors in the IPO (together, the “Public Investors”) will hold % of the Class A shares, the CS Investor will hold % of the Class A shares, and the Strategic Investors will hold % of the Class A shares. After giving effect to the IPO, the Class A shares held by Public Investors will represent % of the total voting power of our shares entitled to vote and % of the economic interests in the Apollo Operating Group. After giving effect to the IPO, Class A shares held by the CS Investor will represent % of the total voting power of our shares entitled to vote and % of the economic interests in the Apollo Operating Group. Class A shares held by the Strategic Investors do not have voting rights and after giving effect to the IPO, will represent % of the economic interests in the Apollo Operating Group. Such Class A shares will become entitled to vote upon transfers by a Strategic Investor in accordance with the agreements entered into in connection with the Strategic Investors Transaction.

(3)	Our managing partners own BRH, which in turn holds our only outstanding Class B share. After giving effect to the IPO, the Class B share will represent % of the total voting power of our shares entitled to vote but no economic interest in Apollo Global Management, LLC. Our managing partners’ economic interests are instead represented by their indirect ownership, through Holdings, of % of the limited partner interests in the Apollo Operating Group after giving effect to the IPO.
(4)	Through BRH Holdings, L.P., our managing partners own limited partner interests in Holdings.
(5)	After giving effect to the IPO, will represent % of the limited partner interests in each Apollo Operating Group entity. The Apollo Operating Group units held by Holdings are exchangeable for Class A shares, as described below under “—Equity Interests Retained by Our Managing Partners and Contributing Partners.” Our managing partners, through their interests in BRH and Holdings, will own % of the Apollo Operating Group units after giving effect to the IPO. Our contributing partners, through their ownership interests in Holdings, will own % of the Apollo Operating Group units after giving effect to the IPO.
(6)	BRH is the sole member of AGM Management, LLC, our manager. The management of Apollo Global Management, LLC is vested in our manager as provided in our operating agreement. See “Description of Shares—Operating Agreement” for a description of the authority that our manager exercises.
(7)	After giving effect to the IPO, will represent % of the limited partner interests in each Apollo Operating Group entity, held through intermediate holding companies. Apollo Global Management, LLC also indirectly owns 100% of the general partner interests in each Apollo Operating Group entity.

Holding Company Structure

Apollo Global Management, LLC, through three intermediate holding companies (APO Corp., APO Asset Co., LLC and APO (FC), LLC), will own         % of the economic interests of, and operates and controls all of the businesses and affairs of, the Apollo Operating Group and its subsidiaries after giving effect to the IPO. Holdings will own the remaining         % of the economic interests in the Apollo Operating Group after giving effect to the IPO. Apollo Global Management, LLC consolidates the financial results of the Apollo Operating Group and its consolidated subsidiaries. Holdings’ ownership interest in the Apollo Operating Group is reflected as Non-Controlling Interests in Apollo Global Management, LLC’s consolidated financial statements.

Each of the Apollo Operating Group partnerships holds interests in different businesses or entities organized in different jurisdictions. For a more detailed description of our holding company structure, see “Our Structure—Reorganization—Holding Company Structure.”

Our structure is designed to accomplish a number of objectives, the most important of which are as follows:

•

We are a holding company that is qualified as a partnership for U.S. Federal income tax purposes. Our intermediate holding companies enable us to maintain our partnership status and to meet the qualifying income exception. See also “Material Tax Considerations—Material U.S. Federal Tax Considerations—Taxation of the Company—Taxation of Apollo” for a discussion of the qualifying income exception.

•

We have historically used multiple management companies to segregate operations for business, financial and other reasons. Going forward, we may increase or decrease the number of our management companies or partnerships within the Apollo Operating Group, based on our views regarding the appropriate balance between (a) administrative convenience and (b) continued business, financial, tax and other optimization.

Our Manager

Our operating agreement provides that so long as the Apollo Group (as defined in “Our Structure—Reorganization—Our Manager”) beneficially owns at least 10% of the aggregate number of votes that may be cast by holders of outstanding voting shares, our manager, which is 100% owned by BRH, will conduct, direct and manage all activities of Apollo Global Management, LLC. We refer to the Apollo Group’s beneficial ownership of at least 10% of such voting power as the “Apollo control condition.” So long as the Apollo control condition is satisfied, our manager will manage all of our operations and activities and will have discretion over significant corporate actions, such as the issuance of securities, payment of distributions, sales of assets, making certain amendments to our operating agreement and other matters, and our board of directors will have no authority other than that which our manager chooses to delegate to it. See “Description of Shares.”

Holders of our Class A shares and Class B share have no right to elect our manager, which is controlled by our managing partners through BRH. Although our manager has no business activities other than the management of our businesses, conflicts of interest may arise in the future between us and our Class A shareholders, on the one hand, and our managing partners, on the other. The resolution of these conflicts may not always be in our best interests or those of our Class A shareholders. We describe the potential conflicts of interest in greater detail under “Risk Factors—Risks Related to Our Organization and Structure—Potential conflicts of interest may arise among our manager, on the one hand, and us and our shareholders on the other hand. Our manager and its affiliates have limited fiduciary duties to us and our shareholders, which may permit them to favor their own interests to the detriment of us and our shareholders.” We will reimburse our manager and its affiliates for all costs incurred in managing and operating us, and our operating agreement provides that our manager will determine the expenses that are allocable to us. Our operating agreement does not limit the amount of expenses for which we will reimburse our manager and its affiliates.

Our Assets

Prior to the Private Offering Transactions, our managing partners contributed to the Apollo Operating Group their interests in each of the entities included in our historical consolidated and combined financial statements, but excluding the “excluded assets” described under “Our Structure—Reorganization—Excluded Assets.” As discussed further below, the managing partners received partnership interests in Holdings (representing an indirect ownership interest of an equivalent number of Apollo Operating Group units) in respect of the interests they contributed to the Apollo Operating Group.

Certain assets were not contributed to the Apollo Global Management, LLC structure as these assets were either at the end of their life (e.g., general partners of Funds I, II and III) or these assets were owned by the managing partners and the contributing partners. The managing partners chose which assets were to be included in the Apollo Global Management, LLC structure. Except for the general partners of Funds I, II and III, none of the excluded assets were included in the combined financial statements of the Apollo Operating Group prior to the Reorganization. As a result of the Reorganization, the general partner interests were treated as distributions to the managing partners and other Reorganization adjustments in the “Statements of Changes in Shareholders’ Equity and Partners’ Capital.” See our consolidated and combined financial statements included elsewhere in this prospectus.

The following is a condensed list of excluded assets from the Reorganization (for a more detailed description, see “Our Structure—Reorganization—Excluded Assets”);

•	our managing partners’ personal investments or co-investments in our funds (subject to certain limitations);

•	amounts owed to any managing partners pursuant to any Apollo deferral or waiver programs or carried interest earned but held in escrow;

•	our managing partners’ interests in Apollo Real Estate, Ares and the general partners of Funds I, II and III;

•

compensation and benefits paid or given to the managing partners consistent with the terms of their employment agreements (as described below under “Management—Executive Compensation—Employment Non-Competition and Non-Solicitation Agreements with Managing Partners”);

•	director options issued prior to January 1, 2007 by any of our funds’ portfolio companies;

•

an entity partially owned by our managing partners (without any economics) that has 100% voting control over the investment of Fund VI in Caesars Entertainment Corporation (formerly known as Harrah’s Entertainment, Inc.), or “Caesars Entertainment;” and

•	other miscellaneous, non-core assets.

In addition, prior to the Private Offering Transactions, our contributing partners contributed to the Apollo Operating Group a portion of their rights to receive a portion of the management fees and incentive income that are earned from management of our funds, or “points.” We refer to such contributed points as “partner-contributed interests.” In return for a contribution of points, each contributing partner received an interest in Holdings (representing an indirect, unit-for-unit ownership interest of an equivalent number of Apollo Operating Group units). For a more detailed description of the assets that were contributed, see “Our Structure—Reorganization—Our Assets.”

Equity Interests Retained by Our Managing Partners and Contributing Partners

In exchange for the contribution of assets described above and after giving effect to the Strategic Investor Transactions, Holdings (which is owned by BRH and the contributing partners) received 80.0% of the limited partnership units in the Apollo Operating Group. We use the terms “Apollo Operating Group unit” or “unit in/of Apollo Operating Group” to refer to a limited partnership unit in each of the Apollo Operating Group partnerships. We refer to the managing partners’ and contributing partners’ contribution of assets to the Apollo Operating Group and Holdings’ receipt of Apollo Operating Group units in exchange therefor as the “Apollo Operating Group Formation.” Our managing partners, through their interests in BRH and Holdings, will own     % of the Apollo Operating Group units and, through their ownership of BRH, the Class B share that we have issued to BRH, in each case after giving effect to the IPO.

Our contributing partners, through their interests in Holdings, will own     % of the Apollo Operating Group units after giving effect to the IPO. For a more detailed discussion of the terms surrounding the retained interests, see “Our Structure—Reorganization—Equity Interests Retained by Our Managing Partners and Contributing Partners.”

Deconsolidation of Apollo Funds

Certain of our private equity and capital markets funds have historically been consolidated into our financial statements, due to our controlling interest in certain funds notwithstanding that we have only a non-controlling equity interest in these funds. Consequently, our pre-Reorganization financial statements do not reflect our ownership interest at fair value in these funds, but rather reflect on a gross basis the assets, liabilities, revenues, expenses and cash flows of our funds. We amended the governing documents of most of our funds to provide that a simple majority of the funds’ unaffiliated investors have the right to liquidate that fund. These amendments, which became effective on either August 1, 2007 or November 30, 2007, deconsolidated these funds that have historically been consolidated in our financial statements. Accordingly, we no longer reflect the share that other parties own in total assets and Non-Controlling Interests in these respective funds. The deconsolidation of these funds will present our financial statements in a manner consistent with how Apollo evaluates its business and the related risks. Accordingly, we believe that deconsolidating these funds will provide investors with a better understanding of our business.

Tax Considerations

We believe that under current law, Apollo Global Management, LLC is treated as a partnership and not as a corporation for U.S. Federal income tax purposes. An entity that is treated as a partnership for U.S. Federal income tax purposes is not a taxable entity and incurs no U.S. Federal income tax liability. Instead, each partner is required to take into account its allocable share of items of income, gain, loss and deduction of the partnership in computing its U.S. Federal income tax liability, regardless of whether cash distributions are then made. Investors in this offering will be deemed to be limited partners of Apollo Global Management, LLC for U.S. Federal income tax purposes. Accordingly, an investor will generally be required to pay U.S. Federal income taxes with respect to the income and gain of Apollo Global Management, LLC that is allocated to such investor, even if Apollo Global

Management, LLC does not make cash distributions. See “Material Tax Considerations—Material U.S. Federal Tax Considerations” for a summary discussing certain U.S. Federal income tax considerations related to the purchase, ownership and disposition of our Class  A shares as of the date of this offering.

Distribution to Our Managing Partners Prior to the Private Offering Transactions

On April 20, 2007, AMH, one of the entities in the Apollo Operating Group, entered into a credit facility, or the “AMH credit facility,” under which AMH borrowed a $1.0 billion variable-rate term loan. We used these borrowings to make a $986.6 million distribution to our managing partners and to pay related fees and expenses. This distribution was a distribution of prior undistributed earnings, and an advance on possible future earnings, of AMH. As a result, this distribution caused the managing partners’ accumulated equity basis in AMH to become negative. As of the date hereof, the AMH credit facility is guaranteed by Apollo Management, L.P.; Apollo Capital Management, L.P.; Apollo International Management, L.P.; Apollo Principal Holdings II, L.P.; Apollo Principal Holdings IV, L.P.; Apollo Principal Holdings V, L.P.; Apollo Principal Holdings IX, L.P.; and AAA Holdings, L.P. and had an original maturity date of April 20, 2014. The AMH credit facility was amended on December 20, 2010, allowing extension of the maturity date of a portion of the loans to January 3, 2017. See “Description of Indebtedness” for details of the AMH credit facility. It is secured by (i) a first priority lien on substantially all assets of AMH and the guarantors and (ii) a pledge of the equity interests of each of the guarantors, in each case subject to customary carveouts.

Distributions to Our Managing Partners and Contributing Partners Related to the Reorganization

We made distributions to our managing partners and contributing partners that represented all of the undistributed earnings generated by the businesses contributed to the Apollo Operating Group prior to July 13, 2007. For this purpose, income attributable to carried interest on private equity funds related to either carry-generating transactions that closed prior to July 13, 2007 or carry-generating transactions in respect of which a definitive agreement was executed, but that did not close, prior to July 13, 2007 were treated as having been earned prior to that date. Undistributed earnings of the contributed businesses through the date of the Reorganization that were attributable to the managing partners and contributing partners for the sold portion of their interest were $238.4 million and $148.6 million, respectively, and were recorded in the consolidated financial statements as a component of due to affiliates and profit sharing payable, respectively. There were no undistributed earnings that were attributable to the managing partners and contributing partners for the sold portion of their interest at the December 31, 2010 and 2009 balance sheet dates.

In addition, we have also entered into a tax receivable agreement with our managing partners and contributing partners which requires us to pay them 85% of any tax savings received by APO Corp. from our step-up in tax basis. In our consolidated financial statements, the item due to affiliates includes $491.4 million and $514.0 million that was payable to our managing partners and contributing partners in connection with the tax receivable agreement as of both December 31, 2010 and 2009, respectively.

As part of the Reorganization, the managing partners and the contributing partners received the following:

•

Apollo Operating Group units having a fair value per unit of $24 and $20 issued to the managing partners and contributing partners respectively on issuance date with a total approximate value of $5.6 billion (subject to five- or six-year vesting);

•	$1.2 billion in cash in July 2007, excluding any potential contingent consideration;

•

In January 2008 and April 2008, a preliminary and final distribution related to a contingent consideration of $37.7 million. The determination of the amount and timing of the distribution were based on net income with discretionary adjustments, all of which were determined by Apollo Management Holdings GP, LLC, the general partner of AMH. Included in the distribution were AAA restricted depository units, or “RDUs,” valued at approximately $12.7 million and a distribution of interests in Apollo VIF Co-Investors, LLC in settlement of deferred compensation units in Apollo Value Investment Offshore Fund, Ltd. of approximately $0.8 million; and

•

The fair value of carried interest related to the sale of portfolio companies where definitive sales contracts were executed but had not closed at July 13, 2007. We accrued an estimated payment of approximately $387.0 million at December 31, 2007, of which $200.2 million was distributed during the year ended December 31, 2008. The definitive sales contract in respect of which the remaining $186.8 million was accrued was terminated during the fourth quarter of 2008 and, as a result, no amounts were accrued at December 31, 2010 and 2009.

The Historical Investment Performance of Our Funds

In this “Prospectus Summary” and elsewhere in this prospectus, we present information relating to the historical performance of our funds, including certain legacy Apollo funds that do not have a meaningful amount of unrealized investments and the general partners of which have not been contributed to Apollo Global Management, LLC.

When considering the data presented in this prospectus, you should note that the historical results of our funds are not indicative of the future results that you should expect from such funds, from any future funds we may raise or from your investment in our Class A shares. An investment in our Class A shares is not an investment in any of the Apollo funds, and the assets and revenues of our funds are not directly available to us. As a result of the deconsolidation of most of our funds, we will not be consolidating those funds in our financial statements for periods after either August 1, 2007 or November 30, 2007. The historical and potential future returns of the funds we manage are not directly linked to returns on our Class A shares. Therefore, you should not conclude that continued positive performance of the funds we manage will necessarily result in positive returns on an investment in our Class A shares. However, poor performance of the funds that we manage would cause a decline in our revenue from such funds, and would therefore have a negative effect on our performance and in all likelihood the value in our Class A shares. There can be no assurance that any Apollo fund will continue to achieve the same results as historically achieved.

Moreover, the historical returns of our funds should not be considered indicative of the future results you should expect from such funds or from any future funds we may raise, in part because:

•

market conditions during previous periods were significantly more favorable for generating positive performance, particularly in our private equity business, than the market conditions we have experienced for the last few years and may experience in the future;

•

our funds’ returns have benefited from investment opportunities and general market conditions that currently do not exist and may not repeat themselves, and there can be no assurance that our current or future funds will be able to avail themselves of profitable investment opportunities;

•

our private equity funds’ rates of return, which are calculated on the basis of net asset value of the funds’ investments, reflect unrealized gains and unrealized losses, which gains and losses may never be realized;

•

our funds’ returns have benefited from investment opportunities and general market conditions that may not repeat themselves, including the availability of debt capital on attractive terms and the availability of distressed debt opportunities, and we may not be able to achieve the same returns or profitable investment opportunities or deploy capital as quickly;

•

the historical returns that we present in this prospectus derive largely from the performance of our earlier private equity funds, whereas future fund returns will depend increasingly on the performance of our newer funds, which may have little or no realized investment track record;

•	Fund VI and Fund VII are several times larger than our previous private equity funds, and this additional capital may not be deployed as profitably as our prior funds;

•

the attractive returns of certain of our funds have been driven by the rapid return of invested capital, which has not occurred with respect to all of our funds and we believe is less likely to occur in the future;

•	our track record with respect to our capital markets and real estate funds is relatively short as compared to our private equity funds;

•

in recent years, there has been increased competition for private equity investment opportunities resulting from the increased amount of capital invested in private equity funds and periods of high liquidity in debt markets, which may result in lower returns for the funds; and

•	our newly established funds may generate lower returns during the period that they take to deploy their capital.

Finally, our private equity IRRs have historically varied greatly from fund to fund. For example, Fund IV has generated an 11% gross IRR and an 9% net IRR since inception through December 31, 2010, while Fund V has generated a 62% gross IRR and a 45% net IRR since inception through December 31, 2010. Accordingly, the IRR going forward for any current or future fund may vary considerably from the historical IRR generated by any particular fund, or for our private equity funds as a whole. Future returns will also be affected by the applicable risks described elsewhere in this prospectus, including risks of the industries and businesses in which a particular fund invests. See “Risk Factors—Risks Related to Our Businesses—The historical returns attributable to our funds should not be considered as indicative of the future results of our funds or of our future results or of any returns expected on an investment in our Class A shares.”

Recent Developments

We are planning to sell              Class A shares in an initial public offering of our Class A shares (referred to as the “IPO”) for net proceeds of approximately $             million based on the midpoint of the estimated offering price range of $             to $            . The primary purpose of the IPO is to facilitate shareholder liquidity upon listing on the NYSE. We plan to use the net proceeds we receive from the Class A shares offered in the IPO for general corporate purposes and to fund growth initiatives. In addition, certain of our existing shareholders may sell an aggregate of              Class A shares in the IPO. However, we will not receive any of the proceeds from the sale of Class A shares by the selling shareholders participating in the IPO. None of the Strategic Investors or our affiliates, managing partners or employees will participate in the IPO as selling shareholders. The registration statement of which this prospectus forms a part also includes a prospectus for the IPO.

On January 4, 2011, we declared a cash distribution amounting to $0.17 per Class A share, which is comprised of a regular quarterly cash distribution of $0.07 per Class A share and a special distribution of $0.10 per Class A share. The distribution was paid on January 14, 2011 to our Class A shareholders of record as of January 7, 2011.

AGRE U.S. Real Estate Fund, L.P., a newly formed closed-end private investment fund that intends to make real estate-related investments principally located in the United States, held an initial closing in January 2011 on $307.85 million of limited partner commitments (inclusive of $200 million in commitments to co-invest transactions at the option of the applicable limited partner).

On February 15, 2011, Apollo held its first close for a new fund, Financial Credit Investment I, L.P., which will opportunistically invest in longevity based assets. The first close had approximately $240 million of capital committed.

We recently formed Apollo Credit Management, LLC, a registered investment advisor, which serves as advisor to the Apollo Senior Floating Rate Fund Inc., a newly organized, non-diversified, closed-end management investment company. The investment objective of the fund is to seek current income and preservation of capital primarily through investments in senior, secured loans made to companies whose debt is rated below investment grade and investments with similar economic characteristics. The fund has filed an N-2 registration statement with the Securities and Exchange Commission, or the “SEC,” which has not yet been declared effective, and it intends to apply to list its common shares on the NYSE.

Investment Risks

An investment in our Class A shares involves a high degree of risk. Some of the more significant challenges and risks include those associated with our susceptibility to conditions in the global financial markets and global economic conditions, the volatility of our revenue, net income and cash flow, our dependence on our managing partners and other key investment professionals, our ability to retain and motivate our existing investment professionals and recruit, retain and motivate new investment professionals in the future and risks associated with adverse changes in tax law and other legislative or regulatory changes. See “Risk Factors” for a discussion of the factors you should consider before investing in our Class A shares.

Our Corporate Information

Apollo Global Management, LLC was formed in Delaware on July 3, 2007. Our principal executive offices are located at 9 West 57th Street, New York, New York 10019, and our telephone number is (212) 515-3200. We maintain a website at www.agm.com. We do not incorporate the information on our website into this prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus.

The Offering

Shares Offered for Resale by the Selling Shareholders in this Offering	Class A shares

Shares to be Offered for Sale by Apollo Global Management, LLC in the IPO	Class A shares

Shares to be Offered for Sale by Selling Shareholders in the IPO	Class A shares

Shares Outstanding After Giving Effect to the IPO:

Class A Shares	Class A shares

Class B Shares	1 Class B share

Shares Held by Our Managing Partners After Giving Effect to the IPO:

Class A Shares	None

Class B Share	Our managing partners indirectly hold the single Class B share that we have issued to BRH, representing % of the total voting power of our shares entitled to vote.

Apollo Operating Group Units Held After Giving Effect to the IPO:

By Us	or % of the total Apollo Operating Group units

Indirectly By Our Managing Partners and Contributing Partners	240,000,000 or % of the total Apollo Operating Group units

Voting:

Class A Shares	One vote per share (except that Class A shares held by the Strategic Investors and their affiliates do not have any voting rights).

Class B Share	Initially, 240,000,000 votes. In the event that a managing partner or contributing partner, through Holdings, exercises his right to exchange the Apollo Operating Group units that he owns through his partnership interest in Holdings for Class A shares, the voting power of the Class B share will be proportionately reduced.

Voting Rights

Holders of our Class A shares (other than the Strategic Investors and their affiliates, who have no voting rights) and our Class B share vote together as a single class on all matters submitted to our shareholders for their vote or approval. So long as the Apollo control condition is satisfied, however, our manager manages all of our operations and activities and exercises substantial control over extraordinary matters and other structural changes. You will have only limited voting rights on matters affecting our businesses and will have no right to elect our manager, which is owned and controlled by our managing partners. Moreover, our managing partners, through their ownership of BRH, will hold       % of the total combined voting power of our shares entitled to vote after giving effect to the IPO, and thus are able to exercise control over all matters requiring shareholder approval. See “Description of Shares.”

Use of Proceeds	We will not receive any proceeds from the sale of the Class A shares pursuant to this prospectus.

Cash Dividend Policy	Our intention is to distribute to our Class A shareholders on a quarterly basis substantially all of our net after-tax cash flow from operations in excess of amounts determined by our manager to be necessary or appropriate to provide for the conduct of our businesses, to make appropriate investments in our businesses and our funds, to comply with applicable law, to service our indebtedness or to provide for future distributions to our Class A shareholders for any ensuing quarter. Our Class B shareholder is not entitled to any dividends.

The declaration, payment and determination of the amount of our quarterly dividend will be at the sole discretion of our manager. We cannot assure you that any dividends, whether quarterly or otherwise, will or can be paid. See “Cash Dividend Policy” for a discussion of the factors our manager is likely to consider in regard to our payment of cash dividends.

Managing Partners’ and Contributing Partners’ Exchange Rights

Subject to certain procedures and restrictions (including the vesting schedules applicable to our managing partners and any applicable transfer restrictions and lock-up agreements), at any time and from time to time, each managing partner and contributing partner has the right to cause Holdings to exchange Apollo Operating Group units for Class A shares to sell such Class A shares at the prevailing market price (or at a lower price that such managing partner or contributing partner is willing to accept) and to distribute the net proceeds of such sale to such managing partner or contributing partner. We have reserved for issuance 240,000,000 Class A shares, corresponding to the number of existing Apollo Operating Group units held by our managing partners and contributing partners. To effect an exchange, a managing partner or contributing partner, through Holdings, must simultaneously exchange one Apollo Operating Group unit, being an equal limited partner interest in each Apollo Operating Group entity, for each Class A share received. As a managing partner or contributing partner exchanges his Apollo Operating Group units, our interest in the Apollo Operating Group units will be correspondingly increased and the voting power of the Class B share will be correspondingly reduced. If and when any managing partner or contributing partner, through Holdings, exchanges an Apollo Operating Group unit for a Class A share of Apollo Global Management, LLC, the relative economic ownership positions of the exchanging managing partner or contributing partner and of the other equity owners of Apollo (whether held at Apollo Global Management, LLC or at the Apollo Operating Group) will not be altered. See “Our Structure—Reorganization—Holding Company Structure” for further discussion of our Reorganization structure.

Any exchange of the Apollo Operating Group units generally is expected to result in increases in the tax basis of the tangible and intangible assets of APO Corp. that would not otherwise have been available. These increases in tax basis are expected to increase (for tax purposes) the depreciation and amortization deductions available to APO Corp. and therefore reduce the amount of tax that APO Corp. would otherwise be required to pay in the future. APO Corp. has entered into a tax receivable agreement with Holdings whereby it agrees to pay to Holdings 85% of the amount of actual cash savings, if any, in U.S. Federal, state and local income taxes that APO Corp. realizes as a result of these increases in tax basis. In the event that other of our current or future subsidiaries become taxable as corporations and acquire Apollo Operating Group units in the future, or if we become taxable as a corporation for U.S. Federal income tax purposes, we expect that each will become subject to a tax receivable agreement with substantially similar terms. See “Certain Relationships and Related Party Transactions—Tax Receivable Agreement.”

NYSE Listing	We intend to apply for our Class A shares to be listed on the NYSE under the symbol “ .” The listing is subject to approval of our application.

Risk Factors	Please read the section entitled “Risk Factors” beginning on page 29 for a discussion of some of the factors you should carefully consider before deciding to invest in our Class A shares.

References in this section to the number of our Class A shares outstanding, and the percent of our voting rights held, exclude:

•	240,000,000 Class A shares issuable upon exchange of the Apollo Operating Group units and interests in our Class B share by Holdings on behalf of our managing partners and contributing partners;

•	interests granted or reserved under our equity incentive plan, consisting of:

•

18,975,783 restricted share units, or “RSUs,” (net of forfeited awards and settled awards) that were granted during the year ended December 31, 2007, subject to vesting, to certain employees and consultants;

•	an additional 9,350,157 RSUs (net of forfeited awards and settled awards) that were granted during the year ended December 31, 2008, subject to vesting, to certain employees and consultants;

•	486,293 RSUs (net of forfeited awards and settled awards) that were granted during the year ended December 31, 2009, subject to vesting, to certain employees;

•	10,273,604 RSUs (net of forfeited awards and settled awards) that were granted during the year ended December 31, 2010, subject to vesting, to certain employees;

•	5,000,000 share options that were granted during the year ended December 31, 2010, subject to vesting, to an employee; and

•	31,393,939 Class A shares which remained available for the grant of new awards pursuant to our equity incentive plan as of December 31, 2010.

Summary Historical and Other Data

The following summary historical consolidated financial and other data of Apollo Global Management, LLC should be read together with “Our Structure,” “Selected Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the historical consolidated financial statements and related notes included elsewhere in this prospectus.

We derived the summary historical consolidated statements of operations data of Apollo Global Management, LLC for the years ended December 31, 2010, 2009 and 2008 and the summary historical consolidated statements of financial condition data as of December 31, 2010 and 2009 from our consolidated financial statements, which are included elsewhere in this prospectus.

The summary historical financial data are not indicative of our expected future operating results. In particular, after undergoing the Reorganization on July 13, 2007 and providing liquidation rights to investors of most of the funds we manage on either August 1, 2007 or November 30, 2007, Apollo Global Management, LLC no longer consolidates in its financial statements the majority of the funds that have historically been consolidated in our financial statements.

	Year Ended December 31,
	2010	2009	2008
	(in thousands, except per share amounts)
Statement of Operations Data
Revenues:
Advisory and transaction fees from affiliates	$79,782	$56,075	$145,181
Management fees from affiliates	431,096	406,257	384,247
Carried interest income (loss) from affiliates	1,599,020	504,396	(796,133)

Total Revenues	2,109,898	966,728	(266,705)

Expenses:
Compensation and benefits:
Equity-based compensation	1,118,412	1,100,106	1,125,184
Salary, bonus and benefits	249,571	227,356	201,098
Profit sharing expense	555,225	161,935	(482,682)
Incentive fee compensation	20,142	5,613	—

Total Compensation and Benefits	1,943,350	1,495,010	843,600
Interest expense	35,436	50,252	62,622
Professional fees	61,919	33,889	76,450
Litigation settlement(a)	—	—	200,000
General, administrative and other	65,107	61,066	71,789
Placement fees	4,258	12,364	51,379
Occupancy	23,067	29,625	20,830
Depreciation and amortization	24,249	24,299	22,099

Total Expenses	2,157,386	1,706,505	1,348,769

Other Income (Loss):
Net gains (losses) from investment activities	367,871	510,935	(1,269,100)
Net gains from investment activities of consolidated variable interest entities(h)	48,206	—	—
Income (loss) from equity method investments	69,812	83,113	(57,353)
Interest income	1,528	1,450	19,368
Gain from repurchase of debt(b)	—	36,193	—
Other income (loss), net(c)	195,032	41,410	(4,609)

Total Other Income (Loss)	682,449	673,101	(1,311,694)

Income (Loss) Before Income Tax (Provision) Benefit	634,961	(66,676)	(2,927,168)
Income tax (provision) benefit	(91,737)	(28,714)	36,995

Net Income (Loss)	543,224	(95,390)	(2,890,173)
Net (income) loss attributable to Non-Controlling Interests(d)(e)	(448,607)	(59,786)	1,977,915

Net Income (Loss) Attributable to Apollo Global Management, LLC	$94,617	$(155,176)	$(912,258)

Dividends Declared per Class A share	$0.21	$0.05	$0.56

Net Income (Loss) Per Class A share—Basic and Diluted	$0.83	$(1.62)	$(9.37)

	As of December 31,
	2010	2009	2008
	(in thousands)
Statement of Financial Condition Data
Total assets	$6,552,372	$3,385,197	$2,474,532
Debt (excluding obligations of consolidated variable interest entities)	751,525	933,834	1,026,005
Debt obligations of consolidated variable interest entities	1,127,180	—	—
Total shareholders’ equity	3,081,419	1,299,110	325,785
Total Non-Controlling Interests	2,930,517	1,603,146	822,843

Operating Metrics (non-U.S. GAAP):
Assets Under Management (in millions):
Private Equity	$38,799	$34,002	$29,094
Capital Markets	22,283	19,112	15,108
Real Estate	6,469	495	—

Total AUM	$67,551	$53,609	$44,202

	For the Year Ended December 31,
	2010	2009	2008
	(in thousands)
Economic Net Income (Loss)(f)	$1,351,296	$581,022	$(610,950)
Adjusted Economic Net Income (Loss)(f)	1,178,230	542,374	(332,794)
Private Equity Dollars Invested(g)	3,863,300	3,475,500	8,079,099

(a)	Litigation settlement charge was incurred in connection with an agreement with Huntsman to settle certain claims related to Hexion’s now terminated merger agreement with Huntsman. Insurance reimbursements were subsequently received from the company’s professional liability insurance carriers in connection with this settlement, as further discussed in note (c) below.

(b)	During April and May 2009, the company repurchased a combined total of $90.9 million of face value of debt for $54.7 million and recognized a net gain of $36.2 million which is included in other income (loss), net in the consolidated statement of operations for the year ended December 31, 2009.

(c)	During the years ended December 31, 2010 and 2009, there were $162.5 million and $37.5 million of insurance reimbursements, respectively, received in connection with the litigation settlement described in note (a) above, which was included in other income (loss), net.

(d)	Reflects Non-Controlling Interests attributable to AAA, consolidated variable interest entities and the remaining interests held by certain former employees in the net income (loss) of our capital markets management companies.

(e)	Reflects the Non-Controlling Interests in the net income (loss) of the Apollo Operating Group relating to the units held by our managing partners and contributing partners post-Reorganization. This amount is calculated by applying the following ownership percentages:

•	July 2007 through February 2009: 71.1%

•	February 2009 through March 2010: 71.5%

•	March 2010 to June 2010: 71.4%

•	July 2010 to December 2010: 71.0%

The above changes in ownership interest arose in connection with our share repurchase in February 2009 and the issuance of Class A shares in settlement of vested RSUs in March, July and September 2010.

(f)	Economic Net Income, or “ENI,” is a key performance measure used by management in evaluating the performance of our segments, as the amount of management fees, advisory and transaction fees and carried interest income are indicative of the company’s performance. ENI represents segment income (loss), which excludes the impact of non-cash charges related to equity-based compensation, income taxes and Non-Controlling Interests. In addition, segment data excludes the assets, liabilities and operating results of the Apollo funds and consolidated VIEs that are included in the consolidated financial statements. In arriving at adjusted ENI, or “Adjusted ENI,” the company removes items from ENI that management believes are non-recurring. In addition, management also removes certain items which may recur in the future such as public offering costs, placement fees, litigation settlements and related insurance proceeds, gains from debt repurchase, gains on acquisitions and dispositions, impairment on fixed assets and loss on assets held for sale to arrive at Adjusted ENI because these items are not considered by management in evaluating the segment performance. The costs incurred to register the Class A shares in connection with this offering and the IPO are not expected to recur after the Class A shares are registered, placement fees are viewed by management as fund start-up costs and litigation settlements similar to the 2008 occurrence are not expected to occur going forward. However, these costs will recur until our shares are registered, and may recur if we raise additional funds or if we reach legal settlements on existing or future legal matters. ENI and Adjusted ENI are measures of profitability and have certain limitations in that they do not take into account certain items included under U.S. GAAP. We believe that ENI and Adjusted ENI are helpful to an understanding of our business and that investors should review the same supplemental financial measures that management use to analyze our segment performance. Refer to “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Managing Business Performance” for a more comprehensive explanation as to how ENI and Adjusted ENI are used to manage and evaluate our business.

(g)	Private equity dollars invested represents the aggregate amount of capital invested by our private equity funds during a reporting period.

(h)	Apollo consolidated four VIEs under the amended consolidation guidance during 2010. The company holds no equity interest in any of the four consolidated VIEs. The company has elected the fair value option for financial instruments held by its consolidated VIEs, which are the primary source of net gains from investment activities of the consolidated VIEs.

Below is a reconciliation of the Net Income (Loss) attributable to Apollo Global Management, LLC for the years ended December 31, 2010 through 2008 to ENI and ENI to Adjusted ENI for such periods:

	Year Ended December 31,
	2010	2009	2008
	(in thousands)
Net Income (Loss) Attributable to Apollo Global Management, LLC:	$94,617	$(155,176)	$(912,258)
(i) Impact of non-cash charges related to equity-based compensation	1,118,412	1,100,106	1,125,184
(ii) Income tax provision (benefit)	91,737	28,714	(36,995)
(iii) Net loss of Metals Trading Fund(1)	2,380	—	—
(iv) Net income attributable to Non-Controlling Interests in consolidated entities(1)	16,258	7,818	14,918
(v) Net income (loss) attributable to Non-Controlling Interests in Apollo Operating Group	27,892	(400,440)	(801,799)

Economic Net Income (Loss)	1,351,296	581,022	(610,950)
Adjustments:(2)
Other Adjustments:
Litigation settlement(3)	—	—	200,000
Insurance proceeds(4)	(162,500)	(37,500)	—
Gain from debt repurchase(5)	—	(36,193)	—
Gain on acquisitions and dispositions(6)	(29,741)	—	—
Impairment on fixed assets and loss on assets held for sale(7)	5,869	—	—
Public offering costs(8)	9,048	14,681	26,777
Placement fees(9)	4,258	12,364	51,379
Real estate investment trust offering costs(10)	—	8,000	—

Adjusted Economic Net Income (Loss)	1,178,230	542,374	(332,794)
Less: Incentive Business Adjusted Economic Net Income (Loss)	1,057,187	425,786	(503,494)

Management Business Adjusted Economic Net Income	$121,043	$116,588	$170,700

(1)	Excludes Non-Controlling Interests attributable to AAA and consolidated variable interest entities as such amounts are not included within Net Income (Loss) attributable to Apollo Global Management, LLC. Economic Net Income (Loss) is presented on a segment basis and excludes our consolidated funds and variable interest entities. Additionally, the company excludes its income (loss) associated with funds for which it is the sole investor.
(2)	All adjustments relate to the management business.
(3)	Occurred as a result of a litigation settlement related to Hexion’s now-terminated merger agreement with Huntsman.
(4)	Related to insurance proceeds received from the litigation settlement referenced in note 15 to our consolidated financial statements included elsewhere in this prospectus.
(5)	Resulted from the company’s acquisition of a portion of the AMH credit facility. This repurchase may not recur in the future.
(6)	Resulted from the acquisition and disposition of various businesses, including the acquisition of CPI.
(7)	Resulted from the company’s plan to sell its ownership interests in certain assets. See note 7 to our consolidated financial statements included elsewhere in this prospectus.
(8)	Costs incurred to register the Class A shares in connection with this offering and the IPO, which the company will only incur until its shares are registered.
(9)	Costs incurred in connection with raising a new fund. The costs are recorded as an expense in the period the commitment is received from third parties. Our private equity funds and certain of our capital markets funds have a fixed size and fundraising stops after the fund size has been reached. These costs may recur if we raise additional funds.
(10)	Costs incurred in connection with the initial public offering of ARI’s common stock, which were contractually incurred by the company for the benefit of ARI.

Note:	As a result of the adoption of U.S. GAAP guidance applicable to Non-Controlling Interests, the presentation and disclosure of all periods presented were impacted as follows: (1) Non-Controlling Interests were reclassified as a separate component of shareholders’ equity on our consolidated statements of financial condition, (2) net income (loss) was adjusted to include the net income (loss) attributed to the Non-Controlling Interests on our consolidated statements of operations, (3) the primary components of Non-Controlling Interests are now separately presented in the company’s consolidated statements of shareholders’ equity to clearly distinguish the interest in the Apollo Operating Group and the interest held by limited partners in AAA from the interests of the company, and (4) profits and losses are allocated to Non-Controlling Interests in proportion to their ownership interests regardless of their basis.

RISK FACTORS

Investing in our Class A shares involves a high degree of risk. You should carefully consider the following risk factors, as well as other information contained in this prospectus, before deciding to invest in our Class A shares. The occurrence of any of the following risks could materially and adversely affect our businesses, prospects, financial condition, results of operations and cash flow, in which case, the trading price of our Class A shares could decline and you could lose all or part of your investment.

Risks Related to Taxation

You may be subject to U.S. Federal income tax on your share of our taxable income, regardless of whether you receive any cash dividends from us.

Under current law, so long as we are not required to register as an investment company under the Investment Company Act and 90% of our gross income for each taxable year constitutes “qualifying income” within the meaning of the Internal Revenue Code on a continuing basis, we will be treated, for U.S. Federal income tax purposes, as a partnership and not as an association or a publicly traded partnership taxable as a corporation. You will be subject to U.S. Federal, state, local and possibly, in some cases, foreign income taxation on your allocable share of our items of income, gain, loss, deduction and credit for each of our taxable years ending with or within your taxable year, regardless of whether or not you receive cash distributions from us. Accordingly, you may be required to make tax payments in connection with your ownership of Class A shares that significantly exceed your cash distributions in any specific year.

If we are treated as a corporation for U.S. Federal income tax purposes, the value of the Class A shares would be adversely affected.

The value of your investment will depend in part on our company being treated as a partnership for U.S. Federal income tax purposes, which requires that 90% or more of our gross income for every taxable year consist of qualifying income, as defined in Section 7704 of the Internal Revenue Code, and that we are not required to register as an investment company under the Investment Company Act and related rules. Although we intend to manage our affairs so that our partnership will meet the 90% test described above in each taxable year, we may not meet these requirements or, as discussed below, current law may change so as to cause, in either event, our partnership to be treated as a corporation for U.S. Federal income tax purposes. If we were treated as a corporation for U.S. Federal income tax purposes, (i) we would become subject to corporate income tax and (ii) distributions to shareholders would be taxable as dividends for U.S. Federal income tax purposes to the extent of our earnings and profits. We have not requested, and do not plan to request, a ruling from the IRS on this or any other matter affecting us. O’Melveny & Myers LLP has provided an opinion to us based on factual statements and representations made by us, including statements and representations as to the manner in which we intend to manage our affairs and the composition of our income, that we will be treated as a partnership and not as a corporation for U.S. Federal income tax purposes. However, opinions of counsel are not binding upon the IRS or any court, and the IRS may challenge this conclusion and a court may sustain such a challenge.

The U.S. Federal income tax law that determines the tax consequences of an investment in Class A shares is under review and is potentially subject to adverse legislative, judicial or administrative change, possibly on a retroactive basis, including possible changes that would result in the treatment of our long-term capital gains as ordinary income, that would cause us to become taxable as a corporation and/or have other adverse effects.

The U.S. Congress, the IRS and the U.S. Treasury Department are currently examining the U.S. Federal income tax treatment of private equity funds, hedge funds and other kinds of investment partnerships. The present U.S. Federal income tax treatment of a holder of Class A shares and/or our own taxation as described under “Material Tax Considerations—Material U.S. Federal Tax Considerations” may be adversely affected by any new legislation, new regulations or revised interpretations of existing tax law that arise as a result of such examinations. Most notably, on May 28, 2010, the U.S. House of Representatives passed H.R. 4213, the American Jobs and Closing Tax Loopholes Act of 2010, that would, in general, treat income and gains, including gain on sale, attributable to an interest in an investment services partnership interest, or “ISPI,” as income subject to a new blended tax rate that is higher than under current law, except to the extent such ISPI is considered under the legislation to be a qualified capital interest. The interests of Class A shareholders and our interests in the Apollo Operating Group that are entitled to receive carried interest may be classified as ISPIs for purposes of this legislation. The U.S. Senate considered but did not pass legislation that is generally similar to the legislation passed by the U.S. House of Representatives. It is unclear when or whether the U.S. Senate will reconsider such legislation or similar legislation or what provisions would be included in any final legislation, if enacted.

The House bill provides that, for taxable years beginning ten years after the date of enactment, income derived with respect to an ISPI that is not a qualified capital interest and that is treated as ordinary income under the rules discussed above will not meet the qualifying income requirements under the publicly traded partnership rules. Therefore, if this or similar legislation is enacted, following such ten-year period, we would be precluded from qualifying as a partnership for U.S. federal income tax purposes or be required to hold all such ISPIs through corporations, possibly U.S. corporations. If we were taxed as a U.S. corporation or required to hold all ISPIs through corporations, our effective tax rate would increase significantly. The federal statutory rate for corporations is currently 35%. In addition, we could be subject to increased state and local taxes. Furthermore, holders of Class A shares could be subject to tax on our conversion into a corporation or any restructuring required in order for us to hold our ISPIs through a corporation.

Under the House bill, if you are an individual, 75% of the income and gains attributable to an interest in an ISPI would be taxed at ordinary income tax rates (50% during a two-year transition period). A version considered in the Senate would eliminate the transition period but would reduce the portion of income and gains attributable to an ISPI that are taxed at ordinary income tax rates to 50% for income and gains attributable to assets held by the partnership for more than five years. The deductibility of any losses attributable to any ISPI that is not a qualified capital interest would be subject to limitations. In addition, any dividends that are attributable to an ISPI directly or indirectly held by us would not be considered qualified dividends and, therefore, would not be entitled to reduced rates of taxation currently available for qualified dividends through 2012. Holders of Class A shares may also be subject to additional state and local tax as a result of the legislation. While the legislation does not specifically address whether income or gains that are attributable to an interest in an ISPI are treated as taxable income which is effectively connected with the conduct of a U.S. trade or business, or “ECI,” or as unrelated business taxable income, or “UBTI,” the technical explanation accompanying the legislation indicates that, under regulations to be promulgated following enactment, such income or gains should only be treated as ECI or UBTI to the extent it would be treated as such under current law. Apollo’s principals and other professionals may face additional adverse tax consequences under the legislation, which may thereby adversely affect Apollo’s ability to offer attractive incentive opportunities for key personnel.

Additionally, President Obama endorsed legislation to tax carried interest as ordinary income in the 2010 and 2011 budget blueprint. Legislation similar to the American Jobs and Closing Tax Loopholes Act of 2010, as well as legislation that would tax, as corporations, publicly traded partnerships that directly or indirectly derive income from investment adviser or asset management services was introduced in prior sessions of Congress. None of these legislative proposals affecting the tax treatment of our carried interests, or of our ability to qualify as a partnership for U.S. Federal income tax purposes, have yet been enacted. Furthermore, it is possible that the U.S. Federal income tax law could be changed in ways that would adversely affect the anticipated tax consequences for us and/or the holders of Class A shares as described herein. For example, there could be changes that could adversely affect the taxation of tax-exempt and/or non-U.S. holders of Class A shares, by treating carried interest income as fees for services (which generally would be taxable to tax-exempt investors and non-U.S. holders).

Other jurisdictions have also introduced legislation to increase taxes with respect to carried interest. It is unclear whether any such legislation will be enacted. Finally, because of widespread state budget deficits, several states are evaluating ways to subject partnerships to entity level taxation through the imposition of state income, franchise or other forms of taxation. If any state were to impose a tax upon us as an entity, our distribution to you would be reduced.

It is unclear whether any additional legislation will be proposed or enacted or, if enacted, whether and how the legislation would apply to us and/or the holders of Class A shares, and it is unclear whether any other such tax law changes will occur or, if they do, how they might affect us and/or the holders of Class A shares. In view of the potential significance of any such U.S. Federal income tax law changes and the fact that there are likely to be ongoing developments in this area, each prospective holder of Class A shares should consult its own tax advisor to determine the U.S. Federal income tax consequences to it of acquiring and holding Class A shares in light of such potential U.S. Federal income tax law changes.

Our structure involves complex provisions of U.S. Federal income tax law for which no clear precedent or authority may be available. Our structure is also subject to potential legislative, judicial or administrative change and differing interpretations, possibly on a retroactive basis.

The U.S. Federal income tax treatment of holders of Class A shares depends in some instances on determinations of fact and interpretations of complex provisions of U.S. Federal income tax law for which no clear precedent or authority may be available. You should be aware that the U.S. Federal income tax rules are constantly under review by persons involved in the legislative process, the IRS and the U.S. Treasury Department, frequently resulting in revised interpretations of established concepts, statutory changes, revisions to regulations and other modifications and interpretations. The IRS pays close attention to the proper application of tax laws to partnerships and entities taxed as partnerships. The present U.S. Federal income tax treatment of an investment in our Class A shares may be modified by administrative, legislative or judicial interpretation at any time, and any such action may affect investments and commitments previously made. See “Material Tax Considerations—Material U.S. Federal Tax Considerations—Administrative Matters—Possible New Legislation or Administrative or Judicial Action.”

Our operating agreement permits our manager to modify our operating agreement from time to time, without the consent of the holders of Class A shares, to address certain changes in U.S. Federal income tax regulations, legislation or interpretation. In some circumstances, such revisions could have a material adverse impact on some or all holders of Class A shares. For instance, our manager could elect at some point to treat us as an association taxable as a corporation for U.S. federal (and applicable state) income tax purposes. If our manager were to do this, the U.S. federal income tax consequences of owning our common units would be materially different. Moreover, we will apply certain assumptions and conventions in an attempt to comply with applicable rules and to report income, gain, deduction, loss and credit to holders of Class A shares in a manner that reflects such beneficial ownership of items by holders of Class A shares, taking into account variation in ownership interests during each taxable year because of trading activity. However, those assumptions and conventions may not be in compliance with all aspects of applicable tax requirements. It is possible that the IRS will assert successfully that the conventions and assumptions used by us do not satisfy the technical requirements of the Internal Revenue Code and/or Treasury regulations and could require that items of income, gain, deductions, loss or credit, including interest deductions, be adjusted, reallocated or disallowed in a manner that adversely affects holders of Class A shares.

The interest in certain of our businesses will be held through entities that will be treated as corporations for U.S. Federal income tax purposes; such corporations may be liable for significant taxes and may create other adverse tax consequences, which could potentially, adversely affect the value of your investment.

In light of the publicly traded partnership rules under U.S. Federal income tax law and other requirements, the partnership will hold its interest in certain of our businesses through entities that will be treated as corporations for U.S. Federal income tax purposes. Each such corporation could be liable for significant U.S. Federal income taxes and applicable state, local and other taxes that would not otherwise be incurred, which could adversely affect the value of your investment. Furthermore, it is possible that the IRS could challenge the manner in which such corporation’s taxable income is computed by us.

We may hold or acquire certain investments through an entity classified as a PFIC or CFC for U.S. Federal income tax purposes.

Certain of our investments may be in foreign corporations or may be acquired through a foreign subsidiary that would be classified as a corporation for U.S. Federal income tax purposes. Such an entity may be a passive foreign investment company, or a “PFIC,” or a controlled foreign corporation, or a “CFC,” for U.S. Federal income tax purposes. For example, APO (FC), LLC is considered to be a CFC for U.S. Federal income tax purposes. Class A shareholders indirectly owning an interest in a PFIC or a CFC may experience adverse U.S. tax consequences including the recognition of taxable income prior to the receipt of cash relating to such income. In addition, gain on the sale of a PFIC or CFC may be taxable at ordinary income tax rates. See “Material Tax Considerations—Material U.S. Federal Tax Considerations—Taxation of Holders of Class A Shares—Passive Foreign Investment Companies and Controlled Foreign Corporations.”

Complying with certain tax-related requirements may cause us to forego otherwise attractive business or investment opportunities or enter into acquisitions, borrowings, financings or arrangements we may not have otherwise entered into.

In order for us to be treated as a partnership for U.S. Federal income tax purposes, and not as an association or publicly traded partnership taxable as a corporation, we must meet the qualifying income exception discussed above on a continuing basis and we must not be required to register as an investment company under the Investment Company Act. In order to effect such treatment we (or our subsidiaries) may be required to invest through foreign or domestic corporations, forego attractive business or investment opportunities or enter into borrowings or financings we may not have otherwise entered into. This may cause us to incur additional tax liability and/or adversely affect our ability to operate solely to maximize our cash flow. Our structure also may impede our ability to engage in certain corporate acquisitive transactions because we generally intend to hold all of our assets through the Apollo Operating Group. In addition, we may be unable to participate in certain corporate reorganization transactions that would be tax free to our holders if we were a corporation. To the extent we hold assets other than through the Apollo Operating Group, we will make appropriate adjustments to the Apollo Operating Group agreements so that distributions to Holdings and us would be the same as if such assets were held at that level. Moreover, we are precluded by a contract with one of the Strategic Investors from acquiring assets in a manner that would cause that Strategic Investor to be engaged in a commercial activity within the meaning of Section 892 of the Internal Revenue Code.

Tax gain or loss on disposition of our Class A shares could be more or less than expected.

If you sell your Class A shares, you will recognize a gain or loss equal to the difference between the amount realized and your adjusted tax basis allocated to those Class A shares. Prior distributions to you in excess of the total net taxable income allocated to you will have decreased the tax basis in your Class A shares. Therefore, such excess distributions will increase your taxable gain, or decrease your taxable loss, when the Class A shares are sold and may result in a taxable gain even if the sale price is less than the original cost. A portion of the amount realized, whether or not representing gain, may be ordinary income to you.

We cannot match transferors and transferees of Class A shares, and we will therefore adopt certain income tax accounting conventions that may not conform with all aspects of applicable tax requirements. The IRS may challenge this treatment, which could adversely affect the value of our Class A shares.

Because we cannot match transferors and transferees of Class A shares, we will adopt depreciation, amortization and other tax accounting positions that may not conform with all aspects of existing Treasury regulations. A successful IRS challenge to those positions could adversely affect the amount of tax benefits available to holders of Class A shares. It also could affect the timing of these tax benefits or the amount of gain on the sale of Class A shares and could have a negative impact on the value of Class A shares or result in audits of and adjustments to the tax returns of holders of Class A shares.

Non-U.S. persons face unique U.S. tax issues from owning our shares that may result in adverse tax consequences to them.

We believe that we will not be treated as engaged in a trade or business for U.S. Federal income tax purposes and, therefore, non-U.S. holders of Class A shares will generally not be subject to U.S. Federal income tax on interest, dividends and gains derived from non-U.S. sources. It is possible, however, that the IRS could disagree or that the tax laws and regulations could change and we could be deemed to be engaged in a U.S. trade or business, which would have a material adverse effect on non-U.S. holders. If we have income that is treated as effectively connected to a U.S. trade or business, non-U.S. holders would be required to file a U.S. Federal income tax return to report that income and would be subject to U.S. Federal income tax at the regular graduated rates. Holders likely will be required to file state and local income tax returns and pay state and local income taxes in some or all jurisdictions where we operate. It is the responsibility of each holder to file all U.S. Federal, state and local tax returns that may be required of such holder. Our counsel has not rendered an opinion on the state or local tax consequences of an investment in Class A shares.

An investment in Class A shares will give rise to UBTI to certain tax-exempt holders.

We will not make investments through taxable U.S. corporations solely for the purpose of limiting UBTI from “debt-financed” property and, thus, an investment in Class A shares will give rise to UBTI to tax-exempt holders of Class A shares. APO Asset Co., LLC may borrow funds from APO Corp. or third parties from time to time to make investments. These investments will give rise to UBTI from “debt-financed” property. Moreover, if the IRS successfully asserts that we are engaged in a trade or business, then additional amounts of income could be treated as UBTI.

We do not intend to make, or cause to be made, an election under Section 754 of the Internal Revenue Code to adjust our asset basis or the asset basis of certain of the Group Partnerships. Thus, a holder of Class A shares could be allocated more taxable income in respect of those Class A shares prior to disposition than if such an election were made.

We did not make and currently do not intend to make, or cause to be made, an election to adjust asset basis under Section 754 of the Internal Revenue Code with respect to us, Apollo Principal Holdings I, L.P., Apollo Principal Holdings II, L.P. Apollo Principal Holdings III, L.P., Apollo Principal Holdings IV, L.P., Apollo Principal Holdings V, L.P., Apollo Principal Holdings VI, L.P., Apollo Principal Holdings VII, L.P., Apollo Principal Holdings VIII, L.P. and Apollo Principal Holdings IX, L.P. If no such election is made, there will generally be no adjustment for a transferee of Class A shares even if the purchase price of those Class A shares is higher than the Class A shares’ share of the aggregate tax basis of our assets immediately prior to the transfer. In that case, on a sale of an asset, gain allocable to a transferee could include built-in gain allocable to the transferor at the time of the transfer, which built-in gain would otherwise generally be eliminated if a Section 754 election had been made. See “Material Tax Considerations—Material U.S. Federal Tax Considerations—Administrative Matters—Tax Elections.”

Risks Related to Our Organization and Structure

Members of the U.S. Congress have introduced and the House of Representatives has passed legislation that would, if enacted, preclude us from qualifying for treatment as a partnership for U.S. Federal income tax purposes under the publicly traded partnership rules. If this or any similar legislation or regulation were to be enacted and apply to us, we would incur a substantial increase in our tax liability and it could well result in a reduction in the value of our Class A shares.

On May 28, 2010, the House of Representatives passed H.R. 4213, the American Jobs and Closing Tax Loopholes Act of 2010. If enacted, this bill would cause portions of income associated with carried interest to be taxed as ordinary income and not treated as qualifying income for purposes of the publicly traded partnership tests. This would have the effect of treating publicly traded partnerships that derive substantial amounts of income from carried interests as corporations for U.S. Federal income tax purposes. Such legislation does provide a transition rule that could defer corporate treatment for 10 years. See “—Risks Related to Taxation—The U.S. Federal income tax law that determines the tax consequences of an investment in Class A shares is under review and is potentially subject to adverse legislative, judicial or administrative change, possibly on a retroactive basis, including possible changes that would result in the treatment of our long-term capital gains as ordinary income, that would cause us to become taxable as a corporation and/or have other adverse effects.”

Our shareholders do not elect our manager or vote and have limited ability to influence decisions regarding our businesses.

So long as the Apollo control condition is satisfied, our manager, AGM Management, LLC, which is owned by our managing partners, will manage all of our operations and activities. AGM Management, LLC is managed by BRH, a Cayman entity owned by our managing partners and managed by an executive committee composed of our managing partners. Our shareholders do not elect our manager, its manager or its manager’s executive committee and, unlike the holders of common stock in a corporation, have only limited voting rights on matters affecting our businesses and therefore limited ability to influence decisions regarding our businesses. Furthermore, if our shareholders are dissatisfied with the performance of our manager, they will have little ability to remove our manager. As discussed below, the managing partners collectively have 87.1% of the voting power of Apollo Global Management, LLC. Therefore, they will have the ability to control any shareholder vote that occurs, including any vote regarding the removal of our manager.

Control by our managing partners of the combined voting power of our shares and holding their economic interests through the Apollo Operating Group may give rise to conflicts of interests.

Our managing partners, through their partnership interests in Holdings, control 87.1% of the combined voting power of our shares entitled to vote. Accordingly, our managing partners have the ability to control our management and affairs to the extent not controlled by our manager. In addition, they are able to determine the outcome of all matters requiring shareholder approval (such as a proposed sale of all or substantially of our assets, the approval of a merger or consolidation involving the company, and an election by our manager to dissolve the company) and are able to cause or prevent a change of control of our company and could preclude any unsolicited acquisition of our company. The control of voting power by our managing partners could deprive Class A shareholders of an opportunity to receive a premium for their Class A shares as part of a sale of our company, and might ultimately affect the market price of the Class A shares.

In addition, our managing partners and contributing partners, through their partnership interests in Holdings, are entitled to 71.0% of Apollo Operating Group’s economic returns through the Apollo Operating Group units owned by Holdings as of December 31, 2010. Because they hold their economic interest in our businesses directly through the Apollo Operating Group, rather than through the issuer of the Class A shares, our managing partners and contributing partners may have conflicting interests with holders of Class A shares. For example, our managing partners and contributing partners may have different tax positions from us, which could influence their decisions regarding whether and when to dispose of assets, and whether and when to incur new or refinance existing indebtedness, especially in light of the existence of the tax receivable agreement. In addition, the structuring of future transactions may take into consideration the managing partners’ and contributing partners’ tax considerations even where no similar benefit would accrue to us.

We expect to qualify for and intend to rely on exceptions from certain corporate governance and other requirements under the rules of the NYSE.

We expect to qualify for exceptions from certain corporate governance and other requirements of the rules of the NYSE. Pursuant to these exceptions, we will elect not to comply with certain corporate governance requirements of the NYSE, including the requirements (i) that a majority of our board of directors consist of independent directors, (ii) that we have a nominating/corporate governance committee that is composed entirely of independent directors and (iii) that we have a compensation committee that is composed entirely of independent directors. In addition, we will not be required to hold annual meetings of our shareholders. Accordingly, you will not have the same protections afforded to equityholders of entities that are subject to all of the corporate governance requirements of the NYSE.

Potential conflicts of interest may arise among our manager, on the one hand, and us and our shareholders on the other hand. Our manager and its affiliates have limited fiduciary duties to us and our shareholders, which may permit them to favor their own interests to the detriment of us and our shareholders.

Conflicts of interest may arise among our manager, on the one hand, and us and our shareholders, on the other hand. As a result of these conflicts, our manager may favor its own interests and the interests of its affiliates over the interests of us and our shareholders. These conflicts include, among others, the conflicts described below.

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Our manager determines the amount and timing of our investments and dispositions, indebtedness, issuances of additional stock and amounts of reserves, each of which can affect the amount of cash that is available for distribution to you.

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Our manager is allowed to take into account the interests of parties other than us in resolving conflicts of interest, which has the effect of limiting its duties (including fiduciary duties) to our shareholders; for example, our affiliates that serve as general partners of our funds have fiduciary and contractual obligations to our fund investors, and such obligations may cause such affiliates to regularly take actions that might adversely affect our near-term results of operations or cash flow; our manager has no obligation to intervene in, or to notify our shareholders of, such actions by such affiliates.

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Because our managing partners and contributing partners hold their Apollo Operating Group units through entities that are not subject to corporate income taxation and Apollo Global Management, LLC holds the Apollo Operating Group units in part through a wholly-owned subsidiary that is subject to corporate income taxation, conflicts may arise between our managing partners and contributing partners, on the one hand, and Apollo Global Management, LLC, on the other hand, relating to the selection and structuring of investments.

•

Other than as set forth in the non-competition, non-solicitation and confidentiality agreements to which our managing partners and other professionals are subject, which may not be enforceable, affiliates of our manager and existing and former personnel employed by our manager are not prohibited from engaging in other businesses or activities, including those that might be in direct competition with us.

•

Our manager has limited its liability and reduced or eliminated its duties (including fiduciary duties) under our operating agreement, while also restricting the remedies available to our shareholders for actions that, without these limitations, might constitute breaches of duty (including fiduciary duty). In addition, we have agreed to indemnify our manager and its affiliates to the fullest extent permitted by law, except with respect to conduct involving bad faith, fraud or willful misconduct. By purchasing our Class A shares, you will have agreed and consented to the provisions set forth in our operating agreement, including the provisions regarding conflicts of interest situations that, in the absence of such provisions, might constitute a breach of fiduciary or other duties under applicable state law.

•

Our operating agreement does not restrict our manager from causing us to pay it or its affiliates for any services rendered, or from entering into additional contractual arrangements with any of these entities on our behalf, so long as the terms of any such additional contractual arrangements are fair and reasonable to us as determined under the operating agreement.

•	Our manager determines how much debt we incur and that decision may adversely affect our credit ratings.

•	Our manager determines which costs incurred by it and its affiliates are reimbursable by us.

•	Our manager controls the enforcement of obligations owed to us by it and its affiliates.

•	Our manager decides whether to retain separate counsel, accountants or others to perform services for us.

See “Certain Relationships and Related Party Transactions” and “Conflicts of Interest and Fiduciary Responsibilities” for a more detailed discussion of these conflicts.

Our operating agreement contains provisions that reduce or eliminate duties (including fiduciary duties) of our manager and limit remedies available to shareholders for actions that might otherwise constitute a breach of duty. It will be difficult for a shareholder to challenge a resolution of a conflict of interest by our manager or by its conflicts committee.

Our operating agreement contains provisions that waive or consent to conduct by our manager and its affiliates that might otherwise raise issues about compliance with fiduciary duties or applicable law. For example, our operating agreement provides that when our manager is acting in its individual capacity, as opposed to in its capacity as our manager, it may act without any fiduciary obligations to us or our shareholders whatsoever. When our manager, in its capacity as our manager, is permitted to or required to make a decision in its “sole discretion” or “discretion” or that it deems “necessary or appropriate” or “necessary or advisable,” then our manager will be entitled to consider only such interests and factors as it desires, including its own interests, and will have no duty or obligation (fiduciary or otherwise) to give any consideration to any interest of or factors affecting us or any of our shareholders and will not be subject to any different standards imposed by our operating agreement, the Delaware Limited Liability Company Act or under any other law, rule or regulation or in equity.

Whenever a potential conflict of interest exists between us and our manager, our manager may resolve such conflict of interest. If our manager determines that its resolution of the conflict of interest is on terms no less favorable to us than those generally being provided to or available from unrelated third parties or is fair and reasonable to us, taking into account the totality of the relationships between us and our manager, then it will be presumed that in making this determination, our manager acted in good faith. A shareholder seeking to challenge this resolution of the conflict of interest would bear the burden of overcoming such presumption. This is different from the situation with Delaware corporations, where a conflict resolution by an interested party would be presumed to be unfair and the interested party would have the burden of demonstrating that the resolution was fair.

The above modifications of fiduciary duties are expressly permitted by Delaware law. Hence, we and our shareholders will only have recourse and be able to seek remedies against our manager if our manager breaches its obligations pursuant to our operating agreement. Unless our manager breaches its obligations pursuant to our operating agreement, we and our unitholders will not have any recourse against our manager even if our manager were to act in a manner that was inconsistent with traditional fiduciary duties. Furthermore, even if there has been a breach of the obligations set forth in our operating agreement, our operating agreement provides that our manager and its officers and directors will not be liable to us or our shareholders for errors of judgment or for any acts or omissions unless there has been a final and non-appealable judgment by a court of competent jurisdiction determining that the manager or its officers and directors acted in bad faith or engaged in fraud or willful misconduct. These provisions are detrimental to the shareholders because they restrict the remedies available to them for actions that without those limitations might constitute breaches of duty, including fiduciary duties.

Also, if our manager obtains the approval of its conflicts committee, the resolution will be conclusively deemed to be fair and reasonable to us and not a breach by our manager of any duties it may owe to us or our shareholders. This is different from the situation with Delaware corporations, where a conflict resolution by a committee consisting solely of independent directors may, in certain circumstances, merely shift the burden of demonstrating unfairness to the plaintiff. If you purchase a Class A share, you will be treated as having consented to the provisions set forth in the operating agreement, including provisions regarding conflicts of interest situations that, in the absence of such provisions, might be considered a breach of fiduciary or other duties under applicable state law. As a result, shareholders will, as a practical matter, not be able to successfully challenge an informed decision by the conflicts committee. See “Conflicts of Interest and Fiduciary Responsibilities.”

The control of our manager may be transferred to a third party without shareholder consent.

Our manager may transfer its manager interest to a third party in a merger or consolidation or in a transfer of all or substantially all of its assets without the consent of our shareholders. Furthermore, at any time, the partners of our manager may sell or transfer all or part of their partnership interests in our manager without the approval of the shareholders, subject to certain restrictions as described elsewhere in this prospectus. A new manager may not be willing or able to form new funds and could form funds that have investment objectives and governing terms that differ materially from those of our current funds. A new owner could also have a different investment philosophy, employ investment professionals who are less experienced, be unsuccessful in identifying investment opportunities or have a track record that is not as successful as Apollo’s track record. If any of the foregoing were to occur, we could experience difficulty in making new investments, and the value of our existing investments, our businesses, our results of operations and our financial condition could materially suffer.

Our ability to pay regular dividends may be limited by our holding company structure. We are dependent on distributions from the Apollo Operating Group to pay dividends, taxes and other expenses.

As a holding company, our ability to pay dividends will be subject to the ability of our subsidiaries to provide cash to us. We intend to distribute quarterly dividends to our Class A shareholders. Accordingly, we expect to cause the Apollo Operating Group to make distributions to its unitholders (in other words, Holdings, which is 100% owned, directly and indirectly, by our managing partners and our contributing partners, and the three intermediate holding companies, which are 100% owned by us), pro rata in an amount sufficient to enable us to pay such dividends to our Class A shareholders; however, such distributions may not be made. In addition, our manager can reduce or eliminate our dividend at any time, in its discretion. The Apollo Operating Group intends to make periodic distributions to its unitholders in amounts sufficient to cover hypothetical income tax obligations attributable to allocations of taxable income resulting from their ownership interest in the various limited partnerships making up the Apollo Operating Group, subject to compliance with any financial covenants or other obligations. Tax distributions will be calculated assuming each shareholder was subject to the maximum (corporate or individual, whichever is higher) combined U.S. Federal, New York State and New York City tax rates, without regard to whether any shareholder was subject to income tax liability at those rates. If the Apollo Operating Group has insufficient funds, we may have to borrow additional funds or sell assets, which could materially adversely affect our liquidity and financial condition. Furthermore, by paying that cash distribution rather than investing that cash in our business, we might risk slowing the pace of our growth or not having a sufficient amount of cash to fund our operations, new investments or unanticipated capital expenditures, should the need arise. Because tax distributions to unitholders are made without regard to their particular tax situation, tax distributions to all unitholders, including our intermediate holding companies, were increased to reflect the disproportionate income allocation to our managing partners and contributing partners with respect to “built-in gain” assets at the time of the Private Offering Transactions.

There may be circumstances under which we are restricted from paying dividends under applicable law or regulation (for example, due to Delaware limited partnership or limited liability company act limitations on making distributions if liabilities of the entity after the distribution would exceed the value of the entity’s assets). In addition, under the AMH credit facility, Apollo Management Holdings is restricted in its ability to make cash distributions to us and may be forced to use cash to collateralize the AMH credit facility, which would reduce the cash it has available to make distributions.

Tax consequences to our managing partners and contributing partners may give rise to conflicts of interests.

As a result of unrealized built-in gain attributable to the value of our assets held by the Apollo Operating Group entities at the time of the Private Offering Transactions, upon the sale, refinancing or disposition of the assets owned by the Apollo Operating Group entities, our managing partners and contributing partners will incur different and significantly greater tax liabilities as a result of the disproportionately greater allocations of items of taxable income and gain to the managing partners and contributing partners upon a realization event. As the managing partners and contributing partners will not receive a corresponding greater distribution of cash proceeds, they may, subject to applicable fiduciary or contractual duties, have different objectives regarding the appropriate pricing, timing and other material terms of any sale, refinancing, or disposition, or whether to sell such assets at all. Decisions made with respect to an acceleration or deferral of income or the sale or disposition of assets with unrealized built-in gains may also influence the timing and amount of payments that are received by an exchanging or selling founder or partner under the tax receivable agreement. All other factors being equal, earlier disposition of assets with unrealized built-in gains following such exchange will tend to accelerate such payments and increase the present value of the tax receivable agreement, and disposition of assets with unrealized built-in gains before an exchange will increase a managing partner’s or contributing partner’s tax liability without giving rise to any rights to receive payments under the tax receivable agreement. Decisions made regarding a change of control also could have a material influence on the timing and amount of payments received by our managing partners and contributing partners pursuant to the tax receivable agreement.

We will be required to pay Holdings for most of the actual tax benefits we realize as a result of the tax basis step-up we receive in connection with taxable exchanges by our units held in the Apollo Operating Group entities or our acquisitions of units from our managing partners and contributing partners.

On a quarterly basis, each managing partner and contributing partner will have the right to exchange the Apollo Operating Group units that he holds through his partnership interest in Holdings for our Class A shares in a partially taxable transaction. These exchanges, as well as our acquisitions of units from our managing partners or contributing partners, may result in increases in the tax basis of the intangible assets of the Apollo Operating Group that otherwise would not have been available. Any such increases may reduce the amount of tax that APO Corp. would otherwise be required to pay in the future. The IRS may challenge all or part of these increased deductions and tax basis increases and a court could sustain such a challenge.

We have entered into a tax receivable agreement with Holdings that provides for the payment by APO Corp. to our managing partners and contributing partners of 85% of the amount of actual tax savings, if any, that APO Corp. realizes (or is deemed to realize in the case of an early termination payment by APO Corp. or a change of control, as discussed below) as a result of these increases in tax deductions and tax basis of the Apollo Operating Group. APO Corp. made payments of $3.7 million and $9.1 million in 2008 and 2009, respectively, pursuant to the tax receivable agreement. The Apollo Operating Group made total distributions of $27.0 million and $18.1 million in 2009 and 2008 to APO Corp. and Holdings, respectively, in accordance with their pro rata interests, to satisfy the liability under the tax receivable agreement. $17.9 million and $14.4 million of such distributions were distributed to the managing partners and contributing partners in 2009 and 2008, respectively. In April 2010, the company made a cash payment to the managing partners and contributing partners amounting to $15.0 million resulting from a realized tax benefit for the 2009 tax year. Future payments that APO Corp. may make to our managing partners and contributing partners could be material in amount. In the event that other of our current or future subsidiaries become taxable as corporations and acquire Apollo Operating Group units in the future, or if we become taxable as a corporation for U.S. Federal income tax purposes, we expect, and have agreed that, each will become subject to a tax receivable agreement with substantially similar terms.

The IRS could challenge our claim to any increase in the tax basis of the assets owned by the Apollo Operating Group that results from the exchanges entered into by the managing partners or contributing partners. The IRS could also challenge any additional tax depreciation and amortization deductions or other tax benefits (including deductions for imputed interest expense associated with payments made under the tax receivable agreement) we claim as a result of, or in connection with, such increases in the tax basis of such assets. If the IRS were to successfully challenge a tax basis increase or tax benefits we previously claimed from a tax basis increase, Holdings would not be obligated under the tax receivable agreement to reimburse APO Corp. for any payments previously made to them (although any future payments would be adjusted to reflect the result of such challenge). As a result, in certain circumstances, payments could be made to our managing partners and contributing partners under the tax receivable agreement in excess of 85% of the actual aggregate cash tax savings of APO Corp. APO Corp.’s ability to achieve benefits from any tax basis increase and the payments to be made under this agreement will depend upon a number of factors, including the timing and amount of its future income.

In addition, the tax receivable agreement provides that, upon a merger, asset sale or other form of business combination or certain other changes of control, APO Corp.’s (or its successor’s) obligations with respect to exchanged or acquired units (whether exchanged or acquired before or after such change of control) would be based on certain assumptions, including that APO Corp. would have sufficient taxable income to fully utilize the deductions arising from the increased tax deductions and tax basis and other benefits related to entering into the tax receivable agreement. See “Certain Relationships and Related Party Transactions—Tax Receivable Agreement.”

If we were deemed an investment company under the Investment Company Act, applicable restrictions could make it impractical for us to continue our businesses as contemplated and could have a material adverse effect on our businesses and the price of our Class A shares.

We do not believe that we are an “investment company” under the Investment Company Act because the nature of our assets and the income derived from those assets allow us to rely on the exception provided by Rule 3a-1 issued under the Investment Company Act. In addition, we believe we are not an investment company under Section 3(b)(1) of the Investment Company Act because we are primarily engaged in non-investment company businesses. We intend to conduct our operations so that we will not be deemed an investment company. However, if we were to be deemed an investment company, we would be taxed as a corporation and other restrictions imposed by the Investment Company Act, including limitations on our capital structure and our ability to transact with affiliates that apply to us, could make it impractical for us to continue our businesses as contemplated and would have a material adverse effect on our businesses and the price of our Class  A shares.

Risks Related to Our Businesses

Poor performance of our funds would cause a decline in our revenue and results of operations, may obligate us to repay incentive income previously paid to us and would adversely affect our ability to raise capital for future funds.

We derive revenues in part from:

•	management fees, which are based generally on the amount of capital invested in our funds;

•	transaction and advisory fees relating to the investments our funds make;

•	incentive income, based on the performance of our funds; and

•	investment income from our investments as general partner.

If a fund performs poorly, we will receive little or no incentive income with regard to the fund and little income or possibly losses from any principal investment in the fund. Furthermore, if, as a result of poor performance of later investments in a private equity fund’s or a certain capital markets fund’s life, the fund does not achieve total investment returns that exceed a specified investment return threshold for the life of the fund, we will be obligated to repay the amount by which incentive income that was previously distributed to us exceeds amounts to which we are ultimately entitled. Our fund investors and potential fund investors continually assess our funds’ performance and our ability to raise capital. Accordingly, poor fund performance may deter future investment in our funds and thereby decrease the capital invested in our funds and ultimately, our management fee income.

We depend on Leon Black, Joshua Harris and Marc Rowan, and the loss of any of their services would have a material adverse effect on us.

The success of our businesses depends on the efforts, judgment and personal reputations of our managing partners, Leon Black, Joshua Harris and Marc Rowan. Their reputations, expertise in investing, relationships with our fund investors and relationships with members of the business community on whom our funds depend for investment opportunities and financing are each critical elements in operating and expanding our businesses. We believe our performance is strongly correlated to the performance of these individuals. Accordingly, our retention of our managing partners is crucial to our success. Retaining our managing partners could require us to incur significant compensation expense after the expiration of their current employment agreements in 2012. Our managing partners may resign, join our competitors or form a competing firm at any time. If any of our managing partners were to join or form a competitor, some of our investors could choose to invest with that competitor rather than in our funds. The loss of the services of any of our managing partners would have a material adverse effect on us, including our ability to retain and attract investors and raise new funds, and the performance of our funds. We do not carry any “key man” insurance that would provide us with proceeds in the event of the death or disability of any of our managing partners. In addition, the loss of one or more of our managing partners may result in the termination of our role as general partner of one or more of our funds and the acceleration of our debt.

Although in connection with the Strategic Investors Transaction, our managing partners entered into employment, non-competition and non-solicitation agreements, which impose certain restrictions on competition and solicitation of our employees by our managing partners if they terminate their employment, a court may not enforce these provisions. See “Management—Narrative Disclosure to the Summary Compensation Table and Grants of Plan-Based Awards Table—Employment, Non-Competition and Non-Solicitation Agreement with Chief Executive Officer” for a more detailed description of the terms of the agreement for one of our managing partners. In addition, although the Agreement Among Managing Partners imposes vesting and forfeiture requirements on the managing partners in the event any of them terminates their employment, we, our shareholders (other than the Strategic Investors, as described under “Certain Relationships and Related Party Transactions—Lenders Rights Agreement—Amendments to Managing Partner Transfer Restrictions”) and the Apollo Operating Group have no ability to enforce any provision of this agreement or to prevent the managing partners from amending the agreement or waiving any of its provisions, including the forfeiture provisions. See “Certain Relationships and Related Party Transactions—Agreement Among Managing Partners” for a more detailed description of the terms of this agreement.

Changes in the debt financing markets have negatively impacted the ability of our funds and their portfolio companies to obtain attractive financing for their investments and have increased the cost of such financing if it is obtained, which could lead to lower-yielding investments and potentially decreasing our net income.

Since the latter half of 2007, the markets for debt financing have contracted significantly, particularly in the area of acquisition financings for private equity and leveraged buyout transactions. Large commercial and investment banks, which have traditionally provided such financing, have demanded higher rates, higher equity requirements as part of private equity investments, more restrictive covenants and generally more onerous terms in order to provide such financing, and in some cases are refusing to provide financing for acquisitions, the type of which would have been readily financed in earlier years.

In the event that our funds are unable to obtain committed debt financing for potential acquisitions or can only obtain debt at an increased interest rate or on unfavorable terms, our funds may have difficulty completing otherwise profitable acquisitions or may generate profits that are lower than would otherwise be the case, either of which could lead to a decrease in the investment income earned by us. Any failure by lenders to provide previously committed financing can also expose us to potential claims by sellers of businesses which we may have contracted to purchase. Similarly, the portfolio companies owned by our private equity funds regularly utilize the corporate debt markets in order to obtain financing for their operations. To the extent that the current credit markets have rendered such financing difficult to obtain or more expensive, this may negatively impact the operating performance of those portfolio companies and, therefore, the investment returns on our funds. In addition, to the extent that the current markets make it difficult or impossible to refinance debt that is maturing in the near term, the relevant portfolio company may face substantial doubt as to its status as a going concern (which may result in an event of default under various agreements) or be unable to repay such debt at maturity and may be forced to sell assets, undergo a recapitalization or seek bankruptcy protection.

Difficult market conditions may adversely affect our businesses in many ways, including by reducing the value or hampering the performance of the investments made by our funds or reducing the ability of our funds to raise or deploy capital, each of which could materially reduce our revenue, net income and cash flow and adversely affect our financial prospects and condition.

Our businesses are materially affected by conditions in the global financial markets and economic conditions throughout the world, such as interest rates, availability of credit, inflation rates, economic uncertainty, changes in laws (including laws relating to taxation), trade barriers, commodity prices, currency exchange rates and controls and national and international political circumstances (including wars, terrorist acts or security operations). These factors are outside our control and may affect the level and volatility of securities prices and the liquidity and the value of investments, and we may not be able to or may choose not to manage our exposure to these conditions. The market conditions surrounding each of our businesses, and in particular our private equity business, had been quite favorable for a number of years through early 2008. A significant portion of the investments of our private equity funds were made during this period. Market conditions, however, significantly deteriorated in 2008 and 2009 and generally remain at depressed levels. Global financial markets have experienced considerable volatility in the valuations of equity and debt securities, a contraction in the availability of credit and the failure of a number of leading financial institutions. Many economies around the world, including the U.S. economy, have experienced and continue to experience significant declines in employment, household wealth, and lending. These events have led to a significantly diminished availability of credit and an increase in the cost of financing. The lack of credit has materially hindered the initiation of new, large-sized transactions for our private equity segment and, together with volatility in valuations of equity and debt securities, adversely impacted our operating results in recent periods reflected in the financial statements included in this prospectus. These events may place additional negative pressure on our operating results going forward. If conditions further deteriorate, our business could be affected in different ways. Our profitability may also be adversely affected by our fixed costs and the possibility that we would be unable to scale back other costs, within a time frame sufficient to match any further decreases in net income or increases in net losses relating to changes in market and economic conditions.

The challenging market conditions that we have been experiencing have adversely affected our operating results in a number of ways, and if the economic downturn continues, may cause our revenue and results of operations to decline by causing:

•	our AUM to decrease, lowering management fees from our funds;

•	increases in costs of financial instruments;

•

adverse conditions for our portfolio companies (e.g., decreased revenues, liquidity pressures, increased difficulty in obtaining access to financing and complying with the terms of existing financings as well as increased financing costs);

•	lower investment returns, reducing incentive income;

•	higher interest rates, which could increase the cost of the debt capital we use to acquire companies in our private equity business; and

•	material reductions in the value of our private equity fund investments in portfolio companies, affecting our ability to realize carried interest from these investments.

Lower investment returns and such material reductions in value may result, among other reasons, because during periods of difficult market conditions or slowdowns (which may be across one or more industries, sectors or geographies), companies in which we invest may experience decreased revenues, financial losses, difficulty in obtaining access to financing and increased funding costs. During such periods, these companies may also have difficulty in expanding their businesses and operations and be unable to meet their debt service obligations or other expenses as they become due, including expenses payable to us. In addition, during periods of adverse economic conditions, we may have difficulty accessing financial markets, which could make it more difficult or impossible for us to obtain funding for additional investments and harm our AUM and operating results.

Furthermore, such conditions would also increase the risk of default with respect to investments held by our funds that have significant debt investments, such as our mezzanine funds, distressed and event-driven hedge funds and senior credit funds. Our funds may be affected by reduced opportunities to exit and realize value from their investments, by lower than expected returns on investments made prior to the deterioration of the credit markets, and by the fact that we may not be able to find suitable investments for the funds to effectively deploy capital, which could adversely affect our ability to raise new funds and thus adversely impact our prospects for future growth. Although market conditions have recently shown some signs of improvement, we are unable to predict whether economic and market conditions may continue to improve. Even if such conditions do improve broadly and significantly over the long term, adverse conditions in particular sectors may cause our performance to suffer further.

A decline in the pace of investment in our private equity funds would result in our receiving less revenue from transaction and advisory fees.

The transaction and advisory fees that we earn are driven in part by the pace at which our private equity funds make investments. Any decline in that pace would reduce our transaction and advisory fees and could make it more difficult for us to raise capital. Many factors could cause such a decline in the pace of investment, including the inability of our investment professionals to identify attractive investment opportunities, competition for such opportunities among other potential acquirers, decreased availability of capital on attractive terms and our failure to consummate identified investment opportunities because of business, regulatory or legal complexities and adverse developments in the U.S. or global economy or financial markets. In particular, the lack of financing options for new leveraged buy-outs resulting from the recent credit market dislocation, significantly reduced the pace of traditional buyout investments by our private equity funds.

If one or more of our managing partners or other investment professionals leave our company, the commitment periods of certain private equity funds may be terminated, and we may be in default under our credit agreement.

The governing agreements of our private equity funds provide that in the event certain “key persons” (such as one or more of Messrs. Black, Harris and Rowan and/or certain other of our investment professionals) fail to devote the requisite time to managing the fund, the commitment period will terminate if a certain percentage in interest of the investors do not vote to continue the commitment period. This is true of Fund VI and Fund VII, on which our near- to medium-term performance will heavily depend. EPF has a similar provision. In addition to having a significant negative impact on our revenue, net income and cash flow, the occurrence of such an event with respect to any of our funds would likely result in significant reputational damage to us.

In addition, it will be an event of default under the AMH credit facility if either (i) Mr. Black, together with related persons or trusts, shall cease as a group to participate to a material extent in the beneficial ownership of AMH or (ii) two of the group constituting Messrs. Black, Harris and Rowan shall cease to be actively engaged in the management of the AMH loan parties. If such an event of default occurs and the lenders exercise their right to accelerate repayment of the $1.0 billion loan, we are unlikely to have the funds to make such repayment and the lenders may take control of us, which is likely to materially adversely impact our results of operations. Even if we were able to refinance our debt, our financial condition and results of operations would be materially adversely affected.

Messrs. Black, Harris and Rowan may terminate their employment with us at any time.

We may not be successful in raising new funds or in raising more capital for certain of our funds and may face pressure to modify fee arrangements of our future funds.

In this prospectus, we describe capital raising efforts that certain of our businesses are currently undertaking. Our funds may not be successful in consummating these capital-raising efforts or others that they may undertake, or they may consummate them at investment levels far lower than those currently anticipated.

Any capital raising that our funds do consummate may be on terms that are unfavorable to us or that are otherwise different from the terms that we have been able to obtain in the past. These risks could occur for reasons beyond our control, including general economic or market conditions, regulatory changes or increased competition.

Over the last few years, a large number of institutional investors that invest in alternative assets and have historically invested in our funds experienced negative pressure across their investment portfolios, which may affect our ability to raise capital from them. As a result of the global economic downtown during 2008 and 2009, these institutional investors experienced, among other things, a significant decline in the value of their public equity and debt holdings and a lack of realizations from their existing private equity portfolios. Consequently, many of these investors were left with disproportionately outsized remaining commitments to a number of private equity funds, and were restricted from making new commitments to third-party managed private equity funds such as those managed by us. To the extent economic conditions remain volatile and these issues persist, we may be unable to raise sufficient amounts of capital to support the investment activities of our future funds.

In addition, certain institutional investors have publicly criticized certain fund fee and expense structures, including management fees and transaction and advisory fees. In September of 2009, the Institutional Limited Partners Association published a set of Private Equity Principles, or the “Principles,” which were revised in January 2011. The Principles were developed in order to encourage discussion between limited partners and general partners regarding private equity fund partnership terms. Certain of the Principles call for enhanced “alignment of interests” between general partners and limited partners through modifications of some of the terms of fund arrangements, including proposed guidelines for fees and carried interest structures. Although we have no obligation to modify any of our fees with respect to our existing funds, we may experience pressure to do so in our funds. For example, on April 20, 2010, we announced a new strategic relationship agreement with CalPERS, whereby we agreed to reduce management and other fees charged to CalPERS on funds we manage, or in the future will manage, solely for CalPERS by $125 million over a five-year period or as close a period as required to provide CalPERS with that benefit.

The failure of our funds to raise capital in sufficient amounts and on satisfactory terms could result in a decrease in AUM and management fee and transaction fee revenue or us being unable to achieve an increase in AUM and management fee and transaction fee revenue, and could have a material adverse effect on our financial condition and results of operations. Similarly, any modification of our existing fee arrangements or the fee structures for new funds could adversely affect our results of operations.

Third-party investors in our funds with commitment-based structures may not satisfy their contractual obligation to fund capital calls when requested by us, which could adversely affect a fund’s operations and performance.

Investors in all of our private equity and certain of our capital markets and real estate funds make capital commitments to those funds that we are entitled to call from those investors at any time during prescribed periods. We depend on investors fulfilling their commitments when we call capital from them in order for those funds to consummate investments and otherwise pay their obligations when due. Any investor that did not fund a capital call would be subject to several possible penalties, including having a significant amount of its existing investment forfeited in that fund. However, the impact of the penalty is directly correlated to the amount of capital previously invested by the investor in the fund and if an investor has invested little or no capital, for instance early in the life of the fund, then the forfeiture penalty may not be as meaningful. If investors were to fail to satisfy a significant amount of capital calls for any particular fund or funds, the operation and performance of those funds could be materially and adversely affected.

The historical returns attributable to our funds should not be considered as indicative of the future results of our funds or of our future results or of any returns expected on an investment in our Class A shares.

We have presented in this prospectus the returns relating to the historical performance of our private equity funds and capital markets funds. The returns are relevant to us primarily insofar as they are indicative of incentive income we have earned in the past and may earn in the future and reputation and ability to raise new funds. The returns of the funds we manage are not, however, directly linked to returns on our Class A shares. Therefore, you should not conclude that continued positive performance of the funds we manage will necessarily result in positive returns on an investment in Class A shares. However, poor performance of the funds we manage will cause a decline in our revenue from such funds, and would therefore have a negative effect on our performance and the value of our Class A shares. An investment in our Class A shares is not an investment in any of the Apollo funds. Moreover, most of our funds have not been consolidated in our financial statements for periods since either August 1, 2007 or November 30, 2007 as a result of the deconsolidation of most of our funds as of August 1, 2007 and November 30, 2007.

Moreover, the historical returns of our funds should not be considered indicative of the future returns of these or from any future funds we may raise, in part because:

•

market conditions during previous periods were significantly more favorable for generating positive performance, particularly in our private equity business, than the market conditions we have experienced for the last few years and may experience in the future;

•

our funds’ returns have benefited from investment opportunities and general market conditions that currently do not exist and may not repeat themselves, and there can be no assurance that our current or future funds will be able to avail themselves of profitable investment opportunities;

•	our private equity funds’ rates of returns, which are calculated on the basis of net asset value of the funds’ investments, reflect unrealized gains, which may never be realized;

•

our funds’ returns have benefited from investment opportunities and general market conditions that may not repeat themselves, including the availability of debt capital on attractive terms and the availability of distressed debt opportunities, and we may not be able to achieve the same returns or profitable investment opportunities or deploy capital as quickly;

•

the historical returns that we present in this prospectus derive largely from the performance of our earlier private equity funds, whereas future fund returns will depend increasingly on the performance of our newer funds, which may have little or no realized investment track record;

•	Fund VI and Fund VII are several times larger than our previous private equity funds, and this additional capital may not be deployed as profitably as our prior funds;

•

the attractive returns of certain of our funds have been driven by the rapid return of invested capital, which has not occurred with respect to all of our funds and we believe is less likely to occur in the future;

•	our track record with respect to our capital markets funds and real estate funds is relatively short as compared to our private equity funds;

•

in recent years, there has been increased competition for private equity investment opportunities resulting from the increased amount of capital invested in private equity funds and high liquidity in debt markets; and

•	our newly established funds may generate lower returns during the period that they take to deploy their capital.

Finally, our private equity IRRs have historically varied greatly from fund to fund. Accordingly, you should realize that the IRR going forward for any current or future fund may vary considerably from the historical IRR generated by any particular fund, or for our private equity funds as a whole. Future returns will also be affected by the risks described elsewhere in this prospectus, including risks of the industries and businesses in which a particular fund invests. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—The Historical Investment Performance of Our Funds.”

Our reported net asset values, rates of return and incentive income from affiliates are based in large part upon estimates of the fair value of our investments, which are based on subjective standards and may prove to be incorrect.

A large number of investments in our funds are illiquid and thus have no readily ascertainable market prices. We value these investments based on our estimate of their fair value as of the date of determination. We estimate the fair value of our investments based on third-party models, or models developed by us, which include discounted cash flow analyses and other techniques and may be based, at least in part, on independently sourced market parameters. The material estimates and assumptions used in these models include the timing and expected amount of cash flows, the appropriateness of discount rates used, and, in some cases, the ability to execute, the timing of and the estimated proceeds from expected financings. The actual results related to any particular investment often vary materially as a result of the inaccuracy of these estimates and assumptions. In addition, because many of the illiquid investments held by our funds are in industries or sectors which are unstable, in distress, or undergoing some uncertainty, such investments are subject to rapid changes in value caused by sudden company-specific or industry-wide developments.

We include the fair value of illiquid assets in the calculations of net asset values, returns of our funds and our AUM. Furthermore, we recognize incentive income from affiliates based in part on these estimated fair values. Because these valuations are inherently uncertain, they may fluctuate greatly from period to period. Also, they may vary greatly from the prices that would be obtained if the assets were to be liquidated on the date of the valuation and often do vary greatly from the prices we eventually realize.

In addition, the values of our investments in publicly traded assets are subject to significant volatility, including due to a number of factors beyond our control. These include actual or anticipated fluctuations in the quarterly and annual results of these companies or other companies in their industries, market perceptions concerning the availability of additional securities for sale, general economic, social or political developments, changes in industry conditions or government regulations, changes in management or capital structure and significant acquisitions and dispositions. Because the market prices of these securities can be volatile, the valuation of these assets will change from period to period, and the valuation for any particular period may not be realized at the time of disposition. In addition, because our private equity funds often hold very large amounts of the securities of their portfolio companies, the disposition of these securities often takes place over a long period of time, which can further expose us to volatility risk. Even if we hold a quantity of public securities that may be difficult to sell in a single transaction, we do not discount the market price of the security for purposes of our valuations.

If we realize value on an investment that is significantly lower than the value at which it was reflected in a fund’s net asset values, we would suffer losses in the applicable fund. This could in turn lead to a decline in asset management fees and a loss equal to the portion of the incentive income from affiliates reported in prior periods that was not realized upon disposition. These effects could become applicable to a large number of our investments if our estimates and assumptions used in estimating their fair values differ from future valuations due to market developments. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Segment Analysis” for information related to fund activity that is no longer consolidated. If asset values turn out to be materially different than values reflected in fund net asset values, fund investors could lose confidence which could, in turn, result in redemptions from our funds that permit redemptions or difficulties in raising additional investments.

We have experienced rapid growth, which may be difficult to sustain and which may place significant demands on our administrative, operational and financial resources.

Our AUM has grown significantly in the past, despite recent fluctuations, and we are pursuing further growth in the near future. Our rapid growth has caused, and planned growth, if successful, will continue to cause, significant demands on our legal, accounting and operational infrastructure, and increased expenses. The complexity of these demands, and the expense required to address them, is a function not simply of the amount by which our AUM has grown, but of the growth in the variety, including the differences in strategy between, and complexity of, our different funds. In addition, we are required to continuously develop our systems and infrastructure in response to the increasing sophistication of the investment management market and legal, accounting, regulatory and tax developments.

Our future growth will depend in part, on our ability to maintain an operating platform and management system sufficient to address our growth and will require us to incur significant additional expenses and to commit additional senior management and operational resources. As a result, we face significant challenges:

•	in maintaining adequate financial, regulatory and business controls;

•	implementing new or updated information and financial systems and procedures; and

•	in training, managing and appropriately sizing our work force and other components of our businesses on a timely and cost-effective basis.

We may not be able to manage our expanding operations effectively or be able to continue to grow, and any failure to do so could adversely affect our ability to generate revenue and control our expenses.

Extensive regulation of our businesses affects our activities and creates the potential for significant liabilities and penalties. The possibility of increased regulatory focus could result in additional burdens on our businesses. Changes in tax or law and other legislative or regulatory changes could adversely affect us.

Overview of Our Regulatory Environment. We are subject to extensive regulation, including periodic examinations, by governmental and self-regulatory organizations in the jurisdictions in which we operate around the world. Many of these regulators, including U.S. and foreign government agencies and self-regulatory organizations, as well as state securities commissions in the United States, are empowered to conduct investigations and administrative proceedings that can result in fines, suspensions of personnel or other sanctions, including censure, the issuance of cease-and-desist orders or the suspension or expulsion of an investment advisor from registration or memberships. Even if an investigation or proceeding did not result in a sanction or the sanction imposed against us or our personnel by a regulator were small in monetary amount, the adverse publicity relating to the investigation, proceeding or imposition of these sanctions could harm our reputation and cause us to lose existing investors or fail to gain new investors. The requirements imposed by our regulators are designed primarily to ensure the integrity of the financial markets and to protect investors in our funds and are not designed to protect our shareholders. Consequently, these regulations often serve to limit our activities.

As a result of highly publicized financial scandals, investors have exhibited concerns over the integrity of the U.S. financial markets and the regulatory environment in which we operate both in the United States and outside the United States is particularly likely to be subject to further regulation. There has been an active debate both nationally and internationally over the appropriate extent of regulation and oversight of private investment funds and their managers. There are proposals in Congress and emanating from Treasury that would identify various kinds of private funds as being potentially systemically significant and subject to increased reporting, oversight and regulation. Any changes in the regulatory framework applicable to our businesses may impose additional expenses on us, require the attention of senior management or result in limitations in the manner in which our business is conducted. On July 21, 2010, President Obama signed into law the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the “Dodd-Frank Act,” which imposes significant new regulations on almost every aspect of the U.S. financial services industry, including aspects of our business and the markets in which we operate. Among other things, the Dodd-Frank Act requires private equity and hedge fund advisers to register with the SEC under the Investment Advisers Act, to maintain extensive records and to file reports if deemed necessary for purposes of systemic risk assessment by certain governmental bodies. Importantly, many of the provisions of the Dodd-Frank Act are subject to further rulemaking and to the discretion of regulatory bodies, such as the Financial Stability Oversight Council. As a result, we do not know exactly what the final regulations under the Dodd-Frank Act will require or how significantly the Dodd-Frank Act will affect us.

Exceptions from Certain Laws. We regularly rely on exemptions from various requirements of the Securities Act, the Exchange Act, the Investment Company Act and the Employment Retirement Income Security Act, or “ERISA,” in conducting our activities. These exemptions are sometimes highly complex and may in certain circumstances depend on compliance by third parties whom we do not control. If for any reason these exemptions were to become unavailable to us, we could become subject to regulatory action or third-party claims and our businesses could be materially and adversely affected. See, for example, “—Risks Related to Our Organization and Structure—If we were deemed an investment company under the Investment Company Act, applicable restrictions could make it impractical for us to continue our businesses as contemplated and could have a material adverse effect on our businesses and the price of our Class A shares.”

Fund Regulatory Environment. The regulatory environment in which our funds operate may affect our businesses. For example, changes in antitrust laws or the enforcement of antitrust laws could affect the level of mergers and acquisitions activity, and changes in state laws may limit investment activities of state pension plans. See “Business—Regulatory and Compliance Matters” for a further discussion of the regulatory environment in which we conduct our businesses.

Future Regulation. We may be adversely affected as a result of new or revised legislation or regulations imposed by the SEC, other U.S. or non-U.S. governmental regulatory authorities or self-regulatory organizations that supervise the financial markets. In January 2009, members of the Senate introduced the Hedge Fund Transparency Act, or the “Hedge Fund Act,” which would apply to private equity funds, venture capital funds, real estate funds and other private investment vehicles with at least $50 million in assets under management. If enacted, the bill would require that such funds—in order to remain exempt from the substantive provisions of the Investment Company Act—register with the SEC, maintain books and records in accordance with SEC requirements, and become subject to SEC examinations and information requests. In addition, the Hedge Fund Act would require each fund to file annual disclosures, which would be made public, containing detailed information about the fund, most notably including the names of all beneficial owners of the fund, an explanation of the fund’s ownership structure and the current value of the fund’s assets under management. Also, the Hedge Fund Act would require each fund to establish anti-money laundering programs. We cannot predict whether this Hedge Fund Act will be enacted or, if enacted, what the final terms would require or the impact of such new regulations on our funds. If enacted, this Hedge Fund Act would likely negatively impact our funds in a number of ways, including increasing the funds’ regulatory costs, imposing additional burdens on the funds’ staff, and potentially requiring the disclosure of sensitive information. Moreover, as calls for additional regulation have increased, there may be a related increase in regulatory investigations of the trading and other investment activities of alternative asset management funds, including our funds. Such investigations may impose additional expenses on us, may require the attention of senior management and may result in fines if any of our funds are deemed to have violated any regulations.

In July 2009, the U.S. House of Representatives passed legislation that would empower federal regulators to prescribe regulations to prohibit any incentive-based payment arrangements that the regulators determine encourage financial institutions to take risks that could threaten the soundness of the financial institutions or adversely affect economic conditions and financial stability. At this time, we cannot predict whether this legislation will be enacted and, if enacted, what form it would take, what affect, if any, that it may have on our business or the markets in which we operate.

In addition, the financial industry will likely become more highly regulated in the near future in response to recent events. On June 17, 2009, the Obama Administration issued a “white paper” containing a series of proposals to reform the financial industry, which, if enacted, would significantly alter both how financial services and asset management firms are regulated and how they conduct their business. The House of Representatives and the Senate have separately passed legislations adopting proposals to require advisors of most hedge funds, private equity funds and other pools of capital to register with the SEC as investment advisors under the Investment Advisers Act of 1940 and to impose new record-keeping and reporting requirements on these funds (which may be similar to those requirements proposed in the Hedge Fund Transparency Act, which is discussed above). In addition, the Obama Administration’s proposals would also require all OTC derivatives markets, including credit default swap markets, to be subject to increased regulation. We do not know what impact the final regulations will have on us if the proposed legislations are enacted.

We also may be adversely affected by changes in the interpretation or enforcement of existing laws and rules by these governmental authorities and self-regulatory organizations. New laws or regulations could make compliance more difficult and expensive and affect the manner in which we conduct business.

Apollo provides investment management services through registered investment advisers. Investment advisers are subject to extensive regulation in the United States and in the other countries in which our investment activities occur. The SEC oversees our activities as a registered investment adviser under the

Investment Advisers Act of 1940. In the United Kingdom, we are subject to regulation by the U.K. Financial Services Authority. Our other European operations, and our investment activities around the globe, are subject to a variety of regulatory regimes that vary country by country. A failure to comply with the obligations imposed by regulatory regimes to which we are subject, including the Investment Advisers Act of 1940 could result in investigations, sanctions and reputational damage.

On June 30, 2010, the SEC adopted a new “pay-to-play” rule that restricts politically active investment advisors from managing state pension funds. The rule prohibits, among other things, a covered investment advisor from receiving compensation for advisory services provided to a government entity (such as a state pension fund) for a two-year period after the advisor, certain covered employees of the advisor or any covered political action committee controlled by the advisor or its employees makes a political contribution to certain government officials. In addition, a covered investment advisor is prohibited from engaging in political fundraising activities for certain elected officials or candidates in jurisdictions where such advisor is providing or seeking governmental business. This new rule complicates and increases the compliance burden for our investment advisors. It will be imperative for a covered investment advisor to adopt an effective compliance program in light of the substantial penalties associated with the rule.

In November 2010, the European Parliament adopted the Directive on Alternative Investment Fund Managers, or the “AIFM.” The AIFM was entered into force in early 2011 and EU member states are required to implement the AIFM into their national laws within two years (by early 2013). The AIFM imposes significant new regulatory requirements on investment managers operating within the EU, including with respect to conduct of business, regulatory capital, valuations, disclosures and marketing. Alternative investment funds organized outside of the EU in which interests are marketed within the EU would be subject to significant conditions on their operations, including satisfying the competent authority of the robustness of internal arrangements with respect to risk management, in particular liquidity risks and additional operational and counterparty risks associated with short selling; the management and disclosure of conflicts of interest; the fair valuation of assets; and the security of depository/custodial arrangements. Such rules could potentially impose significant additional costs on the operation of our business in the EU and could limit our operating flexibility within that jurisdiction.

In October 2010, the EU Council of Ministers formally adopted a directive to amend the revised Capital Requirements Directive, or “CRD III,” which was previously approved by the European Parliament in July 2010. CRD III, among other things, requires EU member states to introduce tighter control on remuneration of key employees and risk takers within specific credit institutions and investment firms and requires subject institutions to disclose information on their remuneration policies and pay-outs on an annual basis. The new remuneration requirements apply to credit institutions and investment firms subject to the Markets in Financial Instruments Directive and apply to subject institutions at group, parent company and subsidiary levels. EU member states are required to implement the CRD III by January 1, 2011. In December 2010, the Committee of European Banking Supervisors, or “CEBS,” published final guidelines on the implementation of CRD III and the U.K. Financial Services Authority, or “FSA,” published a final policy statement on the implementation of remuneration disclosure requirements based on those set out in CRD III. The FSA has set a deadline of December 31, 2011 for subject firms to make their first disclosures. We do not yet know how and the extent to which the new rules may impact us.

In Denmark and Germany, legislative amendments have been adopted which may limit deductibility of interest and other financing expenses in companies in which our funds have invested or may invest in the future. In brief, the Danish legislative amendments generally entail that annual net financing expenses in excess of a certain threshold amount (approximately €2.9 million in 2010) will be limited on the basis of earnings before interest and taxes and/or asset tax values. According to the German legislative amendments, interest expenses exceeding the interest income of the same fiscal year may be deducted only up to 30% of the (adjusted) taxable earnings before interest, taxes, depreciation and amortization of the relevant German business (Betrieb) (subject to specific certain exemptions), while any additional non-deductible interest may, if at all, only be claimed in subsequent years. These amendments may in turn impact the profitability of companies affected by the rules. Our businesses are subject to the risk that similar measures might be introduced in other countries in which they currently have investments or plan to invest in the future, or that other legislative or regulatory measures might be promulgated in any of the countries in which we operate that adversely affect our businesses. In particular, the U.S. Federal income tax law that determines the tax consequences of an investment in Class A shares is under review and is potentially subject to adverse legislative, judicial or administrative change, possibly on a retroactive basis, including possible changes that would result in the treatment of a portion of our carried interest income as ordinary income, that would cause us to become taxable as a corporation and/or would have other adverse effects. Legislation that would cause us to be taxable as a corporation after the Class A shares are listed is pending in Congress. See “—Risks Related to Taxation” and “—Risks Related to Our Organization and Structure.” In addition, U.S. and foreign labor unions have recently been agitating for greater legislative and regulatory oversight of private equity firms and transactions. Labor unions have also threatened to use their influence to prevent pension funds from investing in private equity funds.

Antitrust Regulation. Recently, it has been reported in the press that a few of our competitors in the private equity industry have received information requests relating to private equity transactions from the Antitrust Division of the U.S. Department of Justice. In addition, the U.K. Financial Services Authority recently published a discussion paper on the impact that the growth in the private equity market has had on the markets in the United Kingdom and the suitability of its regulatory approach in addressing risks posed by the private equity market.

Use of Placement Agents. We sometimes use placement agents to assist in marketing certain of the investment funds that we manage. Various state attorneys general and federal and state agencies have initiated industry-wide investigations into the use of placement agents in connection with the solicitation of investments, particularly with respect to investments by public pension funds. Certain affiliates of Apollo have received subpoenas and other requests for information from various government regulatory agencies and investors in Apollo’s funds, seeking information regarding the use of placement agents. Apollo is cooperating with all such investigations and other reviews. Any unanticipated developments from these or future investigations or changes in industry practice may adversely affect our business. Even if these investigations or changes in industry practice do not directly affect our business, adverse publicity could harm our reputation, may cause us to lose existing investors or fail to gain new investors, may depress the price of our Class A shares or may have other negative consequences.

Our revenue, net income and cash flow are all highly variable, which may make it difficult for us to achieve steady earnings growth on a quarterly basis and may cause the price of our Class A shares to decline.

Our revenue, net income and cash flow are all highly variable, primarily due to the fact that carried interest from our private equity funds, which constitute the largest portion of income from our combined businesses, and the transaction and advisory fees that we receive can vary significantly from quarter to quarter and year to year. In addition, the investment returns of most of our funds are volatile. We may also experience fluctuations in our results from quarter to quarter and year to year due to a number of other factors, including changes in the values of our funds’ investments, changes in the amount of distributions, dividends or interest paid in respect of investments, changes in our operating expenses, the degree to which we encounter competition and general economic and market conditions. In addition, carried interest income from our private equity funds and certain of our capital markets and real estate funds is subject to contingent repayment by the general partner if, upon the final distribution, the relevant fund’s general partner has received cumulative carried interest on individual portfolio investments in excess of the amount of carried interest it would be entitled to from the profits calculated for all portfolio investments in the aggregate. Such variability may lead to volatility in the trading price of our Class A shares and cause our results for a particular period not to be indicative of our performance in a future period. It may be difficult for us to achieve steady growth in net income and cash flow on a quarterly basis, which could in turn lead to large adverse movements in the price of our Class A shares or increased volatility in our Class A share price generally.

The timing of carried interest generated by our private equity funds is uncertain and will contribute to the volatility of our results. Carried interest depends on our private equity funds’ performance. It takes a substantial period of time to identify attractive investment opportunities, to raise all the funds needed to make an investment and then to realize the cash value or other proceeds of an investment through a sale, public offering, recapitalization or other exit. Even if an investment proves to be profitable, it may be several years before any profits can be realized in cash or other proceeds. We cannot predict when, or if, any realization of investments will occur. Although we recognize carried interest income on an accrual basis, we receive private equity carried interest payments only upon disposition of an investment by the relevant fund, which contributes to the volatility of our cash flow. If we were to have a realization event in a particular quarter or year, it may have a significant impact on our results for that particular quarter or year that may not be replicated in subsequent periods. We recognize revenue on investments in our funds based on our allocable share of realized and unrealized gains (or losses) reported by such funds, and a decline in realized or unrealized gains, or an increase in realized or unrealized losses, would adversely affect our revenue, which could further increase the volatility of our results.

With respect to a number of our capital markets funds, our incentive income is paid annually, semi-annually or quarterly, and the varying frequency of these payments will contribute to the volatility of our revenues and cash flow. Furthermore, we earn this incentive income only if the net asset value of a fund has increased or, in the case of certain funds, increased beyond a particular threshold. Our distressed and event-driven hedge funds also have “high water marks” with respect to the investors in these funds. If the high water mark for a particular investor is not surpassed, we would not earn incentive income with respect to such investor during a particular period even though such investor had positive returns in such period as a result of losses in prior periods. If such an investor experiences losses, we will not be able to earn incentive income from such investor until it surpasses the previous high water mark. The incentive income we earn is therefore dependent on the net asset value of investors’ investments in the fund, which could lead to significant volatility in our results.

Because our revenue, net income and cash flow can be highly variable from quarter to quarter and year to year, we plan not to provide any guidance regarding our expected quarterly and annual operating results. The lack of guidance may affect the expectations of public market analysts and could cause increased volatility in our Class A share price.

The investment management business is intensely competitive, which could materially adversely impact us.

Over the past several years, the size and number of private equity funds and capital markets funds has continued to increase. If this trend continues, it is possible that it will become increasingly difficult for our funds to raise capital as funds compete for investments from a limited number of qualified investors. As the size and number of private equity and capital markets funds increase, it could become more difficult to win attractive investment opportunities at favorable prices. Due to the global economic downturn and generally poor returns in alternative asset investment businesses during the crisis, institutional investors have suffered from decreasing returns, liquidity pressure, increased volatility and difficulty maintaining targeted asset allocations, and a significant number of investors have materially decreased or temporarily stopped making new fund investments during this period. As the economy begins to recover, such investors may elect to reduce their overall portfolio allocations to alternative investments such as private equity and hedge funds, resulting in a smaller overall pool of available capital in our industry. Even if such investors continue to invest at historic levels, they may seek to negotiate reduced fee structures or other modifications to fund structures as a condition to investing.

In the event all or part of this analysis proves true, when trying to raise new capital we will be competing for fewer total available assets in an increasingly competitive environment which could lead to fee reductions and redemptions as well as difficulty in raising new capital. Such changes would adversely affect our revenues and profitability.

Competition among funds is based on a variety of factors, including:

•	investment performance;

•	investor liquidity and willingness to invest;

•	investor perception of investment managers’ drive, focus and alignment of interest;

•	quality of service provided to and duration of relationship with investors;

•	business reputation; and

•	the level of fees and expenses charged for services.

We compete in all aspects of our businesses with a large number of investment management firms, private equity fund sponsors, capital markets fund sponsors and other financial institutions. A number of factors serve to increase our competitive risks:

•	fund investors may develop concerns that we will allow a business to grow to the detriment of its performance;

•

investors may reduce their investments in our funds or not make additional investments in our funds based upon current market conditions, their available capital or their perception of the health of our businesses;

•

some of our competitors have greater capital, lower targeted returns or greater sector or investment strategy-specific expertise than we do, which creates competitive disadvantages with respect to investment opportunities;

•

some of our competitors may also have a lower cost of capital and access to funding sources that are not available to us, which may create competitive disadvantages for us with respect to investment opportunities;

•

some of our competitors may perceive risk differently than we do, which could allow them either to outbid us for investments in particular sectors or, generally, to consider a wider variety of investments;

•	some of our funds may not perform as well as competitors’ funds or other available investment products;

•	our competitors that are corporate buyers may be able to achieve synergistic cost savings in respect of an investment, which may provide them with a competitive advantage in bidding for an investment;

•	some fund investors may prefer to invest with an investment manager that is not publicly traded;

•

there are relatively few barriers to entry impeding new private equity and capital markets fund management firms, and the successful efforts of new entrants into our various businesses, including former “star” portfolio managers at large diversified financial institutions as well as such institutions themselves, will continue to result in increased competition;

•

there are no barriers to entry to our businesses, implementing an integrated platform similar to ours or the strategies that we deploy at our funds, such as distressed investing, which we believe are our competitive strengths, except that our competitors would need to hire professionals with the investment expertise or grow it internally; and

•	other industry participants continuously seek to recruit our investment professionals away from us.

In addition, fund managers have increasingly adopted investment strategies traditionally associated with the other. Capital markets funds have become active in taking control positions in companies, while private equity funds have assumed minority positions in publicly listed companies. This convergence could heighten our competitive risk by expanding the range of asset managers seeking private equity investments and making it more difficult for us to differentiate ourselves from managers of capital markets funds.

These and other factors could reduce our earnings and revenues and materially adversely affect our businesses. In addition, if we are forced to compete with other alternative asset managers on the basis of price, we may not be able to maintain our current management fee and incentive income structures. We have historically competed primarily on the performance of our funds, and not on the level of our fees or incentive income relative to those of our competitors. However, there is a risk that fees and incentive income in the alternative investment management industry will decline, without regard to the historical performance of a manager. Fee or incentive income reductions on existing or future funds, without corresponding decreases in our cost structure, would adversely affect our revenues and profitability.

Our ability to retain our investment professionals is critical to our success and our ability to grow depends on our ability to attract additional key personnel.

Our success depends on our ability to retain our investment professionals and recruit additional qualified personnel. We anticipate that it will be necessary for us to add investment professionals as we pursue our growth strategy. However, we may not succeed in recruiting additional personnel or retaining current personnel, as the market for qualified investment professionals is extremely competitive. Our investment professionals possess substantial experience and expertise in investing, are responsible for locating and executing our funds’ investments, have significant relationships with the institutions that are the source of many of our funds’ investment opportunities, and in certain cases have key relationships with our fund investors. Therefore, if our investment professionals join competitors or form competing companies it could result in the loss of significant investment opportunities and certain existing fund investors. Legislation has been proposed in the U.S. Congress to treat portions of carried interest as ordinary income rather than as capital gain for U.S. Federal income tax purposes. Because we compensate our investment professionals in large part by giving them an equity interest in our business or a right to receive carried interest, such legislation could adversely affect our ability to recruit, retain and motivate our current and future investment professionals. See “—Risks Related to Taxation—Our structure involves complex provisions of U.S. Federal income tax law for which no clear precedent or authority may be available. Our structure is also subject to potential legislative, judicial or administrative change and differing interpretations, possibly on a retroactive basis” and “—Risks Related to Taxation—The U.S. Federal income tax law that determines the tax consequences of an investment in Class A shares is under review and is potentially subject to adverse legislative, judicial or administrative change, possibly on a retroactive basis, including possible changes that would result in the treatment of our long-term capital gains as ordinary income, that would cause us to become taxable as a corporation and/or have other adverse effects.” The loss of even a small number of our investment professionals could jeopardize the performance of our funds, which would have a material adverse effect on our results of operations. Efforts to retain or attract investment professionals may result in significant additional expenses, which could adversely affect our profitability.

Our sale of equity interests to the public may harm our ability to provide equity compensation to investment professionals, which could make it more difficult to attract and retain them and could harm aspects of our business.

We might not be able to provide investment professionals with equity interests in our business to the same extent or with the same tax consequences as we did prior to the Private Offering Transactions. Therefore, in order to recruit and retain existing and future investment professionals, we may need to increase the level of compensation that we pay to them. Accordingly, as we promote or hire new investment professionals over time, we may increase the level of compensation we pay to our investment professionals, which would cause our total employee compensation and benefits expense as a percentage of our total revenue to increase and adversely affect our profitability. In addition, any issuance of equity interests in our business to investment professionals would dilute the holders of Class A shares.

We strive to maintain a work environment that reinforces our culture of collaboration, motivation and alignment of interests with investors. The effects of becoming public, including potential changes in our compensation structure, could adversely affect this culture. If we do not continue to develop and implement the right processes and tools to manage our changing enterprise and maintain this culture, our ability to compete successfully and achieve our business objectives could be impaired, which could negatively impact our business, financial condition and results of operations.

We may not be successful in expanding into new investment strategies, markets and businesses.

We actively consider the opportunistic expansion of our businesses, both geographically and into complementary new investment strategies. We may not be successful in any such attempted expansion. Attempts to expand our businesses involve a number of special risks, including some or all of the following:

•	the diversion of management’s attention from our core businesses;

•	the disruption of our ongoing businesses;

•	entry into markets or businesses in which we may have limited or no experience;

•	increasing demands on our operational systems;

•	potential increase in investor concentration; and

•	the broadening of our geographic footprint, increasing the risks associated with conducting operations in foreign jurisdictions.

Additionally, any expansion of our businesses could result in significant increases in our outstanding indebtedness and debt service requirements, which would increase the risks in investing in our Class A shares and may adversely impact our results of operations and financial condition.

We also may not be successful in identifying new investment strategies or geographic markets that increase our profitability, or in identifying and acquiring new businesses that increase our profitability. Because we have not yet identified these potential new investment strategies, geographic markets or businesses, we cannot identify for you all the risks we may face and the potential adverse consequences on us and your investment that may result from our attempted expansion. We also do not know how long it may take for us to expand, if we do so at all. We have total discretion, at the direction of our manager, without needing to seek approval from our board of directors or shareholders, to enter into new investment strategies, geographic markets and businesses, other than expansions involving transactions with affiliates which may require limited board approval.

Many of our funds invest in relatively high-risk, illiquid assets and we may fail to realize any profits from these activities for a considerable period of time or lose some or all of the principal amount we invest in these activities.

Many of our funds invest in securities that are not publicly traded. In many cases, our funds may be prohibited by contract or by applicable securities laws from selling such securities for a period of time. Our funds will generally not be able to sell these securities publicly unless their sale is registered under applicable securities laws, or unless an exemption from such registration requirements is available. Accordingly, our funds may be forced, under certain conditions, to sell securities at a loss. The ability of many of our funds, particularly our private equity funds, to dispose of investments is heavily dependent on the public equity markets, inasmuch as the ability to realize value from an investment may depend upon the ability to complete an initial public offering of the portfolio company in which such investment is held. Furthermore, large holdings even of publicly traded equity securities can often be disposed of only over a substantial period of time, exposing the investment returns to risks of downward movement in market prices during the disposition period.

Dependence on significant leverage in investments by our funds could adversely affect our ability to achieve attractive rates of return on those investments.

Because many of our private equity funds’ investments rely heavily on the use of leverage, our ability to achieve attractive rates of return on investments will depend on our continued ability to access sufficient sources of indebtedness at attractive rates. For example, in many private equity investments, indebtedness may constitute 70% or more of a portfolio company’s total debt and equity capitalization, including debt that may be incurred in connection with the investment, and a portfolio company’s leverage will often increase in recapitalization transactions subsequent to the company’s acquisition by a private equity fund. The absence of available sources of senior debt financing for extended periods of time could therefore materially and adversely affect our private equity funds. An increase in either the general levels of interest rates or in the risk spread demanded by sources of indebtedness would make it more expensive to finance those investments. Increases in interest rates could also make it more difficult to locate and consummate private equity investments because other potential buyers, including operating companies acting as strategic buyers, may be able to bid for an asset at a higher price due to a lower overall cost of capital. In addition, a portion of the indebtedness used to finance private equity investments often includes high-yield debt securities issued in the capital markets. Availability of capital from the high-yield debt markets is subject to significant volatility, and there may be times when we might not be able to access those markets at attractive rates, or at all. For example, the dislocation in the credit markets which we believe began in July 2007 and the record backlog of supply in the debt markets resulting from such dislocation has materially affected the ability and willingness of banks to underwrite new high-yield debt securities.

Investments in highly leveraged entities are inherently more sensitive to declines in revenues, increases in expenses and interest rates and adverse economic, market and industry developments. The incurrence of a significant amount of indebtedness by an entity could, among other things:

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give rise to an obligation to make mandatory prepayments of debt using excess cash flow, which might limit the entity’s ability to respond to changing industry conditions to the extent additional cash is needed for the response, to make unplanned but necessary capital expenditures or to take advantage of growth opportunities;

•

allow even moderate reductions in operating cash flow to render it unable to service its indebtedness, leading to a bankruptcy or other reorganization of the entity and a loss of part or all of the equity investment in it;

•	limit the entity’s ability to adjust to changing market conditions, thereby placing it at a competitive disadvantage compared to its competitors who have relatively less debt;

•	limit the entity’s ability to engage in strategic acquisitions that might be necessary to generate attractive returns or further growth; and

•	limit the entity’s ability to obtain additional financing or increase the cost of obtaining such financing, including for capital expenditures, working capital or general corporate purposes.

As a result, the risk of loss associated with a leveraged entity is generally greater than for companies with comparatively less debt. For example, many investments consummated by private equity sponsors during the past three years which utilized significant amounts of leverage are experiencing severe economic stress and may default on their debt obligations due to a decrease in revenues and cash flow precipitated by the recent economic downturn.

When our private equity funds’ existing portfolio investments reach the point when debt incurred to finance those investments matures in significant amounts and must be either repaid or refinanced, those investments may materially suffer if they have generated insufficient cash flow to repay maturing debt and there is insufficient capacity and availability in the financing markets to permit them to refinance maturing debt on satisfactory terms, or at all. If the current unusually limited availability of financing for such purposes were to persist for several years, when significant amounts of the debt incurred to finance our private equity funds’ existing portfolio investments start to come due, these funds could be materially and adversely affected.

Our capital markets funds may choose to use leverage as part of their respective investment programs and regularly borrow a substantial amount of their capital. The use of leverage poses a significant degree of risk and enhances the possibility of a significant loss in the value of the investment portfolio. The fund may borrow money from time to time to purchase or carry securities. The interest expense and other costs incurred in connection with such borrowing may not be recovered by appreciation in the securities purchased or carried, and will be lost—and the timing and magnitude of such losses may be accelerated or exacerbated—in the event of a decline in the market value of such securities. Gains realized with borrowed funds may cause the fund’s net asset value to increase at a faster rate than would be the case without borrowings. However, if investment results fail to cover the cost of borrowings, the fund’s net asset value could also decrease faster than if there had been no borrowings. In addition, as a business development company under the Investment Company Act, AIC is permitted to issue senior securities in amounts such that its asset coverage ratio equals at least 200% after each issuance of senior securities. AIC’s ability to pay dividends will be restricted if its asset coverage ratio falls below at least 200% and any amounts that it uses to service its indebtedness are not available for dividends to its common stockholders. An increase in interest rates could also decrease the value of fixed-rate debt investments that our funds make. Any of the foregoing circumstances could have a material adverse effect on our financial condition, results of operations and cash flow.

The requirements of being a public entity may strain our resources.

Once the registration statement of which this prospectus forms a part becomes effective, we will be subject to the reporting requirements of the Exchange Act and requirements of the U.S. Sarbanes-Oxley Act of 2002, or the “Sarbanes-Oxley Act.” These requirements may place a strain on our systems and resources. The Exchange Act requires that we file annual, quarterly and current reports with respect to our businesses and financial condition. The Sarbanes-Oxley Act requires that we maintain effective disclosure controls and procedures and internal controls over financial reporting, which is discussed below. In order to maintain and improve the effectiveness of our disclosure controls and procedures, significant resources and management oversight will be required. We have not had to prepare and file such reports in the past. We will be implementing additional procedures and processes for the purpose of addressing the standards and requirements applicable to public companies. We expect to incur significant additional annual expenses related to these steps and, among other things, additional directors and officers liability insurance, director fees, reporting requirements of the SEC, transfer agent fees, hiring additional accounting, legal and administrative personnel, increased auditing and legal fees and similar expenses.

Our internal control over financial reporting does not currently meet all of the standards contemplated by Section 404 of the Sarbanes-Oxley Act, and failure to achieve and maintain effective internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act could have a material adverse effect on our businesses and stock price.

We have not previously been required to comply with the requirements of the Sarbanes-Oxley Act, including the internal control evaluation and certification requirement of Section 404 of that statute, and we will not be required to comply with all those requirements until after we have been subject to the requirements of the Exchange Act for a specified period. We are in the process of addressing our internal control over, and policies and processes related to, financial reporting and the identification of key financial reporting risks, assessment of their potential impact and linkage of those risks to specific areas and activities within our organization.

We have begun the process of documenting and evaluating our internal control procedures pursuant to the requirements of Section 404, which requires annual management assessments of the effectiveness of our internal control over financial reporting and a report by our independent registered public accounting firm addressing these assessments. If we are not able to implement the requirements of Section 404 in a timely manner or with adequate compliance, our independent registered public accounting firm may not be able to certify as to the effectiveness of our internal control over financial reporting. Matters impacting our internal controls may cause us to be unable to report our financial information on a timely basis and thereby subject us to adverse regulatory consequences, including sanctions by the SEC or violations of applicable stock exchange listing rules, and result in a breach of the covenants under the AMH credit facility. There could also be a negative reaction in the financial markets due to a loss of investor confidence in us and the reliability of our financial statements. Confidence in the reliability of our financial statements is also likely to suffer if our independent registered public accounting firm reports a material weakness in our internal control over financial reporting. This could materially adversely affect us and lead to a decline in our share price. In addition, we will incur incremental costs in order to improve our internal control over financial reporting and comply with Section 404, including increased auditing and legal fees and costs associated with hiring additional accounting and administrative staff. These costs will be significant and are not reflected in our financial statements.

The potential requirement to convert our financial statements from being prepared in conformity with accounting principles generally accepted in the United States of America to International Financial Reporting Standards may strain our resources and increase our annual expenses.

As a public entity, the SEC may require in the future that we report our financial results under International Financial Reporting Standards, or “IFRS,” instead of under generally accepted accounting principles in the United States of America, or “U.S. GAAP.” IFRS is a set of accounting principles that has been gaining acceptance on a worldwide basis. These standards are published by the London-based International Accounting Standards Board, or “IASB,” and are more focused on objectives and principles and less reliant on detailed rules than U.S. GAAP. Today, there remain significant and material differences in several key areas between U.S. GAAP and IFRS which would affect Apollo. Additionally, U.S. GAAP provides specific guidance in classes of accounting transactions for which equivalent guidance in IFRS does not exist. The adoption of IFRS is highly complex and would have an impact on many aspects and operations of Apollo, including but not limited to financial accounting and reporting systems, internal controls, taxes, borrowing covenants and cash management. It is expected that a significant amount of time, internal and external resources and expenses over a multi-year period would be required for this conversion.

Operational risks relating to the execution, confirmation or settlement of transactions, our dependence on our headquarters in New York City and third-party providers may disrupt our businesses, result in losses or limit our growth.

We face operational risk from errors made in the execution, confirmation or settlement of transactions. We also face operational risk from transactions not being properly recorded, evaluated or accounted for in our funds. In particular, our credit-oriented capital markets business is highly dependent on our ability to process and evaluate, on a daily basis, transactions across markets and geographies in a time-sensitive, efficient and accurate manner. Consequently, we rely heavily on our financial, accounting and other data processing systems. New investment products we may introduce could create a significant risk that our existing systems may not be adequate to identify or control the relevant risks in the investment strategies employed by such new investment products. In addition, our information systems and technology might not be able to accommodate our growth, and the cost of maintaining such systems might increase from its current level. These risks could cause us to suffer financial loss, a disruption of our businesses, liability to our funds, regulatory intervention and reputational damage.

Furthermore, we depend on our headquarters, which is located in New York City, for the operation of many of our businesses. A disaster or a disruption in the infrastructure that supports our businesses, including a disruption involving electronic communications or other services used by us or third parties with whom we conduct business, or directly affecting our headquarters, may have an adverse impact on our ability to continue to operate our businesses without interruption which could have a material adverse effect on us. Although we have disaster recovery programs in place, these may not be sufficient to mitigate the harm that may result from such a disaster or disruption. In addition, insurance and other safeguards might only partially reimburse us for our losses.

Finally, we rely on third-party service providers for certain aspects of our businesses, including for certain information systems, technology and administration of our funds and compliance matters. Any interruption or deterioration in the performance of these third parties could impair the quality of the funds’ operations and could impact our reputation and adversely affect our businesses and limit our ability to grow.

We derive a substantial portion of our revenues from funds managed pursuant to management agreements that may be terminated or fund partnership agreements that permit fund investors to request liquidation of investments in our funds on short notice.

The terms of our funds generally give either the general partner of the fund or the fund’s board of directors the right to terminate our investment management agreement with the fund. However, insofar as we control the general partner of our funds that are limited partnerships, the risk of termination of investment management agreement for such funds is limited, subject to our fiduciary or contractual duties as general partner. This risk is more significant for certain of our funds, which have independent boards of directors.

With respect to our funds that are subject to the Investment Company Act, each fund’s investment management agreement must be approved annually by such funds’ board of directors or by the vote of a majority of the shareholders and the majority of the independent members of such fund’s board of directors and, as required by law. The funds’ investment management agreement can also be terminated by the majority of the shareholders. Termination of these agreements would reduce the fees we earn from the relevant funds, which could have a material adverse effect on our results of operations. Currently, AIC is the only Apollo fund that is subject to these provisions of the Investment Company Act, as it has elected to be treated as a business development company under the Investment Company Act.

In addition, in connection with the deconsolidation of certain of our private equity and capital markets funds, the governing documents of those funds were amended to provide that a simple majority of a fund’s unaffiliated investors have the right to liquidate that fund, which would cause management fees and incentive income to terminate. Our ability to realize incentive income from such funds also would be adversely affected if we are required to liquidate fund investments at a time when market conditions result in our obtaining less for investments than could be obtained at later times. Because this right is a new one, we do not know whether, and under what circumstances, the investors in our funds are likely to exercise such right.

In addition, the management agreements of our funds would terminate if we were to experience a change of control without obtaining investor consent. Such a change of control could be deemed to occur in the event our managing partners exchange enough of their interests in the Apollo Operating Group into our Class A shares such that our managing partners no longer own a controlling interest in us. We cannot be certain that consents required for the assignment of our management agreements will be obtained if such a deemed change of control occurs. Termination of these agreements would affect the fees we earn from the relevant funds and the transaction and advisory fees we earn from the underlying portfolio companies, which could have a material adverse effect on our results of operations.

Our use of leverage to finance our businesses will expose us to substantial risks, which are exacerbated by our funds’ use of leverage to finance investments.

We have a term loan outstanding under the AMH credit facility. We may choose to finance our business operations through further borrowings. Our existing and future indebtedness exposes us to the typical risks associated with the use of leverage, including those discussed below under “—Dependence on significant leverage in investments by our funds could adversely affect our ability to achieve attractive rates of return on those investments.” These risks are exacerbated by certain of our funds’ use of leverage to finance investments and, if they were to occur, could cause us to suffer a decline in the credit ratings assigned to our debt by rating agencies, which might result in an increase in our borrowing costs or result in other material adverse effects on our businesses.

Borrowings under the AMH credit facility mature on either April 20, 2014 or January 3, 2017. As these borrowings and other indebtedness matures, we will be required to either refinance them by entering into new facilities, which could result in higher borrowing costs, or issuing equity, which would dilute existing shareholders. We could also repay them by using cash on hand or cash from the sale of our assets. We could have difficulty entering into new facilities or issuing equity in the future on attractive terms, or at all.

Borrowings under the AMH credit facility are either LIBOR or ABR-based floating-rate obligations. As a result, an increase in short-term interest rates will increase our interest costs to the extent such borrowings have not been hedged into fixed rates.

We are subject to third-party litigation that could result in significant liabilities and reputational harm, which could materially adversely affect our results of operations, financial condition and liquidity.

In general, we will be exposed to risk of litigation by our investors if our management of any fund is alleged to constitute bad faith, gross negligence, willful misconduct, fraud, willful or reckless disregard for our duties to the fund or other forms of misconduct. Investors could sue us to recover amounts lost by our funds due to our alleged misconduct, up to the entire amount of loss. Further, we may be subject to litigation arising from investor dissatisfaction with the performance of our funds or from allegations that we improperly exercised control or influence over companies in which our funds have large investments. By way of example, we, our funds and certain of our employees are each exposed to the risks of litigation relating to investment activities in our funds and actions taken by the officers and directors (some of whom may be Apollo employees) of portfolio companies, such as the risk of shareholder litigation by other shareholders of public companies in which our funds have large investments. We are also exposed to risks of litigation or investigation relating to transactions that presented conflicts of interest that were not properly addressed. In addition, our rights to indemnification by the funds we manage may not be upheld if challenged, and our indemnification rights generally do not cover bad faith, gross negligence, willful misconduct, fraud, willful or reckless disregard for our duties to the fund or other forms of misconduct. If we are required to incur all or a portion of the costs arising out of litigation or investigations as a result of inadequate insurance proceeds or failure to obtain indemnification from our funds, our results of operations, financial condition and liquidity would be materially adversely affected.

In addition, with a workforce that includes many very highly paid investment professionals, we face the risk of lawsuits relating to claims for compensation, which may individually or in the aggregate be significant in amount. Such claims are more likely to occur in the current environment where individual employees may experience significant volatility in their year-to-year compensation due to trading performance or other issues and in situations where previously highly compensated employees were terminated for performance or efficiency reasons. The cost of settling such claims could adversely affect our results of operations.

If any lawsuits brought against us were to result in a finding of substantial legal liability, the lawsuit could, in addition to any financial damage, cause significant reputational harm to us, which could seriously harm our business. We depend to a large extent on our business relationships and our reputation for integrity and high-caliber professional services to attract and retain investors and to pursue investment opportunities for our funds. As a result, allegations of improper conduct by private litigants or regulators, whether the ultimate outcome is favorable or unfavorable to us, as well as negative publicity and press speculation about us, our investment activities or the private equity industry in general, whether or not valid, may harm our reputation, which may be more damaging to our business than to other types of businesses.

Our failure to deal appropriately with conflicts of interest could damage our reputation and adversely affect our businesses.

As we have expanded and as we continue to expand the number and scope of our businesses, we increasingly confront potential conflicts of interest relating to our funds’ investment activities. Certain of our funds may have overlapping investment objectives, including funds that have different fee structures, and potential conflicts may arise with respect to our decisions regarding how to allocate investment opportunities among those funds. For example, a decision to acquire material non-public information about a company while pursuing an investment opportunity for a particular fund gives rise to a potential conflict of interest when it results in our having to restrict the ability of other funds to take any action. In addition, fund investors (or holders of Class A shares) may perceive conflicts of interest regarding investment decisions for funds in which our managing partners, who have and may continue to make significant personal investments in a variety of Apollo funds, are personally invested. Similarly, conflicts of interest may exist in the valuation of our investments and regarding decisions about the allocation of specific investment opportunities among us and our funds and the allocation of fees and costs among us, our funds and their portfolio companies.

Pursuant to the terms of our operating agreement, whenever a potential conflict of interest exists or arises between any of the managing partners, one or more directors or their respective affiliates, on the one hand, and us, any of our subsidiaries or any shareholder other than a managing partner, on the other, any resolution or course of action by our board of directors shall be permitted and deemed approved by all shareholders if the resolution or course of action (i) has been specifically approved by a majority of the voting power of our outstanding voting shares (excluding voting shares owned by our manager or its affiliates) or by a conflicts committee of the board of directors composed entirely of one or more independent directors, (ii) is on terms no less favorable to us or our shareholders (other than a managing partner) than those generally being provided to or available from unrelated third parties or (iii) it is fair and reasonable to us and our shareholders taking into account the totality of the relationships between the parties involved. All conflicts of interest described in this prospectus will be deemed to have been specifically approved by all shareholders. Notwithstanding the foregoing, it is possible that potential or perceived conflicts could give rise to investor dissatisfaction or litigation or regulatory enforcement actions. Appropriately dealing with conflicts of interest is complex and difficult and our reputation could be damaged if we fail, or appear to fail, to deal appropriately with one or more potential or actual conflicts of interest. Regulatory scrutiny of, or litigation in connection with, conflicts of interest would have a material adverse effect on our reputation which would materially adversely affect our businesses in a number of ways, including as a result of redemptions by our investors from our funds, an inability to raise additional funds and a reluctance of counterparties to do business with us.

Our organizational documents do not limit our ability to enter into new lines of businesses, and we may expand into new investment strategies, geographic markets and businesses, each of which may result in additional risks and uncertainties in our businesses.

We intend, to the extent that market conditions warrant, to grow our businesses by increasing AUM in existing businesses and expanding into new investment strategies, geographic markets and businesses. Our organizational documents, however, do not limit us to the investment management business. Accordingly, we may pursue growth through acquisitions of other investment management companies, acquisitions of critical business partners or other strategic initiatives, which may include entering into new lines of business, such as the insurance, broker-dealer or financial advisory industries. In addition, we expect opportunities will arise to acquire other alternative or traditional asset managers. To the extent we make strategic investments or acquisitions, undertake other strategic initiatives or enter into a new line of business, we will face numerous risks and uncertainties, including risks associated with (i) the required investment of capital and other resources, (ii) the possibility that we have insufficient expertise to engage in such activities profitably or without incurring inappropriate amounts of risk, (iii) combining or integrating operational and management systems and controls and (iv) the broadening of our geographic footprint, including the risks associated with conducting operations in foreign jurisdictions. Entry into certain lines of business may subject us to new laws and regulations with which we are not familiar, or from which we are currently exempt, and may lead to increased litigation and regulatory risk. If a new business generates insufficient revenues or if we are unable to efficiently manage our expanded operations, our results of operations will be adversely affected. Our strategic initiatives may include joint ventures, in which case we will be subject to additional risks and uncertainties in that we may be dependent upon, and subject to liability, losses or reputational damage relating to, systems, controls and personnel that are not under our control.

Employee misconduct could harm us by impairing our ability to attract and retain investors and by subjecting us to significant legal liability, regulatory scrutiny and reputational harm.

Our reputation is critical to maintaining and developing relationships with the investors in our funds, potential fund investors and third parties with whom we do business. In recent years, there have been a number of highly publicized cases involving fraud, conflicts of interest or other misconduct by individuals in the financial services industry. There is a risk that our employees could engage in misconduct that adversely affects our businesses. For example, if an employee were to engage in illegal or suspicious activities, we could be subject to regulatory sanctions and suffer serious harm to our reputation, financial position, investor relationships and ability to attract future investors. It is not always possible to deter employee misconduct, and the precautions we take to detect and prevent this activity may not be effective in all cases. Misconduct by our employees, or even unsubstantiated allegations, could result in a material adverse effect on our reputation and our businesses.

The due diligence process that we undertake in connection with investments by our funds may not reveal all facts that may be relevant in connection with an investment.

Before making investments in private equity and other investments, we conduct due diligence that we deem reasonable and appropriate based on the facts and circumstances applicable to each investment. When conducting due diligence, we may be required to evaluate important and complex business, financial, tax, accounting, environmental and legal issues. Outside consultants, legal advisors, accountants and investment banks may be involved in the due diligence process in varying degrees depending on the type of investment. Nevertheless, when conducting due diligence and making an assessment regarding an investment, we rely on the resources available to us, including information provided by the target of the investment and, in some circumstances, third-party investigations. The due diligence investigation that we will carry out with respect to any investment opportunity may not reveal or highlight all relevant facts that may be necessary or helpful in evaluating such investment opportunity. Moreover, such an investigation will not necessarily result in the investment being successful.

Certain of our funds utilize special situation and distressed debt investment strategies that involve significant risks.

Our funds often invest in obligors and issuers with weak financial conditions, poor operating results, substantial financial needs, negative net worth and/or special competitive problems. These funds also invest in obligors and issuers that are involved in bankruptcy or reorganization proceedings. In such situations, it may be difficult to obtain full information as to the exact financial and operating conditions of these obligors and issuers. Additionally, the fair values of such investments are subject to abrupt and erratic market movements and significant price volatility if they are publicly traded securities, and are subject to significant uncertainty in general if they are not publicly traded securities. Furthermore, some of our funds’ distressed investments may not be widely traded or may have no recognized market. A fund’s exposure to such investments may be substantial in relation to the market for those investments, and the assets are likely to be illiquid and difficult to sell or transfer. As a result, it may take a number of years for the market value of such investments to ultimately reflect their intrinsic value as perceived by us.

A central feature of our distressed investment strategy is our ability to successfully predict the occurrence of certain corporate events, such as debt and/or equity offerings, restructurings, reorganizations, mergers, takeover offers and other transactions, that we believe will improve the condition of the business. If the corporate event we predict is delayed, changed or never completed, the market price and value of the applicable fund’s investment could decline sharply.

In addition, these investments could subject us to certain potential additional liabilities that may exceed the value of our original investment. Under certain circumstances, payments or distributions on certain investments may be reclaimed if any such payment or distribution is later determined to have been a fraudulent conveyance, a preferential payment or similar transaction under applicable bankruptcy and insolvency laws. In addition, under certain circumstances, a lender that has inappropriately exercised control of the management and policies of a debtor may have its claims subordinated or disallowed, or may be found liable for damages suffered by parties as a result of such actions. In the case where the investment in securities of troubled companies is made in connection with an attempt to influence a restructuring proposal or plan of reorganization in bankruptcy, our funds may become involved in substantial litigation.

We often pursue investment opportunities that involve business, regulatory, legal or other complexities.

As an element of our investment style, we often pursue unusually complex investment opportunities. This can often take the form of substantial business, regulatory or legal complexity that would deter other investment managers. Our tolerance for complexity presents risks, as such transactions can be more difficult, expensive and time-consuming to finance and execute; it can be more difficult to manage or realize value from the assets acquired in such transactions; and such transactions sometimes entail a higher level of regulatory scrutiny or a greater risk of contingent liabilities. Any of these risks could harm the performance of our funds.

Our funds make investments in companies that we do not control.

Investments by our capital markets funds (and, in certain instances, our private equity funds) will include debt instruments and equity securities of companies that we do not control. Such instruments and securities may be acquired by our funds through trading activities or through purchases of securities from the issuer. In the future, our private equity funds may seek to acquire minority equity interests more frequently and may also dispose of a portion of their majority equity investments in portfolio companies over time in a manner that results in the funds retaining a minority investment. Those investments will be subject to the risk that the company in which the investment is made may make business, financial or management decisions with which we do not agree or that the majority stakeholders or the management of the company may take risks or otherwise act in a manner that does not serve our interests. If any of the foregoing were to occur, the values of investments by our funds could decrease and our financial condition, results of operations and cash flow could suffer as a result.

Our funds may face risks relating to undiversified investments.

While diversification is generally an objective of our funds, we cannot give assurance as to the degree of diversification that will actually be achieved in any fund investments. Because a significant portion of a fund’s capital may be invested in a single investment or portfolio company, a loss with respect to such investment or portfolio company could have a significant adverse impact on such fund’s capital. This risk is exacerbated by co-investments that we cause AAA to undertake. Accordingly, a lack of diversification on the part of a fund could adversely affect a fund’s performance and therefore, our financial condition and results of operations.

Some of our funds invest in foreign countries and securities of issuers located outside of the United States, which may involve foreign exchange, political, social and economic uncertainties and risks.

Some of our funds invest a portion of their assets in the equity, debt, loans or other securities of issuers located outside the United States, including, Germany, China and Singapore. In addition to business uncertainties, such investments may be affected by changes in exchange values as well as political, social and economic uncertainty affecting a country or region. Many financial markets are not as developed or as efficient as those in the United States, and as a result, liquidity may be reduced and price volatility may be higher. The legal and regulatory environment may also be different, particularly with respect to bankruptcy and reorganization. Financial accounting standards and practices may differ, and there may be less publicly available information in respect of such companies.

Restrictions imposed or actions taken by foreign governments may adversely impact the value of our fund investments. Such restrictions or actions could include exchange controls, seizure or nationalization of foreign deposits or other assets and adoption of other governmental restrictions that adversely affect the prices of securities or the ability to repatriate profits on investments or the capital invested itself. Income received by our funds from sources in some countries may be reduced by withholding and other taxes. Any such taxes paid by a fund will reduce the net income or return from such investments. While our funds will take these factors into consideration in making investment decisions, including when hedging positions, our funds may not be able to fully avoid these risks or generate sufficient risk-adjusted returns.

Third-party investors in our funds will have the right under certain circumstances to terminate commitment periods or to dissolve the funds, and investors in our hedge funds may redeem their investments in our hedge funds at any time after an initial holding period of 12 to 36 months. These events would lead to a decrease in our revenues, which could be substantial.

The governing agreements of certain of our funds allow the limited partners of those funds to (i) terminate the commitment period of the fund in the event that certain “key persons” (for example, one or more of our managing partners and/or certain other investment professionals) fail to devote the requisite time to managing the fund, (ii) (depending on the fund) terminate the commitment period, dissolve the fund or remove the general partner if we, as general partner or manager, or certain key persons engage in certain forms of misconduct, or (iii) dissolve the fund or terminate the commitment period upon the affirmative vote of a specified percentage of limited partner interests entitled to vote. Both Fund VI and Fund VII, on which our near- to medium-term performance will heavily depend, include a number of such provisions. Also, in order to deconsolidate most of our funds for financial reporting purposes, we amended the governing documents of those funds to provide that a simple majority of a fund’s unaffiliated investors have the right to liquidate that fund. In addition to having a significant negative impact on our revenue, net income and cash flow, the occurrence of such an event with respect to any of our funds would likely result in significant reputational damage to us.

Investors in our hedge funds may also generally redeem their investments on an annual, semiannual or quarterly basis following the expiration of a specified period of time when capital may not be redeemed (typically between one and five years). Fund investors may decide to move their capital away from us to other investments for any number of reasons in addition to poor investment performance. Factors which could result in investors leaving our funds include changes in interest rates that make other investments more attractive, changes in investor perception regarding our focus or alignment of interest, unhappiness with changes in or broadening of a fund’s investment strategy, changes in our reputation and departures or changes in responsibilities of key investment professionals. In a declining market, the pace of redemptions and consequent reduction in our Assets Under Management could accelerate. The decrease in revenues that would result from significant redemptions in these funds could have a material adverse effect on our businesses, revenues, net income and cash flows.

In addition, the management agreements of all of our funds would be terminated upon an “assignment,” without the requisite consent, of these agreements, which may be deemed to occur in the event the investment advisers of our funds were to experience a change of control. We cannot be certain that consents required to assignments of our investment management agreements will be obtained if a change of control occurs. In addition, with respect to our publicly traded closed-end mezzanine funds, each fund’s investment management agreement must be approved annually by the independent members of such fund’s board of directors and, in certain cases, by its stockholders, as required by law. Termination of these agreements would cause us to lose the fees we earn from such funds.

Our financial projections for portfolio companies could prove inaccurate.

Our funds generally establish the capital structure of portfolio companies on the basis of financial projections for such portfolio companies. These projected operating results will normally be based primarily on management judgments. In all cases, projections are only estimates of future results that are based upon assumptions made at the time that the projections are developed. General economic conditions, which are not predictable, along with other factors may cause actual performance to fall short of the financial projections we used to establish a given portfolio company’s capital structure. Because of the leverage we typically employ in our investments, this could cause a substantial decrease in the value of our equity holdings in the portfolio company. The inaccuracy of financial projections could thus cause our funds’ performance to fall short of our expectations.

Our private equity funds’ performance, and our performance, may be adversely affected by the financial performance of our portfolio companies.

Our performance and the performance of our private equity funds is significantly impacted by the value of the companies in which our funds have invested. Our funds invest in companies in many different industries, each of which is subject to volatility based upon economic and market factors. Over the last few years, the credit crisis has caused significant fluctuations in the value of securities held by our funds and the global economic recession had a significant impact in overall performance activity and the demands for many of the goods and services provided by portfolio companies of the funds we manage. Although the U.S. economy has begun to improve, there remain many obstacles to continued growth in the economy such as high unemployment, global geopolitical events, risks of inflation and high deficit levels for governmental agencies in the U.S. and abroad. These factors and other general economic trends are likely to impact the performance of portfolio companies in many industries and in particular, industries that are more impacted by changes in consumer demand, such as travel and leisure, gaming and real estate. The performance of our private equity funds, and our performance, may be adversely affected to the extent our fund portfolio companies in these industries experience adverse performance or additional pressure due to downward trends. For example, performance of theatre exhibition companies could be adversely affected by poor box office performance, increased competition from other forms of out-of-home entertainment, as well as the continued increase in use of alternative film delivery methods. Similarly, the gaming industry is highly competitive, and in recent periods, supply has typically grown at a faster pace than demand in some markets. The expansion of existing casino entertainment properties, the increase in the number of properties and the aggressive marketing strategies (including pricing pressure) of gaming companies have increased competition in many markets, and such competitive pressures have and are expected to continue to adversely affect financial performance of gaming companies in such markets. In respect of real estate, even though the U.S. residential real estate market has recently shown some signs of stabilizing from a lengthy and deep downturn, various factors could halt or limit a recovery in the housing market and have an adverse effect on the companies’ performance, including, but not limited to, continued high unemployment, a low level of consumer confidence in the economy and/or the residential real estate market and rising mortgage interest rates.

Fraud and other deceptive practices could harm fund performance.

Instances of fraud and other deceptive practices committed by senior management of portfolio companies in which an Apollo fund invests may undermine our due diligence efforts with respect to such companies, and if such fraud is discovered, negatively affect the valuation of a fund’s investments. In addition, when discovered, financial fraud may contribute to overall market volatility that can negatively impact an Apollo fund’s investment program. As a result, instances of fraud could result in fund performance that is poorer than expected.

Contingent liabilities could harm fund performance.

We may cause our funds to acquire an investment that is subject to contingent liabilities. Such contingent liabilities could be unknown to us at the time of acquisition or, if they are known to us, we may not accurately assess or protect against the risks that they present. Acquired contingent liabilities could thus result in unforeseen losses for our funds. In addition, in connection with the disposition of an investment in a portfolio company, a fund may be required to make representations about the business and financial affairs of such portfolio company typical of those made in connection with the sale of a business. A fund may also be required to indemnify the purchasers of such investment to the extent that any such representations are inaccurate. These arrangements may result in the incurrence of contingent liabilities by a fund, even after the disposition of an investment. Accordingly, the inaccuracy of representations and warranties made by a fund could harm such fund’s performance.

Our funds may be forced to dispose of investments at a disadvantageous time.

Our funds may make investments that they do not advantageously dispose of prior to the date the applicable fund is dissolved, either by expiration of such fund’s term or otherwise. Although we generally expect that investments will be disposed of prior to dissolution or be suitable for in-kind distribution at dissolution, and the general partners of the funds have a limited ability to extend the term of the fund with the consent of fund investors or the advisory board of the fund, as applicable, our funds may have to sell, distribute or otherwise dispose of investments at a disadvantageous time as a result of dissolution. This would result in a lower than expected return on the investments and, perhaps, on the fund itself.

Possession of material, non-public information could prevent Apollo funds from undertaking advantageous transactions; our internal controls could fail; we could determine to establish information barriers.

Our managing partners, investment professionals or other employees may acquire confidential or material non-public information and, as a result, be restricted from initiating transactions in certain securities. This risk affects us more than it does many other investment managers, as we generally do not use information barriers that many firms implement to separate persons who make investment decisions from others who might possess material, non-public information that could influence such decisions. Our decision not to implement these barriers could prevent our investment professionals from undertaking advantageous investments or dispositions that would be permissible for them otherwise.

In order to manage possible risks resulting from our decision not to implement information barriers, our compliance personnel maintain a list of restricted securities as to which we have access to material, non-public information and in which our funds and investment professionals are not permitted to trade. This internal control relating to the management of material non-public information could fail and with the result that we, or one of our investment professionals, might trade when at least constructively in possession of material non-public information. Inadvertent trading on material non-public information could have adverse effects on our reputation, result in the imposition of regulatory or financial sanctions and as a consequence, negatively impact our financial condition. In addition, we could in the future decide that it is advisable to establish information barriers, particularly as our business expands and diversifies. In such event, our ability to operate as an integrated platform will be restricted. The establishment of such information barriers may also lead to operational disruptions and result in restructuring costs, including costs related to hiring additional personnel as existing investment professionals are allocated to either side of such barriers, which may adversely affect our business.

Regulations governing AIC’s operation as a business development company affect its ability to raise, and the way in which it raises, additional capital.

As a business development company under the Investment Company Act, AIC may issue debt securities or preferred stock and borrow money from banks or other financial institutions, which we refer to collectively as “senior securities,” up to the maximum amount permitted by the Investment Company Act. Under the provisions of the Investment Company Act, AIC is permitted to issue senior securities only in amounts such that its asset coverage, as defined in the Investment Company Act, equals at least 200% after each issuance of senior securities. If the value of its assets declines, it may be unable to satisfy this test. If that happens, it may be required to sell a portion of its investments and, depending on the nature of its leverage, repay a portion of its indebtedness at a time when such sales may be disadvantageous.

Business development companies may issue and sell common stock at a price below net asset value per share only in limited circumstances, one of which is during the one-year period after stockholder approval. In August 2008, AIC’s stockholders approved a plan so that AIC may, in one or more public or private offerings of its common stock, sell or otherwise issue shares of its common stock at a price below the then current net asset value per share, subject to certain conditions including parameters on the level of permissible dilution, approval of the sale by a majority of its independent directors and a requirement that the sale price be not less than approximately the market price of the shares of its common stock at specified times, less the expenses of the sale. AIC may ask its stockholders for additional approvals from year to year. There is no assurance such approvals will be obtained.

Our hedge funds are subject to numerous additional risks.

Our hedge funds are subject to numerous additional risks, including the risks set forth below.

•	Generally, there are few limitations on the execution of these funds’ investment strategies, which are subject to the sole discretion of the management company or the general partner of such funds.

•	These funds may engage in short-selling, which is subject to a theoretically unlimited risk of loss.

•

These funds are exposed to the risk that a counterparty will not settle a transaction in accordance with its terms and conditions because of a dispute over the terms of the contract (whether or not bona fide) or because of a credit or liquidity problem, thus causing the fund to suffer a loss.

•

Credit risk may arise through a default by one of several large institutions that are dependent on one another to meet their liquidity or operational needs, so that a default by one institution causes a series of defaults by the other institutions.

•

The efficacy of investment and trading strategies depend largely on the ability to establish and maintain an overall market position in a combination of financial instruments, which can be difficult to execute.

•	These funds may make investments or hold trading positions in markets that are volatile and which may become illiquid.

•

These funds’ investments are subject to risks relating to investments in commodities, futures, options and other derivatives, the prices of which are highly volatile and may be subject to a theoretically unlimited risk of loss in certain circumstances.

Risks Related to This Offering

There is no existing public market for our Class A shares, and we do not know if one will develop, which could impede your ability to sell your Class A shares and depress the market price of our Class A shares.

Prior to this offering and the IPO, our Class A shares have traded on GSTrUE and, as such, there has not been a public market for our Class A shares. We cannot predict the extent to which investor interest in the company will lead to the development of an active trading market on the NYSE or otherwise or how liquid that market might become. If an active trading market does not develop, you may have difficulty selling any of our Class A shares.

The market price and trading volume of our Class A shares may be volatile, which could result in rapid and substantial losses for our shareholders.

Even if an active trading market develops, the market price of our Class A shares may be highly volatile and could be subject to wide fluctuations. In addition, the trading volume in our Class A shares may fluctuate and cause significant price variations to occur. If the market price of our Class A shares declines significantly, you may be unable to resell your Class A shares at or above your purchase price, if at all. The market price of our Class A shares may fluctuate or decline significantly in the future. Some of the factors that could negatively affect the price of our Class A shares or result in fluctuations in the price or trading volume of our Class A shares include:

•	variations in our quarterly operating results or dividends, which variations we expect will be substantial;

•

our policy of taking a long-term perspective on making investment, operational and strategic decisions, which is expected to result in significant and unpredictable variations in our quarterly returns;

•	failure to meet analysts’ earnings estimates;

•	publication of research reports about us or the investment management industry or the failure of securities analysts to cover our Class A shares after this offering;

•	additions or departures of our managing partners and other key management personnel;

•	adverse market reaction to any indebtedness we may incur or securities we may issue in the future;

•	actions by shareholders;

•	changes in market valuations of similar companies;

•	speculation in the press or investment community;

•

changes or proposed changes in laws or regulations or differing interpretations thereof affecting our businesses or enforcement of these laws and regulations, or announcements relating to these matters;

•	a lack of liquidity in the trading of our Class A shares;

•	adverse publicity about the asset management industry generally or individual scandals, specifically; and

•	general market and economic conditions.

In addition, from time to time, management may also declare special quarterly distributions based on investment realizations. Volatility in the market price may be heightened at or around times of investment realizations as well as following such realization, as a result of speculation as to whether such a distribution may be declared.

An investment in Class A shares is not an investment in any of our funds, and the assets and revenues of our funds are not directly available to us.

This prospectus is solely an offer with respect to Class A shares, and is not an offer directly or indirectly of any securities of any of our funds. Class A shares are securities of Apollo Global Management, LLC only. While our historical consolidated and combined financial information includes financial information, including assets and revenues, of certain Apollo funds on a consolidated basis, and our future financial information will continue to consolidate certain of these funds, such assets and revenues are available to the fund and not to us except through management fees, incentive income, distributions and other proceeds arising from agreements with funds, as discussed in more detail in this prospectus.

Our Class A share price may decline due to the large number of shares eligible for future sale and for exchange into Class A shares.

The market price of our Class A shares could decline as a result of sales of a large number of our Class A shares or the perception that such sales could occur. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell equity securities in the future at a time and price that we deem appropriate. We will have              Class A shares outstanding after giving effect to the IPO, not including approximately 39.1 million Class A shares or share units granted (net of forfeited and settled awards) to certain employees and consultants under our equity incentive plan, of which approximately 15.6 million were vested as of December 31, 2010 and approximately 23.5 million remain subject to vesting. The Class A shares reserved under our equity incentive plan are increased on the first day of each fiscal year during the plan’s term by the lesser of (x) the excess of (i) 15% of the number of outstanding Class A shares of the company and the number of outstanding Apollo Operating Group units on the last day of the immediately preceding fiscal year over (ii) the number of shares reserved and available for issuance under our equity incentive plan as of such date or (y) such lesser amount by which the administrator may decide to increase the number of Class A shares. Following such increase and grants of RSUs made through December 31, 2010, 31,393,939 Class A shares remained available for future grant under our equity incentive plan. In addition, Holdings may at any time exchange its Apollo Operating Group units for up to 240,000,000 Class A shares on behalf of our managing partners and contributing partners. We may also elect to sell additional Class A shares in one or more future primary offerings.

Our managing partners and contributing partners, through their partnership interests in Holdings, will own an aggregate of         % of the Apollo Operating Group units after giving effect to the IPO. Subject to certain procedures and restrictions (including the vesting schedules applicable to our managing partners and contributing partners and any applicable transfer restrictions and lock-up agreements) each managing partner and contributing partner has the right, upon 60 days’ notice prior to a designated quarterly date, to exchange the Apollo Operating Group units for Class A shares. BRH Holdings, L.P., Holdings, certain of our executive officers and the Strategic Investors have agreed with the initial purchasers not to dispose of or hedge any of our Class A shares, subject to specified exceptions, through the date that is 180 days after the registration effectiveness date, except with the prior written consent of the representatives of the initial purchasers. In addition, certain of our executive officers, directors, employees and affiliates will enter into lock-up agreements with underwriters in the IPO and will agree not to dispose of or hedge any of our Class A shares, subject to specified exceptions, through the date that is           days after the offering date of the IPO, except with the prior written consent of the underwriters in the IPO. After the expiration of the applicable lock-up period, these Class A shares will be eligible for resale from time to time, subject to certain contractual restrictions and Securities Act limitations. Under certain circumstances, the applicable lock-up period may be extended.

We and our manager will enter into lock-up agreements with underwriters in the IPO and will agree not to dispose of or hedge any of our Class A shares, subject to specified exceptions, through the date that is          days after the offering date of the IPO, except with the prior written consent of the underwriters in the IPO.

The selling shareholders in the IPO will also enter into lock-up agreements with the underwriters in the IPO and will agree not to dispose of or hedge any of our Class A shares, subject to specified exceptions, through the date that is          days after the offering date of the IPO, except with the prior written consent of the underwriters in the IPO.

After the expiration of their lock-up period, our managing partners and contributing partners (through Holdings) will have the ability to cause us to register the Class A shares they acquire upon exchange of their Apollo Operating Group units. Such rights will be exercisable beginning two years after the registration effectiveness date.

The Strategic Investors will have the ability to cause us to register any of their non-voting Class A shares beginning two years after the registration effectiveness date, and, generally, may only transfer their non-voting Class A shares prior to such time to its controlled affiliates.

We intend to file with the SEC a registration statement on Form S-8 covering the shares issuable under our equity incentive plan. Subject to vesting and contractual lock-up arrangements, upon effectiveness of the registration statement on Form S-8, such shares will be freely tradable.

You will suffer an immediate and substantial dilution in the net tangible book value of the Class A shares you purchase after giving effect to the IPO.

The assumed initial offering price in the IPO is substantially higher than the net tangible book value per share of the outstanding Class A shares immediately after the IPO. Accordingly, based on an assumed initial public offering price of $             per share (the midpoint of the estimated offering price range of $             and $            ), purchasers of Class A shares in the IPO will, and purchasers of Class A shares in this offering may, experience immediate and substantial dilution of approximately $             per share in net tangible book value of the Class A shares after giving effect to the IPO. See “Dilution,” including the discussion of the effects on dilution from a change in the price of the IPO.

We cannot assure you that our intended quarterly dividends will be paid each quarter or at all.

Our intention is to distribute to our Class A shareholders on a quarterly basis substantially all of our net after-tax cash flow from operations in excess of amounts determined by our manager to be necessary or appropriate to provide for the conduct of our businesses, to make appropriate investments in our businesses and our funds, to comply with applicable laws and regulations, to service our indebtedness or to provide for future distributions to our Class A shareholders for any ensuing quarter. The declaration, payment and determination of the amount of our quarterly dividend, if any, will be at the sole discretion of our manager, who may change our dividend policy at any time. We cannot assure you that any dividends, whether quarterly or otherwise, will or can be paid. In making decisions regarding our quarterly dividend, our manager considers general economic and business conditions, our strategic plans and prospects, our businesses and investment opportunities, our financial condition and operating results, working capital requirements and anticipated cash needs, contractual restrictions and obligations, legal, tax, regulatory and other restrictions that may have implications on the payment of dividends by us to our common shareholders or by our subsidiaries to us, and such other factors as our manager may deem relevant.

Our managing partners beneficial ownership of interests in the Class B share that we have issued to BRH, the control exercised by our manager and anti-takeover provisions in our charter documents and Delaware law could delay or prevent a change in control.

Our managing partners, through their ownership of BRH, beneficially own the Class B share that we have issued to BRH. The managing partners interests in such Class B share will represent         % of the total combined

voting power of our shares entitled to vote after giving effect to the IPO. As a result, they are able to exercise control over all matters requiring the approval of shareholders and are able to prevent a change in control of our company. In addition, our operating agreement provides that so long as the Apollo control condition is satisfied, our manager, which is owned and controlled by our managing partners, manages all of our operations and activities. The control of our manager will make it more difficult for a potential acquirer to assume control of us. Other provisions in our operating agreement may also make it more difficult and expensive for a third party to acquire control of us even if a change of control would be beneficial to the interests of our shareholders. For example, our operating agreement requires advance notice for proposals by shareholders and nominations, places limitations on convening shareholder meetings, and authorizes the issuance of preferred shares that could be issued by our board of directors to thwart a takeover attempt. In addition, certain provisions of Delaware law may delay or prevent a transaction that could cause a change in our control. The market price of our Class A shares could be adversely affected to the extent that our managing partners’ control over us, the control exercised by our manager as well as provisions of our operating agreement discourage potential takeover attempts that our shareholders may favor.

We are a Delaware limited liability company, and there are certain provisions in our operating agreement regarding exculpation and indemnification of our officers and directors that differ from the Delaware General Corporation Law (DGCL) in a manner that may be less protective of the interests of our Class A shareholders.

Our operating agreement provides that to the fullest extent permitted by applicable law our directors or officers will not be liable to us. However, under the DGCL, a director or officer would be liable to us for (i) breach of duty of loyalty to us or our shareholders, (ii) intentional misconduct or knowing violations of the law that are not done in good faith, (iii) improper redemption of shares or declaration of dividend, or (iv) a transaction from which the director derived an improper personal benefit. In addition, our operating agreement provides that we indemnify our directors and officers for acts or omissions to the fullest extent provided by law. However, under the DGCL, a corporation can only indemnify directors and officers for acts or omissions if the director or officer acted in good faith, in a manner he reasonably believed to be in the best interests of the corporation, and, in criminal action, if the officer or director had no reasonable cause to believe his conduct was unlawful. Accordingly, our operating agreement may be less protective of the interests of our Class A shareholders, when compared to the DGCL, insofar as it relates to the exculpation and indemnification of our officers and directors.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business” and elsewhere in this prospectus may contain forward-looking statements that reflect our current views with respect to, among other things, future events and financial performance. You can identify these forward-looking statements by the use of forward-looking words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of those words or other comparable words. Any forward-looking statements contained in this prospectus are based upon our historical performance and our current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that the future plans, estimates or expectations contemplated by us will be achieved. Such forward-looking statements are subject to various risks and uncertainties and assumptions relating to our operations, financial results, financial condition, business prospects, growth strategy and liquidity. If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, our actual results may vary materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the risk factors and other cautionary statements that are included in this prospectus. We do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

MARKET AND INDUSTRY DATA AND FORECASTS

This prospectus includes market and industry data and forecasts from independent consultant reports, publicly available information, various industry publications, other published industry sources and our internal data, estimates and forecasts. Independent consultant reports, industry publications and other published industry sources generally indicate that the information contained therein was obtained from sources believed to be reliable.

Our internal data, estimates and forecasts are based upon information obtained from our investors, partners, trade and business organizations and other contacts in the markets in which we operate and our management’s understanding of industry conditions. Although we believe that such information is reliable, we have not had such information verified by any independent sources.

OUR STRUCTURE

Apollo Global Management, LLC was formed as a Delaware limited liability company for the purposes of completing the Reorganization, the Strategic Investors Transaction and the Private Offering Transactions and conducting our businesses as a publicly held entity. Apollo Global Management, LLC is a holding company whose primary assets are 100% of the general partner interests in each limited partnership included in the Apollo Operating Group, which is described below under “—Reorganization—Holding Company Structure.” After giving effect to the IPO,         % of the limited partner interests of the Apollo Operating Group entities will be held by Apollo Global Management, LLC through intermediate holding companies, and the remaining         % of the limited partner interests of the Apollo Operating Group entities will be owned directly by Holdings, an entity 100% owned, directly and indirectly, by our managing partners and contributing partners. The limited partner interests that the company and Holdings own in the Apollo Operating Group entities represent the company’s and Holdings’ economic interests in the Apollo Operating Group. With limited exceptions, the Apollo Operating Group owns each of the operating entities included in our historical consolidated and combined financial statements as described below under “—Reorganization—Our Assets.” Prior to the Reorganization, our business was conducted through a number of entities as to which there was no single holding entity but that were separately owned by our managing partners. In order to facilitate the Rule 144A Offering, which closed on August 8, 2007, we effected the Reorganization to form a new holding company structure. Additional entities were formed in 2008 to create our current holding company structure.

Apollo Global Management, LLC is owned by its Class A and Class B shareholders. Holders of our Class A shares and Class B share vote as a single class on all matters presented to the shareholders, although the Strategic Investors do not have voting rights in respect of any of their Class A shares. We have issued to BRH a single Class B share solely for purposes of granting voting power to BRH. BRH is the general partner of Holdings and is a Cayman Islands exempted company owned and controlled by our managing partners. The Class B share does not represent an economic interest in Apollo Global Management, LLC. The voting power of the Class B share will, however, increase or decrease with corresponding changes in Holdings’ economic interest in the Apollo Operating Group.

Our shareholders vote together as a single class on the limited set of matters on which shareholders have a vote. Such matters include a proposed sale of all or substantially all of our assets, certain mergers and consolidations, certain amendments to our operating agreement and an election by our manager to dissolve the company.

The diagram below depicts our current organizational structure after giving effect to the IPO.(1)

Managing Partners
100% of LP units
BRH Holdings GP, Ltd. (Class B share)[3]
GP
BRH Holdings, L.P.[4]
GP
87.2% of LP units
Public Investors, CS Investor and Strategic Investors (Class A shares)[2]
% of total voting power
% of total voting power
Sole Member
AGM Management, LLC[6] (Our manager)
Contributing Partners
AP Professional Holdings, L.P. (% of Apollo Operating Group units)[5]
12.8% of LP units
% of the LP units of each Apollo Operating Group entity
Apollo Global Management, LLC
(% of Apollo Operating Group units) (7)
100%
100%
100%
Intermediate Holding Companies
APO Asset Co., LLC
APO (FC), LLC
APO Corp.
100%
% of LP Units
Apollo Principal Holdings I GP, LLC
Apollo Principal Holdings III GP, Ltd.
Apollo Principal Holdings V GP, LLC
Apollo Principal Holdings VII GP, Ltd.
Apollo Principal Holdings IX GP, Ltd.
Apollo Principal Holdings II GP, LLC
Apollo Principal Holdings IV GP, Ltd.
Apollo Principal Holdings VI GP, LLC
Apollo Principal Holdings VIII GP, Ltd.
Apollo Management Holdings GP, LLC
GP
Apollo Operating Group
Apollo Principal Holdings I, L.P.
Apollo Principal Holdings III, L.P.
Apollo Principal Holdings V, L.P.
Apollo Principal Holdings VII, L.P.
Apollo Principal Holdings IX, L.P.
Apollo Principal Holdings II, L.P.
Apollo Principal Holdings IV, L.P.
Apollo Principal Holdings VI, L.P.
Apollo Principal Holdings VIII, L.P.
Apollo Management Holdings, L.P.

(1)	Adjusted numbers giving effect to the IPO assume that Class A shares are offered and sold by Apollo Global Management, LLC, and the net proceeds thereof are contributed to the Apollo Operating Group, thereby increasing the economic interest held by our Class A shareholders, taken as a whole, in the Apollo Operating Group from % to %.
(2)	After giving effect to the IPO, the Public Investors will hold % of the Class A shares, the CS Investor will hold % of the Class A shares, and the Strategic Investors will hold % of the Class A shares. After giving effect to the IPO, the Class A shares held by the Public Investors will represent % of the total voting power of our shares entitled to vote and % of the economic interests in the Apollo Operating Group. After giving effect to the IPO, Class A shares held by the CS Investor will represent % of the total voting power of our shares entitled to vote and % of the economic interests in the Apollo Operating Group. Class A shares held by the Strategic Investors do not have voting rights and after giving effect to the IPO, will represent % of the economic interests in the Apollo Operating Group. Such Class A shares will become entitled to vote upon transfers by a Strategic Investor in accordance with the agreements entered into in connection with the Strategic Investors Transaction.
(3)	Our managing partners own BRH, which in turn holds our only outstanding Class B share. After giving effect to the IPO, the Class B share will represent % of the total voting power of our shares entitled to vote but no economic interest in Apollo Global Management, LLC. Our managing partners’ economic interests are instead represented by their indirect ownership, through Holdings, of % of the limited partner interests in the Apollo Operating Group after giving effect to the IPO.
(4)	Through BRH Holdings, L.P., our managing partners own limited partnership interests in Holdings.
(5)	After giving effect to the IPO, will represent % of the limited partner interests in each Apollo Operating Group entity. The Apollo Operating Group units held by Holdings are exchangeable for Class A shares, as described below under “—Reorganization—Equity Interests Retained by Our Managing Partners and Contributing Partners.” Our managing partners, through their interest in BRH and Holdings, will own % of the Apollo Operating Group units after giving effect to the IPO. Our contributing partners, through their ownership interests in Holdings, will own % of the Apollo Operating Group units after giving effect to the IPO.
(6)	BRH is the sole member of AGM Management, LLC, our manager. The management of Apollo Global Management, LLC is vested in our manager as provided in our operating agreement. See “Description of Shares—Operating Agreement” for a description of the authority that our manager exercises.
(7)	After giving effect to the IPO, will represent % of the limited partner interests in each Apollo Operating Group entity, held through intermediate holding companies. Apollo Global Management, LLC also indirectly owns 100% of the general partner interests in each Apollo Operating Group entity.

(1)	Apollo Principal Holdings I, L.P. holds 100% of the non-economic general partner interests in the domestic general partners set forth below its name in the chart above. It also holds between 50% and 67% (depending on the fund) of all limited partner interests in the domestic general partners of the private equity funds set forth below its name. The remaining limited partner interests in these domestic general partners are held by certain of our current and former professionals and are reflected as profit sharing expense associated with carried interest income earned from our funds within “Compensation and Benefits” in our consolidated and combined statements of operations. Apollo Principal Holdings I, L.P. is also the sole owner of the domestic general partner of a real estate fund set forth below its name in the chart above. Apollo Principal Holdings I, L.P. also holds 100% of the limited partner interests in Apollo Co-Investors VI (D), L.P. and Apollo Co-Investors VII (D), L.P. The general partner interest in Apollo Co-Investors VI (D), L.P. and Apollo Co-Investors VII (D), L.P. is held by Apollo Co-Investors Manager, LLC, which is solely owned by one of our managing partners.
(2)	Apollo Principal Holdings III, L.P. holds 100% of the non-economic general partner interests in the foreign general partners set forth below its name in the chart above other than AAA Guernsey Limited and the general partner of AAA Associates, L.P. Apollo Principal Holdings III, L.P. also holds 45% of the non-economic general partner interests in AAA Guernsey Limited and the general partner of AAA Associates, L.P. The remaining 55% non-economic general partner interest of AAA Guernsey Limited and the general partner of AAA Associates, L.P. is owned by an individual who is not an affiliate of Apollo. Apollo Principal Holdings III, L.P. also holds between 54% and 100% (depending on the fund) of all limited partner interests in the foreign general partners set forth below its name. The remaining limited partner interests in these foreign general partners are held by certain of our current and former professionals and are reflected as profit sharing expense associated with carried interest income earned from our funds within “Compensation and Benefits” in our consolidated and combined statements of operations. Apollo Principal Holdings III, L.P. also holds 100% of the limited partner interests in the foreign private equity co-invest vehicles set forth below its name in the chart above. The general partner interest in these vehicles is held by Apollo Co-Investors Manager, LLC, which is solely owned by one of our managing partners.
(3)	Apollo Principal Holdings VII, L.P. holds 100% of the non-economic general partner interests in the foreign general partners set forth below its name in the chart above. It also holds between 59% and 67% (depending on the fund) of all limited partner interests in the foreign general partners set forth below its name. The remaining limited partner interests in these foreign general partners are held by certain of our current and former professionals and are reflected as profit sharing expense associated with carried interest income earned from our funds within “Compensation and Benefits” in our consolidated and combined statements of operations. Apollo Principal Holdings VII, L.P. holds 100% of the limited partner interests in the foreign private equity and foreign capital markets co-invest vehicles set forth below its name. The general partner interest in these vehicles is held by Apollo Co-Investors Manager, LLC, which is solely owned by one of our managing partners. Apollo Principal Holdings VII, L.P. is also the sole owner of a domestic capital markets co-invest vehicle set forth below its name.
(4)	Apollo Principal Holdings IX, L.P. holds 100% of the non-economic general partner interests in the domestic general partners set forth below its name in the chart above. It also holds between 65% and 100% (depending on the fund) of all limited partner interests in the domestic general partners set forth below its name. The remaining limited partner interests in these domestic general partners are held by certain of our current and former professionals and are reflected as profit sharing expense associated with carried interest income earned from our funds within “Compensation and Benefits” in our consolidated and combined statements of operations.
(5)	Apollo Principal Holdings II, L.P. holds 100% of the non-economic general partner interests in the domestic general partners set forth below its name in the chart above. It also holds between 65% and 100% (depending on the fund) of all limited partner interests in the domestic general partners set forth below its name. The remaining limited partner interests in these domestic general partners are held by certain of our current and former professionals and are reflected as profit sharing expense associated with carried interest income earned from our funds within “Compensation and Benefits” in our consolidated and combined statements of operations.
(6)	Apollo Principal Holdings IV, L.P. holds 100% of the non-economic general partner interests in the foreign general partners set forth below its name in the chart above. It also holds between 60% and 100% (depending on the fund) of the limited partner interests in the foreign general partners set forth below its name. The remaining limited partner interests in the foreign general partners are held by certain of our professionals and are reflected as profit sharing expense associated with carried interest income earned from our funds within “Compensation and Benefits” in our consolidated and combined statements of operations.
(7)	Apollo Principal Holdings VI, L.P. holds 100% of the non-economic general partner interests in the domestic general partners set forth below its name in the chart above. It also holds between 59% and 67% (depending on the fund) of all limited partner interests in the domestic general partners of the private equity funds set forth below its name. The remaining limited partner interests in these domestic general partners are held by certain of our current and former professionals and are reflected as profit sharing expense associated with carried interest income earned from our funds within “Compensation and Benefits” in our consolidated and combined statements of operations. Apollo Principal Holdings VI, L.P. also holds 100% of the limited partner interests in the domestic private equity co-invest vehicles set forth below its name. The general partner interest in these vehicles is held by Apollo Co-Investors Manager, LLC, which is solely owned by one of our Managing Partners. Apollo Principal Holdings VI, L.P. is also the sole owner of the domestic capital markets and real estate co-invest vehicles set forth below its name, the domestic general partner of a real estate fund and the holding company set forth below its name, which holds the general partners of the legacy real estate funds.
(8)	Apollo Principal Holdings VIII, L.P. holds 100% of the limited partner interests in the foreign capital markets co-invest vehicles set forth below its name in the chart above. The general partner interest in Apollo EPF Co-Investors (B), L.P. is held by Apollo EPF Administration, Limited, which is solely owned by one of our managing partners. The general partner interest in Apollo AIE II Co-Investors (B), L.P. is held by Apollo Co-Investors Manager, LLC, which is solely owned by one of our managing partners.
(9)	Apollo Management Holdings, L.P. holds 100% of the management companies comprising the investment advisors of all of Apollo’s funds including AIC, AIE I and AAA; however, a portion of the management fees, incentive income and other fees payable to these investment advisors are allocated to certain of our current and former professionals and are reflected as profit sharing expense within “Compensation and Benefits” in our consolidated and combined statements of operations (included elsewhere in this prospectus), as described in more detail under “—Reorganization—Our Assets.”
(10)	Apollo Advisors IV, L.P. is the general partner of Fund IV, Apollo Advisors V, L.P. is the general partner of Fund V, Apollo Advisors VI, L.P. is the general partner of Fund VI and Apollo Advisors VII, L.P. is the general partner of Fund VII. Certain offshore vehicles that comprise the foregoing funds also have an administrative general partner, which is an affiliate of the foregoing general partner. AGRE CMBS GP LLC is the sole general partner of AGRE CMBS Fund L.P.
(11)	Apollo Advisors V (EH Cayman), L.P. is the sole general partner of Fund V’s Cayman Islands alternative investment vehicles. Apollo Advisors VI (EH), L.P. is the sole general partner of certain of Fund VI’s Cayman Islands alternative investment vehicles. Apollo Advisors VII (EH), L.P. is the sole general partner of one of Fund VII’s Cayman Islands alternative investment vehicle. AAA Associates, L.P. is the sole general partner of AAA Investments, the limited partnership through which AAA’s investments are made. AAA Guernsey Limited is the sole general partner of AAA.
(12)

Apollo Advisors VI (APO FC), L.P. is the general partner (or the member of the general partner) of certain alternative investment vehicles and special purpose vehicles formed in connection with various investments of Fund VI. Apollo Advisors VII (APO FC), L.P. is

the general partner (or the member of the general partner) of certain alternative investment vehicles and special purpose vehicles formed in connection with various investments of Fund VII.
(13)	Apollo Credit Opportunity Advisors I, L.P. is the sole general partner of COF I. Apollo Credit Opportunity Advisors II, L.P. is the sole general partner of COF II. Apollo Credit Advisors, L.P. is the sole general partner of Apollo/Palmetto Loan Portfolio, L.P. Apollo Credit Advisors II, LLC is the sole general partner of Apollo Credit Senior Loan Fund, L.P.
(14)	Apollo SVF Advisors, L.P. is the general partner of SVF. Apollo Asia Advisors, L.P. is the general partner of AAOF. Apollo Credit Liquidity Advisors, L.P. is the sole general partner of ACLF. Apollo Value Advisors, L.P. is the general partner of VIF. Apollo SOMA Advisors, L.P. is the sole general partner of SOMA. A/A Capital Management, LLC is the sole general partner of Artus. Apollo Palmetto Advisors, L.P. is the general partner of Palmetto. Certain offshore vehicles that comprise the foregoing funds also have an administrative general partner, which is an affiliate of the foregoing general partners.
(15)	Apollo EPF Advisors, L.P. is the sole general partner of EPF. Apollo Europe Advisors, L.P. is the sole general partner of AIE II.
(16)	Apollo Advisors VI (APO DC), L.P. is the general partner (or the member of the general partner) of certain alternative investment vehicles and special purpose vehicles formed in connection with various investments of Fund VI. Apollo Advisors VII (APO DC), L.P. is the general partner (or the member of the general partner) of certain alternative investment vehicles and special purpose vehicles formed in connection with various investments of Fund VII. AGRE U.S. Real Estate Advisors, L.P. is the sole general partner of AGRE U.S. Real Estate Fund, L.P.

Reorganization

Holding Company Structure

Apollo Global Management, LLC, through three intermediate holding companies (APO Corp., APO Asset Co., LLC and APO (FC), LLC), will own         % of the economic interests of, and operate and control all of the businesses and affairs of, the Apollo Operating Group and its subsidiaries after giving effect to the IPO. Holdings will own the remaining         % of the economic interests in the Apollo Operating Group after giving effect to the IPO. Apollo Global Management, LLC consolidates the financial results of the Apollo Operating Group and its consolidated subsidiaries. Holdings’ ownership interest in the Apollo Operating Group is reflected as a minority interest in Apollo Global Management, LLC’s consolidated financial statements.

The “Apollo Operating Group” consists of the following partnerships: Apollo Principal Holdings I, L.P. (a Delaware limited partnership that is a partnership for U.S. Federal income tax purposes), Apollo Principal Holdings II, L.P. (a Delaware limited partnership that is a partnership for U.S. Federal income tax purposes), Apollo Principal Holdings III, L.P. (a Cayman Islands exempted limited partnership that is a partnership for U.S. Federal income tax purposes), Apollo Principal Holdings IV, L.P. (a Cayman Islands exempted limited partnership that is a partnership for U.S. Federal income tax purposes), Apollo Principal Holdings V, L.P. (a Delaware limited partnership that is a partnership for U.S. Federal income tax purposes), Apollo Principal Holdings VI, L.P. (a Delaware limited partnership that is a partnership for U.S. Federal income tax purposes), Apollo Principal Holdings VII, L.P. (a Cayman Islands exempted limited partnership that is a partnership for U.S. Federal income tax purposes), Apollo Principal Holdings VIII, L.P. (a Cayman Islands exempted limited partnership that is a partnership for U.S. Federal income tax purposes), Apollo Principal Holdings IX, L.P. (a Cayman Islands exempted limited partnership that is a partnership for U.S. Federal income tax purposes), and Apollo Management Holdings, L.P. (a Delaware limited partnership that is a partnership for U.S. Federal income tax purposes).

Apollo Global Management, LLC conducts all of its material business activities through the Apollo Operating Group. Substantially all of our expenses, including substantially all expenses solely incurred by or attributable to Apollo Global Management, LLC are borne by the Apollo Operating Group; provided that obligations incurred under the tax receivable agreement by Apollo Global Management, LLC or its wholly-owned subsidiaries (which currently consist of our three intermediate holding companies, APO Corp., APO Asset Co., LLC and APO (FC), LLC), income tax expenses of Apollo Global Management, LLC and its wholly-owned subsidiaries and indebtedness incurred by Apollo Global Management, LLC and its wholly-owned subsidiaries are borne solely by Apollo Global Management, LLC and its wholly-owned subsidiaries.

Each of the Apollo Operating Group partnerships holds interests in different businesses or entities organized in different jurisdictions. Apollo Principal Holdings I, L.P. holds certain of our domestic general partners of our private equity funds and our domestic co-invest vehicles of our private equity funds as well as the domestic general partner of one of our real estate funds; Apollo Principal Holdings VI, L.P. holds certain of our domestic general partners of our private equity funds and our domestic co-invest vehicles of our private equity funds and certain of our capital markets funds; Apollo Principal Holdings II, L.P. holds certain of our domestic general partners of capital markets funds; Apollo Principal Holdings III, L.P. and Apollo Principal Holdings VII, L.P. generally hold our foreign general partners of private equity funds, including the foreign general partner of AAA Investments, our private equity foreign co-invest vehicles, one of our capital markets foreign co-invest vehicles, and one of our capital markets domestic co-invest vehicles; Apollo Principal Holdings IV, L.P. holds our foreign general partners of capital markets funds; Apollo Principal Holdings VIII, L.P. holds two capital markets foreign co-invest vehicles; Apollo Principal Holdings IX, L.P. holds the domestic general partner of certain of our capital markets funds; and AMH holds the management companies for each of our private equity funds (including AAA), our capital markets funds and our real estate funds.

In summary:

•	Apollo Global Management, LLC is a holding company;

•	Through its intermediate holding companies, Apollo Global Management, LLC, holds equity interests in, and is the sole general partner of, each of the Apollo Operating Group partnerships;

•	Each of the Apollo Operating Group partnerships has an identical number of partnership units outstanding;

•	Apollo Global Management, LLC holds, through wholly-owned subsidiaries, a number of Apollo Operating Group units equal to the number of Class A shares that Apollo Global Management, LLC has issued;

•

The Apollo Operating Group units that are held by Apollo Global Management, LLC’s wholly-owned subsidiaries are economically identical in all respects to the Apollo Operating Group units that are held by the managing partners and contributing partners through Holdings; and

•	Apollo Global Management, LLC conducts all of its material business activities through the Apollo Operating Group partnerships.

Accordingly, and similar in many respects to the structure referred to as an “umbrella partnership” real estate investment trust, or “UPREIT,” that is frequently used in the real estate industry:

•	Our business is conducted through limited partnerships of which Apollo Global Management, LLC, indirectly through wholly-owned subsidiaries, is the sole general partner;

•

Our managing partners and contributing partners, through Holdings, hold equity interests in these limited partnerships that are exchangeable for the Class A shares of Apollo Global Management, LLC; and

•

If and when any managing partner or contributing partner, through Holdings, exchanges an Apollo Operating Group unit for a Class A share of Apollo Global Management, LLC, the relative economic ownership positions of the exchanging managing partner or contributing partner and of the other equity owners of Apollo (whether held at Apollo Global Management, LLC or at the Apollo Operating Group) will not be altered.

We intend to cause the Apollo Operating Group to make distributions to its partners, including Apollo Global Management, LLC’s wholly-owned subsidiaries, in order to fund any distributions Apollo Global Management, LLC may declare on its Class A shares. If the Apollo Operating Group makes such distributions, the limited partners of the Apollo Operating Group will be entitled to receive distributions pro rata based on their partnership interests in the Apollo Operating Group.

The partnership agreements of the Apollo Operating Group partnerships provide for cash distributions, which we refer to as “tax distributions,” to the partners of such partnerships if the wholly-owned subsidiaries of Apollo Global Management, LLC that wholly own the general partners of the Apollo Operating Group partnerships determine that the taxable income of the relevant partnership will give rise to taxable income for its partners. Generally, these tax distributions will be computed based on our estimate of the net taxable income of the relevant partnership allocable to a partner multiplied by an assumed tax rate equal to the highest effective marginal combined U.S. Federal, state and local income tax rate prescribed for an individual or corporate resident in New York, New York (taking into account the nondeductibility of certain expenses and the character of our income). The Apollo Operating Group partnerships will make tax distributions only to the extent distributions from such partnerships for the relevant year are otherwise insufficient to cover such tax liabilities.

Our Manager

Our operating agreement provides that so long as the Apollo Group (as defined below) beneficially owns at least 10% of the aggregate number of votes that may be cast by holders of outstanding voting shares, our manager, which is 100% owned by BRH, will conduct, direct and manage all activities of Apollo Global Management, LLC. We refer to the Apollo Group’s beneficial ownership of at least 10% of such voting power as the “Apollo control condition.” So long as the Apollo control condition is satisfied, our manager will manage all of our operations and activities and will have discretion over significant corporate actions, such as the issuance of securities, payment of distributions, sales of assets, making certain amendments to our operating agreement and other matters, and our board of directors will have no authority other than that which our manager chooses to delegate to it. See “Description of Shares.”

For purposes of our operating agreement, the “Apollo Group” means (i) our manager and its affiliates, including their respective general partners, members and limited partners, (ii) Holdings and its affiliates, including their respective general partners, members and limited partners, (iii) with respect to each managing partner, such managing partner and such managing partner’s “group” (as defined in Section 13(d) of the Exchange Act), (iv) any former or current investment professional of or other employee of an “Apollo employer” (as defined below) or the Apollo Operating Group (or such other entity controlled by a member of the Apollo Operating Group), (v) any former or current executive officer of an Apollo employer or the Apollo Operating Group (or such other entity controlled by a member of the Apollo Operating Group); and (vi) any former or current director of an Apollo employer or the Apollo Operating Group (or such other entity controlled by a member of the Apollo Operating Group). With respect to any person, “Apollo employer” means Apollo Global Management, LLC or such other entity controlled by Apollo Global Management, LLC or its successor as may be such person’s employer.

Holders of our Class A shares and Class B share have no right to elect our manager, which is controlled by our managing partners through BRH. Although our manager has no business activities other than the management of our businesses, conflicts of interest may arise in the future between us and our Class A shareholders, on the one hand, and our managing partners, on the other. The resolution of these conflicts may not always be in our best interests or those of our Class A shareholders. We describe the potential conflicts of interest in greater detail under “Risk Factors—Risks Related to Our Organization and Structure—Potential conflicts of interest may arise among our manager, on the one hand, and us and our shareholders on the other hand. Our manager and its affiliates have limited fiduciary duties to us and our shareholders, which may permit them to favor their own interests to the detriment of us and our shareholders.” We will reimburse our manager and its affiliates for all costs incurred in managing and operating us, and our operating agreement provides that our manager will determine the expenses that are allocable to us. Our operating agreement does not limit the amount of expenses for which we will reimburse our manager and its affiliates.

Our Assets

Prior to the Private Offering Transactions, our managing partners contributed to the Apollo Operating Group their interests in each of the entities included in our historical consolidated and combined financial statements, but excluding the “excluded assets” described below under “—Excluded Assets.” As discussed further below, the managing partners received partnership interests in Holdings (representing an indirect ownership interest of an equivalent number of Apollo Operating Group units) in respect of the interests they contributed to the Apollo Operating Group.

More specifically, prior to the Private Offering Transactions, our managing partners contributed to the Apollo Operating Group the intellectual property rights associated with the Apollo name and the indicated equity interests in the following businesses (other than the excluded assets), which we refer to collectively as the “Contributed Businesses”:

•

100% of the investment advisors of all of Apollo’s funds, which provide investment management services to, and are entitled to any management fees and incentive income payable in respect of, these funds, as well as transaction, advisory and other fees that may be payable by these funds’ portfolio companies, other than the percentage of fees that has been allocated or that we determine to allocate to our professionals, as described below.

•	With respect to Fund IV, Fund V, Fund VI and AAA, which constituted all of our private equity funds that were either actively investing or had a meaningful amount of unrealized investments:

•

100% of the entire non-economic general partner interests in the general partners of Fund VI, Fund V and Fund IV, and 45% of AAA, which non-economic interests give the Apollo Operating Group control of these funds;

•	100% of the economic interests in the managing general partner of AAA; and

•

46% to 57% (depending on the particular fund investment) of all limited partner interests in the general partners of such funds, representing 46% to 57% of the carried interest earned in relation to investments by such funds; this includes all of the carried interest in these funds that had been allocated to our managing partners, with the remainder of such carried interest continuing to be held by certain of our professionals.

•	With respect to a number of our capital markets funds (the Value Funds, AAOF, SOMA and EPF):

•	100% of the entire non-economic general partner interests in the general partners of these funds, which non-economic interests give the Apollo Operating Group control of these funds; and

•

54% to 100% (depending on the particular fund investment) of all limited partner interests in the general partners of these funds, representing 54% to 100% of the incentive income earned in relation to investments by these funds; this includes all of the incentive income in these funds that had been allocated to our managing partners, with the remainder of such incentive income continuing to be held by certain of our professionals.

In addition, prior to the Private Offering Transactions, our contributing partners contributed to the Apollo Operating Group a portion of their points. We refer to such contributed points as “partner-contributed interests.” In return for a contribution of points, each contributing partner received an interest in Holdings (representing an indirect, unit-for-unit ownership interest of an equivalent number of Apollo Operating Group units).

Prior to the exchange, the points held by each managing partner and contributing partner were designated values based upon the estimated 2007 cash flows of each entity that was contributed to the Apollo Operating Group and from which such partner was to receive management fees and incentive income. The 2007 estimated cash flow of the entities contributed was agreed between the managing partners and the contributing partners to be the best proxy for measuring of the total value of the interests that were contributed by each partner to the Apollo Operating Group. The partnership interests in Holdings that were granted to each managing partner and contributing partner, correspond to the aggregate value of the points such partner contributed. Specifically, for purposes of determining the number of Apollo Operating Group units each managing partner and contributing partner was to receive, the aggregate value of the points contributed by a given partner was divided by the aggregate value of all points contributed by all of the managing partners and contributing partners to determine a percentage of the ownership such partner had in the Apollo Operating Group prior to the completion of the Private Offering Transactions and the Strategic Investors Transaction (for each managing partner and contributing partner, his or her “AOG Ownership Percentage”). In order to achieve the offering size targeted in the Private Offering Transactions within the proposed offering price range per Class A share, the managing partners also determined the aggregate amount of units that the Apollo Operating Group should issue and have outstanding immediately prior to the completion of the Private Offering Transactions and Strategic Investors Transaction. This aggregate amount of Apollo Operating Group units was then allocated to each managing partner and contributing partner based upon their respective AOG Ownership Percentage. For example, if a partner contributed points constituting an AOG Ownership Percentage of 10% of the aggregate value of all points contributed to the Apollo Operating Group, such partner received 10% of the aggregate amount of Apollo Operating Group units issued and outstanding prior to the completion of the Private Offering Transactions and Strategic Investors Transaction.

Each contributing partner continues to own directly those points that such partner did not contribute to the Apollo Operating Group or sell to the Apollo Operating Group in connection with the Strategic Investors Transaction. Each contributing partner remained entitled (on an individual basis and not through ownership interests in Holdings) to receive payments in respect of his partner-contributed interests with respect to fiscal year 2007 based on the date his partner-contributed interests were contributed or sold as described below under “—Distributions to Our Managing Partners and Contributing Partners Related to the Reorganization.” The Strategic Investors similarly received a pro rata portion of our net income prior to the date of the Private Offering Transactions for our fiscal year 2007, calculated in the same manner as for the managing partners and contributing partners, as described in more detail under “—Strategic Investors Transaction.” In addition, we issued points in Fund VII, and intend to issue points in future funds, to our contributing partners and other of our professionals.

As a result of these contributions and the contributions of our managing partners, the Apollo Operating Group and its subsidiaries generally are entitled to:

•

all management fees payable in respect of all our current and future funds as well as transaction and other fees that may be payable by these funds’ portfolio companies (other than fees that certain of our professionals have a right to receive, as described below);

•

50% – 66% (depending on the particular fund investment) of all incentive income earned from the date of contribution in relation to investments by both our current private equity and capital markets funds (with the remainder of such incentive income continuing to be held by certain of our professionals);

•

all incentive income earned from the date of contribution in relation to investments made by our future private equity and capital markets funds, other than the percentage we determine to allocate to our professionals, as described below; and

•	all returns on current or future investments of our own capital in the funds we sponsor and manage.

With respect to our existing funds that are currently investing as well as any future funds that we may sponsor, we intend to continue to allocate a portion of the management fees, transaction and advisory fees and incentive income earned in relation to these funds to our professionals, including the contributing partners, in order to better align their interests with our own and with those of the investors in these funds. Our current estimate is that approximately 30% to 50% of carried interest income earned in relation to our funds will be allocated to our investment professionals, although these percentages may fluctuate up or down over time. When apportioning carried interest income to our professionals, we typically cause our general partners in the underlying funds to issue these professionals limited partner interests, thereby causing our percentage ownership of the limited partner interests in these general partners to fluctuate. Our managing partners will not receive any allocations of carried interest income, and all of their rights to receive carried interest income earned in relation to our actively investing funds and future funds will be solely through their ownership of Apollo Operating Group units until July 13, 2012.

In addition, we expect to continue to pay approximately 35% to 50% of management fees and transaction and advisory fees to our employees for salary, bonus and benefit costs, excluding equity-based compensation. These percentages may fluctuate over time based on our actual performance each year.

The income of the Apollo Operating Group (including management fees, transaction and advisory fees, and carried interest income) benefits Apollo Global Management, LLC to the extent of its equity interest in the Apollo Operating Group. See “Business—Fees, Carried Interest, Redemption and Termination.”

Excluded Assets

“Excluded assets” consist of any direct or indirect interest in the following, whether existing now or in the future:

•

any personal investment or co-investment in any fund or co-investment vehicle by any managing partner or a related group member, as defined below (including any future personal investments or co-investments and investments funded through any Apollo management fee waiver program, which allows each of our managing partners to waive the right to receive any future distribution that he would otherwise be entitled to receive on a periodic basis from AMH in respect of management fees from certain private equity funds in exchange for a profits interest in the applicable Apollo fund, which satisfies his obligation to make a capital contribution to such fund in the amount of the waived management fee), although no managing partner may waive compensation that would not otherwise be paid to the managing partner, directly or indirectly, from the members of the Apollo Operating Group;

•	amounts owed, directly or indirectly, to any managing partner or a related group member by an Apollo fund pursuant to any fee deferral arrangement in an investment management agreement;

•

any direct or indirect amounts owed to any managing partner or a related group member pursuant to any escrow of Fund VI carried interest payments, or “escrowed carry,” to secure the obligation of the general partner of Fund VI pursuant to its organizational documents;

•

Apollo Real Estate or Ares, which are funds formerly managed by us but in which neither we nor our managing partners continue to exert any managerial control although our managing partners continue to have minority interests in such entities, including their general partners and management companies;

•	the general partners of Funds I, II and III;

•	compensation and benefits paid or given to a managing partner consistent with the terms of his employment agreement;

•	director options issued prior to January 1, 2007 by any portfolio company;

•

Hamlet Holdings, LLC, an entity partially owned by our managing partners (without any economics) that has 100% voting control over the investment of Fund VI in Caesars Entertainment and that will remain exclusively in the personal control of the managing partners; and

•	other miscellaneous, non-core assets.

The excluded assets were not contributed to the Apollo Operating Group; however, due to the existence of a common control group, Funds I, II and III and the general partner are consolidated in our historical financial statements for the periods prior to July 13, 2007.

With respect to our contributing partners, “excluded assets” includes all points not contributed to the Apollo Operating Group or purchased in connection with the Strategic Investors Transaction, any personal investment or co-investment in any fund or co-investment vehicle by any contributing partner, the right to receive escrowed carry and all other assets not specifically described in this prospectus as being contributed to the Apollo Operating Group.

“Related group member” means, with respect to each of our managing partners, (i) such managing partner’s spouse, (ii) a lineal descendant of such managing partner’s parents, the spouse of any such descendant or a lineal descendent of any such spouse, (iii) a charitable institution controlled by such managing partner or one of his related group members, (iv) a trustee of a trust (whether inter vivos or testamentary), all of the current beneficiaries and presumptive remaindermen of which are one or more of such managing partners and persons described in clauses (i) through (iii) of this definition, (v) a corporation, limited liability company or partnership, of which all of the outstanding shares of capital stock or interests therein are owned by one or more of such managing partners and persons described in clauses (i) through (iv) of this definition, (vi) an individual mandated under a qualified domestic relations order, or (vii) a legal or personal representative of such managing partner in the event of his death or disability; for purposes of this definition, (x) “lineal descendants” shall not include individuals adopted after attaining the age of 18 years and such adopted person’s descendants, (y) “presumptive remaindermen” shall refer to those persons entitled to a share of a trust’s assets if it were then to terminate, and (z) no managing partner shall ever be deemed a related group member of another managing partner.

Equity Interests Retained by Our Managing Partners and Contributing Partners

Our managing partners, through their interests in BRH and Holdings, will own     % of the Apollo Operating Group units and, through their ownership of BRH, the Class B share that we have issued to BRH, in each case after giving effect to the IPO. The Agreement Among Managing Partners provides that each managing partner’s interest in the Apollo Operating Group units that he holds indirectly through his interest in Holdings is subject to vesting. Each of Messrs. Harris and Rowan vests in his interest in the Apollo Operating Group units in 60 equal monthly installments, and Mr. Black vests in his interest in the Apollo Operating Group units and in 72 equal monthly installments. Although the Agreement Among Managing Partners was entered into on July 13, 2007, for purposes of its vesting provisions, our managing partners are credited for their employment with us since January 1, 2007. In the event that a managing partner terminates his employment with us for any reason, he will be required to forfeit the unvested portion of his Apollo Operating Group units to the other managing partners. The number of Apollo Operating Group units that must be forfeited upon termination depends on the cause of the termination. See “Certain Relationships and Related Party Transactions—Agreement Among Managing Partners.” However, this agreement may be amended and the terms and conditions of the agreement may be changed or modified upon the unanimous approval of the managing partners. We, our shareholders (other than our Strategic Investors, as set forth under “Certain Relationships and Related Party Transactions—Lenders Rights Agreement—Amendments to Managing Partner Transfer Restrictions”) and the Apollo Operating Group have no ability to enforce any provision of this agreement or to prevent the managing partners from amending the agreement or waiving any of its obligations.

Pursuant to the Managing Partner Shareholders Agreement, no managing partner may voluntarily effect transfers of his Equity Interests for a period of two years after the registration effectiveness date, subject to certain exceptions, including an exception for certain transactions entered into by one or more managing partners the results of which are that the managing partners no longer exercise control over us or the Apollo Operating Group or no longer hold at least 50.1% of the economic interests in us or the Apollo Operating Group. The transfer restrictions applicable to Equity Interests held by our managing partners and the exceptions to such transfer restrictions are described in more detail under “Certain Relationships and Related Party Transactions—Managing Partner Shareholders Agreement—Transfer Restrictions.” Our managing partners and contributing partners also were granted demand, piggyback and shelf registration rights through Holdings which are exercisable six months after the registration effectiveness date.

Our contributing partners, through their interests in Holdings, will own     % of the Apollo Operating Group units after giving effect to the IPO. Pursuant to the Roll-Up Agreements, no contributing partner may voluntarily effect transfers of his Equity Interests for a period of two years after the registration effectiveness date. The transfer restrictions applicable to Equity Interests held by our contributing partners are described in more detail under “Certain Relationships and Related Party Transactions—Roll-Up Agreements.”

Subject to certain procedures and restrictions (including the vesting schedules applicable to our managing partners and any applicable transfer restrictions and lock-up agreements described above), upon 60 days’ written notice prior to a designated quarterly date, each managing partner and contributing partner will have the right to cause Holdings to exchange the Apollo Operating Group units that he owns through his partnership interest in

Holdings for Class A shares, to sell such Class A shares at the prevailing market price (or at a lower price that such managing partner or contributing partner is willing to accept) and to distribute the net proceeds of such sale to such managing partner or contributing partner. We have reserved for issuance 240,000,000 Class A shares, corresponding to the number of existing Apollo Operating Group units held indirectly through Holdings by our managing partners and contributing partners. Upon receipt of the notice described above, APO Corp., one of our intermediate holding companies, will purchase from us, and our other intermediate holding companies will acquire from us, the number of Class A shares that are exchangeable for the Apollo Operating Group units to be surrendered by the managing partner or contributing partner. To effect the exchange, a managing partner or contributing partner, through Holdings, must then simultaneously exchange one Apollo Operating Group unit, being an equal limited partner interest in each Apollo Operating Group entity, for each Class A share received from our intermediate holding companies. As a managing partner or contributing partner exchanges his Apollo Operating Group units, our interest in the Apollo Operating Group units will be correspondingly increased and the voting power of the Class B share will be correspondingly decreased. If and when any managing partner or contributing partner, through Holdings, exchanges an Apollo Operating Group unit for a Class A share of Apollo Global Management, LLC, the relative economic ownership positions of the exchanging managing partner or contributing partner and of the other equity owners of Apollo (whether held at Apollo Global Management, LLC or at the Apollo Operating Group) will not be altered. We considered whether this redemption feature results in accounting implications under U.S. GAAP which requires securities with redemption features that are not solely within the control of the issuer to be classified outside of permanent equity. The extent of our obligation is to (i) exchange physical Class A shares for Apollo Operating Group units and (ii) sell the shares at the prevailing market price on behalf of the holder. We never have any future cash obligations to the unit holders. Specifically, in the event we are unable to sell the Class A shares, we are not required to provide liquidity to the holders of Apollo Operating Group units in any manner. Rather, in the event that we were unable to sell the Class A shares, the transaction would essentially be unwound and the Class A shares would be converted back to Apollo Operating Group units. Based on U.S. GAAP and the terms of this feature, we are deemed to control settlement by delivery of our own shares, and as noted above, we have reserved for issuance a sufficient number of shares to settle any contracts. As such, Non-Controlling Interest is reported in the consolidated and combined financial statements of the company within shareholders’ equity, separately from the total Apollo Global Management, LLC shareholders’ equity.

Deconsolidation of Apollo Funds

Certain of our private equity funds and capital markets funds have historically been consolidated into our financial statements, due to our controlling interest in certain funds notwithstanding that we have only a non-controlling equity interest in these funds. Consequently, our pre-Reorganization financial statements do not reflect our ownership interest at fair value in these funds, but rather reflect on a gross basis the assets, liabilities, revenues, expenses and cash flows of our funds. We amended the governing documents of most of our funds to provide that a simple majority of the funds’ unaffiliated investors have the right to liquidate that fund. These amendments, which became effective on either August 1, 2007 or November 30, 2007, deconsolidated these funds that have historically been consolidated in our financial statements. Accordingly, we no longer reflect the share that other parties own in total assets and Non-Controlling Interests in these respective funds. The deconsolidation of these funds will present our financial statements in a manner consistent with how Apollo evaluates its business and the related risks. Accordingly, we believe that deconsolidating these funds will provide investors with a better understanding of our business. We did not seek or receive any consideration from the investors in our funds for granting them these rights. There was no change in either our equity or net income as a result of the deconsolidation.

Distribution to Our Managing Partners Prior to the Private Offering Transactions

On April 20, 2007, AMH, one of the entities in the Apollo Operating Group, entered into the AMH credit facility, under which AMH borrowed a $1.0 billion variable-rate term loan. We used these borrowings to make a $986.6 million distribution to our managing partners and to pay related fees and expenses. This distribution was a distribution of prior undistributed earnings, and an advance on possible future earnings, of AMH. As a result, this distribution caused the managing partners’ accumulated equity basis in AMH to become negative. The AMH credit facility is guaranteed by Apollo Management, L.P.; Apollo Capital Management, L.P.; Apollo International Management, L.P.; Apollo Principal Holdings II, L.P.; Apollo Principal Holdings IV, L.P.; Apollo Principal Holdings V, L.P.; Apollo Principal Holdings IX, L.P.; and AAA Holdings, L.P. and had an original maturity date of April 20, 2014. The AMH credit facility was amended on December 20, 2010, allowing extension of the maturity date of a portion of the loans to January 3, 2017. See “Description of Indebtedness” for details of the AMH credit facility. It is secured by a first priority lien on substantially all assets of AMH and the guarantors, including a pledge of the equity interests held by each of the guarantors, in each case subject to customary carveouts.

Distributions to Our Managing Partners and Contributing Partners Related to the Reorganization

We made distributions to our managing partners and contributing partners that represented all of the undistributed earnings generated by the businesses contributed to the Apollo Operating Group prior to July 13, 2007. For this purpose, income attributable to carried interest on private equity funds related to either carry-generating transactions that closed prior to July 13, 2007 or carry-generating transactions in respect of which a definitive agreement was executed, but that did not close, prior to July 13, 2007 were treated as having been earned prior to that date. Undistributed earnings of the contributed businesses through the date of the Reorganization that were attributable to the managing partners and contributing partners for the sold portion of their interest were $238.4 million and $148.6 million, respectively. As of December 31, 2010 and 2009, the undistributed earnings that were attributable to the managing partners for the sold portion of their interest were zero. As of December 31, 2010 and 2009, the undistributed earnings that were attributable to the contributing partners for the sold portion of their interest were zero. The undistributed earnings attributable to the managing partners and contributing partners were recorded in the consolidated financial statements as a component of due to affiliates and profit sharing payable, respectively.

In addition, we have also entered into a tax receivable agreement with our managing partners and contributing partners which requires us to pay them 85% of any tax savings received by APO Corp. from our step-up in tax basis. In our consolidated financial statements, the item due to affiliates includes $491.4 million and $514.0 million that was payable to our managing partners and contributing partners in connection with the tax receivable agreement as of both December 31, 2010 and 2009, respectively.

As part of the Reorganization, the managing partners and the contributing partners received the following:

•

Apollo Operating Group units having a fair value per unit of $24 and $20 issued to the managing partners and contributing partners, respectively on issuance date with a total approximate value of $5.6 billion (subject to five- or six-year forfeiture);

•	$1.2 billion in cash in July 2007, excluding any potential contingent consideration;

•

In January 2008 and April 2008, a preliminary and final distribution related to a contingent consideration of $37.7 million. The determination of the amount and timing of the distribution were based on net income with discretionary adjustments, all of which were determined by Apollo Management Holdings GP, LLC. Included in the distribution were AAA RDUs valued at approximately $12.7 million and a distribution of interests in Apollo VIF Co-Investors, LLC in settlement of deferred compensation units in Apollo Value Investment Offshore Fund, Ltd. of approximately $0.8 million; and

•

The fair value of carried interest related to the sale of portfolio companies where definitive sales contracts were executed but had not closed at July 13, 2007. We accrued an estimated payment of approximately $387.0 million at December 31, 2007, of which $200.2 million was distributed during the year ended December 31, 2008. The definitive sales contract in respect of which the remaining $186.8 million was accrued, was terminated during the fourth quarter of 2008 and as a result, no amounts were accrued at December 31, 2010 and 2009.

Strategic Investors Transaction

On July 13, 2007, we sold securities to the Strategic Investors in return for a total investment of $1.2 billion. The Strategic Investors are two of the largest alternative asset investors in the world and have been significant investors with us in multiple funds, covering a variety of strategies. In total, from our inception through the date hereof, the Strategic Investors have invested or committed to invest approximately $7.6 billion of capital in us and our funds. The Strategic Investors have been significant supporters of our integrated platform, having invested in multiple private equity and capital markets funds. The Strategic Investors have no obligation to invest further in our funds, and any future investments by the Strategic Investors in our funds or other alternative investment categories will likely depend on the performance of our funds, the performance of each Strategic Investor’s overall investment portfolio and other investment opportunities available to them.

Through our intermediate holding companies, we used all of the proceeds from the issuance of the securities to the Strategic Investors to purchase from our managing partners 17.4% of their Apollo Operating Group units for an aggregate purchase price of $1,068 million, and to purchase from our contributing partners a portion of their points for an aggregate purchase price of $156.4 million, excluding any potential contingent consideration. Upon completion of the Private Offering Transactions, the securities sold to the Strategic Investors converted into non-voting Class A shares, which will represent         % of our issued and outstanding Class A shares and         % of the economic interest in the Apollo Operating Group, in each case, after giving effect to the IPO. Based on our agreement with the Strategic Investors, we were obligated to distribute to the Strategic Investors the greater of 7% on the convertible notes issued or a pro rata portion of our net income for our fiscal year 2007, based on (i) their proportionate interests in Apollo Operating Group units during the period after the Strategic Investors Transaction and prior to the date of the Private Offering Transactions, and (ii) the number of days elapsed during such period. For this purpose, income attributable to carried interest on private equity funds related to either carry-generating transactions that closed prior to the date of the Private Offering Transactions or carry-generating transactions in respect of which a definitive agreement was executed, but that did not close, prior to the date of the Private Offering Transactions was treated as having been earned prior to the date of the Private Offering Transactions. On August 8, 2007, we paid approximately $6 million in interest expense on the convertible notes and as a result of our net loss we have no further obligations for 2007 to pay the Strategic Investors.

In connection with the sale of securities to the Strategic Investors, we entered into the Lenders Rights Agreement with the Strategic Investors. For a more detailed summary of the Lenders Rights Agreement, see “Certain Relationships and Related Party Transactions—Lenders Rights Agreement.”

Tax Considerations

We believe that under current law, Apollo Global Management, LLC will be treated as a partnership and not as a corporation for U.S. Federal income tax purposes. An entity that is treated as a partnership for U.S. Federal income tax purposes is not a taxable entity and incurs no U.S. Federal income tax liability. Instead, each partner is required to take into account its allocable share of items of income, gain, loss and deduction of the partnership in computing its own U.S. Federal income tax liability, regardless of whether cash distributions have been made. Investors in this offering will be deemed to be limited partners of Apollo Global Management, LLC for U.S. Federal income tax purposes. See “Material Tax Considerations—Material U.S. Federal Tax Considerations” for a summary discussing certain U.S. Federal income tax considerations related to the purchase, ownership and disposition of our Class A shares as of the date of this offering.

On May 28, 2010, the House of Representatives passed H.R. 4213, the American Jobs and Closing Tax Loopholes Act of 2010 that would, if enacted in its present form, cause Apollo Global Management, LLC to become taxable as a corporation, which would cause significant adverse tax consequences for us and/or the holders of Class A shares. Such legislation does provide a transition rule that could defer corporate treatment for 10 years. See “Risk Factors—Risks Related to Taxation—The U.S. Federal income tax law that determines the tax consequences of an investment in Class A shares is under review and is potentially subject to adverse legislative, judicial or administrative change, possibly on a retroactive basis, including possible changes that would result in the treatment of our long-term capital gains as ordinary income, that would cause us to become taxable as a corporation and/or have other adverse effects” and “Risk Factors—Risks Related to Our Organization and Structure—Members of the U.S. Congress have introduced and the House of Representatives has passed legislation that would, if enacted, preclude us from qualifying for treatment as a partnership for U.S. Federal income tax purposes under the publicly traded partnership rules. If this or any similar legislation or regulation were to be enacted and apply to us, we would incur a substantial increase in our tax liability and it could well result in a reduction in the value of our Class A shares” and “Material Tax Considerations—Material U.S. Federal Tax Considerations—Administrative Matters—Possible New Legislation or Administrative or Judicial Action.”

Private Offering Transactions

The CS Investor purchased from us in a private placement that closed on August 8, 2007, concurrently with the Rule 144A Offering an aggregate of $180 million of the Class A shares at a price per share equal to $24, or 7,500,000 Class A shares, representing       % of the total number of our Class A shares outstanding after giving effect to the IPO.

Apollo Global Management, LLC contributed the net proceeds it received in the Private Offering Transactions to its wholly-owned subsidiaries, APO Asset Co., LLC and APO Corp. These wholly-owned subsidiaries then contributed the funds to the Apollo Operating Group.

Amounts contributed to the Apollo Operating Group concurrently with the Private Offering Transactions diluted (i) the percentage ownership interests of our managing partners (held indirectly through Holdings) in those entities by 7.4% to 62.4%, and (ii) the percentage ownership interests of our contributing partners (held indirectly through Holdings) in those entities by 1.1% to 9.1%. The relative percentage ownership interests in the Apollo Operating Group held by Apollo Global Management, LLC, our managing partners and our contributing partners will continue to change over time including as a result of the IPO. Potential future events that would result in a relative increase in the number of Apollo Operating Group units held by Apollo Global Management, LLC, and result in a corresponding dilution of our managing partners’ and contributing partners’ percentage ownership interest in the Apollo Operating Group include (i) issuances of Class A shares (assuming that the proceeds of any such issuance is contributed to the Apollo Operating Group), (ii) the conversion by our managing partners or contributing partners of their Apollo Operating Group units for Class A shares and (iii) any offers, from time to time, at the discretion of our manager, to purchase from our managing partners and contributing partners their Apollo Operating Group units.

As a result of the Reorganization, the Strategic Investors Transaction and the Private Offering Transactions:

•	Apollo Global Management, LLC, through its wholly-owned subsidiaries, will hold % of the outstanding Apollo Operating Group units after giving effect to the IPO;

•	our managing partners, through BRH and Holdings, will hold % of the outstanding Apollo Operating Group units after giving effect to the IPO;

•	our contributing partners, through Holdings, will hold % of the outstanding Apollo Operating Group units after giving effect to the IPO;

•

the Strategic Investors own 60,000,001 of our non-voting Class A shares will represent       % of our Class A shares outstanding after giving effect to the IPO, which will represent         % of the economic interests in the Apollo Operating Group units;

•

the Public Investors and the CS Investor will hold                  Class A shares after giving effect to the IPO, which will represent       % of our Class A shares outstanding and         % of the economic interests in the Apollo Operating Group units;

•	our managing partners, through BRH, own the single Class B share of Apollo Global Management, LLC;

•

on those few matters that may be submitted for a vote of the shareholders of Apollo Global Management, LLC, our Class A shareholders (other than the Strategic Investors) will collectively have       % of the voting power of, and our Class B shareholder will have       % of the voting power of, Apollo Global Management, LLC, in each case after giving effect to the IPO;

•

APO Corp., APO Asset Co., LLC or APO (FC), LLC, as applicable, is the sole general partner of each of the entities that constitute the Apollo Operating Group; accordingly, we operate and control the businesses of the Apollo Operating Group and its subsidiaries; and

•

net profits, net losses and distributions of the Apollo Operating Group are generally allocated and made to its partners on a pro rata basis in accordance with their respective Apollo Operating Group units; accordingly, net profits and net losses allocable to Apollo Operating Group partners will initially be allocated, and distributions will initially be made, approximately       % indirectly to us, approximately       % indirectly to our managing partners and approximately       % indirectly to our contributing partners, in each case after giving effect to the IPO.

USE OF PROCEEDS

We are registering these Class A shares for resale pursuant to the registration rights granted to the selling shareholders in connection with the Rule 144A Offering and the Private Placement. We will not receive any proceeds from the sale of the Class A shares offered by this prospectus. The net proceeds from the sale of the Class A shares by this prospectus will be received by the selling shareholders.

CASH DIVIDEND POLICY

Dividend Policy for Class A Shares

Our intention is to distribute to our Class A shareholders on a quarterly basis substantially all of our net after-tax cash flow from operations in excess of amounts determined by our manager to be necessary or appropriate to provide for the conduct of our businesses, to make appropriate investments in our businesses and our funds, to comply with applicable law, to service our indebtedness or to provide for future distributions to our Class A shareholders for any ensuing quarter.

On April 4, 2008, we announced our first cash distribution amounting to $0.33 per Class A share, resulting from the first quarter 2008 quarterly distribution of $0.16 per Class A share plus a special distribution of $0.17 per Class A share primarily resulting from the sale by Fund V of Goodman Global, Inc., one of its portfolio companies, to affiliates of another private equity firm, in February 2008. The $111.3 million aggregate distribution was paid to the owners of the Apollo Operating Group. Of this amount, $32.2 million was received by Apollo Global Management, LLC and distributed to its Class A shareholders of record on April 18, 2008. Additionally, on July 15, 2008, we declared a cash distribution amounting to $0.23 per Class A share, resulting from our second quarter 2008 quarterly distribution of $0.16 per Class A share plus a special distribution of $0.07 per Class A share primarily resulting from realizations from (i) portfolio companies of Fund IV, Sky Terra Communications, Inc. and United Rentals, Inc., (ii) dividend income from a portfolio company of Fund VI, and (iii) interest income related to debt investments of Fund VI. This $77.6 million aggregate distribution was paid to the owners of the Apollo Operating Group. Of this amount, $22.4 million was received by Apollo Global Management, LLC and distributed on July 25, 2008, to its Class A shareholders of record on July 18, 2008. On May 14, 2010, we declared a cash distribution amounting to $0.07 per Class A share, which was paid on May 27, 2010 to our Class A shareholders of record as of May 20, 2010. In addition, on each of August 2, 2010 and November 1, 2010, we declared a cash distribution of $0.07 per Class A share, which was paid on August 25, 2010 and November 23, 2010, respectively, to our Class A shareholders of record as of August 13, 2010 and November 12, 2010, respectively. On January 4, 2011, we declared a cash distribution of $0.17 per Class A share, which was paid on January 14, 2011 to our Class A shareholders of record as of January 7, 2011. Because we will not know what our actual available cash flow from operations will be for any year until sometime after the end of such year, we expect that a fourth quarter dividend payment may be adjusted to take into account actual net after-tax cash flow from operations for that year.

The declaration, payment and determination of the amount of our quarterly dividend will be at the sole discretion of our manager, which may change our dividend policy at any time. We cannot assure you that any dividends, whether quarterly or otherwise, will or can be paid. In making decisions regarding our quarterly dividend, our manager will take into account general economic and business conditions, our strategic plans and prospects, our businesses and investment opportunities, our financial condition and operating results, working capital requirements and anticipated cash needs, contractual restrictions and obligations, legal, tax and regulatory restrictions, restrictions and other implications on the payment of dividends by us to our common shareholders or by our subsidiaries to us and such other factors as our manager may deem relevant.

Because we are a holding company that owns intermediate holding companies, the funding of each dividend, if declared, will occur in three steps, as follows.

•

First, we will cause one or more entities in the Apollo Operating Group to make a distribution to all of its partners, including our wholly-owned subsidiaries APO Corp., APO Asset Co., LLC and APO (FC), LLC (as applicable), and Holdings, on a pro rata basis;

•

Second, we will cause our intermediate holding companies, APO Corp., APO Asset Co., LLC and APO (FC), LLC (as applicable), to distribute to us, from their net after-tax proceeds, amounts equal to the aggregate dividend we have declared; and

•	Third, we will distribute the proceeds received by us to our Class A shareholders on a pro rata basis.

If Apollo Operating Group units are issued to other parties, such as investment professionals, such parties would be entitled to a portion of the distributions from the Apollo Operating Group as partners described above.

We believe that the payment of dividends will provide transparency to our Class A shareholders and will impose upon us an investment discipline with respect to new products, businesses and strategies.

Payments that any of our intermediate holding companies make under the tax receivable agreement will reduce amounts that would otherwise be available for distribution by us on Class A shares.

The Apollo Operating Group intends to make periodic distributions to its partners (that is, Holdings and our intermediate holding companies) in amounts sufficient to cover hypothetical income tax obligations attributable to allocations of taxable income resulting from their ownership interest in the various limited partnerships making up the Apollo Operating Group, subject to compliance with any financial covenants or other obligations. Tax distributions will be calculated assuming each shareholder was subject to the maximum (corporate or individual, whichever is higher) combined U.S. Federal, New York State and New York City tax rates, without regard to whether any shareholder was subject to income tax liability at those rates. Because tax distributions to partners are made without regard to their particular tax situation, tax distributions to all partners, including our intermediate holding companies, will be increased to reflect the disproportionate income allocation to our managing partners and contributing partners with respect to “built-in gain” assets at the time of the Private Offering Transactions. Tax distributions will be made only to the extent all distributions from the Apollo Operating Group for such year are insufficient to cover such tax liabilities and all such distributions will be made to all partners on a pro rata basis based upon their respective interests in the applicable partnership; provided that for 2009 and 2010, as a result of the Special Allocation, which is described under “Certain Relationships and Related Party Transactions—Special Allocation of AMH Income,” any tax distributions made by AMH with respect to its income for 2009 and 2010 will be limited to the actual tax liabilities of the partners of AMH. On January 8, 2009, we declared a special tax distribution amounting to $0.05 per Class A share. The distribution was paid on January 15, 2009 to Class A shareholders of record on January 12, 2009. No such tax distribution will necessarily be required to be distributed by us for future periods and there can be no assurance that we will pay cash dividends on the Class A shares in an amount sufficient to cover any tax liability arising from the ownership of Class A shares.

Under Delaware law we are prohibited from making a distribution to the extent that our liabilities, after such distribution, exceed the fair value of our assets. Our operating agreement does not contain any restrictions on our ability to make distributions, except that we may only distribute Class A shares to holders of Class A shares. The AMH credit facility, however, restricts the ability of AMH to make cash distributions to us by requiring mandatory collateralization and restricting payments under certain circumstances. AMH will generally be restricted from paying dividends, repurchasing stock and making distributions and similar types of payments if any default or event of default occurs, if it has failed to deposit the requisite cash collateralization or does not expect to be able to maintain the requisite cash collateralization or if, after giving effect to the incurrence of debt to finance such distribution, its debt to EBITDA ratio would exceed specified levels. Instruments governing indebtedness that we or our subsidiaries incur in the future may contain further restrictions on our or our subsidiaries’ ability to pay dividends or make other cash distributions to equityholders.

In addition, the Apollo Operating Group’s cash flow from operations may be insufficient to enable it to make required minimum tax distributions to its partners, in which case the Apollo Operating Group may have to borrow funds or sell assets, and thus our liquidity and financial condition could be materially adversely affected. Furthermore, by paying cash distributions rather than investing that cash in our businesses, we might risk slowing the pace of our growth, or not having a sufficient amount of cash to fund our operations, new investments or unanticipated capital expenditures, should the need arise.

Our dividend policy has certain risks and limitations, particularly with respect to liquidity. Although we expect to pay dividends according to our dividend policy, we may not pay dividends according to our policy, or at all, if, among other things, we do not have the cash necessary to pay the intended dividends. To the extent we do not have cash on hand sufficient to pay dividends, we may have to borrow funds to pay dividends, or we may determine not to borrow funds to pay dividends. By paying cash dividends rather than investing that cash in our future growth, we risk slowing that pace of our growth, or not having a sufficient amount of cash to fund our operations or unanticipated capital expenditures, should the need arise.

As of December 31, 2010, approximately 19.1 million RSUs granted to Apollo employees (net of forfeited awards) were entitled to distribution equivalents, to be paid in the form of cash compensation.

Distributions to Our Managing Partners and Contributing Partners

We made a distribution to our managing partners in April 2007 in respect of their ownership of AMH totaling $986.6 million, which was paid out of the net proceeds of borrowings under the AMH credit facility. In addition, we used all of the proceeds received from the Strategic Investors Transaction to purchase Apollo Operating Group units from our managing partners and points from our contributing partners.

We made distributions to our managing partners and contributing partners representing all of the undistributed earnings generated by the businesses contributed to the Apollo Operating Group prior to July 13, 2007. For this purpose, income attributable to carried interest on private equity funds related to either carry-generating transactions that closed prior to July 13, 2007 or carry-generating transactions in respect of which a definitive agreement was executed, but that did not close, prior to July 13, 2007 were treated as having been earned prior to that date. Undistributed earnings of the contributed businesses through the date of the Reorganization that were attributable to the managing partners and contributing partners for the sold portion of their interest were $238.4 million and $148.6 million, respectively. As of December 31, 2010 and 2009, the undistributed earnings that were attributable to the managing partners and contributing partners for the sold portion of their interest were zero. The undistributed earnings attributable to the managing partners and contributing partners were recorded in the consolidated financial statements as a component of due to affiliates and profit sharing payable, respectively.

In addition, we have also entered into a tax receivable agreement with our managing partners and contributing partners which requires us to pay them 85% of any tax savings received by APO Corp. from our step-up in tax basis. In our consolidated financial statements, the item due to affiliates includes $491.4 million and $514.0 million that was payable to our managing partners and contributing partners in connection with the tax receivable agreement as of both December 31, 2010 and 2009, respectively.

As part of the Reorganization, the managing partners and the contributing partners received the following:

•

Apollo Operating Group units having a fair value per unit of $24 and $20 issued to the managing partners and contributing partners, respectively, on issuance date with a total approximate value of $5.6 billion (subject to five- or six-year forfeiture);

•	$1.2 billion in cash in July 2007, excluding any potential contingent consideration;

•

In January 2008 and April 2008, a preliminary and final distribution related to a contingent consideration of $37.7 million. The determination of the amount and timing of the distribution were based on net income with discretionary adjustments, all of which were determined by Apollo Management Holdings GP, LLC. Included in the distribution were AAA RDUs valued at approximately $12.7 million and a distribution of interests in Apollo VIF Co-Investors, LLC in settlement of deferred compensation units in Apollo Value Investment Offshore Fund, Ltd. of approximately $0.8 million; and

•

The fair value of carried interest related to the sale of portfolio companies where definitive sales contracts were executed but had not closed at July 13, 2007. We accrued an estimated payment of approximately $387.0 million at December 31, 2007, of which $200.2 million was distributed during the year ended December 31, 2008. The definitive sales contract in respect of which the remaining $186.8 million was accrued, was terminated during the fourth quarter of 2008 and as a result, no amounts were accrued at December 31, 2010 and 2009.

Prior to the Apollo Operating Group Formation, 100% of the Apollo Operating Group was owned by our managing partners and contributing partners. Accordingly, all decisions regarding the amount and timing of distributions were made in prior periods by our managing partners with regard to their personal financial and tax situations and their assessments of appropriate amounts of distributions, taking into account Apollo’s capital needs as well as actual and potential earnings and borrowings.

CAPITALIZATION

The following table sets forth our capitalization and cash and cash equivalents as of December 31, 2010:

•	on an actual basis; and

•

on an as adjusted basis after giving effect to the IPO at an assumed offering price that is the midpoint of the estimated offering price range of $             and $             and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

This table should be read in conjunction with “Our Structure,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and notes thereto included in this prospectus.

	As of December 31, 2010
	Actual	As Adjusted
	(in thousands)
Cash and cash equivalents	$382,269	$
Cash and cash equivalents of variable interest entities	87,556

Total cash and cash equivalents	$469,825	$

Debt	$751,525	$
Debt obligation of variable interest entities	1,127,180
Total shareholders’ equity	3,081,419

Total capitalization	$4,960,124	$

DILUTION

Dilution is the amount by which the offering price paid by the purchasers of the Class A shares to be sold in the IPO exceeds the net tangible book value per share of the Class A shares after the IPO. Net tangible book value per share is determined at any date by subtracting our total liabilities from the total book value of our tangible assets and dividing the difference by the number of Class A shares deemed to be outstanding at that date.

Our net tangible book value as of December 31, 2010 was approximately $             million, or $             per share based on              Class A shares outstanding as of December 31, 2010.

After giving effect to the receipt and our intended use of approximately $             million of estimated net proceeds from our sale of               Class A shares in the IPO at an assumed offering price of $             per share (the midpoint of the estimated offering price range of $             and $             ), our adjusted net tangible book value as of December 31, 2010 would have been approximately $             million, or $             per share. This represents an immediate increase in the adjusted net tangible book value of $             per share to existing Class A shareholders and an immediate dilution of $             per share to new investors purchasing Class A shares in the IPO. The following table illustrates this substantial and immediate per share dilution to new investors:

Per Class A Share
Assumed initial public offering price per share	$
Net tangible book value per share as of December 31, 2010
Increase in net tangible book value per share attributable to the IPO

As adjusted net tangible book value per share after giving effect to the IPO
Dilution of net tangible book value per share to new investors	$

A $1.00 increase (decrease) in the assumed initial public offering price of $             per share (the midpoint of the estimated offering price range of $             and $            ) would increase (decrease) our adjusted net tangible book value by $            , the adjusted net tangible book value per share after the IPO by $             per share and the dilution per share to new investors in the IPO by $             , assuming the number of Class A shares offered by us in the IPO, as set forth in “Prospectus Summary—The Offering,” remains the same and after deducting the estimated underwriting discounts and commissions and estimated expenses payable by us in the IPO.

If the underwriters exercise their option to purchase additional Class A shares in full, the adjusted net tangible book value per share after the IPO would be $             per share, and the dilution in the adjusted net tangible book value per share to new investors in the IPO would be $             per share.

The following table summarizes on an as adjusted basis as of December 31, 2010, giving effect to:

•	the total number of Class A shares sold in the IPO;

•

the total consideration paid to us in the IPO, assuming an initial public offering price of $             per share (before deducting the estimated underwriting discount and commissions and offering expenses payable by us in connection with the IPO); and

•	the average price per share paid by existing shareholders and by new investors purchasing Class A shares in the IPO.

	Shares Purchased			Total Consideration			Average Price Per Share
	Number	Percent		Amount	Percent
Existing shareholders(1)			%	$		%	$
Investors in the IPO(2)

Total		100%		$	100%		$

(1)	Excludes the Class A shares being sold by the selling shareholders in the IPO. The average price per share is computed based on the total Class A shares of existing shareholders prior to the IPO of Class A shares, which includes the Class A shares being sold by the selling shareholders.

(2)	Includes Class A shares being sold by the selling shareholders in the IPO.

A $1.00 increase (decrease) in the assumed initial public offering price of $             per share (the midpoint of the estimated offering price range of $             and $            ) would increase (decrease) total consideration paid by existing shareholders, total consideration paid by new investors and the average price per share by $             , $             and $            , respectively, assuming the number of Class A shares offered by us and the selling shareholders in the IPO, as set forth in “Prospectus Summary—The Offering,” remains the same, and without deducting underwriting discounts and commissions and estimated expenses payable by us in the IPO.

SELECTED FINANCIAL DATA

The following selected historical consolidated and combined financial and other data of Apollo Global Management, LLC should be read together with “Our Structure,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the historical financial statements and related notes included elsewhere in this prospectus.

The selected historical consolidated statements of operations data of Apollo Global Management, LLC for each of the years ended December 31, 2010, 2009 and 2008 and the selected historical consolidated statements of financial condition data as of December 31, 2010 and 2009 have been derived from our consolidated financial statements which are included elsewhere in this prospectus.

We derived the selected historical consolidated and combined statements of operations data of Apollo Global Management, LLC for the years ended December 31, 2007 and 2006 and the selected consolidated and combined statements of financial condition data as of December 31, 2007 and 2006 from our audited consolidated and combined financial statements which are not included in this prospectus.

The selected historical financial data are not indicative of our expected future operating results. In particular, after undergoing the Reorganization on July 13, 2007 and providing liquidation rights to limited partners of certain of the funds we manage on either August 1, 2007 or November 30, 2007, Apollo Global Management, LLC no longer consolidated in its financial statements certain of the funds that have historically been consolidated in our financial statements.

	Year Ended December 31,
	2010	2009	2008	2007(e)		2006(e)
	(in thousands, except per share amounts)
Statement of Operations Data
Revenues:
Advisory and transaction fees from affiliates	$79,782	$56,075	$145,181	$150,191		$147,051
Management fees from affiliates	431,096	406,257	384,247	192,934		101,921
Carried interest income (loss) from affiliates	1,599,020	504,396	(796,133)	294,725		97,508

Total Revenues	2,109,898	966,728	(266,705)	637,850		346,480

Expenses:
Compensation and benefits:
Equity-based compensation	1,118,412	1,100,106	1,125,184	989,849		—
Salary, bonus and benefits	249,571	227,356	201,098	149,553		76,380
Profit sharing expense	555,225	161,935	(482,682)	307,739		185,007
Incentive fee compensation	20,142	5,613	—	3,189		5,385

Total Compensation and Benefits	1,943,350	1,495,010	843,600	1,450,330		266,772
Interest expense	35,436	50,252	62,622	105,968		8,839
Interest expense—beneficial conversion feature	—	—	—	240,000		—
Professional fees	61,919	33,889	76,450	81,824		31,738
Litigation settlement(a)	—	—	200,000	—		—
General, administrative and other	65,107	61,066	71,789	36,618		38,782
Placement fees	4,258	12,364	51,379	27,253		—
Occupancy	23,067	29,625	20,830	12,865		7,646
Depreciation and amortization	24,249	24,299	22,099	7,869		3,288

Total Expenses	2,157,386	1,706,505	1,348,769	1,962,727		357,065

Other Income (Loss):
Net gains (losses) from investment activities	367,871	510,935	(1,269,100)	2,279,263		1,620,554
Net gains from investment activities of consolidated variable interest entities	48,206	—	—	—		—
Income (loss) from equity method investments	69,812	83,113	(57,353)	1,722		1,362
Interest income	1,528	1,450	19,368	52,500		38,423
Gain from repurchase of debt(b)	—	36,193	—	—		—
Dividend income from affiliates	—	—	—	238,609		140,569
Other income (loss), net	195,032	41,410	(4,609)	(36)		3,154

Total Other Income (Loss)	682,449	673,101	(1,311,694)	2,572,058		1,804,062

Income (Loss) Before Income Tax (Provision) Benefit	634,961	(66,676)	(2,927,168)	1,247,181		1,793,477
Income tax (provision) benefit	(91,737)	(28,714)	36,995	(6,726)		(6,476)

Net Income (Loss)	543,224	(95,390)	(2,890,173)	1,240,455		1,787,001
Net (income) loss attributable to Non-Controlling Interests(c)(d)	(448,607)	(59,786)	1,977,915	(1,810,106)		(1,414,022)

Net Income (Loss) Attributable to Apollo Global Management, LLC	$94,617	$(155,176)	$(912,258)	$(569,651)		$372,979

Dividends Declared per Class A share	$0.21	$0.05	$0.56	$—		N/A

Net Income (Loss) Per Class A Share—Basic and Diluted	$0.83	$(1.62)	$(9.37)	$(11.71	)(f)	N/A

	As of December 31,
	2010	2009	2008	2007	2006
	(in thousands)
Statement of Financial Condition Data
Total assets	$6,552,372	$3,385,197	$2,474,532	$5,115,642	$11,179,921
Debt (excluding obligations of consolidated variable interest entities)	751,525	933,834	1,026,005	1,057,761	93,738
Debt obligations of consolidated variable interest entities	1,127,180	—	—	—	—
Total shareholders’ equity	3,081,419	1,299,110	325,785	2,408,329	10,331,990
Total Non-Controlling Interests	2,930,517	1,603,146	822,843	2,312,286	9,847,069

(a)	Litigation settlement charge was incurred in connection with an agreement with Huntsman to settle certain claims related to Hexion’s now terminated merger agreement with Huntsman.
(b)	During April and May 2009, the company repurchased a combined total of $90.9 million of face value of debt for $54.7 million and recognized a net gain of $36.2 million which is included in other income (loss) in the consolidated and combined statements of operations for the year ended December 31, 2009.
(c)	Reflects Non-Controlling Interests attributable to AAA, consolidated variable interest entities and the remaining interests held by certain former employees in the net income (loss) of our capital markets management companies.

(d)	Reflects the Non-Controlling Interests in the net income (loss) of the Apollo Operating Group relating to the units held by our managing partners and contributing partners post-Reorganization. This amount is calculated by applying the following ownership percentages:

•	July 2007 through February 2009: 71.1%

•	February 2009 through March 2010: 71.5%

•	March 2010 to June 2010: 71.4%

•	July 2010 to December 2010: 71.0%

The above changes in ownership interest arose in connection with our share repurchase in February 2009 and the issuance of Class A shares for vested RSUs in March, July and September 2010.

(e)	Significant changes in the consolidated and combined statement of operations for 2007 and 2006 compared to their respective comparative period are due to (i) the Reorganization, (ii) the deconsolidation of certain funds, and (iii) the Strategic Investors Transaction.

Some of the significant impacts of the above items are as follows:

•	Revenue from affiliates increased due to the deconsolidation of certain funds.

•	Compensation and benefits, including non-cash charges related to equity-based compensation increased due to amortization of Apollo Operating Group units, AAA RDUs and RSUs.

•	Interest expense increased as a result of conversion of debt on which the Strategic Investors had a beneficial conversion feature. Additionally, interest expense increased related to the AMH credit facility obtained in April 2007.

•	Professional fees increased due to Apollo Global Management, LLC’s formation and ongoing requirements.

•	Net gain from investment activities increased due to increased activity in our consolidated funds through the date of deconsolidation.

•	Non-Controlling Interests changed significantly due to the formation of Holdings and reflects net losses attributable to Holdings post-Reorganization.

(f)	This per share income (loss) is for the period July 13 through December 31, 2007, from the date of reorganization to year end.

Note:	As a result of the adoption of U.S. GAAP guidance applicable to Non-Controlling Interests, the presentation and disclosure of all periods presented were impacted as follows: (1) Non-Controlling Interests were reclassified as a separate component of shareholders’ equity on our consolidated statements of financial condition, (2) net income (loss) was adjusted to include the net income (loss) attributed to the Non-Controlling Interests on our consolidated statements of operations, (3) the primary components of Non-Controlling Interests are now separately presented in the company’s consolidated statements of shareholders’ equity to clearly distinguish the interest in the Apollo Operating Group and the interest held by limited partners in AAA from the interests of the company, and (4) profits and losses are allocated to Non-Controlling Interests in proportion to their ownership interests regardless of their basis.

MANAGEMENT’S DISCUSSION AND ANALYSIS

OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

As Apollo Global Management, LLC was formed in July 2007, the Apollo Operating Group is considered our predecessor for accounting purposes and its consolidated and combined financial statements are our historical financial statements for the periods prior to our Reorganization on July 13, 2007.

The following discussion should be read in conjunction with Apollo Global Management, LLC’s consolidated financial statements and the related notes as of December 31, 2010 and 2009 and for the years ended December 31, 2010, 2009 and 2008. This discussion contains forward-looking statements that are subject to known and unknown risks and uncertainties. Actual results and the timing of events may differ significantly from those expressed or implied in such forward-looking statements due to a number of factors, including those included in the section entitled “Risk Factors.” The highlights listed below have had significant effects on many items within our consolidated financial statements and affect the comparison of the current period’s activity with those of prior periods.

General

Our Businesses

Founded in 1990, Apollo is a leading global alternative asset manager. We are contrarian, value-oriented investors in private equity, credit-oriented capital markets and real estate with significant distressed expertise and a flexible mandate in the majority of our funds that enables our funds to invest opportunistically across a company’s capital structure. We raise, invest and manage funds on behalf of some of the world’s most prominent pension and endowment funds as well as other institutional and individual investors.

Apollo conducts its management and incentive businesses primarily in the United States and substantially all of its revenues are generated domestically. These businesses are conducted through the following three reportable segments:

(i)	Private equity—primarily invests in control equity and related debt instruments, convertible securities and distressed debt instruments;

(ii)	Capital markets—primarily invests in non-control debt and non-control equity instruments, including distressed debt instruments; and

(iii)	Real estate—primarily invests in legacy commercial mortgage-backed securities, commercial first mortgage loans, mezzanine investments and other commercial real estate-related debt investments. We may seek to sponsor additional real estate funds that focus on opportunistic investments in distressed debt and equity recapitalization transactions.

These business segments are differentiated based on the varying investment strategies. The performance is measured by management on an unconsolidated basis because management makes operating decisions and assesses the performance of each of Apollo’s business segments based on financial and operating metrics and data that exclude the effects of consolidation of any of the affiliated funds.

Our financial results vary since carried interest, which generally constitutes a large portion of the income we receive from the funds that we manage, as well as the transaction and advisory fees that we receive, can vary significantly from quarter to quarter and year to year. As a result, we emphasize long-term financial growth and profitability to manage our business.

Business Environment

During the most recent global economic crisis, which we believe began in the third quarter of 2007, we have been relying on our deep industry, credit and financial structuring experience, coupled with our strengths as value-oriented, distressed investors, to deploy a significant amount of new capital. As examples of this, from the beginning of the third quarter of 2007 and through December 31, 2010, we have invested approximately $24 billion of capital across our private equity and capital markets funds focused on control distressed and buyout investments, leveraged loan portfolios and mezzanine, non-control distressed and non-performing loans. In addition, from the beginning of the fourth quarter of 2007 through December 31, 2010, the funds managed by Apollo have acquired approximately $13.5 billion in face value of distressed debt at discounts to par value and purchased approximately $30.7 billion in face value of leveraged senior loans at discounts to par value from financial institutions. Since we purchased these leveraged loan portfolios from highly motivated sellers, we were able to secure attractive long-term, low cost financing and select credits of companies well known to Apollo. The benchmark S&P/LSTA Leveraged Loan Index, which includes a group of securities we believe is similar to those owned by our funds, had a net return of approximately 6% during the life to date performance of our leveraged loan investments (COF I and COF II), which have exceeded this benchmark.

As in prior market downturns and periods of significant volatility, we have been purchasing distressed securities and continue to opportunistically build positions in high quality companies with stressed balance sheets in industries where we have expertise such as cable, chemicals, packaging and transportation. Our approach towards investing in distressed situations often requires us to purchase particular debt securities as prices are declining, since this allows us both to reduce our average cost and accumulate sizable positions which may enhance our ability to influence any restructuring plans and maximize the value of our distressed investments. As a result, our investment approach may produce negative short-term unrealized returns in certain of the funds we manage. However, we concentrate on generating attractive, long-term, risk-adjusted realized returns for our fund investors, and we therefore do not overly depend on short-term results and quarterly fluctuations in the unrealized fair value of the holdings in our funds.

Regardless of the market or economic environment at any given time, we rely on our contrarian, value-oriented approach to consistently invest capital on behalf of our investors throughout economic cycles by focusing on opportunities that we believe are often overlooked by other investors. We believe that our expertise in capital markets, focus on nine core industry sectors and investment experience allow us to respond quickly to changing environments. For example, in our private equity business, our private equity funds have had success investing in buyouts and credit opportunities during both expansionary and recessionary economic periods. During the recovery and expansionary periods of 1994 through 2000 and late 2003 through the first half of 2007, our private equity funds invested or committed to invest approximately $13.7 billion primarily in traditional and corporate partner buyouts. During the recessionary periods of 1990 through 1993, 2001 through late 2003 and the current recessionary period, our private equity funds have invested $20.9 billion, of which $15.0 billion was in distressed buyouts and debt investments when the debt securities of quality companies traded at deep discounts to par value.

Our Reorganization and the Private Offering Transactions

We were formed as a Delaware limited liability company on July 3, 2007. We are managed and operated by our manager, AGM Management, LLC, which in turn is wholly owned and controlled by our managing partners.

Apollo’s business was historically conducted through a large number of entities for which there was no single holding entity but which were separately owned by our managing partners and other individuals (the “Predecessor Owners”), and controlled by our managing partners. In order to facilitate the Private Offering Transactions, we completed a reorganization as of the close of business on July 13, 2007 whereby, except for Apollo Advisors, L.P. and Apollo Advisors II, L.P. (collectively, the “Advisor Entities”) each of the operating entities that were owned by the Predecessor Owners and the intellectual property rights associated with the Apollo name were contributed to five newly-formed holding partnerships (Apollo Principal Holdings I, L.P., Apollo Principal Holdings II, L.P., Apollo Principal Holdings III, L.P., AMH and Apollo Principal Holdings IV, L.P.). Five additional holding partnerships were formed in 2008 (Apollo Principal Holdings V, L.P., Apollo Principal Holdings VI, L.P., Apollo Principal Holdings VII, L.P., Apollo Principal Holdings VIII, L.P. and Apollo Principal Holdings IX, L.P.). The ten holding partnerships (collectively, the “Apollo Operating Group”)

were formed for the purpose of, among other activities, holding certain of our interests, principally investments in the funds.

We, through three intermediate holding companies (APO Corp., a Delaware corporation that is a domestic corporation for U.S. Federal income tax purposes, APO Asset Co., LLC, a Delaware limited liability company that is a disregarded entity for U.S. Federal income tax purposes, and APO (FC), LLC, an Anguilla limited liability company that is treated as a corporation for U.S Federal income tax purposes and was formed in 2008), will own         % of the economic interests of, and we operate and control all of the businesses and affairs of, the Apollo Operating Group after giving effect to the IPO. Holdings is the entity through which the managing partners and contributing partners hold Apollo Operating Group units, which will represent         % of the economic interests in the Apollo Operating Group after giving effect to the IPO. We consolidate the financial results of the Apollo Operating Group and its consolidated subsidiaries. Holdings’ ownership interest in the Apollo Operating Group is reflected as a Non-Controlling Interest in Apollo’s consolidated financial statements.

As part of the Reorganization, the company issued convertible notes with a principal amount of $1.2 billion to the Strategic Investors. The notes bore interest at 7% per annum and had a stated 15-year term. The notes included provisions calling for either an optional or mandatory conversion of the notes to non-voting Class A shares at a conversion price of $20 per share. Based on the guidance included within U.S. GAAP guidance applicable to accounting for convertible securities, we calculated the intrinsic value of this beneficial conversion feature, or “BCF”; as the difference between the conversion price of $20 per share and the $24 fair value for each of the 60,000,001 Class A shares to be issued upon conversion. The total intrinsic value was calculated as $240 million and was to have been amortized over the notes 15-year term. However, the Private Placement triggered the mandatory conversion provision previously noted. As such, the remaining unamortized amount was charged to interest expense on the date of conversion and the $1.2 billion of notes held by the Strategic Investors were converted to 60,000,001 Class A shares.

On July 13, 2007, the company contributed to APO Corp. and APO Asset Co., LLC $1.2 billion of proceeds from the sale of convertible securities to the Strategic Investors. APO Corp. and APO Asset Co., LLC used these proceeds to purchase from the managing partners for $1.1 billion certain interests in the limited partnerships that operate the business, and contributed those purchased interests to the Apollo Operating Group in return for approximately 17.4% of the limited partner interests of the Apollo Operating Group. In addition, APO Corp. and APO Asset Co., LLC purchased from the contributing partners a portion of their interests in subsidiaries of the Apollo Operating Group for an aggregate purchase price of $156.4 million (excluding any potential contingent consideration) and contributed those purchased interests to the Apollo Operating Group in return for approximately 2.6% of the limited partner interests of the Apollo Operating Group. Additionally, on August 8, 2007 and September 5, 2007, Apollo issued 34,500,000 Class A shares and 2,824,541 Class A shares, respectively, through the Private Offering Transactions. The proceeds from the Class A shares issued on September 5, 2007 were used by Apollo to purchase a corresponding number of Apollo Operating Group units from Holdings, thereby diluting the Non-Controlling Interests by 8.9%. The purchase agreement related to the managing partners’ and contributing partners’ interests also included a provision for contingent consideration.

Although Apollo has less than 50% of the economics in the Apollo Operating Group, it has a majority voting interest and controls the management of the Apollo Operating Group. Additionally, although Holdings has a majority of the economic interests in the Apollo Operating Group, it does not have the right to dissolve the partnerships or have substantive kick-out rights or participating rights that would overcome the presumption of control by Apollo. Accordingly, Apollo consolidates the Apollo Operating Group and records the economic interest in the Apollo Operating Group directly held by Holdings as Non-Controlling Interests.

In January 2008 and April 2008, a preliminary and final distribution were made to the company’s managing partners and contributing partners related to a contingent consideration of $29.9 million and $7.8 million, respectively. The determination of the amount and timing of the distribution was based on net income with discretionary adjustments, all of which were determined by Apollo Management Holdings GP, LLC, the general partner of AMH. Included in the distribution were AAA RDUs valued at approximately $12.7 million for the managing partners combined with a distribution of interests in Apollo VIF Co-Investors, LLC in settlement of interest with respect to units in Apollo Value Investment Offshore Fund, Ltd. of approximately $0.5 million and $0.3 million for the managing partners and contributing partners, respectively.

Consolidation and Deconsolidation of Apollo Funds

Subsequent to the Reorganization, the Contributed Businesses that act as general partners of most of the consolidated funds granted rights to the unaffiliated investors in each respective fund to provide that a simple majority of such fund’s unaffiliated investors have the right, without cause, to liquidate that fund in accordance with certain procedures. These rights were granted in order to achieve the deconsolidation of such funds from the company’s financial statements. For the Apollo funds previously consolidated, these rights became effective either on August 1, 2007 or November 30, 2007. The deconsolidation of these funds present our financial statements in a manner consistent with how Apollo evaluates its business and its related risks. Accordingly, we believe that deconsolidating these funds provides investors with a better understanding of our business. The results of the deconsolidated funds are included in the consolidated financial statements through the date of deconsolidation. Apollo has not granted voting rights to the limited partners of AAA to allow them to liquidate this entity. Therefore, Apollo will continue to be deemed to control for purposes of U.S. GAAP and consolidate this entity in accordance with U.S. GAAP. Apollo also has control and therefore consolidates Apollo Metals Trading Fund, L.P., or the “Metals Trading Fund,” which was formed in March 2008. Apollo also consolidates entities that are variable interest entities, or “VIEs,” for which Apollo is the primary beneficiary as discussed in note 2 to our consolidated financial statements included elsewhere in this prospectus.

The company has historically consolidated Apollo Commodities Trading Fund, L.P. In April 2010, the company became the sole investor in the master and feeder fund structure of the Metals Trading Fund and Apollo Commodities Trading Fund, L.P., respectively, and began to consolidate the Metals Trading Fund. The fund was liquidated prior to December 31, 2010.

Because the company and the Advisor Entities were under the same control group as defined by U.S. GAAP guidance for entities under common control, the Advisor Entities are combined for the periods prior to the effective date of the Reorganization in the accompanying consolidated financial statements. Also, in accordance with U.S. GAAP guidance for determining when a general partner should consolidate certain entities, the Advisor Entities consolidate their respective funds. These Advisor Entities were excluded assets in the Reorganization on July 13, 2007 (see note 1 to our consolidated financial statements included elsewhere in this prospectus). As such, they are not presented in the consolidated financial statements subsequent to the Reorganization.

Market Considerations

Our revenues consist of the following:

•

Management fees, which are calculated based upon any of “net asset value,” “gross assets,” “adjusted costs of all unrealized portfolio investments,” “capital commitments,” “adjusted assets,” “invested capital” or “stockholders’ equity,” each as defined in the applicable management agreement of the unconsolidated funds;

•

Advisory and transaction fees relating to the investments our funds make, or individual monitoring agreements with individual portfolio companies of the private equity funds and capital markets funds as well as advisory services provided to a capital markets fund; and

•	Carried interest with respect to our private equity funds and our capital markets funds.

Our ability to grow our revenues depends in part on our ability to attract new capital and investors, which in turn depends on our ability to appropriately invest our funds’ capital, and on the conditions in the financial markets, including the availability and cost of leverage, and economic conditions in the United States, Western Europe, Asia, and to some extent, elsewhere in the world. The market factors that impact this include the following:

•

The strength of the alternative investment management industry, including the amount of capital invested and withdrawn from alternative investments. Allocations of capital to the alternative investment sector are dependent, in part, on the strength of the economy and the returns available from other investments relative to returns from alternative investments. Our share of this capital is dependent on the strength of our performance relative to the performance of our competitors. The capital we attract and our returns are drivers of our Assets Under Management, which, in turn, drive the fees we earn. In light of the current volatile conditions in the financial markets, our funds’ returns may be lower than they have been historically and fundraising efforts may be more challenging.

•

The strength and liquidity of the U.S. and relevant global equity markets generally, and the initial public offering market specifically. The strength of these markets affects the value of, and our ability to successfully exit, our equity positions in our private equity portfolio companies in a timely manner.

•

The strength and liquidity of the U.S. and relevant global debt markets. Our funds and our portfolio companies borrow money to make acquisitions and our funds utilize leverage in order to increase investment returns that ultimately drive the performance of our funds. Furthermore, we utilize debt to finance the principal investments in our funds and for working capital purposes. To the extent our ability to borrow funds becomes more expensive or difficult to obtain, the net returns we can earn on those investments may be reduced.

•

Stability in interest rate and foreign currency exchange rate markets. We generally benefit from stable interest rate and foreign currency exchange rate markets. The direction and impact of changes in interest rates or foreign currency exchange rates on certain of our funds is dependent on the funds’ expectations and the related composition of their investments at such time.

For the most part, we believe the trends in these factors have historically created a favorable investment environment for our funds. However, adverse market conditions may affect our businesses in many ways, including reducing the value or hampering the performance of the investments made by our funds, and/or reducing the ability of our funds to raise or deploy capital, each of which could materially reduce our revenue, net income and cash flow, and affect our financial condition and prospects. As a result of our value-oriented, contrarian investment style which is inherently long-term in nature, there may be significant fluctuations in our financial results from quarter to quarter and year to year.

The financial markets encountered a series of negative events in 2007 and 2008 which led to a global liquidity and broad economic crisis and impacted the performance of many of our funds’ portfolio companies and capital markets funds. The impact of such events on our private equity and capital markets funds resulted in volatility in our revenue. If this market volatility continues, we and the funds we manage may experience further tightening of liquidity, reduced earnings and cash flow, impairment charges, as well as challenges in raising additional capital, obtaining investment financing and making investments on attractive terms. These market conditions can also have an impact on our ability to liquidate positions in a timely and efficient manner.

For a more detailed description of how economic and global financial market conditions can materially affect our financial performance and condition, see “Risk Factors—Risks Related to Our Businesses—Difficult market conditions may adversely affect our businesses in many ways, including by reducing the value or hampering the performance of the investments made by our funds or reducing the ability of our funds to raise or deploy capital, each of which could materially reduce our revenue, net income and cash flow and adversely affect our financial prospects and condition.”

Uncertainty remains regarding Apollo’s future taxation levels. On May 28, 2010, the House of Representatives passed legislation that would, if enacted in its present form, preclude us from qualifying for treatment as a partnership for U.S. Federal income tax purposes under the publicly traded partnership rules. See

“Risk Factors—Risks Related to Taxation—The U.S. Federal income tax law that determines the tax consequences of an investment in Class A shares is under review and is potentially subject to adverse legislative, judicial or administrative change, possibly on a retroactive basis, including possible changes that would result in the treatment of our long-term capital gains as ordinary income, that would cause us to become taxable as a corporation and/or have other adverse effects,” “Risk Factors—Risks Related to Our Organization and Structure—Members of the U.S. Congress have introduced and the House of Representatives has passed legislation that would, if enacted, preclude us from qualifying for treatment as a partnership for U.S. Federal income tax purposes under the publicly traded partnership rules. If this or any similar legislation or regulation were to be enacted and apply to us, we would incur a substantial increase in our tax liability and it could well result in a reduction in the value of our Class A shares” and “Material Tax Considerations—Material U.S. Federal Tax Considerations—Administrative Matters—Possible New Legislation or Administrative or Judicial Action.”

Our Recent Growth

Despite the recent economic difficulties, we have experienced significant growth in the number of funds that we manage during the past five years. We have achieved this growth by raising additional capital in our private equity, credit-oriented capital markets and real estate businesses, growing AUM where applicable through appreciation and by expanding our businesses using new strategies and geographies. Despite the market turmoil and volatility of the last three years, Fund VII had its final closing in December 2008, with total committed capital of $14.7 billion. In capital markets, we raised several funds including COF I, COF II, EPF and a number of managed accounts. We formally introduced the real estate segment into our platform and launched a publicly-traded REIT and a vehicle that invests in CMBS. In addition, we completed the acquisition of a real estate investment management group. As a result of our growth, we have experienced an increase in our management fees. To support this growth, we have also experienced a material increase in operating expenses, resulting from hiring additional personnel, opening new offices to expand our geographical reach and incurring additional professional fees.

Managing Business Performance
We believe that the presentation of Economic Net Income (Loss) supplements a reader’s understanding of the economic operating performance of each segment.

Economic Net Income (Loss)

ENI represents segment income (loss), excluding the impact of non-cash charges related to equity-based compensation, income taxes and Non-Controlling Interests. In addition, segment data excludes the assets, liabilities and operating results of the Apollo consolidated funds and consolidated VIEs that are included in the consolidated financial statements. Adjustments relating to income tax expense and Non-Controlling Interests are common in the calculation of supplemental measures of performance in our industry. We believe the exclusion of non-cash charges related to equity-based compensation provides investors with a meaningful indication of our performance because these charges relate to the equity portion of our capital structure and not our core operating performance.

ENI is a key performance measure used for understanding the performance of our operations from period to period and although not every company in our industry defines these metrics in precisely the same way that we do, we believe that this metric, as we use it, facilitates comparisons with other companies in our industry. We use ENI to evaluate the performance of our private equity, capital markets and real estate segments as management believes the amount of management fees, advisory and transaction fees and carried interest income are indicative of the company’s performance. Management also uses ENI in making key operating decisions such as the following:

•

Decisions related to the allocation of resources such as staffing decisions including hiring and locations for deployment of the new hires. As the amount of fees, investment income, and ENI is indicative of the performance of the management companies and advisors within each segment, management can assess the need for additional resources and the location for deployment of the new hires based on the results of this measure. For example, a positive ENI could indicate the need for additional staff to manage the respective segment whereas a negative ENI could indicate the need to reduce staff assigned to manage the respective segment.

•

Decisions related to capital deployment such as providing capital to facilitate growth for our business and/or to facilitate expansion into new businesses. As the amount of fees, investment income, and ENI is indicative of the performance of the management companies and advisors within each segment, management can assess the availability and need to provide capital to facilitate growth or expansion into new businesses based on the results of this measure. For example, a negative ENI may indicate the lack of performance of a segment and thus indicate a need for additional capital to be deployed into the respective segment.

•

Decisions related to compensation expense, such as determining annual discretionary bonuses to our employees. As the amount of fees, investment income, and ENI is indicative of the performance of the management companies and advisors within each segment, management can better identify higher performing businesses and employees to allocate discretionary bonuses based on the results of this measure. As it relates to compensation, our philosophy has been and remains to better align the interests of certain professionals and selected other individuals who have a profit sharing interest in the carried interest income earned in relation to our funds with our own and with those of the investors in the funds. To achieve that objective, a significant amount of compensation paid is based on our performance and growth for the year. For example, a positive ENI could indicate a higher discretionary bonus for a team whereas a negative ENI could indicate the need to reduce bonuses based on poor performance.

ENI is a measure of profitability and has certain limitations in that it does not take into account certain items included under U.S. GAAP. The following items, which are significant to our business, are excluded when calculating ENI: (i) non-cash charges related to equity-based compensation, which are expected to be recurring components of our costs although we may be able to incur lower cash compensation costs as a result of the financial benefits provided to certain partners and employees and the equity grants that may be made under our equity incentive plan; furthermore, any measure that eliminates compensation costs has material limitations as a performance measure; (ii) income tax expense, which represents a necessary element of our costs and our ability to generate revenue because ongoing revenue generation is expected to result in future income tax expense; and (iii) Non-Controlling Interests, which is expected to be a recurring item and represents the aggregate of the income or loss that is not owned by the company. In light of the foregoing limitations, we do not rely solely on ENI as a performance measure and also consider our U.S. GAAP results.

We believe that ENI is helpful to an understanding of our business and that investors should review the same supplemental financial measure that management uses to analyze our segment performance. This measure supplements and should be considered in addition to and not in lieu of the results of operations discussed below in the “—Overview of Results of Operations” that have been prepared in accordance with U.S. GAAP.

The following summarizes the adjustments to ENI that reconcile ENI to the net income (loss) attributable to Apollo Global Management, LLC determined in accordance with U.S. GAAP:

•

Inclusion of the impact of non-cash charges such as equity-based compensation to our managing partners, contributing partners and employees related to Apollo Operating Group units, RSUs, Share Options, AAA RDUs, ARI RSUs and ARI Restricted Stock Awards that vested during the period. Management assesses our performance based on management fees, advisory and transaction fees, and carried interest income generated by the business and excludes the impact of non-cash charges related to equity-based compensation because this non-cash charge is not viewed as part of our core operations.

•

Inclusion of the impact of income taxes as we do not take income taxes into consideration when evaluating the performance of our segments or when determining compensation for our employees. Additionally, income taxes at the segment level (which exclude APO Corp.’s corporate taxes) are not meaningful, as the majority of the entities included in our segments operate as partnerships and therefore are only subject to New York City unincorporated business taxes and foreign taxes when applicable.

•

Carried interest income, management fees and other revenues from Apollo funds are reflected on an unconsolidated basis. As such, ENI excludes the Non-Controlling Interests in consolidated funds, which remain consolidated in our consolidated financial statements. Management views the business as an alternative asset management firm and therefore assesses performance using the combined total of carried interest income and management fees from each of our funds.

ENI may not be comparable to similarly titled measures used by other companies and is not a measure of performance calculated in accordance with U.S. GAAP. We use ENI as a measure of operating performance, not as a measure of liquidity. ENI should not be considered in isolation or as a substitute for operating income, net income, operating cash flows, investing and financing activities, or other income or cash flow statement data prepared in accordance with U.S. GAAP. The use of ENI without consideration of related U.S. GAAP measures is not adequate due to the adjustments described above. Management compensates for these limitations by using ENI as a supplemental measure to U.S. GAAP results to provide a more complete understanding of our performance as management measures it. To ensure a complete understanding, a reconciliation of ENI to our U.S. GAAP net income (loss) attributable to Apollo Global Management, LLC can be found in the notes to our consolidated financial statements included elsewhere in this prospectus.

In evaluating its various segments, the company also utilizes Adjusted ENI as a performance measure. In arriving at Adjusted ENI, the company removes items from ENI that management believes are non-recurring. Management also removes placement fees, litigation settlements and related insurance proceeds, gains from debt repurchase, gains on acquisitions and dispositions, impairment on fixed assets and loss on assets held for sale to arrive at Adjusted ENI, however, these costs may recur if we raise additional funds, reach legal settlements on existing or future legal matters or have similar transactions in the future. When evaluating the company’s management business, management considers Adjusted ENI in the assessment of its performance and in making decisions regarding the allocation of resources and the deployment of its assets. Adjusted ENI is not a U.S. GAAP measure.

Operating Metrics

We monitor certain operating metrics that are common to the alternative asset management industry. These operating metrics include assets under management, private equity dollars invested and uncalled private equity commitments.

Assets Under Management

Assets Under Management, or AUM, refers to the assets we manage or with respect to which we have control. Our AUM equals the sum of:

(i)	the fair value of our private equity investments plus the capital that we are entitled to call from our investors pursuant to the terms of their capital commitments plus non-recallable capital to the extent a fund is within the commitment period in which management fees are calculated based on total commitments to the fund;

(ii)	the net asset value, or “NAV,” of our capital markets funds, other than certain senior credit funds, which are structured as collateralized loan obligations (such as Artus, which we measure by using the mark-to-market value of the aggregate principal amount of the underlying collateralized loan obligations), plus used or available leverage and/or capital commitments;

(iii)	the gross asset values or net asset value of our real estate entities and the structured portfolio vehicle investments included within the funds we manage, which includes the leverage used by such structured portfolio companies;

(iv)	the incremental value associated with the reinsurance investments of the funds we manage; and

(v)	the fair value of any other assets that we manage plus unused credit facilities, including capital commitments for investments that may require pre-qualification before investment plus any other capital commitments available for investment that are not otherwise included in the clauses above.

During the year ended December 31, 2009, the company refined its definition of AUM to reflect leveraged products that had not been identified in our previous AUM definition. Prior period AUM amounts have been recalculated utilizing the above definition.

Our AUM measure includes assets under management for which we charge either no or nominal fees. Our definition of AUM is not based on any definition of assets under management contained in our operating agreement or in any of our Apollo fund management agreements. We consider multiple factors for determining what should be included in our definition of AUM. Such factors include but are not limited to (1) our ability to influence the investment decisions for existing and available assets; (2) our ability to generate income from the underlying assets in our funds; and (3) the AUM measures that we believe are used by other asset managers. Given the differences in the investment strategies and structures among other alternative asset managers, our calculation of AUM may differ from the calculations employed by other asset managers and, as a result, this measure may not be directly comparable to similar measures presented by other asset managers.

AUM as of December 31, 2010, 2009 and 2008 are set forth below:

	December 31,
	2010	2009	2008
	(in millions)
AUM:
Private equity	$38,799	$34,002	$29,094
Capital markets	22,283	19,112	15,108
Real estate	6,469	495	—

Total	$67,551	$53,609	$44,202

The following tables summarize changes in total AUM and AUM for each of our segments for the years ended December 31, 2010, 2009 and 2008.

	Year Ended December 31,
	2010	2009	2008
	(in millions)
Change in AUM:
Beginning of period	$53,609	$44,202	$40,770
Income (loss)	8,137	9,566	(11,738)
Subscriptions/acquisitions(1)	4,917	1,934	9,871
Distributions/redemptions	(2,957)	(1,849)	(2,600)
Change in leverage	3,845	(244)	7,899

End of Period	$67,551	$53,609	$44,202

Private Equity AUM Rollforward:
Beginning of period	$34,002	$29,094	$30,237
Income (loss)	6,319	6,432	(8,625)
Subscriptions	—	—	5,223
Distributions/redemptions	(1,568)	(828)	(1,991)
Change in leverage	46	(696)	4,250

End of Period	$38,799	$34,002	$29,094

Capital Markets AUM Rollforward:
Beginning of period	$19,112	$15,108	$10,533
Income (loss)	1,789	3,137	(3,113)
Subscriptions	740	1,617	4,648
Distributions/redemptions	(1,137)	(1,021)	(609)
Change in leverage	1,779	271	3,649

End of Period	$22,283	$19,112	$15,108

Real Estate AUM Rollforward:
Beginning of period	$495	$—	$—
Income (loss)	29	(3)	—
Subscriptions/acquisitions(1)	4,177	317	—
Distributions/redemptions	(252)	—	—
Change in leverage	2,020	181	—

End of Period	$6,469	$495	$—

(1)	Includes $3,714 of AUM acquired in connection with the CPI transaction on November 12, 2010.

Private Equity

During the year ended December 31, 2010, the AUM in our private equity segment increased by $4.8 billion, or 14.1%. This increase was primarily impacted by $2.8 billion and $2.5 billion of improved investment valuations for Fund VI and Fund VII, respectively. This increase was offset primarily by $1.0 billion of distributions from Fund V.

During the year ended December 31, 2009, the AUM in our private equity segment increased by $4.9 billion, or 16.9%. This increase was impacted by $6.4 billion of income that was primarily attributable to improved investment valuations in our private equity funds, including $4.2 billion in Fund VI. Offsetting this increase was $0.3 billion of distributions from Fund IV, $0.3 billion of distributions from Fund VI and $0.2 billion of distributions from Fund VII. See “—Segment Analysis,” which includes a detailed discussion of the impact that significant changes in our AUM within our private equity, capital markets and real estate segments had on our revenues by segment.

During the year ended December 31, 2008, the AUM in our private equity segment decreased by $1.1 billion, or 3.8%. There was $5.2 billion of capital commitments raised for Fund VII and a $4.3 billion change in leverage, which was primarily attributable to additional leverage provided by LeverageSource. These AUM increases were offset by $2.0 billion in distributions, which was primarily attributable to $1.7 billion in sales of Fund V portfolio investments. There were also $4.8 billion and $1.9 billion of declines in the investment valuations of Fund VI and Fund V, respectively, which were primarily due to the economic crisis that expanded during 2008.

Capital Markets

During the year ended December 31, 2010, AUM in our capital markets segment increased by $3.2 billion, or 16.6%. This increase was attributable to $1.8 billion in improved valuations, primarily in COF I and COF II of $0.7 billion and $0.2 billion, respectively, $1.8 billion of increased leverage, primarily in COF II and Athene Life Re of $1.1 billion and $0.5 billion, respectively, and $0.7 billion of additional subscriptions, primarily to Athene Life Re of $0.3 billion and AIC of $0.2 billion. These increases were partially offset by $1.1 billion of distributions and redemptions with $0.3 billion from the mezzanine funds, $0.4 billion from the distressed and event-driven hedge funds and $0.4 billion from the senior credit funds.

During the year ended December 31, 2009, AUM in our capital markets segment increased by $4.0 billion, or 26.5%. This increase was primarily attributable to improved investment valuations in COF I and COF II of $0.8 billion and $0.6 billion, respectively, and $0.7 billion and $0.4 billion of improved investment valuations in ACLF and the Value Funds, respectively. The overall AUM gain in our capital markets segment was also positively impacted by additional subscriptions of $1.6 billion, which was primarily comprised of additional capital raised by EPF, Palmetto and AIC of approximately $0.6 billion, $0.6 billion and $0.3 billion, respectively.

During the year ended December 31, 2008, AUM in our capital markets segment increased by $4.6 billion, or 43.4%. This increase was mainly driven by COF I and COF II, which had a combined $2.9 billion in additional subscriptions and $3.2 billion of leverage added during this period. These funds began investing in 2008 in order to capitalize on the supply-demand imbalances in the leveraged finance market. EPF also had $0.8 billion in subscriptions during the year ended December 31, 2008. Offsetting these increases were $3.1 billion of declines in the investment valuations in several of our capital markets funds, including $0.8 billion in AIC and $0.5 billion in AIE I, which were the result of the economic crisis that expanded during 2008.

Real Estate

During the year ended December 31, 2010, AUM in our real estate segment increased by approximately $6.0 billion. The overall AUM increase in our real estate segment was primarily driven by the acquisition of CPI during the fourth quarter of 2010, which had approximately $3.6 billion of AUM at December 31, 2010. Additionally, $2.0 billion of incremental leverage was added during the year ended December 31, 2010 to our real estate segment, which was primarily attributable to the AGRE CMBS Account and ARI.

During the year ended December 31, 2009, AUM in our real estate segment increased by $0.5 billion. This increase was comprised of $0.3 billion of subscriptions that resulted from the $0.2 billion initial public offering and concurrent private placement by ARI as well as the formation of the AGRE CMBS Account, which raised $0.1 billion in equity capital.

Assets Under Management—Fee-Generating/Non-Fee Generating

Fee-generating AUM consists of assets that we manage and on which we earn management fees or monitoring fees pursuant to management agreements on a basis that varies among the Apollo funds. Management fees are normally based on “net asset value,” “gross assets,” “adjusted cost of all unrealized portfolio investments,” “capital commitments,” “adjusted assets,” “stockholders’ equity,” “invested capital” or “capital contributions,” each as defined in the applicable management agreement. Monitoring fees for AUM purposes are based on the total value of certain structured portfolio vehicle investments, which normally include leverage, less any portion of such total value that is already considered in fee-generating AUM.

Non-fee generating AUM consists of assets that do not produce management fees or monitoring fees. These assets generally consist of the following: (a) fair value above invested capital for those funds that earn management fees based on invested capital, (b) net asset values related to general partner interests and co-investments, (c) unused credit facilities, (d) available commitments on those funds that generate management fees on invested capital, and (e) structured portfolio vehicle investments that do not generate monitoring fees. We use non-fee generating AUM combined with fee-generating AUM as a performance measurement of our investment activities, as well as to monitor fund size in relation to professional resource and infrastructure needs. Non-fee generating AUM includes assets on which we could earn carried interest income.

The table below displays fee-generating and non-fee generating AUM by segment as of December 31, 2010, 2009 and 2008. The changes in market conditions and additional funds raised have had significant impacts to our AUM.

	As of December 31,
	2010	2009	2008
	(in millions)
AUM-Fee-Generating/Non-Fee Generating:
Private equity	$38,799	$34,002	$29,094
Fee-generating	27,874	28,092	28,314
Non-fee-generating	10,925	5,910	780

Capital markets	22,283	19,112	15,108
Fee-generating	16,484	14,854	12,629
Non-fee-generating	5,799	4,258	2,479

Real estate	6,469	495	—
Fee-generating	2,679	279	—
Non-fee-generating	3,790	216	—

Total assets under management	67,551	53,609	44,202
Fee-generating	47,037	43,225	40,943
Non-fee-generating	20,514	10,384	3,259

Investment values began to increase as signs of economic improvement were noted during the second and third quarters of 2009. During the year ended December 31, 2010, the fee-generating AUM of our private equity funds decreased due to the dispositions of investments during the period, which resulted in lower invested capital. The fee-generating AUM of our capital markets funds increased due to increases in fair value of investments due to improved market conditions during 2010, which resulted in higher NAV, gross assets and adjusted assets. The fee-generating AUM of our real estate funds increased due to new subscriptions, the acquisition of CPI and an increase in the fair value of investments.

When the fair value of an investment exceeds invested capital, we are normally entitled to carried interest income on the difference between the fair value and invested capital after also considering certain expenses and preferred return amounts, as specified in the respective partnership agreements. However, we do not earn management fees on such excess. As a result of the growth in both the size and number of funds that we manage, we have experienced an increase in our management fees and advisory and transaction fees. To support this growth, we have also experienced an increase in operating expenses, resulting from hiring additional personnel, opening new offices to expand our geographical reach and incurring additional professional fees.

With respect to our private equity funds and certain of our capital markets and real estate funds, we charge management fees on the amount of committed or invested capital and we generally are entitled to carried interest on the realized gains on the investments that are disposed of. Certain funds may have current fair values below invested capital. However, the management fee would still be computed on the invested capital for such funds. With respect to ARI, we receive management fees on stockholders equity as defined in its management agreement. In addition, our fee-generating AUM reflects leverage vehicles that generate monitoring fees on value in excess of fund commitments. Our total fee-generating AUM is comprised of approximately 85% of assets that earn management fees and the balance of assets earn monitoring fees.

See “—The Historical Investment Performance of Our Funds—Investment Record” for additional discussion of our funds’ investment performance.

The company’s entire fee-generating AUM is subject to management or monitoring fees. The components of fee-generating AUM by segment as of December 31, 2010 and 2009 are presented below:

	As of December 31, 2010
	Private Equity		Capital Markets		Real Estate		Total
	(in millions)
Fee-generating AUM based on capital commitments	$14,289		$1,689		$154		$16,132
Fee-generating AUM based on invested capital	8,742		3,093		1,750		13,585
Fee-generating AUM based on gross/adjusted assets	1,177		5,556		—		6,733
Fee-generating AUM based on leverage(1)	3,666		3,577		—		7,243
Fee-generating AUM based on NAV	—		2,569		775	(4)	3,344

Total Fee-Generating AUM	$27,874	(2)	$16,484	(3)	$2,679		$47,037

(1)	Monitoring fees are normally based on the total value of certain special purpose vehicle investments, which includes leverage, less any portion of such total value that is already considered for fee-generating AUM. Monitoring fees are typically calculated using a 0.5% annual rate.
(2)	The weighted average remaining life of the private equity funds excluding permanent capital vehicles at December 31, 2010 is 76 months.
(3)	The fee-generating AUM for the capital markets funds has no concentration across the investment strategies.
(4)	The fee-generating AUM for ARI and the AGRE CMBS Account is based on an adjusted equity amount as specified by the respective management agreements.

	As of December 31, 2009
	Private Equity		Capital Markets		Real Estate		Total
	(in millions)
Fee-generating AUM based on capital commitments	$14,289		$2,472		$—		$16,761
Fee-generating AUM based on invested capital	9,336		1,782		—		11,118
Fee-generating AUM based on gross/adjusted assets	902		4,755		—		5,657
Fee-generating AUM based on leverage(1)	3,565		3,580		—		7,145
Fee-generating AUM based on NAV	—		2,265		279	(4)	2,544

Total Fee-Generating AUM	$28,092	(2)	$14,854	(3)	$279		$43,225

(1)	Monitoring fees are normally based on the total value of certain special purpose vehicle investments, which includes leverage, less any portion of such total value that is already considered for fee-generating AUM. Monitoring fees are typically calculated using a 0.5% annual rate.
(2)	The weighted average remaining life of the private equity funds excluding permanent capital vehicles at December 31, 2009 is 82 months.
(3)	The fee-generating AUM for the capital markets funds has no concentration across the investment strategies.
(4)	The fee-generating AUM for our real estate entities is based on an adjusted equity amount as specified by the respective management agreements.

Private Equity Dollars Invested and Uncalled Private Equity Commitments

Private equity dollars invested represents the aggregate amount of capital invested by our private equity funds during a reporting period. Uncalled private equity commitments, by contrast, represent unfunded commitments by investors in our private equity funds to contribute capital to fund future investments or expenses incurred by the funds, fees and applicable expenses. Private equity dollars invested and uncalled private equity commitments are indicative of the pace and magnitude of fund capital that is deployed or will be deployed, and which therefore could result in future revenues that include transaction fees and incentive income. Private equity dollars invested and uncalled private equity commitments can also give rise to future costs that are related to the hiring of additional resources to manage and account for the additional capital that is deployed or will be deployed. Management uses private equity dollars invested and uncalled private equity commitments as key operating metrics since we believe the results measure our investment activities.

The following table summarizes the private equity dollars invested during the specified reporting periods:

	For the Year Ended December 31,
	2010	2009	2008
	(in millions)
Private equity dollars invested	$3,863	$3,476	$8,079

The following table summarizes the uncalled private equity commitments as of December 31, 2010, 2009 and 2008:

	As of December 31,
	2010	2009	2008
	(in millions)
Uncalled private equity commitments	$10,345	$13,027	$13,555

The Historical Investment Performance of Our Funds

Below we present information relating to the historical performance of our funds, including certain legacy Apollo funds that do not have a meaningful amount of unrealized investments, and in respect of which the general partner interest has not been contributed to us.

When considering the data presented below, you should note that the historical results of our funds are not indicative of the future results that you should expect from such funds, from any future funds we may raise or from your investment in our Class A shares. An investment in our Class A shares is not an investment in any of the Apollo funds, and the assets and revenues of our funds are not directly available to us. As a result of the deconsolidation of most of our funds, we will not be consolidating those funds in our financial statements for periods after either August 1, 2007 or November 30, 2007. The historical and potential future returns of the funds we manage are not directly linked to returns on our Class A shares. Therefore, you should not conclude that continued positive performance of the funds we manage will necessarily result in positive returns on an investment in our Class A shares. However, poor performance of the funds that we manage would cause a decline in our revenue from such funds, and would therefore have a negative effect on our performance and in all likelihood the value in our Class A shares. There can be no assurance that any Apollo fund will continue to achieve the same results in the future.

Moreover, the historical returns of our funds should not be considered indicative of the future results you should expect from such funds or from any future funds we may raise, in part because:

•

market conditions during previous periods were significantly more favorable for generating positive performance, particularly in our private equity business, than the market conditions we have experienced for the last few years and may experience in the future;

•

our funds’ returns have benefited from investment opportunities and general market conditions that currently do not exist and may not repeat themselves, and there can be no assurance that our current or future funds will be able to avail themselves of profitable investment opportunities;

•	our private equity funds’ rates of return, which are calculated on the basis of net asset value of the funds’ investments, reflect unrealized gains, which may never be realized;

•

our funds’ returns have benefited from investment opportunities and general market conditions that may not repeat themselves, including the availability of debt capital on attractive terms and the availability of distressed debt opportunities, and we may not be able to achieve the same returns or profitable investment opportunities or deploy capital as quickly;

•

the historical returns that we present in this prospectus derive largely from the performance of our earlier private equity funds, whereas future fund returns will depend increasingly on the performance of our newer funds, which may have little or no realized investment track record;

•	Fund VI and Fund VII are several times larger than our previous private equity funds, and this additional capital may not be deployed as profitably as our prior funds;

•

the attractive returns of certain of our funds have been driven by the rapid return of invested capital, which has not occurred with respect to all of our funds and we believe is less likely to occur in the future;

•	our track record with respect to our capital markets and real estate funds is relatively short as compared to our private equity funds;

•

in recent years, there has been increased competition for private equity investment opportunities resulting from the increased amount of capital invested in private equity funds and periods of high liquidity in debt markets, which may result in lower returns for the funds; and

•

our newly established funds may generate lower returns during the period that they take to deploy their capital; consequently, we do not provide return information for any funds which have not been actively investing capital for at least 36 months prior to the valuation date as we believe this information is not meaningful.

Finally, our private equity IRRs have historically varied greatly from fund to fund. For example, Fund IV has generated an 11% gross IRR and a 9% net IRR since its inception through December 31, 2010, while Fund V has generated a 62% gross IRR and a 45% net IRR since its inception through December 31, 2010. Accordingly, the IRR going forward for any current or future fund may vary considerably from the historical IRR generated by any particular fund, or for our private equity funds as a whole. Future returns will also be affected by the applicable risks described elsewhere in this prospectus, including risks of the industries and businesses in which a particular fund invests. See “Risk Factors—Risks Related to Our Businesses—The historical returns attributable to our funds should not be considered as indicative of the future results of our funds or of our future results or of any returns expected on an investment in our Class A shares.”

Investment Record

Private Equity

The following table summarizes the investment record for our private equity fund portfolios apart from AAA. All amounts are as of December 31, 2010, unless otherwise noted. See “Terms Used in This Prospectus” for the definitions of the terms “multiple of invested capital,” “gross IRR,” and “net IRR” used in the table below.

	Vintage Year	Committed Capital	Total Invested Capital	Realized	Unrealized(1)	Total Value	Multiple of Invested Capital		As of December 31, 2010		As of December 31, 2009		As of December 31, 2008
									Gross IRR	Net IRR	Gross IRR	Net IRR	Gross IRR		Net IRR
		(in millions)
Fund VII	2008	$14,676	$7,781	$3,069	$8,640	$11,709	NM	(4)	NM (4)	NM (4)	NM (4)	NM (4)	NM	(4)	NM	(4)
Fund VI	2006	10,136	11,378	3,741	11,295	15,036	1.5		13%	10%	5%	4%	NM	(4)	NM	(4)
Fund V	2001	3,742	5,192	10,953	1,772	12,725	3.4		62	45	62	46	63%		47%
Fund IV	1998	3,600	3,481	5,782	778	6,560	1.9		11	9	11	8	10		8
Fund III	1995	1,500	1,499	2,591	95	2,686	1.8		18	12	18	11	18		11
Fund I, II & MIA(2)	1990/92	2,220	3,773	7,924	—	7,924	3.6		47	37	47	37	47		37

Total		$35,874	$33,104	$34,060	$22,580	$56,640	2.4	x(3)	39%	26%	39%	26%	39%		25%

(1)	Figures include the market values, estimated fair value of certain unrealized investments and capital committed to investments. See “Risk Factors—Risks Related to Our Businesses—Many of our funds invest in relatively high-risk, illiquid assets and we may fail to realize any profits from these activities for a considerable period of time or lose some or all of the principal amount we invest in these activities” and “—Our funds may be forced to dispose of investments at a disadvantageous time” for a discussion of why our unrealized investments may ultimately be realized at valuations different than those provided here.

(2)	Fund I and Fund II were structured such that investments were made from either fund depending on which fund had available capital. We do not differentiate between Fund I and Fund II investments for purposes of performance figures because they are not meaningful on a separate basis and do not demonstrate the progression of returns over time.

(3)	This figure represents an average of the multiples of invested capital for the funds included in the table, excluding funds that began investing less than 36 months prior to the valuation date.

(4)	Fund VI and Fund VII did not begin investing capital at least 36 months prior to the period indicated. Due to the limited investment period for this private equity fund and the longer overall investment period, multiple of invested capital and return information, as applicable, is not yet meaningful.

Capital Markets

The following table summarizes the investment record for AIE I, AIE II, COF I, COF II, AAOF, ACLF, Artus, EPF, SOMA, AIC and the Value Funds. All amounts are as of December 31, 2010, unless otherwise noted. See “Terms Used in this Prospectus” for the definitions of the terms used in the table below:

			Net Return
	Year of Inception	Net Asset Value as of December 31, 2010	Since Inception to December 31, 2010	For the Year Ended December 31, 2010		For the Year Ended December 31, 2009		For the Year Ended December 31, 2008
		(in millions)
AIE II(1)(2)	2008	$398.7	64.7%	28.9%		N/A	(3)	N/A	(3)
COF I(4)	2008	2,143.9	29.1	N/A	(4)	N/A	(3)	N/A	(3)
COF II(4)	2008	1,902.9	14.9	N/A	(4)	N/A	(3)	N/A	(3)
AAOF	2007	313.6	15.8	12.5		16.2%		N/A	(3)
ACLF	2007	764.8	11.2	15.7		149.8		N/A	(3)
Artus	2007	116.0	2.8	217.3		N/A	(5)	N/A	(3)
EPF(2)(4)	2007	1,121.0	7.6	N/A	(4)	N/A	(4)	N/A	(3)
SOMA(6)	2007	1,062.5	40.7	16.9		87.1		N/A	(3)
AIE I(1)(2)	2006	146.9	(47.7)	32.4		77.9		(79.4)%
AIC(7)	2004	1,898.2	41.3	4.8		17.0		(35.1)
Value Funds	2003/2006	880.5	65.9	12.2		57.7		(29.4)

(1)	The net return since inception for AIE II is based on the net cumulative change in net assets from the inception of the fund through December 31, 2010 as a percentage of aggregate capital contributions and is not a geometric return. AIE II’s net returns are net of all fees and expenses and exclude performance allocations, if any, to the general partner. In July 2009, AIE I’s shareholders approved a monetization plan to sell AIE I’s assets over a three-year period from July 2009 to July 2012 (subject to a one-year extension with the consent of the majority of AIE I’s shareholders).
(2)	Funds denominated in Euros and translated into U.S. dollars at an exchange rate of €1.00 to $1.34 as of December 31, 2010.
(3)	Returns are not presented because dates are prior to 24 months from inception for the fund.
(4)	The net return is calculated differently for COF I, COF II, ACLF and EPF in the table above. With respect to COF I, COF II, ACLF and EPF, internal rate of return since inception, or “IRR,” is computed based on the actual dates of capital contributions, distributions and ending limited partners’ capital as of the specified date above. The IRR of the limited partners is net of all fees and profit allocations (carried interest) to the general partner, if any. Year-to-date returns are not calculated for these funds, except for ACLF. All returns are inception to date.
(5)	At the end of 2008, Artus had negative equity and as a result there is no return for the year ended December 31, 2009.
(6)	SOMA returns for primary mandate, which follows similar strategies as the Value Funds and excludes SOMA’s investments in other Apollo funds.
(7)	Return amounts for AIC represent net asset value returns.

The company also manages Palmetto, which has committed capital and current invested capital of $759.0 million and $442.0 million, respectively, as of December 31, 2010.

Real Estate

The following table summarizes the investment record for our real estate funds. Each fund included in the table below did not begin investing the majority of its capital, or was not the manager for, at least 24 months prior to the valuation date of December 31, 2010. Due to the limited investment period for these funds, return information is not provided since we do not believe such information is meaningful. All amounts are as of September 30, 2010 except as otherwise noted.

	Year of Inception	Raised Capital(1)	Gross Assets	Current Net Asset Value		Net IRR
	(in millions)
ARI	2009	$321.9	$785.5	$302.1	(5)	NM (6)
AGRE CMBS Account	2009	306.4	1,586.9	319.8		NM (6)
CPI Capital Partners North America	2006	600.0	155.5	153.8		(7)
CPI Capital Partners Asia Pacific(2)	2006	1,291.6	539.7	534.0		(7)
CPI Capital Partners Europe(3)	2006	1,555.4	502.0	500.5		(7)
Other(4)	various	4,867.9	(8)	1,416.2		(8)

(1)	Reflects initial gross raised capital and does not include distributions subsequent to capital raise.
(2)	U.S. dollar denominated.
(3)	Funds denominated in Euros and translated into U.S. dollars at an exchange rate of €1.00 to $1.34 as of December 31, 2010.
(4)

Other consists of funds or individual investments of which we are not the general partner or manager and only receive fees pursuant to either a sub-advisory agreement or an asset management and administrative agreement.

(5)	Represents U.S. GAAP equity.
(6)	Returns are not presented because dates are prior to 24 months from inception of the fund.
(7)

As part of the CPI acquisition, the company acquired general partner interests in fully invested funds. The net IRRs from the inception of the respective fund to December 31, 2010 were (15%), (2%) and (20%) for CPI Capital Partners North America, Asia Pacific and Europe, respectively. These IRRs were primarily achieved during a period in which Apollo did not make the initial investment decisions and Apollo has only become the general partner or manager of these funds since completing the acquisition on November 12, 2010.

(8)	Other – Results of fund performance is a result of invested capital prior to Apollo management of these funds. Gross assets and return data is not meaningful as we only perform an administrative role.

For a description of each fund’s investments and overall investment strategy, please refer to “Business—Our Businesses.”

Performance information for our funds is included throughout this discussion and analysis to facilitate an understanding of our results of operations for the periods presented. An investment in our Class A shares is not an investment in any of our funds. The performance information reflected in this discussion and analysis is not indicative of the possible performance of our Class A shares and is also not necessarily indicative of the future results of any particular fund. There can be no assurance that our funds will continue to achieve, or that our future funds will achieve, comparable results.

The following table provides a summary of the cost and fair value of our funds’ investments by segment. The cost and fair values of our private equity investments represent the current invested capital and unrealized values, respectively, in Fund VII, Fund VI, Fund V and Fund IV.

	As of December 31,
	2010		2009	2008
	(in millions)
Private Equity:
Cost	$14,322		$12,788	$12,240
Fair Value	22,485		15,971	8,890

Capital Markets:
Cost	10,226		8,569	9,028
Fair Value	11,476		8,811	6,154

Real Estate(1):
Cost	4,028	(2)	271	—
Fair Value	3,368	(2)	270	—

(1)	Amounts as of September 30, 2010.

(2)	Includes CPI cost of $1,763 million and fair value of $1,080 million. Additionally, ARI includes commercial and mezzanine loans at amortized cost.

Redemption

Our distressed and event-driven hedge funds and our Palmetto fund generally permit investors to withdraw capital through redemptions, although our Palmetto fund is not permitted to withdraw capital from our private equity funds, capital markets funds or other co-investments that do not permit investors to redeem capital. Under the terms of their respective partnership agreements, investors in such funds are required to provide advance written notice prior to redemption. The timing of the required notice ranges from 5 days to 90 days prior to the redemption date or in the case of certain offshore feeder funds, such number of days as directors of the fund may from time to time determine. To date, none of the Apollo funds have suspended redemption requests. However, in December 2008 and March 2009, respectively, SVF and AAOF notified their investors of their intention to satisfy redemption requests partially in cash and partially in-kind. In respect of the “in-kind” portion of redemption payments, investors may choose between an actual in-kind distribution of securities having a net asset value equal to the remaining redemption proceeds due and the conversion of a portion of their interests in SVF or AAOF, as applicable, into a new liquidating class of interests. As investments are sold or monetized, the net proceeds attributable to liquidating interests are not reinvested but instead are held in cash or cash equivalents for distribution to the holders of liquidating interests. In the case of SVF, an investor holding a liquidating interest has a limited ability to direct SVF to sell assets for its benefit. In the case of AAOF, holders of liquidating interests may choose between two classes, one of which provides the holder with the additional limited ability to direct AAOF to sell assets for its benefit. SVF is no longer distributing liquidating interests.

Our private equity funds and certain of our capital markets funds and real estate funds do not permit investors to withdraw capital through redemptions.

Significant redemption activity, if any, is discussed under the tables that summarize changes in total AUM and AUM for each of our segments. See “Operating Metrics—Assets Under Management” for these tables.

See “Business—Fees, Carried Interest, Redemption and Termination” for additional discussion of redemption features in our funds.

Overview of Results of Operations

Revenues

Advisory and Transaction Fees from Affiliates. As a result of providing advisory services with respect to actual and potential private equity and capital markets investments, we are entitled to receive fees for transactions related to the acquisition and, in certain instances, disposition of portfolio companies as well as fees for ongoing monitoring of portfolio company operations and directors’ fees. We also receive an advisory fee for advisory services provided to a capital markets fund. In addition, monitoring fees are generated on certain special purpose vehicle investments. Under the terms of the limited partnership agreements for certain of our private equity and capital markets funds, the advisory and transaction fees earned are subject to a reduction of a percentage of such advisory and transaction fees (the “Management Fee Offsets”).

The Management Fee Offsets are calculated for each fund as follows:

•	65%-68% for private equity funds gross advisory, transaction and other special fees;

•	65%-80% for certain capital markets funds gross advisory, transaction and other special fees; and

•	100% for certain other capital markets funds gross advisory, transaction and other special fees.

These offsets are reflected as a decrease in advisory and transaction fees from affiliates on our consolidated statements of operations.

Additionally, in the normal course of business, the management companies incur certain costs related to private equity funds (and certain capital markets funds) transactions that are not consummated, or “broken deal costs.” A portion of broken deal costs related to certain of our private equity funds, up to the total amount of advisory and transaction fees, are reimbursed by the unconsolidated funds (through reductions of the Management Fee Offsets described above), except for Fund VII and certain of our capital markets funds which initially bear all broken deal costs and these costs are factored into the Management Fee Offsets.

Management Fees from Affiliates. The significant growth of the assets we manage has had a positive effect on our revenues. Management fees are calculated based upon any of “net asset value,” “gross assets,” “adjusted costs of all unrealized portfolio investments,” “capital commitments,” “invested capital,” “adjusted assets,” “capital contributions,” or “stockholders’ equity,” each as defined in the applicable management agreement of the unconsolidated funds.

Carried Interest Income from Affiliates. The general partners of our funds, in general, are entitled to an incentive return that can amount to as much as 20% of the total returns on fund capital, depending upon performance of the underlying funds and subject to preferred returns and high water marks, as applicable. The carried interest income from affiliates is recognized in accordance with U.S. GAAP guidance applicable to accounting for arrangement fees based on a formula. In applying the U.S. GAAP guidance, the carried interest from affiliates for any period is based upon an assumed liquidation of the funds’ assets at the reporting date, and distribution of the net proceeds in accordance with the funds’ allocation provisions.

At December 31, 2010, the total fair value of our funds’ portfolio company investments was $54,519 million, of which $26,927 million, or 49%, of such total fair value was determined using market based valuation methods (i.e., reliance on broker or listed exchange quotes) and $27,592 million, or 51%, of such total fair value was primarily determined by comparable company and industry multiples or discounted cash flow models. For our private equity, capital markets and real estate segments the percentage determining using market based valuation methods was 41%, 57% and 60%, respectively. See “Risk Factors—Risks Related to Our Business—Our private equity funds’ performance, and our performance, may be adversely affected by the financial performance of our portfolio companies” for discussion regarding certain industry-specific risks that could affect the fair value of our private equity funds’ portfolio company investments.

The table below presents an analysis of our (i) carried interest receivable and (ii) realized and unrealized carried interest income as of and for the year ended December 31, 2010.

	As of December 31, 2010	For the Year Ended December 31, 2010
	Carried Interest Receivable	Unrealized Carried Interest Income		Realized Carried Interest Income	Total Carried Interest Income
	(in millions)	(in millions)
Private Equity Funds:
Fund VII	$604.7	$427.1		$38.7	$465.8
Fund VI	648.3	647.6	(1)	13.1	660.7
Fund V	176.5	29.4		17.8	47.2
Fund IV	136.0	136.0	(1)	0.0	136.0
AAA	12.6	11.4		0.0	11.4

Total Private Equity Funds	$1,578.1	$1,251.5		$69.6	$1,321.1

Capital Markets Funds:
Distressed and Event-Driven Hedge Funds (Value Funds, SOMA, AAOF)	$67.5	$6.3		$57.2	$63.5
Mezzanine Funds (AIE, AIC)	27.3	11.7		60.1	71.8
Senior Credit Funds (COF I / COF II, ACLF)	194.2	85.9		56.7	142.6

Total Capital Markets Funds	$289.0	$103.9		$174.0	$277.9

Total	$1,867.1	$1,355.4		$243.6	$1,599.0

(1)	$602.6 million and $136.0 million for Fund VI and IV, respectively, relates to the catch-up formula whereby the company earns a disproportionate return (typically 80%) for a portion of the return until the company’s carried interest equates to its 20% incentive fee rate.

The general partners of certain of our distressed and event-driven hedge funds accrue carried interest when the fair value of investments exceeds the cost basis of the individual investors’ investments in the fund, including any allocable share of expenses incurred in connection with such investments. These high water marks are applied on an individual investor basis. All of our distressed and event-driven hedge funds have investors with various high water marks and, subject to market conditions and investment performance, we believe that these high water marks are reasonably likely to be surpassed in future periods. As of December 31, 2010, the general partners of Fund IV, Fund V, Fund VI, Fund VII, AAA, our Value Funds, SOMA, AIE II, COF I, COF II and ACLF were accruing carried interest income because the fair value of the investments of certain investors in these funds is in excess of the investors’ cost basis and allocable share of expenses. The investment advisor of AIC accrues carried interest income as it is realized. As of December 31, 2010, approximately 93% and 99% of the investments in the Value Funds and SOMA, respectively, were generating carried interest income. Additionally, ACLF, COF I, COF II and AIE II were each above their hurdle rates of 10.0%, 8.0%, 7.5% and 7.5%, respectively, and generating carried interest income. See “—Operating Metrics—Private Equity Carried Interest Income” for a detailed discussion of the carried interest income of our private equity funds, including Fund IV, Fund V, Fund VI and Fund VII.

Carried interest income from our private equity funds and certain capital markets and real estate funds is subject to contingent repayment by the general partner in the event of future losses to the extent that the cumulative carried interest distributed from inception to date exceeds the amount computed as due to the general partner at the final distribution. These general partner obligations, if applicable, are disclosed by private equity fund in the table below. There were no such general partner obligations related to our private equity, capital markets or real estate funds as of the December 31, 2010 balance sheet date. Carried interest receivables are reported on a separate line item within the consolidated statements of financial condition.

Private Equity Carried Interest Income

The table below presents carried interest income for the private equity funds that the company manages. Carried interest income fee rates are 20% for our private equity funds. In certain private equity funds, the company does not earn carried interest income until the investors in the fund have achieved cumulative investment returns on invested capital (including management fees and expenses) in excess of an 8% hurdle rate. So long as the investors achieve their priority returns, there is a catch-up formula whereby the company earns a priority return for a portion of the return until the company’s carried interest income equates to its incentive fee rate for that fund; thereafter, the company participates in returns from the fund at the carried interest income rate. Carried interest income is subject to reversal to the extent that the carried interest income distributed exceeds the amount due to the general partner based on a fund’s cumulative investment returns. The accrual for potential repayment of previously received carried interest income represents all amounts previously distributed to the general partner that would need to be repaid to the Apollo funds if these funds were to be liquidated based on the current fair value of the underlying funds’ investments as of the reporting date. The actual general partner obligation, however, would not become payable or realized until the end of a fund’s life.

The following table summarizes our carried interest income since the inception of our private equity funds through December 31, 2010:

	Carried Interest Income Since Inception
Fund	Undistributed by Fund and Recognized	Distributed by Fund and Recognized	General Partner Obligation as of December 31, 2010	Total Undistributed and Distributed by Fund and Recognized(1)	Maximum Carried Interest Income Subject to Potential Reversal(2)
	(in millions)
Fund VII	$604.7	$64.0	$—	$668.7	$628.8
Fund VI	648.3	44.4	—	692.7	661.4
Fund V	176.5	1,252.7	—	1,429.2	307.8
Fund IV	136.0	387.8	—	523.8	523.8

Total	$1,565.5	$1,748.9	$—	$3,314.4	$2,121.8

(1)	Amounts were computed based on the fair value of fund investments on December 31, 2010. As a result, carried interest income has been allocated to and recognized by the general partner. Based on the amount of carried interest income allocated, a portion is subject to potential reversal at December 31, 2010.
(2)	Represents the amount of carried interest income that would be reversed if remaining fund investments were liquidated at zero value on December 31, 2010. Amounts subject to potential reversal of carried interest income include amounts undistributed by a fund (i.e., the carried interest receivable), as well as a portion of the amounts that have been distributed by a fund, net of taxes not subject to clawback, except for Fund IV which is gross of taxes.

As of December 31, 2010, the company did not have any funds that were not generating carried interest income based on the current value of the underlying funds investments.

Expenses

Compensation and Benefits. Our most significant expense is compensation and benefits expense. This consists of fixed salary, discretionary and non-discretionary bonuses, incentive fee compensation and profit sharing expense associated with the carried interest income earned from private equity funds and capital markets funds and recognition of compensation expense associated with the vesting of non-cash equity-based awards.

Our compensation arrangements with certain partners and employees contain a significant performance-based bonus component. Therefore, as our net revenues increase, our compensation costs also rise or can be lower when net revenues decrease. In addition, our compensation costs reflect the increased investment in people as we expand geographically and create new funds. All payments for services rendered by our managing partners prior to the Reorganization have been accounted for as partnership distributions rather than compensation and benefits expense. As a result, the consolidated financial statements have not reflected compensation expense for services rendered by these individuals. Subsequent to the Reorganization, our managing partners are considered employees of Apollo. As such, payments for services made to these individuals, including the expense associated with Apollo Operating Group unit grants described below, have been recorded as compensation expense. The Apollo Operating Group units were granted to the managing partners and contributing partners at the time of the Reorganization, as discussed in note 1 to our consolidated financial statements included elsewhere in this prospectus.

In addition, certain professionals and selected other individuals have a profit sharing interest in the carried interest earned in relation to private equity and certain capital markets funds in order to better align their interests with our own and with those of the investors in these funds. Profit sharing expense is part of our compensation and benefits expense and is based upon a fixed percentage of private equity and capital markets carried interest income on a pre-tax and a pre-consolidated basis. Profit sharing expense can reverse during periods when there is a decline in carried interest income that was previously recognized. Profit sharing amounts are normally distributed to employees after the corresponding investment gains have been realized and generally before preferred returns achieved for the investors. Therefore, changes in our unrealized gains (losses) for investments have the same effect on our profit sharing expense. Profit sharing expense increases when unrealized gains increase. Realizations only impact profit sharing expense to the extent that the effects on investments have not been recognized previously. If losses on other investments within a fund are subsequently realized, the profit sharing amounts previously distributed are normally subject to a general partner obligation to return carried interest income previously distributed back to the funds. This general partner obligation due to the funds would be realized only when the fund is liquidated, which generally occurs at the end of the fund’s term. However, indemnification clauses also exist for pre-reorganization realized gains, which, although our managing partners and contributing partners would remain personally liable, may indemnify our managing partners and contributing partners for 17.5% to 100% of the previously distributed profits regardless of the fund’s future performance. Refer to note 15 to our consolidated financial statements included elsewhere in this prospectus for further discussion of indemnification.

Salary expense for services rendered by our managing partners is limited to $100,000 per year for a five-year period that commenced in September 2007 and will likely increase subsequent to September 2012. Additionally, our managing partners can receive other forms of compensation. Refer to “Management” for additional information. Additionally, in connection with the Reorganization, the managing partners and contributing partners received Apollo Operating Group units with a vesting period of five to six years and certain employees were granted RSUs that typically have a vesting period of six years. Managing partners, contributing partners and certain employees have also been granted AAA RDUs, or incentive units that provide the right to receive AAA RDUs, which both represent common units of AAA and generally vest over three years for employees and are fully-vested for managing partners and contributing partners on the grant date. In addition, ARI RSUs and ARI restricted stock have been granted to the company and certain employees in the real estate segment and generally vest over three years. Refer to note 14 to our consolidated financial statements included elsewhere in this prospectus for further discussion of Apollo Operating Group units and other share-based compensation.

Other Expenses. The balance of our other expenses includes interest, litigation settlement, professional fees, placement fees, occupancy, depreciation and amortization and other general operating expenses. Interest expense consists primarily of interest related to the AMH credit facility which has a variable interest amount based on LIBOR and ABR interest rates as discussed in note 12 to our consolidated financial statements included elsewhere in this prospectus. The litigation settlement was a result of the December 2008 agreement with Huntsman Corporation, or “Huntsman,” to settle certain actions related to Momentive Specialty Chemicals Inc.’s (formerly known as Hexion Specialty Chemicals, Inc.), or “Hexion,” now-terminated acquisition of Huntsman, or the “Hexion/Huntsman litigation settlement,” as discussed in note 15 to our consolidated financial statements included elsewhere in this prospectus. Placement fees are incurred in connection with our capital raising activities. Occupancy expense represents charges related to office leases and associated expenses, such as utilities and maintenance fees. Depreciation and amortization of fixed assets is normally calculated using the straight-line method over their estimated useful lives, ranging from two to sixteen years, taking into consideration any residual value. Leasehold improvements are amortized over the shorter of the useful life of the asset or the expected term of the lease. Intangible assets recognized from the acquisition of the Non-Controlling Interests during the third quarter of 2007 are amortized using the straight-line method over the expected useful lives of the assets. Other general operating expenses normally include costs related to travel, information technology and administration.

Other Income (Loss)

Net Gains (Losses) from Investment Activities. The performance of the consolidated Apollo funds has impacted our gains (losses) from investment activities. Gains (losses) from investment activities include both realized gains and losses and the change in unrealized gains and losses in our investment portfolio between the opening balance sheet date and the closing balance sheet date. Net unrealized gains (losses) are a result of changes in the fair value of investments that have not been realized as of the balance sheet date. Significant judgment and estimation goes into the assumptions that drive these models and the actual values realized with respect to investments could be materially different from values obtained based on the use of those models. The valuation methodologies applied impact the reported value of investment company holdings and their underlying portfolios in our consolidated financial statements. The consolidated financial statements include the net realized and unrealized gains (losses) of AAA and the Metals Trading Fund, the Apollo funds that were consolidated during the years ended December 31, 2010 and 2009.

Net Gains from Investment Activities of Consolidated Variable Interest Entities. Changes in the fair value of the consolidated VIEs’ assets and liabilities and related interest, dividend and other income and expenses subsequent to consolidation are presented within net gains (losses) from investment activities of consolidated variable interest entities and are attributable to Non-Controlling Interests in the consolidated statements of operations.

Interest Income. Interest income is recognized as earned on an accrual basis. Discounts and premiums on securities purchased are accreted or amortized over the life of the respective investments using the effective interest method.

Other Income (Loss), Net. Other income, net includes insurance proceeds received from certain of the company’s professional liability insurance carriers in respect of the Hexion/Huntsman litigation settlement, rental income, gains (losses) arising from the remeasurement of foreign currency denominated assets and liabilities of foreign subsidiaries, impairment losses on fixed assets, loss on assets held for sale, gains on acquisitions and dispositions and other miscellaneous income and expenses.

Gain from Debt Repurchase. To the extent we repurchase any of our debt, a gain or loss is recorded on the trade date of such transaction for any difference between cash paid and the carrying value of the debt purchased.

Income Taxes—The Apollo Operating Group and its subsidiaries continue to generally operate in the U.S. as partnerships for U.S. Federal income tax purposes and generally as corporate entities in non-U.S. jurisdictions. Accordingly, these entities in some cases are subject to New York City unincorporated business tax, or in the case of non-U.S. entities, to non-U.S. corporate income taxes. In addition, APO Corp., a wholly-owned subsidiary of the company, is subject to U.S. Federal, state and local corporate income tax, and the company’s provision for income taxes is accounted for in accordance with U.S. GAAP.

As significant judgment is required in determining tax expense and in evaluating tax positions, including evaluating uncertainties, we recognize the tax benefits of uncertain tax positions only where the position is “more likely than not” to be sustained assuming examination by tax authorities. The tax benefit is measured as the largest amount of benefit that has a greater than 50 percent likelihood of being realized upon ultimate settlement. If a tax position is not considered more likely than not to be sustained, then no benefits of the position are recognized. The company’s tax positions are reviewed and evaluated quarterly and determine whether or not we have uncertain tax positions that require financial statement recognition.

Deferred income taxes are provided for the effects of temporary differences between the tax basis of an asset or liability and its reported amount in the consolidated statements of financial condition. These temporary differences result in taxable or deductible amounts in future years.

Non-Controlling Interests

For entities that are consolidated, but not 100% owned, a portion of the income or loss and corresponding equity is allocated to owners other than Apollo. The aggregate of the income or loss and corresponding equity that is not owned by the company is included in Non-Controlling Interests in the consolidated financial statements included elsewhere in this prospectus. The Non-Controlling Interests relating to Apollo Global Management, LLC primarily includes the approximate 71% ownership interest in the Apollo Operating Group held by the managing partners and contributing partners through their limited partner interests in Holdings and other ownership interests in consolidated entities, which primarily consist of the approximate 97% ownership interest held by limited partners in AAA. Non-Controlling Interests also include limited partner interests of Apollo managed funds in certain consolidated VIEs.

The authoritative guidance for Non-Controlling Interests in consolidated financial statements requires reporting entities to present Non-Controlling Interests as equity and provides guidance on the accounting for transactions between an entity and Non-Controlling Interests. According to the guidance, (1) Non-Controlling Interests are presented as a separate component of shareholders’ equity on the company’s consolidated statements of financial condition, (2) net income (loss) includes the net income (loss) attributed to the Non-Controlling Interest holders on the company’s consolidated statements of operations, (3) the primary components of Non-Controlling Interest are separately presented in the company’s consolidated statements of changes in shareholders’ equity to clearly distinguish the interests in the Apollo Operating Group and other ownership interests in the consolidated entities and (4) profits and losses are allocated to Non-Controlling Interests in proportion to their ownership interests regardless of their basis.

On January 1, 2010, the company adopted amended consolidation guidance issued by FASB on issues related to VIEs. The amended guidance significantly affects the overall consolidation analysis, changing the approach taken by companies in identifying which entities are VIEs and in determining which party is the primary beneficiary. The amended guidance requires continuous assessment of the reporting entity’s involvement with such VIEs. The amended guidance also enhances the disclosure requirements for a reporting entity’s involvement with VIEs, including presentation on the consolidated statements of financial condition of assets and liabilities of consolidated VIEs that meet the separate presentation criteria and disclosure of assets and liabilities recognized in the consolidated statements of financial condition and the maximum exposure to loss for those VIEs in which a reporting entity is determined to not be the primary beneficiary but in which it has a variable interest. The guidance provides a limited scope deferral for a reporting entity’s interest in an entity that meets all of the following conditions: (a) the entity has all the attributes of an investment company as defined under AICPA Audit and Accounting Guide, Investment Companies, or does not have all the attributes of an investment company but is an entity for which it is acceptable based on industry practice to apply measurement principles that are consistent with the AICPA Audit and Accounting Guide, Investment Companies, (b) the reporting entity does not have explicit or implicit obligations to fund any losses of the entity that could potentially be significant to the entity and (c) the entity is not a securitization entity, asset-backed financing entity or an entity that was formerly considered a qualifying special-purpose entity. The reporting entity is required to perform a consolidation analysis for entities that qualify for the deferral in accordance with previously issued guidance on variable interest entities. Apollo’s involvement with the funds it manages is such that all three of the above conditions are met with the exception of certain vehicles which fail condition (c) above. As previously mentioned, the incremental impact of adopting the amended consolidation guidance has resulted in the consolidation of certain VIEs managed by the company. Additional disclosures related to Apollo’s involvement with VIEs are presented in note 5 to our consolidated financial statements included elsewhere in this prospectus.

Investment Platform and Cost Trends

In order to accommodate the increasing demands of our funds’ rapidly growing investment portfolios, we have expanded our investment platform, which is comprised primarily of our people, financial and operating systems and supporting infrastructure. Expansion of our investment platform required increases in headcount, consisting of newly hired professionals and support staff, as well as leases and associated improvements to new offices to accommodate the increasing number of employees, and related augmentation of systems and infrastructure. Our headcount increased from 391 employees as of December 31, 2008 to 398 employees as of December 31, 2009 and 485 employees as of December 31, 2010. As a result, our compensation and other personnel-related expenses have increased, as have our rent and other office-related expenses. As we continue to expand our global platform, we anticipate our headcount and related expenses will continue to increase.

Our future growth will depend in part, on our ability to maintain an operating platform and management system sufficient to address our growth and will require us to incur significant additional expenses and to commit additional senior management and operational resources. As a result, we face significant challenges:

•	maintaining adequate financial, regulatory and business controls;

•	implementing new or updated information and financial systems, processes and procedures; and

•	training, managing and hiring qualified professionals and appropriately sizing our work force and other components of our business on a timely and cost-effective basis.

We may not be able to manage our expanding operations effectively or be able to continue to grow, and any failure to do so could adversely affect our ability to generate revenue and control our expenses.

Results of Operations

Below is a discussion of our consolidated results of operations for the years ended December 31, 2010, 2009 and 2008. For additional analysis of the factors that affected our results at the segment level, refer to “—Segment Analysis” following the analysis of the years ended December 31, 2010, 2009 and 2008.

The following tables present our consolidated results of operations for the year ended December 31, 2010 as compared to the year ended December 31, 2009 and for the year ended December 31, 2009 as compared to the year ended December 31, 2008:

	Year Ended December 31,		Amount Change	Percentage Change	Year Ended December 31,		Amount Change	Percentage Change
	2010	2009			2009	2008
	(in thousands)				(in thousands)
Revenues:
Advisory and transaction fees from affiliates	$79,782	$56,075	$23,707	42.3%	$56,075	$145,181	$(89,106)	(61.4)%
Management fees from affiliates	431,096	406,257	24,839	6.1	406,257	384,247	22,010	5.7
Carried interest income (loss) from affiliates	1,599,020	504,396	1,094,624	217.0	504,396	(796,133)	1,300,529	NM

Total Revenues	2,109,898	966,728	1,143,170	118.3	966,728	(266,705)	1,233,433	NM

Expenses:
Compensation and benefits:
Equity-based compensation	1,118,412	1,100,106	18,306	1.7	1,100,106	1,125,184	(25,078)	(2.2)
Salary, bonus and benefits	249,571	227,356	22,215	9.8	227,356	201,098	26,258	13.1
Profit sharing expense	555,225	161,935	393,290	242.9	161,935	(482,682)	644,617	NM
Incentive fee compensation	20,142	5,613	14,529	258.8	5,613	—	5,613	NM

Total Compensation and Benefits	1,943,350	1,495,010	448,340	30.0	1,495,010	843,600	651,410	77.2
Interest expense	35,436	50,252	(14,816)	(29.5)	50,252	62,622	(12,370)	(19.8)
Professional fees	61,919	33,889	28,030	82.7	33,889	76,450	(42,561)	(55.7)
Litigation settlement	—	—	—	—	—	200,000	(200,000)	(100.0)
General, administrative and other	65,107	61,066	4,041	6.6	61,066	71,789	(10,723)	(14.9)
Placement fees	4,258	12,364	(8,106)	(65.6)	12,364	51,379	(39,015)	(75.9)
Occupancy	23,067	29,625	(6,558)	(22.1)	29,625	20,830	8,795	42.2
Depreciation and amortization	24,249	24,299	(50)	(0.2)	24,299	22,099	2,200	10.0

Total Expenses	2,157,386	1,706,505	450,881	26.4	1,706,505	1,348,769	357,736	26.5

Other Income (Loss):
Net gains (losses) from investment activities	367,871	510,935	(143,064)	(28.0)	510,935	(1,269,100)	1,780,035	NM
Net gains from investment activities of consolidated variable interest entities	48,206	—	48,206	NM	—	—	—	—
Gain from repurchase of debt	—	36,193	(36,193)	(100.0)	36,193	—	36,193	NM
Income (loss) from equity method investments	69,812	83,113	(13,301)	(16.0)	83,113	(57,353)	140,466	NM
Interest income	1,528	1,450	78	5.4	1,450	19,368	(17,918)	(92.5)
Other income (loss), net	195,032	41,410	153,622	371.0	41,410	(4,609)	46,019	NM

Total Other Income (Loss)	682,449	673,101	9,348	1.4	673,101	(1,311,694)	1,984,795	NM

Income (loss) before income tax provision	634,961	(66,676)	701,637	NM	(66,676)	(2,927,168)	2,860,492	(97.7)
Income tax (provision) benefit	(91,737)	(28,714)	(63,023)	219.5	(28,714)	36,995	(65,709)	NM

Net Income (Loss)	543,224	(95,390)	638,614	NM	(95,390)	(2,890,173)	2,794,783	(96.7)
Net (income) loss attributable to Non-Controlling Interests	(448,607)	(59,786)	(388,821)	NM	(59,786)	1,977,915	(2,037,701)	NM

Net Income (Loss) Attributable to Apollo Global Management, LLC	$94,617	$(155,176)	$249,793	NM	$(155,176)	$(912,258)	$757,082	(83.0)%

“NM” denotes not meaningful. Changes from negative to positive amounts and positive to negative amounts are not considered meaningful. Increases or decreases from zero and changes greater than 500% are also not considered meaningful.

Revenues

Our revenues and other income include fixed components that result from measures of capital and asset valuations and variable components that result from realized and unrealized investment performance, as well as the value of successfully completed transactions.

Year Ended December 31, 2010 Compared to Year Ended December 31, 2009

Advisory and transaction fees from affiliates, including directors’ fees and reimbursed broken deal costs, increased by $23.7 million for the year ended December 31, 2010 as compared to the year ended December 31, 2009. This increase was primarily attributable to an increase in the number of acquisitions and divestitures during the period. Net advisory and transaction fees earned for the capital markets and private equity segments increased by $11.9 million and $11.8 million, respectively. During the year ended December 31, 2010, gross and net advisory fees, including directors’ fees, were $120.7 million and $43.4 million, respectively, and gross and net transaction fees were $102.0 million and $38.2 million, respectively. During the year ended December 31, 2009, gross and net advisory fees, including directors’ fees, were $108.5 million and $39.1 million, respectively, and gross and net transaction fees were $68.1 million and $22.9 million, respectively. The net transaction and net advisory fees were further offset by $1.8 million and $5.9 million in broken deal costs that the company was obligated to repay during the year ended December 31, 2010 and 2009, respectively, primarily relating to Fund VII. Advisory and transaction fees are reported net of Management Fee Offsets as calculated under the terms of the respective limited partnership agreements. See “—Overview of Results of Operations—Revenues—Advisory and Transaction Fees from Affiliates” for a summary that addresses how the Management Fee Offsets are calculated for each fund.

Management fees from affiliates increased by $24.8 million for the year ended December 31, 2010 as compared to the year ended December 31, 2009. This change was primarily attributable to an increase in management fees earned by our capital markets and real estate segments by $15.7 million and $10.2 million, respectively, as a result of corresponding increases in the net assets managed during the period. These increases were partially offset by a decrease of $1.1 million in management fees earned from our private equity funds as a result of a decrease in the amount of fee-generating invested capital due to dispositions of investments subsequent to December 31, 2009.

Carried interest income from affiliates changed by $1,094.6 million for the year ended December 31, 2010 as compared to the year ended December 31, 2009. Carried interest income from affiliates is driven by investment gains and losses of unconsolidated funds. During the year ended December 31, 2010, there was $1,355.4 million and $243.6 million of unrealized and realized carried interest income, respectively, which resulted in total carried interest income from affiliates of $1,599.0 million. During the year ended December 31, 2009, there was $383.0 million and $121.4 million of unrealized and realized carried interest income, respectively, which resulted in total carried interest income from affiliates of $504.4 million. The $972.4 million increase in unrealized carried interest income was driven by significant improvements in the fair value of portfolio investments held by certain of our private equity funds, primarily by Fund VI, Fund VII and Fund IV, which had increased carried interest income of $647.6 million, $249.6 million and $136.0 million, respectively, during the period. Based on the increase in fair value of the underlying portfolio investments, profits of Fund VI were such were such that the priority return to the fund investors was met and thereafter its general partner was allocated (i) 80% of the fund’s profits, or $602.6 million, pursuant to the catch up formula in the fund partnership agreement whereby the general partner earns a disproportionate return until the general partner’s carried interest income equates to 20% of the cumulative profits of the fund, and (ii) $45.0 million, which was allocated to the general partner once its carried interest income equated to 20% of the cumulative profits of the fund. Similarly, Fund IV profits were such that the priority return to fund investors was met and thereafter its general partner was allocated 80% of the fund’s profits, or $136.0 million, but did not have carried interest income that equated to 20% of the cumulative profits of the fund. The $122.2 million increase in realized carried interest income was attributable to increased dispositions of portfolio investments held by certain of our private equity and capital markets funds during the year ended December 31, 2010 as compared to the same period during 2009.

Year Ended December 31, 2009 Compared to Year Ended December 31, 2008

Advisory and transaction fees from affiliates, including directors’ fees and reimbursed broken deal costs, decreased by $89.1 million for the year ended December 31, 2009 as compared to the year ended December 31, 2008. This decrease was primarily attributable to fewer acquisitions and divestitures during the year ended December 31, 2009, which led to lower transaction fees during this period. Net advisory and transaction fees earned for the private equity and capital markets segments decreased by $72.2 million and $16.9 million, respectively. During the year ended December 31, 2009, gross and net transaction fees were $68.1 million and $22.9 million, respectively, and gross and net advisory fees, including directors’ fees, were $108.5 million and $39.1 million, respectively. During the year ended December 31, 2008, gross and net transaction fees were $304.8 million and $115.0 million, respectively, and gross and net advisory fees were $105.8 million and $39.7 million, respectively. The net transaction and net advisory fees were further offset by $5.9 million and $9.5 million in broken deal costs that the company was obligated to repay during the years ended December 31, 2009 and 2008, respectively, primarily relating to Fund VII. Advisory and transaction fees are reported net of Management Fee Offsets as calculated under the terms of the respective limited partnership agreements. See “—Overview of Results of Operations—Revenues—Advisory and Transaction Fees from Affiliates” for a summary that addresses how the Management Fee Offsets are calculated for each fund.

Management fees from affiliates increased by $22.0 million for the year ended December 31, 2009 as compared to the year ended December 31, 2008. This change was attributable to an increase in management fees earned from our private equity funds of $16.0 million primarily as a result of increased fee-generating invested capital by Fund VI during the period. Management fees earned by our capital markets and real estate segments increased by $4.8 million and $1.2 million, respectively, as a result of increased net assets managed during the year ended December 31, 2009 as compared to 2008.

Carried interest income (loss) changed by $1,300.5 million for the year ended December 31, 2009 as compared to the year ended December 31, 2008. Carried interest income (loss) is related to investment gains and losses of unconsolidated funds. During the year ended December 31, 2009, there was $383.0 million of unrealized carried interest income and $121.4 million of realized carried interest income, which resulted in total carried interest income from affiliates of $504.4 million. During the year ended December 31, 2008, there was $1,211.3 million of unrealized carried interest loss and $415.2 million of realized carried interest income, which resulted in total carried interest loss from affiliates of $796.1 million. The $1,594.3 million change in unrealized carried interest income was impacted by improvements in the fair value of portfolio investments held by certain of our private equity and capital markets funds during the year ended December 31, 2009 as compared to 2008. The $1,594.3 million change in unrealized carried interest income was offset by the $293.8 million decrease in realized carried interest income that resulted from larger dispositions of portfolio investments in Fund V during 2008 as compared to the same period in 2009.

Expenses

Year Ended December 31, 2010 Compared to Year Ended December 31, 2009

Compensation and benefits increased by $448.3 million for the year ended December 31, 2010 as compared to the year ended December 31, 2009. This change was primarily attributable to an increase in profit sharing expense of $393.3 million, which was driven by the change in carried interest income earned from our private equity and capital markets funds during the period due to improved performance of their underlying portfolio investments. In addition, salary, bonus and benefits expense increased by $22.2 million, which was driven by an increase in headcount and bonus accruals during the period and non-cash equity-based compensation expense increased by $18.3 million, primarily related to additional grants of RSUs subsequent to December 31, 2009. Furthermore, incentive fee compensation increased by $14.5 million as a result of the favorable performance of certain of our capital markets funds during the year ended December 31, 2010 as compared to the same period during 2009.

Interest expense decreased by $14.8 million for the year ended December 31, 2010 as compared to the year ended December 31, 2009. This change was primarily attributable to lower interest expense incurred on the AMH credit facility due to the $90.9 million debt repurchase during April and May 2009 along with the expiration of interest rate swap agreements during May and November 2010. In addition, there were lower LIBOR and ABR interest rates during the year ended December 31, 2010 as compared to the same period during 2009 which resulted in lower interest expense incurred.

Professional fees increased by $28.0 million for the year ended December 31, 2010 as compared to the year ended December 31, 2009. This change was primarily attributable to higher external accounting, tax, audit, legal and consulting fees incurred during the period which was primarily associated with incremental costs incurred to register the company’s Class A shares in connection with this offering and the resale offering and the implementation of new information technology systems.

General, administrative and other expenses increased by $4.0 million for the year ended December 31, 2010 as compared to the year ended December 31, 2009. This change was primarily attributable to increased travel, information technology, recruiting and other expenses incurred associated with the launch of our new real estate funds and continued expansion of our global investment platform during the year ended December 31, 2010 as compared to the same period during 2009.

Placement fees decreased by $8.1 million for the year ended December 31, 2010 as compared to the year ended December 31, 2009. Placement fees are incurred in connection with the raising of capital for new and existing funds. The fees are normally payable to placement agents, who are third parties that assist in identifying potential investors, securing commitments to invest from such potential investors, preparing or revising offering marketing materials, developing strategies for attempting to secure investments by potential investors and/or providing feedback and insight regarding issues and concerns of potential investors. This change was primarily attributable to decreased fundraising efforts during 2010 in connection with our capital markets and private equity funds resulting in lower placement fees incurred of $6.6 million and $1.5 million, respectively, during the year ended December 31, 2010 as compared to the same period during 2009.

Occupancy expense decreased by $6.6 million for the year ended December 31, 2010 as compared to year ended December 31, 2009. This change was primarily attributable to cost savings resulting from negotiating new office leases and lower maintenance fees incurred on existing leased space during the year ended December 31, 2010 as compared to the same period during 2009. In addition, there was a loss incurred on subleases totaling $3.2 million during the year ended December 31, 2009.

Year Ended December 31, 2009 Compared to Year Ended December 31, 2008

Compensation and benefits increased by $651.4 million for the year ended December 31, 2009 as compared to the year ended December 31, 2008. This increase was primarily attributable to the change in profit sharing expense of $644.6 million, which was driven by the change in carried interest income earned from our private equity and capital markets funds, combined with an increase in compensation and salary, bonus and benefits expense of $26.3 million as a result of an increase in headcount during the period. These increases were partially offset by a decrease in non-cash equity-based compensation expense of $25.1 million primarily related to RSUs and AAA RDUs due to the decrease in fair value of granted shares in 2009 compared with 2008, as discussed in note 14 to our consolidated financial statements included elsewhere in this prospectus.

Interest expense decreased by $12.4 million for the year ended December 31, 2009 as compared to the year ended December 31, 2008. This change was primarily attributable to lower interest expense incurred on the AMH credit facility due to the $90.9 million debt repurchase during April and May 2009 combined with lower LIBOR and ABR interest rates during the year ended December 31, 2009 as compared to the same period during 2008.

Professional fees decreased by $42.6 million for the year ended December 31, 2009 as compared to the year ended December 31, 2008. This change was primarily attributable to lower external accounting, tax, audit, legal and consulting fees incurred during year ended December 31, 2009 as compared to the same period during 2008.

A litigation settlement expense of $200.0 million was incurred during 2008 in connection with the Hexion/Huntsman litigation settlement, as discussed in note 15 to our consolidated financial statements included elsewhere in this prospectus. Included in other income (loss) are the insurance reimbursements of $37.5 million received in 2009 related to the Hexion/Huntsman litigation settlement.

General, administrative and other expenses fees decreased by $10.7 million for the year ended December 31, 2009 as compared to the year ended December 31, 2008. This change was primarily attributable to decreases in various expenses such as travel, information technology and other general expenses incurred as a result of our cost management initiatives across the company during the year ended December 31, 2009. These expense decreases were partially offset by $8.0 million of costs that related to the launch of ARI during the third quarter of 2009.

Placement fees decreased by $39.0 million for the year ended December 31, 2009 as compared to the year ended December 31, 2008. Placement fees are incurred in connection with the raising of capital for new and existing funds. These fees are normally payable to placement agents, who are third parties that assist in identifying potential investors, securing commitments to invest from such potential investors, preparing or revising offering and marketing materials, developing strategies for attempting to secure investments by potential investors and/or providing feedback and insight regarding issues and concerns of potential investors. This change was primarily attributable to active fundraising efforts during 2008 in connection with raising capital for Fund VII, COF I and COF II. During 2009, we reduced our fundraising activities to focus more on existing investment opportunities with the capital currently under management. Accordingly, there were no significant private equity or capital markets funds formed in 2009 that required considerable fundraising services provided by placement agents, which resulted in lower placement fees incurred for our private equity and capital markets funds of $25.6 million and $13.4 million, respectively, during the year ended December 31, 2009 as compared to 2008.

Occupancy expense fees increased by $8.8 million for the year ended December 31, 2009 as compared to the year ended December 31, 2008. The increase was attributable to additional office space leased during 2009 as a result of the increase in our headcount to support the expansion of our global investment platform, as well as increased maintenance fees incurred on existing leased space and losses incurred on two subleases.

Depreciation and amortization expense increased by $2.2 million for the year ended December 31, 2009 as compared to the year ended December 31, 2008. This change was primarily attributable to increased depreciation expense associated with additional assets placed in service during the period totaling $3.4 million, partially offset by decreased amortization expense of $1.2 million incurred during 2009 relating to the intangible assets recognized from the acquisition of the contributing partners’ interest at the date of Reorganization.

Other Income (Loss)

Year Ended December 31, 2010 Compared to Year Ended December 31, 2009

Net gains from investment activities decreased by $143.1 million for the year ended December 31, 2010 as compared to the year ended December 31, 2009. This change was primarily attributable to a $101.7 million change in net unrealized gains (losses) related to changes in the fair value of AAA’s portfolio investments during the period. This decrease was also a result of a change in net unrealized gains (losses) of $38.5 million related to the change in the fair value of Artus during 2009, where we, as the general partner, were allocated any negative equity of the fund. During the year ended December 31, 2009, the fair value of Artus increased, which resulted in the reversal of the previously recognized obligation. In addition, there was a $2.3 million change in net unrealized and realized gains (losses) related to changes in the fair value of the Metals Trading Fund’s portfolio investments during the year ended December 31, 2010 as compared to the same period during 2009.

Net gains from investment activities of consolidated VIEs were $48.2 million during the year ended December 31, 2010. This amount was attributable to interest and other income earned of $62.7 million along with net realized and unrealized gains relating to the changes in the fair values of investments held by the consolidated VIEs of $53.6 million, partially offset by other expenses of $34.3 million and net losses relating to the changes in the fair values of debt held by the consolidated VIEs of $33.8 million during the year ended December 31, 2010.

Gain from repurchase of debt was $36.2 million for the year ended December 31, 2009 and was attributable to the purchase of $90.9 million face value of AMH debt related to the AMH credit facility for $54.7 million in cash. As discussed in note 12 to our consolidated financial statements included elsewhere in this prospectus, the debt purchase was accounted for as if the debt was extinguished and the difference between the carrying amount and the reacquisition price resulted in a gain on extinguishment of debt of $36.2 million.

Income from equity method investments changed by $13.3 million for the year ended December 31, 2010 as compared to the year ended December 31, 2009. This decrease was driven by changes in the fair values of certain Apollo funds in which the company has a direct interest. ACLF, Vantium C, COF II, COF I and AIE II had the most significant impact and together generated $22.5 million of income from equity method investments during the year ended December 31, 2010 compared to $49.5 million of income from equity method investments during the year ended December 31, 2009 resulting in a net decrease of income from equity method investments totaling $27.0 million. This decrease was partially offset by an increase of income from equity method investments in Fund VII, Vantium A, Artus and EPF which together generated $44.0 million of income from equity method investments during the year ended December 31, 2010 compared to $30.3 million of income from equity method investments during the year ended December 31, 2009 resulting in a net increase of income from equity method investments totaling $13.7 million. Refer to note 4 to our consolidated financial statements included elsewhere in this prospectus for a complete summary of income (loss) from equity method investments by fund for the year ended December 31, 2010 and 2009.

Other income, net increased by $153.6 million for the year ended December 31, 2010 as compared to the year ended December 31, 2009. This change was primarily attributable to an additional $125.0 million of insurance reimbursement received during the year ended December 31, 2010 totaling $162.5 million relating to the $200.0 million litigation settlement incurred during 2008, as compared to $37.5 million received during the year ended December 31, 2009. In addition, there was a net gain on acquisitions and dispositions of $29.7 million during 2010 and $14.2 million of the increase was attributable to the change in the estimated tax receivable agreement liability as discussed in note 10 to our consolidated financial statements included elsewhere in this prospectus. These increases were partially offset by impairment on fixed assets of $3.1 million and loss on assets held for sale of $2.8 million during 2010. The remaining change was primarily attributable to gains (losses) resulting from fluctuations in exchange rates of foreign denominated assets and liabilities of subsidiaries, partially driven by the Euro weakening against the U.S. dollar during the year ended December 31, 2010 as compared to the same period in 2009.

Year Ended December 31, 2009 Compared to Year Ended December 31, 2008

Net gains (losses) from investment activities increased by $1,780.0 million for the year ended December 31, 2009 as compared to the year ended December 31, 2008. This change was primarily attributable to a change in net unrealized gains (losses) of $1,702.5 million related to changes in the fair value of AAA Investments’ portfolio investments. Along with a change in unrealized gains (losses) of $76.9 million, which was related to the change in the fair value of Artus during 2009, we, as the general partner, were allocated any negative equity of the fund.

Gain from repurchase of debt was $36.2 million during the year ended December 31, 2009. This was attributable to the purchase of $90.9 million face value of debt related to the AMH credit facility for $54.7 million in cash. As discussed in note 12 to our consolidated financial statements included elsewhere in this prospectus, the debt purchase was accounted for as if the debt was extinguished and the difference between the carrying amount and the reacquisition price resulted in a gain on extinguishment of $36.2 million.

Income (loss) from equity method investments changed by $140.5 million for the year ended December 31, 2009 as compared to the year ended December 31, 2008. This increase was driven primarily by improved market conditions in 2009 compared to 2008, which positively impacted the fair values of certain Apollo funds in which the company has a direct interest. The change in market conditions and corresponding impact on valuations across investment classes is more fully discussed at “—Business Environment.” Fund VII had the most significant impact and generated $31.5 million of equity method income during the year ended December 31, 2009, compared to a $14.8 million equity method loss during the year ended December 31, 2008. The $46.3 million change was also indirectly impacted by additional capital contributions to Fund VII that were made by the company during 2009, which led to greater equity method income as market conditions improved over the same period. See the complete summary of income (loss) from equity method investments by fund for the years ended December 31, 2009 and 2008 in note 4 to our consolidated financial statements included elsewhere in this prospectus.

Interest income decreased by $17.9 million for the year ended December 31, 2009 as compared to the year ended December 31, 2008. This change was primarily attributable to lower average cash balances combined with lower base rates, LIBOR and the Federal Funds Rate, resulting in less interest earned during the year ended December 31, 2009 as compared to the same period during 2008.

Other income (loss) increased by $46.0 million for the year ended December 31, 2009 as compared to the year ended December 31, 2008. This change was primarily attributable to a $37.5 million insurance reimbursement received during 2009 relating to the $200.0 million litigation settlement incurred during 2008. In addition, $8.5 million of increases in other income were primarily attributable to gains resulting from fluctuations in exchange rates of foreign denominated assets and liabilities of subsidiaries during the year ended December 31, 2009 as compared to 2008.

Income Tax (Provision) Benefit

Year Ended December 31, 2010 Compared to Year Ended December 31, 2009

The income tax provision increased by $63.0 million for the year ended December 31, 2010 as compared to the year ended December 31, 2009. As discussed in note 11 to our consolidated financial statements included elsewhere in this prospectus, the company’s income tax provision primarily relates to the earnings generated by APO Corp., a wholly-owned subsidiary of Apollo Global Management, LLC that is subject to U.S. federal, state and local taxes. APO Corp. had income before taxes of $211.0 million and $66.3 million for the years ended December 31, 2010 and 2009, respectively, after adjusting for permanent tax differences and the special allocation of AMH income as discussed in note 15 to our consolidated financial statements included elsewhere in this prospectus. The $144.7 million change in income before taxes resulted in increased federal taxes of $50.6 million utilizing a 35% tax rate and state and local taxes of $8.7 million utilizing a combined 6% tax rate. The remaining $3.7 million change in the income tax provision in 2010 compared to 2009 was primarily affected by increases in the NYC UBT as well as taxes on foreign subsidiaries.

Year Ended December 31, 2009 Compared to Year Ended December 31, 2008

The income tax (provision) benefit changed by $65.7 million for the year ended December 31, 2009 as compared to the year ended December 31, 2008. As discussed in note 11 to our consolidated financial statements included elsewhere in this prospectus, the company’s income tax (provision) benefit primarily relates to the earnings generated by APO Corp., a wholly-owned subsidiary of Apollo Global Management, LLC that is subject to U.S. federal, state and local taxes. APO Corp. had income (loss) before taxes of $66.3 million and $(71.2) million for the years ended December 31, 2009 and 2008, respectively, after adjusting for permanent tax differences. The $137.5 million change in income (loss) before taxes resulted in increased federal income taxes of $48.1 million utilizing a 35% tax rate and $8.3 million for state and local taxes utilizing a combined 6% rate. The remaining $9.3 million change in the income tax (provision) benefit in 2009 compared to 2008 was primarily affected by increases in the NYC UBT as well as taxes on foreign subsidiaries.

Non-Controlling Interests

Net (income) loss attributable to Non-Controlling Interests consisted of the following:

	Year Ended December 31,
	2010	2009	2008
	(in thousands)
AAA(1)	$(356,251)	$(452,408)	$1,191,034
Consolidated VIEs(2)	(48,206)	—	—
Former employees(3)	(16,258)	(7,818)	(15,251)
Other	—	—	333

Net (income) loss attributable to Non-Controlling Interests in consolidated entities	(420,715)	(460,226)	1,176,116
Net (income) loss attributable to Non-Controlling Interests in Apollo Operating Group	(27,892)	400,440	801,799

Net (income) loss attributable to Non-Controlling Interests	$(448,607)	$(59,786)	$1,977,915

(1)	Reflects the Non-Controlling Interests in the net (income) loss of AAA and is calculated based on the Non-Controlling Interests ownership percentage in AAA, which was approximately 97% during the years ended December 31, 2010, 2009 and 2008.
(2)	Reflects the Non-Controlling Interests in the net income of the consolidated VIEs and includes $11.4 million of gains recorded within appropriated partners’ deficit related to consolidated VIEs during the year ended December 31, 2010.
(3)	Reflects the remaining interest held by certain former employees in the net income of our capital markets management companies.

Net income (loss) attributable to Non-Controlling Interests in the Apollo Operating Group consisted of the following:

	Year Ended December 31,
	2010	2009	2008
	(in thousands)
Net income (loss)	$543,224	$(95,390)	$(2,890,173)
Net (income) loss attributable to Non-Controlling Interests in consolidated entities	(420,715)	(460,226)	1,176,116

Net income (loss) after Non-Controlling Interests in consolidated entities	122,509	(555,616)	(1,714,057)
Adjustments:
Income tax provision (benefit)(1)	91,737	28,714	(36,995)
NYC UBT and foreign tax (provision) benefit(2)	(11,255)	(11,638)	2,317
Net loss (income) in non-Apollo Operating Group entities	4,197	9,336	(3,937)

Total adjustments	84,679	26,412	(38,615)

Net loss after adjustments	207,188	(529,204)	(1,752,672)
Approximate ownership percentage of Apollo Operating Group	71.02%	71.50%	71.15%

Net income (loss) attributable to Apollo Operating Group before basis adjustment(3)	145,379	(378,381)	(1,247,026)
Other adjustments:
AMH special allocation(4)	(117,487)	(22,059)	—
Losses in excess of basis(5)	—	—	445,227

Net income (loss) attributable to Non-Controlling Interests in Apollo Operating Group	$27,892	$(400,440)	$(801,799)

(1)	Reflects all taxes recorded in our consolidated statements of operations. Of this amount, U.S. Federal, state, and local corporate income taxes attributable to APO Corp. are added back to income (loss) of the Apollo Operating Group before calculating Non-Controlling Interests as the income (loss) allocable to the Apollo Operating Group is not subject to such taxes.

(2)	Reflects NYC UBT and foreign taxes that are attributable to the Apollo Operating Group and its subsidiaries related to its operations in the U.S. as partnerships and in non-U.S. jurisdictions as corporations. As such, these amounts are considered in the income (loss) attributable to the Apollo Operating Group.
(3)	This amount is calculated by applying the ownership percentage of approximately 71.02% during the year ended December 31, 2010, 71.50% during the year ended December 31, 2009 and approximately 71.15% during the year ended December 31, 2008 to the consolidated net income (loss) of the Apollo Operating Group before a corporate income tax provision and after allocations to the Non-Controlling Interests in consolidated entities.
(4)	These amounts represent special allocation of income to APO Corp. and reduction of income allocated to Holdings due to the amendment to the AMH partnership agreement as discussed in note 15 to our consolidated financial statements included elsewhere in this prospectus.
(5)	Prior to January 1, 2009, when losses attributable to the Non-Controlling Interests exceeded their basis, the company stopped attributing losses to the Non-Controlling Interests’ account, and for periods after January 1, 2009 reflect the losses in the excess of basis in the net (income) loss attributable to Non-Controlling Interests in the consolidated statements of operations.

Segment Analysis

Discussed below are our results of operations for each of our reportable segments. They represent the segment information available and utilized by our executive management, which consists of our managing partners, who operate collectively as our chief operating decision maker, to assess performance and to allocate resources. Management divides its operations into three reportable segments: private equity, capital markets and real estate. These segments were established based on the nature of investment activities in each fund, including the specific type of investment made, the frequency of trading, and the level of control over the investment. Segment results do not consider consolidation of funds, non-cash equity-based compensation, income taxes and Non-Controlling Interests.

In addition to providing the financial results of our three reportable business segments, we further evaluate our individual reportable segments based on what we refer to as our management and incentive businesses. Our management business is generally characterized by the predictability of its financial metrics, including revenues and expenses. This business includes management fee revenues, advisory and transaction revenues, carried interest income from certain of our mezzanine funds and expenses, each of which we believe are more stable in nature. The financial performance of our incentive business is partially dependent upon quarterly mark-to-market unrealized valuations in accordance with U.S. GAAP guidance applicable to fair value measurements. The incentive business includes carried interest income, income from equity method investments and profit sharing expense that are associated with our general partner interests in the Apollo funds, which is generally less predictable and more volatile in nature.

Our financial results vary, since carried interest, which generally constitutes a large portion of the income from the funds that we manage, as well as the transaction and advisory fees that we receive, can vary significantly from quarter to quarter and year to year. As a result, we emphasize long-term financial growth and profitability to manage our business.

Private Equity

Year Ended December 31, 2010, 2009 and 2008

The following tables set forth our segment statement of operations information and our supplemental performance measure, ENI, for our private equity segment for the years ended December 31, 2010, 2009 and 2008, respectively. ENI represents segment income (loss), excluding the impact of non-cash charges related to equity-based compensation, income taxes and Non-Controlling Interests. In addition, segment data excludes the assets, liabilities and operating results of the Apollo funds and consolidated VIEs that are included in the consolidated financial statements. ENI is not a U.S. GAAP measure.

	Year Ended December 31, 2010			Year Ended December 31, 2009			Year Ended December 31, 2008
	Management	Incentive	Total	Management	Incentive	Total	Management	Incentive	Total
	(in thousands)
Private Equity:
Revenues:
Advisory and transaction fees from affiliates	$60,444	$—	$60,444	$48,642	$—	$48,642	$120,813	$—	$120,813
Management fees from affiliates	259,395	—	259,395	260,478	—	260,478	244,468	—	244,468
Carried interest income (loss) from affiliates:
Unrealized gains (losses)	—	1,251,527	1,251,527	—	262,890	262,890	—	(1,206,060)	(1,206,060)
Realized gains	—	69,586	69,586	—	47,981	47,981	—	361,481	361,481

Total Revenues	319,839	1,321,113	1,640,952	309,120	310,871	619,991	365,281	(844,579)	(479,298)

Expenses:
Compensation and benefits:
Salary, bonus and benefits	133,999	—	133,999	127,751	—	127,751	118,889	—	118,889
Profit sharing expense	—	519,669	519,669	—	124,048	124,048	—	(482,682)	(482,682)

Total compensation and benefits(1)	133,999	519,669	653,668	127,751	124,048	251,799	118,889	(482,682)	(363,793)
Litigation settlement	—	—	—	—	—	—	200,000	—	200,000
Other expenses(2)	107,407	—	107,407	109,528	—	109,528	176,833	—	176,833

Total Expenses	241,406	519,669	761,075	237,279	124,048	361,327	495,722	(482,682)	13,040

Other Income (Loss):
Income (loss) from equity method investments	—	50,632	50,632	—	54,639	54,639	—	(67,052)	(67,052)
Other income, net(3)	162,213	—	162,213	58,701	584	59,285	5,081	—	5,081

Total Other Income (Loss)	162,213	50,632	212,845	58,701	55,223	113,924	5,081	(67,052)	(61,971)

Economic Net Income (Loss)	$240,646	$852,076	$1,092,722	$130,542	$242,046	$372,588	$(125,360)	$(428,949)	$(554,309)

(1)	Excludes non-cash charges related to equity-based compensation.
(2)	Excludes expenses related to consolidated funds.
(3)	Excludes investment income and net gains (losses) from investment activities related to consolidated funds.

	Year Ended December 31,				Year Ended December 31,
	2010	2009	Amount Change	Percentage Change	2009	2008	Amount Change	Percentage Change
	(in thousands)				(in thousands)
Private Equity:
Revenues:
Advisory and transaction fees from affiliates	$60,444	$48,642	$11,802	24.3%	$48,642	$120,813	$(72,171)	(59.7)%
Management fees from affiliates	259,395	260,478	(1,083)	(0.4)	260,478	244,468	16,010	6.5
Carried interest income from affiliates:
Unrealized gains (losses)	1,251,527	262,890	988,637	376.1	262,890	(1,206,060)	1,468,950	NM
Realized gains	69,586	47,981	21,605	45.0	47,981	361,481	(313,500)	(86.7)

Total carried interest income from affiliates	1,321,113	310,871	1,010,242	325.0	310,871	(844,579)	1,155,450	NM

Total Revenues	1,640,952	619,991	1,020,961	164.7	619,991	(479,298)	1,099,289	NM

Expenses:
Compensation and benefits:
Salary, bonus and benefits	133,999	127,751	6,248	4.9	127,751	118,889	8,862	7.5
Profit sharing expense	519,669	124,048	395,621	318.9	124,048	(482,682)	606,730	NM

Total compensation and benefits	653,668	251,799	401,869	159.6	251,799	(363,793)	615,592	NM
Litigation settlement	—	—	—	NM	—	200,000	(200,000)	(100.0)
Other expenses	107,407	109,528	(2,121)	(1.9)	109,528	176,833	(67,305)	(38.1)

Total Expenses	761,075	361,327	399,748	110.6	361,327	13,040	348,287	NM

Other Income (Loss):
Income (loss) from equity method investments	50,632	54,639	(4,007)	(7.3)	54,639	(67,052)	121,691	NM
Other income, net	162,213	59,285	102,928	173.6	59,285	5,081	54,204	NM

Total Other Income (Loss)	212,845	113,924	98,921	86.8	113,924	(61,971)	175,895	NM

Economic Net Income (Loss)	$1,092,722	$372,588	$720,134	193.3%	$372,588	$(554,309)	$926,897	NM

Revenues

Year Ended December 31, 2010 Compared to Year Ended December 31, 2009

Advisory and transaction fees from affiliates, including directors’ fees and reimbursed broken deal costs, increased by $11.8 million for the year ended December 31, 2010 as compared to the year ended December 31, 2009. This change was attributable to an increase in the number of acquisitions and divestitures during the period, primarily by AAA, Fund VII, Fund V and Fund VI of $3.7 million, $3.5 million, $1.9 million and $1.9 million, respectively. Gross advisory and transaction fees, including directors’ fees, were $162.9 million and $148.1 million for the year ended December 31, 2010 and 2009, respectively, an increase of $14.8 million or 10.0%. The transaction fees earned during the year ended December 31, 2010 primarily related to four portfolio investment transactions, specifically LyondellBasell Industries, Noranda Aluminum Inc., CKE Restaurants Inc. and Evertec Inc., which together generated $58.4 million and $20.1 million of the gross and net transaction fees, respectively. The transaction fees earned during the year ended December 31, 2009 primarily related to two portfolio investment transactions, specifically Infineon Technologies AG and Charter Communications Inc., which generated $51.0 million and $16.3 million of the gross and net transaction fees, respectively. The advisory fees earned during both periods were primarily generated by advisory and monitoring arrangements with several portfolio investments including LeverageSource, Caesars Entertainment and Realogy, which generated gross and net fees of $55.7 million and $20.9 million, respectively, during the year ended December 31, 2010 gross and net fees of $53.7 million and $20.3 million, respectively, during the year ended December 31, 2009. Advisory and transaction fees, including directors’ fees, are reported net of Management Fee Offsets totaling $100.6 million and $93.8 million for the year ended December 31, 2010 and 2009, respectively, an increase of $6.8 million or 7.2%.

Management fees from affiliates decreased by $1.1 million for the year ended December 31, 2010 as compared to the year ended December 31, 2009. This change was primarily attributable to decreased management fees earned as a result of decreased values of fee-generating invested capital due to dispositions of investments, primarily by Fund VI and Fund V, resulting in decreased management fees of $2.4 million and $1.4 million, respectively. In addition, during the third quarter of 2010, Fund IV started its winding down and no longer earns management fees which resulted in a decrease in management fees of $2.0 million during the period. These decreases were partially offset by increased management fees earned from AAA Investments of $5.1 million as a result of increased adjusted gross assets managed during the year ended December 31, 2010 as compared to the same period during 2009.

Carried interest income from affiliates changed by $1,010.2 million for the year ended December 31, 2010 as compared to the year ended December 31, 2009. This change was primarily attributable to an increase in net unrealized gains of $988.6 million driven by improvements in the fair value of the underlying portfolio investments held, primarily by Fund VI, Fund VII and Fund IV of $647.6 million, $249.6 million and $136.0 million, respectively. Based on the increase in fair value of the underlying portfolio investments, profits of Fund VI were such that the priority return to the fund investors was met and thereafter its general partner was allocated (i) 80% of the fund’s profits, or $602.6 million, pursuant to the catch up formula in the fund partnership agreement whereby the general partner earns a disproportionate return until the general partner’s carried interest income equates to 20% of the cumulative profits of the fund, and (ii) $45.0 million, which was allocated to the general partner once its carried interest income equated to 20% of the cumulative profits of the fund. Similarly, Fund IV profits were such that the priority return to fund investors was met and thereafter its general partner was allocated 80% of the fund’s profits, or $136.0 million, but did not have carried interest income that equated to 20% of the cumulative profits of the fund. These increases were partially offset by a decrease of unrealized carried interest income in Fund V of $56.0 million primarily due to dispositions of portfolio investments along with a lower net change in the fair value of investments held by this fund during the period. The remaining change relates to an increase in net realized gains of $21.6 million resulting from dispositions of portfolio investments held during the period, primarily by Fund V and Fund VII totaling $31.2 million, partially offset by a decrease in net realized gains of $7.6 million in Fund VI during the year ended December 31, 2010 as compared to the same period during 2009. In 2010, the improved market conditions impacted the valuation across all Apollo investment classes, which is further discussed in “Business.”

Year Ended December 31, 2009 Compared to Year Ended December 31, 2008

Advisory and transaction fees from affiliates, including directors’ fees and reimbursed broken deal costs decreased by $72.2 million for the year ended December 31, 2009 as compared to the year ended December 31, 2008. Gross advisory and transaction fees were $148.1 million and $329.9 million for the years ended December 31, 2009 and 2008, respectively, a decrease of $181.8 million or 55.1%. Advisory and transaction fees, including directors’ fees, are reported net of Management Fee Offsets, totaling $93.8 million and $199.6 million for the years ended December 31, 2009 and 2008, respectively, a decrease of $105.8 million or 53.0%. During the year ended December 31, 2009, gross and net transaction fees for the private equity segment were $62.4 million and $21.0 million, respectively. Transaction fees during 2009 related to five portfolio investment transactions, including Infineon Technologies AG and Charter Communications Inc., which together generated $51.0 million of the private equity segment’s $62.4 million gross transaction fees and $16.3 million of the $21.0 million net transaction fees. Advisory fees during 2009 were primarily generated by advisory arrangements with the portfolio companies investments in our private equity funds, including Caesars Entertainment, Realogy, Berry Plastics Group, Momentive Performance Materials, Claire’s Stores and CEVA Logistics. In addition, broken deal costs associated with these advisory and transaction fees decreased by $3.8 million. During the year ended December 31, 2008, gross and net transaction fees for the private equity segment were $241.9 million and $95.8 million, respectively. Transaction fees during 2008 primarily related to six portfolio investment transactions, including Caesars Entertainment, LeverageSource and Norwegian Cruise Lines, which together generated $206.3 million of the private equity segment’s gross transaction fees and $81.4 million of net transaction fees.

Management fees from affiliates increased by $16.0 million for the year ended December 31, 2009 as compared to the year ended December 31, 2008. This change was primarily attributable to increased management fees earned from Fund VI totaling $21.6 million as a result of increased invested capital of this fund during the period, partially offset by decreases on our other private equity funds of $5.6 million driven by a decrease in net assets managed during the year ended December 31, 2009 as compared to 2008.

Carried interest income (loss) from affiliates changed by $1,155.5 million for the year ended December 31, 2009 as compared to the year ended December 31, 2008. This change was primarily attributable to modest improvements in the fair value of the underlying portfolio investments held by Fund IV, Fund V, Fund VI and Fund VII during the year ended December 31, 2009 resulting in an increase of $1,469.0 million in net unrealized gains as compared to significant decreases in the fair values during the year ended December 31, 2008, which led to large reversals of unrealized carried interest income. This increase was offset by decreases in net realized gains of $313.5 million primarily resulting from dispositions of portfolio investments by Fund V during 2008, partially offset by 2009 tax distributions related to interest income earned from portfolio investments held by Fund VI and Fund VII, which are not subject to the general partner’s potential obligation to return previously distributed carried interest income.

Expenses

Year Ended December 31, 2010 Compared to Year Ended December 31, 2009

Compensation and benefits increased by $401.9 million for year ended December 31, 2010 as compared to the year ended December 31, 2009. This change was primarily attributable to a $395.6 million increase in profit sharing expense, which was driven by the change in carried interest income earned from our private equity funds due to improved performance of their underlying portfolio investments during the period. In addition, salary, bonus and benefits expense increased by $6.2 million, driven by an increase in headcount and bonus amounts during the year ended December 31, 2010 as compared to the same period during 2009.

Other expenses decreased by $2.1 million for the year ended December 31, 2010 as compared to the year ended December 31, 2009. This change was primarily attributable to lower interest expense incurred of $9.7 million primarily on the AMH credit facility due to the $90.9 million debt repurchase during April and May 2009, the expiration of interest rate swap agreements during May and November 2010 and lower LIBOR and ABR interest rates incurred during the period. Additionally, there were decreases in occupancy of $2.1 million, primarily attributable to cost savings resulting from negotiating new office leases and lower maintenance fees incurred on existing leased space during the period, a $1.5 million decrease in placement fees and a $1.4 million decrease in depreciation and amortization expense from the prior year. These decreases were partially offset by increased professional fees of $8.0 million driven by higher external accounting, tax, audit, legal and consulting fees incurred during the period. In addition, general, administrative and other expenses increased by $4.6 million primarily attributable to increases in expenses incurred such as travel, information technology, recruiting and other general expenses.

Year Ended December 31, 2009 Compared to Year Ended December 31, 2008

Compensation and benefits increased by $615.6 million for the year ended December 31, 2009 as compared to the year ended December 31, 2008. This change was primarily attributable to a $606.7 million increase in profit sharing expense, which was driven by the change in carried interest income earned from our private equity funds, along with an increase in salary, bonus and benefits expense of $8.9 million due to an increase in headcount during the year ended December 31, 2009 as compared to 2008.

A litigation settlement expense of $200.0 million was incurred during 2008 in connection with the Hexion/Huntsman litigation settlement, as discussed in note 15 to our consolidated financial statements included elsewhere in this prospectus. Included in other income (loss) are the insurance reimbursements of $37.5 million received in 2009 related to the Hexion/Huntsman litigation settlement.

Other expenses decreased by $67.3 million for the year ended December 31, 2009 as compared to the year ended December 31, 2008. This change was primarily attributable to decreased professional fees of $26.2 million driven by lower external accounting, tax, audit, legal and consulting fees incurred during the period. In addition, placement fees decreased by $25.6 million due to decreased fundraising resulting in lower placement fees incurred for our private equity funds during the period, primarily related to Fund VII. Furthermore, general, administrative and other expenses decreased by $15.0 million primarily attributable to decreases in various expenses such as travel, information technology recruiting and other general expenses incurred as a result of our cost management initiatives across the company during the year ended December 31, 2009 as compared to the same period during 2008.

Other Income (Loss)

Year Ended December 31, 2010 Compared to Year Ended December 31, 2009

Income from equity method investments decreased by $4.0 million for the year ended December 31, 2010 as compared to the year ended December 31, 2009. This change was driven by lower net changes in the fair values of our private equity investments held, primarily relating to Apollo’s ownership interest in Vantium C and a delivery of AAA units, which resulted in a decrease of income from equity method investments of $6.7 million and $6.0 million, respectively, during the year ended December 31, 2010 as compared to the same period during 2009. These decreases were partially offset by an increase of income from equity method investments relating to Fund VII and Vantium A of $6.0 million and $2.8 million, respectively, during the year ended December 31, 2010 as compared to the same period during 2009.

Other income, net increased by $102.9 million for the year ended December 31, 2010 as compared to the year ended December 31, 2009. This change was primarily attributable to an additional $125.0 million of insurance reimbursement received during the year ended December 31, 2010 totaling $162.5 million relating to the $200.0 million litigation settlement incurred during 2008, as compared to $37.5 million received during the year ended December 31, 2009. This increase was partially offset by the gain from repurchase of debt of $20.5 million during the year ended December 31, 2009, which was attributable to the purchase of AMH debt related to the AMH credit facility. As discussed in note 12 to our consolidated financial statements included elsewhere in this prospectus, the debt purchase was accounted for as if the debt was extinguished and the difference between the carrying amount and the reacquisition price resulted in a gain on extinguishment of debt, of which $20.5 million was allocated to the private equity segment. The remaining decrease was primarily attributable to gains (losses) resulting from fluctuations in exchange rates of foreign denominated assets and liabilities of subsidiaries in part due to the Euro weakening against the U.S. dollar during the year ended December 31, 2010 as compared to the same period during 2009.

Year Ended December 31, 2009 Compared to Year Ended December 31, 2008

Income (loss) from equity method investments changed by $121.7 million for the year ended December 31, 2009 as compared to the year ended December 31, 2008. This increase was driven by changes in the fair values of our private equity investments held, primarily relating to Apollo Global Management, LLC’s ownership interest in AAA units and Fund VII by $61.6 million and $46.3 million, respectively, during the year ended December 31, 2009 as compared to the same period during 2008.

Other income, net increased by $54.2 million for the year ended December 31, 2009 as compared to the year ended December 31, 2008. This change was primarily attributable to a $37.5 million insurance reimbursement received during 2009 relating to the $200.0 million litigation settlement incurred during 2008. In addition, gain from repurchase of debt was $20.5 million during the year ended December 31, 2009, which was attributable to the purchase of debt related to the AMH credit facility. As discussed in note 12 to our consolidated financial statements included elsewhere in this prospectus, the debt purchase resulted in the recognition of a gain as the purchase price was below the carrying value of the debt. These increases were partially offset by decreased interest income of $11.4 million primarily attributable to lower average cash balances combined with lower base rates, LIBOR and the Federal Funds Rate, resulting in less interest earned during the period. The remaining change was primarily attributable to gains (losses) resulting from fluctuations in exchange rates of foreign denominated assets and liabilities of subsidiaries during the year ended December 31, 2009 as compared to the same period during 2008.

Capital Markets

Year Ended December 31, 2010, 2009 and 2008

The following tables set forth segment statement of operations information and ENI, for our capital markets segment for the years ended December 31, 2010, 2009 and 2008, respectively. ENI represents segment income (loss), excluding the impact of non-cash charges related to equity-based compensation, income taxes and Non-Controlling Interests. In addition, segment data excludes the assets, liabilities and operating results of the Apollo funds and consolidated VIEs that are included in the consolidated financial statements. ENI is not a U.S. GAAP measure.

	Year Ended December 31, 2010			Year Ended December 31, 2009			Year Ended December 31, 2008
	Management	Incentive	Total	Management	Incentive	Total	Management(1)	Incentive(1)	Total
	(in thousands)
Capital Markets:
Revenues:
Advisory and transaction fees from affiliates	$19,338	$—	$19,338	$7,433	$—	$7,433	$24,368	$—	$24,368
Management fees from affiliates	160,318	—	160,318	144,578	—	144,578	139,779	—	139,779
Carried interest income (loss) from affiliates:
Unrealized gains (losses)	—	103,918	103,918	—	120,126	120,126	—	(5,240)	(5,240)
Realized gains	47,385	126,604	173,989	50,404	22,995	73,399	49,829	3,857	53,686

Total Revenues	227,041	230,522	457,563	202,415	143,121	345,536	213,976	(1,383)	212,593

Expenses:
Compensation and benefits:
Salary, bonus and benefits(2)	93,884	—	93,884	88,686	—	88,686	77,530	—	77,530
Profit sharing expense	—	35,556	35,556	—	37,887	37,887	—	—	—
Incentive fee compensation	—	20,142	20,142	—	5,613	5,613	—	—	—

Total compensation and benefits(3)	93,884	55,698	149,582	88,686	43,500	132,186	77,530	—	77,530
Other expenses(4)	83,568	—	83,568	86,048	—	86,048	122,217	—	122,217

Total Expenses	177,452	55,698	233,150	174,734	43,500	218,234	199,747	—	199,747

Other Income (Loss):
Income (loss) from equity method investments	—	30,678	30,678	—	46,384	46,384	—	(34,718)	(34,718)
Other income (loss), net(5)	10,928	—	10,928	19,309	38,478	57,787	9,678	(38,444)	(28,766)

Total Other Income (Loss)	10,928	30,678	41,606	19,309	84,862	104,171	9,678	(73,162)	(63,484)

Economic Net Income (Loss)	$60,517	$205,502	$266,019	$46,990	$184,483	$231,473	$23,907	$(74,545)	$(50,638)

(1)	Carried interest income earned from AIC of $49.8 million and related incentive fee compensation expense of $9.0 million during 2008 have been reclassified to the management business from the incentive business to conform with the 2010 and 2009 presentation.
(2)	Included in salary, bonus and benefits is compensation related to AIC of $7.9 million, $8.0 million and $9.0 million in 2010, 2009 and 2008, respectively.
(3)	Excludes non-cash charges related to equity-based compensation.
(4)	Excludes expenses related to consolidated funds.
(5)	Excludes investment income and net gains (losses) from investment activities related to consolidated funds and consolidated VIEs.

	Year Ended December 31,				Year Ended December 31,
	2010	2009	Amount Change	Percentage Change	2009	2008	Amount Change	Percentage Change
	(in thousands)				(in thousands)
Capital Markets:
Revenues:
Advisory and transaction fees from affiliates	$19,338	$7,433	$11,905	160.2%	$7,433	$24,368	$(16,935)	(69.5)%
Management fees from affiliates	160,318	144,578	15,740	10.9	144,578	139,779	4,799	3.4
Carried interest income (loss) from affiliates:
Unrealized gains (losses)	103,918	120,126	(16,208)	(13.5)	120,126	(5,240)	125,366	NM
Realized gains	173,989	73,399	100,590	137.0	73,399	53,686	19,713	36.7

Total carried interest income from affiliates	277,907	193,525	84,382	43.6	193,525	48,446	145,079	299.5

Total Revenues	457,563	345,536	112,027	32.4	345,536	212,593	132,943	62.5

Expenses:
Compensation and benefits:
Salary, bonus and benefits	93,884	88,686	5,198	5.9	88,686	77,530	11,156	14.4
Profit sharing expense	35,556	37,887	(2,331)	(6.2)	37,887	—	37,887	NM
Incentive fee compensation	20,142	5,613	14,529	258.8	5,613	—	5,613	NM

Total compensation and benefits	149,582	132,186	17,396	13.2	132,186	77,530	54,656	70.5
Other expenses	83,568	86,048	(2,480)	(2.9)	86,048	122,217	(36,169)	(29.6)

Total Expenses	233,150	218,234	14,916	6.8	218,234	199,747	18,487	9.3

Other Income (Loss):
Income (loss) from equity method investments	30,678	46,384	(15,706)	(33.9)	46,384	(34,718)	81,102	NM
Other income (loss), net	10,928	57,787	(46,859)	(81.1)	57,787	(28,766)	86,553	NM

Total Other Income (Loss)	41,606	104,171	(62,565)	(60.1)	104,171	(63,484)	167,655	NM

Economic Net Income (Loss)	$266,019	$231,473	$34,546	14.9%	$231,473	$(50,638)	$282,111	NM

Revenues

Year Ended December 31, 2010 Compared to Year Ended December 31, 2009

Advisory and transaction fees from affiliates increased by $11.9 million for the year ended December 31, 2010 as compared to the year ended December 31, 2009. This increase was primarily attributable to a termination fee earned from KBC Life Settlements of $7.1 million during the year ended December 31, 2010. Gross advisory and transaction fees, including directors’ fees, were $59.8 million and $28.4 million for the year ended December 31, 2010 and 2009, respectively, an increase of $31.4 million or 110.6%. The transaction fees earned during both periods were primarily related to certain portfolio investment transactions of EPF which together generated gross and net fees of $11.0 million and $3.9 million, respectively, during the year ended December 31, 2010 and gross and net fees of $5.6 million and $1.9 million, respectively, during the year ended December 31, 2009. The advisory fees earned during both periods were primarily generated by deal activity related to investments in LeverageSource, which generated gross and net fees of $25.3 million and $3.4 million, respectively, during the year ended December 31, 2010 and gross and net fees of $19.2 million and $4.7 million, respectively, during the year ended December 31, 2009. Advisory and transaction fees, including directors’ fees, are reported net of Management Fee Offsets totaling $40.5 million and $21.0 million for the years ended December 31, 2010 and 2009, respectively, an increase of $19.5 million or 92.9%. Management Fee Offsets increased in 2010 primarily due to COF I Management Fee Offsets increasing to 100% from 80% of advisory fees between 2010 and 2009.

Management fees from affiliates increased by $15.7 million for the year ended December 31, 2010 as compared to the year ended December 31, 2009. This change was primarily attributable to increased net assets managed by certain capital markets funds including SVF, AIC and AIE II, which collectively resulted in increased management fees of $15.9 million during the period along with an increase in fee-generating invested capital in COF II, which resulted in increased management fees earned of $5.8 million during the period. In addition, management fees earned from Athene increased by $6.8 million as it began earning fees during the third quarter of 2009. This increase is offset by a corresponding expense for sub advisory fees, presented in professional fees expense. These increases were partially offset by decrease of management fees from EPF of $10.9 million which were attributable to additional fees earned during 2009 from limited partners that committed to the fund late and as such, owed management fees retroactively from inception. In addition, there was a decrease in net assets managed by AAOF due to redemptions resulting in decreased management fees of $2.0 million during the year ended December 31, 2010 as compared to the same period during 2009.

Carried interest income from affiliates changed by $84.4 million for the year ended December 31, 2010 compared to the year ended December 31, 2009. This change was attributable to an increase in net realized gains of $100.6 million driven by an increase in net asset value, primarily by COF I, SOMA, COF II, AIE II and SVF resulting in an increase of carried interest income of $34.0 million, $25.2 million, $22.7 million, $12.7 million and $11.2 million, respectively, during the period. This increase was partially offset by a decrease in net unrealized gains of $16.2 million due to the reversal of unrealized gains due to dispositions of investments held by certain of our capital markets funds during the period, primarily COF I, COF II, SVF, and VIF, of $25.1 million, $22.2 million, $5.6 million and $4.8 million, respectively. These decreases were partially offset by an increase of net unrealized gains by ACLF, AIE II and SOMA of $25.0 million, $11.7 million and $4.8 million, respectively, during year ended December 31, 2010 as compared to the same period during 2009.

Year Ended December 31, 2009 Compared to Year Ended December 31, 2008

Advisory and transaction fees from affiliates decreased by $16.9 million for the year ended December 31, 2009 as compared to the year ended December 31, 2008. This change was attributable to fewer acquisitions and divestitures during the period. There was one transaction in 2009 compared to two transactions in 2008. Deal activity related to investments in LeverageSource generated gross and net transaction fees of $61.0 million and $17.3 million, respectively, during the year ended December 31, 2008. Gross advisory and transaction fees were $28.4 million and $80.7 million for the years ended December 31, 2009 and 2008, respectively, a decrease of $52.3 million or 64.8%. Advisory and transaction fees are reported net of Management Fee Offsets totaling $21.0 million and $56.3 million for the years ended December 31, 2009 and 2008, respectively, a decrease of $35.3 million or 62.7%.

Management fees from affiliates increased by $4.8 million for the year ended December 31, 2009 as compared to the year ended December 31, 2008. This change was attributable to increases in committed capital to EPF and invested capital by COF I and COF II, as well as increased net assets managed by certain capital markets funds including ACLF and AIE II, which collectively resulted in increased management fees earned of $36.3 million during the year ended December 31, 2009 as compared to 2008. The remaining change was attributable to decreases in net assets managed by certain capital markets funds, specifically SVF, AIC, AAOF and VIF, resulting in decreased management fees earned of $27.7 million during the year ended December 31, 2009 as compared to 2008. In addition, AIE I fees decreased by $3.8 million as a result of a monetization plan put into place during 2009. The investment performance of AIE I was adversely impacted due to market conditions in 2008 and its shareholders subsequently approved the monetization plan to sell its assets over a three-year period. During 2008, the company at its discretion established a $12.6 million management fee waiver to limit the adverse impact that deteriorating market conditions were having on AIE I’s performance. As a result of the monetization plan, we expect AIE I to have adequate cash flow to satisfy its obligations as they come due. Management fees charged to AIE I during 2008 were $5.5 million (net of a $12.6 million fee waiver) as compared to $1.7 million in 2009 (net of a $2.0 million fee waiver). The company continues to charge AIE I management fees at a reduced rate of 1.5% of the net assets of AIE I, whereas prior to the monetization plan the management fees were based on 2.0% of the gross assets.
Carried interest income (loss) from affiliates changed by $145.1 million for the year ended December 31, 2009 as compared to the year ended December 31, 2008. This change was primarily attributable to an increase in net unrealized gains of $125.4 million driven by changes in the fair values of investments held by certain of our capital markets funds, specifically COF I, COF II, SVF and VIF. The remaining change was attributable to an increase in net realized gains of $19.7 million resulting from the disposition of fund investments held by VIF, SVF and SOMA during the year ended December 31, 2009 as compared to the same period during 2008. There was $2.8 million and $10.3 million of incentive fees that were waived during the years ended December 31, 2009 and 2008, respectively, in connection with AIE I’s monetization plan.

Expenses

Year Ended December 31, 2010 Compared to Year Ended December 31, 2009

Compensation and benefits increased by $17.4 million for the year ended December 31, 2010 as compared to the year ended December 31, 2009. This change was primarily attributable to increased incentive fee compensation expense of $14.5 million due to the favorable performance of certain of our capital markets funds during the period along with increased salary bonus and benefits expense of $5.2 million which was driven by an increase in headcount and bonuses during the period. These increases were partially offset by decreased profit sharing expense of $2.3 million driven by the change in carried interest income of COF I and COF II due to a decline in the performance of their underlying portfolio investments during the year ended December 31, 2010 as compared to the same period during 2009.

Other expenses decreased by $2.5 million for the year ended December 31, 2010 as compared to the year ended December 31, 2009. This change was partially attributable to lower interest expense incurred of $7.0 million primarily on the AMH credit facility due to the $90.9 million debt repurchase during April and May 2009, the expiration of interest rate swap agreements during May and November 2010 and lower LIBOR and ABR interest rates during the period, resulting in lower interest expense incurred. In addition, placement fees decreased by $6.6 million primarily attributable to decreased fundraising efforts during 2010. Furthermore, occupancy expense decreased by $5.6 million primarily attributable to cost savings resulting from negotiating new office leases and lower maintenance fees incurred on existing leased space during the period. These decreases were partially offset by increased professional fees of $14.5 million driven by higher external accounting, tax, audit, legal and consulting fees incurred during the year ended December 31, 2010 as compared to the same period during 2009.

Year Ended December 31, 2009 Compared to Year Ended December 31, 2008

Compensation and benefits increased by $54.7 million for the year ended December 31, 2009 as compared to the year ended December 31, 2008. This change was primarily attributable to profit sharing expense of $37.9 million, driven by the change in carried interest income of COF I and COF II during the year ended December 31, 2009 and benefits expenses of $11.2 million, driven by an increase in headcount during the year ended December 31, 2009 as compared to the same period during 2008. In addition, incentive fee compensation increased by $5.6 million due to the favorable performance of certain of our capital markets fund, during the period.

Other expenses decreased by $36.2 million for the year ended December 31, 2009 as compared to the year ended December 31, 2008. This change was primarily attributable to decreased professional fees of $15.2 million due to lower external accounting, tax, audit, legal and consulting fees incurred during the year ended December 31, 2009 as compared to 2008. In addition, placement fees decreased by $13.4 million primarily attributable to decreased fundraising during 2009. During 2008, COF I and COF II were new funds and were actively raising additional committed capital, therefore, placement fees were higher. Lower interest expense of 8.3 million was incurred on the AMH credit facility due to the $90.9 million debt repurchase during April and May 2009 combined with lower variable LIBOR and ABR interest rates during the period. Furthermore, general, administrative and other expenses decreased by $4.5 million, which was primarily attributable to decreases in various expenses such as travel, information technology and other general expenses incurred as a result of our cost management initiatives across the company during the year ended December 31, 2009 as compared to the same period during 2008.

Other Income (Loss)

Year Ended December 31, 2010 Compared to Year Ended December 31, 2009

Income from equity method investments changed by $15.7 million for the year ended December 31, 2010 as compared to the year ended December 31, 2009. This decrease was driven by changes in the fair values of our capital markets investments held, primarily by ACLF, COF II, COF I and AIE II, which collectively resulted in a decrease of income from equity method investments of $20.3 million during the year ended December 31, 2010 as compared to the same period during 2009. These decreases were partially offset by an increase of income from equity method investments relating to Artus and EPF of $2.6 million and $2.2 million, respectively, during the year ended December 31, 2010 as compared to the same period during 2009.

Other income, net decreased by $46.9 million for the year ended December 31, 2010 as compared to the year ended December 31, 2009. This change was primarily attributable to net gains from investment activities of $38.5 million during the year ended December 31, 2009 related to an unrealized loss from Artus, where we, as the general partner, were allocated the negative equity of the fund. During the year ended December 31, 2009, the fair value of Artus increased which resulted in the reversal of the previously recognized obligation. In addition, gain from repurchase of debt was $14.7 million during the year ended December 31, 2009 and was attributable to the purchase of AMH debt related to the AMH credit facility. As discussed in note 12 to our consolidated financial statements included elsewhere in this prospectus, the debt purchase was accounted for as if the debt was extinguished and the difference between the carrying amount and the re-acquisition price resulted in a gain on extinguishment of debt, of which $14.7 million was allocated to the capital markets segment. The remaining change was primarily attributable to lower gains resulting from fluctuations in exchange rates of foreign denominated assets and liabilities of subsidiaries partially driven by the Euro weakening against the U.S. dollar during the year ended December 31, 2010 as compared to the same period during 2009.

Year Ended December 31, 2009 Compared to Year Ended December 31, 2008

Income (loss) from equity method investments changed by $81.1 million for the year ended December 31, 2009 as compared to the year ended December 31, 2008. This increase was primarily driven by changes in the fair values of certain of our capital markets funds, specifically COF I, COF II, ACLF and Artus, totaling $70.6 million during the year ended December 31, 2009 as compared to 2008.

Other income, net increased by $86.6 million for the year ended December 31, 2009 as compared to the year ended December 31, 2008. This change was primarily attributable to unrealized gains (losses) of $76.9 million related to Artus, where we, as the general partner, are allocated the negative equity of the fund. During the year ended December 31, 2009, the fair value of Artus increased which resulted in the reversal of a previously recognized obligation. In addition, the gain from repurchase of debt was $14.7 million during the year ended December 31, 2009, which was attributable to the purchase of debt related to the AMH credit facility. As discussed in note 12 to our consolidated financial statements included elsewhere in this prospectus, the debt purchase resulted in the recognition of a gain as the purchase price was below the carrying value of the debt. These increases were partially offset by decreased interest income of $6.6 million primarily attributable to lower average cash balances combined with lower base rates, LIBOR and the Federal Funds Rate, resulting in less interest earned during the year ended December 31, 2009 as compared to the same period during 2008.

Real Estate

Year ended December 31, 2010, 2009 and 2008

The following tables set forth our segment statement of operations information and our supplemental performance measure, ENI, for our real estate segment for the years ended December 31, 2010, 2009 and 2008, respectively. ENI represents segment income (loss), excluding the impact of non-cash charges related to equity-based compensation, income taxes and Non-Controlling Interests. In addition, segment data excludes the assets, liabilities and operating results of the Apollo funds and consolidated VIEs that are included in the consolidated financial statements. ENI is not a U.S. GAAP measure.

	Year Ended December 31, 2010			Year Ended December 31, 2009			Year Ended December 31, 2008
	Management	Incentive	Total	Management	Incentive	Total	Management	Incentive	Total
	(in thousands)
Real Estate:
Revenues:
Advisory and transaction fees from affiliates	$—	$—	$—	$—	$—	$—	$—	$—	$—
Management fees from affiliates	11,383	—	11,383	1,201	—	1,201	—	—	—
Carried interest income from affiliates	—	—	—	—	—	—	—	—	—

Total Revenues	11,383	—	11,383	1,201	—	1,201	—	—	—

Expenses:
Compensation and benefits:
Salary, bonus and benefits	21,688	—	21,688	10,919	—	10,919	4,679	—	4,679

Total compensation and benefits(1)	21,688	—	21,688	10,919	—	10,919	4,679	—	4,679
Other expenses	20,371	—	20,371	13,621	—	13,621	1,324	—	1,324

Total Expenses	42,059	—	42,059	24,540	—	24,540	6,003	—	6,003

Other Income (Loss):
Loss from equity method investments	—	(391)	(391)	—	(743)	(743)	—	—	—
Other income, net	23,622	—	23,622	1,043	—	1,043	—	—	—

Total Other Income (Loss)	23,622	(391)	23,231	1,043	(743)	300	—	—	—

Economic Net Loss	$(7,054)	$(391)	$(7,445)	$(22,296)	$(743)	$(23,039)	$(6,003)	$—	$(6,003)

(1)	Excludes non-cash charges related to equity-based compensation.

	Year Ended December 31,				Year Ended December 31,
	2010	2009	Amount Change	Percentage Change	2009	2008	Amount Change	Percentage Change
	(in thousands)				(in thousands)
Real Estate:
Revenues:
Advisory and transaction fees from affiliates	$—	$—	$—	NM	$—	$—	$—	NM
Management fees from affiliates	11,383	1,201	10,182	NM	1,201	—	1,201	NM
Carried interest income from affiliates	—	—	—	NM	—	—	—	NM

Total Revenues	11,383	1,201	10,182	NM	1,201	—	1,201	NM

Expenses:
Compensation and benefits:
Salary, bonus and benefits	21,688	10,919	10,769	98.6%	10,919	4,679	6,240	133.4%

Total Compensation and Benefits	21,688	10,919	10,769	98.6	10,919	4,679	6,240	133.4
Other expenses	20,371	13,621	6,750	49.6	13,621	1,324	12,297	NM

Total Expenses	42,059	24,540	17,519	71.4	24,540	6,003	18,537	308.8

Other Income (Loss):
Loss from equity method investments	(391)	(743)	352	(47.4)	(743)	—	(743)	NM
Other income, net	23,622	1,043	22,579	NM	1,043	—	1,043	NM

Total Other Income (Loss)	23,231	300	22,931	NM	300	—	300	NM

Economic Net Loss	$(7,445)	$(23,039)	$15,594	(67.7)%	$(23,039)	$(6,003)	(17,036)	283.8%

Revenues

Year Ended December 31, 2010 Compared to Year Ended December 31, 2009

Management fees increased by $10.2 million for the year ended December 31, 2010 as compared to the year ended December 31, 2009. This change was primarily attributable to $4.3 million of fees earned from CPI during the fourth quarter of 2010. In addition, increased net assets managed by ARI and the AGRE CMBS Account resulted in increased management fees earned of $3.7 million and $2.2 million, respectively, during the year ended December 31, 2010 as compared to the same period during 2009.

Year Ended December 31, 2009 Compared to Year Ended December 31, 2008

Management fees were $1.2 million for the year ended December 31, 2009, and of the total fees, $1.1 million and $0.1 million were related to ARI and the AGRE CMBS Account, respectively.

Expenses

Year Ended December 31, 2010 Compared to Year Ended December 31, 2009

Compensation and benefits increased by $10.8 million during the year ended December 31, 2010 as compared to the year ended December 31, 2009. This change was attributable to an increase in salary, bonus and benefits expense primarily driven by an increase in headcount during the period as a result of the CPI acquisition.

Other expenses increased by $6.8 million during the year ended December 31, 2010 as compared to the year ended December 31, 2009. The majority of these expenses were incurred to establish our investment platform that will target real estate investment opportunities. Professional fees increased by $5.1 million primarily due to higher external accounting, tax, audit, legal and consulting fees incurred during the year ended December 31,

2010 as compared to the same period during 2009. This increase was partially offset by decreased general, administrative and other expenses of $2.7 million which was primarily attributable to approximately $8.0 million of offering costs that were expensed during the year ended December 31, 2009 related to the launch of ARI during the third quarter of 2009.

Year Ended December 31, 2009 Compared to Year Ended December 31, 2008

Compensation and benefits increased by $6.2 million during the year ended December 31, 2009 as compared to the year ended December 31, 2008. This change was attributable to an increase in salary, bonus and benefits expense primarily driven by an increase in headcount during the period.

Other expenses for the real estate segment increased by $12.3 million for the year ended December 31, 2009 as compared to the year ended December 31, 2008. The majority of these expenses were incurred to establish our investment platform that will target real estate investment opportunities.

Other Income (Loss)

Year Ended December 31, 2010 Compared to Year Ended December 31, 2009

Other income, net increased by $22.6 million during the year ended December 31, 2010 as compared to the year ended December 31, 2009. This change was primarily due to a gain of $24.1 million that was recognized on the acquisition of CPI during November 2010.

Year Ended December 31, 2009 Compared to Year Ended December 31, 2008

Other income, net increased by $1.0 million during the year ended December 31, 2009 as compared to the year ended December 31, 2008. This change was primarily due to the gain from repurchase of debt totaling $0.9 million during the year ended December 31, 2009 which was attributable to the purchase of AMH debt related to the AMH credit facility. As discussed in note 12 to our consolidated financial statements included elsewhere in this prospectus, the debt repurchase was accounted for as if the debt was extinguished and the difference between the carrying amount and the reacquisition price resulted in a gain on extinguishment of debt, of which $0.9 million was allocated to the real estate segment.

Summary Combined Segment Results for Management Business and Incentive Business

The following tables combine our reportable segments’ statements of operations information and supplemental performance measure, ENI, for our management and incentive businesses for the years ended December 31, 2010, 2009 and 2008. ENI represents segment income (loss), excluding the impact of non-cash charges related to equity-based compensation, income taxes and Non-Controlling Interests. In addition, segment data excludes the assets, liabilities and operating results of the Apollo funds and consolidated VIEs that are included in the consolidated financial statements. ENI is not a U.S. GAAP measure.

In addition to providing the financial results of our three reportable business segments, we evaluate our reportable segments based on what we refer to as our management and incentive businesses. Our management business is generally characterized by the predictability of its financial metrics, including revenues and expenses. This business includes management fee revenues, advisory and transaction fee revenues, carried interest income from certain of our mezzanine funds and expenses, each of which we believe are more stable in nature.

	Year Ended December 31,
	2010	2009	2008(1)
	(in thousands)
Management Business
Revenues:
Advisory and transaction fees from affiliates	$79,782	$56,075	$145,181
Management fees from affiliates	431,096	406,257	384,247
Carried interest income from affiliates	47,385	50,404	49,829

Total Revenues	558,263	512,736	579,257

Expenses:
Compensation and benefits(2)	249,571	227,356	201,098
Interest expense	35,436	50,252	62,622
Professional fees(3)	60,870	33,220	72,907
Litigation settlement(4)	—	—	200,000
General, administrative and other(5)	63,466	59,437	70,537
Placement fees	4,258	12,364	51,379
Occupancy	23,067	29,625	20,830
Depreciation and amortization	24,249	24,299	22,099

Total Expenses	460,917	436,553	701,472

Other Income (Loss):
Gain from debt repurchase	—	36,193	—
Interest income	1,508	1,450	19,368
Other income (loss), net(6)	195,255	41,410	(4,609)

Total Other Income	196,763	79,053	14,759

Economic Net Income (Loss)	$294,109	$155,236	$(107,456)

(1)	During 2008, carried interest income earned from AIC and the related incentive fee compensation expense of $49.8 million and $9.0 million, respectively, have been reclassified to the management business from the incentive business to conform with the 2010 and 2009 presentation.
(2)	Excludes non-cash charges related to equity-based compensation.
(3)	Excludes professional fees related to the consolidated funds. Includes $9.0 million, $14.7 million and $26.8 million that was incurred to register Class A shares during the years ended December 31, 2010, 2009, and 2008, respectively.
(4)	Includes $200.0 million of litigation settlement expense related to the Hexion/Huntsman litigation settlement.
(5)	Excludes general and administrative expenses related to the consolidated funds. Includes $8.0 million of offering costs related to the launch of ARI during the third quarter of 2009 in general, administrative and other expenses, which were contractually incurred by the company for the benefit of ARI.
(6)	Other income (loss), net includes $162.5 million and $37.5 million of gross insurance proceeds related to the Hexion/Huntsman litigation settlement for the years ended December 31, 2010 and 2009, respectively.

The financial performance of our incentive business, which is dependent upon quarterly mark-to-market unrealized valuations in accordance with U.S. GAAP guidance applicable to fair value measurements, includes carried interest income, income from equity method investments, profit sharing expenses and incentive fee compensation that are associated with our general partner interests in the Apollo funds, which are generally less predictable and more volatile in nature.

	Year Ended December 31,
	2010	2009	2008(1)
	(in thousands)
Incentive Business
Revenues:
Carried interest income (loss) from affiliates:
Unrealized gains (losses)	$1,355,444	$383,016	$(1,211,300)
Realized gains	196,191	70,976	365,338

Total Revenues	1,551,635	453,992	(845,962)

Expenses:
Compensation and benefits:
Profit sharing expense:
Unrealized profit sharing expense	504,537	143,475	(647,008)
Realized profit sharing expense	50,688	18,460	164,326

Total profit sharing expense	555,225	161,935	(482,682)
Incentive fee compensation	20,142	5,613	—

Total Compensation and Benefits	575,367	167,548	(482,682)

Other Income (Loss):
Net gains (losses) from investment activities(2)	—	39,062	(38,444)
Income (loss) from equity method investments	80,919	100,280	(101,770)

Total Other Income (Loss)	80,919	139,342	(140,214)

Economic Net Income (Loss)	$1,057,187	$425,786	$(503,494)

(1)	During 2008, carried interest income earned from AIC and the related incentive fee compensation expense of $49.8 million and $9.0 million, respectively, have been reclassified to the management business from the incentive business to conform with the 2010 and 2009 presentation.
(2)	Excludes investment income and net gains (losses) from investment activities related to consolidated funds and the consolidated VIEs.

Summary

Below is the summary of our total reportable segments including management and incentive businesses and a reconciliation of ENI to Net Income (Loss) attributable to Apollo Global Management, LLC reported in our consolidated statements of operations:

	Year Ended December 31,
	2010	2009	2008
	(in thousands)
Revenues	$2,109,898	$966,728	$(266,705)
Expenses	1,036,284	604,101	218,790
Other income (loss)	277,682	218,395	(125,455)

Economic Net Income (Loss)	1,351,296	581,022	(610,950)
Non-cash charges related to equity-based compensation	(1,118,412)	(1,100,106)	(1,125,184)
Income tax (provision) benefit	(91,737)	(28,714)	36,995
Net income attributable to Non-Controlling Interests in consolidated entities(1)	(16,258)	(7,818)	(14,918)
Net (income) loss attributable to Non-Controlling Interests in Apollo Operating Group	(27,892)	400,440	801,799
Net loss of Metals Trading Fund	(2,380)	—	—

Net Income (Loss) Attributable to Apollo Global Management, LLC	$94,617	$(155,176)	$(912,258)

(1)	Excludes Non-Controlling Interests attributable to AAA and consolidated VIEs as such amounts are not included within Net Income (Loss) attributable to Apollo Global Management, LLC. Economic Net Income (Loss) is presented on a segment basis and excludes our consolidated funds and consolidated VIEs.

Liquidity and Capital Resources

Historical

Although we have managed our historical liquidity needs by looking at deconsolidated cash flows, our historical consolidated statement of cash flows reflects the cash flows of Apollo, as well as those of our consolidated Apollo funds.

The primary cash flow activities of Apollo are:

•	Generating cash flow from operations;

•	Making investments in Apollo funds;

•	Meeting financing needs through credit agreements; and

•	Distributing cash flow to equity holders and Non-Controlling Interests.

Primary cash flow activities of the consolidated Apollo funds are:

•	Raising capital from their investors, which have been reflected historically as Non-Controlling Interests of the consolidated subsidiaries in our financial statements;

•	Using capital to make investments;

•	Generating cash flow from operations through dividends, interest and the realization of investments; and

•	Distributing cash flow to investors.

While primarily met by cash flows generated through fee income and carried interest income received, working capital needs have also been met (to a limited extent) through borrowings as follows:

	December 31, 2010			December 31, 2009
	Outstanding Balance	Annualized Weighted Average Interest Rate		Outstanding Balance	Annualized Weighted Average Interest Rate
	(in thousands)			(in thousands)
AMH credit facility	$728,273	3.78	%(1)	$909,091	5.15	%(1)
CIT secured loan agreement	23,252	3.50		24,743	3.64

Total Debt	$751,525	3.77%		$933,834	5.11%

(1)	Includes the effect of interest rate swaps.

We determine whether to make capital commitments to our private equity funds in excess of our minimum required amounts based on a variety of factors, including estimates regarding our liquidity resources over the estimated time period during which commitments will have to be funded, estimates regarding the amounts of capital that may be appropriate for other funds that we are in the process of raising or are considering raising, and our general working capital requirements.

We have made one or more distributions to our managing partners and contributing partners, representing all of the undistributed earnings generated by the businesses contributed to the Apollo Operating Group prior to the Private Offering Transactions. For this purpose, income attributable to carried interest on private equity funds related to either carry-generating transactions that closed prior to the Private Offering Transactions or carry-generating transactions to which a definitive agreement was executed, but that did not close, prior to the Private Offering Transactions are treated as having been earned prior to the Private Offering Transactions.

On April 21, 2009 and May 1, 2009, the company purchased a combined total of $90.9 million face value of AMH debt related to the credit agreement for a cost of approximately $54.7 million resulting in a net gain of $36.2 million. On December 20, 2010, the company repurchased approximately $180.8 million of AMH debt in connection with the extension of the maturity date of such loans and had a remaining outstanding balance of $728.3 million. The company determined that debt modification resulted in debt extinguishment, which did not result in any gain or loss recognized in the consolidated financial statements.

Cash Flows

Significant amounts from our consolidated statements of cash flow for the years ended December 31, 2010, 2009 and 2008 are summarized and discussed within the table and corresponding commentary below.

Year Ended December 31, 2010 Compared to the Years Ended December 31, 2009 and 2008

	Year Ended December 31,
	2010	2009	2008
	(in thousands)
Operating Activities	$(218,051)	$107,993	$153,071
Investing Activities	(9,667)	(16,870)	(186,458)
Financing Activities	243,761	(106,264)	(348,299)

Net Increase (Decrease) in Cash and Cash Equivalents	$16,043	$(15,141)	$(381,686)

Operating Activities

Net cash used in operating activities was $218.1 million during the year ended December 31, 2010. During this period, there was $543.2 million in net income, to which $87.6 million of cash held by the consolidated VIEs, $1,240.8 million in net purchases of investments primarily by the consolidated VIEs and $416.6 million of net unrealized gains from investment activities of consolidated funds and consolidated VIEs were each added to reconcile net income to net cash used in operating activities. Additional adjustments to reconcile cash used in operating activities during the year ended December 31, 2010 included a $1,383.2 million increase in our carried interest receivables. The increase in our carried interest receivable balance during the year ended December 31, 2010 was driven by a $1,585.9 million increase in the fair value of the funds for which we act as general partner, offset by fund cash distributions of $204.4 million. These adjustments were offset by $1,118.4 million of equity-based compensation, a non-cash expense, as well as $503.6 million increase in our profit sharing payable, which was also primarily driven by increases in the fair value of the funds for which we act as general partner. Additional offsets include $627.3 million of sales of investments held by the consolidated VIEs, and a $107.9 million increase in other liabilities of the consolidated VIEs, which is primarily due to the refinancing of a portfolio investment.

Net cash provided by operating activities was $108.0 million during the year ended December 31, 2009. During this period there was a $95.4 million net loss, to which $1.1 billion of equity-based compensation, a non-cash expense, was added to reconcile net loss to net cash provided by operating activities. Additional adjustments to reconcile cash provided by operating activities during the year ended December 31, 2009 included $471.9 million of unrealized gains on investments held by AAA, a $406.8 million increase in our carried interest receivable and $83.1 million of income from equity method investments. The increase in our carried interest receivable balance during the year ended December 31, 2009 was driven by a $504.4 million increase in the fair value of the funds for which we act as general partner, offset by fund cash distributions of $97.6 million. There was also a $45.3 million change in deferred revenue and $40.0 million change in net purchases of investments. These unfavorable cash adjustments were offset by a $144.5 million increase in our profit sharing payable, which was also primarily driven by increases in the fair value of the funds for which we act as general partner.

Net cash provided by operating activities was $153.1 million during the year ended December 31, 2008. During this period there was a $2.9 billion net loss, to which $1.1 billion of equity-based compensation, a non-cash expense, was added to reconcile net loss to net cash provided by operating activities. Additional adjustments to reconcile cash provided by operating activities during the year ended December 31, 2008 included $1.2 billion of unrealized losses on investments held by AAA, a $1.2 billion decrease in our carried interest receivable and a $211.0 million increase in deferred revenue that was primarily driven by new deal activity related to LeverageSource. The significant decrease in our carried interest receivable balance during the year ended December 31, 2008 was driven by a $783.1 million decrease in the fair value of the funds for which we act as general partner and fund cash distributions of $456.0 million. These favorable cash adjustments were offset by a $566.8 million reduction in our profit sharing payable, which was also primarily driven by decreases in the fair value of the funds for which we act as general partner, and a $207.9 million decrease in due to affiliates that was primarily the result of a reduction in amounts due to managing partners in connection with the Reorganization.

The operating cash flow amounts from the Apollo funds and consolidated VIEs represent the significant variances between net income (loss) and cash flow from operations and were classified as operating activities pursuant to the American Institute of Certified Public Accountants, or “AICPA,” Audit and Accounting Guide, Investment Companies, or “Investment Company Guide.” The increasing capital needs reflect the growth of our business while the fund-related requirements vary based upon the specific investment activities being conducted at a point in time. These movements do not adversely affect our liquidity or earnings trends because we currently have sufficient cash reserves compared to planned expenditures.

Investing Activities

Net cash used in investing activities was $9.7 million for the year ended December 31, 2010, which was primarily comprised of $63.5 million of cash contributions to equity method investments and $5.6 million of fixed asset purchases, offset by $21.6 million in cash received from business acquisition and disposition and $38.9 million of cash distributions from equity method investments. Cash contributions to equity method investments were primarily related to Fund VII, COF I, COF II, Palmetto and EPF. Cash distributions from equity method investments were primarily related to Fund VII, ACLF, COF I, COF II and Vantium C.

Net cash used in investing activities was $16.9 million for the year ended December 31, 2009, which was primarily comprised of $40.2 million of cash contributions to equity method investments and $15.8 million of fixed asset purchases, offset by $40.1 million of cash distributions from equity method investments. Cash contributions to equity method investments were primarily related to Fund VII, ARI, COF II and EPF. Cash distributions from equity method investments were primarily related to COF I, Fund VII, EPF and ACLF.

Net cash used in investing activities was $186.5 million for the year ended December 31, 2008, which was primarily comprised of $165.0 million of cash contributions to equity method investments and $57.3 million of fixed asset purchases, offset by $34.1 million of cash distributions from equity method investments. Cash contributions to equity method investments were primarily related to Fund VII, COF I, COF II, ACLF, EPF and Vantium. Cash distributions from equity method investments were primarily related to Apollo Value Investment Offshore Fund, Ltd., Fund VII, COF II and EPF. Fixed asset purchases were primarily comprised of leasehold improvements, furniture and equipment that were needed for the expansion of our investment platform.

Financing Activities

Net cash provided by financing activities was $243.8 million for the year ended December 31, 2010, which was primarily comprised of $1,050.4 million related to the issuance of debt by consolidated VIEs. This amount was offset by $331.1 million in repayment of term loans by consolidated VIEs, $146.7 million in distributions by consolidated VIEs, $182.3 million in repayments and repurchases of debt primarily with respect to the AMH credit facility and $48.8 million in purchases of AAA units. In addition, there were $13.6 million of distributions to Non-Controlling Interests in the consolidated entities and $21.3 million and $50.4 million of dividends paid to Class A shareholders and Non-Controlling Interests in the Apollo Operating Group, respectively.

Net cash used in financing activities was $106.3 million for the year ended December 31, 2009, which was primarily comprised of $55.8 million in repurchases of debt related to the AMH credit facility and principal repayments on debt, $18.0 million of distributions to Non-Controlling Interests in the Apollo Operating Group, $12.4 million of distributions to Non-Controlling Interests in consolidated entities and $4.9 million and $12.0 million of dividends paid to Class A shareholders and Non-Controlling Interests in the Apollo Operating Group, respectively.

Net cash used in financing activities was $348.3 million for the year ended December 31, 2008, which was primarily comprised of $134.4 million of dividends paid to Non-Controlling Interests in the Apollo Operating Group, $58.6 million of principal repayments on debt that was primarily related to the AAA Holdings credit facility, $62.2 million in distributions to Non-Controlling Interests in consolidated entities and $54.9 million of dividends paid to Class A shareholders. These decreases in cash were offset by a $26.9 million increase in proceeds from a credit agreement in connection with the CIT Secured Loan Agreement.

Dividends/Distributions

The declaration, payment and determination of the amount of quarterly dividends are at the sole discretion of the company.

On November 1, 2010, the company declared a cash dividend of $0.07 per Class A share, which was paid on November 23, 2010 to Class A shareholders of record on November 12, 2010. Of the $23.7 million aggregate distribution from the Apollo Operating Group, $6.9 million was received by the company, and the remaining $16.8 million was paid to the company’s Non-Controlling Interest holders in the Apollo Operating Group. Additionally, the company also accrued $1.3 million for distribution equivalents on certain RSUs.

On August 2, 2010, the company declared a cash dividend of $0.07 per Class A share, which was paid on August 25, 2010. Of the $23.7 million aggregate distribution from the Apollo Operating Group, $6.9 million was received by the company, and the remaining $16.8 million was paid to the company’s Non-Controlling Interest holders in the Apollo Operating Group. Additionally, the company also accrued $1.4 million for distribution equivalents on certain RSUs.

On May 27, 2010, the company declared a cash dividend of $0.07 per Class A share, which was paid on June 15, 2010. Of the $23.5 million aggregate distribution from the Apollo Operating Group, $6.7 million was received by the company, and the remaining $16.8 million was paid to the company’s Non-Controlling Interest holders in the Apollo Operating Group. Additionally, the company also accrued $1.0 million for distribution equivalents on certain RSUs.

On April 19, 2010, the company made a cash payment of $15.0 million to the managing partners and contributing partners relating to the tax receivable agreement resulting from a realized tax benefit for the 2009 tax year.

On September 9, 2009, the Apollo Operating Group made a total distribution of $27.0 million to APO Corp. and Holdings, in accordance with their pro rata interests, to satisfy the liability under the tax receivable agreement for a portion of the tax savings APO Corp. realized as result of the acquisition of Apollo Operating Group units from the managing partners and the contributing partners. As such, $17.9 million was distributed to the managing partners and contributing partners through their ownership of Holdings and the remaining $9.1 million was paid to APO Corp. for it to pay its liability under the tax receivable agreement.

On January 8, 2009, the company declared a cash dividend of $0.05 per Class A share, which was paid on January 15, 2009. Of the $16.9 million aggregate distribution from the Apollo Operating Group, the company received $4.9 million, and the remaining $12.0 million was paid to Holdings related to the tax year ended December 31, 2008. Additionally, the company also accrued $0.3 million for distribution equivalents on certain RSUs, which were paid in January 2010.

During December 2008, the Apollo Operating Group made a total distribution of $18.1 million to APO Corp. and Holdings, in accordance with their pro rata interests, to satisfy the liability under the tax receivable agreement for a portion of the tax savings APO Corp. realized as a result of the acquisition of Apollo Operating Group units from the managing partners and the contributing partners. See “Certain Relationships and Related Party Transactions—Tax Receivable Agreement” for a discussion of the required payment. We distributed $14.4 million to the managing partners and contributing partners through their ownership of Holdings, with the remaining $3.7 million being paid to APO Corp. to pay its liability under the tax receivable agreement.

The company accrued $0.4 million in distribution equivalents during the third quarter of 2008, which related to unvested RSUs granted to employees that are subject to accelerated vesting conditions in respect of distributions in accordance with the Apollo Global Management, LLC 2007 Omnibus Equity Incentive Plan. These amounts were paid in January 2009.

On July 15, 2008, the company declared a cash distribution amounting to $0.23 per Class A share, which included a second quarter 2008 quarterly distribution of $0.16 per Class A share plus a special distribution of $0.07 per Class A share that primarily related to realizations from (i) portfolio companies, (ii) dividend income from a portfolio company and (iii) interest income related to debt investments. This $77.6 million aggregate distribution was paid to the owners of the Apollo Operating Group. Of this amount, $22.4 million was received by Apollo Global Management, LLC and distributed on July 25, 2008, to its Class A shareholders of record on July 18, 2008, and the remaining $55.2 million was paid to Holdings.

On April 4, 2008, the company declared a cash distribution amounting to $0.33 per Class A share, which included a first quarter 2008 quarterly distribution of $0.16 per Class A share plus a special distribution of $0.17 per Class A share that primarily related to the realization of a fund portfolio company in February 2008. The $111.3 million aggregate distribution was paid to the owners of the Apollo Operating Group. Of this amount, $32.2 million was received by Apollo Global Management, LLC and distributed to its Class A shareholders of record on April 18, 2008, and the remaining $79.1 million was paid to Holdings.

Future Cash Flows

We have contributed the net proceeds of the Private Offering Transactions to the Apollo Operating Group, which is using the net proceeds:

•	to provide capital to facilitate the growth of our existing private equity and capital markets businesses, including through funding a portion of our general partner capital commitments to our funds;

•

to provide capital to facilitate our expansion into new businesses that are complementary to our existing businesses and that can benefit from being affiliated with us, including possibly through selected strategic acquisitions; and

•	for other general corporate purposes.

We expect the proceeds from the IPO, the cash on hand, capital calls from limited partners and our cash flows from operating activities will satisfy our liquidity needs with respect to current commitments relating to investments and with respect to our debt obligations over the next twelve months. We expect to meet our long- term liquidity requirements, including the repayment of our debt obligations and any new commitments, through the generation and growth of operating income and by raising capital, if necessary.

Our ability to execute our business strategy, particularly our ability to increase our AUM, depends on our ability to establish new funds and to raise additional investor capital within such funds. Our liquidity will depend on a number of factors, such as our ability to project our financial performance, which is highly dependent on our funds and our ability to manage our projected costs, fund performance, having access to credit facilities, being in compliance with existing credit agreements, as well as industry and market trends. Also during economic downturns the funds we manage might experience cash flow issues or liquidate entirely. In these situations we might be asked to reduce or eliminate the management fee and incentive fees we charge. As was the situation with AIE I, this could adversely impact our cash flow in the future.

For example, the investment performance of AlE I was adversely impacted due to market conditions in 2008 and early 2009, and on July 10, 2009, its shareholders subsequently approved a monetization plan. The primary objective of the monetization plan is to maximize shareholder recovery value by (i) opportunistically selling AlE I’s assets over a three-year period from July 2009 to July 2012 (subject to a one-year extension with the consent of a majority of AIE I’s shareholders) and (ii) reducing the overall costs of the fund. The company waived management fees of $12.6 million for the year ended December 31, 2008 and an additional $2.0 million for the year ended December 31, 2009 to limit the adverse impact that deteriorating market conditions were having on AIE I’s performance. As a result of the monetization plan, we expect AIE I to have adequate cash flow to satisfy its obligations as they come due, Therefore, we do not anticipate any additional fee waivers for AIE I in the future. The company continues to charge AIE I management fees at a reduced rate of 1.5% of the net assets of AIE I. Prior to the monetization plan, the management fees were based on 2.0% of the gross assets of AIE I. The company has no future plans to waive additional management fees charged to AIE I or to lower the current management fee arrangement.

In addition, we recently announced a new strategic relationship agreement with CalPERS, whereby we agreed to reduce management fees and other fees charged to CalPERS on funds we manage, or in the future will manage, solely for CalPERS by $125 million over a five-year period or as close a period as required to provide CalPERS with that benefit.

An increase in the fair value of our funds’ investments, by contrast, could favorably impact our liquidity through higher management fees where the management fees are calculated based on the net asset value, gross assets and adjusted assets. Additionally, higher carried interest income would generally result when investments appreciate over their cost basis.

The company granted approximately 12.9 million RSUs to its employees during 2010. The estimated fair value per share on the grant date was $9.34 with a total fair value of the grant of $120.2 million. This will impact the company’s compensation expense as these grants are amortized over their vesting term of three to six years. The company has incurred and expects to incur annual compensation expenses on all grants, net of forfeitures, of approximately $85.3 million, $75.5 million, $42.8 million, $14.1 million, $5.7 million and $4.1 million during the years ended December 31, 2011, 2012, 2013, 2014, 2015 and 2016, respectively. These grants will not have an impact on the company’s cash flow.

Although Apollo Global Management, LLC expects to pay dividends according to our dividend policy, we may not pay dividends according to our policy, or at all, if, among other things, we do not have the cash necessary to pay the intended dividends. To the extent we do not have cash on hand sufficient to pay dividends, we may have to borrow funds to pay dividends, or we may determine not to pay dividends. The declaration, payment and determination of the amount of our quarterly dividend is at the sole discretion of our manager.

Carried interest income from our funds can be distributed to us on a current basis, but is subject to repayment by the subsidiary of the Apollo Operating Group that acts as general partner of the fund in the event that certain specified return thresholds are not ultimately achieved. The managing partners, contributing partners and certain other investment professionals have personally guaranteed, to the extent of their ownership interest, subject to certain limitations, the obligations of these subsidiaries in respect of this general partner obligation. Such guarantees are several and not joint and are limited to a particular managing partner’s or contributing partner’s distributions. The shareholders agreement dated July 13, 2007, includes clauses that indemnify each of our managing partners and certain contributing partners against all amounts that they pay pursuant to any of these personal guarantees in favor of Fund IV, Fund V and Fund VI (including costs and expenses related to investigating the basis for or objecting to any claims made in respect of the guarantees) for all interests that our managing partners and contributing partners have contributed or sold to the Apollo Operating Group.

Accordingly, in the event that our managing partners, contributing partners and certain investment professionals are required to pay amounts in connection with a general partner obligation for the return of previously made carried interest distributions with respect to Fund IV, Fund V and Fund VI, we will be obligated to reimburse our managing partners and certain contributing partners for the indemnifiable percentage of amounts that they are required to pay even though we did not receive the distribution to which that general partner obligation related. As of December 31, 2010, the company has not recorded an obligation for any previously made distributions.

On December 3, 2010, Apollo entered into a subscription agreement under which HFA will issue $75 million of MCNs to Apollo and a co-investor. Additionally, Apollo will distribute the investment products and services of Lighthouse, HFA’s U.S.-based subsidiary, through the Alliance. Lighthouse is a fund of hedge funds and managed account investment adviser for institutional and private investors. The Alliance and the issuance of the MCNs are subject to a number of conditions, including HFA shareholder approval and receipt of governmental and regulatory approvals.

On January 4, 2011, the company declared a cash dividend of $0.17 per Class A share, which was paid on January 14, 2011. Of the $57.4 million aggregate distribution from the Apollo Operating Group, $16.6 million was received by the company, and the remaining $40.8 million was paid to the company’s Non-Controlling Interest holders in the Apollo Operating Group. Additionally, the company also accrued $3.3 million for distribution equivalents on certain RSUs.

Distributions to Managing Partners and Contributing Partners

The three managing partners who became employees of Apollo Global Management, LLC on July 13, 2007, are each entitled to a $100,000 base salary. Additionally, our managing partners can receive other forms of compensation. Refer to “Management” for additional information. Any additional consideration will be paid to them in their proportional ownership interest in Holdings. Please refer to the structure chart for participation of profits in the Apollo Operating Group by Holdings. Additionally, 85% of any tax savings APO Corp. recognizes as a result of the tax receivable agreement will be paid to any exchanging or selling managing partners.

It should be noted that subsequent to the Reorganization, the contributing partners retained ownership interests at the entity level below the Apollo Operating Group; therefore any distributions prior to flowing up to the Apollo Operating Group are shared pro rata with the contributing partners who have a direct interest in the entity (management or advisory entity). These distributions are considered compensation expense post-Reorganization.

The contributing partners are entitled to receive the following:

•

Profit sharing—private equity carried interest income, from direct ownership of advisory entities. Any changes in fair value of the underlying fund investments would result in changes to Apollo Global Management, LLC’s profit sharing payable.

•

Net management fee income—distributable cash determined by the general partner of each management company, from direct ownership of the management company entity. The contributing partners will continue to receive net management fee income payments based on the interests they retained in management companies directly. Such payments are treated as compensation expense post-Reorganization as described above.

•

Any additional consideration will be paid to them in their proportional ownership interest in Holdings. Please refer to the structure chart for participation of profits in and distributions from the Apollo Operating Group by Holdings.

•	No base compensation is paid to the contributing partners from the company, but they are entitled to a monthly draw.

•	Additionally, 85% of any tax savings APO Corp. recognizes as a result of the tax receivable agreement will be paid to any exchanging or selling contributing partner.

Commitments

Our management companies and general partners have committed that we, or our affiliates, will invest into the funds a certain percentage of their capital. While a small percentage of these amounts are funded by us, the majority of these amounts have historically been funded by our affiliates, including certain of our employees and certain Apollo funds. The table below presents the commitment and remaining commitment amounts of Apollo and its affiliates, the percentage of total fund commitments of Apollo and its affiliates, the commitment and remaining commitment amounts of Apollo only (excluding affiliates), and the percentage of total fund commitments of Apollo only (excluding affiliates) for each private equity fund and each capital markets fund as of December 31, 2010 as follows ($ in millions):

Fund	Apollo and Affiliates Commitments		% of Total Fund Commitments		Apollo Only (Excluding Affiliates) Commitments		Apollo Only (Excluding Affiliates) % of Total Fund Commitments		Apollo and Affiliates Remaining Commitments		Apollo Only (Excluding Affiliates) Remaining Commitments
Fund VII	$467.2	(1)	3.18%		$188.2		1.28%		$270.9	(1)	$112.2
Fund VI	246.3		2.43		6.1		0.06		31.5		0.7
Fund V	100.0		2.67		0.5		0.01		6.5		—	(2)
Fund IV	100.0		2.78		0.2		0.01		0.5		—	(2)
Fund III	100.6		6.71		—		—		15.5		—
EPF(7)	389.7	(3)	22.48		23.6		1.36		156.1	(4)	10.4
SOMA(8)	—		—		—		—		—		—
ACLF Co-Invest	—	(5)	—	(5)	—	(5)	—	(5)	—	(5)	—	(5)
COF I	477.6	(6)	32.16		29.7		2.00		242.6	(6)	4.2
COF II	70.5		4.45		23.4		1.48		1.9		0.6
ACLF	23.9		2.43		23.9		2.43		8.2		8.2
Palmetto	9.0		1.19		9.0		1.19		3.8		3.8
AIE II(7)	8.7		3.15		5.4		1.95		0.8		0.5

Total	$1,993.5				$310.0				$738.3		$140.6

(1)	As of December 31, 2010, Palmetto had commitments and remaining commitment amounts in Fund VII of $110.0 million and $64.1 million, respectively.
(2)	As of December 31, 2010, Apollo had an immaterial amount of remaining commitments in Fund IV and Fund V. Accordingly, presentation of such remaining commitments was not deemed meaningful for inclusion in the table above.
(3)	Of the total commitment amount in EPF, AAA, SOMA and Palmetto have approximately $103.5 million, $100.4 million and $141.8 million, respectively.
(4)	Of the total remaining commitment amount in EPF, AAA, SOMA and Palmetto have approximately $41.2 million, $39.7 million and $55.7 million, respectively.
(5)	As of December 31, 2010, the general partner of ACLF Co-Invest had committed an immaterial amount to ACLF Co-Invest. Accordingly, presentation of such commitment was not deemed meaningful for inclusion in the table above.
(6)	As of December 31, 2010, SOMA had commitments and remaining commitment amounts in COF I of $250.0 million and $202.0 million, respectively.
(7)	Apollo’s commitment in these funds is denominated in Euros and translated into U.S. dollars at an exchange rate of €1.00 to $1.34 as of December 31, 2010.
(8)	Apollo and affiliated investors must maintain an aggregate capital balance in an amount not less than 1% of total capital account balances of the partnership. As of December 31, 2010, Apollo and affiliates’ capital balances exceeded the 1% requirement and are not required to fund a capital commitment.

As a limited partner, the general partner and manager of the Apollo private equity funds and capital markets funds, Apollo has unfunded capital commitments of $140.6 million and $201.3 million at December 31, 2010 and 2009, respectively.

Apollo has an ongoing obligation to acquire additional common units from AAA on a quarterly basis in an amount equal to 25% of the aggregate after tax cash distributions, if any, that are made to Apollo affiliates pursuant to the carried interest distribution rights that are applicable to the investments that are made through AAA Investments.

The AMH credit facility, which provides for a variable-rate term loan, will have future impacts on our cash uses. Borrowings under the AMH credit facility originally accrued interest at a rate of (i) LIBOR loans (LIBOR plus 1.25%), or (ii) base rate loans (base rate plus 0.50%). The loan originally matured in April 2014. Additionally, the company has hedged $167 million of the variable-rate loan with fixed rate swaps to minimize our interest rate risk as of December 31, 2010. In April and May 2009, the company repurchased a combined total of $90.9 million of par value of the AMH debt for $54.7 million and recognized a net gain of $36.2 million. On December 20, 2010, Apollo amended the AMH credit facility to extend the maturity date of $995 million of the term loans from April 20, 2014 to January 3, 2017 and modified certain other terms of the credit facility. Pursuant to this amendment, AMH was required to purchase from each lender that elected to extend the maturity date of its term loan a portion of such extended term loan equal to 20% thereof. In addition, the company is required to repurchase at least $50 million aggregate principal amount of term loans by December 31, 2014 and at least $100 million aggregate principal amount of term loans (inclusive of the previously purchased $50.0 million) by December 31, 2015 at a price equal to par plus accrued interest. The sweep leverage ratio (which is a figure that varies over time that is used to determine the applicable level of certain carve-outs to the negative covenants as well as to determine the level of AMH’s cash collateralization requirements) was extended to end at the new extended maturity date. The interest rate for the highest applicable margin for the loan portion extended changed to LIBOR plus 4.25% and base rate plus 3.25%. On December 20, 2010, an affiliate of AMH that is a guarantor under the AMH credit facility repurchased approximately $180.8 million of term loans in connection with the extension of the maturity date of such loans and thus the AMH loans (excluding the portions held by AMH affiliates) had a remaining outstanding balance of $728.3 million.

On June 30, 2008, the company entered into a credit agreement with Fund VI, pursuant to which Fund VI advanced $18.9 million of carried interest income to the limited partners of Apollo Advisors VI, L.P., who are also employees of the company. The loan obligation accrues interest at an annual fixed rate of 3.45% and terminates on the earlier of June 30, 2017 or the termination of Fund VI. As of December 31, 2010, the total outstanding loan aggregated $20.5 million, including accrued interest of $1.6 million which approximated fair value, of which approximately $6.5 million was not subject to the indemnity discussed in note 15 to our consolidated financial statements included elsewhere in this prospectus and is a receivable from the contributing partners and certain employees.

In accordance with the Managing Partners Shareholders Agreement dated July 13, 2007, as amended, and the above credit agreement, we have indemnified the managing partners and certain contributing partners (at varying percentages) for any carried interest income distributed from Fund IV, Fund V and Fund VI that is subject to contingent repayment by the general partner. As of December 31, 2010, we have indemnified $14.0 million of such distributions related to Fund VI, which is included in the above accrued liability of $20.5 million due to Fund VI.

In accordance with the Hexion/Huntsman litigation settlement, which is discussed in note 14 to our consolidated financial statements included elsewhere in this prospectus, we have paid $200.0 million to Huntsman, while reserving all rights with respect to reallocation of the payment to certain of our other affiliates. The company received $37.5 million of insurance proceeds from certain of its professional liability insurance carriers in respect of the Hexion/Huntsman litigation settlement during the year ended December 31, 2009. The company subsequently received additional net insurance proceeds of $162.5 million in respect of the litigation settlement during the year ended December 31, 2010. The $162.5 million and $37.5 million are included in other income (loss), net within the company’s consolidated statements of operations for the year ended December 31, 2010 and 2009, respectively.

Potential Future Costs

We anticipate our annual incremental cost of complying with regulatory requirements once we are a public company will be approximately as follows:

•	Board of Directors and Committee Member Fees—$700,000; and

•	Internal Audit Function—$1.0 million.

We also may make grants of RSUs or other stock-based awards to independent directors that we appoint in the future.

Critical Accounting Policies

This Management’s Discussion and Analysis of Financial Condition and Results of Operations is based upon the consolidated financial statements, which have been prepared in accordance with U.S. GAAP. We also report segment information from our consolidated statement of operations and include a supplemental performance measure, ENI, for our private equity, capital markets and real estate segments. ENI represents segment income (loss), excluding the impact of non-cash charges related to equity-based compensation, income taxes and Non-Controlling Interests. In addition, segment data excludes the assets, liabilities and operating results of the Apollo funds and consolidated VIEs that are included in the consolidated financial statements. ENI is not a U.S. GAAP measure.

The preparation of financial statements in accordance with U.S. GAAP requires the use of estimates and assumptions that could affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities and the reported amounts of revenues and expenses. Actual results could differ from these estimates. A summary of our significant accounting policies is presented in our consolidated financial statements. The following is a summary of our accounting policies that are affected most by judgments, estimates and assumptions.

Consolidation

Apollo consolidates those entities it controls through a majority voting interest or through other means, including those funds for which the general partner is presumed to have control. Apollo also consolidates entities that are VIEs for which Apollo is the primary beneficiary. Under the amended consolidation rules, an enterprise is determined to be the primary beneficiary if it holds a controlling financial interest. A controlling financial interest is defined as (a) the power to direct the activities of a VIE that most significantly impact the entity’s business and (b) the obligation to absorb losses of the entity or the right to receive benefits from the entity that could potentially be significant to the VIE.

Certain of our subsidiaries hold equity interests in and/or receive fees qualifying as variable interests from the funds that the company manages. The amended consolidation rules require an analysis to determine whether (a) an entity in which Apollo holds a variable interest is a VIE and (b) Apollo’s involvement, through holding interests directly or indirectly in the entity or contractually through other variable interests (e.g., carried interest and management fees), would give it a controlling financial interest. When the VIE has qualified for the deferral of the amended consolidation rules as discussed below in “—Recent Accounting Pronouncements,” the analysis is based on previous consolidation rules, which require an analysis to determine whether (a) an entity in which Apollo holds a variable interest is a VIE and (b) Apollo’s involvement, through holding interests directly or indirectly in the entity or contractually through other variable interests (e.g., carried interest and management fees), would be expected to absorb a majority of the variability of the entity.

Under both guidelines, the determination of whether an entity in which Apollo holds a variable interest is a VIE requires judgments which include determining whether the equity investment at risk is sufficient to permit the entity to finance its activities without additional subordinated financial support, evaluating whether the equity holders, as a group, can make decisions that have a significant effect on the success of the entity, determining whether two or more parties’ equity interests should be aggregated, and determining whether the equity investors have proportionate voting rights to their obligations to absorb losses or rights to receive returns from an entity. Under both guidelines, Apollo determines whether it is the primary beneficiary of a VIE at the time it becomes involved with a VIE and reconsiders that conclusion continuously. The consolidation analysis can generally be performed qualitatively. However, if it is not readily apparent whether Apollo is the primary beneficiary, a quantitative expected losses and expected residual returns calculation will be performed. Investments and redemptions (either by Apollo, affiliates of Apollo or third parties) or amendments to the governing documents of the respective Apollo fund may affect an entity’s status as a VIE or the determination of the primary beneficiary.

At each reporting date, Apollo assesses whether it is the primary beneficiary and will consolidate or deconsolidate the entity accordingly. Performance of that assessment requires the exercise of judgment. Where the variable interests have qualified for the deferral, judgments are made in estimating cash flows in evaluating which member within the equity group absorbs a majority of the expected profits or losses of the VIE. Where the variable interests have not qualified for the deferral, judgments are made in determining whether a member in the equity group has a controlling financial interest including power to direct activities that most significantly impact the VIE’s economic performance and rights to receive benefits or obligations to absorb losses that are potentially significant to the VIE. Under both guidelines, judgment is made in evaluating the nature of the relationships and activities of the parties involved in determining which party within a related-party group is most closely associated with a VIE. The use of these judgments has a material impact to certain components of Apollo’s consolidated financial statements.

Following adoption of the amended consolidation guidance on January 1, 2010, the company consolidated four VIEs. The first VIE, formed prior to 2010, was consolidated as of the date of transition to the amended guidance resulting in recognition of the assets and liabilities of the consolidated VIE at fair value and recognition of a cumulative effect transition adjustment presented as a component of Non-Controlling Interests in consolidated entities in the consolidated statement of changes in shareholders’ equity for the year ended December 31, 2010. The transition adjustment is classified as a component of Non-Controlling Interest rather than an adjustment to appropriated partners’ capital because the VIE is funded with equity and 100% of the equity ownership of the VIE is held by unconsolidated Apollo funds and one unaffiliated third party. Changes in the fair value of assets and liabilities and the related interest, dividend and other income for this VIE subsequent to adoption of the amended guidance are recorded within Non-Controlling Interests in consolidated entities in the consolidated statement of financial condition and within net gains from investment activities of consolidated variable interest entities and net (income) loss attributable to Non-Controlling Interests in the consolidated statement of operations.

Two VIEs were formed during 2010 to issue collateralized notes in the legal form of debt backed by financial assets resulting in consolidation of each of these entities at fair value. Changes in the fair value of the assets and liabilities of these two VIEs and the related interest and other income are presented within appropriated partners’ capital in the consolidated statement of financial condition as these VIEs are funded solely with debt and within net gains from investment activities of consolidated variable interest entities and net (income) loss attributable to Non-Controlling Interests in the consolidated statement of operations. Such amounts are recorded within appropriated partners’ capital as, in each case, the VIE’s note holders, not Apollo, will ultimately receive the benefits or absorb the losses associated with the VIE’s assets and liabilities.

The fourth VIE was formed during the fourth quarter of 2010, and the company determined at the time of formation that it was the primary beneficiary. The VIE was funded solely with equity and held by an unconsolidated fund and qualified as an asset backed financing entity. Based on a restructuring of the VIE, which occurred later in the fourth quarter of 2010, the company no longer possessed the power to direct the activities of such VIE resulting in deconsolidation of the VIE. As a result of the deconsolidation, the assets and liabilities are not reflected on the company’s consolidated statement of financial condition as of December 31, 2010, but the entity’s profits and losses for the period it was consolidated are reflected within net gains from investing activities of consolidated variable interest entities and net (income) loss attributable to Non-Controlling Interests in the company’s consolidated statement of operations for the year ended December 31, 2010.

Assets and liability amounts of the consolidated VIEs are shown in separate sections within the consolidated statement of financial condition as of December 31, 2010.

Refer to additional disclosures regarding VIEs in note 5 to our consolidated financial statements included elsewhere in this prospectus. Intercompany transactions and balances, if any, have been eliminated in the consolidation.

Revenue Recognition

Carried Interest Income from Affiliates. We earn carried interest income from our funds as a result of such funds achieving specified performance criteria. Such carried interest income generally is earned based upon a fixed percentage of realized and unrealized gains of various funds after meeting any applicable hurdle rate or threshold minimum. Carried interest income from certain of the funds that we manage is subject to contingent repayment. Carried interest income is generally paid to us as particular investments made by the funds are realized. If, however, upon liquidation of a fund, the aggregate amount paid to us as carried interest exceeds the amount actually due to us based upon the aggregate performance of the fund, the excess (in certain cases net of taxes) is required to be returned by us to that fund. For a majority of our capital markets funds, once the annual carried interest income has been determined, there generally is no look-back to prior periods for a potential contingent repayment, however, carried interest income on certain other capital markets funds can be subject to contingent repayment at the end of the life of the fund. We have elected to adopt Method 2 from U.S. GAAP guidance applicable to accounting for management fees based on a formula, and under this method, we accrue carried interest income quarterly based on fair value of the underlying investments and separately assess if contingent repayment is necessary. The determination of carried interest income and contingent repayment considers both the terms of the respective partnership agreements and the current fair value of the underlying investments within the funds. Estimates and assumptions are made when determining the fair value of the underlying investments within the funds and could vary depending on the valuation methodology that is used. Refer to note 18 to our consolidated financial statements included elsewhere in this prospectus for disclosure of the amounts of carried interest income (loss) income from affiliates that was generated from realized versus unrealized losses. See the Valuation of Investments section below for further discussion related to significant estimates and assumptions used for determining fair value of the underlying investments in our capital markets and private equity funds.

Management Fees from Affiliates. The management fees related to our private equity funds are generally based on a fixed percentage of the committed capital or invested capital. The corresponding fee calculations that consider committed capital or invested capital are both objective in nature and therefore do not require the use of significant estimates or assumptions. Management fees related to our capital markets funds, by contrast, can be based on net asset value, gross assets, adjusted cost of all unrealized portfolio investments, capital commitments, adjusted assets, or capital contributions, all as defined in the respective partnership agreements. The capital markets management fee calculations that consider net asset value, gross assets, adjusted cost of all unrealized portfolio investments and adjusted assets, are normally based on the terms of the respective partnership agreements and the current fair value of the underlying investments within the funds. Estimates and assumptions are made when determining the fair value of the underlying investments within the funds and could vary depending on the valuation methodology that is used. The management fees related to our real estate funds are generally based on a specific percentage of the funds’ stockholders’ equity or committed or net invested capital or the capital accounts of the limited partners. See the Valuation of Investments section below for further discussion related to significant estimates and assumptions used for determining fair value of the underlying investments in our capital markets and private equity funds.

Valuation of Investments

Equity Method Investments. For funds over which we exercise significant influence but which do not meet the requirements for consolidation, we use the equity method of accounting pursuant to U.S. GAAP guidance applicable to equity method of accounting, whereby we record our share of the underlying income or loss of these funds. As such, our results are based on the reported fair value of the funds as of the reporting date with our pro rata ownership interest of the changes in each fund’s net asset value reflected in our results of operations.

Pre-Deconsolidation. Prior to the deconsolidation on August 1, 2007 and November 30, 2007, a number of funds were consolidated into Apollo’s consolidated financial statements. These funds are, for U.S. GAAP purposes, investment companies that apply specialized accounting principles specified by the Investment Company Guide, and reflect their investments on the individual consolidated statement of financial condition at their estimated fair value, with unrealized gains and losses resulting from changes in fair value reflected as a component of other income in the consolidated statements of operations. The realized and unrealized gains had a significant impact on our results of operations.

Subsequent to Deconsolidation. Subsequent to deconsolidation of certain funds, our investments in Apollo funds are accounted for under the equity method of accounting, except for AAA and the Metals Trading Fund. The funds we manage, except AAA and the Metals Trading Fund, will impact our carried interest income from affiliates to the extent there is a change in the fair value of the funds’ underlying investments. The impact on our consolidated statements of operations will only be effected to a certain percentage, typically 20%, of the change in fair value of the funds’ underlying investments, unless the general partner has a potential obligation to return previously recorded carried interest income in which case there is no effect. Management fees and advisory and transaction fees are impacted to the extent we have additional AUM and more transaction activity. AAA will continue to impact the company’s consolidated financial statements.

Private Equity Investments. The majority of the investments within our private equity funds are valued using the market approach, which provides an indication of fair value based on a comparison of the subject company to comparable publicly traded companies and transactions in the industry.

Market Approach. The market approach is driven by current market conditions, including actual trading levels of similar companies and, to the extent available, actual transaction data of similar companies. Judgment is required by management when assessing which companies are similar to the subject company being valued. Consideration may also be given to any of the following factors: (1) the subject company’s historical and projected financial data; (2) valuations given to comparable companies; (3) the size and scope of the subject company’s operations; (4) the subject company’s individual strengths and weaknesses; (5) expectations relating to the market’s receptivity to an offering of the subject company’s securities; (6) applicable restrictions on transfer; (7) industry and market information; (8) general economic conditions; and (9) other factors deemed relevant. Market approach valuation models typically employ a multiple that is based on one or more of the factors described above. Sources for gaining additional knowledge related to comparable companies include public filings, annual reports, analyst research reports, and press releases. Once a comparable company set is determined, we review certain aspects of the subject company’s performance and determine how its performance compares to the group and to certain individuals in the group. We compare certain measurements such as EBITDA margins, revenue growth over certain time periods, leverage ratios, and growth opportunities. In addition, we compare our entry multiple and its relation to the comparable set at the time of acquisition to understand its relation to the comparable set on each measurement date.

Income Approach. For investments where the market approach does not provide adequate fair value information, we rely on the income approach. The income approach is also used to value investments or validate the market approach within our private equity funds. The income approach provides an indication of fair value based on the present value of cash flows that a business or security is expected to generate in the future. The most widely used methodology used in the income approach is a discounted cash flow method. Inherent in the discounted cash flow method are significant assumptions related to the subject company’s expected results and a calculated discount rate, which is normally based on the subject company’s weighted average cost of capital, or “WACC.” The WACC represents the required rate of return on total capitalization, which is comprised of a required rate of return on equity, plus the current tax-effected rate of return on debt, weighted by the relative percentages of equity and debt that are typical in the industry. The most critical step in determining the appropriate WACC for each subject company is to select companies that are comparable in nature to the subject company. Sources for gaining additional knowledge about the comparable companies include public filings, annual reports, analyst research reports, and press releases. The general formula then used for calculating the WACC considers the after-tax rate of return on debt capital and the rate of return on common equity capital, which further considers the risk-free rate of return, market beta, market risk premium and small stock premium, if applicable. The variables used in the WACC formula are inferred from the comparable market data obtained. The company evaluates the comparable companies selected and concludes on WACC inputs based on the most comparable company or analyzes the range of data for the investment.

The value of liquid investments, where the primary market is an exchange (whether foreign or domestic) is determined using period end market prices. Such prices are generally based on the close price on the date of determination.

Apollo utilizes a valuation committee consisting of members from senior management that reviews and approves the valuation results related to our private equity investments. Management also retains an independent valuation firm to provide third-party valuation consulting services to Apollo, which consist of certain limited procedures that management identifies and requests them to perform. The limited procedures provided by the independent valuation firm assist management with validating their valuation results. However, because of the inherent uncertainty of valuation, those estimated values may differ significantly from the values that would have been used had a ready market for the investments existed, and the differences could be material.

Capital Markets Investments. The investments in our capital markets funds are valued based on valuation models and quoted market prices. Debt and equity securities that are not publicly traded or whose market prices are not readily available are valued at fair value utilizing recognized pricing services, market participants or other sources. The capital markets funds also enter into foreign currency exchange contracts, credit default swap contracts, and other derivative contracts, which may include options, caps, collars and floors. Foreign currency exchange contracts are marked-to-market by recognizing the difference between the contract exchange rate and the current market rate as unrealized appreciation or depreciation. Changes in value are recorded in income currently. Realized gains or losses are recognized when contracts are settled. Credit default swap contracts are recorded at fair value as an asset or liability with changes in fair value recorded as unrealized appreciation or depreciation. Realized gains or losses are recognized at the termination of the contract based on the difference between the close-out price of the credit default contract and the original contract price.

Forwards are valued based on market rates obtained from counterparties or prices obtained from recognized financial data service providers. When determining fair value pricing when an investment is thinly traded or no observable market value exists, the value attributed to an investment is based on the enterprise value at the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Valuation approaches used to estimate the fair value of our capital markets investments also may include the market approach and the income approach, as previously described above.

Apollo also utilizes a valuation committee that reviews and approves the valuation results related to our capital markets investments. Management performs various back-testing procedures to validate their valuation approaches, including comparisons between expected and observed outcomes, forecast evaluations and variance analysis.

The fair values of the investments in our private equity and capital markets funds can be impacted by changes to the assumptions used in the underlying valuation models. For further discussion on the impact of changes to valuation assumptions refer to “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Sensitivity” included elsewhere in this prospectus. There have been no material changes to the underlying valuation models during the periods that our financial results are presented.

Loan impairment. For loans classified as held-for-investment, the company evaluates the loans for possible impairment on a quarterly basis. Impairment occurs when it is deemed probable that the company will not be able to collect all amounts due according to the contractual terms of the loan. Impairment is then measured based on the present value of expected future cash flows discounted at the loan’s effective rate or the fair value of the collateral, if the loan is collateral dependent. Upon measurement of impairment, the company records an allowance to reduce the carrying value of the loan with a corresponding charge to net income. Significant judgments are required in determining impairment, including making assumptions regarding the value of the loan, the value of the underlying collateral and other provisions such as guarantees. At December 31, 2010 and 2009, the company’s impairment analysis was done on a specific identification basis and no allowance for loan loss was recorded.

Valuation of Financial Instruments held by Consolidated VIEs

The consolidated VIEs hold investments that are traded over-the-counter. Investments in securities that are traded on a securities exchange or comparable over-the-counter quotation systems are valued based on the last reported sale price at that date. If no sales of such investments are reported on such date, and in the case of over-the-counter securities or other investments for which the last sale date is not available, valuations are based on independent market quotations obtained from market participants, recognized pricing services or other sources deemed relevant, and the prices are based on the average of the “bid” and “ask” prices, or at ascertainable prices at the close of business on such day. Market quotations are generally based on valuation pricing models or market transactions of similar securities adjusted for security-specific factors such as relative capital structure priority and interest and yield risks, among other factors.

The consolidated VIEs also have debt obligations that are recorded at fair value. The valuation approach used to estimate the fair values of debt obligations is the discounted cash flow method, which includes consideration of the cash flows of the debt obligation based on projected quarterly interest payments and quarterly amortization. Debt obligations are discounted based on the appropriate yield curve given the loan’s respective maturity and credit rating. Management uses its discretion and judgment in considering and appraising relevant factors for determining the valuations of its debt obligations.

Fair Value Option. Apollo has elected the fair value option for the assets and liabilities of the consolidated VIEs. Such election is irrevocable and is applied to financial instruments on an individual basis at initial recognition. Apollo has applied the fair value option for certain corporate loans, other investments and debt obligations held by these entities that otherwise would not have been carried at fair value. Refer to note 4 to our consolidated financial statements included elsewhere in this prospectus for further disclosure on financial instruments of the consolidated VIEs for which the fair value option has been elected.

Goodwill and Intangible Assets

Goodwill represents the excess of the purchase price over the fair value of the net assets of a business, including identifiable intangible assets, as a result of acquired interests in the predecessor businesses pursuant to the Reorganization.

The company’s intangible assets with finite lives relate to (i) trade names, (ii) contractual rights to receive future fee income from management and advisory services, and (iii) the contractual rights to earn future carried interest income from the funds we manage.

Goodwill. We test goodwill for impairment annually on a reporting unit basis for those entities organized underneath the Apollo Operating Group. See “Our Structure” for a structure chart of those entities.

In determining the fair value for each reporting unit, we utilize a discounted cash flow methodology based on the adjusted cash flows from operations for each reporting unit. We believe this method provides the best approximation of fair value given the inability to conduct a market approach-based valuation due to the lack of public companies available that are comparable to each reporting unit. The discounted cash flow methodology requires management’s judgment and assumptions which include, but are not limited to, long-term projections of future financial performance, the selection of appropriate discount rates used to present value estimated future cash flows, and perpetual growth rates for periods beyond the long-term projection period. Discount rates are determined by examining the projected cash flow of each reporting unit and selecting a market participant rate of return that matches the risk characteristics of that reporting unit’s estimated future cash flow. Such discount rates reflect the weighted average cost of capital adjusted for the risks inherent in the estimated future cash flows for each reporting unit.

Intangible Assets. We amortize our finite-life intangible assets over their estimated lives using the straight-line method in accordance with U.S. GAAP guidance applicable to intangible assets. The amortization periods assigned to finite-life intangible assets are expected to range between 2 and 20 years and are included in note 3 to our consolidated financial statements included elsewhere in this prospectus. No intangible assets with indefinite lives were identified as of December 31, 2010.

No impairments were identified in goodwill and finite-life intangible assets as of December 31, 2010 or in prior periods. We have determined that the estimated fair value of each reporting unit substantially exceeds the carrying value. However, a prolonged period of weakness in the Apollo funds’ performance or in our ability to earn income from management and advisory fees, and carried interest income could adversely impact our businesses and impair the value of our goodwill and/or finite-life intangible assets.

Compensation and Benefits

Compensation and benefits include salaries, bonuses, profit sharing plans and the amortization of equity-based compensation. Bonuses are accrued over the service period. From time to time, the company may distribute profits interests as a result of waived management fees to its investment professionals, which are considered compensation. Additionally, certain employees have arrangements whereby they are entitled to receive a percentage of carried interest income based on the fund’s performance. To the extent that individuals are entitled to a percentage of the carried interest income and such entitlement is subject to potential forfeiture at inception, such arrangements are accounted for as profit sharing plans, and compensation expense is recognized as the related carried interest income is recognized.

Equity-based compensation is accounted for under U.S. GAAP, whereby the cost of employee services received in exchange for an award of equity instruments is generally measured based on the grant date fair value of the award. Equity-based awards that do not require future service (i.e., vested awards) are expensed immediately. Equity-based employee awards that require future service are recognized over the relevant service period. Further, as required under U.S. GAAP, the company estimates forfeitures using industry comparables or historical trends for equity-based awards that are not expected to vest. Apollo’s equity-based compensation awards consist of, or provide rights with respect to Apollo Operating Group units, RSUs, Share Options, AAA RDUs and ARI Restricted Stock. The company’s assumptions made to determine the fair value on grant date and the estimated forfeiture rate are embodied in the calculations of compensation expense.

Our compensation expense related to our profit sharing payable is a result of agreements with our contributing partners and employees to compensate them based on the ownership interest they have in the general partners of the Apollo funds. Therefore, any movements in the fair value of the underlying investments in the funds we manage and advise affect the profit sharing payable. As of December 31, 2010, our total private equity investments were approximately $22.6 billion. The contributing partners and employees are allocated approximately 30% to 50% of the total carried interest income and changes in fair value of the underlying fund’s investments related to these individuals is treated as compensation expense.

Another significant part of our compensation expense is derived from amortization of the Apollo Operating Group units subject to forfeiture by our managing partners and contributing partners. The estimated fair value was determined and recognized over the forfeiture period on a straight-line basis. We have estimated a 0% and 3% forfeiture rate for our managing partners and contributing partners, respectively, based on the company’s historical attrition rate for this level of staff as well as industry comparable rates. If either the managing partners or contributing partners are no longer associated with Apollo or if there is no turn over, we will revise our estimated compensation expense to the actual amount of expense based on the units vested at the balance sheet date in accordance with U.S. GAAP.

Additionally, the value of the Apollo Operating Group units have been reduced to reflect the transfer restrictions imposed on units issued to the managing partners and contributing partners as well as the lack of rights to participate in future Apollo Global Management, LLC equity offerings. These awards have the following characteristics:

•

Awards granted to the managing partners (i) are not permitted to be sold to any parties outside of the Apollo Global Management, LLC control group and transfer restrictions lapse pro rata during the forfeiture period over 60 or 72 months, and (ii) allow the managing partners to initiate a change in control.

•

Awards granted to the contributing partners (i) are not permitted to be sold or transferred to any parties except to the Apollo Global Management, LLC control group and (ii) the transfer restriction period lapses over six years (which is longer than the forfeiture period which lapses ratably over 60 months).

As noted above, the Apollo Operating Group units issued to the managing partners and contributing partners have different restrictions which affect the liquidity of and the discounts applied to each grant.

We utilized the Finnerty Model to calculate a discount on the Apollo Operating Group units granted to the contributing partners. The Finnerty Model provides for a valuation discount reflecting the holding period restriction embedded in a restricted stock preventing its sale over a certain period of time. Along with the Finnerty Model we applied adjustments to account for the existence of liquidity clauses specific to contributing partner units and a minority interest consideration as compared to units sold through the Strategic Investor transaction. The combination of these adjustments yielded a fair value estimate of the Apollo Operating Group units granted to the contributing partners.

The Finnerty Model proposes to estimate a discount for lack of marketability such as transfer restrictions by using an option pricing theory. This model has gained recognition through its ability to address the magnitude of the discount by considering the volatility of a company’s stock price and the length of restriction. The concept underpinning the Finnerty Model is that restricted stock cannot be sold over a certain period of time. Further simplified, a restricted share of equity in a company can be viewed as having forfeited a put on the average price of the marketable equity over the restriction period (also known as an “Asian Put Option”). If we price an Asian Put Option and compare this value to that of the assumed fully marketable underlying stock, we can effectively estimate the marketability discount.

The assumptions utilized in the model were (i) length of holding period, (ii) volatility, (iii) dividend yield and (iv) risk free rate. Our assumptions were as follows:

(i)	We assumed a maximum two year holding period.

(ii)	We concluded based on industry peers, that our volatility annualized would be approximately 40%.

(iii)	We assumed no dividends.

(iv)	We assumed a 4.88% risk free rate based on U.S. Treasuries with a two year maturity.

For the contributing partners’ grants, the Finnerty Model calculation, as detailed above, yielded a marketability discount of 25%. This marketability discount, along with adjustments to account for the existence of liquidity clauses and consideration of non-controlling interests as compared to units sold through the Strategic Investor transaction, resulted in an overall discount for these grants of 29%.

We determined a 14% discount for the grants to the managing partners based on the equity value per share of $24. We determined that the value of the grants to the managing partners was supported by the recent sale of an identical security to the CS Investor at $24 per share. Based on an equity value per share of $24, the implied discount for the grants to the managing partners was 14%. The contributing partners yielded a larger overall discount of 29%, as they are unable to cause a change in control of Apollo. This results in a lower fair value estimate, as their units have fewer beneficial features than those of the managing partners.

Income Taxes

Apollo has historically operated as partnerships for U.S. Federal income tax purposes and primarily corporate entities in non-U.S. jurisdictions. As a result, income has not been subject to U.S. Federal and state income taxes. Taxes related to income earned by these entities represent obligations of the individual partners and members and have not been reflected in the consolidated financial statements. Income taxes presented on the consolidated statements of operations are attributable to the New York City unincorporated business tax and income taxes on certain entities located in non-U.S. jurisdictions.

Following the Reorganization, the Apollo Operating Group and its subsidiaries continue to operate in the U.S. as partnerships for U.S. Federal income purposes and generally as corporate entities in non-U.S. jurisdictions. Accordingly, these entities in some cases continue to be subject to New York City unincorporated business tax, or in the case of non-U.S. entities, to non-U.S. corporate income taxes. In addition, APO Corp. is subject to Federal, state and local corporate income taxes at the entity level and these taxes are reflected in the consolidated financial statements.

Deferred tax assets and liabilities are recognized for the expected future tax consequences of differences between the carrying amount of assets and liabilities and their respective tax basis using currently enacted tax rates. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period when the change is enacted. Deferred tax assets are reduced by a valuation allowance when it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Fair Value Measurements

The company follows U.S. GAAP applicable to fair value measurements, which among other things, requires enhanced disclosures about investments that are measured and reported at fair value. Investments, at fair value, represent investments of the consolidated funds and investments of the consolidated VIEs with unrealized gains and losses resulting from changes in the fair value and are reflected as net gains from investment activities and net gains from investment activities of the consolidated variable interest entities, respectively, in the consolidated statement of operations. In accordance with U.S. GAAP, investments measured and reported at fair value are classified and disclosed in one of the following categories:

Level I—Quoted prices are available in active markets for identical investments as of the reporting date. The type of investments included in Level I include listed equities and listed derivatives. As required by U.S. GAAP, the company does not adjust the quoted price for these investments, even in situations where the company holds a large position and a sale could reasonably impact the quoted price.

Level II—Pricing inputs are other than quoted prices in active markets, which are either directly or indirectly observable as of the reporting date, and fair value is determined through the use of models or other valuation methodologies. Investments which are generally included in this category include corporate bonds and loans, less liquid and restricted equity securities and certain over-the-counter derivatives where the fair value is based on observable inputs. These investments exhibit higher levels of liquid market observability as compared to Level III investments. The company subjects broker quotes to various criteria in making the determination as to whether a particular investment would qualify for treatment as a Level II investment. These criteria include, but are not limited to, the number and quality of broker quotes, the standard deviation of obtained broker quotes, and the percentage deviation from independent pricing services.

Level III—Pricing inputs are unobservable for the investment and includes situations where there is little, if any, market activity for the investment. The inputs into the determination of fair value require significant management judgment or estimation. Investments that are included in this category generally include general and limited partnership interests in corporate private equity and real estate funds, mezzanine funds, funds of hedge funds, distressed debt and non-investment grade residual interests in securitizations and collateralized debt obligations where the fair value is based on observable inputs as well as unobservable inputs. When a security is valued based on broker quotes, the company subjects those broker quotes to various criteria in making the determination as to whether a particular investment would qualify for treatment as a Level II or Level III investment. Some of the factors we consider include the number of broker quotes we obtain, the quality of the broker quotes, the standard deviations of the observed broker quotes and the corroboration of the broker quotes to independent pricing services.

In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, an investment’s level within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement. The company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and considers factors specific to the investment where the fair value is based on unobservable inputs.

The following table summarizes the valuation of Apollo’s investments in fair value hierarchy levels as of December 31, 2010 and 2009:

	Level I			Level II		Level III			Totals
	December 31,			December 31,		December 31,			December 31,
	2010		2009	2010	2009	2010		2009	2010		2009
	(in thousands)
Assets, at fair value:
Investment in AAA Investments, L.P.		$—	$—	$—	$—	$1,637,091		$1,324,939	$1,637,091		$1,324,939
Investments in Apollo Metals Trading Fund, L.P.		—	—	—	—	—	(1)	40,034	—	(1)	40,034

Total		$—	$—	$—	$—	$1,637,091		$1,364,973	$1,637,091		$1,364,973

	Level I			Level II		Level III			Totals
	December 31,			December 31,		December 31,			December 31,
	2010		2009	2010	2009	2010		2009	2010		2009
	(in thousands)
Liabilities, at fair value:
Interest rate swap agreements	$		$—	$11,531	$26,639	$—		$—	$11,531		$26,639

Total	$		$—	$11,531	$26,639	$—		$—	$11,531		$26,639

(1)	Refer to note 1 to our consolidated financial statements included elsewhere in this prospectus for a discussion regarding consolidation of the Metals Trading Fund.

The following table summarizes the changes in AAA Investments, which is measured at fair value and characterized as Level III investments:

	For the Year Ended December 31,
	2010	2009
	(in thousands)
Balance, Beginning of Period	$1,324,939	$854,442
Purchases	375	4,121
Distributions	(58,368)	(5,497)
Change in unrealized gains, net	370,145	471,873

Balance, End of Period	$1,637,091	$1,324,939

The following table summarizes the changes in the Metals Trading Fund investment, which is measured at fair value and characterized as Level III investments:

	For the Year Ended December 31,
	2010		2009
	(in thousands)
Balance, Beginning of Period	$40,034		$—
Purchases	—		40,000
Distributions	(37,760	)(1)	—
Change in realized losses	(2,240)		—
Change in unrealized (losses) gains	(34)		34

Balance, End of Period	$—		$40,034

(1)	Refer to note 1 to our consolidated financial statements included elsewhere in this prospectus for a discussion regarding consolidation of the Metals Trading Fund.

The above changes in unrealized gains (losses) have been recorded within the caption “Net gains (losses) from investment activities” on the consolidated statements of operations for the year ended December 31, 2010.

The following table summarizes a look through of the company’s Level III investments by valuation methodology of the underlying investments held by AAA Investments:

Approximate values based on net asset value of the underlying funds, which are based on the funds underlying investments that are valued using the following:	Private Equity
	December 31,
	2010		2009
	(in thousands)	% of Investment of AAA	(in thousands)	% of Investment of AAA
Comparable company and industry multiples	$782,775	42.6%	$527,105	33.2%
Broker quotes	504,917	27.5	440,344	27.8
Discounted cash flow models	490,024	26.6	480,100	30.2
Option models	—	—	14,000	0.9
Listed quotes	24,232	1.3	40,447	2.6
Other net assets (liabilities)(1)	37,351	2.0	83,514	5.3

Total Investments	1,839,299	100.0%	1,585,510	100.0%

Other net assets (liabilities)(2)	(202,208)		(260,571)

Total Net Assets	$1,637,091		$1,324,939

(1)	Balances include other assets and liabilities of certain funds that AAA Investments has invested in. Other assets and liabilities at the fund level primarily includes cash and cash equivalents, broker receivables and payables and amounts due to and from affiliates. Carrying values approximate fair value for other assets and liabilities, and accordingly, extended valuation procedures are not required.

(2)	Balances include other assets, liabilities and general partner interests of AAA Investments, and are primarily comprised of $537.5 million and $650.0 million in long-term debt, offset by cash and cash equivalents at the December 31, 2010 and 2009 balance sheet dates, respectively. Carrying values approximate fair value for other assets and liabilities (except for debt), and accordingly, extended valuation procedures are not required.

The following table summarizes the valuation of Apollo’s consolidated VIEs in fair value hierarchy levels as of December 31, 2010 and 2009:

	Level I		Level II		Level III		Totals
	December 31,		December 31,		December 31,		December 31,
	2010	2009	2010	2009	2010	2009	2010	2009
	(in thousands)
Investments, at fair value	$	$—	$1,172,242	$—	$170,369	$—	$1,342,611	$—

	Level I		Level II		Level III		Totals
	December 31,		December 31,		December 31,		December 31,
	2010	2009	2010	2009	2010	2009	2010	2009
	(in thousands)
Liabilities, at fair value	$	$—	$—	$—	$1,127,180	$—	$1,127,180	$—

Level III investments include corporate loan and corporate bond investments held by the consolidated VIEs, while the Level III liabilities consist of notes and loans, the valuations for which are discussed further in note 2 to our consolidated financial statements included elsewhere in this prospectus.

The following table summarizes the changes in investments of consolidated VIEs, which are measured at fair value and characterized as Level III investments:

For the Year Ended December 31, 2010
(in thousands)
Balance, Beginning of Period	$—
Transition adjustment relating to consolidation of VIE on January 1, 2010	1,102,114
Purchases	840,926
Sale of investments	(125,638)
Net realized gains	131
Net unrealized gains	29,981
Deconsolidation of VIE	(20,751)
Transfers in/out of Level III	(1,656,394)

Balance, End of Period	$170,369

The following table summarizes the changes in liabilities of consolidated VIEs, which are measured at fair value and characterized as Level III liabilities:

For the Year Ended December 31, 2010
(in thousands)
Balance, Beginning of Period	$—
Transition adjustment relating to consolidation of VIE on January 1, 2010	706,027
Borrowings	1,050,377
Repayments	(331,120)
Net realized gains from debt	(21,231)
Net unrealized losses from debt	55,040
Deconsolidation of VIE	(329,836)
Elimination of debt attributable to consolidated VIEs	(2,077)

Balance, End of Period	$1,127,180

Quantitative and Qualitative Disclosures About Market Risk

Our predominant exposure to market risk is related to our role as investment manager for our funds and the sensitivity to movements in the fair value of their investments and resulting impact on carried interest income and management fee revenues. Our direct investments in the funds also expose us to market risk whereby movements in the fair values of the underlying investments will increase or decrease both net gains (losses) from investment activities and income (loss) from equity method investments. For a discussion of the impact of market risk factors on our financial instruments refer to “—Critical Accounting Policies—Consolidation—Valuation of Investments.”

The fair value of our financial assets and liabilities of our funds may fluctuate in response to changes in the value of investments, foreign exchange, commodities and interest rates. The net effect of these fair value changes impacts the gains and losses from investments in our consolidated statements of operations. However, the majority of these fair value changes are absorbed by the Non-Controlling Interests.

The company is subject to a concentration risk related to the investors in its funds. Although there are more than 1,000 limited partner investors in Apollo’s active private equity, capital markets and real estate funds, no individual investor accounts for more than 10% of the total committed capital to Apollo’s active funds.

Risks are analyzed across funds from the “bottom up” and from the “top down” with a particular focus on asymmetric risk. We gather and analyze data, monitor investments and markets in detail, and constantly strive to better quantify, qualify and circumscribe relevant risks.

Each segment runs its own investment and risk management process subject to our overall risk tolerance and philosophy:

•

The investment process of our private equity funds involves a detailed analysis of potential acquisitions, and asset management teams assigned to monitor the strategic development, financing and capital deployment decisions of each portfolio investment.

•

Our capital markets funds continuously monitor a variety of markets for attractive trading opportunities, applying a number of traditional and customized risk management metrics to analyze risk related to specific assets or portfolios, as well as, fund-wide risks.

Impact on Management Fees—Our management fees are based on one of the following:

•	capital commitments to an Apollo fund;

•	capital invested in an Apollo fund; or

•	the gross, net or adjusted asset value of an Apollo fund, as defined.

Management fees could be impacted by changes in market risk factors and management could consider an investment permanently impaired as a result of (i) such market risk factors cause changes in invested capital or in market values to below cost, in the case of our private equity funds and certain capital markets funds, or (ii) such market risk factors cause changes in gross or net asset value, for the capital markets funds. The proportion of our management fees that are based on NAV is dependent on the number and types of our funds in existence and the current stage of each fund’s life cycle.

Impact on Advisory and Transaction Fees—We earn transaction fees relating to the negotiation of private equity and capital markets transactions and may obtain reimbursement for certain out-of-pocket expenses incurred. Subsequently, on a quarterly or annual basis, ongoing advisory fees, and additional transaction fees in connection with additional purchases or follow-on transactions, may be earned. Management Fee Offsets and any broken deal costs are reflected as a reduction to advisory and transaction fees from affiliates. Advisory and transaction fees will be impacted by changes in market risk factors to the extent that they limit our opportunities to engage in private equity and capital markets transactions or impair our ability to consummate such transactions. The impact of changes in market risk factors on advisory and transaction fees is not readily predicted or estimated.

Impact on Carried Interest Income—We earn carried interest income from our funds as a result of such funds achieving specified performance criteria. Our carried interest income will be impacted by changes in market risk factors. However, several major factors will influence the degree of impact:

•	the performance criteria for each individual fund in relation to how that fund’s results of operations are impacted by changes in market risk factors;

•	whether such performance criteria are annual or over the life of the fund;

•	to the extent applicable, the previous performance of each fund in relation to its performance criteria; and

•	whether each funds’ carried interest income is subject to contingent repayment.

As a result, the impact of changes in market risk factors on carried interest income will vary widely from fund to fund. The impact is heavily dependent on the prior and future performance of each fund, and therefore is not readily predicted or estimated.

Market Risk—We are directly and indirectly affected by changes in market conditions. Market risk generally represents the risk that values of assets and liabilities or revenues and expenses will be adversely affected by changes in market conditions. Market risk is inherent in each of our investments and activities, including equity investments, loans, short-term borrowings, long-term debt, hedging instruments, credit default swaps, and derivatives. Just a few of the market conditions that may shift from time to time, thereby exposing us to market risk, include fluctuations in interest and currency exchange rates, equity prices, changes in the implied volatility of interest rates and price deterioration. For example, subsequent to the second quarter of 2007, the debt capital markets around the world began to experience significant dislocation, severely limiting the availability of new credit to facilitate new traditional buyouts. Volatility in the debt and equity markets can impact our pace of capital deployment, the timing of receipt of transaction fee revenues, and the timing of realizations. These market conditions could have an impact on the value of investments and our rates of return. Accordingly, depending on the instruments or activities impacted, market risks can have wide ranging, complex adverse affects on our results from operations and our overall financial condition. We monitor our market risk using certain strategies and methodologies which management evaluates periodically for appropriateness. We intend to continue to monitor this risk going forward and continue to monitor our exposure to all market factors.

Interest Rate Risk—Interest rate risk represents exposure we have to instruments whose values vary with the change in interest rates. These instruments include, but are not limited to, loans, borrowings and derivative instruments. We may seek to mitigate risks associated with the exposures by taking offsetting positions in derivative contracts. Hedging instruments allow us to seek to mitigate risks by reducing the effect of movements in the level of interest rates, changes in the shape of the yield curve, as well as, changes in interest rate volatility. Hedging instruments used to mitigate these risks may include related derivatives such as options, futures and swaps.

Credit Risk—Certain of our funds are subject to certain inherent risks through their investments.

Certain of our entities invest substantially all of their excess cash in open-end money market funds and money market demand accounts, which are included in cash and cash equivalents. The money market funds invest primarily in government securities and other short-term, highly liquid instruments with a low risk of loss. We continually monitor the funds’ performance in order to manage any risk associated with these investments.

Certain of our entities hold derivatives instruments that contain an element of risk in the event that the counterparties may be unable to meet the terms of such agreements. We minimize our risk exposure by limiting the counterparties with which we enter into contracts to banks and investment banks who meet established credit and capital guidelines. We do not expect any counterparty to default on its obligations and therefore do not expect to incur any loss due to counterparty default.

Foreign Exchange Risk—Foreign exchange risk represents exposures we have to changes in the values of current holdings and future cash flows denominated in other currencies and investments in non-U.S. companies. The types of investments exposed to this risk include investments in foreign subsidiaries, foreign currency-denominated loans, foreign currency-denominated transactions, and various foreign exchange derivative instruments whose values fluctuate with changes in currency exchange rates or foreign interest rates. Instruments used to mitigate this risk are foreign exchange options, currency swaps, futures and forwards. These instruments may be used to help insulate us against losses that may arise due to volatile movements in foreign exchange rates and/or interest rates.

Non-U.S. Operations—We conduct business throughout the world and are continuing to expand into foreign markets. We currently have offices in London, Frankfurt, Luxembourg, Mumbai, Hong Kong and Singapore, and have been strategically growing our international presence. Our investments and revenues are primarily derived from our U.S. operations. With respect to our non-U.S. operations, we are subject to risk of loss from currency fluctuations, social instability, changes in governmental policies or policies of central banks, expropriation, nationalization, unfavorable political and diplomatic developments and changes in legislation relating to non-U.S. ownership. We also invest in the securities of corporations which are located in non-U.S. jurisdictions. As we continue to expand globally, we will continue to focus on monitoring and managing these risk factors as they relate to specific non-U.S. investments.

Sensitivity

Our assets and unrealized gains, and our related equity and net income are sensitive to changes in the valuations of our funds’ underlying investments and could vary materially as a result of changes in our valuation assumptions and estimates. See “—Critical Accounting Policies—Valuation of Investments” for details related to the valuation methods that are used and the key assumptions and estimates employed by such methods. We also quantify the Level III investments that are included on our consolidated statements of financial condition by valuation methodology in “—Fair Value Measurements.” We employ a variety of valuation methods of which no single methodology is used to value our consolidated investments more than any other methodology. Furthermore, the investments that we manage but are not on our consolidated statements of financial condition, and therefore impact carried interest, also employ a variety of valuation methods of which no single methodology is used more than any other. A 10% change in any single key assumption or estimate that is employed by any of the valuation methodologies that we use will not have a material impact on our financial results. As described in “—Quantitative and Qualitative Disclosures About Market Risk,” changes in fair value will have the following impacts before a reduction of profit sharing expense and Non-Controlling Interests in the Apollo Operating Group and on a pre-tax basis on our results of operations for the years ended December 31, 2010 and 2009:

•

Management fees from the funds in our capital markets segment are based on the net asset value of the relevant fund, gross assets, capital commitments or invested capital, each as defined in the respective management agreements. Changes in the fair values of the investments in capital markets funds that earn management fees based on net asset value or gross assets will have a direct impact on the amount of management fees that are earned. Management fees from our capital markets funds that were dependent upon estimated fair value during the years ended December 31, 2010 and 2009 would increase or decrease by approximately $9.3 million and $8.0 million, respectively, after assuming that the fair values of the investments held by such funds were 10% higher or lower during the same respective periods.

•

Management fees for our private equity funds range from 0.65% to 1.5% and are charged on either (a) a fixed percentage of committed capital over a stated investment period or (b) a fixed percentage of invested capital of unrealized portfolio investments. Changes in values of investments could indirectly affect future management fees from private equity funds by, among other things, reducing the funds’

access to capital or liquidity and their ability to currently pay the management fees or if such change resulted in a write-down of investments below their associated invested capital.

•

Management fees earned from AAA and its affiliates range between 1.0% and 1.25% of AAA adjusted assets, defined as invested capital plus proceeds of any borrowings of AAA Investments, plus its cumulative distributable earnings at the end of each quarterly period (taking into account actual distributions but excluding the management fees relating to the period or any non-cash equity compensation expense), net of any amount AAA pays for the repurchase of limited partner interests, as well as capital invested in Apollo funds and temporary investments and any distributable earnings attributable thereto. Management fees earned from AAA Investments during the years ended December 31, 2010 and 2009 would increase or decrease by approximately $1.4 million and $1.0 million, respectively, if the fair values of the investments held by AAA Investments were 10% higher or lower during the same respective periods.

•

Carried interest income from most of our capital markets funds, which are quantified above under “—Results of Operations” and “—Segment Analysis,” are impacted directly by changes in the fair value of their investments. Carried interest income from most of our capital markets funds generally is earned based on achieving specified performance criteria. We anticipate that a 10% decline in the fair values of investments held by all of the capital markets funds at December 31, 2010 and 2009 would decrease consolidated carried interest income for the years ended December 31, 2010 and 2009 by approximately $131.9 million and $55.2 million, respectively. Additionally, the changes to carried interest income from most of our capital markets business assume there is no loss in the fund for the relevant period. If the fund had a loss for the period, no carried interest income would be earned by us. By contrast, a 10% increase in fair value would increase consolidated carried interest income for the years ended December 31, 2010 and 2009 by approximately $163.4 million and $74.3 million, respectively.

•

Carried interest income from private equity funds generally is earned based on achieving specified performance criteria and is impacted by changes in the fair value of their fund investments. We anticipate that a 10% decline in the fair values of investments held by all of the private equity funds at December 31, 2010 and 2009 would decrease consolidated carried interest income for the years ended December 31, 2010 and 2009 by $934.7 million and $130.8 million, respectively. The effects on private equity fees and income assume that a decrease in value does not cause a permanent write-down of investments below their associated invested capital. By contrast, a 10% increase in fair value would increase consolidated carried interest income for the year ended December 31, 2010 and 2009 by $484.4 million and $130.8 million, respectively.

•

For select Apollo funds, our share of investment income as a limited partner in such funds is derived from unrealized gains or losses on investments in funds included in the consolidated financial statements. For funds in which we have an interest, but are not included in our consolidated financial statements, our share of investment income is limited to our accrued compensation units and direct investments in the funds, which ranges from 0.006% to 12.2%. A 10% decline in the fair value of investments at December 31, 2010 and 2009 would result in an approximately $28.3 million and $18.9 million, respectively, decrease in investment income at the consolidated level.

Recent Accounting Pronouncements

A list of recent accounting pronouncements that are relevant to Apollo and its industry are included in note 2 to our consolidated financial statements included elsewhere in this prospectus.

Off-Balance Sheet Arrangements

In the normal course of business, we engage in off-balance sheet arrangements, including transactions in derivatives, guarantees, commitments, indemnifications and potential contingent repayment obligations. See note 14 to our consolidated financial statements included elsewhere in this prospectus, for a discussion of guarantees and contingent obligations.

Contractual Obligations, Commitments and Contingencies

As of December 31, 2010, the company’s material contractual obligations consist of lease obligations, contractual commitments as part of the ongoing operations of the funds and debt obligations. In addition, on a historical basis, the company had the contractual obligations of the consolidated funds while the capital commitments to these funds were substantially eliminated in consolidation. Fixed and determinable payments due in connection with these obligations are as follows:

	2011	2012	2013	2014	2015	Thereafter	Total
	(in thousands)
Operating lease obligations	$36,002	$23,646	$22,878	$22,528	$14,100	$40,155	$159,309
Other long-term obligations(1)	17,067	7,242	4,766	3,548	3,548	3,548	39,719
AMH credit facility(2)	33,987	33,339	32,926	87,864	80,567	651,798	920,481
CIT secured loan agreement(3)	2,426	2,362	20,858	—	—	—	25,646

Total Obligations as of December 31, 2010	$89,482	$66,589	$81,428	$113,940	$98,215	$695,501	$1,145,155

(1)	Includes (i) payments on management service agreements related to certain assets and (ii) payments with respect to certain consulting agreements entered into by Apollo Investment Consulting, LLC. Note that a significant portion of these costs are reimbursable by funds of portfolio companies.
(2)	$723.3 million, net ($995.0 million portion less amount repurchased) of the AMH credit facility matures in January 2017 and $5.0 million matures in April 2014. Amounts represent estimated interest payments until the loan matures using an estimated weighted average annual interest rate of 4.39%, which includes the effects of the interest rate swap through its expiration in May 2012 and certain required repurchases of at least $50.0 million by December 31, 2014 and at least $100.0 million (inclusive of the previously purchased $50.0 million) by December 31 2015 as described in note 12 to our consolidated financial statements included elsewhere in this prospectus.
(3)	The company intends to sell its interest in certain assets related to the CIT secured loan agreement. Upon the sale, the company will satisfy the loan associated with the related asset which the company approximates to be $12.2 million.

Note:	Due to the fact that the timing of certain amounts to be paid cannot be determined or for other reasons discussed below, the following contractual commitments have not been presented in the table above.

(i)	Amounts do not include the senior secured revolving credit facility entered into by AAA’s investment vehicle, of which $537.5 million was utilized as of December 31, 2010. The credit facility matures on June 1, 2012. AAA is consolidated by the company in accordance with U.S. GAAP. The company does not guarantee and has no legal obligation to repay amounts outstanding under the credit facility. Accordingly, the $537.5 million outstanding balance was excluded from the table above.

(ii)	As noted previously, we have entered into a tax receivable agreement with our managing partners and contributing partners which requires us to pay to our managing partners and contributing partners 85% of any tax savings received by APO Corp. from our step-up in tax basis. The tax savings achieved may not ensure that we have sufficient cash available to pay this liability and we might be required to incur additional debt to satisfy this liability.

(iii)	Debt amounts related to the consolidated VIEs are not presented in the table above as the company is not a guarantor of these non-recourse liabilities.

Contingent Obligations—Carried interest income in our private equity funds and certain capital markets and real estate funds is subject to reversal in the event of future losses to the extent of the cumulative carried interest recognized in income to date. If all of the existing investments and receivables from these investments were liquidated at zero values, the amounts of cumulative revenues that have been recognized by Apollo through December 31, 2010 that would be reversed approximates $2.5 billion. Management views the possibility of liquidating all existing investments at zero values as remote. Carried interest income is affected by changes in the fair values of the underlying investments in the funds that we manage. Valuations, on an unrealized basis, can be significantly affected by a variety of external factors including, but not limited to, bond yields and industry trading multiples. Movements in these items can affect valuations quarter to quarter even if the underlying business fundamentals remain stable. The table below indicates only the potential future reversal of carried interest income.

December 31, 2010
(in thousands)
Fund VI	$661,400
Fund VII	628,800
Fund IV	523,800
Fund V	307,813
COF I	149,039
COF II	76,799
SOMA	34,363
AIE II	26,168
ACLF	24,964
AAA	12,587
SVF	6,755
VIF	5,710

Total	$2,458,198

Note:	EPF has not incurred or paid carried interest income as of December 31, 2010.

Additionally, at the end of the life of the funds there could be a payment due to a fund by the company if the company has received more carried interest than was ultimately earned. The general partner obligation amount, if any, will depend on final realized values of investments at the end of the life of the fund.

Certain funds may not generate carried interest income as a result of unrealized and realized losses that are recognized in the current and prior reporting period. In certain cases, carried interest income will not be generated until additional unrealized and realized gains occur. Any appreciation would first cover the deductions for invested capital, unreturned organizational expenses, operating expenses, management fees and priority returns based on the terms of the respective fund agreements.

INDUSTRY

Asset Management

Overview

Asset management involves the management of investments on behalf of investors in exchange for a fee, and often cases include incentive income based upon the financial performance of investments. Asset managers employ a variety of investment strategies, which fall into two broad categories: traditional asset management and alternative asset management. The key differences between traditional asset managers and alternative asset managers primarily relate to investment strategies, return objectives, compensation structure and investor access to funds.

Traditional asset managers, such as mutual fund managers, engage in managing and trading investment portfolios of equity, fixed income, derivative securities and commodities. The investment objectives of these portfolios may include total return, capital appreciation, current income and/or replicating the performance of a particular index. Managers of such portfolios are compensated on a predetermined fee based on a percentage of the assets under management, generally substantially independent of performance. Performance measurement of traditional funds is typically against given benchmark market indices and peer groups over various time periods. Investors in traditional funds generally have unrestricted access to their funds either through market transactions in the case of closed-end mutual funds and exchange traded funds, or through withdrawals in the case of open-end mutual funds and separately managed accounts.

Alternative asset managers such as managers of hedge funds, private equity funds, venture capital funds, real estate funds, mezzanine funds and distressed investment funds, utilize a variety of investment strategies to achieve returns within certain stipulated risk parameters and investment criteria. These returns are evaluated on an absolute basis, rather than benchmarked in relation to an index. The compensation structure for alternative asset managers may include management fees on committed or contributed capital, transaction and advisory fees as capital is invested (typically for private equity funds) and carried interest or incentive fees tied to achieving certain absolute return hurdles. Unlike traditional asset managers, alternative asset managers may limit investors’ access to funds once committed or invested until the investments have been realized.

The asset management industry has experienced significant growth in worldwide assets under management in the past decade, fueled by growth in pension assets and savings globally. According to the Boston Consulting Group, as cited in their July 2009 report, “Conquering the Crisis—Global Asset Management 2009” (Copyright, The Boston Consulting Group, Inc. 2009), the total value of assets under management globally reached an estimated $48.6 trillion in 2008, an 18% decline from 2007. This sharp decline followed average growth of 12% per year from 2002 through 2007. According to the Winter 2009-10 Global Private Equity Barometer published by Coller Capital, which polled 108 private equity investors from around the world, by the end of 2010, 31% of North American investors are likely to have total commitments in excess of their target private equity allocations, with only one quarter of North American investors and one third of European investors expecting their actual percentage of total assets invested in private equity to be lower than their target by the end of 2010.

Private Equity

Private equity funds raise pools of capital from institutional investors, such as insurance companies and pension and endowment funds, as well as high net worth individuals. These funds typically seek to acquire controlling or influential ownership interests in businesses. Private equity funds typically invest in the common equity or preferred stock of private and sometimes those of public companies.

Private equity funds are typically structured as unregistered limited partnership funds with terms of typically eight to ten years, and can contain provisions to extend the life of the fund under certain circumstances. Investors in private equity funds provide a commitment to the fund that is called by the fund as investments are made and equity capital is required. Private equity fund managers typically are compensated as follows: (i) management fees based on the amount of invested or committed capital, (ii) transaction and advisory fees as capital is invested and portfolio companies are managed and (iii) a carried interest in the profits of the fund, which is often subject to a preferred return for investors, or “hurdle.”

The objective of a private equity fund is to earn attractive returns on its investment commensurate with the risk being taken. The returns come either in the form of capital gains upon realization of the fund’s underlying investments, or in the form of income, such as interest, dividends or fees. Private equity funds aim to realize their capital gain on an underlying business by either selling the business or selling its shares in the public markets. Since time is required to implement the value growth strategy for the business, private equity investments tend to be held for three or more years, although typical hold periods vary according to market conditions.

Private equity funds may seek to enhance returns through the use of financial leverage, which led to the term “leveraged buyout,” or “LBO.” In the course of acquiring a business, a private equity fund will utilize capital that it has raised from its investors to pay for a portion of the transaction value and will typically borrow the remaining proceeds. In leveraged buyouts, the borrowings typically constitute the majority of funds used to pay the transaction value, generally ranging from 60% to 80% of the purchase price.

Prior to the current global economic downturn, global private equity activity had increased significantly in recent years. According to Thomson Financial as of December 31, 2010, European LBO volume set a new record in 2006 at $234 billion but recorded lower volume in 2007 of $154 billion; additionally, Europe surpassed the U.S. market in buyout activity in 2008 with $52 billion in volume compared to the U.S. market’s $35 billion. Both the U.S. and Europe recorded lower LBO levels in 2009 of $18 billion and $20 billion, respectively, with the U.S. already at higher levels in 2010 with $80 billion. The same source indicates that in 2006 the Asia-Pacific region increased its LBO volume significantly to reach $20 billion, though 2007 Asia-Pacific LBO volume was down from that record high to $6 billion with 2008 volume further declining to $3 billion but had a minor recovery in 2010 of $6 billion. Conditions in the debt markets had been very favorable in 2006 through the first half of 2007; however, beginning in the second half of 2007, the markets experienced a serious contraction in the availability of debt financing for traditional LBO transactions resulting in a significant decline of such transactions in 2008 and the first half of 2009. The use of leverage increases both the potential risk and potential reward of investments, including assets purchased in LBOs. The chart below shows global LBO volume from 2000 through 2010.

Global LBO Volume ($ billions)

Source: Thomson Financial as of February 7, 2011

Over the past two decades, from 1989 to 2009, the upper quartile of private equity funds has, in the aggregate, outperformed the S&P 500 Index by about 20.2% per year net of management fees, partnership expenses and fund managers’ carried interest, according to Thomson Financial. In 2005 through 2007, U.S. buyout and mezzanine inflows experienced significant growth, with more money raised in each of these three years than the cumulative funds raised in the previous three years, according to Thomson Financial (Buyouts

Magazine, January 7, 2008). More recently, however, private equity and mezzanine fundraising has experienced a significant slowdown as institutional investors have become over-allocated to alternative investments as a result of declines in the overall values of their public portfolios, which has exceeded the decline in value of their private investments as well as a reduction in the value of cash realizations from their investments in private equity, mezzanine and real estate funds.

As displayed in the chart below, the pace of private equity fundraising had accelerated dramatically in the past few years prior to the current global economic downturn. The duration and impact of the current economic environment on private equity and mezzanine fundraising in the future is unknown.

U.S. LBO and Mezzanine Fundraising ($ billions)

Source: Thomson Financial (Various issues of Buyouts Magazine)

Record fundraising, together with historically high levels of liquidity in the debt capital markets, was a key driver of large private equity transactions. The scope of transaction size and complexity has also grown, often requiring several private equity firms to form a consortium to acquire a specific target. The above source reports that in 2007 alone, there were six completed LBOs with transaction values exceeding $20 billion. According to Thomson Financial as of December 31, 2010, private equity transactions increasingly comprised a larger percentage of total merger and acquisition transaction dollar volume, with financial sponsor activity reaching 19.5% of U.S. volume in 2007, particularly as large public-to-private transactions had become more prevalent. However, the same source indicates a decrease in financial sponsor activity in the wake of recent credit turmoil as LBO transactions represented only 2.5% and 10.2% of U.S. merger and acquisition transaction dollar volume in 2009 and 2010, respectively. As a result, private equity fund managers are focused on managing their existing portfolio companies and are evaluating non-control transactions such as private investments in public equity, or “PIPE.” According to PrivateRaise’s “PIPE Market Blurb,” there have been approximately 3,976 PIPEs since the beginning of 2008 with over $195 billion of capital invested.

Mezzanine Funds

Mezzanine funds are investment vehicles that invest primarily in mezzanine securities, typically high-yielding long-term subordinated loans or preferred stock that may include an equity component or feature, such as warrants or co-investment rights, to enhance returns for the lender. Mezzanine lending is related to the volume of financial sponsor-driven transactions. This form of financing is most frequently utilized in the buyout of middle-market and smaller public companies.

There are several factors that are commonly believed to have contributed to the expansion of mezzanine investing over the past decade. The broad-based consolidation of the U.S. financial services industry over the past two decades has significantly reduced the number of FDIC-insured financial institutions. In recent years, this is believed to have caused many senior lenders to de-emphasize their service and product offerings to middle market businesses in favor of lending to larger corporate clients and managing larger capital markets transactions. As a result, many middle-market firms have faced increased difficulty raising debt from commercial lenders, thus creating demand for alternative sources of financing such as mezzanine debt financing. Additionally, over the past several years, the availability of large pools of capital has increased as mutual funds, private equity funds and hedge funds have all experienced significant growth. In particular, we believe that there is a considerable amount of un-invested private equity capital that will seek mezzanine capital to support investments in middle market companies being made by the private equity capital.

Given the fragmented nature of the mezzanine market, capital providers of mezzanine financing include a broad array of companies. Early mezzanine lenders include traditional investment management firms, investment arms of major companies and insurance companies. Growth in demand for such capital has encouraged various capital providers to enter this market over the last decade, including private equity firms, hedge funds, high-yield debt investors, business development companies and investment banks with dedicated mezzanine funds.

Distressed Funds

Distressed funds typically engage in the purchase or short sale of securities of companies where the price has been, or is expected to be, affected by a distressed situation. This may involve reorganizations, bankruptcies, distressed sales or other corporate restructurings. Investment opportunities arise in the market for distressed securities because holders of previously sound instruments find themselves in possession of creditor claims of uncertain value and, therefore, under pressure to dispose of them.

Investments are made for both the short-and long-term and are both active and passive with respect to participation in restructuring and company operations. In a distressed buyout, the investor works proactively through the restructuring process to equitize its debt position and gain control of the company with the objective of achieving a large return via a turnaround. A second strategy, more common among hedge funds, is to hold a position in a distressed debt security with the expectation that improved performance will lead to a run-up in the price of the debt instrument that will result in high short-term internal rate of return.

The chart below from the Fourth Quarter 2010 HFR Industry Report shows that the distressed investing industry experienced increased net asset flow during the recessionary period of 2002, during which stock market valuations were relatively depressed, there was an increase in the number of corporate distressed sellers of assets who needed to raise cash and company earnings had decreased. However, in light of the current global economic downturn, which is more severe than the one experienced in 2002, the distressed investing industry experienced declines in net asset flows in both 2008 and 2009, but the trend has started to reverse in 2010.

Estimated Growth of Assets/ Net Asset Flow Distressed / Restructuring ($ billions)

Source: HFR Industry Reports© HFR, Inc., Fourth Quarter 2010, www.hedgefundresearch.com

Hedge Funds

Hedge funds are privately held and unregistered investment vehicles managed with the primary aim of delivering positive risk-adjusted returns under various market conditions. Hedge funds differ from traditional asset managers such as mutual funds by the asset classes in which they invest and/or the investment strategies they employ. Asset classes in which hedge funds invest may include liquid and illiquid securities, asset-backed securities, pools of loans and bonds or other financial assets. Hedge funds also employ a variety of strategies that may include short selling, equity long-short convertible arbitrage, fixed income arbitrage, merger arbitrage, event-driven, global macro and other quantitative strategies. The strategies may employ use of leverage, hedges, swaps and other derivative instruments.

Hedge funds are typically structured as limited partnerships, limited liability companies or offshore corporations. Hedge fund managers earn a base management fee typically based on the net asset value of the fund and incentive fees based on a percentage of the fund’s profits. Some hedge funds set a “hurdle rate” under which the fund manager does not earn an incentive fee until the fund’s performance exceeds a benchmark rate. Another feature common to hedge funds is the “high water mark” under which a fund manager does not earn incentive fees until the net asset value exceeds the highest historical value on which incentive fees were last paid. Typical investors include high net worth individuals and institutions. These investors can invest and withdraw funds periodically in accordance with the terms of the funds, which may include lock-up periods on withdrawals. Hedge fund managers often commit a portion of their own capital in the funds they manage to align their interests with the investors.

According to the Fourth Quarter 2010 HFR Industry Report, as of December 31, 2010, there were 9,237 hedge funds in existence globally. The same report shows global assets under management in the hedge fund industry have grown by approximately 22% annually since 1990 to exceed $1.9 trillion at December 31, 2010. Net asset inflows in 2007 increased to a record high of $195 billion, but reversed course in 2008 and 2009 with net asset outflows of $154 billion and $131 billion, respectively. As of December 31, 2010, the industry has shown signs of recovering with $55 billion of inflows. The chart below shows hedge fund assets under management from 1990 through 2010.

Hedge Fund Assets Under Management ($ billions)

Source: HFR Industry Reports© HFR, Inc., Fourth Quarter 2010, www.hedgefundresearch.com

BUSINESS

Overview

Founded in 1990, Apollo is a leading global alternative asset manager. We are contrarian, value-oriented investors in private equity, credit-oriented capital markets and real estate, with significant distressed expertise. We have a flexible mandate in the majority of the funds we manage that enables the funds to invest opportunistically across a company’s capital structure. We raise, invest and manage funds on behalf of some of the world’s most prominent pension and endowment funds, as well as other institutional and individual investors. As of December 31, 2010, we had AUM of $67.6 billion in our private equity and capital markets businesses. Our latest private equity fund, Fund VII, held a final closing in December 2008, raising a total of $14.7 billion. We have consistently produced attractive long-term investment returns in our private equity funds, generating a 39% gross IRR and a 26% net IRR on a compound annual basis from inception through December 31, 2010. A number of our capital markets funds have also performed well since their inception through December 31, 2010.

Over our more than 20-year history of investing, we have grown to become one of the largest alternative asset managers in the world and attribute our historical success to the following key competitive strengths:

•	our track record of generating attractive long-term risk-adjusted returns in our private equity investment funds;

•	our integrated business model which combines the strength of our businesses and the intellectual capital base of the global Apollo franchise to create a sustainable competitive advantage;

•	our expertise in distressed investing and ability to invest capital and grow AUM throughout economic cycles;

•	our deep industry knowledge and expertise with complex transactions;

•	our collaboration with our portfolio company management teams;

•	our creation of an “edge” in investing by combining our core industry expertise, comfort with complexity and use of strategic platforms to create proprietary investment opportunities;

•	our long-standing investor relationships that include many of the world’s most prominent alternative asset investors;

•	our strong management team, brand name and reputation; and

•	our long-term capital base.

Apollo is led by our managing partners, Leon Black, Joshua Harris and Marc Rowan, who have worked together for more than 20 years and lead a team of 485 employees, including 171 investment professionals, as of December 31, 2010. This team possesses a broad range of transaction, financial, managerial and investment skills. We have offices in New York, Los Angeles, London, Frankfurt, Luxembourg, Singapore, Hong Kong and Mumbai. We operate our private equity, capital markets and real estate businesses in an integrated manner, which we believe distinguishes us from other alternative asset managers. Our investment professionals frequently collaborate across disciplines. We believe that this collaboration, including market insight, management, banking and consultant contacts, as well as investment opportunities, enables us to more successfully invest across a company’s capital structure. This platform and the depth and experience of our investment team have enabled us to deliver strong long-term investment performance in our private equity funds throughout a range of economic cycles. For example, Apollo’s most successful private equity funds (in terms of net IRR), Funds I, II, MIA and Fund V, were initiated during economic downturns. Funds I, II and MIA, which generated a combined gross IRR of 47% and a combined net IRR of 37% on a compound annual basis since inception through the date of the disposition of their final investment on September 30, 2004, were initiated during the economic downturn of 1990 through 1993 and Fund V, which generated a gross IRR of 62% and a net IRR of 45% on a compound annual basis since inception through December 31, 2010, was initiated during the economic downturn of 2001 through late 2003. We began investing our latest private equity fund, Fund VII, in January 2008 in the midst of the current economic downturn. Similarly, with respect to our capital markets business, our flagship Value Funds, which were launched in 2003 and 2006, have also delivered attractive returns since inception through a range of economic cycles.

Our objective is to achieve superior long-term risk-adjusted returns for our fund investors. The majority of our investment funds are designed to invest capital over periods of seven or more years from inception, thereby allowing us to generate attractive long-term returns throughout economic cycles. Our investment approach is value-oriented, focusing on nine core industries in which we have considerable knowledge, and emphasizing downside protection and the preservation of capital. We are frequently contrarian in our investment approach, which is reflected in a number of ways, including:

•	our willingness to invest in industries that our competitors typically avoid;

•	the often complex structures we employ in some of our investments, including our willingness to pursue difficult corporate carve-out transactions;

•	our experience investing during periods of uncertainty or distress in the economy or financial markets when many of our competitors simply reduce their investment activity;

•	our orientation towards sole sponsored transactions when other firms have opted to partner with others; and

•	our willingness to undertake transactions that have substantial business, regulatory or legal complexity.

We have applied this investment philosophy over our more than 20-year history, allowing us to identify what we believe are attractive investment opportunities, deploy capital across the balance sheet of industry leading, or “franchise,” businesses and create value throughout economic cycles.

During the most recent global economic crisis, which we believe began in the third quarter of 2007, we have been relying on our deep industry, credit and financial structuring experience, coupled with our strengths as value-oriented, distressed investors, to deploy a significant amount of new capital. As examples of this, from the beginning of the third quarter of 2007 through December 31, 2010, we have invested approximately $24 billion of capital across our private equity and capital markets funds focused on control distressed and buyout investments, leveraged loan portfolios and mezzanine, non-control distressed and non-performing loans. In addition, from the beginning of the fourth quarter of 2007 through December 31, 2010, the funds managed by Apollo have acquired approximately $13.5 billion in face value of distressed debt at discounts to par value and purchased approximately $30.7 billion in face value of leveraged senior loans at discounts to par value from financial institutions. Since we purchased these leveraged loan portfolios from highly motivated sellers, we were able to secure attractive long-term, low cost financing and select credits of companies well known to Apollo. The benchmark S&P/LSTA Leveraged Loan Index, which includes a group of securities we believe is similar to those owned by our funds, had a net return of approximately 6% during the life to date performance of our leveraged loan investments (COF I and COF II), which have exceeded this benchmark.

As in prior market downturns and periods of significant volatility, we have been purchasing distressed securities and continue to opportunistically build positions in high quality companies with stressed balance sheets in industries where we have expertise such as cable, chemicals, packaging and transportation. Our approach towards investing in distressed situations often requires us to purchase particular debt securities as prices are declining, since this allows us both to reduce our average cost and accumulate sizable positions which may enhance our ability to influence any restructuring plans and maximize the value of our distressed investments. As a result, our investment approach may produce negative short-term unrealized returns in certain of the funds we manage. However, we concentrate on generating attractive, long-term, risk-adjusted realized returns for our fund investors, and we therefore do not overly depend on short-term results and quarterly fluctuations in the unrealized fair value of the holdings in our funds.

In addition to deploying capital in new investments, we have been depending on our over 20 years of experience to enhance value in the current investment portfolio of the funds we manage. We have been relying on our restructuring and capital markets experience to work proactively with our funds’ portfolio company management teams to generate cost and working capital savings, reduce capital expenditures, and optimize capital structures through several means such as debt exchange offers and the purchase of portfolio company debt at discounts to par value. For example, as of December 31, 2010, Fund VI and its underlying portfolio companies purchased or retired approximately $18.7 billion in face value of debt and captured approximately $9.3 billion of discount to par value of debt in portfolio companies such as CEVA Logistics, Caesars Entertainment, Realogy and Momentive Performance Materials. In certain situations, such as CEVA Logistics, funds managed by Apollo are the largest owner of the total outstanding debt of the portfolio company. In addition to the attractive return profile associated with these portfolio company debt purchases, we believe that building positions as senior creditors within the existing portfolio companies is strategic to the existing equity ownership positions. Additionally, the portfolio companies of Fund VI have implemented approximately $3.0 billion of cost savings programs on an aggregate basis from the date we acquired them through December 31, 2010, which we believe will positively impact their operating profitability.

Since the beginning of 2007, we have experienced significant globalization and expansion of our investment management activities. We have grown our global network by opening offices in Frankfurt, Luxembourg, Singapore, Hong Kong and Mumbai. During this period through December 31, 2010, we have also launched a new private equity fund, a new strategic investment account investing in CMBS and a commercial real estate finance company, as well as several new capital markets funds and leveraged investment vehicles. In addition, we completed the acquisition of a real estate investment management group. These vehicles had a combined AUM of $43.9 billion as of December 31, 2010. In addition, in order to more fully leverage our long history of investing in the real estate sector, we continue to hire senior members of the real estate team. Similar to the growth and evolution of our real estate business, we expect to continue to grow our company by applying our value-oriented approach across related investment categories which we believe have synergies with our core business and provide attractive opportunities for us to continue to expand our equity base.

We had total AUM of $67.6 billion as of December 31, 2010, consisting of $38.8 billion in our private equity business, $22.3 billion in our capital markets business and $6.5 billion in our real estate business. We have grown our total AUM at a 34.7% compound annual growth rate, or “CAGR,” from December 31, 2004 to December 31, 2010. See “Risk Factors—Risks Related to Our Businesses—We may not be successful in raising new funds or in raising more capital for certain of our funds and may face pressure to modify fee arrangements of our future funds.” In addition, we benefit from mandates with long-term capital commitments in our private equity, capital markets and real estate businesses. Our long-lived capital base allows us to invest assets with a long-term focus, which is an important component in generating attractive returns for our investors. We believe our long-term capital also leaves us well-positioned during economic downturns, when the fundraising environment for alternative assets has historically been more challenging than during periods of economic expansion. As of December 31, 2010, approximately 91% of our AUM was in funds with a contractual life at inception of seven years or more, and 10% of our AUM was in permanent capital vehicles with unlimited duration, as highlighted in the chart below:

We expect our growth in AUM to continue over time by seeking to create value in our funds’ existing private equity, capital markets and real estate investments, continuing to deploy our available capital in what we believe are attractive investment opportunities, and raising new funds and investment vehicles as market opportunities present themselves. See “Risk Factors—Risks Related to Our Businesses—We may not be successful in raising new funds or in raising more capital for certain of our funds and may face pressure to modify fee arrangements of our future funds.”

Our Businesses

We have three business segments: private equity, capital markets and real estate. We also manage (i) AAA, a publicly listed permanent capital vehicle, which invests substantially all of its capital in or alongside Apollo-sponsored entities, funds and other investments, and (ii) several strategic investment accounts established to facilitate investments by third-party investors directly in Apollo-sponsored funds and other transactions. We may also seek to raise natural resources funds that target global private equity opportunities in energy, metals and mining and select other natural resources sub-sectors. The diagram below summarizes our current businesses:

(1)	All data is as of December 31, 2010. The chart does not reflect legal entities or assets managed by former affiliates.
(2)	Includes three funds that are denominated in Euros and translated into U.S. dollars at an exchange rate of €1.00 to $1.34 as of December 31, 2010.

Our financial results are highly variable, since carried interest (which generally constitutes a large portion of the income from the funds we manage), and the transaction and advisory fees that we receive, can vary significantly from quarter to quarter and year to year. We manage our business and monitor our performance with a focus on long-term performance, an approach that mirrors the investment horizons of the funds we manage and is driven by the investment returns of our funds.

Private Equity

Private Equity Funds

Our private equity business had total and fee-generating AUM of $38.8 billion and $27.9 billion, respectively, as of December 31, 2010. Our private equity business grew total and fee-generating AUM by a 25.9% and 37.3% CAGR, respectively, from December 31, 2004 through December 31, 2010. From our inception in 1990 through December 31, 2010, our private equity business invested approximately $34.6 billion of capital. As of December 31, 2010, our private equity funds had $10.3 billion of available capital commitments, providing us with a significant source of capital for future investment activities. Since inception through December 31, 2010, the returns of our private equity funds have performed in the top quartile for all U.S. buyout funds, as measured by Thomson Financial. Our private equity funds have generated a gross IRR of 39% and a net IRR of 26% on a compound annual basis from inception through December 31, 2010, as compared with a total annualized return of 7% for the S&P 500 Index over the same period. In addition, since our inception, our private equity funds (excluding Fund VII, which began investing less than 36 months prior to the valuation date) have achieved a 2.4x average multiple of invested capital. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—The Historical Investment Performance of Our Funds” for reasons why our historical private equity returns are not indicative of the future results you should expect from our current and future funds or from us.

As a result of our long history of private equity investing across market cycles, we believe we have developed a unique set of skills which we rely on to make new investments and to maximize the value of our existing investments. As an example, through our experience with traditional private equity buyouts, we apply a highly disciplined approach towards structuring and executing transactions, the key tenets of which include acquiring companies at below industry average purchase price multiples, and establishing flexible capital structures with long-term debt maturities and few, if any, financial maintenance covenants.

We believe we have a demonstrated ability to adapt quickly to changing market environments and capitalize on market dislocations through our traditional, distressed and corporate buyout approach. In prior periods of strained financial liquidity and economic recession, our private equity funds have made attractive investments by buying the debt of quality businesses (which we refer to as “classic” distressed debt), converting that debt to equity, seeking to create value through active participation with management and ultimately monetizing the investment. This combination of traditional and corporate buyout investing with a “distressed option” has been deployed through prior economic cycles and has allowed our funds to achieve attractive long-term rates of return in different economic and market environments. See “Risk Factors—Risks Related to Our Businesses—Difficult market conditions may adversely affect our businesses in many ways, including by reducing the value or hampering the performance of the investments made by our funds or reducing the ability of our funds to raise or deploy capital, each of which could materially reduce our revenue, net income and cash flow and adversely affect our financial prospects and condition.” In addition, during prior economic downturns we have relied on our restructuring experience and worked closely with our funds’ portfolio companies to maximize the value of our funds’ investments. For example, during the economic downturn during 2001-2003, we successfully restructured several of the portfolio companies in Fund IV that were experiencing financial difficulties, and as a result, Fund IV was able to produce a multiple of invested capital of 1.9x as of December 31, 2010. During this same time period, we relied on our credit market expertise to deploy approximately 54% of the capital from Fund V, primarily in distressed for control situations, and this fund generated a gross IRR of 62% and a net IRR of 45% on a compound annual basis as of December 31, 2010. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—The Historical Investment Performance of Our Funds” for a discussion of the reasons we do not believe our future IRRs will be similar to the IRRs for Fund V.

Traditional Buyouts

Traditional buyouts have historically comprised the majority of our investments. We generally target investments in companies where an entrepreneurial management team is comfortable operating in a leveraged environment. We also pursue acquisitions where we believe a non-core business owned by a large corporation will function more effectively if structured as an independent entity managed by a focused, stand-alone management team. Our leveraged buyouts have generally been in situations that involved consolidation through merger or follow-on acquisitions; carveouts from larger organizations looking to shed non-core assets; situations requiring structured ownership to meet a seller’s financial goals; or situations in which the business plan involved substantial departures from past practice to maximize the value of its assets. Some of our traditional buyout investments include Compass Minerals International in 2001, Nalco Investment Holdings and United Agri Products in 2003, Intelsat in 2004, Berry Plastics in 2006, Smart & Final in 2007 and Caesars Entertainment in 2008.

Distressed Buyouts and Debt Investments

Over our more than 20-year history, approximately 44% of our private equity investments have involved distressed buyouts and debt investments. We target assets with high quality operating businesses but low-quality balance sheets, consistent with our traditional buyout strategies. The distressed securities we purchase include bank debt, public high-yield debt and privately held instruments, often with significant downside protection in the form of a senior position in the capital structure, and in certain situations we also provide DIP financing to companies in bankruptcy. Our investment professionals generate these distressed buyout and debt investment opportunities based on their many years of experience in the debt markets, and as such they are generally proprietary in nature.

We believe distressed buyouts and debt investments represent a highly attractive risk/reward profile. Our investments in debt securities have generally resulted in two outcomes. The first has been when we succeed in taking control of a company through its distressed debt. By working proactively through the restructuring process, we are able to equitize our debt position, resulting in a well-financed buyout. Once we control the company, the investment team works closely with management toward an eventual exit, typically over a three- to five-year period as with a traditional buyout. The second outcome for debt investments has been when we do not gain control of the company. This is typically driven by an increase in the price of the debt beyond what is considered an attractive acquisition valuation. The run-up in bond prices is usually a result of market interest or a strategic investor’s interest in the company at a higher valuation than we are willing to pay. In these cases, we typically sell our securities for cash and seek to realize a high short-term internal rate of return. Some of our distressed buyout investments during economic downturns include Vail Resorts in 1991, Telemundo in 1992, SpectraSite in 2003, Cablecom in 2003, Charter Communications in 2009, Gala Coral in 2010 and Lyondell Basell in 2010.

Corporate Partner Buyouts

Corporate partner buyouts offer another way to capitalize upon investment opportunities during environments in which purchase prices for control of companies are at high multiplies of earnings, making them less attractive for traditional buyout investors. Corporate partner buyouts focus on companies in need of a financial partner in order to consummate acquisitions, expand product lines, buy back stock or pay down debt. In these investments, we do not seek control but instead make significant investments that typically allow us to demand control rights similar to those that we would require in a traditional buyout, such as control over the direction of the business and our ultimate exit. Although corporate partner buyouts historically have not represented a large portion of our overall investment activity, we do engage in them selectively when we believe circumstances make them an attractive strategy.

Corporate partner buyouts typically have lower purchase multiples and a significant amount of downside protection, when compared with traditional buyouts. Downside protection can come in the form of seniority in the capital structure, a guaranteed minimum return from a creditworthy partner, or extensive governance provisions. Importantly, Apollo has often been able to use its position as a preferred security holder in several buyouts to weather difficult times in a portfolio company’s lifecycle and to create significant value in investments that otherwise would have been impaired. Some of our corporate partner buyouts include Sirius Satellite Radio in 1998, Educate in 2000, AMC Entertainment in 2001 and Oceania Cruises (now Prestige Cruise Holdings) in 2007.

Other

In addition to our traditional, distressed and corporate partner buyout activities, we also maintain the flexibility to deploy capital of our private equity funds in other types of investments such as the creation of new companies, which allows us to leverage our deep industry and distressed expertise and collaborate with experienced management teams to seek to capitalize on market opportunities that we have identified, particularly in asset-intensive industries that are in distress. In these types of situations, we have the ability to establish new entities that can acquire distressed assets at what we believe are attractive valuations without the burden of managing an existing portfolio of legacy assets. Similar to our corporate partner buyout activities, other investments, such as the creation of new companies, historically have not represented a large portion of our overall investment activities, although we do make these types of investments selectively. Examples of our other investments include Vantium in 2007 and Veritable Maritime in 2010.

Our Recent Buyouts

The following table presents the buyouts made by Fund VI and Fund VII from 2006 to 2010.

Company	Year of Initial Investment	Fund(s)	Buyout Type	Industry	Region	Invested Capital(1)	Sole Financial Sponsor
						(in millions)
Alcan	2010	Fund VII	Corporate Partner	Materials	Western Europe	$177	Yes
Athlon	2010	Fund VII	Other	Oil & Gas	North America	27	Yes
Twin River	2010	Fund VII	Distressed	Gaming & Leisure	North America	3	No
CKE Restaurants Inc.	2010	Fund VII	Traditional	Food Retail	North America	436	Yes
Evertec	2010	Fund VII	Traditional	Banking	Puerto Rico	184	No
LyondellBasell	2010	Fund VI & VII	Distressed	Chemicals	Global	1,509	No
Aleris International	2010	Fund VI & VII	Distressed	Building Products	Global	163	No
Gala Coral Group	2010	Fund VI & VII	Distressed	Gaming & Leisure	Western Europe	117	No
Monier	2010	Fund VII	Distressed	Building Products	Western Europe	67	No
Veritable Maritime	2010	Fund VII	Other	Shipping	North America	189	Yes
Charter Communications	2009	Fund VI & VII	Distressed	Media, Entertainment & Cable	North America	975	No
Parallel Petroleum	2009	Fund VII	Traditional	Oil & Gas	North America	273	Yes
Dish TV	2009	Fund VII	Other	Media, Entertainment & Cable	India	101	No
Skylink	2008	Fund VII	Traditional	Logistics	North America	58	Yes
Caesars Entertainment	2008	Fund VI	Traditional	Gaming & Leisure	North America	1,454	No
Norwegian Cruise Line	2008	Fund VI	Corporate Partner	Cruise	North America	830	Yes
Vantium	2007	Fund VII	Other	Business Services	North America	683	Yes
Smart & Final	2007	Fund VI	Traditional	Food Retail	North America	262	Yes
Noranda Aluminum	2007	Fund VI	Traditional	Materials	North America	215	Yes
Countrywide	2007	Fund VI	Traditional	Real Estate Services	Western Europe	417	Yes
Claire’s	2007	Fund VI	Traditional	Specialty Retail	Global	498	Yes
Prestige Cruise Holdings(2)	2007	Fund VI & VII	Corporate Partner	Cruise	North America	985	Yes
Realogy	2007	Fund VI	Traditional	Real Estate Services	North America	1,050	Yes
Jacuzzi Brands	2007	Fund VI	Traditional	Building Products	Global	112	Yes
Verso Paper	2006	Fund VI	Traditional	Paper Products	North America	261	Yes
Berry Plastics(3)	2006	Fund VI	Traditional	Packaging	North America	347	Yes
Momentive Performance Materials(6)	2006	Fund VI	Traditional	Chemicals	North America	609	Yes
CEVA Logistics(4)	2006	Fund VI	Traditional	Logistics	Western Europe	423	Yes
Rexnord(5)	2006	Fund VI	Traditional	Diversified Industrial	North America	714	Yes

Total						$13,139

(1)	Invested capital amounts are amounts invested by Fund VI and Fund VII as part of the buyout in equity and securities that can be converted into equity. Fund VI and Fund VII investments include AAA and Palmetto co-investments, where applicable.

(2)	In connection with its acquisition of Regent Seven Seas Cruises, Oceania Cruise Holdings, Inc. changed its name to Prestige Cruise Holdings.

(3)	Prior to the merger with Covalence.

(4)	Includes add-on investment in EGL, Inc.

(5)	Includes add-on investment in Zurn.

(6)	In the fourth quarter of 2010, Momentive Performance Materials Holdings Inc. and Momentive Specialty Chemicals Holdings LLC (formerly known as Hexion LLC) finalized an agreement to merge, effective October 1, 2010.

Building Value in Portfolio Companies

We are a “hands-on” investor and remain actively involved with the operations of our buyout investments for the duration of the investment. As a result of our organization around core industries, and our extensive network of executives and other industry participants, we are able to actively participate in building value for our portfolio of investments. Following an investment, the deal team that executed the transaction focuses its role on functioning as a catalyst for business-transforming events and participates in all significant decisions to develop and support management in the execution of each portfolio company’s business strategy. In connection with this strategy, we have established relationships with operating executives that assist in the diligence review of new opportunities and provide strategic and operational oversight for portfolio investments. In addition, we have established a group purchasing program to leverage the combined corporate spending among Apollo and portfolio companies of the funds it manages in order to seek to reduce costs, optimize payment terms and improve service levels for all program participants.

Exiting Investments

We realize the value of the investments that we have made on behalf of our funds typically through either an initial public offering, or IPO, of common stock on a nationally recognized exchange or through the private sale of the companies in which we have invested. The advantage of having long-lived funds and complete investment discretion is that we are able to time our exit when we believe we may most easily maximize value. We rigorously review the ongoing business plan for each portfolio company and determine if we believe we can continue to compound increases in equity value at acceptable rates of return. Generally, if we believe we can, we continue to hold and manage the investment and if we do not, we seek to exit. We also monitor the debt capital markets closely, which often times provides windows of opportunity to reduce risk in an investment by recouping a large portion of our investment through a leveraged recapitalization. We sponsored the IPOs of 12 of our portfolio companies from January 1, 2002 through the date of this prospectus, as summarized in the table below. We believe that a track record of successful IPOs facilitates access to the public markets in exiting fund investments.

Private Equity Sponsored IPOs

The following table summarizes the breakdown of our private equity sponsored IPOs from January 1, 2002 through the date of this prospectus.

Company	Fund	Date of Initial Investment	IPO Date
Noranda Aluminum	Fund VI	May-07	May-10
Metals USA	Fund V	Nov-05	Apr-10
Verso Paper	Fund VI	Aug-06	May-08
Goodman Global Holdings	Fund V	Dec-04	Apr-06
Hughes Communications	Fund IV	Jan-06	Feb-06
United Agri Products	Fund V	Nov-03	Nov-04
Educate	Fund IV	Jul-00	Sep-04
Compass Minerals International	Fund V	Nov-01	Dec-03
Nalco Investment Holdings	Fund V	Nov-03	Nov-04
QDI (Quality Distribution)	Fund III	Jun-98	Nov-03
National Financial Partners	Fund IV	Jan-99	Sep-03
Pacer International	Fund IV	May-99	Jun-02

Our Recent Private Equity Funds

The following charts summarize the breakdown of our funds’ private equity investments by type and industry from our inception through December 31, 2010.

Private Equity Investments by Type	Private Equity Investments by Industry

*	Includes investments in special purpose entities that invest in debt-related securities of companies included in multiple industries.

Among our more recent funds, Fund V, with $3.7 billion of committed capital, started investing during the economic downturn of 2001 through late 2003. This fund has generated a gross IRR of 62% and a net IRR of 45% from our first investment in April 2001 to December 31, 2010. It has already returned nearly $11.0 billion to investors through December 31, 2010. At December 31, 2010, Fund V had an estimated unrealized value of $1.8 billion and a current multiple of invested capital of 3.4x. This performance was generated during an initial period of economic distress followed by substantial economic and capital markets expansion, which we believe illustrates our ability to use our flexible investment approach to generate returns across a range of economic environments. Fund V is in the top quartile of similar vintage funds according to Thomson Financial.

With $10.1 billion of committed capital as of December 31, 2010, Fund VI has invested or committed to invest approximately $11.4 billion through December 31, 2010. Currently, the Fund VI portfolio includes 18 companies, all but five of which are transactions where we were the sole financial sponsor, eight of which were proprietary in nature (meaning deals that arise other than from winning a competitive auction process), five of which were complex corporate carveouts and all of which were in industries well known to us. The Fund VI portfolio also includes debt investment vehicles formed by our affiliates to invest in debt securities to take advantage of volatility in the credit markets.

Fund VI has generated a gross IRR of 13% and a net IRR of 10% from the first investment in July 2006 to December 31, 2010 and has already returned approximately $3.7 billion to investors. We believe these IRRs reflect the early stage nature of Fund VI, the impact of applying mark-to-market valuations to the portfolio of investments, and the impact of the current global economic downturn on the performance of our funds’ investments. While we cannot predict the length and severity of the current global economic downturn and the impact it will ultimately have on our funds’ portfolio investments, as in past recessionary periods we are relying on our restructuring and distressed investing experience to work proactively with our funds’ portfolio company management teams to generate cost and working capital savings, reduce capital expenditures, divest non-core business lines and optimize capital structures through several means such as debt exchange offers and the purchase of portfolio debt at discounts to par. As of December 31, 2010, Fund VI and its underlying portfolio companies purchased or retired approximately $18.7 billion of debt and captured approximately $9.3 billion of discount to par value of debt in portfolio companies such as CEVA Logistics, Caesars Entertainment, Realogy and Momentive Performance Materials. In certain situations, such as CEVA Logistics, funds managed by Apollo are the largest owner of the total outstanding debt of the portfolio company. In addition to the attractive return profile associated with these portfolio company debt purchases, we believe that building positions as senior creditors within the existing portfolio companies is strategic to the existing equity ownership positions from the date of acquisition through December 31, 2010. Portfolio companies of Fund VI have also implemented approximately $3.0 billion of cost savings programs on an aggregate basis, which we believe will positively impact their operating profitability.

Our most recent private equity fund, Fund VII, which closed with $14.7 billion in commitments in December 2008, has been making investments since January 2008, and as of December 31, 2010, Fund VII had invested $7.8 billion, approximately 43% of which has been invested in debt investments.

Capital Markets

Since Apollo’s founding in 1990, we believe our capital markets expertise has served as an integral component of our company’s growth and success. Our credit-oriented capital markets operations commenced in 1990 with the management of a $3.5 billion high-yield bond and leveraged loan portfolio. Since that time, our capital markets activities have grown significantly, and leverage Apollo’s integrated platform and utilize the same disciplined, value-oriented investment philosophy that we employ with respect to our private equity funds. Our capital markets operations are led by James Zelter, who has served as the managing director of the capital markets business since April 2006. Our capital markets business had total and fee-generating AUM of $22.3 billion and $16.5 billion, respectively, as of December 31, 2010 and grew its total and fee-generating AUM by a 55.8% and 48.5% CAGR, respectively, from December 31, 2004 through December 31, 2010.

Our credit-oriented capital markets funds have been established to capitalize upon our investment experience and deep industry expertise. We seek to participate in capital markets businesses where we believe our industry expertise and experience can be used to generate attractive investment returns. As depicted in the chart below, our capital markets activities span a broad range of the credit spectrum, including non-performing loans, distressed debt, mezzanine debt, senior bank loans and “value-oriented” fixed income.

The value-oriented fixed income segment of the capital markets spectrum is the most recent investment area for Apollo, and it is characterized by its ability to generate attractive risk-adjusted returns relative to traditional fixed income investments. An example of our value-oriented fixed income investments is Athene Asset Management. We established Athene Asset Management, which is substantially owned by a subsidiary of Apollo, to provide asset management services to Athene Life Re and other third parties. Athene Life Re is an Apollo sponsored vehicle formed to focus on opportunities in the life reinsurance sector. Athene Life Re sources, analyzes and negotiates the acquisition of fixed annuity policies from primary insurance companies. As of December 31, 2010, Athene Asset Management had approximately $2.0 billion of AUM, $0.3 billion of which was included in our real estate segment.

As of December 31, 2010, our capital markets funds included six distressed and event-driven hedge funds with total AUM of $2.8 billion, three mezzanine funds with total AUM of $4.5 billion, seven senior credit funds with total AUM of $11.2 billion, and a European non-performing loan fund with total AUM of $1.9 billion. Our capital markets segment includes strategic investment accounts and also Athene Asset Management.

Distressed and Event-Driven Hedge Funds

We currently manage six distressed and event-driven hedge funds that invest primarily in North America, Europe and Asia. These funds had a total of $2.8 billion in AUM as of December 31, 2010. Investors can invest in several of our distressed and event-driven hedge funds as frequently as monthly. Our distressed and event-driven hedge funds utilize similar value-oriented investment philosophies as our private equity business and are focused on capitalizing on our substantial industry and credit knowledge. In addition to owning the companies that manage our distressed and event-driven hedge funds, the Apollo Operating Group holds the general partner interests in the general partners of each of these funds.

Value Funds. We are the investment managers for our flagship distressed Value Funds, which utilize similar investment strategies. The Value Funds seek to identify and capitalize on absolute-value driven investment opportunities. VIF began investing capital in October 2003 and is currently closed to new investors. SVF began investing capital in June 2006 and is currently open to new investors. The Value Funds had a combined net asset value of approximately $880.5 million as of December 31, 2010, and had a net return of 65.9% since inception and 12.2% for the year ended December 31, 2010. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—The Historical Investment Performance of Our Funds” for reasons why future performance by the Value Funds might fall short of their historical performance.

The Value Funds’ flexible investment strategy primarily focuses on investments in distressed companies before, during, or after a restructuring, as well as undervalued securities. Investments are executed primarily through the purchase or sale of senior secured bank debt, second lien debt, high yield debt, trade claims, credit derivatives, preferred stock and equity. In addition to owning the companies that manage the Value Funds, the Apollo Operating Group holds the general partner interests in the general partners of each of these funds. As of December 31, 2010, the Value Funds’ investments were primarily located in North America. North American investments comprised approximately 72% of the portfolio, with the remaining 28% of the total portfolio being investments made internationally.

The following charts break down the Value Funds’ portfolio by investment type and industry as of December 31, 2010:

Value Funds Portfolio by Investment Type	Value Funds Portfolio Investments by Industry

SOMA. SOMA is a private investment fund we formed to manage for one of our Strategic Investors. SOMA seeks to generate attractive risk-adjusted returns through investment in distressed opportunities, primarily in North America and Europe. This fund’s primary mandate is a very similar investment strategy to our Value Funds and is currently managed by the same investment professionals. SOMA began investing capital in

March 2007 and represents a commitment by one of our Strategic Investors of $800.0 million. The fund had a net asset value of approximately $1,062.5 million as of December 31, 2010, including $833.5 million in the primary mandate, which had a net return of 40.7% since inception and 16.9% for the year ended December 31, 2010.

Asian Credit-Oriented Hedge Fund (AAOF). AAOF is an investment vehicle that seeks to generate attractive risk-adjusted returns throughout economic cycles by capitalizing on investment opportunities in the Asian markets, excluding Japan, and targeting event-driven volatility across capital structures, as well as opportunities to develop proprietary platforms. AAOF began investing capital in February 2007. We believe our experienced Asia team has unique access to private deals throughout Asia. The fund primarily invests in the securities of public and private companies in need of capital for acquisitions, refinancing, monetization of assets and distressed financings and other special situations. AAOF primarily focuses on two core strategies, event driven investments and strategic opportunity investments. We believe the investment team’s local expertise is complemented by Apollo’s global reach across its core industry verticals. The fund’s first investment was made in February 2007. The fund had a net asset value of approximately $313.6 million as of December 31, 2010, and had a net return of 15.8% since inception and 12.5% for the year ended December 31, 2010.

Mezzanine Funds

We manage U.S. and European-based mezzanine funds and related investment vehicles with total AUM of $4.5 billion as of December 31, 2010, including: (i) AIC, a U.S.-based permanent capital vehicle, is a publicly traded, closed-end, non-diversified management investment company that has elected to be treated as a business development company under the Investment Company Act and to be treated for tax purposes as a regulated investment company under the Internal Revenue Code; (ii) AIE I, which is an unregistered private closed-end investment fund formed in June 2006; and (iii) AIE II, which is an unregistered private closed-end investment fund formed in April 2008, that seek to capitalize upon mezzanine and subordinated debt opportunities with a focus on Western Europe.

Apollo Investment Corporation. AIC’s common stock is quoted on the NASDAQ Global Select Market under the symbol “AINV” and is currently a component of the S&P MidCap 400 index. AIC raised over $900 million of permanent investment capital through its initial public offering on the NASDAQ in April 2004. Since that time, AIC has successfully completed several secondary offerings and raised approximately $1.9 billion of incremental permanent investment capital. Since inception in April 2004 through December 31, 2010, the annualized return on AIC’s net asset value was 5.3%, and as of December 31, 2010, AIC’s net asset value was approximately $1.9 billion. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—The Historical Investment Performance of Our Funds” for reasons why future AIC returns might fall short of its historical performance. AIC has the ability to incur indebtedness by issuing senior securities in amounts such that its asset coverage equals at least 200% after each such issuance.

Set forth in the chart below are the market values and yields of the AIC portfolio since inception.

AIC Portfolio Growth and Yield Since Inception

The information above is as of December 31, 2010, is presented for illustrative purposes only and is no guarantee of the future success of AIC.

The charts below break down AIC’s portfolio by investment type and industry as of December 31, 2010.

AIC Portfolio by Investment Type	AIC Portfolio Investments by Industry

European Mezzanine Funds (AIE I and AIE II). AIE I and AIE II are unregistered private closed-end investment funds formed in June 2006 and April 2008, respectively, that seek to more fully capitalize upon mezzanine and subordinated debt opportunities with a primary focus on Western Europe. As of December 31, 2010, AIE I and AIE II had an investment portfolio of approximately 70% in secured and unsecured subordinated loans (also referred to as mezzanine loans), senior secured loans and high-yield debt.

As of December 31, 2010, AIE I had an investment portfolio of approximately $124.1 million at market value, based on an exchange rate of €1.00 to $1.34 as of such date. Due to market conditions in 2008 and early 2009, AIE I’s investment performance was adversely impacted, and on July 10, 2009, its shareholders approved a monetization plan, the primary objective of which is to maximize shareholder recovery value by (i) opportunistically selling AIE I’s assets over a three-year period from July 2009 to July 2012 (subject to a one-year extension with the consent of a majority of AIE I’s shareholders) and (ii) reducing the overall costs of the fund. The reduction of costs included a management fee waiver of $12.6 million for the year ended December 31,

2008 and an additional $2.0 million for the year ended December 31, 2009. Furthermore, management fees from AIE I are currently based on a reduced rate of 1.5% of the net assets of AIE I. Prior to the approval of the monetization plan, management fees were based on 2% of the gross assets of AIE I. The company has no future plans to reserve for additional management fees charged to AIE I or to lower the current management fee arrangement. Subject to compliance with applicable law and maintaining adequate liquidity, available cash received from the sale of assets will be returned to shareholders on a quarterly basis once all leverage in the fund is repaid.

The investment objective of AIE II is to generate both capital appreciation and current income through debt and equity investments. Within a flexible overall investment approach, AIE II utilizes a disciplined approach that seeks to evaluate the appropriate part of the capital structure in which to invest based on the risk/reward profile of the investment opportunity. AIE II invests primarily in European mezzanine investments, with a primary focus in Western Europe. AIE II participates in both the primary and secondary credit markets based on the relative attractiveness of each at any given time.

As of December 31, 2010, AIE II had an investment portfolio of approximately $409.9 million at market value based on an exchange rate of €1.00 to $1.34 as of such date, and had a net return of 64.7% since inception and 28.9% for the year ended December 31, 2010. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—The Historical Investment Performance of Our Funds” for reasons why AIE II’s returns might decrease from its historical performance and the historical performances of our other funds. The net return since inception for AIE II is based on the net cumulative change in net assets from the inception of the fund through December 31, 2010 as a percentage of aggregate capital contributions and is not a geometric return. AIE II’s net returns are net of all fees and expenses and exclude performance allocations, if any, to the general partner. The charts below break down the portfolio of AIE II by investment type and industry as of December 31, 2010.

AIE II Portfolio by Investment Type	AIE II Portfolio Investments by Industry

Senior Credit Funds

We manage seven senior credit funds with total AUM of $11.2 billion as of December 31, 2010. We began to establish these funds, which are primarily oriented towards the acquisition of leveraged loans and other performing senior debt, in late 2007 and 2008, in order to capitalize upon the supply-demand imbalances in the leveraged finance market. Since that time, we have been actively investing these funds and have established new senior credit funds. Our senior credit funds together with our private equity funds and certain other capital markets funds, as of December 31, 2010, have deployed approximately $27.4 billion, including leverage, in senior credit investments. We believe these funds benefit from the broad range of investment opportunities that arise as a result of our deep industry and credit expertise. As the opportunity set continues to evolve, we expect we will continue to offer this fund series to capitalize primarily upon senior credit opportunities in the market. The following funds comprise the majority of our senior credit funds’ AUM.

COF I. COF I began investing in April 2008 and, as of December 31, 2010, had aggregate capital commitments of approximately $1.5 billion, primarily from one of our Strategic Investors. COF I principally invests, through privately negotiated transactions, in senior secured debt instruments, including bank loans and bonds, as well as opportunistically investing in a variety of other public and private debt instruments such as DIP financings, rescue or “bridge” financings, and other debt instruments. COF I may use leverage to finance portfolio investments, including as incurred by the fund’s subsidiaries or special-purpose vehicles, and may enter into credit facilities or other debt transactions to leverage its investments.

Our capital commitment to COF I is equal to 1.9% of the aggregate capital commitments of COF I’s limited partners (without regard to any co-investment commitments). COF I is closed to additional investors. As of December 31, 2010, COF I had a net asset value of approximately $2.1 billion.

COF II. COF II began investing in June 2008 and has aggregate capital commitments of approximately $1.6 billion as of the date hereof. COF II principally invests, through privately negotiated transactions, in senior secured debt instruments, including bank loans and bonds, as well as opportunistically investing in a variety of other public and private debt instruments such as debtor-in-possession (DIP) financings, rescue or “bridge” financings, and other debt instruments. COF II may use leverage to finance portfolio investments, including as incurred by the fund’s subsidiaries or special-purpose vehicles, and may enter into credit facilities or other debt transactions to leverage its investments.

Our capital commitment to COF II is equal to 1.4% of the aggregate capital commitments of COF II’s limited partners (without regard to any co-investment commitments). COF II is closed to additional investors. As of December 31, 2010, COF II had a net asset value of $1.9 billion.

ACLF. ACLF began investing capital in October 2007 and held its final closing on November 13, 2007 with initial aggregate capital commitments of $681.6 million. Subsequent to the final closing, ACLF accepted additional commitments of $302.4 million, raising the aggregate capital commitments to $984.0 million by December 10, 2008. ACLF invests principally in senior secured bank debt and debt related securities in the United States and Western Europe. Additionally, up to 20% of ACLF’s capital commitments may be invested in other types of debt and debt related securities, including non-senior bank debt, publicly traded debt securities, “bridge” financings and the equity tranche of any collateralized debt obligation fund sponsored by Apollo or others. Investments may be effected using a wide variety of investment types and transaction structures, including the use of derivatives or other credit instruments, such as credit default swaps, total return swaps and any other credit securities or other credit instruments.

Our capital commitment to ACLF is equal to 2.4% of the aggregate capital commitments of ACLF’s limited partners (without regard to any co-investment commitments). ACLF is closed to additional investors. As part of the initial closing of ACLF, Apollo closed on a co-investment vehicle that has the capacity to invest alongside ACLF on a pre-determined proportionate basis in senior debt investments, which we refer to as ACLF Co-Invest. As of December 31, 2010, ACLF had net assets of $764.8 million and was primarily invested in debt-related securities and various derivative instruments.

Artus. Artus closed on October 19, 2007 with aggregate capital commitments of $106.6 million, including a commitment from one of our Strategic Investors. In November 2007, Artus purchased certain collateralized loan obligations. The collateralized loan obligations are secured by a diversified pool of approximately $0.7 billion in aggregate principal amount of United States dollar denominated commercial loans and cash as of December 31, 2010. As a result of the global credit crisis, the pace of ratings downgrades, defaults and mark-to-market volatility increased dramatically throughout 2008 and the first quarter of 2009, putting pressure on the expected performance of loan portfolios in general. The portfolio in Artus is well diversified, and contains 95% first lien bank loans.

Non-Performing Loan Fund

The Apollo European Principal Finance Fund (EPF). EPF is an investment fund launched in May of 2007 that invests principally in European NPLs. NPLs are loans held by financial institutions that are in default of principal or interest payments for 90 days or more. We estimate that the size of the European NPL market is more than €1 trillion. Investment banks have traditionally been the biggest buyers of NPLs, but almost all of these firms either no longer exist or have exited the business during the past few years. In addition, despite the market size and decrease in natural competition, high barriers to entry have limited, and we believe will continue to limit, the amount of credible competitors. We believe EPF is uniquely positioned to capitalize on this opportunity through its 14 professionals based in London, Frankfurt, Madrid and Dublin, combined with its captive pan-European loan servicing and property management platform, The Lapithus Group, or “Lapithus.” Lapithus operates in 5 European countries and is directly servicing approximately 50,000 loans secured by more than 4,500 commercial and residential properties. As of December 31, 2010, EPF has portfolio investments throughout Europe with its largest concentration in the United Kingdom, Germany, Spain and Portugal.

EPF has approximately €1.3 billion ($1.7 billion using an exchange rate of €1.00 to $1.34 as of December 31, 2010) in total equity commitments. EPF is structured with many characteristics typically associated with private equity funds, including multi-year capital commitments from the fund’s investors. Through December 31, 2010, the fund had invested approximately €935 million ($1.25 billion using an exchange rate of €1.00 to $1.34 as of December 31, 2010) in 14 NPL portfolios and three ancillary investments and has received net proceeds of approximately 37% of invested capital. EPF had a net asset value of approximately $1.12 billion as of December 31, 2010 based on an exchange rate of €1.00 to $1.34 as of such date. In addition to owning the company that manages EPF, the Apollo Operating Group holds the general partner interest in the general partner of EPF.

Real Estate

We have assembled a dedicated team to pursue real estate investment opportunities, which we refer to as AGRE and which we believe benefits from Apollo’s long-standing history of investing in real estate-related sectors such as hotels and lodging, leisure, and logistics. AGRE, which includes 38 investment professionals as of December 31, 2010, is led by Joseph Azrack, who joined Apollo in 2008 with 30 years of real estate investment management experience, serving most recently as President and CEO of Citi Property Investors.

We believe our dedicated real estate platform benefits from, and contributes to, Apollo’s integrated platform, and further expands Apollo’s deep real estate industry knowledge and relationships. As of December 31, 2010, our real estate business had total and fee-generating AUM of approximately $6.5 billion and $2.7 billion, respectively.

In addition to the funds described below, we may seek to serve as the manager of, or sponsor, a series of real estate funds that focus on other opportunistic investments in distressed debt and equity recapitalization transactions, including corporate real estate, distress for control situations and the acquisition and recapitalization of real estate portfolios, platforms and operating companies, including non-performing and deeply discounted loans.

CPI Capital Partners

On November 12, 2010, Apollo completed the acquisition of CPI, the real estate investment management group of Citigroup Inc. CPI had AUM of approximately $3.6 billion as of December 31, 2010. CPI is an integrated real estate investment platform with investment professionals located in Asia, Europe and North America. As part of the acquisition, Apollo acquired general partner interests in, and advisory agreements with, various real estate investment funds and co-invest vehicles and added to its team of real estate professionals.

Apollo Commercial Real Estate Finance, Inc.

In 2009, we launched ARI, a real estate investment trust managed by Apollo that acquires, originates, invests in and manages performing commercial first mortgage loans, CMBS, mezzanine investments and other commercial real estate-related investments in the United States. On September 29, 2009, ARI completed the initial public offering of 10 million shares of its common stock, at a price to the public of $20.00 per share, for gross proceeds of $200 million, and a concurrent private placement of 500,000 shares of its common stock to Apollo and certain of its affiliates at a price per share equal to the initial public offering price. The proceeds to ARI from the initial public offering and the concurrent private placement, net of related issuance costs, were approximately $0.2 billion. In addition, ARI has elected to be taxed as a real estate investment trust, or REIT, under the Internal Revenue Code commencing with its taxable year ended December 31, 2009. To maintain its status as a REIT, ARI must distribute at least 90% of its taxable income to its shareholders and meet, on a continuing basis, certain other complex requirements under the Internal Revenue Code.

During September 2010, ARI completed an offering of 6.9 million shares, which generated gross proceeds of approximately $110.4 million. The proceeds will be used for general corporate purposes, including the repayment of debt and continued investment in target assets. As of September 30, 2010, ARI had total and fee-generating AUM of approximately $1.0 billion and $0.3 billion, respectively.

AGRE CMBS Fund L.P.

In December 2009, we launched the AGRE CMBS Account, a real estate strategic investment account formed to invest principally in CMBS and leverage those investments by borrowing from the TALF Program and repurchase facilities. As of December 31, 2010, the AGRE CMBS Account had total and fee-generating AUM of approximately $1.6 billion and $0.3 billion, respectively.

Strategic Investment Vehicles

In addition to the funds described above, we manage other investment vehicles, including AAA and Palmetto, which have been established to invest either directly in or alongside certain of our funds and certain other transactions that we sponsor and manage.

AP Alternative Assets, L.P. (AAA)

AAA issued approximately $1.9 billion of equity capital in its initial offering in June 2006. AAA is designed to give investors in its common units exposure as a limited partner to certain of the strategies that we employ and allows us to manage the asset allocations to those strategies by investing alongside our private equity funds and directly in our capital markets funds and certain other transactions that we sponsor and manage. The common units of AAA, which represent limited partner interests, are listed on Euronext Amsterdam. AAA is the sole limited partner in AAA Investments, the vehicle through which AAA’s investments are made, and the Apollo Operating Group holds the economic general partnership interests in AAA Investments. On June 1, 2007, AAA Investments entered into a credit facility that originally provided for a $900 million revolving line of credit, thus increasing the amount of cash that AAA Investments has available for making investments, and funding its liquidity and working capital needs. In connection with AAA’s ongoing liquidity management and deleveraging strategy, the revolving credit facility was permanently reduced to $537.5 million as of December 31, 2010. In October 2009, AAA Investments repaid $225.0 million to the lenders in return for the right for AAA Investments or one of its affiliates to purchase its debt in the future at a discount to par value, subject to certain conditions. In December 2009, February 2010 and June 2010, AAA purchased $25.0 million, $37.5 million and $75.0 million, respectively, of its own debt for a purchase price of 85% of par value. As a result of these purchases, the revolving credit facility was permanently reduced to $537.5 million as of December 31, 2010. On August 11, 2010, AAA purchased 6,777,308 of its common units and RDUs from holders participating in a tender offer announced on July 12, 2010, for an aggregate of $47.4 million.

Since its formation, AAA has allowed us to quickly target investment opportunities by capitalizing new investment vehicles formed by Apollo in advance of a lengthier third-party fundraising process. AAA Investments was the initial investor in one of our mezzanine funds, two of our distressed and event-driven hedge funds, our non-performing loan fund and one of our senior credit funds. AAA Investments’ current portfolio also includes private equity co-investments in Fund VI and Fund VII portfolio companies, certain opportunistic investments and temporary cash investments. AAA Investments may also invest in additional funds and other opportunistic investments identified by Apollo Alternative Assets, L.P., the investment manager of AAA.

AAA Investments generates management fees for us through the Apollo funds in which it invests. In addition, AAA Investments generates management fees and incentive income on the portion of its assets that are not invested directly in Apollo funds or temporary investments. AAA Investments pays management fees to Apollo Alternative Assets, L.P., its investment manager, which is 100% owned by the Apollo Operating Group, and pays incentive income to AAA Associates, L.P.

AAA Investments entered into co-investment agreements which allow it to co-invest alongside Fund VI and Fund VII. Under the co-investment agreement with Fund VI, AAA Investments initially agreed to co-invest with Fund VI in each of its investments in an amount equal to 12.5% of the total amount invested by Fund VI, subject to certain exceptions pursuant to which AAA Investments may be excluded from, or may opt out of, an investment. In the fourth quarter of 2009, the co-investment agreement with Fund VI was amended to provide that no new co-investments will be made, and only follow-on investments which are expected to protect AAA Investments’ interests in its existing portfolio companies will be made going forward. Under its co-investment agreement with Fund VII, AAA Investments has a variable co-investment commitment ranging from 0% to 12.5% of investments committed to by Fund VII during each calendar year, subject to certain exceptions pursuant to which AAA Investments may be excluded from, or may opt out of, an investment. The Fund VII co-investment percentage is set at the beginning of each calendar year by the board of directors of AAA’s managing general partner. In the fourth quarter of 2009, the co-investment agreement with Fund VII was amended to provide that where a follow-on investment is made with Fund VII for reasons other than to protect AAA Investments’ interest in an existing portfolio company, it will be made at the co-investment percentage that has been set by the board of directors of AAA’s managing general partner for the relevant year (or, if lower, at the percentage necessary to ensure that AAA Investments and Fund VII continue to hold the relevant portfolio company in the same proportions as it is then owned by each of them). AAA Investments committed to co-invest in an amount equal to 0% of new investments committed to by Fund VII during the 2011, 2010 and 2009 calendar years and 5% during the 2008 calendar year.

As of December 31, 2010, AAA Investments had utilized $537.5 million of its line of credit for certain investments and had a cash balance of approximately $350 million. The amount of loans that may be borrowed under the AAA Investments credit facility cannot exceed the borrowing base, which is calculated based on the value of investments held by AAA Investments, including temporary investments, multiplied by advance rates ranging from 100% for cash equivalents to 35% for unquoted private equity investments. As a result, a decline in the value of investments held by AAA Investments could result in a borrowing base deficiency, and such deficiency may, if not cured in accordance with the terms of the credit facility, limit AAA Investments’ ability to borrow under its credit facility and eventually result in an event of default under such facility. AAA may incur additional indebtedness from time to time, subject to availability in the credit markets, among other things.

Due to market volatility and the tightening of the credit markets, particularly during the fourth quarter of 2008 and first quarter of 2009, AAA Investments took certain steps to manage its borrowing base under its credit agreement and maintain an appropriate level of liquidity:

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Beginning in the fourth quarter of 2008 and continuing into the third quarter of 2009, AAA Investments exercised the right to opt-out of new co-investments alongside Fund VI and Fund VII and their parallel investment vehicles, as permitted by its co-investment agreements described above. Opt-out decisions are each made on a case-by-case basis taking into consideration reserves and liquidity at the time of the potential co-investment transaction. Beginning in the third quarter of 2009, AAA resumed making co-investments alongside the private equity funds. In the fourth quarter of 2009, the co-investment agreements with Fund VI and Fund VII were amended. The co-investment agreement with Fund VI was amended to provide that no new co-investments will be made and only follow-on investments which are expected to protect AAA Investments’ interests in its existing portfolio companies will be made going forward. The co-investment agreement with Fund VII was amended to provide that where a follow-on investment is made with Fund VII for reasons other than to protect AAA Investments’ interest in an existing portfolio company, it will be made at the co-investment percentage that has been set by the board of directors of AAA’s managing general partner for the relevant year (or, if lower, at the percentage necessary to ensure that AAA Investments and Fund VII continue to hold the relevant portfolio company in the same proportions as it is then owned by each of them). The board of directors of AAA’s managing general partner continues to set the Fund VII co-investment percentage for new co-investments at the beginning of each calendar year.

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During 2008, AAA Investments requested the redemption of a portion of its outstanding shares of SVF with a value of $475.0 million, subject to certain terms and conditions. Of the $475.0 million redeemable in 2008, $200.0 million was redeemed in 2008. The remaining $275.0 million redemption, which represented the remainder of AAA Investments’ investment in SVF, was converted into liquidating shares issued by SVF. The liquidating shares are generally allocated a pro rata portion of each of SVF’s existing investments and liabilities, and as those investments are sold, AAA Investments is allocated the proceeds from such disposition less its proportionate share of any expenses incurred by SVF. During the years ended December 31, 2010 and 2009, AAA Investments received redemptions of $35.3 million and $163.4 million, respectively, from SVF.

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During 2009, AAA Investments requested redemptions of portions of its outstanding shares of AAOF with values of $140.0 million, which were converted into liquidating shares issued by AAOF. The liquidating shares are generally allocated a pro rata portion of each of AAOF’s existing investments and liabilities, and as those investments are sold, AAA Investments is allocated the proceeds from such disposition less its proportionate share of any expenses incurred or reserves set by AAOF. During the years ended December 31, 2010 and 2009, AAA Investments received redemptions of $61.8 million and $49.3 million, respectively, from AAOF. At December 31, 2010, the remainder of the liquidating shares of AAOF had a fair value of $45.0 million.

The following chart shows the breakdown of AAA Investments’ $1.8 billion in investments as of December 31, 2010.

AAA Investments

As is common with investments in private equity funds, AAA Investments may follow an over-commitment approach when making investments in order to maximize the amount of capital that is invested at any given time. When an over-commitment approach is followed, the aggregate amount of capital committed by AAA Investments to, or to co-investment programs with, private equity funds and capital markets funds at a given time may exceed the aggregate amount of cash and available credit lines that AAA Investments has available for immediate investment. We cannot assure you that any of such commitments will be funded. As of December 31, 2010, AAA Investments was not overcommitted.

We are contractually committed to reinvest a certain amount of our carried interest income from AAA into common units or other equity interests of AAA, as described in more detail below under “—General Partner and Professionals Investments and Co-Investments—General Partner Investments.”

Strategic Investment Accounts

Institutional investors are expressing increasing levels of interest in SIAs since these accounts can provide investors with greater levels of transparency, liquidity and control over their investments as compared to more traditional investment funds. Based on the trends we are currently witnessing among a select group of large institutional investors, we expect our AUM that is managed through SIAs to continue to grow over time. As of December 31, 2010, approximately $6.6 billion of our total AUM and $4.8 billion of our fee-generating AUM was managed through SIAs.

One example of a SIA managed by Apollo is Palmetto, which we manage on behalf of a single investor. As of December 31, 2010, the total capital commitments to Palmetto were $759.0 million, which included a capital commitment of $750.0 million from one institutional investor that is a large state pension fund and $9.0 million of current commitments from Apollo. Palmetto was established to facilitate investments by such third-party investor directly in our private equity and capital markets funds and certain other transactions that we sponsor and manage. As of December 31, 2010, Palmetto had committed approximately $660.1 million for investments primarily in certain of our capital markets and private equity funds.

Competitive Strengths

Over our more than 20-year history, we have grown to be one of the largest alternative asset managers in the world, which we attribute to the following competitive strengths:

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Our Investment Process and Approach to Investing Have Delivered a Strong Track Record. In aggregate, our private equity funds have generated a 39% gross IRR and a 26% net IRR from inception through December 31, 2010. Our track record of generating attractive long-term risk-adjusted private equity fund returns is a key differentiating factor for our fund investors and, we believe, will allow us to continue to expand our AUM and capitalize new investment vehicles. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—The Historical Investment Performance of Our Funds” for reasons why our historical returns are not indicative of the future results you should expect from our current or future funds or from us. Some of the elements that have enabled us to generate these attractive returns include:

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Our flexibility to invest throughout market cycles and across the capital structure—We have consistently invested capital on behalf of our investors throughout economic cycles by focusing on opportunities that we believe are often overlooked by other investors. We believe that our expertise in capital markets, focus on core industry sectors and investment experience allows us to respond quickly to changing environments. We believe our ability to invest capital through market cycles will allow us to grow our AUM consistently and generate attractive investment opportunities in various market environments.

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We pay close attention to the cycles that our core industry sectors are experiencing and are opportunistic in entering and exiting investments when the risk/reward profile is in our favor. Our private equity funds have had success investing in buyouts and credit opportunities during both expansionary and recessionary economic periods. During the recovery and expansionary periods of 1994 through 2000 and late 2003 through the first half of 2007, our private equity funds invested or committed to invest approximately $13.7 billion primarily in traditional and corporate partner buyouts. In the recessionary periods of 1990 through 1993, 2001 through late 2003 and the current recessionary period, our private equity funds invested approximately $20.9 billion through December 31, 2010, $15.0 billion of which was in distressed buyouts and debt investments when the debt securities of quality companies traded at deep discounts to par value. We believe distressed buyouts represent a highly attractive risk/reward profile and allow our funds to invest at below-market multiples when historically our peer private equity firms have largely been inactive. Our capital markets funds follow the same disciplined approach to investing throughout economic cycles.

Since the onset of the current global economic downturn, we have been drawing on our credit expertise and long history of investing across market cycles to deploy our investors’ capital in ways which we believe will allow our funds to achieve attractive long-term rates of return. Between September 30, 2007 and December 31, 2010, Apollo’s private equity and capital markets funds have invested a combined $41.6 billion in debt securities with a face value of $57.1 billion. The $41.6 billion invested includes $28.4 billion of capital from the funds managed by Apollo and $13.2 billion of additional leverage.

The table below summarizes our view of how our private equity business differed from that of a typical private equity firm during the U.S. economic cycles since our inception in 1990 and our view of certain market conditions during these cycles.

	Recession 1990-1993	Recovery 1994-1997	Expansion 1998-2000	Recession 2001-2003 3Q	Recovery 2003 4Q-2005	Expansion 2006-2007 2Q	Recession 2007 3Q-current
Liquidity	Low	High	High	Low	High	High	Low

Valuation	Low	Low-Medium	High	Low	Medium	Medium-High	Low
Typical private equity firm	Inactive	Active	Inactive or paid high prices	Inactive	Active and paid high prices	Active and paid high prices	Inactive

Apollo	Focus on distressed buyout option	Traditional buyouts	Seeks to reduce acquisition price through complex buyouts and corporate partnerships	Focus on distressed buyout option	Traditional buyouts using industry expertise to reduce acquisition price	Seeks to reduce acquisition price through complex buyouts and corporate partnerships	Focus on distressed investments and strategic acquisitions
Apollo’s traditional and corporate partner buyouts (1)	$490	$1,297	$3,107	$596	$2,393	$5,845	$4,843(2)

Apollo’s distressed buyouts and debt investments (1)	$2,907	$113	$50	$1,025	$846	$3	$11,075(2)

Note: Characterization of economic cycles is based on our management’s views.

(1)	Dollars in millions. Amounts set forth above represent capital invested by our private equity business.
(2)	Amounts are through December 31, 2010.

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Our deep industry expertise and focus on complex transactions—We have substantial expertise in nine core industry sectors and our funds have invested in over 300 companies since inception. Our core industry sectors are chemicals; commodities; consumer and retail; distribution and transportation; financial and business services; manufacturing and industrial; media and leisure; packaging and materials; and satellite and wireless. Our deep experience in these industry sectors has allowed us to develop an extensive network of strategic relationships with CEOs, CFOs and board members of current and former portfolio companies, as well as consultants, investment bankers and other industry-focused intermediaries. We believe that situational and structural complexity often hides compelling value that competitors may lack the inclination or ability to uncover. For example, carveouts of divisions of larger corporations are complex transactions that often provide compelling investment opportunities. We believe that we are known in the market for having substantial corporate carveout experience, having consummated 15 buy-side carveouts since 2000, and that our industry expertise and comfort with complexity help drive our performance.

The table below lists and briefly describes the background of all proprietary carve-out deals our funds have completed since 2000.

Proprietary Corporate Carve-outs
Company	Seller	Date of Initial Investment	Date of Final Exit	Multiple of Invested Capital(1)
Alcan	Rio Tinto	December 2010	NA	1.0x
Evertec	Popular, Inc.	September 2010	NA	1.0x
Prestige Cruise Holdings (Regent Seven Seas)	Carlson	January 2008	NA	0.8x
Noranda Aluminum	Xstrata plc	May 2007	NA	4.4x

Momentive Performance Materials(2)	General Electric	December 2006	NA	2.3x
CEVA Logistics	TNT Group	November 2006	NA	1.7x
Verso Paper	International Paper	August 2006	NA	1.3x
Berry Plastics Corporation (formerly Covalence)	Tyco	February 2006	NA	1.5x

Hughes Communications	DirecTV Group	February 2006	NA	4.9x

United Agri Products	ConAgra Foods	November 2003	November 2006	7.7x
Compass Minerals	IMC Global	November 2001	November 2004	5.0x

Educate	Sylvan	July 2000	NA	3.2x

(1)	Multiple of invested capital is calculated from total value (realized proceeds plus any unrealized fair value as of December 31, 2010) divided by original investment amount.
(2)	In the fourth quarter of 2010, Momentive Performance Materials Holdings Inc. and Momentive Specialty Chemicals Holdings LLC (formerly known as Hexion LLC) finalized an agreement to merge, effective October 1, 2010. As a result of this transaction, a combined multiple was calculated as of December 31, 2010.

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Our investment expertise creates proprietary investment opportunities—We believe our industry expertise allows us to create strategic platforms and approach new investments as a strategic buyer with synergies, cross-selling opportunities and economies of scale advantages over other purely financial sponsors. Examples include the creation of Hexion, a chemical company that had over $6 billion in revenues during 2008, and Berry Plastics, a plastic packaging company that had over $3 billion in revenues during 2008, both of which were built through multiple acquisitions in our core industry verticals. Additionally, our expertise in complex corporate carveouts allows us to source investment opportunities in a private-to-private negotiation, oftentimes exclusively, which facilitates deployment of capital at attractive valuations. Examples include the purchase of United Agri Products from ConAgra Foods (where we realized 7.7x invested capital) and the purchase of Compass Minerals from IMC Global (where we realized 5.0x invested capital). Since our inception through December 31, 2010, we believe over 75% of the private equity buyouts completed by our funds have been proprietary in nature. We have also avoided the market trend of consortium transactions (defined as including more than one main financial sponsor), with Fund VI and Fund VII being the sole financial sponsor in 14 of their last 16 traditional private equity portfolio company buyouts.

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We believe that our proprietary investment opportunities provide the ability to consistently invest capital and generate market leading returns for our funds. We believe these competitive advantages often result in our funds’ buyouts being effected at a lower multiple of adjusted EBITDA than many of our peers. For example, for the buyouts completed by our funds in 2006 and 2007 with values over $500 million, the average purchase price multiple was 7.6x of adjusted EBITDA. The average purchase price multiple of all financial sponsor transactions, as tracked by Thomson Financial, was 11.8x for deals with values over $500 million in 2006 and 2007. In addition, Apollo created these companies at a net Debt to EBITDA ratio of 5.7x and an average equity contribution of approximately 20%.

•	Our collaboration with portfolio company management teams—We possess two decades of experience working with management teams to help create significant long-term value for the portfolio companies of our funds. We believe we add value to our funds’ investments by working closely with the portfolio company management teams. Among other things, in partnership with our management teams, we identify and execute growth opportunities including strategic mergers and acquisitions, generate cost and working capital savings, divest non-core business lines, optimize capital structures and create synergies among our network of current and former portfolio companies. For example, as of December 31, 2010, Fund VI and its underlying portfolio companies purchased or retired approximately $18.7 billion of debt and captured approximately $9.3 billion of discount to par value of debt. In addition, from the date of acquisition through December 31, 2010, Fund VI portfolio companies have implemented approximately $3.0 billion of cost savings programs on an aggregate basis, which we believe will positively impact their operating profitability.

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Our Integrated Business Model. Generally, we operate our global franchise as an integrated investment platform with a free flow of information across our businesses. See “Risk Factors—Risks Related to Our Businesses—Possession of material non-public information could prevent Apollo funds from undertaking advantageous transactions; our internal controls could fail; we could determine to establish information barriers.” Our investment professionals interact frequently across our businesses on a formal and informal basis. For example, in the course of reviewing a large buyout opportunity, a partner from our private equity business might discover an opportunity to invest in an attractive non-control debt investment and convey the opportunity to one of our capital markets partners. See “Risk Factors—Risks Related to Our Businesses—Possession of material, non-public information could prevent Apollo funds from undertaking advantageous transactions; our internal controls could fail; we could determine to establish information barriers.” In addition, members of the private equity investment committee currently serve on the investment committees of each of our capital markets funds.

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Our Strong, Longstanding Investor Relationships. We manage capital for hundreds of investors in our private equity funds, which include many of the world’s most prominent pension funds, university endowments, financial institutions and individuals. Most of our private equity investors are invested in multiple Apollo private equity funds, and many have invested in one or more of our capital markets funds, including as seed investors in new strategies. We believe that our deep investor relationships, founded on our consistent performance, disciplined and prudent management of our fund investors’ capital and our frequently contrarian investment approach, have facilitated the growth of our existing businesses and will assist us with the launch of new businesses and investment offerings, thereby increasing our fee-generating AUM.

Investor Base of Apollo Private Equity

Represents Investor Base of Funds III, IV, V, VI and VII. Data as of December 31, 2010.

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Long-Term Capital Base. A significant portion of our $67.6 billion of AUM as of December 31, 2010 was long term in nature. As of December 31, 2010, approximately 91% of our AUM was in funds with a contractual life at inception of seven years or more, including 10% that was in permanent capital vehicles with unlimited duration, as highlighted in the chart below. Our long-lived capital base allows us to invest assets with a long-term focus, which we believe is an important component in generating attractive returns for our funds’ investors. We believe our long-term capital also leaves us well-positioned during economic downturns, when the fundraising environment for alternative assets has historically been more challenging than during periods of economic expansion.

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The Continuity of Our Strong Management Team and Reputation. Our managing partners actively participate in the oversight of the investment activities of our funds, have worked together for more than 20 years and lead a team of 171 investment professionals as of December 31, 2010 who possess a broad range of transaction, financial, managerial and investment skills. Our investment team includes our contributing partners, who, together with our managing partners, have worked together for an average of 17 years, as well as exclusive relationships with operating executives who are former CEOs with significant experience in our core industries. We have developed a strong reputation in the market as an investor and partner who can make significant contributions to a business or investing decision, and we believe the longevity of our management team is a key competitive advantage.

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Alignment of Interests with Investors in Our Funds and Shareholders. Fundamental to our business model is the alignment of interests of our professionals with those of the investors in our funds and with those of our shareholders. From our inception through December 31, 2010, our professionals have committed or invested an estimated $1.0 billion of their own capital to our funds (including Fund VII). In addition, our practice is to allocate a portion of the management fees and incentive income payable by our funds to our professionals, which we believe serves to incentivize those employees to generate superior risk-adjusted investment returns. Also, the majority of our employees own RSUs which vest over time, and our managing partners and contributing partners will own         % of the company after giving effect to the IPO. We expect to continue to increase the equity ownership of our employees over time through additional grants of RSUs in lieu of cash compensation. We believe that the alignment of interests with our shareholders and fund investors helps us to raise new funds, execute our growth strategy and deliver earnings to our shareholders.

Growth Strategy

Our growth and investment returns have been supported by an institutionalized and strategic organizational structure designed to promote teamwork, industry specialization, longevity of capital, compliance and regulatory excellence and internal systems and processes. Our ability to grow our AUM and revenues depends on our performance and on our ability to attract new capital and fund investors, which we have done successfully over the last 20 years.

The following are key elements of our growth strategy.

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Continuing to Achieve Long-Term Returns in Our Funds. Continued achievement of superior long-term returns will support growth in AUM. We believe our experienced investment team, value-oriented investment strategy and flexible investment approach will continue to drive superior returns. We will emphasize creating long-term value for our shareholders with less focus on our quarter-to-quarter or year-to-year earnings volatility.

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Continuing Our Commitment to Our Fund Investors. We intend to continue managing our businesses with a strong focus on developing and maintaining long-term relationships with our fund investors. Our fund investors include many of the world’s most prominent pension and endowment funds as well as other institutional and individual investors. Most of our private equity investors are invested in multiple Apollo private equity funds, and many invested in one or more of our capital markets funds. We believe that our strong investor relationships facilitate the growth of our existing businesses and the successful launch of new businesses.

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Raising Additional Investment Capital for Our Current Businesses. We will continue to utilize our firm’s reputation and track record to seek to grow our AUM. Our funds’ capital raising activities benefit from our more than 20-year investment track record, the reputation of our firm and investment professionals, our access to public markets through entities such as AIC and AAA and our strong relationships with our investors.

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Expanding Into New Investment Strategies, Markets and Businesses. We intend to grow our businesses through the targeted development of new investment strategies such as real estate that we believe are complementary to our existing businesses. In addition, we expect to continue expanding into new businesses, possibly through strategic acquisitions of other investment management companies or other strategic initiatives.

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Capitalize Upon the Benefits of Being a Public Company, including the Pursuit of Complementary and Strategic Acquisitions. We believe that being a public company will help us grow our AUM and revenues. We believe that fund investors will increasingly prefer to trust their capital to publicly traded asset managers because of the corporate-governance and disclosure requirements that apply to such managers, as well as the more efficient succession-planning and reduced “key man” risk that we believe result from becoming a public company, as we become more institutionalized. As a public company we expect to become less dependent on a small number of individuals and better able to attract senior talent with the backing of public investors and with the ability to provide senior talent with more liquid equity incentive income. We also believe that we can utilize our currency as a public company to broaden our industry verticals and capital markets products and expand into new product offerings and strategies.

Performance Results

Our revenues and other income consist principally of (i) management fees, which are based upon a percentage of the committed or invested capital (in the case of our private equity funds and certain of our capital markets and real estate funds), adjusted assets (in the case of AAA), gross invested capital or fund net asset value (in the case of the rest of our capital markets funds), stockholders’ equity (in the case of ARI) or the capital accounts of the limited partners (in the case of AGRE CMBS Account); (ii) transaction and advisory fees received from private equity and certain capital markets portfolio companies in respect of business and transaction consulting services that we provide, as well as advisory services provided to a capital markets fund; (iii) income based on the performance of our funds, which consists of allocations, distributions or fees from our private equity funds, AAA and our capital markets funds; and (iv) investment income from our investments as general partner and other direct investments primarily in the form of net gains from investment activities as well as interest and dividend income. Carried interest from our private equity funds and certain of our capital markets and real estate funds entitles us to an allocation of a portion of the income and gains from that fund and is as much as 20% of the net realized income and gains that are achieved by the funds net of fund expenses, generally subject to an annual preferred return for the limited partners, which varies by fund, with a “catch-up” allocation to us thereafter. The general partner of each of the funds accrues for its portion of carried interest at each quarter-end balance sheet date for any changes in value of the funds’ underlying investments. For example, if one of our private equity funds were to exceed the preferred return threshold and generate $100 million of profits net of allocable fees and expenses from a given investment, our carried interest would entitle us to receive as much as $20 million of these net profits less appropriate compensation expense for our investment professionals.

Carried interest from most of our capital markets funds is as much as 20% of either the fund’s income and gain or the yearly appreciation of the fund’s net asset value. For such capital markets funds, we accrue carried interest on both realized and unrealized gains, subject to any applicable hurdles and high-water marks. Certain of our capital markets funds are subject to a preferred return. Our ability to generate carried interest is an important element of our business and has historically accounted for a very significant portion of our income. For the year ended December 31, 2010, transaction and advisory fees, management fees and carried interest income represented 3.8%, 20.4% and 75.8%, respectively, of our $2,109.9 million of revenues.

Management further evaluates our segments based on our management and incentive business within each segment. We believe this information provides enhanced transparency with respect to our financial performance. Our management business is generally characterized by the predictability of its financial metrics, including revenues and expenses. This business includes management fee revenues, advisory and transaction revenues, carried interest income from certain of our mezzanine funds, and expenses exclusive of profit sharing, which we believe are more stable in nature. The financial performance of our incentive business, which is dependent upon quarterly mark-to-market unrealized valuations in accordance with U.S. GAAP guidance applicable to fair value measurements, includes carried interest income and profit sharing expense in connection with our investment funds, and is generally less predictable and more volatile in nature.

For more information regarding the financial performance of our segments, refer to “Prospectus Summary—Summary Historical and Other Data” which includes our statement of operations information and our supplemental performance measure, ENI, for our reportable segments and the management business and incentive business, as well as further reconciliation of ENI to Adjusted ENI to identify non-recurring or unusual items for the years ended December 31, 2010, 2009 and 2008.

Fundraising and Investor Relations

We believe our performance track record across our funds has resulted in strong relationships with our fund investors. Our fund investors include many of the world’s most prominent pension funds, university endowments and financial institutions, as well as individuals. We maintain an internal team dedicated to investor relations across our private equity, credit-oriented capital markets and real estate businesses.

In our private equity business, fundraising activities for new funds begin once the investor capital commitments for the current fund are largely invested or committed to be invested. The investor base of our private equity funds includes both investors from prior funds and new investors. In many instances, investors in our private equity funds have increased their commitments to subsequent funds as our private equity funds have increased in size. During our Fund VI fundraising effort, investors representing over 88% of Fund V’s capital committed to the new fund. During our Fund VII fundraising effort, investors representing over 84% of Fund VI’s capital committed to Fund VII. The single largest unaffiliated investor represents only 6% of Fund VI’s commitments and 7% of Fund VII’s commitments. In addition, our investment professionals commit their own capital to each private equity fund.

During the management of a fund, we maintain an active dialogue with our fund investors. We host quarterly webcasts for our fund investors led by members of our senior management team and we provide quarterly reports to our fund investors detailing recent performance by investment. We also organize an annual meeting for our private equity investors that consists of detailed presentations by the senior management teams of many of our current investments. From time to time, we also hold meetings for the advisory board members of our private equity funds.

AAA is an important component of our business strategy, as it has allowed us to quickly target attractive investment opportunities by capitalizing new investment vehicles formed by Apollo in advance of a lengthier third-party fundraising process. In particular, we have used AAA capital to make initial investments in AIE I, SVF, AAOF, a senior credit fund and EPF. The common units of AAA are listed on Euronext Amsterdam by NYSE Euronext and AAA complies with the reporting requirements of that exchange. AAA provides monthly information and quarterly reports to, and hosts quarterly conference calls with, our AAA investors. See “—Strategic Investment Vehicles—AP Alternative Assets, L.P. (AAA)” for information regarding AAA’s liquidity condition.

In our capital markets business, we have raised capital from prominent institutional investors, similar to our private equity and real estate businesses, and have also raised capital from public market investors, as in the case of AIC. AIC provides quarterly reports to, and hosts conference calls with, investors that highlight investment activities. AIC is listed on the NASDAQ Global Select Market and complies with the reporting requirements of that market.

Similar to our private equity and capital markets businesses, in our real estate business we have raised capital from a prominent institutional investor for the AGRE CMBS Account, and we have also raised capital from public market investors with respect to ARI. ARI provides quarterly reports to, and hosts conference calls with, investors that highlight investment activities. ARI is listed on the NYSE and complies with the reporting requirements of that market.

Investment Process

We maintain a rigorous investment process and a comprehensive due diligence approach across all of our funds. We have developed policies and procedures, the adequacy of which are reviewed annually, that govern the investment practices of our funds. Moreover, each fund is subject to certain investment criteria set forth in its governing documents that generally contain requirements and limitations for investments, such as limitations relating to the amount that will be invested in any one company and the geographic regions in which the fund will invest. Our investment professionals are thoroughly familiar with our investment policies and procedures and the investment criteria applicable to the funds that they manage, and these limitations have generally not impacted our ability to invest our funds.

Our investment professionals interact frequently across our businesses on a formal and informal basis. In addition, members of the private equity investment committee currently serve on the investment committees of each of our capital markets funds. We believe this structure is uncommon and provides us with a competitive advantage.

We have in place certain procedures to allocate investment opportunities among our funds. These procedures are meant to ensure that each fund is treated fairly and that transactions are allocated in a way that is equitable, fair and in the best interests of each fund, subject to the terms of the governing agreements of such funds. Each of our funds has primary investment mandates, which are carefully considered in the allocation process.

Private Equity

Private Equity Funds. Our private equity investment professionals are responsible for selecting, evaluating, structuring, diligencing, negotiating, executing, monitoring and exiting investments for our traditional private equity funds, as well as pursuing operational improvements in our funds’ portfolio companies. These investment professionals perform significant research into each prospective investment, including a review of the company’s financial statements, comparisons with other public and private companies and relevant industry data. The due diligence effort will also typically include:

•	on-site visits;

•	interviews with management, employees, customers and vendors of the potential portfolio company;

•	research relating to the company’s management, industry, markets, products and services, and competitors; and

•	background checks.

After an initial selection, evaluation and diligence process, the relevant team of investment professionals will prepare a detailed analysis of the investment opportunity for our private equity investment committee. Our private equity investment committee generally meets weekly to review the investment activity and performance of our private equity funds.

After discussing the proposed transaction with the deal team, the investment committee will decide whether to give its preliminary approval to the deal team to continue the selection, evaluation, diligence and negotiation process. The investment committee will typically conduct several lengthy meetings to consider a particular investment before finally approving that investment and its terms. Both at such meetings and in other discussions with the deal team, our managing partners and partners will provide guidance to the deal team on strategy, process and other pertinent considerations. Every private equity investment requires the approval of our three managing partners.

Our private equity investment professionals are responsible for monitoring an investment once it is made and for making recommendations with respect to exiting an investment. Disposition decisions made on behalf of our private equity funds are subject to careful review and approval by the private equity investment committee, including all three of our managing partners.

AAA. Investment decisions on behalf of AAA are subject to investment policies and procedures that have been adopted by the board of directors of the managing general partner of AAA. Those policies and procedures provide that all AAA investments (except for temporary investments) must be reviewed and approved by the AAA investment committee. In addition, they provide that over time AAA will invest approximately 90% or more of its capital in Apollo funds and Apollo sponsored private equity transactions and, subject to market conditions, target approximately 50% or more in private equity transactions. Pending those uses, AAA capital is invested in temporary liquid investments. AAA’s investments do not need to be exited within fixed periods of time or in any specified manner. AAA is, however, generally required to exit any co-investments it makes with an Apollo fund at the same time and on the same terms as the Apollo fund in question exits its investment. The

AAA investment policies and procedures provide that the AAA investment committee should review the policies and procedures on a regular basis and, if necessary, propose changes to the board of directors of the managing general partner of AAA when the committee believes that those changes would further assist AAA in achieving its objective of building a strong investment base and creating long-term value for its unitholders.

Capital Markets and Real Estate

Each of our capital markets funds and real estate funds maintains an investment process similar to that described above under “—Private Equity.” Our capital markets and real estate investment professionals are responsible for selecting, evaluating, structuring, diligencing, negotiating, executing, monitoring and exiting investments for our capital markets funds and real estate funds, respectively. The investment professionals perform significant research into and due diligence of each prospective investment, and prepare analyses of recommended investments for the investment committee of the relevant fund.

Investment decisions are carefully scrutinized by the investment committees, who review potential transactions, provide input regarding the scope of due diligence and approve recommended investments and dispositions. Close attention is given to how well a proposed investment is aligned with the distinct investment objectives of the fund in question, which in many cases have specific geographic or other focuses. At least one of our managing partners approves every significant capital markets and real estate fund investment decision. The investment committee of each of our capital markets funds and real estate funds generally is provided with a summary of the investment activity and performance of the relevant funds on at least a monthly basis.

Independent Valuation Firms

We are responsible for determining the fair value of our private equity fund portfolio investments on a quarterly basis in good faith, subject to the approval of the advisory board for the relevant private equity fund. We have retained independent valuation firms to provide third-party valuation consulting services to the company which consist of certain limited procedures that the company identifies and requests them to perform. Upon completion of the limited procedures, the independent valuation firms generally assess for certain investments whether the fair value of those investments subjected to the limited procedures do not appear to be unreasonable and for other investments the independent valuation firms assess whether the fair values of those investments are reasonable. The limited procedures do not involve an audit, review, compilation or any other form of examination or attestation under generally accepted auditing standards. In accordance with U.S. GAAP, an investment for which a market quotation is readily available will be valued using a market price for the investment as of the end of the applicable reporting period and an investment for which a market quotation is not readily available will be valued at the investment’s fair value as of the end of the applicable reporting period as determined in good faith. While there is no single standard for determining fair value in good faith, the methodologies described below will generally be followed when fair value pricing is applied.

Valuation of Our Private Equity Funds

We calculate the aggregate realized value of a private equity fund’s portfolio company investments based on the historical amount of the net cash and marketable securities actually distributed to fund investors from all of the fund’s investments made from the date of the fund’s formation through the valuation date. Such amounts do not give effect to the allocation of any realized returns to the fund’s general partner pursuant to carried interest or the payment of any applicable management fees to the fund’s investment advisor. Where the value of an investment is only partially realized, we classify the actual cash and other consideration distributed to fund investors as realized value, and we classify the balance of the value of the investment as unrealized and valued using the methodology described below.

We calculate the aggregate estimated unrealized value of a private equity fund by adding the individual estimated unrealized values of the fund’s portfolio companies. We determine individual investment valuations using market prices where a market quotation is available for the investment or fair value pricing where a market quotation is not available for the investment. For debt securities, if no sales occurred as of year-end and there is no closing price (i.e. the date of determination), we value the securities at the “bid” price at the close of business on such day. Since December 31, 2008, we have valued the securities based on the average of the “bid” and “ask” (the “mid”) price. Fair value pricing represents an investment’s fair value as determined by us in good faith. Market value represents a valuation of an investment derived from the last available closing sales price as of the valuation date. Market values that we derive from market quotations do not take into account various factors which may affect the value that may ultimately be realized in the future, such as the possible illiquidity associated with a large ownership position or a control premium.

There is no single standard for determining fair value in good faith and, in many cases, fair value is best expressed as a range of fair values from which a single estimate may be derived. We determine the fair values of investments for which market quotations are not readily available based on the enterprise values at which we believe the portfolio companies could be sold in orderly dispositions over a reasonable period of time between willing parties other than in a forced or liquidation sale. The portfolio companies are valued utilizing a market approach, an income approach, or both approaches, as appropriate. The market approach uses comparable public company multiples such as the ratio of terminal enterprise value to earnings before interest, taxes, depreciation and amortization, and the ratio of terminal enterprise value to revenue, as well as other relevant information generated by market transactions involving identical or comparable assets or liabilities (including a business). The income approach uses valuation techniques to convert future amounts (for example, cash flows or earnings) to a single present amount (discounted). The measurement is based on the value indicated by current market expectations about those future amounts. These estimated unrealized values may not be realized for the amount provided.

Valuation of Our Capital Markets Funds

Capital Markets Funds other than AIC. For our capital markets funds other than AIC, we generally value securities that are listed on a recognized exchange or a computerized quotation system and that are freely transferable at their last sales price on the relevant exchange based on the last sale recorded on such exchange as of the valuation date. When a security is not traded on an active market exchange, we seek market pricing data from at least two brokers, collateral agents or market makers. In cases where there is only a single broker quoting a specific security, we seek to corroborate any quote received by attempting to obtain quotes on similar securities from independent pricing services. In most cases, the average of mid prices will be used; however, if no ask price is obtained, the bid price will be used in valuing the investment. Since the end of 2008, all capital markets funds, except AAOF, are pricing their securities based on the mid broker price. For most private illiquid investments, we seek an opinion from a third-party valuation firm that will either determine the appropriate value or provide a supporting opinion to our internally modeled valuation. We value all other assets of the fund at fair value in accordance with the valuation policies of the funds. We may change the foregoing valuation methods if we determine in good faith that such change is advisable to better reflect market conditions or activities. Due to the inherent uncertainty of determining the fair value of investments that do not have a readily available market value, the value of investments by certain of our capital markets funds may differ significantly from the values that would have been used had a readily available market value existed for such investments, and the differences could be material.

AIC. Under procedures established by its board of directors, AIC’s investments, including certain subordinated debt, senior secured debt and other debt securities with maturities greater than 60 days, for which market quotations are readily available, are valued at such market quotations (unless they are deemed not to represent fair value). AIC also utilizes independent third-party valuation firms to assist in determining fair value if and when such market quotations are deemed not to represent fair value. Investments purchased within 60 days of maturity are valued at cost plus accreted discount, or minus amortized premium, which approximates fair value. Debt and equity securities that are not publicly traded or whose market quotations are not readily available are valued at fair value as determined in good faith by or under the direction of AIC’s board of directors. Such determination of fair values may involve subjective judgments and estimates. With respect to investments for which market quotations are not readily available or when such market quotations are deemed not to represent fair value, AIC’s board of directors has approved a multi-step quarterly valuation process. AIC’s quarterly valuation process begins with each portfolio company or investment being initially valued by the investment professionals of AIC’s investment advisor that are responsible for the portfolio investment. Preliminary valuation conclusions are then documented and discussed with senior management of AIC’s investment advisor. Independent valuation firms engaged by AIC’s board of directors conduct independent appraisals and review the investment advisor’s preliminary valuations and make their own independent assessment. The audit committee of AIC’s board of directors then reviews and discusses the preliminary valuation of the investment adviser and that of the independent valuation firms. Finally, the board of directors discusses valuations and determines the fair value of each investment in AIC’s portfolio in good faith based on the input of AIC’s investment advisor, the respective independent valuation firm and the audit committee.

AIC’s investments are valued utilizing a market approach, an income approach, or both approaches, as appropriate. The market approach uses prices and other relevant information generated by market transactions involving identical or comparable assets or liabilities (including a business). The income approach uses valuation techniques to convert future amounts (for example, cash flows or earnings) to a single present amount (discounted). The measurement is based on the value indicated by current market expectations about those future amounts. In following these approaches, the types of factors that AIC may take into account in fair value pricing its investments include, as relevant: available current market data, including relevant and applicable market trading and transaction comparables, applicable market yields and multiples, security covenants, call protection provisions, information rights, the nature and realizable value of any collateral, the portfolio company’s ability to make payments, its earnings and discounted cash flows, the markets in which the portfolio company does business, comparisons of financial ratios of peer companies that are public, M&A comparables, the principal market and enterprise values, among other factors. Due to the inherent uncertainty of determining the fair value of investments that do not have a readily available market value, the fair value of AIC’s investments may differ significantly from the values that would have been used had a readily available market value existed for such investments, and the differences could be material.

Real Estate Investments

For ARI and the AGRE CMBS Account, we seek market pricing data from brokers, collateral agents or market makers, when available, and corroborate quotes received by attempting to obtain quotes from independent pricing services. We value all other assets of the fund at fair value in accordance with U.S. GAAP. For our opportunistic real estate funds (in the case of CPI), valuations of non-marketable underlying investments are determined using methods that include, but are not limited to (i) discounted cash flow estimates or comparable analysis prepared internally, (ii) third party appraisals or valuations by qualified real estate appraisers, and (iii) contractual sales value of investments/properties subject to bona fide purchase contracts. Due to the inherent uncertainty of determining the fair value of investments that do not have a readily available market value, the value of investments by certain of our real estate funds may differ significantly from the values that would have been used had a readily available market value existed for such investments, and the differences could be material.

Fees, Carried Interest, Redemption and Termination

Our revenues from the management of our funds consist primarily of:

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management/monitoring fees, which are based on committed or invested capital (in the case of our private equity funds and certain of our capital markets funds), gross invested capital or fund net asset value (in the case of most of our capital markets funds) and gross asset value of structured portfolio vehicle instruments, which includes the leverage used by such structured portfolio vehicles;

•	carried interest based on the performance of our funds; and

•	transaction and advisory fees relating to the investments our private equity and certain capital markets funds make.

In addition, we earn management fees based on the adjusted assets (as defined below) of AAA and are entitled to a carried interest based on the realized gains on each co-investment made by AAA pursuant to a committed co-investment facility and other opportunistic investments. We also earn incentive income from the underlying investments of AAA in our capital markets funds, calculated per the terms of the applicable funds. In addition, with respect to Artus we earn an investment advisory fee based on the sum of the average principal amount of the underlying collateralized loan obligations.

We also receive investment income from the direct investment of capital in our funds in our capacity as general partner, which is described below under “—General Partner and Professionals Investments and Co-Investments—General Partner Investments.” Please see “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for a more detailed description of our revenues.

Overview of Fund Operations

Investors in our private equity funds make commitments to provide capital at the outset of a fund and deliver capital when called by us as investment opportunities become available. We determine the amount of initial capital commitments for any given private equity fund by taking into account current market opportunities and conditions, as well as investor expectations. The general partner’s capital commitment is determined through negotiation with the fund’s investor base. The commitments are generally available for six years during what we call the investment period. We have typically invested the capital committed to our funds over a three to four year period. Generally, as each investment is realized, our private equity funds first return the capital and expenses related to that investment and any previously realized investments to fund investors and then distribute any profits. These profits are typically shared 80% to the investors in our private equity funds and 20% to us so long as the investors receive at least an 8% compounded annual return on their investment, which we refer to as a “preferred return” or “hurdle.” Our private equity funds typically terminate ten years after the final closing, subject to the potential for two one-year extensions. After the amendments we sought in order to deconsolidate most of our funds, dissolution of those funds can be accelerated upon a majority vote of investors not affiliated with us and, in any case, all of our funds also may be terminated upon the occurrence of certain other events, as described below under “—Redemption and Termination.” Ownership interests in our private equity funds and certain of our capital markets funds, are not, however, subject to redemption prior to termination of the funds.

The processes by which our capital markets funds receive and invest capital vary by type of fund. AIC, for instance, raises capital by selling shares in the public markets and it can also issue debt. Our distressed and event-driven hedge funds sell shares or limited partner interests, subscriptions for which are payable in full upon a fund’s acceptance of an investor’s subscription, via private placements. The investors in SOMA, EPF and AIE II made a commitment to provide capital at the formation of such funds and deliver capital when called by us as investment opportunities become available. COF I and COF II invest in a wide variety of public and private debt and debt-related securities and the limited partners subscribe for interests in each of the funds by making commitments through subscription agreements. Limited partners of COF I and COF II respond to capital calls as they arise. As with our private equity funds, the amount of initial capital commitments for our capital markets funds is determined by taking into account current market opportunities and conditions, as well as investor expectations. The general partner commitments for our capital markets funds that are structured as limited partnerships are determined through negotiation with the funds’ investor base. The fees and incentive income we earn for management of our capital markets funds and the performance of these funds and the terms of such funds governing withdrawal of capital and fund termination vary across our capital markets funds and are described in detail below.

We conduct the management of our private equity and capital markets funds primarily through a partnership structure, in which limited partnerships organized by us accept commitments and/or funds for investment from investors. Funds are generally organized as limited partnerships with respect to private equity funds and other U.S. domiciled vehicles and limited partnership and limited liability (and other similar) companies with respect to non-U.S. domiciled vehicles. Typically, each fund has an investment advisor affiliated with an advisor registered under the Advisers Act. Responsibility for the day-to-day operations of the funds is typically delegated to the funds’ respective investment advisors pursuant to an investment advisory (or similar) agreement. Generally, the material terms of our investment advisory agreements relate to the scope of services to be rendered by the investment advisor to the applicable funds, certain rights of termination in respect of our investment advisory agreements and, generally, with respect to our capital markets funds (as these matters are covered in the limited partnership agreements of the private equity funds), the calculation of management fees to be borne by investors in such funds, as well as the calculation of the manner and extent to which other fees received by the investment advisor from fund portfolio companies serve to offset or reduce the management fees payable by investors in our funds. The funds themselves do not register as investment companies under the Investment Company Act, in reliance on Section 3(c)(7) or Section 7(d) thereof or, typically in the case of funds formed prior to 1997, Section 3(c)(1) thereof. Section 3(c)(7) of the Investment Company Act excepts from its registration requirements funds privately placed in the United States whose securities are owned exclusively by persons who, at the time of acquisition of such securities, are “qualified purchasers” or “knowledgeable employees” for purposes of the Investment Company Act. Section 3(c)(1) of the Investment Company Act excepts from its registration requirements privately placed funds whose securities are beneficially owned by not more than 100 persons. In addition, under current interpretations of the SEC, Section 7(d) of the Investment Company Act exempts from registration any non-U.S. fund all of whose outstanding securities are beneficially owned either by non-U.S. residents or by U.S. residents that are qualified purchasers.

In addition to having an investment advisor, each fund that is a limited partnership, or “partnership” fund, also has a general partner that makes all policy and investment decisions relating to the conduct of the fund’s business. The general partner is responsible for all decisions concerning the making, monitoring and disposing of investments, but such responsibilities are typically delegated to the fund’s investment advisor pursuant to an investment advisory (or similar) agreement. The limited partners of the partnership funds take no part in the conduct or control of the business of the funds, have no right or authority to act for or bind the funds and have no influence over the voting or disposition of the securities or other assets held by the funds. These decisions are made by the fund’s general partner in its sole discretion, subject to the investment limitations set forth in the agreements governing each fund. The limited partners often have the right to remove the general partner or investment advisor for cause or cause an early dissolution by a majority vote. In connection with the Private Offering Transactions, we have amended the governing agreements of certain of our consolidated private equity funds (with the exception of AAA) and capital markets funds to provide that a simple majority of a fund’s investors will have the right to accelerate the dissolution date of the fund.

In addition, the governing agreements of our private equity funds enable the limited partners holding a specified percentage of the interests entitled to vote not to elect to continue the limited partners’ capital commitments in the event certain of our managing partners do not devote the requisite time to managing the fund or in connection with certain Triggering Events (as defined below). This is true of Fund VI and Fund VII on which our near- to medium-term performance will heavily depend. EPF, COF I and COF II have a similar provision. In addition to having a significant, immeasurable negative impact on our revenue, net income and cash flow, the occurrence of such an event with respect to any of our funds would likely result in significant reputational damage to us. Further, the loss of one or more our of managing partners may result in the acceleration of our debt. The loss of the services of any of our managing partners would have a material adverse effect on us, including our ability to retain and attract investors and raise new funds, and the performance of our funds. We do not carry any “key man” insurance that would provide us with proceeds in the event of the death or disability of any of our managing partners.

Management Fees

During the investment period, we earn semi-annual management fees from our private equity funds and EPF ranging between 1.0% to 1.75% per annum of the capital commitments of limited partners, other than designated management investors and certain other investors. Upon the third anniversary of the final closing for EPF, the management fees from EPF will step down to 1.75% of the acquisition cost of unrealized investments. Upon the earlier of the termination of the investment period for the relevant fund and the date as of which management fees begin to accrue with respect to a successor fund (the “Management Fee Step Down Date”), the percentage rates of the management fees from our private equity funds are reduced to a percentage ranging from 0.65% to 0.75% of the cost of unrealized portfolio investments. Private equity management fees are reduced by a percentage of any monitoring, consulting, investment banking, advisory, transaction, directors’ or break-up or similar fees paid to the fund’s general partner, management company, “principal partners” (i.e., those of our named partners who are principally responsible for the management of the fund) or any of their affiliates, or “Fund Special Fees.” In the case of Funds IV, V, and VI this reduction applies only after deducting from Fund Special Fees the costs of unconsummated transactions borne by us. In Fund VII, such unconsummated transaction costs will be borne by Fund VII, but reimbursed to Fund VII by an offset against the management fee of Fund Special Fees in an amount up to the amount of such costs, and thereafter the management fee will be offset by the applicable percentage of Fund Special Fees. In the case of Funds VI and VII, management fees are also reduced by an amount equal to any organizational expenses (to the extent they exceed those that the fund is required to bear) and placement fees paid by the fund.

The Management Fee Step Down Date has already occurred with respect to Funds IV, V and VI and the percentage rates of their management fees have been reduced. Fund VII will transition from the investment period rate to the post Management Fee Step Down Date rate upon the earliest of (i) August 30, 2013, (ii) the permanent termination, pursuant to certain provisions of the Fund VII partnership agreement, of the Fund VII investment period, and (iii) the date as of which management fees begin to accrue that are payable by another pooled investment vehicle with investment objectives and policies substantially similar to those of Fund VII and formed by us or by Fund VII’s partners.

Management fees from AAA and its affiliates range between 1.0% and 1.25% of AAA’s adjusted assets, defined as invested capital plus proceeds of any borrowings of AAA Investments plus its cumulative distributable earnings at the end of each quarterly period (taking into account actual distributions but excluding the management fees relating to the period or any non-cash equity compensation expense), net of any amount AAA pays for the repurchase of limited partner interests, as well as capital invested in Apollo funds and temporary investments and any distributable earnings attributable thereto. There are no reductions to AAA Investments’ management fees for Management Fee Offsets.

Management fees for most of our capital markets funds generally range between 0.75% and 2.0% per annum of the applicable fund’s average gross assets under management or net asset value and are paid on a monthly or quarterly basis, depending on the fund. Unlike our private equity funds, which have fixed, limited lives, most of our capital markets funds have unlimited lives, so there is no investment period or mandatory reduction in the percentage charged over time. There are also generally no reductions for financial consulting, advisory, transactions, directors’ or break-up fees, although such fees are not typically charged in respect of our capital markets investments.

Management fees for AIE II are paid quarterly. Through June 30, 2009, and depending on the percentage of drawn capital commitments, management fees are based on either 1.5% of the capital commitments of limited partners or 1.5% of the net asset value attributable to the limited partners, in either case plus 1.0% of the partnership leverage attributable to the limited partners. Beginning in July 2009, management fees stepped down to the sum of 1.25% of the net asset value attributable to the limited partners and 0.75% of the partnership leverage attributable to the limited partners. The net asset value of the fund equals the gross assets of the fund less liabilities of the fund. The partnership leverage of the fund equals the gross assets of the fund less the net asset value of the fund.

Management fees for COF I and COF II are 0.75% and 1.25%, respectively, per annum of the aggregate capital contributions of limited partners, other than designated management investors and certain other investors, invested in unrealized portfolio investments. Such management fees are reduced by Management Fee Offsets, similar to the reduction to private equity management fees described above.

With respect to our real estate business, we receive management fees from ARI, which are calculated and payable quarterly in arrears in an amount equal to 1.50% of ARI’s stockholders’ equity (as defined in its management agreement) per annum.

We also receive a management fee from the AGRE CMBS Account, which is calculated as a percentage of the capital accounts of the limited partners and payable monthly in advance.

Management fees for CPI are primarily based on a specific percentage of committed or net invested capital or net asset value.

Transaction Fees

We receive transaction fees in connection with many of the acquisitions and dispositions made by our private equity funds, certain of our capital markets funds and by AAA Investments in its co-investments alongside our private equity funds. These fees are generally calculated as a percentage of the total enterprise value of the entity acquired or sold. Except in the case of AAA Investments, discussed above, a specified percentage of these fees reduce our management fees.

We generally do not receive transaction fees in connection with the investments of our capital markets funds.

Advisory Fees

We receive advisory fees for consulting services that we perform for certain private equity and capital markets funds’ portfolio companies. The fees vary between portfolio companies and for certain portfolio companies, the fees are dependent on EBITDA. Except in the case of AAA Investments, Artus and the Value Funds, a specified percentage of these fees reduce our management fees.

Carried Interest

Carried interest for our funds entitles us to an allocation of a portion of the income and gains from that fund and, in the case of our private equity funds and certain of our capital markets and real estate funds, is as much as 20% of the cash received from the disposition of a portfolio investment or dividends, interest income or other items of ordinary income received from a portfolio investment or the value of securities distributed in kind, after deducting the capital contributions, organizational expenses, operating expense and management fees in respect of any realized investments. In the case of each of our private equity funds and certain of our capital markets and real estate funds, the respective carried interest is subject to annual preferred return for limited partners, which varies by fund, subject to a catch-up allocation to us thereafter. Carried interest is normally distributed upon the disposition of a portfolio investment. Carried interest is normally distributed on an annual basis and under certain circumstances upon the disposition of a specific investment. With respect to dividends, interest income and ordinary income received from a portfolio investment, carried interest is distributed no later than a specified period after the end of a fiscal year of the relevant fund.

Carried interest for most of our capital markets funds ranges between 15% and 20% of either the fund’s income and gain or the yearly appreciation of the fund’s net asset value. For such capital markets funds, we accrue incentive income on both realized and unrealized gains, subject to any applicable hurdles and high-water marks. Certain of our capital markets funds are subject to a preferred return.

If, upon the final distribution of any of our private equity funds or certain of our capital markets funds, the relevant fund’s general partner has received cumulative carried interest on individual portfolio investments in excess of the amount of carried interest it would be entitled to from the profits calculated for all portfolio investments in the aggregate, the general partner will return the excess amount of incentive income it received to the limited partners up to the amount it has received less taxes. With respect to our private equity funds and certain of our capital markets funds, an escrow account is required to be maintained, such that upon each distribution, if the fair value of unrealized investments (plus any amounts already in the escrow accounts) is not equal to 115% of the cost of the unrealized investments plus allocable expenses and management fees, the general partner will place the portion of its carried interest into such escrow account as is necessary for the value of the account, together with the fair value of the unrealized investments, to equal 115% of the cost of the unrealized investments plus allocable expenses and management fees.

As of December 31, 2010, based on the inception-to-date performance of our private equity and capital markets funds, none of the general partners of such funds had an obligation to return carried interest or incentive income distributions based on realization of investments. In Funds IV, V, VI and VII, the obligation to return carried interest income distributions is guaranteed by the partners of the fund’s general partners. Although our managing partners and contributing partners remain personally liable for their obligations under the guarantees, pursuant to the Managing Partner Shareholders Agreement, we agreed to indemnify our managing partners and certain contributing partners against all amounts that they pay pursuant to any of these personal guarantees in favor of our funds (all including costs and expenses related to investigating the basis for or objecting to any claims made in respect of the guarantees) with respect to the interests that they contributed or sold to the Apollo Operating Group.

See further discussion related to the potential reversal of carried interest income in note 14 to our consolidated and combined financial statements included elsewhere in this prospectus.

Our carried interest from AAA Investments entitles us to 20% of the realized gains (net of related expenses, including any allocable borrowing costs) from each co-investment made by AAA Investments pursuant to a committed co-investment facility (such as its agreement with Fund VI) after its capital contributions in respect of realized investments made pursuant to that committed co-investment facility have been recovered, subject (in the case of AAA Investments, co-investment with Fund VI) to a preferred return of 8%, with a catch-up allocation to us thereafter. There is no similar preferred return requirement in respect of AAA Investments, co-investment with Fund VII. Distributions in respect of our carried interest in investments made pursuant to AAA Investments, co-investment facilities are made as investments are realized. We are also allocated 20% of the realized gains on AAA Investments opportunistic investments (meaning ones that are not temporary, a co-investment with a private equity fund or a direct investment in an Apollo fund), with no preferred return (net of related expenses, including allocable borrowing costs).

Redemption and Termination

AIC and AIE I, with a combined AUM of $3.9 billion as of December 31, 2010, are not subject to mandatory termination and do not permit investors to withdraw capital through redemptions. Our other funds are subject to termination or redemption as described below. Additionally, AIE I shareholders have agreed to a monetization plan discussed elsewhere in this prospectus.

Private Equity Funds. Our private equity funds, with a combined total of $38.8 billion of AUM as of December 31, 2010 (including the portion of the AAA Investments’ co-investment alongside Fund VI and Fund VII), generally terminate 10 years after the last date on which a limited partner purchased an interest in the fund, subject to extension for up to two years if certain consents of the limited partners or the fund’s advisory board are obtained. However, termination can be accelerated:

•

six years after the applicable fund’s general partner or advisory board gives written notice to the fund’s limited partners that the requisite number of key persons have failed to devote the requisite time to the management of the fund, if at a specified number of days after such notice the limited partners holding a specified percentage of the limited partner interests entitled to vote fail to elect to continue the investment period, subject to extension for up to two years with the same consents as are required to extend the fund at the end of its scheduled 10-year term;

•

upon a “disabling event” (as defined below), unless within 90 days after such disabling event, a majority of the limited partner interests entitled to vote agree in writing to continue the business of the fund and to the appointment of another general partner;

•	upon the affirmative vote of a simple majority in interest of the total limited partner interests entitled to vote;

•

except in the case of Fund VII, upon the affirmative vote of 50% to 66.6% of the total limited partner interests entitled to vote, upon the occurrence of a triggering event (as defined below) with respect to the fund’s general partner or management company, or some specified number of the fund’s key persons;

•	after the commitment period, upon a good faith determination by the general partner of the applicable fund that the fund has disposed of substantially all of its portfolio investments;

•

in the discretion of the general partner of the applicable fund to address certain circumstances where the continued participation in the fund by certain limited partners would violate law or have certain adverse consequences for such limited partner or the fund;

•	the entry of a decree of judicial dissolution under Delaware partnership law; or

•	any time there are no limited partners, unless the business of the applicable fund is continued in accordance with Delaware partnership law.

“Disabling event” means (i) the occurrence of an event set forth in Section 17-402 of the Delaware Revised Uniform Limited Partnership Act, which include the withdrawal of the applicable fund’s general partner, the assignment of the general partner’s interest, the general partner’s removal under the applicable fund’s limited partnership agreement and certain events of bankruptcy, reorganization or dissolution relating to the general partner, and (ii) in the case of one of our private equity funds, the termination of the investment period by the limited partner in connection with a Triggering Event. With respect to the general partner or management company of the fund, a “Triggering Event” generally means with respect to any person, the criminal conviction of, or admission by consent (including a plea of no contest or, in the case of certain of our private equity funds, consent to a permanent injunction prohibiting future violations of the federal securities laws) of such person to a material violation of federal securities law, or any rule or regulation promulgated thereunder or any other criminal statute involving a material breach of fiduciary duty; or the conviction of such person of a felony under any federal or state statute; or the commission by such person of an action, or the omission by such person to take an action, if such commission or omission constitutes bad faith, gross negligence, willful misconduct, fraud or willful or reckless disregard for such person’s duties to the applicable fund or its limited partners; or the obtaining by such person of any material improper personal benefit as a result of its breach of any covenant, agreement or representation and warranty contained in the applicable partnership agreement or the subscription agreement between the applicable fund and its limited partners.

Capital Markets Funds. Equity interests issued by SVF, VIF and AAOF may be redeemed at the option of the holder on a quarterly or annual basis after satisfying the applicable minimum holding period requirement (ranging from 12 months to 60 months depending on the particular fund and class of interest). Certain classes of interests in certain funds provide for the imposition of redemption charges at declining rates for interests redeemed on any of the first four quarterly redemption dates from the expiration of the minimum holding period requirement (ranging from 1% to 6% of gross redemption proceeds, depending on the terms of the applicable fund and class). Aggregate redemptions on any redemption date may be limited by a gating restriction to a maximum of 25% of net assets. An investor’s allocable share of certain investments designated as “special investments” generally is not eligible for redemption until the occurrence of a realization or liquidity event with respect to the underlying investment. Holders of a majority of the outstanding equity interests in each fund also have the right to accelerate the liquidation date of the fund.

The investor in SOMA may elect to withdraw its capital as of January 31 of each year, commencing January 31, 2010. We have the right to terminate SOMA at any time. In addition, SOMA will dissolve automatically upon the occurrence of certain events that result in the general partner ceasing to serve or to be able to serve in that capacity (such as bankruptcy, insolvency or withdrawal) unless the investor elects to continue SOMA and to appoint a new general partner.

Under the terms of their respective partnership agreements, COF I and COF II will terminate 8 years after the first date on which a limited partner purchased an interest in the fund and certain other capital markets funds will terminate within five to eight years after the last date on which a limited partner purchased an interest in the fund, in each case, subject to extensions for further periods if certain consents of the limited partners or the fund’s advisory board are obtained. However, termination can be accelerated in similar circumstances to those set out under “—Private Equity Funds” above. Under the terms of its partnership agreement, Artus can be terminated only upon the determination of its general partner; however, a majority in interest of its unaffiliated investors may remove the general partner at any time with or without cause.

General Partner and Professionals Investments and Co-Investments

General Partner Investments

Certain of our management companies and general partners are committed to contribute to the private equity and capital markets funds and affiliates. As a limited partner, general partner and manager of the Apollo private equity funds and capital markets funds, Apollo had unfunded capital commitments of $140.6 million, $201.3 million and $175.7 million at December 31, 2010, 2009 and 2008, respectively.
Under the services agreement between AAA and one of our subsidiaries, we are obligated to reinvest into common units (which may be in the form of RDUs) or other equity interests of AAA, on a quarterly basis, 25% of the aggregate after tax distributions, if any, that the Apollo Operating Group entity receives in respect of carried interests allocable to investments made by AAA Investments, including co-investments with Fund VI and Fund VII. Accordingly, we expect to periodically acquire newly issued common units of AAA (which may be in the form of RDUs) in connection with AAA’s investments in our funds. Such common units will be subject to a three-year lockup period.

Managing Partners and Other Professionals Investments

To further align our interests with those of investors in our funds, our managing partners and other professionals have invested their own capital in our funds. Our managing partners and other professionals will either re-invest their carried interest to fund these investments or use cash on hand or funds borrowed from third parties. On occasion, we have provided guarantees to lenders in respect of funds borrowed by some of our professionals to fund their capital commitments. We do not provide guarantees for our managing partners or other senior executives. We generally have not historically charged management fees or carried interest on capital invested by our managing partners and other professionals directly in our private equity and capital markets funds. Our managing partners and other professionals are not contributing the investments made in their personal capacity in our funds, or as co-investments.

Co-Investments

Investors in many of our funds as well as other investors may receive the opportunity to make co-investments with the funds. Co-investments are investments in portfolio companies or other assets generally on the same terms and conditions as those to which the applicable fund is subject.

Regulatory and Compliance Matters

Our businesses, as well as the financial services industry generally, are subject to extensive regulation in the United States and elsewhere.

All of the investment advisors of our funds are affiliates of certain of our subsidiaries that are registered as investment advisors with the SEC. Registered investment advisors are subject to the requirements and regulations of the Investment Advisers Act. Such requirements relate to, among other things, fiduciary duties to clients, maintaining an effective compliance program, solicitation agreements, conflicts of interest, recordkeeping and reporting requirements, disclosure requirements, limitations on agency cross and principal transactions between an advisor and advisory clients and general anti-fraud prohibitions.

In addition, AIC has elected to be treated as a business development company under the Investment Company Act. The entity that serves as AIC’s investment advisor is subject to the Investment Advisers Act and the rules thereunder.

In order to maintain its status as a regulated investment company under Subchapter M of the Internal Revenue Code, AIC is required to distribute at least 90% of its ordinary income and realized, net short-term capital gains in excess of realized net long-term capital losses, if any, to its shareholders. In addition, in order to avoid excise tax, it needs to distribute at least 98% of its income (such income to include both ordinary income and net capital gains), which would take into account short-term and long-term capital gains and losses. AIC, at its discretion, may carry forward taxable income in excess of calendar year distributions and pay an excise tax on this income. In addition, as a business development company, AIC must not acquire any assets other than “qualifying assets” specified in the Investment Company Act unless, at the time the acquisition is made, at least 70% of AIC’s total assets are qualifying assets (with certain limited exceptions). Qualifying assets include investments in “eligible portfolio companies.” In late 2006, the SEC adopted rules under the Investment Company Act to expand the definition of “eligible portfolio company” to include all private companies and companies whose securities are not listed on a national securities exchange. The rules also permit AIC to include as qualifying assets certain follow-on investments in companies that were eligible portfolio companies at the time of initial investment but that no longer meet the definition. In addition, the SEC recently adopted a new rule under the Investment Company Act to expand the definition of “eligible portfolio company” to include companies whose securities are listed on a national securities exchange but whose market capitalization is less than $250 million. This new rule became effective July 21, 2008.

In addition, ARI has elected to be taxed as a real estate investment trust, or REIT, under the Internal Revenue Code commencing with its taxable year ended December 31, 2009. To maintain its status as a REIT, ARI must distribute at least 90% of its taxable income to its shareholders and meet, on a continuing basis, certain other complex requirements under the Internal Revenue Code.

The SEC and various self-regulatory organizations have in recent years increased their regulatory activities in respect of asset management firms.

Certain of our businesses are subject to compliance with laws and regulations of U.S. Federal and state governments, non-U.S. governments, their respective agencies and/or various self-regulatory organizations or exchanges relating to, among other things, the privacy of client information, and any failure to comply with these regulations could expose us to liability and/or reputational damage. Our businesses have operated for many years within a legal framework that requires our being able to monitor and comply with a broad range of legal and regulatory developments that affect our activities.

However, additional legislation, changes in rules promulgated by self-regulatory organizations or changes in the interpretation or enforcement of existing laws and rules, either in the United States or elsewhere, may directly affect our mode of operation and profitability.

Rigorous legal and compliance analysis of our businesses and investments is important to our culture. We strive to maintain a culture of compliance through the use of policies and procedures such as oversight compliance, codes of ethics, compliance systems, communication of compliance guidance and employee education and training. We have a compliance group that monitors our compliance with all of the regulatory requirements to which we are subject and manages our compliance policies and procedures. Our Chief Legal Officer serves as the Chief Compliance Officer and supervises our compliance group, which is responsible for addressing all regulatory and compliance matters that affect our activities. Our compliance policies and procedures address a variety of regulatory and compliance risks such as the handling of material non-public information, position reporting, personal securities trading, valuation of investments on a fund-specific basis, document retention, potential conflicts of interest and the allocation of investment opportunities.

As an element of our platform, we generally operate without information barriers between our businesses. In an effort to manage possible risks resulting from our decision not to implement these barriers, our compliance personnel maintain a list of issuers for which we have access to material, non-public information and for whose securities our funds and investment professionals are not permitted to trade. We could in the future decide that it is advisable to establish information barriers, particularly as our business expands and diversifies. In such event our ability to operate as an integrated platform will be restricted.

We anticipate our annual incremental cost of complying with regulatory requirements once we are a public company will be approximately as follows:

•	Board of Directors and Audit Committee Member Fees—$700,000; and

•	Internal Audit Function—$1.0 million.

We also may make grants of RSUs to independent directors that we appoint in the future.

Competition

The asset management industry is intensely competitive, and we expect it to remain so. We compete both globally and on a regional, industry and niche basis.

We face competition both in the pursuit of outside investors for our funds and in acquiring investments in attractive portfolio companies and making other investments. We compete for outside investors based on a variety of factors, including:

•	investment performance;

•	investor perception of investment managers’ drive, focus and alignment of interest;

•	quality of service provided to and duration of relationship with investors;

•	business reputation; and

•	the level of fees and expenses charged for services.

Over the past several years, the size and number of private equity funds and capital markets funds has continued to increase, heightening the level of competition for investor capital.

In addition, fund managers have increasingly adopted investment strategies traditionally associated with the other. Capital markets funds have become active in taking control positions in companies, while private equity funds have acquired minority and/or debt positions in publicly listed companies. This convergence could heighten our competitive risk by expanding the range of asset managers seeking private equity investments and making it more difficult for us to differentiate ourselves from managers of capital markets funds.

Depending on the investment, we expect to face competition in acquisitions primarily from other private equity funds, specialized funds, hedge fund sponsors, other financial institutions, corporate buyers and other parties. Many of these competitors in some of our businesses are substantially larger and have considerably greater financial, technical and marketing resources than are available to us. Several of these competitors have recently raised, or are expected to raise, significant amounts of capital and many of them have similar investment objectives to us, which may create additional competition for investment opportunities. Some of these competitors may also have a lower cost of capital and access to funding sources that are not available to us, which may create competitive disadvantages for us with respect to investment opportunities. In addition, some of these competitors may have higher risk tolerances, different risk assessments or lower return thresholds, which could allow them to consider a wider variety of investments and to bid more aggressively than us for investments that we want to make. Corporate buyers may be able to achieve synergistic cost savings with regard to an investment that may provide them with a competitive advantage in bidding for an investment. Lastly, the allocation of increasing amounts of capital to alternative investment strategies by institutional and individual investors could well lead to a reduction in the size and duration of pricing inefficiencies that many of our funds seek to exploit.

Competition is also intense for the attraction and retention of qualified employees. Our ability to continue to compete effectively in our businesses will depend upon our ability to attract new employees and retain and motivate our existing employees.

For additional information concerning the competitive risks that we face, see “Risk Factors—Risks Related to Our Businesses—The investment management business is intensely competitive, which could materially adversely impact us.”

Legal Proceedings

We are, from time to time, party to various legal actions arising in the ordinary course of business, including claims and litigation, reviews, investigations and proceedings by governmental and self-regulatory agencies regarding our business.

On or about March 21, 2009, an entity known as LLDVF, L.P., which alleges that it is an investor in certain notes with a face amount of $43,500,000 issued by Linens ‘n Things, Inc., or “Linens,” commenced an action in the United States District Court for the District of New Jersey against, inter alia, Apollo Management V, L.P., two Apollo partners, certain Apollo investment entities relating to the Linens transaction, certain current and former officers and directors of Linens, and certain other investors in Linens, alleging violations of the Federal Securities Laws and the making of negligent misrepresentations respecting the financial condition and future prospects of Linens from at least March 27, 2007 until May 2, 2008, the date on which Linens filed for bankruptcy protection under Chapter 11 of the United States Bankruptcy Code. On July 10, 2009, the plaintiff effectuated service of the summons and complaint on the defendants. As stipulated by the parties and ordered by the court, on September 23, 2009 the plaintiff filed an amended complaint, which asserted the same causes of action as alleged in the original complaint. On November 23, 2009, the defendants filed motions to dismiss the amended complaint. On August 12, 2010, the Court granted the defendants’ motions and dismissed the complaint without prejudice and subsequently agreed to allow plaintiff, until September 30, 2010, to file a second amended complaint in order to cure any deficiencies identified in the Court’s ruling. Plaintiff filed its second amended complaint on September 30, 2010, and this most recently amended complaint asserts the same causes of action set forth in its first amended complaint, but no longer names the two Linens investors as defendants. On November 30, 2010, the Court granted the plaintiff’s and the defendants’ joint request for a stay of the litigation pending an out-of-court mediation. The Court further ordered the parties to submit a joint stipulation setting forth a proposed schedule for the defendants’ response to plaintiff’s second amended complaint if the parties’ out-of-court mediation fails to resolve the litigation by February 15, 2011. On February 14, 2011, the parties jointly reported to the Court that meaningful settlement discussions are continuing, and requested the court to extend the stay of proceedings from February 15, 2011 to March 15, 2011. Currently, the company does not believe that a loss from liability in this case is either probable or reasonably estimable. At this time, it cannot be predicted whether the mediation will lead to a mutual resolution of the litigation or what the terms of a mutual resolution would be, to the extent a settlement is reached. If a settlement is not reached, the defendants anticipate moving to dismiss the second amended complaint because defendants continue to believe the plaintiff’s allegations lack factual and legal merit. In any event, the lawsuit is in its preliminary stages and no discovery has been taken. As a result, no estimate of possible loss, if any, can be made at this time.

On July 16, 2008, Apollo was joined as a defendant in a pre-existing purported class action pending in Massachusetts federal court against, among other defendants, numerous private equity firms. The suit alleges that beginning in mid-2003, Apollo and the other private equity firm defendants violated the U.S. antitrust laws by forming “bidding clubs” or “consortia” that, among other things, rigged the bidding for control of various public corporations, restricted the supply of private equity financing, fixed the prices for target companies at artificially low levels and allocated amongst themselves an alleged market for private equity services in leveraged buyouts. The suit seeks class action certification, declaratory and injunctive relief, unspecified damages and attorneys’ fees. On August 27, 2008, Apollo and its co-defendants moved to dismiss plaintiffs’ complaint and on November 20, 2008, the Court granted the company’s motion. The Court also dismissed two other defendants, Permira and Merrill Lynch. In an order dated August 18, 2010, the Court granted in part and denied in part plaintiffs’ motion to expand the complaint and to obtain additional discovery. The Court ruled that plaintiffs could amend the complaint and obtain discovery in a second discovery phase limited to eight additional transactions. The Court gave the plaintiffs until September 17, 2010 to amend the complaint to include the additional eight transactions. On September 17, 2010, the plaintiffs filed a motion to amend the complaint by adding the additional eight transactions and adding Apollo as a defendant. On October 6, 2010, the Court granted plaintiffs’ motion to file the fourth amended complaint. Plaintiffs’ fourth amended complaint, filed on October 7, 2010, adds Apollo Global Management, LLC, as a defendant. On November 4, 2010, Apollo moved to dismiss, arguing that the claims against Apollo are time-barred and that the allegations against Apollo are insufficient to state an antitrust conspiracy claim. On February 17, 2011, the Court denied Apollo’s motion to dismiss, ruling that Apollo should raise the statute of limitations issues on summary judgment after discovery is completed. Apollo’s answer to the fourth amended complaint is now due March 21, 2011. Currently, the company does not believe that a loss from liability in this case is either probable or reasonably estimable. The Court granted Apollo’s motion to dismiss plaintiffs’ initial complaint in 2008, ruling that Apollo was released from the only transaction in which it allegedly was involved. While plaintiffs have survived Apollo’s motion to dismiss the fourth amended complaint, the Court stated in denying the motion that it will consider the statute of limitations (one of the bases for Apollo’s motion to dismiss) at the summary judgment stage. Based on the applicable statute of limitations, among other reasons, Apollo believes that plaintiffs’ claims lack factual and legal merit. In addition, discovery is in its early stages. For all of these reasons, no estimate of possible loss, if any, can be made at this time.

Apollo believes that each of these actions is without merit and intends to defend them vigorously.

Various state attorneys general and federal and state agencies have initiated industry-wide investigations into the use of placement agents in connection with the solicitation of investments, particularly with respect to investments by public pension funds. Certain affiliates of Apollo have received subpoenas and other requests for information from various government regulatory agencies and investors in Apollo’s funds, seeking information regarding the use of placement agents. CalPERS, one of our Strategic Investors, announced on October 14, 2009, that it had initiated a special review of placement agents and related issues. Apollo is cooperating with all such investigations and other reviews. In addition, on May 6, 2010, the California Attorney General filed a civil complaint against Alfred Villalobos and his company, Arvco Capital Research, LLC (a placement agent that Apollo has used) and Federico Buenrostro Jr., the former CEO of CalPERS, alleging conduct in violation of certain California laws in connection with CalPERS’s purchase of securities in various funds managed by Apollo and another asset manager. Apollo is not a party to the civil lawsuit and the lawsuit does not allege any misconduct on the part of Apollo. Apollo believes that it has handled its use of placement agents in an appropriate manner.

Although the ultimate outcome of these matters cannot be ascertained at this time, we are of the opinion, after consultation with counsel, that the resolution of any such matters to which we are a party at this time will not have a material adverse effect on our financial statements. Legal actions material to us could, however, arise in the future.

Properties

Our principal executive offices are located in leased office space at 9 West 57th Street, New York, New York. We also lease the space for our offices in Purchase, NY, London, Los Angeles, Singapore, Frankfurt, Mumbai, Hong Kong and Luxembourg. We do not own any real property. We consider these facilities to be suitable and adequate for the management and operation of our businesses.

Employees

We believe that one of the strengths and principal reasons for our success is the quality and dedication of our employees. As of December 2010, we employed 485 people. We strive to attract and retain the best talent in the industry.

Our Partners

Set forth below are the names, ages, numbers of years with Apollo, number of years in the financial services industry and area of operation of each of our executive officers and partners as of the date hereof.

Name	Age	Years with Apollo	Years in Industry
Executive Officers
Leon Black	59	21	34
Joshua Harris	46	21	25
Marc Rowan	48	21	27
Henry Silverman	70	2	26
Marc Spilker	46	<1	25
Gene Donnelly	53	<1	2
Barry Giarraputo	47	4	26
John Suydam	51	5	26
Joseph Azrack	63	2	31
James Zelter	48	5	26

Private Equity
Andrew Africk	44	18	18
Greg Beard	39	<1	17
Marc Becker	38	15	17
Dan Bellissimo	36	4	13
Laurence Berg	44	19	23
Mintoo Bhandari	45	4	17
Anthony Civale	36	12	15
Michael Cohen	34	11	13
Peter Copses	52	21	25
Stephanie Drescher	37	6	15
Robert Falk	72	18	>35
Damian Giangiacomo	34	10	12
Andrew Jhawar	39	11	16
Scott Kleinman	38	15	17
Gernot Lohr	41	4	16
Steve Martinez	42	11	16
Lance Milken	35	13	13
Sam Oh	40	3	18
Stan Parker	35	11	13
Sanjay Patel	50	1	26
Eric Press	45	12	18
Ali Rashid	34	9	11
Robert Seminara	39	8	17
Imran Siddiqui	36	2	9
Aaron Stone	38	14	16
Gareth Turner	47	6	23
Jordan Zaken	36	12	14

Capital Markets
David Abrams	43	4	23
Rajay Bagaria	33	7	12
Robert Burdick	48	3	24
Patrick Dalton	42	7	21
John Hannan	58	21	32
Abraham Katz	39	6	16
Narayanan Girish Kumar	44	4	21
Joseph Moroney	39	2	17
Robert Ruberton	36	7	14
Justin Sendak	42	4	20
Chin Hwee Tan	39	4	15

Real Estate
Grant Kelley	46	1	20
Raymond Mikulich	58	<1	36
Roger Orf	58	<1	29

MANAGEMENT

Our Manager

Our operating agreement provides that so long as the Apollo control condition is satisfied, our manager will manage all of our operations and activities and will have discretion over significant corporate actions, such as the issuance of securities, payment of distributions, sales of assets, making certain amendments to our operating agreement and other matters, and our board of directors will have no authority other than that which our manager chooses to delegate to it. Pursuant to a delegation of authority from our manager, which may be revoked, our board of directors will establish and maintain audit and conflicts committees of the board of directors that has the responsibilities described below under “—Committees of the Board of Directors—Audit Committee” and “—Committees of the Board of Directors—Conflicts Committee.”

Decisions by our manager are made by its executive committee, which is composed of our three managing partners, our Vice Chairman and our President, who serve as non-voting members. Each managing partner will remain on the executive committee for so long as he is employed by us, provided that Mr. Black, upon his retirement, may at his option remain on the executive committee until his death or disability or any commission of an act that would constitute cause if Mr. Black had still been employed by us. Actions by the executive committee are determined by majority vote of its members, except as to the following matters, as to which Mr. Black will have the right of veto: (i) the designations of directors to our board, or (ii) a sale or other disposition of the Apollo Operating Group and/or its subsidiaries or any portion thereof, through a merger, recapitalization, stock sale, asset sale or otherwise, to an unaffiliated third party (other than through an exchange of Apollo Operating Group units and interests in our Class B share for Class A shares, transfers by a founder or a permitted transferee to another permitted transferee, or the issuance of bona fide equity incentives to any of our non-founder employees) that constitutes (x) a direct or indirect sale of a ratable interest (or substantially ratable interest) in each entity that constitutes the Apollo Operating Group or (y) a sale of all or substantially all of the assets of Apollo. Exchanges of Apollo Operating Group units for Class A shares that are not pro rata among our managing partners or in which each managing partner has the option not to participate are not subject to Mr. Black’s right of veto.

Subject to limited exceptions described in our operating agreement, our manager may not sell, exchange or otherwise dispose of all or substantially all of our assets and those of our subsidiaries, taken as a whole, in a single transaction or a series of related transactions without the approval of holders of a majority of the aggregate number of voting shares outstanding; provided, however, that this does not preclude or limit our manager’s ability, in its sole discretion, to mortgage, pledge, hypothecate or grant a security interest in all or substantially all of our assets and those of our subsidiaries (including for the benefit of persons other than us or our subsidiaries, including affiliates of our manager).

We will reimburse our manager and its affiliates for all costs incurred in managing and operating us, and our operating agreement provides that our manager will determine the expenses that are allocable to us. This agreement does not limit the amount of expenses for which we will reimburse our manager and its affiliates.

Directors and Executive Officers

The following table sets forth certain information about our directors and executive officers. Each of our executive officers serves at the pleasure of our manager, subject to rights under any employment agreement. See “—Narrative Disclosure to the Summary Compensation Table and Grants of Plan-Based Awards Table.” Under our operating agreement, our board of directors has authority to act only when such authority is delegated to it by our manager or the Apollo control condition is not satisfied. See “Description of Shares—Operating Agreement” for a more detailed description of the terms of our operating agreement.

For so long as the Apollo control condition is satisfied, our manager shall (i) nominate and elect all directors to our board of directors, (ii) set the number of directors of our board of directors and (iii) fill any vacancies on our board of directors. Our manager has nominated and elected our initial board of directors. After the Apollo control condition is no longer satisfied, each of our directors will be elected by the vote of a plurality of our shares entitled to vote, voting as a single class, to serve until his or her successor is duly elected or appointed and qualified or until his or her earlier death, retirement, disqualification, resignation or removal. Our board currently consists of four members.

For so long as the Apollo control condition is satisfied, our manager may remove any director, with or without cause, at anytime. After such condition is no longer satisfied, a director or the entire board of directors may be removed by the affirmative vote of holders of 50% or more of the total voting power of our shares.

Upon listing of our Class A shares on the NYSE, our manager will appoint at least two additional directors who are independent within the criteria established by the NYSE for independent board members. Following these appointments, we expect that our board of directors will consist of at least six directors. Prior to the listing of our Class A shares on the NYSE, our manager is not required by the terms of our operating agreement or otherwise to appoint any independent directors or use the criteria established by the NYSE for independent board members. After such listing, if completed, our manager will be required to establish an audit committee comprised of independent directors using the NYSE criteria, as described below under “—Committee of the Board of Directors—Audit Committee.”

Name	Age	Position(s)
Leon Black	59	Chairman, Chief Executive Officer and Director
Joshua Harris	46	Senior Managing Director and Director
Marc Rowan	48	Senior Managing Director and Director
Henry Silverman	70	Vice Chairman and Director
Marc Spilker	46	President
Gene Donnelly	53	Chief Financial Officer
Barry Giarraputo	47	Chief Accounting Officer and Controller
John Suydam	51	Chief Legal Officer and Chief Compliance Officer
Joseph Azrack	63	Managing Director—Real Estate
James Zelter	48	Managing Director—Capital Markets

Leon Black. In 1990, Mr. Black founded Apollo Management, L.P. and Lion Advisors, L.P. to manage investment capital on behalf of a group of institutional investors, focusing on corporate restructuring, leveraged buyouts, and taking minority positions in growth-oriented companies. From 1977 to 1990, Mr. Black worked at Drexel Burnham Lambert Incorporated, where he served as Managing Director, head of the Mergers & Acquisitions Group and co-head of the Corporate Finance Department. Mr. Black serves on the boards of directors of Sirius XM Radio Inc. and the general partner of AAA. Mr. Black is a trustee of Dartmouth College, The Museum of Modern Art, Mount Sinai Hospital, The Metropolitan Museum of Art, Prep for Prep, and The Asia Society. He is also a member of The Council on Foreign Relations, The Partnership for New York City and the National Advisory Board of JPMorgan Chase. He is also a member of the boards of directors of FasterCures and the Port Authority Task Force. Mr. Black graduated summa cum laude from Dartmouth College in 1973 with a major in Philosophy and History and received an MBA from Harvard Business School in 1975. Mr. Black has significant experience making and managing private equity investments on behalf of Apollo and has over 33 years experience financing, analyzing and investing in public and private companies. In his prior position with Drexel and in his position at Apollo, Mr. Black is responsible for leading and overseeing teams of professionals. His extensive experience allows Mr. Black to provide insight into various aspects of Apollo’s business and is of significant value to the board of directors.

Joshua Harris. Mr. Harris is a Senior Managing Director of Apollo and Managing Partner of Apollo Management, L.P., which he co-founded in 1990. Prior to 1990, Mr. Harris was a member of the Mergers and Acquisitions Group of Drexel Burnham Lambert Incorporated. Mr. Harris currently serves on the boards of directors of Berry Plastics Group Inc., LyondellBasell Industries B.V., CEVA Group plc, Momentive

Performance Materials Holdings LLC and the holding company for Alcan Engineered Products. Mr. Harris has previously served on the boards of directors of Verso Paper Corp., Metals USA, Inc., Nalco Corporation, Allied Waste Industries, Inc., Pacer International, Inc., General Nutrition Centers, Inc., Furniture Brands International Inc., Compass Minerals International, Inc., Alliance Imaging, Inc., NRT Inc., Covalence Specialty Materials Corp., United Agri Products, Inc., Quality Distribution, Inc., Whitmire Distribution Corp. and Noranda Aluminum Holding Corporation. Mr. Harris is actively involved in charitable and political organizations. He is a member of The Federal Reserve Bank of New York Investors Advisory Committee on Financial Markets and is a member and serves on the Corporate Affairs Committee of the Council on Foreign Relations. Mr. Harris serves as Chairman of the Department of Medicine Advisory Board for The Mount Sinai Medical Center and is on the Board of Trustees of the Mount Sinai Medical Center. He is also a member of The University of Pennsylvania’s Wharton Undergraduate Executive Board and is on the Board of Trustees for The Allen-Stevenson School and the Harvard Business School. Mr. Harris graduated summa cum laude and Beta Gamma Sigma from the University of Pennsylvania’s Wharton School of Business with a Bachelor of Science degree in Economics and received his MBA from the Harvard Business School, where he graduated as a Baker and Loeb Scholar. Mr. Harris has significant experience in making and managing private equity investments on behalf of Apollo and has over 24 years experience in financing, analyzing and investing in public and private companies. Mr. Harris’s extensive knowledge of Apollo’s business and experience in a variety of senior leadership roles enhance the breadth of experience of the board of directors.

Marc Rowan. Mr. Rowan is a Senior Managing Director of Apollo and Managing Partner of Apollo Management, L.P., which he co-founded in 1990. Prior to 1990, Mr. Rowan was a member of the Mergers & Acquisitions Group of Drexel Burnham Lambert Incorporated, with responsibilities in high yield financing, transaction idea generation and merger structure negotiation. Mr. Rowan currently serves on the boards of directors of the general partner of AAA, Athene Life Re, Caesars Entertainment Corporation and Norwegian Cruise Lines. He has previously served on the boards of directors of AMC Entertainment, Inc., Cablecom GmbH, Countrywide Holdings, Ltd., Culligan Water Technologies, Inc., Furniture Brands International Inc., Mobile Satellite Ventures, L.P., National Cinemedia, Inc., National Financial Partners, Inc., New World Communications, Inc., Quality Distribution, Inc., Samsonite Corporation, SkyTerra Communications Inc., Unity Media SCA, Vail Resorts, Inc. and Wyndham International, Inc. Mr. Rowan is also active in charitable activities. He is a founding member and serves on the executive committee of the Youth Renewal Fund and is a member of the boards of directors of the National Jewish Outreach Program, Inc. and the Undergraduate Executive Board of the University of Pennsylvania’s Wharton School of Business. Mr. Rowan graduated summa cum laude from the University of Pennsylvania’s Wharton School of Business with a BS and an MBA in Finance. Mr. Rowan has significant experience making and managing private equity investments on behalf of Apollo and has over 26 years experience financing, analyzing and investing in public and private companies. Mr. Rowan’s extensive financial background and expertise in private equity investments enhance the breadth of experience of the board of directors.

Henry Silverman. Mr. Silverman joined Apollo in 2009 as Chief Operating Officer and currently serves as a director and Vice Chairman of the Board and is a member of the executive committee of our manager. From November 2007 through January 2009, Mr. Silverman served as senior advisor to Apollo. Prior to joining Apollo, from July 2006 until November 2007, Mr. Silverman served as Chairman of the Board and the Chief Executive Officer of Realogy Corporation, formerly Cendant’s real estate division. Mr. Silverman was Chief Executive Officer of Cendant Corporation and its predecessor from May 1990 until August 2006. Cendant was a “Fortune 100” company and the largest global provider of consumer and business services within the travel and residential real estate sectors prior to its separation into several new companies in late 2006. Mr. Silverman continues to serve as a director and Chairman of the Board of Realogy Corporation, is a director and Chairman of the Board of Apollo Commercial Real Estate Finance, Inc. and serves as a director of the general partner of AAA. Mr. Silverman has been involved for many years in numerous philanthropic, public service and social policy initiatives. He currently serves on the Board of Commissioners of the Port Authority of New York and New Jersey, and previously served as its Vice Chairman, and is a trustee of NYU Langone Medical Center and the former Chairman of its Board. Mr. Silverman is a former trustee of NYU, the University of Pennsylvania, Penn Medicine, the Dance Theatre of Harlem and the Whitney Museum of American Art. Mr. Silverman’s

philanthropy includes Silverman Hall, the Silverman-Rodin scholars and the Silverman Professor of Law at Penn Law School, and the Silverman Professor of Obstetrics and Gynecology at NYU School of Medicine. Mr. Silverman was awarded the American Heritage Award from the Anti-Defamation League for lifetime achievement in fighting discrimination and was honored for his efforts to promote diversity in the workplace by the Jackie Robinson Foundation and the U.S. Hispanic Chamber of Commerce. Mr. Silverman graduated from Williams College in 1961, and the University of Pennsylvania Law School in 1964, and served as a legal officer in the U.S. Navy Reserve from 1965 to 1972. Mr. Silverman brings to the board of directors expertise as a strategist, management and operations experience, and a perspective on business operations and corporate governance in the public company context. In his prior experience as chief executive officer of Cendant, he gained extensive experience working with complex organizations and analyzing investment opportunities, all of which the company believes enhances the resources available to the board of directors.

Marc Spilker. Mr. Spilker joined Apollo in 2010 as President. Mr. Spilker retired from Goldman Sachs in May 2010 following a 20-year career with the firm, where he served most recently as the co-head of Goldman Sachs’ Investment Management Division (IMD) and also as a member of the firm-wide Management Committee. Mr. Spilker joined IMD in 2006 as head of Global Alternative Asset Management and became chief operating officer in 2007. Prior to that, Mr. Spilker was responsible for Goldman Sachs’ U.S. Equities Trading and Global Equity Derivatives and was head of Fixed Income, Currency and Commodities in Japan from 1997 to 2000. Mr. Spilker joined Goldman Sachs in 1990 and was named partner in 1996. Mr. Spilker is a member of the University of Pennsylvania’s Wharton Undergraduate Executive Board, the Board of Directors of The New 42nd Street, Inc. and co-chairs the RFK Leadership Council at the Robert F. Kennedy Center for Justice & Human Rights. Mr. Spilker graduated with a B.S. in Economics from the Wharton School of the University of Pennsylvania.

Gene Donnelly. Mr. Donnelly joined Apollo in 2010, following a 30-year career with PricewaterhouseCoopers (“PwC”), most recently as PwC’s lead client relationship partner for several leading private equity firms. Prior to that role, Mr. Donnelly served as the Global Managing Partner for PwC’s advisory and tax practices from 2006 through 2008. During 2000 through 2005, Mr. Donnelly served as Vice Chairman and Chief Financial Officer for PwC’s U.S. firm. Previously, Mr. Donnelly served in PwC’s global transaction services practice from 1996 through 2000, and he was the leader of that practice from 1997 through 2000. Before joining PwC’s transaction services practice, Mr. Donnelly was with PwC’s audit practice from 1979 through 1995, and he was appointed as a partner in 1989. Mr. Donnelly graduated summa cum laude with a BS in Accounting from St. Francis College.

Barry Giarraputo. Mr. Giarraputo joined Apollo in 2006. Prior to that time, Mr. Giarraputo was a Senior Managing Director at Bear Stearns & Co. where he served in a variety of finance roles over nine years. Previous to that, Mr. Giarraputo was with the accounting and auditing firm of PricewaterhouseCoopers LLP for 12 years where he was a member of the firm’s Audit and Business Services Group and was responsible for a number of capital markets clients including broker-dealers, money-center banks, domestic investment companies and offshore hedge funds and related service providers. Mr. Giarraputo is on the Board of Directors for the Association for Children with Down Syndrome where he also serves as the Treasurer and Chairman of the Audit Committee. Mr. Giarraputo has also served as an Adjunct Professor of Accounting at Baruch College where he graduated cum laude in 1985 with a BBA in Accountancy.

John Suydam. Mr. Suydam joined Apollo in 2006. From 2002 through 2006, Mr. Suydam was a partner at O’Melveny & Myers LLP, where he served as head of Mergers & Acquisitions and co-head of the Corporate Department. Prior to that, Mr. Suydam served as chairman of the law firm O’Sullivan, LLP, which specialized in representing private equity investors. Mr. Suydam serves on the board of directors of the Big Apple Circus and Environmental Solutions Worldwide Inc., and he is also a member of the Department of Medicine Advisory Board of The Mount Sinai Medical Center. Mr. Suydam received his JD from New York University and graduated magna cum laude with a BA in History from the State University of New York at Albany.

Joseph Azrack. Mr. Azrack joined Apollo in 2008. Mr. Azrack is the managing partner of Apollo Global Real Estate Management, L.P. and the Managing Director – Real Estate of Apollo Global Management, LLC.

Mr. Azrack serves as the President and Chief Executive Officer of ARI and has been a director of ARI since June 2009. Prior to joining Apollo, from 2004 to 2008, Mr. Azrack was President and CEO of CPI where he chaired the firm’s Management Committee and Investment Committees, and provided strategic guidance for investment policy and strategy. Mr. Azrack was also a member of the Citigroup Alternative Investments Management Committee and Investment Committee from May 2004 to July 2008, and a member of Citi Infrastructure Investments’ Investment Committee from September 2006 to July 2008. Prior to joining CPI, he was Chief Executive and Chairman of AEW Capital Management, L.P. from 1996 to 2003, Founder and President of the AEW Partners Funds from 1988 to 2003, a Director of Curzon Global Partners from 1998 to 2003 and Founder and Chairman of IXIS AEW Europe from 2001 to 2003. Mr. Azrack served with AEW from 1983 to 2003. He is a past adjunct professor at Columbia University’s Graduate School of Business where he is a member of and from 1993 to 2003 chaired the Real Estate Program Advisory Board. He has also been a trustee of the Urban Land Institute since 1998. Mr. Azrack holds an M.B.A. from Columbia University and a B.S. from Villanova University.

James Zelter. Mr. Zelter joined Apollo in 2006. Mr. Zelter is the Managing Director of Apollo’s capital markets business, Chief Executive Officer and director of AIC and director of AIE I . Prior to joining Apollo, Mr. Zelter was with Citigroup Inc. and its predecessor companies from 1994 to 2006. From 2003 to 2005, Mr. Zelter was Chief Investment Officer of Citigroup Alternative Investments, and prior to that he was responsible for the firm’s Global High Yield and Leveraged Finance franchise. Prior to joining Citigroup in 1994, Mr. Zelter was a High Yield Trader at Goldman, Sachs & Co. Mr. Zelter has significant experience in global credit markets and has overseen the broad expansion in the Apollo capital markets platform. Mr. Zelter is a board member of DUMAC, the investment management company that oversees the Duke Endowment and Duke Foundation. Mr. Zelter has a degree in Economics from Duke University.

Management Approach

We intend to continue to employ our current management structure, and, upon the listing of our Class A shares on the NYSE, if achieved, we have decided to avail ourselves of the “controlled company” exception from certain of the NYSE governance rules, which eliminates the requirements that we have a majority of independent directors on our board of directors and that we have a compensation committee and a nominating and corporate governance committee composed entirely of independent directors. In addition, our company will continue to have a manager that manages all our operations and activities, with only limited powers retained by the board of directors, so long as the Apollo control condition is satisfied.

Limited Powers of Our Board of Directors

As noted, so long as the Apollo control condition is satisfied, our manager will manage all of our operations and activities, and our board of directors will have no authority other than that which our manager chooses to delegate to it. Our manager has delegated to an audit committee of our board of directors the functions described below under “—Committees of the Board of Directors—Audit Committee” and to a conflicts committee the functions described below under “—Committees of the Board of Directors—Conflicts Committee.” In the event that the Apollo control condition is not satisfied, our board of directors will manage all of our operations and activities.

Pursuant to a delegation of authority from our manager, which may be revoked, our board of directors has established and at all times will maintain audit and conflicts committees of the board of directors that have the responsibilities described below under “—Committees of the Board of Directors—Audit Committee” and “—Committees of the Board of Directors—Conflicts Committee.”

Where action is required or permitted to be taken by our board of directors or a committee thereof, a majority of the directors or committee members present at any meeting of our board of directors or any committee thereof at which there is a quorum shall be the act of our board or such committee, as the case may be. Our board of directors or any committee thereof may also act by unanimous written consent.

Under the Agreement Among Managing Partners, the vote of a majority of the independent members of our board will decide the following: (i) in the event that a vacancy exists on the executive committee of our managers and the remaining members of the executive committee cannot agree on a replacement, the independent members of our board shall select one of the two nominees to the executive committee of our manager presented to them by the remaining members of such executive committee to fill the vacancy on such executive committee and (ii) in the event that at any time after December 31, 2009, Mr. Black wishes to exercise his ability to cause (x) the direct or indirect sale of a ratable interest (or substantially ratable interest) in each Apollo Operating Group entity, or (y) a sale of all or substantially all of our assets, through a merger, recapitalization, stock sale, asset sale or otherwise, to an unaffiliated third party. We are not a party to the Agreement Among Managing Partners, and neither we nor our shareholders (other than our Strategic Investors, as set forth under “Certain Relationships and Related Party Transactions—Lenders Rights Agreement—Amendments to Managing Partner Transfer Restrictions”) have any right to enforce the provisions described above. Such provisions can be amended or waived upon agreement of our managing partners at any time.

Committees of the Board of Directors

We have established an audit committee as well as a conflicts committee. Our audit committee has adopted a charter that complies with current federal and NYSE rules relating to corporate governance matters. Our board of directors may from time to time establish other committees of our board of directors.

Audit Committee

The purpose of the audit committee is to assist our manager in overseeing and monitoring (i) the quality and integrity of our financial statements, (ii) our compliance with legal and regulatory requirements, (iii) our independent registered public accounting firm’s qualifications and independence and (iv) the performance of our independent registered public accounting firm. Our manager intends, on or prior to the planned listing of our Class A shares on the NYSE, to cause the members of the audit committee to meet the independence standards for service on an audit committee of a board of directors pursuant to federal securities regulations and NYSE rules relating to corporate governance matters. These rules require that we have one independent member of the audit committee at the time our Class A shares are listed on the NYSE, a majority of independent members within 90 days of listing and a fully independent committee within one year. Pending appointment of independent directors to our audit committee, it is currently comprised of Mr. Silverman.

Conflicts Committee

The purpose of the conflicts committee is to review specific matters that our manager believes may involve conflicts of interest. The conflicts committee will determine whether the resolution of any conflict of interest submitted to it is fair and reasonable to us. Any matters approved by the conflicts committee will be conclusively deemed to be fair and reasonable to us and not a breach by us of any duties that we may owe to our shareholders. In addition, the conflicts committee may review and approve any related person transactions, other than those that are approved pursuant to our related person policy, as described under “Certain Relationships and Related Party Transactions—Statement of Policy Regarding Transactions with Related Persons,” and may establish guidelines or rules to cover specific categories of transactions.

Lack of Compensation Committee Interlocks and Insider Participation

We do not have a compensation committee. Our managing partners have historically made all final determinations regarding executive officer compensation. Our manager has determined that maintaining our existing compensation practices as closely as possible is desirable and intends that these practices will continue. Accordingly, our manager does not intend to establish a compensation committee of our board of directors. For a description of certain transactions between us and our managing partners see “Certain Relationships and Related Party Transactions.”

Executive Compensation

Compensation Discussion and Analysis

Overview of Compensation Philosophy

Alignment of interests with investors and shareholders. Our principal compensation philosophy is to align the interests of our managing partners, contributing partners, and other senior professionals with those of our Class A shareholders and fund investors. This alignment, which we believe is a key driver of our success, has been achieved principally by our managing partners’ and contributing partners’ direct ownership of equity in our business in the form of Apollo Operating Group units, our contributing partners’ ownership of rights to receive a portion of the management fees and incentive income earned for management of our funds, the direct investment by both our managing partners and our contributing partners in our funds, and our practice of making annual bonus payments partly in the form of equity-based grants that are subject to vesting. As a result of this alignment, the compensation of our professionals is closely tied to the performance of our businesses.

Significant personal investment. Like our fund investors and Class A shareholders, our managing partners and contributing partners make significant personal investments in our funds (as more fully described under “Certain Relationships and Related Party Transactions”), directly or indirectly, and our professionals who receive carried interests in our funds are generally required to invest their own capital in the funds they manage in amounts that are generally proportionate to the size of their participation in incentive income. We believe that this ownership ensures that our professionals have significant capital at risk and reinforces the linkage between the success of the funds we manage, the success of the company and the compensation paid to our professionals.

Long-term performance and commitment. Most of our professionals have been issued RSUs, which provide rights to receive Class A shares and distributions on those shares. The managing partners’ and contributing partners’ pecuniary interests in Apollo Operating Group units are subject to a five or six year vesting schedule, and the RSUs are also subject to a vesting schedule (generally ranging from three to six years). Our president has also received options to acquire Class A shares that vest over six years. In addition, AAA incentive units held by certain of our professionals are subject to vesting, generally over three years. The vesting requirements for these awards contribute to our professionals’ focus on long-term performance while enhancing retention of these professionals.

Discouragement of excessive risk-taking. Although investments in alternative assets can pose risks, we believe that our compensation program includes significant elements that discourage excessive risk-taking while aligning the compensation of our professionals with our long-term performance. For example, notwithstanding that we accrue compensation for our carried interest programs (described below) as increases in the value of the portfolio investments are recorded in the related funds, we generally make cash payments of carried interest to our employees only after profitable investments have actually been realized. This helps to ensure that our professionals take a long-term view that is consistent with the company’s and our shareholders’ interests. Moreover, if a fund fails to achieve specified investment returns due to diminished performance of later investments, our carried interest program relating to that fund generally permits, for the benefit of the limited partner investors in that fund, the return of carried interest payments previously made to us, our contributing partners or our other employees. These provisions discourage excessive risk-taking and promote a long-term view that is consistent with the interests of our investors and shareholders. Our requirement that our professionals invest in the funds we manage further aligns the interests of our professionals, fund investors and Class A shareholders. Finally, the significant vesting provisions of our RSUs, options, Apollo Operating Group units and AAA incentive units noted above discourage excessive risk-taking because the value of these units is tied directly to the long-term performance of our Class A shares.

Compensation Elements for Named Executive Officers

Consistent with our emphasis on alignment of interests with our fund investors and Class A shareholders, compensation elements tied to the profitability of our different businesses and that of the funds that we manage are the primary means of compensating our seven executive officers listed in the tables below, or the “named executive officers.” The key elements of the compensation of our named executive officers during fiscal year 2010 are described below. We distinguish among the compensation components applicable to our seven named executive officers as appropriate in the below summary. Mr. Black is a member of the group referred to elsewhere in this prospectus as the “managing partners,” and Mr. Zelter is a member of the group referred to elsewhere in this prospectus as the “contributing partners.”

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Annual Salary. Each of our named executive officers (other than Mr. Zelter) receives an annual salary. Pursuant to his employment, non-competition and non-solicitation agreement entered into in connection with the Reorganization (discussed below), Mr. Black receives a base salary of $100,000 per year. After the expiration of the five-year term of his employment agreement, his compensation will be determined by our manager if the Apollo control condition is then satisfied, or otherwise by our board of directors. We expect to re-examine the $100,000 salary for Mr. Black as we approach the end of his employment agreement term in 2012. The base salaries of our named executive officers who are not managing partners are set forth in the Summary Compensation Table below, and those base salaries were set by our managing partners in their judgment after considering the historic compensation levels of the officer, competitive market dynamics, and each officer’s level of responsibility and anticipated contributions to our overall success. We did not increase the base salary of any of our named executive officers in 2010.

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Annual Bonus. Most of our professionals (other than Messrs. Black and Spilker) are considered for discretionary annual bonuses. The inclusion of annual bonuses as part of our overall compensation rewards superior performance and enables us to attract and retain talented professionals by enhancing our capacity to offer competitive compensation opportunities. Mr. Zelter is also entitled to receive an annual bonus based on the management fee and incentive income of certain of our businesses in which he participates, which encourages him to maintain a long-term focus on the performance of those businesses and to contain their operating costs. Annual bonuses are generally paid partly in cash and partly in the form of Bonus Grants (as defined below), which are subject to vesting over three years and are described below under “—Narrative Disclosure to the Summary Compensation Table and Grants of Plan-Based Awards Table—Awards of Restricted Share Units Under the Equity Plan.” As a result of his cessation of employment on March 31, 2010, Mr. Vecchione did not receive a Bonus Grant for services performed in 2010.

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Plan Grants; Option Grant. In addition to annual Bonus Grants, following the Reorganization we made Plan Grants (as defined below) of RSUs to most of our professionals, including Messrs. Giarraputo, Vecchione and Suydam. Plan Grants have also been made to many professionals hired after the Reorganization in connection with their commencement of employment, including Messrs. Donnelly and Spilker. Contemporaneous with receipt of his Plan Grant, Mr. Spilker also received a grant of options to purchase our Class A shares. The Plan Grants and the option grant are subject to multi-year vesting and the Class A shares underlying the Plan Grant RSUs are subject to phased issuance, as described below under “—Narrative Disclosure to the Summary Compensation Table and Grants of Plan-Based Awards Table—Awards of Restricted Share Units Under the Equity Plan” and “—Award of Options under the Equity Plan.”

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Carried Interest. Carried interests with respect to our funds confer rights to receive distributions if a distribution is made to investors following the realization of an investment or receipt of operating profit from an investment by the fund. These rights provide their holders with substantial incentives to attain strong returns in a manner that does not subject their significant capital investment in the company to excessive risk. Distributions of carried interest generally are subject to contingent repayment if the fund fails to achieve specified investment returns due to diminished performance of later investments. The actual gross amount of carried interest allocations available is a function of the performance of the applicable fund. For these reasons, we believe that carried interest participation aligns the interests of our professionals with those of our Class A shareholders and fund investors. Our financial statements characterize the carried interest income allocated to participating professionals as compensation, and accruals of this compensation expense (rather than actual distributions paid) are therefore included in the “All Other Compensation” column of the summary compensation table. Mr. Black participates in the carried interests of the general partners of our underlying funds indirectly, through his ownership of Apollo Operating Group units. Messrs. Giarraputo, Zelter and Suydam participate in the carried interests of the general partners of our underlying funds, both through their indirect ownership of RSUs (and in the case of Mr. Zelter, Apollo Operating Group units) and their direct rights to carried interest with respect to certain of our funds. Upon his employment termination on March 31, 2010, Mr. Vecchione ceased to participate directly in the carried interests of the general partners of certain of our funds. Messrs. Spilker, Donnelly and Vecchione participate only indirectly in carried interests, through their ownership of RSUs.

Determination of Compensation of Named Executive Officers

Our managing partners make all final determinations regarding named executive officer compensation. Decisions about a named executive officer’s cash bonus and grants of equity-based awards are based primarily on our managing partners’ assessment of such named executive officer’s individual performance, operational performance for the department or division in which the officer (other than a managing partner) serves, and the officer’s impact on our overall operating performance and potential to contribute to long-term shareholder value. In evaluating these factors, our managing partners do not utilize quantitative performance targets but rather rely upon their judgment about each named executive officer’s performance to determine an appropriate reward for the current year’s performance. The determinations by our managing partners are ultimately subjective, are not tied to specified annual, qualitative and individual objectives or performance factors, and reflect discussions among the managing partners. Key factors that our managing partners consider in making such determinations include the officer’s nature, scope and level of responsibility and overall contribution to our success. Our managing partners also consider each named executive officer’s prior-year compensation, the appropriate balance between incentives for long-term and short-term performance, competitive market dynamics and the compensation paid to the named executive officer’s peers within the company.

Note on Distributions on Apollo Operating Group Units

We note that all of our managing partners and contributing partners, including Mr. Black and Mr. Zelter, beneficially own Apollo Operating Group units. In particular, after giving effect to the IPO, the managing partners will own, through their interest in BRH and Holdings,         % of the total limited partner interests in the Apollo Operating Group (as described above in “Prospectus Summary—Structure and Formation of the Company”). When made, distributions on these units (which are made on both vested and unvested units) are generally in the same amount per unit as distributions made to us in respect of the Apollo Operating Group units we hold. Accordingly, although distributions on Apollo Operating Group units are distributions on equity rather than compensation, they play a central role in aligning our managing partners’ and contributing partners’ interests with those of our Class A shareholders, which is consistent with our fundamental philosophy.

Summary Compensation Table

The following summary compensation table sets forth information concerning the compensation earned by, awarded to or paid to our principal executive officer, the three individuals who at different times in 2010 served as our principal financial officer, and our three other most highly compensated executive officers, for services rendered in 2010. Managing partners Messrs. Harris and Rowan are not included in the table because their compensation, as tabulated in accordance with applicable rules, does not result in either of them being among the three most highly compensated executive officers after our principal executive and principal financial officers. Our managing partners’ earnings derive predominantly from distributions they receive as a result of their indirect ownership of Apollo Operating Group units and their rights under the tax receivable agreement (described elsewhere in this prospectus, including above under “Cash Dividend Policy”), rather than from compensation, and accordingly are not included in the below tables. The officers named in the table are referred to as the named executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($)(5)	Total ($)
Leon Black, Chairman, Chief Executive Officer and Director	2010	100,000	—	7,391,825	—	—		1,412,181	8,904,006
Gene Donnelly, Chief Financial Officer and Vice President (assumed this position effective July 1, 2010)	2010	500,000	1,360,000	3,530,000	—	—		—	5,390,000
Barry Giarraputo, Chief Financial Officer and Vice President (served in this position from January 22, 2010-June 30, 2010)	2010	700,000	1,170,000	368,996	—	—		218,645	2,457,641
Kenneth Vecchione, Chief Financial Officer and Vice President (resigned from this position effective January 22, 2010)	2010	107,813	—	—	—	—		970,187	1,078,000
Marc Spilker, President	2010	166,667	—	20,650,000	28,100,000	—		—	48,916,667
James Zelter, Managing Director – Capital Markets	2010	—	—	1,338,548	—	5,373,638	(4)	19,051,324	25,763,510
John Suydam, Chief Legal Officer and Chief Compliance Officer	2010	3,000,000	1,487,500	945,566	—	—		3,953,300	9,386,366

(1)	Represents cash bonuses earned in 2010 and/or profits interests received in respect of amounts waived for investment pursuant to the terms of the fee waiver program described below under “Certain Relationships and Related Party Transactions—Fee Waiver Program.” We believe Mr. Zelter’s annual bonus is properly includible in the Non-Equity Incentive Plan Compensation column.
(2)	Represents the aggregate grant date fair value of stock awards granted in 2010, computed in accordance with FASB ASC Topic 718. See note 14 to our consolidated and combined financial statements included elsewhere in this prospectus for further information concerning the assumptions made in valuing our RSU awards. The amounts shown do not reflect compensation actually received by the named executive officers, but instead represent the aggregate grant date fair value of the awards. Mr. Black’s 2010 amount represents an allocation of Apollo Operating Group units to him in accordance with the Agreement Among Managing Partners upon the forfeiture of such Apollo Operating Group units by a retiring contributing partner.
(3)	Represents the aggregate grant date fair value of option awards (specifically, Mr. Spilker’s options to purchase our Class A shares) granted in 2010, computed in accordance with FASB ASC Topic 718. See note 14 to our consolidated and combined financial statements included elsewhere in this prospectus for further information concerning the assumptions made in valuing our share options. The amount shown does not reflect compensation actually received by Mr. Spilker, but instead represents the aggregate grant date fair value of the award.
(4)	Mr. Zelter’s annual bonus derives from the management fee net income and incentive income generated by various of our funds in which he participates pursuant to his employment agreement.
(5)	Amounts represent compensation expense recorded by us in 2010 in respect of accrued or realized (without duplication) carried interest allocations to Messrs. Black, Giarraputo, Zelter and Suydam. For GAAP reporting purposes, accrued carried interest related to investments is classified as compensation expense for the relevant period, whether or not realized. Accordingly, the amounts include both actual cash distributions and unrealized amounts accrued in respect of the carried interests of these named executive officers. Compensation expense may also be negative in the event of a reversal of previously allocated carried interest due to negative adjustments in the fair value or amount actually realized on certain portfolio investments. For unrealized investments, the ultimate amount of actual carried interest distributions that may be generated in connection with fund investments and subsequently distributed to our named executive officers may be more or less than the amounts indicated and is not knowable at this time. Additionally, such amounts are generally subject to vesting conditions and to clawback in certain instances.

The All Other Compensation column also includes the following:

(a) $78,000 in fees paid to Mr. Vecchione for his service as a member of the Board of Directors of Affinion, a portfolio company of one of our funds, and Sirius XM Radio stock options having a grant date fair value, computed in accordance with FASB ASC Topic 718, of $70,000, which were granted to Mr. Black by Sirius XM Radio, a portfolio company of one of our funds, for his service as a member of its Board of Directors.

(b) $892,187 paid to Mr. Vecchione in connection with his termination of employment.

(c) Distributions to Mr. Black that had accrued with respect to carried interests earned prior to the Reorganization in the amount of $1,163,489.

(d) Costs relating to company-provided cars and drivers for the business and personal use of Mr. Black. We provide this benefit to Mr. Black because we believe that its cost is outweighed by the convenience, increased efficiency and added security that it offers to him. The cost of

Mr. Black’s personal use was approximately $152,159. This amount includes both fixed and variable costs, including lease costs, driver compensation, driver meals, fuel, parking, tolls, maintenance and insurance.

(e) Tickets to sporting events for Mr. Black’s personal use having an aggregate incremental cost (based on the full price of the tickets used) of $18,283.

Except as discussed above in paragraphs (d) and (e) of this footnote 5, no perquisites or personal benefits individually exceeded the greater of $25,000 or 10% of the total amount of all perquisites and other personal benefits reported for the named executive officer. The cost of excess liability insurance provided to Mr. Black falls below this threshold. None of Messrs. Spilker, Donnelly, Giarraputo, Vecchione, Zelter or Suydam received perquisites or personal benefits in 2010, except for incidental benefits having an aggregate value of less than $10,000 per individual. Our named executive officers also receive occasional secretarial support with respect to personal matters. We incur no incremental cost for the provision of such additional benefits. Finally, Messrs. Black and Zelter make business and personal use of various aircraft in which we have fractional interests, and each bears the aggregate incremental cost of his personal usage. Accordingly, no such amount is included in the Summary Compensation Table.

Narrative Disclosure to the Summary Compensation Table and Grants of Plan-Based Awards Table

Employment, Non-Competition and Non-Solicitation Agreement with Chief Executive Officer

In connection with the Reorganization, we entered into an employment, non-competition and non-solicitation agreement with Mr. Black, our chief executive officer and a member of our executive committee. The term of his agreement is the five years concluding July 13, 2012. He has the right to terminate his employment voluntarily at any time, but we may terminate his employment only for cause or by reason of disability.

Mr. Black is entitled during his employment to an annual salary of $100,000 and to participate in our employee benefit plans, as in effect from time to time. He currently participates only in the company’s group health plans.

The employment agreement requires Mr. Black to protect the confidential information of Apollo both during and after employment. In addition, until one year after his employment terminates, Mr. Black is required to refrain from soliciting employees under the circumstances specified therein or interfering with our relationships with investors and to refrain from competing with us in a business that involves primarily (i.e., more than 50%) third-party capital, whether or not the termination occurs during the term of the agreement or thereafter. These post-termination covenants survive any termination or expiration of the Agreement Among Managing Partners.

We may terminate Mr. Black’s employment during the term of the employment agreement solely for cause or by reason of his disability (as such terms are defined in his employment agreement). If Mr. Black becomes subject to a potential termination for cause or by reason of disability, our manager may appoint an investment professional to perform his functional responsibilities and duties until cause or disability definitively results in his termination or is determined not to have occurred, but the manager may so appoint an investment professional only if Mr. Black is unable to perform his responsibilities and duties or, as a matter of fiduciary duty, should be prohibited from doing so. During any such period, Mr. Black shall continue to serve on the executive committee of our manager unless otherwise prohibited from doing so pursuant to the Agreement Among Managing Partners.

Under his employment agreement, if we terminate Mr. Black’s employment for cause or his employment is terminated by reason of death or disability, or if he terminates his employment voluntarily, he will be paid only his accrued but unpaid salary through the date of termination.

Employment, Non-Competition and Non-Solicitation Agreement with President

On November 24, 2010, we entered into an employment, non-competition and non-solicitation agreement with Marc Spilker, our president and a non-voting member of our executive committee. The agreement’s initial term commenced on December 1, 2010 and ends on December 31, 2012. Under his employment agreement, Mr. Spilker is entitled to an annual base salary of $2,000,000. During his employment, Mr. Spilker is eligible to participate in our employee benefit plans as in effect from time to time. If Mr. Spilker’s employment is terminated by the company without cause or by him for good reason (as defined in the employment agreement), the employment agreement entitles him to a lump sum payment in an amount equal to six months’ base salary. Upon his termination by the company without cause, by him for good reason, or by reason of his death or disability, the employment agreement also provides for additional immediate vesting of 50% of his Plan Grant RSUs and options then unvested as of the date of notice of employment termination.

The employment agreement requires Mr. Spilker to protect the confidential information of Apollo both during and after employment. In addition, the agreement provides that during the term and for 12 months after notice of his employment termination, Mr. Spilker will refrain from soliciting our employees, interfering with our relationships with investors and other business relations, or competing with us in a business that manages or invests in assets substantially similar to Apollo or its affiliates, whether or not the termination occurs during the term of the agreement or thereafter. Mr. Spilker is required to give us 90 days’ notice prior to his resignation for any reason.

Employment, Non-Competition and Non-Solicitation Agreement with Chief Financial Officer

On May 13, 2010, we entered into an employment, non-competition and non-solicitation agreement with Gene Donnelly, our chief financial officer. Under his employment agreement, Mr. Donnelly is entitled to an annual salary of $1,000,000 and to an annual bonus determined by the managing partners in their discretion. Mr. Donnelly’s annual target bonus is 170% of his base salary, and in 2010 his annual bonus was guaranteed to be $1,700,000, subject to his continued employment as of the bonus payment date. During his employment, Mr. Donnelly is eligible to participate in our employee benefit plans as in effect from time to time. If his employment is terminated without cause or by Mr. Donnelly for good reason (as defined in the employment agreement), he shall be entitled to cash severance of six months’ base salary paid in monthly installments. Upon an employment termination for good reason, without cause, or by reason of his death or disability, Mr. Donnelly shall also be entitled to two calendar quarters’ additional vesting of his Plan Grant RSUs.

The employment agreement requires Mr. Donnelly to protect the confidential information of Apollo both during and after employment. In addition, the agreement provides that during the term and for 12 months after employment, Mr. Donnelly will refrain from soliciting our employees, interfering with our relationships with investors and other business relations, or competing with us in a business that manages or invests in assets substantially similar to Apollo or its affiliates, whether or not the termination occurs during the term of the agreement or thereafter. Mr. Donnelly is required to give us 90 days’ notice prior to his resignation for any reason.

Employment, Non-Competition and Non-Solicitation Agreement with Mr. Giarraputo

On June 30, 2010, we entered into an employment, non-competition and non-solicitation agreement with Barry Giarraputo, our controller and chief accounting officer, who is a named executive officer because he also served as our chief financial officer from January 22 to June 30, 2010. Under his employment agreement, Mr. Giarraputo is entitled to an annual salary of $700,000 and to an annual bonus determined by the managing partners in their discretion, except that in 2010 his annual bonus was guaranteed to be $1,500,000, subject to his continued employment on the bonus payment date. During his employment, Mr. Giarraputo is eligible to participate in our employee benefit plans as in effect from time to time. If his employment is terminated without cause or by Mr. Giarraputo due to a constructive termination (as such terms are defined in the employment agreement) prior to December 31, 2012, Mr. Giarraputo shall be entitled to a lump sum payment in an amount equal to the total base salary and the cash portion of the bonus that he received in the immediately preceding fiscal year, and any RSUs that he received for services performed in 2010 shall vest in full. If Mr. Giarraputo resigns for any reason (including good reason) other than a constructive termination not later than September 30, 2011, he shall be entitled to a lump sum payment in an amount equal to a pro rata portion of his 2010 bonus (paid as cash and fully vested RSUs), and any other RSUs shall continue to vest as if he remained employed for one year after the employment termination. Finally, if Mr. Giarraputo resigns his employment for good reason after

September 30, 2011, his agreement entitles him to a pro rata portion of the cash component of the bonus he received in the immediately preceding fiscal year. Upon Mr. Giarraputo’s termination of employment by reason of his death or disability, 50% of his outstanding unvested RSUs shall vest.

The employment agreement requires Mr. Giarraputo to protect the confidential information of Apollo both during and after employment. In addition, the agreement provides that during the term and for six months after employment, Mr. Giarraputo will refrain from soliciting our employees, interfering with our relationships with investors and other business relations, or competing with us in a business that manages or invests in assets substantially similar to Apollo or its affiliates, whether or not the termination occurs during the term of the agreement or thereafter. Mr. Giarraputo is required to give us 90 days’ notice prior to his resignation for any reason.

Employment, Non-Competition and Non-Solicitation Agreement, and subsequent Separation Letter with Mr. Vecchione

On October 29, 2007, we entered into an employment, non-competition and non-solicitation agreement with our former chief financial officer, Kenneth Vecchione. On February 1, 2010, it was superseded in part by a letter agreement entered into by Mr. Vecchione and Apollo, which we refer to as the separation letter.

Under his employment agreement, Mr. Vecchione had been entitled to an annual salary of $1,250,000 (which amount had been increased to $1,293,750) and to an annual bonus target of 100% of his annual salary. The actual amount of Mr. Vecchione’s bonus each year was determined by the managing partners in their discretion. During his employment, Mr. Vecchione was eligible to participate in our employee benefit plans as in effect from time to time. In accordance with the separation letter, Mr. Vecchione remained our employee until March 31, 2010. The separation letter entitled Mr. Vecchione to a payment of $892,187 on March 31, 2010, a portion of which covered legal fees he incurred in entering into the separation letter. Mr. Vecchione did not receive a Bonus Grant (described below under “—Awards of Restricted Share Units Under the Equity Plan”) in 2010.

Under the agreements, Mr. Vecchione is required to protect the confidential information of Apollo at all times and, for a two-year period after employment, to refrain from soliciting our employees or interfering with our relationships with investors and other business relations and to refrain from competing with us in a business that manages or invests in assets substantially similar to Apollo or its affiliates.

Employment, Non-Competition and Non-Solicitation Agreement and Roll-Up Agreement with Managing Director—Capital Markets

We entered into an employment agreement with our managing director for our capital markets business, James Zelter, on May 15, 2006. The agreement was amended in connection with the Reorganization, when Mr. Zelter entered into a Roll-Up Agreement dated as of July 13, 2007, and this discussion refers to the employment agreement as so amended. The agreement provides Mr. Zelter with the right to participate in management fee net income and incentive income attributable to various funds managed by us. It also entitles Mr. Zelter to carried interests in one of our private equity funds, which carried interest rights are subject to vesting. A portion of Mr. Zelter’s total annual compensation is payable in the form of a Bonus Grant, as discussed below under the section entitled, “Awards of Restricted Share Units Under the Equity Plan.” In connection with the management and incentive income rights provided to him under the employment agreement, Mr. Zelter is required to make significant investments of his own capital in various of our funds.

In the event of his termination without cause (as defined in the applicable partnership agreement) and other than by reason of death or disability, Mr. Zelter will vest in his rights to receive carried interests in the private equity fund in which he received carried interests pursuant to his employment agreement and will continue to receive payments with respect to the other funds in which he has rights to receive management fee and incentive income for one year after his employment termination. With respect to his Apollo Operating Group units, in the event of a termination by the company without cause, by himself for good reason, or due to disability (as these terms are defined in the Roll-Up Agreement) or death, Mr. Zelter will generally vest in additional Apollo Operating Group units equal to one half of his then-unvested Apollo Operating Group units.

Mr. Zelter is subject to the restrictive covenants contained in his Roll-Up Agreement, as discussed under “Certain Relationships and Related Party Transactions—Roll-Up Agreements.”

Awards of Restricted Share Units Under the Equity Plan

On October 23, 2007, we adopted our 2007 Omnibus Equity Incentive Plan (described below under “—2007 Omnibus Equity Incentive Plan”). Grants of RSUs under the plan have been made to certain of our named executive officers pursuant to two programs, which we call the “Plan Grants” and the “Bonus Grants.” Following the Reorganization, Plan Grants were made to Messrs. Giarraputo, Vecchione and Suydam and a broad range of our other employees. Plan Grants have also been made to new hires, including Messrs. Spilker and Donnelly. The Plan Grants generally vest over six years, with the first installment becoming vested approximately one year after grant and the balance vesting thereafter in equal quarterly installments. As we pay ordinary distributions on our outstanding Class A shares, Plan Grants pay distribution equivalents on vested RSUs. Once vested, the Class A shares underlying Plan Grants generally are issued on fixed dates, with 7.5% of the shares generally issued once each year over a four-year period and the remaining 70% issued in seven equal quarterly installments commencing in the fifth year. The administrator of the 2007 Omnibus Equity Incentive Plan determines when shares issued pursuant to the Plan Grants may be disposed of, except that a participant will generally be permitted to sell shares if necessary to cover taxes. Pursuant to the RSU award agreement provided to them in connection with their Plan Grants, Messrs. Vecchione and Suydam are subject to non-competition restrictions during employment and for up to two years after employment termination.

During the restricted period set forth in a participant’s award agreement evidencing his Plan Grant (or, for Messrs. Spilker, Donnelly and Giarraputo, his employment agreement), the participant will not (i) engage in any business activity in which the company operates, (ii) render any services to any competitive business or (iii) acquire a financial interest in, or become actively involved with, any competitive business (other than as a passive holding of less than a specified percentage of publicly traded companies). In addition, the grant recipient will be subject to non-solicitation, non-hire and non-interference covenants during employment and for up to two years thereafter. Each grant recipient is generally also bound to a non-disparagement covenant with respect to us and the managing partners and to confidentiality restrictions. Any resignation by a grant recipient shall generally require at least 90 days’ notice. Any restricted period applicable to the grant recipient will commence after the notice of termination period.

The RSUs advance several goals of our compensation program. The Plan Grants align employee interests with those of our shareholders by making our employees, upon delivery of the underlying Class A shares, shareholders themselves. Because they vest over time, the Plan Grants reward employees for sustained contributions to the company and foster retention. The size of the Plan Grants is determined by the Plan administrator based on the grantee’s level of responsibility and contributions to the company. The restrictive covenants contained in the RSU agreements reinforce our culture of fiduciary protection of our investors by requiring RSU holders to abide by the provisions regarding non-competition, confidentiality and other limitations on behavior described in the immediately preceding paragraph.

The Bonus Grants are also grants of RSUs under the 2007 Omnibus Equity Incentive Plan. However, the Bonus Grants constitute payment of a portion of the annual compensation payable to certain of our professionals, including Messrs. Donnelly, Giarraputo, Zelter and Suydam, subject to the employee’s continued service through the vesting dates. Bonus Grants differ from Plan Grants in the following principal ways:

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The RSU Shares underlying Bonus Grants are scheduled to vest in three equal annual installments, on December 31 of the year in which the Bonus Grants are granted, and December 31 of each of the next two years.

•	The RSU Shares underlying Bonus Grants are issued not later than March 15th of the year after the year in which they vest.

•	Distribution equivalents accrue on Bonus Grant RSUs from the grant date, rather than from the vesting date.

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Bonus Grants do not contain restrictive covenants (however, an individual who has received both a Plan Grant and a Bonus Grant remains subject to the restrictive covenants contained in his or her Plan Grant).

Award of Options Under the Equity Plan

Mr. Spilker is the sole named executive officer to whom we have granted options to acquire our Class A shares. The options were granted to him on December 2, 2010, in connection with his commencement of employment with us. They have the same six-year vesting schedule as his Plan Grant and a ten-year term. Mr. Spilker’s options will immediately be forfeited upon his termination for cause, and he will have 90 days to exercise them following his resignation without good reason (as such terms are defined in his employment agreement). Upon his termination of employment without cause, for good reason, or by reason of death or disability, he will have one year to exercise his then-vested options. The options align Mr. Spilker’s interests with those of our shareholders by increasing, on a fully-diluted basis, the number of our Class A shares with respect to which he holds an interest. Because they vest over time, the options reward sustained contributions to the company and foster retention. The options, unlike the RSUs, must be exercised, and will not be exercised at a time that the price of a Class A share has declined below its value on the date of grant. The size of Mr. Spilker’s option grant was determined by the Plan administrator based in part on his level of responsibility and historic compensation at his prior employer.

Grants of Plan-Based Awards

The following table presents information regarding the awards granted to the named executive officers under a plan in 2010. All such awards were granted under the Apollo Global Management 2007 Omnibus Equity Plan.

Name	Award	Grant Date	Stock Awards: Number of Shares of Stock or Units (#)(1)	Option Awards: Number of Shares of Stock Underlying Options (#)(2)	Exercise or Base Price of Option Awards ($/Share) (#)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Leon Black	Apollo Operating Group Units	April 1, 2010	618,046	—	—	7,391,825

Gene Donnelly	Plan Grant RSUs	September 30, 2010	500,000	—	—	3,530,000

Barry Giarraputo	Bonus Grant RSUs	March 15, 2010	33,333	—	—	368,996

Kenneth Vecchione	—	—	—	—	—	—

Marc Spilker	Plan Grant RSUs	December 2, 2010	2,500,000	—	—	20,650,000

	Options to acquire Class A shares	December 2, 2010	—	5,000,000	$8.00	28,100,000

James Zelter	Bonus Grant RSUs	June 30, 2010	136,726	—	—	1,338,548

John Suydam	Bonus Grant RSUs	March 15, 2010	85,417	—	—	945,566

(1)	Except for Mr. Black, represents the aggregate number of RSUs covering our Class A shares (for Bonus Grants, one third have vested at December 31, 2010; for Plan Grants, none have vested). For a discussion of these grants, please see the discussion above under “—Narrative Disclosure to the Summary Compensation Table and Grants of Plan-Based Awards Table—Awards of Restricted Share Units Under the Equity Plan.” The 2010 RSU Bonus Grants related primarily to services performed in 2009 but were contingent on continued service through the 2010 grant date.
(2)	Represents the aggregate number of options to purchase our Class A shares (none has vested). For a discussion of this grant, please see the discussion above under “—Narrative Disclosure to the Summary Compensation Table and Grants of Plan-Based Awards Table—Award of Options Under the Equity Plan.”
(3)	Represents the aggregate grant date fair value of the RSUs (and, where applicable, options) granted in 2010, computed in accordance with ASC Topic 718. The amount shown does not reflect compensation actually received, but instead represents the aggregate grant date fair value of the award.

Outstanding Equity Awards at Fiscal Year-End

The following table presents information regarding the outstanding unvested equity awards made by us to each of our named executive officers on or prior to December 31, 2010.

		Option Awards				Stock Awards
Name	Source of Award	Number of Shares Underlying Unexercised Options (# Exercisable)	Number of Shares Underlying Unexercised Options (# Unexercisable)	Option Exercise Price ($/ Share)	Option Expiration Date	Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Leon Black	Apollo Operating Group Units					31,152,528	(1)	249,220,225	(7)

Gene Donnelly	Apollo Global Management 2007 Omnibus Equity Plan					500,000	(2)	4,000,000	(8)

Barry Giarraputo	Apollo Global Management 2007 Omnibus Equity Plan					114,584 22,222	(3) (4)	916,672 177,776	(8) (8)

Kenneth Vecchione	—					—		—

Marc Spilker	Apollo Global Management 2007 Omnibus Equity Plan					2,500,000		20,000,000	(8)

	Apollo Global Management 2007 Omnibus Equity Plan	—	5,000,000	$8.00	12/02/2020

James Zelter	Apollo Operating Group Units					1,000,800	(1)	8,006,400	(8)

	Apollo Global Management 2007 Omnibus Equity Plan					103,053 91,151	(5) (4)	824,424 729,208	(8) (8)

John Suydam	Apollo Global Management 2007 Omnibus Equity Plan					477,431 56,945 33,334	(6) (4) (5)	3,819,448 455,560 266,672	(8) (8) (8)

(1)	Vest in equal monthly installments over the 72 months beginning January 1, 2007 (in the case of Mr. Black) and June 30, 2007 (in the case of Mr. Zelter).
(2)	The first installment (100,000) of these Plan Grant RSUs vests on September 30, 2011 and the remainder vest in 20 equal quarterly installments beginning December 31, 2011.
(3)	Plan Grant RSUs that vest in 11 equal quarterly installments beginning March 31, 2011.
(4)	Bonus Grant RSUs that vest in equal annual installments on December 31 of each of 2011 and 2012.
(5)	Bonus Grant RSUs that vest on December 31, 2011.
(6)	Plan Grant RSUs that vest in 10 equal quarterly installments beginning March 31, 2011.
(7)	Amounts calculated by multiplying the number of unvested Apollo Operating Group units held by the named executive officer by the closing price of $8.00 per Class A share of Apollo Global Management, LLC on December 31, 2010.
(8)	Amounts calculated by multiplying the number of unvested RSUs held by the named executive officer by the closing price of $8.00 per Class A share of Apollo Global Management, LLC on December 31, 2010. The amounts shown for the unvested Plan Grant RSUs do not reflect the discount that would be applied to such RSUs in light of the fact that the holders thereof are not entitled to receive distribution equivalents.

Option Exercises and Stock Vested

The following table presents information regarding the number of outstanding initially unvested equity awards made to our named executive officers that vested during 2010. This table depicts three types of equity-based awards:

•	Apollo Operating Group units received by Messrs. Black and Zelter, which units vest on a monthly basis over six years;

•	RSUs that vest over three years or six years;

•	Options to purchase our Class A shares that vest over six years; and

•	AAA incentive units granted in 2008 that vested over three years becoming fully vested in 2010.

	Stock Awards(4)
Name	Type of Award	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Leon Black	Apollo Operating Group Units	15,520,078	112,553,340	(1)
Gene Donnelly	RSUs	—	—
Barry Giarraputo	RSUs	52,778	411,807	(2)
Kenneth Vecchione	RSUs	25,182	201,456	(2)
Marc Spilker	RSUs	—	—
James Zelter	Apollo Operating Group Units	400,320	2,902,320	(1)
	RSUs	148,627	1,189,016	(2)
John Suydam	RSUs	252,777	1,974,473	(2)
	AAA Incentive Units	11,111	98,110	(3)

(1)	Amounts calculated by multiplying the number of Apollo Operating Group units beneficially held by the named executive officer that vested on each month-end vesting date in 2010 by the closing price per Class A share on that date.
(2)	Amounts calculated by multiplying the number of RSUs held by the named executive officer that vested on each applicable quarter-end or year-end vesting date in 2010 by the closing price per Class A share on that date. Class A shares underlying these vested RSUs are issued to the named executive officer in accordance with the schedules described above under “—Narrative Disclosure to the Summary Compensation Table and Grants of Plan-Based Awards Table—Awards of Restricted Share Units Under the Equity Plan.”
(3)	Amounts calculated by multiplying the number of AAA incentive units held by the named executive officer that vested on December 31, 2010 by the closing price per AAA common unit on that date. AAA RDUs underlying these vested AAA incentive units will be issued to the named executive officer not later than March 15, 2011.
(4)	No options to purchase Class A shares were exercised or exercisable by a named executive officers in 2010.

Potential Payments upon Termination or Change in Control

None of the named executive officers is entitled to payment or other benefits in connection with a change in control.

Mr. Black’s employment agreement does not provide for severance or other payments or benefits in connection with an employment termination. Pursuant to the Agreement Among Managing Partners, Mr. Black vests in his interest in Apollo Operating Group units in 72 equal monthly installments. For purposes of these vesting provisions, Mr. Black is credited for his employment with us since January 1, 2007. Upon a termination for cause, 50% of his then-unvested Pecuniary Interest in Apollo Operating Group units will vest. Upon a termination as a result of his death or disability, 100% of his interest shall vest. We may not terminate Mr. Black except for cause or by reason of disability (as such terms are defined in his employment agreement).

Upon Mr. Donnelly’s termination of employment without cause or by Mr. Donnelly for good reason (as such terms are defined in his employment agreement), his employment agreement entitles him to cash severance of six months’ base salary, paid in monthly installments. Upon his employment termination for good reason, without cause, or by reason of death or disability, Mr. Donnelly is entitled to two calendar quarters’ additional vesting of his Plan Grant RSUs.

If Mr. Giarraputo’s employment is terminated without cause or by Mr. Giarraputo due to a constructive termination (as such terms are defined in his employment agreement) prior to December 31, 2012, he shall be entitled to a lump sum payment in an amount equal to the total base salary and the cash portion of the bonus that he received in the immediately preceding fiscal year, and any RSUs that he received for services performed in 2010 shall vest in full. If Mr. Giarraputo resigns for any reason (including good reason) other than a constructive termination on or prior to September 30, 2011, he shall be entitled to a lump sum payment in an amount equal to a pro rata portion of his 2010 bonus (paid as cash and fully vested RSUs), and any other RSUs shall continue to vest as if he remained employed for one year after the employment termination. If Mr. Giarraputo resigns his employment for good reason after September 30, 2011, his agreement entitles him to a pro rata portion of the cash component of the bonus he received in the immediately preceding fiscal year. Upon Mr. Giarraputo’s termination of employment by reason of his death or disability, 50% of his outstanding unvested RSUs shall vest.

Similar to Mr. Black, Mr. Zelter vests in his interest in Apollo Operating Group units in 72 equal monthly installments, with vesting beginning on January 1, 2007. Pursuant to his Roll-Up Agreement, upon a termination without cause or for good reason or a termination by reason of disability (as such terms are defined in the Roll-Up Agreement) or death, 50% of Mr. Zelter’s then-unvested Pecuniary Interest in Apollo Operating Group units will generally vest. In the event of his termination without cause (as defined in the applicable partnership agreement) and other than by reason of death or disability, Mr. Zelter will vest in his rights to receive carried interests in the private equity fund in which he received carried interests pursuant to his employment agreement and will continue to receive payments with respect to the other funds in which he has rights to receive management fee and incentive income for one year after his employment termination.

Because Mr. Vecchione’s employment terminated effective March 31, 2010, the severance shown on the below table reflects the amounts actually paid to him pursuant to his separation letter. Mr. Vecchione did not receive additional RSU vesting as a result of his employment termination.

Our determination of appropriate severance for our named executive officers other than Mr. Vecchione was based on our managing partners’ subjective assessment of what would be fair and reasonable in the circumstances in light of the officer’s responsibilities, historic compensation, prior job experience, duration of post-employment noncompetition period and on discussions with them at the time the agreements were executed. Mr. Vecchione voluntarily resigned from Apollo and the separation payment was made to him pursuant to his February 1, 2010 separation letter.

Our named executive officers’ post-employment obligations, and their entitlements upon employment termination, are described above in the discussion of employment, non-competition and non-solicitation agreements and the discussion titled, “Awards of Restricted Share Units,” in each case in the section, “—Narrative Disclosure to the Summary Compensation Table and Grants of Plan-Based Awards Table.” The named executive officers’ obligations during and after employment were considered by the managing partners in determining appropriate post-employment payments and benefits for the named executive officers.

The following table lists the estimated amounts that would have been payable to each of our named executive officers in connection with a termination that occurred on the last day of our last completed fiscal year. Because Mr. Vecchione’s employment terminated on March 31, 2010, the disclosure below describes the amounts paid to him in connection with that termination (rather than as of the last day of our last completed fiscal year). When listing the potential payments to named executive officers under the plans and agreements described above, we have assumed that the applicable triggering event occurred on December 31, 2010 and that the price per share of our common stock was $8.00, which is equal to the closing price on such date. For purposes of this table, RSU and option acceleration values are based on the $8.00 closing price.

Name	Reason for Employment Termination ($)	Estimated Value of Cash Payments (Base Salary and Annual Bonus Amounts) ($)(1)		Estimated Value of Equity Acceleration ($)
Leon Black	Cause	—		124,610,112	(5)
Gene Donnelly	Without cause, for good reason, death, disability	500,000	(2)	—
Barry Giarraputo	Without cause, constructive termination	1,650,000	(3)	—
	Death, disability	—		547,224	(6)
Kenneth Vecchione(1)	Actual resignation	1,000,000		—
Marc Spilker	Without cause, for good reason	1,000,000	(4)	10,000,000	(7)
	Death, disability	—		10,000,000	(7)
James Zelter	Without cause, for good reason, death, disability	—		4,003,200	(8)
John Suydam	Without cause, for good reason, death, disability	—		1,909,724	(9)

(1)	For Mr. Vecchione, the amounts shown were actually received in connection with his termination of employment on March 31, 2010.
(2)	This amount would have been payable to Mr. Donnelly had his employment been terminated by the company without cause (and other than by reason of death or disability) or for good reason on December 31, 2010.
(3)	This amount would have been payable to Mr. Giarraputo had his employment been terminated by the company without cause (and other than by reason of death or disability) or due to a constructive termination on December 31, 2010.
(4)	This amount would have been payable to Mr. Spilker had his employment terminated due to his resignation for Good Reason or his termination by the company without Cause (and other than by reason of death or disability) on December 31, 2010.
(5)	This amount represents the additional equity vesting that Mr. Black would have received on a termination for cause on December 31, 2010, based on the closing price of a Class A share on such date. In the event of Mr. Black’s termination by reason of death or disability, his pecuniary interest in Apollo Operating Group units would vest in full. Please see our Outstanding Equity Awards at Fiscal Year-End table for information regarding his unvested equity holdings as of December 31, 2010. Pursuant to his employment agreement, Mr. Black’s employment is not subject to termination by the company without cause.
(6)	This amount represents the additional equity vesting that Mr. Giarraputo would have received had his employment been terminated by reason of death or disability on December 31, 2010, based on the closing price of a Class A share on such date. Please see our Outstanding Equity Awards at Fiscal Year-End table for information regarding his unvested equity holdings as of December 31, 2010.
(7)	This amount represents the additional equity vesting that Mr. Spilker would have received had his employment been terminated by the company without cause, by reason of his death or disability, or by him for good reason, on December 31, 2010, based on the closing price of a Class A share on such date. The amount shown reflects solely the value of his additional RSU vesting (rather than RSU and option vesting), because the closing price of a Class A share on December 31, 2010 was equal to the exercise price of his options. Please see our Outstanding Equity Awards at Fiscal Year-End table for information regarding his unvested equity holdings as of December 31, 2010.
(8)	This amount represents the additional equity vesting that Mr. Zelter would have received in respect of his Apollo Operating Group units had his employment been terminated by the company without cause, by reason of his death or disability, or by him for good reason, on December 31, 2010, based on the closing price of a Class A share on such date. Please see our Outstanding Equity Awards at Fiscal Year-End table for information regarding his unvested equity holdings as of December 31, 2010. Pursuant to his employment agreement, he also would have vested in his carried interest in the private equity fund specified in his employment agreement, which carried interest has been reflected under the column “All Other Compensation” in the Summary Compensation Table included above and is not included again here.
(9)	This amount represents the additional equity vesting that Mr. Suydam would have received had his employment been terminated by the company without cause, by reason of his death or disability, or by him for good reason, on December 31, 2010, based on the closing price of a Class A share on such date. Please see our Outstanding Equity Awards at Fiscal Year-End table for information regarding his unvested equity holdings as of December 31, 2010.

Director Compensation

We currently do not have any independent directors. None of our directors receives compensation for his service on our Board. Our directors are the managing partners and our Vice Chairman. Mr. Black’s compensation is set forth above on the Summary Compensation Table.

2007 Omnibus Equity Incentive Plan

The Apollo Global Management, LLC 2007 Omnibus Equity Incentive Plan, or the “Equity Plan,” was adopted on October 23, 2007. The purposes of the Equity Plan are to provide additional incentive to selected employees and directors of, and consultants to, us or our subsidiaries or affiliates, to strengthen their commitment, to motivate them to faithfully and diligently perform their responsibilities, to align their interests with those of our Class A shareholders, and to attract and retain competent and dedicated individuals who are essential to the success of our businesses and whose efforts will result in our long-term growth and profitability. To accomplish such purposes, the Equity Plan permits us to make grants of share options, share appreciation rights, restricted shares, RSUs, deferred shares, performance shares, distribution equivalent rights, unrestricted shares and other share-based awards, or any combination of the foregoing.

From the inception of the Equity Plan through December 31, 2010, we have granted to our employees, subject to vesting, RSUs and options covering a total of 47,312,992 Class A shares (net of forfeited awards). While we may issue restricted shares and other share-based awards in the future to professionals and other employees as a recruiting and retention tool, we have not established specific parameters regarding future grants. Our manager will determine the specific criteria surrounding other equity issuances under the Equity Plan. A total of 52,950,000 Class A shares were initially reserved for issuance under the Equity Plan. The Class A shares reserved under the Equity Plan are increased on the first day of each fiscal year during the Equity Plan’s term by the lesser of (i) the excess of (a) 15% of the number of outstanding Class A shares and Apollo Operating Group units exchangeable for Class A shares on the last day of the immediately preceding fiscal year over (b) the number of shares reserved and available for issuance under the Equity Plan as of such date or (ii) such lesser amount by which the administrator may decide to increase the number of Class A shares. The number of shares reserved under the Equity Plan is also subject to adjustment in the event of a share split, share dividend, or other change in our capitalization. Generally, employee shares that are forfeited or canceled from awards under the Equity Plan will be available for future awards.

Administration

The Equity Plan is currently administered by our manager, although it may be administered by either our manager or any committee appointed by our manager (the manager or committee being sometimes referred to as the “plan administrator”). The plan administrator may interpret the Equity Plan and may prescribe, amend and rescind rules and make all other determinations necessary or desirable for the administration of the Equity Plan. The Equity Plan permits the plan administrator to select the directors, employees and consultants who will receive awards, to determine the terms and conditions of those awards, including but not limited to the exercise price, the number of shares subject to awards, the term of the awards, the performance goals and the vesting schedule applicable to awards, to determine the restrictions applicable to awards of restricted shares or deferred shares and the conditions under which such restrictions will lapse, and to amend the terms and conditions of outstanding awards (except that certain amendments require the approval of the company’s shareholders). All partners, employees, directors or consultants of Apollo Global Management, LLC or its subsidiaries or affiliates are eligible to participate in our share incentive plan.

Options

We may issue share options under the Equity Plan. The option exercise price of any share options granted under the Equity Plan will be determined by the plan administrator. The term of any share options granted under the Equity Plan will be determined by the plan administrator, but may not exceed ten years. Each share option will be exercisable at such time and pursuant to such terms and conditions as are determined by the plan administrator in the applicable share option agreement. Unless the applicable share option agreement provides otherwise, in the event of an optionee’s termination of employment or service for any reason other than cause, retirement, disability or death, such optionee’s share options (to the extent exercisable at the time of such termination) generally will remain exercisable until 90 days after such termination, and then expire. Unless the applicable share option agreement provides otherwise, in the event of an optionee’s termination of employment or service due to retirement, disability or death, such optionee’s share options (to the extent exercisable at the time of such termination) generally will remain exercisable until one year after such termination and will then expire. Share options that were not exercisable on the date of termination will expire at the close of business on the date of such termination. In the event of an optionee’s termination of employment or service for cause, such optionee’s outstanding share options will expire at the commencement of business on the date of such termination.

Restricted Shares and Other Awards

Restricted shares, deferred shares or performance shares and other share-based awards may be granted under the Equity Plan. No such awards (except for RSUs) have been granted to date. The plan administrator will determine the purchase price and performance objectives, if any, with respect to the grant of restricted shares, deferred shares and performance shares. Participants with restricted shares and performance shares that have vested generally have all of the rights of a shareholder; participants generally will not have any rights of a shareholder with respect to deferred shares. Subject to the provisions of the Equity Plan and applicable award agreement, the plan administrator has sole discretion to provide for the lapse of restrictions in installments or the acceleration or waiver of restrictions (in whole or in part) under certain circumstances, including, but not limited to, the attainment of certain performance goals, a participant’s termination of employment or service or a participant’s death or disability.

Share Appreciation Rights

Share appreciation rights may also be granted under the Equity Plan. No such awards have been granted to date. These rights may be granted either alone or in conjunction with all or part of any options granted under the Equity Plan, so long as the shares underlying the share appreciation rights are traded on an “established securities market” within the meaning of Section 409A of the Internal Revenue Code. The plan administrator will determine the number of shares to be awarded, the price per share and all other conditions of share appreciation rights. The provisions of share appreciation rights need not be the same with respect to each participant. The prospective recipients of share appreciation rights will not have any rights with respect to such awards unless and until such recipient has executed an award agreement. The plan administrator has sole discretion to determine the times at which share appreciation rights are exercisable, and the term of such rights.

Share-Based Awards

Other share-based awards under the Equity Plan include awards that may be denominated in or payable in, or valued in whole or in part by reference to, our Class A shares, including but not limited to RSUs, distribution equivalents, Long Term Incentive Plan, or “LTIP,” units or performance units, each of which may be subject to the attainment of performance goals, a period of continued employment, or other terms or conditions as permitted under the Equity Plan. LTIP units may be issued pursuant to a separate series of Apollo Operating Group units. LTIP units, which can be granted as free-standing awards or in tandem with other awards under the Equity Plan, will be valued by reference to the value of our Class A shares, and will be subject to such conditions and restrictions as the plan administrator may determine, including continued employment or service, computation of financial metrics and/or achievement of pre-established performance goals and objectives. If applicable conditions and/or restrictions are not attained, participants would forfeit their LTIP units. LTIP unit awards, whether vested or unvested, may entitle the participant to receive, currently or on a deferred or contingent basis, dividends or dividend equivalent payments with respect to the number of shares of our Class A shares corresponding to the LTIP award or other distributions from the Apollo Operating Group and the plan administrator may provide that such amounts (if any) shall be deemed to have been reinvested in additional Class A shares or LTIP units. The Equity Plan provides that on terms and conditions determined by the plan administrator, including the conversion ratio, the LTIP units granted under those plans in the limited partnership units of the operating and investing entities may be converted into our Class A shares in the same manner as applicable to the managing partners.

Profits Interests

LTIP units may be structured as “profits interests” for U.S. Federal income tax purposes, and we do not expect the grant, vesting or conversion of any profits interests would produce a tax deduction for us. To date, no such awards have been granted under the Equity Plan. Profits interests initially would not have full parity, on a per unit basis, with the Apollo Operating Group units with respect to liquidating distributions. Upon the occurrence of specified events, profits interests could over time achieve full parity with the units and therefore accrete to an economic value for the participant equivalent of such units. Ordinarily, we anticipate that each profits interest awarded will be equivalent to an award of one Class A share reserved under the Equity Plan, thereby reducing the number of shares available for other equity awards on a one-for-one basis. However, the plan administrator has the authority under the Equity Plan to determine the number of shares underlying an award of LTIP units in light of all applicable circumstances, including performance-based vesting conditions, operating partnership “capital account allocations,” to the extent set forth in the partnership agreements for Apollo Operating Group, the Internal Revenue Code or Treasury Regulations, value accretion factors and conversion ratios.

Amendment and Termination

The Equity Plan provides that the manager may amend, alter or terminate the Equity Plan, but no such action may impair the rights of any participant with respect to outstanding awards without the participant’s consent. The plan administrator may amend an award, prospectively or retroactively, but no such amendment may impair the rights of any participant without the participant’s consent. Unless the manager determines otherwise, shareholder approval of any such action will be obtained if required to comply with applicable law. The Equity Plan will terminate on the tenth anniversary of the effective date of the Equity Plan.

Registration

We intend to file with the SEC a registration statement on Form S-8 covering the shares issuable under the Equity Plan following the registration effectiveness date.

Apollo Management Companies AAA Unit Plan

Our Apollo Management Companies AAA Unit Plan (the “AAA Plan”), which is administered by management companies that employ our investment professionals, provides for the award, to certain of our investment professionals and officers, of incentive units that provide the right to receive AAA RDUs. AAA is a fund that we manage that is publicly traded on the Euronext Amsterdam and is consolidated in the enclosed financial statements. The AAA Plan Awards are intended to align the interests of their recipients with those of our investors and to bolster retention of our management team because they are generally subject to a vesting schedule. Awards outstanding under the AAA Plan will not be affected by the IPO.

The AAA Plan provides for the grant of AAA incentive units, each of which is a unit of measurement deemed for bookkeeping purposes to be equivalent to one AAA RDU. Each RDU represents one common unit of

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AAA. AAA incentive units are used solely as a device for determining the payment to be made if such units vest pursuant to the AAA Plan and the agreement evidencing the award. Unless otherwise provided in the AAA Plan award agreement, AAA Plan awards typically vest in three equal annual installments beginning on December 31 of the year that they are granted. The RDUs granted under the AAA Plan are currently held by one of our indirect subsidiaries, AAA Holdings, L.P. AAA incentive units may be granted under the AAA Plan by certain management companies affiliated with Apollo Management, L.P. With respect to any award, the AAA Plan is administered by the applicable management company that granted the award. The management companies administer and interpret the AAA Plan with respect to awards they grant, and have the power to determine: (1) who will receive awards under the AAA Plan, (2) the form and substance of grants and the conditions and restrictions (if any) subject to which such grants are made, (3) appropriate adjustments in connection with a reorganization, change in control or certain other events, and (4) the vesting of awards.

A participant generally has no rights as a security holder of AAA, no distribution rights (except as described below) and no voting rights with respect to AAA incentive units and any RDUs underlying or issuable in respect of such units until such RDUs are actually issued to and held of record by the participant. However, if any distribution is made in respect of RDUs that the applicable management company determines to be a distribution other than a tax distribution, the applicable management company will credit a participant’s Plan account with an amount equal to the per-RDU non-tax distribution, multiplied by the total number of outstanding and unpaid AAA incentive units held by the participant as of the date of distribution. Non-tax distributions credited to a participant’s account are subject to the same vesting, payment and other applicable terms, conditions and restrictions as the AAA incentive units to which the non-tax distribution relates. Any vested AAA incentive units that had not been paid to a participant as of June 7, 2009 were paid on or about that date as an equivalent number of RDUs. The lock-up period applicable to grants made under the AAA Plan expired on June 7, 2009. Unless otherwise provided in a separate agreement between a participant and a management company, a participant’s unvested AAA incentive units will automatically terminate without payment upon the participant’s termination of employment or service with the management company. Prior to the time they become vested under the AAA Plan, neither the AAA incentive units nor any interest therein may be sold, assigned or otherwise transferred, except for transfers to the management company that granted the award. The RDUs issuable upon vesting of AAA incentive units are also subject to substantial restrictions on transfer under applicable securities laws and listing requirements, the AAA limited partnership agreement and a lock-up agreement to which participants are required to become a party as a condition to receiving an award under the AAA Plan. No RDUs or AAA incentive units were granted to our named executive officers in 2010.

Indemnification

Under our operating agreement, in most circumstances we will indemnify the following persons, to the fullest extent permitted by law, from and against all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts: our manager; any departing manager; any person who is or was an affiliate of our manager or any departing manager; any person who is or was a member, partner, tax matters partner, officer, director, employee, agent, fiduciary or trustee of us or our subsidiaries, our manager or any departing manager or any affiliate of us or our subsidiaries, our manager or any departing manager; any person who is or was serving at the request of our manager or any departing manager or any affiliate of our manager or any departing manager as an officer, director, employee, member, partner, agent, fiduciary or trustee of another person; or any person designated by our manager. We have agreed to provide this indemnification unless there has been a final and non-appealable judgment by a court of competent jurisdiction determining that these persons acted in bad faith or engaged in fraud or willful misconduct. We have also agreed to provide this indemnification for criminal proceedings. Any indemnification under these provisions will only be out of our assets. We may purchase insurance against liabilities asserted against and expenses incurred by persons for our activities, regardless of whether we would have the power to indemnify the person against liabilities under our operating agreement.

We have entered into indemnification agreements with each of our executive officers and certain of our employees which set forth the obligations described above.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Agreement Among Managing Partners

Our managing partners have entered into the Agreement Among Managing Partners, which provides that each managing partner’s Pecuniary Interest (as defined below) in the Apollo Operating Group units that he holds indirectly through Holdings shall be subject to vesting. The managing partners own Holdings in accordance with their respective sharing percentages, or “Sharing Percentages,” as set forth in the Agreement Among Managing Partners. For the purposes of the Agreement Among Managing Partners, “Pecuniary Interest” means, with respect to each managing partner, the number of Apollo Operating Group units that would be distributable to such managing partner assuming that Holdings was liquidated and its assets distributed in accordance with its governing agreements.

Pursuant to the Agreement Among Managing Partners, each of Messrs. Harris and Rowan will vest in their interest in the Apollo Operating Group units in 60 equal monthly installments, and Mr. Black will vest in his interest in the Apollo Operating Group units in 72 equal monthly installments. Although the Agreement Among Managing Partners was entered into on July 13, 2007, for purposes of its vesting provisions, our managing partners are credited for their employment with us since January 1, 2007. Upon a termination for cause, 50% of such managing partner’s unvested Pecuniary Interest in Apollo Operating Group units shall vest. Upon a termination as a result of death or disability (as defined in the Agreement Among Managing Partners) of Messrs. Rowan or Harris, vesting will be calculated using a 60-month vesting schedule and 50% of such managing partner’s unvested interest shall also vest. Upon a termination as a result of death or disability of Mr. Black, 100% of his interest shall vest. Upon a termination as a result of resignation or retirement, a fraction of such managing partner’s unvested interest shall vest, the numerator of which is the number of months that have elapsed since January 1, 2007 and the denominator of which is 60 (in the case of Messrs. Harris and Rowan) or 72 (in the case of Mr. Black). We may not terminate a managing partner except for cause or by reason of disability.

Upon a managing partner’s resignation or termination for any reason, the Pecuniary Interest held by such managing partner that has not vested shall be forfeited as of the applicable Forfeiture Date (as defined below) and the remaining Pecuniary Interest held by such managing partner shall no longer be subject to vesting. None of such interests, or the “Forfeited Interests,” shall return to or benefit us or the Apollo Operating Group. Forfeited Interests will be allocated within Holdings for the benefit of the managing partners, or the “continuing managing partners,” who continue to be employed as of the applicable Forfeiture Date, pro rata based upon their relative Sharing Percentages.

For the purposes of the Agreement Among Managing Partners, “Forfeiture Date” means, as to the Forfeited Interests to be forfeited within Holdings for the benefit of the continuing managing partners, the date which is the earlier of (i) the date that is six months after the applicable date of termination of employment and (ii) the date on or after such termination date that is six months after the date of the latest publicly reported disposition (or deemed disposition subject to Section 16 of the Exchange Act) of equity securities of Apollo by any of the continuing managing partners.

The transfer by a managing partner of any portion of his Pecuniary Interest to a permitted transferee will in no way affect any of his obligations under the Agreement Among Managing Partners (nor will such transfer in any way affect the vesting of such Pecuniary Interest in Apollo Operating Group units ); provided, that all permitted transferees are required to sign a joinder to the Agreement Among Managing Partners in order to bind such permitted transferee to the forfeiture provisions in the Agreement Among Managing Partners.

The managing partners’ respective Pecuniary Interests in certain funds, or the “Heritage Funds,” within the Apollo Operating Group are not held in accordance with the managing partners’ respective Sharing Percentages. Instead, each managing partner’s Pecuniary Interest in such Heritage Funds is held in accordance with the

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historic ownership arrangements among the managing partners, and the managing partners continue to share the operating income in such Heritage Funds in accordance with their historic ownership arrangement with respect to such Heritage Funds.

The Agreement Among Managing Partners may be amended and the terms and conditions of the Agreement Among Managing Partners may be changed or modified upon the unanimous approval of the managing partners. We, our shareholders (other than the Strategic Investors, as set forth under “—Lenders Rights Agreement—Amendments to Managing Partner Transfer Restrictions”) and the Apollo Operating Group have no ability to enforce any provision thereof or to prevent the managing partners from amending the Agreement Among Managing Partners or waiving any forfeiture obligation.

Managing Partner Shareholders Agreement

We have entered into the Managing Partner Shareholders Agreement with our managing partners. The Managing Partner Shareholders Agreement provides the managing partners with certain rights with respect to the approval of certain matters and the designation of nominees to serve on our board of directors, as well as registration rights for our securities that they own.

Board Representation

The Managing Partner Shareholders Agreement requires our board of directors, so long as the Apollo control condition is satisfied, to nominate individuals designated by our manager such that our manager will have a majority of the designees on our board.

Transfer Restrictions

No managing partner may, nor shall any of such managing partner’s permitted transferees, directly or indirectly, voluntarily effect cumulative transfers of Equity Interests, representing more than: (i) 0.0% of his Equity Interests at any time prior to the second anniversary of the date on which the registration statement of which this prospectus forms a part became effective (the “registration effectiveness date”), (ii) 7.5% of his Equity Interests at any time on or after the second anniversary and prior to the third anniversary of the registration effectiveness date; (iii) 15% of his Equity Interests at any time on or after the third anniversary and prior to the fourth anniversary of the registration effectiveness date; (iv) 22.5% of his Equity Interests at any time on or after the fourth anniversary and prior to the fifth anniversary of the registration effectiveness date; (v) 30% of his Equity Interests at any time on or after the fifth anniversary and prior to the sixth anniversary of the registration effectiveness date; and (vi) 100% of his Equity Interests at any time on or after the sixth anniversary of the registration effectiveness date, other than, in each case, with respect to transfers (a) from one founder to another founder, (b) to a permitted transferee of such managing partner, or (c) in connection with a sale by one or more of our managing partners in one or a related series of transactions resulting in the managing partners owning or controlling, directly or indirectly, less than 50.1% of the economic or voting interests in us or the Apollo Operating Group, or any other person exercising control over us or the Apollo Operating Group by contract, which would include a transfer of control of our manager.

The percentages referenced in the preceding paragraph will apply to the aggregate amount of Equity Interests held by each managing partner (and his permitted transferees) as of July 13, 2007 and adjusted for any additional Equity Interests received by such managing partner upon the forfeiture of Equity Interests by another managing partner. Any Equity Interests received by a managing partner pursuant to the forfeiture provisions of the Agreement Among Managing Partners (described below) will remain subject to the foregoing restrictions in the receiving managing partner’s hands; provided, that each managing partner shall be permitted to sell without regard to the foregoing restrictions such number of forfeitable interests received by him as are required to pay taxes payable as a result of the receipt of such interests, calculated based on the maximum combined U.S. Federal, New York State and New York City tax rate applicable to individuals; and, provided further, that each managing partner who is not required to pay taxes in the applicable fiscal quarter in which he receives Equity

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Interests as a result of being in the U.S. Federal income tax “safe harbor” will not effect any such sales prior to the six-month anniversary of the applicable termination date which gave rise to the receipt of such Equity Interests. After six years, each managing partner and his permitted transferees may transfer all of the Equity Interests of such managing partner to any person or entity in accordance with Rule 144, in a registered public offering or in a transaction exempt from the registration requirements of the Securities Act. The above transfer restrictions will lapse with respect to a managing partner if such managing partner dies or becomes disabled.

A “permitted transferee” means, with respect to each managing partner and his permitted transferees, (i) such managing partner’s spouse, (ii) a lineal descendant of such managing partner’s parents (or any such descendant’s spouse), (iii) a charitable institution controlled by such managing partner, (iv) a trustee of a trust (whether inter vivos or testamentary), the current beneficiaries and presumptive remaindermen of which are one or more of such managing partner and persons described in clauses (i) through (iii) above, (v) a corporation, limited liability company or partnership, of which all of the outstanding shares of capital stock or interests therein are owned by one or more of such managing partner and persons described in clauses (i) through (iv) above, (vi) an individual mandated under a qualified domestic relations order, (vii) a legal or personal representative of such managing partner in the event of his death or disability, (viii) any other managing partner with respect to transactions contemplated by the Managing Partner Shareholder Agreement, and (ix) any other managing partner who is then employed by Apollo or any of its affiliates or any permitted transferee of such managing partner in respect of any transaction not contemplated by the Managing Partner Shareholders Agreement, in each case that agrees in writing to be bound by these transfer restrictions.

Any waiver of the above transfer restrictions may only occur with our consent. As our managing partners control the management of our company, however, they have discretion to cause us to grant one or more such waivers. Accordingly, the above transfer restrictions might not be effective in preventing our managing partners from selling or transferring their Equity Interests.

Indemnity

Carried interest income from our funds can be distributed to us on a current basis, but is subject to repayment by the subsidiary of the Apollo Operating Group that acts as general partner of the fund in the event that certain specified return thresholds are not ultimately achieved. The managing partners, contributing partners and certain other investment professionals have personally guaranteed, subject to certain limitations, the obligations of these subsidiaries in respect of this general partner obligation. Such guarantees are several and not joint and are limited to a particular managing partner’s or contributing partner’s distributions. Pursuant to the Managing Partner Shareholders Agreement, we agreed to indemnify each of our managing partners and certain contributing partners against all amounts that they pay pursuant to any of these personal guarantees in favor of Fund IV, Fund V and Fund VI (including costs and expenses related to investigating the basis for or objecting to any claims made in respect of the guarantees) for all interests that our managing partners and contributing partners have contributed or sold to the Apollo Operating Group.

Accordingly, in the event that our managing partners, contributing partners and certain other investment professionals are required to pay amounts in connection with a general partner obligation for the return of previously made distributions with respect to Fund IV, Fund V and Fund VI, we will be obligated to reimburse our managing partners and certain contributing partners for the indemnifiable percentage of amounts that they are required to pay even though we did not receive the distribution to which that general partner obligation related. As of December 31, 2010, the company has not recorded an obligation for any previously made distributions.

Registration Rights

Pursuant to the Managing Partner Shareholders Agreement, we have granted Holdings, an entity through which our managing partners and contributing partners own their Apollo Operating Group units, and its permitted transferees the right, under certain circumstances and subject to certain restrictions, to require us to register under the Securities Act our Class A shares held or acquired by them. Under the Managing Partner

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Shareholders Agreement, the registration rights holders (i) will have “demand” registration rights, exercisable two years after the registration effectiveness date, but unlimited in number thereafter, which require us to register under the Securities Act the Class A shares that they hold or acquire, (ii) may require us to make available registration statements permitting sales of Class A shares they hold or acquire into the market from time to time over an extended period and (iii) have the ability to exercise certain piggyback registration rights in connection with registered offerings requested by other registration rights holders or initiated by us. We have agreed to indemnify each registration rights holders and certain related parties against any losses or damages resulting from any untrue statement or omission of material fact in any registration statement or prospectus pursuant to which they sell our shares, unless such liability arose from such holder’s misstatement or omission, and each registration rights holder has agreed to indemnify us against all losses caused by his misstatements or omissions.

Fee Waiver Program

Subject to the executive committee’s approval, each managing partner and each other professional designated by the executive committee may elect to waive a portion of the management fees that he would otherwise be entitled to receive directly or indirectly on a periodic basis from AMH in exchange for a profits interest in the applicable Apollo fund, which is deemed to satisfy a portion of his capital commitment in the amount of such waived amount.

Roll-Up Agreements

Pursuant to the Roll-Up Agreements, the contributing partners received interests in Holdings, which we refer to as “Holdings Units,” in exchange for their contribution of assets to the Apollo Operating Group. The Holdings Units received by our contributing partners and any units into which they are exchanged will generally vest over six years in equal monthly installments with additional vesting (i) on death, disability, a termination without cause or a resignation by the contributing partner for good reason, (ii) with consent of BRH, which is controlled by our managing partners, and (iii) in connection with certain other transactions involving sales of interests in us and with transfers by our managing partners in connection with their registration rights to the extent that our contributing partners do not have sufficient vested securities to otherwise allow them to participate pro rata. Holdings Units are subject to a lock-up until two years after the registration effectiveness date. Thereafter, 7.5% of the Holding Units will become tradable on each of the second, third, fourth and fifth anniversaries of the registration effectiveness date, with the remaining Holding Units becoming tradable on the sixth anniversary of the registration effectiveness date or upon subsequent vesting. A Holdings Unit that is forfeited will revert to the managing partners. Our contributing partners have the ability to direct Holdings to exercise Holdings’ registration rights described above under “—Managing Partner Shareholders Agreement—Registration Rights.”

Our contributing partners are subject to a noncompetition provision for the applicable period of time as follows: (i) if the contributing partner is still providing services as a partner to us on the fifth anniversary of the date of his Roll-Up Agreement, the first anniversary of the date of termination of his service as a partner to us, or (ii) if the contributing partner is terminated for any reason such that he is no longer providing services to us prior to the fifth anniversary of the date of his Roll-Up Agreement, the earlier to occur of (A) the second anniversary of such date of termination and (B) the sixth anniversary of the date of his Roll-Up Agreement. During that period, our contributing partners will be prohibited from (i) engaging in any business activity that we operate in, (ii) rendering any services to any alternative asset management business (other than that of us or our affiliates) that involves primarily (i.e., more than 50%) third-party capital or (iii) acquiring a financial interest in, or becoming actively involved with, any competitive business (other than as a passive holding of a specified percentage of publicly traded companies). In addition, our contributing partners are subject to nonsolicitation, nonhire and noninterference covenants during employment and for two years thereafter. Our contributing partners are also bound to a nondisparagement covenant with respect to us and our contributing partners and to confidentiality restrictions. Any resignation by any of our contributing partners shall require ninety days’ notice. Any restricted period applicable to a contributing partner will commence after the ninety day notice of termination period.

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Exchange Agreement

We have entered into an exchange agreement with Holdings under which, subject to certain procedures and restrictions (including the vesting schedules applicable to our managing partners and any applicable transfer restrictions and lock-up agreements described above) upon 60 days’ written notice prior to a designated quarterly date, each managing partner and contributing partner (or certain transferees thereof) has the right to cause Holdings to exchange the Apollo Operating Group units that he owns through Holdings for our Class A shares and to sell such Class A shares at the prevailing market price (or at a lower price that such managing partner or contributing partner is willing to accept) and distribute the net proceeds of such sale to such managing partner or contributing partner. Under the exchange agreement, to effect the exchange, a managing partner or contributing partner, through Holdings, must then simultaneously exchange one Apollo Operating Group unit (being an equal limited partner interest in each Apollo Operating Group entity) for each Class A share received from our intermediate holding companies. As a managing partner or contributing partner exchanges his Apollo Operating Group units, our interest in the Apollo Operating Group units will be correspondingly increased and the voting power of the Class B share will be correspondingly decreased.

We may, from time to time, at the discretion of our manager, provide the opportunity for Holdings and any other holders of Apollo Operating Group units at such time to sell Apollo Operating Group units to us, provided that the aggregate amount of designated quarterly dates for exchanges and such opportunities for the sale of such units may not exceed four. We will use an independent, third-party valuation expert for purposes of determining the purchase price of any such purchases of Apollo Operating Group units.

Tax Receivable Agreement

With respect to any exchange by a managing partner or contributing partner of Apollo Operating Group units (together with the corresponding interest in our Class B share) that he owns through Holdings for our Class A shares in a taxable transaction, each of Apollo Management Holdings, L.P. and the Apollo Operating Group entities controlled by Apollo Management Holdings, L.P. has made an election under Section 754 of the Internal Revenue Code, which may result in an adjustment to the tax basis of a portion of the assets owned by the Apollo Operating Group at the time of the exchange. The taxable exchanges may result in increases in the tax depreciation and amortization deductions from depreciable and amortizable assets, as well as an increase in the tax basis of other assets, of the Apollo Operating Group that otherwise would not have been available. A portion of these increases in tax depreciation and amortization deductions, as well as the increase in the tax basis of such other assets, will reduce the amount of tax that APO Corp. would otherwise be required to pay in the future. Additionally, our acquisition of Apollo Operating Group units from the managing partners or contributing partners, such as our acquisition of Apollo Operating Group units from the managing partners in the Strategic Investors Transaction, may result in increases in tax deductions and tax basis that reduces the amount of tax that APO Corp. would otherwise be required to pay in the future.

APO Corp. has entered into a tax receivable agreement with our managing partners and contributing partners that provides for the payment by APO Corp. to an exchanging or selling managing partner or contributing partner of 85% of the amount of actual cash savings, if any, in U.S. Federal, state, local and foreign income tax that APO Corp. realizes (or is deemed to realize in the case of an early termination payment by APO Corp. or a change of control, as discussed below) as a result of these increases in tax deductions and tax basis, and certain other tax benefits, including imputed interest expense, related to entering into the tax receivable agreement. APO Corp. expects to benefit from the remaining 15% of actual cash savings, if any, in income tax that it realizes. For purposes of the tax receivable agreement, cash savings in income tax will be computed by comparing our actual income tax liability to the amount of such taxes that APO Corp. would have been required to pay had there been no increase to the tax basis of the tangible and intangible assets of the applicable Apollo Operating Group entity as a result of the transaction and had APO Corp. not entered into the tax receivable agreement. The tax savings achieved may not ensure that we have sufficient cash available to pay our tax liability or generate additional distributions to our investors. Also, we may need to incur additional debt to repay the tax receivable agreement if our cash flows are not met. The term of the tax receivable agreement will continue until

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all such tax benefits have been utilized or expired, unless APO Corp. exercises the right to terminate the tax receivable agreement by paying an amount based on the present value of payments remaining to be made under the agreement with respect to units that have been exchanged or sold and units which have not yet been exchanged or sold. Such present value will be determined based on certain assumptions, including that APO Corp. would have sufficient taxable income to fully utilize the deductions that would have arisen from the increased tax deductions and tax basis and other benefits related to entering into the tax receivable agreement. No payments will be made if a managing partner or contributing partner elects to exchange his or her Apollo Operating Group units in a tax-free transaction. In the event that other of our current or future subsidiaries become taxable as corporations and acquire Apollo Operating Group units in the future, or if we become taxable as a corporation for U.S. Federal income tax purposes, each will become subject to a tax receivable agreement with substantially similar terms. In connection with the amendment of the AMH partnership agreement in April of 2010, the tax receivable agreement has been revised to reflect the managing partners’ agreement to defer 25% of required payments pursuant to the tax receivable agreement that is attributable to the 2010 fiscal year for a period of four years. For more information about the amendment to the AMH partnership agreement and tax receivable agreement, see “—Special Allocation of AMH Income” below.

The IRS could challenge our claim to any increase in the tax basis of the assets owned by the Apollo Operating Group that results from the exchanges entered into by the managing partners or contributing partners. The IRS could also challenge any additional tax depreciation and amortization deductions or other tax benefits we claim as a result of such increase in the tax basis of such assets. If the IRS were to successfully challenge a tax basis increase or tax benefits we previously claimed from a tax basis increase, our managing partners and contributing partners would not be obligated under the tax receivable agreement to reimburse APO Corp. for any payments previously made to it (although future payments would be adjusted to reflect the result of such challenge). As a result, in certain circumstances, payments could be made to our managing partners and contributing partners under the tax receivable agreement in excess of 85% of APO Corp.’s actual cash tax savings. In general, estimating the amount of payments that may be made to our managing partners and contributing partners under the tax receivable agreement is by its nature, imprecise, in the absence of an actual transaction, insofar as the calculation of amounts payable depends on a variety of factors. The actual increase in tax basis and the amount and timing of any payments under the tax receivable agreement will vary depending upon a number of factors, including:

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the timing of the transactions—for instance, the increase in any tax deductions will vary depending on the fair market value, which may fluctuate over time, of the depreciable or amortizable assets of the Apollo Operating Group entities at the time of the transaction;

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the price of our Class A shares at the time of the transaction—the increase in any tax deductions, as well as tax basis increase in other assets, of the Apollo Operating Group entities, is directly proportional to the price of the Class A shares at the time of the transaction;

•	the taxability of exchanges—if an exchange is not taxable for any reason, increased deductions will not be available; and

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the amount and timing of our income—APO Corp. will be required to pay 85% of the tax savings as and when realized, if any. If APO Corp. does not have taxable income, it is not required to make payments under the tax receivable agreement for that taxable year because no tax savings were actually realized.

In addition, the tax receivable agreement provides that, upon a merger, asset sale or other form of business combination or certain other changes of control, APO Corp.’s (or its successor’s) obligations with respect to exchanged or acquired units (whether exchanged or acquired before or after such change of control) would be based on certain assumptions, including that APO Corp. would have sufficient taxable income to fully utilize the deductions arising from the increased tax deductions and tax basis and other benefits related to entering into the tax receivable agreement. As noted above, no payments will be made if a managing partner or contributing partner elects to exchange his or her Apollo Operating Group units in a tax-free transaction.

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Strategic Investors Transaction

On July 13, 2007, we sold securities to the Strategic Investors in return for a total investment of $1.2 billion. Through our intermediate holding companies, we used all of the proceeds from the issuance of such securities to the Strategic Investors to purchase from our managing partners 17.4% of their Apollo Operating Group units for an aggregate purchase price of $1,068 million, and to purchase from our contributing partners a portion of their points for an aggregate purchase price of $156 million. The Strategic Investors hold non-voting Class A shares, which will represent         % of our issued and outstanding Class A shares and         % of the economic interest in the Apollo Operating Group, in each case after giving effect to the IPO. Based on our agreement with the Strategic Investors, we will distribute to the Strategic Investors the greater of 7% on the convertible notes issued or a pro rata portion of our net income for our fiscal year 2007, based on (i) their proportionate interests in Apollo Operating Group units during the period after the Strategic Investors Transaction and prior to the date of the Private Offering Transactions, and (ii) the number of days elapsed during such period. For this purpose, income attributable to carried interest on private equity funds related to either carry-generating transactions that closed prior to the date of the Private Offering Transactions or carry-generating transactions in respect of which a definitive agreement was executed, but that did not close, prior to the date of the Private Offering Transactions shall be treated as having been earned prior to the date of the Private Offering Transactions. On August 8, 2007, we paid approximately $6 million in interest expense on the convertible notes and as a result of our net loss we have no further obligations for 2007 to pay the Strategic Investors.

As all of their holdings in us are non-voting, neither of the Strategic Investors has any means for exerting control over our company.

Strategic Relationship Agreement

On April 20, 2010, we announced a new strategic relationship agreement with CalPERS, whereby we agreed to reduce management fees and other fees charged to CalPERS on funds we manage, or in the future will manage, solely for CalPERS by $125 million over a five-year period or as close a period as required to provide CalPERS with that benefit. The agreement further provides that we will not use a placement agent in connection with securing any future capital commitments from CalPERS.

Lenders Rights Agreement

In connection with the Strategic Investors Transaction, we entered into a shareholders agreement, or the “Lenders Rights Agreement,” with the Strategic Investors.

Transfer Restrictions

Except in connection with the drag-along covenants provided for in the Lenders Rights Agreement, prior to the second anniversary of the registration effectiveness date, each Strategic Investor may not transfer its rights, other than to an “Investor Permitted Transferee,” as defined below, without the prior written consent of our managing partners.

Following the registration effectiveness date, each Strategic Investor may transfer its non-voting Class A shares up to the percentages set forth below during the relevant periods identified:

Period	Maximum Cumulative Amount
Registration Effectiveness Date—2nd anniversary of the Registration Effectiveness Date	0%
2nd—3rd anniversary of Registration Effectiveness Date	25%
3rd—4th anniversary of Registration Effectiveness Date	50%
4th—5th anniversary of Registration Effectiveness Date	75%
6th anniversary of Registration Effectiveness Date (and thereafter)	100%

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Notwithstanding the foregoing, at no time following the registration effectiveness date may a Strategic Investor make a transfer representing 2% or more of our total Class A share to any one person or group of related persons.

An “Investor Permitted Transferee” shall include any entity controlled by, controlling or under common control with a Strategic Investor, or certain of its affiliates so long as such entity continues to be an affiliate of the Strategic Investor at all times following such transfer.

Registration Rights

Pursuant to the Lenders Rights Agreement, following the second anniversary of the registration effectiveness date, each Strategic Investor shall be afforded four demand registrations with respect to non-voting Class A shares, covering offerings of at least 2.5% of our total equity ownership and customary piggyback registration rights. All cut-backs between the Strategic Investors, the CS Investor and Holdings (or its members) in any such demand registration shall be pro rata based upon the number of shares available for sale at such time (regardless of which party exercises a demand).

Amendments to Managing Partner Transfer Restrictions

Each Strategic Investor has a consent right with respect to any amendment or waiver of any transfer restrictions that apply to our managing partners.

Private Placement Shareholders Agreement

In connection with the Private Placement, we entered into a shareholders agreement with the CS Investor. The shareholders agreement provides for a lock-up period applicable to the CS Investor’s Class A shares for one year from August 8, 2007. The CS Investor has three demand registration rights, exercisable after expiration of its lock-up period, and customary piggyback registration rights. The CS Investor has exercised its demand rights and is participating as a selling shareholder in this prospectus.

Our Operating Agreement and Apollo Operating Group Limited Partnership Agreements

Please see the section entitled “Description of Shares—Operating Agreement” for a description of our Operating Agreement.

Pursuant to the partnership agreements of the Apollo Operating Group partnerships, the wholly-owned subsidiaries of Apollo Global Management, LLC that are the general partners of those partnerships have the right to determine when distributions will be made to the partners of the Apollo Operating Group and the amount of any such distributions. If a distribution is authorized, such distribution will be made to the partners of Apollo Operating Group pro rata in accordance with their respective partnership interests.

The partnership agreements of the Apollo Operating Group partnerships also provide that substantially all of our expenses, including substantially all expenses solely incurred by or attributable to Apollo Global Management, LLC (such as expenses incurred in connection with the Private Offering Transactions), will be borne by the Apollo Operating Group; provided that obligations incurred under the tax receivable agreement by Apollo Global Management, LLC and its wholly-owned subsidiaries (which currently consist of our three intermediate holding companies, APO Corp., APO (FC), LLC and APO Asset Co., LLC), income tax expenses of Apollo Global Management, LLC and its wholly-owned subsidiaries and indebtedness incurred by Apollo Global Management, LLC and its wholly-owned subsidiaries shall be borne solely by Apollo Global Management, LLC and its wholly-owned subsidiaries.

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Special Allocation of AMH Income

AMH’s partnership agreement has been amended to provide that 100% of AMH’s 2009 taxable income in excess of the amount of its distribution to Holdings in September 2009 and 100% of AMH’s 2010 taxable income will be specially allocated to APO Corp. (the “Special Allocation”). As a result, APO Corp.’s allocation of AMH’s 2009 and 2010 taxable income was increased from approximately 28.49% to 72.46% with respect to 2009 and 28.98% to 100% with respect to 2010, and Holdings’ allocation of AMH’s 2009 and 2010 taxable income was decreased from approximately 71.51% to 27.54% with respect to 2009 and 71.02% to 0% with respect to 2010. The amendments to AMH’s partnership agreement also provided that APO Corp. will be entitled to receive a priority distribution equal to the total amount of income specially allocated to APO Corp. pursuant to the Special Allocation (the “Special Distribution”). The initial payments of the Special Distribution will be sufficient to allow APO Corp. to make TRA Payments (as defined below) with respect to the 2009 and 2010 fiscal years, including deferred payments. The balance of the Special Distribution will be payable only upon a liquidation or deemed liquidation of AMH. The AMH partnership agreement was also amended to provide that the Special Allocation and Special Distribution may be effectively reversed, in whole or in part, upon a “book-up event,” as described below.

Under the AMH partnership agreement, AMH partners are entitled to receive distributions of available cash from AMH sufficient to cover the portion of their tax liabilities not otherwise covered by other AMH distributions during that fiscal year. Because APO Corp. has net operating losses (“NOLs”) that it can use to offset its tax liability each year, the need for tax distributions will be eliminated during the period covered by the Special Allocation, which allows AMH to retain more cash for use in the Apollo business.

As a result of the Special Allocation, a portion of APO Corp.’s required payments to each of the managing partners and contributing partners pursuant to the tax receivable agreement (the “TRA Payments”) that were generated by amortization deductions accrued by APO Corp. through the period covered by the Special Allocation will be accelerated. The number of future periods from which these TRA Payments will be accelerated depends on the amount of taxable income generated by APO Corp. in those future periods. In order for APO Corp. to make the TRA Payments to the managing partners and contributing partners with respect to the 2009 and 2010 fiscal years, AMH will be required to make distributions to APO Corp. The total amount of these distributions will be less than the total amount of the tax distributions that would otherwise have been made with respect to the 2009 and 2010 fiscal years absent the Special Allocation. In addition, each of the managing partners has agreed to defer 25% of the TRA Payments payable to him that is attributable to the 2010 fiscal year for a period of four years, which will reduce the amount of TRA Payments that APO Corp. would otherwise be required to make in 2011. The cash that would otherwise be paid to the managing partners will be retained by AMH for use in the Apollo business. For more information about the tax receivable agreement, see “Tax Receivable Agreement” above.

Although APO Corp. will need to use a greater portion of its NOLs during the 2009 and 2010 fiscal years as a result of the Special Allocation, 85% of the NOLs represents a liability of APO Corp. to the managing partners and contributing partners equal to the amount of APO Corp.’s required TRA Payments. As a result, only 15% of the APO Corp.’s NOLs are left available for APO Corp.’s own benefit. In addition, the Special Distribution described above permits APO Corp. to discharge a portion of its liability for the TRA Payments with cash made available to it by AMH, without a corresponding pro rata distribution made to Holdings. As part of amending the AMH partnership agreement, Holdings waived its right to receive its pro rata portion (71.51% to APO Corp.’s 28.49%, as of December 31, 2009) of any Special Distribution. In other words, a substantial portion of the accelerated liability that APO Corp. must pay the TRA Holders as a result of the Special Allocation will be borne by Holdings; although such portion is expected to remain substantial, it will decline over time as Holdings’ ownership interest in the Apollo Operating Group is diluted by future issuances of our Class A shares to persons other than Holdings (such as the issuances by us contemplated by the IPO).

The Special Allocation may be effectively reversed in the future, in whole or in part, if AMH has a “book-up event” for tax purposes. A book-up event may only occur at certain times specified by applicable IRS regulations

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(such as a sale of AMH, a substantial new issuance of AMH interests or a substantial, non-pro rata redemption of AMH interests) and only if the fair value of AMH’s net assets are greater than the aggregate book value of its capital accounts at that time. If and when this occurs, Holdings will be allocated a larger portion of AMH’s future book income appreciation (and a corresponding larger portion of certain taxable income) in order to compensate it, to the extent of the book-up, for the reduced income allocation it received under the 2009 and 2010 Special Allocation. If the book-up event takes place, and is sufficiently large, then the income allocated to APO Corp. via the Special Allocation and the income allocated to Holdings via the book-up event would result in no net effect to APO Corp.’s and Holdings’ allocation of taxable income.

Employment Agreements

Please see the section entitled “Management—Narrative Disclosure to the Summary Compensation Table and Grants of Plan-Based Awards Table” for a description of these employment agreements of our named executive officers who have employment agreements.

Aircraft

In the normal course of business, our personnel have made use of aircraft owned as personal assets by Messrs. Black and Rowan. Messrs. Black and Rowan paid for their purchases of the aircraft and bear all operating, personnel and maintenance costs associated with their operation for personal use. Payment by us for the business use of these aircraft by Messrs. Black and Rowan and other of our personnel is made at market rates, which totaled $59,290 and $632,503 for 2009 and 2010, respectively, for Mr. Black, and $2,043,080 and $3,453,752 for 2009 and 2010, respectively, for Mr. Rowan. In addition, Mr. Harris makes business and personal use of various aircraft in which we have fractional interests, and pays the aggregate incremental cost of his personal usage. The total amount paid by Mr. Harris for this personal usage was $409,683 and $626,304 for 2009 and 2010, respectively. The transactions described herein are not material to the consolidated and combined financial statements.

Statement of Policy Regarding Transactions with Related Persons

Our board of directors has adopted a written statement of policy regarding transactions with related persons, which we refer to as our “related person policy.” Our related person policy requires that a “related person” (as defined as in paragraph (a) of Item 404 of Regulation S-K) must promptly disclose to our Chief Legal Officer any “related person transaction” (defined as any transaction that is reportable by us under Item 404(a) of Regulation S-K in which we were or are to be a participant and the amount involved exceeds $120,000 and in which any related person had or will have a direct or indirect material interest) and all material facts with respect thereto. Our Chief Legal Officer will then promptly communicate that information to our manager. No related person transaction will be consummated without the approval or ratification of the executive committee of our manager or any committee of our board of directors consisting exclusively of disinterested directors. It is our policy that persons interested in a related person transaction will recuse themselves from any vote of a related person transaction in which they have an interest.

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PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding the current beneficial ownership of our Class A shares by (i) each person known to us to beneficially own more than 5% of voting Class A shares of Apollo Global Management, LLC, (ii) each of our directors, (iii) each of our named executive officers and (iv) all directors and executive officers as a group.

None of our managing partners directly own our Class A shares, Class B share or the Apollo Operating Group units. BRH, the entity through which our managing partners hold the Class B share, will directly own the Class B share, currently representing 240,000,000 votes, or         % of our voting control after giving effect to the IPO. In the event that a managing partner or contributing partner, through Holdings, exercises his right to exchange the Apollo Operating Group units that he owns through his limited partnership interest in Holdings for Class A shares, the voting power of the Class B share is proportionately reduced. Holdings, the entity through which our managing partners and the contributing partners hold their Apollo Operating Group units, will directly own 240,000,000 Apollo Operating Group units, representing         % of the economic interests in the Apollo Operating Group after giving effect to the IPO.

Beneficial ownership is determined in accordance with the rules of the SEC. To our knowledge, each person named in the table below has sole voting and investment power with respect to all of the Class A shares and interests in our Class B share shown as beneficially owned by such person, except as otherwise set forth in the notes to the table and pursuant to applicable community property laws. Unless otherwise indicated, the address of each person named in the table is c/o Apollo Global Management, LLC, 9 West 57th Street, New York, NY 10019.

In respect of our Class A shares, the table set forth below assumes the exchange by Holdings of all Apollo Operating Group units for our Class A shares with respect to which the person listed below has the right to direct such exchange pursuant to the exchange agreement described under “Certain Relationships and Related Party Transactions—Exchange Agreement,” and the distribution of such shares to such person as a limited partner of Holdings.

	Amount and Nature of Beneficial Ownership
	Class A Shares Beneficially Owned							Class B Share Beneficially Owned
	Prior to the IPO		After Giving Effect to the IPO			Total Percentage of Voting Power (2)
	Number of Shares	Percent (1)	Number of Shares	Percent (1)				Number of Shares	Percent	Total Percentage of Voting Power (2)
Leon Black (3)(4)	92,727,166	48.6%	92,727,166		%		%	1	100%		%
Joshua Harris (3)(4)	59,008,262	37.6	59,008,262					1	100
Marc Rowan (3)(4)	59,008,262	37.6	59,008,262					1	100
Henry Silverman	—	—	—	—		N/A		—	—	N/A
Marc Spilker	—	—	—	—		N/A		—	—	N/A
Barry Giarraputo	*	*	*	*		*		—	—	N/A
Kenneth Vecchione(5)	*	*	*	*		*		—	—	N/A
James Zelter	2,653,599	2.6	2,653,599					—	—	N/A
John Suydam	*	*	*	*		*		—	—	N/A
Gene Donnelly	—	—	—	—		N/A		—	—	N/A
All directors and executive officers as a group (ten persons)	213,397,289	68.5	213,397,289					1	100
BRH (4)	—	—	—	—		N/A		1	100
AP Professional Holdings, L.P. (6)	240,000,000	71.0	240,000,000					—	—	N/A
Credit Suisse Management LLC (7)	7,500,000	7.7						—	—	N/A

*	Represents less than 1%.
(1)	The percentage of beneficial ownership of our Class A shares is based on voting and non-voting Class A shares outstanding.
(2)	The total percentage of voting power is based on voting Class A shares and the Class B share, in each case after giving effect to the IPO.

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(3)	Does not include any Class A shares owned by Holdings with respect to which this individual, as one of the three owners of all of the interests in BRH, the general partner of Holdings, or as a party to the Agreement Among Managing Partners described under “Certain Relationships and Related Party Transactions—Agreement Among Managing Partners” or the Managing Partner Shareholders Agreement described under “Certain Relationships and Related Party Transactions—Managing Partner Shareholders Agreement,” may be deemed to have shared voting or dispositive power. Each of these individuals disclaim any beneficial ownership of these shares, except to the extent of their pecuniary interest therein.
(4)	BRH, the holder of the Class B share, is one third owned by Mr. Black, one third owned by Mr. Harris and one third owned by Mr. Rowan. Pursuant to the Agreement Among Managing Partners, the Class B share is to be voted and disposed by BRH based on the determination of at least two of the three managing partners; as such, they share voting and dispositive power with respect to the Class B share.
(5)	Kenneth Vecchione resigned from his position as chief financial officer effective January 22, 2010.
(6)	Assumes that no Class A shares are distributed to the limited partners of Holdings. The general partner of AP Professional Holdings, L.P. is BRH, which is one third owned by Mr. Black, one third owned by Mr. Harris and one third owned by Mr. Rowan. BRH is also the general partner of BRH Holdings, L.P., the limited partnership through which Messrs. Black, Harris and Rowan hold their limited partnership interests in AP Professional Holdings, L.P. Each of these individuals disclaim any beneficial ownership of these Class A shares, except to the extent of their pecuniary interest therein.
(7)	Credit Suisse Management LLC has the following address: 11 Madison Avenue, New York, New York 10010.

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SELLING SHAREHOLDERS

The selling shareholders may from time to time offer and sell any or all of our Class A shares set forth below pursuant to this prospectus. When we refer to “selling shareholders” in this prospectus, we mean the persons who purchased their shares in the Private Offering Transactions and are listed in the table below, and the pledgees, donees, permitted transferees, assignees, successors and others who later come to hold any of the selling shareholders’ interests in our Class A shares other than through a public sale.

Certain selling shareholders may be deemed underwriters as defined in the Securities Act. Any profits realized by the selling shareholders may be deemed underwriting commissions.

The following table sets forth, as of the date of this prospectus, the name of the selling shareholders for whom we are registering shares for resale to the public, and the number of Class A shares that each selling shareholder may offer pursuant to this prospectus. The Class A shares offered by the selling shareholders were issued pursuant to exemptions from the registration requirements of the Securities Act. The selling shareholders represented to us that they were qualified institutional buyers or accredited investors and were acquiring our Class A shares for investment and had no present intention of distributing the Class A shares. We have agreed to file a registration statement covering the Class A shares received by the selling shareholders. We have filed with the SEC, under the Securities Act, a Registration Statement on Form S-1 with respect to the resale of the Class A shares from time to time by the selling shareholders, and this prospectus forms a part of that registration statement.

We have been advised that, as noted below in the footnotes to the table,             of the selling shareholders are broker-dealers and             of the selling shareholders are affiliates of broker-dealers. We have been advised that each of such selling shareholders purchased our Class A shares in the ordinary course of business, not for resale, and that none of such selling shareholders had, at the time of purchase, any agreements or understandings, directly or indirectly, with any person to distribute the Class A shares. All selling shareholders are subject to Rule 105 of Regulation M and are precluded from engaging in any short selling activities prior to effectiveness of the registration of which this prospectus forms a part.

Based on information provided to us by the selling shareholders and as of the date the same was provided to us, assuming that the selling shareholders sell all the Class A shares beneficially owned by them that have been registered by us and do not acquire any additional shares during the offering, the selling shareholders will not own any shares other than those appearing in the column entitled “Number of Class A shares Owned After the Offering.” We cannot advise as to whether the selling shareholders will in fact sell any or all of such Class A shares. In addition, the selling shareholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the Class A shares in transactions exempt from the registration requirements of the Securities Act after the date on which it provided the information set forth on the table below.

Selling Shareholder	Number of Class A Shares That May Be Sold	Percentage of Class A Shares Outstanding	Number of Class A Shares Owned After the Offering

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CONFLICTS OF INTEREST AND FIDUCIARY RESPONSIBILITIES

Conflicts of Interest

Conflicts of interest exist and may arise in the future as a result of the relationships between our manager and its affiliates (including our managing partners), on the one hand, and us and our Class A shareholders, on the other hand.

Whenever a potential conflict arises between our manager or its affiliates, on the one hand, and us or any Class A shareholders, on the other hand, our manager will resolve that conflict. Our operating agreement contains provisions that reduce and eliminate our manager’s duties (including fiduciary duties) to the Class A shareholders. Our operating agreement also restricts the remedies available to Class A shareholders for actions taken that without those limitations might constitute breaches of duty (including fiduciary duties).

Under our operating agreement, our manager will not be in breach of its obligations under the operating agreement or its duties to us or our Class A shareholders if the resolution of the conflict is:

•

approved by a conflicts committee of our board of directors comprised entirely of independent directors, although we currently do not have such a committee, and if and when we do have such a committee, our manager is not obligated to seek its approval;

•

approved by the vote of a majority of the voting power of our outstanding voting shares, excluding any voting shares owned by our manager or its affiliates, although our manager is not obligated to seek the approval of our Class A shareholders;

•	on terms no less favorable to us than those generally being provided to or available from unrelated third parties; or

•	fair and reasonable to us, taking into account the totality of the relationships among the parties involved, including other transactions that may be particularly favorable or advantageous to us.

If our manager does not seek approval from a conflicts committee of our board of directors or our Class A shareholders and it determines that the resolution or course of action taken with respect to the conflict of interest satisfies either of the standards set forth in the third and fourth bullet points above, then it will be presumed that in making its decision our manager acted in good faith, and in any proceeding brought by or on behalf of any shareholder or us or any other person bound by our operating agreement, the person bringing or prosecuting such proceeding will have the burden of overcoming such presumption. Unless the resolution of a conflict is specifically provided for in our operating agreement, our manager or a conflicts committee of our board of directors may consider any factors it determines in good faith to consider when resolving a conflict. Our operating agreement provides that our manager will be conclusively presumed to be acting in good faith if our manager subjectively believes that the decision made or not made is in the best interests of the company.

The standards set forth in the four bullet points above establish the procedures by which conflict of interest situations are to be resolved pursuant to our operating agreement. These procedures benefit our manager by providing our manager with significant flexibility with respect to its ability to make decisions and pursue actions involving conflicts of interest. Given the significant flexibility afforded our manager to resolve conflicts of interest—including that our manager has the right to determine not to seek the approval of Class A shareholders with respect to the resolution of such conflicts—our manager may resolve conflicts of interests pursuant to the operating agreement in a manner that Class A shareholders may not believe to be in their or in our best interests. Neither our Class A shareholders nor we will have any recourse against our manager if our manager satisfies one of the standards described in the four bullet points above.

In addition to the provisions relating to conflicts of interest, our operating agreement contains provisions that waive or consent to conduct by our manager and its affiliates that might otherwise raise issues about compliance with fiduciary duties or otherwise applicable law. For example, our operating agreement provides

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that when our manager, in its capacity as our manager, is permitted to or required to make a decision in its “sole discretion” or “discretion” or that it deems “necessary or appropriate” or “necessary or advisable,” then our manager will be entitled to consider only such interests and factors as it desires, including its own interests, and will have no duty or obligation (fiduciary or otherwise) to give any consideration to any interest of or factors affecting us or any Class A shareholders and will not be subject to any different standards imposed by the operating agreement, the Delaware Limited Liability Company Act or under any other law, rule or regulation or in equity. These modifications of fiduciary duties are expressly permitted by Delaware law. Hence, we and our Class A shareholders will only have recourse and be able to seek remedies against our manager if our manager breaches its obligations pursuant to our operating agreement. Unless our manager breaches its obligations pursuant to our operating agreement, we and our Class A shareholders will not have any recourse against our manager even if our manager were to act in a manner that was inconsistent with traditional fiduciary duties. Furthermore, even if there has been a breach of the obligations set forth in our operating agreement, our operating agreement provides that our manager and its officers and directors will not be liable to us or our Class A shareholders for errors of judgment or for any acts or omissions unless there has been a final and non-appealable judgment by a court of competent jurisdiction determining that our manager or its officers and directors acted in bad faith or engaged in fraud or willful misconduct. These modifications are detrimental to the Class A shareholders because they restrict the remedies available to Class A shareholders for actions that without those limitations might constitute breaches of duty (including fiduciary duty).

Conflicts of interest could arise in the situations described below, among others.

Actions taken by our manager may affect the amount of cash flow from operations available for distribution to our Class A shareholders.

The amount of cash flow from operations that is available for distribution to our Class A shareholders is affected by decisions of our manager regarding such matters as:

•	amount and timing of cash expenditures, including those relating to compensation;

•	amount and timing of investments and dispositions;

•	indebtedness;

•	tax matters;

•	reserves; and

•	issuance of additional equity securities, including Class A shares, or additional Apollo Operating Group units.

In addition, borrowings by us and our affiliates do not constitute a breach of any duty owed by our manager to our Class A shareholders. Our operating agreement provides that we and our subsidiaries may borrow funds from our manager and its affiliates on terms that are fair and reasonable to us, provided, however, that such borrowings will be deemed to be fair and reasonable if (i) they are approved in accordance with the terms of the operating agreement, (ii) the terms are no less favorable to us than those generally being provided to or available from unrelated third parties or (iii) the terms are fair and reasonable to us, taking into account the totality of the relationship between the parties involved (including other transactions that may be or have been particularly favorable or advantageous to us).

We will reimburse our manager and its affiliates for expenses.

Our manager will not have any business activities other than managing and operating us. We will reimburse our manager and its affiliates for all costs incurred in managing and operating us, and our operating agreement provides that our manager will determine the expenses that are allocable to us. Although there are no ceilings on the expenses for which we will reimburse our manager and its affiliates, the expenses to which they may be entitled to reimbursement from us are expected to be immaterial.

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Our manager intends to limit its liability regarding our obligations.

Our manager intends to limit its liability under contractual arrangements so that the other party has recourse only to our assets, and not against our manager, its assets or its owners. Our operating agreement provides that any action taken by our manager to limit its liability or our liability is not a breach of our manager’s fiduciary duties, even if we could have obtained more favorable terms without the limitation on liability.

Class A shareholders will have no right to enforce obligations of our manager and its affiliates under agreements with us.

Any agreements between us, on the one hand, and our manager and its affiliates, on the other, will not grant to the Class A shareholders, separate and apart from us, the right to enforce the obligations of our manager and its affiliates in our favor.

Contracts between us, on the one hand, and our manager and its affiliates, on the other, will not be the result of arm’s-length negotiations.

Our operating agreement allows our manager to determine in its sole discretion any amounts to pay itself or its affiliates for any services rendered to us. Our manager may also enter into additional contractual arrangements with any of its affiliates on our behalf. Neither the operating agreement nor any of the other agreements, contracts and arrangements between us on the one hand, and our manager and its affiliates on the other, are or will be the result of arm’s-length negotiations.

Our manager will determine the terms of any of these transactions entered into on terms that are fair and reasonable to us.

Our manager and its affiliates have no obligation to permit us to use any facilities or assets of our manager and its affiliates, except as may be provided in contracts entered into specifically dealing with that use. There will not be any obligation of our manager and its affiliates to enter into any contracts of this kind.

We may not choose to retain separate counsel for ourselves or for the holders of Class A shares.

The attorneys, independent auditors and others who have performed services for us regarding this offering have been retained by our manager. Attorneys, independent auditors and others who will perform services for us will be selected by our manager and may perform services for our manager and its affiliates. We may retain separate counsel for ourselves or the holders of our Class A shares in the event of a conflict of interest between our manager and its affiliates, on the one hand, and us or the holders of our Class A shares, on the other, depending on the nature of the conflict, but are not required to do so.

Our manager’s affiliates may compete with us.

Our operating agreement provides that our manager will be restricted from engaging in any business activities other than those incidental to its ownership of interests in us. Except as provided in the non-competition and non-solicitation agreements to which our managing directors are subject, affiliates of the manager, including our managing directors, are not prohibited from engaging in other businesses or activities, including those that might be in direct competition with us.

Certain of our subsidiaries have obligations to investors in our funds that may conflict with your interests.

Our subsidiaries that serve as the managers of our funds have fiduciary and contractual obligations to the investors in those funds. As a result, we expect to regularly take actions with respect to the allocation of investments among our funds (including funds that have different fee structures), the purchase or sale of investments in our funds, the structuring of investment transactions for those funds, the advice we provide or

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otherwise that comply with these fiduciary and contractual obligations. In addition, our managing directors have made personal investments in a variety of our funds, which may result in conflicts of interest among investors in our funds and our Class A shareholders regarding investment decisions for these funds. Some of these actions might at the same time adversely affect our near-term results of operations or cash flow.

U.S. Federal income tax considerations of our managing directors may conflict with your interests.

Because our managing directors hold their Apollo Operating Group units through entities that are not subject to corporate income taxation, and Apollo Global Management, LLC holds Apollo Operating Group units through wholly-owned subsidiaries, one of which is subject to corporate income taxation, conflicts may arise between our managing directors and Apollo Global Management, LLC relating to the selection and structuring of investments. Our Class A holders will be deemed to expressly acknowledge that our manager is under no obligation to consider the separate interests of our Class A shareholders (including without limitation the tax consequences to Class  A holders) in deciding whether to cause us to take (or decline to take) any actions.

Fiduciary Duties

The Delaware Limited Liability Company Act or, the “Delaware LLC Act,” provides that Delaware limited liability companies may in their operating agreements expand, restrict or eliminate the duties, including fiduciary duties, otherwise owed by a manager to the limited liability company.

Our operating agreement contains various provisions modifying, restricting and eliminating the duties, including fiduciary duties, that might otherwise be owed by our manager. We have adopted these restrictions to allow our manager and its affiliates to engage in transactions with us that might otherwise be prohibited by state-law fiduciary duty standards and to take into account the interests of other parties in addition to our interests when resolving conflicts of interest. These modifications are detrimental to our Class A shareholders because they restrict the remedies available to our Class A shareholders for actions that, without those limitations, might constitute breaches of duty, including a fiduciary duty, as described below, and they permit our manager to take into account the interests of third parties in addition to our interests when resolving conflicts of interest.

The following is a summary of the material restrictions of the fiduciary duties owed by our manager to our Class A shareholders:

State Law Fiduciary Duty Standards	Fiduciary duties are generally considered to include an obligation to act in good faith and with due care and loyalty. In the absence of a provision in an operating agreement providing otherwise, the duty of care would generally require a manager to act for the limited liability company in the same manner as a prudent person would act on his own behalf. In the absence of a provision in an operating agreement providing otherwise, the duty of loyalty would generally prohibit a manager of a Delaware limited liability company from taking any action or engaging in any transaction that is not in the best interests of the limited liability company where a conflict of interest is present.

General

Operating Agreement Modified Standards

Our operating agreement contains provisions that waive or consent to conduct by our manager and its affiliates that might otherwise raise issues about compliance with fiduciary duties or applicable law. For example, our operating agreement provides that when our manager, in its capacity as our manager, is permitted to or required to make a

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decision in its “sole discretion” or “discretion” or that it deems “necessary or appropriate” or “necessary or advisable” then our manager will be entitled to consider only such interests and factors as it desires, including its own interests, and will have no duty or obligation (fiduciary or otherwise) to give any consideration to any factors affecting us or any members, including our Class A shareholders, and will not be subject to any different standards imposed by the operating agreement, the Delaware LLC Act or under any other law, rule or regulation or in equity. In addition, when our manager is acting in its individual capacity, as opposed to in its capacity as our manager, it may act without any fiduciary obligation to us or the Class A shareholders whatsoever. These standards reduce the obligations to which our manager would otherwise be held.

In addition, our operating agreement provides that our manager and its officers and directors will not be liable to us, our members (including our Class A shareholders), or assignees for errors of judgment or for any acts or omissions unless there has been a final and non-appealable judgment by a court of competent jurisdiction determining that the manager or its officers and directors acted in bad faith or engaged in fraud or willful misconduct.

Special Provisions Regarding Affiliated Transactions

Our operating agreement generally provides that affiliated transactions and resolutions of conflicts of interest not involving a vote of Class A shareholders and that are not approved by the conflicts committee of the board of directors of our manager or by our Class A shareholders must be:

•	on terms no less favorable to us than those generally being provided to or available from unrelated third parties; or

•	“fair and reasonable” to us taking into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to us).

If our manager does not seek approval from the conflicts committee or our Class A shareholders and the board of directors of our manager determines that the resolution or course of action taken with respect to the conflict of interest satisfies either of the standards set forth in the bullet points above, then it will be presumed that in making its decision, the board of directors acted in good faith, and in any proceeding brought by or on behalf of any member, including our Class A shareholders, or any other person bound by our operating agreement, the person bringing or prosecuting such proceeding will have the burden of overcoming such presumption. These standards reduce the obligations to which our manager would otherwise be held.

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Rights and Remedies of Class A Shareholders	The Delaware LLC Act generally provides that a member or an assignee of a limited liability company interest may institute legal action on behalf of the limited liability company to recover damages from a third party where a manager has refused to institute the action or where an effort to cause a manager to do so is not likely to succeed. In addition, the statutory or case law of some jurisdictions may permit a member or an assignee of a limited liability company interest to institute legal action on behalf of himself and all other similarly situated members or assignees to recover damages from a manager for violations of its fiduciary duties to the members or assignees.

By purchasing our Class A shares, each Class A shareholder will automatically agree to be bound by the provisions in our operating agreement, including the provisions described above. This is in accordance with the policy of the Delaware LLC Act favoring the principle of freedom of contract and the enforceability of operating agreements. The failure of a Class A shareholder to sign our operating agreement does not render our operating agreement unenforceable against that person.

We have agreed to indemnify our manager and any of its affiliates and any member, partner, tax matters partner, officer, director, employee, agent, fiduciary or trustee of our partnership, our manager or any of our affiliates and certain other specified persons, to the fullest extent permitted by law, against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts incurred by our manager or these other persons. We have agreed to provide this indemnification unless there has been a final and non-appealable judgment by a court of competent jurisdiction determining that these persons acted in bad faith or engaged in fraud or willful misconduct. We have also agreed to provide this indemnification for criminal proceedings. Thus, our manager could be indemnified for its negligent acts if it met the requirements set forth above. To the extent these provisions purport to include indemnification for liabilities arising under the Securities Act, in the opinion of the SEC such indemnification is contrary to public policy and therefore unenforceable. See “Description of Shares—Operating Agreement—Indemnification.”

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DESCRIPTION OF INDEBTEDNESS

AMH Credit Facility

General

AMH is the borrower under a credit agreement, dated as of April 20, 2007, by and among the borrower, Apollo Management, L.P., Apollo Capital Management, L.P., Apollo International Management, L.P., Apollo Principal Holdings II, L.P. and AAA Holdings, as initial guarantors, JPMorgan Chase Bank, N.A., as administrative agent, and certain financial institutions from time to time party thereto, as lenders. Apollo Principal Holdings IV, L.P., Apollo Principal Holdings V, L.P. and Apollo Principal Holdings IX, L.P. subsequently became guarantors. The AMH credit facility provides for a $1.0 billion term loan facility and initially matured on April 20, 2014. On December 20, 2010, Apollo amended the AMH credit facility, allowing the borrower and the lenders, upon their election, to extend the maturity date to January 3, 2017. Holders representing $995 million of the loans elected to extend their loans. Pursuant to the amendment, AMH was required to purchase from each lender that elected to extend the maturity date of its term loan a portion of such extended term loan equal to 20% thereof. On December 20, 2010, an affiliate of AMH that is a guarantor under the AMH credit facility repurchased approximately $180.8 million of term loans in connection with the extension of the maturity date of such loans. As a result of these repurchases, loans under the AMH credit facility with the 2014 maturity date had a remaining balance of $5.0 million, and loans under the AMH credit facility with the extended 2017 maturity date had a remaining balance of $723.3 million (excluding the $271.7 million of loans held by AMH affiliates).

Use of Proceeds

As of April 20, 2007, we had borrowed the full amount under the AMH credit facility. We used borrowings under the AMH credit facility to make a $986.6 million distribution to our managing partners and to pay related fees and expenses.

Security for the AMH Credit Facility

The AMH credit facility is secured by a first priority lien on substantially all assets of the borrower and the guarantors, subject to customary carveouts.

Interest Rate

Loans under the AMH credit facility with the 2014 maturity date accrue interest at a rate equal to with respect to (i) LIBOR loans, LIBOR plus 1.50% and (ii) base rate loans, base rate plus 0.50%. The applicable margin for such LIBOR loans may range from 1.00% to 1.50%, depending on the AMH leverage ratios.

Loans under the AMH credit facility with the extended 2017 maturity date accrue interest at a rate equal to with respect to (i) LIBOR loans, LIBOR plus 4.25% and (ii) base rate loans, base rate plus 3.25%. The applicable margin for such LIBOR loans may range from 3.75% to 4.25%, depending on the AMH leverage ratios.

Under the AMH credit facility, base rate is defined for any day as a fluctuating rate per annum equal to the highest of (i) the Federal Funds Rate plus 0.50%, (ii) the prime rate as publicly announced by JPMorgan Chase Bank, N.A. and (iii) the one month LIBOR rate plus 1.00%. As of December 31, 2010, the loans under the AMH credit facility with the extended 2017 maturity date were LIBOR-based and had an interest rate of 4.25% and the loans under the AMH credit facility with the 2014 maturity date were LIBOR-based and had an interest rate of 1.50%.

Amortization

The AMH credit facility does not require any scheduled amortization payment prior to the final maturity date.

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Mandatory Cash Collateralization

Asset Sales

If AMH receives net cash proceeds from certain non-ordinary course asset sales, then such net cash proceeds shall be deposited in the cash collateral account to the extent necessary to reduce its debt to EBITDA ratio (the “Leverage Ratio”) on a pro forma basis as of the last day of the most recently completed fiscal quarter (after giving effect to such non-ordinary course asset sale and such deposit) to (the following specified levels for the specified years, the “Sweep Leverage Ratio”) (i) for 2010, 2011, 2012 and 2013, a Leverage Ratio of 3.50 to 1.00, (ii) for 2014, a Leverage Ratio of 3.25 to 1.00, (iii) for 2015, a Leverage Ratio of 3.00 to 1.00 and (iv) for all other years, a Leverage Ratio of 3.00 to 1.00.

Excess Cash Flow

If AMH’s Leverage Ratio as of the end of any fiscal year exceeds the level set forth in the next sentence (the “Excess Sweep Leverage Ratio”), AMH must deposit in the cash collateral account the lesser of (a) 100% of its Excess Cash Flow (as defined in the AMH credit facility) and (b) the amount necessary to reduce the Leverage Ratio on a pro forma basis as of the end of such fiscal year to 0.25 to 1.00 below the Excess Sweep Leverage Ratio. The Excess Sweep Leverage Ratio will be: for 2010, 4.00 to 1.00; for 2011, 4.00 to 1.00; for 2012, 4.00 to 1.00; for 2013, 4.00 to 1.00; for 2014, 3.75 to 1.00; and for 2015 and thereafter, 3.50 to 1.00.

In addition, AMH must deposit the lesser of (a) 50% of any remaining Excess Cash Flow and (b) the amount required to reduce the Leverage Ratio on a pro forma basis at the end of each fiscal year to a level 0.25 to 1.00 below the Sweep Leverage Ratio (as defined above) for such fiscal year.

To the extent AMH is required to provide cash to collateralize the AMH credit facility, such cash will not be available to distribute to us and to Holdings.

Voluntary Prepayment

The borrower may prepay loans under the AMH credit facility in whole or in part, without penalty or premium, subject to certain minimum amounts and increments.

Mandatory Prepayment

Upon the incurrence of certain indebtedness, AMH must apply all of its net cash proceeds to the prepayment of the AMH credit facility. In addition, AMH must purchase at least $50.0 million aggregate principal amount of term loans under the AMH credit facility by December 31, 2014 and at least $100.0 million aggregate principal amount of term loans (inclusive of the previously purchased $50.0 million) by December 31, 2015 at a price equal to par plus accrued interest.

Affirmative and Negative Covenants

The AMH credit facility includes customary affirmative and negative covenants. Among other things the borrower and its subsidiaries are restricted from incurring additional indebtedness, further encumbering their assets or making payments on equity, subject to certain exceptions. The AMH credit facility does not contain financial maintenance covenants.

Restricted Payments

AMH will generally be restricted from paying dividends, repurchasing capital stock and making distributions and similar types of payments if any default or event of default occurs, if it has failed to deposit the requisite cash collateralization or does not expect to be able to maintain the requisite cash collateralization or if, after giving effect to the incurrence of debt to finance such distribution, its debt to EBITDA ratio would exceed the Sweep Leverage Ratio.

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Events of Default

The AMH credit facility contains customary events of default, including, without limitation, payment defaults, failure to comply with covenants, cross-defaults to other material indebtedness, bankruptcy and insolvency. In addition, it will be an event of default under the AMH credit facility if either (i) Mr. Black, together with related persons or trusts, shall cease as a group to participate to a material extent in the beneficial ownership of AMH or (ii) two of the group constituting Messrs. Black, Harris and Rowan shall cease to be actively engaged in the management of the AMH loan parties. If any event of default occurs and is continuing, the lenders may declare all of the amounts owed under the AMH credit facility to be immediately due and payable and prevent AMH and the guarantors from making any distribution on their equity (except tax distributions).

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DESCRIPTION OF SHARES

The following descriptions of our shares and provisions of our operating agreement are summaries and are qualified by reference to our operating agreement, which is included in this prospectus as Annex A.

Shares

Our operating agreement authorizes us to issue an unlimited number of shares. Currently, two classes of shares have been designated: Class A shares and Class B shares. As of the date of this prospectus, there will be                  Class A shares issued and outstanding after giving effect to the IPO, and one Class B share issued and outstanding.

Class A Shares

All of the outstanding Class A shares are duly issued. Upon payment in full of the consideration payable with respect to the Class A shares, as determined by our board of directors, the holders of such shares shall not be liable to us to make any additional capital contributions with respect to such shares (except as otherwise required by Sections 18-607 and 18-804 of the Delaware LLC Act). No holder of Class A shares is entitled to preemptive, redemption or conversion rights.

Voting Rights

The holders of Class A shares, other than the Strategic Investors and their affiliates, are entitled to one vote per share held of record on all matters submitted to a vote of our shareholders. Class A shares held by the Strategic Investors and their affiliates have no voting rights, although their written consent will be required for certain changes to our operating agreement, including in respect of share splits and combinations, capital accounts, allocation of the items and distributions, dissolution and liquidation, requirements for amending our operating agreement and mergers, consolidations or sales of substantially all our assets, if such changes would have a disproportionate adverse impact on the Strategic Investors or their affiliates. Class A shares owned by the Strategic Investors will become entitled to vote upon transfers by a Strategic Investor or one of its affiliates in accordance with the Lenders Rights Agreement. Generally, all matters to be voted on by our shareholders must be approved by a majority (or, in the case of election of directors when the Apollo control condition is no longer satisfied, by a plurality) of the votes entitled to be cast by all Class A shares and Class B shares present in person or represented by proxy, voting together as a single class.

Dividend Rights

Holders of Class A shares will share ratably (based on the number of Class A shares held) in any dividend declared by our manager out of funds legally available therefore, subject to any statutory or contractual restrictions on the payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding preferred shares. Dividends consisting of Class A shares may be paid only as follows: (i) Class A shares may be paid only to holders of Class A shares; and (ii) shares shall be paid proportionally with respect to each outstanding Class A share.

Liquidation Rights

Upon our dissolution, liquidation or winding up, after payment in full of all amounts required to be paid to creditors and to the holders of preferred shares having liquidation preferences, if any, the holders of our Class A shares will be entitled to receive our remaining assets available for distribution. Such assets will be distributed to the holders of our Class A shares pro rata based upon the number of shares held by them.

Other Matters

In the event of our merger or consolidation with or into another entity in connection with which our Class A shares are converted into or exchangeable for shares of stock, other securities or property (including cash), all

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holders of Class A shares will thereafter be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash). Under our operating agreement, in the event that our manager determines that we should seek relief pursuant to Section 7704(e) of the Internal Revenue Code to preserve our status as a partnership for U.S. Federal (and applicable state) income tax purposes, we and each of our shareholders will be required to agree to adjustments required by the tax authorities, and we will pay such amounts as are required by the tax authorities to preserve our status as a partnership.

Class B Shares

We have duly issued a single Class B share to BRH, which is owned by our managing partners. If BRH elects to give up its Class B share, we will issue one Class B share to each record holder of an Apollo Operating Group unit for each unit held. No holder of Class B shares will be entitled to preemptive, redemption or conversion rights.

Voting Rights

The Class B share that we have issued to Holdings is initially entitled to 240,000,000 votes on all matters submitted to a vote of our shareholders. In the event that a managing partner or contributing partner exercises his right to exchange the Apollo Operating Group units (together with his interest in the Class B share) that he owns through his partnership interest in Holdings for Class A shares, the voting power of the Class B share will be proportionately reduced. Generally, all matters to be voted on by our shareholders must be approved by a majority (or, in the case of the election of directors, a plurality) of the votes entitled to be cast by all Class A shares and Class B shares present in person or represented by proxy, voting together as a single class.

Dividend Rights

The holder of our Class B share will not have any right to receive dividends other than dividends consisting of Class B shares paid proportionally with respect to each outstanding Class B share.

Liquidation Rights

Upon our liquidation, dissolution or winding up, no holder of Class B shares will have any right to receive distributions.

Preferred Shares

Our operating agreement authorizes our manager to establish one or more series of preferred shares. Unless required by law or by any stock exchange, the authorized preferred shares will be available for issuance without further action by Class A shareholders. Our manager is able to determine, with respect to any series of preferred shares, the holders of terms and rights of that series.

We could issue a series of preferred shares that would, depending on the terms of the series, impede or discourage an acquisition attempt or other transaction that some, or a majority, of holders of Class A shares might believe to be in their best interests or in which holders of Class A shares might receive a premium for their Class A shares over the market price of the Class A shares.

We will be entitled to recognize the person in whose name any shares are registered on the books of the transfer agent as of the opening of business on a particular business day as owner, or record holder, of such shares, and accordingly shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, regardless of whether we have actual or other notice thereof, except as otherwise provided by law, including any applicable rule, regulation, guideline or requirement of any national securities exchange on which such shares are listed for trading. Without limiting the foregoing, when a person is acting as

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nominee, agent or in some other representative capacity for another person in acquiring and/or holding the shares, as between us on the one hand and such other person on the other, such representative person shall be deemed the record holder of such share.

Listing

We intend to apply for our Class A shares to be listed on the NYSE upon the effectiveness of our registration statement.

Transfer Agent and Registrar

The transfer agent and registrar for our Class A shares and our Class B share is American Stock Transfer & Trust Company.

Operating Agreement

Manager

Our operating agreement provides that so long as the Apollo control condition is satisfied, our manager will manage all of our operations and activities and will have discretion over significant corporate actions, such as the issuance of securities, payment of distributions, sales of assets, making certain amendments to our operating agreement and other matters, and our board of directors will have no authority other than that which our manager chooses to delegate to it.

Our operating agreement contains provisions that waive or consent to conduct by our manager and its affiliates that might otherwise raise issues about compliance with fiduciary duties or applicable law. For example, our operating agreement provides that when our manager is acting in its individual capacity, as opposed to in its capacity as our manager, it may act without any fiduciary obligations to us or our shareholders whatsoever. When our manager, in its capacity as our manager, is permitted to or required to make a decision in its “sole discretion” or “discretion” or that it deems “necessary or appropriate” or “necessary or advisable,” then our manager will be entitled to consider only such interests and factors as it desires, including its own interests, and will have no duty or obligation (fiduciary or otherwise) to give any consideration to any interest of or factors affecting us or any of our shareholders. See “Risk Factors—Risks Related to Our Organization and Structure—Our operating agreement contains provisions that reduce or eliminate duties (including fiduciary duties) of our manager and limit remedies available to shareholders for actions that might otherwise constitute a breach of duty. It will be difficult for a shareholder to challenge a resolution of a conflict of interest by our manager or by its conflicts committee.” See also “Conflicts of Interest and Fiduciary Responsibilities” for a more detailed description of our manager’s potential conflicts of interest and how our operating agreement restricts and limits certain duties of our manager, including fiduciary duties.

Organization

We were formed on July 3, 2007 and have a perpetual existence.

Purpose

Under our operating agreement, we are permitted to engage, directly or indirectly, in any business activity that is approved by our manager and that lawfully may be conducted by a limited liability company organized under Delaware law.

Power of Attorney

Each Class A shareholder, and each person who acquires Class A shares in accordance with our operating agreement, grants to our manager and, if appointed, a liquidator, a power of attorney to, among other things,

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execute and file documents required for our qualification, continuance, dissolution or termination. The power of attorney also grants our manager the authority to amend, and to make consents and waivers under, our operating agreement and certificate of formation, in each case in accordance with our operating agreement.

Board of Directors

For so long as the Apollo control condition is satisfied, pursuant to the terms of our operating agreement, our manager shall (i) nominate and elect all directors to our board of directors, (ii) set the number of directors of our board of directors and (iii) fill any vacancies on our board of directors. After the Apollo condition is no longer satisfied, (i) each of the directors will be elected by the vote of a plurality of our shares entitled to vote, voting as a single class, to serve until his or her successor is duly elected or appointed and qualified or until his or her earlier death, retirement, disqualification, resignation or removal, and (ii) the size of the board of directors will be set by resolution of the board.

For so long as the Apollo control condition is satisfied, our manager may remove any director, with or without cause, at any time. After such condition is no longer satisfied, a director or the entire board of directors may be removed by the affirmative vote of holders of 50% or more of the total voting power of our shares.

Subject to limited exceptions described in our operating agreement, our manager may not sell, exchange or otherwise dispose of all or substantially all of our assets and those of our subsidiaries, taken as a whole, in a single transaction or a series of related transactions without the approval of holders of a majority of the aggregate number of voting shares outstanding; provided, however, that this does not preclude or limit our manager’s ability, in its sole discretion, to mortgage, pledge, hypothecate or grant a security interest in all or substantially all of our assets and those of our subsidiaries (including for the benefit of persons other than us or our subsidiaries, including affiliates of our manager).

Capital Contributions

Our shareholders are not obligated to make additional capital contributions, except as described below under “—Limited Liability.”

Limited Liability

The Delaware LLC Act provides that a member of a Delaware limited liability company who receives a distribution from such company and knew at the time of the distribution that the distribution was in violation of the Delaware LLC Act shall be liable to the company for the amount of the distribution for three years. Under the Delaware LLC Act, a limited liability company may not make a distribution to a member if, after the distribution, all liabilities of the company, other than liabilities to members on account of their shares and liabilities for which the recourse of creditors is limited to specific property of the company, would exceed the fair value of the assets of the company. The fair value of property subject to liability for which recourse of creditors is limited shall be included in the assets of the company only to the extent that the fair value of that property exceeds the nonrecourse liability. Under the Delaware LLC Act, an assignee who becomes a substituted member of a company is liable for the obligations of his assignor to make contributions to the company, except the assignee is not obligated for liabilities unknown to him at the time the assignee became a member and that could not be ascertained from the operating agreement.

Issuance of Additional Securities

Our operating agreement authorizes us to issue an unlimited number of additional shares and options, rights, warrants and appreciation rights relating to shares for the consideration and on the terms and conditions established by our manager in its sole discretion without the approval of any shareholders.

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In accordance with the Delaware LLC Act and the provisions of our operating agreement, we may also issue additional membership interests that have designations, preferences, rights, powers and duties that do not apply to the Class A shares.

Amendment of the Operating Agreement

General

Amendments to our operating agreement may be proposed only by our manager, and our manager is under no obligation or duty to make any amendments to our operating agreement. A proposed amendment, other than those amendments that require the approval of the shareholders or those amendments that are within the unilateral discretion of our manager, both of which are discussed below, will be effective upon the approval of our manager and a majority of the aggregate number of votes that may be cast by holders of voting shares outstanding as of the relevant record date.

Prohibited Amendments

No amendment may be made that would:

•

enlarge the obligations of any Class A shareholder without his or her consent, except that any amendment that would have a material adverse effect on the rights or preferences of any class of shares in relation to other classes of shares interests may be approved by at least a majority of the type or class of shares so affected, or

•

enlarge the obligations of, restrict in any way any action by or rights of, or reduce in any way the amounts distributable, reimbursable or otherwise payable by us to our manager or any of its affiliates without the consent of our manager, which may be given or withheld in its sole discretion.

These two provisions can only be amended upon the approval of the holders of at least 90% of the outstanding voting shares.

No Shareholder Approval

Our manager may generally make amendments to our operating agreement or certificate of formation without the approval of any shareholder to reflect:

•	a change in our name, the location of our principal place of business, our registered agent or its registered office,

•	the admission, substitution, withdrawal or removal of shareholders in accordance with the operating agreement,

•

a change that our manager determines is necessary or appropriate for the company to qualify or to continue our qualification as a limited liability company or a company in which the Class A shareholders have limited liability under the laws of any state or other jurisdiction or to ensure that the company and its subsidiaries will not be treated as associations taxable as corporations or otherwise taxed as entities for U.S. Federal income tax purposes,

•	an amendment that our manager determines to be necessary or appropriate to address certain changes in U.S. Federal income tax regulations, legislation or interpretation,

•

an amendment that our manager determines is necessary or appropriate, based on the advice of counsel, to prevent the company or our manager or its partners, officers, trustees, representatives or agents, from having a material risk of being in any manner being subjected to the provisions of the 1940 Act, the Advisers Act or “plan asset” regulations adopted under the ERISA, whether or not substantially similar to plan asset regulations currently applied or proposed by the U.S. Department of Labor,

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•	a change in our fiscal year or taxable year and related changes,

•

an amendment that our manager determines in its sole discretion to be necessary, desirable or appropriate for the creation, authorization or issuance of any class or series of shares or options, rights, warrants or appreciation rights relating to shares,

•	any amendment expressly permitted in our operating agreement to be made by our manager acting alone,

•	an amendment effected, necessitated or contemplated by an agreement of merger, consolidation or other business combination agreement that has been approved under the terms of our operating agreement,

•

any amendment that in the sole discretion of our manager is necessary or appropriate to reflect and account for the formation by the limited liability company of, or its investment in, any corporation, partnership, joint venture, limited liability company or other entity, as otherwise permitted by our operating agreement,

•

a merger with or conversion or conveyance to another limited liability entity that is newly formed and has no assets, liabilities or operations at the time of the merger, conversion or conveyance other than those it receives by way of the merger, conversion or conveyance,

•

an amendment effected, necessitated or contemplated by an amendment to any partnership agreement of the Apollo Operating Group partnerships that requires partners of any Apollo Operating Group partnership to provide a statement, certification or other proof of evidence regarding whether such shareholder is subject to U.S. Federal income taxation on the income generated by the Apollo Operating Group partnerships, or

•	any other amendments substantially similar to any of the matters described above.

In addition, our manager may make amendments to our operating agreement without the approval of any shareholder if those amendments, in the discretion of our manager:

•

do not adversely affect our shareholders considered as a whole (including any particular class of shares as compared to other classes of shares, treating the Class A shares and the Class B shares as a separate class for this purpose) in any material respect,

•

are necessary or appropriate to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state or non-U.S. agency or judicial authority or contained in any federal or state or non-U.S. statute (including the Delaware LLC Act),

•

are necessary or appropriate to facilitate the trading of shares or to comply with any rule, regulation, guideline or requirement of any securities exchange on which the shares are or will be listed for trading,

•	are necessary or appropriate for any action taken by our manager relating to splits or combinations of shares under the provisions of our operating agreement, or

•	are required to effect the intent expressed of this prospectus or the intent of the provisions of our operating agreement or are otherwise contemplated by our operating agreement.

Merger, Sale or Other Disposition of Assets

Our operating agreement generally prohibits our manager, without the prior approval of the holders of a majority of the voting power of our outstanding voting shares, from causing us to, among other things, sell, exchange or otherwise dispose of all or substantially all of our assets in a single transaction or a series of related transactions, including by way of merger, consolidation or other combination, or approving on our behalf the sale, exchange or other disposition of all or substantially all of the assets of our subsidiaries. However, our manager in its sole discretion may mortgage, pledge, hypothecate or grant a security interest in all or

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substantially all of our assets (including for the benefit of persons other than us or our subsidiaries) without that approval. Our manager may also sell all or substantially all of our assets under any forced sale of any or all of our assets pursuant to the foreclosure or other realization upon those encumbrances without that approval.

Pursuant to the Agreement Among Managing Partners, however, Mr. Black, as a member of the executive committee of our manager, will have the right of veto over, among other things a sale or other disposition of the Apollo Operating Group and/or its subsidiaries or any portion thereof, through a merger, recapitalization, stock sale, asset sale or otherwise, to an unaffiliated third party (other than through an exchange of Apollo Operating Group units and interests in our Class B share for Class A shares, transfers by a founder or a permitted transferee to another permitted transferee, or the issuance of bona fide equity incentives to any of our non-founder employees) that constitutes (x) a direct or indirect sale of a ratable interest (or substantially ratable interest) in each entity that constitutes the Apollo Operating Group or (y) a sale of all or substantially all of the assets of Apollo.

If conditions specified in our operating agreement are satisfied, our manager may convert or merge us or any of our subsidiaries into, or convey some or all of our assets to, a newly formed entity if the sole purpose of that merger or conveyance is to effect a mere change in our legal form into another limited liability entity. The shareholders are not entitled to dissenters’ rights of appraisal under our operating agreement or the Delaware LLC Act in the event of a merger or consolidation, a sale of substantially all of our assets or any other transaction or event.

Election to be Treated as a Corporation

If our manager determines that it is no longer in our best interests to continue as a limited liability company for U.S. Federal income tax purposes, our manager may elect to treat us as an association or as a publicly traded company taxable as a corporation for U.S. Federal (and applicable state) income tax purposes.

Dissolution

We will continue as a limited liability company until terminated under our operating agreement. We will dissolve upon: (i) the election of our manager to dissolve us, if approved by the holders of a majority of the total combined voting power of all of our outstanding Class A and Class B shares; (ii) the sale, exchange or other disposition of all or substantially all of our assets and those of our subsidiaries; (iii) the entry of a decree of judicial dissolution of our limited liability company; or (iv) at any time that we no longer have any shareholders, unless our businesses are continued in accordance with the Delaware LLC Act.

Liquidation and Distribution of Proceeds

Upon our dissolution, unless we are continued as a new limited liability company, the liquidator authorized to wind up our affairs will, acting with all of the powers of our manager that the liquidator deems necessary or appropriate in its judgment, liquidate our assets and apply the proceeds of the liquidation first, to discharge our liabilities as provided in the operating agreement and by law and thereafter to the shareholders pro rata according to the percentages of their respective shares as of a record date selected by the liquidator. The liquidator may defer liquidation of our assets for a reasonable period of time or distribute assets to Class A shareholders in kind if it determines that an immediate sale or distribution of all or some of our assets would be impractical or would cause undue loss to the Class A shareholders.

Resignation of the Manager

Our manager may resign at any time by giving notice of such resignation in writing or by electronic transmission to us. Any such resignation shall take effect at the time specified therein. The acceptance of such resignation shall not be necessary to make it effective. Our manager may at any time designate a substitute manager, which substitute manager will, upon the later of the acceptance of such designation and the effective

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date of such resignation of the departing manager, have control of us under the terms of the operating agreement upon the effective date of the departing manager’s resignation. In the event our manager resigns and does not designate a substitute manager in accordance with the terms of the operating agreement, control of us will shift to our board of directors.

Limited Call Right

If at any time less than 10% of the then issued and outstanding shares of any class, including our Class A shares, are held by persons other than our manager and its affiliates, our manager will have the right, which it may assign in whole or in part to any of its affiliates or to us, to acquire all, but not less than all, of the remaining shares of the class held by unaffiliated persons as of a record date to be selected by our manager, on at least ten but not more than 60 days notice. The purchase price in the event of this purchase is the greater of:

(i)	the current market price as of the date three days before the date the notice is mailed, and

(ii)	the highest cash price paid by our manager or any of its affiliates for any membership interests of the class purchased within the 90 days preceding the date on which our manager first mails notice of its election to purchase those membership interests.

As a result of our manager’s right to purchase outstanding shares, a Class A shareholder may have his Class A shares purchased at an undesirable time or price. The tax consequences to a Class A shareholder of the exercise of this call right are the same as a sale by that shareholder of his Class A shares in the market. See “Material Tax Considerations—Material U.S. Federal Tax Considerations.”

Preemptive Rights

We have not granted any preemptive rights with respect to our Class A shares.

Meetings; Voting

Except as described below regarding a person or group owning 20% or more of the Class A shares then outstanding, record Class A shareholders will be entitled to notice of, and to vote at, meetings of our Class A shareholders and to act upon matters as to which Class A shareholders have the right to vote or to act.

Except as described below regarding a person or group owning 20% or more of the Class A shares then outstanding, each record holder of a Class A share, other than the Strategic Investors or their affiliates, is entitled to a number of votes equal to the number of Class A shares held. Each outstanding Class A share, other than Class A shares held by the Strategic Investors or their affiliates, shall be entitled to one vote per share on all matters submitted to the shareholders for approval. Class A shares held by the Strategic Investors or their affiliates will not be entitled to vote, although such Class A shares will become entitled to vote upon certain transfers in accordance with the Lenders Rights Agreement. In the case of Class A shares held by our manager on behalf of non-citizen assignees, our manager will distribute the votes on those Class A shares in the same ratios as the votes of shareholders in respect of other Class A shares are cast.

The Class B share that we have issued to BRH is initially entitled to 240,000,000 votes on all matters submitted to a vote of our shareholders. In the event that a managing partner or contributing partner exercises his right to exchange the Apollo Operating Group units that he owns through his partnership interest in Holdings for Class A shares, the voting power of the Class B share will be proportionately reduced. Generally, all matters to be voted on by our shareholders must be approved by a majority (or, in the case of the election of directors, a plurality) of the votes entitled to be cast by all shares present in person or represented by proxy, voting together as a single class.

Any action that is required or permitted to be taken by the shareholders may be taken either at a meeting of such holder without a meeting, without a vote and without prior notice if consents in writing describing the action so taken are signed by holders owning not less than the minimum percentage of the voting power of the

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outstanding shares that would be necessary to authorize or take that action at a meeting. Meetings of the shareholders may be called by our manager. Shareholders may vote either in person or by proxy at meetings. The holders of a majority of the voting power of the outstanding shares for which a meeting has been called, represented in person or by proxy, will constitute a quorum unless any action by the holders of the shares requires approval by holders of a greater percentage of such shares, in which case the quorum will be the greater percentage.

However, if at any time any person or group (other than our manager and its affiliates, or a direct or subsequently approved transferee of our manager or its affiliates) acquires, in the aggregate, beneficial ownership of 20% or more of any class of shares then outstanding, that person or group will lose voting rights on all of its shares and the shares may not be voted on any matter and will not be considered to be outstanding when sending notices of a meeting of shareholders, calculating required votes, determining the presence of a quorum or for other similar purposes. Shares held in nominee or street name account will be voted by the broker or other nominee in accordance with the instruction of the beneficial owner unless the arrangement between the beneficial owner and his nominee provides otherwise.

Status as Shareholder

By transfer of Class A shares in accordance with our operating agreement, each transferee of Class A shares will be admitted as a shareholder with respect to the Class A shares transferred when such transfer and admission is reflected in our books and records. Except as described in our operating agreement, the Class A shares will be fully paid and non-assessable.

Non-Citizen Assignees; Redemption

If we are or become subject to federal, state or local laws or regulations that in the determination of our manager create a substantial risk of cancellation or forfeiture of any property in which the limited liability company has an interest because of the nationality, citizenship or other related status of any Class A shareholder, we may redeem the Class A shares held by that holder at their current market price. To avoid any cancellation or forfeiture, our manager may require each Class A shareholder to furnish information about his nationality, citizenship or related status. If a Class A shareholder fails to furnish information about his nationality, citizenship or other related status within 30 days after a request for the information or our manager determines, with the advice of counsel, after receipt of the information that the Class A shareholder is not an eligible citizen, the Class A shareholder may be treated as a non-citizen assignee. A non-citizen assignee does not have the right to direct the voting of his Class A shares and may not receive distributions in kind upon our liquidation.

Indemnification

Under our operating agreement, in most circumstances we will indemnify the following persons, to the fullest extent permitted by law, from and against all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts:

•	our manager;

•	any departing manager;

•	any person who is or was an affiliate of our manager or any departing manager;

•

any person who is or was a member, partner, tax matters partner, officer, director, employee, agent, fiduciary or trustee of us or our subsidiaries, our manager or any departing manager or any affiliate of us or our subsidiaries, our manager or any departing manager;

•

any person who is or was serving at the request of our manager or any departing manager or any affiliate of our manager or any departing manager as an officer, director, employee, member, partner, agent, fiduciary or trustee of another person; or

•	any person designated by our manager.

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We have agreed to provide this indemnification unless there has been a final and non-appealable judgment by a court of competent jurisdiction determining that these persons acted in bad faith or engaged in fraud or willful misconduct. We have also agreed to provide this indemnification for criminal proceedings. Any indemnification under these provisions will only be out of our assets. We may purchase insurance against liabilities asserted against and expenses incurred by persons for our activities, regardless of whether we would have the power to indemnify the person against liabilities under our operating agreement.

We have entered into indemnification agreements with each of our executive officers and certain of our employees which set forth the obligations described above.

Books and Reports

Our manager is required to keep appropriate books of the limited liability company’s business at our principal offices or any other place designated by our manager. The books will be maintained for both tax and financial reporting purposes on an accrual basis. For tax and fiscal reporting purposes, our year ends on December 31 each year.

As soon as reasonably practicable after the end of each fiscal year, we will furnish to each shareholder tax information (including Schedule K-1), which describes on a U.S. dollar basis such shareholder’s share of our income, gain, loss and deduction for our preceding taxable year. It will most likely require longer than 90 days after the end of our fiscal year to obtain the requisite information from all lower-tier entities so that K-1s may be prepared for us. Consequently, shareholders who are U.S. taxpayers should anticipate the need to file annually with the IRS (and certain states) a request for an extension past April 15 or the otherwise applicable due date of their income tax return for the taxable year. In addition, each shareholder will be required to report for all tax purposes consistently with the information provided by us. See “Material Tax Considerations—Material U.S. Federal Tax Considerations—Administrative Matters—Information Returns.”

Right to Inspect Our Books and Records

Our operating agreement provides that a shareholder can, for a purpose reasonably related to his or her interest as such a holder, upon reasonable written demand and at his or her own expense, have furnished to him or her:

•	promptly after becoming available, a copy of our U.S. Federal, state and local income tax returns; and

•	copies of our operating agreement, the certificate of formation of the limited liability company, related amendments and powers of attorney under which they have been executed.

Our manager may, and intends to, keep confidential from the Class A shareholders trade secrets or other information the disclosure of which our manager believes is not in our best interests or which we are required by law or by agreements with third parties to keep confidential.

Shareholders Agreement

Upon consummation of the Private Offering Transactions, we entered into a shareholders agreement with Holdings regarding voting, transfer and registration rights, among other things. See “Certain Relationships and Related Party Transactions—Managing Partner Shareholders Agreement.”

Lenders Rights Agreement

In connection with the sale of Class A shares to the Strategic Investors, we entered into the Lenders Rights Agreement. See “Certain Relationships and Related Party Transactions—Lenders Rights Agreement.”

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SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there has been no public market for our Class A shares. We cannot predict the effect, if any, future sales of Class A shares, or the availability for future sale of Class A shares, will have on the market price of our Class A shares prevailing from time to time. The sales of substantial amounts of our Class A shares in the public market, or the perception that such sales could occur, could harm the prevailing market price of our Class  A shares.

General

Our Strategic Investors, CalPERS and ADIA, own 30,000,001 and 30,000,000 non-voting Class A shares respectively. Such shares are “restricted securities” as defined in Rule 144, unless we register such shares under the Securities Act. However, we have granted the Strategic Investors rights that require us to register their Class A shares under the Securities Act. Although the shares held by our Strategic Investors are currently non-voting, upon sale by a third party, the shares will have voting rights. See “—Registration Rights” and “Certain Relationships and Related Party Transactions—Lenders Rights Agreement.”

Our managing partners and contributing partners hold indirectly through Holdings 240,000,000 Apollo Operating Group units. We have entered into an exchange agreement with Holdings under which, subject to certain procedures and restrictions (including the vesting schedules applicable to our managing partners and any applicable transfer restrictions and lock-up agreements) upon 60 days’ notice prior to a designated quarterly date, each managing partner and contributing partner (or certain transferees thereof) has the right to cause Holdings to exchange the Apollo Operating Group units that he owns through Holdings for our Class A shares and to sell such Class A shares at the prevailing market price (or at a lower price that such managing partner or contributing partner is willing to accept). See “—Lock-Up Arrangements” and “Certain Relationships and Related Party Transactions—Exchange Agreement.”

In addition, we have granted 39,085,837 RSUs (net of forfeited and issued awards) as of December 31, 2010, subject to vesting, to certain employees and consultants that will settle (or have settled) in Class A shares, with 31,039,395 Class A shares remaining for grant under our equity incentive plan as of December 31, 2010. We intend to file one or more registrations statements on Form S-8 under the Securities Act to register Class A shares under our equity incentive plan. Any such Form S-8 registration statements will automatically become effective upon filing. Accordingly, Class A shares registered under such registration statements will be available for sale in the open market.

Registration Rights

Pursuant to the Lenders Rights Agreement, following the second anniversary of the registration effectiveness date, each Strategic Investor shall be afforded four demand registrations with respect to their Class A shares, covering offerings of at least 2.5% of our total equity ownership and customary piggyback registration rights.

Pursuant to the Managing Partners Shareholders Agreement, we have granted Holdings, an entity through which our managing partners and contributing partners own Apollo Operating Group units, the right to require us to register under the Securities Act our shares held or acquired by them. Holders of such rights (i) will have “demand” registration rights, exercisable two years after the registration effectiveness date, but unlimitedly in number thereafter, (ii) may require us to make available registration statements permitting sales of shares they hold or acquire into the market from time to time over an extended period and (iii) have the ability to exercise certain piggyback registration rights. See “Certain Relationships and Related Party Transactions—Managing Partner Shareholders Agreement —Registration Rights Agreement.”

Lock-Up Arrangements

Pursuant to the Lenders Rights Agreement, the Strategic Investors have agreed not to sell any of their shares for a period of two years following the registration effectiveness date.

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BRH Holdings, L.P., Holdings, certain of our executive officers and the Strategic Investors have agreed with the initial purchasers not to dispose of or hedge any of our Class A shares, subject to specified exceptions, through the date that is 180 days after the registration effectiveness date, except with the prior written consent of the representatives of the initial purchasers. In addition, certain of our executive officers, directors, employees and affiliates will enter into lock-up agreements with underwriters in the IPO and will agree not to dispose of or hedge any of our Class A shares, subject to specified exceptions, through the date that is            days after the offering date of the IPO, except with the prior written consent of the underwriters in the IPO. After the expiration of the applicable lock-up period, these Class A shares will be eligible for resale from time to time, subject to certain contractual restrictions and Securities Act limitations. Under certain circumstances, the applicable lock-up period may be extended.

We and our manager will enter into lock-up agreements with underwriters in the IPO and will agree not to dispose of or hedge any of our Class A shares, subject to specified exceptions, through the date that is          days after the offering date of the IPO, except with the prior written consent of the underwriters in the IPO.

The selling shareholders in the IPO will also enter into lock-up agreements with the underwriters in the IPO and will agree not to dispose of or hedge any of our Class A shares, subject to specified exceptions, through the date that is          days after the offering date of the IPO, except with the prior written consent of the underwriters in the IPO.

Rule 144

In general, under Rule 144 of the Securities Act, a person (or persons whose shares are aggregated) who is not deemed to have been an affiliate of ours at any time during the three months preceding a sale, and who has beneficially owned restricted securities within the meaning of Rule 144 for at least six months (including any period of consecutive ownership of preceding non-affiliated holders) would be entitled to sell those shares, subject only to the availability of current public information about us. A non-affiliated person who has beneficially owned restricted securities within the meaning of Rule 144 for at least one year would be entitled to sell those shares without regard to the provisions of Rule 144.

A person (or persons whose shares are aggregated) who is deemed to be an affiliate of ours and who has beneficially owned restricted securities within the meaning of Rule 144 for at least six months would be entitled to sell within any three-month period a number of Class A shares that does not exceed the greater of one percent of the then outstanding Class A shares or the average weekly trading volume of our Class A shares reported through the NYSE during the four calendar weeks preceding such sale. Such sales are also subject to certain manner of sale provisions, notice requirements and the availability of current public information about us.

Rule 701

In general, under Rule 701 of the Securities Act as currently in effect, our employees, consultants or advisors who receive Class A shares from us in connection with a compensatory stock or option plan or other written agreement are eligible to resell those shares 90 days after the effective date of the offering in reliance on Rule 144, but without having to comply with certain of the restrictions contained in Rule 144.

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REGISTRATION RIGHTS

We entered into a registration rights agreement pursuant to which we agreed, at our expense and, for the benefit of the holders of Class A shares, to file with the SEC a registration statement covering resale of the Class A shares held by the selling shareholders, or the “registrable securities,” no later than 240 days after August 8, 2007, or the “filing deadline.” We have agreed to keep the registration statement effective, supplemented and amended until the earlier of (i) such time as all of the registrable securities have been sold; (ii) such time as all of the registrable securities held by our nonaffiliates (from the time of issuance) are eligible for sale pursuant to Rule 144(k) under the Securities Act or any successor rule or regulation thereto; and (iii) the second anniversary of the effective date of the registration statement.

Pursuant to a registration rights agreement we entered into with the CS Investor in connection with the Private Offering Transactions, the CS Investor has exercised its demand rights and we have agreed to include it in this prospectus.

Notwithstanding the foregoing, we will be permitted to suspend the use, from time to time, of the prospectus that is part of the registration statement (and therefore suspend sales under the registration statement) for certain periods, referred to as “blackout periods,” if:

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the lead underwriter in any underwritten public offering by us of our Class A shares advises us that an offer or sale of shares covered by the registration statement would have a material adverse effect on our offering;

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our board of directors or our manager determines in good faith that the sale of shares covered by the registration statement would materially impede, delay or interfere with any proposed financing, offer or sale of securities, acquisition, corporate reorganization or other significant transaction involving us; or

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our board of directors or our manager determines in good faith that it is in our best interests or it is required by law that we supplement the registration statement or file a post-effective amendment to the registration statement in order to ensure that the prospectus included in the registration statement contains the financial information required under Section 10(a)(3) of the Securities Act, discloses any fundamental change in the information included in the prospectus or discloses any material information with respect to the plan of distribution that was not disclosed in the registration statement or any material change to that information;

and we notify the selling shareholders of the suspension. The cumulative blackout periods in any 12 month period may not exceed a period of 45 consecutive days or an aggregate of 90 days, except as a result of a refusal by the SEC to declare effective any post-effective amendment to the registration statement after we have used all commercially reasonable efforts to cause the post-effective amendment to be declared effective, in which case, we must terminate the blackout period immediately following the effective date of the post-effective amendment.

A holder that sells our Class A shares pursuant to the registration statement generally will be required to be named as a selling shareholder in this prospectus and to deliver the prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the registration rights agreement that are applicable to such holder (including certain indemnification rights and obligations). In addition, each holder of our Class A shares may be required to deliver information to be used in connection with the registration statement in order to have such holder’s Class A shares included in the registration statement and to benefit from the provisions of the next paragraph.

Each Class A share certificate contains a legend to the effect that the holder thereof, by its acceptance thereof, is deemed to have agreed to be bound by the provisions of the registration rights agreement. In that regard, each holder is deemed to have agreed that, upon receipt of notice of the occurrence of any event that makes a statement in this prospectus untrue in any material respect or that requires the making of any changes in such prospectus in order to make the statements therein not misleading, or of certain other events specified in the registration rights agreement, such holder will suspend the sale of our Class A shares pursuant to this prospectus until we have amended or supplemented such prospectus to correct such misstatement or omission and have furnished copies of such amended or supplemented prospectus to such holder or we have given notice that the sale of the Class A shares may be resumed.

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MATERIAL TAX CONSIDERATIONS

Material U.S. Federal Tax Considerations

To ensure compliance with Treasury Department Circular 230, investors are hereby notified that: (i) any discussion of U.S. Federal income tax issues in this prospectus is not intended or written to be relied upon, and cannot be relied upon, by any investor for the purpose of avoiding penalties that may be imposed on such investor under the Internal Revenue Code; (ii) such discussion is included herein by Apollo Global Management, LLC in connection with the promotion or marketing (within the meaning of Circular 230) by the issuer and of the transactions or matters addressed herein; and (iii) investors should seek advice based on their particular circumstances from an independent tax advisor.

The following discussion summarizes the material U.S. Federal income tax considerations relating to an investment in Class A shares. For purposes of this section, references to “Apollo,” “we,” “our,” and “us” mean only Apollo Global Management, LLC and not its subsidiaries, except as otherwise indicated. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, administrative rulings and pronouncements of the IRS, and judicial decisions, all as in effect on the date hereof and which are subject to change or differing interpretations, possibly with retroactive effect.

This discussion is not a comprehensive discussion of all of the U.S. Federal income tax considerations applicable to us or that may be relevant to a particular holder of Class A shares in view of such holder’s particular circumstances and, except to the extent provided below, is not directed to holders of Class A shares subject to special treatment under the U.S. Federal income tax laws, such as banks or other financial institutions, dealers in securities or currencies, tax-exempt entities, regulated investment companies, real estate investment trusts, non-U.S. persons (as defined below), insurance companies, mutual funds, persons holding shares as part of a hedging, integrated or conversion transaction or a straddle, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, charitable remainder unit trusts, common trust funds, persons who are subject to Medicare contribution tax or persons liable for the alternative minimum tax. In addition, except to the extent provided below, this discussion does not address any aspect of state, local or non-U.S. tax law and assumes that holders of Class A shares will hold their Class A shares as capital assets within the meaning of Section 1221 of the Code. The tax treatment of holders in a partnership (including an entity treated as a partnership for U.S. Federal income tax purposes) that is a holder of our Class A shares generally depends on the status of the partner, and is not specifically addressed herein. Partners in partnerships purchasing the Class A shares should consult their own tax advisors.

Legislation has been introduced in the U.S. Congress that would, if enacted, preclude us from qualifying as a partnership for U.S. Federal income tax purposes. On May 28, 2010, the House of Representatives passed H.R. 4213, the American Jobs and Closing Tax Loopholes Act of 2010. If enacted, this bill would cause portions of income associated with carried interests to be taxed as ordinary income and not treated as qualifying income for purposes of the publicly traded partnership tests. This would have the effect of treating publicly traded partnerships that derive substantial amounts of income from carried interests as corporations for U.S. Federal income tax purposes. Such legislation does provide a transition rule that could defer corporate treatment for 10 years. See “—Administrative Matters—Possible New Legislation or Administrative or Judicial Action.”

No statutory, administrative or judicial authority directly addresses the treatment of certain aspects of the Class A shares or instruments similar to the shares for U.S. Federal income tax purposes. We cannot give any assurance that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax aspects set forth below. Moreover, we have not and will not seek any advance rulings from the IRS regarding any matter discussed in this prospectus. We cannot give any assurance that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax aspects set forth below. Accordingly, prospective holders of Class A shares should consult their own tax advisors to determine the U.S. Federal income tax consequences to them of acquiring, holding and disposing of Class A shares, as well as the effects of state, local and non-U.S. tax laws.

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For purposes of the following discussion, a U.S. person is a person that is (i) a citizen or resident of the United States, (ii) a corporation (or other entity taxable as a corporation for U.S. Federal income tax purposes) created or organized under the laws of the United States or any state thereof, or the District of Columbia, (iii) an estate, the income of which is subject to U.S. Federal income taxation regardless of its source, or (iv) a trust (a) the administration over which a U.S. court can exercise primary supervision and (b) all of the substantial decisions of which one or more U.S. persons have the authority to control. A “non-U.S. person” is a person that is neither a U.S. person nor an entity treated as a partnership for U.S. Federal income tax purposes.

Taxation of the Company

Federal Income Tax Opinion Regarding Partnership Status. O’Melveny & Myers LLP has acted as our counsel in connection with this offering. O’Melveny & Myers LLP has issued the opinion that as of August 8, 2007, we, Principal Holdings I, L.P. and Principal Holdings III, L.P., will each be treated as a partnership and not as a corporation for U.S. Federal income tax purposes based on certain assumptions and factual statements and representations made by us, including statements and representations as to the manner in which we intend to manage our affairs and the composition of our income. However, opinions of counsel are not binding upon the IRS or any court, and the IRS may challenge this conclusion and a court may sustain such a challenge. We must emphasize that the opinion of O’Melveny & Myers LLP is based on various assumptions and representations relating to our organization, operation, assets, activities and income, including that all factual representations set forth in the relevant documents, records and instruments are true and correct, certain actions described in this offering have been completed and that we will at all times operate in accordance with the method of operation described in our organizational documents and this offering, and such opinion is conditioned upon representations and covenants made by our management regarding our organization, assets, activities, income, and present and future conduct of our business operations, and assumes that such representations and covenants are accurate and complete.

Taxation of Apollo. While we are organized as a limited liability company and intend to operate so that we will be treated for U.S. Federal income tax purposes as a partnership, and not as a corporation, given the highly complex nature of the rules governing partnerships, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, neither we nor O’Melveny & Myers LLP can give any assurance that we will so qualify for any particular year. O’Melveny & Myers LLP will have no obligation to advise us or the holders of Class A shares of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in, or differing IRS interpretation of, the applicable law. Our treatment as a partnership that is not a publicly traded partnership taxable as a corporation will depend on our ability to meet, on a continuing basis, through actual operating results, the “qualifying income exception” (as described below), the compliance with which will not be reviewed by O’Melveny & Myers LLP on an ongoing basis. Accordingly, we cannot give any assurance that the actual results of our operations for any taxable year will satisfy the qualifying income exception. You should be aware that opinions of counsel are not binding on the IRS, and we cannot give any assurance that the IRS will not challenge the conclusions set forth in such opinions. Furthermore, it is possible that the U.S. Federal income tax law could be amended by Congress so as to cause part or all of our income to be non-qualifying income under the publicly traded partnership rules. A change in the administrative or judicial interpretation of the U.S. Federal income tax law could also create this result. See “—Administrative Matters—Possible New Legislation or Administrative or Judicial Action” below.

If we fail to satisfy the qualifying income exception (other than a failure which is determined by the IRS to be inadvertent and which is cured within a reasonable period of time after the discovery of such failure as discussed below) or if we elect to be treated as a corporation based upon a determination by our board of directors, we will be treated as if we had transferred all of our assets, subject to our liabilities, to a newly formed corporation, on the first day of the year in which we failed to satisfy the qualifying income exception, in return for stock of the corporation, and then distributed to the holders of Class A shares in liquidation of their interests in us. This contribution and liquidation should be tax-free to holders of Class A shares (except for a non-U.S. holder if we own an interest in U.S. real property or an interest in a USRPHC as discussed below in “—Taxation

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of Non-U.S. Persons”) so long as we do not have liabilities in excess of the tax basis of our assets. If, for any reason (including our failure to meet the qualifying income exception or a determination by our board of directors to elect to be treated as a corporation), we were treated as an association or publicly traded partnership taxable as a corporation for U.S. Federal income tax purposes, (i) we would be subject to U.S. Federal income tax on our taxable income at regular corporate income tax rates, without deduction for any distributions to holders, thereby substantially reducing the amount of any cash available for distribution to holders and (ii) distributions made to the holders of our Class A shares would be treated as either taxable dividend income, which may be eligible for reduced rates of taxation (currently available through 2012), to the extent of our current or accumulated earnings and profits, or in the absence of earnings and profits, as a nontaxable return of capital, to the extent of the holder’s tax basis in the common units, or as taxable capital gain, after the holder’s basis is reduced to zero. The net effect of such treatment would be, among other things, to subject the income from APO Asset Co., LLC to corporate level taxation.

Under Section 7704 of the Code, unless certain exceptions apply, if an entity that would otherwise be classified as a partnership for U.S. Federal income tax purposes is a “publicly traded partnership” (as defined in the Code) it will be treated and taxed as a corporation for U.S. Federal income tax purposes. An entity that would otherwise be classified as a partnership is a publicly traded partnership if (i) interests in the entity are traded on an established securities market or (ii) interests in the entity are readily tradable on a secondary market or the substantial equivalent thereof. We expect that we will be treated as a publicly traded partnership.

A publicly traded partnership will, however, be treated as a partnership, and not as a corporation for U.S. Federal income tax purposes, if 90% or more of its gross income during each taxable year consists of “qualifying income” within the meaning of Section 7704 of the Code and it is not required to register as an investment company under the Investment Company Act. We refer to this exception as the “qualifying income exception.” Qualifying income generally includes dividends, interest, capital gains from the sale or other disposition of stocks and securities and certain other forms of investment income. We expect that our investments will earn interest, dividends, capital gains and other types of qualifying income, however, we cannot give any assurance as to the types of income that will be earned in any given year.

While we will be treated as a publicly traded partnership, we will manage our investments so that we will satisfy the qualifying income exception to the extent reasonably possible. We cannot give any assurance, however, that we will do so or that the IRS would not challenge our compliance with the qualifying income requirements and, therefore, assert that we should be taxable as a corporation for U.S. Federal income tax purposes. In such event, the amount of cash available for distribution to holders would be reduced materially.

If at the end of any year we fail to meet the qualifying income exception, we may still qualify as a partnership if we are entitled to relief under the Code for an inadvertent termination of partnership status. This relief will be available if (i) the failure to meet the qualifying income exception is cured within a reasonable time after discovery, (ii) the failure is determined by the IRS to be inadvertent, and (iii) we and each of the holders of our Class A shares (during the failure period) agree to make such adjustments or to pay such amounts as are required by the IRS. Under our operating agreement, each holder of Class A shares is obligated to make such adjustments or to pay such amounts as are required by the IRS to maintain our status as a partnership. It is not possible to state whether we would be entitled to this relief in any or all circumstances. It also is not clear under the Code whether this relief would be available for our first taxable year as a publicly traded partnership. If this relief provision is inapplicable to a particular set of circumstances involving us, we will not qualify as a partnership for U.S. Federal income tax purposes. Even if this relief provision applies and we retain our partnership status, we or the holders of Class A shares (during the failure period) will be required to pay such amounts as are determined by the IRS.

The remainder of this section assumes that we and the underlying partnerships of Apollo Operating Group will be treated as partnerships for U.S. Federal income tax purposes. However, due to proposed legislation this could change. See “—Administrative Matters—Possible New Legislation or Administrative or Judicial Action” below.

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Certain State, Local and Non-U.S. Tax Matters. We and our subsidiaries may be subject to state, local or non-U.S. taxation in various jurisdictions, including those in which we or they transact business, own property, or reside. For example, we and our subsidiaries may be subject to New York City unincorporated business tax. We may be required to file tax returns in some or all of those jurisdictions. The state, local or non-U.S. tax treatment of us and our holders may not conform to the U.S. Federal income tax treatment discussed herein. We will pay non-U.S. taxes, and dispositions of foreign property or operations involving, or investments in, foreign property may give rise to non-U.S. income or other tax liability in amounts that could be substantial. Any non-U.S. taxes incurred by us may not be able to be used by holders of our Class A shares as a credit against their U.S. Federal income tax liability, subject to applicable limitations under the Code.

APO Corp. APO Corp. is taxable as a corporation for U.S. Federal income tax purposes. Accordingly, even though we expect to qualify as a partnership for U.S. Federal income tax purposes, the income from the portion of our business that we hold through APO Corp. will be subject to U.S. Federal corporate income tax and other taxes. As the holder of APO Corp.’s shares, we will not be taxed directly on earnings of entities we hold through APO Corp. Distributions of cash or other property that APO Corp. pays to us will constitute dividends for U.S. Federal income tax purposes to the extent paid from its current or accumulated earnings and profits (as determined under U.S. Federal income tax principles). If the amount of a distribution by APO Corp. exceeds its current and accumulated earnings and profits, such excess will be treated as a tax-free return of capital to the extent of our tax basis in APO Corp.’s common stock, and thereafter will be treated as a capital gain.

APO (FC), LLC. APO (FC), LLC is taxable as a corporation for U.S. Federal income tax purposes. Accordingly, any income from the portion of our business that we hold through APO (FC), LLC that is treated as effectively connected with a U.S. trade or business will be subject to U.S. Federal income tax and other taxes. APO (FC), LLC will be considered a CFC for U.S. Federal income tax purposes. Accordingly, each U.S. holder of our Class A shares may be required to include in income its allocable share of “Subpart F” income of APO (FC), LLC. Subpart F income generally includes dividends, interest, net gain from the sale or disposition of securities, non-actively managed rents and certain other generally passive types of income. These inclusions are treated as ordinary income (whether or not such inclusions are attributable to net capital gains). Thus, an investor may be required to report as ordinary income its allocable share of APO (FC) LLC’s Subpart F income reported by us without corresponding receipts of cash and may not benefit from capital gain treatment with respect to the portion of our earnings (if any) attributable to net capital gains of APO (FC), LLC. The tax basis of our shares of APO (FC), LLC, and a holder’s tax basis in our Class A shares, will be increased to reflect any required Subpart F income inclusions. Such income will be treated as income from sources within the United States, for certain foreign tax credit purposes, to the extent derived by APO (FC) LLC from U.S. sources. Such income will not be eligible for the reduced rate of tax that may be applicable to “qualified dividend income” for individual U.S. persons. Amounts included as such income with respect to direct and indirect investments generally will not be taxable again when actually distributed. For further discussion of CFC treatment, see “—Taxation of Holders of Class A Shares— Passive Foreign Investment Companies and Controlled Foreign Corporations” below.

APO Asset Co., LLC. APO Asset Co., LLC is a wholly-owned limited liability company. APO Asset Co., LLC will be treated as an entity disregarded as a separate entity from us. Accordingly, all the assets, liabilities and items of income, deduction and credit of APO Asset Co., LLC will be treated as our assets, liabilities and items of income, deduction and credit.

If we form a U.S. corporation or other entity treated as a U.S. corporation for U.S. Federal income tax purposes, that corporation would be subject to U.S. Federal income tax on its income.

Personal Holding Companies. APO Corp. could be subject to additional U.S. Federal income tax on a portion of its income if it is determined to be a personal holding company, or “PHC,” for U.S. Federal income tax purposes. A U.S. corporation generally will be classified as a PHC for U.S. Federal income tax purposes in a given taxable year if (i) at any time during the last half of such taxable year, five or fewer individuals (without regard to their citizenship or residency and including as individuals for this purpose certain entities such as

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certain tax-exempt organizations and pension funds) own or are deemed to own (pursuant to certain constructive ownership rules) more than 50% of the stock of the corporation by value and (ii) at least 60% of the corporation’s adjusted ordinary gross income, as determined for U.S. Federal income tax purposes, for such taxable year consists of PHC income (which includes, among other things, dividends, interest, royalties, annuities and, under certain circumstances, rents). The PHC rules do not apply to non-U.S. corporations.

Due to applicable attribution rules, it is likely that five or fewer individuals or tax-exempt organizations will be treated as owning actually or constructively more than 50% of the value of stock in APO Corp. Consequently, APO Corp. could be or become a PHC, depending on whether it fails the PHC gross income test. Certain aspects of the gross income test cannot be predicted with certainty. Thus, we cannot give any assurance that APO Corp. will not become a PHC in the future.

If APO Corp. is or were to become a PHC in a given taxable year, it would be subject to an additional 15% PHC tax on its undistributed PHC income, which generally includes the company’s taxable income, subject to certain adjustments. For taxable years beginning after December 31, 2010, the PHC tax rate on undistributed PHC income will be equal to the highest marginal rate on ordinary income applicable to individuals (currently 35%).

Taxation of Holders of Class A Shares

Taxation of Holders of Class A Shares on Our Profits and Losses. As a partnership for tax purposes, we are not a taxable entity and incur no U.S Federal income tax liability. Instead, each holder of Class A shares in computing such holder’s U.S. Federal income tax liability for a taxable year will be required to take into account its allocable share of items of our income, gain, loss, deduction and credit (including those items of APO Asset Co., LLC as an entity disregarded as a separate entity from us for U.S. Federal income tax purposes) for each of our taxable years ending with or within the taxable year of such holder, regardless whether the holder has received any distributions. The characterization of an item of our income, gain, loss, deduction or credit generally will be determined at our (rather than at the holder’s) level.

Limits on Deductions for Losses and Expenses. A holder’s deduction of its share of our losses, if any, will be limited to such holder’s tax basis in its Class A shares and, if such holder is an individual or a corporation that is subject to the “at risk” rules, to the amount for which such holder is considered to be “at risk” with respect to our activities, if that is less than such holder’s tax basis. In general, a holder of Class A shares will be at risk to the extent of such holder’s tax basis in its Class A shares, reduced by (1) the portion of that basis attributable to such holder’s share of our liabilities for which such holder will not be personally liable and (2) any amount of money such holder borrows to acquire or hold its Class A shares, if the lender of those borrowed funds owns an interest in us, is related to such holder or can look only to the Class A shares for repayment. A holder’s at risk amount will generally increase by its allocable share of our income and gain and decrease by cash distributions to such holder and such holder’s allocable share of losses and deductions. A holder must recapture losses deducted in previous years to the extent that distributions cause such holder’s at risk amount to be less than zero at the end of any taxable year. Losses disallowed or recaptured as a result of these limitations will carry forward and will be allowable to the extent that a holder’s tax basis or at risk amount, whichever is the limiting factor, subsequently increases. Any excess loss above that gain previously suspended by the at risk or basis limitations may no longer be used. It is not entirely free from doubt whether a holder would be subject to additional loss limitations imposed by Section 470 of the Code. The IRS has not yet issued final guidance limiting the scope of this anti-abuse provision. Prospective holders of Class A shares should therefore consult their own tax advisors about the possible effect of this provision.

We do not expect to generate any income or losses from “passive activities” for purposes of Section 469 of the Code. Accordingly, income allocated by us to a holder of Class A shares may not be offset by any Section 469 passive losses of such holder from other sources and any losses we allocate to a holder generally may not be used to offset Section 469 passive income of such holder from other sources. In addition, other provisions of the Code may limit or disallow any deduction for losses by a holder of Class A shares or deductions

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associated with certain assets of the partnership in certain cases, including potentially Section 470 of the Code. Prospective holders of Class A shares should consult with their own tax advisors regarding their limitations on the deductibility of losses under applicable sections of the Code.

Limitations on Deductibility of Organizational Expenses and Syndication Fees. In general, neither we nor any U.S. holder of Class A shares may deduct organizational or syndication expenses. An election may be made by our partnership to amortize organizational expenses over a 15-year period. Syndication fees (which would include any sales or placement fees or commissions or underwriting discount payable to third parties) must be capitalized and cannot be amortized or otherwise deducted.

Limitations on Interest Deductions. A holder’s share of our interest expense is likely to be treated as “investment interest” expense. If a holder is a non-corporate taxpayer, the deductibility of “investment interest” expense is generally limited to the amount of such holder’s “net investment income.” A holder’s share of our dividend and interest income will be treated as investment income, although “qualified dividend income” subject to reduced rates of tax in the hands of an individual (currently through 2012) will only be treated as investment income if a holder elects to treat such dividend as ordinary income not subject to reduced rates of tax. In addition, state and local tax laws may disallow deductions for a holder’s share of our interest expense.

The computation of a holder’s investment interest expense will take into account interest on any margin account borrowing or other loan incurred to purchase a Class A share. Net investment income includes gross income from property held for investment and amounts treated as portfolio income under the passive loss rules less deductible expenses, other than interest, directly connected with the production of investment income, but generally does not include gains attributable to the disposition of property held for investment. For this purpose, any long-term capital gain or qualifying dividend income that is taxable at long-term capital gain rates (such preferential rates currently available through 2012) is excluded from net investment income, unless a holder of Class A shares elects to pay tax on such gain or dividend income at ordinary income rates.

Deductibility of Partnership Investment Expenditures by Individual Partners and by Trusts and Estates. Subject to certain exceptions, all miscellaneous itemized deductions of an individual taxpayer, and certain of such deductions of an estate or trust, are deductible only to the extent that such deductions exceed 2% of the taxpayer’s adjusted gross income. For tax years beginning after December 31, 2012, the otherwise allowable itemized deductions of individuals whose gross income exceeds an applicable threshold amount are subject to reduction by an amount equal to the lesser of (1) 3% of the excess of the individual’s adjusted gross income over the threshold amount, or (2) 80% of the amount of the itemized deductions. The operating expenses of Apollo may be treated as miscellaneous itemized deductions subject to the foregoing rule. Prospective non-corporate holders of Class A shares should consult their own tax advisors with respect to the application of these limitations.

Allocation of Profits and Losses. For each of our fiscal years, items of income, gain, loss, deduction or credit recognized by us (including those items of APO Asset Co., LLC as an entity disregarded as a separate entity from us for U.S. Federal income tax purposes) generally will be allocated among the holders of Class A shares pro rata in accordance with the number of shares held. To the extent that our managing partners and contributing partners exchange Apollo Operating Group units for Class A shares, such income and gain will from time to time include the built-in income or gain inherent in the underlying assets of the Apollo Operating Group at the time of such exchange. Section 704(c) of the Code arguably requires that we specially allocate such built-in income or gain to the holders of these specific Class A shares. However, since we do not expect to be able to identify these specific Class A shares following their sales on the market by such partners, we expect that we will not be able to make such special allocations to the holders of these specific Class A shares. Accordingly, such built-in income or gain will likely be allocated pro rata among all holders of Class A shares.

We may make investments that produce taxable income before they generate cash and/or may devote cash flow to make other investments or pay principal amount of debt. Therefore the amount of taxable income that we allocated to you may exceed your cash distributions, and this excess may be substantial.

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We must allocate items of partnership income and deductions between transferors and transferees of Class A shares. We will apply certain assumptions and conventions in an attempt to comply with applicable rules under the Code and to report income, gain, loss, deduction and credit to holders in a manner that reflects such holders’ beneficial shares of our items. These conventions are designed to more closely align the receipt of cash and the allocation of income between holders of Class A shares, but these assumptions and conventions may not be in compliance with all aspects of applicable tax requirements. In addition, as a result of such allocation method, we may allocate taxable income to you even if you do not receive any distributions.

If the IRS does not accept our conventions, the IRS may contend that our taxable income or losses must be reallocated among the holders of Class A shares. If such a contention were sustained, certain holders’ respective tax liabilities would be adjusted to the possible detriment of certain other holders. The Board of Directors is authorized to revise our method of allocation between transferors and transferees (as well as among holders whose interests otherwise could vary during a taxable period). See “—Administrative Matters—Possible New Legislation or Administration or Judicial Action” below.

Adjusted Tax Basis of Class A Shares. A holder’s adjusted tax basis in its Class A shares will equal the amount paid for the shares and will be increased by the holder’s allocable share of (i) items of our income and gain and (ii) our liabilities, if any. A holder’s adjusted tax basis will be decreased, but not below zero, by (a) distributions from us, (b) the holder’s allocable share of items of our deductions and losses, and (c) the holder’s allocable share of the reduction in our liabilities, if any. Although a holder in such circumstance would have a single adjusted tax basis in the separately purchased Class A shares, such holder will have a split holding period in such shares.

Holders who purchase Class A shares in separate transactions must combine the basis of those Class A shares and maintain a single adjusted tax basis for all of those Class A shares. Upon a sale or other disposition of less than all of the Class A shares, a portion of that tax basis must be allocated to the Class A shares sold.

Treatment of Distributions. Distributions of cash by us generally will not be taxable to a holder to the extent of such holder’s adjusted tax basis (described above) in its Class A shares. Any cash distributions in excess of a holder’s adjusted tax basis generally will be considered to be gain from the sale or exchange of Class A shares (as described below). Such amount would be treated as gain from the sale or exchange of its interest in us. Such gain would generally be treated as capital gain and would be long-term capital gain if the holder’s holding period for its interest exceeds one year. A reduction in a holder’s allocable share of our liabilities, and certain distributions of marketable securities by us, are treated similar to cash distributions for U.S. Federal income tax purposes.

Disposition of Interest. A sale or other taxable disposition of all or a portion of a holder’s interest in its Class A shares will result in the recognition of gain or loss in an amount equal to the difference, if any, between the amount realized on the disposition (including the holder’s share of our liabilities) and the holder’s adjusted tax basis in its Class A shares. A holder’s adjusted tax basis will be adjusted for this purpose by its allocable share of our income or loss for the year of such sale or other disposition. Except as described below, any gain or loss recognized with respect to such sale or other disposition generally will be treated as capital gain or loss and will be long-term capital gain or loss if the holder’s holding period for its interest exceeds one year. If we have not made a “qualifying electing fund,” or “QEF,” election to treat our interest in a PFIC as a QEF, gain attributable to such an interest would be taxable as ordinary income and would be subject to an interest charge. In addition, certain gain attributable to our investment in a CFC, for instance Apollo (FC), LLC, may be ordinary income and certain gain attributable to “unrealized receivables” or “inventory items” would be characterized as ordinary income rather than capital gain. For example, if we hold debt acquired at a market discount, accrued market discount on such debt would be treated as “unrealized receivables.”

Holders who purchase Class A shares at different times and intend to sell all or a portion of the shares within a year of their most recent purchase are urged to consult their tax advisors regarding the application of certain “split holding period” rules to them and the treatment of any gain or loss as long-term or short term

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capital gain or loss. For example, a selling holder may use the actual holding period of the portion of his transferred shares, provided (i) his shares are divided into identifiable shares with ascertainable holding periods, (ii) the selling holder can identify the portion of the shares transferred, and (iii) the selling holder elects to use the identification method for all sales or exchanges of our shares.

Foreign Tax Credit Limitations. Holders of Class A shares will generally be entitled to a foreign tax credit with respect to their allocable share of creditable foreign taxes paid on our income and gains. Complex rules may, depending on the particular circumstances, limit the availability or use of foreign tax credits. Gains from the sale of our foreign investments may be treated as U.S. source gains. Consequently, holders of Class A shares may not be able to use the foreign tax credit arising from any foreign taxes imposed on such gains unless such credit can be applied (subject to applicable limitations) against tax due on other income treated as derived from foreign sources. Certain losses that we incur may be treated as foreign source losses, which could reduce the amount of foreign tax credits otherwise available.

Mutual Fund Holders. U.S. mutual funds that are treated as regulated investment companies, or RICs, for U.S. Federal income tax purposes are required, among other things, to meet an annual 90% gross income and a quarterly 50% asset value test under Section 851(b) of the Code to maintain their favorable U.S. Federal income tax status. The treatment of an investment by a RIC in Class A shares for purposes of these tests will depend on whether our partnership will be treated as a “qualifying publicly traded partnership.” If our partnership is so treated, then the Class A shares themselves are the relevant assets for purposes of the 50% asset value test and the net income from the Class A shares is relevant gross income for purposes of the 90% gross income test. If, however, our partnership is not so treated, then the relevant assets are the RIC’s allocable share of the underlying assets held by our partnership and the relevant gross income is the RIC’s allocable share of the underlying gross income earned by our partnership. Whether our partnership will qualify as a “qualifying publicly traded partnership” will depend upon the exact nature of our future investments. We will operate such that at least 90% of our gross income from the underlying assets held by our partnership will constitute cash and property that generates dividends, interest and gains from the sale of securities or other income that qualifies for the RIC gross income test described above. RICs should consult their own tax advisors about the U.S. tax consequences of an investment in Class A shares.

Tax-Exempt Holders. A holder of our Class A shares that is a tax-exempt organization for U.S. Federal income tax purposes and, therefore, exempt from U.S. Federal income taxation, may nevertheless be subject to “unrelated business income tax” to the extent, if any, that its allocable share of our income consists of UBTI. A tax-exempt partner of a partnership that engages in a trade or business which is unrelated to the exempt function of the tax-exempt partner must include in computing its UBTI, its pro rata share (whether or not distributed) of such partnership’s gross income derived from such unrelated trade or business. Moreover, a tax-exempt partner of a partnership generally could be treated as earning UBTI to the extent that such partnership derives income from “debt-financed property,” or if the partnership interest itself is debt financed. Debt-financed property means property held to produce income with respect to which there is “acquisition indebtedness” (i.e., indebtedness incurred in acquiring or holding property).

An investment in Class A shares will give rise to UBTI, in particular from “debt-financed” property, because APO Asset Co., LLC and/or its subsidiaries will borrow funds from APO Corp. or third parties from time to time to make investments. In each case, these investments will give rise to UBTI from “debt-financed” property. We will not make investments through taxable corporations solely for the purpose of limiting UBTI from “debt-financed” property and other sources.

Prospective tax-exempt holders are urged to consult their own tax advisors regarding the tax consequences of an investment in Class A shares.

Passive Foreign Investment Companies and Controlled Foreign Corporations. It is possible that we will invest in non-U.S. corporations treated as PFICs or CFCs. A PFIC is defined as any foreign corporation with respect to which either (1) 75% or more of the gross income for a taxable year is “passive income” or (2) 50% or

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more of its assets in any taxable year (generally based on the quarterly average of the value of its assets) produce “passive income.” There are no minimum stock ownership requirements for PFICs. Once a corporation qualifies as a PFIC it is, subject to certain exceptions, always treated as a PFIC, regardless of whether it satisfies either of the qualification tests in subsequent years. In the case of PFICs, a U.S. Class A shareholder’s share of certain distributions from such corporations and gains from the sale by us of interests in such corporations (or gains from the sale by a U.S. Class A shareholder of their interest) could be subject to an interest charge and certain other disadvantageous tax treatment. A non-U.S. entity will be treated as a CFC if it is treated as a corporation for U.S. federal income tax purposes and if more than 50% of (i) the total combined voting power of all classes of stock of the non-U.S. entity entitled to vote or (ii) the total value of the stock of the non-U.S. entity is owned by U.S. Shareholders on any day during the taxable year of such non-U.S. entity. For purposes of this discussion, a “U.S. Shareholder” with respect to a non-U.S. entity means a U.S. person that owns 10% or more of the total combined voting power of all classes of stock of the non-U.S. entity entitled to vote. In the case of CFCs, a portion of the income of such corporations (whether or not distributed) could be imputed currently as ordinary income to certain U.S. Class A shareholders. Furthermore, in the case of PFICs and CFCs, gains from the sale by us of an interest in such corporations (or gains recognized by certain U.S. Class A shareholder on the sale of their interest) could be characterized as ordinary income (rather than as capital gains) in whole or in part. If we make a QEF election with respect to a PFIC, each U.S. Class A shareholder would in general be required to include in income annually its share of the PFIC’s current income and gains (losses are not currently deductible), but would avoid the interest charge and ordinary income treatment as to gains described above. As a result of a QEF election, a U.S. Class A shareholder could recognize income subject to tax prior to the receipt by us of any distributable proceeds. We can not give any assurance that the QEF election will be available with respect to a PFIC that we invest in.

U.S. Federal Estate Taxes. Since Class A shares held by a U.S. citizen or resident would be included in the gross estate of such U.S. citizen or resident for U.S. Federal estate tax purposes, then a U.S. Federal estate tax might be payable with respect to such shares in connection with the death of such person. Prospective individual U.S. holders of Class A shares should consult their own tax advisors concerning the potential U.S. Federal estate tax consequences with respect to Class A shares.

Taxation of Non-U.S. Persons

Non-U.S. Persons. Special rules apply to a holder of our Class A shares that is a non-U.S. person. Non-U.S. persons are generally subject to U.S. withholding tax at a 30% rate on the gross amount of interest, dividends and other fixed or determinable annual or periodical income received from sources within the United States if such income is not treated as effectively connected with a trade or business within the United States. The 30% rate may be reduced or eliminated under the provisions of an applicable income tax treaty between the United States and the country in which the non-U.S. person resides or is organized. Whether a non-U.S. person is eligible for such treaty benefits will depend upon the provisions of the applicable treaty as well as the treatment of us under the laws of the non-U.S. person’s jurisdiction. The 30% withholding tax rate does not apply to certain portfolio interest on obligations of U.S. persons allocable to certain non-U.S. persons. Moreover, non-U.S. persons generally are not subject to U.S. Federal income tax on capital gains if (i) such gains are not effectively connected with the conduct of a U.S. trade or business of such non-U.S. person; (ii) a tax treaty is applicable and such gains are not attributable to a permanent establishment in the United States maintained by such non-U.S. person; or (iii) such non-U.S. person is an individual and is not present in the United States for 183 or more days during the taxable year (assuming certain other conditions are met).

Non-U.S. persons treated as engaged in a U.S. trade or business are subject to U.S. Federal income tax at the graduated rates applicable to U.S. persons on their net income that is considered to be effectively connected with such U.S. trade or business. Non-U.S. persons that are corporations may also be subject to a 30% branch profits tax on such effectively connected income. The 30% rate applicable to branch profits may be reduced or eliminated under the provisions of an applicable income tax treaty between the United States and the country in which the non-U.S. person resides or is organized.

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While it is expected that our methods of operation will not result in a determination that we are engaged in a U.S. trade or business, we cannot give any assurance that the IRS will not assert successfully that we are engaged in a U.S. trade or business, with the result that some portion of our income is properly treated as effectively connected income with respect to non-U.S. holders. If a holder who is a non-U.S. person were treated as being engaged in a U.S. trade or business in any year because of an investment in the Class A shares in such year, such holder generally would be (i) subject to withholding by us on its distributive share of our income effectively connected with such U.S. trade or business, (ii) required to file a U.S. Federal income tax return for such year reporting its allocable share, if any, of income or loss effectively connected with such trade or business and (iii) required to pay U.S. Federal income tax at regular U.S. Federal income tax rates on any such income. Moreover, a holder who is a corporate non-U.S. person might be subject to a U.S. branch profits tax on its allocable share of its effectively connected income. Any amount so withheld would be creditable against such non-U.S. person’s U.S. Federal income tax liability, and such non-U.S. person could claim a refund to the extent that the amount withheld exceeded such non-U.S. person’s U.S. Federal income tax liability for the taxable year. Finally, if we were treated as being engaged in a U.S. trade or business, a portion of any gain recognized by a holder who is a non-U.S. person on the sale or exchange of its Class A shares could be treated for U.S. Federal income tax purposes as effectively connected income, and hence such non-U.S. person could be subject to U.S. Federal income tax on the sale or exchange.

Generally, under the Foreign Investment in Real Property Tax Act of 1980, or “FIRPTA,” provisions of the Code, non-U.S. persons are subject to U.S. tax in the same manner as U.S. persons on any gain realized on the disposition of an interest, other than an interest solely as a creditor, in U.S. real property. An interest in U.S. real property includes stock in a U.S. corporation (except for certain stock of publicly traded U.S. corporations) if interests in U.S. real property constitute 50% or more by value of the sum of the corporation’s assets used in a trade or business, its U.S. real property interests and its interests in real property located outside the United States (a “United States Real Property Holding Corporation” or “USRPHC”). Consequently, a non-U.S. person who invests directly in U.S. real estate, or indirectly by owning the stock of a USRPHC, will be subject to tax under FIRPTA on the disposition of such investment. The FIRPTA tax will also apply if the non-U.S. person is a holder of an interest in a partnership that owns an interest in U.S. real property or an interest in a USRPHC. We may, from time to time, make certain investments (other than direct investments in U.S. real property) through APO Asset Co., LLC that could constitute investments in U.S. real property or USRPHCs, including dividends from real estate investment trust investments that are attributable to gains from the sale of U.S. real property. If we make such investments, each non-U.S. person will be subject to U.S. Federal income tax under FIRPTA on such holder’s allocable share of any gain realized on the disposition of a FIRPTA interest and will be subject to the tax return filing requirements discussed above.

In general, different rules from those described above apply in the case of non-U.S. persons subject to special treatment under U.S. Federal income tax law, including a non-U.S. person (i) who has an office or fixed place of business in the United States or is otherwise carrying on a U.S. trade or business; (ii) who is an individual present in the United States for 183 or more days or has a “tax home” in the United States for U.S. Federal income tax purposes; or (iii) who is a former citizen or resident of the United States.

U.S. Federal Estate Tax Consequences. The U.S. Federal estate tax treatment of Class A shares with regards to the estate of a non-citizen who is not a resident of the United States is not entirely clear. If Class A shares are includible in the U.S. gross estate of such person, then a U.S. Federal estate tax might be payable in connection with the death of such person. Prospective individual non-U.S. holders of Class A shares who are non-citizens and not residents of the United States should consult their own tax advisors concerning the potential U.S. Federal estate tax consequences with regard to Class A shares.

Prospective holders who are non-U.S. persons are urged to consult their tax advisors with regard to the U.S. Federal income tax consequences to them of acquiring, holding and disposing of Class A shares, as well as the effects of state, local and non-U.S. tax laws, as well as eligibility for any reduced withholding benefits.

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Administrative Matters

Tax Matters Partner. One of our managing partners will act as our “tax matters partner.” Our board of directors will have the authority, subject to certain restrictions, to appoint another founder or Class A shareholder to act on our behalf in connection with an administrative or judicial review of our items of income, gain, loss, deduction or credit.

Tax Elections. We have not made and currently do not intend to make the election permitted by Section 754 of the Code with respect to us. Each of Apollo Management Holdings, L.P. and the Apollo Operating Group entities controlled by Apollo Management Holdings, L.P. has made such an election while Apollo Principal Holdings I, L.P., Apollo Principal Holdings II, L.P., Apollo Principal Holdings III, L.P., Apollo Principal Holdings IV, L.P., Apollo Principal Holdings V, L.P., Apollo Principal Holdings VI, L.P., Apollo Principal Holdings VII, L.P., Apollo Principal Holdings VIII, L.P., and Apollo Principal Holdings IX, L.P. have not made such an election and currently do not intend to make the election. The election, if made, is irrevocable without the consent of the IRS, and would generally require us to adjust the tax basis in our assets, or “inside basis,” attributable to a transferee of common units under Section 743(b) of the Code to reflect the purchase price of the common units paid by the transferee. However, this election does not apply to a person who purchases common units directly from us, including in this offering. For purposes of this discussion, a transferee’s inside basis in our assets will be considered to have two components: (1) the transferee’s share of our tax basis in our assets, or “common basis,” and (2) the Section 743(b) adjustment to that basis.

If no Section 754 election is made, there would be no adjustment for the transferee of Class A shares, even if the purchase price of those common units, is higher than the transferor’s share of the aggregate tax basis of our assets immediately prior to the transfer. In that case, on a sale of an asset, gain allocable to the transferee would include built-in gain allocable to the transferee at the time of the transfer, which built-in gain would otherwise generally be eliminated if a Section 754 election had been made.

Even assuming no Section 754 election is made, if Class A shares were transferred at a time when we had a “substantial built-in loss” inherent in our assets, we would be obligated to reduce the tax basis in the portion of such assets attributable to such Class A shares.

The calculations under Section 754 of the Code are complex, and there is little legal authority concerning the mechanics of the calculations, particularly in the context of publicly traded partnerships. To help reduce the complexity of those calculations and the resulting administrative costs to us if we make elections under Section 754, we will apply certain conventions in determining and allocating basis adjustments. For example, we may apply a convention in which we deem the price paid by a holder of Class A shares to be the lowest quoted trading price of the Class A shares during the month in which the purchase occurred irrespective of the actual price paid. Nevertheless, the use of such conventions may result in basis adjustments that do not exactly reflect a holder’s purchase price for its Class A shares, including less favorable basis adjustments to a holder who paid more than the lowest quoted trading price of the Class A shares for the month in which the purchase occurred. It is also possible that the IRS will successfully assert that the conventions we utilize do not satisfy the technical requirements of the Code or the Treasury Regulations and, thus, will require different basis adjustments to be made. If the IRS were to sustain such a position, a holder of Class A shares may have adverse tax consequences.

Constructive Termination. Subject to the electing large partnership rules described below, we will be considered to have been terminated and reformed as a new partnership for U.S. Federal income tax purposes if there is a sale or exchange of 50% or more of the total interests in our capital and profits within a 12-month period. Our termination would result in the closing of our taxable year for all holders of Class A shares. In the case of a holder reporting on a taxable year other than a fiscal year ending on our year end, the closing of our taxable year may result in more than 12 months of our taxable income or loss being includable in the holder’s taxable income for the year of termination. We would be required to make new tax elections after a termination, including a new tax election under Section 754 of the Code. A termination could also result in penalties if we

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were unable to determine that the termination had occurred. Moreover, a termination might either accelerate the application of, or subject us to, any tax legislation enacted before the termination.

Information Returns. We have agreed to use reasonable efforts to furnish to you tax information (including Schedule K-1) as promptly as possible, which describes your allocable share of our income, gain, loss and deduction for our preceding taxable year. In preparing this information, we will use various accounting and reporting conventions to determine your allocable share of income, gain, loss and deduction. Delivery of this information by us will be subject to delay in the event of, among other reasons, the late receipt of any necessary tax information from an investment in which we hold an interest. It is therefore likely that, in any taxable year, our shareholders will need to apply for extensions of time to file their tax returns. The IRS may successfully contend that certain of these reporting conventions are impermissible, which could result in an adjustment to your allocable share of our income, gain, loss and/or deduction and necessitate that you file amended tax returns for the taxable year(s) affected to reflect such adjustment. If you are not a U.S. person, we cannot give any assurance that the tax information we furnish will meet your jurisdiction’s compliance requirements.

It is possible that we may engage in transactions that subject our partnership and, potentially, the holders of our Class A shares to other information reporting requirements with respect to an investment in us. You may be subject to substantial penalties if you fail to comply with such information reporting requirements. You should consult with your tax advisors regarding such information reporting requirements.

We may be audited by the IRS. Adjustments resulting from an IRS audit may require you to file amended tax returns for the taxable year(s) affected to reflect such adjustment and possibly may result in an audit of your own tax return. Any audit of your tax return could result in adjustments not related to our tax returns as well as those related to our tax returns. Under our operating agreement, in the event of an inadvertent partnership termination in which the IRS has granted us limited relief each holder of our Class A shares is obligated to make such adjustments as are required by the IRS to maintain our status as a partnership.

Nominee Reporting. Persons who hold our Class A shares as nominees for another person are required to furnish to us (i) the name, address and taxpayer identification number of the beneficial owner and the nominee; (ii) whether the beneficial owner is (1) a person that is not a U.S. person, (2) a foreign government, an international organization or any wholly-owned agency or instrumentality of either of the foregoing, or (3) a tax-exempt entity; (iii) the amount and description of Class A shares held, acquired or transferred for the beneficial owner; and (iv) specific information including the dates of acquisitions and transfers, means of acquisitions and transfers, and acquisition costs for purchases, as well as the amount of net proceeds from sales.

Brokers and financial institutions are required to furnish additional information, including whether they are U.S. persons and specific information on Class A shares they acquire, hold or transfer for their own account. A penalty of $50 per failure, up to a maximum of $100,000 per calendar year, is imposed by the Code for failure to report that information to us. The nominee is required to supply the beneficial owner of the Class A shares with the information furnished to us.

Taxable Year. A partnership is required to have a tax year that is the same tax year as any partner, or group of partners, that owns a majority interest (more than 50%) in the partnership. A partnership also is required to change its tax year every time a group of partners with a different tax year end acquires a majority interest, unless the partnership has been forced to change its tax year during the preceding two-year period. In the event the majority interest in the Class A shares is acquired by a group of partners with a different tax year and we have not been forced to change our tax year during the preceding two-year period, we will be required to change our tax year to the tax year of that group of partners. We may request permission from the IRS to adopt a tax year end of December 31.

Elective Procedures for Large Partnerships. The Code allows large partnerships to elect streamlined procedures for income tax reporting. This election, if made, would reduce the number of items that must be separately stated on the Schedule K-1 that are issued to the holders of the Class A shares, and such Schedules K-1

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would have to be provided on or before the first March 15 following the close of each taxable year. In addition, this election would prevent us from suffering a “technical termination” (which would close our taxable year) if, within a 12-month period, there is a sale or exchange of 50% or more of our total interests. If an election is made, IRS audit adjustments will flow through to the holders of the Class A shares for the year in which the adjustments take effect, rather than the holders of the Class A shares in the year to which the adjustment relates. In addition, we, rather than the holders of the Class A shares individually, generally will be liable for any interest and penalties that result from an audit adjustment.

Treatment of Amounts Withheld. If we are required to withhold any U.S. tax on distributions made to any holder of Class A shares, we will pay such withheld amount to the IRS. That payment, if made, will be treated as a distribution of cash to the holder of Class A shares with respect to whom the payment was made and will reduce the amount of cash to which such holder would otherwise be entitled.

Withholding and Backup Withholding. For each calendar year, we will report to you and the IRS the amount of distributions we made to you and the amount of U.S. Federal income tax (if any) that we withheld on those distributions. The proper application to us of rules for withholding under Section 1441 of the Code (applicable to certain dividends, interest and similar items) is unclear. Because the documentation we receive may not properly reflect the identities of partners at any particular time (in light of possible sales of Class A shares), we may over-withhold or under-withhold with respect to a particular holder of Class A shares. For example, we may impose withholding, remit that amount to the IRS and thus reduce the amount of a distribution paid to a non-U.S. holder. It may turn out, however, the corresponding amount of our income was not properly allocable to such holder, and the withholding should have been less than the actual withholding. Such holder would be entitled to a credit against the holder’s U.S. tax liability for all withholding, including any such excess withholding, but, if the withholding exceeded the holder’s U.S. tax liability, the holder would have to apply for a refund to obtain the benefit of the excess withholding. Similarly, we may fail to withhold on a distribution, and it may turn out the corresponding income was properly allocable to a non-U.S. holder and withholding should have been imposed. In that event, we intend to pay the under-withheld amount to the IRS, and we may treat such under-withholding as an expense that will be borne by all holders of our Class A shares on a pro rata basis (since we may be unable to allocate any such excess withholding tax cost to the relevant non-U.S. holder).

If you do not timely provide us with IRS Form W-8 or W-9, as applicable, or such form is not properly completed, we may become subject to U.S. backup withholding taxes in excess of what would have been imposed had we received certifications from all holders. Such excess U.S. backup withholding taxes may be treated by us as an expense that will be borne by all holders on a pro rata basis (where we are or may be unable to cost efficiently allocate any such excess withholding tax cost specifically to the holders that failed to timely provide the proper U.S. tax certifications).

Withholding Legislation. On March 18, 2010, President Obama signed the Hiring Incentives to Restore Employment (HIRE) Act into law. This legislation would generally impose, effective for payments made after December 31, 2012, a withholding tax of 30% on (i) interest, (ii) dividends paid on common stock and (iii) the gross proceeds of a disposition of common stock paid to a foreign financial institution, unless such institution enters into an agreement with the U.S. government to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which would include certain account holders that are foreign entities with U.S. owners). The legislation would also generally impose a withholding tax of 30% on (i) interest, (ii) dividends paid on common stock and (iii) the gross proceeds of a disposition of common stock paid to a non-financial foreign entity unless such entity provides the withholding agent with a certification identifying the direct and indirect U.S. owners of the entity. Under certain circumstances, a holder of such obligations might be eligible for refunds or credits of such taxes. The recently adopted legislation also imposes new U.S. return disclosure obligations (and related penalties for failure to disclose) on U.S. individuals that hold certain specified foreign financial assets (which include financial accounts in foreign financial institutions). Investors are encouraged to consult with their own tax advisors regarding the possible implications of this legislation on their investment in the Class A shares.

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Tax Shelter Regulations. If we were to engage in a “reportable transaction,” we (and possibly you and others) would be required to make a detailed disclosure of the transaction to the IRS in accordance with recently issued regulations governing tax shelters and other potentially tax-motivated transactions. A transaction may be a reportable transaction based upon any of several factors, including the fact that it is a type of tax avoidance transaction publicly identified by the IRS as a “listed transaction” or that it produces certain kinds of losses in excess of $2 million. An investment in us may be considered a “reportable transaction” if, for example, we recognize certain significant losses in the future. In certain circumstances, a holder of our Class A shares who disposes of an interest in a transaction resulting in the recognition by such holder of significant losses in excess of certain threshold amounts may be obligated to disclose its participation in such transaction. Our participation in a reportable transaction also could increase the likelihood that our U.S. Federal income tax information return (and possibly your tax return) would be audited by the IRS. Certain of these rules are currently unclear and it is possible that they may be applicable in situations other than significant loss transactions.

Moreover, if we were to participate in a reportable transaction with a significant purpose to avoid or evade tax, or in any listed transaction, you may be subject to (i) significant accuracy-related penalties with a broad scope, (ii) for those persons otherwise entitled to deduct interest on U.S. Federal tax deficiencies, nondeductibility of interest on any resulting tax liability, and (iii) in the case of a listed transaction, an extended statute of limitations.

Holders of our Class A shares should consult their own tax advisors concerning any possible disclosure obligation under the regulations governing tax shelters with respect to the dispositions of their interests in us.

Possible New legislation or Administrative or Judicial Action. The rules dealing with U.S. Federal income taxation are constantly under review by persons involved in the legislative process, the IRS and the U.S. Treasury Department, frequently resulting in revised interpretations of established concepts, statutory changes, revisions to regulations and other modifications and interpretations. We cannot give any assurance as to whether, or in what form, any proposals affecting us or our shareholders will be enacted. The IRS pays close attention to the proper application of tax laws to partnerships. The present U.S. Federal income tax treatment of an investment in the Class A shares may be modified by administrative, legislative or judicial action at any time, and any such action may affect investments and commitments previously made. The U.S. Congress, the IRS and the U.S. Treasury Department are currently examining the U.S. Federal income tax treatment of private equity funds, hedge funds and other kinds of investment partnerships. The present U.S. Federal income tax treatment of an investment in our Class A shares and/or our own taxation as described under “—Material U.S. Federal Tax Considerations” may be adversely affected by any new legislation, new regulations or revised interpretations of existing tax law that arise as a result of such examinations. Most notably, on May 28, 2010, the U.S. House of Representatives passed H.R. 4213, the American Jobs and Closing Tax Loopholes Act of 2010, that would, in general, treat income and gains, including gain on sale, attributable to an interest in an investment services partnership interest, or “ISPI,” as income subject to a new blended tax rate that is higher than under current law, except to the extent such ISPI is considered under the legislation to be a qualified capital interest. The interests of Class A shareholders and our interests in the Apollo Operating Group that are entitled to receive carried interest may be classified as ISPIs for purposes of this legislation. The U.S. Senate considered but did not pass legislation that is generally similar to the legislation passed by the U.S. House of Representatives. It is unclear when or whether the U.S. Senate will reconsider such legislation or similar legislation or what provisions would be included in any final legislation, if enacted.

The House bill provides that, for taxable years beginning ten years after the date of enactment, income derived with respect to an ISPI that is not a qualified capital interest and that is treated as ordinary income under the rules discussed above will not be qualifying income for purposes of the qualifying income exception. Therefore, if this or similar legislation is enacted, following such ten-year period, we would be precluded from qualifying as a partnership for U.S. federal income tax purposes or be required to hold all such ISPIs through corporations, possibly U.S. corporations. If we were taxed as a U.S. corporation or required to hold all ISPIs through corporations, our effective tax rate would increase significantly. The federal statutory rate for

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corporations is currently 35%. In addition, we could be subject to increased state and local taxes. Furthermore, holders of Class A shares could be subject to tax on our conversion into a corporation or any restructuring required in order for us to hold our ISPIs through a corporation.

Under the House bill, if you are an individual, 75% of the income and gains attributable to an interest in an ISPI would be taxed at ordinary income tax rates (50% during a two-year transition period). A version considered in the Senate would eliminate the transition period but would reduce the portion of income and gains attributable to an ISPI that are taxed at ordinary income tax rates to 50% for income and gains attributable to assets held by the partnership for more than five years. The deductibility of any losses attributable to any ISPI that is not a qualified capital interest would be subject to limitations. In addition, any dividends that are attributable to an ISPI directly or indirectly held by us would not be considered qualified dividends and, therefore, would not be entitled to reduced rates of taxation currently available for qualified dividends through 2012. Holders of Class A shares may also be subject to additional state and local tax as a result of the legislation. While the legislation does not specifically address whether income or gains that is attributable to an interest in an ISPI is treated as ECI or as UBTI, the technical explanation accompanying the legislation indicates that, under regulations to be promulgated following enactment, such income or gains should only be treated as ECI or UBTI to the extent it would be treated as such under current law. Apollo’s principals and other professionals may face additional adverse tax consequences under the legislation, which may thereby adversely affect Apollo’s ability to offer attractive incentive opportunities for key personnel.

Additionally, President Obama endorsed legislation to tax carried interest as ordinary income in the 2010 and 2011 budget blueprint. Legislation similar to the American Jobs and Closing Tax Loopholes Act of 2010, as well as legislation that would tax, as corporations, publicly traded partnerships that directly or indirectly derive income from investment adviser or asset management services were introduced in prior sessions of Congress. None of these legislative proposals affecting the tax treatment of our carried interests, or of our ability to qualify as a partnership for U.S. Federal income tax purposes, has yet been enacted. Any such changes in tax law would cause us to be taxable as a corporation, thereby substantially increasing our tax liability and potentially reducing the value of Class A shares. Furthermore, it is possible that the U.S. Federal income tax law could be changed in ways that would adversely affect the anticipated tax consequences for us and/or the holders of Class A shares as described herein, including possible changes that would adversely affect the taxation of tax-exempt and/or non-U.S. holders of Class A shares. For example, there could be changes that could adversely affect the taxation of tax-exempt and/or non-U.S. holders of Class A shares, by treating carried interest income as fees for services (which generally would be taxable to tax-exempt investors and non-U.S. holders).

Other jurisdictions have also introduced legislation to increase taxes with respect to carried interest. It is unclear whether any such legislation will be enacted. Finally, because of widespread state budget deficits, several states are evaluating ways to subject partnerships to entity level taxation through the imposition of state income, franchise or other forms of taxation. If any state were to impose a tax upon us as an entity, our distribution to the holders of Class A shares would be reduced.

It is unclear whether any additional legislation will be proposed or enacted or, if enacted, whether and how the legislation would apply to us and/or the holders of Class A shares, and it is unclear whether any other such tax law changes will occur or, if they do, how they might affect us and/or the holders of Class A shares. Our organizational documents and agreements permit the manager to modify the operating agreement from time to time, without the consent of the holders of Class A shares, in order to address certain changes in U.S. Federal income tax regulations, legislation or interpretation. In some circumstances, such revisions could have a material adverse impact on some or all of the holders of our Class A shares. In view of the potential significance of any such U.S. Federal income tax law changes and the fact that there are likely to be ongoing developments in this area, each prospective holder of Class A shares should consult its own tax advisor to determine the U.S. Federal income tax consequences to it of acquiring and holding Class A shares in light of such potential U.S. Federal income tax law changes.

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THE FOREGOING DISCUSSION IS NOT INTENDED AS A SUBSTITUTE FOR CAREFUL TAX PLANNING. THE TAX MATTERS RELATING TO APOLLO AND HOLDERS OF CLASS A SHARES ARE COMPLEX AND ARE SUBJECT TO VARYING INTERPRETATIONS. MOREOVER, THE EFFECT OF EXISTING INCOME TAX LAWS, THE MEANING AND IMPACT OF WHICH IS UNCERTAIN AND OF PROPOSED CHANGES IN INCOME TAX LAWS WILL VARY WITH THE PARTICULAR CIRCUMSTANCES OF EACH PROSPECTIVE HOLDER AND, IN REVIEWING THIS OFFERING CIRCULAR, THESE MATTERS SHOULD BE CONSIDERED. PROSPECTIVE HOLDERS OF CLASS A SHARES SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE U.S. FEDERAL, STATE, LOCAL AND OTHER TAX CONSEQUENCES OF ANY INVESTMENT IN CLASS A SHARES.

Material Argentine Tax Considerations

The following summary describes the material Argentine tax considerations relating to an investment in Class A shares by holders resident in Argentina. This summary does not purport to be a comprehensive discussion of all Argentine tax considerations relevant to a holder resident in Argentina. In particular, this discussion does not consider any specific facts or circumstances that may apply to a particular investor. This summary is based on Argentine laws and regulations currently in force and as applied on the date of this prospectus, which are subject to change, possibly with retroactive effect. Prospective holders of Class A shares should consult their own tax advisors to determine the tax consequences to them of acquiring, holding and disposing of Class A shares.

For the purpose of the material Argentine tax consequences described herein, it is assumed that an Argentine person is a person that is (i) an individual resident in Argentina for income tax purposes (an “Argentine Individual”) or (ii) (x) a corporation or any other company taxable as a corporation for Argentine income tax purposes that is resident in Argentina, (y) a permanent establishment that is located in Argentina and belongs to a non-resident company or individual or (z) a trust or an investment fund formed in Argentina (an “Argentine Legal Entity”).

Taxation of Holders of Class A Shares

Taxation of Dividends. Pursuant to the Argentine income tax law (“ITL”), dividends either distributed to or available for collection by Argentine holders of Class A shares, whether in the form of cash, stock or other types of consideration, would be subject to Argentine income tax.

Argentine Individuals are subject to progressive tax rates ranging from 9% to 35%, whereas Argentine Legal Entities are subject to a flat rate of 35%, imposed on taxable income.

Argentine holders of Class A shares would be entitled to an ordinary direct foreign tax credit for any income taxes or similar taxes effectively paid by such holders upon the distribution of dividends.

Taxation of Capital Gains. The tax treatment of capital gains realized upon the sale, exchange or other disposition of Class A shares would depend on whether such gains are realized by an Argentine Individual or an Argentine Legal Entity.

Under current law and the interpretation of the Attorney General, Argentine Individuals who do not sell Class A shares on a regular basis generally are not subject to the Argentine income tax on capital gains derived from the disposal of such Class A shares. There is no legal test or definition used to determine whether such activity is deemed to be carried out on a regular basis.

Argentine Individuals who purchase and sell shares on a regular basis would be subject to income tax at a progressive rate ranging from 9% to 35% on capital gains realized upon the sale, exchange or other disposition of Class A shares. The taxable gain would equal the price paid for the shares less the cost for the shares, converted into pesos at the time of acquisition, and related expenses.

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Capital gains realized upon the sale, exchange or other disposition of Class A shares by an Argentine Legal Entity would be subject to income tax at the rate of 35%. The taxable gain would equal the price paid for the shares less the cost for the shares, converted into pesos at the time of acquisition, and related expenses.

Capital losses realized upon the disposal of Class A shares (i.e., foreign source losses from shares) would be subject to a basket limitation and could only be offset against foreign source gains from the disposal of shares of foreign entities.

Value Added Tax (“VAT”). Neither the sale, exchange or other disposition of Class A shares nor the payment of dividends on such shares is subject to VAT.

Personal Assets Tax (“PAT”). Under Law 23,966, as amended, Argentine Individuals are subject to the PAT, a net wealth tax levied on worldwide assets, which would include Class A shares, held as of December 31 of each year. Argentine Legal Entities are not subject to the PAT with respect to the shares they own in other legal entities.

The PAT is imposed on the value (calculated according to the PAT Law) of an Argentine Individual’s assets. Argentine Individuals whose total assets do not exceed AR$305,000 are exempt from the tax.

For Argentine Individuals who own assets with a value that does not exceed AR$750,000, the PAT is calculated at the rate of 0.5% on the total assets.

For Argentine Individuals who own assets with a value in excess of AR$750,000 and up to AR$2,000,000, the PAT is calculated at the rate of 0.75% on the total assets.

For Argentine Individuals who own assets with a value in excess of AR$2,000,000 and up to AR$5,000,000, the PAT is calculated at the rate of 1% on the total assets.

For Argentine Individuals who own assets with a value of more than AR$5,000,000, the PAT is calculated at the rate of 1.25% on the total assets.

Class A shares would be considered assets subject to the PAT based on their fair market value as of December 31st of each year if they are listed on an established securities market and based on the holder’s proportionate share of the net worth of Apollo if they are not listed on an established securities market.

Minimum Deemed Income Tax (“MDIT”). Argentine Legal Entities are subject to the MDIT at the rate of 1% (0.2% in the case of local financial entities, leasing entities, insurance entities) on their assets wherever located, according to the value of such assets at the end of the fiscal year. If Class A shares are listed on an established securities market they would have to be valued according to their market price. If they are not listed on an established securities market, value would be determined based on the holder’s proportionate share of the net worth of Apollo.

There is a de minimis threshold of AR$200,000, but if the value of the assets exceeds such amount, the total value of the assets is subject to the tax.

The MDIT is payable only if the income tax as determined for a given fiscal year does not equal or exceed the amount of the MDIT assessed for such year. In such a case, only the difference between the MDIT determined for such year and the income tax determined for such year shall be paid. Any MDIT paid in a given year may be used as a credit against any income tax payable during any of the immediately following ten fiscal years in which income tax exceeds MDIT. MDIT has been in force up to December 31, 2008, and has not been extended yet.

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Tax on Debits and Credits on Banking Accounts. Law No. 25,413, as amended, levies a tax on debits from and credits to bank accounts at financial institutions located in Argentina and on other transactions that are used as a substitute for the regular use of bank accounts.

The general tax rate is 0.6% for each debit or credit. In certain cases, an increased rate of 1.2% or a reduced rate of 0.075% may apply.

A tax credit is available against income tax and MDIT for 34% of the tax paid at the 0.6% rate on bank credits, and 17% of the tax paid at the 1.2% rate.

This tax could be applicable to Argentine holders in connection with any debit from or credit to Argentine bank accounts, excluding saving accounts generated by, among others, the purchase or disposal of Class A shares or the collection of dividends.

Turnover Tax. The turnover tax is a local tax levied by the Argentine provinces and the city of Buenos Aires on the performance of a for-profit activity (i.e., an activity for which consideration is paid) on a regular basis. The taxable gain is the amount of gross receipts realized from any such activity within the local jurisdiction. The applicable tax rate ranges from 1% to 3%, depending on the jurisdiction.

Argentine Legal Entities are generally subject to this tax, but Argentine Individuals who are not involved in the regular activity of buying and selling shares are not. Prospective Argentine holders of Class A shares should analyze the possible application of the turnover tax, taking into account the relevant provincial laws given such holders’ places of residence and business.

Under the Tax Code of the City of Buenos Aires, turnover derived from dividends or as a result of any transaction in respect of shares is exempt. Therefore, the holding of Class A shares would not trigger turnover tax in the City of Buenos Aires.

Stamp Tax. The stamp tax is a local tax levied on the instrumentation of contracts either signed or having effects in Argentina. It is payable in the jurisdiction in which the economic transaction is instrumented, but it may also be applicable in the jurisdiction in which such transaction has effects. The tax rate varies in each jurisdiction (the average is 1%) and the tax is imposed on the economic value of the instrumented transaction.

Argentine holders of Class A shares could be subject to stamp tax in certain Argentine provinces (La Rioja Province or Tierra del Fuego Province) if any instrumented transaction in connection with Class A shares is performed or executed in such local jurisdiction.

Other Taxes. The Province of Buenos Aires enacted Law 14,044, introducing an inheritance and gift tax, effective as of January 1, 2010.

Such tax is levied on the increase of a person’s wealth as a consequence of receiving assets on a gratuitous basis, such as inheritances, legacies, gifts, and eligible contributions to companies (in this latter case as an anti-avoidance measure).

Individuals and legal entities domiciled in the Province of Buenos Aires will be subject to this tax if they receive the Class A Shares as an inheritance or gift.

This law provides that any gratuitous transfer of assets the aggregate value of which does not exceed AR$3,000,000 is exempt from the tax. If such value exceeds AR$3,000,000, all the assets received on a gratuitous basis will be subject to the tax at progressive rates, ranging between 5% and 10.5%, subject to certain conditions.

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Tax Treaties. There is currently no tax treaty in effect between Argentina and the United States to avoid double taxation on income and capital.

Material Brazilian Tax Considerations

The following summary describes the material Brazilian Federal income tax (Corporate Income Tax and Social Contribution on Profits) considerations relating to an investment in Class A shares by holders resident in Brazil. This summary is not meant to be a comprehensive and complete description of all Brazilian tax considerations that may be relevant for Brazilian resident holders.

This summary is based on Brazilian laws and regulations currently in force and as applied on the date of this prospectus, which are subject to change, possibly with retroactive effect. Prospective holders of Class A shares should consult their own tax advisors to determine the Brazilian Federal income tax consequences to them of acquiring, holding and disposing of Class A shares.

Taxation of Brazilian Holders of Class A Shares

Under Brazilian law, Brazilian resident holders of Class A shares (whether individuals or entities) would be subject to income tax upon the disposal of Class A shares. Specific rules apply to profits received by Brazilian resident-holders of Class A shares. Dividends derived from equity held in Brazil are not subject to taxation in Brazil.

Capital Gain on Disposal of Class A Shares. Under Articles 117, 138 and 142 of the Income Tax Regulation individual holders of Class A shares would be subject to Income Tax at a rate of 15% on the excess of the sale price of the Class A shares over the acquisition cost of such Class A shares, in respect of capital gains received upon the disposal of Class A shares. Such tax must be collected on or before the last business day of the following month in which the proceeds derived from the disposition of the shares are received.

If the holder is an entity, any capital gains would be added to the holder’s taxable income for Income Tax purposes. Such an addition could result in taxation of the capital gain at a rate of 34% (considering the 25% of corporate income tax and 9% of social contribution on net income), unless the entity has net operating losses in an amount which would be sufficient to offset the increase in the taxable basis represented by the capital gains.

Capital gains earned by companies located in Brazil with respect to transactions abroad subject such companies to Income Tax and to Social Contribution on Profit under the real profit regime.

Capital gains earned abroad must be converted into Reais at the exchange rate (selling rate) as of the date they are accounted in Brazil. In accordance with Article 395 of Income Tax Regulation, the income tax due abroad with respect to capital gains that are added to taxable income in Brazil can be offset against Income Tax due in Brazil on such capital gains.

In addition, under a reciprocity agreement executed between Brazil and the United States, income tax paid in the United States can be offset against Income Tax due in Brazil, and Income Tax paid in Brazil can be offset against income tax due in the United States.

Capital gains earned by individuals are exempt from income tax as long as the sale price does not exceed R$35,000.00.

Distribution of Profits and Dividends. Distribution of profits or dividends to Brazilian resident holders of Class A shares would be subject to Income Tax and, if the holder is an entity, it will also be subject to the Social Contribution on Profits.

Individual holders are not subject to taxation in Brazil for dividends derived from equity held in Brazil. If the dividends derived from Class A shares are held abroad by Brazilian individuals, such individuals are subject

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to Income Tax at variable rates of 7.5%, on monthly income from R$ 1,499.16 to R$ 2,246.75, with a R$ 112.43 tax deduction allowed; 15%, from R$ 2,246.76 to R$ 2,995.70, with a R$ 280.94 tax deduction allowed; 22.5% from R$ 2,995.71 to R$ 3,743.19, with a R$ 505.62 tax deduction allowed; and 27.5%, on monthly income exceeding R$ 3,743.19, with a R$ 692.78 deduction allowed.

If the holder is an entity, any distributed profits or dividends in respect of equity held abroad would be added to the holder’s taxable income for Income Tax purposes. Such an addition could result in taxation of such distributions at a rate of 34% (corporate income tax and social contribution on net income), unless the entity has net operating losses in an amount which would be sufficient to offset the increase in the taxable basis represented by the capital gains.

The Income Tax paid in the United States can be offset against Income Tax in Brazil.

Foreign exchange operations in Brazil are now subject to the assessment of the Tax on Financial Operations, at a rate of 0.38%, on the currency exchange.

Material French Tax Considerations

The following summary describes certain French tax considerations of the acquisition, holding and disposition of our Class A shares as of the date hereof. This summary does not represent a detailed description of all French tax considerations that may be relevant to a decision to acquire, hold or dispose of our shares. This summary is based on French tax laws (including, as the case may be, the income tax treaty entered into between France and the United States on July 31, 1994, as amended (the “U.S.-France Treaty”)) and regulations in force as of the date of this prospectus, and as interpreted by the French courts and tax authorities without prejudice to any amendments introduced at a later date and implemented with or without retroactive effect. Each prospective holder of Class A shares should consult his or her own professional tax advisor with respect to the tax consequences of an investment in Class A shares. The discussion of the principal French tax consequences of the acquisition, holding and disposal of Class A shares set forth below is included for general information only.

For purposes of the following summary, it is assumed that no holder of Class A shares holds (directly or indirectly, taking into account constructive ownership and attribution rules as may be applicable under French tax law) shares representing 5% or more of the total issued and outstanding capital or voting rights of Apollo, and that no Class A shares held by a French resident holder are attributable to a permanent establishment or fixed base situated outside France.

This discussion does not apply to certain categories of investors that may be subject to specific rules, including inter alia banks and financial institutions, insurance companies, collective investment schemes, companies holding Class A shares as a controlling interest (titres de participation) or individuals holding Class A shares as part of their professional assets. Those investors should consult their own professional tax advisors with respect to the French tax consequences of such an investment.

Investors Holding Class A Shares

We expect to be treated as a partnership for U.S. tax purposes. Generally, there is no clear guidance under French tax law addressing the treatment of tax transparent entities formed under foreign law. However, the French tax authorities have issued a statement of practice addressing certain specific aspects of the application of the U.S.-France Treaty to partnerships and similar entities (including certain limited liability companies) organized under the laws of the United States (the Instruction of April 26, 1999 published in the Bulletin officiel des impôts 14 B-3-99 dated May 6, 1999; the “Statement of Practice”). However, the Statement of Practice does not provide comprehensive guidelines regarding the application of the U.S.-France Treaty to such entities, and the French tax authorities are currently considering potential modifications of their current practice regarding foreign partnerships in general. On this basis, it is expected that the current tax treatment of French holders of Class A shares would be as summarized below.

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Taxation of Income. The tax treatment of U.S.-source dividends received by a French resident in respect of an investment in a U.S. limited liability company treated as a partnership for U.S. Federal income tax purposes is not entirely clear and is not specifically addressed in the Statement of Practice. It may however be inferred from the Statement of Practice and the usual practice of the French tax authorities that holders of Class A shares who are resident in France for tax purposes should not be taxable on a flow-through basis in relation to their investment (i.e., they should not recognize income upon its realization by Apollo). Such holders should be required to include distributions made by Apollo in their taxable income in respect of the taxable period during which those distributions are made.

The proportionate share of income realized by Apollo that is allocated to a French individual holder of Class A shares as part of his or her private assets would be subject to income tax at a progressive rate, together with social taxes of 12.1%.

Income distributed by Apollo to a holder that is an entity subject to French corporation tax should be included in that entity’s taxable income, subject to corporation tax at the standard rate of 33.33% plus (subject to certain exemptions) a social contribution of 3.3% assessed on the amount of corporation tax after a deduction capped at €763,000 per twelve month period.

Although this is not expressly confirmed in the guidelines published by the French tax authorities, the U.S.-France Treaty provisions could, in principle, be construed as entitling French holders of Class A shares to (subject to certain requirements and limitations) a tax credit in France in respect of any withholding taxes paid in the United States, in accordance with the “U.S.-France Treaty” in respect of distributions made by Apollo. The tax credit for withholding tax in France needs to be cleared with the French tax authorities.

Taxation of Capital Gains or Losses. Capital gains resulting from the sale of Class A shares by an individual holding such shares as part of his or her private assets would be subject (from the first euro) to income tax at a rate of 18%, together with social taxes of 12.1% (resulting in an aggregate rate of 30.1%). However, if the total amount realized in respect of disposals of securities and other assimilated interests during the same calendar year within such individual’s fiscal household is lower than a certain threshold revised each year (€25,830 for 2010 income), such capital gains would be exempt from income tax but would remain subject to the 12.1% social taxes. Capital losses could be set off against capital gains of the same nature realized in the year of transfer or in the following ten years, it being noted that capital losses realized with respect to a year during which the above-mentioned threshold (€25,830 for 2010 income) has not been reached could be set off against capital gains for social taxes purposes only (such capital losses could not be used or carried forward for income tax purposes).

A disposal of Class A shares by an entity subject to French corporation tax should give rise to a gain or loss included in that entity’s taxable income, subject to corporate tax at the standard rate of 33.3% plus (subject to certain exemptions) a social contribution of 3.3% assessed on the amount of corporation tax after a deduction capped at €763,000 per twelve month period.

Wealth Tax. Class A shares held by individuals that are resident of France for tax purposes are in principle included in such holders’ taxable assets for wealth tax purposes.

Registration Duty. No French registration duty would be due on the issue or transfer of Class A shares, unless the transfer is effected by means of a written agreement executed in France.

Material German Tax Considerations

The following summary describes the material German tax considerations relating to an investment in Class A shares by persons resident in Germany. This summary is not meant to be a comprehensive and complete representation of all German tax considerations possibly relevant for German resident holders. This discussion is not directed to holders of Class A shares subject to special treatment under German income tax laws, such as credit institutions (Kreditinstitute), financial services institutions (Finanzdienstleistungsinstitute), financial enterprises (Finanzunternehmen) and insurance companies.

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The following discussion is based upon German tax law applicable as of the date of this prospectus and upon provisions of double taxation treaties entered into between the Federal Republic of Germany and other countries. In both areas, the law may change and such changes may have retroactive effect.

Prospective holders of Class A shares should consult their own tax advisors about the tax consequences of the acquisition, holding and transfer of Class A shares. Only such tax advisors are in a position to take into account adequately the special tax situation of the individual holder.

Qualification of Apollo Global Management, LLC for German Tax Purposes

We intend to operate so that we will qualify to be treated for U.S. Federal income tax purposes as a partnership. However, according to an interpretation letter on the qualification of US-LLCs for German tax purposes issued by the German Federal Ministry of Finance (BMF letter of 19 March 2004, IV B4 – S1301 USA – 22/04, BStBl. I 2004, page 411), such qualification is not binding for German tax purposes. Based on this interpretation letter, we believe that we qualify as a corporation for German tax purposes.

Taxation of Dividends

Class A shares held as private assets. Given that the company is assumed to be a corporation for German tax purposes, the income derived by German investors is regarded either as dividend income or as capital gain from the disposal of shares. German withholding tax is deducted on dividends only in cases where the Class A shares are held in custody or administered by a German financial institution, a German financial services institution (including the German branch of a foreign institution), a German securities trading company or a German securities trading bank (a “Disbursing Agent”).

The Disbursing Agent must withhold and remit to the respective German tax office a dividend withholding tax in the amount of 25% on any dividends it disburses to German resident holders of Class A shares, plus a solidarity surcharge of 5.5% thereon (in total 26.375%). The basis for the dividend withholding tax is the dividend approved for payment by the company’s shareholders’ meeting.

The dividend withholding tax is typically considered a final flat tax. However, shareholders can apply to have their dividend income assessed in accordance with the general rules on determining an individual’s tax bracket if this would result in a lower tax burden.

Shareholders are subject to income tax on their gross personal investment income less the saver’s allowance (Sparer-Pauschbetrag) of €801 (€1,602 for married couples filing jointly). The deduction of income related expenses actually incurred is not allowed.

If the Class A shares are not held with a Disbursing Agent, the German tax resident individual is obliged to include the dividends paid on the Class A shares in its annual tax return (i.e., the ordinary assessment procedure is mandatory). Also, the dividend income will effectively be subject to the flat income tax rate of 25% plus a solidarity surcharge of 5.5% thereon (or, if applicable, the lower individual tax rate).

Class A shares held as business assets. When Class A shares are held as part of a shareholder’s business assets (including Class A shares attributable to a permanent establishment in Germany of a shareholder subject to limited tax liability), taxation of the dividends depends upon whether the shareholder is a corporation, sole proprietor or partnership. Irrespective of the shareholder’s legal form, dividends paid on the Class A shares are, however, not subject to German withholding tax.

Corporations. If the shareholder is a corporation domiciled in Germany, 95% of the dividend income is generally exempt from corporate income tax. Business expenses actually incurred that have a direct economic connection to the dividends are (subject to the general limitations on debt financing)

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deductible when determining the shareholder’s corporate income tax liability and, within certain limits, the trade tax liability. If the Class A shares are attributable to a permanent establishment maintained in Germany by the corporation, generally the full amount of the dividend income is subject to trade tax.

Sole proprietors. If a sole proprietor holds the Class A shares as business assets, 60% of the dividend income is subject to the progressive personal income tax, plus a 5.5% solidarity surcharge thereon. Sixty percent of any business expenses actually incurred that have an economic connection to the dividends can be deducted (subject to the general limitations on debt financing) from the income tax liability. If the Class A shares form part of the business assets of a permanent establishment maintained in Germany for a commercial enterprise the shareholder owns, generally the full amount of the dividend income (less business expenses with an economic connection to the dividend income) is subject to trade tax. The trade tax is generally credited as a lump sum against the shareholder’s personal income tax liability.

Partnerships. Generally, partnerships are considered transparent for purposes of determining personal and corporate income tax liability. Thus, the (corporate) income tax is not assessed at the level of the partnership, but rather at the level of the individual shareholder, and is undertaken, therefore, in accordance with the tax principles described above (see above “—Corporations” and “—Sole proprietors”). Trade tax, by contrast, is assessed at the level of the partnership, with consideration given to the trade tax rules applicable to the respective shareholders (see above “—Corporations” and “—Sole proprietors”).

Taxation of Capital Gains

Unless otherwise noted in this section, the statements made above under “—Taxation of Dividends” apply accordingly to the taxation of capital gains.

Shares held as private assets. Withholding tax is deducted from capital gains only in cases where the Class A shares are held in custody or administered by a Disbursing Agent. To the extent the Class A shares are held in a custody account outside of Germany when sold, the ordinary assessment procedure for income tax purposes is mandatory. Gains on the sale of Class A shares are generally taxed as investment income and as such are subject to income tax at a uniform rate of 25% (plus 5.5% solidarity surcharge thereon). It is likely that capital losses resulting from the disposal of the Class A shares can only be deducted from capital gains on the disposal of shares. If the individual selling the Class A shares directly or indirectly held at least 1% of the company’s capital at any time during the five years preceding the sale, only 60% of the gains from the sale of the Class A shares is taxable at the individual’s personal income tax rate plus a 5.5% solidarity surcharge thereon. Correspondingly, 60% of capital losses on the sale of the Class A shares and of expenses economically connected to the sale is generally deductible.

Class A Shares held as business assets. No tax is withheld on capital gains that qualify as business income of a corporation, association or estate subject to unlimited tax liability in Germany or of a German establishment of a shareholder subject to limited or unlimited tax liability in Germany.

Corporations. Generally, capital gains earned on the sale of Class A shares by corporations are 95% exempt from corporate income tax and trade tax, irrespective of the stake represented by the Class A shares. Business expenses actually incurred that have a direct economic connection to the Class A shares sold are deductible (subject to the general limitations on debt financing) when determining the shareholder’s corporate income tax liability and, within certain limits, the trade tax liability. Losses from the sale of Class A shares are not deductible for corporate income tax or trade tax purposes.

Sole proprietors. Sixty-percent of the capital gains on the sale of Class A shares is subject to income tax and trade tax irrespective of the stake represented by the Class A shares. Correspondingly,

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60% of capital losses on the sale of the Class A shares is deductible for income and trade tax purposes. Shareholders can deduct 60% of the actually incurred business expenses with an economic connection to the capital gains (subject to the general limitations on debt financing) when determining their income tax liability and, within certain limits, their trade tax liability.

Partnerships. Personal income tax or corporate income tax on gains from the sale of the Class A shares is assessed at the level of each partner rather than at the level of the partnership and is undertaken, therefore, in accordance with the tax principles described above (see above “—Corporations” and “—Sole proprietors”). Trade tax, by contrast, is assessed at the level of the partnership, with consideration given to the trade tax rules applicable to the respective shareholders (see above “—Corporations” and “—Sole proprietors”).

Credit of Foreign Taxes

Persons who are residents in Germany may be subject to certain U.S. taxes (e.g., withholding taxes) as a result of an investment in Class A shares. Such taxes may be, subject to certain requirements and limitations, creditable against the German (corporate) income tax liability.

Other Taxes

No German transfer tax, value-added tax, stamp duty or similar taxes are assessed on the purchase, sale or other transfer of the Class A shares. Provided that certain requirements are met, business owners may, however, opt for the payment of value-added tax on transactions that are otherwise tax-exempt. No net wealth tax is currently imposed in Germany.

Material Hong Kong Tax Considerations

The following summary describes the material Hong Kong tax considerations relating to an investment in Class A shares by holders resident in Hong Kong. This summary does not purport to be a comprehensive discussion of all Hong Kong tax considerations that may be relevant to a holder resident in Hong Kong. In particular, this discussion does not consider any specific facts or circumstances that may apply to a particular investor. This summary is based on Hong Kong laws and regulations currently in force and as applied on the date of this prospectus, which are subject to change, possibly with retroactive effect. Prospective holders of Class A shares should consult their own tax advisors to determine the tax consequences to them of acquiring, holding and disposing of Class A shares.

Profits Tax on Our Profits, Distributions, or Disposition of Interest

No Profits Tax is imposed under Hong Kong law in respect of income generated from holding or disposing of Class A shares, unless all of the following factors are present: (i) the taxpayer carries on a trade, profession or business in Hong Kong; (ii) such income is attributable to that trade, profession or business; (iii) such income is derived from or arises in Hong Kong; and (iv) in the case of dispositions, Class A shares were not a capital asset of that trade, profession or business.

If the above factors are present for a given holder, taxable gains would be subject to Hong Kong Profits Tax, which is currently imposed on companies at a rate of 16.5% and on other persons at a rate of 15%.

Gains from sales of trading stock would be considered to be derived from or arising in Hong Kong if the relevant purchase or sales contracts are negotiated and concluded in Hong Kong. However, as Class A shares are traded on the NYSE, such gains would generally be considered as sourced outside Hong Kong and hence not subject to Hong Kong Profits Tax.

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Tax Treaties

Except for a treaty on the avoidance of double taxation on shipping profits, Hong Kong is not party to any income tax treaty with the United States. The discussion above in “—Material U.S. Federal Tax Considerations” regarding the possibility of reduced rates of U.S. taxation due to a tax treaty with the United States is not relevant for Hong Kong residents.

Stamp Duty

A sale or purchase of Class A shares would be subject to Hong Kong Stamp Duty if a share register for such shares is maintained in Hong Kong. Because Class A shares will not have a share register maintained in Hong Kong, their transfer should not be subject to Hong Kong Stamp Duty.

Material Luxembourg Tax Considerations

The following summary describes the material Luxembourg tax considerations relating to an investment in Class A shares by holders residing in the Grand Duchy of Luxembourg. This summary does not purport to be a comprehensive discussion of all Luxembourg tax considerations that may be relevant to a holder resident in Luxembourg. In particular, this discussion does not consider any specific facts or circumstances that may apply to a particular investor. This summary is based on Luxembourg laws and regulations currently in force, as well as the treaty for avoidance of double taxation concluded between the United States of America and the Grand Duchy of Luxembourg on April 3, 1996, and as applied on the date of this prospectus, which are subject to change, possibly with retroactive effect. Prospective holders of Class A shares should consult their own tax advisors to determine the tax consequences to them of acquiring, holding and disposing of Class A shares.

Holders resident in Luxembourg must, for income tax purposes, include in their annual taxable income any income (dividends, capital gains, liquidation proceeds in excess of their cost base) received or accrued on their Class A shares. Luxembourg holders will not be subject to any Luxembourg income tax on the repayment of principal.

Status of the LLC

For the purpose of the material Luxembourg tax consequences described herein, it is assumed that Apollo Global Management, LLC will be considered to be a corporation under Luxembourg law under a substance over form approach. To qualify as a corporation under this approach, Apollo must be considered as taxed at a corporate tax rate corresponding to the Luxembourg corporate tax rate. Even if Apollo is not taxable itself in the United States, it could be considered to be a corporation if the taxes paid on the income it receives at the level of APO Asset Co., LLC and APO Corp. are comparable to the Luxembourg income tax in principle and in level. As long as the income from APO Asset Co., LLC does not exceed 2/3 of the total income received (assuming that the 1/3 of the income received from APO Corp. is taxed in the United States at a 35% rate), Apollo should under that approach be considered as corresponding to the Luxembourg income tax.

Alternatively, under a literal and more formalistic approach one would disregard the taxation at the lower level of the income flows received by Apollo and only consider its tax exempt status under U.S. tax laws. In addition, based on Luxembourg case law, foreign entities are classified as corporations or partnerships according to their legal status, regardless of the tax treatment in the country where they are established. Apollo will be considered to be a corporation provided that it has similar legal and economic characteristics to those of Luxembourg corporations. In that case, Apollo would fail to qualify as a corporation subject to taxation in the United States in a manner comparable to the Luxembourg corporations. Consequently, none of the provisions of the Luxembourg tax laws aiming at alleviating the economical double taxation would apply, subjecting all of the income derived from Apollo being fully taxable at the marginal tax rate of the Luxembourg investor. The below only analyzes the applicable tax treatment under the more favorable substance over form approach. Investors should carefully consider together with their counsel whether the substance over form approach might be applicable to them before making any investment decision.

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Taxation of Individual Luxembourg Holders

The below comments apply only in the case Apollo is treated as a corporation under Luxembourg tax law. In case Apollo would be treated as a tax transparent partnership, none of the below comments apply as the individual would be fully taxable on the profits realized by the partnership (even if not distributed).

Dividends. Dividend distributions received by a Luxembourg resident individual holder of Class A shares would be taxed at a progressive rate corresponding to the yearly income of such individual, with a maximum of 38% with a surcharge of 2.5% for employment fund. However, individual shareholders would benefit from an exemption of 50% of the amounts received if Apollo meets the exemption criteria necessary to be considered as taxed at a corporate tax rate corresponding to the Luxembourg corporate tax rate.

Any withholding tax levied by U.S. tax authorities will be creditable up to a maximum of 15% against the Luxembourg income tax due on all the U.S. taxable income received. No second tier or lower tier tax credit is available.

Capital Gains. If Class A shares are sold by a Luxembourg individual within six months after the shares’ acquisition, any gain realized upon the sale would be subject to tax at the rate corresponding to the yearly income of such individual.

If Class A shares are sold more than six months after the shares’ acquisition, the gain would be tax exempt if the individual, alone or with his spouse or partner and his minor children, has held at any time within the 5 years preceding the sale, a participation not exceeding 10% of the capital of Apollo. If the individual owns a participation in excess of 10% of the capital of Apollo, then the gain would be subject to tax at half of the normal tax rate corresponding to the yearly income of such individual. The first EUR 50,000 of long-term taxable gains (EUR 100,000 for spouses or partners taxed jointly) realized in a 11-year period are tax exempt.

Net Wealth Tax. Individuals are no longer subject to net wealth tax since January 2006.

Taxation of Luxembourg Entities

A Luxembourg resident holder subject to (i) the law of July 31, 1929 on pure holding companies or (ii) the law of December 20, 2002 on investment funds (fonds d’investissement) or (iii) the law of February 13, 2007 on specialised investment funds (fonds d’investissement spécialisés) or (iv) the law of May 11, 2007 on family estate holding companies (sociétés de gestion de patrimoine familial) would not be subject to any Luxembourg income tax in respect of income received or accrued on Class A shares or on gains realised on the sale or disposal of Class A shares.

Other Luxembourg tax resident entities will be subject to the following treatment:

Dividends. Dividends received by a Luxembourg entity could (i) be fully taxable at the global corporate tax rate (i.e., 28.59% for entities residing in Luxembourg City), (ii) be exempt from tax if the recipient entity holds or undertakes to hold a participation of at least 10% or of an acquisition price of at least €1.2 million for an uninterrupted period of at least 12 months in an entity that is taxed at an income tax corresponding to the Luxembourg corporation tax (a “Qualifying Participation”) or (iii) benefit from a specific exemption under a treaty for the avoidance of double taxation.

Dividends received in respect of Class A shares should be tax exempt if (i) Apollo is considered as taxed at a rate corresponding to the Luxembourg corporate tax, (ii) the participation held is at least 10% and (iii) the shares have been held for an uninterrupted period of at least 12 months.

Any withholding tax levied by U.S. tax authorities will be creditable against the Luxembourg corporate tax due on all the U.S. taxable income received. No second tier or lower tier tax credit is available.

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Capital Gains. Any gain realized by a Luxembourg resident entity on the sale of Class A shares should be taxed at the global corporate tax rate (i.e., 28.59% for entities residing in Luxembourg City). Gains realized on the sale of a Qualifying Participation should be tax exempt, but in this case the minimum acquisition price threshold would be €6 million.

Net Wealth Tax. Luxembourg companies are subject to the annual net wealth tax (the “NWT”), which is assessed at the rate of 0.5% on the fair market value of a company’s net assets as of January 1st of each year.

However, a Luxembourg entity would be exempt from NWT on Class A shares under the conditions of the Qualifying Participation (without regard to the 12 month holding period).

Material Mexican Tax Considerations

The following summary describes the material Mexican tax considerations relating to an investment in Class A shares by holders resident in Mexico. This summary does not purport to be a comprehensive discussion of all Mexican tax considerations that may be relevant to a holder resident in Mexico. In particular, this discussion does not consider any specific facts or circumstances that may apply to a particular investor. This summary is based on Mexican laws currently in force and as applied on the date of this prospectus, which are subject to change, possibly with retroactive effect. Prospective holders of Class A shares should consult their own tax advisors to determine the tax consequences to them of acquiring, holding and disposing of Class A shares.

For the purpose of the material Mexican tax consequences described herein, it is assumed that Mexican taxpayers are (i) individuals with their dwelling located within Mexican territory or, if they have another dwelling located abroad, individuals whose “center of vital interests” is located within Mexico and (ii) entities with the principal administration of their business or effective place of management located within Mexican territory.

The material Mexican tax consequences of an investment in Class A shares described herein would not be different by virtue of being held through a nominee or deposited or kept by a third party (i.e., DTC).

Acquisition of Class A Shares

General Tax Regime. Under the Mexican Income Tax Law (“MITL”), an individual taxpayer is liable for tax when acquiring shares for a purchase price that is 10% or more below market value.

In the above-mentioned case, the taxable gain is the difference between market value and purchase price.

Entities that purchase shares must consider the effective purchase price as part of the shares’ tax basis when they determine future capital gains on the disposal of the shares.

Equity interests are treated as shares for all income tax purposes.

Income from transfers of shares or equity is exempted under the Business Flat Rate Tax Law effective as of January 1st 2008. The Business Flat Rate Tax is a complementary tax of the Income Tax.

Investment in Preferential Tax Regimes. Income considered to be obtained from a preferential tax regime is deemed to be received when it is accrued even if it is not already distributed to the Mexican taxpayer as dividends or profits. For such purposes, income is considered to be obtained in proportion to the average per diem direct or indirect participation owned by the Mexican taxpayer.

Investments in preferential tax regimes must be reported annually. Delay in filing the report for more than three months is a criminal offense. Income from such investments may not be commingled with any other income.

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Under the MITL, income from entities or structures that are transparent for tax purposes is considered as originated in a preferential tax regime.

An entity or structure is considered to be transparent for tax purposes if it is not considered as an income tax taxpayer in the jurisdiction in which it was incorporated or where it has its principal administration or effective place of management, and the income generated by it is attributable (for income tax purposes) to its members, partners or beneficiaries.

According to the administrative rules in effect as of January 1st 2008, income from transparent entities or structures shall not be considered as income from preferential tax regimes if the taxpayer’s participation in the transparent entity or structure is insufficient to give such taxpayer effective control (directly or through a nominee) over distributions of income or the administration of such entity or structure. This is also applicable to investments made through transparent entities or structures.

Administrative rules may be amended or eliminated by the authorities at any time.

For such case the administrative rules provide that income is accruable when the transparent structure or entity distributes it to the taxpayer.

If Apollo Global Management, LLC is treated as a partnership for U.S. Federal income tax purposes, an investment in Class A shares would be subject to the provisions for income derived from preferential tax regimes unless acquiror demonstrates that it does not hold effective control on Apollo Global Management, LLC or its administration.

The MITL assumes that a Mexican taxpayer has effective control over an investment in a preferential tax regime, so such taxpayer must provide evidence of its ownership percentage in the entity or structure and such taxpayer’s lack of such control.

According to the rule, if such lack of control is proved, the taxpayer shall not be obligated to file the annual preferential tax regime’s report for such investment.

Dividends and Capital Redemptions

General Regime

Taxation of Mexican Entities. Dividends paid by a foreign entity to a taxpayer entity are taxable and are accrued for income tax purposes to determine monthly provisional payments and the annual tax. The taxpayer is entitled to credit the provisional tax payments paid during the tax year against the annual tax.

Income realized by a taxpayer in relation to the capital reduction or liquidation of a foreign entity in which the taxpayer is a partner or shareholder must be accrued as a capital gain. The taxable gain is determined by subtracting the acquisition cost of the shares from the proceeds derived from the capital reduction.

Taxation of Mexican Individuals. Dividends paid by a foreign entity to an individual taxpayer are taxable. If the taxpayer receives dividends regularly, such taxpayer must file monthly tax returns and pay the applicable tax at a progressive rate up to a maximum of 30%.

For income realized by an individual taxpayer in relation to a capital reduction or liquidation of an entity, taxable gain is the amount redeemed per share less the updated acquisition cost per share.

A taxpayer is entitled to a credit against annual income tax for monthly provisional payments made by such taxpayer in such tax year.

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Income from Preferential Tax Regimes. There is no tax payable at the time of a dividend in relation to an investment in a preferential tax regime, including through transparent entities or structures, since the applicable tax was already paid at the time of accrual.

For any income realized in relation to the liquidation or capital reduction of an entity, trust, joint venture, investment fund or any similar structure incorporated or formed under foreign law, a taxpayer must determine taxable income by applying the capital reductions rules for Mexican entities. Such taxpayer must maintain a capital contributions account that is increased by capital contributions and net premiums for capital subscriptions and decreased by capital reductions reimbursed to such taxpayer. Specific rules govern the extent to which capital reductions are treated as distributions of profit.

Tax Credit on Dividends and Capital Reductions Paid from Abroad. Mexican resident individuals and entities are entitled to credit foreign income tax paid in relation to income realized from a source located abroad against the Mexican income tax, provided that such income is taxable under the MITL.

Additionally, corporate tax paid abroad by a non-resident entity paying dividends or profits directly or indirectly to a Mexican taxpayer entity may be credited in proportion to the Mexican taxpayer’s ownership, subject to certain ownership thresholds and other rules. In such case, the Mexican taxpayer must consider as tax base the dividend or profit received and the income tax paid abroad related to that dividend or profit.

Credits claimed by a Mexican taxpayer are subject to certain limitations and other rules.

Transfer of Shares

Capital Gains for Entities. Gain derived from the transfer of shares is included in the determination of provisional payments and annual income tax. Gain is calculated by subtracting the average price paid for the shares by the transferor (tax basis) from the purchase price paid by the acquiror. The general corporate rate (30%) is applicable to such gain.

The average price paid for shares issued by a non-resident entity is the proven price paid less any reimbursement derived from capital reductions.

For a transfer of shares issued by an entity subject to the preferential tax regimes’ regulations, gain may be determined according to the rules applicable to a transfer of shares issued by a Mexican entity. These rules require specific calculations and vary depending on the period in which the Mexican company owned the shares.

Deduction of losses incurred in the transfer of stock is limited by the MITL, and some formal requirements must be met in order to take the corresponding deduction.

Capital Gains for Individuals. Individuals must make a provisional payment of 20% of the consideration received for the shares.

If shares are transferred to another Mexican taxpayer, the acquiror must withhold the tax and pay it to the Mexican tax authorities. If the shares are transferred to a non-Mexican, the Mexican transferor must pay the tax directly.

The tax payment may be reduced by complying with certain requirements and filing an auditor’s report in connection with the calculation of the tax. This releases the acquiror from the withholding obligation.

Individuals transferring shares governed by the provisions of preferential tax regimes may determine the corresponding capital gain by applying the tax basis rules for shares issued by Mexican companies.

Exemptions. Income realized by Mexican individuals in relation to the transfer of stock issued by a foreign entity listed in a Mexican stock house authorized under the Mexican Law of Securities Markets is exempt as long

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as holders or group of interest does not own directly or indirectly 10% or more of the shares of the entity. In case of equity derivatives referred to shares listed in a Mexican Stock house authorized under the Mexican Law of Securities Market, an exemption applies to income realized by individuals provided certain requirements are satisfied.

Tax Credit on Transfer of Shares. The use of credits by a Mexican entity or individual in connection with income tax paid abroad is subject to certain limitations and other rules.

Material Singapore Tax Considerations

The following summary describes the material Singapore tax considerations relating to an investment in Class A shares by persons resident in Singapore. This summary is based on the tax laws of Singapore as currently applied by the Singapore courts and on published practice of the Inland Revenue Authority of Singapore (“IRAS”) as of the date of this prospectus. This summary does not purport to be a complete discussion of all Singapore tax considerations that may be relevant to holders of Class A shares. In particular, this discussion does not consider any specific facts or circumstances that may apply to a particular investor.

Prospective holders who are resident or may otherwise be subject to tax in Singapore should consult their own tax advisors with regard to the Singapore income tax consequences to them of acquiring, holding and disposing of Class A shares, as well as eligibility for any reduced withholding benefits.

Income Tax

In General. Singapore imposes income tax on income accruing in or derived from Singapore (“sourced in Singapore”) and income received in Singapore from outside Singapore (“remitted to Singapore”).

Foreign sourced income is considered received or deemed received in Singapore whether or not the source from which the income is derived has ceased if it is: (i) remitted to, transmitted to or brought into Singapore; (ii) applied in or towards satisfaction of any debt incurred in respect of a trade or business carried on in Singapore; or (iii) applied to the purchase of any movable property which is brought into Singapore.

Foreign-sourced income not remitted to Singapore is generally not subject to Singapore income tax.

Foreign-sourced income received by an individual resident in Singapore is tax exempt (unless such income is received through a partnership registered in Singapore). Foreign-sourced dividend income, branch profits and service income received by a person (other than an individual) resident in Singapore may be tax exempt subject to satisfaction of certain conditions.

An individual is considered resident in Singapore in any year if he resides in Singapore (except for such temporary absences therefrom as may be reasonable and not inconsistent with a claim by such person to be resident in Singapore) or if he is physically present or is employed (other than as a director of a company) in Singapore for 183 days or more in the particular year. A company or body of persons is considered resident in Singapore in any year if the control and management of its business is exercised in Singapore.

The current corporate tax rate in Singapore is 17%. Singapore resident individuals are subject to tax based on progressive rates, currently ranging from 0% to 20%.

Taxation of Holders of Class A Shares

There is no regime in Singapore that provides for a limited liability company to be taxed as a partnership.

Where a limited liability company established in the United States (“LLC”) (which is not resident in Singapore and neither carries on any business operations or activities nor has any office or any form of

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permanent establishment in Singapore) qualifies to be taxed as a partnership for U.S. Federal income tax purposes, the IRAS presently does not have any published or official position as to whether distributions made by such LLC would be treated for Singapore income tax purposes either as dividend income arising from the holding of shares in such LLC or as partnership distributions. Accordingly, both characterizations are set forth below.

Tax Treatment of Foreign-sourced Dividend Income Received by any Singapore-resident Person

If distributions by us are deemed to be foreign-sourced dividend income, then such income would generally not be subject to Singapore income tax if not remitted to or received in Singapore.

Foreign-sourced dividend income remitted to or received by an individual resident in Singapore is tax exempt (unless such income is remitted or received through a partnership registered in Singapore).

Foreign-sourced dividend income remitted to or received by a person (other than an individual) resident in Singapore is prima facie entitled to tax exemption if such dividend is subject to tax in the jurisdiction from which the dividend is paid and the highest corporate tax rate of such jurisdiction at the time of remittance is at least 15%.

Tax Treatment of Distributions from Foreign Partnership Sourced Outside Singapore

If distributions by us are deemed to be distributions paid by a foreign partnership the following would apply:

As a general rule, a partnership is not a taxable legal entity and partnership income is allocated to each partner in accordance with the partner’s respective interest in the partnership and taxed solely at the hands of the respective partner level.

Whether any portion of a partner’s allocated partnership income is subject to tax in Singapore depends on (i) the source of such income (i.e., whether the income is sourced in Singapore or foreign-sourced), (ii) the character of such income (i.e., whether the income consists of dividends, interest, trading income, etc.) and (iii) the form of legal entity of the partner (i.e., whether it is a corporation, an individual or any other form of legal entity).

Partnership distributions consisting of foreign-sourced income are not subject to Singapore income tax if not remitted to or received in Singapore.

In the case of an individual partner resident in Singapore, all partnership distributions consisting of foreign-sourced income are tax exempt even if remitted to or received in Singapore by such individual (provided that such foreign-sourced income is not remitted or received through a partnership registered in Singapore).

In the case of a partner (other than an individual) resident in Singapore, partnership distributions consisting of, inter alia, foreign-sourced interest income and trading income/sale proceeds are potentially subject to Singapore income tax if remitted to or received in Singapore, whereas partnership distributions consisting of foreign-sourced dividend income are prima facie entitled to tax exemption if such dividend is subject to tax in the jurisdiction from which the dividend is paid and the highest corporate tax rate of such jurisdiction at the time of remittance is at least 15%.

The tax treatment of foreign partnership distributions is currently under review by the IRAS and the tax treatment set forth above may change.

Tax Credit

Singapore does not have a comprehensive double tax treaty with the United States. However, Singapore domestic income tax legislation provides for unilateral tax credits to be given to Singapore residents in respect of

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remittances of offshore income derived from prescribed foreign countries with which Singapore does not have a double tax treaty (“non-treaty country”). The United States is such a non-treaty country. Where Singapore tax is payable on the remittance of any type of income, including dividends, the resident taxpayer may be entitled to claim unilateral tax credits subject to the fulfillment of certain conditions. The amount of tax credit given is restricted to the tax charged on the same income in Singapore or the actual foreign tax paid, whichever is less. Any excess credit will be disregarded and can not be set off against Singapore tax payable on other income or carried forward for future set-off.

If a resident taxpayer holds at least 25% of the total number of issued shares of the foreign dividend paying company, the tax credit shall take into account any foreign tax paid by such company in such foreign jurisdiction in which the company is resident in respect of its income out of which the dividend is paid.

Unilateral tax credit is not available to any non-resident person.

Taxation on Disposal of Class A Shares

Singapore does not impose capital gains tax. Hence, gains arising from disposal of assets that are held as capital assets for long term investment purposes will not be subject to Singapore income tax.

However, gains derived from the disposal of the Class A shares may be regarded as income and subject to Singapore income tax if they arise from or are otherwise connected with the activities of a trade or business carried on in Singapore. Such gains may also be considered income and subject to Singapore income tax even if they do not arise from an activity in the ordinary course of trade or business or an ordinary incident of some other business activity if the holders of such Class A shares have the intention or purpose to make a profit at the time of acquisition and the Class A shares are not intended to be held as long term capital investments.

Foreign sourced gains derived from the disposal of shares and which are revenue in nature, may also be subject to Singapore income tax if they are remitted or deemed remitted to Singapore by persons (other than an individual) in Singapore.

Stamp Duty

Singapore stamp duty is not payable on the subscription of the Class A shares by any holder resident in Singapore.

If a register of the Class A shares is kept in Singapore and an instrument of transfer is executed in respect of such shares, stamp duty may be payable on such instrument at the rate of 0.2%, based on the higher of the consideration or market value of the shares.

Goods and Services Tax (“GST”)

The subscription of shares by and the sale of shares to Singapore investors are not subject to GST in Singapore.

Material Spanish Tax Considerations

The following summary describes the material Spanish tax considerations relating to an investment in Class A shares by holders resident in Spain. This summary does not purport to be a comprehensive discussion of all Spanish tax considerations that may be relevant to a holder resident in Spain. In particular, this discussion does not consider any specific facts or circumstances that may apply to a particular investor. This summary is based on Spanish laws and regulations currently in force and as applied on the date of this prospectus, which are subject to change, possibly with retroactive effect. Prospective Spanish holders of Class A shares should consult their own tax advisors to determine the tax consequences to them of acquiring, holding and disposing of Class A shares.

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For the purpose of the material Spanish tax consequences described herein, it is assumed that a prospective holder of Class A shares will hold, either directly or indirectly, less than 5% of the share capital in Apollo, and that such holder is not subject to any special tax regime in relation to Class A shares, such as the Spanish Holding Companies (Entidades de Tenencia de Valores Extranjeros) regime. Also, in the case of Spanish corporate holders (“Corporate Holders”), it is assumed that the financial year of Corporate Holders has started after 31 December 2009.

Income Tax

The Spanish income tax treatment applicable to Spanish resident holders of Class A shares depends upon Apollo’s characterization for Spanish tax purposes. In this respect, Apollo could be characterized legally as either (i) a corporation or (ii) a foreign entity with a similar or analogous nature to that of a Spanish pass-through entity (Entidad en Regimen de Atribución de Rentas).

In the following paragraphs, both of the above mentioned possible characterizations of Apollo will be considered because Apollo’s tax characterization for Spanish tax purposes is unclear. This lack of clarity is caused by the absence of (i) specific provisions of law regarding the legal characteristics that a foreign entity must have to be characterized as a pass-through entity for Spanish tax purposes; (ii) interpretations by the tax administration as to whether the nature of a U.S. limited liability company is similar, in all circumstances, to that of a pass-through for Spanish tax purposes; and (iii) clear guidance as to whether the tax treatment in a foreign entity’s state of incorporation would prevail over its legal classification under Spanish law the entity for Spanish tax purposes.

Characterization of Apollo as a Corporation—Dividend Taxation. If Class A shares are characterized as shares in a corporation for Spanish tax purposes, profits distributed on Class A shares received by Spanish tax residents would be subject to the following regime:

•

Dividends paid by us to Corporate Holders and duly recognized for accounting purposes in the P&L account will form part of the aggregate taxable income of such holders, subject to corporate income tax (“CIT”) currently at a 30% rate.

•

If dividends paid by us to Corporate Holders are subject to U.S. withholding tax, such Corporate Holders would be allowed to deduct from their annual CIT liability the lower of (i) the actual amount paid at source due to a tax of identical or analogous nature to CIT or to Spanish Non–Resident Income Tax (“NRIT”) (i.e., withholding tax), which shall not exceed the maximum amount allowed to be taxed in the United States under the U.S.-Spain Double Tax Treaty (the “U.S.-Spain Treaty”) or (ii) the amount of tax which would have been payable had such income been realized in Spain.

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If the dividends are paid through a Spanish paying agent, such agent must withhold from such dividend payments an 19% withholding tax as prepayment of the Spanish Corporate Holder’s final CIT liability.

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Dividends paid by a non-resident company, such as Apollo, to Spanish tax resident individuals holding Class A shares (“Individual Holders”) would be subject to Individual Income Tax (“IIT”) at a rate of 19% (in respect of the first €6,000 of any income received by the Individual Holder) and of 21% (in respect of the income exceeding such €6,000). The first € 1,500 of any dividends received annually may be exempt under certain circumstances.

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If dividends paid by us to Individual Holders are subject to U.S. withholding tax, such Individual Holder would be allowed to deduct from his or her annual IIT liability the lower of (i) the actual amount paid at source due to a tax of identical or analogous nature to IIT or to NRIT (i.e., withholding tax), which shall not exceed the maximum amount allowed to be taxed in the United States under the U.S.-Spain Treaty; or (ii) the result of applying the Spanish effective average tax rate to the portion of the net tax base taxed abroad.

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•

If the dividends are paid through a Spanish paying agent, such agent must withhold from such dividend payments an 19% withholding tax as prepayment of the Spanish Individual Holder’s final IIT liability.

Characterization of Apollo as a Corporation—Capital Gain Taxation. If Class A shares are characterized as shares in a corporation for Spanish tax purposes, capital gains derived from Class A shares would be subject to the following regime:

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Capital gains realized by a Corporate Holder upon holding or disposing of Class A shares will be regarded as taxable income on an accrual basis based on the income recognized in its P&L account adjusted in accordance with the rules contained in the CIT Law and, therefore, subject to CIT and taxed at the ordinary CIT 30% rate.

•

If the capital gains are subject to U.S. withholding tax, the Corporate Holder would be allowed to deduct from its annual CIT liability the lower of (i) the actual amount paid at source due to a tax of identical or analogous nature to CIT or to NRIT (i.e., withholding tax), which shall not exceed the maximum amount allowed to be taxed in the United States under the U.S.-Spain Treaty or (ii) the amount of tax which would have been payable had such income had been realized in Spain.

•

Capital losses incurred by the Corporate Holder in relation to Class A shares based on the loss recognized in its P&L account adjusted in accordance with the rules contained in the CIT Law would be deductible for CIT purposes.

•	Disposal of Class A shares by an Individual Holder may give rise to a taxable capital gain or a tax deductible capital loss to be included in such Individual Holder’s IIT taxable income.

•	Such gain or loss shall be calculated by reference to the difference between the transfer value of Class A shares, as established under IIT Law, and their acquisition value.

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Capital gains obtained by an Individual Holder upon disposal of Class A shares will be taxed at a rate of 19% (in respect of the first €6,000 of any income received by the Individual Holder) and of 21% (in respect of the income exceeding such €6,000).

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Capital losses may be offset against capital gains arising in the same taxable year. Outstanding capital losses can be carried forward and offset against capital gains arising in the same part of the taxable income base during the following four years.

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If the capital gains are subject to U.S. withholding tax, the Individual Holder would be allowed to deduct from its IIT liability the lower of (i) the actual amount paid at source due to a tax of identical or analogous nature to IIT or to NRIT (i.e., withholding tax), which shall not exceed the maximum amount allowed to be taxed in the United States under the U.S.-Spain Treaty or (ii) the result of applying the Spanish effective average tax rate to the portion of the net tax base taxed abroad.

Characterization of Apollo as a Foreign Pass-Through Entity (Entidad en Regimen de Atribución de Rentas). If Apollo is characterized as a foreign pass-trough entity for Spanish tax purposes, Spanish holders of Class A shares would be treated as follows:

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Any items of income or capital gains realized by Apollo would be allocated to Spanish holders of Class A shares in proportion to such holders’ interests in Apollo, even if such holders have not received any distributions. Therefore, the amount of the taxable income of Spanish holders of Class A shares may exceed the cash distributions. In particular (i) cash distributions made by Apollo would not be taxable to Spanish holders of Class A shares; and (ii) in the case of Corporate Holders, amounts which may be recognized in the P&L account as a result of a change in value of the Class A shares should not be included in the CIT taxable income; in both cases, to the extent that such amounts (the cash distributions or the changes in value, respectively) correspond to allocated income.

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•

The characterization of the items of income and capital gains realized by Apollo would be maintained upon allocation to Spanish holders of Class A shares. Determination of the taxable income to be allocated to Spanish holders of Class A shares would generally be made according to the IIT rules, regardless of whether such holders are individuals or corporations.

•

The tax rate applicable to income and capital gain allocated to Corporate Holders would be 30%, while the tax rate applicable to income allocated to Individual Holders would depend on the nature of the income allocated. If the income allocated to Individual Holders qualifies as dividend, interest or capital gain income, the applicable tax rate would be 19% (in respect of the first €6,000 of any income received by the Individual Holder) and of 21% (in respect of the income exceeding such €6,000).

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If the income or capital gain allocated to Spanish holders of Class A shares is subject to withholding tax outside of Spain, such holders would be allowed to deduct this withholding tax from their Spanish income tax liability, subject to the terms and restrictions set forth in the above paragraphs regarding Corporate Holders and Individual Holders.

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Disposal of Class A shares by Spanish holders may give rise to taxable capital gain or tax-deductible capital loss to be included in such holders’ taxable income, in accordance with the rules established under CIT Law (in the case of Corporate Holders) or under IIT Law (in the case of Individual Holders).

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In the case of Corporate Holders, we believe that the capital gains should be calculated by reference to the difference between the transfer value and the acquisition value of Class A shares, and that for these purposes the acquisition value of transferred Class A shares should be increased by the amount of the previous undistributed income allocations during the transferring holder’s holding period that are allocable to such transferred Class A shares, although this is an unclear issue which is not expressly stated in the law. Capital gains realized by Corporate Holders would be taxed at a flat rate of 30%. Capital losses would be deductible in accordance with the rules established under CIT Law.

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In the case of Individual Holders, such gain or loss would be calculated by reference to the difference between the transfer value and the acquisition value of Class A shares. For these purposes, we also believe that the acquisition value of transferred Class A shares should be increased by the amount of the previous undistributed income allocations during the transferring holder’s holding period that are allocable to such transferred Class A shares, although this is not expressly stated in the law. Capital gains realized by Individual Holders would be taxed at a rate of 19% (in respect of the first €6,000 of any income received by the Individual Holder) and of 21% (in respect of the income exceeding such €6,000). Capital losses would be deductible in accordance with the rules established under IIT Law.

•

If the capital gain realized upon the disposal of Class A shares is subject to withholding tax outside of Spain, Spanish holders would be allowed to deduct this withholding tax from their Spanish income tax liability, subject to the terms and restrictions set forth in the above paragraphs regarding Corporate Holders and Individual Holders.

Prospective holders of Class A shares should be aware of the risk that, for Spanish tax purposes, the Spanish tax authorities could disregard Apollo and any of the companies, partnerships or entities in which Apollo owns an interest, and could try to allocate to Spanish holders of Class A shares any income or capital gain obtained by such a lower-tier entity before such entity makes distributions to Apollo if (i) the lower-tier entity is characterized as a foreign pass-through entity for Spanish tax purposes and (ii) the interest in the lower-tier entity is held by Apollo directly or through another lower-tier entity which is also deemed a foreign pass-through entity for Spanish tax purposes.

Transfer Tax, Stamp Duty and Capital Duty

Transfers of Class A shares will be exempt from any Spanish Transfer Tax or Value Added Tax. Additionally, no Stamp Duty will be levied on such transfers.

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Material Swiss Tax Considerations

The following summary describes the material Swiss tax considerations relating to an investment in Class A shares by holders resident in Switzerland. This summary does not purport to be a comprehensive discussion of all Swiss tax considerations that may be relevant to a holder resident in Switzerland. In particular, this discussion does not consider any specific facts or circumstances that may apply to a particular investor. This summary is based on Swiss laws and regulations currently in force and as applied on the date of this prospectus, which are subject to change, possibly with retroactive effect. Prospective holders of Class A shares should consult their own tax advisors to determine the tax consequences to them of acquiring, holding and disposing of the Class A shares.

In General

Under Swiss tax regulations, an investment in a U.S. limited liability company, such as Apollo, is typically treated as an investment in a “company” (rather than in a partnership). This is the case without regard to whether a U.S. election is made to treat the limited liability company as a partnership for U.S. tax purposes. However, according to guidelines issued on March 5, 2009 by the Swiss federal tax administration, investments in companies such as Apollo may, from a Swiss tax perspective, be treated in a similar manner as an investment in Swiss collective investment schemes.

In light of the above, Swiss resident holders of Class A shares will be treated in the following manner for Swiss tax purposes:

Income Tax

In General. Capital gains realized by a Swiss resident upon disposal of Class A shares and dividends distributed to our Class A shareholders would be treated differently depending on the qualification of the Swiss resident holder of Class A shares as a private or business investor.

Private Investors. Swiss resident investors who do not qualify as so-called professional securities dealers (“commerçants professionnels de titres”) and who hold Class A shares as part of their private (as opposed to business) assets are hereby defined as Private Investors.

Capital gains realized upon disposal of Class A shares by a Private Investor is generally treated as tax exempt capital gain. Such exemption would, however, not be available if the Class A shares are redeemed by the company or its affiliates in order to cancel them for at least the amount corresponding to the share of accumulated ordinary income as opposed to the accumulated capital gains.

Business Investors. Swiss resident individuals holding Class A shares as part of their business assets as well as Swiss resident legal entities would be liable to income or profit taxes on the gain realized upon disposal of the Class A shares as well as on income generated by distributions to our Class A shareholders. For capital gains, the difference between book value and market value would be included in the taxable income or profits and taxed as such.

Foreign Tax Credit. Persons who are residents in Switzerland may be subject to certain U.S. taxes (e.g., withholding taxes) as a result of an investment in Class A shares. Such taxes may be, subject to certain requirements (such as the securing of a partial relief from U.S. taxes under the U.S. – Switzerland double tax treaty) and limitations, creditable against the Swiss income tax liability.

Cantonal Wealth Tax

Class A shares held by Swiss resident individuals are included in the taxable net wealth and are subject to Cantonal/Communal wealth taxes.

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Swiss Transfer Stamp Duty

The issuance of Class A shares will be subject to a Swiss Transfer stamp duty (at the current rate of 0.3%) if a Swiss securities dealer is involved in the transaction either as a party to the transaction or as an intermediary. The notion of Swiss securities dealer is very broad and encompasses Swiss and Liechtenstein banks, securities brokers, and even companies holding in their books taxable securities for an amount exceeding CHF 10 million.

The purchase or sale of Class A shares is subject to a Swiss transfer stamp duty at the current rate of 0.30% if a Swiss securities dealer is involved in the transaction either as a party to the transaction or as an intermediary. Certain exceptions apply.

If the securities dealer is a party to the transaction it will have to settle half of the stamp duty for itself and the other half for the counterparty to the extent that the latter does not qualify as a securities dealer or as an exempt investor (e.g., Swiss or foreign investment schemes). If the bank acts as an intermediary, it will be liable for half of the stamp duty for each party to the transaction that does qualify as a securities dealer or an exempt investor.

Material United Kingdom Tax Considerations

The following summary describes the material United Kingdom (“UK”) tax considerations relating to an investment in Class A shares by holders resident in the UK for UK tax purposes (“UK holders”). This summary does not purport to be a comprehensive discussion of all UK tax considerations that may be relevant to a UK holder. In particular, this discussion does not consider any specific facts or circumstances that may apply to a particular investor. This summary is based on UK laws and the published practices of HM Revenue and Customs (“HMRC”) currently in force and as applied on the date of this prospectus, which are subject to change, possibly with retroactive effect. Prospective holders of Class A shares should consult their own tax advisors to determine the tax consequences to them of acquiring, holding and disposing of Class A shares.

The following summary applies only to holders who are the beneficial owners of Class A shares and hold such shares for investment purposes, and may not apply to dealers in shares, insurance companies, trustees, collective investment schemes or tax-exempt entities.

General

For UK tax purposes, assuming HMRC maintains its current practice, we should be treated as a company and not as a partnership or other tax transparent entity. Accordingly, UK holders of Class A shares would not generally be subject to UK tax in respect of income or gains that we accrue, or be entitled to relief in respect of losses or expenses that we realize, incur or suffer. Instead, UK holders would be subject to UK tax on distributions which we make to them, which would generally be treated as dividends for UK tax purposes.

Taxes that we or holders of Class A shares incur in respect of income or gains that we accrue may in most cases be regarded for UK double taxation relief purposes as “underlying tax.” Therefore, except in relation to a UK company holding 10% or more of our voting power, no credit would be available against UK taxation on distributions by us, under UK national tax law or under any double tax arrangements, for any taxes that we or holders of Class A shares pay in respect of the income, profits or gains out of which we pay such distributions. Any withholding tax levied in respect of such distributions, however, would generally be creditable.

Taxation of Distributions

An individual UK holder who is liable to UK income tax at no more than the basic rate would be liable to income tax on the distributions at the dividend ordinary rate (10% in 2010 and 2011). An individual UK holder who is liable to UK income tax at the higher rate would be subject to income tax on the dividend income at the dividend upper rate (32.5% in 2010 and 2011). However, individual UK holders should be entitled to a UK tax credit of 1/9 of the dividend income which would reduce the effective rate of tax on gross dividend distributions

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to 25% for higher rate taxpayers and eliminating the tax liabilities for basic rate taxpayers. From April 6, 2010 the UK Government has proposed the introduction of a new dividend rate of tax of 42.5% for individuals who are liable to UK tax with taxable earnings in excess of £150,000. For these individuals the UK tax credit will reduce the effective rate of tax on gross distributions to 36.1%.

An individual holder who is resident in the UK but is not ordinarily resident, or is not domiciled, in the UK and who has made an election for the “remittance basis of taxation” in the UK for the relevant tax year would generally be subject to UK income tax on distributions received in that tax year to the extent that sums are remitted in the UK in respect of those distributions. “Remittance” is interpreted broadly and is extended further under certain anti-avoidance legislation.

Corporate holders of Class A shares within the charge to UK corporation tax should generally expect to be exempt from United Kingdom taxation in respect of distributions that we pay on Class A shares where such shares are held for investment purposes.

Taxation of Chargeable Gains

A disposal of Class A shares by a holder who is either resident or, in the case of an individual, ordinarily resident for UK tax purposes in the UK, may, depending on the holder’s circumstances, give rise to a chargeable gain or an allowable loss (including by reference to changes in the U.S. dollar/UK sterling exchange rate) for the purposes of UK taxation of chargeable gains (subject to any available exemptions or relief). A holder who is an individual and who has ceased to be resident or ordinarily resident for UK tax purposes in the UK for a period of less than five years, and who disposes of Class A shares during that period, may, depending on certain further conditions relating to tax years prior to the tax year of his departure, be liable on his return to UK taxation of chargeable gains (subject to any available exemptions or relief).

For a holder within the charge to UK corporation tax, the corporation tax rate will apply to any chargeable gains (28% for large companies in 2010 and 2011), although an indexation allowance on the cost apportioned to Class A shares should be available to reduce the amount of any chargeable gain realized on a subsequent disposal. An individual holder will be subject to tax on any chargeable gain at the capital gains tax rate (18% for 2010 and 2011) and may also be entitled to set all or part of his gains against his annual capital gains exemption.

UK Stamp Duty and Stamp Duty Reserve Tax (SDRT)

As long as no register of our members or of the holders of any class of our shares is kept in the UK by us or on our behalf, the following position in respect of UK transfer taxes would apply. No UK stamp duty or stamp duty reserve tax (“SDRT”) would be payable in respect of the issue of Class A shares or any certificate representing Class A shares. Transfers of Class A shares or of interest in Class A shares under the system operated by DTC would not be subject to UK SDRT. Stamp duty would also not be payable on a transfer of Class A shares or of interests in Class A shares under the system operated by DTC provided that the instrument of transfer is not executed in the UK nor relates to any property situate, or any matter or thing done or to be done, in the UK. No UK stamp duty or SDRT would be payable in respect of the issue of Class A shares to Euroclear or Clearstream or on the transfer of Class A shares within Euroclear or Clearstream.

Other UK Tax Considerations

Individual holders ordinarily resident in the UK should be aware of the provisions of Chapter 2 of Part 13 of the Income Tax Act 2007 (“ITA”). These anti-avoidance provisions deal with the transfer of assets to overseas persons in circumstances which may render such individuals liable to taxation in respect of our undistributed profits. More generally, individual holders should also be aware of the provisions of Chapter 1 of Part 13 of the ITA and the corresponding provisions applicable to holders within the charge to UK corporation tax in sections 703-709 of the Income and Corporation Taxes Act 1988 that give powers to HM Revenue and Customs to cancel tax advantages derived from certain transactions in securities.

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Companies resident in the UK should be aware of the fact that the “controlled foreign companies provisions” contained in sections 747-756 of the Income and Corporation Taxes Act 1988 could be material to any company so resident that holds alone, or together with certain other associated persons, 25%, or more of the Class A shares, if at the same time we are controlled by companies or any other persons who are resident in the UK for taxation purposes. Persons who may be treated as “associated” with each other for these purposes include two or more companies one of which controls the other(s) or all of which are under common control. The effect of such provisions could be to render such companies liable to UK corporation tax in respect of our undistributed income profits.

UK resident or ordinarily resident (and if an individual, resident or ordinarily resident and not taxed in the UK on a remittance basis) holders should be aware of the provisions of section 13 of the Taxation of Chargeable Gains Act 1992 under which, in certain circumstances where we would, if UK resident, be a close company, a portion of capital gains realized by us can be attributed to an investor who, alone or together with associated persons, has more than a 10% interest in us.

Material Venezuelan Tax Considerations

The following summary describes the material Venezuelan tax considerations relating to an investment in Class A shares by holders resident in Venezuela. This summary does not purport to be a comprehensive discussion of all Venezuelan tax considerations that may be relevant to a holder resident in Venezuela. In particular, this discussion does not consider any specific facts or circumstances that may apply to a particular investor. This summary is based on Venezuelan laws currently in force and as applied on the date of this prospectus, which are subject to change (change in the tax law cannot be applied retroactively. Under the Venezuelan Constitution and the Master Tax Code, any change in the income tax law must be applied only to the fiscal year that follows the date when law is enacted). Prospective holders of Class A shares should consult their own tax advisors to determine the tax consequences to them of acquiring, holding and disposing of Class A shares.

For the purpose of the material Venezuelan tax consequences described herein, we assume that, according to the Venezuelan Income Tax Law, tax residents in Venezuela are: (i) Venezuelan citizens; (ii) individuals who are present in Venezuela for more than 183 days in a tax period or during a former tax period; (iii) companies incorporated or domiciled in Venezuela; (iv) companies that have a permanent establishment (e.g., fixed place of business, office, branch, workshop, factory or natural resource extraction site) in Venezuela.

We also assume that, according to the Venezuelan Income Tax Law, any income derived from Class A shares shall be regarded as income from a foreign (Non-Venezuelan) source for Venezuelan tax purposes.

The treaty to avoid double taxation executed between the United States and Venezuela (the “U.S.—Venezuela Treaty”) would be applicable to any income (dividends/interest), received by Venezuelan tax residents in respect of an investment in Class A shares.

The U.S.—Venezuela Treaty establishes that dividends paid from the United States to a Venezuelan tax resident are subject to income tax in Venezuela. Hence, the Venezuelan income tax rules for dividends would apply to dividends paid by us on Class A shares. According to the Venezuelan Income Tax Law dividends received from abroad are subject to income tax at a 34% proportional rate on the gross amount of such dividend.

The U.S.—Venezuela Treaty also establishes that such dividends may be subject to tax in the United States, but that such U.S. tax must not exceed 15% of the gross amount of the dividends. According to the Venezuelan Income Tax Law, the aforementioned tax paid in the United States on dividend income may be credited to the tax payable in Venezuela on the same dividend income.

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According to Venezuelan Income Tax Law, interests from Class A shares are subject to tax in Venezuela. The taxable base of such tax will be the net profit of the interests. The applicable tax rate imposed on such profit would vary depending on whether the investor is an individual or a corporate entity as follows:

•	For individuals, the following progressive rates would apply depending on the amount of the profit:

Taxable Income (in Tax Units) (1)	Tax Rate
Up to 2,000	15.00%
Over 2,000 up to 3,000	22.00
Over 3,000	34.00

(1)	1 Tax Unit 2008 = Bs. F 46 (approx. US $21.40).
1 Tax Unit 2009 = Bs. F 55 (approx. US $25.58).
1 Tax Unit 2010 = Bs. F 65 (approx. US $15.12).

•	For corporate entities, the following progressive rates would apply depending on the amount of the profit:

Taxable Income (in Tax Units)	Tax Rate
Up to 2,000	15.00%
Over 2,000 up to 3,000	22.00
Over 3,000	34.00

Interests derived from Class A shares may also be subject to tax in the United States according to the U.S.—Venezuela Treaty. However, such tax must not exceed a 10% rate over the gross amount of the interest earned. Under Venezuelan Income Tax Law, such tax paid in the U.S. for interests may be credited against the Venezuelan tax on income and is not limited to the tax payable in Venezuela with respect to the same interests all subject to the tax credit rules established under the Venezuelan Income Tax Law.

Under the U.S.—Venezuela Treaty, capital gain realized on the transfer of Class A shares would only be taxable in Venezuela. Such gain would be treated as ordinary income and, therefore, the same taxable base and the same rates as for interests will apply to individuals and corporate entities.

Any loss realized in connection with an investment in Class A shares could only be allocated to income derived from a foreign (Non-Venezuelan) source.

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PLAN OF DISTRIBUTION

We are registering the Class A shares covered by this prospectus to permit the selling shareholders to conduct public secondary trading of these shares from time to time after the date of this prospectus. Under the registration rights agreement covering the Class A shares held by the selling shareholders, we agreed to, among other things, bear all expenses, other than brokers’ or underwriters’ discounts and commissions, in connection with the registration and sale of the Class A shares covered by this prospectus. We will not receive any of the proceeds of the sale of the Class A shares offered by this prospectus. The aggregate proceeds to the selling shareholders from the sale of the Class A shares will be the purchase price of the Class A shares less any discounts and commissions. Each selling shareholder reserves the right to accept and, together with their respective agents, to reject, any proposed purchases of Class A shares to be made directly or through agents. If any successor to the selling shareholders named in this prospectus wishes to sell under this prospectus, the company will file a prospectus supplement identifying such successors as selling shareholders.

The Class A shares offered by this prospectus may be sold from time to time to purchasers:

•	directly by the selling shareholders and their successors, which includes their donees, pledges or transferees or their successors-in-interest, or

•

through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, commissions or agent’s commissions from the selling shareholders or the purchasers of the Class A shares. These discounts, concessions, or commissions may be in excess of those customary in the types of transaction involved.

The selling shareholders and any underwriters, broker-dealers or agents who participate in the sale or distribution of the Class A shares may be deemed to be “underwriters” within the meaning of the Securities Act. The selling shareholders identified as registered broker-dealers in the selling shareholders table above (see “Selling Shareholders”) are deemed to be underwriters. As a result, any profits on the sale of the Class A shares by such selling shareholders and any discounts, commissions or agent’s commissions or concessions received by any such broker-dealer or agents may be deemed to be underwriting discounts and commissions under the Securities Act. Selling shareholders who are deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. Underwriters are subject to certain statutory liabilities, including, but not limited to, Sections 11, 12 and 17 of the Securities Act.

The Class A shares may be sold in one or more transactions at:

•	fixed prices;

•	prevailing market prices at the time of sale;

•	prices related to such prevailing market prices;

•	varying prices determined at the time of sale; or

•	negotiated prices.

These sales may be effected in one or more transactions:

•	on any national securities exchange or quotation on which the Class A shares may be listed or quoted at the time of sale

•	in the over-the-counter market;

•	in transactions on such exchanges or services or in the over-the-counter market;

•

through the writing of options (including the issuance by the selling shareholders of derivative securities), whether the options or such other derivative securities are listed on an options exchange or otherwise;

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•	through the settlement of short sales; or

•	through any combination of the foregoing.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade. In connection with the sales of the Class A shares, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions that in turn may:

•	engage in short sales of the Class A shares in the course of hedging their positions;

•	sell the Class A shares short and deliver the Class A shares to close out short positions;

•	loan or pledge the Class A shares to broker-dealers or other financial institutions that in turn may sell the Class A shares;

•

enter into option or other transactions with broker-dealers or other financial institutions that require the delivery to the broker-dealer or other financial institution of the Class A shares, which the broker-dealer or other financial institution may resell under the prospectus; or

•	enter into transactions in which a broker-dealer makes purchases as a principal for resale for its own account or through other types of transactions.

To our knowledge, there are currently no plans, arrangements or understandings between any selling shareholders and any underwriter, broker-dealer or agent regarding the sale of the Class A shares by the selling shareholders.

Pursuant to a requirement by the Financial Industry Regulatory Authority (“FINRA”), the maximum commission or discount to be received by any FINRA member or independent broker-dealer may not be greater than 8% of the gross proceeds received by the selling shareholders for the sale of any Class A shares being offered by this prospectus.

We intend to apply to list the Class A shares on the NYSE under the symbol “            .” The listing is subject to approval of our application. We can give no assurances as to the development of liquidity or trading market for the Class A shares.

There can be no assurance that any selling shareholder will sell any or all of the Class A shares under this prospectus. Further, we cannot assure you that any such selling shareholder will not transfer, devise or gift the Class A shares by other means not described in this prospectus. In addition, any Class A shares covered by this prospectus that qualifies for sale under Rule 144 or Rule 144A of the Securities Act may be sold under Rule 144 or Rule 144A rather than under this prospectus. The Class A shares covered by this prospectus may also be sold to non-U.S. persons outside the U.S. in accordance with Regulation S under the Securities Act rather than under this prospectus. The Class A shares may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the Class A shares may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification is available and complied with.

The selling shareholders and any other person participating in the sale of the Class A shares will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the Class A shares by the selling shareholders and any other person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the Class A shares to engage in market-making activities with respect to the particular Class A shares being distributed. This may affect the marketability of the Class A shares and the ability of any person or entity to engage in market-making activities with respect to the Class A shares.

We have agreed to indemnify the selling shareholders against certain liabilities, including liabilities under the Securities Act.

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We have agreed to pay substantially all of the expenses incidental to the registration, offering and sale of the Class A shares to the public, including the payment of federal securities law and state blue sky registration fees, except that we will not bear any underwriting discounts or commissions or transfer taxes relating to the sale of Class A shares.

The Class A shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the Class A shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirements is available and complied with.

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LEGAL MATTERS

The validity of the Class A shares being offered hereby will be passed upon for us by O’Melveny & Myers LLP, New York, New York. O’Melveny & Myers LLP has provided a tax opinion in connection with the Class A shares being offered hereby.

EXPERTS

The consolidated financial statements of Apollo Global Management, LLC as of December 31, 2010 and 2009, and for each of the three years in the period ended December 31, 2010, included in this prospectus have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report appearing herein. Such financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the Class A shares offered in this prospectus. This prospectus, filed as part of the registration statement, does not contain all of the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us and the Class A shares, we refer you to the registration statement and to its exhibits and schedules. Statements in this prospectus about the contents of any contract, agreement or other document are not necessarily complete and, in each instance, we refer you to the copy of such contract, agreement or document filed as an exhibit to the registration statement.

Anyone may inspect the registration statement and its exhibits and schedules without charge at the public reference facilities the SEC maintains at 100 F Street, N.E., Washington, D.C. 20549. You may obtain copies of all or any part of these materials from the SEC upon the payment of certain fees prescribed by the SEC. You may obtain further information about the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also inspect these reports and other information without charge at the website maintained by the SEC. The address of this website is http://www.sec.gov.

Upon effectiveness of the registration statement, we will become subject to the informational requirements of the Exchange Act and will be required to file reports and other information with the SEC. You will be able to inspect and copy these reports and other information at the public reference facilities maintained by the SEC at the address noted above. You also will be able to obtain copies of this material from the Public Reference Room as described above, or inspect them without charge at the SEC’s website. We intend to furnish our shareholders with annual reports containing consolidated financial statements audited by our independent registered public accounting firm. We maintain a website at www.agm.com. Our website and the information contained therein or connected thereto shall not be deemed to be incorporated into this prospectus or the registration statement of which this prospectus forms a part, and you should not rely on any such information in making your decision whether to purchase our Class A shares.

323

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of

Apollo Global Management, LLC

New York, New York

We have audited the accompanying consolidated statements of financial condition of Apollo Global Management, LLC and subsidiaries (the “Company”) as of December 31, 2010 and 2009, and the related consolidated statements of operations, changes in shareholders’ equity and cash flows for each of the three years in the period ended December 31, 2010. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Apollo Global Management, LLC and subsidiaries as of December 31, 2010 and 2009, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2010, in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

New York, New York

February 18, 2011

F-2

APOLLO GLOBAL MANAGEMENT, LLC

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

DECEMBER 31, 2010 AND 2009

(dollars in thousands, except share data)

	December 31, 2010	December 31, 2009
Assets:
Cash and cash equivalents	$382,269	$366,226
Restricted cash	6,563	6,818
Investments	1,920,553	1,554,155
Assets of consolidated variable interest entities
Cash and cash equivalents	87,556	—
Investments, at fair value	1,342,611	—
Other assets	36,754	—
Carried interest receivable	1,867,073	483,854
Due from affiliates	144,363	133,678
Fixed assets, net	44,696	67,794
Deferred tax assets	571,325	644,395
Other assets	35,141	11,329
Goodwill	48,894	47,897
Intangible assets, net	64,574	69,051

Total Assets	$6,552,372	$3,385,197

Liabilities and Shareholders’ Equity
Liabilities:
Accounts payable and accrued expenses	$31,706	$35,944
Accrued compensation and benefits	54,057	30,388
Deferred revenue	251,475	321,424
Due to affiliates	517,645	548,593
Profit sharing payable	678,125	174,536
Debt	751,525	933,834
Liabilities of consolidated variable interest entities
Debt, at fair value	1,127,180	—
Other liabilities	33,545	—
Other liabilities	25,695	41,368

Total Liabilities	3,470,953	2,086,087

Commitments and Contingencies (see note 16)

Shareholders’ Equity:
Apollo Global Management, LLC shareholders’ equity (deficit):
Class A shares, no par value, unlimited shares authorized, 97,921,232 shares and 95,624,541 shares issued and outstanding at December 31, 2010 and 2009, respectively	—	—
Class B shares, no par value, unlimited shares authorized, 1 share issued and outstanding at December 31, 2010 and 2009	—	—
Additional paid in capital	2,078,890	1,729,593
Accumulated deficit	(1,937,818)	(2,029,541)
Appropriated partners’ capital	11,359	—
Accumulated other comprehensive loss	(1,529)	(4,088)

Total Apollo Global Management, LLC shareholders’ equity (deficit)	150,902	(304,036)
Non-Controlling Interests in consolidated entities	1,888,224	1,283,262
Non-Controlling Interests in Apollo Operating Group	1,042,293	319,884

Total Shareholders’ Equity	3,081,419	1,299,110

Total Liabilities and Shareholders’ Equity	$6,552,372	$3,385,197

See accompanying notes to consolidated financial statements.

F-3

APOLLO GLOBAL MANAGEMENT, LLC

CONSOLIDATED STATEMENTS OF OPERATIONS

YEARS ENDED DECEMBER 31, 2010, 2009 AND 2008

(dollars in thousands, except share data)

	2010	2009	2008
Revenues:
Advisory and transaction fees from affiliates	$79,782	$56,075	$145,181
Management fees from affiliates	431,096	406,257	384,247
Carried interest income (loss) from affiliates	1,599,020	504,396	(796,133)

Total Revenues	2,109,898	966,728	(266,705)

Expenses:
Compensation and benefits:
Equity-based compensation	1,118,412	1,100,106	1,125,184
Salary, bonus and benefits	249,571	227,356	201,098
Profit sharing expense	555,225	161,935	(482,682)
Incentive fee compensation	20,142	5,613	—

Total Compensation and Benefits	1,943,350	1,495,010	843,600
Interest expense	35,436	50,252	62,622
Professional fees	61,919	33,889	76,450
Litigation settlement	—	—	200,000
General, administrative and other	65,107	61,066	71,789
Placement fees	4,258	12,364	51,379
Occupancy	23,067	29,625	20,830
Depreciation and amortization	24,249	24,299	22,099

Total Expenses	2,157,386	1,706,505	1,348,769

Other Income (Loss):
Net gains (losses) from investment activities	367,871	510,935	(1,269,100)
Net gains from investment activities of consolidated variable interest entities	48,206	—	—
Gains from repurchase of debt	—	36,193	—
Income (loss) from equity method investments	69,812	83,113	(57,353)
Interest income	1,528	1,450	19,368
Other income (loss), net	195,032	41,410	(4,609)

Total Other Income (Loss)	682,449	673,101	(1,311,694)

Income (loss) before income tax (provision) benefit	634,961	(66,676)	(2,927,168)
Income tax (provision) benefit	(91,737)	(28,714)	36,995

Net Income (Loss)	543,224	(95,390)	(2,890,173)
Net (income) loss attributable to Non-Controlling Interests	(448,607)	(59,786)	1,977,915

Net Income (Loss) Attributable to Apollo Global Management, LLC	$94,617	$(155,176)	$(912,258)

Dividends Declared per Class A Share	$0.21	$0.05	$0.56

Net Income (Loss) Per Class A Share:
Net Income (Loss) Available to Class A Shareholders	$94,617	$(155,176)	$(912,258)

Net Income (Loss) Per Class A Share—Basic and Diluted	$0.83	$(1.62)	$(9.37)

Weighted Average Number of Class A Shares—Basic and Diluted	96,964,769	95,815,500	97,324,541

See accompanying notes to consolidated financial statements.

F-4

APOLLO GLOBAL MANAGEMENT, LLC

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

YEARS ENDED DECEMBER 31, 2010, 2009 AND 2008

(dollars in thousands, except share data)

	Apollo Global Management, LLC Shareholders
	Class A Shares	Class B Shares	Additional Paid In Capital	Accumulated Deficit	Appropriated Partners’ Capital	Accumulated Other Comprehensive (Loss) Income	Total Apollo Global Management, LLC Total Shareholders’ Equity (Deficit)	Non-Controlling Interests in Consolidated Entities	Non-Controlling Interests in Apollo Operating Group	Total Shareholders’ Equity	Comprehensive (Loss) Income
Balance at January 1, 2008	97,324,541	1	$1,064,183	$(962,107)	$—	$(6,033)	$96,043	$2,063,335	$248,951	$2,408,329	$—
Capital contributions	—	—	20	—	—	—	20	73	343	436	—
Non-cash contributions	—	—	—	—	—	—	—	468	—	468	—
Non-cash contributions of RDUs	—	—	—	—	—	—	—	21,195	—	21,195	—
Capital increase related to equity-based compensation	—	—	373,903	—	—	—	373,903	—	736,314	1,110,217	—
Dividends	—	—	(54,928)	—	—	—	(54,928)	—	(134,400)	(189,328)	—
Cash distributions	—	—	—	—	—	—	—	(62,164)	(14,400)	(76,564)	—
Non-cash distributions	—	—	—	—	—	—	—	(941)	—	(941)	—
Cash distributions to Managing Partners	—	—	(17,849)	—	—	—	(17,849)	—	—	(17,849)	—
Non-cash distributions to Managing Partners	—	—	(14,145)	—	—	—	(14,145)	—	—	(14,145)	—
Dilution impact of distributions	—	—	21,312	—	—	—	21,312	—	(21,312)	—	—
Purchase of RDUs from Non-Controlling Interests	—	—	—	—	—	—	—	(23,007)	—	(23,007)	—
Contribution of undistributed earnings of contributed businesses	—	—	11,647	—	—	—	11,647	—	—	11,647	—
Net loss	—	—	—	(912,258)	—	—	(912,258)	(1,176,116)	(801,799)	(2,890,173)	(2,890,173	)*
Net Unrealized loss on interest rate swaps (net of taxes of $4,751 and $0 for Apollo Global Management, LLC and Non-Controlling Interests in Apollo Operating Group, respectively)	—	—	—	—	—	(803)	(803)	—	(13,697)	(14,500)	(14,500	)*
Comprehensive loss attributable to Non-Controlling Interests	—	—	—	—	—	—	—	—	—	—	1,991,612

Balance at December 31, 2008	97,324,541	1	1,384,143	(1,874,365)	—	(6,836)	(497,058)	822,843	—	325,785	$(913,061	)**

Capital contributions	—	—	—	—	—	—	—	207	—	207	—
Non-cash contributions	—	—	(105)	—	—	—	(105)	4,301	—	4,196	—
Capital increase related to equity-based compensation	—	—	355,659	—	—	—	355,659	—	738,431	1,094,090	—
Dividends	—	—	(4,866)	—	—	—	(4,866)	—	(12,000)	(16,866)	—
Cash distributions	—	—	—	—	—	—	—	(12,387)	(17,950)	(30,337)	—
Non-cash distributions	—	—	(4,572)	—	—	—	(4,572)	4,273	—	(299)	—
Net transfers of AAA ownership interest to (from) Non-Controlling Interests in consolidated entities	—	—	(3,799)	—	—	—	(3,799)	3,799	—	—	—
Satisfaction of liability related to AAA RDUs	—	—	6,618	—	—	—	6,618	—	—	6,618	—
Repurchase of Class A shares	(1,700,000)	—	(3,485)	—	—	—	(3,485)	—	—	(3,485)	—
Net (loss) income	—	—	—	(155,176)	—	—	(155,176)	460,226	(400,440)	(95,390)	(95,390	)*
Net unrealized gain on interest rate swaps (net of taxes of $1,992 and $0 for Apollo Global Management, LLC and Non-Controlling Interests in Apollo Operating Group, respectively)	—	—	—	—	—	2,748	2,748	—	11,843	14,591	14,591	*
Comprehensive income attributable to Non-Controlling Interests	—	—	—	—	—	—	—	—	—	—	(71,629)

Balance at December 31, 2009	95,624,541	1	$1,729,593	$(2,029,541)	$—	$(4,088)	$(304,036)	$1,283,262	$319,884	$1,299,110	$(152,428	)**

*	For the year ended 2009, total consolidated comprehensive income (loss) equals the sum of net income (loss) of $(95,390) and net unrealized gain on interest rate swaps of $14,591 (net of taxes for Apollo Global Management, LLC and Non-Controlling Interests in Apollo Operating Group). For the year ended 2008, total consolidated comprehensive income (loss) equals the sum of net (loss) of $(2,890,173) and net realized (loss) on interest rate swaps of $(14,500).
**	Total comprehensive (loss) income attributable to Apollo Global Management, LLC.

See accompanying notes to consolidated financial statements.

F-5

APOLLO GLOBAL MANAGEMENT, LLC

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

YEARS ENDED DECEMBER 31, 2010, 2009 AND 2008

(dollars in thousands, except share data)

(continued)

	Apollo Global Management, LLC Shareholders
	Class A Shares	Class B Shares	Additional Paid In Capital	Accumulated Deficit	Appropriated Partners’ Capital	Accumulated Other Comprehensive (Loss) Income	Total Apollo Global Management, LLC Total Shareholders’ Equity (Deficit)	Non-Controlling Interests in Consolidated Entities	Non-Controlling Interests in Apollo Operating Group	Total Shareholders’ Equity	Comprehensive (Loss) Income
Balance at January 1, 2010	95,624,541	1	$1,729,593	$(2,029,541)	$—	$(4,088)	$(304,036)	$1,283,262	$319,884	$1,299,110	$—
Transition adjustment relating to consolidation of variable interest entity	—	—	—	—	—	—	—	411,885	—	411,885	—
Capital increase related to equity-based compensation	—	—	376,380	—	—	—	376,380	—	735,698	1,112,078	—
Reclassification of equity based compensation	—	—	(3,505)	—	—	—	(3,505)	—	—	(3,505)	—
Repurchase of Class A shares	(7,135)	—	(43)	—	—	—	(43)	—	—	(43)	—
Purchase of AAA shares	—	—	—	—	—	—	—	(48,768)	—	(48,768)	—
Capital contributions	—	—	—	—	—	—	—	187	—	187	—
Cash distributions	—	—	—	—	—	—	—	(160,316)	—	(160,316)	—
Dividends	—	—	(24,115)	—	—	—	(24,115)	(6,602)	(50,400)	(81,117)	—
Distributions related to deliveries of Class A shares for RSUs	2,303,826	—	—	(2,876)	—	—	(2,876)	—	—	(2,876)	—
Non-cash distributions	—	—	—	(18)	—	—	(18)	(590)	—	(608)	—
Deconsolidation of fund	—	—	—	—	—	—	—	(7,204)	—	(7,204)	—
Net transfers of AAA ownership interest to (from) Non-Controlling Interests in consolidated entities	—	—	(7,014)	—	—	—	(7,014)	7,014	—	—	—
Satisfaction of liability related to AAA RDUs	—	—	7,594	—	—	—	7,594	—	—	7,594	—
Net income	—	—	—	94,617	11,359	—	105,976	409,356	27,892	543,224	543,224	*
Net income on available-for-sale securities (from equity method investment)	—	—	—	—	—	343	343	—	—	343	343	*
Net unrealized gain on interest rate swaps (net of taxes of $1,499 and $0 for Apollo Global Management, LLC and Non-Controlling Interests in Apollo Operating Group, respectively)	—	—	—	—	—	2,216	2,216	—	9,219	11,435	11,435	*
Comprehensive income attributable to Non-Controlling Interests	—	—	—	—	—	—	—	—	—	—	(446,467)

Balance at December 31, 2010	97,921,232	1	$2,078,890	$(1,937,818)	$11,359	$(1,529)	$150,902	$1,888,224	$1,042,293	$3,081,419	$108,535	**

*	For the year ended 2010, total consolidated comprehensive income equals the sum of net income of $543,224, net income on available-for-sale securities (from equity method investment) of $343 and net unrealized gain on interest rate swaps of $11,435 (net of taxes for Apollo Global Management, LLC and Non-Controlling Interests in Apollo Operating Group).
**	Total comprehensive (loss) income attributable to Apollo Global Management, LLC.

See accompanying notes to consolidated financial statements.

F-6

APOLLO GLOBAL MANAGEMENT, LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS

YEARS ENDED DECEMBER 31, 2010, 2009 AND 2008

(dollars in thousands, except share data)

	2010	2009	2008
Cash Flows from Operating Activities:
Net income (loss)	$543,224	$(95,390)	$(2,890,173)
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
Equity based compensation	1,118,412	1,100,106	1,125,184
Depreciation	11,472	11,622	8,180
Amortization of intangible assets	12,777	12,677	13,919
Amortization of debt issuance costs	44	28	20
(Income) loss from equity method investments	(69,812)	(83,113)	57,353
Waived management fees	(24,826)	(19,738)	(35,692)
Non-cash compensation expense related to waived management fees	24,826	19,738	35,352
Deferred taxes, net	71,241	19,059	(44,047)
Gain on business acquisitions and dispositions	(29,741)	—	—
Impairment of fixed assets	3,101	—	—
(Gain) loss related to general partner commitment	—	(38,444)	38,444
Loss on assets held for sale	2,768	—	—
Loss on disposal of fixed assets	831	847	1,697
Gain from repurchase of debt	—	(36,193)	—
Other	—	(584)	(12)
Changes in assets and liabilities:
Carried interest receivable	(1,383,219)	(406,769)	1,239,040
Due from affiliates	(11,066)	11,681	(80,076)
Other assets	(7,880)	28,928	(6,177)
Accounts payable and accrued expenses	(5,052)	(8,189)	6,567
Accrued compensation and benefits	24,931	(4,027)	(34,488)
Deferred revenue	(69,949)	(45,279)	211,001
Due to affiliates	(33,529)	(4,284)	(207,949)
Profit sharing payable	503,589	144,460	(566,800)
Other liabilities	(7,573)	7,267	3,323
Apollo Funds related:
Net realized gains from investment activities	(4,931)	—	—
Net unrealized (gains) losses from investment activities	(416,584)	(471,907)	1,230,656
Net realized gains on debt	(21,231)	—	—
Net unrealized losses on debt	55,040	—	—
Dividends from investment activities	58,368	—	—
Cash transferred in from Metals Trading Fund	38,033	—	—
Change in cash held at consolidated variable interest entities	(87,556)	—	—
Purchases of investments	(1,240,842)	(40,000)	(3,098)
Proceeds from sale of investments and liquidating dividends	627,278	5,497	50,847
Change in other assets	(8,086)	—	—
Change in other liabilities	107,891	—	—

Net Cash (Used in) Provided by Operating Activities	(218,051)	107,993	153,071

Cash Flows from Investing Activities:
Purchases of fixed assets	(5,601)	(15,849)	(57,302)
Proceeds from disposals of fixed assets	—	—	4,189
Cash received from business acquisition and disposition	21,624	—	—
Cash paid for acquisition	(1,354)	—	—
Cash contributions to equity method investments	(63,459)	(42,522)	(165,011)
Cash distributions from equity method investments	38,868	42,475	34,148
Change in restricted cash	255	(974)	(2,482)

Net Cash Used In Investing Activities	(9,667)	(16,870)	(186,458)

See accompanying notes to consolidated financial statements.

F-7

APOLLO GLOBAL MANAGEMENT, LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS

YEARS ENDED DECEMBER 31, 2010, 2009 AND 2008

(dollars in thousands, except share data)

(continued)

	2010	2009	2008
Cash Flows from Financing Activities:
Principal repayments on debt and repurchase of debt	$(182,309)	$(55,783)	$(58,611)
Repurchase of Class A Shares	(43)	(3,485)	—
Distributions related to deliveries of Class A shares for RSUs	(2,876)	—	—
Distributions to Non-Controlling Interests in consolidated entities	(13,628)	(12,387)	(15,247)
Contributions from Non-Controlling Interests in consolidated entities	187	207	73
Dividends paid	(21,284)	(4,866)	(54,928)
Dividends paid to Non-Controlling Interests in Apollo Operating Group	(50,400)	(12,000)	(134,400)
Distributions to Non-Controlling Interests in Apollo Operating Group	—	(17,950)	(14,400)
Debt issuance costs	(3,085)	—	(141)
Proceeds from credit agreement	—	—	26,855
Public offering costs	—	—	(2,500)
Contributions from Non-Controlling Interests in Apollo Operating Group	—	—	343
Distributions to Managing Partners	—	—	(17,849)
Contributions from Managing Partners	—	—	20
Purchase of interests from Contributing Partners	—	—	(7,590)
Purchase of RDUs from Non-Controlling Interests in consolidated entities	—	—	(23,007)
Apollo Fund Related:
Issuance of debt	1,050,377	—	—
Principal repayment on term loans	(331,120)	—	—
Purchase of AAA shares	(48,768)	—	—
Distributions to Non-Controlling Interests in consolidated entities	(146,688)	—	(46,917)
Dividends paid to Non-Controlling Interests in consolidated entities	(6,602)	—	—

Net Cash Provided by (Used in) Financing Activities	243,761	(106,264)	(348,299)

Net Increase (Decrease) in Cash and Cash Equivalents	16,043	(15,141)	(381,686)
Cash and Cash Equivalents, Beginning of Period	366,226	381,367	763,053

Cash and Cash Equivalents, End of Period	$382,269	$366,226	$381,367

Supplemental Disclosure of Cash Flow Information:
Interest paid	$38,317	$51,850	$63,443
Interest paid by consolidated variable interest entities	12,522	—	—
Income taxes paid	13,468	6,652	14,837

Supplemental Disclosure of Non-Cash Investing Activities:
Non-cash contribution to equity method investments	—	1,802	—
Non-cash distributions from equity method investments	—	—	1,040
Profits interests received in Fund VII	—	1,510	340
Change in accrual for purchase of fixed assets	(814)	3,649	(4,649)

F-8

See accompanying notes to consolidated financial statements.

APOLLO GLOBAL MANAGEMENT, LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS

YEARS ENDED DECEMBER 31, 2010, 2009 AND 2008

(dollars in thousands, except share data)

(continued)

	2010	2009	2008
Supplemental Disclosure of Non-Cash Financing Activities:
Non-cash distributions	$(18)	$(4,572)	$—
Declared and unpaid dividends	(2,831)	—	—
Non-cash distributions to Non-Controlling Interests in consolidated entities	(590)	(4,273)	(941)
Non-cash contributions from Non-Controlling Interests in Apollo Operating Group related to equity-based compensation	735,698	738,431	736,387
Non-cash contributions from Non-Controlling Interests in consolidated entities	—	4,301	468
Unrealized gain (loss) on interest rate swaps to Non-Controlling Interests in Apollo Operating Group, net of taxes	9,219	11,843	(13,697)
Satisfaction of liability related to AAA RDUs	(7,594)	(6,618)	—
Net transfers of AAA ownership interest to Non-Controlling Interests in consolidated entities	7,014	3,799	—
Net transfer of AAA ownership interest from AGM	(7,014)	(3,799)	—
Unrealized gain (loss) on interest rate swaps	3,715	4,741	(5,555)
Unrealized gain on available for sale securities (from equity method investment)	343	—	—
Capital increases related to equity-based compensation	376,380	355,659	373,903
Non-cash contributions	—	105	—
Deferred tax asset related to interest rate swaps	(1,499)	(1,993)	4,752
Reclassification of equity-based compensation	(3,505)	—	—
Non-cash distributions of RDUs to Managing Partners	—	—	(12,697)
Reclass of fixed assets to assets held for sale	11,331	—	—
Other non-cash distributions to Managing Partners	—	—	(1,448)
Non-cash purchase of interest from Contributing Partners	—	—	(252)
Dilution impact of distributions	—	—	21,312
Contribution of undistributed earnings of contributed businesses	—	—	11,647
Net Assets Transferred from Metals Trading Fund:
Cash	38,033	—	—
Other Assets	443	—	—
Net Assets Transferred from Consolidated Variable Interest Entities:
Investments	1,102,114	—	—
Other assets	28,789	—	—
Debt	(706,027)	—	—
Other liabilities	(12,991)	—	—
Net Assets of Deconsolidated Variable Interest Entities:
Investments	419,198	—	—
Other assets	5,180	—	—
Debt	(329,836)	—	—
Other liabilities	(87,338)	—	—

See accompanying notes to consolidated financial statements.

F-9

APOLLO GLOBAL MANAGEMENT, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands, except share data)

1. ORGANIZATION AND BASIS OF PRESENTATION

Apollo Global Management, LLC and its consolidated subsidiaries (the “Company” or “Apollo”), is a global alternative asset manager whose predecessor was founded in 1990. Its primary business is to raise, invest and manage private equity, capital markets and real estate funds on behalf of pension and endowment funds, as well as other institutional and high net worth individual investors. For these investment and management services, Apollo receives management fees generally related to the amount of assets managed, transaction and advisory fees for the investments made and carried interest income related to the performance of the respective funds that it manages. Apollo has three primary business segments:

•	Private equity—primarily invests in control equity and related debt instruments, convertible securities and distressed debt investments;

•	Capital markets—primarily invests in non-control debt and non-control equity investments, including distressed debt securities; and

•

Real estate—primarily invests in legacy commercial mortgage-backed securities, commercial first mortgage loans, mezzanine investments and other commercial real estate-related debt investments. The Company may seek to sponsor additional real estate funds that focus on opportunistic investments in distressed debt and equity recapitalization transactions.

Basis of Presentation

The accompanying consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”) under the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (the “Codification”), as the source of authoritative accounting principles in the preparation of financial statements, and include the accounts of Apollo entities and variable interest entities (“VIEs”). Intercompany accounts and transactions have been eliminated upon consolidation.

Reorganization of the Company

The Company was formed as a Delaware limited liability company on July 3, 2007 and completed a reorganization of its predecessor businesses on July 13, 2007 (the “Reorganization”). The Company is managed and operated by its manager, AGM Management, LLC, which in turn is wholly owned and controlled by Leon Black, Joshua Harris and Marc Rowan (the “Managing Partners”).

Prior to the Reorganization of the Company on July 13, 2007, the consolidated financial statements included the entities engaged in the above businesses and their related funds under the common ownership of Leon Black, Joshua Harris, and Marc Rowan (the “Managing Partners” or “Control Group”).

As of December 31, 2010, the Company owned, through three intermediate holding companies that include APO Corp. (“APO Corp”), a Delaware corporation that is a domestic corporation for U.S. Federal income tax purposes, APO Asset Co., LLC (“APO Asset”), a Delaware limited liability company that is a disregarded entity for U.S. Federal income tax purposes, and APO (FC), LLC (“APO (FC)”), an Anguilla limited liability company that is treated as a corporation for U.S Federal income tax purposes (collectively, the “Intermediate Holding Companies”), 29.0% of the economic interests of, and operated and controlled all of the businesses and affairs of, the Apollo Operating Group as general partners.

AP Professional Holdings, L.P., a Cayman Islands exempted limited partnership (“Holdings”), is the entity through which the Managing Partners and other contributing partners (the “Contributing Partners”) hold Apollo

F-10

APOLLO GLOBAL MANAGEMENT, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands, except share data)

(continued)

Operating Group Units (“AOG Units”) that represent 71.0% of the economic interests in the Apollo Operating Group as of December 31, 2010. The Company consolidates the financial results of the Apollo Operating Group and its consolidated subsidiaries. Holdings’ ownership interest in the Apollo Operating Group is reflected as a Non-Controlling Interest in the accompanying consolidated financial statements.

Apollo also entered into an exchange agreement with Holdings that allows the partners in Holdings, subject to the vesting and minimum retained ownership requirements and transfer restrictions set forth in the partnership agreements of the Apollo Operating Group, to exchange their AOG Units for the Company’s Class A shares on a one-for-one basis up to four times each year, subject to customary conversion rate adjustments for splits, unit distributions and reclassifications. A limited partner must exchange one partnership unit in each of the ten Apollo Operating Group partnerships to effect an exchange for one Class A share.

The Company has historically consolidated Apollo Commodities Trading Fund, L.P. In April 2010, the Company became the sole investor in the master and feeder fund structure of Apollo Metals Trading Fund, L.P. (the “Metals Trading Fund”) and Apollo Commodities Trading Fund, L.P., respectively, and began to consolidate the Metals Trading Fund. The fund was liquidated prior to December 31, 2010.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation—Apollo consolidates those entities it controls through a majority voting interest or through other means, including those funds in which the general partner is presumed to have control over them (e.g. AP Alternative Assets, L.P. (“AAA”)). Apollo also consolidates entities that are VIEs for which Apollo is the primary beneficiary. Under the amended consolidation rules, an enterprise is determined to be the primary beneficiary if it holds a controlling financial interest. A controlling financial interest is defined as (a) the power to direct the activities of a VIE that most significantly impact the entity’s business and (b) the obligation to absorb losses of the entity or the right to receive benefits from the entity that could potentially be significant to the VIE.

Certain of our subsidiaries hold equity interests in and/or receive fees qualifying as variable interests from the funds that the Company manages. The amended consolidation rules require an analysis to determine whether (a) an entity in which Apollo holds a variable interest is a VIE and (b) Apollo’s involvement, through holding interests directly or indirectly in the entity or contractually through other variable interests (e.g., carried interest and management fees), would give it a controlling financial interest. When the VIE has qualified for the deferral of the amended consolidation rules as discussed in “Recent Accounting Pronouncements,” the analysis is based on previous consolidation rules, which require an analysis to determine whether (a) an entity in which Apollo holds a variable interest is a VIE and (b) Apollo’s involvement, through holding interests directly or indirectly in the entity or contractually through other variable interests (e.g., carried interest and management fees), would be expected to absorb a majority of the variability of the entity.

Under both guidelines, the determination of whether an entity in which Apollo holds a variable interest is a VIE requires judgments which include determining whether the equity investment at risk is sufficient to permit the entity to finance its activities without additional subordinated financial support, evaluating whether the equity holders, as a group, can make decisions that have a significant effect on the success of the entity, determining whether two or more parties’ equity interests should be aggregated, and determining whether the equity investors have proportionate voting rights to their obligations to absorb losses or rights to receive returns from an entity. Under both guidelines, Apollo determines whether it is the primary beneficiary of a VIE at the time it becomes involved with a VIE and reconsiders that conclusion continuously. The consolidation analysis can generally be

F-11

APOLLO GLOBAL MANAGEMENT, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands, except share data)

(continued)

performed qualitatively. However, if it is not readily apparent whether Apollo is the primary beneficiary, a quantitative expected losses and expected residual returns calculation will be performed. Investments and redemptions (either by Apollo, affiliates of Apollo or third parties) or amendments to the governing documents of the respective Apollo fund may affect an entity’s status as a VIE or the determination of the primary beneficiary.

Apollo assesses whether it is the primary beneficiary and will consolidate or deconsolidate the entity accordingly. Performance of that assessment requires the exercise of judgment. Where the variable interests have qualified for the deferral, judgments are made in estimating cash flows in evaluating which member within the equity group absorbs a majority of the expected profits or losses of the VIE. Where the variable interests have not qualified for the deferral, judgments are made in determining whether a member in the equity group has a controlling financial interest including power to direct activities that most significantly impact the VIE’s economic performance and rights to receive benefits or obligations to absorb losses that are potentially significant to the VIE. Under both guidelines, judgment is made in evaluating the nature of the relationships and activities of the parties involved in determining which party within a related-party group is most closely associated with a VIE. The use of these judgments has a material impact to certain components of Apollo’s consolidated financial statements.

Following adoption of the amended consolidation guidance on January 1, 2010, the Company consolidated four VIEs. The first VIE, formed prior to 2010, was consolidated as of the date of transition to the amended guidance resulting in recognition of the assets and liabilities of the consolidated VIE at fair value and recognition of a cumulative effect transition adjustment presented as a component of Non-Controlling Interests in Consolidated Entities in the consolidated statement of changes in shareholders’ equity for the year ended December 31, 2010. The transition adjustment is classified as a component of Non-Controlling Interest rather than an adjustment to Appropriated Partners’ Capital because the VIE is funded with equity and 100% of the equity ownership of the VIE is held by unconsolidated Apollo funds and one unaffiliated third party. Changes in the fair value of assets and liabilities and the related interest, dividend and other income for this VIE subsequent to adoption of the amended guidance are recorded within Non-Controlling Interests in consolidated entities in the consolidated statement of financial condition and within net gains from investment activities of consolidated VIEs and net (income) loss attributable to Non-Controlling Interests in the consolidated statement of operations.

Two VIEs were formed during 2010 to issue collateralized notes in the legal form of debt backed by financial assets resulting in consolidation of each of these entities at fair value. Changes in the fair value of the assets and liabilities of these two VIEs and the related interest and other income are presented within Appropriated Partners’ Capital in the consolidated statement of financial condition as these VIEs are funded solely with debt and within net gains from investment activities of consolidated variable interest entities and net (income) loss attributable to Non-Controlling Interests in the consolidated statement of operations. Such amounts are recorded within Appropriated Partners’ Capital as, in each case, the VIE’s note holders, not Apollo, will ultimately receive the benefits or absorb the losses associated with the VIE’s assets and liabilities.

The fourth VIE was formed during the fourth quarter of 2010, and the Company determined at the time of formation that it was the primary beneficiary of such VIE. The VIE was funded solely with equity and held by an unconsolidated fund and qualified as an asset-backed financing entity. Based on a restructuring of the VIE, which occurred later in the fourth quarter of 2010, the Company no longer possessed the power to direct the activities of such VIE resulting in deconsolidation of the VIE. As a result of the deconsolidation, the assets and liabilities are not reflected on the Company’s consolidated statement of financial condition as of December 31, 2010, but the

F-12

APOLLO GLOBAL MANAGEMENT, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands, except share data)

(continued)

entity’s profits and losses for the period it was consolidated are reflected within net gains from investing activities of consolidated variable interest entities and net (income) loss attributable to Non-Controlling Interests in the Company’s consolidated statement of operations for the year ended December 31, 2010.

Assets and liability amounts of the consolidated VIEs are shown in separate sections within the consolidated statement of financial condition as of December 31, 2010.

Refer to additional disclosures regarding VIEs in note 5. Intercompany transactions and balances, if any, have been eliminated in the consolidation.

Equity Method—For entities over which the Company exercises significant influence but which do not meet the requirements for consolidation, the Company uses the equity method of accounting, whereby the Company records its share of the underlying income or loss of these entities. Income (loss) from equity method investments is recognized as part of other income (loss) in the consolidated statements of operations.

Apollo evaluates its equity method investments for impairment whenever events or changes in circumstances indicate that the carrying amounts of such investments may not be recoverable. The difference between the carrying value of the equity method investments and the estimated fair value of such investments is recognized as an impairment when the loss is deemed other than temporary.

Non-Controlling Interest—For entities that are consolidated, but not 100% owned, a portion of the income or loss and corresponding equity is allocated to owners other than Apollo. The aggregate of the income or loss and corresponding equity that is not owned by the Company is included in Non-Controlling Interest in the consolidated financial statements. The Non-Controlling Interest relating to Apollo Global Management, LLC primarily includes the approximately 71% ownership interest in the Apollo Operating Group held by the Managing Partners and Contributing Partners through their limited partner interests in Holdings and other ownership interests in consolidated entities, which primarily consist of the approximate 97% ownership interest held by limited partners in AAA. Non-Controlling Interests also include limited partner interests of Apollo managed funds in certain consolidated VIEs.

The authoritative guidance for Non-Controlling Interest in consolidated financial statements requires reporting entities to present Non-Controlling Interests as equity and provides guidance on the accounting for transactions between an entity and Non-Controlling Interests. According to the guidance, (1) Non-Controlling Interests are presented as a separate component of shareholders’ equity on the Company’s consolidated statements of financial condition, (2) net income (loss) includes the net income (loss) attributed to the Non-Controlling Interest holders on the Company’s consolidated statements of operations, (3) the primary components of Non-Controlling Interest are separately presented in the Company’s consolidated statements of changes in shareholders’ equity to clearly distinguish the interests in the Apollo Operating Group and other ownership interests in the consolidated entities and (4) profits and losses are allocated to Non-Controlling Interests in proportion to their ownership interests regardless of their basis.

Cash and Cash Equivalents—Apollo considers all highly liquid short-term investments with original maturities of 90 days or less when purchased to be cash equivalents. Substantially all amounts on deposit in interest-bearing accounts with major financial institutions exceed insured limits.

Restricted Cash—Restricted cash represents cash deposited at a bank, which is pledged as collateral in connection with leased premises.

F-13

APOLLO GLOBAL MANAGEMENT, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands, except share data)

(continued)

Revenues—Revenues are reported in three separate categories that include (i) management fees from affiliates, which are based on committed capital, invested capital, net asset value, gross assets or as otherwise defined in the respective agreements; (ii) advisory and transaction fees from affiliates, which relate to the investments the funds make and may include individual monitoring agreements with the portfolio companies and debt investment vehicles of the private equity funds and capital markets funds; and (iii) carried interest income (loss) from affiliates, which is normally based on the performance of the funds subject to preferred return.

Advisory and Transaction Fees from Affiliates—Advisory and transaction fees, including directors’ fees are recognized when the underlying services rendered are substantially completed in accordance with the terms of their transaction and advisory agreements. Additionally, during the normal course of business, the Company incurs certain costs related to private equity fund transactions that are not consummated (“Broken Deal Costs”). Refer to the “Pending Deal Costs” policy below for information regarding how and when the Company accounts for Broken Deal Costs.

As a result of providing advisory services to certain private equity and capital markets portfolio companies, Apollo is entitled to receive fees for transactions related to the acquisition and disposition of portfolio companies as well as ongoing monitoring of portfolio company operations. The amounts due from portfolio companies are included in “Due from Affiliates,” which is discussed further in note 15. Under the terms of the limited partnership agreements for certain funds, the management fee payable by the funds is subject to a reduction based on a certain percentage of such transaction fees, net of applicable broken deal costs (“Management Fee Offset”). Such amounts are presented as a reduction to Advisory and Transaction Fees from Affiliates in the consolidated statements of operations.

Management Fees from Affiliates—Management fees for private equity funds, real estate funds and certain capital markets funds are recognized in the period during which the related services are performed in accordance with the contractual terms of the related agreement. Management fees for private equity funds and certain capital markets funds are based upon a percentage of the capital committed during the commitment period, and thereafter based on the remaining invested capital of unrealized investments. For most capital markets funds, management fees are recognized in the period during which the related services are performed and are based upon net asset value, gross assets or as otherwise defined in the respective agreements.

Carried Interest Income (Loss) from Affiliates—Apollo is entitled to an incentive return that can normally amount to as much as approximately 20% of the total returns on funds’ capital, depending upon performance. Performance-based fees are assessed as a percentage of the investment performance of the funds. The carried interest income from affiliates for any period is based upon an assumed liquidation of the fund’s net assets on the reporting date, and distribution of the net proceeds in accordance with the fund’s income allocation provisions. The net carried interest income distributed may be subject to repayment based on subsequent performance of the fund in accordance with the respective partnership agreements. Carried interest receivable is presented separately in the consolidated statements of financial condition.

Management Fee Waiver and Notional Investment Program—Under the terms of certain investment fund partnership agreements, Apollo may from time to time elect to forgo a portion of the management fee revenue that is due from the funds and instead receive a right to a proportionate interest in future distributions of profits of those funds. Waived fees recognized during the period are included in management fees from affiliates in the consolidated statements of operations. This election allows certain employees of Apollo to waive a portion of their respective share of future income from Apollo and receive, in lieu of a cash distribution, title and ownership of the profits interests in the respective fund. Apollo immediately assigns the profits interests received to its

F-14

APOLLO GLOBAL MANAGEMENT, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands, except share data)

(continued)

employees. Such assignments of profits interests are treated as compensation and benefits when assigned.

Deferred Revenue—Apollo earns management fees subject to the Management Fee Offset. When advisory and transaction fees are earned by the management company, the Management Fee Offset reduces the management fee obligation of the fund. When the management company receives cash for advisory and transaction fees, a certain percentage is allocated as a credit to reduce future management fees, otherwise payable by such fund. Such credit is classified as deferred revenue in the consolidated statements of financial condition. As the management fees earned by the management company are presented on a gross basis, any Management Fee Offsets calculated are presented as a reduction to advisory and transaction fees in the consolidated statements of operations.

Additionally, Apollo earns advisory fees pursuant to the terms of the advisory agreements with certain of the portfolio companies that are owned by the funds. When Apollo receives a payment from a portfolio company that exceeds the advisory fees earned at that point in time, the excess payment is classified as deferred revenue in the consolidated statements of financial condition. The advisory agreements with the portfolio companies vary in duration and the associated fees are received monthly, quarterly or annually. Deferred revenue is reversed and recognized as revenue over the period that the agreed upon services are performed.

Under the terms of the funds’ partnership agreements, Apollo is normally required to bear organizational expenses over a set dollar amount and placement costs in connection with the offering and sale of interests in the funds to investors. The placement fees are payable to placement agents, who are independent third parties that assist in identifying potential investors, securing commitments to invest from such potential investors, preparing or revising offering and marketing materials, developing strategies for attempting to secure investments by potential investors and/or providing feedback and insight regarding issues and concerns of potential investors, when a limited partner either commits or funds a commitment to a fund. In certain instances the placement fees are paid over a period of time. Based on the management agreements with the funds, Apollo considers placement fees and organizational costs paid in determining if cash has been received in excess of the management fees earned. Placement fees and organizational costs are normally the obligation of Apollo but can be paid for by the funds. When these costs are paid by the fund, the resulting obligations are included within deferred revenue. The deferred revenue balance will also be reduced during future periods when management fees are earned but not paid.

Interest and Other Income—Apollo recognizes security transactions on the trade date. Interest income is recognized as earned on an accrual basis. Discounts and premiums on securities purchased are accreted or amortized over the life of the respective securities using the effective interest method. Realized gains and losses are recorded based on the specific identification method.

Due from/to Affiliates—Apollo considers its existing partners, employees, certain former employees, non-consolidated private equity funds, non-consolidated capital markets funds, real estate funds, private equity fund portfolio companies, certain real estate management companies and certain advisors to be affiliates or related parties.

Investments, at Fair Value—The Company follows U.S. GAAP attributable to fair value measurements, which among other things, requires enhanced disclosures about investments that are measured and reported at fair value. Investments, at fair value, represent investments of the consolidated funds and investments of the consolidated VIEs and the unrealized gains and losses resulting from changes in the fair value are reflected as net

F-15

APOLLO GLOBAL MANAGEMENT, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands, except share data)

(continued)

gains from investment activities and net gains from investment activities of the consolidated variable interest entities, respectively, in the consolidated statement of operations. In accordance with U.S. GAAP, investments measured and reported at fair value are classified and disclosed in one of the following categories:

Level I—Quoted prices are available in active markets for identical investments as of the reporting date. The type of investments included in Level I include listed equities and listed derivatives. As required by U.S. GAAP, the Company does not adjust the quoted price for these investments, even in situations where the Company holds a large position and the sale of such position would likely deviate from the quoted price.

Level II—Pricing inputs are other than quoted prices in active markets, which are either directly or indirectly observable as of the reporting date, and fair value is determined through the use of models or other valuation methodologies. Investments that are generally included in this category include corporate bonds and loans, less liquid and restricted equity securities and certain over-the-counter derivatives where the fair value is based on observable inputs. These investments exhibit higher levels of liquid market observability as compared to Level III investments. The Company subjects broker quotes to various criteria in making the determination as to whether a particular investment would qualify for treatment as a Level II investment. These criteria include, but are not limited to, the number and quality of broker quotes, the standard deviation of obtained broker quotes, and the percentage deviation from independent pricing services.

Level III—Pricing inputs are unobservable for the investment and includes situations where there is little, if any, market activity for the investment. The inputs into the determination of fair value require significant management judgment or estimation. Investments that are included in this category generally include general and limited partnership interests in corporate private equity and real estate funds, mezzanine funds, funds of hedge funds, distressed debt and non-investment grade residual interests in securitizations and collateralized debt obligations where the fair value is based on observable inputs as well as unobservable inputs. When a security is valued based on broker quotes, the Company subjects those broker quotes to various criteria in making the determination as to whether a particular investment would qualify for treatment as a Level II or Level III investment. Some of the factors we consider include the number of broker quotes we obtain, the quality of the broker quotes, the standard deviations of the observed broker quotes and the corroboration of the broker quotes to independent pricing services.

In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, an investment’s level within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the investment when the fair value is based on unobservable inputs.

Private Equity Investments

The value of liquid investments, where the primary market is an exchange (whether foreign or domestic) is determined using period end market prices. Such prices are generally based on the last sales price on the date of determination.

Valuation approaches used to estimate the fair value of investments that are less liquid include the income approach and the market approach. The income approach provides an indication of fair value based on the present value of cash flows that a business or security is expected to generate in the future. The most widely used methodology used in the income approach is a discounted cash flow method. Inherent in the discounted cash flow method are assumptions of expected results and a calculated discount rate. The market approach provides an indication of fair value based on a comparison of the subject company to comparable publicly traded companies

F-16

APOLLO GLOBAL MANAGEMENT, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands, except share data)

(continued)

and transactions in the industry. The market approach is driven more by current market conditions of actual trading levels of similar companies and actual transaction data of similar companies. Consideration may also be given to such factors as the Company’s historical and projected financial data, valuations given to comparable companies, the size and scope of the Company’s operations, the Company’s strengths, weaknesses, expectations relating to the market’s receptivity to an offering of the Company’s securities, applicable restrictions on transfer, industry information and assumptions, general economic and market conditions and other factors deemed relevant. As part of management’s process, the Company utilizes a valuation committee to review and approve the valuations. However, because of the inherent uncertainty of valuation, those estimated values may differ significantly from the values that would have been used had a ready market for the investments existed, and the differences could be material.

Capital Markets Investments

The majority of the investments in Apollo’s capital markets funds are valued using quoted market prices. Debt and equity securities that are not publicly traded or whose market prices are not readily available are valued at fair value utilizing recognized pricing services, market participants or other sources. The capital markets funds also enter into foreign currency exchange contracts, credit default swap contracts, and other derivative contracts, which may include options, caps, collars and floors. Foreign currency exchange contracts are marked-to-market by recognizing the difference between the contract exchange rate and the current market rate as unrealized appreciation or depreciation. If securities are held at the end of this period, the changes in value are recorded in income as unrealized. Realized gains or losses are recognized when contracts are settled. Credit default swap contracts are recorded at fair value as an asset or liability with changes in fair value recorded as unrealized appreciation or depreciation. Realized gains or losses are recognized at the termination of the contract based on the difference between the close-out price of the credit default contract and the original contract price.

Forward contracts are valued based on market rates obtained from counterparties or prices obtained from recognized financial data service providers. When determining fair value pricing when no market value exists, the value attributed to an investment is based on the enterprise value at the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Valuation approaches used to estimate the fair value of illiquid investments included in Apollo’s capital markets funds also may use the income approach or market approach. The valuation approaches used consider, as applicable, market risks, credit risks, counterparty risks and foreign currency risks.

Real Estate Investments

For ARI and the AGRE CMBS Account, we seek market pricing data from brokers, collateral agents or market makers, when available, and corroborate quotes received by attempting to obtain quotes from independent pricing services. We value all other assets of the fund at fair value in accordance with U.S. GAAP. For our opportunistic real estate funds (in the case of CPI), valuations of non-marketable underlying investments are determined using methods that include, but are not limited to (i) discounted cash flow estimates or comparable analysis prepared internally, (ii) third party appraisals or valuations by qualified real estate appraisers, and (iii) contractual sales value of investments/properties subject to bona fide purchase contracts. Due to the inherent uncertainty of determining the fair value of investments that do not have a readily available market value, the value of investments by certain of our real estate funds may differ significantly from the values that would have been used had a readily available market value existed for such investments, and the differences could be material.

F-17

APOLLO GLOBAL MANAGEMENT, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands, except share data)

(continued)

Fair Value of Financial Instruments

U.S. GAAP guidance requires the disclosure of the estimated fair value of financial instruments. The fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale.

Except for the Company’s debt obligation related to the AMH Credit Agreement (as defined in note 9), Apollo’s financial instruments are recorded at fair value or at amounts whose carrying value approximates fair value. See “Investments, at Fair Value” above. While Apollo’s valuations of portfolio investments are based on assumptions that Apollo believes are reasonable under the circumstances, the actual realized gains or losses will depend on, among other factors, future operating results, the value of the assets and market conditions at the time of disposition, any related transaction costs and the timing and manner of sale, all of which may ultimately differ significantly from the assumptions on which the valuations were based. Other financial instruments carrying values generally approximate fair value because of the short-term nature of those instruments or variable interest rates related to the borrowings. As disclosed in note 12, the Company’s long term debt obligation related to the AMH Credit Agreement is believed to have an estimated fair value of approximately $728.3 million based on a yield analysis using available market data of comparable securities with similar terms and remaining maturities. However, the carrying value that is recorded on the consolidated statement of financial condition is the amount for which we expect to settle the long term debt obligation.

Fair Value Option—Apollo has elected the fair value option for the assets and liabilities of the consolidated VIEs. Such election is irrevocable and is applied to financial instruments on an individual basis at initial recognition. Apollo has applied the fair value option for certain corporate loans, other investments and debt obligations held by these entities that otherwise would not have been carried at fair value. Refer to note 5 for further disclosure on financial instruments of the consolidated VIEs for which the fair value option has been elected.

Interest Rate Swap Agreements—In accordance with U.S. GAAP, Apollo recognizes derivatives as either an asset or liability measured at fair value. In order to reduce interest rate risk, Apollo entered into interest rate swap agreements which were formally designated as cash flow hedges. To qualify for cash flow hedge accounting, interest rate swaps must meet certain criteria, including (a) the items to be hedged expose Apollo to interest rate risk and (b) the interest rate swaps are highly effective in reducing Apollo’s exposure to interest rate risk. Apollo formally documents at inception its hedge relationships, including identification of the hedging instruments and the hedged items, its risk management objectives, its strategy for undertaking the hedge transaction and Apollo’s evaluation of effectiveness. Effectiveness is periodically assessed based upon a comparison of the relative changes in the cash flows of the interest rate swaps and the items being hedged.

For derivatives that have been formally designated as cash flow hedges, the effective portion of changes in the fair value of the derivatives are recorded in accumulated other comprehensive (loss) income (“OCI”). Amounts in OCI are reclassified into earnings when interest expense on the underlying borrowings is recognized. If, at any time, the swaps are determined to be ineffective, in whole or in part, due to changes in the interest rate swap or underlying debt agreements, the fair value of the portion of the interest rate swap determined to be ineffective will be recognized as a gain or loss in the consolidated statements of operations.

F-18

APOLLO GLOBAL MANAGEMENT, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands, except share data)

(continued)

Financial Instruments held by Consolidated VIEs

The consolidated VIEs hold investments that are traded over-the-counter. Investments in securities that are traded on a securities exchange or comparable over-the-counter quotation systems are valued based on the last reported sale price at that date. If no sales of such investments are reported on such date, and in the case of over-the-counter securities or other investments for which the last sale date is not available, valuations are based on independent market quotations obtained from market participants, recognized pricing services or other sources deemed relevant, and the prices are based on the average of the “bid” and “ask” prices, or at ascertainable prices at the close of business on such day. Market quotations are generally based on valuation pricing models or market transactions of similar securities adjusted for security-specific factors such as relative capital structure priority and interest and yield risks, among other factors.

The consolidated VIEs also have debt obligations that are recorded at fair value. The valuation approach used to estimate the fair values of debt obligations is the discounted cash flow method, which includes consideration of the cash flows of the debt obligation based on projected quarterly interest payments and quarterly amortization. Debt obligations are discounted based on the appropriate yield curve given the loan’s respective maturity and credit rating. Management uses its discretion and judgment in considering and appraising relevant factors for determining the valuations of its debt obligations.

Loan impairment—For loans classified as held-for-investment, the Company evaluates the loans for possible impairment on a quarterly basis. Impairment occurs when it is deemed probable that the company will not be able to collect all amounts due according to the contractual terms of the loan. Impairment is then measured based on the present value of expected future cash flows discounted at the loan’s effective rate or the fair value of the collateral, if the loan is collateral dependent. Upon measurement of impairment, the Company records an allowance to reduce the carrying value of the loan with a corresponding charge to net income. Significant judgments are required in determining impairment, including making assumptions regarding the value of the loan, the value of the underlying collateral and other provisions such as guarantees. At December 31, 2010, the Company’s impairment analysis was done on a specific identification basis and no allowance for loan loss was recorded.

Other Investments—The Company’s investments in the funds that it manages and are not consolidated, are accounted for under the equity method of accounting, whereby the Company records its share of the underlying income or loss of such funds as income (loss) from equity method investments in the consolidated statements of operations. The funds that the Company manages are, for U.S. GAAP purposes, investment companies and therefore apply specialized accounting principles and reflect their underlying investments at estimated fair value.

Pending Deal Costs—Pending deal costs consist of certain costs incurred (e.g. research costs) related to private equity and capital markets fund transactions that we are pursuing but which have not yet been consummated. These costs are deferred until such transactions are broken or successfully completed. A transaction is determined to be broken upon management’s decision to no longer pursue the transaction. In accordance with the related fund agreements, in the event the deal is broken, all of the costs are reimbursed by the funds and considered in the calculation of the Management Fee Offset. These offsets are included in Advisory and Transaction Fees from Affiliates in the Company’s consolidated statements of operations. If a deal is successfully completed, Apollo is reimbursed by the fund or a fund’s portfolio company for all costs incurred.

Fixed Assets—Fixed Assets consist primarily of ownership interests in aircraft, leasehold improvements, furniture, fixtures and equipment, computer hardware and software and are recorded at cost, net of accumulated depreciation and amortization. Depreciation and amortization is calculated using the straight-line method over

F-19

APOLLO GLOBAL MANAGEMENT, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands, except share data)

(continued)

the assets’ estimated useful lives. Aircraft engine overhauls are capitalized and depreciated until the next expected overhaul. Expenditures for repairs and maintenance are charged to expense when incurred. The Company evaluates long-lived assets for impairment periodically and whenever events or changes in circumstances indicate, the carrying amounts of the assets may be impaired.

Business Combinations—The Company accounts for acquisitions using the purchase method of accounting in accordance with U.S. GAAP. The purchase price of the acquisition is allocated to the assets acquired and liabilities assumed using the fair values determined by management as of the acquisition date. The acquisitions and dispositions described in notes 1 and 3 are accounted for using the purchase method of accounting.

Goodwill and Intangible Assets—Goodwill and indefinite-life intangible assets must be reviewed annually for impairment or more frequently if circumstances indicate impairment may have occurred. Identifiable finite- life intangible assets, by contrast, are amortized over their estimated useful lives, which are periodically re-evaluated for impairment or when circumstances indicate an impairment may have occurred. Apollo amortizes its identifiable finite-life intangible assets using the straight-line method. At June 30, 2010, the Company performed its annual impairment testing and determined there was no impairment of goodwill or indefinite life intangible assets at such time.

Profit Sharing Payable—Profit sharing payable represents the amounts payable to employees and former employees who are entitled to a proportionate share of carried interest income in one or more funds. The liability is calculated based upon the changes to realized and unrealized carried interest and is therefore not payable until the carried interest itself is realized.

Debt Issuance Costs—Debt issuance costs consist of costs incurred in obtaining financing and are amortized over the term of the financing using the effective interest method. These costs are included in Other Assets on the consolidated statements of financial condition.

Foreign Currency—The Company may, from time to time, hold foreign currency denominated assets and liabilities. Such assets and liabilities are translated using the exchange rates prevailing at the end of each reporting period. The functional currency of the Company’s international subsidiaries is the U.S. Dollar, as their operations are considered an extension of U.S. parent operations. Non-monetary assets and liabilities of the Company’s international subsidiaries are remeasured into the functional currency using historical exchange rates specific to each asset and liability. The results of the Company’s foreign operations are normally remeasured using an average exchange rate for the respective reporting period. All currency remeasurement adjustments are included within other income (loss) in the consolidated statements of operations. Gains and losses on the settlement of foreign currency transactions are also included within Other Income (Loss), Net in the consolidated statements of operations.

Compensation and Benefits—Compensation and benefits includes salaries, bonuses, severance and employee benefits. Individuals who owned direct equity interests and participated in the governing process are considered partners.

Bonuses are accrued over the service period. From time to time, the Company may distribute profit interests received in lieu of management fees. Profits interests in funds received as a result of waived management fees, which are considered compensation, are granted to certain investment professionals. Additionally, certain employees have arrangements whereby they are entitled to receive a percentage of carried interest income based on the fund’s performance. To the extent that individuals are entitled to a percentage of the carried interest

F-20

APOLLO GLOBAL MANAGEMENT, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands, except share data)

(continued)

income, and such entitlement is subject to potential forfeiture at inception, such arrangements are accounted for as profit sharing plans, and compensation expense is recognized as the related carried interest income is recognized. Profit sharing expense can be reversed during periods when there is a decline in carried interest income that was previously recognized.

The Company sponsors a 401(k) Savings Plan whereby U.S.-based employees are entitled to participate in the plan based upon satisfying certain eligibility requirements. The Company may provide discretionary contributions from time to time. No contributions relating to this plan were made by the Company for the years ended December 31, 2010, 2009 and 2008, respectively.

The components of compensation and benefits have been expanded in 2009 and 2008 to conform with the 2010 presentation.

Equity-Based Compensation—Equity-based compensation is accounted for in accordance with U.S. GAAP, which requires that the cost of employee services received in exchange for an award of equity instruments generally be measured based on the grant date fair value of the award. Equity-based awards that do not require future service (i.e., vested awards) are expensed immediately. Equity-based employee awards that require future service are expensed over the relevant service period. The Company estimates forfeitures for equity-based awards that are not expected to vest.

Comprehensive (Loss) Income—U.S. GAAP guidance establishes standards for reporting comprehensive income and its components in a financial statement that is displayed with the same prominence as other financial statements. U.S. GAAP requires that the Company classify items of OCI by their nature in the financial statements and display the accumulated balance of OCI separately in the shareholders’ equity section of the Company’s consolidated statements of financial condition. Comprehensive income (loss) consists of net income (loss) and OCI. Apollo’s OCI is primarily comprised of the effective portion of changes in the fair value of the interest rate swap agreements discussed previously. If, at any time, any of the Company’s subsidiaries’ functional currency becomes non-U.S. dollar denominated, the Company will record foreign currency cumulative translation adjustments in OCI.

Income Taxes—The Apollo Operating Group and its subsidiaries continue to generally operate in the U.S. as partnerships for U.S. Federal income tax purposes and generally as corporate entities in non-U.S. jurisdictions. Accordingly, these entities in some cases are subject to New York City unincorporated business tax, or in the case of non-U.S. entities, to non-U.S. corporate income taxes. In addition, APO Corp., a wholly-owned subsidiary of the Company, is subject to U.S. Federal, state and local corporate income tax, and the Company’s provision for income taxes is accounted for in accordance with U.S. GAAP.

As significant judgment is required in determining tax expense and in evaluating tax positions, including evaluating uncertainties, we recognize the tax benefits of uncertain tax positions only where the position is “more likely than not” to be sustained assuming examination by tax authorities. The tax benefit is measured as the largest amount of benefit that has a greater than 50 percent likelihood of being realized upon ultimate settlement. If a tax position is not considered more likely than not to be sustained, then no benefits of the position are recognized. The Company’s tax positions are reviewed and evaluated quarterly and determine whether or not we have uncertain tax positions that require financial statement recognition.

Deferred income taxes are provided for the effects of temporary differences between the tax basis of an asset or liability and its reported amount in the consolidated statements of financial condition. These temporary differences result in taxable or deductible amounts in future years.

F-21

APOLLO GLOBAL MANAGEMENT, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands, except share data)

(continued)

Net Income (Loss) Per Class A Share—U.S. GAAP requires use of the two-class method of computing earnings per share for all periods presented for each class of common stock and participating security as if all earnings for the period had been distributed. Under the two-class method, during periods of net income, the net income is first reduced for dividends declared on all classes of securities to arrive at undistributed earnings. During periods of net losses, the net loss is reduced for dividends declared on participating securities only if the security has the right to participate in the earnings of the entity and an objectively determinable contractual obligation to share in net losses of the entity.

Under the two-class method, the numerator for basic earnings per share is determined by allocating the undistributed earnings among common and participating securities to the extent each security shares in such earnings. The numerator for diluted earnings per share is determined by adding dividends declared to the allocated undistributed earnings for the respective common and participating securities. Each total is then divided by the applicable number of shares to arrive at diluted earnings per share.

Use of Estimates—The preparation of the consolidated financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the consolidated financial statements, the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods. Apollo’s most significant estimates include goodwill, intangible assets, income taxes, carried interest income from affiliates, non-cash compensation and fair value of investments and debt in the consolidated and unconsolidated funds. Actual results could differ materially from those estimates.

Recent Accounting Pronouncements

On January 1, 2010, the Company adopted amended consolidation guidance issued by FASB on issues related to VIEs. The amended guidance significantly affects the overall consolidation analysis, changing the approach taken by companies in identifying which entities are VIEs and in determining which party is the primary beneficiary. The amended guidance requires continuous assessment of the reporting entity’s involvement with such VIEs. The amended guidance also enhances the disclosure requirements for a reporting entity’s involvement with VIEs, including presentation on the consolidated statements of financial condition of assets and liabilities of consolidated VIEs that meet the separate presentation criteria and disclosure of assets and liabilities recognized in the consolidated statements of financial condition and the maximum exposure to loss for those VIEs in which a reporting entity is determined to not be the primary beneficiary but in which it has a variable interest. The guidance provides a limited scope deferral for a reporting entity’s interest in an entity that meets all of the following conditions: (a) the entity has all the attributes of an investment company as defined under AICPA Audit and Accounting Guide, Investment Companies, or does not have all the attributes of an investment company but is an entity for which it is acceptable based on industry practice to apply measurement principles that are consistent with the AICPA Audit and Accounting Guide, Investment Companies, (b) the reporting entity does not have explicit or implicit obligations to fund any losses of the entity that could potentially be significant to the entity and (c) the entity is not a securitization entity, asset-backed financing entity or an entity that was formerly considered a qualifying special-purpose entity. The reporting entity is required to perform a consolidation analysis for entities that qualify for the deferral in accordance with previously issued guidance on variable interest entities. Apollo’s involvement with the funds it manages is such that all three of the above conditions are met with the exception of certain vehicles which fail condition (c) above. As previously mentioned, the incremental impact of adopting the amended consolidation guidance has resulted in the consolidation of certain VIEs managed by the Company. Additional disclosures related to Apollo’s involvement with VIEs are presented in note 5.

F-22

APOLLO GLOBAL MANAGEMENT, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands, except share data)

(continued)

In January 2010, the FASB issued guidance on improving disclosures about fair value measurements. The guidance requires additional disclosure on transfers in and out of Levels I and II fair value measurements in the fair value hierarchy and the reasons for such transfers. In addition, for fair value measurements using significant unobservable inputs (Level III), the reconciliation of beginning and ending balances must be presented on a gross basis, with separate disclosure of gross purchases, sales, issuances, settlements and transfers in and transfers out of Level III. The new guidance also requires enhanced disclosures on the fair value hierarchy to disaggregate disclosures by each class of assets and liabilities. In addition, an entity is required to provide further disclosures on valuation techniques and inputs used to measure fair value for fair value measurements that fall in either Level II or Level III. Except for the Level III reconciliation disclosures, this guidance became effective for the Company beginning January 1, 2010. The adoption of this guidance did not have a material impact on the Company’s consolidated financial statements. The Level III reconciliation disclosures are effective for fiscal years beginning after December 15, 2010. The adoption of this guidance is not expected to have a material impact on the Company’s consolidated financial statements.

In April 2010, the FASB issued guidance on the accounting for stock awards to employees of a foreign operation or employees whose pay is denominated in a currency other than the one in which the equity security trades. The guidance clarifies that share-based payment awards with an exercise price denominated in the currency of a market in which a substantial portion of the entity’s equity securities trade shall not be considered to contain a condition that is not a market, performance or service condition. Such an award shall not be classified as a liability if it otherwise qualifies for equity classification. The guidance is effective for fiscal years and interim periods ending after December 15, 2010. The Company makes share-based payment awards to employees in foreign operations. The guidance is not expected to have a material impact on the Company’s consolidated financial statements.

In December 2010, the FASB issued an update which includes amendments to modify Step 1 of the goodwill impairment test for reporting units with zero or negative carrying amounts. For those reporting units, an entity is required to perform Step 2 of the goodwill impairment test if it is more likely than not that a goodwill impairment exists. For public entities, the amendments in this update are effective for fiscal years, and interim periods within those years, beginning after December 15, 2010. For nonpublic entities, the amendments are effective for fiscal years, and interim periods within those years, beginning after December 15, 2011. The adoption of this guidance is not expected to have a material impact on the Company’s consolidated financial statements.

In December 2010, the FASB issued an update which includes amendments to specify that if a public entity presents comparative financial statements, the entity should disclose revenue and earnings of the combined entity as though the business combination(s) that occurred during the current year had occurred as of the beginning of the comparable prior annual reporting period only. The amendments in this update also expand the supplemental pro forma disclosures under Topic 805 to include a description of the nature and amount of material, non-recurring pro forma adjustments directly attributable to the business combination included in the reported pro forma revenue and earnings. The amendments in this update are effective prospectively for business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2010. The adoption of this guidance does not currently have an impact on the Company’s consolidated financial statements. The Company will continue to evaluate the future impact that this guidance may have on the Company’s consolidated financial statements as it relates to any future business combinations.

F-23

APOLLO GLOBAL MANAGEMENT, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands, except share data)

(continued)

3. ACQUISITIONS AND BUSINESS COMBINATIONS

Acquisition of Non-Controlling Interests

Pursuant to the Reorganization described in note 1, the Company acquired interests in the predecessor businesses from the predecessor owners. These interests were acquired, in part, through an exchange of Holdings’ units (“Units”) and, in part, through the payment of cash.

This Reorganization has been accounted for partially as a transfer of interests under common control and as an acquisition of Non-Controlling Interests in accordance with U.S. GAAP. The cash paid for the interests acquired from members of the Control Group has been charged to equity. Cash payments related to the acquisition of interests outside of the Control Group have been accounted for using the purchase method of accounting.

The total consideration paid to the Contributing Partners including contingent consideration of $7.8 million paid in January and April 2008, aggregated to $164.2 million. The excess of the purchase price paid over the fair value of the tangible assets acquired approximates $148.2 million and has been included in the captions Goodwill and Intangible Assets, Net in the consolidated statements of financial condition as of December 31, 2010 and 2009.

The finite-life intangible assets related to (i) trade names, (ii) the contractual right to receive future fee income from management and advisory services and (iii) the contractual right to earn future carried interest income from the private equity and capital markets funds. These finite-life intangible assets were estimated to be $100.3 million. The residual amount representing the purchase price in excess of fair value of the tangible and intangible assets is $47.9 million and has been recorded as Goodwill.

The Company has performed an analysis and an evaluation of the excess of the cost over the net tangible assets acquired and liabilities assumed. The Company has determined the following estimated fair values for the acquired assets and liabilities assumed as of the date of acquisition.

Purchase price	$164,246

Net assets acquired, at fair value	$16,049
Trade names/contractual rights	100,300

Total	116,349
Goodwill	47,897

Purchase price allocation	$164,246

F-24

APOLLO GLOBAL MANAGEMENT, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands, except share data)

(continued)

The estimated useful lives of the finite-life intangibles range between 2 and 20 years. The Company is amortizing these finite-life intangibles over their estimated useful lives using the straight-line method. The weighted average useful life of the finite-life intangibles is approximately 10 years.

	Useful Life in Years	December 31,
		2010	2009
Trade names	20	$400	$400
Existing contractual relationships—Capital Markets	14	42,700	42,700
Existing contractual relationships—Private Equity	2–15	57,200	57,200

Total identifiable intangible asset, at fair value		100,300	100,300
Less: Accumulated amortization of intangibles		(43,593)	(31,249)

Net identifiable intangible assets, at fair value		$56,707	$69,051

Business Combinations

On February 1, 2010, the Company acquired substantially all of the assets of a limited company incorporated under the laws of Hong Kong and related entities thereto. The Company paid cash consideration of $1.4 million for identifiable assets with a combined fair value of $0.4 million, which resulted in $1.0 million of additional goodwill.

On November 12, 2010, Apollo completed the acquisition of substantially all of the assets of Citi Property Investors (“CPI”), the real estate investment management group of Citigroup Inc. CPI had AUM of approximately $3.6 billion as of December 31, 2010. CPI is an integrated real estate investment platform with investment professionals located in Asia, Europe and North America. As part of the acquisition, Apollo received cash of $15.5 million and acquired general partner interests in, and advisory agreements with, various real estate investment funds and co-invest vehicles and added to its team of real estate professionals. The consideration transferred in the acquisition is a contingent consideration in the form of a liability incurred by Apollo to CPI. The liability is an obligation of Apollo to transfer cash to CPI based on a specified percentage of future earnings. The estimated fair value of the contingent liability is $1.2 million as of December 31, 2010. In accordance with U.S. GAAP, the acquisition was accounted for as a business combination and the Company recorded a $24.1 million gain on acquisition which is included in Other Income (Loss), Net in the accompanying consolidated statements of operations.

The finite-life intangible assets relate to management contracts associated with the CPI funds. The fair value of the management contracts was estimated to be $8.3 million. The Company also received $15.5 million of cash and recorded a receivable valued at $1.5 million as of December 31, 2010.

F-25

APOLLO GLOBAL MANAGEMENT, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands, except share data)

(continued)

The Company has performed an analysis and an evaluation of the net assets acquired and liabilities assumed. The Company has determined the following estimated fair values for the acquired assets and liabilities assumed:

Tangible Assets:
Cash	$15,468
Receivables, at fair value	1,500
Intangible Assets:
Management Contracts	8,300

Total Assets	25,268
Less: Contingent consideration, at fair value	(1,200)

Gain on Acquisition	$24,068

The estimated useful life of the management contracts is 2.5 years. The Company is amortizing the management contracts over their estimated useful life using the straight-line method.

	Useful Life in Years	December 31, 2010
Management contracts	2.5	$8,300
Less: Accumulated amortization of intangibles		(433)

Net identified intangible assets, at fair value		$7,867

Intangible Assets

Amortization expense related to the intangible assets subject to amortization, including the intangible assets in the current period of acquisition and the intangible assets as part of the acquisitions of Non-Controlling Interests, was $12.8 million, $12.7 million and $13.9 million for the years ended December 31, 2010, 2009, and 2008, respectively. Expected amortization of these intangible assets for each of the next 5 years and thereafter is as follows:

	2011	2012	2013	2014	2015	There- After	Total
Amortization of intangible assets	$14,836	$13,487	$7,831	$3,677	$3,677	$21,066	$64,574

Other Acquisition

On December 3, 2010, Apollo entered into a subscription agreement under which HFA Holdings Limited (“HFA”) will issue $75 million of mandatory convertible notes (the “MCNs”) to Apollo and a co-investor. Additionally, Apollo will distribute the investment products and services of Lighthouse Investment Partners, LLC (“Lighthouse”), HFA’s US-based subsidiary, through Apollo’s global distribution network (the “Alliance”). Lighthouse is a fund of hedge funds and managed account investment advisor for institutional and private investors. The Alliance and the issuance of the MCNs are subject to a number of conditions, including HFA shareholder approval and receipt of governmental and regulatory approvals, and is expected to close in the first half of 2011.

F-26

APOLLO GLOBAL MANAGEMENT, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands, except share data)

(continued)

4. INVESTMENTS

The following table represents Apollo’s investments:

	December 31,
	2010	2009
Investments, at fair value	$1,637,091	$1,364,973
Other investments	283,462	189,182

Total Investments	$1,920,553	$1,554,155

Investments at Fair Value

Investments at fair value consist of financial instruments held by AP Alternative Assets, L.P. (“AAA”), Apollo Commodities Trading Fund, L.P. (the “Commodities Trading Fund”) and the consolidated VIEs as discussed further in note 5. As of December 31, 2010 and 2009, the net assets of the consolidated funds and VIEs were $1,951.6 million and $1,364.6 million, respectively. The following investments are presented as a percentage of net assets of the consolidated funds and VIEs:

	December 31,
Investments, at Fair Value – Affiliates	2010							2009
	Fair Value				Cost		% of Net Assets of Consolidated Funds and VIEs	Fair Value		Cost	% of Net Assets of Consolidated Funds
	Private Equity		Capital Markets					Private Equity	Capital Markets
Investments, at fair value:
AAA	$1,637,091		$—		$1,695,992		83.9%	$1,324,939	$—	$1,753,985	97.1%
Commodities Trading Fund	—	(1)	—	(1)	—	(1)	—%	—	40,034	40,000	2.9%

Total Investments	$1,637,091		$—		$1,695,992			$1,324,939	$40,034	$1,793,985

(1)	Refer to note 1 for a discussion regarding consolidation of the Metals Trading Fund.

F-27

APOLLO GLOBAL MANAGEMENT, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands, except share data)

(continued)

Securities

At December 31, 2010 and 2009, the sole investment of AAA was its investment in AAA Investments, L.P. (“AAA Investments”). The following tables represent each investment of AAA Investments constituting more than five percent of the net assets of the consolidated funds and VIEs as of the aforementioned dates:

	December 31, 2010
	Instrument Type	Cost	Fair Value	% of Net Assets of Consolidated Funds and VIEs
Apollo Life Re Ltd.	Equity	$201,098	$249,900	12.8%
Apollo Strategic Value Offshore Fund, Ltd.	Investment Fund	113,772	160,262	8.2
Momentive Performance Materials Holdings Inc.	Equity	76,007	137,992	7.1
Rexnord Corporation	Equity	37,461	133,700	6.9
Leverage Source, L.P.	Equity	140,743	115,677	5.9
Apollo Asia Opportunity Offshore Fund, Ltd.	Investment Fund	102,530	110,029	5.6
Caesars Entertainment Corporation	Equity	176,729	99,000	5.1

	December 31, 2009
	Instrument Type	Cost	Fair Value	% of Net Assets of Consolidated Funds
Apollo Strategic Value Offshore Fund, Ltd.	Investment Fund	$144,111	$184,575	13.5%
Apollo Asia Opportunity Offshore Fund, Ltd.	Investment Fund	164,813	158,597	11.6
AP Investment Europe Limited	Investment Fund	339,488	135,473	9.9
Caesars Entertainment Corporation	Equity	165,625	126,000	9.2
Apollo European Principal Finance Fund, L.P.	Investment Fund	103,081	111,152	8.1
Apollo Life Re Ltd.	Equity	98,002	87,900	6.4
AP Charter Holdings, L.P.	Equity	45,107	82,955	6.1
Rexnord Corporation	Equity	37,461	82,700	6.1

In addition to AAA Investments’ private equity co-investment in Caesars Entertainment Corporation (formerly known as Harrah’s Entertainment, Inc.) (“Caesars”), as shown in the tables above, AAA Investments has an ownership interest in LeverageSource, L.P., which owns Caesars’ debt. AAA Investments’ combined share of these debt and equity investments is greater than 5% of the net asset of the consolidated funds and VIEs and is valued at $102.8 million and $129.4 million at December 31, 2010 and 2009, respectively. In addition to AAA Investments’ private equity co-investment in Momentive Performance Materials Holdings Inc. (“Momentive”) noted above, AAA Investments has an ownership interest in the debt of Momentive. AAA Investments’ combined share of these debt and equity investments is greater than 5% of the net assets of consolidated funds and VIEs and is valued at $138.8 million at December 31, 2010. Furthermore, AAA Investments owns equity, as a private equity co-investment, and debt, through its investment in Autumnleaf, L.P. and Apollo Fund VI BC, L.P., in CEVA Logistics. AAA Investments’ combined share of CEVA Logistics’ debt and equity investments was greater than 5% of the net assets of consolidated funds and was valued at $124.6 million and $97.8 million as of December 31, 2010 and 2009, respectively.

Apollo Strategic Value Offshore Fund, Ltd. (the “Apollo Strategic Value Fund”) primarily invests in the securities of leveraged companies in North America and Europe through three core strategies: distressed investments,

F-28

APOLLO GLOBAL MANAGEMENT, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands, except share data)

(continued)

value-driven investments and special opportunities. In connection with the redemptions requested by AAA Investments of its investment in the Apollo Strategic Value Fund, the remainder of AAA Investments’ investment in the Apollo Strategic Value Fund was converted into liquidating shares issued by the Apollo Strategic Value Fund. The liquidating shares are generally allocated a pro rata portion of each of Apollo Strategic Value Fund’s existing investments and liabilities, and as those investments are sold, AAA Investments is allocated the proceeds from such disposition less its proportionate share of any expenses incurred by the Apollo Strategic Value Fund.

Apollo Asia Opportunity Offshore Fund, Ltd. (“Asia Opportunity Fund”) is an investment vehicle that seeks to generate attractive risk-adjusted returns across market cycles by capitalizing on investment opportunities created by the increasing demand for capital in the rapidly expanding Asian markets. In connection with a redemption requested by AAA Investments of its investment in Asia Opportunity Fund, a portion of AAA Investments’ investment was converted into liquidating shares issued by the Asia Opportunity Fund. The liquidating shares are generally allocated a pro rata portion of each of Asia Opportunity Fund’s existing investments and liabilities, and as those investments are sold, AAA Investments is allocated the proceeds from such disposition less its proportionate share of any expenses incurred or reserves set by Asia Opportunity Fund. At December 31, 2010, the liquidating shares of Asia Opportunity Fund had a fair value of $45.0 million.

Net Gains (Losses) from Investment Activities

Net gains (losses) from investment activities on the consolidated statements of operations includes net realized gains (losses) from sales of investments, and the change in net unrealized gains (losses) resulting from changes in fair value of the affiliated funds’ investments and realization of previously unrealized gains (losses). The following table presents Apollo’s net gains (losses) from investment activities for the years ended December 31, 2010, 2009 and 2008:

	Year Ended December 31, 2010
	Private Equity	Capital Markets	Total
Realized losses on sales of investments	$—	$(2,240)	$(2,240)
Change in net unrealized gains (losses) due to changes in fair value	370,145	(34)	370,111

Net Gains (Losses) from Investment Activities	$370,145	$(2,274)	$367,871

	Year Ended December 31, 2009
	Private Equity	Capital Markets	Total
Realized gains on sales of investments	$584	$—	$584
Change in net unrealized gains due to changes in fair value	471,873	38,478	510,351

Net Gains from Investment Activities	$472,457	$38,478	$510,935

	Year Ended December 31, 2008
	Private Equity	Capital Markets	Total
Change in unrealized losses due to change in fair value	$(1,230,656)	$(38,444)	$(1,269,100)

Net losses from investment activities	$(1,230,656)	$(38,444)	$(1,269,100)

F-29

APOLLO GLOBAL MANAGEMENT, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands, except share data)

(continued)

Other Investments

Other investments primarily consist of equity method investments. Apollo’s share of operating income (loss) generated by these investments is recorded as other income (loss), net in the consolidated statements of operations.

Income (loss) from equity method investments for the years ended December 31, 2010, 2009 and 2008 consisted of the following:

	For the Years Ended December 31,
	2010		2009	2008
Investments:
Private Equity Funds:
AAA Investments	$215		$261	$(683)
Apollo Investment Fund IV, L.P. (“Fund IV”)	24		17	(68)
Apollo Investment Fund V, L.P. (“Fund V”)	39		44	(293)
Apollo Investment Fund VI, L.P. (“Fund VI”)	599		1,335	(187)
Apollo Investment Fund VII, L.P. (“Fund VII”)	37,499		31,527	(14,806)
Capital Markets Funds:
Apollo Special Opportunities Managed Account, L.P. (“SOMA”)	1,106		1,961	(1,343)
Apollo Value Investment Fund, L.P. (“VIF”)	29		57	(32)
Apollo Strategic Value Fund, L.P. (“SVF”)	21		57	(31)
Apollo Credit Liquidity Fund, L.P. (“ACLF”)	3,431		13,768	(11,028)
Apollo/Artus Investors 2007-I, L.P. (“Artus”)	4,895		2,249	(6,560)
Apollo Credit Opportunity Fund I, L.P. (“COF I”)	12,618		16,473	(7,096)
Apollo Credit Opportunity Fund II, L.P. (“COF II”)	3,610		8,294	(5,130)
Apollo European Principal Finance Fund, L.P. (“EPF”)	2,568		330	(1,973)
Apollo Investment Europe II, L.P. (“AIE II”)	1,496		2,937	(1,525)
Apollo Palmetto Strategic Partnership, L.P. (“Palmetto”)	903		258	—
Real Estate:
Apollo Commercial Real Estate Finance, Inc.	(390	)(1)	(743)	—
Other Equity Method Investments:
VC Holdings, L.P. Series A (“Vantium A”)	(951)		(3,770)	(5,560)
VC Holdings, L.P. Series C (“Vantium C”)	1,370		8,072	(1,038)
VC Holdings, L.P. Series D (“Vantium D”)	730		(14)	—

Total Income (Loss) from Equity Method Investments	$69,812		$83,113	$(57,353)

(1)	Amounts are as of September 30, 2010.

F-30

APOLLO GLOBAL MANAGEMENT, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands, except share data)

(continued)

Other investments as of December 31, 2010 and 2009 consisted of the following:

	Equity Held as of
	December 31,
	2010		% of Ownership		2009	% of Ownership
Investments:
Private Equity Funds:
AAA Investments	$929		0.056%		$746	0.056%
Fund IV	48		0.005		30	0.006
Fund V	231		0.013		308	0.012
Fund VI	5,860		0.051		4,948	0.055
Fund VII	122,384		1.345		61,245	1.389
Capital Markets Funds:
Apollo Special Opportunities Managed Account, L.P.	5,863		0.537		4,773	0.513
Apollo Value Investment Fund, L.P.	152		0.085		124	0.065
Apollo Strategic Value Fund, L.P.	144		0.055		123	0.058
Apollo Credit Liquidity Fund, L.P.	18,736		2.450		19,618	2.440
Apollo/Artus Investors 2007-I, L.P.	7,143		6.156		2,249	6.160
Apollo Credit Opportunity Fund I, L.P.	41,793		1.949		26,402	2.007
Apollo Credit Opportunity Fund II, L.P	27,415		1.441		20,223	1.455
Apollo European Principal Finance Fund, L.P.	15,352		1.363		7,116	1.360
Apollo Investment Europe II, L.P.	8,154		2.045		6,069	1.971
Apollo Palmetto Strategic Partnership, L.P.	6,403		1.186		2,918	1.186
Real Estate:
Apollo Commercial Real Estate Finance, Inc.	9,440	(1)	3.198	(1)	10,260	5.180
Other Equity Method Investments:
Vantium A	2,219		12.240		3,170	14.158
Vantium C	10,135		2.166		18,529	6.291
Vantium D	1,061		6.345		331	6.345

Total Other Investments	$283,462				$189,182

(1)	Amounts are as of September 30, 2010.

The Company’s equity method investments include its investments in private equity funds, capital markets funds and real estate funds, which are not consolidated but in which Apollo exerts significant influence. As of December 31, 2010 and 2009, no single equity method investment held by Apollo exceeded 20% of its total consolidated assets or net income.

F-31

APOLLO GLOBAL MANAGEMENT, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands, except share data)

(continued)

The most recently issued summarized aggregated financial information of the funds in which Apollo has equity method investments is as follows:

	Private Equity(2)		Capital Markets		Real Estate
	As of December 31,		As of December 31,		As of December 31,
Balance Sheet Information	2010	2009	2010	2009	2010(1)	2009
Investments	$24,779,759	$17,884,552	$9,024,982	$5,257,180	$550,564	$203,614
Assets	26,133,909	18,818,089	9,910,587	6,390,731	785,497	335,137
Liabilities	594,954	718,264	1,414,244	426,723	483,393	139,842
Equity	25,538,955	18,099,825	8,496,343	5,964,008	302,104	195,295

(1)	Real Estate amounts are as of September 30, 2010.
(2)	Amounts include Vantium A, C and D.

	Aggregate Totals as of December 31,
Balance Sheet Information	2010(1)	2009
Investments	$34,355,305	$23,345,346
Assets	36,829,993	25,543,957
Liabilities	2,492,591	1,284,829
Equity	34,337,402	24,259,128

(1)	Real Estate amounts are as of September 30, 2010.

	Private Equity(2)			Capital Markets			Real Estate
	For the Years Ended December 31,			For the Years Ended December 31,			For the Year Ended December 31,
Income Statement Information	2010	2009	2008	2010	2009	2008	2010(1)	2009
Revenues/Investment Income	$610,899	$734,480	$180,132	$304,332	$427,030	$106,870	$14,468	$660
Expenses	286,719	233,257	494,425	145,138	114,991	90,332	6,377	2,834

Net Investment Income (Loss)	324,180	501,223	(314,293)	159,194	312,039	16,538	8,091	(2,174)
Net Realized and Unrealized Gain (Loss)	5,918,694	6,824,737	(9,347,089)	1,531,056	2,452,273	(1,661,465)	(1,058)	—

Net Income (Loss)	$6,242,874	$7,325,960	$(9,661,382)	$1,690,250	$2,764,312	$(1,644,927)	$7,033	$(2,174)

(1)	Real Estate amounts are as of September 30, 2010.
(2)	Amounts include Vantium A, C and D.

	Aggregate Totals For the Years Ended December 31,
Income Statement Information	2010(1)	2009	2008
Revenues/Investment Income	$929,699	$1,162,170	$287,002
Expenses	438,234	351,082	584,757

Net Investment Income (Loss)	491,465	811,088	(297,755)
Net Realized and Unrealized Gain (Loss)	7,448,692	9,277,010	(11,008,554)

Net Income (Loss)	$7,940,157	$10,088,098	$(11,306,309)

(1)	Real Estate amounts are as of September 30, 2010.

F-32

APOLLO GLOBAL MANAGEMENT, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands, except share data)

(continued)

Fair Value Measurements

The following table summarizes the valuation of Apollo’s investments in fair value hierarchy levels as of December 31, 2010 and 2009:

	Level I		Level II		Level III			Totals
	December 31,		December 31,		December 31,			December 31,
	2010	2009	2010	2009	2010		2009	2010	2009
Assets, at fair value:
Investment in AAA Investments, L.P.	$—	$—	$—	$—	$1,637,091		$1,324,939	$1,637,091	$1,324,939
Investments in Apollo Metals Trading Fund, L.P.	—	—	—	—	—	(1)	40,034	—	40,034

Total	$—	$—	$—	$—	$1,637,091		$1,364,973	$1,637,091	$1,364,973

(1)	Refer to note 1 for a discussion regarding consolidation of the Metals Trading Fund.

	Level I		Level II		Level III		Totals
	December 31,		December 31,		December 31,		December 31,
	2010	2009	2010	2009	2010	2009	2010	2009
Liabilities, at fair value:
Interest rate swap agreements	$	$—	$11,531	$26,639	$—	$—	$11,531	$26,639

Total	$	$—	$11,531	$26,639	$—	$—	$11,531	$26,639

The following table summarizes the changes in AAA Investments, which is measured at fair value and characterized as a Level III investment:

	For the Year Ended December 31,
	2010	2009
Balance, Beginning of Period	$1,324,939	$854,442
Purchases	375	4,121
Distributions	(58,368)	(5,497)
Change in unrealized gains, net	370,145	471,873

Balance, End of Period	$1,637,091	$1,324,939

The following table summarizes the changes in the Metals Trading Fund investment, which is measured at fair value and characterized as a Level III investment:

	For the Year Ended December 31,
	2010		2009
Balance, Beginning of Period	$40,034		$—
Purchases	—		40,000
Distributions	(37,760	)(1)	—
Change in realized losses	(2,240)		—
Change in unrealized (losses) gains	(34)		34

Balance, End of Period	$—		$40,034

(1)	Refer to note 1 for a discussion regarding consolidation of the Metals Trading Fund.

F-33

APOLLO GLOBAL MANAGEMENT, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands, except share data)

(continued)

The change in unrealized gains (losses) and realized losses have been recorded within the caption “Net gains (losses) from investment activities” in the consolidated statements of operations.

The following table summarizes a look-through of the Company’s Level III investments by valuation methodology of the underlying securities held by AAA Investments:

	Private Equity
	December 31,
	2010		2009
		% of Investment of AAA		% of Investment of AAA
Approximate values based on net asset value of the underlying funds, which are based on the funds underlying investments that are valued using the following:
Comparable company and industry multiples	$782,775	42.6%	$527,105	33.2%
Broker quotes	504,917	27.5	440,344	27.8
Discounted cash flow models	490,024	26.6	480,100	30.2
Option models	—	—	14,000	0.9
Listed quotes	24,232	1.3	40,447	2.6
Other net assets (liabilities)(1)	37,351	2.0	83,514	5.3

Total Investments	1,839,299	100.0%	1,585,510	100.0%

Other net assets (liabilities)(2)	(202,208)		(260,571)

Total Net Assets	$1,637,091		$1,324,939

(1)	Balances include other assets and liabilities of certain funds in which AAA Investments has invested. Other assets and liabilities at the fund level primarily includes cash and cash equivalents, broker receivables and payables and amounts due to and from affiliates. Carrying values approximate fair value for other assets and liabilities, and accordingly, extended valuation procedures are not required.

(2)	Balances include other assets, liabilities and general partner interests of AAA Investments and are primarily comprised of $537.5 million and $650.0 million in long-term debt offset by cash and cash equivalents at the December 31, 2010 and 2009 balance sheet dates, respectively. Carrying values approximate fair value for other assets and liabilities (except for debt), and, accordingly, extended valuation procedures are not required.

5. VARIABLE INTEREST ENTITIES

The Company consolidates entities that are VIEs of which the Company has been designated as the primary beneficiary. The purpose of such VIEs is to provide strategy-specific investment opportunities for investors in exchange for management and performance based fees. The investment strategies of the entities that the Company manages may vary by entity, however, the fundamental risks of such entities have similar characteristics, including loss of invested capital and the return of carried interest income previously distributed to the Company by certain private equity and capital markets entities. The nature of the Company’s involvement with VIEs includes direct and indirect investments and fee arrangements. The Company does not provide performance guarantees and has no other financial obligation to provide funding to VIEs other than its own capital commitments.

F-34

APOLLO GLOBAL MANAGEMENT, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands, except share data)

(continued)

Consolidated Variable Interest Entities

In accordance with the methodology described in note 2, Apollo consolidated four VIEs under the amended consolidation guidance during 2010.

One of the consolidated VIEs was formed to purchase loans and bonds in a leveraged structure for the benefit of its limited partners, which included certain Apollo funds that contributed equity to the consolidated VIE. Through its role as general partner of this VIE, it was determined that Apollo had the characteristics of the power to direct the activities that most significantly impact the VIE’s economic performance. Additionally, the Apollo funds have involvement with the VIE that have the characteristics of the right to receive benefits from the VIE that could potentially be significant to the VIE. As a group, the Company and its related parties have the characteristics of a controlling financial interest. Apollo determined that it is the party within the related party group that is most closely associated with the VIE and therefore should consolidate it.

Two of the consolidated VIEs were formed for the sole purpose of issuing collateralized notes to investors, which included one Apollo fund. The assets of these VIEs are primarily comprised of senior secured loans and the liabilities are primarily comprised of debt. Through its role as collateral manager of these VIEs, it was determined that Apollo had the power to direct the activities that most significantly impact the economic performance of these VIEs. Additionally, Apollo determined that the potential fees that it could receive indirectly from these VIEs represent rights to returns that could potentially be significant to such VIEs. As a result, Apollo determined that it is the primary beneficiary and therefore should consolidate the VIEs.

A fourth VIE was formed during the fourth quarter of 2010 which qualified as an asset-backed financing entity and the Company determined that it was the primary beneficiary. Based on a restructuring of this VIE which occurred later in the fourth quarter of 2010, the Company no longer possessed the power to direct the activities of such VIE resulting in deconsolidation of such VIE. As a result of its deconsolidation, the assets and liabilities will not be reflected on the Company’s consolidated statement of financial condition as of December 31, 2010, but the entity’s profit and loss activity for the period it was consolidated is reflected within net gains from investing activities of consolidated variable interest entities in the Company’s consolidated statement of operations for the period ended December 31, 2010.

Apollo holds no equity interest in any of the four consolidated VIEs described above. The assets of these consolidated VIEs are not available to creditors of the Company. In addition, the investors in these consolidated VIEs have no recourse to the assets of the Company. The Company has elected the fair value option for financial instruments held by its consolidated VIEs, which includes investments in loans and corporate bonds, as well as debt obligations held by such consolidated VIEs. Other assets include amounts due from brokers and interest receivables. Other liabilities include payables for securities purchased, which represent open trades within the consolidated VIEs and primarily relate to corporate loans that are expected to settle within the next sixty days.

F-35

APOLLO GLOBAL MANAGEMENT, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands, except share data)

(continued)

Fair Value Measurements

The following table summarizes the valuation of Apollo’s consolidated VIEs in fair value hierarchy levels as of December 31, 2010 and 2009:

	Level I		Level II		Level III		Totals
	December 31,		December 31,		December 31,		December 31,
	2010	2009	2010	2009	2010	2009	2010	2009
Investments, at fair value	$—	$—	$1,172,242	$—	$170,369	$—	$1,342,611	$—

	Level I		Level II		Level III		Totals
	December 31,		December 31,		December 31,		December 31,
	2010	2009	2010	2009	2010	2009	2010	2009
Liabilities, at fair value	$—	$—	$—	$—	$1,127,180	$—	$1,127,180	$—

Level III investments include corporate loan and corporate bond investments held by the consolidated VIEs, while the Level III liabilities consist of notes and loans, the valuations of which are discussed further in note 2. All Level II and III investments were valued using broker quotes. Transfers of investments out of Level III and into Level II or Level I, if any, are recorded as of the quarterly period in which the transfer occurred. During the year, there were no transfers in and out of Level I.

In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, an investment’s level within the hierarchy is based on the lowest level of input that is significant to the fair value measurement. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the investment.

The following table summarizes the changes in investments of consolidated VIEs, which are measured at fair value and characterized as a Level III investment:

For the Year Ended December 31, 2010
Balance, Beginning of Period	$—
Transition adjustment relating to consolidation of VIE on January 1, 2010	1,102,114
Purchases	840,926
Sale of investments	(125,638)
Net realized gains	131
Net unrealized gains	29,981
Deconsolidation of VIE	(20,751)
Transfers in/out of Level III	(1,656,394)

Balance, End of Period	$170,369

F-36

APOLLO GLOBAL MANAGEMENT, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands, except share data)

(continued)

The following table summarizes the changes in liabilities of consolidated VIEs, which are measured at fair value and characterized as Level III liabilities:

For the Year Ended December 31, 2010
Balance, Beginning of Period	$—
Transition adjustment relating to consolidation of VIE on January 1, 2010	706,027
Borrowings	1,050,377
Repayments	(331,120)
Net realized gains from debt	(21,231)
Net unrealized losses from debt	55,040
Deconsolidation of VIE	(329,836)
Elimination of debt attributable to consolidated VIEs	(2,077)

Balance, End of Period	$1,127,180

Net Gains from Investment Activities of Consolidated Variable Interest Entities

The following table presents net gains from investment activities of the consolidated VIEs for the year ended December 31, 2010:

For the Year Ended December 31, 2010
Net unrealized gains from investment activities	$46,406
Net realized gains from investment activities	7,239

Net gains from investment activities	53,645
Net unrealized losses from debt	(55,040)
Net realized gains from debt	21,231

Net losses from debt	(33,809)
Interest and other income	62,696
Other expenses	(34,326)

Net Gains from Investment Activities of Consolidated VIEs	$48,206

F-37

APOLLO GLOBAL MANAGEMENT, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands, except share data)

(continued)

Investments of Consolidated VIEs

The following table presents a condensed summary of the consolidated VIEs investments that are included in the consolidated statements of financial condition as of December 31, 2010:

	Fair Value as of December 31, 2010	% of Net Assets of Consolidated Funds and VIEs
Corporate Loans:
North America
Communications
Intelsat Jackson term loan due February 1, 2014	$105,659	5.4%
Other	221,383	11.3

Total Communications	327,042	16.7

Chemicals	13,950	0.7
Consumer & Retail	114,931	5.9
Distribution & Transportation	7,794	0.4
Energy	25,026	1.3
Financial and Business Services	85,713	4.4
Healthcare	144,343	7.4
Manufacturing & Industrial	200,290	10.3
Media, Cable & Leisure	93,798	4.8
Metals & Mining	14,025	0.7
Packaging & Materials	21,066	1.1
Technology	34,862	1.8
Other	9,539	0.5

Total Corporate Loans – North America (amortized cost $1,075,287)	1,092,379	56.0

Europe
Healthcare
Alliance Boots senior facility B1 due July 5, 2015	143,105	7.3
Consumer & Retail	75,007	3.8
Media, Cable and Leisure	10,787	0.6
Chemicals	9,909	0.5
Manufacturing & Industrial	7,696	0.4

Total Corporate Loans – Europe (amortized cost $284,760)	246,504	12.6

Total Corporate Loans (amortized cost $1,360,047)	1,338,883	68.6

Corporate Bonds:
North America
Communications	1,564	0.1
Distribution & Transportation	4,160	0.2
Energy	3,640	0.2
Media, Cable & Leisure	3,550	0.2

Total Corporate Bonds – North America (amortized cost $12,406)	12,914	0.7

Europe
Media, Cable & Leisure	1,599	0.1

Total Corporate Bonds – Europe (amortized cost $1,519)	1,599	0.1

Total Corporate Bonds (amortized cost $13,925)	14,513	0.8
Elimination of equity investments attributable to consolidated VIE	(10,785)	(0.6)

Total Investments of Consolidated VIEs (amortized cost $1,373,972)	$1,342,611	68.8%

F-38

APOLLO GLOBAL MANAGEMENT, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands, except share data)

(continued)

Senior Secured Notes, Subordinated Note, Term Loans—Included within debt are amounts due to third-party institutions of the consolidated VIEs. The following table summarizes the principal provisions of the consolidated VIEs debt as of December 31, 2010:

Description	Outstanding Principal Balance		Fair Value	Maturity Date	Interest Rate	Weighted Average Interest Rate
Loans:(1)(2) (7)
Term A Loan	$146,502		$142,601	October 29, 2012	BBA 3 mo. LIBOR (USD) plus 0.5%	0.91%
Term B Loan	145,390	(3)	111,655	June 13, 2013	BBA 3 mo. LIBOR (GBP) plus 0.5%	0.91%
Term C Loan	161,984		154,394	October 29, 2013	BBA 3 mo. LIBOR (USD) plus 0.5%	0.91%

	453,876		408,650

Notes:(4)(5)
Senior secured notes –A1	215,400		215,400	May 20, 2020	BBA 3 mo LIBOR (USD) plus 1.7%	2.02%
Senior secured notes –A1	11,100		10,767	May 20, 2020	BBA 3 mo LIBOR (USD) plus 2.25%	2.48%
Senior secured notes –B	24,700		22,971	May 20, 2020	BBA 3 mo LIBOR (USD) plus 2.30%	2.52%
Subordinated note(6)	70,946		70,376	May 20, 2020	N/A	N/A

	322,146		319,514

Notes:(4)(8)
Senior secured notes –A1	262,000		261,371	November 20, 2020	BBA 3 mo LIBOR (USD) plus 1.7%	2.22%
Senior secured notes –A1	20,500		19,959	November 20, 2020	BBA 3 mo LIBOR (USD) plus 2.5%	3.05%
Senior secured notes –B	25,750		24,426	November 20, 2020	BBA 3 mo LIBOR (USD) plus 3.0%	3.58%
Senior secured notes –C	14,000		12,604	November 20, 2020	BBA 3 mo LIBOR (USD) plus 4.0%	4.62%
Senior secured notes –D	10,000		9,398	November 20, 2020	BBA 3 mo LIBOR (USD) plus 6.0%	6.71%
Subordinated note(6)	71,258		71,258	November 20, 2020	N/A	N/A

	403,508		399,016

Total notes and loans	$1,179,530		$1,127,180

(1)	Scheduled amortization payments received from investments held by the VIE are applied first against the loans until they are repaid in full. Scheduled interest payments received are generally used first to pay all fees and expenses under the agreement, then to pay interest due and payable to repay the loans. Any residual amounts are then paid to the VIE. To the extent certain of the investments are sold, the sales proceeds are applied first to repay the loans in an amount agreed upon under the credit agreement (currently 70% of such sales proceeds), and the remaining to the VIE.
(2)	The term loans are subject to certain affirmative and negative covenants which include, but are not limited to, a Market Trigger Event (“MTE”) covenant. An MTE occurs with respect to any loan receivable in the portfolio if the market price on any business day is 20 (or more) percentage points lower than its purchase price and the Loan-to-Value Ratio is greater than 87.5%. Additionally the term loans are subject to an Interest Coverage Ratio (“ICR”) covenant. ICR is calculated as of each interest payment date. The ratio of interest income to income expense for the twelve months ended each interest payment date must not be less than 1.75:1.00. If an MTE or a breach of the ICR occurs, the VIE must cure such breach by either prepaying a portion of the loans or selling the loan in the portfolio for which the breach pertains (applying 100% of the proceeds to the term loan). The loans are subject to a Trigger Event provision. A Trigger Event occurs any time (a) an MTE has occurred and is continuing, (b) the Loan-to-Value Ratio at such time exceeds 90% and (c) an Event of Default has occurred and is continuing for at least 30 days. If a Trigger Event with respect to any loan is continuing, periodic cash flows of interest from the loans in the portfolio are applied first to prepay any and all outstanding loans before any proceeds are received by the VIE.
(3)	Loan amount is denominated in GBP. Amortized cost at December 31, 2010 was £73,997 and amounts are translated into U.S. dollars at a historical exchange rate of £1.00 to $1.96.
(4)	Each class of notes will mature at par on the stated maturity, unless previously redeemed or repaid. Principal will not be payable on the notes except in certain limited circumstances. Interest on the notes is payable quarterly in arrears on the outstanding amount of the notes on scheduled payment dates. The subordinated note will be fully redeemed on the stated maturity unless previously redeemed. The subordinated note may be redeemed, in whole but not in part, on or after the redemption or repayment in full of principal and interest on the secured notes. No interest accrues or is payable on the subordinated note.
(5)

The notes are subject to two coverage tests. These tests are primarily used to determine whether principal and interest may be paid on the secured notes and distributions may be made on the subordinated notes. The “Coverage Tests” consist of the Overcollateralization Ratio

F-39

APOLLO GLOBAL MANAGEMENT, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands, except share data)

(continued)

Test and the Interest Coverage Test; each test applies to each note. The Overcollateralization Ratio Test and Interest Coverage Test applicable to the indicated classes of secured notes will be satisfied as of any date on which such Coverage Test is applicable, if (1) the applicable Overcollateralization Ratio or Interest Coverage Ratio is at least equal to the applicable ratio or (2) the class or classes of secured notes is no longer outstanding. The applicable Interest Coverage Ratio for Class A Notes and B Notes is 110.0% and 105.0%, respectively. The applicable Overcollateralization Ratio for Class A Notes and B Notes is 137.5% and 126.4%, respectively.

(6)	The subordinated notes were issued to an affiliate of the Company. Amount is reduced by approximately $2.1 million due to elimination of equity investment attributable to consolidated VIEs.
(7)	During the third quarter of 2010, the VIE entered into an agreement with the bank that provided the loan, whereby proceeds from the sales of a predetermined list of assets, after deducting for interest and expenses, are split 70% to repay the term loans and 30% to the VIE. The 70% of proceeds allocated to the bank of the VIE are used to repay the term loans at less than par, either 96% or 96.5% of par, depending on the individual asset. This agreement expired on December 31, 2010. During January 2011, the VIE renegotiated the agreement and subsequently liquidated substantially all of its assets.
(8)	During the fourth quarter of 2010, the Company consolidated another VIE that had been issued secured notes and a subordinated note. The notes are subject to two coverage tests. These tests are primarily used to determine whether principal and interest may be paid on the secured notes and distributions may be made on the subordinated notes. The “Coverage Tests” consist of the Overcollateralization Ratio Test and the Interest Coverage Test; each test applies to each note. The Overcollateralization Ratio Test and Interest Coverage Test applicable to the indicated classes of secured notes will be satisfied as of any date on which such Coverage Test is applicable, if (1) the applicable Overcollateralization Ratio or Interest Coverage Ratio is at least equal to the applicable ratio or (2) the class or classes of secured notes is no longer outstanding. The applicable Interest Coverage Ratio for Class A Notes, Class B Notes, Class C Notes and Class D Notes is 110.0%, 105.0%, 102.0% and 101.0%, respectively. The applicable Overcollateralization Ratio for Class A Notes, Class B Notes, Class C Notes and Class D Notes is 135.59%, 124.76%, 120.13% and 117.39%, respectively.

The consolidated VIEs have elected the fair value option to value the term loans and notes payable. The general partner uses its discretion and judgment in considering and appraising relevant factors in determining valuation of these loans. As of December 31, 2010, the term loans and notes payable are classified as Level III liabilities. Because of the inherent uncertainty in the valuation of the term loans and notes payable, which are not publicly traded, estimated values may differ significantly from the values that would have been reported had a ready market for such investments existed.

The consolidated VIEs debt obligations contain various customary loan covenants as described above. As of the balance sheet date, the Company was not aware of any instances of noncompliance with any of these covenants.

As of December 31, 2010, the table below presents the maturities for the consolidated debt of the VIEs:

	2011		2012	2013	2014	2015	Thereafter	Total
Term loans	$453,876	(1)	$—	$—	$—	$—	$—	$453,876
Senior secured notes	—		—	—	—	—	583,450	583,450
Subordinated notes	—		—	—	—	—	142,204	142,204

	$453,876		$—	$—	$—	$—	$725,654	$1,179,530

(1)	The VIE liquidated its investment portfolio in early 2011 and paid down its term loans in their entirety. See note 19.

F-40

APOLLO GLOBAL MANAGEMENT, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands, except share data)

(continued)

Variable Interest Entities which are not Consolidated

The Company holds variable interests in certain VIEs which are not consolidated as it has been determined that Apollo is not the primary beneficiary.

The following tables present the carrying amounts of the assets and liabilities of the VIEs for which Apollo has concluded that it holds a significant variable interest, but that it is not the primary beneficiary. In addition, the tables present the maximum exposure to loss relating to those VIEs:

	December 31, 2010
	Total Assets		Total Liabilities		Apollo Exposure
Private Equity	$11,593,805		$(39,625)		$13,415
Capital Markets	3,117,013		(824,957)		13,302
Real Estate	1,569,147		(1,263,354)		—

Total	$16,279,965	(1)	$(2,127,936	)(2)	$26,717	(3)

(1)	Consists of $207,168 in cash, $15,672,604 in investments and $400,193 in receivables.

(2)	Represents $2,011,194 in debt and other payables $21,369 in securities sold, not purchased and $95,373 in capital withdrawals payable.

(3)	Apollo’s exposure is limited to its direct and indirect investments in those entities in which Apollo holds a significant variable interest.

	December 31, 2009
	Total Assets		Total Liabilities		Apollo Exposure
Private Equity	$5,767,009		$(72,055)		$—
Capital Markets	2,422,323		(305,723)		5,019

Total	$8,189,332	(1)	$(377,778	)(2)	$5,019	(3)

(1)	Consists of $225,226 in cash, $7,470,213 in investments and $493,893 in receivables.
(2)	Represents $139,775 in payables and accrued expenses, $45,487 in securities sold, not purchased, and $192,516 in capital withdrawals payable.
(3)	Apollo’s exposure is limited to its direct and indirect investments in those entities in which Apollo holds a significant variable interest.

6. CARRIED INTEREST RECEIVABLE

Carried interest receivable from private equity and capital markets funds consists of the following:

	For the Year Ended December 31,
	2010	2009
Private equity	$1,578,135	$328,246
Capital markets	288,938	155,608

Total Carried Interest Receivable	$1,867,073	$483,854

The timing of the payment of carried interest due to the general partner or investment manager varies depending on the terms of the applicable fund agreements. Generally, carried interest with respect to the private equity funds is payable and is distributed to the fund’s general partner upon realization of an investment if the

F-41

APOLLO GLOBAL MANAGEMENT, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands, except share data)

(continued)

fund’s cumulative returns are in excess of the preferred return. For most capital markets funds, carried interest is payable in certain cases based on realizations or after the end of the relevant fund’s fiscal year or fiscal quarter, subject to high watermark provisions. There is currently no carried interest receivable associated with the Company’s real estate segment.

The table below provides a roll-forward of the carried interest receivable balance for the years ended December 31, 2010 and 2009:

	Private Equity	Capital Markets	Total
Carried Interest Receivable, January 1, 2009	$63,888	$13,197	$77,085
Change in fair value of funds	310,871	193,525	504,396
Fund cash distributions	(46,513)	(51,114)	(97,627)

Carried interest receivable, December 31, 2009	328,246	155,608	483,854
Change in fair value of funds(1)	1,308,030	277,907	1,585,937
Foreign exchange gain	—	1,728	1,728
Fund cash distributions	(58,141)	(146,305)	(204,446)

Carried Interest Receivable, December 31, 2010	$1,578,135	$288,938	$1,867,073

(1)	The change in fair value of funds in 2010 includes the carried interest income of $13.1 million associated with recognized realized gains, which was previously reversed due to the estimated general partner obligation attributable to Fund VI.

7. FIXED ASSETS

Fixed assets consist of the following:

	Useful Life in Years	December 31,
		2010	2009
Ownership interests in aircraft	15	$10,029	$30,249
Leasehold improvements	10–16	31,625	29,098
Furniture, fixtures and other equipment	4–10	11,296	11,378
Computer software and hardware	2–4	21,515	21,598
Other	4	489	501

Total fixed assets		74,954	92,824
Less—Accumulated depreciation and amortization		(30,258)	(25,030)

Fixed Assets, net		$44,696	$67,794

In December 2010, the Company committed to a plan to sell its ownership interests in certain aircraft, which is expected to occur in the first half of 2011. In accordance with U.S. GAAP, the Company reclassified the assets to assets held for sale and measured the assets at the lower of cost or fair value less costs to sell. As of December 31, 2010, these assets held for sale had a fair value of $11.3 million and are included in Other Assets in the accompanying consolidated statements of financial condition. As a result of reclassifying the assets to assets held for sale, the Company recognized a loss of $2.8 million during the year ended December 31, 2010 on the assets held for sale, which is included in Other Income (Loss), Net in the accompanying consolidated statements of operations.

F-42

APOLLO GLOBAL MANAGEMENT, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands, except share data)

(continued)

As part of the plan to liquidate its ownership interest in aircraft, the Company determined that the remaining interests in aircraft were higher than its current fair value. In 2010, the Company recognized an impairment loss of $3.1 million related to its remaining ownership interest in aircraft. This loss is included in other income (loss), net in the accompanying consolidated statements of operations.

Depreciation expense for the years ended December 31, 2010, 2009 and 2008 was $11.5 million, $11.6 million and $8.2 million, respectively.

8. OTHER ASSETS

Other assets consist of the following:

	For the Year Ended December 31,
	2010	2009
Assets held for sale	$11,331	$—
Prepaid expenses	7,559	3,922
Tax receivables	5,479	3,471
Debt issuance costs	3,135	93
Rent deposits	990	620
Prepaid rent	931	1,601
Other	5,716	1,622

Total Other Assets	$35,141	$11,329

9. OTHER LIABILITIES

Other liabilities consist of the following:

	For the Year Ended December 31,
	2010	2009
Interest rate swap agreements	$11,531	$26,639
Deferred rent	10,318	9,582
Deferred taxes	2,424	2,754
Other	1,422	2,393

Total Other Liabilities	$25,695	$41,368

Interest Rate Swap Agreements—The principal financial instruments used for cash flow hedging purposes are interest rate swaps. Apollo enters into interest rate swap agreements to manage its exposure to interest rate changes. The swaps effectively converted a portion of the Company’s variable rate debt under the AMH Credit Agreement (discussed in note 12) to a fixed rate, without exchanging the notional principal amounts. Apollo entered into interest rate swap agreements whereby Apollo receives floating rate payments in exchange for fixed rate payments of 5.068% (weighted average) and 5.175%, on the notional amounts of $433.0 million and $167.0 million, respectively, effectively converting a portion of its floating rate borrowings to a fixed rate. The interest rate swap agreements related to the $433.0 million notional amount are comprised of two components: a $333.0

F-43

APOLLO GLOBAL MANAGEMENT, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands, except share data)

(continued)

million portion and a $100.0 million portion. The interest rate swap agreement related to the $333.0 million portion expired in May 2010. The interest rate swap agreement related to the $100.0 million portion expired in November 2010. The interest rate swap agreement related to the $167.0 million notional amount expires in May 2012. Apollo has hedged only the risk related to changes in the benchmark interest rate (three month LIBOR). As of December 31, 2010 and 2009, the Company has recorded a liability of $11.5 million and $26.6 million, respectively, to recognize the fair value of these derivatives.

The Company has determined that the valuation of the interest rate swaps fall within Level II of the fair value hierarchy. The Company estimates the fair value of its interest rate swaps using discounted cash flow models, which project future cash flows based on the instruments’ contractual terms using market-based expectations for interest rates. The Company also includes a credit risk adjustment to the cash flow discount rate to incorporate the impact of non-performance risk in the recognized measure of the fair value of the swaps. This adjustment is based on the counterparty’s credit risk when the swaps are in a net asset position and on the Company’s own credit risk when the swaps are in a net liability position.

10. OTHER INCOME (LOSS), NET

Other income (loss), net consists of the following:

	For the Year Ended December 31,
	2010	2009	2008
Insurance proceeds	$162,500	$37,500	$—
Tax receivable agreement adjustment	7,614	(6,615)	—
Gain on acquisitions and dispositions	29,741	—	—
Loss on assets held for sale	(2,768)	—	(1,697)
Impairment of fixed assets	(3,101)	—	—
Other	1,046	10,525	(2,912)

Total Other Income (Loss), Net	$195,032	$41,410	$(4,609)

11. INCOME TAXES

The Company is treated as a partnership for tax purposes and is therefore not subject to U.S. Federal income taxes; however, APO Corp., a wholly-owned subsidiary of the Company, is subject to U.S. Federal corporate income taxes. In addition, certain subsidiaries of the Company are subject to New York City Unincorporated Business Tax (“NYC UBT”) attributable to the Company’s operations apportioned to New York City and certain non-U.S. subsidiaries of the Company are subject to income taxes in their local jurisdictions. APO Corp. is required to file a standalone Federal corporate tax return, as well as filing standalone corporate state and local tax returns in California, New York and New York City. The Company’s provision for income taxes is accounted for under the provisions of U.S. GAAP.

The Company’s effective tax rate was approximately 14.45%, (43.18)% and 1.26% for the years ended December 31, 2010, 2009 and 2008, respectively.

F-44

APOLLO GLOBAL MANAGEMENT, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands, except share data)

(continued)

The (provision) benefit for income taxes is presented in the following table:

	Year Ended December 31,
	2010	2009	2008
Current:
Federal income tax	$(8,051)	$—	$—
NYC UBT	(7,106)	(5,661)	(4,366)
Foreign income tax	(3,726)	(3,993)	(2,688)
State and local income tax	(1,542)	—	—

Subtotal	(20,425)	(9,654)	(7,054)
Deferred:
Federal income tax	(64,633)	(2,666)	19,779
Foreign income tax	260	(1,045)	—
State and local income tax (net of federal benefit (provision))	(6,282)	(14,398)	14,328
NYC UBT	(657)	(951)	9,942

Subtotal	(71,312)	(19,060)	44,049

Total Income Tax (Provision) Benefit	$(91,737)	$(28,714)	$36,995

For 2010, 2009 and 2008, the amount of federal income tax benefit (provision) netted in the deferred state and local income tax amounts was $4.2 million, $7.9 million and $(7.6) million, respectively.

Deferred income taxes are provided for the effects of temporary differences between the tax basis of an asset or liability and its reported amount in the consolidated statements of financial condition. These temporary differences result in taxable or deductible amounts in future years.

The Company’s deferred tax assets and liabilities on the consolidated statements of financial condition consist of the following:

	December 31,
	2010	2009	2008
Deferred Tax Assets:
Depreciation and amortization	$505,485	$540,907	$576,304
Revenue recognition	35,403	46,015	40,994
Net operating loss carry forward	265	32,010	21,143
Unrealized gains	980	2,243	10,689
Equity-based compensation	26,689	19,952	8,553
Other	2,503	3,268	11,340

Total Deferred Tax Assets	$571,325	$644,395	$669,023

Deferred Tax Liabilities:
Other	$2,424	$2,754	$6,330

Total Deferred Tax Liabilities	$2,424	$2,754	$6,330

F-45

APOLLO GLOBAL MANAGEMENT, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands, except share data)

(continued)

The Company has recorded a significant deferred tax asset for the future amortization of tax basis intangibles as a result of the reorganization. The amortization period for these tax basis intangibles is 15 years and accordingly, the related deferred tax assets will reverse over the same period.

The Company considered the 15-year amortization period of the tax basis intangibles in evaluating whether it should establish a valuation allowance. The Company also considered large recurring book expenses that do not provide a corresponding reduction in taxable income. The Company’s short-term and long-term projections anticipate positive book income. In addition, the Company’s projection of future taxable income include the effects of originating and reversing temporary differences including those for the tax basis intangibles, indicate that deferred tax liabilities will reverse substantially in the same period and jurisdiction and are of the same character as the temporary differences giving rise to the deferred tax asset. Based upon this positive evidence, the Company has concluded it is more likely than not that the deferred tax asset will be realized and that no valuation allowance is needed at December 31, 2010.

The following table reconciles the provision for taxes to the U.S. federal statutory tax rate:

	Year Ended December 31,
	2010	2009	2008
Reconciliation of the Statutory Income Tax Rate:
U.S. Statutory Federal income tax rate	35.00%	35.00%	35.00%
Income passed through to Non-Controlling Interests	(24.54)	38.15	(27.51)
Income passed through to Class A holders	(15.93)	46.04	(3.88)
Equity-based compensation	16.49	(146.43)	(2.84)
Foreign income taxes	0.54	(6.98)	(0.09)
State and local income taxes	2.32	(30.74)	0.46
Amortization and other accrual adjustments	0.44	22.18	—
Other	0.13	(0.40)	0.12

Effective Income Tax Rate	14.45%	(43.18)%	1.26%

Under U.S. GAAP a tax benefit from an uncertain tax position may be recognized when it is more likely than not that the position will be sustained upon examination, including resolutions of any related appeals or litigation processes, based on the technical merits.

We recognize tax liabilities in accordance with U.S. GAAP and we adjust these liabilities when our judgment changes as a result of the evaluation of new information not previously available. Due to the complexity of some of these uncertainties, the ultimate resolution may result in a payment that is materially different from our current estimate of the tax liabilities. These differences will be reflected as increases or decreases to income tax expense in the period in which they are determined.

Based upon the Company’s review of its federal, state, local and foreign income tax returns and tax filing positions, the Company determined no unrecognized tax benefits for uncertain tax positions were required to be recorded. In addition, the Company does not believe that it has any tax positions for which it is reasonably possible that it will be required to record significant amounts of unrecognized tax benefits within the next twelve months.

F-46

APOLLO GLOBAL MANAGEMENT, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands, except share data)

(continued)

The Company files its tax returns as prescribed by the tax laws of the jurisdictions in which it operates. In the normal course of business, the Company is subject to examination by federal and certain state, local, and foreign tax authorities. As of December 31, 2010, Apollo and its predecessor entities’ U.S. federal, state, local and foreign income tax returns for the years 2007 through 2009 are open under the normal statute of limitations and therefore subject to examination.

12. DEBT

Debt consists of the following:

	For the Years Ended December 31,
	2010			2009
	Outstanding Balance	Annualized Weighted Average Interest Rate		Outstanding Balance	Annualized Weighted Average Interest Rate
AMH credit agreement	$728,273	3.78	%(1)	$909,091	5.15	%(1)
CIT secured loan agreement	23,252	3.50		24,743	3.64

Total Debt	$751,525	3.77%		$933,834	5.11%

(1)	Includes the effect of interest rate swaps.

AMH Credit Agreement—On April 20, 2007, Apollo Management Holdings, L.P. (“AMH”) entered into a $1.0 billion seven year credit agreement (the “AMH Credit Agreement”). Interest payable under the AMH Credit Agreement may from time to time be based on Eurodollar (“LIBOR”) or Alternate Base Rate (“ABR”) as determined by the borrower. Through the use of interest rate swaps, AMH has irrevocably elected three-month LIBOR for $433 million of the debt for three years from the closing date of the AMH Credit Agreement and $167 million of the debt for five years from the closing date of the AMH Credit Agreement. The interest rate swap agreements related to the $433 million notional amount were comprised of two components: a $333 million portion and a $100 million portion. The interest rate swap agreement related to the $333 million portion expired in May 2010. The interest rate swap agreement related to the $100 million portion expired in November 2010. The interest rate swap agreement related to the $167 million notional amount expires in May 2012. The remaining amount of the debt is computed currently based on three-month LIBOR. The interest rate of the Eurodollar loan, which was amended as discussed below, is the daily Eurodollar rate plus the applicable margin rate (4.25% for loans with extended maturity, as discussed below, and 1.50% for loans without the extended maturity as of December 31, 2010 and 1.50% as of December 31, 2009). The interest rate on the ABR term loan, which was amended as discussed below, for any day, will be the greatest of (a) the prime rate in effect on such day, (b) the Federal Funds Rate in effect on such day plus 0.5% and (c) the one-month Eurodollar Rate plus 1.00%, in each case plus the applicable margin. The AMH Credit Agreement originally had a maturity date of April 2014. During April and May 2009, the Company repurchased a combined total of $90.9 million of face value of debt for $54.7 million and recognized a gain of $36.2 million, which is included in other income in the consolidated statements of operations.

On December 20, 2010, Apollo amended the AMH Credit Agreement to extend the maturity date of $995.0 million (including the $90.9 million of fair value debt repurchased by the Company) of the term loans from April 20, 2014 to January 3, 2017 and modified certain other terms of the credit facility. Pursuant to this amendment, AMH was required to purchase from each lender that elected to extend the maturity date of its term loan a portion of such extended term loan equal to 20% thereof. In addition, the Company is required to

F-47

APOLLO GLOBAL MANAGEMENT, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands, except share data)

(continued)

repurchase at least $50.0 million aggregate principal amount of term loans by December 31, 2014 and at least $100.0 million aggregate principal amount of term loans (inclusive of the previously purchased $50.0 million) by December 31, 2015 at a price equal to par plus accrued interest. The sweep leverage ratio was also extended to end at the new loan term maturity date. The interest rate for the highest applicable margin for the loan portion extended changed to LIBOR plus 4.25% and ABR plus 3.25%. On December 20, 2010, an affiliate of AMH that is a guarantor under the AMH Credit Agreement repurchased approximately $180.8 million of term loans in connection with the extension of the maturity date of such loans and thus the AMH loans (excluding the portions held by AMH affiliates) had a remaining balance of $728.3 million. The Company determined that the amendments to the AMH Credit Agreement resulted in a debt extinguishment which did not result in any gain or loss.

The interest rate on the $723.3 million, net ($995.0 million portion less amount repurchased) of the loan at December 31, 2010 was 4.54% and the interest rate on the remaining $5.0 million portion of the loan at December 31, 2010 was 1.79%. The estimated fair value of the Company’s long-term debt obligation related to the AMH Credit Agreement is believed to be approximately $728.3 million based on a yield analysis using available market data of comparable securities with similar terms and remaining maturities. The $728.3 million carrying value of debt that is recorded on the consolidated statement of financial condition at December 31, 2010 is the amount for which the Company expects to settle the AMH Credit Agreement.

As of December 31, 2010 and 2009, the AMH Credit Agreement is guaranteed by, and collateralized by, substantially all of the assets of Apollo Principal Holdings II, L.P., Apollo Principal Holdings IV, L.P., Apollo Principal Holdings V, L.P., Apollo Principal Holdings IX, L.P., AMH, AAA Holdings, L.P., Apollo Management, L.P., Apollo Capital Management, L.P. and Apollo International Management, L.P., as well as cash proceeds from the sale of assets or similar recovery events and any cash deposited pursuant to the excess cash flow covenant, which will be deposited as cash collateral to the extent necessary as set forth in the AMH Credit Agreement. As of December 31, 2010, the consolidated net assets (deficit) of Apollo Principal Holdings II, L.P., Apollo Principal Holdings IV, L.P., Apollo Principal Holdings V, L.P., Apollo Principal Holdings IX, L.P. and AMH and its consolidated subsidiaries were $123.1 million, $24.0 million, $39.0 million, $136.0 million and $(1,126.6) million, respectively. As of December 31, 2009, the consolidated net assets (deficit) of Apollo Principal Holdings II, L.P., Apollo Principal Holdings IV, L.P., Apollo Principal Holdings V, L.P., Apollo Principal Holdings IX, L.P., AAA Holdings, L.P. and AMH were $13.2 million, $(7.8) million, $37.0 million, $70.2 million and $(1,284.1) million, respectively.

In accordance with the AMH Credit Agreement, Apollo Principal Holdings II, L.P., Apollo Principal Holdings IV, L.P., Apollo Principal Holdings V, L.P., Apollo Principal Holdings IX, L.P., AAA Holdings, L.P. and AMH and their respective subsidiaries are subject to certain negative and affirmative covenants. Among other things, the AMH Credit Agreement includes an excess cash flow covenant and an asset sales covenant. The AMH Credit Agreement does not contain any financial maintenance covenants.

If AMH’s debt to EBITDA ratio (the “Leverage Ratio”) as of the end of any fiscal year exceeds the level set forth in the next sentence (the “Excess Sweep Leverage Ratio”), AMH must deposit in the cash collateral account the lesser of (a) 100% of its Excess Cash Flow (as defined in the AMH Credit Agreement) and (b) the amount necessary to reduce the Leverage Ratio on a pro forma basis as of the end of such fiscal year to 0.25 to 1.00 below the Excess Sweep Leverage Ratio. The Excess Sweep Leverage Ratio will be: for 2010, 4.00 to 1.00; for 2011, 4.00 to 1.00; for 2012, 4.00 to 1.00; for 2013, 4.00 to 1.00; for 2014, 3.75 to 1.00; and for 2015 and thereafter, 3.50 to 1.00.

F-48

APOLLO GLOBAL MANAGEMENT, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands, except share data)

(continued)

In addition, AMH must deposit the lesser of (a) 50% of any remaining Excess Cash Flow and (b) the amount required to reduce the Leverage Ratio on a pro forma basis at the end of each fiscal year to a level 0.25 to 1.00 below the Sweep Leverage Ratio (as defined in the next paragraph) for such fiscal year.

If AMH receives net cash proceeds from certain non-ordinary course asset sales, then such net cash proceeds shall be deposited in the cash collateral account to the extent necessary to reduce its Leverage Ratio on a pro forma basis as of the last day of the most recently completed fiscal quarter (after giving effect to such non-ordinary course asset sale and such deposit) to (the following specified levels for the specified years, the “Sweep Leverage Ratio”) (i) for 2010, 2011, 2012 and 2013, a Leverage Ratio of 3.50 to 1.00, (ii) for 2014, a Leverage Ratio of 3.25 to 1.00, (iii) for 2015, a Leverage Ratio of 3.00 to 1.00 and (iv) for all other years, a Leverage Ratio of 3.00 to 1.00.

The AMH Credit Agreement contains customary events of default, including events of default arising from non-payment, material misrepresentations, breaches of covenants, cross default to material indebtedness, bankruptcy and changes in control of AMH. As of December 31, 2010, the Company was not aware of any instances of non-compliance with the AMH Credit Agreement.

CIT Secured Loan Agreement—During the second quarter of 2008, the Company entered into four secured loan agreements totaling $26.9 million with CIT Group/Equipment Financing Inc. (“CIT”) to finance the purchase of certain fixed assets. The loans bear interest at LIBOR plus 318 basis points per annum with interest and principal to be repaid monthly and a balloon payment of the remaining principal totaling $20.1 million due at the end of the terms in April 2013. At December 31, 2010, the interest rate was 3.45%.

Apollo has determined that the carrying value of this debt approximates fair value as the loans are primarily variable rate in nature.

As of December 31, 2010, the table below presents the contractual maturities for the AMH Credit Agreement and CIT secured loan agreement:

	2011	2012	2013	2014	2015	Thereafter	Total
AMH Credit Agreement	$—	$—	$—	$55,000	$50,000	$623,273	$728,273
CIT secured loan agreement(1)	1,377	1,377	20,498	—	—	—	23,252

Total Obligations as of December 31, 2010	$1,377	$1,377	$20,498	$55,000	$50,000	$623,273	$751,525

(1)	During December 2010, the Company committed to a plan to sell its interest in certain assets related to the CIT secured loan agreement. Upon the sale, the Company will satisfy the loan associated with the related asset which the Company approximates to be $12.2 million.

13. NET INCOME (LOSS) PER CLASS A SHARE

U.S. GAAP requires use of the two-class method of computing earnings per share for all periods presented for each class of common stock and participating security as if all earnings for the period had been distributed. Under the two-class method, during periods of net income, the net income is first reduced for dividends declared on all classes of securities to arrive at undistributed earnings. During periods of net losses, the net loss is reduced for dividends declared on participating securities only if the security has the right to participate in the earnings of the entity and an objectively determinable contractual obligation to share in net losses of the entity.

F-49

APOLLO GLOBAL MANAGEMENT, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands, except share data)

(continued)

Under the two class method, the numerator for basic earnings per share is determined by allocating the undistributed earnings among common and participating securities to the extent each security shares in such earnings. The numerator for diluted earnings per share is determined by adding dividends declared to the allocated undistributed earnings for the respective common and participating securities. Each total is then divided by the applicable number of shares to arrive at diluted earnings per share.

The table below presents basic and diluted net loss per Class A share using the two-class method for the years ended December 31, 2010, 2009 and 2008:

	Basic and Diluted
	For the Year Ended December 31,
	2010		2009		2008
Numerator:
Net income (loss) attributable to Apollo Global Management, LLC	$94,617		$(155,176)		$(912,258)
Dividends declared on Class A shares	(20,453	)(1)	(4,866	)(2)	(54,502	)(3)
Dividends on participating securities	(3,662)		(299)		(415)
Earnings allocable to participating securities	(10,357)		—	(4)	—	(4)

Net Income (Loss) Attributable to Class A Shareholders	$60,145		$(160,341)		$(967,175)

Denominator:
Weighted average number of Class A shares outstanding	96,964,769		95,815,500		97,324,541

Net income (loss) per Class A share: Basic and Diluted:(5)
Distributable Earnings	$0.21		$0.05		$0.56
Undistributed income (loss)	0.62		(1.67)		(9.93)

Net Income (Loss) per Class A Share	$0.83		$(1.62)		$(9.37)

(1)	The Company declared a $0.07 dividend on Class A shares in each of May, August and November 2010. As a result, there is a reduction in net income attributable to Class A shareholders presented during the year ended December 31, 2010.
(2)	The Company declared a $0.05 dividend on Class A shares in January 2009. As a result, there is an increase in net loss attributable to Class A shareholders presented for the year ended December 31, 2009.
(3)	The Company declared a $0.33 and $0.23 dividend on Class A shares in April and July 2008, respectively. As a result, there is an increase in net loss attributable to Class A shareholders presented for the year ended December 31, 2008.
(4)	No allocation of losses was made to the participating securities as the holders do not have a contractual obligation to share in losses of the Company with the Class A shareholders.
(5)	Basic and diluted net income per share for the year ended December 31, 2010 and basic and diluted net loss per share for the years ended December 31, 2009 and 2008 are identical as Class A share equivalents using the if converted method with respect to vested and unvested AOG Units and restricted share units, and the treasury method with respect to vested and unvested share options, were, in each case, determined to be anti-dilutive. For the years ended December 31, 2010, 2009 and 2008, a total of 240,000,000 AOG Units and 35,108,637, 31,711,573 and 27,063,816, respectively, of vested and unvested restricted share units, and for the year ended December 31, 2010, 5,000,000 share options were determined to be anti-dilutive and therefore were excluded from the diluted earnings per share calculation.

On October 24, 2007, the Company commenced the granting of restricted share units (“RSUs”) that provide the right to receive, upon vesting, Class A shares of Apollo Global Management, LLC, pursuant to the 2007 Omnibus Equity Incentive Plan. RSU grants to Company employees during 2007, 2008 and certain RSU grants to Company employees in 2009 and 2010 provide the right to receive distribution equivalents on vested RSUs on

F-50

APOLLO GLOBAL MANAGEMENT, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands, except share data)

(continued)

an equal basis any time a dividend is declared. The Company refers to these RSU grants as “Plan Grants.” For certain Plan Grants made before 2010, distribution equivalents are paid in January of the calendar year next following the calendar year in which a dividend on Class A shares was declared. In addition, certain RSU grants to Company employees in 2009 and 2010 (the Company refers to these as “Bonus Grants”) provide that both vested and unvested RSUs participate in distribution equivalents on an equal basis with the Class A shareholders any time a dividend is declared. As of December 31, 2010, approximately 15.6 million vested RSUs and 3.5 million unvested RSUs were eligible for participation in distribution equivalents.

Any distribution equivalent paid to an employee will not be returned to the Company upon forfeiture of the award by the employee. Vested and unvested RSUs that are entitled to non-forfeitable distribution equivalents qualify as participating securities and are included in the Company’s basic and diluted earnings per share computations using the “two-class” method. The holder of a RSU participating security would have a contractual obligation to share in the losses of the entity if the holder is obligated to fund the losses of the issuing entity or if the contractual principal or mandatory redemption amount of the participating security is reduced as a result of losses incurred by the issuing entity. Because the RSU participating securities do not have a mandatory redemption amount and the holders of the participating securities are not obligated to fund losses, neither the vested RSUs nor the unvested RSUs are subject to any contractual obligation to share in losses of the Company.

Holders of AOG Units are subject to the vesting requirements and transfer restrictions set forth in the agreements with the respective holders, and may up to four times each year (subject to the terms of the exchange agreement) exchange their AOG Units for Class A shares on a one-for-one basis. A limited partner must exchange one partnership unit in each of the eight Apollo Operating Group partnerships to effect an exchange for one Class A share. If converted, the result would be an additional 240,000,000 Class A shares added to the diluted earnings per share calculation. Consequently, the Company applies the “if converted method” to determine the dilutive effect, if any, that the exchange of all AOG Units would have on diluted earnings per Class A share.

Apollo has one Class B share outstanding, which is held by Holdings. The voting power of the Class B share is reduced on a one vote per one AOG Unit basis in the event of an exchange of AOG Units for Class A shares, as discussed above. The Class B share has no net income (loss) per share as it does not participate in Apollo’s earnings (losses) or distributions. The Class B share has no dividend or liquidation rights. The Class B share has voting rights on a pari passu basis with the Class A shares. The Class B share currently has a super voting power of 240,000,000 votes.

On February 11, 2009, Apollo repurchased 1.7 million Class A shares for $2 per share. The repurchase was followed by a corresponding exchange and cancellation of AOG Units by the Apollo Operating Group. The Company’s ownership interest in the Apollo Operating Group was 28.9% prior to the repurchase and 28.5% after the repurchase. As Holdings did not sell any AOG Units to the Apollo Operating Group, its ownership in the Apollo Operating Group increased from 71.1% to 71.5%.

On March 12, 2010, the Company issued 0.7 million Class A shares in exchange for vested RSUs. This issuance caused the Company’s ownership interest in the Apollo Operating Group to increase to 28.6% from 28.5%. As Holdings did not participate in this Class A share issuance, its ownership interest in the Apollo Operating Group decreased from 71.5% to 71.4%.

On July 9, 2010 and July 23, 2010, the Company issued a total of 1.6 million Class A shares in exchange for vested RSUs. This issuance caused the Company’s ownership interest in the Apollo Operating Group to increase to 29.0% from 28.6%. As Holdings did not participate in this Class A share issuance, its ownership interest in the Apollo Operating Group decreased from 71.4% to 71.0%.

F-51

APOLLO GLOBAL MANAGEMENT, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands, except share data)

(continued)

On September 16, 2010, the Company repurchased 7,135 Class A shares from an employee who left the firm. This repurchase did not cause a material change to the Company’s ownership interest in the Apollo Operating Group.

On September 30, 2010, the Company issued 11,405 Class A shares in exchange for vested RSUs. This issuance did not cause a material change to the Company’s ownership interest in the Apollo Operating Group.

14. EQUITY-BASED COMPENSATION

AOG Units

As a result of the service requirement, the fair value of the AOG Units of approximately $5.6 billion will be charged to compensation expense on a straight-line basis over the five or six year service period, as applicable. Accordingly, we have recognized $1,032.9 million, $1,033.3 million and $1,034.9 million of compensation expense in the Company’s consolidated statements of operations for the years ended December 31, 2010, 2009 and 2008, respectively. The estimated forfeiture rate was 3% for Contributing Partners and 0% for Managing Partners based on actual forfeitures as well as the Company’s future forfeiture expectations. As of December 31, 2010, there was $1.5 billion of total unrecognized compensation cost related to unvested AOG Units that are expected to vest over the next three years.

	Apollo Operating Group Units	Weighted Average Grant Date Fair Value
Balance at January 1, 2008	198,724,070	$23.43
Granted	—	—
Forfeited	—	—
Vested	(43,984,314)	23.53

Balance at December 31, 2008	154,739,756	23.41
Granted	—	—
Forfeited	—	—
Vested	(43,907,662)	23.53

Balance at December 31, 2009	110,832,094	23.35
Granted	1,404,650	11.96
Forfeited	(1,404,650)	20.00
Vested	(44,089,188)	23.43

Balance at December 31, 2010	66,742,906	$23.13

Units Expected to Vest—As of December 31, 2010, approximately 66,400,000 AOG Units are expected to vest over the next three years.

RSUs

On October 24, 2007, the Company commenced the granting of RSUs under the Company’s 2007 Omnibus Equity Incentive Plan. These grants are accounted for as a grant of equity awards in accordance with U.S. GAAP. The fair value of Plan Grants made in 2010 was approximately $120.2 million, which is based on valuation methods that consider market comparables for transfer restrictions and lack of distributions until vested. For Bonus Grants, the valuation methods consider transfer restrictions and timing of distributions. The total fair value will be charged

F-52

APOLLO GLOBAL MANAGEMENT, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands, except share data)

(continued)

to compensation expense on a straight-line basis over the vesting period, which generally can be up to 24 quarters or annual vesting over three years. The actual forfeiture rate was 7.9%, 6.6% and 2.9% for the years ended December 31, 2010, 2009 and 2008, respectively. For the years ended December 31, 2010, 2009 and 2008, $78.9 million, $60.7 million and $75.4 million of compensation expense was recognized, respectively. During the year ended December 31, 2010, the Company delivered 2.3 million Class A shares (net of vested shares forfeited in lieu of withholding taxes) in settlement of vested RSUs, which caused the Company’s ownership interest in the Apollo Operating Group to increase to 29.0% from 28.5%. Certain RSU shares that were delivered during 2010 were reclassified from equity awards to liability awards, based on a one-time option offered to certain employees to receive cash in lieu of such RSU shares, in the amount of $3.5 million.

Delivery of Class A Shares

In 2010, the Company delivered Class A Shares for vested RSUs. The Company allows RSU participants to settle their tax liabilities with a reduction of their Class A share delivery from the originally granted and vested RSUs. The amount, when agreed to by the participant, results in a tax liability and a corresponding accumulated deficit adjustment. The adjustment was $2.9 million in 2010 and is disclosed in the Consolidated Statement of Changes in Shareholders’ Equity.

The delivery of RSUs does not cause a transfer of amounts in the Consolidated Statement of Changes in Shareholders’ Equity to the Class A Shareholders. The delivery of Class A shares for vested RSUs causes the income allocated to the Non-Controlling Interests to shift to the Class A shareholders from the date of delivery forward. Upon conversion of the AOG units, there will be a transfer of amounts from Non-Controlling Interests to the Company’s equity.

The following table summarizes RSU activity for the years ended December 31, 2010, 2009 and 2008:

	Unvested	Weighted Average Grant Date Fair Value	Vested		Total Number of RSUs Issued and Outstanding
Balance at January 1, 2008	20,477,101	$15.30	—		20,477,101
Granted	11,106,232	6.02	—		11,106,232
Forfeited	(925,003)	14.72	—		(925,003)
Vested	(5,986,867)	13.00	5,986,867		—

Balance at December 31, 2008	24,671,463	11.70	5,986,867		30,658,330
Granted	3,221,335	3.09	—		3,221,335
Forfeited	(1,849,650)	10.08	—		(1,849,650)
Vested	(6,105,152)	10.37	6,105,152		—

Balance at December 31, 2009	19,937,996	10.87	12,092,019		32,030,015
Granted	12,861,969	9.34	—		12,861,969
Forfeited	(2,578,992)	10.07	—		(2,578,992)
Delivered	—	6.74	(3,227,155)		(3,227,155)
Vested	(6,778,057)	10.40	6,778,057		—

Balance at December 31, 2010	23,442,916	$10.25	15,642,921	(1)	39,085,837

(1)	Amount excludes RSUs which have vested and have been delivered.

F-53

APOLLO GLOBAL MANAGEMENT, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands, except share data)

(continued)

Units Expected to Vest— As of December 31, 2010, approximately 22,000,000 RSUs are expected to vest.

Share Options

Under the Company’s 2007 Omnibus Equity Incentive Plan, 5,000,000 options were granted on December 2, 2010. These options shall vest and become exercisable with respect to 4/24 of the option shares on December 31, 2011 and the remainder in equal installments over each of the remaining 20 quarters with full vesting on December 31, 2016. For the year ending December 31, 2010, $0.3 million of compensation expense was recognized as a result of this grant.

Apollo measures fair value of each option award on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions used for options awarded during 2010.

Assumptions:	2010
Risk-free interest rate	2.34%
Weighted average expected dividend yield	2.79%
Expected volatility factor	40.00%
Expected life in years	6.79
Fair Value of options per share	$5.62

The Company determined its expected volatility based on comparable companies using daily stock prices.

The following table summarizes the share option activity for the year ended December 31, 2010:

	Options Outstanding	Weighted Average Exercise Price	Aggregate Fair Value	Weighted Average Remaining Contractual Term
Balance at January 1, 2010	—	$—	$—	—
Granted	5,000,000	8.00	28,100,000	9.92
Exercised	—	—	—	—
Forfeited	—	—	—	—

Balance at December 31, 2010	5,000,000	$8.00	$28,100,000	9.92

Units Expected to Vest— As of December 31, 2010, 5,000,000 options are expected to vest.

The expected term of the options granted represents the period of time that options are expected to be outstanding and is based on the contractual term of the option. Unamortized compensation cost related to unvested share options at December 31, 2010 was $27.8 million and is expected to be recognized over a period of 6.0 years. None of the share options were exercisable at December 31, 2010.

AAA RDUs

Incentive units that provide the right to receive AAA restricted depository units (“RDUs”) following vesting are granted periodically to employees of Apollo. These grants are accounted for as equity awards in accordance with U.S. GAAP. The RDUs subject to incentive units granted to employees generally vest over three years. In contrast, the Company’s Managing Partners and Contributing Partners have received distributions of fully vested

F-54

APOLLO GLOBAL MANAGEMENT, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands, except share data)

(continued)

AAA RDUs. The fair value of the grants is recognized on a straight-line basis over the vesting period (or upon grant in the case of fully vested AAA RDUs). Vested AAA RDUs can be converted into ordinary common units of AAA. During the years ended December 31, 2010, 2009 and 2008, the actual forfeiture rate was 1.5%, 11.0% and 3.9%, respectively. For the years ended December 31, 2010, 2009 and 2008, $5.5 million, $5.8 million and $14.9 million of compensation expense was recognized, respectively.

During the years ended December 31, 2010, 2009 and 2008, the Company delivered 596,375, 435,954 and 1,775,819 RDUs, respectively, to individuals who had vested in these units. The delivery in 2010 resulted in a reduction of the accrued compensation liability of $7.6 million and the recognition of net additional paid in capital of $0.6 million. These amounts are presented in the consolidated statement of changes in shareholders’ equity. There was $4.1 million and $6.2 million of liability for undelivered RDUs included in accrued compensation and benefits in the consolidated statements of financial condition as of December 31, 2010 and 2009, respectively. The following table summarizes RDU activity for the years ended December 31, 2010, 2009 and 2008:

	Unvested	Weighted Average Grant Date Fair Value	Vested	Total Number of RDUs Issued and Outstanding
Balance January 1, 2008	407,001	$19.60	181,694	588,695
Granted	2,422,496	13.00	—	2,422,496
Forfeited	(110,546)	14.40	—	(110,546)
Delivered	—	13.73	(1,775,819)	(1,775,819)
Vested	(2,040,302)	13.63	2,040,302	—

Balance December 31, 2008	678,649	14.57	446,177	1,124,826
Granted	2,667	1.07	—	2,667
Forfeited	(74,870)	14.23	—	(74,870)
Delivered	—	15.51	(435,954)	(435,954)
Vested	(385,225)	15.65	385,225	—

Balance December 31, 2009	221,221	12.95	395,448	616,669
Granted	547,974	7.34	—	547,974
Forfeited	(11,816)	13.00	—	(11,816)
Delivered	—	12.73	(596,375)	(596,375)
Vested	(590,712)	9.36	590,712	—

Balance, December 31, 2010	166,667	$7.20	389,785 (1)	556,452

(1)	Amount excludes RDUs which have vested and have been delivered. Certain amounts in 2009 and 2008 have been reclassified to conform with the 2010 presentation.

F-55

APOLLO GLOBAL MANAGEMENT, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands, except share data)

(continued)

Units Expected to Vest—As of December 31, 2010, approximately 147,000 RDUs are expected to vest over the next three years.

The following table summarizes the activity of RDUs available for future grants:

RDUs Available For Future Grants
Balance at January 1, 2008	2,439,724
Purchases	2,175,139
Granted	(2,422,496)
Forfeited	110,546

Balance at December 31, 2008	2,302,913
Purchases	43,412
Granted	(2,667)
Forfeited	74,870

Balance at December 31, 2009	2,418,528
Purchases	96,661
Granted	(547,974)
Forfeited	11,816

Balance, December 31, 2010	1,979,031

Restricted Stock and Restricted Stock Unit Awards—Apollo Commercial Real Estate Finance, Inc. (“ARI”)

On September 29, 2009, 97,500 and 140,000 shares of ARI restricted stock were granted to the Company and certain of the Company’s employees, respectively. Additionally, on December 31, 2009, 5,000 shares of ARI restricted stock were granted to a Company employee. The fair value of the Company and employee awards granted was $1.8 million and $2.7 million, respectively. These awards generally vest over three years or twelve quarters, with the first quarter vesting on January 1, 2010. On March 23, 2010, July 1, 2010 and July 21, 2010, 102,084, 5,000 and 16,875 shares of ARI restricted stock units (“ARI RSUs”), respectively, were granted to certain of the Company’s employees. Pursuant to the March 23, 2010 and July 21, 2010 issuances, 102,084 and 16,875 shares of ARI restricted stock, respectively, were forfeited by the Company’s employees. As the fair value of ARI RSUs was not greater than the forfeiture of the restricted stock, no additional value will be amortized. The awards granted to the Company are accounted for as investments and deferred revenue in the consolidated statement of financial condition. As these awards vest, the deferred revenue is recognized as management fees. The investment is accounted for using the equity method of accounting for awards granted to the Company and as a deferred compensation asset for the awards granted to employees. Compensation expense will be recognized on a straight line-basis over the vesting period for the awards granted to the employees. The Company recorded an asset and a liability upon receiving the awards on behalf of the Company’s employees. The awards granted to the Company’s employees are remeasured each period to reflect the fair value of the asset and liability and any changes in these values are recorded in the consolidated statements of operations. For the years ended December 31, 2010 and 2009, $1.5 million and $0.4 million of management fees and $0.8 million and $0.2 million of compensation expense were recognized in the consolidated statements of operations, respectively. The forfeiture rate for unvested ARI restricted stock awards and ARI RSUs was 2% and 0% as of December 31, 2010 and 2009, as the forfeiture noted above was an exchange of securities and did not impact the overall expense recognized by the Company.

F-56

APOLLO GLOBAL MANAGEMENT, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands, except share data)

(continued)

The following table summarizes activity for the ARI restricted stock awards and ARI RSUs that were granted to both the Company and certain of its employees for the years ended December 31, 2010 and 2009:

	ARI RSUs Unvested	ARI Restricted Stock Unvested	Weighted Average Grant Date Fair Value	Vested	Total Number of Restricted Stock Awards and RSUs Issued
Balance at January 1, 2009	—	—	$—	—	—
Granted to employees of the Company	—	145,000	18.46	—	145,000
Granted to the Company	—	97,500	18.48	—	97,500
Vested awards for employees of the Company	—	—	—	—	—

Balance at December 31, 2009	—	242,500	$18.47	—	242,500
Granted to employees of the Company	123,959	—	16.97	—	123,959
Forfeited by employees of the Company	(5,000)	(118,959)	18.41	—	(123,959)
Vested awards for employees of the Company	(22,709)	(26,039)	17.77	48,748	—
Vested awards for the Company	—	(32,500)	18.48	32,500	—

Balance at December 31, 2010	96,250	65,002	$17.57	81,248	242,500

Units Expected to Vest—As of December 31, 2010, approximately 90,500 and 65,000 shares of ARI RSUs and ARI restricted stock, respectively, are expected to vest.

Equity-based compensation is allocated based on ownership interests. Therefore, the amortization of the AOG Units is allocated to Shareholders’ Equity and the Non-Controlling Interests, which results in a difference in the amounts charged to equity-based compensation expense and the amounts credited to Shareholders’ Equity in the Company’s consolidated financial statements.

Below is a reconciliation of the equity-based compensation allocated to Apollo Global Management, LLC for the year ended December 31, 2010:

	Total Amount	Non-Controlling Interest % in Apollo Operating Group	Allocated to Non- Controlling Interest in Apollo Operating Group(1)	Allocated to Apollo Global Management, LLC
AOG Units	$1,032,909	71.0%	$735,698	$297,211
RSUs and Share Options	79,169	—	—	79,169
ARI Restricted Stock Awards and ARI RSUs	801	71.0%	569	232
AAA RDUs	5,533	71.0%	3,930	1,603

Total Equity-Based Compensation	$1,118,412		740,197	378,215

Less AAA RDUs, ARI Restricted Stock Awards and ARI RSUs			(4,499)	(1,835)

Capital Increase Related to Equity-Based Compensation			$735,698	$376,380

(1)	Calculated based on average ownership percentage for the period considering Class A share issuance in July and September 2010.

F-57

APOLLO GLOBAL MANAGEMENT, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands, except share data)

(continued)

Below is a reconciliation of the equity-based compensation allocated to Apollo Global Management, LLC for the year ended December 31, 2009:

	Total Amount	Non-Controlling Interest % in Apollo Operating Group	Allocated to Non- Controlling Interest in Apollo Operating Group(1)	Allocated to Apollo Global Management, LLC
AOG Units	$1,033,343	71.5%	$738,431	$294,912
RSUs	60,747	—	—	60,747
ARI Restricted Stock Awards	217	71.5%	155	62
AAA RDUs	5,799	71.5%	4,146	1,653

Total Equity-Based Compensation	$1,100,106		742,732	357,374

Less AAA RDUs and ARI Restricted Stock Awards			(4,301)	(1,715)

Capital Increase Related to Equity-Based Compensation			$738,431	$355,659

(1)	Calculation based on average ownership percentage for the period after considering Class A share repurchase that took place on February 2009.

Below is a reconciliation of the equity-based compensation allocated to Apollo Global Management, LLC for the year ended December 31, 2008:

	Total Amount	Non-Controlling Interest % in Apollo Operating Group	Allocated to Non- Controlling Interest in Apollo Operating Group	Allocated to Apollo Global Management, LLC
AOG Units	$1,034,876	71.1%	$736,387	$298,489
RSUs	75,414	—	—	75,414
AAA RDUs	14,894	71.1%	10,597	4,297

Total Equity-Based Compensation	$1,125,184		746,984	378,200

Less AAA RDUs			(10,597)	(4,297)

Capital Increase Related to Equity-Based Compensation			$736,387	$373,903

F-58

APOLLO GLOBAL MANAGEMENT, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands, except share data)

(continued)

15. RELATED PARTY TRANSACTIONS AND INTERESTS IN CONSOLIDATED ENTITIES

As a management company, the Company is responsible for paying for certain operating costs incurred by the funds that it manages as well as their affiliates. These costs are normally reimbursed by such funds and are included in due from affiliates.

Due from affiliates and due to affiliates are comprised of the following:

	For the Year Ended December 31,
	2010	2009
Due from Affiliates:
Due from private equity funds	$52,128	$17,120
Due from portfolio companies	42,933	62,379
Management and advisory fees receivable from capital markets funds	19,095	25,904
Due from capital markets funds	13,612	12,574
Due from Contributing Partners, employees and former employees	8,496	12,134
Due from real estate funds	5,887	—
Other	2,212	3,567

Total Due from Affiliates	$144,363	$133,678

Due to Affiliates:
Due to Managing Partners and Contributing Partners in connection with the tax receivable agreement	$491,402	$514,044
Due to private equity funds	20,890	32,046
Due to real estate funds	1,200	—
Due to Managing Partners	189	764
Due to capital market funds	—	314
Other	3,964	1,425

Total Due to Affiliates	$517,645	$548,593

Tax Receivable Agreement

Subject to certain restrictions, each of the Managing Partners and Contributing Partners has the right to exchange their vested AOG Units for the Company’s Class A shares. Certain Apollo Operating Group entities have made an election under Section 754 of the U.S. Internal Revenue Code, as amended, which will result in an adjustment to the tax basis of the assets owned by Apollo Operating Group at the time of the exchange. These exchanges will result in increases in tax deductions that will reduce the amount of tax that APO Corp. will otherwise be required to pay in the future. Additionally, the further acquisition of AOG Units from the Managing Partners and Contributing Partners also may result in increases in tax deductions and tax basis of assets that will further reduce the amount of tax that APO Corp. will otherwise be required to pay in the future.

APO Corp. entered into a tax receivable agreement with the Managing Partners and Contributing Partners that provides for the payment to the Managing Partners and Contributing Partners of 85% of the amount of cash savings, if any, in U.S. Federal, state, local and foreign income taxes that APO Corp. would realize as a result of the increases in tax basis of assets that resulted from the Reorganization. These payments are expected to occur approximately over the next 20 years.

F-59

APOLLO GLOBAL MANAGEMENT, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands, except share data)

(continued)

In September 2009, Apollo made a $9.1 million payment against the tax receivable agreement from proceeds distributed by the Apollo Operating Group. In December 2009, Apollo increased the liability an additional $6.6 million, due to a change in the projected state tax rates, thus increasing future tax savings resulting from the tax receivable agreement. In April 2010, the Company made a cash payment to the Managing Partners and Contributing Partners amounting to $15.0 million resulting from a realized tax benefit for the 2009 tax year. In December 2010, Apollo decreased the liability by $7.6 million and recorded the gain in Other Income (Loss), net in the consolidated statement of operations due to a change in projected income estimates and fluctuations in state tax rates.

Special Allocation

In December 2009, the AMH partnership agreement was amended to provide for special allocations of income to APO Corp. and a reduction of income allocated to Holdings for the 2009 and 2010 calendar years. In connection with the amendment of the AMH partnership agreement in April of 2010, the tax receivable agreement was revised to reflect the managing partners’ agreement to defer 25% of required payments pursuant to the tax receivable agreement that is attributable to the 2010 fiscal year for a period of four years. The amendment allows for a maximum allocation of income from Holdings of approximately $22.1 million in 2009 and eliminates any income allocation to Holdings in 2010. The Company allocated $117.5 million and $22.1 million of AMH income to APO Corp. for the years ended December 31, 2010 and 2009, respectively.

Due from Contributing Partners, Employees and Former Employees

The Company has accrued a receivable from the Contributing Partners and certain employees and former employees for the potential return of carried interest income that would be due if the private equity funds were liquidated at the balance sheet date. Also see Due to Private Equity Funds.

Management Fee Waiver and Notional Investment Program

Apollo has forgone a portion of management fee revenue that it would have been entitled to receive in cash and instead received profits interests and assigned these profits interests to employees and partners. The amount of management fees waived and related compensation expense amounted to $24.8 million, $19.7 million and $35.4 million for the years ended December 31, 2010, 2009 and 2008, respectively.

Dividends/Distributions

The declaration, payment and determination of the amount of the Company’s quarterly dividend are at the sole discretion of the Company’s manager.

On November 1, 2010, the Company declared a cash dividend of $0.07 per Class A share, which was paid on November 23, 2010 to Class A shareholders of record on November 12, 2010. Of the $23.7 million aggregate distribution from the Apollo Operating Group, $6.9 million was received by the Company, and the remaining $16.8 million was paid to the Company’s Non-Controlling Interest holders in the Apollo Operating Group. Additionally, the Company also accrued $1.3 million for distribution equivalents on certain RSUs.

On August 2, 2010, the Company declared a cash dividend of $0.07 per Class A share, which was paid on August 25, 2010. Of the $23.7 million aggregate distribution from the Apollo Operating Group, $6.9 million was received by the Company, and the remaining $16.8 million was paid to the Company’s Non-Controlling Interest holders in the Apollo Operating Group. Additionally, the Company also accrued $1.4 million for distribution equivalents on certain RSUs.

F-60

APOLLO GLOBAL MANAGEMENT, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands, except share data)

(continued)

On May 27, 2010, the Company declared a cash dividend of $0.07 per Class A share, which was paid as of June 15, 2010. Of the $23.5 million aggregate distribution from the Apollo Operating Group, $6.7 million was received by the Company, and the remaining $16.8 million was paid to the Company’s Non-Controlling Interest holders in the Apollo Operating Group. Additionally, the Company also accrued $1.0 million for distribution equivalents on certain RSUs.

On September 9, 2009, the Apollo Operating Group made a total distribution of $27.0 million to APO Corp. and Holdings, in accordance with their pro rata interests, to satisfy the liability under the tax receivable agreement. We distributed $17.9 million to the Managing Partners and Contributing Partners through their ownership of Holdings with the remaining $9.1 million being paid to APO Corp. to pay its liability under the tax receivable agreement.

On January 8, 2009, the Company declared a cash dividend of $0.05 per Class A share, which was paid as of January 15, 2009. Of the $16.9 million aggregate distribution from the Apollo Operating Group, $4.9 million was received by the Company, and the remaining $12.0 million was paid to the Company’s Non-Controlling Interest holders in the Apollo Operating Group. Additionally, the Company also accrued $0.3 million for distribution equivalents on certain RSUs, which were paid in January 2010.

During December 2008, the Apollo Operating Group made a total distribution of $18.1 million to APO Corp. and Holdings, in accordance with their pro rata interests, to satisfy the liability under the tax receivable agreement for a portion of the tax savings APO Corp. realized as result of the acquisition of AOG Units from the Managing Partners and the Contributing Partners. We distributed $14.4 million to the Managing Partners and Contributing Partners through their ownership of Holdings, with the remaining $3.7 million being paid to APO Corp. to pay its liability under the tax receivable agreement.

The Company accrued $0.4 million in distribution equivalents during the third quarter of 2008, which related to unvested RSUs granted to employees that are subject to accelerated vesting conditions in respect of distributions in accordance with the Apollo Global Management, LLC 2007 Omnibus Equity Incentive Plan. These amounts were paid in January 2009.

On July 15, 2008, the Company declared a cash distribution amounting to $0.23 per Class A share, which included a second quarter 2008 quarterly distribution of $0.16 per Class A share plus a special distribution of $0.07 per Class A share that primarily related to realizations from (i) portfolio companies, (ii) dividend income from a portfolio company, and (iii) interest income related to debt investments. This $77.6 million aggregate distribution was paid to the owners of the Apollo Operating Group. Of this amount, $22.4 million was received by Apollo Global Management, LLC and distributed on July 25, 2008, to its Class A shareholders of record on July 18, 2008, and the remaining $55.2 million was paid to Holdings.

On April 4, 2008, the Company declared a cash distribution amounting to $0.33 per Class A share, which included a first quarter 2008 quarterly distribution of $0.16 per Class A share plus a special distribution of $0.17 per Class A share that primarily related to the realization of a fund portfolio company in February 2008. The $111.3 million aggregate distribution was paid to the owners of the Apollo Operating Group. Of this amount, $32.2 million was received by Apollo Global Management, LLC and distributed to its Class A shareholders of record on April 18, 2008, and the remaining $79.1 million was paid to Holdings.

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APOLLO GLOBAL MANAGEMENT, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands, except share data)

(continued)

The dividends declared in 2010, 2009 and 2008 are returns of amounts paid in by our Class A shareholders. All cash dividends paid to our Class A shareholders in 2010, 2009 and 2008 have been charged against additional paid in capital.

Indemnity

Carried interest income from certain funds that the Company manages can be distributed to us on a current basis, but is subject to repayment by the subsidiary of the Apollo Operating Group that acts as general partner of the fund in the event that certain specified return thresholds are not ultimately achieved. The Managing Partners, Contributing Partners and certain other investment professionals have personally guaranteed, subject to certain limitations, the obligation of these subsidiaries in respect of this general partner obligation. Such guarantees are several and not joint and are limited to a particular Managing Partner’s or Contributing Partner’s distributions. An existing shareholders agreement includes clauses that indemnify each of the Company’s Managing Partners and certain Contributing Partners against all amounts that they pay pursuant to any of these personal guarantees in favor of certain funds that the Company manages (including costs and expenses related to investigating the basis for or objecting to any claims made in respect of the guarantees) for all interests that the Company’s Managing Partners and Contributing Partners have contributed or sold to the Apollo Operating Group.

Accordingly, in the event that the Company’s Managing Partners, Contributing Partners and certain investment professionals are required to pay amounts in connection with a general partner obligation for the return of previously made distributions, we will be obligated to reimburse the Company’s Managing Partners and certain Contributing Partners for the indemnifiable percentage of amounts that they are required to pay even though we did not receive the certain distribution to which that general partner obligation related. At December 31, 2009, the Company had a recorded liability of $23.2 million related to this obligation. During 2010, the amount reversed due to the performance of the funds’ investments. As of December 31, 2010, the Company has not recorded an obligation for any previously made distributions.

Due to Private Equity Funds

On June 30, 2008, the Company entered into a credit agreement with Fund VI, pursuant to which Fund VI advanced $18.9 million of carried interest income to the limited partners of Apollo Advisors VI, L.P., who are also employees of the Company. The loan obligation accrues interest at an annual fixed rate of 3.45% and terminates on the earlier of June 30, 2017 or the termination of Fund VI. As of December 31, 2010, the total outstanding loan aggregated $20.5 million, including accrued interest of $1.6 million which approximated fair value, of which approximately $6.5 million was not subject to the indemnity discussed above and is a receivable from the Contributing Partners and certain employees.

Litigation Settlement

On December 29, 2008, pursuant to the terms of a settlement agreement, the Company and certain of its affiliates paid Huntsman Corporation (“Huntsman”) $425 million. Of this amount, Apollo Management VI, L.P. paid $200 million on behalf of itself and the following Apollo entities: Apollo Management, L.P.; Apollo Global Management, LLC; Apollo Management IV, L.P.; Apollo Advisors IV, L.P.; Apollo Management V, L.P.; and Apollo Advisors V, L.P. As a result, a $200 million litigation settlement is included within the Company’s consolidated statements of operations for the year ended December 31, 2008. The remaining portion of the settlement was paid to Huntsman by Momentive Specialty Chemicals Inc. (formerly known as Hexion Specialty

F-62

APOLLO GLOBAL MANAGEMENT, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands, except share data)

(continued)

Chemicals, Inc.) (“Hexion”), a portfolio company that is outside of the Company’s consolidated structure and therefore not included in the Company’s financial statements. Hexion paid Huntsman $225 million on behalf of itself and the following Apollo entities comprising Apollo Funds IV and V: Apollo Investment Fund IV, L.P.; Apollo Overseas Partners IV, L.P.; Apollo Investment Fund V, L.P.; Apollo Overseas Partners V, L.P.; Apollo Netherlands Partners V(A), L.P.; Apollo Netherlands Partners V(B), L.P.; and Apollo German Partners V GmbH & Co. KG. The impact of this $225 million payment resulted in a decrease of approximately $31 million of carried interest income allocated to the general partner of Fund V. The $425 million payment was in settlement of Huntsman’s defamation claim against all of the foregoing entities. The Company subsequently received insurance proceeds of $162.5 million and $37.5 million in 2010 and 2009, respectively, from certain of its professional liability insurance carriers in respect of the litigation settlement. The $162.5 million and $37.5 million are included in Other Income (Loss), net within the Company’s consolidated statements of operations for the years ended December 31, 2010 and 2009, respectively. There are no pending actions involving the Company or any of its subsidiaries in connection with the Hexion/Huntsman transaction.

Due to Strategic Investor/Strategic Relationship Agreement

On April 20, 2010, the Company announced that it has entered into a new strategic relationship agreement with CalPERS (“Strategic Investor”). The new strategic relationship agreement provides that Apollo will reduce management and other fees charged to CalPERS on funds it manages, or in the future will manage, solely for CalPERS by $125 million over a five-year period or as close a period as required to provide CalPERS with that benefit. The agreement further provides that Apollo will not use a placement agent in connection with securing any future capital commitments from CalPERS.

Underwriting Fee Paid for ARI

The Company incurred $8.0 million in underwriting expenses for the benefit of ARI, which may be repaid to the Company if during any period of four consecutive calendar quarters during the sixteen full calendar quarters after the consummation of ARI’s initial public offering on September 29, 2009, their core earnings, as defined in the corresponding management agreement, for any such four-quarter period exceeds an 8% performance hurdle rate. During the last four quarters ending September 30, 2010, the core earnings had reached a 3.5% hurdle rate.

Interests in Consolidated Entities

These amounts relate to equity interests in Apollo’s consolidated, but not wholly-owned, subsidiaries and funds.

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APOLLO GLOBAL MANAGEMENT, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands, except share data)

(continued)

Net (income) loss attributable to Non-Controlling Interests consists of the following:

	For the Year Ended December 31,
	2010	2009	2008
AAA(1)	$(356,251)	$(452,408)	$1,191,034
Consolidated variable interest entities(2)	(48,206)	—	—
Former employees(3)	(16,258)	(7,818)	(15,251)
Other	—	—	333

Net (income) loss attributable to Non-Controlling Interests in consolidated entities	(420,715)	(460,226)	1,176,116
Net (income) loss attributable to Non-Controlling Interests in Apollo Operating Group	(27,892)	400,440	801,799

Net (income) loss attributable to Non-Controlling Interests	$(448,607)	$(59,786)	$1,977,915

(1)	Reflects the Non-Controlling Interests in the net income of AAA and is calculated based on the Non-Controlling Interest ownership percentage in AAA, which was approximately 97% during the years ended December 31, 2010 and 2009.
(2)	Reflects the Non-Controlling Interests in the net income of the consolidated VIEs and includes $11.4 million of gains recorded within appropriated partners’ capital related to a consolidated VIE during the year ended December 31, 2010.
(3)	Reflects the remaining interest held by certain former employees in the net income of our capital markets management companies.

16. COMMITMENTS AND CONTINGENCIES

Financial Guarantees—Apollo has provided financial guarantees on behalf of certain employees for the benefit of unrelated third-party lenders, in connection with their capital commitment to certain funds managed by the Company. As of December 31, 2010, the maximum exposure relating to these financial guarantees approximated $5.1 million. Apollo has historically not incurred any liabilities as a result of these agreements and does not expect to in the future. Accordingly, no liability has been recorded in the accompanying consolidated financial statements.

As the general partner of Apollo/Artus Investor 2007-I, L.P. (“Artus”), the Company may be obligated for certain losses in excess of those allocable to the limited partners to the extent that there is negative equity in that fund. As of December 31, 2010, the Company has no current obligations to Artus.

Investment Commitments—As a limited partner, general partner and manager of the Apollo private equity funds and capital markets funds, Apollo has unfunded capital commitments at December 31, 2010 and 2009 of $140.6 million and $201.3 million, respectively.

Apollo has an ongoing obligation to acquire additional common units of AP Alternative Assets, L.P., on a quarterly basis, in an amount equal to 25% of the aggregate after-tax cash distributions, if any, that are made to its affiliates pursuant to the carried interest distribution rights that are applicable to investments made through AAA Investments, L.P.

Debt Covenants—Apollo’s debt obligations contain various customary loan covenants. As of the balance sheet date, the Company was not aware of any instances of noncompliance with any of these covenants.

Litigation and Contingencies—The Company is from time to time, party to various legal actions arising in the ordinary course of business, including claims and litigation, reviews, investigations and proceedings by governmental and self-regulatory agencies regarding the Company’s business.

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APOLLO GLOBAL MANAGEMENT, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands, except share data)

(continued)

On or about March 21, 2009, an entity known as LLDVF, L.P., which alleges that it is an investor in certain notes with a face amount of $43,500,000 issued by Linens ‘n Things, Inc. (“Linens”) commenced an action in the United States District Court for the District of New Jersey against, inter alia, Apollo Management V, L.P., two Apollo partners, certain Apollo investment entities relating to the Linens transaction, certain current and former officers and directors of Linens, and certain other investors in Linens, alleging violations of the federal securities laws and the making of negligent misrepresentations respecting the financial condition and future prospects of Linens from at least March 27, 2007 until May 2, 2008, the date on which Linens filed for bankruptcy protection under Chapter 11 of the United States Bankruptcy Code. On July 10, 2009, the plaintiff effectuated service of the summons and complaint on the defendants. As stipulated by the parties and ordered by the Court, on September 23, 2009 the plaintiff filed an amended complaint, which asserted the same causes of action as alleged in the original complaint. On November 23, 2009, the defendants filed motions to dismiss the amended complaint. On August 12, 2010, the Court granted the defendants’ motions and dismissed the complaint without prejudice and subsequently agreed to allow plaintiff, until September 30, 2010, to file a second amended complaint in order to cure any deficiencies identified in the Court’s rulings. Plaintiff filed its second amended complaint on September 30, 2010, and this most recently amended complaint asserts the same causes of action set forth in its first amended complaint, but no longer names the two Linens investors as defendants. On November 30, 2010, the Court granted the plaintiff’s and the defendants’ joint request for a stay of the litigation pending an out-of-court mediation. The Court further ordered the parties to submit a joint stipulation setting forth a proposed schedule for the defendants’ response to plaintiff’s second amended complaint if the parties’ out-of-court mediation fails to resolve the litigation by February 15, 2011. On February 14, 2011, the parties jointly reported to the Court that meaningful settlement discussions are continuing, and requested the court to extend the stay of proceedings from February 15, 2011 to March 15, 2011. Currently, the Company does not believe that a loss from liability in this case is either probable or reasonably estimable. At this time, it cannot be predicted whether the mediation will lead to a mutual resolution of the litigation or what the terms of a mutual resolution would be, to the extent a settlement is reached. If a settlement is not reached, the defendants anticipate moving to dismiss the second amended complaint, because defendants continue to believe the plaintiff’s allegations lack factual and legal merit. In any event, the lawsuit is in its preliminary stages and no discovery has been taken. As a result, no estimate of possible loss, if any, can be made at this time.

On July 16, 2008, Apollo was joined as a defendant in a pre-existing purported class action pending in Massachusetts federal court against, among other defendants, numerous private equity firms. The suit alleges that beginning in mid-2003, Apollo and the other private equity firm defendants violated the U.S. antitrust laws by forming “bidding clubs” or “consortia” that, among other things, rigged the bidding for control of various public corporations, restricted the supply of private equity financing, fixed the prices for target companies at artificially low levels and allocated amongst themselves an alleged market for private equity services in leveraged buyouts. The suit seeks class action certification, declaratory and injunctive relief, unspecified damages and attorneys’ fees. On August 27, 2008, Apollo and its co-defendants moved to dismiss plaintiffs’ complaint and on November 20, 2008, the Court granted the Company’s motion. The Court also dismissed two other defendants, Permira and Merrill Lynch. In an order dated August 18, 2010, the Court granted in part and denied in part plaintiffs’ motion to expand the complaint and to obtain additional discovery. The Court ruled that plaintiffs could amend the complaint and obtain discovery in a second discovery phase limited to eight additional transactions. The Court gave the plaintiffs until September 17, 2010 to amend the complaint to include the additional eight transactions. On September 17, 2010, the plaintiffs filed a motion to amend the complaint by adding the additional eight transactions and adding Apollo as a defendant. On October 6, 2010, the Court granted plaintiffs’ motion to file the fourth amended complaint. Plaintiffs’ fourth amended complaint, filed on October 7, 2010, adds Apollo Global Management, LLC, as a defendant. On November 4, 2010, Apollo moved to dismiss,

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APOLLO GLOBAL MANAGEMENT, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands, except share data)

(continued)

arguing that the claims against Apollo are time-barred and that the allegations against Apollo are insufficient to state an antitrust conspiracy claim. On February 17, 2011, the Court denied Apollo’s motion to dismiss, ruling that Apollo should raise the statute of limitations issues on summary judgment after discovery is completed. Apollo’s answer to the fourth amended complaint is now due March 21, 2011. Currently, the Company does not believe that a loss from liability in this case is either probable or reasonably estimable. The Court granted Apollo’s motion to dismiss plaintiffs’ initial complaint in 2008, ruling that Apollo was released from the only transaction in which it allegedly was involved. While plaintiffs have survived Apollo’s motion to dismiss the fourth amended complaint, the Court stated in denying the motion that it will consider the statute of limitations (one of the bases for Apollo’s motion to dismiss) at the summary judgment stage. Based on the applicable statute of limitations, among other reasons, Apollo believes that plaintiffs’ claims lack factual and legal merit. In addition, discovery is in its early stages. For all of these reasons, no estimate of possible loss, if any, can be made at this time.

Apollo believes that each of these actions is without merit and intends to defend them vigorously.

Various state attorneys general and federal and state agencies have initiated industry-wide investigations into the use of placement agents in connection with the solicitation of investments, particularly with respect to investments by public pension funds. Certain affiliates of Apollo have received subpoenas and other requests for information from various government regulatory agencies and investors in Apollo’s funds, seeking information regarding the use of placement agents. CalPERS, one of Apollo’s Strategic Investors, announced on October 14, 2009, that it had initiated a special review of placement agents and related issues. Apollo is cooperating with all such investigations and other reviews. In addition, on May 6, 2010, the California Attorney General filed a civil complaint against Alfred Villalobos and his company, Arvco Capital Research, LLC (a placement agent that Apollo has used) and Federico Buenrostro Jr., the former CEO of CalPERS, alleging conduct in violation of certain California laws in connection with CalPERS’s purchase of securities in various funds managed by Apollo and another asset manager. Apollo is not a party to the civil lawsuit and the lawsuit does not allege any misconduct on the part of Apollo. Apollo believes that it has handled its use of placement agents in an appropriate manner.

Although the ultimate outcome of these matters cannot be ascertained at this time, Apollo is of the opinion, after consultation with counsel, that the resolution of any such matters to which it is a party at this time will not have a material adverse effect on its financial statements. Legal actions material to Apollo could, however, arise in the future.

Commitments—Apollo leases office space and certain office equipment under various lease and sublease arrangements, which expire on various dates through 2022. As these leases expire, it can be expected that in the normal course of business, they will be renewed or replaced. Certain lease agreements contain renewal options, rent escalation provisions based on certain costs incurred by the landlord or other inducements provided by the landlord. Rent expense is accrued to recognize lease escalation provisions and inducements provided by the landlord, if any, on a straight-line basis over the lease term and renewal periods where applicable. Apollo has entered into various operating lease service agreements in respect of certain assets.

As of December 31, 2010, the approximate aggregate minimum future payments required for operating leases were as follows:

	2011	2012	2013	2014	2015	Thereafter	Total
Aggregate minimum future payments(1)	$36,002	$23,646	$22,878	$22,528	$14,100	$40,155	$159,309

(1)	In 2011, the Company entered into a new lease agreement for additional office space that expires on April 30, 2020, which would require approximate aggregate minimum future payments totaling $47.6 million. In 2011, the Company also entered into a sub-lease agreement for certain of its office space that expires on April 30, 2015 in which the Company will receive sub-lease rental income totaling $4.1 million.

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APOLLO GLOBAL MANAGEMENT, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands, except share data)

(continued)

Expenses related to non-cancellable contractual obligations for premises, equipment, auto and other assets were $28.8 million, $35.1 million and $31.0 million for the years ended December 31, 2010, 2009 and 2008, respectively.

Apollo has purchase commitments for a premise lease build-out in the amount of $12.3 million. These amounts are expected to be paid in 2011.

Other Long-term Obligations—These obligations relate to payments on management service agreements related to certain assets and payments with respect to certain consulting agreements entered into by Apollo Investment Consulting, LLC. A significant portion of these costs are reimbursable by funds or portfolio companies. As of December 31, 2010, fixed and determinable payments due in connection with these obligations are as follows:

	2011	2012	2013	2014	2015	Thereafter	Total
Other long-term obligations	$17,067	$7,242	$4,766	$3,548	$3,548	$3,548	$39,719

Contingent Obligations—Carried interest income in both private equity funds and certain capital markets funds is subject to reversal in the event of future losses to the extent of the cumulative carried interest recognized in income to date. If all of the existing investments became worthless, the amount of cumulative revenues that has been recognized by Apollo through December 31, 2010 and that would be reversed approximates $2.5 billion. Management views the possibility of all of the investments becoming worthless as remote. Carried interest income is affected by changes in the fair values of the underlying investments in the funds that Apollo manages. Valuations, on an unrealized basis, can be significantly affected by a variety of external factors including, but not limited to, bond yields and industry trading multiples. Movements in these items can affect valuations quarter to quarter even if the underlying business fundamentals remain stable. The table below indicates the potential future reversal of carried interest income:

December 31, 2010
Fund VI	$661,400
Fund VII	628,800
Fund IV	523,800
Fund V	307,813
COF I	149,039
COF II	76,799
SOMA	34,363
AIE II	26,168
ACLF	24,964
AAA	12,587
SVF	6,755
VIF	5,710

Total	$2,458,198

Note:	EPF has not incurred or paid carried interest income as of December 31, 2010.

Additionally, at the end of the life of certain funds that the Company manages, there could be a payment due to a fund by the Company if the Company as general partner has received more carried interest income than was ultimately earned. The general partner obligation amount, if any, will depend on final realized values of investments at the end of the life of each fund.

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APOLLO GLOBAL MANAGEMENT, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands, except share data)

(continued)

Certain private equity and capital markets funds may not generate carried interest income as a result of unrealized and realized losses that are recognized in the current and prior reporting period. In certain cases, carried interest income will not be generated until additional unrealized and realized gains occur. Any appreciation would first cover the deductions for invested capital, unreturned organizational expenses, operating expenses, management fees and priority returns based on the terms of the respective fund agreements.

17. MARKET AND CREDIT RISK

In the normal course of business, Apollo encounters market and credit risk concentrations. Market risk reflects changes in the value of investments due to changes in interest rates, credit spreads or other market factors. Credit risk includes the risk of default on Apollo’s investments, where the counterparty is unable or unwilling to make required or expected payments.

The Company is subject to a concentration risk related to the investors in its funds. As of December 31, 2010, there were more than 1,000 limited partner investors in Apollo’s active private equity, capital markets and real estate funds, and no individual investor accounted for more than 10% of the total committed capital to Apollo’s active funds.

Apollo’s derivative financial instruments contain credit risk to the extent that its counterparties may be unable to meet the terms of the agreements. Apollo seeks to minimize this risk by limiting its counterparties to highly rated major financial institutions with good credit ratings. Management does not expect any material losses as a result of default by other parties.

Substantially all amounts on deposit with major financial institutions that exceed insured limits are invested in interest-bearing accounts with U.S. money center banks.

Apollo is exposed to economic risk concentrations insofar as Apollo is dependent on the ability of the funds that it manages to compensate it for the services the management companies provide to these funds. Further, the incentive income component of this compensation is based on the ability of such funds to generate returns above certain specified thresholds.

Additionally, Apollo is exposed to interest rate risk. Apollo has debt obligations that have variable rates. Interest rate changes may therefore affect the amount of interest payments, future earnings and cash flows. At December 31, 2010 and 2009, $751.5 million and $933.8 million of Apollo’s debt balance (excluding debt of the consolidated VIEs) had a variable interest, respectively. However, as of December 31, 2010 and 2009, $167.0 million and $600.0 million of the debt had been effectively converted to a fixed rate using interest rate swaps as discussed in note 9.

18. SEGMENT REPORTING

Apollo conducts its management and incentive businesses primarily in the United States and substantially all of its revenues are generated domestically. These businesses are conducted through the following three reportable segments:

•	Private equity—primarily invests in control equity and related debt instruments, convertible securities and distressed debt investments;

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APOLLO GLOBAL MANAGEMENT, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands, except share data)

(continued)

•	Capital markets—primarily invests in non-control debt and non-control equity investments, including distressed debt instruments; and

•

Real estate—primarily invests in legacy commercial mortgage-backed securities, commercial first mortgage loans, mezzanine investments and other commercial real estate-related debt investments. The Company may seek to sponsor additional real estate funds that focus on opportunistic investments in distressed debt and equity recapitalization transactions.

These business segments are differentiated based on the varying investment strategies. The performance is measured by management on an unconsolidated basis because management makes operating decisions and assesses the performance of each of Apollo’s business segments based on financial and operating metrics and data that exclude the effects of consolidation of any of the affiliated funds.

The Company’s financial results vary, since carried interest, which generally constitutes a large portion of the income from the funds that Apollo manages, as well as the transaction and advisory fees that the Company receives, can vary significantly from quarter to quarter and year to year. As a result, the Company emphasizes long-term financial growth and profitability to manage its business.

The following tables present the financial data for Apollo’s reportable segments further separated between the management and incentive business as of December 31, 2010 and 2009 and for the years ended December 31, 2010, 2009 and 2008, respectively, which management believes is useful to the reader. The Company’s management business has fairly stable revenues and expenses except for transaction fees, while its incentive business is more volatile and can have significant fluctuations as it is affected by changes in the fair value of investments due to market performance of the Company’s business. The financial results of the management entities, as reflected in the “management” business section of the segment tables that follow, generally include management fee revenues, advisory and transaction fees and expenses exclusive of profit sharing expense. The financial results of the advisory entities, as reflected in the “incentive” business sections of the segment tables that follow, generally include carried interest income, investment income and profit sharing expense.

Economic Net Income (Loss)

Economic Net Income (“ENI”) is a key performance measure used by management in evaluating the performance of Apollo’s private equity, capital markets and real estate segments, as management believes the amount of management fees, advisory and transaction fees and carried interest income are indicative of the Company’s performance. Management also uses ENI in making key operating decisions such as the following:

•	Decisions related to the allocation of resources such as staffing decisions including hiring and locations for deployment of the new hires;

•	Decisions related to capital deployment such as providing capital to facilitate growth for the business and/or to facilitate expansion into new businesses; and

•

Decisions related to compensation expense, such as determining annual discretionary bonuses to its employees. As it relates to compensation, management seeks to align the interests of certain professionals and selected other individuals who have a profit sharing interest in the carried interest income earned in relation to the funds, with those of the investors in such funds and those of the Company’s shareholders. To achieve that objective, a certain amount of compensation is based on the Company’s performance and growth for the year.

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APOLLO GLOBAL MANAGEMENT, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands, except share data)

(continued)

ENI is a measure of profitability and has certain limitations in that it does not take into account certain items included under U.S. GAAP. ENI represents segment income (loss) attributable to Apollo Global Management, LLC, which excludes the impact of non-cash charges related to equity-based compensation, income taxes and Non-Controlling Interests. In addition, segment data excludes the assets, liabilities and operating results of the funds and VIEs that are included in the consolidated financial statements. Certain amounts in 2009 and 2008 have been reclassified to conform with the 2010 presentation, as specified in the footnotes to the tables impacted.

The following table presents the financial data for Apollo’s reportable segments as of and for the year ended December 31, 2010:

	As of and for the Year Ended December 31, 2010
	Private Equity Segment	Capital Markets Segment	Real Estate Segment	Total Reportable Segments
Revenues:
Advisory and transaction fees from affiliates	$60,444	$19,338	$—	$79,782
Management fees from affiliates	259,395	160,318	11,383	431,096
Carried interest income from affiliates	1,321,113	277,907	—	1,599,020

Total Revenues	1,640,952	457,563	11,383	2,109,898
Expenses	761,075	233,150	42,059	1,036,284
Other Income	212,845	41,606	23,231	277,682

Economic Net Income (Loss)	$1,092,722	$266,019	$(7,445)	$1,351,296

Total Assets	$2,271,564	$1,152,389	$46,415	$3,470,368

The following table reconciles the Total Reportable Segments to Apollo Global Management, LLC’s consolidated financial statements as of and for the year ended December 31, 2010:

	As of and for the Year Ended December 31, 2010
	Total Reportable Segments		Consolidation Adjustments and Other		Consolidated
Revenues	$2,109,898		$—		$2,109,898
Expenses	1,036,284		1,121,102	(1)	2,157,386
Other income	277,682		404,767	(2)	682,449

Economic Net Income	$1,351,296	(3)	N/A		N/A

Total Assets	$3,470,368		$3,082,004	(4)	$6,552,372

(1)	Represents the addition of expenses of consolidated funds and the consolidated VIEs and expenses related to equity-based compensation.

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APOLLO GLOBAL MANAGEMENT, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands, except share data)

(continued)

(2)	Results from the following:

For the Year Ended December 31, 2010
Net gains from investment activities	$367,871
Net gains from investment activities of consolidated variable interest entities	48,206
Loss from equity method investments	(11,107)
Interest income	20
Other loss	(223)

Total Consolidation Adjustments	$404,767

(3)	The reconciliation of Economic Net Income to Net Income attributable to Apollo Global Management, LLC reported in the consolidated statements of operations consists of the following:

For the Year Ended December 31, 2010
Economic Net Income	$1,351,296
Income tax provision	(91,737)
Net income attributable to Non-Controlling Interests in consolidated entities*	(16,258)
Net income attributable to Non-Controlling Interests in Apollo Operating Group	(27,892)
Non-cash charges related to equity-based compensation	(1,118,412)
Net loss of Metals Trading Fund	(2,380)

Net Income Attributable to Apollo Global Management, LLC	$94,617

*	Excludes Non-Controlling Interests attributable to AAA and the consolidated VIEs.

(4)	Represents the addition of assets of consolidated funds and the consolidated VIEs.

The following tables present additional financial data for Apollo’s reportable segments for the year ended December 31, 2010:

	For the Year Ended December 31, 2010
	Private Equity			Capital Markets
	Management	Incentive	Total	Management	Incentive	Total
Revenues:
Advisory and transaction fees from affiliates	$60,444	$—	$60,444	$19,338	$—	$19,338
Management fees from affiliates	259,395	—	259,395	160,318	—	160,318
Carried interest income from affiliates:
Unrealized gains	—	1,251,526	1,251,526	—	103,918	103,918
Realized gains	—	69,587	69,587	47,385	126,604	173,989

Total Revenues	319,839	1,321,113	1,640,952	227,041	230,522	457,563
Compensation and benefits	133,999	519,669	653,668	93,884	55,698	149,582
Other expenses	107,407	—	107,407	83,568	—	83,568

Total Expenses	241,406	519,669	761,075	177,452	55,698	233,150

Other Income	162,213	50,632	212,845	10,928	30,678	41,606

Economic Net Income	$240,646	$852,076	$1,092,722	$60,517	$205,502	$266,019

F-71

APOLLO GLOBAL MANAGEMENT, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands, except share data)

(continued)

	For the Year Ended December 31, 2010
	Real Estate
	Management	Incentive	Total
Revenues:
Advisory and transaction fees from affiliates	$—	$—	$—
Management fees from affiliates	11,383	—	11,383
Carried interest income from affiliates	—	—	—

Total Revenues	11,383	—	11,383
Compensation and benefits	21,688	—	21,688
Other expenses	20,371	—	20,371

Total Expenses	42,059	—	42,059

Other Income (Loss)	23,622	(391)	23,231

Economic Net Loss	$(7,054)	$(391)	$(7,445)

	As of and for the Year Ended December 31, 2009
	Private Equity Segment	Capital Markets Segment	Real Estate Segment	Total Reportable Segments
Revenues:
Advisory and transaction fees from affiliates	$48,642	$7,433	$—	$56,075
Management fees from affiliates	260,478	144,578	1,201	406,257
Carried interest income from affiliates	310,871	193,525	—	504,396

Total Revenues	619,991	345,536	1,201	966,728
Expenses	361,327	218,234	24,540	604,101
Other Income	113,924	104,171	300	218,395

Economic Net Income (Loss)	$372,588	$231,473	$(23,039)	$581,022

Total Assets	$1,062,043	$981,390	$13,852	$2,057,285

The following table reconciles the Total Reportable Segments to Apollo Global Management, LLC’s consolidated financial statements as of and for the year ended December 31, 2009:

	As of and for the Year Ended December 31, 2009
	Total Reportable Segments		Consolidation Adjustments and Other		Consolidated
Revenues	$966,728		$—		$966,728
Expenses	604,101		1,102,404	(1)	1,706,505
Other income	218,395		454,706	(2)	673,101

Economic Net Income	$581,022	(3)	N/A		N/A

Total Assets	$2,057,285		$1,327,912	(4)	$3,385,197

(1)	Represents the addition of expenses of AAA and expenses related to equity-based compensation.

F-72

APOLLO GLOBAL MANAGEMENT, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands, except share data)

(continued)

(2)	Results from the following:

For the Year Ended December 31, 2009
Net gains from investment activities	$471,873
Loss from equity method investments	(17,167)

Total Consolidation Adjustments	$454,706

(3)	The reconciliation of Economic Net Income to Net Loss Attributable to Apollo Global Management, LLC reported in the consolidated statements of operations consists of the following:

For the Year Ended December 31, 2009
Economic Net Income	$581,022
Income tax provision	(28,714)
Net income attributable to Non-Controlling Interests in consolidated entities*	(7,818)
Net loss attributable to Non-Controlling Interests in Apollo Operating Group	400,440
Non-cash charges related to equity-based compensation	(1,100,106)

Net Loss Attributable to Apollo Global Management, LLC	$(155,176)

*	Excludes Non-Controlling Interests attributable to AAA.

(4)	Represents the addition of assets of AAA and Commodities Trading Fund.

The following tables present additional financial data for Apollo’s reportable segments for the year ended December 31, 2009:

	For the Year Ended December 31, 2009
	Private Equity			Capital Markets
	Management	Incentive	Total	Management	Incentive	Total
Revenues:
Advisory and transaction fees from affiliates	$48,642	$—	$48,642	$7,433	$—	$7,433
Management fees from affiliates	260,478	—	260,478	144,578	—	144,578
Carried interest income from affiliates:
Unrealized gains	—	262,890	262,890	—	120,126	120,126
Realized gains(1)	—	47,981	47,981	50,404	22,995	73,399

Total Revenues	309,120	310,871	619,991	202,415	143,121	345,536
Compensation and benefits	127,751	124,048	251,799	88,686	43,500	132,186
Other expenses	109,528	—	109,528	86,048	—	86,048

Total Expenses	237,279	124,048	361,327	174,734	43,500	218,234

Other Income	58,701	55,223	113,924	19,309	84,862	104,171

Economic Net Income	$130,542	$242,046	$372,588	$46,990	$184,483	$231,473

(1)	Includes interest income from AIC.

F-73

APOLLO GLOBAL MANAGEMENT, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands, except share data)

(continued)

	For the Year Ended December 31, 2009
	Real Estate
	Management	Incentive	Total
Revenues:
Advisory and transaction fees from affiliates	$—	$—	$—
Management fees from affiliates	1,201	—	1,201
Carried interest income from affiliates	—	—	—

Total Revenues	1,201	—	1,201
Compensation and benefits	10,919	—	10,919
Other expenses	13,621	—	13,621

Total Expenses	24,540	—	24,540

Other Income (Loss)	1,043	(743)	300

Economic Net (Loss) Income	$(22,296)	$(743)	$(23,039)

	As of and for the Year Ended December 31, 2008
	Private Equity Segment	Capital Markets Segment	Real Estate Segment	Total Reportable Segments
Revenues:
Advisory and transaction fees from affiliates	$120,813	$24,368	$—	$145,181
Management fees from affiliates	244,468	139,779	—	384,247
Carried interest (loss) income from affiliates	(844,579)	48,446	—	(796,133)

Total Revenues	(479,298)	212,593	—	(266,705)
Expenses	13,040	199,747	6,003	218,790
Other Loss	(61,971)	(63,484)	—	(125,455)

Economic Net Loss	$(554,309)	$(50,638)	$(6,003)	$(610,950)

The following table reconciles the Total Reportable Segments to Apollo Global Management, LLC’s consolidated financial statements as of and for the year ended December 31, 2008:

	For the Year Ended December 31, 2008
	Total Reportable Segments		Consolidation Adjustments and Other		Consolidated
Revenues	$(266,705)		$—		$(266,705)
Expenses	218,790		1,129,979	(1)	1,348,769
Other loss	(125,455)		(1,186,239	)(2)	(1,311,694)

Economic Net Loss	$(610,950	)(3)	N/A		N/A

(1)	Represents the addition of expenses of AAA and expenses related to equity-based compensation.

F-74

APOLLO GLOBAL MANAGEMENT, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands, except share data)

(continued)

(2)	Results from the following:

For the Year Ended December 31, 2008
Net losses from investment activities	$(1,230,656)
Income from equity method investments	44,417

Total Consolidation Adjustments	$(1,186,239)

(3)	The reconciliation of Economic Net Loss to Net Loss Attributable to Apollo Global Management, LLC reported in the consolidated statements of operations consists of the following:

For the Year Ended December 31, 2008
Economic Net Loss	$(610,950)
Income tax benefit	36,995
Net income attributable to Non-Controlling Interests in consolidated entities*	(14,918)
Net loss attributable to Non-Controlling Interests in Apollo Operating Group	801,799
Non-cash charges related to equity-based compensation	(1,125,184)

Net Loss Attributable to Apollo Global Management, LLC	$(912,258)

*	Excludes Non-Controlling Interests attributable to AAA.

The following tables present additional financial data for Apollo’s reportable segments for the year ended December 31, 2008:

	For the Year Ended December 31, 2008
	Private Equity			Capital Markets
	Management	Incentive	Total	Management(1)	Incentive(1)	Total
Revenues:
Advisory and transaction fees from affiliates	$120,813	$—	$120,813	$24,368	$—	$24,368
Management fees from affiliates	244,468	—	244,468	139,779	—	139,779
Carried interest (loss) income from affiliates:
Unrealized losses	—	(1,206,060)	(1,206,060)	—	(5,240)	(5,240)
Realized gains	—	361,481	361,481	49,829	3,857	53,686

Total Revenues	365,281	(844,579)	(479,298)	213,976	(1,383)	212,593
Compensation and benefits	118,889	(482,682)	(363,793)	77,530	—	77,530
Other expenses	376,833	—	376,833	122,217	—	122,217

Total Expenses	495,722	(482,682)	13,040	199,747	—	199,747

Other Income (Loss)	5,081	(67,052)	(61,971)	9,678	(73,162)	(63,484)

Economic Net (Loss) Income	$(125,360)	$(428,949)	$(554,309)	$23,907	$(74,545)	$(50,638)

(1)	Carried interest income earned from AIC of $49.8 million and related incentive fee compensation expense of $9.0 million during 2008 have been reclassified to the management business from the incentive business to conform with the 2010 and 2009 presentation.

F-75

APOLLO GLOBAL MANAGEMENT, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands, except share data)

(continued)

	For the Year Ended December 31, 2008
	Real Estate
	Management	Incentive	Total
Revenues:
Advisory and transaction fees from affiliates	$—	$—	$—
Management fees from affiliates	—	—	—
Carried interest income from affiliates	—	—	—

Total Revenues	—	—	—
Compensation and benefits	4,679	—	4,679
Other expenses	1,324	—	1,324

Total Expenses	6,003	—	6,003

Other Income	—	—	—

Economic Net Loss	$(6,003)	$—	$(6,003)

19. SUBSEQUENT EVENTS

On January 4, 2011, the Company declared a cash dividend of $0.17 per Class A share, which was paid on January 14, 2011. Of the $57.4 million aggregate distribution from the Apollo Operating Group, $16.6 million was received by the Company, and the remaining $40.8 million was paid to the Company’s Non-Controlling Interest holders in the Apollo Operating Group. Additionally, the Company also accrued $3.3 million for distribution equivalents on certain RSUs.

Under the Company’s 2007 Omnibus Equity Incentive Plan, 555,556 share options were granted on January 21, 2011. The share options vest and become exercisable with respect to 50% of the share options on the later of December 31, 2011 or a public offering date (as defined in the applicable share option agreement), with the remaining share options becoming fully vested and exercisable on December 31, 2012. The share options will terminate on December 31, 2012 if a public offering date has not occurred on or before such date. Additionally, on February 15, 2011, the Company granted 1,226,500 RSUs, which are subject to vesting in accordance with the relevant award agreements.

AGRE U.S. Real Estate Fund, L.P., a newly formed closed-end private investment fund that intends to make real estate-related investments principally located in the United States, held an initial closing in January 2011 on $307.85 million of limited partner commitments (inclusive of $200 million in commitments to co-invest transactions at the option of the applicable limited partner).

As of February 11, 2011, a consolidated VIE liquidated its investment portfolio. As of December 31, 2010, the Company consolidated total assets of $712.1 million, notes of $408.6 million and Non-Controlling Interests of $303.5 million with respect to this VIE. The assets and liabilities of the VIE will no longer be consolidated by the Company and any resulting gain or loss will be recognized in net gains from investment activities of consolidated VIEs and Non-Controlling Interests in 2011.

On February 15, 2011, Apollo held its first close for a new fund, Financial Credit Investment I, L.P., which will opportunistically invest in longevity based assets. The first close had approximately $240 million of capital committed.

F-76

We recently formed Apollo Credit Management, LLC, a registered investment advisor, which serves as advisor to the Apollo Senior Floating Rate Fund Inc., a newly organized, non-diversified, closed-end management investment company. The investment objective of the fund is to seek current income and preservation of capital primarily through investments in senior, secured loans made to companies whose debt is rated below investment grade and investments with similar economic characteristics. The fund has filed an N-2 registration statement with the Securities and Exchange Commission, which has not yet been declared effective, and it intends to apply to list its common shares on the New York Stock Exchange.

F-77

ANNEX A

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

OF

APOLLO GLOBAL MANAGEMENT, LLC

DATED AS OF JULY 13, 2007

A-i

(continued)

A-ii

(continued)

A-iii

This Amended and Restated Limited Liability Company Operating Agreement, dated as of July 13, 2007 (as amended, supplemented or restated from time to time, this “Agreement”), of Apollo Global Management, LLC, a Delaware limited liability company (the “Company”), is made and entered into and shall be effective as of this 13th day of July, 2007, by and among the Members (as defined below), AGM Management, LLC, a Delaware limited liability company (the “Manager”), and the Company.

WHEREAS, the Company was formed under the Delaware Act pursuant to a certificate of formation filed with the Secretary of State of the State of Delaware on July 3, 2007;

WHEREAS, the Company and certain Members originally entered into a Limited Liability Company Operating Agreement, dated as of July 3, 2007 (the “Original Agreement”), for the purpose of governing the affairs of, and the conduct of the business of, a limited liability company formed pursuant to the provisions of the Delaware Act;

WHEREAS, the parties hereto are entering into this Agreement to amend and restate the Original Agreement in its entirety as set forth herein and the Manager has authorized and approved an amendment and restatement of the Original Agreement on the terms set forth herein.

NOW, THEREFORE, the parties hereto, in consideration of the mutual covenants and undertakings contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1    Definitions.

The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

“Affiliate” of any Person means any other Person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such first Person. Except as expressly stated otherwise in this Agreement, the term “Affiliate” with respect to the Company does not include at any time any Fund or Portfolio Company.

“Aggregate Class B Vote” has the meaning set forth in Section 12.7(e).

“Agreement” has the meaning set forth in the recitals to this Agreement.

“Agreement Among Principals” means the Agreement Among Principals, dated as of the date hereof, by and among the Principals, Black Family Partners, L.P., a Delaware limited partnership, MJR Foundation LLC, a New York limited liability company, BRH and Holdings, as may be amended, supplemented or restated from time to time.

“Apollo Employer” means the Company (or such successor thereto or such other entity controlled by the Company or its successor as may be such Person’s employer at such time, but does not include any Portfolio Companies).

“Apollo Group” means (i) the Manager and its Affiliates, including their respective general partners, members and limited partners, (ii) Holdings and its Affiliates, including their respective general partners,

A-1

members and limited partners, (iii) with respect to each Principal, such Principal and such Principal’s Group, (iv) any former or current investment professional of or other employee of an Apollo Employer or the Apollo Operating Group (or such other entity controlled by a member of the Apollo Operating Group) and any member of such Person’s Group, (v) any former or current executive officer of an Apollo Employer or the Apollo Operating Group (or such other entity controlled by a member of the Apollo Operating Group) and any member of such Person’s Group; and (vi) any former or current director of an Apollo Employer or the Apollo Operating Group (or such other entity controlled by a member of the Apollo Operating Group) and any member of such Person’s Group.

“Apollo Operating Group” means (i) Apollo Management Holdings, L.P., a Delaware limited partnership, Apollo Principal Holdings I, L.P., a Delaware limited partnership, Apollo Principal Holdings II, L.P., a Delaware limited partnership, Apollo Principal Holdings III, L.P., a Cayman Islands exempted limited partnership, Apollo Principal Holdings IV, L.P., a Cayman Islands exempted limited partnership, and any successors thereto or other entities formed to serve as holding vehicles for the carry vehicles, management companies or other entities formed by the Company or its Subsidiaries to engage in the asset management business (including alternative asset management) and (ii) any such carry vehicles, management companies or other entities formed by the Company or its Affiliates to engage in the asset management business (including alternative asset management) and receiving management fees, incentive fees, fees paid by Portfolio Companies, carry or other remuneration which are not Subsidiaries of the Persons described in clause (i), excluding any Funds and any Portfolio Companies.

“Applicable Law” means, with respect to any Person, all provisions of laws, statutes, ordinances, rules, regulations, permits, certificates, judgments, decisions, decrees or orders of any Governmental Entity applicable to such Person.

“Assets” means all assets, whether, tangible or intangible and whether real, personal or mixed, at any time owned by the Company, including cash and investments acquired by the Manager for the account of the Company in the course of carrying on the activities of the Company, including the lending of money or the purchasing of shares, bonds, debentures, notes, warrants, options or other securities, instruments, rights or any other assets of the Company (whether convertible or exchangeable or not);

“Audit Committee” means a committee of the Board designated as such in accordance with Section 6.15 hereof, and composed entirely of one or more Independent Directors.

“Beneficial Owner” means, with respect to a Share, a Person who directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares: (A) voting power, which includes the power to vote, or to direct the voting of, such Share and/or (B) investment power, which includes the power to dispose, or to direct the disposition of, such Share. The terms “Beneficially Own” and “Beneficial Ownership” have correlative meanings.

“Board” means the Board of Directors of the Company.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

“BRH” means BRH Holdings, L.P., a Cayman Islands exempted limited partnership.

“BRH Holdings” means BRH Holdings GP, Ltd, a Cayman Islands exempted company.

“BRH Holdings Cessation Date” has the meaning set forth in Section 3.2(c).

“Capital Contribution” means any cash, cash equivalents or the fair market value (as determined by the Manager) of any property or asset that a Member contributes to the Company pursuant to this Agreement.

A-2

“Carrying Value” means, with respect to any Company asset, the asset’s adjusted basis for U.S. federal income tax purposes, except that the initial carrying value of assets contributed to the Company shall be their respective gross fair market values on the date of contribution as determined by the Manager, and the Carrying Values of all Company assets shall be adjusted to equal their respective fair market values, in accordance with the rules set forth in United States Treasury Regulation Section 1.704-1(b)(2)(iv)(f), except as otherwise provided herein, as of: (a) the date of the acquisition of any additional Share by any new or existing Members in exchange for more than a de minimis Capital Contribution; (b) the date of the distribution of more than a de minimis amount of Company assets to a Member; (c) the date a Share is relinquished to the Company; or (d) any other date specified in the United States Treasury Regulations; provided however that adjustments pursuant to clauses (a), (b) (c) and (d) above shall be made only if such adjustments are deemed necessary or appropriate by the Manager to reflect the relative economic interests of the Members. In the case of any asset that has a Carrying Value that differs from its adjusted tax basis, Carrying Value shall be adjusted by the amount of depreciation calculated for purposes of the definition of “Net Income (Loss)” rather than the amount of depreciation determined for U.S. federal income tax purposes, and depreciation shall be calculated by reference to Carrying Value rather than tax basis once Carrying Value differs from tax basis.

“Certificate” means a certificate issued in global form in accordance with the rules and regulations of the Depository Trust Company or in such other form as may be adopted by the Manager, issued by the Company evidencing ownership of one or more Class A Common Shares or Class B Common Shares or a certificate, in such form as may be adopted by the Manager, issued by the Company evidencing ownership of one or more other securities of the Company.

“Certificate of Formation” means the Certificate of Formation of the Company filed with the Secretary of State of the State of Delaware, as may be amended, supplemented or restated from time to time.

“Charitable Institution” means an organization described in Section 501(c)(3) of the Code (or any corresponding provision of a future United State Internal Revenue law) which is exempt from income taxation under Section 501(a) thereof.

“Charitable Beneficiary” means one or more beneficiaries of a trust as determined pursuant to Section 3.10(d)(vi), provided that each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code.

“Citizenship Certification” means a properly completed certificate in such form as may be specified by the Manager by which a Member certifies that he, she or it (and if he, she or it is a nominee holding for the account of another Person, that to the best of his knowledge such other Person) is an Eligible Citizen.

“Class A Common Shares” means the Class A Common Shares of the Company (including any non-voting Class A Common Shares held by an Investor or its Affiliates) representing limited liability company interests in the Company, having such rights associated with such Class A Common Shares as set forth in this Agreement and any equity securities issued or issuable in exchange for or with respect to such Class A Common Shares (i) by way of a dividend, split or combination of shares or (ii) in connection with a reclassification, recapitalization, merger, consolidation or other reorganization.

“Class B Common Shares” means the Class B Common Shares of the Company representing limited liability company interests in the Company, having such rights associated with such Class B Common Shares as set forth in this Agreement and any equity securities issued or issuable in exchange for or with respect to such Class B Common Shares (i) by way of a dividend, split or combination of shares or (ii) in connection with a reclassification, recapitalization, merger, consolidation or other reorganization.

“Code” means the Internal Revenue Code of 1986, as amended, supplemented or restated from time to time and any successor to such statute, and the rules and regulations promulgated thereunder.

A-3

“Common Shares” means the Class A Common Shares and Class B Common Shares.

“Company” has the meaning set forth in the recitals to this Agreement, including any successor entity thereto.

“Company Group” means the Company and each Subsidiary of the Company.

“Company Group Member” means a member of the Company Group.

“Conflicts Committee” means a committee of the Board designated as such in accordance with Section 6.15 hereof, and composed entirely of one or more Independent Directors.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contrast or otherwise, and “controlling” and “controlled” shall have meanings correlative thereto.

“CS Rights Agreement” means the Registration Rights Agreement, to be entered into by and between the Company and “CS” (as defined in the Shareholders Agreement), as it may be amended, supplemented or restated from time to time.

“Current Market Price” means with respect to any class of Shares as of any date, the average of the daily closing prices per Share of such class for the 20 consecutive Trading Days immediately prior to such date, or as otherwise determined in accordance with Section 3.8(a)(ii).

“Delaware Act” means the Delaware Limited Liability Company Act, 6 Del. C. Section 18-101, et seq., as amended, supplemented or restated from time to time, and any successor to such statute.

“Departing Manager” means a former Manager from and after the effective date of any withdrawal of such former Manager.

“DGCL” means the Delaware General Corporation Law, as amended, supplemented or restated from time to time, and any successor to such statute.

“Director” means a member of the Board.

“Eligible Citizen” means a Person qualified to own interests in real property in jurisdictions in which any Company Group Member does business or proposes to do business from time to time, and whose status as a Member the Manager determines in its sole discretion does not or would not subject such Company Group Member to a significant risk of cancellation or forfeiture of any of its properties or any interest therein.

“ERISA” means the U.S. Employee Retirement Income Security Law of 1974, as amended, and rules and regulations promulgated thereunder.

“ERISA Person” means any Person which is, or is acting on behalf of, a Plan.

“ERISA Trust” has the meaning set forth in Section 3.10(g).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, supplemented or restated from time to time, and the rules and regulations promulgated thereunder.

“Exchange Agreement” means the Exchange Agreement, dated as of date hereof, by and among the Company, each member of the Apollo Operating Group, Intermediate Holdings and the other parties thereto.

A-4

“Fund” means any pooled investment vehicle or similar entity sponsored or managed, directly or indirectly, by the Company or any of its Subsidiaries.

“Governmental Entity” means any Federal, state, county, city, local or foreign governmental, administrative or regulatory authority, commission, committee, agency or body (including any court, tribunal or arbitral body).

“Group” has the meaning set forth in Section 13(d) of the Exchange Act as in effect on the date of this Agreement.

“Holdings” means AP Professional Holdings, L.P., a Cayman Islands exempted limited partnership.

“Indemnified Person” means: (a) the Manager, (b) any Departing Manager; (c) any Affiliate of the Manager or any Departing Manager; (d) any member, partner, Tax Matters Partner (as defined in the Code), officer, director, employee, agent, fiduciary or trustee of any Company Group Member, the Manager, any Departing Manager or any of their respective Affiliates; (e) any Person who is or was serving at the request of the Manager or any Departing Manager or any of their respective Affiliates as an officer, director, employee, member, partner, Tax Matters Partner, agent, fiduciary or trustee of another Person; provided that a Person shall not be an Indemnified Person by reason of providing, on a fee-for-services basis, trustee, fiduciary or custodial services; and (f) any Person that the Manager in its sole discretion designates as an “Indemnified Person” for purposes of this Agreement.

“Independent Director” means a Director who meets the then current independence standards required of audit committee members established by the Exchange Act and the rules and regulations of the SEC thereunder and by each National Securities Exchange on which Shares are listed for trading.

“Initial Offering” means the earlier to occur of (i) a Private Placement or (ii) an IPO.

“Initial Offering Registration Rights Agreements” means any registration rights agreement approved by the Manager in connection with the consummation of an IPO.

“Investment Company Act” means the U.S. Investment Company Act of 1940, as amended, modified, supplemented or restated from time to time.

“Investor” means, each of the APOC Holdings, Ltd., a Cayman Islands exempted company, and California Public Employees’ Retirement System, a unit of the State and Consumer Services Agency of the State of California (together with its Affiliates that become Noteholders under the Strategic Agreement).

“IPO” means the earlier of (i) the consummation of an underwritten public offering of Class A Common Shares pursuant to an effective registration statement (other than on Forms S-4 or S-8 or successors and/or equivalents to such forms); provided, that no such underwritten public offering shall constitute an “IPO” for the purposes of this Agreement unless (x) it involves a sale to underwriters for distribution to the public representing a public float of at least 10% of the then Outstanding Voting Power of the Company (calculated on a fully-diluted basis as if all outstanding Operating Group Units have been exchanged for, and all outstanding Notes have been converted into, Class A Common Shares) and (y) such offering satisfies the Price Threshold, and (ii) the effectiveness of the shelf registration statement to be filed by the Company in respect of the Class A Common Shares to be sold in the Private Placement; in the case of clauses both (i) and (ii), such registration statement to be filed by the Company with the SEC or (in connection with a listing on the London Stock Exchange) with the Financial Services Authority of the United Kingdom.

“IPO Date” means the first date on which Class A Common Shares are delivered by the Company to the Underwriters pursuant to the provisions of the Underwriting Agreement.

A-5

“Lender Rights Agreement” means the Lender Rights Agreement, dated as of the date hereof, by and among the Investors and the Company, as it may be amended, supplemented or restated from time to time.

“Liquidator” means one or more Persons selected by the Manager to perform the functions described in Section 9.2 as liquidating trustee of the Company within the meaning of the Delaware Act.

“Manager” has the meaning set forth in the recitals.

“Member” means any Person owning any Share in the Company, including any Substitute Member or any Person admitted as a Member of the Company in accordance with Article III as a result of an issuance of Shares by the Company to such Person.

“Merger Agreement” has the meaning set forth in Section 11.1.

“National Securities Exchange” means an exchange registered with the SEC under Section 6(a) of the Exchange Act or any other exchange (domestic or foreign, and whether or not so registered) designated by the Manager as a National Securities Exchange.

“Net Income (Loss)” for any tax years means the taxable income or loss of the Company for such period as determined in accordance with the accounting method used by the Company for U.S. federal income tax purposes with the following adjustments; (i) any income of the Company that is exempt from U.S. federal income taxation and not otherwise taken into account in computing Net Income (Loss) shall be added to such taxable income or loss; (ii) if the Carrying Value of any asset differs from its adjusted tax basis for U.S. federal income tax purposes, any depreciation, amortization or gain resulting from a disposition of such asset shall be calculated with reference to such Carrying Value; (iii) upon an adjustment to the Carrying Value of any asset, pursuant to the definition of Carrying Value, the amount of the adjustment shall be included as gain or loss in computing such taxable income or loss; and (iv) any expenditures of the Company not deductible in computing taxable income or loss, not properly capitalizable and not otherwise taken into account in computing Net Income (Loss) pursuant to this definition shall be treated as deductible items.

“Non-citizen Assignee” means a Person whom the Manager has determined in its sole discretion does not constitute an Eligible Citizen and as to whose Shares the Manager has become the Member, pursuant to Section 3.8.

“Noteholder” means any Person who holds a Note, other than Persons who acquired Notes in a transaction not permitted by the Notes, the Strategic Agreement, any substantially similar agreement pursuant to which additional Notes may be issued and the Lender Rights Agreement.

“Notes” means the 7% convertible senior unsecured notes of the Company, convertible into non-voting Class A Common Shares, as each may be amended, supplemented, restated or otherwise modified from time to time. “Notes” shall also include any additional Notes issued within ninety (90) days of the date hereof.

“Operating Group Units” refers to units in the Apollo Operating Group, each of which represent one limited partnership interest in each of the limited partnerships that comprise the Apollo Operating Group and any other securities issued or issuable in exchange for or with respect to such Operating Group Units (i) by way of a dividend, split or combination of shares or (ii) in connection with a reclassification, recapitalization, merger, consolidation or other reorganization. All calculations in respect of the Operating Group Units shall assume that all Operating Group Units shall have vested fully as of the date of determination.

“Opinion of Counsel” means a written opinion of counsel (who may be regular counsel to the Company or any of its Affiliates) acceptable to the Manager.

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“Outstanding” means, with respect to Company securities, all Company securities that are issued by the Company and reflected as outstanding on the Company’s books and records as of the date of determination; provided, however, that if at any time any Person or Group (other than any member of the Apollo Group) Beneficially Owns 20% or more of any class of Outstanding Shares, all Shares owned by such Person or Group shall not be entitled to be voted on any matter and shall not be considered to be Outstanding when sending notices of a meeting of Members to vote on any matter (unless otherwise required by Applicable Law), calculating required votes, determining the presence of a quorum or for other similar purposes under this Agreement; provided, further, that the foregoing limitation shall not apply: (i) to any Person or Group who acquired 20% or more of any Outstanding Shares of any class then Outstanding directly from any member of the Apollo Group; (ii) to any Person or Group who acquired 20% or more of any Outstanding Shares of any class then Outstanding directly or indirectly from a Person or Group described in clause (i) provided that the Manager shall have notified such Person or Group in writing that such limitation shall not apply; or (iii) to any Person or Group who acquired 20% or more of any Shares issued by the Company with the prior approval of the Manager; provided, further, that if at any time the Investor or any of its Affiliates Beneficially Owns any Class A Common Shares, no Class A Common Shares Beneficially Owned by the Investor or any of its Affiliates shall be entitled to be voted on any matter and shall not be considered to be Outstanding when sending notices of a meeting of Members to vote on any matter (unless otherwise required by Applicable Law), calculating required votes, determining the presence of a quorum or for other similar purposes under this Agreement.

“Percentage Interest” means, as to any Class A Common Shares held by any Person (assuming the conversion of the Notes into Class A Common Shares), the product obtained by multiplying (a) 100% less the percentage applicable to the Shares referred to in clause (iii) by (b) the quotient obtained by dividing (x) the number of such Class A Common Shares held by such Person (determined on an as-converted basis) by (y) the total number of all Outstanding Class A Common Shares (determined on an as-converted basis), (ii) as to any Class B Common Shares, 0%, and (iii) as to any other Shares, the percentage established for such Shares by the Manager as a part of the issuance of such Shares.

“Person” shall be construed broadly and includes any individual, corporation, firm, partnership, limited liability company, joint venture, estate, business, association, trust, Governmental Entity or other entity.

“Plan” means (a) an “employee benefit plan” (within the meaning of Section 3(3) of ERISA) that is subject to Part 4 of Subtitle B Title I of ERISA, (b) a plan, individual retirement account or other arrangement that is subject to Section 4975 of the Code or any Similar Law, or (c) an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement pursuant to ERISA, the Code, any applicable Similar Law or otherwise;

“Plan Asset Regulations” means the plan asset regulations of the U.S. Department of Labor, 29 C.F.R. Sec. 2510.3-101 (as modified by Section 3(42) of ERISA);

“Plan of Conversion” has the meaning set forth in Section 11.1.

“Portfolio Company” means any Person in which any Fund owns or has made, directly or indirectly, an “Investment” (as defined in the Strategic Agreement).

“Preferred Shares” means a class of Shares that entitles the Record Holders thereof to a preference or priority over the Record Holders of any other class of Shares in: (i) the right to share profits or losses or items thereof; (ii) the right to share in Company distributions; or (iii) rights upon dissolution or liquidation of the Company.

“Price Threshold” has the meaning set forth in the Strategic Agreement.

“Principal” means each of Leon D. Black, Marc J. Rowan and Joshua J. Harris.

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“Principal’s Group” means with respect to each Principal, such Principal and (i) such Principal’s spouse, (ii) a lineal descendant of such Principal’s parents, the spouse of any such descendant or a lineal descendent of any such spouse, (iii) a Charitable Institution controlled solely by such Principal and other members of such Principal’s Group, (iv) a trustee of a trust (whether inter vivos or testamentary), all of the current beneficiaries and presumptive remaindermen of which are one or more of such Principal and Persons described in clauses (i) through (iii) of this definition, (v) a corporation, limited liability company or partnership, of which all of the outstanding shares of capital stock or interests therein are owned by one or more of such Principal and Persons described in clauses (i) through (iv) of this definition, (vi) an individual mandated under a qualified domestic relations order, or (vii) a legal or personal representative of such Principal in the event of his death or Disability. For purposes of this definition, (x) “lineal descendants” shall not include individuals adopted after attaining the age of eighteen (18) years and such adopted Person’s descendants; and (y) “presumptive remaindermen” shall refer to those Persons entitled to a share of a trust’s assets if it were then to terminate. No Principal shall ever be a member of the Principal Group of another Principal. As used herein, “Principal’s Group means individually, any member of a Principal’s Group or, collectively, more than one member of a Principal’s Group.

“Private Placement” means a private placement of Class A Common Shares pursuant to Rule 144A (or any successor provision) and Regulation S promulgated under the Securities Act, in an offering (i) to at least fifteen (15) purchasers and (ii) that requires the Company to file with the SEC a shelf registration statement permitting registered re-sales of the Class A Common Shares within eight (8) months of the consummation of such offering (subject to Section 6.2(d)); provided, that no such private placement shall qualify as a “Private Placement” for the purposes of this Agreement, unless (x) such offering satisfies the Price Threshold and (y) it involves engagement of one or more initial purchasers, placement agents or investment banks performing a similar role for the purpose of facilitating the distribution of Class A Common Shares representing at least 10% of the then outstanding equity interests of the Company (calculated on a fully-diluted basis as if all outstanding Operating Group Units have been exchanged for, and all outstanding Notes had been converted into, Class A Common Shares); provided, further that in the event that any Person purchases Class A Common Shares representing more than 25% of such offering, the amount in excess of 25% shall be disregarded for the purpose of determining whether the 10% threshold set forth in this clause (y) has been satisfied.

“Prohibited Owner” has the meaning set forth in Section 3.10(a).

“Quarter” means, unless the context requires otherwise, a fiscal quarter, or, with respect to the first fiscal quarter after the IPO Date, the portion of such fiscal quarter after the IPO Date, of the Company.

“Record Date” means the date established by the Manager in its sole discretion for determining (a) the identity of the Record Holders entitled to notice of, or to vote at, any meeting of Members or entitled to vote by ballot or give approval of Company action in writing without a meeting or entitled to exercise rights in respect of any lawful action of Members; or (b) the identity of Record Holders entitled to receive any report or distribution or to participate in any offer.

“Record Holder” or “holder” means with respect to any Shares, the Person in whose name such Shares are registered on the books of the Transfer Agent as of the opening of business on a particular Business Day.

“Registration Statement” means (i) any registration statement or comparable U.K. filing, as it may be amended or supplemented from time to time, filed by the Company with the SEC or the Financial Services Authority of the United Kingdom (other than on Forms S-4 or S-8 or successors and/or equivalents to such forms), in each case, to register the offering and sale of the Class A Common Shares in the Initial Offering, or (ii) any Private Placement offering memorandum, as it may be amended or supplemented from time to time, prepared by the Company pursuant to an exemption from the Securities Act including, without limitation, Rule 144A and Regulation S promulgated under the Securities Act to effect a Private Placement of Class A Common Shares by the Company in the Initial Offering.

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“Roll-up Agreements” mean the several Roll-up Agreements, each dated as of the date hereof, among Holdings, BRH, the Company, APO Corp., a Delaware corporation, and APO Asset Co., LLC, a Delaware limited liability company, on the one hand, and a senior manager of Apollo, on the other hand, in each case, dated as of the date hereof.

“SEC” means the United States Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, supplemented or restated from time to time, and the rules and regulations promulgated thereunder.

“Share” means a share of capital stock or other equity interests (including, the Class A Common Shares and the Class B Common Shares) of the Company or any options, warrants or other securities that are directly or indirectly convertible into, or exercisable or exchangeable for, capital stock or other equity interests of the Company then outstanding (including, for the avoidance of doubt, the Notes).

“Share Designation” means, with respect to any additional Shares that may be issued by the Company in one or more classes in accordance with the terms of this Agreement, such designations, preferences, rights, powers and duties (which may be junior to, equivalent to, or senior or superior to, any existing classes of Shares), as shall be fixed by the Manager and reflected in a written action or actions approved by the Manager.

“Shareholders Agreement” means the Shareholders Agreement, dated as of the date hereof, by and among the Company, Holdings, BRH, Black Family Partners, L.P., a Delaware limited partnership, MJR Foundation LLC, a New York limited liability company, and each of the Principals, as it may be amended, supplemented or restated from time to time.

“Similar Law” means any state, local, non-U.S. or other laws or regulations that would have the same effect as the Plan Asset Regulations so as to cause the underlying assets of the Company to be treated as assets of an investing entity by virtue of its investment (or any beneficial interest) in the Company and thereby subject the Company and the Manager (or other Persons responsible for the investment and operation of the Company’s assets) to laws or regulations that are similar to the fiduciary responsibility or prohibited transaction provisions contained in Title I of ERISA or Section 4975 of the Code.

“Special Approval” means either (a) approval by a majority of the members of the Conflicts Committee, as applicable, or (b) approval by the vote of the Record Holders of a majority of the voting power of the Outstanding Voting Shares (excluding Voting Shares owned by the Manager and its Affiliates).

“Strategic Agreement” means the Strategic Agreement, dated as of July 13, 2007, by and among the Company, the Investors, as it may be amended, supplemented or restated from time to time.

“Subsidiary” or “Subsidiaries” means, with respect to any Person, as of any date of determination, any other Person as to which such Person owns, directly or indirectly, or otherwise controls, more than 50% of the voting shares or other similar interests or the sole general partner interest or managing member or similar interest of such Person. The term “Subsidiary” does not include at any time any Funds or Portfolio Companies.

“Substitute Member” means a Person who is admitted as a Member of the Company pursuant to Article III as a result of a Transfer of Shares to such Person.

“Surviving Business Entity” has the meaning set forth in Section 11.2(a)(ii).

“Tax Matters Partner” means the “tax matters partner” as defined in the Code.

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“Tax Receivable Agreement” means the Tax Receivable Agreement, dated as of the date hereof, by and among APO Corp., Apollo Principal Holdings II, L.P., a Delaware limited partnership, Apollo Principal Holdings IV, L.P., a Cayman Islands exempted limited partnership, Apollo Management Holdings, L.P., a Delaware limited partnership (together with all other Persons in which APO Corp. acquires a partnership interest, member interest or similar interest after the date thereof and who becomes party thereto by execution of a joinder), Holdings, the Principals and the Senior Managers party thereto, as such agreement may be amended, supplemented, restated or otherwise modified from time to time.

“Trading Day” means a day on which the principal National Securities Exchange on which such Shares of any class are listed or admitted to trading is open for the transaction of business or, if Shares of a class are not listed or admitted to trading on any National Securities Exchange, a day on which banking institutions in New York City generally are open.

“Transfer” means a direct or indirect sale, assignment, gift, exchange or any other disposition by law or otherwise, including any transfer upon foreclosure of any pledge, encumbrance, hypothecation or mortgage.

“Transfer Agent” means, with respect to any class of Shares, such bank, trust company or other Person (including the Company or one of its Affiliates) as shall be appointed from time to time by the Company to act as registrar and transfer agent for such class of Shares; provided that if no Transfer Agent is specifically designated for such class of Shares, the Company shall act in such capacity.

“Trust” has the meaning set forth in Section 11.2(g).

“Trustee” means the Person unaffiliated with the Company that is appointed by the Manager to serve as trustee of an ERISA Trust.

“Underwriter” means each Person named as an underwriter or purchaser in the Underwriting Agreement who is obligated to purchase Class A Common Shares pursuant thereto.

“Underwriting Agreement” means the underwriting agreement or the purchase agreement, as the case may be, expected to be entered into by the Company providing for the sale of Class A Common Shares in the Initial Offering, as it may be amended, supplemented or restated from time to time.

“Voting Power” means the aggregate number of votes that may be cast by holders of Voting Shares Outstanding as of the relevant Record Date.

“Voting Share” means a Class A Common Share (other than any Class A Common Shares Beneficially Owned by the Investor or any of its Affiliates), a Class B Common Share and any other Share of the Company that is designated as a “Voting Share” from time to time.

Section 1.2     Interpretation. In this Agreement, unless the context otherwise requires:

(a)    words importing the singular include the plural and vice versa;

(b)     pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms;

(c)     a reference to a clause, party, annex, exhibit or schedule is a reference to a clause of, and a party, annex, exhibit and schedule to this Agreement, and a reference to this Agreement includes any annex, exhibit and schedule hereto;

(d)     a reference to a statute, regulations, proclamation, ordinance or by-law includes all statues, regulations, proclamations, ordinances or by-laws amending, consolidating or replacing it, whether passed by the same or another Governmental Entity with legal power to do so, and a reference to a statute includes all regulations, proclamations, ordinances and by-laws issued under the statute;

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(e)     a reference to a document includes all amendments or supplements to, or replacements or novations of, that document;

(f)     a reference to a party to a document includes that party’s successors, permitted transferees and permitted assigns;

(g)     the use of the term “including” means “including, without limitation”;

(h)     the words “herein”, “hereof”, “hereunder” and other words of similar import refer to this Agreement as a whole, including the annexes, schedules and exhibits, as the same may from time to time be amended, modified, supplemented or restated, and not to any particular section, subsection, paragraph, subparagraph or clause contained in this Agreement;

(i)     the title of and the section and paragraph headings used in this Agreement are for convenience of reference only and shall not govern of affect the interpretation of any of the terms or provisions in this Agreement;

(j)     where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates;

(k)     the language used in this Agreement has been chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party; and

(l)     unless expressly provided otherwise, the measure of a period of one month or year for purposes of this Agreement shall be that date of the following month or year corresponding to the starting date; provided, that if no corresponding date exists, the measure shall be that date of the following month or year corresponding to the next day following the starting date (for example, one month following February 18 is March 18, and one month following March 31 is May 1).

ARTICLE II

ORGANIZATION

Section 2.1    Formation. The Company has been formed as a limited liability company pursuant to the provisions of the Delaware Act. Except as expressly provided to the contrary in this Agreement, the rights, duties, liabilities and obligations of the Members and the administration, dissolution and termination of the Company shall be governed by the Delaware Act. All Shares shall constitute personal property of the owner thereof for all purposes and a Member has no interest in specific Company property.

Section 2.2    Certificate of Formation. The Certificate of Formation has been filed with the Secretary of State of the State of Delaware as required by the Delaware Act, such filing being hereby confirmed, ratified and approved in all respects. The Manager shall use all reasonable efforts to cause to be filed such other certificates or documents that it determines to be necessary or appropriate for the formation, continuation, qualification and operation of a limited liability company in the State of Delaware or any other state in which the Company may elect to do business or own property. To the extent that the Manager determines such action to be necessary or appropriate, the Manager shall direct the appropriate officers of the Company to file amendments to and restatements of the Certificate of Formation and do all things to maintain the Company as a limited liability company under the laws of the State of Delaware or of any other state in which the Company may elect to do business or own property, and any such officer so directed shall be an “authorized person” of the Company within the meaning of the Delaware Act for purposes of filing any such certificate with the Secretary of State of the State of Delaware. Subject to Section 3.9(a), the Company shall not be required, before or after filing, to deliver or mail a copy of the Certificate of Formation, any qualification document or any amendment thereto to any Member.

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Section 2.3     Name. The name of the Company shall be “Apollo Global Management, LLC.” The Company’s business may be conducted under any other name or names, as determined by the Manager. The words “Limited Liability Company”, “LLC” or similar words or letters shall be included in the Company’s name where necessary for the purpose of complying with the laws of any jurisdiction that so requires. The Manager may change the name of the Company at any time and from time to time by filing an amendment to the Certificate of Formation (and upon any such filing this Agreement shall be deemed automatically amended to change the name of the Company) and shall notify the Members of such change in the next regular communication to the Members.

Section 2.4     Registered Office; Registered Agent; Principal Office; Other Offices. Unless and until changed by the Manager, the registered office of the Company in the State of Delaware shall be located at 2711 Centerville Road, Suite 400, Wilmington, County of New Castle, Delaware 19808, and the registered agent for service of process on the Company in the State of Delaware at such registered office shall be Corporation Service Company. The principal office of the Company shall be located at 9 West 57th Street, 43rd Floor, New York, New York 10019 or such other place as the Manager may from time to time designate by notice to the Members. The Company may maintain offices at such other place or places within or outside the State of Delaware as the Manager determines to be necessary or appropriate.

Section 2.5     Purposes. The purpose and nature of the business to be conducted by the Company shall be to: (a) engage directly in, or enter into or form any corporation, partnership, joint venture, limited liability company or other arrangement to engage indirectly in, any business activity that is approved by the Manager in its sole discretion and that lawfully may be conducted by a limited liability company organized pursuant to the Delaware Act and, in connection therewith, to exercise all of the rights and powers conferred upon the Company pursuant to the agreements relating to such business activity; and (b) do anything necessary or appropriate in furtherance of Section 2.5(a), including the making of capital contributions or loans to a Company Group Member. To the fullest extent permitted by Applicable Law, the Manager shall have no duty or obligation to propose or approve, and may decline to propose or approve, the conduct by the Company of any business free of any duty (including any fiduciary duty) or obligation whatsoever to the Company or any Member and, in declining to so propose or approve, shall not be deemed to have breached this Agreement, any other agreement contemplated hereby, the Delaware Act or any other provision of Applicable Law.

Section 2.6     Powers. The Company shall be empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described in Section 2.5(a) and for the protection and benefit of the Company.

Section 2.7     Power of Attorney.

(a)    Each Member and Record Holder hereby constitutes and appoints the Manager and, if a Liquidator (other than the Manager) shall have been selected pursuant to Section 9.2, the Liquidator, severally (and any successor to the Liquidator by merger, Transfer, assignment, election or otherwise) and each of their authorized managers, officers and attorneys-in-fact, as the case may be, with full power of substitution, as his true and lawful agent and attorney-in-fact, with full power and authority in his name, place and stead, to:

(i)     execute, swear to, acknowledge, deliver, file and record in the appropriate public offices:

(A)     all certificates, documents and other instruments (including this Agreement and the Certificate of Formation and all amendments or restatements hereof or thereof) that the Manager or the Liquidator, determines to be necessary or appropriate to form, qualify or continue the existence or qualification of the Company as a limited liability company in the State of Delaware and in all other jurisdictions in which the Company may conduct business or own property;

(B)     all certificates, documents and other instruments that the Manager, or the Liquidator, determines to be necessary or appropriate to reflect, in accordance with its terms, any amendment, change, modification or restatement of this Agreement;

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(C)     all certificates, documents and other instruments (including conveyances and a certificate of cancellation) that the Manager or the Liquidator determines to be necessary or appropriate to reflect the dissolution, liquidation and termination of the Company pursuant to the terms of this Agreement;

(D)     all certificates, documents and other instruments relating to the admission, withdrawal, removal or substitution of any Member pursuant to, or other events described in, Article III or Article IX (including, without limitation, issuance and cancellations of Class B Common Shares pursuant to Section 3.2);

(E)     all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of any class of Shares issued pursuant to Section 3.2; and

(F)     all certificates, documents and other instruments (including agreements and a certificate of merger) relating to a merger, consolidation or conversion of the Company pursuant to Article XI; and

(ii)    execute, swear to, acknowledge, deliver, file and record all ballots, consents, approvals, waivers, certificates, documents and other instruments that the Manager or the Liquidator determines to be necessary or appropriate to: (A) make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action that is made or given by the Members hereunder or is consistent with the terms of this Agreement; or (B) effectuate the terms or intent of this Agreement; provided, that when required by Section 10.3 or any other provision of this Agreement that establishes a percentage of the Members or of the Members of any class or series required to take any action, the Manager, or the Liquidator, may exercise the power of attorney made in this Section 2.7(a) only after the necessary vote, consent, approval, agreement or other action of the Members or of the Members of such class or series, as applicable.

(b)    Nothing contained in this Section 2.7 shall be construed as authorizing the Manager, or the Liquidator, to amend, change or modify this Agreement except in accordance with Article X or as may otherwise be provided in this Agreement.

(c)    The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, and it shall survive and, to the maximum extent permitted by Applicable Law, not be affected by the subsequent death, incompetency, disability, incapacity, dissolution, bankruptcy or termination of any Member or Record Holder and the Transfer of all or any portion of such Member or Record Holder’s Shares and shall extend to such Member or Record Holder’s heirs, successors, assigns and personal representatives. Each such Member or Record Holder hereby agrees to be bound by any representation made by the Manager, or the Liquidator, pursuant to such power of attorney; and each such Member or Record Holder, to the maximum extent permitted by Applicable Law, hereby waives any and all defenses that may be available to contest, negate or disaffirm the action of the Manager, or the Liquidator, taken in good faith under such power of attorney in accordance with this Section 2.7. Each Member and Record Holder shall execute and deliver to the Manager, or the Liquidator, within 15 days after receipt of the request therefor, such further designations, powers of attorney and other instruments as such Manager or the Liquidator determines to be necessary or appropriate to effectuate this Agreement and the purposes of the Company.

Section 2.8     Term. The term of the Company commenced upon the filing of the Certificate of Formation in accordance with the Delaware Act and shall continue until the dissolution of the Company in accordance with the provisions of Article IX. The existence of the Company as a separate legal entity shall continue until the cancellation of the Certificate of Formation as provided in the Delaware Act.

Section 2.9     Title to Company Assets. Title to Company assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Company as an entity, and no Member, individually or collectively, shall have any ownership interest in such Company assets or any portion thereof. Title to any or all of the Company assets may be held in the name of the Company one or more of its Affiliates or

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one or more nominees, as the Manager may determine. All Company assets shall be recorded as the property of the Company in its books and records, irrespective of the name in which record title to such Company assets is held.

ARTICLE III

MEMBERS AND SHARES

Section 3.1     Members.

(a)     A Person shall be admitted as a Member and shall become bound by the terms of this Agreement if such Person purchases or otherwise lawfully acquires any Share and becomes the Record Holder of such Share in accordance with the provisions of this Article III. A Person may become a Record Holder without the consent or approval of any of the Members. A Person may not become a Member without acquiring a Share.

(b)     The name and mailing address of each Member shall be listed on the books and records of the Company maintained for such purpose by the Company or the Transfer Agent. The Secretary of the Company shall update the books and records of the Company from time to time as necessary to reflect accurately the information therein (or shall cause the Transfer Agent to do so, as applicable).

(c)     Except as otherwise provided in the Delaware Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and the Members shall not be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member of the Company.

(d)    Subject to Article XI and Sections 3.8 and 3.10, Members may not be expelled from or removed as Members of the Company. Members shall not have any right to withdraw from the Company; provided, however, that when a transferee of a Member’s Shares becomes a Record Holder of such Shares, such Transferring Member shall cease to be a member of the Company with respect to the Shares so Transferred.

(e)     Except to the extent expressly provided in this Agreement (including any Share Designation):

(i)    no Member shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent that distributions, if any, made pursuant to this Agreement or upon dissolution of the Company may be considered as such by Applicable Law and then only to the extent provided for in this Agreement;

(ii)    no interest shall be paid by the Company on Capital Contributions; and

(iii)    except for any member of the Apollo Group, no Member, in its capacity as such, shall participate in the operation, management or control of the Company’s business, transact any business in the Company’s name or have the power to sign documents for or otherwise bind the Company.

(f)    Any Member shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Company, including business interests and activities in direct competition with the Company Group, and none of the same shall constitute a breach of this Agreement or any duty (including fiduciary duties) otherwise existing at law, in equity or otherwise to any Company Group Member or Member. Neither the Company nor any of the other Members shall have any rights by virtue of this Agreement in any such business interests or activities of any Member.

Section 3.2     Authorization to Issue Shares.

(a)    The Company may issue Shares, and options, rights, warrants and appreciation rights relating to Shares, for any Company purpose at any time and from time to time to such Persons for such consideration (which may be cash, property, services or any other lawful consideration) or for no consideration and on

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such terms and conditions as the Manager shall determine, all without the approval of any Member. Each Share shall have the rights and be governed by the provisions set forth in this Agreement (including any Share Designation). Except to the extent expressly provided in this Agreement (including any Share Designation), no Share shall entitle any Member to any preemptive, preferential, or similar rights with respect to the issuance of Shares.

(b)    As of the date of this Agreement, two classes of Shares have been designated: Class A Common Shares and Class B Common Shares. Subject to Article XII, the Shares shall entitle the Record Holders thereof to vote on any and all matters submitted for the consent or approval of Members generally. The Company has entered into the Lender Rights Agreement, the Shareholders Agreement and the CS Rights Agreement, which provide certain rights to the other parties thereto, including, without limitation, certain registration rights relating to the Shares. The Company, Holdings and the other parties thereto have entered into an Exchange Agreement which provides for the exchange by Holdings of Operating Group Units, on the one hand, for Class A Common Shares (or, at the election of the Company, cash), on the other hand.

(c)    On the date of this Agreement, the Company shall issue one (1) Class B Common Share to BRH Holdings. On any date BRH Holdings may in its sole discretion elect to give up its Class B Common Share (the “BRH Holdings Cessation Date”), and the Company shall issue one (1) Class B Common Share to each holder of record on such date of an Operating Group Unit (other than the Company and its Subsidiaries) for each Operating Group Unit held, whether or not such Operating Group Unit is vested. In addition, on each date following the BRH Holdings Cessation Date that any Person that is not already a holder of a Class B Common Share shall become a holder of record of an Operating Group Unit (other than the Company and its Subsidiaries), whether or not such Operating Group Unit is vested, the Company shall issue one (1) Class B Common Share to such Person on such date for each Operating Group Unit held. In the event that a holder of a Class B Common Share shall subsequent to the BRH Holdings Cessation Date cease to be the record holder of any such Operating Group Unit, the Class B Common Share held by such holder with respect to such Operating Group Unit shall be automatically cancelled without any further action of any Person and such holder shall cease to be a Member with respect to such Class B Common Share so cancelled. Upon the issuance to it of a Class B Common Share, each holder thereof shall automatically and without further action be admitted to the Company as a Member of the Company.

(d)    The Manager may, without the consent or approval of any Members, amend this Agreement and make any filings under the Delaware Act or otherwise to the extent the Manager determines that it is necessary or desirable in order to effectuate any issuance of Shares pursuant to this Article III, including, without limitation, an amendment of Section 3.2(b).

Section 3.3    Certificates.

(a)    Notwithstanding anything otherwise to the contrary herein, unless the Manager shall determine otherwise in respect of some or all of any or all classes of Shares, Shares shall not be evidenced by certificates.

(b)    In the event that Certificates are issued:

(i)    such Certificates shall be executed on behalf of the Company by the Manager (and by any authorized officer of the Company on behalf of the Manager).

(ii)    No Certificate shall be valid for any purpose until it has been countersigned by the Transfer Agent; provided, however, that if the Manager elects to issue certificates evidencing Shares in global form, the certificates evidencing Shares shall be valid upon receipt of a certificate from the Transfer Agent certifying that the certificates evidencing the Shares have been duly registered in accordance with the directions of the Company.

(iii)    If any mutilated Certificate is surrendered to the Transfer Agent, the authorized officers of the Company, on behalf of the Manager, shall execute, and the Transfer Agent shall countersign and deliver in exchange therefor, a new Certificate evidencing the same number and class or series of Shares as the Certificate so surrendered.

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(iv)    The authorized officers of the Company, on behalf of the Manager, shall execute, and the Transfer Agent shall countersign and deliver, a new Certificate in place of any Certificate previously issued if the Record Holder of the Certificate:
(A)    makes proof by affidavit, in form and substance satisfactory to the Manager, that a previously issued Certificate has been lost, destroyed or stolen;

(B)    requests the issuance of a new Certificate before the Manager has notice that the Certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim;

(C)    if requested by the Manager, delivers to the Manager a bond, in form and substance satisfactory to the Manager, with surety or sureties and with fixed or open penalty as the Manager may direct to indemnify the Company, the Manager and the Transfer Agent against any claim that may be made on account of the alleged loss, destruction or theft of the Certificate; and

(D)    satisfies any other reasonable requirements imposed by the Manager.

(v)    If a Member fails to notify the Manager within a reasonable time after he has notice of the loss, destruction or theft of a Certificate, and a Transfer of the Shares represented by the Certificate is registered before the Manager or the Transfer Agent receives such notification, the Member shall be precluded from making any claim against the Manager, the Company or the Transfer Agent for such Transfer or for a new Certificate. As a condition to the issuance of any new Certificate under this Section 3.3, the Manager may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Transfer Agent and the Manager) connected therewith.

Section 3.4    Record Holders. The Company shall be entitled to recognize the Record Holder as the owner of a Share and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Share on the part of any other Person, regardless of whether the Company shall have actual or other notice thereof, except as otherwise provided by Applicable Law, including any applicable rule, regulation, guideline or requirement of any National Securities Exchange on which such Shares are listed for trading. Without limiting the foregoing, when a Person (such as a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing) is acting as nominee, agent or in some other representative capacity for another Person in acquiring and/or holding Shares, as between the Company on the one hand, and such other Person on the other, such representative Person shall be deemed the Record Holder of such Share.

Section 3.5    Registration and Transfer of Shares.

(a)    No Share shall be Transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article III. Any Transfer or purported Transfer of a Share not made in accordance with this Article III shall be null and void.

(b)    Nothing contained in this Agreement shall be construed to prevent a disposition by any equityholder of the Manager of any or all of the issued and outstanding equity interests in the Manager.

(c)    The authorized officers of the Company shall keep or cause to be kept a register in which, subject to such reasonable regulations as it may prescribe and subject to the provisions of Section 3.5(d), the Company will provide for the registration and Transfer of Shares. The Transfer Agent is hereby appointed registrar and transfer agent for the purpose of registering Shares and Transfers of such Shares as herein provided.

(d)    In furtherance, and not in limitation, of this Section 3.5, in the event that Shares are evidenced by Certificates, the provisions of this Section 3.5(c) shall apply to any Transfer of Shares and the Company shall not recognize Transfers of a Certificate unless such Transfers are effected in the manner described in this Section 3.5. Upon surrender of a Certificate for registration of Transfer of any Shares evidenced by a

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Certificate to the Company, and subject to the provisions of this Section 3.5(d), the authorized officers of the Company, on behalf of the Manager, shall execute and deliver, and the Transfer Agent shall countersign and deliver, in the name of the holder or the designated transferee or transferees, as required pursuant to the holder’s instructions, one or more new Certificates evidencing the same aggregate number and type of Shares as was evidenced by the Certificate so surrendered. Except as otherwise provided in Section 3.7, the Company shall not recognize any Transfer of Shares evidenced by Certificates until the Certificates evidencing such Shares are surrendered for registration of such Transfer. No charge shall be imposed by the Manager for such Transfer; provided that as a condition to the issuance of any new Certificate under this Section 3.5, the Manager may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed with respect thereto.

(e)    Shares shall be freely transferable subject to the following: (i) the foregoing provisions of this Section 3.5; (ii) Section 3.4; (iii) Section 3.6; (iv) Section 3.10; (v) with respect to any series of Shares, the provisions of any Share Designations, or amendments to this Agreement establishing such series; (vi) any contractual provisions that are binding on any Member; and (vii) any provisions of Applicable Law, including the Securities Act.

Section 3.6    Restrictions on Transfers.

(a)    Except as provided in Section 3.6(c) below, but notwithstanding the other provisions of this Article III, no Transfer of any Shares shall be made if such Transfer would:

(i)    violate the then Applicable Law, including U.S. federal or state securities laws or rules and regulations of the SEC, any state securities commission or any other applicable securities laws of a Governmental Entity (including those outside the jurisdiction of the U.S.) with jurisdiction over such Transfer or have the effect of rendering unavailable any exemption under Applicable Law relied upon for a prior transfer of such Shares;

(ii)    terminate the existence or qualification of the Company under the laws of the jurisdiction of its formation;

(iii)    cause the Company to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for U.S. federal income tax purposes (to the extent not already so treated or taxed);

(iv)    require the Company to be subject to the registration requirements of the Investment Company Act; or

(v)    result in (A) all or any portion of the Assets of the Company becoming or being deemed to be “plan assets” (pursuant to ERISA, the Code or any applicable Similar Law or otherwise) of any existing or contemplated Member or be subject to the provisions of ERISA, Section 4975 of the Code, or any applicable Similar Law, or (B) the Manager becoming or being deemed to be a fiduciary with respect to any existing or contemplated Member pursuant to ERISA, the Code, any applicable Similar Law or otherwise.

(b)    The Manager may impose restrictions on the Transfer of Shares if it receives an Opinion of Counsel that such restrictions are necessary or advisable to avoid a significant risk of the Company becoming taxable as a corporation or otherwise becoming taxable as an entity for U.S. federal income tax purposes. The Manager may impose such restrictions by amending this Agreement without the approval of the Members.

(c)    Nothing contained in this Article III, or elsewhere in this Agreement, shall preclude (i) the Company from complying with its obligations under the Initial Offering Registration Rights Agreement or (ii) the settlement of any transactions involving Shares entered into through the facilities of any National Securities Exchange on which such Shares are listed for trading.

(d)    By acceptance of the Transfer of any Share, and subject to compliance with Sections 3.5 and 3.6 with respect to such Transfer, each transferee of a Share (including any nominee holder or an agent or

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representative acquiring such Shares for the account of another Person): (i) shall be admitted to the Company as a Substitute Member with respect to the Shares so Transferred to such transferee when any such Transfer or admission is reflected in the books and records of the Company; (ii) shall be deemed to agree to be bound by the terms of this Agreement; (iii) shall become the Record Holder of the Shares so Transferred; (iv) grants powers of attorney to the officers of the Company and any Liquidator of the Company, as specified herein; and (v) makes the consents and waivers contained in this Agreement.

(e)    Any Transfer of a Share shall not entitle the transferee to share in the profits and losses, to receive distributions, to receive allocations of income, gain, loss, deduction or credit or any similar item or to any other rights to which the transferor was entitled until the transferee becomes a Member pursuant to this Article III.

(f)    The Transfer of any Shares and the admission of any new Member shall not constitute an amendment to this Agreement.

(g)    For the avoidance of doubt, the restrictions on the Transfer of Shares contained herein shall be in addition to restrictions on the Transfer of Shares applicable to a Member pursuant to the terms of any agreement entered into among the Company and such Member.

Section 3.7    Citizenship Certificates; Non-citizen Assignees.

(a)    If any Company Group Member is or becomes subject to any Applicable Law that, in the determination of the Manager in its sole discretion, creates a substantial risk of cancellation or forfeiture of any property in which the Company Group Member has an interest based on the nationality, citizenship or other related status of any Member, the Manager may request any Member (or, in the case of a Member that is an entity, its direct or indirect equity owners, as required) to furnish to the Manager, within 30 days after receipt of such request, an executed Citizenship Certification or such other information concerning his nationality, citizenship or other related status (or, if the Member is a nominee holding for the account of another Person, the nationality, citizenship or other related status of such other Person) as the Manager may request. If a Member fails to furnish to the Manager within such 30-day period such Citizenship Certification or other requested information, or if upon receipt of such Citizenship Certification or other requested information the Manager determines, with the advice of counsel, that a Member is not an Eligible Citizen, the Shares owned by such Member shall be subject to redemption in accordance with the provisions of Section 3.8. The Manager also may require in its sole discretion that the status of any such Member be changed to that of a Non-citizen Assignee and, thereupon, the Manager (or its designee) shall be substituted for such Non-citizen Assignee as the Member in respect of such Shares.

(b)    Upon dissolution of the Company, a Non-citizen Assignee shall have no right to receive a distribution in kind pursuant to Section 9.3 but shall be entitled to the cash equivalent thereof, and the Company shall provide cash in exchange for an assignment of the Non-citizen Assignee’s share of the distribution in kind. Such payment and assignment shall be treated for the Company’s purposes as a purchase by the Company from the Non-citizen Assignee of their Shares (representing their right to receive such share of such distribution in kind).

(c)    At any time after such Member can and does certify that they have become an Eligible Citizen, a Non-citizen Assignee may, upon application to the Manager, request that with respect to any Shares of such Non-citizen Assignee not redeemed pursuant to Section 3.8, such Non-citizen Assignee be admitted as a Member, and upon approval of the Manager in its sole discretion, such Non-citizen Assignee shall be admitted as a Member and shall no longer constitute a Non-citizen Assignee and the Manager (or its designee) shall cease to be deemed to be the Member in respect of the Non-citizen Assignee’s Shares.

Section 3.8    Redemption of Shares of Non-citizen Assignees.

(a)    If at any time a Member fails to furnish a Citizenship Certification or other information requested within the 30-day period specified in Section 3.7(a), or if upon receipt of such Citizenship Certification or

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other information the Manager determines, with the advice of counsel, that a Member is not an Eligible Citizen, the Manager, in its sole discretion, may cause the Company to, unless the Member establishes to the satisfaction of the Manager that such Member is an Eligible Citizen or has Transferred his, her or its Shares to a Person who is an Eligible Citizen and such Person furnishes a Citizenship Certification to the Manager prior to the date fixed for redemption as provided below, redeem the Shares of such Member as follows:

(i)    The Manager shall, not later than the 30th day before the date fixed for redemption, give notice of redemption to the Member, at his last address designated on the records of the Company or the Transfer Agent, by registered or certified mail, postage prepaid. The notice shall be deemed to have been given when so mailed. The notice shall specify the redeemable Shares, the date fixed for redemption, the place of payment, that payment of the redemption price will be made upon the redemption of the redeemable Shares (or, if later in the case of redeemable Shares evidenced by Certificates, upon surrender of the Certificates evidencing such redeemable Shares) and that on and after the date fixed for redemption no further allocations or distributions to which the Member would otherwise be entitled in respect of the redeemable Shares will accrue or be made.

(ii)    The aggregate redemption price payable by the Company for Shares redeemable under this Section 3.8 shall be an amount equal to the Current Market Price (the date of determination of which shall be the date fixed for redemption) of Shares of the class to be so redeemed multiplied by the number of Shares of each such class included among the redeemable Shares, as determined by the Manager in its sole discretion. Prior to such time as the Shares are listed on a National Securities Exchange, the Current Market Price shall be determined by the Manager in its sole discretion. The redemption price shall be paid as determined by the Manager in its sole discretion, in cash or by delivery of a promissory note of the Company in the principal amount of the redemption price, bearing interest at the rate of 7% annually and payable in three equal annual installments of principal together with accrued interest, commencing one year after the redemption date.

(iii)    The Member (or its duly authorized representative) shall be entitled to receive the payment for the redeemable Shares at the place of payment specified in the notice of redemption on the redemption date (or, if later in the case of redeemable Shares evidenced by Certificates, upon surrender by or on behalf of the Member, at the place specified in the notice of redemption, of the certificates, evidencing the redeemable Shares, duly endorsed in blank or accompanied by an assignment duly executed in blank).

(iv)    After the redemption date, redeemable Shares shall no longer constitute Outstanding Shares.

(b)    The provisions of this Section 3.8 shall also be applicable to Shares held by a Member as nominee of a Person determined to be other than an Eligible Citizen.

(c)     Nothing in this Section 3.8 shall prevent the recipient of a notice of redemption from Transferring his Shares before the redemption date if such Transfer is otherwise permitted under this Agreement. Upon receipt of notice of such a Transfer, the Manager shall withdraw the notice of redemption; provided, the transferee of such Shares certifies to the satisfaction of the Manager in a Citizenship Certification that he is an Eligible Citizen. If the transferee fails to make such certification, such redemption shall be effected from the transferee on the original redemption date.

Section 3.9    Rights of Members.

(a)    In addition to other rights provided by this Agreement or by Applicable Law, and except as limited by Section 3.4(b), each Member shall have the right, for a purpose reasonably related to such Member’s interest as a Member in the Company, upon reasonable written demand stating the purpose of such demand and at such Member’s own expense:

(i)    promptly after its becoming available, to obtain a copy of the Company’s U.S. federal, state and local income tax returns for each year; and

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(ii)    to obtain a copy of this Agreement and the Certificate of Formation and all amendments thereto, together with a copy of the executed copies of all powers of attorney pursuant to which this Agreement, the Certificate of Formation and all amendments thereto have been executed.

(b)    The Manager may keep confidential from the Members, for such period of time as the Manager determines in its sole discretion: (i) any information that the Manager believes to be in the nature of trade secrets; or (ii) other information the disclosure of which the Manager believes: (A) is not in the best interests of the Company Group; (B) could damage the Company Group or its business; or (C) that any Company Group Member is required by Applicable Law or by agreement with any third party to keep confidential (other than agreements with Affiliates of the Company, the primary purpose of which is to circumvent the obligations set forth in this Section 3.9).

Section 3.10    ERISA Ownership Limitations.

(a)    Unless permitted by the Manager pursuant to a written waiver, any purported acquisition or holding of a Share with the assets of any Plan will be void and shall have no force and effect. In addition, if any ERISA Person acquires or holds Shares in violation of the foregoing sentence, (i) the Shares acquired or held by such ERISA Person shall be deemed to be “Shares-in-Trust” to prevent the Assets from being treated as “plan assets” that are subject to Title I of ERISA, Section 4975 of the Code or any Similar Laws; (ii) such Shares shall be transferred automatically and by operation of law to an ERISA Trust (as described below); and (iii) the ERISA Persons purportedly owning such Shares-in-Trust (the “Prohibited Owner”) shall submit such Shares for registration in the name of the ERISA Trust. Such transfer to an ERISA Trust and the designation of Shares as Shares-in-Trust shall be effective as of the close of business on the business day prior to the date of the event that otherwise could have caused the Assets to be treated as “plan assets” that are subject to Title I of ERISA, Section 4975 of the Code or any Similar Laws. The Manager shall not permit a waiver of the type described in the first sentence of this Section 3.10(a) unless the Person for which such waiver is provided represents to the Manager in writing, or the Manager otherwise determines, that such purchase and holding of Shares will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation of Similar Laws and will not cause the Assets to be treated as “plan assets” or equity participation in the Company by “benefit plan investors” to be “significant” (within the meaning of the Plan Asset Regulation).

(b)    During the period prior to the discovery of the existence of the ERISA Trust, any transfer of Shares by an ERISA Person to a non-ERISA Person shall reduce the number of Shares-in-Trust on a one-for-one basis, and to that extent such Shares shall cease to be designated as Shares-in-Trust. After the discovery of the existence of the ERISA Trust, but prior to the redemption of all discovered Shares-in-Trust and/or the submission of all discovered Shares-in-Trust for registration in the name of the ERISA Trust, any transfer of Shares by an ERISA Person to a non-ERISA Person shall reduce the number of Shares-in-Trust on a one-for-one basis, and to that extent such Shares shall cease to be designated as Shares-in-Trust.

(c)    If any Shares are deemed “Shares-in-Trust,” the Prohibited Owner shall immediately cease to own any right or interest with respect to such Shares and the Company will have the right to repurchase such Shares-in-Trust for an amount equal to their Current Market Price, which proceeds shall be payable to the Prohibited Owner.

(d)    (i)    Upon any purported transfer or other event that would result in a transfer of Shares to an ERISA Trust, such Shares shall be deemed to have been transferred to a Trustee as trustee of such ERISA Trust for the exclusive benefit of one or more Charitable Beneficiaries. Such transfer to the Trustee shall be deemed to be effective as of the close of business on the business day prior to the purported transfer or other event that results in the transfer to the ERISA Trust. Each Charitable Beneficiary shall be designated by the Company as provided below.

(ii)    Shares held by the Trustee shall be issued and outstanding Shares of the Company. The Prohibited Owner shall have no rights in the Shares held by the Trustee. The Prohibited Owner shall not benefit economically from ownership of any Shares held in trust by the Trustee, shall have no

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rights to any distributions and shall not possess any rights to vote or other rights attributable to the Shares held in the ERISA Trust.

(iii)    The Trustee shall have all consent rights and rights to distributions with respect to Shares held in the ERISA Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any distribution paid prior to the discovery by the Manager that the Shares have been transferred to the ERISA Trustee shall be paid by the recipient of such distribution to the Trustee upon demand and any distribution authorized but unpaid shall be paid when due to the Trustee. Any distribution so paid to the Trustee shall be held in trust for the Charitable Beneficiary. The Prohibited Owner shall have no consent rights with respect to Shares held in the ERISA Trust and, effective as of the date that the Shares have been transferred to the Trustee, the Trustee shall have the authority (at the Trustee’s sole discretion) (A) to rescind as void any consent cast by a Prohibited Owner prior to the discovery by the Manager that the Shares have been transferred to the Trustee and (B) to recast such consent in accordance with the desires of the Trustee acting for the benefit of the Charitable Beneficiary, provided that if the Company has already taken irreversible action, then the Trustee shall not have the authority to rescind and recast such consent. Notwithstanding the foregoing, until the Manager has received notification that Shares have been transferred into an ERISA Trust, the Manager shall be entitled to rely on its Shares transfer and other Company records for purposes of preparing lists of Record Holders entitled to consent at meetings, determining the validity and authority of proxies and otherwise obtaining consents of Members.

(iv)    Within 20 days of receiving notice from the Manager that Shares have been transferred to the ERISA Trust, the Trustee of the ERISA Trust shall sell the Shares held in the ERISA Trust to a Person, designated by the Trustee, whose ownership of the Shares will not violate the ownership limitations set forth herein. Upon such sale, the interest of the Charitable Beneficiary in the Shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner and to the Charitable Beneficiary as provided herein. The Prohibited Owner shall receive the lesser of (A) the price paid by the Prohibited Owner for the Shares or, if the Prohibited Owner did not give value for the Shares in connection with the event causing the Shares to be held in the ERISA Trust (e.g., in the case of a gift, devise or other such transaction), the Current Market Price of the Shares on the day of the event causing the Shares to be held in the ERISA Trust and (B) the price received by the Trustee from the sale or other disposition of the Shares held in the ERISA Trust. Any net sales proceeds in excess of the amount payable to the Prohibited Owner shall be immediately paid to the Charitable Beneficiary. If, prior to the discovery by the Company that Shares have been transferred to the Trustee, such Shares are sold by a Prohibited Owner, then (X) such Shares shall be deemed to have been sold on behalf of the ERISA Trust and (Y) to the extent that the Prohibited Owner received an amount for such Shares that exceeds the amount that such Prohibited Owner was entitled to receive hereunder, such excess shall be paid to the Trustee upon demand.

(v)    Shares transferred to the Trustee shall be deemed to have been offered for sale to the Company, or its designee, at a price per Share equal to the lesser of (1) the price per Share in the transaction that resulted in such transfer to the ERISA Trust (or, in the case of a devise or gift, the Current Market Price at the time of such devise or gift) and (2) the Current Market Price on the date the Company, or its designee, accepts such offer. The Company shall have the right to accept such offer until the Trustee has sold the Shares held in the ERISA Trust. Upon such a sale to the Company, the interest of the Charitable Beneficiary in the Shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner.

(vi)    By written notice to the Trustee, the Manager shall designate one or more non-profit organizations to be the Charitable Beneficiary of the interest in the Trust such that the Shares held in the ERISA Trust would not violate the restrictions set forth herein in the hands of such Charitable Beneficiary.

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(e)    The provisions of Section 3.10 shall cease to apply and all Shares-in-Trust shall cease to be designated as Shares-in Trust and shall be returned, automatically and by operation of law, to their Prohibited Owners, all of which shall occur at such time as Shares qualify as a class of “publicly-offered securities” within the meaning of the Plan Asset Regulations.

ARTICLE IV

SPLITS AND COMBINATIONS.

Section 4.1    Splits and Combinations.

(a)    Subject to Section 4.1(d), the Company may make a pro rata distribution of Shares of any class or series to all Record Holders of such class or series of Shares, or may effect a subdivision or combination of Shares of any class or series so long as, after any such event, each Member shall have the same Percentage Interest in the Company as before such event, and any amounts calculated on a per Share basis (including voting rights) or stated as a number of Shares are proportionately adjusted.

(b)    Whenever such a distribution, subdivision or combination of Shares is declared, the Manager shall select a Record Date as of which the distribution, subdivision or combination shall be effective and shall send notice thereof at least 20 days prior to such Record Date to each Record Holder as of a date not less than 10 days prior to the date of such notice. The Manager also may cause a firm of independent public accountants selected by it to calculate the number of Shares to be held by each Record Holder after giving effect to such distribution, subdivision or combination. The Manager shall be entitled to rely on any certificate provided by such firm as conclusive evidence of the accuracy of such calculation.

(c)    In the event that Certificates are issued, promptly following any such distribution, subdivision or combination, the Company may issue new Certificates to the Record Holders of Shares or options, rights, warrants or appreciation rights relating to Shares as of the applicable Record Date representing the new number of Shares or options, rights, warrants or appreciation rights relating to Shares held by such Record Holders, or the Manager may adopt such other procedures that it determines to be necessary or appropriate to reflect such changes. If any such combination results in a smaller total number of Outstanding Shares or outstanding options, rights, warrants or appreciation rights relating to Shares, the Company shall require, as a condition to the delivery to a Record Holder of any such new Certificate, the surrender of any Certificate held by such Record Holder immediately prior to such Record Date.

(d)    The Company shall not issue fractional Shares upon any distribution, subdivision or combination of Shares. If a distribution, subdivision or combination of Shares would otherwise result in the issuance of fractional Shares, each fractional Share shall be rounded to the nearest whole Share (and a 0.5 Share shall be rounded to the next higher Share).

ARTICLE V

CAPITAL ACCOUNTS; ALLOCATIONS OF TAX ITEMS; DISTRIBUTIONS.

Section 5.1    Maintenance of Capital Accounts; Allocations.

(a)    There shall be established for each Member on the books of the Company as of the date such Member becomes a Member a capital account (each being a "Capital Account"). Each Capital Contribution by any Member, if any, shall be credited to the Capital Account of such Member on the date such Capital Contribution is made to the Company. In addition, each Member’s Capital Account shall be (a) credited with (i) such Member’s allocable share of any Net Income of the Company, and (ii) the amount of any Company liabilities that are assumed by the Member or secured by any Company property distributed to the Member, (b) debited with (i) the amount of distributions (and deemed distributions) to such Member of cash

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or the fair market value of other property so distributed, (ii) such Member’s allocable share of Net Loss of the Company and expenditures of the Company described or treated under Section 704(b) of the Code as described in Section 705(a)(2)(B) of the Code, and (iii) the amount of any liabilities of the Member assumed by the Company or which are secured by any property contributed by the Member to the Company and (c) otherwise maintained in accordance with the provisions of the Code and the United States Treasury Regulations promulgated thereunder. Any other item which is required to be reflected in a Member’s Capital Account under Section 704(b) of the Code and the United States Treasury Regulations promulgated thereunder or otherwise under this Agreement shall be so reflected. The Manager shall make such adjustments to Capital Accounts as it determines in its sole discretion to be appropriate to ensure allocations are made in accordance with a Member’s interest in the Company. Interest shall not be payable on Capital Account balances. Notwithstanding anything to the contrary contained in this Agreement, the Manager shall maintain the Capital Accounts of the Members in accordance with the principles and requirements set forth in Section 704(b) of the Code and the United States Treasury Regulations promulgated thereunder. The Capital Account of each holder of Class B Common Shares shall at all times be zero, except to the extent such holder also holds Shares other than Class B Common Shares.

(b)    Net Income (Loss) of the Company for each tax year shall be allocated among the Capital Accounts of the Members in a manner that as closely as possible gives economic effect to the manner in which distributions are made to the Members pursuant to the provisions of Sections 5.2(e) and 9.3.

(c)    All items of income, gain, loss, deduction and credit of the Company shall be allocated among the Members for U.S. federal, state and local income tax purposes consistent with the manner that the corresponding constituent items of Net Income (Loss) shall be allocated among the Members pursuant to this Agreement, except as may otherwise be provided herein or by the Code. Notwithstanding the foregoing, the Manager in its sole discretion shall make such allocations for tax purposes as may be needed to ensure that allocations are in accordance with the interests of the Members in the Company, within the meaning of the Code and United States Treasury Regulations. The Manager shall determine all matters concerning allocations for tax purposes not expressly provided for herein in its sole discretion. For the proper administration of the Company and for the preservation of uniformity of Shares (or any portion or class or classes thereof), the Manager may (i) amend the provisions of this Agreement as appropriate (x) to reflect the proposal or promulgation of United States Treasury Regulations under Section 704(b) or Section 704(c) of the Code or (y) otherwise to preserve or achieve uniformity of Shares (or any portion or class or classes thereof), and (ii) adopt and employ or modify such conventions and methods as the Manager determines in its sole discretion to be appropriate for (A) the determination for tax purposes of items of income, gain, loss, deduction and credit and the allocation of such items among Members and between transferors and transferees under this Agreement and pursuant to the Code and the United States Treasury Regulations promulgated thereunder, (B) the determination of the identities and tax classification of Members, (C) the valuation of Company assets and the determination of tax basis, (D) the allocation of asset values and tax basis, (E) the adoption and maintenance of accounting methods and (F) taking into account differences between the Carrying Values of Company assets and such asset adjusted tax basis pursuant to Section 704(c) of the Code and the United States Treasury Regulations promulgated thereunder.

(d)    Allocations that would otherwise be made to a Member under the provisions of this Article V shall instead be made to the beneficial owner of Shares held by a nominee in any case in which the nominee has furnished the identity of such owner to the Company in accordance with Section 6031(c) of the Code or any other method determined by the Manager in its sole discretion.

Section 5.2    Distributions to Record Holders.

(a)    Subject to the applicable provisions of the Delaware Act, the Manager may, in its sole discretion, at any time and from time to time, declare, make and pay distributions of cash or other assets to the Members. Subject to the terms of any Share Designation, distributions shall be paid to Members in accordance with their respective Percentage Interests as of the Record Date selected by the Manager. Notwithstanding anything otherwise to the contrary herein, the Company shall not make or pay any

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distributions of cash or other assets with respect to the Class B Common Share except for distributions consisting only of additional Class B Common Shares paid proportionally with respect to each outstanding Class B Common Share.

(b)    Notwithstanding Section 5.2(a), in the event of the dissolution and liquidation of the Company, all distributions shall be made in accordance with, and subject to the terms and conditions of, Section 9.3.

(c)    Pursuant to Section 8.4, the Company is authorized to withhold from payments or other distributions to the Members, and to pay over to any U.S. federal, state and local government or any foreign government, any amounts required to be so withheld pursuant to the Code or any other Applicable Law.

(d)    Each distribution in respect of any Shares shall be paid by the Company, directly or through the Transfer Agent or through any other Person or agent, only to the Record Holder of such Shares as of the Record Date set for such distribution. Such payment shall constitute full payment and satisfaction of the Company’s liability in respect of such payment, regardless of any claim of any Person who may have an interest in such payment by reason of an assignment or otherwise.

(e)    Notwithstanding anything in this Section 5.2 to the contrary, after an Initial Offering, the following amounts shall be distributed solely to holders of Class A Common Shares that acquired such shares as a result of the conversion of Notes into Class A Shares: (i) any interest on the Notes that was accrued and unpaid at the IPO Date, (ii) any amount Deemed Distribution Reserve as such term is defined in the Strategic Agreement and (iii) any other amount distributable solely to a Noteholder or former Noteholder pursuant to the Strategic Agreement after the IPO Date.

ARTICLE VI

MANAGEMENT AND OPERATION OF BUSINESS

Section 6.1    Management.

(a)    The Manager shall conduct, direct and manage all activities of the Company for so long as the Apollo Group Beneficially Owns at least 10% of the Voting Power. Except as otherwise expressly provided in this Agreement, all management powers over the business and affairs of the Company shall be exclusively vested in the Manager, and no other Member shall have any management power over the business and affairs of the Company. In the event that the Apollo Group no longer Beneficially Owns, in the aggregate, 10% or more of the Voting Power of the Company, the Board or its designee shall conduct, direct and manage all activities of the Company or, as contemplated under Section 6.3, shall exercise all of the powers granted to the Manager hereunder.

(b)    In addition to the powers now or hereafter granted to the Manager under any other provision of this Agreement, the Manager, subject to Section 6.1(a) and Section 6.2, shall have full power and authority to do all things and on such terms as it determines, in its sole discretion, to be necessary or appropriate to conduct the business of the Company, to exercise all powers set forth in Section 2.6 and to effectuate the purposes set forth in Section 2.5, including without limitation the power to:

(i)    vest in the Board any or all powers over the business and affairs of the Company, as the Manager determines, in its sole discretion;

(ii)    make any expenditures, lend or borrow money, assume or guarantee, or otherwise contract for, indebtedness and other liabilities, issue evidences of indebtedness, including indebtedness that is convertible or exchangeable into Company securities or options, rights, warrants or appreciation rights relating to Company securities, and incur any other obligations;

(iii)    make tax, regulatory and other filings, or render periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Company;

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(iv)    acquire, dispose of, mortgage, pledge, encumber, hypothecate or exchange any or all of the assets of the Company or merge or otherwise combine the Company with or into another Person (subject, however, to any prior approval that may be required by Section 6.2, Article XI);

(v)    use the assets of the Company (including cash on hand) for any purpose consistent with the terms of this Agreement, including the distribution of Company cash, the financing of the conduct of the operations of the Company Group; subject to applicable securities laws, the lending of funds to other Persons; the repayment or guarantee of obligations of any Company Group Member and the making of capital contributions to any Company Group Member;

(vi)    negotiate, execute and perform any contract, conveyance or other instrument (including instruments that limit the liability of the Manager under contractual arrangements to all or particular assets of the Company, with the other party to the contract to have no recourse against the Manager or its assets other than its interest in the Company, even if same results in the terms of the transaction being less favorable to the Company than would otherwise be the case);

(vii)    select, appoint and dismiss the Company’s officers and employees (including employees having titles such as “chief executive officer,” “senior managing director,” “president,” “vice president,” “secretary,” “treasurer” or any other titles the Manager in its sole discretion may determine) and agents, representatives, outside attorneys, accountants, consultants and contractors and the determination of their compensation and other terms of employment or hiring;

(viii)    maintain insurance for the benefit of the Company Group, the Members and Indemnified Persons;

(ix)    form, or acquire an interest in, and contribute property and make loans to, any limited or general partnerships, joint ventures, limited liability companies, corporations or other relationships (including the acquisition of interests in, and the contributions of property to, the Company’s Subsidiaries from time to time);

(x)    control any matters affecting the rights and obligations of the Company, including the bringing and defending of actions at law or in equity and otherwise engaging in the conduct of litigation, arbitration or mediation and the incurring of legal expense and the settlement of claims and litigation;

(xi)    indemnify any Person against liabilities and contingencies to the extent permitted by Applicable Law;

(xii)    enter into listing agreements with any National Securities Exchange and delist some or all of the Shares from, or request that trading be suspended on, any such exchange;

(xiii)    purchase, sell or otherwise acquire or dispose of Company securities or options, rights, warrants or appreciation rights relating to Company securities;

(xiv)    undertake any action in connection with the Company’s participation in the management of the Company Group through its managers, directors, officers or employees or the Company’s direct or indirect ownership of the Company Group Members, including, without limitation, all things described in or contemplated by any Registration Statement and the agreements described in or filed as exhibits to any Registration Statement;

(xv)    cause to be registered for resale under the Securities Act and applicable state or non-U.S. securities laws, any securities of, or any securities convertible or exchangeable into securities of, the Company held by any Person;

(xvi)    declare or pay any distributions of cash or other assets to Members;

(xvii)    file a bankruptcy petition; and

(xviii)    execute and deliver agreements with Affiliates of the Company or any Company Group Member to render services to a Company Group Member.

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(c)    In exercising its authority under this Agreement, the Manager may, but shall be under no obligation to, take into account the tax consequences to any Member of any action taken (or not taken) by it. Neither the Company nor the Manager shall have any liability to a Member for monetary damages or otherwise for losses sustained, liabilities incurred or benefits not derived by such Member in connection with such decisions.

(d)    Notwithstanding anything otherwise to the contrary herein, the Delaware Act or any Applicable Law, each of the Members and each other Person who may acquire an interest in Company securities hereby:

(i)    approves, ratifies and confirms the execution, delivery and performance by the parties thereto of the Exchange Agreement, the Tax Receivable Agreement, the Strategic Agreement, the Notes, the Lender Rights Agreement, the Shareholders Agreement, the CS Rights Agreement, the Roll-up Agreements and the other agreements described in or contemplated by any Registration Statement;

(ii)    agrees that the Manager is authorized to execute, deliver and perform on behalf of the Company the agreements referred to in Section 6.1(d)(i) and the other agreements, acts, transactions and matters described in or contemplated by any Registration Statement, without any further act, approval or vote of the Members or the other Persons who may acquire an interest in Company securities; and

(iii)    agrees that the execution, delivery or performance by the Company, any Company Group Member or any Affiliate of any of them, of this Agreement or any agreement authorized or permitted under this Agreement shall not constitute a breach by the Company of any duty that the Company may owe the Members or any other Persons under this Agreement (or any other agreements) or of any duty (fiduciary or otherwise) existing at law, in equity or otherwise.

Section 6.2    Restrictions on Manager’s Authority.

(a)    The Manager shall have the right to exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its duly authorized representatives or the duly authorized officers of the Company, and the Manager shall not be responsible for the misconduct or negligence on the part of any such officer or representative duly appointed or duly authorized by the Manager in good faith.

(b)    Except as provided in Article IX and Article XI, the Manager may not sell, exchange or otherwise dispose of all or substantially all of the Company Group’s assets, taken as a whole, in a single transaction or a series of related transactions without the approval of holders of a majority of the Voting Power of the Company; provided, however, that this provision shall not preclude or limit the Manager’s ability, in its sole discretion, to mortgage, pledge, hypothecate or grant a security interest in all or substantially all of the assets of the Company Group (including for the benefit of Persons other than members of the Company Group, including Affiliates of the Manager) and shall not apply to any forced sale of any or all of the assets of the Company Group pursuant to the foreclosure of, or other realization upon, any such encumbrance.

Section 6.3    Resignation of the Manager. The Manager, may resign at any time by giving notice of such resignation in writing or by electronic transmission to the Board. Any such resignation shall take effect at the time specified therein. The acceptance of such resignation by the Board shall not be necessary to make it effective. The Manager may at any time designate a substitute manager that is a member of the Apollo Group, which substitute manager shall, upon the later of the acceptance of such designation and the effective date of such resignation of the departing Manager, be subject to the terms and conditions set forth in this Agreement and be deemed the “Manager” for all purposes hereunder. In the event the Manager resigns and does not designate a substitute manager in accordance with the terms of this Agreement, the Board shall conduct, direct and manage all activities of the Company and shall exercise all of the powers granted to the Manager hereunder.

Section 6.4    Board Generally. Following an Initial Offering, the Manager shall establish the Board, unless the Manager determines, in its sole discretion, to establish the Board prior to the Initial Offering. For so long as

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the Apollo Group Beneficially Owns 10% or more of the Voting Power of the Company, the Manager shall (i) nominate and elect all Directors on the Board, (ii) set the number of Directors which shall constitute the Board and (iii) fill any vacancies on the Board. Each Director elected by the Manager shall hold office until such Director’s successor is duly elected and qualified, or until such Director’s death or until such Director resigns or is removed in the manner hereinafter provided. In the event that the Apollo Group Beneficially Owns less than 10% of the Voting Power of the Company, the number of directors which will constitute the Board shall be set by resolution of the Board.

Section 6.5    Election of Directors. In the event that the Apollo Group Beneficially Owns less than 10% of the Voting Power of the Company, (i) Directors shall be elected at the annual meeting of Members, except as provided in Section 6.8 and each Director elected shall hold office until the succeeding meeting after such Director’s election and until such Director’s successor is duly elected and qualified, or until such Director’s death or until such Director resigns or is removed in the manner hereinafter provided and (ii) Directors shall be elected by a plurality of the votes of Outstanding Voting Shares present in person or represented by proxy and entitled to vote on the election of Directors at any annual or special meeting of Members.

Section 6.6    Removal. For so long as the Apollo Group Beneficially Owns 10% or more of the Voting Power of the Company, any Director may be removed, with or without cause, at any time, by the Manager. In the event that the Apollo Group Beneficially Owns less than 10% of the Outstanding Voting Power of the Company, any Director or the whole Board may be removed, with or without cause, at any time, by the affirmative vote of holders of 50% of the Voting Power of the Company, given at an annual meeting or at a special meeting of Members called for that purpose.

Section 6.7    Resignations. Any Director may resign at any time by giving notice of such Director’s resignation in writing or by electronic transmission to the Company. Any such resignation shall take effect at the time specified therein, or if the time when it shall become effective shall not be specified therein, then it shall take effect immediately upon receipt by the Company of such resignation. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 6.8    Vacancies. For so long as the Apollo Group Beneficially Owns 10% or more of the Voting Power of the Company, unless otherwise required by Applicable Law, any vacancy on the Board will be filled by a designee of the Manager. In the event that the Apollo Group Beneficially Owns less than 10% of the Voting Power of the Company, unless otherwise required by law, (i) any vacancy on the Board that results from newly created Directorships resulting from any increase in the authorized number of Directors may be filled by a majority of the Directors then in office, provided that a quorum is present, and any other vacancies may be filled by a majority of the Directors then in office, though less than a quorum, or by a sole remaining Director, (ii) any Director elected to fill a vacancy not resulting from an increase in the number of Directors shall have the same remaining term as that of such Director’s predecessor and until such Director’s successor is duly elected or appointed and qualified, or until his or her earlier death, resignation or removal, (iii) if there are no Directors in office, then an election of Directors may be held in the manner provided by the DGCL, as though the Company were a Delaware corporation and as though the Members were stockholders of a Delaware corporation.

Section 6.9    Chairman of Meetings. The Manager may elect one of the Directors then in office as Chairman of the Board. At each meeting of the Board, the Chairman of the Board or, in the Chairman of the Board’s absence, a Director chosen by a majority of the Directors present, shall act as chairman of the meeting. The Secretary of the Company shall act as secretary at each meeting of the Board. In case the Secretary shall be absent from any meeting of the Board, an Assistant Secretary shall perform the duties of secretary at such meeting; and in the absence from any such meeting of the Secretary and all the Assistant Secretaries, the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 6.10    Place of Meetings. The Board may hold meetings, both regular and special, either within or without the State of Delaware.

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Section 6.11    Special Meetings; Notice. Special meetings of the Board may be called by either the Manager, the Chairman of the Board, the Chief Executive Officer or, upon a resolution adopted by the Board, by the Secretary (or other officer of the Company if the Secretary is unavailable) on twenty-four (24) hours’ notice to each Director, either personally or by telephone or by mail, facsimile, wireless or other form of recorded or electronic communication, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate under the circumstances. Notice of any such meeting need not be given to any Director, however, if waived by such Director in writing or by facsimile, wireless or other form of recorded or electronic communication, or if such Director shall be present at such meeting.

Section 6.12    Action Without Meeting. Any action required or permitted to be taken at any meeting by the Board or any committee thereof, as the case may be, may be taken without a meeting if a consent thereto is signed or transmitted electronically, as the case may be, by all members of the Board or of such committee, as the case may be, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or such committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 6.13    Conference Telephone Meetings. Members of the Board, or any committee thereof, may participate in a meeting of the Board or such committee by means of conference telephone or other communications equipment by means of which all Persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

Section 6.14    Quorum. At all meetings of the Board, a majority of the then total number of Directors in office shall constitute a quorum for the transaction of business. At all meetings of any committee of the Board, the presence of a majority of the total number of members of such committee (assuming no vacancies) shall constitute a quorum. The act of a majority of the Directors or committee members present at any meeting at which there is a quorum shall be the act of the Board or such committee, as the case may be. If a quorum shall not be present at any meeting of the Board or any committee, a majority of the Directors or members, as the case may be, present thereat may adjourn the meeting from time to time without further notice other than announcement at the meeting.

Section 6.15    Committees. The Manager may designate one (1) or more committees consisting of one (1) or more Directors of the Company, which, to the extent provided in such designation, shall have and may exercise, subject to the provisions of this Agreement, the powers and authority granted hereunder. Such committee or committees shall have such name or names as may be determined from time to time by the Manager. A majority of all the members of any such committee may determine its action and fix the time and place, if any, of its meetings and specify what notice thereof, if any, shall be given, unless the Manager shall otherwise provide. The Manager shall have power to change the members of any such committee at any time to fill vacancies, and to discharge any such committee, either with or without cause, at any time. The Secretary of the Company shall act as Secretary of any committee, unless otherwise provided by the Board or the Committee. From after the IPO Date, the Manager shall cause the Company to form, constitute and empower each of the Audit Committee and the Conflicts Committee, which shall have such powers and rights as the Manager shall set forth in its written resolution.

Section 6.16    Remuneration. Unless otherwise expressly provided by the Manager, none of the Directors shall, as such, receive any stated remuneration for such Director’s services; but the Manager may at any time and from time to time by resolution provide that a specified sum shall be paid to any Director, payable in cash or securities, either as such Director’s annual remuneration as Director or member of any special or standing committee of the Board or as remuneration for such Director’s attendance at each meeting of the Board or any such committee. The Manager may also provide that the Company shall reimburse each Director for any expenses paid by such Director on account of such Director’s attendance at any meeting. Nothing in this Section 6.16 shall be construed to preclude any Director from serving the Company in any other capacity and receiving remuneration therefor.

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Section 6.17    Reimbursement of the Manager.

(a)    Except as provided in this Section 6.17 and elsewhere in this Agreement, the Manager shall not be compensated for its services as manager or general partner of any Company Group Member.

(b)    The Manager shall be reimbursed on a monthly basis, or such other reasonable basis as the Manager may determine, in its sole discretion, for: (i) all direct and indirect expenses it incurs or payments it makes on behalf of the Company Group (including salary, bonus, incentive compensation and other amounts paid to any Person including Affiliates of the Manager to perform services for the Company Group or for the Manager in the discharge of its duties to the Company Group); and (ii) all other expenses allocable to the Company Group or otherwise incurred by the Manager in connection with operating the Company Group’s business (including expenses allocated to the Manager by its Affiliates). The Manager in its sole discretion shall determine the expenses that are allocable to the Company Group. Reimbursements pursuant to this Section 6.17 shall be in addition to any reimbursement to the Manager as a result of indemnification pursuant to Section 6.20.

(c)    The Manager may, in its sole discretion, without the approval of the other Members (who shall have no right to vote in respect thereof), propose and adopt on behalf of the Company Group equity benefit plans, programs and practices (including plans, programs and practices involving the issuance of Company securities or options, rights, warrants or appreciation rights relating to Company securities), or cause the Company to issue Company securities or options, rights, warrants or appreciation rights relating to Company securities in connection with, or pursuant to, any such equity benefit plan, program or practice or any equity benefit plan, program or practice maintained or sponsored by the Manager or any of its Affiliates in respect of services performed directly or indirectly for the benefit of the Company Group. The Company agrees to issue and sell to the Manager or any of its Affiliates any Company securities or options, rights, warrants or appreciation rights relating to Company securities that the Manager or such Affiliates are obligated to provide pursuant to any equity benefit plans, programs or practices maintained or sponsored by them. Expenses incurred by the Manager in connection with any such plans, programs and practices (including the net cost to the Manager or such Affiliates of Company securities or options, rights, warrants or appreciation rights relating to Company securities purchased by the Manager or such Affiliates from the Company to fulfill options or awards under such plans, programs and practices) shall be reimbursed in accordance with Section 6.17(b).

Section 6.18    Outside Activities.

(a)    The Manager, for so long as it is a manager of the Company: (i) agrees that its sole business will be to act as a manager, managing member or general partner, and to undertake activities that are ancillary or related thereto, of (x) the Company and any other limited liability company or partnership of which the Company is, directly or indirectly, a member or partner, or (y) any member of the Apollo Group; and (ii) shall not engage in any business or activity or incur any debts or liabilities except in connection with or incidental to: (A) its performance as manager, managing member or general partner of one or more Company Group Members or manager, managing member or general partner of one or more members of the Apollo Group; or (B) the acquiring, owning or disposing of debt or equity securities in any Company Group Member or member of the Apollo Group.

(b)    Except insofar as the Manager is specifically restricted by Section 6.18(a), each Indemnified Person shall have the right to engage in businesses of every type and description and other activities for profit and to engage in and possess an interest in other business ventures of any and every type or description, whether in businesses engaged in or anticipated to be engaged in by any Company Group Member, independently or with others, including business interests and activities in direct competition with the business and activities of any Company Group Member, and none of the same shall constitute a breach of this Agreement or any duty otherwise existing at law, in equity or otherwise to any Company Group Member or any Member or Record Holder. None of any Company Group Member, any Member or any other Person shall have any rights by virtue of this Agreement or the relationship established hereby in any business ventures of any Indemnified Person.

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(c)    Subject to the terms of Section 6.18(a) and (b), and subject to any agreement between the Manager or the Company and any Indemnified Person, but otherwise notwithstanding anything to the contrary herein: (i) the engaging in competitive activities by any Indemnified Person (other than the Manager) in accordance with the provisions of this Section 6.18 is hereby approved by the Company and all the Members; (ii) it shall be deemed not to be a breach of the Manager’s or any other Indemnified Person’s duties or any other obligation of any type whatsoever of the Manager or any other Indemnified Person for the Indemnified Person (other than the Manager) to engage in such business interests and activities in preference to or to the exclusion of any Company Group Member; (iii) the Manager and the Indemnified Persons shall have no obligation hereunder or as a result of any duty otherwise existing at law, in equity or otherwise to present business opportunities to any Company Group Member; and (iv) the doctrine of “corporate opportunity” or other analogous doctrine shall not apply to any such Indemnified Person.

(d)    The Manager may cause the Company or any other Company Group Member to purchase or otherwise acquire Company securities or options, rights, warrants or appreciation rights relating to Company securities. Affiliates of the Manager may acquire Shares or other Company securities or options, rights, warrants or appreciation rights relating to Company securities and, except as otherwise expressly provided in this Agreement, shall be entitled to exercise all rights of the Manager or a Member, as applicable, relating to such Shares or Company securities or options, rights, warrants or appreciation rights relating to Company securities.

Section 6.19    Loans from the Manager; Loans or Contributions from the Company; Contracts with Affiliates; Certain Restrictions on the Manager.

(a)    Affiliates of the Manager may, but shall be under no obligation to, lend to any Company Group Member, and any Company Group Member may borrow from Affiliates of the Manager, funds needed or desired by the Company Group Member for such periods of time and in such amounts as the Manager may determine, in each case on terms that are fair and reasonable to the Company; provided, however, that the requirements of this Section 6.19 conclusively shall be deemed satisfied and not a breach of any duty hereunder or existing at law, in equity or otherwise as to any transaction: (i) approved by Special Approval; (ii) the terms of which are no less favorable to the Company than those generally being provided to or available from unrelated third parties; or (iii) that is fair and reasonable to the Company, taking into account the totality of the relationships between the parties involved (including other transactions that may be or have been particularly favorable or advantageous to the Company).

(b)    Any Company Group Member may lend or contribute to any other Company Group Member, and any Company Group Member may borrow from any other Company Group Member, funds on terms and conditions determined by the Manager. The foregoing authority shall be exercised by the Manager in its sole discretion and shall not create any right or benefit in favor of any Company Group Member or any other Person.

(c)    Affiliates of the Manager may render services to a Company Group Member or to the Manager in the discharge of its duties as manager of the Company. Any services rendered to a Company Group Member by an Affiliate of the Manager shall be on terms that are fair and reasonable to the Company; provided, however, that the requirements of this Section 6.19(c) conclusively shall be deemed satisfied and not a breach of any duty hereunder or existing at law, in equity or otherwise as to any transaction: (i) approved by Special Approval; (ii) the terms of which are no less favorable to the Company than those generally being provided to or available from unrelated third parties; or (iii) that is fair and reasonable to the Company, taking into account the totality of the relationships between the parties involved (including other transactions that may be or have been particularly favorable or advantageous to the Company). The provisions of Section 6.17 shall apply to the rendering of services described in this Section 6.19(c).

(d)    The Manager or any of its Affiliates may Transfer any property to, or purchase any property from, the Company, directly or indirectly, pursuant to transactions that are fair and reasonable to the Company; provided, however that the requirements of this Section 6.19(d) conclusively shall be deemed to be satisfied

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and not a breach of any duty hereunder or existing at law, in equity or otherwise as to: (i) the transactions described in or contemplated by any Registration Statement; (ii) any transaction approved by Special Approval; (iii) any transaction, the terms of which are no less favorable to the Company than those generally being provided to or available from unrelated third parties; or (iv) any transaction that is fair and reasonable to the Company, taking into account the totality of the relationships between the parties involved (including other transactions that may be or have been particularly favorable or advantageous to the Company). With respect to any contribution of assets to the Company in exchange for Company securities or options, rights, warrants or appreciation rights relating to Company securities, the Conflicts Committee (if utilized), in determining whether the appropriate number of Company securities or options, rights, warrants or appreciation rights relating to Company securities are being issued, may take into account, among other things, the fair market value of the assets, the liquidated and contingent liabilities assumed, the tax basis in the assets, the extent to which tax-only allocations to the transferor will protect the existing partners of the Company against a low tax basis, and such other factors as the Conflicts Committee deems relevant under the circumstances.

Section 6.20    Indemnification.

(a)    To the fullest extent permitted by Applicable Law but subject to the limitations expressly provided in this Agreement, all Indemnified Persons shall be indemnified and held harmless by the Company from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all threatened, pending or completed claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, and whether formal or informal and including appeals, in which any Indemnified Person may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as an Indemnified Person whether arising from acts or omissions to act occurring before or after the date of this Agreement; provided, however, that the Indemnified Person shall not be indemnified and held harmless if there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which the Indemnified Person is seeking indemnification pursuant to this Section 6.20, the Indemnified Person acted in bad faith or engaged in fraud or willful misconduct. Notwithstanding the preceding sentence, except as otherwise provided in Section 6.20(k), the Company shall be required to indemnify a Person described in such sentence in connection with any action, suit or proceeding (or part thereof) commenced by such Person only if the commencement of such action, suit or proceeding (or part thereof) by such Person was authorized by the Manager in its sole discretion.

(b)    To the fullest extent permitted by Applicable Law, expenses (including legal fees and expenses) incurred by an Indemnified Person in appearing at, participating in or defending any indemnifiable claim, demand, action, suit or proceeding pursuant to Section 6.20(a) shall, from time to time, be advanced by the Company prior to a final and non-appealable determination that the Indemnified Person is not entitled to be indemnified upon receipt by the Company of an undertaking by or on behalf of the Indemnified Peron to repay such amount if it ultimately shall be determined that the Indemnified Person is not entitled to be indemnified pursuant to this Section 6.20. Notwithstanding the immediately preceding sentence, except as otherwise provided in Section 6.20(k), the Company shall be required to indemnify an Indemnified Person pursuant to the immediately preceding sentence in connection with any action, suit or proceeding (or part thereof) commenced by such Person only if the commencement of such action, suit or proceeding (or part thereof) by such Person was authorized by the Manager in its sole discretion.

(c)    The indemnification provided by this Section 6.20 shall be in addition to any other rights to which an Indemnified Person may be entitled under this or any other agreement, pursuant to a vote of a majority of disinterested Directors with respect to such matter, as a matter of law, in equity or otherwise, both as to actions in the Indemnified Person’s capacity as an Indemnified Person and as to actions in any other capacity (including any capacity under the Underwriting Agreement), and shall continue as to an Indemnified Person who has ceased to serve in such capacity.

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(d)    The Company may purchase and maintain (or reimburse the Manager or its Affiliates for the cost of) insurance, on behalf of the Manager, its Affiliates, any other Indemnified Person and such other Persons as the Manager shall determine in its sole discretion, against any liability that may be asserted against, or expense that may be incurred by, such Person in connection with the Company’s activities or any such Person’s activities on behalf of the Company, regardless of whether the Company would have the power to indemnify such Person against such liability under the provisions of this Agreement.

(e)    For purposes of this Section 6.20: (i) the Company shall be deemed to have requested an Indemnified Person to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Company also imposes duties on, or otherwise involves services by, such Indemnified Person to the plan or participants or beneficiaries of the plan; (ii) excise taxes assessed on an Indemnified Person with respect to an employee benefit plan pursuant to Applicable Law shall constitute “fines” within the meaning of Section 6.20(a); and (iii) any action taken or omitted by an Indemnified Person with respect to any employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the best interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose that is in the best interests of the Company.

(f)    Any indemnification pursuant to this Section 6.20 shall be made only out of the assets of the Company. In no event may an Indemnified Person subject the Members to personal liability by reason of the indemnification provisions set forth in this Agreement.

(g)    An Indemnified Person shall not be denied indemnification in whole or in part under this Section 6.20 because the Indemnified Person had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

(h)    The provisions of this Section 6.20 are for the benefit of the Indemnified Persons and their heirs, successors, assigns, executors and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

(i)    The Manager and each Director and officer shall, in the performance of his, her or its duties, be fully protected in relying in good faith upon the records of the Company and on such information, opinions, reports or statements presented to the Company by any of the officers, directors or employees of the Company or any other Company Group Member, or committees of the Board, or by any other Person (including legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by it) as to matters the Director or the Manager, as the case may be, reasonably believes are within such other Person’s professional or expert competence.

(j)    No amendment, modification or repeal of this Section 6.20 or any provision hereof shall in any manner terminate, reduce or impair the right of any past, present or future Indemnified Person to be indemnified by the Company, nor the obligations of the Company to indemnify any such Indemnified Person under and in accordance with the provisions of this Section 6.20 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or-in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

(k)    If a claim for indemnification (following the final disposition of the action, suit or proceeding for which indemnification is being sought) or advancement of expenses under this Section 6.20 is not paid in full within thirty (30) days after a written claim therefor by any Indemnified Person has been received by the Company, such Indemnified Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expenses of prosecuting such claim, including reasonable attorneys’ fees.

(l)    This Section 6.20 shall not limit the right of the Company, to the extent and in the manner permitted by Applicable Law, to indemnify and to advance expenses to, and purchase and maintain insurance on behalf of Persons other than Indemnified Persons.

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Section 6.21    Liability of Indemnified Persons.

(a)    Notwithstanding anything otherwise to the contrary herein, no Indemnified Person shall be liable to the Company, the Members, in their capacity as such, or any other Persons who have acquired interests in the Company securities, for any losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising as a result of any act or omission of an Indemnified Person, or for any breach of contract (including breach of this Agreement) or any breach of duties (including breach of fiduciary duties) whether arising hereunder, at law, in equity or otherwise, unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter in question, the Indemnified Person acted in bad faith or engaged in fraud or willful misconduct.

(b)    Any amendment, modification or repeal of this Section 6.21 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the liability of the Indemnified Persons under this Section 6.21 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted, and provided such Person became an Indemnified Person hereunder prior to such amendment, modification or repeal.

Section 6.22    Resolution of Conflicts of Interest; Standards of Conduct and Modification of Duties.

(a)    Unless otherwise expressly provided in this Agreement, whenever a potential conflict of interest exists or arises between the Manager, one or more Directors or its or their respective Affiliates, on the one hand, and the Company, any Company Group Member or any Member, on the other hand, any resolution or course of action by the Manager or its Affiliates in respect of such conflict of interest shall be permitted and deemed approved by all Members, and shall not constitute a breach of this Agreement, of any agreement contemplated herein, or of any duty stated or implied by law or equity, including any fiduciary duty, if the resolution or course of action in respect of such conflict of interest is: (i) approved by Special Approval; (ii) on terms no less favorable to the Company, Company Group Member or Member, as applicable, than those generally being provided to or available from unrelated third parties; or (iii) fair and reasonable to the Company taking into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to the Company).

The Manager shall be authorized but not required in connection with its resolution of such conflict of interest to seek Special Approval of such resolution, and the Manager may also adopt a resolution or course of action that has not received Special Approval. Failure to seek Special Approval shall not be deemed to indicate that a conflict of interest exists or that Special Approval could not have been obtained. If Special Approval is not sought and the Manager determines that the resolution or course of action taken with respect to a conflict of interest satisfies either of the standards set forth in clauses (ii) or (iii) of this Section 6.22(a), then it shall be presumed that, in making its decision, the Manager acted in good faith, and in any proceeding brought by or on behalf of the Company, any Member or any other Person challenging such approval, the Person bringing or prosecuting such proceeding shall have the burden of overcoming such presumption. Notwithstanding anything otherwise to the contrary herein or any duty otherwise existing in law, equity, or otherwise, the existence of the conflicts of interest described in any Registration Statement are hereby approved by all Members and shall not constitute a breach of this Agreement or of any duty otherwise existing at law, in equity or otherwise.

(b)    The Members hereby authorize the Manager, on behalf of the Company as a partner or member of a Company Group Member, to approve of actions by the directors, general partner, managers or managing member of such Company Group Member similar to those actions permitted to be taken by the Manager pursuant to this Section 6.22.

(c)    Notwithstanding anything otherwise to the contrary herein or any Applicable Law, whenever in this Agreement or any other agreement contemplated hereby or otherwise, the Manager, in its capacity as the manager of the Company, is permitted to or required to make a decision in its “sole discretion” or

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“discretion” or that it deems “necessary or appropriate” or “necessary or advisable” or under a grant of similar authority or latitude, then the Manager, or any of its Affiliates that cause it to make any such decision, shall, to the fullest extent permitted by Applicable Law, make such decision in its sole discretion (regardless of whether there is a reference to “sole discretion” or “discretion”), and shall be entitled to consider only such interests and factors as it desires, including its own interests, and shall have no duty or obligation (fiduciary or otherwise) to give any consideration to any interest of or factors affecting the Company or the Members, and shall not be subject to any other or different standards imposed by this Agreement, any other agreement contemplated hereby, under the Delaware Act or under any other Applicable Law or in equity. Whenever in this Agreement or any other agreement contemplated hereby or otherwise the Manager is permitted to or required to make a decision in its “good faith” then for purposes of this Agreement, the Manager, or any of its Affiliates that cause it to make any such decision, shall be conclusively presumed to be acting in good faith if such Person or Persons subjectively believe(s) that the decision made or not made is in or not opposed to the best interests of the Company.

(d)    Notwithstanding anything otherwise to the contrary herein, the Manager and its Affiliates shall have no duty or obligation, express or implied, to: (i) sell or otherwise dispose of any asset of the Company Group; or (ii) permit any Company Group Member to use any facilities or assets of the Manager and its Affiliates, except as may be provided in contracts entered into from time to time specifically dealing with such use. Any determination by the Manager or any of its Affiliates to enter into such contracts shall be in such Person’s sole discretion.

(e)    Except as expressly set forth in this Agreement, to the fullest extent permitted by Applicable Law, neither the Manager nor any other Indemnified Person shall have any duties or liabilities, including fiduciary duties, to the Company, any Member or any other Person bound by this Agreement, and the provisions of this Agreement, to the extent that they restrict or otherwise modify or eliminate the duties and liabilities, including fiduciary duties, of the Manager or any other Indemnified Person otherwise existing at law or in equity, are agreed by the Members to replace such other duties and liabilities of the Manager or such other Indemnified Person.

(f)    The Members expressly acknowledge that the Manager is under no obligation to consider the separate interests of the Members (including, without limitation, the tax consequences to Members) in deciding whether to cause the Company to take (or decline to take) any actions, and that the Manager shall not be liable for monetary damages for losses sustained, liabilities incurred or benefits not derived by Members in connection with such decisions.

Section 6.23    Other Matters Concerning the Manager.

(a)    The Manager may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

(b)    The Manager shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers or any duly appointed attorney or attorneys-in-fact, and the Manager shall not be responsible for the misconduct or negligence on the part of any such officer or attorney. Subject to the immediately preceding sentence, each such attorney shall, to the extent provided by the Manager in the power of attorney, have full power and authority to do and perform each and every act and duty that is permitted or required to be done by the Manager hereunder.

Section 6.24    Reliance by Third Parties. Notwithstanding anything otherwise to the contrary herein, any Person dealing with the Company shall be entitled to assume that the Manager, its representatives and any officer of the Company authorized by the Manager to act on behalf of and in the name of the Company has full power and authority to encumber, sell or otherwise use in any manner any and all assets of the Company and to enter into any authorized contracts on behalf of the Company, and such Person shall be entitled to deal with the

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Manager, any such representative or any such officer as if it were the Company’s sole party in interest, both legally and beneficially. Each Member hereby waives any and all defenses or other remedies that may be available against such Person to contest, negate or disaffirm any action of the Manager, any such representative or any such officer in connection with any such dealing. In no event shall any Person dealing with the Manager or any such officer or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the Manager or any such officer or its representatives. Each and every certificate, document or other instrument executed on behalf of the Company by the Manager or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that: (i) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect; (ii) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Company; and (iii) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Company.

ARTICLE VII

BOOKS; RECORDS; ACCOUNTING AND REPORTS

Section 7.1    Records and Accounting. The Manager shall keep or cause to be kept at the principal office of the Company appropriate books and records with respect to the Company’s business, including all books and records necessary to provide to the Members any information required to be provided pursuant to this Agreement. Any books and records maintained by or on behalf of the Company in the regular course of its business, including the record of the Members, books of account and records of Company proceedings, may be kept on, or be in the form of, computer disks, hard drives, punch cards, magnetic tape, photographs, micrographics or any other information storage device; provided, that the books and records so maintained are convertible into clearly legible written form within a reasonable period of time. The books of the Company shall be maintained, for financial reporting purposes, on an accrual basis in accordance with U.S. generally accepted accounting principles.

Section 7.2    Fiscal Year. The fiscal year for tax and financial reporting purposes of the Company shall be a calendar year ending December 31 unless otherwise required by the Code or permitted by Applicable Law.

Section 7.3    Reports.

(a)    As soon as practicable, but in no event later than 120 days after the close of each fiscal year of the Company, the Manager shall cause to be mailed or made available to each Record Holder, as of a date selected by the Manager, an annual report containing financial statements of the Company for such fiscal year of the Company, presented in accordance with U.S. generally accepted accounting principles, including a balance sheet and statements of operations, equity and cash flows, such statements to be audited by a registered public accounting firm selected by the Manager.

(b)    As soon as practicable, but in no event later than 90 days after the close of each Quarter except the last Quarter of each fiscal year, the Manager shall cause to be mailed or made available to each Record Holder, as of a date selected by the Manager in its sole discretion, a report containing unaudited financial statements of the Company and such other information as may be required by Applicable Law or any National Securities Exchange on which the Shares are listed for trading, or as the Manager determines to be necessary.

(c)    The Manager shall be deemed to have made a report available to each Record Holder as required by this Section 7.3 if it has either: (i) filed such report with the SEC via its Electronic Data Gathering, Analysis and Retrieval system and such report is publicly available on such system; or (ii) made such report available on any publicly available website maintained by the Company.

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ARTICLE VIII

TAX MATTERS

Section 8.1    Tax Returns and Information. The Company shall timely file all returns of the Company that are required for federal, state and local income tax purposes on the basis of the accrual method and its fiscal year. The Company shall use reasonable efforts to furnish to all Members necessary tax information as promptly as possible after the end of the fiscal year of the Company; provided, however, that delivery of such tax information may be subject to delay as a result of the late receipt of any necessary tax information from an entity in which the Company or any Company Group Member holds an interest. Each Member shall be required to report for all tax purposes consistently with such information provided by the Company.

Section 8.2    Tax Elections.

(a)    The Manager shall determine whether to make or refrain from making the election provided for in Section 754 of the Code, and any and all other elections permitted by the tax laws of the U.S., the several states and other relevant jurisdictions, in its sole discretion. Notwithstanding anything otherwise to the contrary herein, for the purposes of computing the adjustments under Section 743(b) of the Code, the Manager shall be authorized (but not required) to adopt a convention whereby the price paid by a transferee of a Share will be deemed to be the lowest quoted closing price of the Shares on any National Securities Exchange on which such Shares are traded during the calendar month in which such Transfer occurs as is deemed to occur pursuant to this Agreement without regard to the actual price paid by such transferee.

(b)    Except as otherwise provided herein, the Manager shall determine whether the Company should make any other elections permitted by the Code.

Section 8.3    Tax Controversies. The Manager (or such other person as required by applicable law) shall be the Tax Matters Partner. The Manager is authorized and required to represent the Company (at the Company’s expense) in connection with all examinations of the Company’s affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Company funds for professional services and costs associated therewith. Each Member agrees to cooperate with the Manager and to do or refrain from doing any or all things reasonably required by the Manager to conduct such proceedings. The Company shall give the Manager any required power of attorney to satisfy the intent of this Section 8.3.

Section 8.4    Withholding. Notwithstanding anything otherwise to the contrary herein, the Manager is authorized to take any action that may be required to cause the Company and other Company Group Members to comply with any withholding requirements established under the Code or any other Applicable Law including pursuant to Sections 1441, 1442, 1445 and 1446 of the Code. To the extent that the Company is required or elects to withhold and pay over to any taxing authority any amount resulting from the allocation or distribution of income to any Member (including by reason of Section 1446 of the Code), the Manager may treat the amount withheld as a distribution of cash pursuant to Sections 5.2 or 9.3 in the amount of such withholding from such Member.

Section 8.5    Class B Common Shares. For federal (and applicable state) income tax purposes, no Class B Common Shares shall be treated as outstanding limited liability company membership interests and holders that own only Class B Common Shares shall not be treated as Members.

Section 8.6    Tax Receivable Agreement. In the event the Company is taxed as a corporation for US federal income tax purposes, the Company will enter, and will cause APO LLC, Apollo Principal I, Apollo Principal III, and any other flow-through entity the Issuer owns interests in, to enter, into a tax receivable agreement substantially in the same form as the Tax Receivable Agreement.

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ARTICLE IX

DISSOLUTION AND LIQUIDATION

Section 9.1    Dissolution. The Company shall not be dissolved by the admission of Substitute Members or additional Members following the date hereof. The Company shall dissolve, and its affairs shall be wound up, upon:

(a)    an election to dissolve the Company by the Manager that is approved by the Members holding a majority of the Voting Power of the Company;

(b)    the sale, exchange or other disposition of all or substantially all of the assets and properties of the Company;

(c)    the entry of a decree of judicial dissolution of the Company pursuant to the provisions of the Delaware Act; or

(d)    at any time that there are no Members of the Company, unless the business of the Company is continued in accordance with the Delaware Act.

Section 9.2    Liquidator.

(a)    Upon dissolution of the Company, the Manager shall select one or more Persons to act as Liquidator (which may be the Manager). The Liquidator (if other than the Manager) shall be entitled to receive such compensation for its services as may be approved by the Manager. The Liquidator (if other than the Manager) shall agree not to resign at any time without 15 days’ prior notice and may be removed at any time, with or without cause, by notice of removal approved by the Manager.

(b)    Upon dissolution, death, incapacity, removal or resignation of the Liquidator, a successor and substitute Liquidator (who shall have and succeed to all rights, powers and duties of the original Liquidator) shall within 30 days thereafter be appointed by the Manager. The right to approve a successor or substitute Liquidator in the manner provided herein shall be deemed to refer also to any such successor or substitute Liquidator approved in the manner herein provided. Except as expressly provided in this Article IX, the Liquidator approved in the manner provided herein shall have and may exercise, without further authorization or consent of any of the parties hereto, all of the powers conferred upon the Manager under the terms of this Agreement (but subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers) necessary or appropriate to carry out the duties and functions of the Liquidator hereunder for and during the period of time required to complete the winding up and liquidation of the Company as provided for herein.

Section 9.3    Liquidation. The Liquidator shall proceed to dispose of the assets of the Company, discharge its liabilities, and otherwise wind up its affairs in such manner and over such period as determined by the Liquidator, subject to Section 18-804 of the Delaware Act and the following:

(a)    Subject to Section 9.3(c) the assets may be disposed of by public or private sale or by distribution in kind to one or more Members on such terms as the Liquidator and such Member or Members may agree. The Liquidator may defer liquidation or distribution of the Company’s assets for a reasonable time if it determines that an immediate sale or distribution of all or some of the Company’s assets would be impractical or would cause undue loss to the Members. The Liquidator may distribute the Company’s assets, in whole or in part, in kind if it determines that a sale would be impractical or would cause undue loss to the Members. If any property is distributed in kind, the Member receiving the property shall be deemed for purposes of Section 9.3(c) to have received cash equal to its fair market value; and contemporaneously therewith, appropriate cash distributions must be made to the other Members. Notwithstanding anything otherwise to the contrary herein, the Members understand and acknowledge that a Member may be compelled to accept a distribution of any asset in kind from the Company despite the fact that the percentage of the asset distributed to such Member exceeds the percentage of that asset which is equal to the percentage in which such Member shares in distributions from the Company.

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(b)    Liabilities of the Company include amounts owed to the Liquidator as compensation for serving in such capacity (subject to the terms of Section 9.2) and amounts to Members otherwise than in respect of their distribution rights under Article V. With respect to any liability that is contingent, conditional or unmatured or is otherwise not yet due and payable, the Liquidator shall either settle such claim for such amount as it thinks appropriate or establish a reserve of cash or other assets to provide for its payment. When paid, any unused portion of the reserve shall be applied to other liabilities or distributed as additional liquidation proceeds.

(c)    Upon dissolution and liquidation of the Company pursuant to Article IX, all property and all cash in excess of that required to discharge liabilities as provided in Section 9.3(b) shall be distributed to the Members pro rata in accordance with their respective Percentage Interests, and shall also take into consideration any liquidation preference that the Noteholders are entitled to receive under the Strategic Agreement.

Section 9.4    Cancellation of Certificate of Formation. Upon the completion of the distribution of Company cash and property as provided in Section 9.3 in connection with the liquidation of the Company, the Certificate of Formation and all qualifications of the Company as a foreign limited liability company in jurisdictions other than the State of Delaware shall be canceled and such other actions as may be necessary to terminate the Company shall be taken.

Section 9.5    Return of Contributions. The Manager, the Members and the officers of the Company will not be personally liable for, or have any obligation to contribute or loan any monies or property to the Company to enable it to effectuate, the return of the Capital Contributions of the Members, or any portion thereof, it being expressly understood that any such return shall be made solely from Company assets.

Section 9.6    Waiver of Partition. To the maximum extent permitted by Applicable Law, each Member hereby waives any right to partition of the Company property.

ARTICLE X

AMENDMENT OF AGREEMENT

Section 10.1    Amendments to be Adopted Solely by the Manager. Each Member agrees that the Manager, without the approval of any Member, the Board or any other Person, may amend any provision of this Agreement and execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith, to reflect:

(a)    a change in the name of the Company, the location of the principal place of business of the Company, the registered agent of the Company or the registered office of the Company;

(b)    the admission, substitution, withdrawal or removal of Members in accordance with this Agreement;

(c)    a change that the Manager determines in its sole discretion to be necessary or appropriate to qualify or continue the qualification of the Company as a limited liability company or a company in which the Members have limited liability under the laws of any state or other jurisdiction or to ensure that the Company Group Members will not be treated as associations taxable as corporations or otherwise taxed as entities for U.S. federal income tax purposes;

(d)    a change that the Manager determines in its sole discretion to be necessary or appropriate to address changes in U.S. federal income tax regulations, legislation or interpretation;

(e)    a change that the Manager determines in its sole discretion: (i) does not adversely affect the Members considered as a whole (including any particular class of Shares as compared to other classes of Shares, treating the Common Shares as a separate class for this purpose) in any material respect; (ii) to be

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necessary, desirable or appropriate to: (A) satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any U.S. federal or state or non-U.S. agency or judicial authority or contained in any U.S. federal or state or non-U.S. statute (including the Delaware Act); or (B) facilitate the trading of the Shares (including the division of any class or classes of Shares into different classes to facilitate uniformity of tax consequences within such classes of Shares) or comply with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Shares are or will be listed; (iii) to be necessary or appropriate in connection with action taken by the Manager pursuant to Section 4.2; or (iv) is required to effect the intent expressed in any Registration Statement or the intent of the provisions of this Agreement or is otherwise contemplated by this Agreement;

(f)    a change in the fiscal year or taxable year of the Company and any other changes that the Manager determines to be necessary or appropriate as a result of a change in the fiscal year or taxable year of the Company including, if the Manager shall so determine in its sole discretion, a change in the definition of “Quarter” and the dates on which distributions are to be made by the Company;

(g)    an amendment that the Manager determines is necessary or appropriate based on advice of counsel, to prevent the Company, or the Manager or its partners, officers, trustees, representatives or agents (as applicable) from having a material risk of being in any manner subjected to the provisions of the Investment Company Act, the U.S. Investment Advisers Act of 1940, as amended, or “plan asset” regulations adopted under the U.S. Employee Retirement Income Security Act of 1974, as amended, regardless of whether such are substantially similar to plan asset regulations currently applied or proposed by the United States Department of Labor;

(h)    an amendment that the Manager determines in its sole discretion to be necessary, desirable or appropriate in connection with the creation, authorization or issuance of any class or series of Company securities or options, rights, warrants or appreciation rights relating to Shares;

(i)    any amendment expressly permitted in this Agreement to be made by the Manager acting alone;

(j)    an amendment effected, necessitated or contemplated by a Merger Agreement approved in accordance with Section 11.3;

(k)    an amendment that the Manager determines in its sole discretion to be necessary or appropriate to reflect and account for the formation by the Company of, or investment by the Company in, any corporation, partnership, joint venture, limited liability company or other entity, in connection with the conduct by the Company of activities permitted by the terms of Section 2.5 or Section 6.1;

(l)     a merger, conversion or conveyance pursuant to Section 11.3(d), including any amendment permitted pursuant to Section 11.5; or

(m)     any other amendments substantially similar to the foregoing.

Section 10.2     Amendment Procedures. Except as provided in Section 3.2, Section 10.1, Section 10.3 and Section 11.5, all amendments to this Agreement shall be made in accordance with the following requirements. Amendments to this Agreement may be proposed only by the Manager; provided however, that, to the fullest extent permitted by Applicable Law, the Manager shall have no duty or obligation to propose any amendment to this Agreement and may decline to do so free of any duty (including any fiduciary duty) or obligation whatsoever to the Company or any Member or other Person bound by this Agreement and, in declining to propose an amendment, to the fullest extent permitted by Applicable Law, shall not be required to act in good faith or pursuant to any other standard imposed by this Agreement, any other agreement contemplated hereby or under the Delaware Act or any other Applicable Law or at equity. A proposed amendment shall be effective upon its approval by the Manager and the Members holding a majority of the Voting Power of the Company unless a greater or different percentage is required under this Agreement or by Delaware law. Each proposed amendment that requires the approval of the holders of a specified percentage of the Voting Power of the Company shall be set forth in a writing that contains the text of the proposed amendment. If such an amendment is proposed, the Manager shall seek the written approval of the requisite percentage of the Voting Power of the Company or call a

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meeting of the Members to consider and vote on such proposed amendment, in each case in accordance with the other provisions of this Article X. The Manager shall notify all Record Holders upon final adoption of any such proposed amendments.

Section 10.3     Amendment Requirements.

(a)    Notwithstanding the provisions of Section 10.1, Section 10.2 and Section 11.5, no provision of this Agreement that requires the vote or consent of Members holding, or holders of, a percentage of the Voting Power of the Company (including the Voting Power in respect of Voting Shares deemed owned by the Manager and its Affiliates) required to take any action shall be amended, altered, changed, repealed or rescinded in any respect that would have the effect of reducing such voting percentage unless such amendment is approved by the written consent or the affirmative vote of Members or holders of Voting Power of the Company whose aggregate Voting Power constitutes not less than the voting or consent requirement sought to be reduced.

(b)    Notwithstanding the provisions of Section 10.1 and Section 10.2, no amendment to this Agreement may: (i) enlarge the obligations of any a Member without his, her or its consent, unless such shall be deemed to have occurred as a result of an amendment approved pursuant to Section 10.3(c); or (ii) enlarge the obligations of, restrict in any way any action by or rights of, or reduce in any way the amounts distributable, reimbursable or otherwise payable to the Manager or any of its Affiliates without the Manager’s consent, which consent may be given or withheld in its sole discretion.

(c)     Except as provided in Section 10.1 and Section 11.3, any amendment that would have a material adverse effect on the rights or preferences of any class of Shares in relation to other classes of Shares must be approved by the holders of not less than a majority of the Outstanding Shares of the class affected.

(d)    Except as provided in Section 10.1 and subject to Section 12.7(c), this Section 10.3 shall only be amended with the approval of the Members holding of at least 90% of the Voting Power of the Company.

ARTICLE XI

MERGER, CONSOLIDATION OR CONVERSION

Section 11.1     Authority. The Company may merge or consolidate with one or more limited liability companies or “other business entities” as defined in Section 18-209 of the Delaware Act, or convert into any such entity, whether such entity is formed under the laws of the State of Delaware or any other state of the United States of America, pursuant to a written agreement of merger or consolidation (“Merger Agreement”) or a written plan of conversion (“Plan of Conversion”), as the case may be, in accordance with this Article XI.

Section 11.2     Procedure for Merger, Consolidation or Conversion. Merger, consolidation or conversion of the Company pursuant to this Article XI requires the prior approval of the Manager; provided, however, that to the fullest extent permitted by Applicable Law, the Manager shall have no duty or obligation to consent to any merger, consolidation or other business combination of the Company and, to the fullest extent permitted by Applicable Law, may decline to do so free of any duty (including any fiduciary duty) or obligation whatsoever to the Company, any Member or any other Person bound by this Agreement and, in declining to consent to a merger, consolidation or other business combination, shall not be required to act pursuant to any other standard imposed by this Agreement, any other agreement contemplated hereby or under the Delaware Act or any other Applicable Law.

(a)    If the Manager shall determine to consent to a merger or consolidation, the Manager shall approve the Merger Agreement, which shall set forth:

(i)     the names and jurisdictions of formation or organization of each of the business entities proposing to merge or consolidate;

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(ii)     the name and jurisdiction of formation or organization of the business entity that is to survive the proposed merger or consolidation (the “Surviving Business Entity”);

(iii)     the terms and conditions of the proposed merger or consolidation;

(iv)     the manner and basis of exchanging or converting the rights or securities of, or interests in, each constituent business entity for, or into, cash, property, rights, or securities of or interests in, the Surviving Business Entity; and if any rights or securities of, or interests in, any constituent business entity are not to be exchanged or converted solely for, or into, cash, property, rights, or securities of or interests in, the Surviving Business Entity, the cash, property, rights, or securities of or interests in, any limited liability company or other business entity which the holders of such rights, securities or interests are to receive, if any;

(v)     a statement of any changes in the constituent documents or the adoption of new constituent documents (the certificate of formation or limited liability company agreement, articles or certificate of incorporation, articles of trust, declaration of trust, certificate or agreement of limited partnership or other similar charter or governing document) of the Surviving Business Entity to be effected by such merger or consolidation;

(vi)     the effective time of the merger, which may be the date of the filing of the certificate of merger or a later date specified in or determinable in accordance with the Merger Agreement (provided, that if the effective time of the merger is to be later than the date of the filing of the certificate of merger, the effective time shall be fixed no later than the time of the filing of the certificate of merger or the time stated therein); and

(vii)     such other provisions with respect to the proposed merger or consolidation that the Manager determines to be necessary or appropriate.

(b)     If the Manager shall determine to consent to a conversion, the Manager may approve and adopt a Plan of Conversion containing such terms and conditions that the Manager determines to be necessary or appropriate.

Section 11.3     Approval by Members of Merger, Consolidation or Conversion or Sales of Substantially All of the Company’s Assets.

(a)    Except as provided in Section 11.3(d), the Manager, upon its approval of the Merger Agreement or Plan of Conversion, as the case may be, shall direct that the Merger Agreement or Plan of Conversion, as applicable, be submitted to a vote of Members, whether at an annual meeting or a special meeting, in either case, in accordance with the requirements of Article XII. A copy or a summary of the Merger Agreement or Plan of Conversion, as applicable, shall be included in or enclosed with the notice of meeting.

(b)    Except as provided in Section 11.3(d), the Merger Agreement or Plan of Conversion, as applicable, shall be approved upon receiving the affirmative vote or consent of the holders of a majority of the Voting Power of the Company.

(c)     Except as provided in Section 11.3(d), after such approval by vote or consent of the Members, and at any time prior to the filing of the certificate of merger or a certificate of conversion pursuant to Section 11.4, the merger, consolidation or conversion may be abandoned pursuant to provisions therefor, if any, set forth in the Merger Agreement or the Plan of Conversion, as the case may be.

(d)     Notwithstanding anything otherwise to the contrary herein, the Manager is permitted, without Member approval, to convert the Company into a new limited liability entity, or to merge the Company into, or convey all of the Company’s assets to, another limited liability entity, which shall be newly formed and shall have no assets, liabilities or operations at the time of such conversion, merger or conveyance other than those it receives from the Company if: (i) the Manager has received an Opinion of Counsel that the conversion, merger or conveyance, as the case may be, would not result in the loss of the limited liability of any Member or cause the Company to be treated as an association taxable as a corporation or otherwise to

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be taxed as an entity for federal income tax purposes (to the extent not previously treated as such); (ii) the sole purpose of such conversion, merger or conveyance is to effect a mere change in the legal form of the Company into another limited liability entity; and (iii) the governing instruments of the new entity provide the Members and the Manager with substantially the same rights and obligations as are herein contained.

(e)     No Member is entitled to dissenters’ rights of appraisal in the event of a merger, consolidation or conversion pursuant to this Article XI, a sale of all or substantially all of the assets of the Company or the Company’s Subsidiaries, or any other similar transaction or event.

(f)     The Manager may cause the Company to sell, exchange or otherwise dispose of all or substantially all of its assets, in one transaction or a series of related transactions, or approve on behalf of the Company any such sale, exchange or other disposition, or mortgage, pledge, hypothecate or grant a security interest in all or substantially all of the assets of the Company, in each case, without the approval of any Member.

(g)     Without the approval of any Member, the Manager may, at any time, cause the Company to implement a reorganization whereby a Delaware statutory trust (the “ERISA Trust”) would hold all Outstanding Class A Common Shares and the holder of each Class A Common Share would receive, in exchange for such Class A Common Shares, a common share of the Trust which would represent one undivided beneficial interest in the Trust, and each common share of the Trust would correspond to one underlying Class A Common Share; provided, however, that the Manager will not implement such a trust structure if, in its sole discretion, it determines that such reorganization would be taxable or otherwise alter the benefits or burdens of ownership of the Class A Common Shares, including altering a Member’s allocation of items of income, gain, loss, deduction or credit or the treatment of such items for U.S. federal income tax purposes. The Manager will also be required to implement the reorganization in such a manner that the reorganization does not have a material effect on the voting or economic rights of Class A Common Shares and Class B Common Shares.

(h)     Each merger, consolidation or conversion approved pursuant to this Article XI shall provide that all holders of Class A Common Shares shall be entitled to receive the same consideration pursuant to such transaction with respect to each of their Class A Common Shares.

Section 11.4     Certificate of Merger or Conversion. Upon the required approval by the Manager of a Merger Agreement or a Plan of Conversion, as the case may be, a certificate of merger or certificate of conversion, as applicable, shall be executed and filed with the Secretary of State of the State of Delaware in conformity with the requirements of the Delaware Act.

Section 11.5     Amendment of Agreement. Pursuant to Section 18-209(f) of the Delaware Act, an agreement of merger, consolidation or other business combination approved in accordance with this Article XI may:

(a)     effect any amendment to this Agreement; or

(b)     effect the adoption of a new limited liability company agreement for a limited liability company if it is the Surviving Business Entity.

Any such amendment or adoption made pursuant to this Section 11.5 shall be effective at the effective time or date of the merger, consolidation or other business combination.

Section 11.6     Effect of Merger.

(a)     At the effective time of the certificate of merger, consolidation or similar certificate:

(i)     all of the rights, privileges and powers of each of the business entities that has merged or consolidated, and all property, real, personal and mixed, and all debts due to any of those business entities shall be vested in the Surviving Business Entity and after the merger or consolidation shall be the property of the Surviving Business Entity and all other things and causes of action belonging to

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each of those business entities, shall be vested in the Surviving Business Entity to the extent they were of each constituent business entity;

(ii)     the title to any real property vested by deed or otherwise in any of those constituent business entities shall not revert and is not in any way impaired because of the merger or consolidation;

(iii)     all rights of creditors and all liens on or security interests in property of any of those constituent business entities shall be preserved unimpaired; and

(iv)     all debts, liabilities and duties of those constituent business entities shall attach to the Surviving Business Entity and may be enforced against it to the same extent as if the debts, liabilities and duties had been incurred or contracted by it.

(b)     It is the intent of the parties hereto that a merger or consolidation effected pursuant to this Article XI shall not be deemed to result in a Transfer or assignment of assets or liabilities from one entity to another.

Section 11.7    Corporate Treatment; Change of Law.

(a)     In the event that the Manager determines the Company should seek relief pursuant to Section 7704(e) of the Code to preserve the status of the Company as a partnership for U.S. federal (and applicable state) income tax purposes, the Company and each Member shall agree to adjustments required by the tax authorities, and the Company shall pay such amounts as required by the tax authorities, to preserve the status of the Company as a partnership for tax purposes.

(b)     If there is a change in the Code or other applicable tax law that causes the Company to be taxable as an association or a corporation, or otherwise imposes taxes with respect to the earnings of the Company or its Subsidiaries, directly or indirectly, on the Company, its Subsidiaries or its Members in a way that is materially different from the way in which such taxes are imposed as of the date hereof, then the Manager may take such measures as it determines, in consultation with tax counsel, are necessary or advisable to optimize the Company’s tax structure, including causing the Company to be taxed as a corporation.

ARTICLE XII

MEMBER MEETINGS.

Section 12.1     Member Meetings.

(a)     All acts of Members (other than the Manager) to be taken hereunder shall be taken in the manner provided in this Article XII. The Manager may, in its sole discretion, call meetings of the Members for the transaction of such business, at such time and place as the Manager shall specify.

(b)     A failure to hold a meeting of the Members at a designated time shall not affect otherwise valid acts of the Company or work a forfeiture or dissolution of the Company.

(c)     In the event that the Apollo Group Beneficially Owns less than 10% of the Voting Power of the Company and the annual meeting for election of Directors is not held on the date designated therefor, the Directors shall cause the meeting to be held as soon as is convenient. If there is a failure to hold the annual meeting for a period of 30 days after the date designated for the annual meeting, or if no date has been designated, for a period of 13 months after the latest to occur of the date of this Agreement or its last annual meeting, it is the intent of the parties that no annual meeting be held for that year. In such situations, the Manager will provide notice to all Members entitled to vote in the election of Directors as to the manner in which the election shall be conducted and the procedure that such Member must comply with in order to vote in the election of Directors.

(d)     In the event that the Apollo Group Beneficially Owns less than 10% of the Voting Power of the Company, all elections of Directors will be by written ballots; if authorized by the Board, such requirement

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of a written ballot shall be satisfied by a ballot submitted by electronic transmission, provided that any such electronic transmission must either set forth or be submitted with information from which it can be reasonably determined that the electronic transmission was authorized by the Member or proxyholder.

(e)    Special meetings of the Members may only be called by either the Manager or the holders of a majority of the Voting Power of the Company.

Section 12.2    Notice of Meetings of Members.

(a)    Notice, stating the place, day and hour of any annual or special meeting of the Members, as determined by the Manager, and: (i) in the case of a special meeting of the Members, the purpose or purposes for which the meeting is called; or (ii) in the case of an annual meeting, those matters that the Manager, at the time of giving the notice, intends to present for action by the Members, shall be delivered by the Company not less than 10 calendar days nor more than 60 calendar days before the date of the meeting, to each Record Holder who is entitled to vote at such meeting. Such further notice shall be given as may be required by Delaware law. Any previously scheduled meeting of the Members may be postponed, and any meeting of the Members may be canceled, by written notice of the Manager prior to the date previously scheduled for such meeting of the Members.

Section 12.3    Record Date. For purposes of determining the Members entitled to notice of or to vote at a meeting of the Members, the Manager may set a Record Date, which shall not be (a) less than 10 nor more than 60 days before the date of the meeting (unless such requirement conflicts with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Shares are listed for trading, in which case the rule, regulation, guideline or requirement of such exchange shall govern) or (b) in the event that approvals are sought without a meeting (pursuant to Section 12.6), the date by which Members are requested in writing by the Manager to give such approvals. If no Record Date is fixed by the Manager, then (x) the Record Date for determining Members entitled to notice of or to vote at a meeting of Members shall be at the close of business on the day next preceding the day on which notice is given and (ii) the Record Date for determining the Members entitled to give approvals without a meeting shall be the date the first written approval is deposited with the Company. A determination of Members of record entitled to notice of or to vote at a meeting of Members shall apply to any adjournment or postponement of the meeting; provided, however, that the Manager may fix a new Record Date for the adjourned or postponed meeting.

Section 12.4     Quorum: Required Vote for Member Action; Voting for Directors; Adjournment.

(a)    At any meeting of the Members, the holders of a majority of the Voting Power of the Company or of such class or series for which a meeting has been called, represented in person or by proxy, shall constitute a quorum of such class or classes or series unless any such action by the Members requires approval by holders of a greater percentage of Voting Power of such Shares, in which case the quorum shall be such greater percentage. The submission of matters to Members for approval shall occur only at a meeting of the Members duly called and held in accordance with this Agreement at which a quorum is present; provided, however, that the Members present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough Members to leave less than a quorum, if any action taken (other than adjournment) is approved by the required percentage of Shares specified in this Agreement. Any meeting of Members may be adjourned from time to time by the chairman of the meeting to another place or time, without regard to the presence of a quorum.

(b)     All matters properly submitted to Members for approval shall be determined by a majority of the Voting Power of the Company entitled to vote at such meeting and which are present in person or by proxy at such meeting (unless a greater percentage is required with respect to such matter under the Delaware Act, under the rules of any National Securities Exchange on which the Shares are listed for trading, or under the provisions of this Agreement, in which case the approval of Members holding Outstanding Shares that in the aggregate represent at least such greater percentage shall be required) and such determination shall be deemed to constitute the act of all of the Members.

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(c)    Directors shall be elected by a plurality of the votes cast for a particular position.

(d)    In the absence of a quorum, any meeting of Members may be adjourned from time to time by the affirmative vote of Members holding at least a majority of the Voting Power of the Company entitled to vote at such meeting represented either in person or by proxy, but no other business may be transacted, except as provided in this Article XII. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting and a new Record Date need not be fixed, if the time and place thereof are announced at the meeting at which the adjournment is taken, unless such adjournment shall be for more than 45 days. At the adjourned meeting, the Company may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 45 days or if a new Record Date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given in accordance with this Article XII.

Section 12.5     Conduct of a Meeting; Member Lists. The Manager shall have full power and authority concerning the manner of conducting any meeting of the Members, including the determination of Persons entitled to vote, the existence of a quorum, the satisfaction of the requirements of this Article XII, the conduct of voting, the validity and effect of any proxies and the determination of any controversies, votes or challenges arising in connection with or during the meeting or voting. The Manager shall designate a Person to serve as chairman of any meeting and shall further designate a Person to take the minutes of any meeting. All minutes shall be kept with the records of the Company maintained by the Manager. The Manager may make such other regulations consistent with Applicable Law and this Agreement as it may deem advisable concerning the conduct of any meeting of the Members, including regulations in regard to the appointment of proxies, the appointment and duties of inspectors of votes, the submission and examination of proxies and other evidence of the right to vote.

Section 12.6     Action Without a Meeting. On any matter that is to be voted on, consented to or approved by Members, the Members may take such action without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, shall be signed by the Members having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all Members entitled to vote thereon were present and voted.

Section 12.7     Voting and Other Rights.

(a)     Only those Record Holders of Outstanding Shares on the Record Date set pursuant to Section 12.3 shall be entitled to notice of, and to vote at, a meeting of Members or to act with respect to matters as to which the holders of the Outstanding Shares have the right to vote or to act. All references in this Agreement to votes of, or other acts that may be taken by, the holders of Outstanding Shares shall be deemed to be references to the votes or acts of the Record Holders of such Outstanding Voting Shares on such Record Date. Each Class A Common Share shall entitle the holder thereof (other than the Investor or any of its Affiliates) to one vote for each Class A Common Share held of record by such holder as of the relevant Record Date. Each Class B Common Share shall entitle the holder thereof to vote in accordance with the provisions of Section 12.7(e).

(b)     With respect to Outstanding Shares that are held for a Person’s account by another Person (such as a broker, dealer, bank, trust company or clearing corporation, or an agent of any of the foregoing), in whose name such Outstanding Shares are registered, such other Person shall, in exercising the voting rights in respect of such Outstanding Shares on any matter, and unless the arrangement between such Persons provides otherwise, vote such Outstanding Shares in favor of, and at the direction of, the Person who is the Beneficial Owner, and the Company shall be entitled to assume it is so acting without further inquiry.

(c)     Notwithstanding anything otherwise to the contrary herein, for the avoidance of doubt, the Investor and each of its Affiliates shall be subject to the limitations on voting set forth in this Section 12.7(c) upon becoming a Member (whether at the time of conversion of the Note into Class A Common Shares or otherwise) and for so long as the Investor and its Affiliates Beneficially Own any Shares. Notwithstanding

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anything otherwise to the contrary herein or the terms of any Class A Common Shares, the Investor and each of its Affiliates shall have no voting rights whatsoever with respect to the Company, including any voting rights that may otherwise exist for Members or Record Holders hereunder, under the Delaware Act, at law, in equity or otherwise; provided, that, (i) prior to an Initial Offering, any amendment to Article IV, Article V, Article IX, Section 10.3, or Section 11.3 of this Agreement that would have a disproportionate adverse effect on the Noteholders must be consented to in writing by the Noteholders holding 66% of the aggregate principal balance of the then outstanding Notes; provided, that as long as either Investor (directly or indirectly) holds at least 50% of the outstanding principal amount of the Notes purchased by such Investor under the Strategic Agreement on the Closing Date (as such term is defined in the Strategic Agreement), such consent shall also require the separate prior consent of such Investor; and (ii) after an Initial Offering, any amendment to Article IV, Article V, Article IX, Section 10.3, or Section 11.3 of this Agreement that would have a disproportionate adverse effect on the Investors and their Affiliates must be consented to in writing by the Investors and their Affiliates.

(d)     Notwithstanding anything otherwise to the contrary herein, the Delaware Act or Applicable Law, each of the Members and each other Person who may acquire an interest in Shares hereby agrees that the holders of Class B Common Shares shall be entitled to receive notice of, be included in any requisite quora for and participate in any and all approvals, votes or other actions of the Members on an equivalent basis as holders of Class A Common Shares (including any and all notices, quora, approvals, votes and other actions that may be taken pursuant to the requirements of the Delaware Act or any other Applicable Law), in each case subject to and not in limitation of the rights of the holders of Class B Common Shares as provided in this Agreement.

(e)    Notwithstanding anything otherwise to the contrary contained in this Agreement, the holders of Class B Common Shares, as such, collectively shall be entitled to a number of votes that is equal to the aggregate number of Operating Group Units outstanding as of the relevant Record Date, less the number of Class A Common Shares outstanding as of the same relevant Record Date (the “Aggregate Class B Vote”). Prior to the BRH Holdings Cessation Date, BRH Holdings shall be entitled to all of the votes to which the holders of Class B Common Shares, as such, collectively are then entitled. From and after the BRH Holdings Cessation Date, the Aggregate Class B Vote shall be allocated among all holders of Class B Common Shares (other than the Company or its Subsidiaries), if more than one, as BRH Holdings shall determine in its sole discretion. The number of votes to which the holders of Class B Common Shares shall be entitled shall be adjusted accordingly if (i) a holder of Class A Common Shares, as such, shall become entitled to a number of votes other than one for each Class A Common Share held and/or (ii) under the terms of the Exchange Agreement the holders of Operating Group Units party thereto shall become entitled to exchange each such Operating Group Unit for a number of Class A Common Shares other than one. The holders of Class B Common Shares shall vote together with the holders of Class A Common Shares as a single class and, to the extent that the holders of Class A Common Shares shall vote together with the holders of any other class of limited liability company interests, the holders of Class B Common Shares shall also vote together with the holders of such other class of limited liability company interests on an equivalent basis as the holders of Class A Common Shares.

(f)    Notwithstanding anything otherwise to the contrary herein, and in addition to any other vote required by the Delaware Act or this Agreement, the affirmative vote of the holders of at least a majority of the voting power of the Class B Common Shares (excluding Class B Common Shares held by the Company and its Subsidiaries) voting separately as a class shall be required to alter, amend or repeal Sections 12.7(d) or 12.7(e) or this Section 12.7(f), or to adopt any provision inconsistent therewith.

Section 12.8    Proxies and Voting.

(a)    On any matter that is to be voted on by Members, the Members may vote in person or by proxy, and such proxy may be granted in writing, by means of electronic transmission or as otherwise permitted by Applicable Law. Any such proxy shall be filed in accordance with the procedure established for the meeting. For purposes of this Agreement, the term “electronic transmission” means any form of

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communication not directly involving the physical transmission of paper that creates a record that may be retained, retrieved and reviewed by a recipient thereof and that may be directly reproduced in paper form by such a recipient through an automated process. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this paragraph may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

(b)    The Manager may, and to the extent required by Applicable Law, shall, in advance of any meeting of Members, appoint one or more inspectors to act at the meeting and make a written report thereof. The Manager may designate one or more alternate inspectors to replace any inspector who fails to act.

(c)    With respect to the use of proxies at any meeting of Members, the Company shall be governed by paragraphs (b), (c), (d) and (e) of Section 212 of the DGCL and other applicable provisions of the DGCL, as though the Company were a Delaware corporation and as though the Members were stockholders of a Delaware corporation.

ARTICLE XIII

GENERAL PROVISIONS

Section 13.1    Addresses and Notices. Any notice, demand, request, report or proxy materials required or permitted to be given or made to a Member under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written communication to the Member at the address described below. Any notice, payment or report to be given or made to a Member hereunder shall be deemed conclusively to have been given or made, and the obligation to give such notice or report or to make such payment shall be deemed conclusively to have been fully satisfied, upon sending of such notice, payment or report to the Record Holder of such Shares at his address as shown on the records of the Transfer Agent or as otherwise shown on the records of the Company, regardless of any claim of any Person who may have an interest in such Shares by reason of any assignment or otherwise. An affidavit or certificate of making of any notice, payment or report in accordance with the provisions of this Section 13.1 executed by the Company, the Transfer Agent or the mailing organization shall be prima facie evidence of the giving or making of such notice, payment or report. If any notice, payment or report addressed to a Record Holder at the address of such Record Holder appearing on the books and records of the Transfer Agent or the Company is returned by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver it, such notice, payment or report and any subsequent notices, payments and reports shall be deemed to have been duly given or made without further mailing (until such time as such Record Holder or another Person notifies the Transfer Agent or the Company of a change in his address) if they are available for the Member at the principal office of the Company for a period of one year from the date of the giving or making of such notice, payment or report to the other Members. Any notice to the Company shall be deemed given if received by the Secretary at the principal office of the Company designated pursuant to Section 2.4. The Manager may rely and shall be protected in relying on any notice or other document from a Member or other Person if believed by it to be genuine.

Section 13.2    Further Assurances. Each party hereto shall do and perform, or cause to be done and performed, all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments, and documents as any other party hereto reasonably may request in order to carry out the provisions of this Agreement and the consummation of the transactions contemplated hereby.

Section 13.3    Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

Section 13.4    Integration. This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto;

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provided, that nothing contained herein shall be construed to amend or modify in any way the rights and obligations of the respective parties under the Agreement Among Principals, the Shareholders Agreement and the Investors Rights Agreement.

Section 13.5    Creditors. None of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Company.

Section 13.6    Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach of any other covenant, duty, agreement or condition.

Section 13.7    Counterparts. This Agreement may be executed in counterparts, all of which together shall constitute an agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto or, in the case of a Person acquiring a Share pursuant to Article III, without need for execution hereto.

Section 13.8    Applicable Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware without regard to principles of conflict of laws. Prior to the Initial Offering, each Member: (i) irrevocably submits to the non-exclusive jurisdiction and venue of any Delaware state court or U.S. federal court sitting in Wilmington, Delaware in any action arising out of this Agreement; and (ii) consents to the service of process by mail. Nothing herein shall affect the right of any party to serve legal process in any manner permitted by Applicable Law or affect its right to bring any action in any other court.

Section 13.9    Severability. It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 13.10    Consent of Members. Each Member hereby expressly consents and agrees that, whenever in this Agreement it is specified that an action may be taken upon the affirmative vote or consent of less than all of the Members, such action may be so taken upon the concurrence of less than all of the Members and each Member shall be bound by the results of such action.

Section 13.11    Facsimile Signatures. The use of facsimile signatures affixed in the name and on behalf of the transfer agent and registrar of the Company on certificates representing Shares is expressly permitted by this Agreement.

[Remainder of page intentionally left blank.]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered, all as of the date first set forth above.

APOLLO GLOBAL MANAGEMENT, LLC

By:	AGM Management, LLC, its Manager

By:	BRH Holdings GP, Ltd., its Sole Member

By:	/s/ JOHN J. SUYDAM
Name: Title:	John J. Suydam Vice President

AGM MANAGEMENT, LLC

By:	BRH Holdings GP, Ltd., its Sole Member

By:	/s/ JOHN J. SUYDAM
Name: Title:	John J. Suydam Vice President

APOC HOLDINGS, LTD

By:	/s/ Authorized Signatory

California Public Employees Retirement System

By:	/s/ Authorized Signatory

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

                 Class A Shares

Apollo Global

Management, LLC

Representing Class A Limited Liability Company Interests

The information in this preliminary prospectus is not complete and may be changed. The securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated February 18, 2011

                     Shares

Apollo Global Management, LLC

Class A Shares

Representing Class A Limited Liability Company Interests

This is an initial public offering of Class A shares, representing Class A limited liability company interests of Apollo Global Management, LLC.

We are selling              Class A shares and the selling shareholders are selling              Class A shares in this offering. We will not receive any of the proceeds from the Class A shares sold by the selling shareholders. To the extent that the underwriters sell more than              Class A shares, the underwriters have the option to purchase up to an additional              Class A shares from us and an additional              Class A shares from the selling shareholders at the initial offering price less underwriting discounts and commissions.

Prior to this offering, there has been no public market for our Class A shares. The initial public offering price of our Class A shares is expected to be between $             and $             per share. We intend to apply to list our Class A shares on the New York Stock Exchange, under the symbol “            .” The listing is subject to approval of our application.

Investing in our Class A shares involves risks. You should read the section entitled “Risk Factors” beginning on page 30 for a discussion of certain risk factors that you should consider before investing in our Class A shares. These risks include:

•

Apollo Global Management, LLC is managed by our manager, which is controlled and owned by our managing partners. Our manager and its affiliates have limited fiduciary duties to us and our shareholders, which may permit them to favor their own interests to the detriment of us and our shareholders.

•	Our Class A shareholders will have only limited voting rights on matters affecting our businesses and will have no right to elect our manager.

•

Our organizational documents do not limit our ability to enter into new lines of businesses, and we may expand into new investment strategies, geographic markets and businesses without shareholder consent, each of which may result in additional risks and uncertainties in our businesses.

•

As discussed in “Material Tax Considerations—Material U.S. Federal Tax Considerations,” Apollo Global Management, LLC will be treated as a partnership for U.S. Federal income tax purposes and you may therefore be subject to taxation on your allocable share of items of income, gain, loss, deduction and credit of Apollo Global Management, LLC. You may not receive cash distributions equal to your allocable share of our net taxable income or even in an amount sufficient to pay the tax liability that results from that income.

•

Members of the United States Congress have introduced legislation that would, if enacted, preclude us from qualifying for treatment as a partnership for U.S. Federal income tax purposes under the publicly traded partnership rules. If this or any similar legislation or regulation were to be enacted and to apply to us, we would incur a material increase in our tax liability, which could result in a reduction in the value of our Class A shares.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Class A Share	Total
Initial public offering price	$	$
Underwriting discount	$	$
Proceeds, before expenses, to Apollo Global Management, LLC	$	$
Proceeds, before expenses, to the selling shareholders	$	$

The underwriters expect to deliver the Class A shares against payment in New York, New York on or about                  , 2011.

Prospectus dated                     , 2011.

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN RECOMMENDED BY ANY UNITED STATES FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

In considering the performance information relating to our funds contained herein, prospective Class A shareholders should bear in mind that the performance of our funds is not indicative of the possible performance of our Class A shares and is also not necessarily indicative of the future results of our funds, even if fund investments were in fact liquidated on the dates indicated, and there can be no assurance that our funds will continue to achieve, or that future funds will achieve, comparable results.

In addition, an investment in our Class A shares is not an investment in any of the Apollo funds, and the assets and revenues of our funds are not directly available to us. As a result of deconsolidation of most of our funds, we will not be consolidating those funds in our financial statements for periods after either August 1, 2007 or November 30, 2007.

This prospectus is solely an offer with respect to Class A shares, and is not an offer directly or indirectly of any securities of any of our funds.

The distribution of this prospectus and the offering and sale of the Class A shares in certain jurisdictions may be restricted by law. We require persons into whose possession this prospectus comes to inform themselves about and to observe any such restrictions. This prospectus does not constitute an offer of, or an invitation to purchase, any of the Class A shares in any jurisdiction in which such offer or invitation would be unlawful.

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VALUATION AND RELATED DATA

This prospectus contains valuation data relating to the Apollo funds and related data that have been derived from such funds. When considering the valuation and related data presented in this prospectus, you should bear in mind that the historical results of the private equity, capital markets and real estate funds that Apollo has managed or sponsored in the past are not indicative of the future results that you should expect from the Apollo funds or from us.

TERMS USED IN THIS PROSPECTUS

When used in this prospectus, unless the context otherwise requires:

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“AAA” refers to AP Alternative Assets, L.P., a Guernsey limited partnership that generally invests alongside certain of our private equity funds and directly in certain of our capital markets funds and in other transactions that we sponsor and manage; the common units of AAA are listed on Euronext Amsterdam N.V.’s Euronext Amsterdam by NYSE Euronext, which we refer to as “Euronext Amsterdam”;

•	“AAA Investments” refers to AAA Investments, L.P., a Guernsey limited partnership through which AAA’s investments are made;

•	“AAOF” refers to Apollo Asia Opportunity Master Fund, L.P., our Asian credit-oriented hedge fund, together with its feeder funds;

•	“ACLF” refers to Apollo Credit Liquidity Fund, L.P.;

•	“AIC” refers to Apollo Investment Corporation, our publicly traded business development company;

•	“AIE I” and “AIE II” mean AP Investment Europe Limited and Apollo Investment Europe II, L.P., respectively;

•	“AMH” refers to Apollo Management Holdings, L.P., a Delaware limited partnership owned by APO Corp. and Holdings;

•	“APO Corp.” refers to APO Corp., a Delaware corporation and a wholly-owned subsidiary of Apollo Global Management, LLC;

•	“Apollo,” “we,” “us,” “our” and the “company” refer collectively to Apollo Global Management, LLC and its subsidiaries, including the Apollo Operating Group and all of its subsidiaries;

•	“Apollo funds” and “our funds” refer to the funds, alternative asset companies and other entities that are managed by the Apollo Operating Group;

•

“Apollo Operating Group” refers to (i) the limited partnerships through which our managing partners currently operate our businesses and (ii) one or more limited partnerships formed for the purpose of, among other activities, holding certain of our gains or losses on our principal investments in the funds, which we refer to as our “principal investments”;

•

“Apollo Real Estate” refers to the entities that manage the Apollo Real Estate Investment Funds, a series of private real estate oriented funds initially established in 1993; our managing partners maintain a minority interest in Apollo Real Estate, but neither they nor we exert any managerial control;

•

“Ares” refers to Ares Corporate Opportunity Fund, which Apollo established in 1997 to invest predominantly in capital markets-based securities, including senior bank loans and high-yield and mezzanine debt, and other related funds; our managing partners maintain a minority interest in Ares, but neither they nor we exert any managerial control;

•	“Artus” refers to Apollo/Artus Investors 2007-1, L.P.;

•

“Assets Under Management,” or “AUM,” refers to the assets we manage or with respect to which we have control, including capital we have the right to call from our investors pursuant to their capital commitments to various funds. Our AUM equals the sum of:

(i)	the fair value of our private equity investments plus the capital that we are entitled to call from our investors pursuant to the terms of their capital commitments plus non-recallable capital to the extent a fund is within the commitment period in which management fees are calculated based on total commitments to the fund;

(ii)	the net asset value, or “NAV,” of our capital markets funds, other than certain senior credit funds, which are structured as collateralized loan obligations (such as Artus, which we measure by using the mark-to-market value of the aggregate principal amount of the underlying collateralized loan obligations), plus used or available leverage and/or capital commitments;

(iii)	the gross asset values of our real estate entities and the structured portfolio vehicle investments included within the funds we manage, which includes the leverage used by such structured portfolio vehicles;

(iv)	the incremental value associated with the reinsurance investments of the funds we manage; and

(v)	the fair value of any other assets that we manage plus unused credit facilities, including capital commitments for investments that may require pre-qualification before investment plus any other capital commitments available for investment that are not otherwise included in the clauses above.

During the year ended December 31, 2009, the company refined its definition of AUM to reflect leveraged products that had not been identified in our previous AUM definition. All AUM amounts have been recalculated utilizing the above definition.

Fee-generating AUM consists of assets that we manage and on which we earn management fees or monitoring fees pursuant to management agreements on a basis that varies among the Apollo funds. Management fees are normally based on “net asset value,” “gross assets,” “adjusted cost of all unrealized portfolio investments,” “capital commitments,” “adjusted assets,” “stockholders’ equity,” “invested capital” or “capital contributions,” each as defined in the applicable management agreement. Monitoring fees for AUM purposes are based on the total value of certain structured portfolio vehicle investments, which normally include leverage, less any portion of such total value that is already considered in fee-generating AUM.

Non-fee generating AUM consists of assets that do not produce management fees or monitoring fees. These assets generally consist of the following: (a) fair value above invested capital for those funds that earn management fees based on invested capital, (b) net asset values related to general partner and co-investment ownership, (c) unused credit facilities, (d) available commitments on those funds that generate management fees on invested capital and (e) structured portfolio vehicle investments that do not generate monitoring fees. We use non-fee generating AUM combined with fee-generating AUM as a performance measurement of our investment activities, as well as to monitor fund size in relation to professional resource and infrastructure needs. Non-fee generating AUM includes assets on which we could earn carried interest income.

Our AUM measure includes assets under management for which we charge either no or nominal fees. Our definition of AUM is not based on any definition of assets under management contained in our operating agreement or in any of our Apollo fund management agreements.

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“carried interest,” “incentive income” and “carried interest income” refer to interests granted to Apollo by an Apollo fund that entitle Apollo to receive allocations, distributions or fees calculated by reference to the performance of such fund or its underlying investments;

•	“COF I” and “COF II” mean Apollo Credit Opportunity Fund I, L.P. and Apollo Credit Opportunity Fund II, L.P., respectively;

•	“co-founded” means the individual joined Apollo in 1990, the year in which the company commenced business operations;

•	“contributing partners” refers to those of our partners (and their related parties) who indirectly own (through Holdings) Apollo Operating Group units;

•	“distressed and event-driven hedge funds” refers to certain of our capital markets funds, including SVF, VIF, SOMA, AAOF and certain of our strategic investment accounts;

•	“EPF” refers to Apollo European Principal Finance Fund, L.P., our European non-performing loan fund, together with its feeder funds;

•

“feeder funds” refer to funds that operate by placing substantially all of their assets in, and conducting substantially all of their investment and trading activities through, a master fund, which is designed to facilitate collective investment by the participating feeder funds. With respect to certain of our funds that are organized in a master-feeder structure, the feeder funds are permitted to make investments outside the master fund when deemed appropriate by the fund’s investment manager;

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“Fund I,” “Fund II,” “Fund III,” “Fund IV,” “Fund V,” “Fund VI,” and “Fund VII” mean Apollo Investment Fund, L.P., AIF II, L.P., Apollo Investment Fund III, L.P., Apollo Investment Fund IV, L.P., Apollo Investment Fund V, L.P., Apollo Investment Fund VI, L.P. and Apollo Investment Fund VII, L.P., respectively, together with their parallel funds, as applicable;

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“gross IRR” of a fund represents the cumulative investment-related cash flows for all of the investors in the fund on the basis of the actual timing of investment inflows and outflows (for unrealized investment assuming disposition on December 31, 2010 or other date specified) aggregated on a gross basis quarterly, and the return is annualized and compounded before management fees, carried interest and certain other fund expenses (including interest incurred by the fund itself) and measures the returns on the fund’s investments as a whole without regard to whether all of the returns would, if distributed, be payable to the fund’s investors;

•

“Holdings” means AP Professional Holdings, L.P., a Cayman Islands exempted limited partnership through which our managing partners and our contributing partners hold their Apollo Operating Group units;

•	“IRS” refers to the Internal Revenue Service;

•

“managing partners” refers to Messrs. Leon Black, Joshua Harris and Marc Rowan collectively and, when used in reference to holdings of interests in Apollo or Holdings, includes certain related parties of such individuals;

•	“MIA” represents a “mirrored” investment account established to mirror Funds I and II for investments in debt securities;

•

“multiple of invested capital” means (i) with respect to a given investment as of any date, the actual amount realized with respect to such investment plus the estimated fair market value of the remaining interest in such investment as of such date divided by the total capital invested in such investment through such date, and (ii) with respect to a fund as of any date, the aggregate actual amount realized in respect of such fund’s investments plus the estimated fair market value of the fund’s remaining interests in such investments as of such date divided by the lesser of the total capital invested in such investments and the total committed capital of such fund;

•

“net IRR” of a fund means the gross IRR applicable to all investors, including related parties which may not pay fees, net of management fees, organizational expenses, transaction costs, and certain other fund expenses (including interest incurred by the fund itself) and realized carried interest all offset to the extent of interest income, and measures returns based on amounts that, if distributed, would be paid to investors of the fund; to the extent that an Apollo private equity fund exceeds all requirements detailed within the applicable fund agreement, the estimated unrealized value is adjusted such that a percentage of up to 20.0% of the unrealized gain is allocated to the general partner, thereby reducing the balance attributable to fund investors;

•

“net return” for Value Funds, SOMA and AAOF represents the calculated return that is based on month-to-month changes in net assets and is calculated using the returns that have been geometrically linked based on capital contributions, distributions and dividend reinvestments, as applicable;

•

“net return since inception,” unless noted otherwise, represents the calculated return that is based on a fund’s net cumulative change in net assets as a percentage of aggregate capital contributions from the inception of such fund through December 31, 2010. The calculated returns are geometrically linked based on capital contributions, distributions and dividend reinvestments, as applicable;

•	“our manager” means AGM Management, LLC, a Delaware limited liability company that is controlled by our managing partners;

•	“Palmetto” refers to Apollo Palmetto Strategic Partnership, L.P.;

•

“permanent capital” means capital of funds that do not have redemption provisions or a requirement to return capital to investors upon exiting the investments made with such capital, except as required by applicable law, which currently consist of AAA, Apollo Investment Corporation and Apollo Commercial Real Estate Finance, Inc.; such funds may be required, or elect, to return all or a portion of capital gains and investment income;

•

“private equity investments” refers to (i) direct or indirect investments in existing and future private equity funds managed or sponsored by Apollo, (ii) direct or indirect co-investments with existing and future private equity funds managed or sponsored by Apollo, (iii) direct or indirect investments in securities which are not immediately capable of resale in a public market that Apollo identifies but does not pursue through its private equity funds, and (iv) investments of the type described in (i) through (iii) above made by Apollo funds;

•	“senior credit funds” refers to our COF I, COF II, ACLF and Artus capital markets funds and certain other funds and managed accounts focused on senior credit opportunities;

•	“SIAs” refers to strategic investment accounts including Palmetto, COF I, SOMA and two other strategic investment accounts that invest alongside SVF;

•	“SOMA” refers to Apollo Special Opportunities Managed Account, L.P.;

•	“SVF” refers to Apollo Strategic Value Master Fund, L.P., together with its feeder funds;

•	“total annualized return” means the total compound annual rate of return for a security or index based on the change in market price, assuming the reinvestment of all dividends;

•	“Value Funds” refers to the SVF and VIF funds combined; and

•	“VIF” refers to Apollo Value Investment Master Fund, L.P., together with its feeder funds.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary sets forth the material terms of this offering, but does not contain all of the information that you should consider before investing in our Class A shares. You should read the entire prospectus carefully, including the section entitled “Risk Factors,” our financial statements and the related notes and management’s discussion and analysis thereof included elsewhere in this prospectus, before making an investment decision to purchase our Class A shares.

Apollo

Founded in 1990, Apollo is a leading global alternative asset manager. We are contrarian, value-oriented investors in private equity, credit-oriented capital markets and real estate, with significant distressed expertise. We have a flexible mandate in the majority of the funds we manage that enables the funds to invest opportunistically across a company’s capital structure. We raise, invest and manage funds on behalf of some of the world’s most prominent pension and endowment funds, as well as other institutional and individual investors. As of December 31, 2010, we had Assets Under Management, or “AUM,” of $67.6 billion in our private equity, capital markets and real estate businesses. Our latest private equity fund, Fund VII, held a final closing in December 2008, raising a total of $14.7 billion. We have consistently produced attractive long-term investment returns in our private equity funds, generating a 39% gross IRR and a 26% net IRR on a compound annual basis from inception through December 31, 2010. A number of our capital markets funds have also performed well since their inception through December 31, 2010.

Apollo is led by our managing partners, Leon Black, Joshua Harris and Marc Rowan, who have worked together for more than 20 years and lead a team of 485 employees, including 171 investment professionals, as of December 31, 2010. This team possesses a broad range of transaction, financial, managerial and investment skills. We have offices in New York, Los Angeles, London, Frankfurt, Luxembourg, Singapore, Hong Kong and Mumbai. We operate our private equity, capital markets and real estate businesses in an integrated manner, which we believe distinguishes us from other alternative asset managers. Our investment professionals frequently share information across disciplines. We believe that this collaboration, including market insight, management, banking and consultant contacts, as well as investment opportunities, enables us to more successfully invest across a company’s capital structure. This platform and the depth and experience of our investment team have enabled us to deliver strong long-term investment performance in our funds throughout a range of economic cycles. For example, Apollo’s most successful private equity funds (in terms of net IRR), Funds I, II, MIA and Fund V, were initiated during economic downturns. Funds I, II and MIA, which generated a combined gross IRR of 47% and a combined net IRR of 37% on a compound annual basis since inception through the date of the disposition of their final investment on September 30, 2004, were initiated during the economic downturn of 1990 through 1993 and Fund V, which generated a gross IRR of 62% and a net IRR of 45% on a compound annual basis since inception through December 31, 2010, was initiated during the economic downturn of 2001 through late 2003. We began investing our latest private equity fund, Fund VII, in January 2008 in the midst of the current economic downturn. Similarly, with respect to our capital markets business, our flagship Value Funds, which were launched in 2003 and 2006, have also delivered attractive returns since inception across economic cycles.

Our objective is to achieve superior long-term risk-adjusted returns for our fund investors. The majority of our investment funds are designed to invest capital over periods of seven or more years from inception, thereby allowing us to generate attractive long-term returns throughout economic cycles. Our investment approach is value-oriented, focusing on nine core industries in which we have considerable knowledge, and emphasizing downside protection and the preservation of capital. We are frequently contrarian in our investment approach, which is reflected in a number of ways, including:

•	our willingness to invest in industries that our competitors typically avoid;

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•	the often complex structures we employ in some of our investments, including our willingness to pursue difficult corporate carve-out transactions;

•	our experience investing during periods of uncertainty or distress in the economy or financial markets when many of our competitors simply reduce their investment activity;

•	our orientation towards sole sponsored transactions when other firms have opted to partner with others; and

•	our willingness to undertake transactions that have substantial business, regulatory or legal complexity.

We have applied this investment philosophy over our more than 20-year history, allowing us to identify what we believe to be attractive investment opportunities, deploy capital across the balance sheet of industry leading, or “franchise,” businesses, and create value throughout economic cycles.

During the most recent global economic crisis, which we believe began in the third quarter of 2007, we have been relying on our deep industry, credit and financial structuring experience, coupled with our strengths as value-oriented, distressed investors, to deploy a significant amount of new capital. As examples of this, from the beginning of the third quarter of 2007 and through December 31, 2010, we have invested approximately $24 billion of capital across our private equity and capital markets funds focused on control distressed and buyout investments, leveraged loan portfolios and mezzanine, non-control distressed and non-performing loans. In addition, from the beginning of the fourth quarter of 2007 through December 31, 2010, the funds managed by Apollo have acquired approximately $13.5 billion in face value of distressed debt at discounts to par value and purchased approximately $30.7 billion in face value of leveraged senior loans at discounts to par value from financial institutions. Since we purchased these leveraged loan portfolios from highly motivated sellers, we were able to secure attractive long-term, low cost financing and select credits of companies well known to Apollo. The benchmark S&P/LSTA Leveraged Loan Index, which includes a group of securities we believe is similar to those owned by our funds, had a net return of approximately 6% during the life to date performance of our leveraged loan investments (COF I and COF II), which have exceeded this benchmark.

As in prior market downturns and periods of significant volatility, we have been purchasing distressed securities and continue to opportunistically build positions in high quality companies with stressed balance sheets in industries where we have expertise such as cable, chemicals, packaging and transportation. Our approach towards investing in distressed situations often requires us to purchase particular debt securities as prices are declining, since this allows us both to reduce our average cost and accumulate sizable positions which may enhance our ability to influence any restructuring plans and maximize the value of our distressed investments. As a result, our investment approach may produce negative short-term unrealized returns in certain of the funds we manage. However, we concentrate on generating attractive, long-term, risk-adjusted realized returns for our fund investors, and we therefore do not overly depend on short-term results and quarterly fluctuations in the unrealized fair value of the holdings in our funds.

In addition to deploying capital in new investments, we have been depending on our over 20 years of experience to enhance value in the current investment portfolio of the funds we manage. We have been relying on our restructuring and capital markets experience to work proactively with our funds’ portfolio company management teams to generate cost and working capital savings, reduce capital expenditures, and optimize capital structures through several means such as debt exchange offers and the purchase of portfolio company debt at discounts to par value. For example, as of December 31, 2010, Fund VI and its underlying portfolio companies purchased or retired approximately $18.7 billion in face value of debt and captured approximately $9.3 billion of discount to par value of debt in portfolio companies such as CEVA Logistics, Caesars Entertainment, Realogy and Momentive Performance Materials. In certain situations, such as CEVA Logistics, funds managed by Apollo are the largest owner of the total outstanding debt of the portfolio company. In addition to the attractive return

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profile associated with these portfolio company debt purchases, we believe that building positions as senior creditors within the existing portfolio companies is strategic to the existing equity ownership positions. Additionally, the portfolio companies of Fund VI have implemented approximately $3.0 billion of cost savings programs on an aggregate basis from the date we acquired them through December 31, 2010, which we believe will positively impact their operating profitability.

Since the beginning of 2007, we have experienced significant globalization and expansion of our investment management activities. We have grown our global network by opening offices in Frankfurt, Luxembourg, Singapore, Hong Kong and Mumbai. During this period through December 31, 2010, we have also launched a new private equity fund, a new strategic investment account investing in commercial mortgage backed securities and a commercial real estate finance company, as well as several new capital markets funds and leveraged investment vehicles. In addition, we completed the acquisition of a real estate investment management group. These vehicles had a combined AUM of $43.9 billion as of December 31, 2010. In addition, in order to more fully leverage our long history of investing in the real estate sector, we continue to hire senior members of the real estate team. Similar to the growth and evolution of our real estate business, we expect to continue to grow our company by applying our value-oriented approach across related investment categories which we believe have synergies with our core business and provide attractive opportunities for us to continue to expand our equity base.

We had total AUM of $67.6 billion as of December 31, 2010, consisting of $38.8 billion in our private equity business, $22.3 billion in our capital markets business and $6.5 billion in our real estate business. We have grown our total AUM at a 34.7% compound annual growth rate, or “CAGR,” from December 31, 2004 to December 31, 2010. See “Risk Factors—Risks Related to Our Businesses—We may not be successful in raising new funds or in raising more capital for certain of our funds and may face pressure to modify fee arrangements of our future funds.” In addition, we benefit from mandates with long-term capital commitments in our private equity, capital markets and real estate businesses. Our long-lived capital base allows us to invest assets with a long-term focus, which is an important component in generating attractive returns for our investors. We believe our long-term capital also leaves us well-positioned during economic downturns, when the fundraising environment for alternative assets has historically been more challenging than during periods of economic expansion. As of December 31, 2010, approximately 91% of our AUM was in funds with a contractual life at inception of seven years or more, and 10% was in permanent capital vehicles with unlimited duration, as highlighted in the chart below:

We expect our growth in AUM to continue over time by seeking to create value in our funds’ existing private equity, capital markets and real estate investments, continuing to deploy our available capital in what we believe are attractive investment opportunities, and raising new funds and investment vehicles as market opportunities present themselves. See “Risk Factors—Risks Related to Our Businesses—We may not be successful in raising new funds or in raising more capital for certain of our funds and may face pressure to modify fee arrangements of our future funds.”

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Our Businesses

We have three business segments: private equity, capital markets and real estate. We also manage (i) AAA, a publicly listed permanent capital vehicle, which invests substantially all of its capital in or alongside Apollo-sponsored entities, funds, and other investments, and (ii) several strategic investment accounts established to facilitate investments by third-party investors directly in Apollo-sponsored funds and other transactions. We may also seek to raise natural resources funds that target global private equity opportunities in energy, metals and mining and select other natural resources sub-sectors. The diagram below summarizes our current businesses:

(1)	All data is as of December 31, 2010. The chart does not reflect legal entities or assets managed by former affiliates.
(2)	Includes three funds that are denominated in Euros and translated into U.S. dollars at an exchange rate of €1.00 to $1.34 as of December 31, 2010.

As a global alternative asset manager, we earn ongoing management and transaction and advisory fees. We also earn income based on the performance of our funds, and investment income from our investments as general partner and other direct investments. Carried interest from our private equity, certain of our capital markets and certain of our real estate funds allocates to us a portion of the investment gains that are generated on third-party capital that we invest and typically equals 20% of the returns generated after returning invested capital and fund expenses, and subject to preferred returns to the fund’s limited partners. Our ability to generate carried interest is an important element of our business and has historically accounted for a significant portion of our income.

Our financial results are highly variable, since carried interest (which generally constitutes a large portion of the income from the funds we manage), and the transaction and advisory fees that we receive, can vary significantly from quarter to quarter and year to year. We manage our business and monitor our performance with a focus on long-term performance, an approach that mirrors the investment horizons of the funds we manage and is driven by the investment returns of our funds.

Private Equity

Our private equity business had total and fee-generating AUM of $38.8 billion and $27.9 billion, respectively, as of December 31, 2010. Our private equity business grew total and fee-generating AUM by a 25.9% and 37.3% CAGR, respectively, from December 31, 2004 through December 31, 2010. From our inception in 1990 through December 31, 2010, our private equity business invested approximately $34.6 billion of equity capital. As of December 31, 2010, our private equity funds had $10.3 billion of available capital

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commitments, providing us with a significant source of capital for future investment activities. Since inception through December 31, 2010, the returns of our private equity funds have performed in the top quartile for all U.S. buyout funds, as measured by Thomson Financial. Our private equity funds have generated a gross IRR of 39% and a net IRR of 26% on a compound annual basis from inception through December 31, 2010, as compared with a total annualized return of 7% for the S&P 500 Index over the same period. In addition, since our inception, our private equity funds (excluding Fund VII, which began investing less than 36 months prior to the valuation date) have achieved a 2.4x average multiple of invested capital. See “—The Historical Investment Performance of Our Funds” for reasons why our historical private equity returns are not indicative of the future results you should expect from our current or future funds or from us.

As a result of our long history of private equity investing across market cycles, we believe we have developed a unique set of skills which we rely on to make new investments and to maximize the value of our existing investments. As an example, through our experience with traditional private equity buyouts, we apply a highly disciplined approach towards structuring and executing transactions, the key tenets of which include acquiring companies at below industry average purchase price multiples, and establishing flexible capital structures with long-term debt maturities and few, if any, financial maintenance covenants.

We believe we have a demonstrated ability to quickly adapt to changing market environments and capitalize on market dislocations through our traditional and distressed buyout approach. In prior periods of strained financial liquidity and economic recession, our private equity funds have made attractive investments by buying the debt of quality businesses (which we refer to as “classic” distressed debt), converting that debt to equity, seeking to create value through active participation with management and ultimately monetizing the investment. This combination of traditional buyout investing with a “distressed option” has been deployed through prior economic cycles and has allowed our funds to achieve attractive long-term rates of return in different economic and market environments. In addition, during prior economic downturns we have relied on our restructuring experience and worked closely with our funds’ portfolio companies to maximize the value of our funds’ investments. For example, during the economic downturn during 2001-2003, we successfully restructured several of the portfolio companies in Fund IV that were experiencing financial difficulties, and as a result, Fund IV was able to produce a multiple of invested capital of 1.9x as of December 31, 2010. During this same time period, we relied on our credit market expertise to deploy approximately 54% of the capital from Fund V, primarily in distressed for control situations, and this fund generated a gross IRR of 62% and a net IRR of 45% on a compound annual basis as of December 31, 2010. See “—The Historical Investment Performance of Our Funds” for a discussion of the reasons we do not believe our future IRRs will be similar to the IRRs for Fund V.

Capital Markets

Since Apollo’s founding in 1990, we believe our capital markets expertise has served as an integral component of our company’s growth and success. Our credit-oriented capital markets operations commenced in 1990 with the management of a $3.5 billion high-yield bond and leveraged loan portfolio. Since that time, our capital markets activities have grown significantly, and leverage Apollo’s integrated platform and utilize the same disciplined, value-oriented investment philosophy that we employ with respect to our private equity funds. Our capital markets operations are led by James Zelter, who has served as the managing partner of the capital markets business since April 2006. Our capital markets business had total and fee-generating AUM of $22.3 billion and $16.5 billion, respectively, as of December 31, 2010 and grew its total and fee-generating AUM by a 55.8% and 48.5% CAGR, respectively, from December 31, 2004 through December 31, 2010.

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Our credit-oriented capital markets funds have been established to capitalize upon our investment experience and deep industry expertise. We seek to participate in capital markets businesses where we believe our industry expertise and experience can be used to generate attractive investment returns. As depicted in the chart below, our capital markets activities span a broad range of the credit spectrum, including non-performing loans, distressed debt, mezzanine debt, senior bank loans and “value-oriented” fixed income.

The value-oriented fixed income segment of the capital markets spectrum is the most recent investment area for Apollo, and it is characterized by its ability to generate attractive risk-adjusted returns relative to traditional fixed income investments. An example of our value-oriented fixed income investments is Athene Asset Management LLC, or “Athene Asset Management.” We established Athene Asset Management, which is substantially owned by a subsidiary of Apollo, to provide asset management services to Athene Life Re Ltd., or “Athene Life Re,” and other third parties. Athene Life Re is an Apollo sponsored vehicle formed to focus on opportunities in the life reinsurance sector. Athene Life Re sources, analyzes and negotiates the acquisition of fixed annuity policies from primary insurance companies. As of December 31, 2010, Athene Asset Management had approximately $2.0 billion of AUM, $0.3 billion of which was included in our real estate segment.

As of December 31, 2010, our capital markets funds included six distressed and event-driven hedge funds with total AUM of $2.8 billion, three mezzanine funds with total AUM of $4.5 billion, seven senior credit funds with total AUM of $11.2 billion, and a European non-performing loan fund with total AUM of $1.9 billion. Our capital markets segment includes strategic investment accounts and also Athene Asset Management.

Distressed and Event-Driven Hedge Funds

We currently manage six distressed and event-driven hedge funds with total AUM of $2.8 billion as of December 31, 2010 that primarily invest in North America, Europe and Asia. Our distressed and event-driven hedge funds utilize similar valued-oriented investment philosophies as our private equity business and are focused on capitalizing on our substantial industry and credit knowledge. Our distressed and event-driven hedge funds employ similar investment strategies, seeking to identify and capitalize on absolute-value driven investment opportunities. Utilizing flexible investment strategies, these funds primarily focus on investments in distressed companies before, during and after a restructuring, as well as undervalued securities. Investments are executed primarily through the purchase or sale of senior secured bank debt, second lien debt, high yield debt, trade claims, credit derivatives, preferred stock and equity.

Mezzanine Funds

We manage U.S. and European-based mezzanine funds and related investment vehicles with total AUM of $4.5 billion as of December 31, 2010. AIC, a U.S.-based permanent capital vehicle, is a publicly traded, closed-

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end, non-diversified management investment company that has elected to be treated as a business development company under the Investment Company Act of 1940, as amended, or the “Investment Company Act,” and to be treated for tax purposes as a regulated investment company under the Internal Revenue Code of 1986, as amended, or the “Internal Revenue Code.” AIC’s primary focus is to generate both current income and capital appreciation primarily through investments in U.S. senior and subordinated loans, other debt securities and private equity. Our European mezzanine funds, which are unregistered private closed-end investment funds, were established to more fully capitalize upon mezzanine and subordinated debt opportunities with a primary focus in Western Europe.

Senior Credit Funds

We manage seven senior credit funds with total AUM of $11.2 billion as of December 31, 2010. We began to establish these funds, which are primarily oriented towards the acquisition of leveraged loans and other performing senior debt, in late 2007 and 2008, with some of our largest investors in order to capitalize upon the supply-demand imbalances in the leveraged finance market. Since that time, we have been actively investing these funds and have established new senior credit funds. Our senior credit funds together with our private equity funds and certain other capital markets funds, as of December 31, 2010, have deployed approximately $27.4 billion, including leverage, in senior credit investments. We believe these funds benefit from the broad range of investment opportunities that arise as a result of our deep industry and credit expertise. As the opportunity set continues to evolve, we expect we will continue to offer this fund series to capitalize primarily upon senior credit opportunities in the market.

Non-Performing Loan Fund

In May 2007, we launched a European non-performing loan fund. Non-performing loans, or “NPLs,” are loans held by financial institutions that are in default of principal or interest payments for 90 days or more. We estimate that the size of the European NPL market is more than €1 trillion. Investment banks have traditionally been the biggest buyers of NPLs, but almost all of these firms either no longer exist or have exited the business during the past few years. In addition, despite the market size and decrease in natural competition, high barriers to entry have limited, and we believe will continue to limit, the amount of credible competitors. The fund has €1.3 billion ($1.7 billion using an exchange rate of €1.00 to $1.34 as of December 31, 2010) in total equity commitments. As of December 31, 2010, the fund has portfolio investments throughout Europe with its largest concentration in the United Kingdom, Germany, Spain and Portugal.

Real Estate

We have assembled a dedicated team to pursue real estate investment opportunities, which we refer to as Apollo Global Real Estate, or “AGRE,” and which we believe benefits from Apollo’s long-standing history of investing in real estate-related sectors such as hotels and lodging, leisure and logistics. AGRE, which includes 38 investment professionals as of December 31, 2010, is led by Joseph Azrack, who joined Apollo in 2008 with 30 years of real estate investment management experience, serving most recently as President and CEO of Citi Property Investors.

We believe our dedicated real estate platform benefits from, and contributes to, Apollo’s integrated platform, and further expands Apollo’s deep real estate industry knowledge and relationships. As of December 31, 2010, our real estate business had total and fee-generating AUM of approximately $6.5 billion and $2.7 billion, respectively.

In addition to the funds described below, we may seek to serve as the manager of, or sponsor, a series of real estate funds that focus on other opportunistic investments in distressed debt and equity recapitalization transactions,

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including corporate real estate, distress for control situations and the acquisition and recapitalization of real estate portfolios, platforms and operating companies, including non-performing and deeply discounted loans.

CPI Capital Partners

On November 12, 2010, an affiliate of AGRE completed the acquisition of Citi Property Investors, or “CPI,” the real estate investment management group of Citigroup Inc. CPI had AUM of approximately $3.6 billion as of December 31, 2010. CPI is an integrated real estate investment platform with investment professionals located in Asia, Europe and North America. As part of the acquisition, Apollo acquired general partner interests in, and advisory agreements with, various real estate investment funds and co-invest vehicles and added to its team of real estate investment professionals.

Apollo Commercial Real Estate Finance, Inc.

In 2009, we launched Apollo Commercial Real Estate Finance, Inc. (NYSE: ARI), or “ARI,” a real estate investment trust managed by Apollo that acquires, originates, invests in and manages performing commercial first mortgage loans, commercial mortgage backed securities, or “CMBS,” mezzanine investments and other commercial real estate-related investments in the United States. As of September 30, 2010, ARI had total AUM of approximately $1.0 billion.

AGRE CMBS Fund L.P.

In December 2009, we launched AGRE CMBS Fund L.P., or “AGRE CMBS Account,” a real estate strategic investment account formed to invest principally in CMBS and leverage those investments by borrowing from the Federal Reserve Bank of New York’s Term Asset-Backed Securities Loan Facility, or the “TALF Program,” and repurchase facilities. As of December 31, 2010, the AGRE CMBS Account had total AUM of approximately $1.6 billion.

Strategic Investment Vehicles

In addition to the funds described above, we manage other investment vehicles, including AAA and Palmetto, which have been established to invest either directly in or alongside certain of our funds and certain other transactions that we sponsor and manage.

AP Alternative Assets, L.P. (AAA)

AAA issued approximately $1.9 billion of equity capital in its initial offering in June 2006 to invest alongside certain of our private equity funds and directly in certain of our capital markets funds and certain other transactions that we sponsor and manage. The common units of AAA, which represent limited partner interests, are listed on Euronext Amsterdam. Since its formation, AAA has allowed us to quickly target certain investment opportunities by capitalizing new investment vehicles formed by Apollo in advance of a lengthier third-party fundraising process. AAA Investments was the initial investor in one of our mezzanine funds, two of our distressed and event-driven hedge funds, our non-performing loan fund and one of our senior credit funds. AAA Investments’ current portfolio also includes private equity co-investments in Fund VI and Fund VII portfolio companies, certain opportunistic investments and temporary cash investments. AAA may also invest in additional funds and other opportunistic investments identified by Apollo Alternative Assets, L.P., the investment manager of AAA. As of December 31, 2010, AAA Investments had total investments of approximately $1.8 billion.

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Strategic Investment Accounts

Institutional investors are expressing increasing levels of interest in SIAs since these accounts can provide investors with greater levels of transparency, liquidity and control over their investments as compared to more traditional investment funds. Based on the trends we are currently witnessing among a select group of large institutional investors, we expect our AUM that is managed through SIAs to continue to grow over time. As of December 31, 2010, approximately $6.6 billion of our total AUM and $4.8 billion of our fee-generating AUM was managed through SIAs.

One example of a SIA managed by Apollo is Palmetto, which we manage on behalf of a single investor. As of December 31, 2010, the total capital commitments to Palmetto were $759.0 million, which included a capital commitment of $750.0 million from one institutional investor that is a large state pension fund and $9.0 million of current commitments from Apollo. Palmetto was established to facilitate investments by such third-party investor directly in our private equity and capital markets funds and certain other transactions that we sponsor and manage. As of December 31, 2010, Palmetto had committed approximately $660.1 million for investments primarily in certain of our capital markets and private equity funds.

Competitive Strengths

Over our more than 20-year history, we have grown to be one of the largest alternative asset managers in the world, which we attribute to the following competitive strengths:

•

Our Investment Process and Approach to Investing Have Delivered a Strong Track Record. Our track record of generating attractive long-term risk-adjusted private equity fund returns is a key differentiating factor for our fund investors and, we believe, will allow us to continue to expand our AUM and capitalize new investment vehicles. See “—The Historical Investment Performance of Our Funds” for reasons why our historical returns are not indicative of the future results you should expect from our current or future funds or from us. Some of the elements that have enabled us to generate these attractive returns include:

•	Our flexibility to invest throughout market cycles and across the capital structure;

•	Our deep industry expertise and focus on complex transactions;

•	Our investment expertise creates proprietary investment opportunities; and

•	Our collaboration with portfolio company management teams.

•

Our Integrated Business Model. Generally, we operate our global franchise as an integrated investment platform with a free flow of information across our businesses. Each of our businesses contributes to and draws from our investment experience and deep industry expertise, thereby providing investment opportunities and intellectual capital to the other businesses, which we believe enables our funds to successfully invest across a company’s capital structure. See “Risk Factors—Risks Related to Our Businesses—Possession of material, non-public information could prevent Apollo funds from undertaking advantageous transactions; our internal controls could fail; we could determine to establish information barriers.”

•

Our Strong, Longstanding Investor Relationships. We manage capital for hundreds of investors in our private equity funds, which include many of the world’s most prominent pension funds, university endowments, financial institutions and individuals. Most of our private equity investors are invested in multiple Apollo private equity funds, and many have invested in one or more of our capital markets funds, including as seed investors in new strategies. We believe that our deep investor relationships have facilitated the growth of our existing businesses and will assist us with the launch of new businesses and investment offerings, thereby increasing our fee-generating AUM.

•	Long-Term Capital Base. A significant portion of our $67.6 billion of AUM as of December 31, 2010 was long-term in nature. As of December 31, 2010, approximately 91% of our AUM was in funds with

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a contractual life at inception of seven years or more, including 10% that was in permanent capital vehicles with unlimited duration. Our long-lived capital base allows us to invest assets with a long-term focus, which we believe is an important component in generating attractive returns for our investors. a contractual life at inception of seven years or more, including 10% that was in permanent capital vehicles with unlimited duration. Our long-lived capital base allows us to invest assets with a long-term focus, which we believe is an important component in generating attractive returns for our investors. We believe our long-term capital also leaves us well-positioned during economic downturns, when the fundraising environment for alternative assets has historically been more challenging than during periods of economic expansion.

•

The Continuity of Our Strong Management Team and Reputation. Our managing partners actively participate in the oversight of the investment activities of our funds, have worked together for more than 20 years and lead a team of 171 investment professionals as of December 31, 2010 who possess a broad range of transaction, financial, managerial and investment skills. We have developed a strong reputation in the market as an investor and partner who can make significant contributions to a business or investing decision, and we believe the longevity of our management team is a key competitive advantage.

•

Alignment of Interests with Investors in Our Funds and Shareholders. Fundamental to our business model is the alignment of interests of our professionals with those of the investors in our funds, and with those of our shareholders. From our inception through December 31, 2010, our professionals have committed or invested an estimated $1.0 billion of their own capital to our funds. In addition, our practice is to allocate a portion of the management fees and incentive income payable by our funds to our professionals, which we believe serves to incentivize those employees to generate superior risk-adjusted investment returns. Also, the majority of our employees own restricted share units, or “RSUs,” which vest over time, and our managing partners and contributing partners will own         % of the company immediately after the offering. We expect to continue to increase the equity ownership held by our employees over time through additional grants of RSUs in lieu of cash compensation. We believe that the alignment of interests with our shareholders and fund investors helps us to raise new funds, continue to execute our growth strategy and deliver earnings to our shareholders.

Growth Strategy

Our growth and investment returns have been supported by an institutionalized and strategic organizational structure designed to promote teamwork, industry specialization, longevity of capital, compliance and regulatory excellence and internal systems and processes. Our ability to grow our AUM and revenues depends on our performance and on our ability to attract new capital and fund investors, which we have done successfully over the last 20 years.

The following are key elements of our growth strategy:

•	continuing to achieve long-term returns in our funds;

•	continuing our commitment to our fund investors;

•	raising additional investment capital for our current businesses;

•	expanding into new investment strategies, markets and businesses; and

•	capitalize upon the benefits of being a public company, including the pursuit of complementary and strategic acquisitions.

We cannot assure you that our funds or our current businesses will be successful in raising the capital described above or that any capital they do raise will be on terms favorable to us or consistent with terms of capital that they have previously raised. See “Risk Factors—Risks Related to Our Businesses—We may not be

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successful in raising new funds or in raising more capital for certain of our funds and may face pressure to modify fee arrangements of our future funds” and “Risk Factors—Risks Related to Our Businesses—Changes in the debt financing markets have negatively impacted the ability of our funds and their portfolio companies to obtain attractive financing for their investments and have increased the cost of such financing if it is obtained, which could lead to lower-yielding investments and potentially decreasing our net income” for a more detailed discussion of the risks.

Performance Results

Our revenues and other income consist principally of (i) management fees, which are based upon a percentage of the committed or invested capital (in the case of our private equity funds and certain of our capital markets and real estate funds), adjusted assets (in the case of AAA), gross invested capital or fund net asset value (in the case of the rest of our capital markets funds), stockholders’ equity (in the case of ARI) or the capital accounts of the limited partners (in the case of AGRE CMBS Account), (ii) transaction and advisory fees received from private equity and certain capital markets portfolio companies in respect of business and transaction consulting services that we provide, as well as advisory services provided to a capital markets fund, (iii) income based on the performance of our funds, which consists of allocations, distributions or fees from our private equity funds, AAA and our capital markets funds, and (iv) investment income from our investments as general partner and other direct investments primarily in the form of net gains from investment activities as well as interest and dividend income. Carried interest from our private equity funds and certain of our capital markets and real estate funds entitles us to an allocation of a portion of the income and gains from that fund and is as much as 20% of the net realized income and gains that are achieved by the funds net of fund expenses, generally subject to an annual preferred return for the limited partners, which varies by fund, with a “catch-up” allocation to us thereafter. The general partner of each of the funds accrues for its portion of carried interest at each balance sheet date for any changes in value of the funds’ underlying investments. For example, if one of our private equity funds were to exceed the preferred return threshold and generate $100 million of profits net of allocable fees and expenses from a given investment, our carried interest would entitle us to receive as much as $20 million of these net profits less appropriate compensation expense for our investment professionals.

Carried interest from most of our capital markets funds is as much as 20% of either the fund’s income and gain or the yearly appreciation of the fund’s net asset value. For such capital markets funds, we accrue carried interest on both realized and unrealized gains, subject to any applicable hurdles and high-water marks. Certain of our capital markets funds are subject to a preferred return. Our ability to generate carried interest is an important element of our business and has historically accounted for a very significant portion of our income. For the year ended December 31, 2010, transaction and advisory fees, management fees and carried interest income represented 3.8%, 20.4% and 75.8%, respectively, of our $2,109.9 million of revenues. See our consolidated financial statements included elsewhere in this prospectus.

In considering the performance information contained in this prospectus, prospective Class A shareholders should bear in mind that such performance information is not indicative of the possible performance of our Class A shares. An investment in our Class A shares is not an investment in any of the Apollo funds, and the assets and revenues of our funds are not directly available to us. As a result of the deconsolidation of most of our funds, we will not be consolidating those funds in our financial statements for periods after either August 1, 2007 or November 30, 2007. Upon adoption of the amended consolidation guidance on January 1, 2010, we are consolidating certain entities. We continue to monitor all entities to determine if we are required to consolidate any additional entities.

The Private Offering Transactions and the Strategic Investors Transaction

On August 8, 2007, in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended, or the “Securities Act,” we sold 27,000,000 Class A shares, at an initial offering price of $24 per

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share, to (i) Goldman, Sachs & Co., J.P. Morgan Securities Inc. and Credit Suisse (USA) LLC, which we refer to as the “initial purchasers,” for their resale to qualified institutional buyers that are also qualified purchasers in reliance upon Rule 144A under the Securities Act, and (ii) accredited investors, with the initial purchasers acting as placement agents, in a private placement, as defined in Rule 501(a) under the Securities Act. The initial purchasers exercised their over-allotment option and on September 5, 2007, we sold an additional 2,824,540 Class A shares to the initial purchasers at the price of $24 per share. We refer to this exempt sale of Class A shares to the initial purchasers and to accredited investors as the “Rule 144A Offering.” We entered into a registration rights agreement with the initial purchasers in the Rule 144A Offering, pursuant to which we undertook to register under the Securities Act the Class A shares sold in the Rule 144A Offering. All of the Class A shares being offered by the selling shareholders in this offering were issued in the Rule 144A Offering.

In connection with the Rule 144A Offering, on July 16, 2007, we entered into a purchase agreement with Credit Suisse Securities (USA) LLC, one of the Rule 144A Offering initial purchasers, pursuant to which Credit Suisse Management LLC, or the “CS Investor,” purchased from us in a private placement that closed concurrently with the Rule 144A Offering an aggregate of $180 million of the Class A shares at a price per share of $24, or 7,500,000 Class A shares. Pursuant to a shareholders agreement we entered into with the CS Investor, the CS Investor agreed not to sell its Class A shares for a period of one year from August 8, 2007, the closing date of the Rule 144A Offering. We entered into a registration rights agreement with the CS Investor in connection with the private placement transaction pursuant to which we undertook to register under the Securities Act the Class A shares sold therein. We refer to our sale of Class A shares to the CS Investor as the “Private Placement” and to the Private Placement and the Rule 144A Offering collectively as the “Private Offering Transactions.”

On July 13, 2007, we sold securities to the California Public Employees’ Retirement System, or “CalPERS,” and an affiliate of the Abu Dhabi Investment Authority, or “ADIA,” in return for a total investment of $1.2 billion. We refer to CalPERS and ADIA as the “Strategic Investors.” Upon completion of the Private Offering Transactions, the securities that we sold to the Strategic Investors converted into non-voting Class A shares. We refer to the foregoing issuance of securities, our use of proceeds from that sale and the conversion of such securities into non-voting Class A shares as the “Strategic Investors Transaction.” Pursuant to a lenders rights agreement we have entered into with the Strategic Investors, the Strategic Investors have agreed not to sell any of their Class A shares for a period of two years after the date on which the registration statement of which this prospectus forms a part becomes effective, or the “registration effectiveness date,” subject to limited exceptions. Thereafter, the amount of Class A shares they may sell is subject to a limit that increases with each year. See “Certain Relationships and Related Party Transactions—Lenders Rights Agreement—Transfer Restrictions.” The Strategic Investors are two of the largest alternative asset investors in the world and have been significant investors with us in multiple funds covering a variety of strategies. In total, from our inception through the date hereof, the Strategic Investors have invested or committed to invest approximately $7.6 billion of capital in us and our funds. The Strategic Investors have been significant supporters of our integrated platform, with one or both having invested in multiple private equity and capital markets funds. The Strategic Investors have no obligation to invest further in our funds, and any future investments by the Strategic Investors in our funds or other alternative investment categories will likely depend on the performance of our funds, the performance of each Strategic Investor’s overall investment portfolio and other investment opportunities available to them.

Structure and Formation of the Company

Apollo Global Management, LLC is a holding company whose primary assets are 100% of the general partner interests in each limited partnership included in the Apollo Operating Group, which is described below under “—Holding Company Structure.” Immediately after the offering,         % of the limited partner interests of the Apollo Operating Group entities will be held by Apollo Global Management, LLC through intermediate

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holding companies, and the remaining         % of the limited partner interests of the Apollo Operating Group entities will be owned directly by Holdings, an entity 100% owned, directly or indirectly, by our managing partners and contributing partners. The limited partner interests that the company and Holdings own in the Apollo Operating Group entities represent the company’s and Holdings’ economic interests in the Apollo Operating Group. With limited exceptions, the Apollo Operating Group owns each of the operating entities included in our historical consolidated and combined financial statements as described below under “—Our Assets.”

Apollo Global Management, LLC is owned by its Class A and Class B shareholders. Holders of our Class A shares and Class B share vote as a single class on all matters presented to the shareholders, although the Strategic Investors do not have voting rights in respect of any of their Class A shares. We have issued to BRH Holdings GP, Ltd., or “BRH,” a single Class B share solely for purposes of granting voting power to BRH. BRH is the general partner of Holdings and is a Cayman Islands exempted company owned and controlled by our managing partners. The Class B share does not represent an economic interest in Apollo Global Management, LLC. The voting power of the Class B share, however, increases or decreases with corresponding changes in Holdings’ economic interest in the Apollo Operating Group.

Our shareholders vote together as a single class on the limited set of matters on which shareholders have a vote. Such matters include a proposed sale of all or substantially all of our assets, certain mergers and consolidations, certain amendments to our operating agreement and an election by our manager to dissolve the company.

We intend to preserve our current management structure with strong central control by our managing partners and to maintain our focus on achieving successful growth over the long term. This desire to preserve our existing management structure is one of the principal reasons why upon listing of our Class A shares on the NYSE, if achieved, we have decided to avail ourselves of the “controlled company” exception from certain of the NYSE governance rules. This exception eliminates the requirements that we have a majority of independent directors on our board of directors and that we have a compensation committee and a nominating and corporate governance committee composed entirely of independent directors. It is also the reason that the managing partners chose to have a manager that manages all of our operations and activities, with only limited powers retained by the board of directors, as long as the Apollo control condition, which is discussed below under “—Our Manager,” is satisfied.

We refer to the formation of the Apollo Operating Group described below under “—Holding Company Structure,” “—Our Manager,” “—Our Assets” and “—Equity Interests Retained by Our Managing Partners and Contributing Partners,” the deconsolidation of most Apollo funds described below under “—Deconsolidation of Apollo Funds” and the borrowing under the AMH credit facility and the related distribution to our managing partners described below under “—Distribution to Our Managing Partners Prior to the Private Offering Transactions,” collectively, as the “Reorganization.”

Prior to the Reorganization, our business was conducted through a number of entities as to which there was no single holding entity but that were separately owned by our managing partners. In order to facilitate the Rule 144A Offering, which closed in August 2007, we effected the Reorganization to form a new holding company structure. Additional entities were formed during 2008 to create our current holding company structure.

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The diagram below depicts our current organizational structure (see “Our Structure” for a more detailed diagram).

(1)	Immediately after the offering, investors in the Rule 144A Offering and investors in the offering (together, the “Public Investors”) will hold % of the Class A shares, the CS Investor will hold % of the Class A shares, and the Strategic Investors will hold % of the Class A shares. Immediately after the offering, the Class A shares held by Public Investors will represent % of the total voting power of our shares entitled to vote and % of the economic interests in the Apollo Operating Group. Immediately after the offering, Class A shares held by the CS Investor will represent % of the total voting power of our shares entitled to vote and % of the economic interests in the Apollo Operating Group. Class A shares held by the Strategic Investors do not have voting rights and immediately after the offering, will represent % of the economic interests in the Apollo Operating Group. Such Class A shares will become entitled to vote upon transfers by a Strategic Investor in accordance with the agreements entered into in connection with the Strategic Investors Transaction.
(2)

Our managing partners own BRH, which in turn holds our only outstanding Class B share. Immediately after the offering, the Class B share will represent         % of the total voting power of our shares entitled to vote but no economic interest in Apollo Global

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Management, LLC. Our managing partners’ economic interests are instead represented by their indirect ownership, through Holdings, of         % of the limited partner interests in the Apollo Operating Group immediately after the offering.

(3)	Through BRH Holdings, L.P., our managing partners own limited partner interests in Holdings.
(4)	Immediately after the offering, will represent % of the limited partner interests in each Apollo Operating Group entity. The Apollo Operating Group units held by Holdings are exchangeable for Class A shares, as described below under “—Equity Interests Retained by Our Managing Partners and Contributing Partners.” Our managing partners, through their interests in BRH and Holdings, will own % of the Apollo Operating Group units immediately after the offering. Our contributing partners, through their ownership interests in Holdings, will own % of the Apollo Operating Group units immediately after the offering.
(5)	BRH is the sole member of AGM Management, LLC, our manager. The management of Apollo Global Management, LLC is vested in our manager as provided in our operating agreement. See “Description of Shares—Operating Agreement” for a description of the authority that our manager exercises.
(6)	Immediately after the offering, will represent % of the limited partner interests in each Apollo Operating Group entity, held through intermediate holding companies. Apollo Global Management, LLC also indirectly owns 100% of the general partner interests in each Apollo Operating Group entity.

Holding Company Structure

Apollo Global Management, LLC, through three intermediate holding companies (APO Corp., APO Asset Co., LLC and APO (FC), LLC), will own         % of the economic interests of, and operates and controls all of the businesses and affairs of, the Apollo Operating Group and its subsidiaries immediately after the offering. Holdings will own the remaining         % of the economic interests in the Apollo Operating Group immediately after the offering. Apollo Global Management, LLC consolidates the financial results of the Apollo Operating Group and its consolidated subsidiaries. Holdings’ ownership interest in the Apollo Operating Group is reflected as Non-Controlling Interests in Apollo Global Management, LLC’s consolidated financial statements.

Each of the Apollo Operating Group partnerships holds interests in different businesses or entities organized in different jurisdictions. For a more detailed description of our holding company structure, see “Our Structure— Reorganization—Holding Company Structure.”

Our structure is designed to accomplish a number of objectives, the most important of which are as follows:

•

We are a holding company that is qualified as a partnership for U.S. Federal income tax purposes. Our intermediate holding companies enable us to maintain our partnership status and to meet the qualifying income exception. See also “Material Tax Considerations—Material U.S. Federal Tax Considerations—Taxation of the Company—Taxation of Apollo” for a discussion of the qualifying income exception.

•

We have historically used multiple management companies to segregate operations for business, financial and other reasons. Going forward, we may increase or decrease the number of our management companies or partnerships within the Apollo Operating Group, based on our views regarding the appropriate balance between (a) administrative convenience and (b) continued business, financial, tax and other optimization.

Our Manager

Our operating agreement provides that so long as the Apollo Group (as defined in “Our Structure—Reorganization—Our Manager”) beneficially owns at least 10% of the aggregate number of votes that may be cast by holders of outstanding voting shares, our manager, which is 100% owned by BRH, will conduct, direct and manage all activities of Apollo Global Management, LLC. We refer to the Apollo Group’s beneficial ownership of at least 10% of such voting power as the “Apollo control condition.” So long as the Apollo control condition is satisfied, our manager will manage all of our operations and activities and will have discretion over significant corporate actions, such as the issuance of securities, payment of distributions, sales of assets, making certain amendments to our operating agreement and other matters, and our board of directors will have no authority other than that which our manager chooses to delegate to it. See “Description of Shares.”

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Holders of our Class A shares and Class B share have no right to elect our manager, which is controlled by our managing partners through BRH. Although our manager has no business activities other than the management of our businesses, conflicts of interest may arise in the future between us and our Class A shareholders, on the one hand, and our managing partners, on the other. The resolution of these conflicts may not always be in our best interests or those of our Class A shareholders. We describe the potential conflicts of interest in greater detail under “Risk Factors—Risks Related to Our Organization and Structure—Potential conflicts of interest may arise among our manager, on the one hand, and us and our shareholders on the other hand. Our manager and its affiliates have limited fiduciary duties to us and our shareholders, which may permit them to favor their own interests to the detriment of us and our shareholders.” We will reimburse our manager and its affiliates for all costs incurred in managing and operating us, and our operating agreement provides that our manager will determine the expenses that are allocable to us. Our operating agreement does not limit the amount of expenses for which we will reimburse our manager and its affiliates.

Our Assets

Prior to the Private Offering Transactions, our managing partners contributed to the Apollo Operating Group their interests in each of the entities included in our historical consolidated and combined financial statements, but excluding the “excluded assets” described under “Our Structure—Reorganization—Excluded Assets.” As discussed further below, the managing partners received partnership interests in Holdings (representing an indirect ownership interest of an equivalent number of Apollo Operating Group units) in respect of the interests they contributed to the Apollo Operating Group.

Certain assets were not contributed to the Apollo Global Management, LLC structure as these assets were either at the end of their life (e.g., general partners of Funds I, II and III) or these assets were owned by the managing partners and the contributing partners. The managing partners chose which assets were to be included in the Apollo Global Management, LLC structure. Except for the general partners of Funds I, II and III, none of the excluded assets were included in the combined financial statements of the Apollo Operating Group prior to the Reorganization. As a result of the Reorganization, the general partner interests were treated as distributions to the managing partners and other Reorganization adjustments in the “Statements of Changes in Shareholders’ Equity and Partners’ Capital.” See our consolidated and combined financial statements included elsewhere in this prospectus.

The following is a condensed list of excluded assets from the Reorganization (for a more detailed description, see “Our Structure—Reorganization—Excluded Assets”);

•	our managing partners’ personal investments or co-investments in our funds (subject to certain limitations);

•	amounts owed to any managing partners pursuant to any Apollo deferral or waiver programs or carried interest earned but held in escrow;

•	our managing partners’ interests in Apollo Real Estate, Ares and the general partners of Funds I, II and III;

•

compensation and benefits paid or given to the managing partners consistent with the terms of their employment agreements (as described below under “Management—Executive Compensation—Employment Non-Competition and Non-Solicitation Agreements with Managing Partners”);

•	director options issued prior to January 1, 2007 by any of our funds’ portfolio companies;

•

an entity partially owned by our managing partners (without any economics) that has 100% voting control over the investment of Fund VI in Caesars Entertainment Corporation (formerly known as Harrah’s Entertainment, Inc.), or “Caesars Entertainment;” and

•	other miscellaneous, non-core assets.

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In addition, prior to the Private Offering Transactions, our contributing partners contributed to the Apollo Operating Group a portion of their rights to receive a portion of the management fees and incentive income that are earned from management of our funds, or “points.” We refer to such contributed points as “partner- contributed interests.” In return for a contribution of points, each contributing partner received an interest in Holdings (representing an indirect, unit-for-unit ownership interest of an equivalent number of Apollo Operating Group units). For a more detailed description of the assets that were contributed, see “Our Structure—Reorganization—Our Assets.”

Equity Interests Retained by Our Managing Partners and Contributing Partners

In exchange for the contribution of assets described above and after giving effect to the Strategic Investor Transactions, Holdings (which is owned by BRH and the contributing partners) received 80.0% of the limited partnership units in the Apollo Operating Group. We use the terms “Apollo Operating Group unit” or “unit in/of Apollo Operating Group” to refer to a limited partnership unit in each of the Apollo Operating Group partnerships. We refer to the managing partners’ and contributing partners’ contribution of assets to the Apollo Operating Group and Holdings’ receipt of Apollo Operating Group units in exchange therefor as the “Apollo Operating Group Formation.” Our managing partners, through their interests in BRH and Holdings, will own     % of the Apollo Operating Group units and, through their ownership of BRH, the Class B share that we have issued to BRH, in each case immediately after the offering.

Our contributing partners, through their interests in Holdings, will own     % of the Apollo Operating Group units immediately after the offering. For a more detailed discussion of the terms surrounding the retained interests, see “Our Structure—Reorganization—Equity Interests Retained by Our Managing Partners and Contributing Partners.”

Deconsolidation of Apollo Funds

Certain of our private equity and capital markets funds have historically been consolidated into our financial statements, due to our controlling interest in certain funds notwithstanding that we have only a non-controlling equity interest in these funds. Consequently, our pre-Reorganization financial statements do not reflect our ownership interest at fair value in these funds, but rather reflect on a gross basis the assets, liabilities, revenues, expenses and cash flows of our funds. We amended the governing documents of most of our funds to provide that a simple majority of the funds’ unaffiliated investors have the right to liquidate that fund. These amendments, which became effective on either August 1, 2007 or November 30, 2007, deconsolidated these funds that have historically been consolidated in our financial statements. Accordingly, we no longer reflect the share that other parties own in total assets and Non-Controlling Interests in these respective funds. The deconsolidation of these funds will present our financial statements in a manner consistent with how Apollo evaluates its business and the related risks. Accordingly, we believe that deconsolidating these funds will provide investors with a better understanding of our business.

Tax Considerations

We believe that under current law, Apollo Global Management, LLC is treated as a partnership and not as a corporation for U.S. Federal income tax purposes. An entity that is treated as a partnership for U.S. Federal income tax purposes is not a taxable entity and incurs no U.S. Federal income tax liability. Instead, each partner is required to take into account its allocable share of items of income, gain, loss and deduction of the partnership in computing its U.S. Federal income tax liability, regardless of whether cash distributions are then made. Investors in this offering will be deemed to be limited partners of Apollo Global Management, LLC for U.S. Federal income tax purposes. Accordingly, an investor will generally be required to pay U.S. Federal income taxes with respect to the

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income and gain of Apollo Global Management, LLC that is allocated to such investor, even if Apollo Global Management, LLC does not make cash distributions. See “Material Tax Considerations—Material U.S. Federal Tax Considerations” for a summary discussing certain U.S. Federal income tax considerations related to the purchase, ownership and disposition of our Class A shares as of the date of this offering.

Distribution to Our Managing Partners Prior to the Private Offering Transactions

On April 20, 2007, AMH, one of the entities in the Apollo Operating Group, entered into a credit facility, or the “AMH credit facility,” under which AMH borrowed a $1.0 billion variable-rate term loan. We used these borrowings to make a $986.6 million distribution to our managing partners and to pay related fees and expenses. This distribution was a distribution of prior undistributed earnings, and an advance on possible future earnings, of AMH. As a result, this distribution caused the managing partners’ accumulated equity basis in AMH to become negative. As of the date hereof, the AMH credit facility is guaranteed by Apollo Management, L.P.; Apollo Capital Management, L.P.; Apollo International Management, L.P.; Apollo Principal Holdings II, L.P.; Apollo Principal Holdings IV, L.P.; Apollo Principal Holdings V, L.P.; Apollo Principal Holdings IX, L.P.; and AAA Holdings, L.P. and had an original maturity date of April 20, 2014. The AMH credit facility was amended on December 20, 2010, allowing extension of the maturity date of a portion of the loans to January 3, 2017. See “Description of Indebtedness” for details of the AMH credit facility. It is secured by (i) a first priority lien on substantially all assets of AMH and the guarantors and (ii) a pledge of the equity interests of each of the guarantors, in each case subject to customary carveouts.

Distributions to Our Managing Partners and Contributing Partners Related to the Reorganization

We made distributions to our managing partners and contributing partners that represented all of the undistributed earnings generated by the businesses contributed to the Apollo Operating Group prior to July 13, 2007. For this purpose, income attributable to carried interest on private equity funds related to either carry-generating transactions that closed prior to July 13, 2007 or carry-generating transactions in respect of which a definitive agreement was executed, but that did not close, prior to July 13, 2007 were treated as having been earned prior to that date. Undistributed earnings of the contributed businesses through the date of the Reorganization that were attributable to the managing partners and contributing partners for the sold portion of their interest were $238.4 million and $148.6 million, respectively, and were recorded in the consolidated financial statements as a component of due to affiliates and profit sharing payable, respectively. There were no undistributed earnings that were attributable to the managing partners and contributing partners for the sold portion of their interest at the December 31, 2010 and 2009 balance sheet dates.

In addition, we have also entered into a tax receivable agreement with our managing partners and contributing partners which requires us to pay them 85% of any tax savings received by APO Corp. from our step-up in tax basis. In our consolidated financial statements, the item due to affiliates includes $491.4 million and $514.0 million that was payable to our managing partners and contributing partners in connection with the tax receivable agreement as of both December 31, 2010 and 2009, respectively.

As part of the Reorganization, the managing partners and the contributing partners received the following:

•

Apollo Operating Group units having a fair value per unit of $24 and $20 issued to the managing partners and contributing partners respectively on issuance date with a total approximate value of $5.6 billion (subject to five- or six-year vesting);

•	$1.2 billion in cash in July 2007, excluding any potential contingent consideration;

•

In January 2008 and April 2008, a preliminary and final distribution related to a contingent consideration of $37.7 million. The determination of the amount and timing of the distribution were based on net income with discretionary adjustments, all of which were determined by Apollo

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Management Holdings GP, LLC, the general partner of AMH. Included in the distribution were AAA restricted depository units, or “RDUs,” valued at approximately $12.7 million and a distribution of interests in Apollo VIF Co-Investors, LLC in settlement of deferred compensation units in Apollo Value Investment Offshore Fund, Ltd. of approximately $0.8 million; and

•

The fair value of carried interest related to the sale of portfolio companies where definitive sales contracts were executed but had not closed at July 13, 2007. We accrued an estimated payment of approximately $387.0 million at December 31, 2007, of which $200.2 million was distributed during the year ended December 31, 2008. The definitive sales contract in respect of which the remaining $186.8 million was accrued was terminated during the fourth quarter of 2008 and, as a result, no amounts were accrued at December 31, 2010 and 2009.

The Historical Investment Performance of Our Funds

In this “Prospectus Summary” and elsewhere in this prospectus, we present information relating to the historical performance of our funds, including certain legacy Apollo funds that do not have a meaningful amount of unrealized investments and the general partners of which have not been contributed to Apollo Global Management, LLC.

When considering the data presented in this prospectus, you should note that the historical results of our funds are not indicative of the future results that you should expect from such funds, from any future funds we may raise or from your investment in our Class A shares. An investment in our Class A shares is not an investment in any of the Apollo funds, and the assets and revenues of our funds are not directly available to us. As a result of the deconsolidation of most of our funds, we will not be consolidating those funds in our financial statements for periods after either August 1, 2007 or November 30, 2007. The historical and potential future returns of the funds we manage are not directly linked to returns on our Class A shares. Therefore, you should not conclude that continued positive performance of the funds we manage will necessarily result in positive returns on an investment in our Class A shares. However, poor performance of the funds that we manage would cause a decline in our revenue from such funds, and would therefore have a negative effect on our performance and in all likelihood the value in our Class A shares. There can be no assurance that any Apollo fund will continue to achieve the same results as historically achieved.

Moreover, the historical returns of our funds should not be considered indicative of the future results you should expect from such funds or from any future funds we may raise, in part because:

•

market conditions during previous periods were significantly more favorable for generating positive performance, particularly in our private equity business, than the market conditions we have experienced for the last few years and may experience in the future;

•

our funds’ returns have benefited from investment opportunities and general market conditions that currently do not exist and may not repeat themselves, and there can be no assurance that our current or future funds will be able to avail themselves of profitable investment opportunities;

•

our private equity funds’ rates of return, which are calculated on the basis of net asset value of the funds’ investments, reflect unrealized gains and unrealized losses, which gains and losses may never be realized;

•

our funds’ returns have benefited from investment opportunities and general market conditions that may not repeat themselves, including the availability of debt capital on attractive terms and the availability of distressed debt opportunities, and we may not be able to achieve the same returns or profitable investment opportunities or deploy capital as quickly;

•

the historical returns that we present in this prospectus derive largely from the performance of our earlier private equity funds, whereas future fund returns will depend increasingly on the performance of our newer funds, which may have little or no realized investment track record;

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•	Fund VI and Fund VII are several times larger than our previous private equity funds, and this additional capital may not be deployed as profitably as our prior funds;

•

the attractive returns of certain of our funds have been driven by the rapid return of invested capital, which has not occurred with respect to all of our funds and we believe is less likely to occur in the future;

•	our track record with respect to our capital markets and real estate funds is relatively short as compared to our private equity funds;

•

in recent years, there has been increased competition for private equity investment opportunities resulting from the increased amount of capital invested in private equity funds and periods of high liquidity in debt markets, which may result in lower returns for the funds; and

•	our newly established funds may generate lower returns during the period that they take to deploy their capital.

Finally, our private equity IRRs have historically varied greatly from fund to fund. For example, Fund IV has generated an 11% gross IRR and an 9% net IRR since inception through December 31, 2010, while Fund V has generated a 62% gross IRR and a 45% net IRR since inception through December 31, 2010. Accordingly, the IRR going forward for any current or future fund may vary considerably from the historical IRR generated by any particular fund, or for our private equity funds as a whole. Future returns will also be affected by the applicable risks described elsewhere in this prospectus, including risks of the industries and businesses in which a particular fund invests. See “Risk Factors—Risks Related to Our Businesses—The historical returns attributable to our funds should not be considered as indicative of the future results of our funds or of our future results or of any returns expected on an investment in our Class A shares.”

Recent Developments

On January 4, 2011, we declared a cash distribution amounting to $0.17 per Class A share, which is comprised of a regular quarterly cash distribution of $0.07 per Class A share and a special distribution of $0.10 per Class A share. The distribution was paid on January 14, 2011 to our Class A shareholders of record as of January 7, 2011.

AGRE U.S. Real Estate Fund, L.P., a newly formed closed-end private investment fund that intends to make real estate-related investments principally located in the United States, held an initial closing in January 2011 on $307.85 million of limited partner commitments (inclusive of $200 million in commitments to co-invest transactions at the option of the applicable limited partner).

On February 15, 2011, Apollo held its first close for a new fund, Financial Credit Investment I, L.P., which will opportunistically invest in longevity based assets. The first close had approximately $240 million of capital committed.

We recently formed Apollo Credit Management, LLC, a registered investment advisor, which serves as advisor to the Apollo Senior Floating Rate Fund Inc., a newly organized, non-diversified, closed-end management investment company. The investment objective of the fund is to seek current income and preservation of capital primarily through investments in senior, secured loans made to companies whose debt is rated below investment grade and investments with similar economic characteristics. The fund has filed an N-2 registration statement with the Securities and Exchange Commission, or the “SEC,” which has not yet been declared effective, and it intends to apply to list its common shares on the NYSE.

Investment Risks

An investment in our Class A shares involves a high degree of risk. Some of the more significant challenges and risks include those associated with our susceptibility to conditions in the global financial markets and global

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economic conditions, the volatility of our revenue, net income and cash flow, our dependence on our managing partners and other key investment professionals, our ability to retain and motivate our existing investment professionals and recruit, retain and motivate new investment professionals in the future and risks associated with adverse changes in tax law and other legislative or regulatory changes. See “Risk Factors” for a discussion of the factors you should consider before investing in our Class A shares.

Our Corporate Information

Apollo Global Management, LLC was formed in Delaware on July 3, 2007. Our principal executive offices are located at 9 West 57th Street, New York, New York 10019, and our telephone number is (212) 515-3200. We maintain a website at www.agm.com. We do not incorporate the information on our website into this prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus.

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The Offering

Shares Offered by Apollo Global Management, LLC in the Offering	Class A shares

Shares Offered by the Selling Shareholders in the Offering	Class A shares

Option to purchase additional Class A shares from Apollo Global Management, LLC and the Selling Shareholders	Class A shares from Apollo Global Management, LLC and Class A shares from the Selling Shareholders.

Shares Outstanding After the Offering:

Class A Shares	Class A shares

Class B Shares	1 Class B share

Shares Held by Our Managing Partners Immediately After the Offering:

Class A Shares	None

Class B Share	Our managing partners indirectly hold the single Class B share that we have issued to BRH, which will represent % of the total voting power of our shares entitled to vote immediately after the offering.

Apollo Operating Group Units Held Immediately After the Offering:

By Us	or % of the total Apollo Operating Group units

Indirectly By Our Managing Partners and Contributing Partners	240,000,000 or % of the total Apollo Operating Group units

Voting:

Class A Shares	One vote per share (except that Class A shares held by the Strategic Investors and their affiliates do not have any voting rights).

Class B Share	240,000,000 votes immediately after the offering. In the event that a managing partner or contributing partner, through Holdings, exercises his right to exchange the Apollo Operating Group units that he owns through his partnership interest in Holdings for Class A shares, the voting power of the Class B share will be proportionately reduced.

Voting Rights

Holders of our Class A shares (other than the Strategic Investors and their affiliates, who have no voting rights) and our Class B share vote together as a single class on all matters submitted to our shareholders for their vote or approval. So long as the Apollo control condition is satisfied, however, our manager manages all of our operations and

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activities and exercises substantial control over extraordinary matters and other structural changes. You will have only limited voting rights on matters affecting our businesses and will have no right to elect our manager, which is owned and controlled by our managing partners. Moreover, our managing partners, through their ownership of BRH, will hold       % of the total combined voting power of our shares entitled to vote immediately after the offering, and thus are able to exercise control over all matters requiring shareholder approval. See “Description of Shares.”

Use of Proceeds	We estimate that the net proceeds from the offering of Class A shares by us, at an assumed initial public offering price of $ per share, which is the midpoint of the estimated offering price range set forth on the front cover of this prospectus, and after deducting estimated underwriting discounts, will be approximately $ million.

We will not receive any of the proceeds from the sale of Class A shares by the selling shareholders participating in the offering. The selling shareholders will receive all of the proceeds from the sale of their Class A shares in the offering.

We intend to use the net proceeds received by us in the offering for general corporate purposes and to fund growth initiatives.

Cash Dividend Policy	Our intention is to distribute to our Class A shareholders on a quarterly basis substantially all of our net after-tax cash flow from operations in excess of amounts determined by our manager to be necessary or appropriate to provide for the conduct of our businesses, to make appropriate investments in our businesses and our funds, to comply with applicable law, to service our indebtedness or to provide for future distributions to our Class A shareholders for any ensuing quarter. Our Class B shareholder is not entitled to any dividends.

The declaration, payment and determination of the amount of our quarterly dividend will be at the sole discretion of our manager. We cannot assure you that any dividends, whether quarterly or otherwise, will or can be paid. See “Cash Dividend Policy” for a discussion of the factors our manager is likely to consider in regard to our payment of cash dividends.

Managing Partners’ and Contributing Partners’ Exchange Rights

Subject to certain procedures and restrictions (including the vesting schedules applicable to our managing partners and any applicable transfer restrictions and lock-up agreements), at any time and from time to time, each managing partner and contributing partner has the right to cause Holdings to exchange Apollo Operating Group units for Class A shares to sell such Class A shares at the prevailing market price (or at a lower price that such managing partner or contributing partner is willing to accept) and to distribute the net proceeds of such

23

sale to such managing partner or contributing partner. We have reserved for issuance 240,000,000 Class A shares, corresponding to the number of existing Apollo Operating Group units held by our managing partners and contributing partners. To effect an exchange, a managing partner or contributing partner, through Holdings, must simultaneously exchange one Apollo Operating Group unit, being an equal limited partner interest in each Apollo Operating Group entity, for each Class A share received. As a managing partner or contributing partner exchanges his Apollo Operating Group units, our interest in the Apollo Operating Group units will be correspondingly increased and the voting power of the Class B share will be correspondingly reduced. If and when any managing partner or contributing partner, through Holdings, exchanges an Apollo Operating Group unit for a Class A share of Apollo Global Management, LLC, the relative economic ownership positions of the exchanging managing partner or contributing partner and of the other equity owners of Apollo (whether held at Apollo Global Management, LLC or at the Apollo Operating Group) will not be altered. See “Our Structure—Reorganization—Holding Company Structure” for further discussion of our Reorganization structure.

Any exchange of the Apollo Operating Group units generally is expected to result in increases in the tax basis of the tangible and intangible assets of APO Corp. that would not otherwise have been available. These increases in tax basis are expected to increase (for tax purposes) the depreciation and amortization deductions available to APO Corp. and therefore reduce the amount of tax that APO Corp. would otherwise be required to pay in the future. APO Corp. has entered into a tax receivable agreement with Holdings whereby it agrees to pay to Holdings 85% of the amount of actual cash savings, if any, in U.S. Federal, state and local income taxes that APO Corp. realizes as a result of these increases in tax basis. In the event that other of our current or future subsidiaries become taxable as corporations and acquire Apollo Operating Group units in the future, or if we become taxable as a corporation for U.S. Federal income tax purposes, we expect that each will become subject to a tax receivable agreement with substantially similar terms. See “Certain Relationships and Related Party Transactions—Tax Receivable Agreement.”

NYSE Listing	We intend to apply for our Class A shares to be listed on the New York Stock Exchange, or “NYSE,” under the symbol “ .” The listing is subject to approval of our application.

Risk Factors	Please read the section entitled “Risk Factors” beginning on page 30 for a discussion of some of the factors you should carefully consider before deciding to invest in our Class A shares.

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References in this section to the number of our Class A shares outstanding, and the percent of our voting rights held, exclude:

•	240,000,000 Class A shares issuable upon exchange of the Apollo Operating Group units and interests in our Class B share by Holdings on behalf of our managing partners and contributing partners;

•	interests granted or reserved under our equity incentive plan, consisting of:

•

18,975,783 restricted share units, or “RSUs,” (net of forfeited awards and settled awards) that were granted during the year ended December 31, 2007, subject to vesting, to certain employees and consultants;

•	an additional 9,350,157 RSUs (net of forfeited awards and settled awards) that were granted during the year ended December 31, 2008, subject to vesting, to certain employees and consultants;

•	486,293 RSUs (net of forfeited awards and settled awards) that were granted during the year ended December 31, 2009, subject to vesting, to certain employees;

•	10,273,604 RSUs (net of forfeited awards and settled awards) that were granted during the year ended December 31, 2010, subject to vesting, to certain employees;

•	5,000,000 share options that were granted during the year ended December 31, 2010, subject to vesting, to an employee; and

•	31,393,939 Class A shares which remained available for the grant of new awards pursuant to our equity incentive plan as of December 31, 2010.

Except as otherwise indicated, all information contained in this prospectus assumes:

•	an initial public offering price of $ per Class A share, which is the midpoint of the estimated offering price range set forth on the front cover of this prospectus; and

•	the underwriters do not exercise their over-allotment option to purchase up to an additional Class A shares from us and/or the selling shareholders.

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Summary Historical and Other Data

The following summary historical consolidated financial and other data of Apollo Global Management, LLC should be read together with “Our Structure,” “Selected Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the historical consolidated financial statements and related notes included elsewhere in this prospectus.

We derived the summary historical consolidated statements of operations data of Apollo Global Management, LLC for the years ended December 31, 2010, 2009 and 2008 and the summary historical consolidated statements of financial condition data as of December 31, 2010 and 2009 from our consolidated financial statements, which are included elsewhere in this prospectus.

The summary historical financial data are not indicative of our expected future operating results. In particular, after undergoing the Reorganization on July 13, 2007 and providing liquidation rights to investors of most of the funds we manage on either August 1, 2007 or November 30, 2007, Apollo Global Management, LLC no longer consolidates in its financial statements the majority of the funds that have historically been consolidated in our financial statements.

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	Year Ended December 31,
	2010	2009	2008
	(in thousands, except per share amounts)
Statement of Operations Data
Revenues:
Advisory and transaction fees from affiliates	$79,782	$56,075	$145,181
Management fees from affiliates	431,096	406,257	384,247
Carried interest income (loss) from affiliates	1,599,020	504,396	(796,133)

Total Revenues	2,109,898	966,728	(266,705)

Expenses:
Compensation and benefits:
Equity-based compensation	1,118,412	1,100,106	1,125,184
Salary, bonus and benefits	249,571	227,356	201,098
Profit sharing expense	555,225	161,935	(482,682)
Incentive fee compensation	20,142	5,613	—

Total Compensation and Benefits	1,943,350	1,495,010	843,600
Interest expense	35,436	50,252	62,622
Professional fees	61,919	33,889	76,450
Litigation settlement(a)	—	—	200,000
General, administrative and other	65,107	61,066	71,789
Placement fees	4,258	12,364	51,379
Occupancy	23,067	29,625	20,830
Depreciation and amortization	24,249	24,299	22,099

Total Expenses	2,157,386	1,706,505	1,348,769

Other Income (Loss):
Net gains (losses) from investment activities	367,871	510,935	(1,269,100)
Net gains from investment activities of consolidated variable interest entities(h)	48,206	—	—
Income (loss) from equity method investments	69,812	83,113	(57,353)
Interest income	1,528	1,450	19,368
Gain from repurchase of debt(b)	—	36,193	—
Other income (loss), net(c)	195,032	41,410	(4,609)

Total Other Income (Loss)	682,449	673,101	(1,311,694)

Income (Loss) Before Income Tax (Provision) Benefit	634,961	(66,676)	(2,927,168)
Income tax (provision) benefit	(91,737)	(28,714)	36,995

Net Income (Loss)	543,224	(95,390)	(2,890,173)
Net (income) loss attributable to Non-Controlling Interests(d)(e)	(448,607)	(59,786)	1,977,915

Net Income (Loss) Attributable to Apollo Global Management, LLC	$94,617	$(155,176)	$(912,258)

Dividends Declared per Class A share	$0.21	$0.05	$0.56

Net Income (Loss) Per Class A share—Basic and Diluted	$0.83	$(1.62)	$(9.37)

	As of December 31,
	2010	2009	2008
	(in thousands)
Statement of Financial Condition Data
Total assets	$6,552,372	$3,385,197	$2,474,532
Debt (excluding obligations of consolidated variable interest entities)	751,525	933,834	1,026,005
Debt obligations of consolidated variable interest entities	1,127,180	—	—
Total shareholders’ equity	3,081,419	1,299,110	325,785
Total Non-Controlling Interests	2,930,517	1,603,146	822,843

Operating Metrics (non-U.S. GAAP):
Assets Under Management (in millions):
Private Equity	$38,799	$34,002	$29,094
Capital Markets	22,283	19,112	15,108
Real Estate	6,469	495	—

Total AUM	$67,551	$53,609	$44,202

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	For the Year Ended December 31,
	2010	2009	2008
	(in thousands)
Economic Net Income (Loss)(f)	$1,351,296	$581,022	$(610,950)
Adjusted Economic Net Income (Loss)(f)	1,178,230	542,374	(332,794)
Private Equity Dollars Invested(g)	3,863,300	3,475,500	8,079,099

(a)	Litigation settlement charge was incurred in connection with an agreement with Huntsman to settle certain claims related to Hexion’s now terminated merger agreement with Huntsman. Insurance reimbursements were subsequently received from the company’s professional liability insurance carriers in connection with this settlement, as further discussed in note (c) below.

(b)	During April and May 2009, the company repurchased a combined total of $90.9 million of face value of debt for $54.7 million and recognized a net gain of $36.2 million which is included in other income (loss), net in the consolidated statement of operations for the year ended December 31, 2009.

(c)	During the years ended December 31, 2010 and 2009, there were $162.5 million and $37.5 million of insurance reimbursements, respectively, received in connection with the litigation settlement described in note (a) above, which was included in other income (loss), net.

(d)	Reflects Non-Controlling Interests attributable to AAA, consolidated variable interest entities and the remaining interests held by certain former employees in the net income (loss) of our capital markets management companies.

(e)	Reflects the Non-Controlling Interests in the net income (loss) of the Apollo Operating Group relating to the units held by our managing partners and contributing partners post-Reorganization. This amount is calculated by applying the following ownership percentages:

•	July 2007 through February 2009: 71.1%

•	February 2009 through March 2010: 71.5%

•	March 2010 to June 2010: 71.4%

•	July 2010 to December 2010: 71.0%

The above changes in ownership interest arose in connection with our share repurchase in February 2009 and the issuance of Class A shares in settlement of vested RSUs in March, July and September 2010.

(f)	Economic Net Income, or “ENI,” is a key performance measure used by management in evaluating the performance of our segments, as the amount of management fees, advisory and transaction fees and carried interest income are indicative of the company’s performance. ENI represents segment income (loss), which excludes the impact of non-cash charges related to equity-based compensation, income taxes and Non-Controlling Interests. In addition, segment data excludes the assets, liabilities and operating results of the Apollo funds and consolidated VIEs that are included in the consolidated financial statements. In arriving at adjusted ENI, or “Adjusted ENI,” the company removes items from ENI that management believes are non-recurring. In addition, management also removes certain items which may recur in the future such as public offering costs, placement fees, litigation settlements and related insurance proceeds, gains from debt repurchase, gains on acquisitions and dispositions, impairment on fixed assets and loss on assets held for sale to arrive at Adjusted ENI because these items are not considered by management in evaluating the segment performance. The costs incurred to register the Class A shares offered in this offering and the Class A shares offered for resale by selling shareholders pursuant to a separate prospectus that forms a part of this registration statement, or the “resale offering,” are not expected to recur after the Class A shares are registered, placement fees are viewed by management as fund start-up costs and litigation settlements similar to the 2008 occurrence are not expected to occur going forward. However, these costs will recur until our shares are registered, and may recur if we raise additional funds or if we reach legal settlements on existing or future legal matters. ENI and Adjusted ENI are measures of profitability and have certain limitations in that they do not take into account certain items included under U.S. GAAP. We believe that ENI and Adjusted ENI are helpful to an understanding of our business and that investors should review the same supplemental financial measures that management use to analyze our segment performance. Refer to “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Managing Business Performance” for a more comprehensive explanation as to how ENI and Adjusted ENI are used to manage and evaluate our business.

(g)	Private equity dollars invested represents the aggregate amount of capital invested by our private equity funds during a reporting period.

(h)	Apollo consolidated four VIEs under the amended consolidation guidance during 2010. The company holds no equity interest in any of the four consolidated VIEs. The company has elected the fair value option for financial instruments held by its consolidated VIEs, which are the primary source of net gains from investment activities of the consolidated VIEs.

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Below is a reconciliation of the Net Income (Loss) attributable to Apollo Global Management, LLC for the years ended December 31, 2010 through 2008 to ENI and ENI to Adjusted ENI for such periods:

	Year Ended December 31,
	2010	2009	2008
	(in thousands)
Net Income (Loss) Attributable to Apollo Global Management, LLC:	$94,617	$(155,176)	$(912,258)
(i) Impact of non-cash charges related to equity-based compensation	1,118,412	1,100,106	1,125,184
(ii) Income tax provision (benefit)	91,737	28,714	(36,995)
(iii) Net loss of Metals Trading Fund(1)	2,380	—	—
(iv) Net income attributable to Non-Controlling Interests in consolidated entities(1)	16,258	7,818	14,918
(v) Net income (loss) attributable to Non-Controlling Interests in Apollo Operating Group	27,892	(400,440)	(801,799)

Economic Net Income (Loss)	1,351,296	581,022	(610,950)
Adjustments:(2)
Other Adjustments:
Litigation settlement(3)	—	—	200,000
Insurance proceeds(4)	(162,500)	(37,500)	—
Gain from debt repurchase(5)	—	(36,193)	—
Gain on acquisitions and dispositions(6)	(29,741)	—	—
Impairment on fixed assets and loss on assets held for sale(7)	5,869	—	—
Public offering costs(8)	9,048	14,681	26,777
Placement fees(9)	4,258	12,364	51,379
Real estate investment trust offering costs(10)	—	8,000	—

Adjusted Economic Net Income (Loss)	1,178,230	542,374	(332,794)
Less: Incentive Business Adjusted Economic Net Income (Loss)	1,057,187	425,786	(503,494)

Management Business Adjusted Economic Net Income	$121,043	$116,588	$170,700

(1)	Excludes Non-Controlling Interests attributable to AAA and consolidated variable interest entities as such amounts are not included within Net Income (Loss) attributable to Apollo Global Management, LLC. Economic Net Income (Loss) is presented on a segment basis and excludes our consolidated funds and variable interest entities. Additionally, the company excludes its income (loss) associated with funds for which it is the sole investor.
(2)	All adjustments relate to the management business.
(3)	Occurred as a result of a litigation settlement related to Hexion’s now-terminated merger agreement with Huntsman.
(4)	Related to insurance proceeds received from the litigation settlement referenced in note 15 to our consolidated financial statements included elsewhere in this prospectus.
(5)	Resulted from the company’s acquisition of a portion of the AMH credit facility. This repurchase may not recur in the future.
(6)	Resulted from the acquisition and disposition of various businesses, including the acquisition of CPI.
(7)	Resulted from the company’s plan to sell its ownership interests in certain assets. See note 7 to our consolidated financial statements included elsewhere in this prospectus.
(8)	Costs incurred to register Class A shares in connection with this offering and the resale offering, which the company will only incur until its shares are registered.
(9)	Costs incurred in connection with raising a new fund. The costs are recorded as an expense in the period the commitment is received from third parties. Our private equity funds and certain of our capital markets funds have a fixed size and fundraising stops after the fund size has been reached. These costs may recur if we raise additional funds.
(10)	Costs incurred in connection with the initial public offering of ARI’s common stock, which were contractually incurred by the company for the benefit of ARI.

Note:	As a result of the adoption of U.S. GAAP guidance applicable to Non-Controlling Interests, the presentation and disclosure of all periods presented were impacted as follows: (1) Non-Controlling Interests were reclassified as a separate component of shareholders’ equity on our consolidated statements of financial condition, (2) net income (loss) was adjusted to include the net income (loss) attributed to the Non-Controlling Interests on our consolidated statements of operations, (3) the primary components of Non-Controlling Interests are now separately presented in the company’s consolidated statements of shareholders’ equity to clearly distinguish the interest in the Apollo Operating Group and the interest held by limited partners in AAA from the interests of the company, and (4) profits and losses are allocated to Non-Controlling Interests in proportion to their ownership interests regardless of their basis.

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RISK FACTORS

Investing in our Class A shares involves a high degree of risk. You should carefully consider the following risk factors, as well as other information contained in this prospectus, before deciding to invest in our Class A shares. The occurrence of any of the following risks could materially and adversely affect our businesses, prospects, financial condition, results of operations and cash flow, in which case, the trading price of our Class A shares could decline and you could lose all or part of your investment.

Risks Related to Taxation

You may be subject to U.S. Federal income tax on your share of our taxable income, regardless of whether you receive any cash dividends from us.

Under current law, so long as we are not required to register as an investment company under the Investment Company Act and 90% of our gross income for each taxable year constitutes “qualifying income” within the meaning of the Internal Revenue Code on a continuing basis, we will be treated, for U.S. Federal income tax purposes, as a partnership and not as an association or a publicly traded partnership taxable as a corporation. You will be subject to U.S. Federal, state, local and possibly, in some cases, foreign income taxation on your allocable share of our items of income, gain, loss, deduction and credit for each of our taxable years ending with or within your taxable year, regardless of whether or not you receive cash distributions from us. Accordingly, you may be required to make tax payments in connection with your ownership of Class A shares that significantly exceed your cash distributions in any specific year.

If we are treated as a corporation for U.S. Federal income tax purposes, the value of the Class A shares would be adversely affected.

The value of your investment will depend in part on our company being treated as a partnership for U.S. Federal income tax purposes, which requires that 90% or more of our gross income for every taxable year consist of qualifying income, as defined in Section 7704 of the Internal Revenue Code, and that we are not required to register as an investment company under the Investment Company Act and related rules. Although we intend to manage our affairs so that our partnership will meet the 90% test described above in each taxable year, we may not meet these requirements or, as discussed below, current law may change so as to cause, in either event, our partnership to be treated as a corporation for U.S. Federal income tax purposes. If we were treated as a corporation for U.S. Federal income tax purposes, (i) we would become subject to corporate income tax and (ii) distributions to shareholders would be taxable as dividends for U.S. Federal income tax purposes to the extent of our earnings and profits. We have not requested, and do not plan to request, a ruling from the IRS on this or any other matter affecting us. O’Melveny & Myers LLP has provided an opinion to us based on factual statements and representations made by us, including statements and representations as to the manner in which we intend to manage our affairs and the composition of our income, that we will be treated as a partnership and not as a corporation for U.S. Federal income tax purposes. However, opinions of counsel are not binding upon the IRS or any court, and the IRS may challenge this conclusion and a court may sustain such a challenge.

The U.S. Federal income tax law that determines the tax consequences of an investment in Class A shares is under review and is potentially subject to adverse legislative, judicial or administrative change, possibly on a retroactive basis, including possible changes that would result in the treatment of our long-term capital gains as ordinary income, that would cause us to become taxable as a corporation and/or have other adverse effects.

The U.S. Congress, the IRS and the U.S. Treasury Department are currently examining the U.S. Federal income tax treatment of private equity funds, hedge funds and other kinds of investment partnerships. The present U.S. Federal income tax treatment of a holder of Class A shares and/or our own taxation as described under “Material Tax Considerations—Material U.S. Federal Tax Considerations” may be adversely affected by any new legislation, new regulations or revised interpretations of existing tax law that arise as a result of such examinations. Most notably, on May 28, 2010, the U.S. House of Representatives passed H.R. 4213, the American Jobs and Closing Tax Loopholes Act of 2010, that would, in general, treat income and gains, including

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gain on sale, attributable to an interest in an investment services partnership interest, or “ISPI,” as income subject to a new blended tax rate that is higher than under current law, except to the extent such ISPI is considered under the legislation to be a qualified capital interest. The interests of Class A shareholders and our interests in the Apollo Operating Group that are entitled to receive carried interest may be classified as ISPIs for purposes of this legislation. The U.S. Senate considered but did not pass legislation that is generally similar to the legislation passed by the U.S. House of Representatives. It is unclear when or whether the U.S. Senate will reconsider such legislation or similar legislation or what provisions would be included in any final legislation, if enacted.

The House bill provides that, for taxable years beginning ten years after the date of enactment, income derived with respect to an ISPI that is not a qualified capital interest and that is treated as ordinary income under the rules discussed above will not meet the qualifying income requirements under the publicly traded partnership rules. Therefore, if this or similar legislation is enacted, following such ten-year period, we would be precluded from qualifying as a partnership for U.S. federal income tax purposes or be required to hold all such ISPIs through corporations, possibly U.S. corporations. If we were taxed as a U.S. corporation or required to hold all ISPIs through corporations, our effective tax rate would increase significantly. The federal statutory rate for corporations is currently 35%. In addition, we could be subject to increased state and local taxes. Furthermore, holders of Class A shares could be subject to tax on our conversion into a corporation or any restructuring required in order for us to hold our ISPIs through a corporation.

Under the House bill, if you are an individual, 75% of the income and gains attributable to an interest in an ISPI would be taxed at ordinary income tax rates (50% during a two-year transition period). A version considered in the Senate would eliminate the transition period but would reduce the portion of income and gains attributable to an ISPI that are taxed at ordinary income tax rates to 50% for income and gains attributable to assets held by the partnership for more than five years. The deductibility of any losses attributable to any ISPI that is not a qualified capital interest would be subject to limitations. In addition, any dividends that are attributable to an ISPI directly or indirectly held by us would not be considered qualified dividends and, therefore, would not be entitled to reduced rates of taxation currently available for qualified dividends through 2012. Holders of Class A shares may also be subject to additional state and local tax as a result of the legislation. While the legislation does not specifically address whether income or gains that are attributable to an interest in an ISPI are treated as taxable income which is effectively connected with the conduct of a U.S. trade or business, or “ECI,” or as unrelated business taxable income, or “UBTI,” the technical explanation accompanying the legislation indicates that, under regulations to be promulgated following enactment, such income or gains should only be treated as ECI or UBTI to the extent it would be treated as such under current law. Apollo’s principals and other professionals may face additional adverse tax consequences under the legislation, which may thereby adversely affect Apollo’s ability to offer attractive incentive opportunities for key personnel.

Additionally, President Obama endorsed legislation to tax carried interest as ordinary income in the 2010 and 2011 budget blueprint. Legislation similar to the American Jobs and Closing Tax Loopholes Act of 2010, as well as legislation that would tax, as corporations, publicly traded partnerships that directly or indirectly derive income from investment adviser or asset management services was introduced in prior sessions of Congress. None of these legislative proposals affecting the tax treatment of our carried interests, or of our ability to qualify as a partnership for U.S. Federal income tax purposes, have yet been enacted. Furthermore, it is possible that the U.S. Federal income tax law could be changed in ways that would adversely affect the anticipated tax consequences for us and/or the holders of Class A shares as described herein. For example, there could be changes that could adversely affect the taxation of tax-exempt and/or non-U.S. holders of Class A shares, by treating carried interest income as fees for services (which generally would be taxable to tax-exempt investors and non-U.S. holders).

Other jurisdictions have also introduced legislation to increase taxes with respect to carried interest. It is unclear whether any such legislation or other legislation will be enacted. Finally, because of widespread state budget deficits, several states are evaluating ways to subject partnerships to entity level taxation through the imposition of state income, franchise or other forms of taxation. If any state were to impose a tax upon us as an entity, our distribution to you would be reduced.

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It is unclear whether any additional legislation will be proposed or enacted or, if enacted, whether and how the legislation would apply to us and/or the holders of Class A shares, and it is unclear whether any other such tax law changes will occur or, if they do, how they might affect us and/or the holders of Class A shares. In view of the potential significance of any such U.S. Federal income tax law changes and the fact that there are likely to be ongoing developments in this area, each prospective holder of Class A shares should consult its own tax advisor to determine the U.S. Federal income tax consequences to it of acquiring and holding Class A shares in light of such potential U.S. Federal income tax law changes.

Our structure involves complex provisions of U.S. Federal income tax law for which no clear precedent or authority may be available. Our structure is also subject to potential legislative, judicial or administrative change and differing interpretations, possibly on a retroactive basis.

The U.S. Federal income tax treatment of holders of Class A shares depends in some instances on determinations of fact and interpretations of complex provisions of U.S. Federal income tax law for which no clear precedent or authority may be available. You should be aware that the U.S. Federal income tax rules are constantly under review by persons involved in the legislative process, the IRS and the U.S. Treasury Department, frequently resulting in revised interpretations of established concepts, statutory changes, revisions to regulations and other modifications and interpretations. The IRS pays close attention to the proper application of tax laws to partnerships and entities taxed as partnerships. The present U.S. Federal income tax treatment of an investment in our Class A shares may be modified by administrative, legislative or judicial interpretation at any time, and any such action may affect investments and commitments previously made. See “Material Tax Considerations—Material U.S. Federal Tax Considerations—Administrative Matters—Possible New Legislation or Administrative or Judicial Action.”

Our operating agreement permits our manager to modify our operating agreement from time to time, without the consent of the holders of Class A shares, to address certain changes in U.S. Federal income tax regulations, legislation or interpretation. In some circumstances, such revisions could have a material adverse impact on some or all holders of Class A shares. For instance, our manager could elect at some point to treat us as an association taxable as a corporation for U.S. federal (and applicable state) income tax purposes. If our manager were to do this, the U.S. federal income tax consequences of owning our common units would be materially different. Moreover, we will apply certain assumptions and conventions in an attempt to comply with applicable rules and to report income, gain, deduction, loss and credit to holders of Class A shares in a manner that reflects such beneficial ownership of items by holders of Class A shares, taking into account variation in ownership interests during each taxable year because of trading activity. However, those assumptions and conventions may not be in compliance with all aspects of applicable tax requirements. It is possible that the IRS will assert successfully that the conventions and assumptions used by us do not satisfy the technical requirements of the Internal Revenue Code and/or Treasury regulations and could require that items of income, gain, deductions, loss or credit, including interest deductions, be adjusted, reallocated or disallowed in a manner that adversely affects holders of Class A shares.

The interest in certain of our businesses will be held through entities that will be treated as corporations for U.S. Federal income tax purposes; such corporations may be liable for significant taxes and may create other adverse tax consequences, which could potentially, adversely affect the value of your investment.

In light of the publicly traded partnership rules under U.S. Federal income tax law and other requirements, the partnership will hold its interest in certain of our businesses through entities that will be treated as corporations for U.S. Federal income tax purposes. Each such corporation could be liable for significant U.S. Federal income taxes and applicable state, local and other taxes that would not otherwise be incurred, which could adversely affect the value of your investment. Furthermore, it is possible that the IRS could challenge the manner in which such corporation’s taxable income is computed by us.

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We may hold or acquire certain investments through an entity classified as a PFIC or CFC for U.S. Federal income tax purposes.

Certain of our investments may be in foreign corporations or may be acquired through a foreign subsidiary that would be classified as a corporation for U.S. Federal income tax purposes. Such an entity may be a passive foreign investment company, or a “PFIC,” or a controlled foreign corporation, or a “CFC,” for U.S. Federal income tax purposes. For example, APO (FC), LLC is considered to be a CFC for U.S. Federal income tax purposes. Class A shareholders indirectly owning an interest in a PFIC or a CFC may experience adverse U.S. tax consequences, including the recognition of taxable income prior to the receipt of cash relating to such income. In addition, gain on the sale of a PFIC or CFC may be taxable at ordinary income tax rates. See “Material Tax Considerations—Material U.S. Federal Tax Considerations—Taxation of Holders of Class A Shares—Passive Foreign Investment Companies and Controlled Foreign Corporations.”

Complying with certain tax-related requirements may cause us to forego otherwise attractive business or investment opportunities or enter into acquisitions, borrowings, financings or arrangements we may not have otherwise entered into.

In order for us to be treated as a partnership for U.S. Federal income tax purposes, and not as an association or publicly traded partnership taxable as a corporation, we must meet the qualifying income exception discussed above on a continuing basis and we must not be required to register as an investment company under the Investment Company Act. In order to effect such treatment we (or our subsidiaries) may be required to invest through foreign or domestic corporations, forego attractive business or investment opportunities or enter into borrowings or financings we may not have otherwise entered into. This may cause us to incur additional tax liability and/or adversely affect our ability to operate solely to maximize our cash flow. Our structure also may impede our ability to engage in certain corporate acquisitive transactions because we generally intend to hold all of our assets through the Apollo Operating Group. In addition, we may be unable to participate in certain corporate reorganization transactions that would be tax free to our holders if we were a corporation. To the extent we hold assets other than through the Apollo Operating Group, we will make appropriate adjustments to the Apollo Operating Group agreements so that distributions to Holdings and us would be the same as if such assets were held at that level. Moreover, we are precluded by a contract with one of the Strategic Investors from acquiring assets in a manner that would cause that Strategic Investor to be engaged in a commercial activity within the meaning of Section 892 of the Internal Revenue Code.

Tax gain or loss on disposition of our Class A shares could be more or less than expected.

If you sell your Class A shares, you will recognize a gain or loss equal to the difference between the amount realized and your adjusted tax basis allocated to those Class A shares. Prior distributions to you in excess of the total net taxable income allocated to you will have decreased the tax basis in your Class A shares. Therefore, such excess distributions will increase your taxable gain, or decrease your taxable loss, when the Class A shares are sold and may result in a taxable gain even if the sale price is less than the original cost. A portion of the amount realized, whether or not representing gain, may be ordinary income to you.

We cannot match transferors and transferees of Class A shares, and we will therefore adopt certain income tax accounting conventions that may not conform with all aspects of applicable tax requirements. The IRS may challenge this treatment, which could adversely affect the value of our Class A shares.

Because we cannot match transferors and transferees of Class A shares, we will adopt depreciation, amortization and other tax accounting positions that may not conform with all aspects of existing Treasury regulations. A successful IRS challenge to those positions could adversely affect the amount of tax benefits available to holders of Class A shares. It also could affect the timing of these tax benefits or the amount of gain on the sale of Class A shares and could have a negative impact on the value of Class A shares or result in audits of and adjustments to the tax returns of holders of Class A shares.

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Non-U.S. persons face unique U.S. tax issues from owning our shares that may result in adverse tax consequences to them.

We believe that we will not be treated as engaged in a trade or business for U.S. Federal income tax purposes and, therefore, non-U.S. holders of Class A shares will generally not be subject to U.S. Federal income tax on interest, dividends and gains derived from non-U.S. sources. It is possible, however, that the IRS could disagree or that the tax laws and regulations could change and we could be deemed to be engaged in a U.S. trade or business, which would have a material adverse effect on non-U.S. holders. If we have income that is treated as effectively connected to a U.S. trade or business, non-U.S. holders would be required to file a U.S. Federal income tax return to report that income and would be subject to U.S. Federal income tax at the regular graduated rates. Holders likely will be required to file state and local income tax returns and pay state and local income taxes in some or all jurisdictions where we operate. It is the responsibility of each holder to file all U.S. Federal, state and local tax returns that may be required of such holder. Our counsel has not rendered an opinion on the state or local tax consequences of an investment in Class A shares.

An investment in Class A shares will give rise to UBTI to certain tax-exempt holders.

We will not make investments through taxable U.S. corporations solely for the purpose of limiting UBTI from “debt-financed” property and, thus, an investment in Class A shares will give rise to UBTI to tax-exempt holders of Class A shares. APO Asset Co., LLC may borrow funds from APO Corp. or third parties from time to time to make investments. These investments will give rise to UBTI from “debt-financed” property. Moreover, if the IRS successfully asserts that we are engaged in a trade or business, then additional amounts of income could be treated as UBTI.

We do not intend to make, or cause to be made, an election under Section 754 of the Internal Revenue Code to adjust our asset basis or the asset basis of certain of the Group Partnerships. Thus, a holder of Class A shares could be allocated more taxable income in respect of those Class A shares prior to disposition than if such an election were made.

We did not make and currently do not intend to make, or cause to be made, an election to adjust asset basis under Section 754 of the Internal Revenue Code with respect to us, Apollo Principal Holdings I, L.P., Apollo Principal Holdings II, L.P. Apollo Principal Holdings III, L.P., Apollo Principal Holdings IV, L.P., Apollo Principal Holdings V, L.P., Apollo Principal Holdings VI, L.P., Apollo Principal Holdings VII, L.P., Apollo Principal Holdings VIII, L.P. and Apollo Principal Holdings IX, L.P. If no such election is made, there will generally be no adjustment for a transferee of Class A shares even if the purchase price of those Class A shares is higher than the Class A shares’ share of the aggregate tax basis of our assets immediately prior to the transfer. In that case, on a sale of an asset, gain allocable to a transferee could include built-in gain allocable to the transferor at the time of the transfer, which built-in gain would otherwise generally be eliminated if a Section 754 election had been made. See “Material Tax Considerations—Material U.S. Federal Tax Considerations—Administrative Matters—Tax Elections.”

Risks Related to Our Organization and Structure

Members of the U.S. Congress have introduced and the House of Representatives has passed legislation that would, if enacted, preclude us from qualifying for treatment as a partnership for U.S. Federal income tax purposes under the publicly traded partnership rules. If this or any similar legislation or regulation were to be enacted and apply to us, we would incur a substantial increase in our tax liability and it could well result in a reduction in the value of our Class A shares.

On May 28, 2010, the House of Representatives passed H.R. 4213, the American Jobs and Closing Tax Loopholes Act of 2010. If enacted, this bill would cause portions of income associated with carried interest to be taxed as ordinary income and not treated as qualifying income for purposes of the publicly traded partnership tests. This would have the effect of treating publicly traded partnerships that derive substantial amounts of income from carried interests as corporations for U.S. Federal income tax purposes. Such legislation does provide a transition rule that could defer corporate treatment for 10 years. See “—Risks Related to Taxation—The U.S. Federal income tax

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law that determines the tax consequences of an investment in Class A shares is under review and is potentially subject to adverse legislative, judicial or administrative change, possibly on a retroactive basis, including possible changes that would result in the treatment of our long-term capital gains as ordinary income, that would cause us to become taxable as a corporation and/or have other adverse effects.”

Our shareholders do not elect our manager or vote and have limited ability to influence decisions regarding our businesses.

So long as the Apollo control condition is satisfied, our manager, AGM Management, LLC, which is owned by our managing partners, will manage all of our operations and activities. AGM Management, LLC is managed by BRH, a Cayman entity owned by our managing partners and managed by an executive committee composed of our managing partners. Our shareholders do not elect our manager, its manager or its manager’s executive committee and, unlike the holders of common stock in a corporation, have only limited voting rights on matters affecting our businesses and therefore limited ability to influence decisions regarding our businesses. Furthermore, if our shareholders are dissatisfied with the performance of our manager, they will have little ability to remove our manager. As discussed below, the managing partners collectively have 87.1% of the voting power of Apollo Global Management, LLC. Therefore, they will have the ability to control any shareholder vote that occurs, including any vote regarding the removal of our manager.

Control by our managing partners of the combined voting power of our shares and holding their economic interests through the Apollo Operating Group may give rise to conflicts of interests.

Our managing partners, through their partnership interests in Holdings, control 87.1% of the combined voting power of our shares entitled to vote. Accordingly, our managing partners have the ability to control our management and affairs to the extent not controlled by our manager. In addition, they are able to determine the outcome of all matters requiring shareholder approval (such as a proposed sale of all or substantially of our assets, the approval of a merger or consolidation involving the company, and an election by our manager to dissolve the company) and are able to cause or prevent a change of control of our company and could preclude any unsolicited acquisition of our company. The control of voting power by our managing partners could deprive Class A shareholders of an opportunity to receive a premium for their Class A shares as part of a sale of our company, and might ultimately affect the market price of the Class A shares.

In addition, our managing partners and contributing partners, through their partnership interests in Holdings, are entitled to 71.0% of Apollo Operating Group’s economic returns through the Apollo Operating Group units owned by Holdings as of December 31, 2010. Because they hold their economic interest in our businesses directly through the Apollo Operating Group, rather than through the issuer of the Class A shares, our managing partners and contributing partners may have conflicting interests with holders of Class A shares. For example, our managing partners and contributing partners may have different tax positions from us, which could influence their decisions regarding whether and when to dispose of assets, and whether and when to incur new or refinance existing indebtedness, especially in light of the existence of the tax receivable agreement. In addition, the structuring of future transactions may take into consideration the managing partners’ and contributing partners’ tax considerations even where no similar benefit would accrue to us.

We expect to qualify for and intend to rely on exceptions from certain corporate governance and other requirements under the rules of the NYSE.

We expect to qualify for exceptions from certain corporate governance and other requirements of the rules of the NYSE. Pursuant to these exceptions, we will elect not to comply with certain corporate governance requirements of the NYSE, including the requirements (i) that a majority of our board of directors consist of independent directors, (ii) that we have a nominating/corporate governance committee that is composed entirely of independent directors and (iii) that we have a compensation committee that is composed entirely of independent directors. In addition, we will not be required to hold annual meetings of our shareholders. Accordingly, you will not have the same protections afforded to equityholders of entities that are subject to all of the corporate governance requirements of the NYSE.

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Potential conflicts of interest may arise among our manager, on the one hand, and us and our shareholders on the other hand. Our manager and its affiliates have limited fiduciary duties to us and our shareholders, which may permit them to favor their own interests to the detriment of us and our shareholders.

Conflicts of interest may arise among our manager, on the one hand, and us and our shareholders, on the other hand. As a result of these conflicts, our manager may favor its own interests and the interests of its affiliates over the interests of us and our shareholders. These conflicts include, among others, the conflicts described below.

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Our manager determines the amount and timing of our investments and dispositions, indebtedness, issuances of additional stock and amounts of reserves, each of which can affect the amount of cash that is available for distribution to you.

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Our manager is allowed to take into account the interests of parties other than us in resolving conflicts of interest, which has the effect of limiting its duties (including fiduciary duties) to our shareholders; for example, our affiliates that serve as general partners of our funds have fiduciary and contractual obligations to our fund investors, and such obligations may cause such affiliates to regularly take actions that might adversely affect our near-term results of operations or cash flow; our manager has no obligation to intervene in, or to notify our shareholders of, such actions by such affiliates.

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Because our managing partners and contributing partners hold their Apollo Operating Group units through entities that are not subject to corporate income taxation and Apollo Global Management, LLC holds the Apollo Operating Group units in part through a wholly-owned subsidiary that is subject to corporate income taxation, conflicts may arise between our managing partners and contributing partners, on the one hand, and Apollo Global Management, LLC, on the other hand, relating to the selection and structuring of investments.

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Other than as set forth in the non-competition, non-solicitation and confidentiality agreements to which our managing partners and other professionals are subject, which may not be enforceable, affiliates of our manager and existing and former personnel employed by our manager are not prohibited from engaging in other businesses or activities, including those that might be in direct competition with us.

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Our manager has limited its liability and reduced or eliminated its duties (including fiduciary duties) under our operating agreement, while also restricting the remedies available to our shareholders for actions that, without these limitations, might constitute breaches of duty (including fiduciary duty). In addition, we have agreed to indemnify our manager and its affiliates to the fullest extent permitted by law, except with respect to conduct involving bad faith, fraud or willful misconduct. By purchasing our Class A shares, you will have agreed and consented to the provisions set forth in our operating agreement, including the provisions regarding conflicts of interest situations that, in the absence of such provisions, might constitute a breach of fiduciary or other duties under applicable state law.

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Our operating agreement does not restrict our manager from causing us to pay it or its affiliates for any services rendered, or from entering into additional contractual arrangements with any of these entities on our behalf, so long as the terms of any such additional contractual arrangements are fair and reasonable to us as determined under the operating agreement.

•	Our manager determines how much debt we incur and that decision may adversely affect our credit ratings.

•	Our manager determines which costs incurred by it and its affiliates are reimbursable by us.

•	Our manager controls the enforcement of obligations owed to us by it and its affiliates.

•	Our manager decides whether to retain separate counsel, accountants or others to perform services for us.

See “Certain Relationships and Related Party Transactions” and “Conflicts of Interest and Fiduciary Responsibilities” for a more detailed discussion of these conflicts.

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Our operating agreement contains provisions that reduce or eliminate duties (including fiduciary duties) of our manager and limit remedies available to shareholders for actions that might otherwise constitute a breach of duty. It will be difficult for a shareholder to challenge a resolution of a conflict of interest by our manager or by its conflicts committee.

Our operating agreement contains provisions that waive or consent to conduct by our manager and its affiliates that might otherwise raise issues about compliance with fiduciary duties or applicable law. For example, our operating agreement provides that when our manager is acting in its individual capacity, as opposed to in its capacity as our manager, it may act without any fiduciary obligations to us or our shareholders whatsoever. When our manager, in its capacity as our manager, is permitted to or required to make a decision in its “sole discretion” or “discretion” or that it deems “necessary or appropriate” or “necessary or advisable,” then our manager will be entitled to consider only such interests and factors as it desires, including its own interests, and will have no duty or obligation (fiduciary or otherwise) to give any consideration to any interest of or factors affecting us or any of our shareholders and will not be subject to any different standards imposed by our operating agreement, the Delaware Limited Liability Company Act or under any other law, rule or regulation or in equity.

Whenever a potential conflict of interest exists between us and our manager, our manager may resolve such conflict of interest. If our manager determines that its resolution of the conflict of interest is on terms no less favorable to us than those generally being provided to or available from unrelated third parties or is fair and reasonable to us, taking into account the totality of the relationships between us and our manager, then it will be presumed that in making this determination, our manager acted in good faith. A shareholder seeking to challenge this resolution of the conflict of interest would bear the burden of overcoming such presumption. This is different from the situation with Delaware corporations, where a conflict resolution by an interested party would be presumed to be unfair and the interested party would have the burden of demonstrating that the resolution was fair.

The above modifications of fiduciary duties are expressly permitted by Delaware law. Hence, we and our shareholders will only have recourse and be able to seek remedies against our manager if our manager breaches its obligations pursuant to our operating agreement. Unless our manager breaches its obligations pursuant to our operating agreement, we and our unitholders will not have any recourse against our manager even if our manager were to act in a manner that was inconsistent with traditional fiduciary duties. Furthermore, even if there has been a breach of the obligations set forth in our operating agreement, our operating agreement provides that our manager and its officers and directors will not be liable to us or our shareholders for errors of judgment or for any acts or omissions unless there has been a final and non-appealable judgment by a court of competent jurisdiction determining that the manager or its officers and directors acted in bad faith or engaged in fraud or willful misconduct. These provisions are detrimental to the shareholders because they restrict the remedies available to them for actions that without those limitations might constitute breaches of duty, including fiduciary duties.

Also, if our manager obtains the approval of its conflicts committee, the resolution will be conclusively deemed to be fair and reasonable to us and not a breach by our manager of any duties it may owe to us or our shareholders. This is different from the situation with Delaware corporations, where a conflict resolution by a committee consisting solely of independent directors may, in certain circumstances, merely shift the burden of demonstrating unfairness to the plaintiff. If you purchase a Class A share, you will be treated as having consented to the provisions set forth in the operating agreement, including provisions regarding conflicts of interest situations that, in the absence of such provisions, might be considered a breach of fiduciary or other duties under applicable state law. As a result, shareholders will, as a practical matter, not be able to successfully challenge an informed decision by the conflicts committee. See “Conflicts of Interest and Fiduciary Responsibilities.”

The control of our manager may be transferred to a third party without shareholder consent.

Our manager may transfer its manager interest to a third party in a merger or consolidation or in a transfer of all or substantially all of its assets without the consent of our shareholders. Furthermore, at any time, the partners of our manager may sell or transfer all or part of their partnership interests in our manager without the approval of the shareholders, subject to certain restrictions as described elsewhere in this prospectus. A new manager may

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not be willing or able to form new funds and could form funds that have investment objectives and governing terms that differ materially from those of our current funds. A new owner could also have a different investment philosophy, employ investment professionals who are less experienced, be unsuccessful in identifying investment opportunities or have a track record that is not as successful as Apollo’s track record. If any of the foregoing were to occur, we could experience difficulty in making new investments, and the value of our existing investments, our businesses, our results of operations and our financial condition could materially suffer.

Our ability to pay regular dividends may be limited by our holding company structure. We are dependent on distributions from the Apollo Operating Group to pay dividends, taxes and other expenses.

As a holding company, our ability to pay dividends will be subject to the ability of our subsidiaries to provide cash to us. We intend to distribute quarterly dividends to our Class A shareholders. Accordingly, we expect to cause the Apollo Operating Group to make distributions to its unitholders (in other words, Holdings, which is 100% owned, directly and indirectly, by our managing partners and our contributing partners, and the three intermediate holding companies, which are 100% owned by us), pro rata in an amount sufficient to enable us to pay such dividends to our Class A shareholders; however, such distributions may not be made. In addition, our manager can reduce or eliminate our dividend at any time, in its discretion. The Apollo Operating Group intends to make periodic distributions to its unitholders in amounts sufficient to cover hypothetical income tax obligations attributable to allocations of taxable income resulting from their ownership interest in the various limited partnerships making up the Apollo Operating Group, subject to compliance with any financial covenants or other obligations. Tax distributions will be calculated assuming each shareholder was subject to the maximum (corporate or individual, whichever is higher) combined U.S. Federal, New York State and New York City tax rates, without regard to whether any shareholder was subject to income tax liability at those rates. If the Apollo Operating Group has insufficient funds, we may have to borrow additional funds or sell assets, which could materially adversely affect our liquidity and financial condition. Furthermore, by paying that cash distribution rather than investing that cash in our business, we might risk slowing the pace of our growth or not having a sufficient amount of cash to fund our operations, new investments or unanticipated capital expenditures, should the need arise. Because tax distributions to unitholders are made without regard to their particular tax situation, tax distributions to all unitholders, including our intermediate holding companies, were increased to reflect the disproportionate income allocation to our managing partners and contributing partners with respect to “built-in gain” assets at the time of the Private Offering Transactions.

There may be circumstances under which we are restricted from paying dividends under applicable law or regulation (for example, due to Delaware limited partnership or limited liability company act limitations on making distributions if liabilities of the entity after the distribution would exceed the value of the entity’s assets). In addition, under the AMH credit facility, Apollo Management Holdings is restricted in its ability to make cash distributions to us and may be forced to use cash to collateralize the AMH credit facility, which would reduce the cash it has available to make distributions.

Tax consequences to our managing partners and contributing partners may give rise to conflicts of interests.

As a result of unrealized built-in gain attributable to the value of our assets held by the Apollo Operating Group entities at the time of the Private Offering Transactions, upon the sale, refinancing or disposition of the assets owned by the Apollo Operating Group entities, our managing partners and contributing partners will incur different and significantly greater tax liabilities as a result of the disproportionately greater allocations of items of taxable income and gain to the managing partners and contributing partners upon a realization event. As the managing partners and contributing partners will not receive a corresponding greater distribution of cash proceeds, they may, subject to applicable fiduciary or contractual duties, have different objectives regarding the appropriate pricing, timing and other material terms of any sale, refinancing, or disposition, or whether to sell such assets at all. Decisions made with respect to an acceleration or deferral of income or the sale or disposition of assets with unrealized built-in gains may also influence the timing and amount of payments that are received by an exchanging or selling founder or partner under the tax receivable agreement. All other factors being equal, earlier disposition of assets with unrealized built-in gains following such exchange will tend to accelerate such

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payments and increase the present value of the tax receivable agreement, and disposition of assets with unrealized built-in gains before an exchange will increase a managing partner’s or contributing partner’s tax liability without giving rise to any rights to receive payments under the tax receivable agreement. Decisions made regarding a change of control also could have a material influence on the timing and amount of payments received by our managing partners and contributing partners pursuant to the tax receivable agreement.

We will be required to pay Holdings for most of the actual tax benefits we realize as a result of the tax basis step-up we receive in connection with taxable exchanges by our units held in the Apollo Operating Group entities or our acquisitions of units from our managing partners and contributing partners.

On a quarterly basis, each managing partner and contributing partner will have the right to exchange the Apollo Operating Group units that he holds through his partnership interest in Holdings for our Class A shares in a partially taxable transaction. These exchanges, as well as our acquisitions of units from our managing partners or contributing partners, may result in increases in the tax basis of the intangible assets of the Apollo Operating Group that otherwise would not have been available. Any such increases may reduce the amount of tax that APO Corp. would otherwise be required to pay in the future. The IRS may challenge all or part of these increased deductions and tax basis increases and a court could sustain such a challenge.

We have entered into a tax receivable agreement with Holdings that provides for the payment by APO Corp. to our managing partners and contributing partners of 85% of the amount of actual tax savings, if any, that APO Corp. realizes (or is deemed to realize in the case of an early termination payment by APO Corp. or a change of control, as discussed below) as a result of these increases in tax deductions and tax basis of the Apollo Operating Group. APO Corp. made payments of $3.7 million and $9.1 million in 2008 and 2009, respectively, pursuant to the tax receivable agreement. The Apollo Operating Group made total distributions of $27.0 million and $18.1 million in 2009 and 2008 to APO Corp. and Holdings, respectively, in accordance with their pro rata interests, to satisfy the liability under the tax receivable agreement. $17.9 million and $14.4 million of such distributions were distributed to the managing partners and contributing partners in 2009 and 2008, respectively. In April 2010, the company made a cash payment to the managing partners and contributing partners amounting to $15.0 million resulting from a realized tax benefit for the 2009 tax year. Future payments that APO Corp. may make to our managing partners and contributing partners could be material in amount. In the event that other of our current or future subsidiaries become taxable as corporations and acquire Apollo Operating Group units in the future, or if we become taxable as a corporation for U.S. Federal income tax purposes, we expect, and have agreed that, each will become subject to a tax receivable agreement with substantially similar terms.

The IRS could challenge our claim to any increase in the tax basis of the assets owned by the Apollo Operating Group that results from the exchanges entered into by the managing partners or contributing partners. The IRS could also challenge any additional tax depreciation and amortization deductions or other tax benefits (including deductions for imputed interest expense associated with payments made under the tax receivable agreement) we claim as a result of, or in connection with, such increases in the tax basis of such assets. If the IRS were to successfully challenge a tax basis increase or tax benefits we previously claimed from a tax basis increase, Holdings would not be obligated under the tax receivable agreement to reimburse APO Corp. for any payments previously made to them (although any future payments would be adjusted to reflect the result of such challenge). As a result, in certain circumstances, payments could be made to our managing partners and contributing partners under the tax receivable agreement in excess of 85% of the actual aggregate cash tax savings of APO Corp. APO Corp.’s ability to achieve benefits from any tax basis increase and the payments to be made under this agreement will depend upon a number of factors, including the timing and amount of its future income.

In addition, the tax receivable agreement provides that, upon a merger, asset sale or other form of business combination or certain other changes of control, APO Corp.’s (or its successor’s) obligations with respect to exchanged or acquired units (whether exchanged or acquired before or after such change of control) would be based on certain assumptions, including that APO Corp. would have sufficient taxable income to fully utilize the deductions arising from the increased tax deductions and tax basis and other benefits related to entering into the tax receivable agreement. See “Certain Relationships and Related Party Transactions—Tax Receivable Agreement.”

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If we were deemed an investment company under the Investment Company Act, applicable restrictions could make it impractical for us to continue our businesses as contemplated and could have a material adverse effect on our businesses and the price of our Class A shares.

We do not believe that we are an “investment company” under the Investment Company Act because the nature of our assets and the income derived from those assets allow us to rely on the exception provided by Rule 3a-1 issued under the Investment Company Act. In addition, we believe we are not an investment company under Section 3(b)(1) of the Investment Company Act because we are primarily engaged in non-investment company businesses. We intend to conduct our operations so that we will not be deemed an investment company. However, if we were to be deemed an investment company, we would be taxed as a corporation and other restrictions imposed by the Investment Company Act, including limitations on our capital structure and our ability to transact with affiliates that apply to us, could make it impractical for us to continue our businesses as contemplated and would have a material adverse effect on our businesses and the price of our Class A shares.

Risks Related to Our Businesses

Poor performance of our funds would cause a decline in our revenue and results of operations, may obligate us to repay incentive income previously paid to us and would adversely affect our ability to raise capital for future funds.

We derive revenues in part from:

•	management fees, which are based generally on the amount of capital invested in our funds;

•	transaction and advisory fees relating to the investments our funds make;

•	incentive income, based on the performance of our funds; and

•	investment income from our investments as general partner.

If a fund performs poorly, we will receive little or no incentive income with regard to the fund and little income or possibly losses from any principal investment in the fund. Furthermore, if, as a result of poor performance of later investments in a private equity fund’s or a certain capital markets fund’s life, the fund does not achieve total investment returns that exceed a specified investment return threshold for the life of the fund, we will be obligated to repay the amount by which incentive income that was previously distributed to us exceeds amounts to which we are ultimately entitled. Our fund investors and potential fund investors continually assess our funds’ performance and our ability to raise capital. Accordingly, poor fund performance may deter future investment in our funds and thereby decrease the capital invested in our funds and ultimately, our management fee income.

We depend on Leon Black, Joshua Harris and Marc Rowan, and the loss of any of their services would have a material adverse effect on us.

The success of our businesses depends on the efforts, judgment and personal reputations of our managing partners, Leon Black, Joshua Harris and Marc Rowan. Their reputations, expertise in investing, relationships with our fund investors and relationships with members of the business community on whom our funds depend for investment opportunities and financing are each critical elements in operating and expanding our businesses. We believe our performance is strongly correlated to the performance of these individuals. Accordingly, our retention of our managing partners is crucial to our success. Retaining our managing partners could require us to incur significant compensation expense after the expiration of their current employment agreements in 2012. Our managing partners may resign, join our competitors or form a competing firm at any time. If any of our managing partners were to join or form a competitor, some of our investors could choose to invest with that competitor rather than in our funds. The loss of the services of any of our managing partners would have a material adverse effect on us, including our ability to retain and attract investors and raise new funds, and the performance of our funds. We do not carry any “key man” insurance that would provide us with proceeds in the event of the death or disability of any of our managing partners. In addition, the loss of one or more of our managing partners may result in the termination of our role as general partner of one or more of our funds and the acceleration of our debt.

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Although in connection with the Strategic Investors Transaction, our managing partners entered into employment, non-competition and non-solicitation agreements, which impose certain restrictions on competition and solicitation of our employees by our managing partners if they terminate their employment, a court may not enforce these provisions. See “Management—Narrative Disclosure to the Summary Compensation Table and Grants of Plan-Based Awards Table—Employment, Non-Competition and Non-Solicitation Agreement with Chief Executive Officer” for a more detailed description of the terms of the agreement for one of our managing partners. In addition, although the Agreement Among Managing Partners imposes vesting and forfeiture requirements on the managing partners in the event any of them terminates their employment, we, our shareholders (other than the Strategic Investors, as described under “Certain Relationships and Related Party Transactions—Lenders Rights Agreement—Amendments to Managing Partner Transfer Restrictions”) and the Apollo Operating Group have no ability to enforce any provision of this agreement or to prevent the managing partners from amending the agreement or waiving any of its provisions, including the forfeiture provisions. See “Certain Relationships and Related Party Transactions—Agreement Among Managing Partners” for a more detailed description of the terms of this agreement.

Changes in the debt financing markets have negatively impacted the ability of our funds and their portfolio companies to obtain attractive financing for their investments and have increased the cost of such financing if it is obtained, which could lead to lower-yielding investments and potentially decreasing our net income.

Since the latter half of 2007, the markets for debt financing have contracted significantly, particularly in the area of acquisition financings for private equity and leveraged buyout transactions. Large commercial and investment banks, which have traditionally provided such financing, have demanded higher rates, higher equity requirements as part of private equity investments, more restrictive covenants and generally more onerous terms in order to provide such financing, and in some cases are refusing to provide financing for acquisitions, the type of which would have been readily financed in earlier years.

In the event that our funds are unable to obtain committed debt financing for potential acquisitions or can only obtain debt at an increased interest rate or on unfavorable terms, our funds may have difficulty completing otherwise profitable acquisitions or may generate profits that are lower than would otherwise be the case, either of which could lead to a decrease in the investment income earned by us. Any failure by lenders to provide previously committed financing can also expose us to potential claims by sellers of businesses which we may have contracted to purchase. Similarly, the portfolio companies owned by our private equity funds regularly utilize the corporate debt markets in order to obtain financing for their operations. To the extent that the current credit markets have rendered such financing difficult to obtain or more expensive, this may negatively impact the operating performance of those portfolio companies and, therefore, the investment returns on our funds. In addition, to the extent that the current markets make it difficult or impossible to refinance debt that is maturing in the near term, the relevant portfolio company may face substantial doubt as to its status as a going concern (which may result in an event of default under various agreements) or be unable to repay such debt at maturity and may be forced to sell assets, undergo a recapitalization or seek bankruptcy protection.

Difficult market conditions may adversely affect our businesses in many ways, including by reducing the value or hampering the performance of the investments made by our funds or reducing the ability of our funds to raise or deploy capital, each of which could materially reduce our revenue, net income and cash flow and adversely affect our financial prospects and condition.

Our businesses are materially affected by conditions in the global financial markets and economic conditions throughout the world, such as interest rates, availability of credit, inflation rates, economic uncertainty, changes in laws (including laws relating to taxation), trade barriers, commodity prices, currency exchange rates and controls and national and international political circumstances (including wars, terrorist acts or security operations). These factors are outside our control and may affect the level and volatility of securities prices and the liquidity and the value of investments, and we may not be able to or may choose not to manage our exposure to these conditions. The market conditions surrounding each of our businesses, and in particular our private equity business, had been quite favorable for a number of years through early 2008. A significant portion of the investments of our private equity funds were made during this period. Market conditions, however, significantly deteriorated in 2008 and 2009 and generally remain

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at depressed levels. Global financial markets have experienced considerable volatility in the valuations of equity and debt securities, a contraction in the availability of credit and the failure of a number of leading financial institutions. Many economies around the world, including the U.S. economy, have experienced and continue to experience significant declines in employment, household wealth, and lending. These events have led to a significantly diminished availability of credit and an increase in the cost of financing. The lack of credit has materially hindered the initiation of new, large-sized transactions for our private equity segment and, together with volatility in valuations of equity and debt securities, adversely impacted our operating results in recent periods reflected in the financial statements included in this prospectus. These events may place additional negative pressure on our operating results going forward. If conditions further deteriorate, our business could be affected in different ways. Our profitability may also be adversely affected by our fixed costs and the possibility that we would be unable to scale back other costs, within a time frame sufficient to match any further decreases in net income or increases in net losses relating to changes in market and economic conditions.

The challenging market conditions that we have been experiencing have adversely affected our operating results in a number of ways, and if the economic downturn continues, may cause our revenue and results of operations to decline by causing:

•	our AUM to decrease, lowering management fees from our funds;

•	increases in costs of financial instruments;

•

adverse conditions for our portfolio companies (e.g., decreased revenues, liquidity pressures, increased difficulty in obtaining access to financing and complying with the terms of existing financings as well as increased financing costs);

•	lower investment returns, reducing incentive income;

•	higher interest rates, which could increase the cost of the debt capital we use to acquire companies in our private equity business; and

•	material reductions in the value of our private equity fund investments in portfolio companies, affecting our ability to realize carried interest from these investments.

Lower investment returns and such material reductions in value may result, among other reasons, because during periods of difficult market conditions or slowdowns (which may be across one or more industries, sectors or geographies), companies in which we invest may experience decreased revenues, financial losses, difficulty in obtaining access to financing and increased funding costs. During such periods, these companies may also have difficulty in expanding their businesses and operations and be unable to meet their debt service obligations or other expenses as they become due, including expenses payable to us. In addition, during periods of adverse economic conditions, we may have difficulty accessing financial markets, which could make it more difficult or impossible for us to obtain funding for additional investments and harm our AUM and operating results. Furthermore, such conditions would also increase the risk of default with respect to investments held by our funds that have significant debt investments, such as our mezzanine funds, distressed and event-driven hedge funds and senior credit funds. Our funds may be affected by reduced opportunities to exit and realize value from their investments, by lower than expected returns on investments made prior to the deterioration of the credit markets, and by the fact that we may not be able to find suitable investments for the funds to effectively deploy capital, which could adversely affect our ability to raise new funds and thus adversely impact our prospects for future growth. Although market conditions have recently shown some signs of improvement, we are unable to predict whether economic and market conditions may continue to improve. Even if such conditions do improve broadly and significantly over the long term, adverse conditions in particular sectors may cause our performance to suffer further.

A decline in the pace of investment in our private equity funds would result in our receiving less revenue from transaction and advisory fees.

The transaction and advisory fees that we earn are driven in part by the pace at which our private equity funds make investments. Any decline in that pace would reduce our transaction and advisory fees and could

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make it more difficult for us to raise capital. Many factors could cause such a decline in the pace of investment, including the inability of our investment professionals to identify attractive investment opportunities, competition for such opportunities among other potential acquirers, decreased availability of capital on attractive terms and our failure to consummate identified investment opportunities because of business, regulatory or legal complexities and adverse developments in the U.S. or global economy or financial markets. In particular, the lack of financing options for new leveraged buy-outs resulting from the recent credit market dislocation, significantly reduced the pace of traditional buyout investments by our private equity funds.

If one or more of our managing partners or other investment professionals leave our company, the commitment periods of certain private equity funds may be terminated, and we may be in default under our credit agreement.

The governing agreements of our private equity funds provide that in the event certain “key persons” (such as one or more of Messrs. Black, Harris and Rowan and/or certain other of our investment professionals) fail to devote the requisite time to managing the fund, the commitment period will terminate if a certain percentage in interest of the investors do not vote to continue the commitment period. This is true of Fund VI and Fund VII, on which our near- to medium-term performance will heavily depend. EPF has a similar provision. In addition to having a significant negative impact on our revenue, net income and cash flow, the occurrence of such an event with respect to any of our funds would likely result in significant reputational damage to us.

In addition, it will be an event of default under the AMH credit facility if either (i) Mr. Black, together with related persons or trusts, shall cease as a group to participate to a material extent in the beneficial ownership of AMH or (ii) two of the group constituting Messrs. Black, Harris and Rowan shall cease to be actively engaged in the management of the AMH loan parties. If such an event of default occurs and the lenders exercise their right to accelerate repayment of the $1.0 billion loan, we are unlikely to have the funds to make such repayment and the lenders may take control of us, which is likely to materially adversely impact our results of operations. Even if we were able to refinance our debt, our financial condition and results of operations would be materially adversely affected.

Messrs. Black, Harris and Rowan may terminate their employment with us at any time.

We may not be successful in raising new funds or in raising more capital for certain of our funds and may face pressure to modify fee arrangements of our future funds.

In this prospectus, we describe capital raising efforts that certain of our businesses are currently undertaking. Our funds may not be successful in consummating these capital-raising efforts or others that they may undertake, or they may consummate them at investment levels far lower than those currently anticipated. Any capital raising that our funds do consummate may be on terms that are unfavorable to us or that are otherwise different from the terms that we have been able to obtain in the past. These risks could occur for reasons beyond our control, including general economic or market conditions, regulatory changes or increased competition.

Over the last few years, a large number of institutional investors that invest in alternative assets and have historically invested in our funds experienced negative pressure across their investment portfolios, which may affect our ability to raise capital from them. As a result of the global economic downtown during 2008 and 2009, these institutional investors experienced, among other things, a significant decline in the value of their public equity and debt holdings and a lack of realizations from their existing private equity portfolios. Consequently, many of these investors were left with disproportionately outsized remaining commitments to a number of private equity funds, and were restricted from making new commitments to third-party managed private equity funds such as those managed by us. To the extent economic conditions remain volatile and these issues persist, we may be unable to raise sufficient amounts of capital to support the investment activities of our future funds.

In addition, certain institutional investors have publicly criticized certain fund fee and expense structures, including management fees and transaction and advisory fees. In September of 2009, the Institutional Limited Partners Association published a set of Private Equity Principles, or the “Principles,” which were revised in January 2011. The Principles were developed in order to encourage discussion between limited partners and

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general partners regarding private equity fund partnership terms. Certain of the Principles call for enhanced “alignment of interests” between general partners and limited partners through modifications of some of the terms of fund arrangements, including proposed guidelines for fees and carried interest structures. Although we have no obligation to modify any of our fees with respect to our existing funds, we may experience pressure to do so in our funds. For example, on April 20, 2010, we announced a new strategic relationship agreement with CalPERS, whereby we agreed to reduce management and other fees charged to CalPERS on funds we manage, or in the future will manage, solely for CalPERS by $125 million over a five-year period or as close a period as required to provide CalPERS with that benefit.

The failure of our funds to raise capital in sufficient amounts and on satisfactory terms could result in a decrease in AUM and management fee and transaction fee revenue or us being unable to achieve an increase in AUM and management fee and transaction fee revenue, and could have a material adverse effect on our financial condition and results of operations. Similarly, any modification of our existing fee arrangements or the fee structures for new funds could adversely affect our results of operations.

Third-party investors in our funds with commitment-based structures may not satisfy their contractual obligation to fund capital calls when requested by us, which could adversely affect a fund’s operations and performance.

Investors in all of our private equity and certain of our capital markets and real estate funds make capital commitments to those funds that we are entitled to call from those investors at any time during prescribed periods. We depend on investors fulfilling their commitments when we call capital from them in order for those funds to consummate investments and otherwise pay their obligations when due. Any investor that did not fund a capital call would be subject to several possible penalties, including having a significant amount of its existing investment forfeited in that fund. However, the impact of the penalty is directly correlated to the amount of capital previously invested by the investor in the fund and if an investor has invested little or no capital, for instance early in the life of the fund, then the forfeiture penalty may not be as meaningful. If investors were to fail to satisfy a significant amount of capital calls for any particular fund or funds, the operation and performance of those funds could be materially and adversely affected.

The historical returns attributable to our funds should not be considered as indicative of the future results of our funds or of our future results or of any returns expected on an investment in our Class A shares.

We have presented in this prospectus the returns relating to the historical performance of our private equity funds and capital markets funds. The returns are relevant to us primarily insofar as they are indicative of incentive income we have earned in the past and may earn in the future and reputation and ability to raise new funds. The returns of the funds we manage are not, however, directly linked to returns on our Class A shares. Therefore, you should not conclude that continued positive performance of the funds we manage will necessarily result in positive returns on an investment in Class A shares. However, poor performance of the funds we manage will cause a decline in our revenue from such funds, and would therefore have a negative effect on our performance and the value of our Class A shares. An investment in our Class A shares is not an investment in any of the Apollo funds. Moreover, most of our funds have not been consolidated in our financial statements for periods since either August 1, 2007 or November 30, 2007 as a result of the deconsolidation of most of our funds as of August 1, 2007 and November 30, 2007.

Moreover, the historical returns of our funds should not be considered indicative of the future returns of these or from any future funds we may raise, in part because:

•

market conditions during previous periods were significantly more favorable for generating positive performance, particularly in our private equity business, than the market conditions we have experienced for the last few years and may experience in the future;

•

our funds’ returns have benefited from investment opportunities and general market conditions that currently do not exist and may not repeat themselves, and there can be no assurance that our current or future funds will be able to avail themselves of profitable investment opportunities;

•	our private equity funds’ rates of returns, which are calculated on the basis of net asset value of the funds’ investments, reflect unrealized gains, which may never be realized;

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•

our funds’ returns have benefited from investment opportunities and general market conditions that may not repeat themselves, including the availability of debt capital on attractive terms and the availability of distressed debt opportunities, and we may not be able to achieve the same returns or profitable investment opportunities or deploy capital as quickly;

•

the historical returns that we present in this prospectus derive largely from the performance of our earlier private equity funds, whereas future fund returns will depend increasingly on the performance of our newer funds, which may have little or no realized investment track record;

•	Fund VI and Fund VII are several times larger than our previous private equity funds, and this additional capital may not be deployed as profitably as our prior funds;

•

the attractive returns of certain of our funds have been driven by the rapid return of invested capital, which has not occurred with respect to all of our funds and we believe is less likely to occur in the future;

•	our track record with respect to our capital markets funds and real estate funds is relatively short as compared to our private equity funds;

•

in recent years, there has been increased competition for private equity investment opportunities resulting from the increased amount of capital invested in private equity funds and high liquidity in debt markets; and

•	our newly established funds may generate lower returns during the period that they take to deploy their capital.

Finally, our private equity IRRs have historically varied greatly from fund to fund. Accordingly, you should realize that the IRR going forward for any current or future fund may vary considerably from the historical IRR generated by any particular fund, or for our private equity funds as a whole. Future returns will also be affected by the risks described elsewhere in this prospectus, including risks of the industries and businesses in which a particular fund invests. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—The Historical Investment Performance of Our Funds.”

Our reported net asset values, rates of return and incentive income from affiliates are based in large part upon estimates of the fair value of our investments, which are based on subjective standards and may prove to be incorrect.

A large number of investments in our funds are illiquid and thus have no readily ascertainable market prices. We value these investments based on our estimate of their fair value as of the date of determination. We estimate the fair value of our investments based on third-party models, or models developed by us, which include discounted cash flow analyses and other techniques and may be based, at least in part, on independently sourced market parameters. The material estimates and assumptions used in these models include the timing and expected amount of cash flows, the appropriateness of discount rates used, and, in some cases, the ability to execute, the timing of and the estimated proceeds from expected financings. The actual results related to any particular investment often vary materially as a result of the inaccuracy of these estimates and assumptions. In addition, because many of the illiquid investments held by our funds are in industries or sectors which are unstable, in distress, or undergoing some uncertainty, such investments are subject to rapid changes in value caused by sudden company-specific or industry-wide developments.

We include the fair value of illiquid assets in the calculations of net asset values, returns of our funds and our AUM. Furthermore, we recognize incentive income from affiliates based in part on these estimated fair values. Because these valuations are inherently uncertain, they may fluctuate greatly from period to period. Also, they may vary greatly from the prices that would be obtained if the assets were to be liquidated on the date of the valuation and often do vary greatly from the prices we eventually realize.

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In addition, the values of our investments in publicly traded assets are subject to significant volatility, including due to a number of factors beyond our control. These include actual or anticipated fluctuations in the quarterly and annual results of these companies or other companies in their industries, market perceptions concerning the availability of additional securities for sale, general economic, social or political developments, changes in industry conditions or government regulations, changes in management or capital structure and significant acquisitions and dispositions. Because the market prices of these securities can be volatile, the valuation of these assets will change from period to period, and the valuation for any particular period may not be realized at the time of disposition. In addition, because our private equity funds often hold very large amounts of the securities of their portfolio companies, the disposition of these securities often takes place over a long period of time, which can further expose us to volatility risk. Even if we hold a quantity of public securities that may be difficult to sell in a single transaction, we do not discount the market price of the security for purposes of our valuations.

If we realize value on an investment that is significantly lower than the value at which it was reflected in a fund’s net asset values, we would suffer losses in the applicable fund. This could in turn lead to a decline in asset management fees and a loss equal to the portion of the incentive income from affiliates reported in prior periods that was not realized upon disposition. These effects could become applicable to a large number of our investments if our estimates and assumptions used in estimating their fair values differ from future valuations due to market developments. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Segment Analysis” for information related to fund activity that is no longer consolidated. If asset values turn out to be materially different than values reflected in fund net asset values, fund investors could lose confidence which could, in turn, result in redemptions from our funds that permit redemptions or difficulties in raising additional investments.

We have experienced rapid growth, which may be difficult to sustain and which may place significant demands on our administrative, operational and financial resources.

Our AUM has grown significantly in the past, despite recent fluctuations, and we are pursuing further growth in the near future. Our rapid growth has caused, and planned growth, if successful, will continue to cause, significant demands on our legal, accounting and operational infrastructure, and increased expenses. The complexity of these demands, and the expense required to address them, is a function not simply of the amount by which our AUM has grown, but of the growth in the variety, including the differences in strategy between, and complexity of, our different funds. In addition, we are required to continuously develop our systems and infrastructure in response to the increasing sophistication of the investment management market and legal, accounting, regulatory and tax developments.

Our future growth will depend in part, on our ability to maintain an operating platform and management system sufficient to address our growth and will require us to incur significant additional expenses and to commit additional senior management and operational resources. As a result, we face significant challenges:

•	in maintaining adequate financial, regulatory and business controls;

•	implementing new or updated information and financial systems and procedures; and

•	in training, managing and appropriately sizing our work force and other components of our businesses on a timely and cost-effective basis.

We may not be able to manage our expanding operations effectively or be able to continue to grow, and any failure to do so could adversely affect our ability to generate revenue and control our expenses.

Extensive regulation of our businesses affects our activities and creates the potential for significant liabilities and penalties. The possibility of increased regulatory focus could result in additional burdens on our businesses. Changes in tax or law and other legislative or regulatory changes could adversely affect us.

Overview of Our Regulatory Environment. We are subject to extensive regulation, including periodic examinations, by governmental and self-regulatory organizations in the jurisdictions in which we operate around

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the world. Many of these regulators, including U.S. and foreign government agencies and self-regulatory organizations, as well as state securities commissions in the United States, are empowered to conduct investigations and administrative proceedings that can result in fines, suspensions of personnel or other sanctions, including censure, the issuance of cease-and-desist orders or the suspension or expulsion of an investment advisor from registration or memberships. Even if an investigation or proceeding did not result in a sanction or the sanction imposed against us or our personnel by a regulator were small in monetary amount, the adverse publicity relating to the investigation, proceeding or imposition of these sanctions could harm our reputation and cause us to lose existing investors or fail to gain new investors. The requirements imposed by our regulators are designed primarily to ensure the integrity of the financial markets and to protect investors in our funds and are not designed to protect our shareholders. Consequently, these regulations often serve to limit our activities.

As a result of highly publicized financial scandals, investors have exhibited concerns over the integrity of the U.S. financial markets and the regulatory environment in which we operate both in the United States and outside the United States is particularly likely to be subject to further regulation. There has been an active debate both nationally and internationally over the appropriate extent of regulation and oversight of private investment funds and their managers. There are proposals in Congress and emanating from Treasury that would identify various kinds of private funds as being potentially systemically significant and subject to increased reporting, oversight and regulation. Any changes in the regulatory framework applicable to our businesses may impose additional expenses on us, require the attention of senior management or result in limitations in the manner in which our business is conducted. On July 21, 2010, President Obama signed into law the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the “Dodd-Frank Act,” which imposes significant new regulations on almost every aspect of the U.S. financial services industry, including aspects of our business and the markets in which we operate. Among other things, the Dodd-Frank Act requires private equity and hedge fund advisers to register with the SEC under the Investment Advisers Act, to maintain extensive records and to file reports if deemed necessary for purposes of systemic risk assessment by certain governmental bodies. Importantly, many of the provisions of the Dodd-Frank Act are subject to further rulemaking and to the discretion of regulatory bodies, such as the Financial Stability Oversight Council. As a result, we do not know exactly what the final regulations under the Dodd-Frank Act will require or how significantly the Dodd-Frank Act will affect us.

Exceptions from Certain Laws. We regularly rely on exemptions from various requirements of the Securities Act, the Exchange Act, the Investment Company Act and the Employment Retirement Income Security Act, or “ERISA,” in conducting our activities. These exemptions are sometimes highly complex and may in certain circumstances depend on compliance by third parties whom we do not control. If for any reason these exemptions were to become unavailable to us, we could become subject to regulatory action or third-party claims and our businesses could be materially and adversely affected. See, for example, “—Risks Related to Our Organization and Structure—If we were deemed an investment company under the Investment Company Act, applicable restrictions could make it impractical for us to continue our businesses as contemplated and could have a material adverse effect on our businesses and the price of our Class A shares.”

Fund Regulatory Environment. The regulatory environment in which our funds operate may affect our businesses. For example, changes in antitrust laws or the enforcement of antitrust laws could affect the level of mergers and acquisitions activity, and changes in state laws may limit investment activities of state pension plans. See “Business—Regulatory and Compliance Matters” for a further discussion of the regulatory environment in which we conduct our businesses.

Future Regulation. We may be adversely affected as a result of new or revised legislation or regulations imposed by the SEC, other U.S. or non-U.S. governmental regulatory authorities or self-regulatory organizations that supervise the financial markets. In January 2009, members of the Senate introduced the Hedge Fund Transparency Act, or the “Hedge Fund Act,” which would apply to private equity funds, venture capital funds, real estate funds and other private investment vehicles with at least $50 million in assets under management. If enacted, the bill would require that such funds—in order to remain exempt from the substantive provisions of the Investment Company Act—register with the SEC, maintain books and records in accordance with SEC

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requirements, and become subject to SEC examinations and information requests. In addition, the Hedge Fund Act would require each fund to file annual disclosures, which would be made public, containing detailed information about the fund, most notably including the names of all beneficial owners of the fund, an explanation of the fund’s ownership structure and the current value of the fund’s assets under management. Also, the Hedge Fund Act would require each fund to establish anti-money laundering programs. We cannot predict whether this Hedge Fund Act will be enacted or, if enacted, what the final terms would require or the impact of such new regulations on our funds. If enacted, this Hedge Fund Act would likely negatively impact our funds in a number of ways, including increasing the funds’ regulatory costs, imposing additional burdens on the funds’ staff, and potentially requiring the disclosure of sensitive information. Moreover, as calls for additional regulation have increased, there may be a related increase in regulatory investigations of the trading and other investment activities of alternative asset management funds, including our funds. Such investigations may impose additional expenses on us, may require the attention of senior management and may result in fines if any of our funds are deemed to have violated any regulations.

In July 2009, the U.S. House of Representatives passed legislation that would empower federal regulators to prescribe regulations to prohibit any incentive-based payment arrangements that the regulators determine encourage financial institutions to take risks that could threaten the soundness of the financial institutions or adversely affect economic conditions and financial stability. At this time, we cannot predict whether this legislation will be enacted and, if enacted, what form it would take, what affect, if any, that it may have on our business or the markets in which we operate.

In addition, the financial industry will likely become more highly regulated in the near future in response to recent events. On June 17, 2009, the Obama Administration issued a “white paper” containing a series of proposals to reform the financial industry, which, if enacted, would significantly alter both how financial services and asset management firms are regulated and how they conduct their business. The House of Representatives and the Senate have separately passed legislations adopting proposals to require advisors of most hedge funds, private equity funds and other pools of capital to register with the SEC as investment advisors under the Investment Advisers Act of 1940 and to impose new record-keeping and reporting requirements on these funds (which may be similar to those requirements proposed in the Hedge Fund Transparency Act, which is discussed above). In addition, the Obama Administration’s proposals would also require all OTC derivatives markets, including credit default swap markets, to be subject to increased regulation. We do not know what impact the final regulations will have on us if the proposed legislations are enacted.

We also may be adversely affected by changes in the interpretation or enforcement of existing laws and rules by these governmental authorities and self-regulatory organizations. New laws or regulations could make compliance more difficult and expensive and affect the manner in which we conduct business.

Apollo provides investment management services through registered investment advisers. Investment advisers are subject to extensive regulation in the United States and in the other countries in which our investment activities occur. The SEC oversees our activities as a registered investment adviser under the Investment Advisers Act of 1940. In the United Kingdom, we are subject to regulation by the U.K. Financial Services Authority. Our other European operations, and our investment activities around the globe, are subject to a variety of regulatory regimes that vary country by country. A failure to comply with the obligations imposed by regulatory regimes to which we are subject, including the Investment Advisers Act of 1940 could result in investigations, sanctions and reputational damage.

On June 30, 2010, the SEC adopted a new “pay-to-play” rule that restricts politically active investment advisors from managing state pension funds. The rule prohibits, among other things, a covered investment advisor from receiving compensation for advisory services provided to a government entity (such as a state pension fund) for a two-year period after the advisor, certain covered employees of the advisor or any covered political action committee controlled by the advisor or its employees makes a political contribution to certain government officials. In addition, a covered investment advisor is prohibited from engaging in political

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fundraising activities for certain elected officials or candidates in jurisdictions where such advisor is providing or seeking governmental business. This new rule complicates and increases the compliance burden for our investment advisors. It will be imperative for a covered investment advisor to adopt an effective compliance program in light of the substantial penalties associated with the rule.

In November 2010, the European Parliament adopted the Directive on Alternative Investment Fund Managers, or the “AIFM.” The AIFM was entered into force in early 2011 and EU member states are required to implement the AIFM into their national laws within two years (by early 2013). The AIFM imposes significant new regulatory requirements on investment managers operating within the EU, including with respect to conduct of business, regulatory capital, valuations, disclosures and marketing. Alternative investment funds organized outside of the EU in which interests are marketed within the EU would be subject to significant conditions on their operations, including satisfying the competent authority of the robustness of internal arrangements with respect to risk management, in particular liquidity risks and additional operational and counterparty risks associated with short selling; the management and disclosure of conflicts of interest; the fair valuation of assets; and the security of depository/custodial arrangements. Such rules could potentially impose significant additional costs on the operation of our business in the EU and could limit our operating flexibility within that jurisdiction.

In October 2010, the EU Council of Ministers formally adopted a directive to amend the revised Capital Requirements Directive, or “CRD III,” which was previously approved by the European Parliament in July 2010. CRD III, among other things, requires EU member states to introduce tighter control on remuneration of key employees and risk takers within specific credit institutions and investment firms and requires subject institutions to disclose information on their remuneration policies and pay-outs on an annual basis. The new remuneration requirements apply to credit institutions and investments firms subject to the Markets in Financial Instruments Directive and apply to subject institutions at group, parent company and subsidiary levels. EU member states are required to implement the CRD III by January 1, 2011. In December 2010, the Committee of European Banking Supervisors, or “CEBS,” published final guidelines on the implementation of CRD III and the U.K. Financial Services Authority, or “FSA,” published a final policy statement on the implementation of remuneration disclosure requirements based on those set out in CRD III. The FSA has set a dedline of December 31, 2011 for subject firms to make their first disclosures. We do not yet know how and the extent to which the new rules may impact us.

In Denmark and Germany, legislative amendments have been adopted which may limit deductibility of interest and other financing expenses in companies in which our funds have invested or may invest in the future. In brief, the Danish legislative amendments generally entail that annual net financing expenses in excess of a certain threshold amount (approximately €2.9 million in 2010) will be limited on the basis of earnings before interest and taxes and/or asset tax values. According to the German legislative amendments, interest expenses exceeding the interest income of the same fiscal year may be deducted only up to 30% of the (adjusted) taxable earnings before interest, taxes, depreciation and amortization of the relevant German business (Betrieb) (subject to specific certain exemptions), while any additional non-deductible interest may, if at all, only be claimed in subsequent years. These amendments may in turn impact the profitability of companies affected by the rules. Our businesses are subject to the risk that similar measures might be introduced in other countries in which they currently have investments or plan to invest in the future, or that other legislative or regulatory measures might be promulgated in any of the countries in which we operate that adversely affect our businesses. In particular, the U.S. Federal income tax law that determines the tax consequences of an investment in Class A shares is under review and is potentially subject to adverse legislative, judicial or administrative change, possibly on a retroactive basis, including possible changes that would result in the treatment of a portion of our carried interest income as ordinary income, that would cause us to become taxable as a corporation and/or would have other adverse effects. Legislation that would cause us to be taxable as a corporation after the Class A shares are listed is pending in Congress. See “—Risks Related to Taxation” and “—Risks Related to Our Organization and Structure.” In addition, U.S. and foreign labor unions have recently been agitating for greater legislative and regulatory oversight of private equity firms and transactions. Labor unions have also threatened to use their influence to prevent pension funds from investing in private equity funds.

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Antitrust Regulation. Recently, it has been reported in the press that a few of our competitors in the private equity industry have received information requests relating to private equity transactions from the Antitrust Division of the U.S. Department of Justice. In addition, the U.K. Financial Services Authority recently published a discussion paper on the impact that the growth in the private equity market has had on the markets in the United Kingdom and the suitability of its regulatory approach in addressing risks posed by the private equity market.

Use of Placement Agents. We sometimes use placement agents to assist in marketing certain of the investment funds that we manage. Various state attorneys general and federal and state agencies have initiated industry-wide investigations into the use of placement agents in connection with the solicitation of investments, particularly with respect to investments by public pension funds. Certain affiliates of Apollo have received subpoenas and other requests for information from various government regulatory agencies and investors in Apollo’s funds, seeking information regarding the use of placement agents. Apollo is cooperating with all such investigations and other reviews. Any unanticipated developments from these or future investigations or changes in industry practice may adversely affect our business. Even if these investigations or changes in industry practice do not directly affect our business, adverse publicity could harm our reputation, may cause us to lose existing investors or fail to gain new investors, may depress the price of our Class A shares or may have other negative consequences.

Our revenue, net income and cash flow are all highly variable, which may make it difficult for us to achieve steady earnings growth on a quarterly basis and may cause the price of our Class A shares to decline.

Our revenue, net income and cash flow are all highly variable, primarily due to the fact that carried interest from our private equity funds, which constitute the largest portion of income from our combined businesses, and the transaction and advisory fees that we receive can vary significantly from quarter to quarter and year to year. In addition, the investment returns of most of our funds are volatile. We may also experience fluctuations in our results from quarter to quarter and year to year due to a number of other factors, including changes in the values of our funds’ investments, changes in the amount of distributions, dividends or interest paid in respect of investments, changes in our operating expenses, the degree to which we encounter competition and general economic and market conditions. In addition, carried interest income from our private equity funds and certain of our capital markets and real estate funds is subject to contingent repayment by the general partner if, upon the final distribution, the relevant fund’s general partner has received cumulative carried interest on individual portfolio investments in excess of the amount of carried interest it would be entitled to from the profits calculated for all portfolio investments in the aggregate. Such variability may lead to volatility in the trading price of our Class A shares and cause our results for a particular period not to be indicative of our performance in a future period. It may be difficult for us to achieve steady growth in net income and cash flow on a quarterly basis, which could in turn lead to large adverse movements in the price of our Class A shares or increased volatility in our Class A share price generally.

The timing of carried interest generated by our private equity funds is uncertain and will contribute to the volatility of our results. Carried interest depends on our private equity funds’ performance. It takes a substantial period of time to identify attractive investment opportunities, to raise all the funds needed to make an investment and then to realize the cash value or other proceeds of an investment through a sale, public offering, recapitalization or other exit. Even if an investment proves to be profitable, it may be several years before any profits can be realized in cash or other proceeds. We cannot predict when, or if, any realization of investments will occur. Although we recognize carried interest income on an accrual basis, we receive private equity carried interest payments only upon disposition of an investment by the relevant fund, which contributes to the volatility of our cash flow. If we were to have a realization event in a particular quarter or year, it may have a significant impact on our results for that particular quarter or year that may not be replicated in subsequent periods. We recognize revenue on investments in our funds based on our allocable share of realized and unrealized gains (or losses) reported by such funds, and a decline in realized or unrealized gains, or an increase in realized or unrealized losses, would adversely affect our revenue, which could further increase the volatility of our results.

With respect to a number of our capital markets funds, our incentive income is paid annually, semi-annually or quarterly, and the varying frequency of these payments will contribute to the volatility of our revenues and

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cash flow. Furthermore, we earn this incentive income only if the net asset value of a fund has increased or, in the case of certain funds, increased beyond a particular threshold. Our distressed and event-driven hedge funds also have “high water marks” with respect to the investors in these funds. If the high water mark for a particular investor is not surpassed, we would not earn incentive income with respect to such investor during a particular period even though such investor had positive returns in such period as a result of losses in prior periods. If such an investor experiences losses, we will not be able to earn incentive income from such investor until it surpasses the previous high water mark. The incentive income we earn is therefore dependent on the net asset value of investors’ investments in the fund, which could lead to significant volatility in our results.

Because our revenue, net income and cash flow can be highly variable from quarter to quarter and year to year, we plan not to provide any guidance regarding our expected quarterly and annual operating results. The lack of guidance may affect the expectations of public market analysts and could cause increased volatility in our Class A share price.

The investment management business is intensely competitive, which could materially adversely impact us.

Over the past several years, the size and number of private equity funds and capital markets funds has continued to increase. If this trend continues, it is possible that it will become increasingly difficult for our funds to raise capital as funds compete for investments from a limited number of qualified investors. As the size and number of private equity and capital markets funds increase, it could become more difficult to win attractive investment opportunities at favorable prices. Due to the global economic downturn and generally poor returns in alternative asset investment businesses during the crisis, institutional investors have suffered from decreasing returns, liquidity pressure, increased volatility and difficulty maintaining targeted asset allocations, and a significant number of investors have materially decreased or temporarily stopped making new fund investments during this period. As the economy begins to recover, such investors may elect to reduce their overall portfolio allocations to alternative investments such as private equity and hedge funds, resulting in a smaller overall pool of available capital in our industry. Even if such investors continue to invest at historic levels, they may seek to negotiate reduced fee structures or other modifications to fund structures as a condition to investing.

In the event all or part of this analysis proves true, when trying to raise new capital we will be competing for fewer total available assets in an increasingly competitive environment which could lead to fee reductions and redemptions as well as difficulty in raising new capital. Such changes would adversely affect our revenues and profitability.

Competition among funds is based on a variety of factors, including:

•	investment performance;

•	investor liquidity and willingness to invest;

•	investor perception of investment managers’ drive, focus and alignment of interest;

•	quality of service provided to and duration of relationship with investors;

•	business reputation; and

•	the level of fees and expenses charged for services.

We compete in all aspects of our businesses with a large number of investment management firms, private equity fund sponsors, capital markets fund sponsors and other financial institutions. A number of factors serve to increase our competitive risks:

•	fund investors may develop concerns that we will allow a business to grow to the detriment of its performance;

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•

investors may reduce their investments in our funds or not make additional investments in our funds based upon current market conditions, their available capital or their perception of the health of our businesses;

•

some of our competitors have greater capital, lower targeted returns or greater sector or investment strategy-specific expertise than we do, which creates competitive disadvantages with respect to investment opportunities;

•

some of our competitors may also have a lower cost of capital and access to funding sources that are not available to us, which may create competitive disadvantages for us with respect to investment opportunities;

•

some of our competitors may perceive risk differently than we do, which could allow them either to outbid us for investments in particular sectors or, generally, to consider a wider variety of investments;

•	some of our funds may not perform as well as competitors’ funds or other available investment products;

•	our competitors that are corporate buyers may be able to achieve synergistic cost savings in respect of an investment, which may provide them with a competitive advantage in bidding for an investment;

•	some fund investors may prefer to invest with an investment manager that is not publicly traded;

•

there are relatively few barriers to entry impeding new private equity and capital markets fund management firms, and the successful efforts of new entrants into our various businesses, including former “star” portfolio managers at large diversified financial institutions as well as such institutions themselves, will continue to result in increased competition;

•

there are no barriers to entry to our businesses, implementing an integrated platform similar to ours or the strategies that we deploy at our funds, such as distressed investing, which we believe are our competitive strengths, except that our competitors would need to hire professionals with the investment expertise or grow it internally; and

•	other industry participants continuously seek to recruit our investment professionals away from us.

In addition, fund managers have increasingly adopted investment strategies traditionally associated with the other. Capital markets funds have become active in taking control positions in companies, while private equity funds have assumed minority positions in publicly listed companies. This convergence could heighten our competitive risk by expanding the range of asset managers seeking private equity investments and making it more difficult for us to differentiate ourselves from managers of capital markets funds.

These and other factors could reduce our earnings and revenues and materially adversely affect our businesses. In addition, if we are forced to compete with other alternative asset managers on the basis of price, we may not be able to maintain our current management fee and incentive income structures. We have historically competed primarily on the performance of our funds, and not on the level of our fees or incentive income relative to those of our competitors. However, there is a risk that fees and incentive income in the alternative investment management industry will decline, without regard to the historical performance of a manager. Fee or incentive income reductions on existing or future funds, without corresponding decreases in our cost structure, would adversely affect our revenues and profitability.

Our ability to retain our investment professionals is critical to our success and our ability to grow depends on our ability to attract additional key personnel.

Our success depends on our ability to retain our investment professionals and recruit additional qualified personnel. We anticipate that it will be necessary for us to add investment professionals as we pursue our growth strategy. However, we may not succeed in recruiting additional personnel or retaining current personnel, as the market for qualified investment professionals is extremely competitive. Our investment professionals possess

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substantial experience and expertise in investing, are responsible for locating and executing our funds’ investments, have significant relationships with the institutions that are the source of many of our funds’ investment opportunities, and in certain cases have key relationships with our fund investors. Therefore, if our investment professionals join competitors or form competing companies it could result in the loss of significant investment opportunities and certain existing fund investors. Legislation has been proposed in the U.S. Congress to treat portions of carried interest as ordinary income rather than as capital gain for U.S. Federal income tax purposes. Because we compensate our investment professionals in large part by giving them an equity interest in our business or a right to receive carried interest, such legislation could adversely affect our ability to recruit, retain and motivate our current and future investment professionals. See “—Risks Related to Taxation—Our structure involves complex provisions of U.S. Federal income tax law for which no clear precedent or authority may be available. Our structure is also subject to potential legislative, judicial or administrative change and differing interpretations, possibly on a retroactive basis” and “—Risks Related to Taxation—The U.S. Federal income tax law that determines the tax consequences of an investment in Class A shares is under review and is potentially subject to adverse legislative, judicial or administrative change, possibly on a retroactive basis, including possible changes that would result in the treatment of our long-term capital gains as ordinary income, that would cause us to become taxable as a corporation and/or have other adverse effects.” The loss of even a small number of our investment professionals could jeopardize the performance of our funds, which would have a material adverse effect on our results of operations. Efforts to retain or attract investment professionals may result in significant additional expenses, which could adversely affect our profitability.

Our sale of equity interests to the public may harm our ability to provide equity compensation to investment professionals, which could make it more difficult to attract and retain them and could harm aspects of our business.

We might not be able to provide investment professionals with equity interests in our business to the same extent or with the same tax consequences as we did prior to the Private Offering Transactions. Therefore, in order to recruit and retain existing and future investment professionals, we may need to increase the level of compensation that we pay to them. Accordingly, as we promote or hire new investment professionals over time, we may increase the level of compensation we pay to our investment professionals, which would cause our total employee compensation and benefits expense as a percentage of our total revenue to increase and adversely affect our profitability. In addition, any issuance of equity interests in our business to investment professionals would dilute the holders of Class A shares.

We strive to maintain a work environment that reinforces our culture of collaboration, motivation and alignment of interests with investors. The effects of becoming public, including potential changes in our compensation structure, could adversely affect this culture. If we do not continue to develop and implement the right processes and tools to manage our changing enterprise and maintain this culture, our ability to compete successfully and achieve our business objectives could be impaired, which could negatively impact our business, financial condition and results of operations.

We may not be successful in expanding into new investment strategies, markets and businesses.

We actively consider the opportunistic expansion of our businesses, both geographically and into complementary new investment strategies. We may not be successful in any such attempted expansion. Attempts to expand our businesses involve a number of special risks, including some or all of the following:

•	the diversion of management’s attention from our core businesses;

•	the disruption of our ongoing businesses;

•	entry into markets or businesses in which we may have limited or no experience;

•	increasing demands on our operational systems;

•	potential increase in investor concentration; and

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•	the broadening of our geographic footprint, increasing the risks associated with conducting operations in foreign jurisdictions.

Additionally, any expansion of our businesses could result in significant increases in our outstanding indebtedness and debt service requirements, which would increase the risks in investing in our Class A shares and may adversely impact our results of operations and financial condition.

We also may not be successful in identifying new investment strategies or geographic markets that increase our profitability, or in identifying and acquiring new businesses that increase our profitability. Because we have not yet identified these potential new investment strategies, geographic markets or businesses, we cannot identify for you all the risks we may face and the potential adverse consequences on us and your investment that may result from our attempted expansion. We also do not know how long it may take for us to expand, if we do so at all. We have total discretion, at the direction of our manager, without needing to seek approval from our board of directors or shareholders, to enter into new investment strategies, geographic markets and businesses, other than expansions involving transactions with affiliates which may require limited board approval.

Many of our funds invest in relatively high-risk, illiquid assets and we may fail to realize any profits from these activities for a considerable period of time or lose some or all of the principal amount we invest in these activities.

Many of our funds invest in securities that are not publicly traded. In many cases, our funds may be prohibited by contract or by applicable securities laws from selling such securities for a period of time. Our funds will generally not be able to sell these securities publicly unless their sale is registered under applicable securities laws, or unless an exemption from such registration requirements is available. Accordingly, our funds may be forced, under certain conditions, to sell securities at a loss. The ability of many of our funds, particularly our private equity funds, to dispose of investments is heavily dependent on the public equity markets, inasmuch as the ability to realize value from an investment may depend upon the ability to complete an initial public offering of the portfolio company in which such investment is held. Furthermore, large holdings even of publicly traded equity securities can often be disposed of only over a substantial period of time, exposing the investment returns to risks of downward movement in market prices during the disposition period.

Dependence on significant leverage in investments by our funds could adversely affect our ability to achieve attractive rates of return on those investments.

Because many of our private equity funds’ investments rely heavily on the use of leverage, our ability to achieve attractive rates of return on investments will depend on our continued ability to access sufficient sources of indebtedness at attractive rates. For example, in many private equity investments, indebtedness may constitute 70% or more of a portfolio company’s total debt and equity capitalization, including debt that may be incurred in connection with the investment, and a portfolio company’s leverage will often increase in recapitalization transactions subsequent to the company’s acquisition by a private equity fund. The absence of available sources of senior debt financing for extended periods of time could therefore materially and adversely affect our private equity funds. An increase in either the general levels of interest rates or in the risk spread demanded by sources of indebtedness would make it more expensive to finance those investments. Increases in interest rates could also make it more difficult to locate and consummate private equity investments because other potential buyers, including operating companies acting as strategic buyers, may be able to bid for an asset at a higher price due to a lower overall cost of capital. In addition, a portion of the indebtedness used to finance private equity investments often includes high-yield debt securities issued in the capital markets. Availability of capital from the high-yield debt markets is subject to significant volatility, and there may be times when we might not be able to access those markets at attractive rates, or at all. For example, the dislocation in the credit markets which we believe began in July 2007 and the record backlog of supply in the debt markets resulting from such dislocation has materially affected the ability and willingness of banks to underwrite new high-yield debt securities.

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Investments in highly leveraged entities are inherently more sensitive to declines in revenues, increases in expenses and interest rates and adverse economic, market and industry developments. The incurrence of a significant amount of indebtedness by an entity could, among other things:

•

give rise to an obligation to make mandatory prepayments of debt using excess cash flow, which might limit the entity’s ability to respond to changing industry conditions to the extent additional cash is needed for the response, to make unplanned but necessary capital expenditures or to take advantage of growth opportunities;

•

allow even moderate reductions in operating cash flow to render it unable to service its indebtedness, leading to a bankruptcy or other reorganization of the entity and a loss of part or all of the equity investment in it;

•	limit the entity’s ability to adjust to changing market conditions, thereby placing it at a competitive disadvantage compared to its competitors who have relatively less debt;

•	limit the entity’s ability to engage in strategic acquisitions that might be necessary to generate attractive returns or further growth; and

•	limit the entity’s ability to obtain additional financing or increase the cost of obtaining such financing, including for capital expenditures, working capital or general corporate purposes.

As a result, the risk of loss associated with a leveraged entity is generally greater than for companies with comparatively less debt. For example, many investments consummated by private equity sponsors during the past three years which utilized significant amounts of leverage are experiencing severe economic stress and may default on their debt obligations due to a decrease in revenues and cash flow precipitated by the recent economic downturn.

When our private equity funds’ existing portfolio investments reach the point when debt incurred to finance those investments matures in significant amounts and must be either repaid or refinanced, those investments may materially suffer if they have generated insufficient cash flow to repay maturing debt and there is insufficient capacity and availability in the financing markets to permit them to refinance maturing debt on satisfactory terms, or at all. If the current unusually limited availability of financing for such purposes were to persist for several years, when significant amounts of the debt incurred to finance our private equity funds’ existing portfolio investments start to come due, these funds could be materially and adversely affected.

Our capital markets funds may choose to use leverage as part of their respective investment programs and regularly borrow a substantial amount of their capital. The use of leverage poses a significant degree of risk and enhances the possibility of a significant loss in the value of the investment portfolio. The fund may borrow money from time to time to purchase or carry securities. The interest expense and other costs incurred in connection with such borrowing may not be recovered by appreciation in the securities purchased or carried, and will be lost—and the timing and magnitude of such losses may be accelerated or exacerbated—in the event of a decline in the market value of such securities. Gains realized with borrowed funds may cause the fund’s net asset value to increase at a faster rate than would be the case without borrowings. However, if investment results fail to cover the cost of borrowings, the fund’s net asset value could also decrease faster than if there had been no borrowings. In addition, as a business development company under the Investment Company Act, AIC is permitted to issue senior securities in amounts such that its asset coverage ratio equals at least 200% after each issuance of senior securities. AIC’s ability to pay dividends will be restricted if its asset coverage ratio falls below at least 200% and any amounts that it uses to service its indebtedness are not available for dividends to its common stockholders. An increase in interest rates could also decrease the value of fixed-rate debt investments that our funds make. Any of the foregoing circumstances could have a material adverse effect on our financial condition, results of operations and cash flow.

The requirements of being a public entity may strain our resources.

Once the registration statement of which this prospectus forms a part becomes effective, we will be subject to the reporting requirements of the Exchange Act and requirements of the U.S. Sarbanes-Oxley Act of 2002, or

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the “Sarbanes-Oxley Act.” These requirements may place a strain on our systems and resources. The Exchange Act requires that we file annual, quarterly and current reports with respect to our businesses and financial condition. The Sarbanes-Oxley Act requires that we maintain effective disclosure controls and procedures and internal controls over financial reporting, which is discussed below. In order to maintain and improve the effectiveness of our disclosure controls and procedures, significant resources and management oversight will be required. We have not had to prepare and file such reports in the past. We will be implementing additional procedures and processes for the purpose of addressing the standards and requirements applicable to public companies. We expect to incur significant additional annual expenses related to these steps and, among other things, additional directors and officers liability insurance, director fees, reporting requirements of the SEC, transfer agent fees, hiring additional accounting, legal and administrative personnel, increased auditing and legal fees and similar expenses.

Our internal control over financial reporting does not currently meet all of the standards contemplated by Section 404 of the Sarbanes-Oxley Act, and failure to achieve and maintain effective internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act could have a material adverse effect on our businesses and stock price.

We have not previously been required to comply with the requirements of the Sarbanes-Oxley Act, including the internal control evaluation and certification requirement of Section 404 of that statute, and we will not be required to comply with all those requirements until after we have been subject to the requirements of the Exchange Act for a specified period. We are in the process of addressing our internal control over, and policies and processes related to, financial reporting and the identification of key financial reporting risks, assessment of their potential impact and linkage of those risks to specific areas and activities within our organization.

We have begun the process of documenting and evaluating our internal control procedures pursuant to the requirements of Section 404, which requires annual management assessments of the effectiveness of our internal control over financial reporting and a report by our independent registered public accounting firm addressing these assessments. If we are not able to implement the requirements of Section 404 in a timely manner or with adequate compliance, our independent registered public accounting firm may not be able to certify as to the effectiveness of our internal control over financial reporting. Matters impacting our internal controls may cause us to be unable to report our financial information on a timely basis and thereby subject us to adverse regulatory consequences, including sanctions by the SEC or violations of applicable stock exchange listing rules, and result in a breach of the covenants under the AMH credit facility. There could also be a negative reaction in the financial markets due to a loss of investor confidence in us and the reliability of our financial statements. Confidence in the reliability of our financial statements is also likely to suffer if our independent registered public accounting firm reports a material weakness in our internal control over financial reporting. This could materially adversely affect us and lead to a decline in our share price. In addition, we will incur incremental costs in order to improve our internal control over financial reporting and comply with Section 404, including increased auditing and legal fees and costs associated with hiring additional accounting and administrative staff. These costs will be significant and are not reflected in our financial statements.

The potential requirement to convert our financial statements from being prepared in conformity with accounting principles generally accepted in the United States of America to International Financial Reporting Standards may strain our resources and increase our annual expenses.

As a public entity, the SEC may require in the future that we report our financial results under International Financial Reporting Standards, or “IFRS,” instead of under generally accepted accounting principles in the United States of America, or “U.S. GAAP.” IFRS is a set of accounting principles that has been gaining acceptance on a worldwide basis. These standards are published by the London-based International Accounting Standards Board, or “IASB,” and are more focused on objectives and principles and less reliant on detailed rules than U.S. GAAP. Today, there remain significant and material differences in several key areas between U.S. GAAP and IFRS which would affect Apollo. Additionally, U.S. GAAP provides specific guidance in classes of accounting transactions for which equivalent guidance in IFRS does not exist. The adoption of IFRS is highly

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complex and would have an impact on many aspects and operations of Apollo, including but not limited to financial accounting and reporting systems, internal controls, taxes, borrowing covenants and cash management. It is expected that a significant amount of time, internal and external resources and expenses over a multi-year period would be required for this conversion.

Operational risks relating to the execution, confirmation or settlement of transactions, our dependence on our headquarters in New York City and third-party providers may disrupt our businesses, result in losses or limit our growth.

We face operational risk from errors made in the execution, confirmation or settlement of transactions. We also face operational risk from transactions not being properly recorded, evaluated or accounted for in our funds. In particular, our credit-oriented capital markets business is highly dependent on our ability to process and evaluate, on a daily basis, transactions across markets and geographies in a time-sensitive, efficient and accurate manner. Consequently, we rely heavily on our financial, accounting and other data processing systems. New investment products we may introduce could create a significant risk that our existing systems may not be adequate to identify or control the relevant risks in the investment strategies employed by such new investment products. In addition, our information systems and technology might not be able to accommodate our growth, and the cost of maintaining such systems might increase from its current level. These risks could cause us to suffer financial loss, a disruption of our businesses, liability to our funds, regulatory intervention and reputational damage.

Furthermore, we depend on our headquarters, which is located in New York City, for the operation of many of our businesses. A disaster or a disruption in the infrastructure that supports our businesses, including a disruption involving electronic communications or other services used by us or third parties with whom we conduct business, or directly affecting our headquarters, may have an adverse impact on our ability to continue to operate our businesses without interruption which could have a material adverse effect on us. Although we have disaster recovery programs in place, these may not be sufficient to mitigate the harm that may result from such a disaster or disruption. In addition, insurance and other safeguards might only partially reimburse us for our losses.

Finally, we rely on third-party service providers for certain aspects of our businesses, including for certain information systems, technology and administration of our funds and compliance matters. Any interruption or deterioration in the performance of these third parties could impair the quality of the funds’ operations and could impact our reputation and adversely affect our businesses and limit our ability to grow.

We derive a substantial portion of our revenues from funds managed pursuant to management agreements that may be terminated or fund partnership agreements that permit fund investors to request liquidation of investments in our funds on short notice.

The terms of our funds generally give either the general partner of the fund or the fund’s board of directors the right to terminate our investment management agreement with the fund. However, insofar as we control the general partner of our funds that are limited partnerships, the risk of termination of investment management agreement for such funds is limited, subject to our fiduciary or contractual duties as general partner. This risk is more significant for certain of our funds, which have independent boards of directors.

With respect to our funds that are subject to the Investment Company Act, each fund’s investment management agreement must be approved annually by such funds’ board of directors or by the vote of a majority of the shareholders and the majority of the independent members of such fund’s board of directors and, as required by law. The funds’ investment management agreement can also be terminated by the majority of the shareholders. Termination of these agreements would reduce the fees we earn from the relevant funds, which could have a material adverse effect on our results of operations. Currently, AIC is the only Apollo fund that is subject to these provisions of the Investment Company Act, as it has elected to be treated as a business development company under the Investment Company Act.

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In addition, in connection with the deconsolidation of certain of our private equity and capital markets funds, the governing documents of those funds were amended to provide that a simple majority of a fund’s unaffiliated investors have the right to liquidate that fund, which would cause management fees and incentive income to terminate. Our ability to realize incentive income from such funds also would be adversely affected if we are required to liquidate fund investments at a time when market conditions result in our obtaining less for investments than could be obtained at later times. Because this right is a new one, we do not know whether, and under what circumstances, the investors in our funds are likely to exercise such right.

In addition, the management agreements of our funds would terminate if we were to experience a change of control without obtaining investor consent. Such a change of control could be deemed to occur in the event our managing partners exchange enough of their interests in the Apollo Operating Group into our Class A shares such that our managing partners no longer own a controlling interest in us. We cannot be certain that consents required for the assignment of our management agreements will be obtained if such a deemed change of control occurs. Termination of these agreements would affect the fees we earn from the relevant funds and the transaction and advisory fees we earn from the underlying portfolio companies, which could have a material adverse effect on our results of operations.

Our use of leverage to finance our businesses will expose us to substantial risks, which are exacerbated by our funds’ use of leverage to finance investments.

We have a term loan outstanding under the AMH credit facility. We may choose to finance our business operations through further borrowings. Our existing and future indebtedness exposes us to the typical risks associated with the use of leverage, including those discussed below under “—Dependence on significant leverage in investments by our funds could adversely affect our ability to achieve attractive rates of return on those investments.” These risks are exacerbated by certain of our funds’ use of leverage to finance investments and, if they were to occur, could cause us to suffer a decline in the credit ratings assigned to our debt by rating agencies, which might result in an increase in our borrowing costs or result in other material adverse effects on our businesses.

Borrowings under the AMH credit facility mature on either April 20, 2014 or January 3, 2017. As these borrowings and other indebtedness matures, we will be required to either refinance them by entering into new facilities, which could result in higher borrowing costs, or issuing equity, which would dilute existing shareholders. We could also repay them by using cash on hand or cash from the sale of our assets. We could have difficulty entering into new facilities or issuing equity in the future on attractive terms, or at all.

Borrowings under the AMH credit facility are either LIBOR or ABR-based floating-rate obligations. As a result, an increase in short-term interest rates will increase our interest costs to the extent such borrowings have not been hedged into fixed rates.

We are subject to third-party litigation that could result in significant liabilities and reputational harm, which could materially adversely affect our results of operations, financial condition and liquidity.

In general, we will be exposed to risk of litigation by our investors if our management of any fund is alleged to constitute bad faith, gross negligence, willful misconduct, fraud, willful or reckless disregard for our duties to the fund or other forms of misconduct. Investors could sue us to recover amounts lost by our funds due to our alleged misconduct, up to the entire amount of loss. Further, we may be subject to litigation arising from investor dissatisfaction with the performance of our funds or from allegations that we improperly exercised control or influence over companies in which our funds have large investments. By way of example, we, our funds and certain of our employees are each exposed to the risks of litigation relating to investment activities in our funds and actions taken by the officers and directors (some of whom may be Apollo employees) of portfolio companies, such as the risk of shareholder litigation by other shareholders of public companies in which our funds have large investments. We are also exposed to risks of litigation or investigation relating to transactions that presented conflicts of interest that were not properly addressed. In addition, our rights to indemnification by

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the funds we manage may not be upheld if challenged, and our indemnification rights generally do not cover bad faith, gross negligence, willful misconduct, fraud, willful or reckless disregard for our duties to the fund or other forms of misconduct. If we are required to incur all or a portion of the costs arising out of litigation or investigations as a result of inadequate insurance proceeds or failure to obtain indemnification from our funds, our results of operations, financial condition and liquidity would be materially adversely affected.

In addition, with a workforce that includes many very highly paid investment professionals, we face the risk of lawsuits relating to claims for compensation, which may individually or in the aggregate be significant in amount. Such claims are more likely to occur in the current environment where individual employees may experience significant volatility in their year-to-year compensation due to trading performance or other issues and in situations where previously highly compensated employees were terminated for performance or efficiency reasons. The cost of settling such claims could adversely affect our results of operations.

If any lawsuits brought against us were to result in a finding of substantial legal liability, the lawsuit could, in addition to any financial damage, cause significant reputational harm to us, which could seriously harm our business. We depend to a large extent on our business relationships and our reputation for integrity and high- caliber professional services to attract and retain investors and to pursue investment opportunities for our funds. As a result, allegations of improper conduct by private litigants or regulators, whether the ultimate outcome is favorable or unfavorable to us, as well as negative publicity and press speculation about us, our investment activities or the private equity industry in general, whether or not valid, may harm our reputation, which may be more damaging to our business than to other types of businesses.

Our failure to deal appropriately with conflicts of interest could damage our reputation and adversely affect our businesses.

As we have expanded and as we continue to expand the number and scope of our businesses, we increasingly confront potential conflicts of interest relating to our funds’ investment activities. Certain of our funds may have overlapping investment objectives, including funds that have different fee structures, and potential conflicts may arise with respect to our decisions regarding how to allocate investment opportunities among those funds. For example, a decision to acquire material non-public information about a company while pursuing an investment opportunity for a particular fund gives rise to a potential conflict of interest when it results in our having to restrict the ability of other funds to take any action. In addition, fund investors (or holders of Class A shares) may perceive conflicts of interest regarding investment decisions for funds in which our managing partners, who have and may continue to make significant personal investments in a variety of Apollo funds, are personally invested. Similarly, conflicts of interest may exist in the valuation of our investments and regarding decisions about the allocation of specific investment opportunities among us and our funds and the allocation of fees and costs among us, our funds and their portfolio companies.

Pursuant to the terms of our operating agreement, whenever a potential conflict of interest exists or arises between any of the managing partners, one or more directors or their respective affiliates, on the one hand, and us, any of our subsidiaries or any shareholder other than a managing partner, on the other, any resolution or course of action by our board of directors shall be permitted and deemed approved by all shareholders if the resolution or course of action (i) has been specifically approved by a majority of the voting power of our outstanding voting shares (excluding voting shares owned by our manager or its affiliates) or by a conflicts committee of the board of directors composed entirely of one or more independent directors, (ii) is on terms no less favorable to us or our shareholders (other than a managing partner) than those generally being provided to or available from unrelated third parties or (iii) it is fair and reasonable to us and our shareholders taking into account the totality of the relationships between the parties involved. All conflicts of interest described in this prospectus will be deemed to have been specifically approved by all shareholders. Notwithstanding the foregoing, it is possible that potential or perceived conflicts could give rise to investor dissatisfaction or litigation or regulatory enforcement actions. Appropriately dealing with conflicts of interest is complex and difficult and our reputation could be damaged if we fail, or appear to fail, to deal appropriately with one or more potential or actual conflicts of interest. Regulatory scrutiny of, or litigation in connection with, conflicts of interest would have a material adverse effect on our

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reputation which would materially adversely affect our businesses in a number of ways, including as a result of redemptions by our investors from our funds, an inability to raise additional funds and a reluctance of counterparties to do business with us.

Our organizational documents do not limit our ability to enter into new lines of businesses, and we may expand into new investment strategies, geographic markets and businesses, each of which may result in additional risks and uncertainties in our businesses.

We intend, to the extent that market conditions warrant, to grow our businesses by increasing AUM in existing businesses and expanding into new investment strategies, geographic markets and businesses. Our organizational documents, however, do not limit us to the investment management business. Accordingly, we may pursue growth through acquisitions of other investment management companies, acquisitions of critical business partners or other strategic initiatives, which may include entering into new lines of business, such as the insurance, broker-dealer or financial advisory industries. In addition, we expect opportunities will arise to acquire other alternative or traditional asset managers. To the extent we make strategic investments or acquisitions, undertake other strategic initiatives or enter into a new line of business, we will face numerous risks and uncertainties, including risks associated with (i) the required investment of capital and other resources, (ii) the possibility that we have insufficient expertise to engage in such activities profitably or without incurring inappropriate amounts of risk, (iii) combining or integrating operational and management systems and controls and (iv) the broadening of our geographic footprint, including the risks associated with conducting operations in foreign jurisdictions. Entry into certain lines of business may subject us to new laws and regulations with which we are not familiar, or from which we are currently exempt, and may lead to increased litigation and regulatory risk. If a new business generates insufficient revenues or if we are unable to efficiently manage our expanded operations, our results of operations will be adversely affected. Our strategic initiatives may include joint ventures, in which case we will be subject to additional risks and uncertainties in that we may be dependent upon, and subject to liability, losses or reputational damage relating to, systems, controls and personnel that are not under our control.

Employee misconduct could harm us by impairing our ability to attract and retain investors and by subjecting us to significant legal liability, regulatory scrutiny and reputational harm.

Our reputation is critical to maintaining and developing relationships with the investors in our funds, potential fund investors and third parties with whom we do business. In recent years, there have been a number of highly publicized cases involving fraud, conflicts of interest or other misconduct by individuals in the financial services industry. There is a risk that our employees could engage in misconduct that adversely affects our businesses. For example, if an employee were to engage in illegal or suspicious activities, we could be subject to regulatory sanctions and suffer serious harm to our reputation, financial position, investor relationships and ability to attract future investors. It is not always possible to deter employee misconduct, and the precautions we take to detect and prevent this activity may not be effective in all cases. Misconduct by our employees, or even unsubstantiated allegations, could result in a material adverse effect on our reputation and our businesses.

The due diligence process that we undertake in connection with investments by our funds may not reveal all facts that may be relevant in connection with an investment.

Before making investments in private equity and other investments, we conduct due diligence that we deem reasonable and appropriate based on the facts and circumstances applicable to each investment. When conducting due diligence, we may be required to evaluate important and complex business, financial, tax, accounting, environmental and legal issues. Outside consultants, legal advisors, accountants and investment banks may be involved in the due diligence process in varying degrees depending on the type of investment. Nevertheless, when conducting due diligence and making an assessment regarding an investment, we rely on the resources available to us, including information provided by the target of the investment and, in some circumstances, third-party investigations. The due diligence investigation that we will carry out with respect to any investment opportunity may not reveal or highlight all relevant facts that may be necessary or helpful in evaluating such investment opportunity. Moreover, such an investigation will not necessarily result in the investment being successful.

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Certain of our funds utilize special situation and distressed debt investment strategies that involve significant risks.

Our funds often invest in obligors and issuers with weak financial conditions, poor operating results, substantial financial needs, negative net worth and/or special competitive problems. These funds also invest in obligors and issuers that are involved in bankruptcy or reorganization proceedings. In such situations, it may be difficult to obtain full information as to the exact financial and operating conditions of these obligors and issuers. Additionally, the fair values of such investments are subject to abrupt and erratic market movements and significant price volatility if they are publicly traded securities, and are subject to significant uncertainty in general if they are not publicly traded securities. Furthermore, some of our funds’ distressed investments may not be widely traded or may have no recognized market. A fund’s exposure to such investments may be substantial in relation to the market for those investments, and the assets are likely to be illiquid and difficult to sell or transfer. As a result, it may take a number of years for the market value of such investments to ultimately reflect their intrinsic value as perceived by us.

A central feature of our distressed investment strategy is our ability to successfully predict the occurrence of certain corporate events, such as debt and/or equity offerings, restructurings, reorganizations, mergers, takeover offers and other transactions, that we believe will improve the condition of the business. If the corporate event we predict is delayed, changed or never completed, the market price and value of the applicable fund’s investment could decline sharply.

In addition, these investments could subject us to certain potential additional liabilities that may exceed the value of our original investment. Under certain circumstances, payments or distributions on certain investments may be reclaimed if any such payment or distribution is later determined to have been a fraudulent conveyance, a preferential payment or similar transaction under applicable bankruptcy and insolvency laws. In addition, under certain circumstances, a lender that has inappropriately exercised control of the management and policies of a debtor may have its claims subordinated or disallowed, or may be found liable for damages suffered by parties as a result of such actions. In the case where the investment in securities of troubled companies is made in connection with an attempt to influence a restructuring proposal or plan of reorganization in bankruptcy, our funds may become involved in substantial litigation.

We often pursue investment opportunities that involve business, regulatory, legal or other complexities.

As an element of our investment style, we often pursue unusually complex investment opportunities. This can often take the form of substantial business, regulatory or legal complexity that would deter other investment managers. Our tolerance for complexity presents risks, as such transactions can be more difficult, expensive and time-consuming to finance and execute; it can be more difficult to manage or realize value from the assets acquired in such transactions; and such transactions sometimes entail a higher level of regulatory scrutiny or a greater risk of contingent liabilities. Any of these risks could harm the performance of our funds.

Our funds make investments in companies that we do not control.

Investments by our capital markets funds (and, in certain instances, our private equity funds) will include debt instruments and equity securities of companies that we do not control. Such instruments and securities may be acquired by our funds through trading activities or through purchases of securities from the issuer. In the future, our private equity funds may seek to acquire minority equity interests more frequently and may also dispose of a portion of their majority equity investments in portfolio companies over time in a manner that results in the funds retaining a minority investment. Those investments will be subject to the risk that the company in which the investment is made may make business, financial or management decisions with which we do not agree or that the majority stakeholders or the management of the company may take risks or otherwise act in a manner that does not serve our interests. If any of the foregoing were to occur, the values of investments by our funds could decrease and our financial condition, results of operations and cash flow could suffer as a result.

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Our funds may face risks relating to undiversified investments.

While diversification is generally an objective of our funds, we cannot give assurance as to the degree of diversification that will actually be achieved in any fund investments. Because a significant portion of a fund’s capital may be invested in a single investment or portfolio company, a loss with respect to such investment or portfolio company could have a significant adverse impact on such fund’s capital. This risk is exacerbated by co-investments that we cause AAA to undertake. Accordingly, a lack of diversification on the part of a fund could adversely affect a fund’s performance and therefore, our financial condition and results of operations.

Some of our funds invest in foreign countries and securities of issuers located outside of the United States, which may involve foreign exchange, political, social and economic uncertainties and risks.

Some of our funds invest a portion of their assets in the equity, debt, loans or other securities of issuers located outside the United States, including, Germany, China and Singapore. In addition to business uncertainties, such investments may be affected by changes in exchange values as well as political, social and economic uncertainty affecting a country or region. Many financial markets are not as developed or as efficient as those in the United States, and as a result, liquidity may be reduced and price volatility may be higher. The legal and regulatory environment may also be different, particularly with respect to bankruptcy and reorganization. Financial accounting standards and practices may differ, and there may be less publicly available information in respect of such companies.

Restrictions imposed or actions taken by foreign governments may adversely impact the value of our fund investments. Such restrictions or actions could include exchange controls, seizure or nationalization of foreign deposits or other assets and adoption of other governmental restrictions that adversely affect the prices of securities or the ability to repatriate profits on investments or the capital invested itself. Income received by our funds from sources in some countries may be reduced by withholding and other taxes. Any such taxes paid by a fund will reduce the net income or return from such investments. While our funds will take these factors into consideration in making investment decisions, including when hedging positions, our funds may not be able to fully avoid these risks or generate sufficient risk-adjusted returns.

Third-party investors in our funds will have the right under certain circumstances to terminate commitment periods or to dissolve the funds, and investors in our hedge funds may redeem their investments in our hedge funds at any time after an initial holding period of 12 to 36 months. These events would lead to a decrease in our revenues, which could be substantial.

The governing agreements of certain of our funds allow the limited partners of those funds to (i) terminate the commitment period of the fund in the event that certain “key persons” (for example, one or more of our managing partners and/or certain other investment professionals) fail to devote the requisite time to managing the fund, (ii) (depending on the fund) terminate the commitment period, dissolve the fund or remove the general partner if we, as general partner or manager, or certain key persons engage in certain forms of misconduct, or (iii) dissolve the fund or terminate the commitment period upon the affirmative vote of a specified percentage of limited partner interests entitled to vote. Both Fund VI and Fund VII, on which our near- to medium-term performance will heavily depend, include a number of such provisions. Also, in order to deconsolidate most of our funds for financial reporting purposes, we amended the governing documents of those funds to provide that a simple majority of a fund’s unaffiliated investors have the right to liquidate that fund. In addition to having a significant negative impact on our revenue, net income and cash flow, the occurrence of such an event with respect to any of our funds would likely result in significant reputational damage to us.

Investors in our hedge funds may also generally redeem their investments on an annual, semiannual or quarterly basis following the expiration of a specified period of time when capital may not be redeemed (typically between one and five years). Fund investors may decide to move their capital away from us to other investments for any number of reasons in addition to poor investment performance. Factors which could result in investors leaving our funds include changes in interest rates that make other investments more attractive, changes in investor perception regarding our focus or alignment of interest, unhappiness with changes in or broadening of

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a fund’s investment strategy, changes in our reputation and departures or changes in responsibilities of key investment professionals. In a declining market, the pace of redemptions and consequent reduction in our Assets Under Management could accelerate. The decrease in revenues that would result from significant redemptions in these funds could have a material adverse effect on our businesses, revenues, net income and cash flows.

In addition, the management agreements of all of our funds would be terminated upon an “assignment,” without the requisite consent, of these agreements, which may be deemed to occur in the event the investment advisers of our funds were to experience a change of control. We cannot be certain that consents required to assignments of our investment management agreements will be obtained if a change of control occurs. In addition, with respect to our publicly traded closed-end mezzanine funds, each fund’s investment management agreement must be approved annually by the independent members of such fund’s board of directors and, in certain cases, by its stockholders, as required by law. Termination of these agreements would cause us to lose the fees we earn from such funds.

Our financial projections for portfolio companies could prove inaccurate.

Our funds generally establish the capital structure of portfolio companies on the basis of financial projections for such portfolio companies. These projected operating results will normally be based primarily on management judgments. In all cases, projections are only estimates of future results that are based upon assumptions made at the time that the projections are developed. General economic conditions, which are not predictable, along with other factors may cause actual performance to fall short of the financial projections we used to establish a given portfolio company’s capital structure. Because of the leverage we typically employ in our investments, this could cause a substantial decrease in the value of our equity holdings in the portfolio company. The inaccuracy of financial projections could thus cause our funds’ performance to fall short of our expectations.

Our private equity funds’ performance, and our performance, may be adversely affected by the financial performance of our portfolio companies.

Our performance and the performance of our private equity funds is significantly impacted by the value of the companies in which our funds have invested. Our funds invest in companies in many different industries, each of which is subject to volatility based upon economic and market factors. Over the last few years, the credit crisis has caused significant fluctuations in the value of securities held by our funds and the global economic recession had a significant impact in overall performance activity and the demands for many of the goods and services provided by portfolio companies of the funds we manage. Although the U.S. economy has begun to improve, there remain many obstacles to continued growth in the economy such as high unemployment, global geopolitical events, risks of inflation and high deficit levels for governmental agencies in the U.S. and abroad. These factors and other general economic trends are likely to impact the performance of portfolio companies in many industries and in particular, industries that are more impacted by changes in consumer demand, such as travel and leisure, gaming and real estate. The performance of our private equity funds, and our performance, may be adversely affected to the extent our fund portfolio companies in these industries experience adverse performance or additional pressure due to downward trends. For example, performance of theatre exhibition companies could be adversely affected by poor box office performance, increased competition from other forms of out-of-home entertainment, as well as the continued increase in use of alternative film delivery methods. Similarly, the gaming industry is highly competitive, and in recent periods, supply has typically grown at a faster pace than demand in some markets. The expansion of existing casino entertainment properties, the increase in the number of properties and the aggressive marketing strategies (including pricing pressure) of gaming companies have increased competition in many markets, and such competitive pressures have and are expected to continue to adversely affect financial performance of gaming companies in such markets. In respect of real estate, even though the U.S. residential real estate market has recently shown some signs of stabilizing from a lengthy and deep downturn, various factors could halt or limit a recovery in the housing market and have an adverse effect on the companies’ performance, including, but not limited to, continued high unemployment, a low level of consumer confidence in the economy and/or the residential real estate market and rising mortgage interest rates.

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Fraud and other deceptive practices could harm fund performance.

Instances of fraud and other deceptive practices committed by senior management of portfolio companies in which an Apollo fund invests may undermine our due diligence efforts with respect to such companies, and if such fraud is discovered, negatively affect the valuation of a fund’s investments. In addition, when discovered, financial fraud may contribute to overall market volatility that can negatively impact an Apollo fund’s investment program. As a result, instances of fraud could result in fund performance that is poorer than expected.

Contingent liabilities could harm fund performance.

We may cause our funds to acquire an investment that is subject to contingent liabilities. Such contingent liabilities could be unknown to us at the time of acquisition or, if they are known to us, we may not accurately assess or protect against the risks that they present. Acquired contingent liabilities could thus result in unforeseen losses for our funds. In addition, in connection with the disposition of an investment in a portfolio company, a fund may be required to make representations about the business and financial affairs of such portfolio company typical of those made in connection with the sale of a business. A fund may also be required to indemnify the purchasers of such investment to the extent that any such representations are inaccurate. These arrangements may result in the incurrence of contingent liabilities by a fund, even after the disposition of an investment. Accordingly, the inaccuracy of representations and warranties made by a fund could harm such fund’s performance.

Our funds may be forced to dispose of investments at a disadvantageous time.

Our funds may make investments that they do not advantageously dispose of prior to the date the applicable fund is dissolved, either by expiration of such fund’s term or otherwise. Although we generally expect that investments will be disposed of prior to dissolution or be suitable for in-kind distribution at dissolution, and the general partners of the funds have a limited ability to extend the term of the fund with the consent of fund investors or the advisory board of the fund, as applicable, our funds may have to sell, distribute or otherwise dispose of investments at a disadvantageous time as a result of dissolution. This would result in a lower than expected return on the investments and, perhaps, on the fund itself.

Possession of material, non-public information could prevent Apollo funds from undertaking advantageous transactions; our internal controls could fail; we could determine to establish information barriers.

Our managing partners, investment professionals or other employees may acquire confidential or material non-public information and, as a result, be restricted from initiating transactions in certain securities. This risk affects us more than it does many other investment managers, as we generally do not use information barriers that many firms implement to separate persons who make investment decisions from others who might possess material, non-public information that could influence such decisions. Our decision not to implement these barriers could prevent our investment professionals from undertaking advantageous investments or dispositions that would be permissible for them otherwise.

In order to manage possible risks resulting from our decision not to implement information barriers, our compliance personnel maintain a list of restricted securities as to which we have access to material, non-public information and in which our funds and investment professionals are not permitted to trade. This internal control relating to the management of material non-public information could fail and with the result that we, or one of our investment professionals, might trade when at least constructively in possession of material non-public information. Inadvertent trading on material non-public information could have adverse effects on our reputation, result in the imposition of regulatory or financial sanctions and as a consequence, negatively impact our financial condition. In addition, we could in the future decide that it is advisable to establish information barriers, particularly as our business expands and diversifies. In such event, our ability to operate as an integrated platform will be restricted. The establishment of such information barriers may also lead to operational disruptions and

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result in restructuring costs, including costs related to hiring additional personnel as existing investment professionals are allocated to either side of such barriers, which may adversely affect our business.

Regulations governing AIC’s operation as a business development company affect its ability to raise, and the way in which it raises, additional capital.

As a business development company under the Investment Company Act, AIC may issue debt securities or preferred stock and borrow money from banks or other financial institutions, which we refer to collectively as “senior securities,” up to the maximum amount permitted by the Investment Company Act. Under the provisions of the Investment Company Act, AIC is permitted to issue senior securities only in amounts such that its asset coverage, as defined in the Investment Company Act, equals at least 200% after each issuance of senior securities. If the value of its assets declines, it may be unable to satisfy this test. If that happens, it may be required to sell a portion of its investments and, depending on the nature of its leverage, repay a portion of its indebtedness at a time when such sales may be disadvantageous.

Business development companies may issue and sell common stock at a price below net asset value per share only in limited circumstances, one of which is during the one-year period after stockholder approval. In August 2008, AIC’s stockholders approved a plan so that AIC may, in one or more public or private offerings of its common stock, sell or otherwise issue shares of its common stock at a price below the then current net asset value per share, subject to certain conditions including parameters on the level of permissible dilution, approval of the sale by a majority of its independent directors and a requirement that the sale price be not less than approximately the market price of the shares of its common stock at specified times, less the expenses of the sale. AIC may ask its stockholders for additional approvals from year to year. There is no assurance such approvals will be obtained.

Our hedge funds are subject to numerous additional risks.

Our hedge funds are subject to numerous additional risks, including the risks set forth below.

•	Generally, there are few limitations on the execution of these funds’ investment strategies, which are subject to the sole discretion of the management company or the general partner of such funds.

•	These funds may engage in short-selling, which is subject to a theoretically unlimited risk of loss.

•

These funds are exposed to the risk that a counterparty will not settle a transaction in accordance with its terms and conditions because of a dispute over the terms of the contract (whether or not bona fide) or because of a credit or liquidity problem, thus causing the fund to suffer a loss.

•

Credit risk may arise through a default by one of several large institutions that are dependent on one another to meet their liquidity or operational needs, so that a default by one institution causes a series of defaults by the other institutions.

•

The efficacy of investment and trading strategies depend largely on the ability to establish and maintain an overall market position in a combination of financial instruments, which can be difficult to execute.

•	These funds may make investments or hold trading positions in markets that are volatile and which may become illiquid.

•

These funds’ investments are subject to risks relating to investments in commodities, futures, options and other derivatives, the prices of which are highly volatile and may be subject to a theoretically unlimited risk of loss in certain circumstances.

Risks Related to This Offering

There is no existing public market for our Class A shares, and we do not know if one will develop, which could impede your ability to sell your Class A shares and depress the market price of our Class A shares.

Prior to the offering, our Class A shares have traded on GSTrUE and, as such, there has not been a public market for our Class A shares. We cannot predict the extent to which investor interest in the company will lead to the development of an active trading market on the NYSE or otherwise or how liquid that market might become.

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If an active trading market does not develop, you may have difficulty selling any of our Class A shares. The initial public offering price for our Class A shares will be determined by negotiations between us and the underwriters and may not be indicative of prices that will prevail in the open market following the offering. See “Underwriting.” Consequently, you may not be able to sell our Class A shares at prices equal to or greater than the price you paid in the offering.

The market price and trading volume of our Class A shares may be volatile, which could result in rapid and substantial losses for our shareholders.

Even if an active trading market develops, the market price of our Class A shares may be highly volatile and could be subject to wide fluctuations. In addition, the trading volume in our Class A shares may fluctuate and cause significant price variations to occur. If the market price of our Class A shares declines significantly, you may be unable to resell your Class A shares at or above your purchase price, if at all. The market price of our Class A shares may fluctuate or decline significantly in the future. Some of the factors that could negatively affect the price of our Class A shares or result in fluctuations in the price or trading volume of our Class A shares include:

•	variations in our quarterly operating results or dividends, which variations we expect will be substantial;

•

our policy of taking a long-term perspective on making investment, operational and strategic decisions, which is expected to result in significant and unpredictable variations in our quarterly returns;

•	failure to meet analysts’ earnings estimates;

•	publication of research reports about us or the investment management industry or the failure of securities analysts to cover our Class A shares after this offering;

•	additions or departures of our managing partners and other key management personnel;

•	adverse market reaction to any indebtedness we may incur or securities we may issue in the future;

•	actions by shareholders;

•	changes in market valuations of similar companies;

•	speculation in the press or investment community;

•

changes or proposed changes in laws or regulations or differing interpretations thereof affecting our businesses or enforcement of these laws and regulations, or announcements relating to these matters;

•	a lack of liquidity in the trading of our Class A shares;

•	adverse publicity about the asset management industry generally or individual scandals, specifically; and

•	general market and economic conditions.

In addition, from time to time, management may also declare special quarterly distributions based on investment realizations. Volatility in the market price may be heightened at or around times of investment realizations as well as following such realization, as a result of speculation as to whether such a distribution may be declared.

An investment in Class A shares is not an investment in any of our funds, and the assets and revenues of our funds are not directly available to us.

This prospectus is solely an offer with respect to Class A shares, and is not an offer directly or indirectly of any securities of any of our funds. Class A shares are securities of Apollo Global Management, LLC only. While our historical consolidated and combined financial information includes financial information, including assets and revenues, of certain Apollo funds on a consolidated basis, and our future financial information will continue

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to consolidate certain of these funds, such assets and revenues are available to the fund and not to us except through management fees, incentive income, distributions and other proceeds arising from agreements with funds, as discussed in more detail in this prospectus.

Our Class A share price may decline due to the large number of shares eligible for future sale and for exchange into Class A shares.

The market price of our Class A shares could decline as a result of sales of a large number of our Class A shares or the perception that such sales could occur. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell equity securities in the future at a time and price that we deem appropriate. We will have              Class A shares outstanding immediately after the offering, not including approximately 39.1 million Class A shares or share units granted (net of forfeited and settled awards) to certain employees and consultants under our equity incentive plan, of which approximately 15.6 million were vested as of December 31, 2010 and approximately 23.5 million remain subject to vesting. Furthermore,              of our Class A shares are subject to the registration statement of which this prospectus forms a part. Of the Class A shares being registered for resale pursuant to the registration statement,              Class A shares will be immediately available for sale on the registration effectiveness date and              Class A shares will be available for sale              days after the date of this prospectus upon the expiration of the lock-up agreement to be entered into between the selling shareholders in the offering and the underwriters in the offering, assuming no exercise of the underwriters’ option to purchase additional shares. The Class A shares reserved under our equity incentive plan are increased on the first day of each fiscal year during the plan’s term by the lesser of (x) the excess of (i) 15% of the number of outstanding Class A shares of the company and the number of outstanding Apollo Operating Group units on the last day of the immediately preceding fiscal year over (ii) the number of shares reserved and available for issuance under our equity incentive plan as of such date or (y) such lesser amount by which the administrator may decide to increase the number of Class A shares. Following such increase and grants of RSUs made through December 31, 2010, 31,393,939 Class A shares remained available for future grant under our equity incentive plan. In addition, Holdings may at any time exchange its Apollo Operating Group units for up to 240,000,000 Class A shares on behalf of our managing partners and contributing partners. We may also elect to sell additional Class A shares in one or more future primary offerings.

Our managing partners and contributing partners, through their partnership interests in Holdings, will own an aggregate of         % of the Apollo Operating Group units immediately after the offering. Subject to certain procedures and restrictions (including the vesting schedules applicable to our managing partners and contributing partners and any applicable transfer restrictions and lock-up agreements) each managing partner and contributing partner has the right, upon 60 days’ notice prior to a designated quarterly date, to exchange the Apollo Operating Group units for Class A shares. BRH Holdings, L.P., Holdings, certain of our executive officers and the Strategic Investors have agreed with the initial purchasers not to dispose of or hedge any of our Class A shares, subject to specified exceptions, through the date that is 180 days after the registration effectiveness date, except with the prior written consent of the representatives of the initial purchasers. In addition, certain of our executive officers, directors, employees and affiliates will enter into lock-up agreements with underwriters in the offering and will agree not to dispose of or hedge any of our Class A shares, subject to specified exceptions, through the date that is          days after the date of this prospectus, except with the prior written consent of the underwriters in the offering. After the expiration of the applicable lock-up period, these Class A shares will be eligible for resale from time to time, subject to certain contractual restrictions and Securities Act limitations. Under certain circumstances, the applicable lock-up period may be extended.

We and our manager will enter into lock-up agreements with underwriters in the offering and will agree not to dispose of or hedge any of our Class A shares, subject to specified exceptions, through the date that is          days after the date of this prospectus, except with the prior written consent of the underwriters in the offering.

The selling shareholders in the offering will also enter into lock-up agreements with the underwriters in the offering and will agree not to dispose of or hedge any of our Class A shares, subject to specified exceptions, through the date that is              days after the date of this prospectus, except with the prior written consent of the underwriters in the offering.

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After the expiration of their lock-up period, our managing partners and contributing partners (through Holdings) will have the ability to cause us to register the Class A shares they acquire upon exchange of their Apollo Operating Group units. Such rights will be exercisable beginning two years after the registration effectiveness date.

The Strategic Investors will have the ability to cause us to register any of their non-voting Class A shares beginning two years after the registration effectiveness date, and, generally, may only transfer their non-voting Class A shares prior to such time to its controlled affiliates.

We intend to file with the SEC a registration statement on Form S-8 covering the shares issuable under our equity incentive plan. Subject to vesting and contractual lock-up arrangements, upon effectiveness of the registration statement on Form S-8, such shares will be freely tradable.

You will suffer an immediate and substantial dilution in the net tangible book value of the Class A shares you purchase.

The initial offering price is substantially higher than the net tangible book value per share of the outstanding Class A shares immediately after this offering. Accordingly, based on an assumed initial public offering price of $             per share (the midpoint of the estimated offering price range set forth on the front cover of this prospectus), purchasers of Class A shares in this offering will experience immediate and substantial dilution of approximately $             per share in net tangible book value of the Class A shares. See “Dilution,” including the discussion of the effects on dilution from a change in the price of this offering.

We cannot assure you that our intended quarterly dividends will be paid each quarter or at all.

Our intention is to distribute to our Class A shareholders on a quarterly basis substantially all of our net after-tax cash flow from operations in excess of amounts determined by our manager to be necessary or appropriate to provide for the conduct of our businesses, to make appropriate investments in our businesses and our funds, to comply with applicable laws and regulations, to service our indebtedness or to provide for future distributions to our Class A shareholders for any ensuing quarter. The declaration, payment and determination of the amount of our quarterly dividend, if any, will be at the sole discretion of our manager, who may change our dividend policy at any time. We cannot assure you that any dividends, whether quarterly or otherwise, will or can be paid. In making decisions regarding our quarterly dividend, our manager considers general economic and business conditions, our strategic plans and prospects, our businesses and investment opportunities, our financial condition and operating results, working capital requirements and anticipated cash needs, contractual restrictions and obligations, legal, tax, regulatory and other restrictions that may have implications on the payment of dividends by us to our common shareholders or by our subsidiaries to us, and such other factors as our manager may deem relevant.

Our managing partners beneficial ownership of interests in the Class B share that we have issued to BRH, the control exercised by our manager and anti-takeover provisions in our charter documents and Delaware law could delay or prevent a change in control.

Our managing partners, through their ownership of BRH, beneficially own the Class B share that we have issued to BRH. The managing partners interests in such Class B share will represent         % of the total combined voting power of our shares entitled to vote immediately after the offering. As a result, they are able to exercise control over all matters requiring the approval of shareholders and are able to prevent a change in control of our company. In addition, our operating agreement provides that so long as the Apollo control condition is satisfied, our manager, which is owned and controlled by our managing partners, manages all of our operations and activities. The control of our manager will make it more difficult for a potential acquirer to assume control of us. Other provisions in our operating agreement may also make it more difficult and expensive for a third party to acquire control of us even if a change of control would be beneficial to the interests of our shareholders. For example, our operating agreement requires advance notice for proposals by shareholders and nominations, places limitations on convening shareholder meetings, and authorizes the issuance of preferred shares that could be

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issued by our board of directors to thwart a takeover attempt. In addition, certain provisions of Delaware law may delay or prevent a transaction that could cause a change in our control. The market price of our Class A shares could be adversely affected to the extent that our managing partners’ control over us, the control exercised by our manager as well as provisions of our operating agreement discourage potential takeover attempts that our shareholders may favor.

We are a Delaware limited liability company, and there are certain provisions in our operating agreement regarding exculpation and indemnification of our officers and directors that differ from the Delaware General Corporation Law (DGCL) in a manner that may be less protective of the interests of our Class A shareholders.

Our operating agreement provides that to the fullest extent permitted by applicable law our directors or officers will not be liable to us. However, under the DGCL, a director or officer would be liable to us for (i) breach of duty of loyalty to us or our shareholders, (ii) intentional misconduct or knowing violations of the law that are not done in good faith, (iii) improper redemption of shares or declaration of dividend, or (iv) a transaction from which the director derived an improper personal benefit. In addition, our operating agreement provides that we indemnify our directors and officers for acts or omissions to the fullest extent provided by law. However, under the DGCL, a corporation can only indemnify directors and officers for acts or omissions if the director or officer acted in good faith, in a manner he reasonably believed to be in the best interests of the corporation, and, in criminal action, if the officer or director had no reasonable cause to believe his conduct was unlawful. Accordingly, our operating agreement may be less protective of the interests of our Class A shareholders, when compared to the DGCL, insofar as it relates to the exculpation and indemnification of our officers and directors.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business” and elsewhere in this prospectus may contain forward-looking statements that reflect our current views with respect to, among other things, future events and financial performance. You can identify these forward-looking statements by the use of forward-looking words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of those words or other comparable words. Any forward-looking statements contained in this prospectus are based upon our historical performance and our current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that the future plans, estimates or expectations contemplated by us will be achieved. Such forward-looking statements are subject to various risks and uncertainties and assumptions relating to our operations, financial results, financial condition, business prospects, growth strategy and liquidity. If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, our actual results may vary materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the risk factors and other cautionary statements that are included in this prospectus. We do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

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MARKET AND INDUSTRY DATA AND FORECASTS

This prospectus includes market and industry data and forecasts from independent consultant reports, publicly available information, various industry publications, other published industry sources and our internal data, estimates and forecasts. Independent consultant reports, industry publications and other published industry sources generally indicate that the information contained therein was obtained from sources believed to be reliable.

Our internal data, estimates and forecasts are based upon information obtained from our investors, partners, trade and business organizations and other contacts in the markets in which we operate and our management’s understanding of industry conditions. Although we believe that such information is reliable, we have not had such information verified by any independent sources.

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OUR STRUCTURE

Apollo Global Management, LLC was formed as a Delaware limited liability company for the purposes of completing the Reorganization, the Strategic Investors Transaction and the Private Offering Transactions and conducting our businesses as a publicly held entity. Apollo Global Management, LLC is a holding company whose primary assets are 100% of the general partner interests in each limited partnership included in the Apollo Operating Group, which is described below under “—Reorganization—Holding Company Structure.” Immediately after the offering,         % of the limited partner interests of the Apollo Operating Group entities will be held by Apollo Global Management, LLC through intermediate holding companies, and the remaining         % of the limited partner interests of the Apollo Operating Group entities will be owned directly by Holdings, an entity 100% owned, directly and indirectly, by our managing partners and contributing partners. The limited partner interests that the company and Holdings own in the Apollo Operating Group entities represent the company’s and Holdings’ economic interests in the Apollo Operating Group. With limited exceptions, the Apollo Operating Group owns each of the operating entities included in our historical consolidated and combined financial statements as described below under “—Reorganization—Our Assets.” Prior to the Reorganization, our business was conducted through a number of entities as to which there was no single holding entity but that were separately owned by our managing partners. In order to facilitate the Rule 144A Offering, which closed on August 8, 2007, we effected the Reorganization to form a new holding company structure. Additional entities were formed in 2008 to create our current holding company structure.

Apollo Global Management, LLC is owned by its Class A and Class B shareholders. Holders of our Class A shares and Class B share vote as a single class on all matters presented to the shareholders, although the Strategic Investors do not have voting rights in respect of any of their Class A shares. We have issued to BRH a single Class B share solely for purposes of granting voting power to BRH. BRH is the general partner of Holdings and is a Cayman Islands exempted company owned and controlled by our managing partners. The Class B share does not represent an economic interest in Apollo Global Management, LLC. The voting power of the Class B share will, however, increase or decrease with corresponding changes in Holdings’ economic interest in the Apollo Operating Group.

Our shareholders vote together as a single class on the limited set of matters on which shareholders have a vote. Such matters include a proposed sale of all or substantially all of our assets, certain mergers and consolidations, certain amendments to our operating agreement and an election by our manager to dissolve the company.

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The diagram below depicts our current organizational structure immediately after the offering.

Managing Partners
100% of LP units
BRH Holdings GP, Ltd. (Class B share)(2)
GP
BRH Holdings, L.P.(3)
GP
87.2% of LP units
Public Investors, CS Investor and Strategic Investors (Class A shares)(1)
% of total voting power
% of total voting power
Sole Member
AGM Management, LLC(5) (Our manager)
Contributing Partners
AP Professional Holdings, L.P. (% of Apollo Operating Group units)(4)
12.8% of LP units
Apollo Global Management, LLC
(% of Apollo Operating Group units) (6)
% of the LP units of each Apollo Operating Group entity
Intermediate Holding Companies
100%
100%
100%
APO Asset Co., LLC
APO (FC), LLC
APO Corp.
100%
% of LP Units
Apollo Principal Holdings I GP, LLC
Apollo Principal Holdings III GP, Ltd.
Apollo Principal Holdings V GP, LLC
Apollo Principal Holdings VII GP, Ltd.
Apollo Principal Holdings IX GP, Ltd.
Apollo Principal Holdings II GP, LLC
Apollo Principal Holdings IV GP, Ltd.
Apollo Principal Holdings VI GP, LLC
Apollo Principal Holdings VIII GP, Ltd.
Apollo Management Holdings GP, LLC
GP
Apollo Operating Group
Apollo Principal Holdings I, L.P.
Apollo Principal Holdings III, L.P.
Apollo Principal Holdings V, L.P.
Apollo Principal Holdings VII, L.P.
Apollo Principal Holdings IX, L.P.
Apollo Principal Holdings II, L.P.
Apollo Principal Holdings IV, L.P.
Apollo Principal Holdings VI, L.P.
Apollo Principal Holdings VIII, L.P.
Apollo Management Holdings, L.P.

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(1)	Immediately after the offering, the Public Investors will hold % of the Class A shares, the CS Investor will hold % of the Class A shares, and the Strategic Investors will hold % of the Class A shares. Immediately after the offering, the Class A shares held by the Public Investors will represent % of the total voting power of our shares entitled to vote and % of the economic interests in the Apollo Operating Group. Immediately after the offering, Class A shares held by the CS Investor will represent % of the total voting power of our shares entitled to vote and % of the economic interests in the Apollo Operating Group. Class A shares held by the Strategic Investors do not have voting rights and immediately after the offering, will represent % of the economic interests in the Apollo Operating Group. Such Class A shares will become entitled to vote upon transfers by a Strategic Investor in accordance with the agreements entered into in connection with the Strategic Investors Transaction.
(2)	Our managing partners own BRH, which in turn holds our only outstanding Class B share. Immediately after the offering, the Class B share will represent % of the total voting power of our shares entitled to vote but no economic interest in Apollo Global Management, LLC. Our managing partners’ economic interests are instead represented by their indirect ownership, through Holdings, of % of the limited partner interests in the Apollo Operating Group immediately after the offering.
(3)	Through BRH Holdings, L.P., our managing partners own limited partnership interests in Holdings.
(4)	Immediately after the offering, will represent % of the limited partner interests in each Apollo Operating Group entity. The Apollo Operating Group units held by Holdings are exchangeable for Class A shares, as described below under “—Reorganization—Equity Interests Retained by Our Managing Partners and Contributing Partners.” Our managing partners, through their interest in BRH and Holdings, will own % of the Apollo Operating Group units immediately after the offering. Our contributing partners, through their ownership interests in Holdings, will own % of the Apollo Operating Group units immediately after the offering.
(5)	BRH is the sole member of AGM Management, LLC, our manager. The management of Apollo Global Management, LLC is vested in our manager as provided in our operating agreement. See “Description of Shares—Operating Agreement” for a description of the authority that our manager exercises.
(6)	Immediately after the offering, will represent % of the limited partner interests in each Apollo Operating Group entity, held through intermediate holding companies. Apollo Global Management, LLC also indirectly owns 100% of the general partner interests in each Apollo Operating Group entity.

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(1)	Apollo Principal Holdings I, L.P. holds 100% of the non-economic general partner interests in the domestic general partners set forth below its name in the chart above. It also holds between 50% and 67% (depending on the fund) of all limited partner interests in the domestic general partners of the private equity funds set forth below its name. The remaining limited partner interests in these domestic general partners are held by certain of our current and former professionals and are reflected as profit sharing expense associated with carried interest income earned from our funds within “Compensation and Benefits” in our consolidated and combined statements of operations. Apollo Principal Holdings I, L.P. is also the sole owner of the domestic general partner of a real estate fund set forth below its name in the chart above. Apollo Principal Holdings I, L.P. also holds 100% of the limited partner interests in Apollo Co-Investors VI (D), L.P. and Apollo Co-Investors VII (D), L.P. The general partner interest in Apollo Co-Investors VI (D), L.P. and Apollo Co-Investors VII (D), L.P. is held by Apollo Co-Investors Manager, LLC, which is solely owned by one of our managing partners.
(2)	Apollo Principal Holdings III, L.P. holds 100% of the non-economic general partner interests in the foreign general partners set forth below its name in the chart above other than AAA Guernsey Limited and the general partner of AAA Associates, L.P. Apollo Principal Holdings III, L.P. also holds 45% of the non-economic general partner interests in AAA Guernsey Limited and the general partner of AAA Associates, L.P. The remaining 55% non-economic general partner interest of AAA Guernsey Limited and the general partner of AAA Associates, L.P. is owned by an individual who is not an affiliate of Apollo. Apollo Principal Holdings III, L.P. also holds between 54% and 100% (depending on the fund) of all limited partner interests in the foreign general partners set forth below its name. The remaining limited partner interests in these foreign general partners are held by certain of our current and former professionals and are reflected as profit sharing expense associated with carried interest income earned from our funds within “Compensation and Benefits” in our consolidated and combined statements of operations. Apollo Principal Holdings III, L.P. also holds 100% of the limited partner interests in the foreign private equity co-invest vehicles set forth below its name in the chart above. The general partner interest in these vehicles is held by Apollo Co-Investors Manager, LLC, which is solely owned by one of our managing partners.
(3)	Apollo Principal Holdings VII, L.P. holds 100% of the non-economic general partner interests in the foreign general partners set forth below its name in the chart above. It also holds between 59% and 67% (depending on the fund) of all limited partner interests in the foreign general partners set forth below its name. The remaining limited partner interests in these foreign general partners are held by certain of our current and former professionals and are reflected as profit sharing expense associated with carried interest income earned from our funds within “Compensation and Benefits” in our consolidated and combined statements of operations. Apollo Principal Holdings VII, L.P. holds 100% of the limited partner interests in the foreign private equity and foreign capital markets co-invest vehicles set forth below its name. The general partner interest in these vehicles is held by Apollo Co-Investors Manager, LLC, which is solely owned by one of our managing partners. Apollo Principal Holdings VII, L.P. is also the sole owner of a domestic capital markets co-invest vehicle set forth below its name.
(4)	Apollo Principal Holdings IX, L.P. holds 100% of the non-economic general partner interests in the domestic general partners set forth below its name in the chart above. It also holds between 65% and 100% (depending on the fund) of all limited partner interests in the domestic general partners set forth below its name. The remaining limited partner interests in these domestic general partners are held by certain of our current and former professionals and are reflected as profit sharing expense associated with carried interest income earned from our funds within “Compensation and Benefits” in our consolidated and combined statements of operations.
(5)	Apollo Principal Holdings II, L.P. holds 100% of the non-economic general partner interests in the domestic general partners set forth below its name in the chart above. It also holds between 65% and 100% (depending on the fund) of all limited partner interests in the domestic general partners set forth below its name. The remaining limited partner interests in these domestic general partners are held by certain of our current and former professionals and are reflected as profit sharing expense associated with carried interest income earned from our funds within “Compensation and Benefits” in our consolidated and combined statements of operations.
(6)	Apollo Principal Holdings IV, L.P. holds 100% of the non-economic general partner interests in the foreign general partners set forth below its name in the chart above. It also holds between 60% and 100% (depending on the fund) of the limited partner interests in the foreign general partners set forth below its name. The remaining limited partner interests in the foreign general partners are held by certain of our professionals and are reflected as profit sharing expense associated with carried interest income earned from our funds within “Compensation and Benefits” in our consolidated and combined statements of operations.
(7)	Apollo Principal Holdings VI, L.P. holds 100% of the non-economic general partner interests in the domestic general partners set forth below its name in the chart above. It also holds between 59% and 67% (depending on the fund) of all limited partner interests in the domestic general partners of the private equity funds set forth below its name. The remaining limited partner interests in these domestic general partners are held by certain of our current and former professionals and are reflected as profit sharing expense associated with carried interest income earned from our funds within “Compensation and Benefits” in our consolidated and combined statements of operations. Apollo Principal Holdings VI, L.P. also holds 100% of the limited partner interests in the domestic private equity co-invest vehicles set forth below its name. The general partner interest in these vehicles is held by Apollo Co-Investors Manager, LLC, which is solely owned by one of our managing partners. Apollo Principal Holdings VI, L.P. is also the sole owner of the domestic capital markets and real estate co-invest vehicles set forth below its name, the domestic general partner of a real estate fund and the holding company set forth below its name, which holds the general partners of the legacy real estate funds.
(8)	Apollo Principal Holdings VIII, L.P. holds 100% of the limited partner interests in the foreign capital markets co-invest vehicles set forth below its name in the chart above. The general partner interest in Apollo EPF Co-Investors (B), L.P. is held by Apollo EPF Administration, Limited, which is solely owned by one of our managing partners. The general partner interest in Apollo AIE II Co-Investors (B), L.P. is held by Apollo Co-Investors Manager, LLC, which is solely owned by one of our managing partners.
(9)	Apollo Management Holdings, L.P. holds 100% of the management companies comprising the investment advisors of all of Apollo’s funds including AIC, AIE I and AAA; however, a portion of the management fees, incentive income and other fees payable to these investment advisors are allocated to certain of our current and former professionals and are reflected as profit sharing expense within “Compensation and Benefits” in our consolidated and combined statements of operations (included elsewhere in this prospectus), as described in more detail under “—Reorganization—Our Assets.”
(10)	Apollo Advisors IV, L.P. is the general partner of Fund IV, Apollo Advisors V, L.P. is the general partner of Fund V, Apollo Advisors VI, L.P. is the general partner of Fund VI and Apollo Advisors VII, L.P. is the general partner of Fund VII. Certain offshore vehicles that comprise the foregoing funds also have an administrative general partner, which is an affiliate of the foregoing general partner. AGRE CMBS GP LLC is the sole general partner of AGRE CMBS Fund L.P.
(11)	Apollo Advisors V (EH Cayman), L.P. is the sole general partner of Fund V’s Cayman Islands alternative investment vehicles. Apollo Advisors VI (EH), L.P. is the sole general partner of certain of Fund VI’s Cayman Islands alternative investment vehicles. Apollo Advisors VII (EH), L.P. is the sole general partner of one of Fund VII’s Cayman Islands alternative investment vehicle. AAA Associates, L.P. is the sole general partner of AAA Investments, the limited partnership through which AAA’s investments are made. AAA Guernsey Limited is the sole general partner of AAA.

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(12)	Apollo Advisors VI (APO FC), L.P. is the general partner (or the member of the general partner) of certain alternative investment vehicles and special purpose vehicles formed in connection with various investments of Fund VI. Apollo Advisors VII (APO FC), L.P. is the general partner (or the member of the general partner) of certain alternative investment vehicles and special purpose vehicles formed in connection with various investments of Fund VII.
(13)	Apollo Credit Opportunity Advisors I, L.P. is the sole general partner of COF I. Apollo Credit Opportunity Advisors II, L.P. is the sole general partner of COF II. Apollo Credit Advisors, L.P. is the sole general partner of Apollo/Palmetto Loan Portfolio, L.P. Apollo Credit Advisors II, LLC is the sole general partner of Apollo Credit Senior Loan Fund, L.P.
(14)	Apollo SVF Advisors, L.P. is the general partner of SVF. Apollo Asia Advisors, L.P. is the general partner of AAOF. Apollo Credit Liquidity Advisors, L.P. is the sole general partner of ACLF. Apollo Value Advisors, L.P. is the general partner of VIF. Apollo SOMA Advisors, L.P. is the sole general partner of SOMA. A/A Capital Management, LLC is the sole general partner of Artus. Apollo Palmetto Advisors, L.P. is the general partner of Palmetto. Certain offshore vehicles that comprise the foregoing funds also have an administrative general partner, which is an affiliate of the foregoing general partners.
(15)	Apollo EPF Advisors, L.P. is the sole general partner of EPF. Apollo Europe Advisors, L.P. is the sole general partner of AIE II.
(16)	Apollo Advisors VI (APO DC), L.P. is the general partner (or the member of the general partner) of certain alternative investment vehicles and special purpose vehicles formed in connection with various investments of Fund VI. Apollo Advisors VII (APO DC), L.P. is the general partner (or the member of the general partner) of certain alternative investment vehicles and special purpose vehicles formed in connection with various investments of Fund VII. AGRE U.S. Real Estate Advisors, L. P. is the sole general partner of AGRE U.S. Real Estate Fund, L.P.

Reorganization

Holding Company Structure

Apollo Global Management, LLC, through three intermediate holding companies (APO Corp., APO Asset Co., LLC and APO (FC), LLC), will own         % of the economic interests of, and operate and control all of the businesses and affairs of, the Apollo Operating Group and its subsidiaries immediately after the offering. Holdings will own the remaining         % of the economic interests in the Apollo Operating Group immediately after the offering. Apollo Global Management, LLC consolidates the financial results of the Apollo Operating Group and its consolidated subsidiaries. Holdings’ ownership interest in the Apollo Operating Group is reflected as a minority interest in Apollo Global Management, LLC’s consolidated financial statements.

The “Apollo Operating Group” consists of the following partnerships: Apollo Principal Holdings I, L.P. (a Delaware limited partnership that is a partnership for U.S. Federal income tax purposes), Apollo Principal Holdings II, L.P. (a Delaware limited partnership that is a partnership for U.S. Federal income tax purposes), Apollo Principal Holdings III, L.P. (a Cayman Islands exempted limited partnership that is a partnership for U.S. Federal income tax purposes), Apollo Principal Holdings IV, L.P. (a Cayman Islands exempted limited partnership that is a partnership for U.S. Federal income tax purposes), Apollo Principal Holdings V, L.P. (a Delaware limited partnership that is a partnership for U.S. Federal income tax purposes), Apollo Principal Holdings VI, L.P. (a Delaware limited partnership that is a partnership for U.S. Federal income tax purposes), Apollo Principal Holdings VII, L.P. (a Cayman Islands exempted limited partnership that is a partnership for U.S. Federal income tax purposes), Apollo Principal Holdings VIII, L.P. (a Cayman Islands exempted limited partnership that is a partnership for U.S. Federal income tax purposes), Apollo Principal Holdings IX, L.P. (a Cayman Islands exempted limited partnership that is a partnership for U.S. Federal income tax purposes), and Apollo Management Holdings, L.P. (a Delaware limited partnership that is a partnership for U.S. Federal income tax purposes).

Apollo Global Management, LLC conducts all of its material business activities through the Apollo Operating Group. Substantially all of our expenses, including substantially all expenses solely incurred by or attributable to Apollo Global Management, LLC are borne by the Apollo Operating Group; provided that obligations incurred under the tax receivable agreement by Apollo Global Management, LLC or its wholly-owned subsidiaries (which currently consist of our three intermediate holding companies, APO Corp., APO Asset Co., LLC and APO (FC), LLC), income tax expenses of Apollo Global Management, LLC and its wholly-owned subsidiaries and indebtedness incurred by Apollo Global Management, LLC and its wholly-owned subsidiaries are borne solely by Apollo Global Management, LLC and its wholly-owned subsidiaries.

Each of the Apollo Operating Group partnerships holds interests in different businesses or entities organized in different jurisdictions. Apollo Principal Holdings I, L.P. holds certain of our domestic general partners of our private equity funds and our domestic co-invest vehicles of our private equity funds as well as the domestic general partner of one of our real estate funds; Apollo Principal Holdings VI, L.P. holds certain of our domestic

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general partners of our private equity funds and our domestic co-invest vehicles of our private equity funds and certain of our capital markets funds; Apollo Principal Holdings II, L.P. holds certain of our domestic general partners of capital markets funds; Apollo Principal Holdings III, L.P. and Apollo Principal Holdings VII, L.P. generally hold our foreign general partners of private equity funds, including the foreign general partner of AAA Investments, our private equity foreign co-invest vehicles, one of our capital markets foreign co-invest vehicles, and one of our capital markets domestic co-invest vehicles; Apollo Principal Holdings IV, L.P. holds our foreign general partners of capital markets funds; Apollo Principal Holdings VIII, L.P. holds two capital markets foreign co-invest vehicles; Apollo Principal Holdings IX, L.P. holds the domestic general partner of certain of our capital markets funds; and AMH holds the management companies for each of our private equity funds (including AAA), our capital markets funds and our real estate funds.

In summary:

•	Apollo Global Management, LLC is a holding company;

•	Through its intermediate holding companies, Apollo Global Management, LLC, holds equity interests in, and is the sole general partner of, each of the Apollo Operating Group partnerships;

•	Each of the Apollo Operating Group partnerships has an identical number of partnership units outstanding;

•	Apollo Global Management, LLC holds, through wholly-owned subsidiaries, a number of Apollo Operating Group units equal to the number of Class A shares that Apollo Global Management, LLC has issued;

•

The Apollo Operating Group units that are held by Apollo Global Management, LLC’s wholly-owned subsidiaries are economically identical in all respects to the Apollo Operating Group units that are held by the managing partners and contributing partners through Holdings; and

•	Apollo Global Management, LLC conducts all of its material business activities through the Apollo Operating Group partnerships.

Accordingly, and similar in many respects to the structure referred to as an “umbrella partnership” real estate investment trust, or “UPREIT,” that is frequently used in the real estate industry:

•	Our business is conducted through limited partnerships of which Apollo Global Management, LLC, indirectly through wholly-owned subsidiaries, is the sole general partner;

•

Our managing partners and contributing partners, through Holdings, hold equity interests in these limited partnerships that are exchangeable for the Class A shares of Apollo Global Management, LLC; and

•

If and when any managing partner or contributing partner, through Holdings, exchanges an Apollo Operating Group unit for a Class A share of Apollo Global Management, LLC, the relative economic ownership positions of the exchanging managing partner or contributing partner and of the other equity owners of Apollo (whether held at Apollo Global Management, LLC or at the Apollo Operating Group) will not be altered.

We intend to cause the Apollo Operating Group to make distributions to its partners, including Apollo Global Management, LLC’s wholly-owned subsidiaries, in order to fund any distributions Apollo Global Management, LLC may declare on its Class A shares. If the Apollo Operating Group makes such distributions, the limited partners of the Apollo Operating Group will be entitled to receive distributions pro rata based on their partnership interests in the Apollo Operating Group.

The partnership agreements of the Apollo Operating Group partnerships provide for cash distributions, which we refer to as “tax distributions,” to the partners of such partnerships if the wholly-owned subsidiaries of Apollo Global Management, LLC that wholly own the general partners of the Apollo Operating Group partnerships determine that the taxable income of the relevant partnership will give rise to taxable income for its

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partners. Generally, these tax distributions will be computed based on our estimate of the net taxable income of the relevant partnership allocable to a partner multiplied by an assumed tax rate equal to the highest effective marginal combined U.S. Federal, state and local income tax rate prescribed for an individual or corporate resident in New York, New York (taking into account the nondeductibility of certain expenses and the character of our income). The Apollo Operating Group partnerships will make tax distributions only to the extent distributions from such partnerships for the relevant year are otherwise insufficient to cover such tax liabilities.

Our Manager

Our operating agreement provides that so long as the Apollo Group (as defined below) beneficially owns at least 10% of the aggregate number of votes that may be cast by holders of outstanding voting shares, our manager, which is 100% owned by BRH, will conduct, direct and manage all activities of Apollo Global Management, LLC. We refer to the Apollo Group’s beneficial ownership of at least 10% of such voting power as the “Apollo control condition.” So long as the Apollo control condition is satisfied, our manager will manage all of our operations and activities and will have discretion over significant corporate actions, such as the issuance of securities, payment of distributions, sales of assets, making certain amendments to our operating agreement and other matters, and our board of directors will have no authority other than that which our manager chooses to delegate to it. See “Description of Shares.”

For purposes of our operating agreement, the “Apollo Group” means (i) our manager and its affiliates, including their respective general partners, members and limited partners, (ii) Holdings and its affiliates, including their respective general partners, members and limited partners, (iii) with respect to each managing partner, such managing partner and such managing partner’s “group” (as defined in Section 13(d) of the Exchange Act), (iv) any former or current investment professional of or other employee of an “Apollo employer” (as defined below) or the Apollo Operating Group (or such other entity controlled by a member of the Apollo Operating Group), (v) any former or current executive officer of an Apollo employer or the Apollo Operating Group (or such other entity controlled by a member of the Apollo Operating Group); and (vi) any former or current director of an Apollo employer or the Apollo Operating Group (or such other entity controlled by a member of the Apollo Operating Group). With respect to any person, “Apollo employer” means Apollo Global Management, LLC or such other entity controlled by Apollo Global Management, LLC or its successor as may be such person’s employer.

Holders of our Class A shares and Class B share have no right to elect our manager, which is controlled by our managing partners through BRH. Although our manager has no business activities other than the management of our businesses, conflicts of interest may arise in the future between us and our Class A shareholders, on the one hand, and our managing partners, on the other. The resolution of these conflicts may not always be in our best interests or those of our Class A shareholders. We describe the potential conflicts of interest in greater detail under “Risk Factors—Risks Related to Our Organization and Structure—Potential conflicts of interest may arise among our manager, on the one hand, and us and our shareholders on the other hand. Our manager and its affiliates have limited fiduciary duties to us and our shareholders, which may permit them to favor their own interests to the detriment of us and our shareholders.” We will reimburse our manager and its affiliates for all costs incurred in managing and operating us, and our operating agreement provides that our manager will determine the expenses that are allocable to us. Our operating agreement does not limit the amount of expenses for which we will reimburse our manager and its affiliates.

Our Assets

Prior to the Private Offering Transactions, our managing partners contributed to the Apollo Operating Group their interests in each of the entities included in our historical consolidated and combined financial statements, but excluding the “excluded assets” described below under “—Excluded Assets.” As discussed further below, the managing partners received partnership interests in Holdings (representing an indirect ownership interest of an equivalent number of Apollo Operating Group units) in respect of the interests they contributed to the Apollo Operating Group.

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More specifically, prior to the Private Offering Transactions, our managing partners contributed to the Apollo Operating Group the intellectual property rights associated with the Apollo name and the indicated equity interests in the following businesses (other than the excluded assets), which we refer to collectively as the “Contributed Businesses”:

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100% of the investment advisors of all of Apollo’s funds, which provide investment management services to, and are entitled to any management fees and incentive income payable in respect of, these funds, as well as transaction, advisory and other fees that may be payable by these funds’ portfolio companies, other than the percentage of fees that has been allocated or that we determine to allocate to our professionals, as described below.

•	With respect to Fund IV, Fund V, Fund VI and AAA, which constituted all of our private equity funds that were either actively investing or had a meaningful amount of unrealized investments:

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100% of the entire non-economic general partner interests in the general partners of Fund VI, Fund V and Fund IV, and 45% of AAA, which non-economic interests give the Apollo Operating Group control of these funds;

•	100% of the economic interests in the managing general partner of AAA; and

•

46% to 57% (depending on the particular fund investment) of all limited partner interests in the general partners of such funds, representing 46% to 57% of the carried interest earned in relation to investments by such funds; this includes all of the carried interest in these funds that had been allocated to our managing partners, with the remainder of such carried interest continuing to be held by certain of our professionals.

•	With respect to a number of our capital markets funds (the Value Funds, AAOF, SOMA and EPF):

•	100% of the entire non-economic general partner interests in the general partners of these funds, which non-economic interests give the Apollo Operating Group control of these funds; and

•

54% to 100% (depending on the particular fund investment) of all limited partner interests in the general partners of these funds, representing 54% to 100% of the incentive income earned in relation to investments by these funds; this includes all of the incentive income in these funds that had been allocated to our managing partners, with the remainder of such incentive income continuing to be held by certain of our professionals.

In addition, prior to the Private Offering Transactions, our contributing partners contributed to the Apollo Operating Group a portion of their points. We refer to such contributed points as “partner-contributed interests.” In return for a contribution of points, each contributing partner received an interest in Holdings (representing an indirect, unit-for-unit ownership interest of an equivalent number of Apollo Operating Group units).

Prior to the exchange, the points held by each managing partner and contributing partner were designated values based upon the estimated 2007 cash flows of each entity that was contributed to the Apollo Operating Group and from which such partner was to receive management fees and incentive income. The 2007 estimated cash flow of the entities contributed was agreed between the managing partners and the contributing partners to be the best proxy for measuring of the total value of the interests that were contributed by each partner to the Apollo Operating Group. The partnership interests in Holdings that were granted to each managing partner and contributing partner, correspond to the aggregate value of the points such partner contributed. Specifically, for purposes of determining the number of Apollo Operating Group units each managing partner and contributing partner was to receive, the aggregate value of the points contributed by a given partner was divided by the aggregate value of all points contributed by all of the managing partners and contributing partners to determine a percentage of the ownership such partner had in the Apollo Operating Group prior to the completion of the Private Offering Transactions and the Strategic Investors Transaction (for each managing partner and contributing partner, his or her “AOG Ownership Percentage”). In order to achieve the offering size targeted in the Private Offering Transactions within the proposed offering price range per Class A share, the managing partners also determined the aggregate amount of units that the Apollo Operating Group should issue and have outstanding immediately prior to the completion of the Private Offering Transactions and Strategic Investors

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Transaction. This aggregate amount of Apollo Operating Group units was then allocated to each managing partner and contributing partner based upon their respective AOG Ownership Percentage. For example, if a partner contributed points constituting an AOG Ownership Percentage of 10% of the aggregate value of all points contributed to the Apollo Operating Group, such partner received 10% of the aggregate amount of Apollo Operating Group units issued and outstanding prior to the completion of the Private Offering Transactions and Strategic Investors Transaction.

Each contributing partner continues to own directly those points that such partner did not contribute to the Apollo Operating Group or sell to the Apollo Operating Group in connection with the Strategic Investors Transaction. Each contributing partner remained entitled (on an individual basis and not through ownership interests in Holdings) to receive payments in respect of his partner-contributed interests with respect to fiscal year 2007 based on the date his partner-contributed interests were contributed or sold as described below under “—Distributions to Our Managing Partners and Contributing Partners Related to the Reorganization.” The Strategic Investors similarly received a pro rata portion of our net income prior to the date of the Private Offering Transactions for our fiscal year 2007, calculated in the same manner as for the managing partners and contributing partners, as described in more detail under “—Strategic Investors Transaction.” In addition, we issued points in Fund VII, and intend to issue points in future funds, to our contributing partners and other of our professionals.

As a result of these contributions and the contributions of our managing partners, the Apollo Operating Group and its subsidiaries generally are entitled to:

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all management fees payable in respect of all our current and future funds as well as transaction and other fees that may be payable by these funds’ portfolio companies (other than fees that certain of our professionals have a right to receive, as described below);

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50% – 66% (depending on the particular fund investment) of all incentive income earned from the date of contribution in relation to investments by both our current private equity and capital markets funds (with the remainder of such incentive income continuing to be held by certain of our professionals);

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all incentive income earned from the date of contribution in relation to investments made by our future private equity and capital markets funds, other than the percentage we determine to allocate to our professionals, as described below; and

•	all returns on current or future investments of our own capital in the funds we sponsor and manage.

With respect to our existing funds that are currently investing as well as any future funds that we may sponsor, we intend to continue to allocate a portion of the management fees, transaction and advisory fees and incentive income earned in relation to these funds to our professionals, including the contributing partners, in order to better align their interests with our own and with those of the investors in these funds. Our current estimate is that approximately 30% to 50% of carried interest income earned in relation to our funds will be allocated to our investment professionals, although these percentages may fluctuate up or down over time. When apportioning carried interest income to our professionals, we typically cause our general partners in the underlying funds to issue these professionals limited partner interests, thereby causing our percentage ownership of the limited partner interests in these general partners to fluctuate. Our managing partners will not receive any allocations of carried interest income, and all of their rights to receive carried interest income earned in relation to our actively investing funds and future funds will be solely through their ownership of Apollo Operating Group units until July 13, 2012.

In addition, we expect to continue to pay approximately 35% to 50% of management fees and transaction and advisory fees to our employees for salary, bonus and benefit costs, excluding equity-based compensation. These percentages may fluctuate over time based on our actual performance each year.

The income of the Apollo Operating Group (including management fees, transaction and advisory fees, and carried interest income) benefits Apollo Global Management, LLC to the extent of its equity interest in the Apollo Operating Group. See “Business—Fees, Carried Interest, Redemption and Termination.”

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Excluded Assets

“Excluded assets” consist of any direct or indirect interest in the following, whether existing now or in the future:

•

any personal investment or co-investment in any fund or co-investment vehicle by any managing partner or a related group member, as defined below (including any future personal investments or co-investments and investments funded through any Apollo management fee waiver program, which allows each of our managing partners to waive the right to receive any future distribution that he would otherwise be entitled to receive on a periodic basis from AMH in respect of management fees from certain private equity funds in exchange for a profits interest in the applicable Apollo fund, which satisfies his obligation to make a capital contribution to such fund in the amount of the waived management fee), although no managing partner may waive compensation that would not otherwise be paid to the managing partner, directly or indirectly, from the members of the Apollo Operating Group;

•	amounts owed, directly or indirectly, to any managing partner or a related group member by an Apollo fund pursuant to any fee deferral arrangement in an investment management agreement;

•

any direct or indirect amounts owed to any managing partner or a related group member pursuant to any escrow of Fund VI carried interest payments, or “escrowed carry,” to secure the obligation of the general partner of Fund VI pursuant to its organizational documents;

•

Apollo Real Estate or Ares, which are funds formerly managed by us but in which neither we nor our managing partners continue to exert any managerial control although our managing partners continue to have minority interests in such entities, including their general partners and management companies;

•	the general partners of Funds I, II and III;

•	compensation and benefits paid or given to a managing partner consistent with the terms of his employment agreement;

•	director options issued prior to January 1, 2007 by any portfolio company;

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Hamlet Holdings, LLC, an entity partially owned by our managing partners (without any economics) that has 100% voting control over the investment of Fund VI in Caesars Entertainment and that will remain exclusively in the personal control of the managing partners; and

•	other miscellaneous, non-core assets.

The excluded assets were not contributed to the Apollo Operating Group; however, due to the existence of a common control group, Funds I, II and III and the general partner are consolidated in our historical financial statements for the periods prior to July 13, 2007.

With respect to our contributing partners, “excluded assets” includes all points not contributed to the Apollo Operating Group or purchased in connection with the Strategic Investors Transaction, any personal investment or co-investment in any fund or co-investment vehicle by any contributing partner, the right to receive escrowed carry and all other assets not specifically described in this prospectus as being contributed to the Apollo Operating Group.

“Related group member” means, with respect to each of our managing partners, (i) such managing partner’s spouse, (ii) a lineal descendant of such managing partner’s parents, the spouse of any such descendant or a lineal descendent of any such spouse, (iii) a charitable institution controlled by such managing partner or one of his related group members, (iv) a trustee of a trust (whether inter vivos or testamentary), all of the current beneficiaries and presumptive remaindermen of which are one or more of such managing partners and persons described in clauses (i) through (iii) of this definition, (v) a corporation, limited liability company or partnership, of which all of the outstanding shares of capital stock or interests therein are owned by one or more of such managing partners and persons described in clauses (i) through (iv) of this definition, (vi) an individual mandated under a qualified domestic relations order, or (vii) a legal or personal representative of such managing partner in

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the event of his death or disability; for purposes of this definition, (x) “lineal descendants” shall not include individuals adopted after attaining the age of 18 years and such adopted person’s descendants, (y) “presumptive remaindermen” shall refer to those persons entitled to a share of a trust’s assets if it were then to terminate, and (z) no managing partner shall ever be deemed a related group member of another managing partner.

Equity Interests Retained by Our Managing Partners and Contributing Partners

Our managing partners, through their interests in BRH and Holdings, will own     % of the Apollo Operating Group units and, through their ownership of BRH, the Class B share that we have issued to BRH, in each case immediately after the offering. The Agreement Among Managing Partners provides that each managing partner’s interest in the Apollo Operating Group units that he holds indirectly through his interest in Holdings is subject to vesting. Each of Messrs. Harris and Rowan vests in his interest in the Apollo Operating Group units in 60 equal monthly installments, and Mr. Black vests in his interest in the Apollo Operating Group units and in 72 equal monthly installments. Although the Agreement Among Managing Partners was entered into on July 13, 2007, for purposes of its vesting provisions, our managing partners are credited for their employment with us since January 1, 2007. In the event that a managing partner terminates his employment with us for any reason, he will be required to forfeit the unvested portion of his Apollo Operating Group units to the other managing partners. The number of Apollo Operating Group units that must be forfeited upon termination depends on the cause of the termination. See “Certain Relationships and Related Party Transactions—Agreement Among Managing Partners.” However, this agreement may be amended and the terms and conditions of the agreement may be changed or modified upon the unanimous approval of the managing partners. We, our shareholders (other than our Strategic Investors, as set forth under “Certain Relationships and Related Party Transactions—Lenders Rights Agreement—Amendments to Managing Partner Transfer Restrictions”) and the Apollo Operating Group have no ability to enforce any provision of this agreement or to prevent the managing partners from amending the agreement or waiving any of its obligations.

Pursuant to the Managing Partner Shareholders Agreement, no managing partner may voluntarily effect transfers of his Equity Interests for a period of two years after the registration effectiveness date, subject to certain exceptions, including an exception for certain transactions entered into by one or more managing partners the results of which are that the managing partners no longer exercise control over us or the Apollo Operating Group or no longer hold at least 50.1% of the economic interests in us or the Apollo Operating Group. The transfer restrictions applicable to Equity Interests held by our managing partners and the exceptions to such transfer restrictions are described in more detail under “Certain Relationships and Related Party Transactions—Managing Partner Shareholders Agreement—Transfer Restrictions.” Our managing partners and contributing partners also were granted demand, piggyback and shelf registration rights through Holdings which are exercisable six months after the registration effectiveness date.

Our contributing partners, through their interests in Holdings, will own     % of the Apollo Operating Group units immediately after the offering. Pursuant to the Roll-Up Agreements, no contributing partner may voluntarily effect transfers of his Equity Interests for a period of two years after the registration effectiveness date. The transfer restrictions applicable to Equity Interests held by our contributing partners are described in more detail under “Certain Relationships and Related Party Transactions—Roll-Up Agreements.”

Subject to certain procedures and restrictions (including the vesting schedules applicable to our managing partners and any applicable transfer restrictions and lock-up agreements described above), upon 60 days’ written notice prior to a designated quarterly date, each managing partner and contributing partner will have the right to cause Holdings to exchange the Apollo Operating Group units that he owns through his partnership interest in Holdings for Class A shares, to sell such Class A shares at the prevailing market price (or at a lower price that such managing partner or contributing partner is willing to accept) and to distribute the net proceeds of such sale to such managing partner or contributing partner. We have reserved for issuance 240,000,000 Class A shares, corresponding to the number of existing Apollo Operating Group units held indirectly through Holdings by our managing partners and contributing partners. Upon receipt of the notice described above, APO Corp., one of our intermediate holding companies, will purchase from us, and our other intermediate holding companies will

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acquire from us, the number of Class A shares that are exchangeable for the Apollo Operating Group units to be surrendered by the managing partner or contributing partner. To effect the exchange, a managing partner or contributing partner, through Holdings, must then simultaneously exchange one Apollo Operating Group unit, being an equal limited partner interest in each Apollo Operating Group entity, for each Class A share received from our intermediate holding companies. As a managing partner or contributing partner exchanges his Apollo Operating Group units, our interest in the Apollo Operating Group units will be correspondingly increased and the voting power of the Class B share will be correspondingly decreased. If and when any managing partner or contributing partner, through Holdings, exchanges an Apollo Operating Group unit for a Class A share of Apollo Global Management, LLC, the relative economic ownership positions of the exchanging managing partner or contributing partner and of the other equity owners of Apollo (whether held at Apollo Global Management, LLC or at the Apollo Operating Group) will not be altered. We considered whether this redemption feature results in accounting implications under U.S. GAAP which requires securities with redemption features that are not solely within the control of the issuer to be classified outside of permanent equity. The extent of our obligation is to (i) exchange physical Class A shares for Apollo Operating Group units and (ii) sell the shares at the prevailing market price on behalf of the holder. We never have any future cash obligations to the unit holders. Specifically, in the event we are unable to sell the Class A shares, we are not required to provide liquidity to the holders of Apollo Operating Group units in any manner. Rather, in the event that we were unable to sell the Class A shares, the transaction would essentially be unwound and the Class A shares would be converted back to Apollo Operating Group units. Based on U.S. GAAP and the terms of this feature, we are deemed to control settlement by delivery of our own shares, and as noted above, we have reserved for issuance a sufficient number of shares to settle any contracts. As such, Non-Controlling Interest is reported in the consolidated and combined financial statements of the company within shareholders’ equity, separately from the total Apollo Global Management, LLC shareholders’ equity.

Deconsolidation of Apollo Funds

Certain of our private equity funds and capital markets funds have historically been consolidated into our financial statements, due to our controlling interest in certain funds notwithstanding that we have only a non-controlling equity interest in these funds. Consequently, our pre-Reorganization financial statements do not reflect our ownership interest at fair value in these funds, but rather reflect on a gross basis the assets, liabilities, revenues, expenses and cash flows of our funds. We amended the governing documents of most of our funds to provide that a simple majority of the funds’ unaffiliated investors have the right to liquidate that fund. These amendments, which became effective on either August 1, 2007 or November 30, 2007, deconsolidated these funds that have historically been consolidated in our financial statements. Accordingly, we no longer reflect the share that other parties own in total assets and Non-Controlling Interests in these respective funds. The deconsolidation of these funds will present our financial statements in a manner consistent with how Apollo evaluates its business and the related risks. Accordingly, we believe that deconsolidating these funds will provide investors with a better understanding of our business. We did not seek or receive any consideration from the investors in our funds for granting them these rights. There was no change in either our equity or net income as a result of the deconsolidation.

Distribution to Our Managing Partners Prior to the Private Offering Transactions

On April 20, 2007, AMH, one of the entities in the Apollo Operating Group, entered into the AMH credit facility, under which AMH borrowed a $1.0 billion variable-rate term loan. We used these borrowings to make a $986.6 million distribution to our managing partners and to pay related fees and expenses. This distribution was a distribution of prior undistributed earnings, and an advance on possible future earnings, of AMH. As a result, this distribution caused the managing partners’ accumulated equity basis in AMH to become negative. The AMH credit facility is guaranteed by Apollo Management, L.P.; Apollo Capital Management, L.P.; Apollo International Management, L.P.; Apollo Principal Holdings II, L.P.; Apollo Principal Holdings IV, L.P.; Apollo Principal Holdings V, L.P.; Apollo Principal Holdings IX, L.P.; and AAA Holdings, L.P. and had an original maturity date of April 20, 2014. The AMH credit facility was amended on December 20, 2010, allowing extension of the maturity date of a portion of the loans to January 3, 2017. See “Description of Indebtedness” for details of the

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AMH credit facility. It is secured by a first priority lien on substantially all assets of AMH and the guarantors, including a pledge of the equity interests held by each of the guarantors, in each case subject to customary carveouts.

Distributions to Our Managing Partners and Contributing Partners Related to the Reorganization

We made distributions to our managing partners and contributing partners that represented all of the undistributed earnings generated by the businesses contributed to the Apollo Operating Group prior to July 13, 2007. For this purpose, income attributable to carried interest on private equity funds related to either carry-generating transactions that closed prior to July 13, 2007 or carry-generating transactions in respect of which a definitive agreement was executed, but that did not close, prior to July 13, 2007 were treated as having been earned prior to that date. Undistributed earnings of the contributed businesses through the date of the Reorganization that were attributable to the managing partners and contributing partners for the sold portion of their interest were $238.4 million and $148.6 million, respectively. As of December 31, 2010 and 2009, the undistributed earnings that were attributable to the managing partners for the sold portion of their interest were zero. As of December 31, 2010 and 2009, the undistributed earnings that were attributable to the contributing partners for the sold portion of their interest were zero. The undistributed earnings attributable to the managing partners and contributing partners were recorded in the consolidated financial statements as a component of due to affiliates and profit sharing payable, respectively.

In addition, we have also entered into a tax receivable agreement with our managing partners and contributing partners which requires us to pay them 85% of any tax savings received by APO Corp. from our step-up in tax basis. In our consolidated financial statements, the item due to affiliates includes $491.4 million and $514.0 million that was payable to our managing partners and contributing partners in connection with the tax receivable agreement as of both December 31, 2010 and 2009, respectively.

As part of the Reorganization, the managing partners and the contributing partners received the following:

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Apollo Operating Group units having a fair value per unit of $24 and $20 issued to the managing partners and contributing partners, respectively on issuance date with a total approximate value of $5.6 billion (subject to five- or six-year forfeiture);

•	$1.2 billion in cash in July 2007, excluding any potential contingent consideration;

•

In January 2008 and April 2008, a preliminary and final distribution related to a contingent consideration of $37.7 million. The determination of the amount and timing of the distribution were based on net income with discretionary adjustments, all of which were determined by Apollo Management Holdings GP, LLC. Included in the distribution were AAA RDUs valued at approximately $12.7 million and a distribution of interests in Apollo VIF Co-Investors, LLC in settlement of deferred compensation units in Apollo Value Investment Offshore Fund, Ltd. of approximately $0.8 million; and

•

The fair value of carried interest related to the sale of portfolio companies where definitive sales contracts were executed but had not closed at July 13, 2007. We accrued an estimated payment of approximately $387.0 million at December 31, 2007, of which $200.2 million was distributed during the year ended December 31, 2008. The definitive sales contract in respect of which the remaining $186.8 million was accrued, was terminated during the fourth quarter of 2008 and as a result, no amounts were accrued at December 31, 2010 and 2009.

Strategic Investors Transaction

On July 13, 2007, we sold securities to the Strategic Investors in return for a total investment of $1.2 billion. The Strategic Investors are two of the largest alternative asset investors in the world and have been significant investors with us in multiple funds, covering a variety of strategies. In total, from our inception through the date hereof, the Strategic Investors have invested or committed to invest approximately $7.6 billion of capital in us

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and our funds. The Strategic Investors have been significant supporters of our integrated platform, having invested in multiple private equity and capital markets funds. The Strategic Investors have no obligation to invest further in our funds, and any future investments by the Strategic Investors in our funds or other alternative investment categories will likely depend on the performance of our funds, the performance of each Strategic Investor’s overall investment portfolio and other investment opportunities available to them.

Through our intermediate holding companies, we used all of the proceeds from the issuance of the securities to the Strategic Investors to purchase from our managing partners 17.4% of their Apollo Operating Group units for an aggregate purchase price of $1,068 million, and to purchase from our contributing partners a portion of their points for an aggregate purchase price of $156.4 million, excluding any potential contingent consideration. Upon completion of the Private Offering Transactions, the securities sold to the Strategic Investors converted into non-voting Class A shares, which will represent         % of our issued and outstanding Class A shares and         % of the economic interest in the Apollo Operating Group, in each case, immediately after the offering. Based on our agreement with the Strategic Investors, we were obligated to distribute to the Strategic Investors the greater of 7% on the convertible notes issued or a pro rata portion of our net income for our fiscal year 2007, based on (i) their proportionate interests in Apollo Operating Group units during the period after the Strategic Investors Transaction and prior to the date of the Private Offering Transactions, and (ii) the number of days elapsed during such period. For this purpose, income attributable to carried interest on private equity funds related to either carry-generating transactions that closed prior to the date of the Private Offering Transactions or carry-generating transactions in respect of which a definitive agreement was executed, but that did not close, prior to the date of the Private Offering Transactions was treated as having been earned prior to the date of the Private Offering Transactions. On August 8, 2007, we paid approximately $6 million in interest expense on the convertible notes and as a result of our net loss we have no further obligations for 2007 to pay the Strategic Investors.

In connection with the sale of securities to the Strategic Investors, we entered into the Lenders Rights Agreement with the Strategic Investors. For a more detailed summary of the Lenders Rights Agreement, see “Certain Relationships and Related Party Transactions—Lenders Rights Agreement.”

Tax Considerations

We believe that under current law, Apollo Global Management, LLC will be treated as a partnership and not as a corporation for U.S. Federal income tax purposes. An entity that is treated as a partnership for U.S. Federal income tax purposes is not a taxable entity and incurs no U.S. Federal income tax liability. Instead, each partner is required to take into account its allocable share of items of income, gain, loss and deduction of the partnership in computing its own U.S. Federal income tax liability, regardless of whether cash distributions have been made. Investors in this offering will be deemed to be limited partners of Apollo Global Management, LLC for U.S. Federal income tax purposes. See “Material Tax Considerations—Material U.S. Federal Tax Considerations” for a summary discussing certain U.S. Federal income tax considerations related to the purchase, ownership and disposition of our Class A shares as of the date of this offering.

On May 28, 2010, the House of Representatives passed H. R. 4213, the American Jobs and Closing Tax Loopholes Act of 2010 that would, if enacted in its present form, cause Apollo Global Management, LLC to become taxable as a corporation, which would cause significant adverse tax consequences for us and/or the holders of Class A shares. Such legislation does provide a transition rule that could defer corporate treatment for 10 years. See “Risk Factors—Risks Related to Taxation—The U.S. Federal income tax law that determines the tax consequences of an investment in Class A shares is under review and is potentially subject to adverse legislative, judicial or administrative change, possibly on a retroactive basis, including possible changes that would result in the treatment of our long-term capital gains as ordinary income, that would cause us to become taxable as a corporation and/or have other adverse effects” and “Risk Factors— Risks Related to Our Organization and Structure—Members of the U.S. Congress have introduced and the House of Representatives has passed legislation that would, if enacted, preclude us from qualifying for treatment as a partnership for U.S. Federal income tax purposes under the publicly traded partnership rules. If this or any similar legislation or regulation were to be enacted and apply to us, we would incur a substantial increase in our tax liability and it

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could well result in a reduction in the value of our Class A shares” and “Material Tax Considerations—Material U.S. Federal Tax Considerations—Administrative Matters—Possible New Legislation or Administrative or Judicial Action.”

Private Offering Transactions

The CS Investor purchased from us in a private placement that closed on August 8, 2007, concurrently with the Rule 144A Offering an aggregate of $180 million of the Class A shares at a price per share equal to $24, or 7,500,000 Class A shares, representing       % of the total number of our Class A shares outstanding immediately after the offering.

Apollo Global Management, LLC contributed the net proceeds it received in the Private Offering Transactions to its wholly-owned subsidiaries, APO Asset Co., LLC and APO Corp. These wholly-owned subsidiaries then contributed the funds to the Apollo Operating Group.

Amounts contributed to the Apollo Operating Group concurrently with the Private Offering Transactions diluted (i) the percentage ownership interests of our managing partners (held indirectly through Holdings) in those entities by 7.4% to 62.4%, and (ii) the percentage ownership interests of our contributing partners (held indirectly through Holdings) in those entities by 1.1% to 9.1%. The relative percentage ownership interests in the Apollo Operating Group held by Apollo Global Management, LLC, our managing partners and our contributing partners will continue to change over time including as a result of the offering. Potential future events that would result in a relative increase in the number of Apollo Operating Group units held by Apollo Global Management, LLC, and result in a corresponding dilution of our managing partners’ and contributing partners’ percentage ownership interest in the Apollo Operating Group include (i) issuances of Class A shares (assuming that the proceeds of any such issuance is contributed to the Apollo Operating Group), (ii) the conversion by our managing partners or contributing partners of their Apollo Operating Group units for Class A shares and (iii) any offers, from time to time, at the discretion of our manager, to purchase from our managing partners and contributing partners their Apollo Operating Group units.

As a result of the Reorganization, the Strategic Investors Transaction and the Private Offering Transactions:

•	Apollo Global Management, LLC, through its wholly-owned subsidiaries, will hold % of the outstanding Apollo Operating Group units immediately after the offering;

•	our managing partners, through BRH and Holdings, will hold % of the outstanding Apollo Operating Group units immediately after the offering;

•	our contributing partners, through Holdings, will hold % of the outstanding Apollo Operating Group units immediately after the offering;

•

the Strategic Investors own 60,000,001 of our non-voting Class A shares will represent       % of our Class A shares outstanding immediately after the offering, which will represent         % of the economic interests in the Apollo Operating Group units;

•

the Public Investors and the CS Investor will hold                  Class A shares immediately after the offering, which will represent       % of our Class A shares outstanding and         % of the economic interests in the Apollo Operating Group units;

•	our managing partners, through BRH, own the single Class B share of Apollo Global Management, LLC;

•

on those few matters that may be submitted for a vote of the shareholders of Apollo Global Management, LLC, our Class A shareholders (other than the Strategic Investors) will collectively have       % of the voting power of, and our Class B shareholder will have       % of the voting power of, Apollo Global Management, LLC, in each case immediately after the offering;

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•

APO Corp., APO Asset Co., LLC or APO (FC), LLC, as applicable, is the sole general partner of each of the entities that constitute the Apollo Operating Group; accordingly, we operate and control the businesses of the Apollo Operating Group and its subsidiaries; and

•

net profits, net losses and distributions of the Apollo Operating Group are generally allocated and made to its partners on a pro rata basis in accordance with their respective Apollo Operating Group units; accordingly, net profits and net losses allocable to Apollo Operating Group partners will initially be allocated, and distributions will initially be made, approximately       % indirectly to us, approximately       % indirectly to our managing partners and approximately       % indirectly to our contributing partners, in each case immediately after the offering.

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USE OF PROCEEDS

We estimate that the net proceeds from the offering of                  Class A shares offered by us, at an assumed initial public offering price of $             per share, which is the midpoint of the estimated offering price range set forth on the front cover of this prospectus, and after deducting estimated underwriting discounts, will be approximately $             million. If the underwriters exercise their over-allotment option in full, the net proceeds to us will be approximately $             million. Assuming the number of Class A shares offered by us as set forth on the front cover of this prospectus remains the same, a $1.00 increase (decrease) in the assumed initial public offering price of $             per share would increase (decrease) the net proceeds to us from this offering by $             million, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

We will not receive any of the proceeds from the sale of              Class A shares offered by the selling shareholders participating in this offering. In the aggregate, the selling shareholders will receive approximately $             million of net proceeds of this offering, assuming an offering price of $             per share, which is the midpoint of the estimated offering price range set forth on the front cover of this prospectus.

We intend to use the net proceeds received by us from this offering for general corporate purposes and to fund growth initiatives.

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CASH DIVIDEND POLICY

Dividend Policy for Class A Shares

Our intention is to distribute to our Class A shareholders on a quarterly basis substantially all of our net after-tax cash flow from operations in excess of amounts determined by our manager to be necessary or appropriate to provide for the conduct of our businesses, to make appropriate investments in our businesses and our funds, to comply with applicable law, to service our indebtedness or to provide for future distributions to our Class A shareholders for any ensuing quarter.

On April 4, 2008, we announced our first cash distribution amounting to $0.33 per Class A share, resulting from the first quarter 2008 quarterly distribution of $0.16 per Class A share plus a special distribution of $0.17 per Class A share primarily resulting from the sale by Fund V of Goodman Global, Inc., one of its portfolio companies, to affiliates of another private equity firm, in February 2008. The $111.3 million aggregate distribution was paid to the owners of the Apollo Operating Group. Of this amount, $32.2 million was received by Apollo Global Management, LLC and distributed to its Class A shareholders of record on April 18, 2008. Additionally, on July 15, 2008, we declared a cash distribution amounting to $0.23 per Class A share, resulting from our second quarter 2008 quarterly distribution of $0.16 per Class A share plus a special distribution of $0.07 per Class A share primarily resulting from realizations from (i) portfolio companies of Fund IV, Sky Terra Communications, Inc. and United Rentals, Inc., (ii) dividend income from a portfolio company of Fund VI, and (iii) interest income related to debt investments of Fund VI. This $77.6 million aggregate distribution was paid to the owners of the Apollo Operating Group. Of this amount, $22.4 million was received by Apollo Global Management, LLC and distributed on July 25, 2008, to its Class A shareholders of record on July 18, 2008. On May 14, 2010, we declared a cash distribution amounting to $0.07 per Class A share, which was paid on May 27, 2010 to our Class A shareholders of record as of May 20, 2010. In addition, on each of August 2, 2010 and November 1, 2010, we declared a cash distribution of $0.07 per Class A share, which was paid on August 25, 2010 and November 23, 2010, respectively, to our Class A shareholders of record as of August 13, 2010 and November 12, 2010, respectively. On January 4, 2011, we declared a cash distribution of $0.17 per Class A share, which was paid on January 14, 2011 to our Class A shareholders of record as of January 7, 2011. Because we will not know what our actual available cash flow from operations will be for any year until sometime after the end of such year, we expect that a fourth quarter dividend payment may be adjusted to take into account actual net after-tax cash flow from operations for that year.

The declaration, payment and determination of the amount of our quarterly dividend will be at the sole discretion of our manager, which may change our dividend policy at any time. We cannot assure you that any dividends, whether quarterly or otherwise, will or can be paid. In making decisions regarding our quarterly dividend, our manager will take into account general economic and business conditions, our strategic plans and prospects, our businesses and investment opportunities, our financial condition and operating results, working capital requirements and anticipated cash needs, contractual restrictions and obligations, legal, tax and regulatory restrictions, restrictions and other implications on the payment of dividends by us to our common shareholders or by our subsidiaries to us and such other factors as our manager may deem relevant.

Because we are a holding company that owns intermediate holding companies, the funding of each dividend, if declared, will occur in three steps, as follows.

•

First, we will cause one or more entities in the Apollo Operating Group to make a distribution to all of its partners, including our wholly-owned subsidiaries APO Corp., APO Asset Co., LLC and APO (FC), LLC (as applicable), and Holdings, on a pro rata basis;

•

Second, we will cause our intermediate holding companies, APO Corp., APO Asset Co., LLC and APO (FC), LLC (as applicable), to distribute to us, from their net after-tax proceeds, amounts equal to the aggregate dividend we have declared; and

•	Third, we will distribute the proceeds received by us to our Class A shareholders on a pro rata basis.

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If Apollo Operating Group units are issued to other parties, such as investment professionals, such parties would be entitled to a portion of the distributions from the Apollo Operating Group as partners described above.

We believe that the payment of dividends will provide transparency to our Class A shareholders and will impose upon us an investment discipline with respect to new products, businesses and strategies.

Payments that any of our intermediate holding companies make under the tax receivable agreement will reduce amounts that would otherwise be available for distribution by us on Class A shares.

The Apollo Operating Group intends to make periodic distributions to its partners (that is, Holdings and our intermediate holding companies) in amounts sufficient to cover hypothetical income tax obligations attributable to allocations of taxable income resulting from their ownership interest in the various limited partnerships making up the Apollo Operating Group, subject to compliance with any financial covenants or other obligations. Tax distributions will be calculated assuming each shareholder was subject to the maximum (corporate or individual, whichever is higher) combined U.S. Federal, New York State and New York City tax rates, without regard to whether any shareholder was subject to income tax liability at those rates. Because tax distributions to partners are made without regard to their particular tax situation, tax distributions to all partners, including our intermediate holding companies, will be increased to reflect the disproportionate income allocation to our managing partners and contributing partners with respect to “built-in gain” assets at the time of the Private Offering Transactions. Tax distributions will be made only to the extent all distributions from the Apollo Operating Group for such year are insufficient to cover such tax liabilities and all such distributions will be made to all partners on a pro rata basis based upon their respective interests in the applicable partnership; provided that for 2009 and 2010, as a result of the Special Allocation, which is described under “Certain Relationships and Related Party Transactions—Special Allocation of AMH Income,” any tax distributions made by AMH with respect to its income for 2009 and 2010 will be limited to the actual tax liabilities of the partners of AMH. On January 8, 2009, we declared a special tax distribution amounting to $0.05 per Class A share. The distribution was paid on January 15, 2009 to Class A shareholders of record on January 12, 2009. No such tax distribution will necessarily be required to be distributed by us for future periods and there can be no assurance that we will pay cash dividends on the Class A shares in an amount sufficient to cover any tax liability arising from the ownership of Class A shares.

Under Delaware law we are prohibited from making a distribution to the extent that our liabilities, after such distribution, exceed the fair value of our assets. Our operating agreement does not contain any restrictions on our ability to make distributions, except that we may only distribute Class A shares to holders of Class A shares. The AMH credit facility, however, restricts the ability of AMH to make cash distributions to us by requiring mandatory collateralization and restricting payments under certain circumstances. AMH will generally be restricted from paying dividends, repurchasing stock and making distributions and similar types of payments if any default or event of default occurs, if it has failed to deposit the requisite cash collateralization or does not expect to be able to maintain the requisite cash collateralization or if, after giving effect to the incurrence of debt to finance such distribution, its debt to EBITDA ratio would exceed specified levels. Instruments governing indebtedness that we or our subsidiaries incur in the future may contain further restrictions on our or our subsidiaries’ ability to pay dividends or make other cash distributions to equityholders.
In addition, the Apollo Operating Group’s cash flow from operations may be insufficient to enable it to make required minimum tax distributions to its partners, in which case the Apollo Operating Group may have to borrow funds or sell assets, and thus our liquidity and financial condition could be materially adversely affected. Furthermore, by paying cash distributions rather than investing that cash in our businesses, we might risk slowing the pace of our growth, or not having a sufficient amount of cash to fund our operations, new investments or unanticipated capital expenditures, should the need arise.

Our dividend policy has certain risks and limitations, particularly with respect to liquidity. Although we expect to pay dividends according to our dividend policy, we may not pay dividends according to our policy, or at all, if, among other things, we do not have the cash necessary to pay the intended dividends. To the extent we do not have cash on hand sufficient to pay dividends, we may have to borrow funds to pay dividends, or we may

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determine not to borrow funds to pay dividends. By paying cash dividends rather than investing that cash in our future growth, we risk slowing that pace of our growth, or not having a sufficient amount of cash to fund our operations or unanticipated capital expenditures, should the need arise.

As of December 31, 2010, approximately 19.1 million RSUs granted to Apollo employees (net of forfeited awards) were entitled to distribution equivalents, to be paid in the form of cash compensation.

Distributions to Our Managing Partners and Contributing Partners

We made a distribution to our managing partners in April 2007 in respect of their ownership of AMH totaling $986.6 million, which was paid out of the net proceeds of borrowings under the AMH credit facility. In addition, we used all of the proceeds received from the Strategic Investors Transaction to purchase Apollo Operating Group units from our managing partners and points from our contributing partners.

We made distributions to our managing partners and contributing partners representing all of the undistributed earnings generated by the businesses contributed to the Apollo Operating Group prior to July 13, 2007. For this purpose, income attributable to carried interest on private equity funds related to either carry-generating transactions that closed prior to July 13, 2007 or carry-generating transactions in respect of which a definitive agreement was executed, but that did not close, prior to July 13, 2007 were treated as having been earned prior to that date. Undistributed earnings of the contributed businesses through the date of the Reorganization that were attributable to the managing partners and contributing partners for the sold portion of their interest were $238.4 million and $148.6 million, respectively. As of December 31, 2010 and 2009, the undistributed earnings that were attributable to the managing partners and contributing partners for the sold portion of their interest were zero. The undistributed earnings attributable to the managing partners and contributing partners were recorded in the consolidated financial statements as a component of due to affiliates and profit sharing payable, respectively.

In addition, we have also entered into a tax receivable agreement with our managing partners and contributing partners which requires us to pay them 85% of any tax savings received by APO Corp. from our step-up in tax basis. In our consolidated financial statements, the item due to affiliates includes $491.4 million and $514.0 million that was payable to our managing partners and contributing partners in connection with the tax receivable agreement as of both December 31, 2010 and 2009, respectively.

As part of the Reorganization, the managing partners and the contributing partners received the following:

•

Apollo Operating Group units having a fair value per unit of $24 and $20 issued to the managing partners and contributing partners, respectively, on issuance date with a total approximate value of $5.6 billion (subject to five- or six-year forfeiture);

•	$1.2 billion in cash in July 2007, excluding any potential contingent consideration;

•

In January 2008 and April 2008, a preliminary and final distribution related to a contingent consideration of $37.7 million. The determination of the amount and timing of the distribution were based on net income with discretionary adjustments, all of which were determined by Apollo Management Holdings GP, LLC. Included in the distribution were AAA RDUs valued at approximately $12.7 million and a distribution of interests in Apollo VIF Co-Investors, LLC in settlement of deferred compensation units in Apollo Value Investment Offshore Fund, Ltd. of approximately $0.8 million; and

•

The fair value of carried interest related to the sale of portfolio companies where definitive sales contracts were executed but had not closed at July 13, 2007. We accrued an estimated payment of approximately $387.0 million at December 31, 2007, of which $200.2 million was distributed during the year ended December 31, 2008. The definitive sales contract in respect of which the remaining $186.8 million was accrued, was terminated during the fourth quarter of 2008 and as a result, no amounts were accrued at December 31, 2010 and 2009.

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Prior to the Apollo Operating Group Formation, 100% of the Apollo Operating Group was owned by our managing partners and contributing partners. Accordingly, all decisions regarding the amount and timing of distributions were made in prior periods by our managing partners with regard to their personal financial and tax situations and their assessments of appropriate amounts of distributions, taking into account Apollo’s capital needs as well as actual and potential earnings and borrowings.

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CAPITALIZATION

The following table sets forth our capitalization and cash and cash equivalents as of December 31, 2010:

•	on an actual basis; and

•

on an as adjusted basis after giving effect to the sale of                  Class A shares by us in this offering at an assumed offering price of $             per share (the midpoint of the estimated offering price range set forth on the front cover of this prospectus) and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

This table should be read in conjunction with “Our Structure,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and notes thereto included in this prospectus.

	As of December 31, 2010
	Actual	As Adjusted(1)
	(in thousands)
Cash and cash equivalents	$382,269	$
Cash and cash equivalents of variable interest entities	87,556

Total cash and cash equivalents	$469,825	$

Debt	$751,525	$
Debt obligation of variable interest entities	1,127,180
Shareholders’ equity:
Class A shares, no par value; unlimited shares authorized and 97,921,232 shares issued and outstanding, actual; shares issued and outstanding as adjusted	—
Class B shares, no par value; unlimited shares authorized and 1 share issued and outstanding, actual; 1 share issued and outstanding as adjusted	—
Additional paid-in capital	2,078,890
Accumulated deficit	(1,937,818)
Appropriated partners’ capital	11,359
Accumulated other comprehensive loss	(1,529)

Total Apollo Global Management, LLC shareholders’ equity (deficit)	150,902
Non-Controlling Interests in consolidated entities	1,888,224
Non-Controlling Interests in Apollo Operating Group	1,042,293

Total shareholders’ equity	$3,081,419	$

Total capitalization	$4,960,124	$

(1)	Assuming no change in the number of Class A shares offered by us as set forth on the front cover of this prospectus, a $1.00 increase (decrease) in the assumed initial public offering price of $ per share would increase (decrease) each of cash and cash equivalents, additional paid-in capital and total shareholders’ equity by $ million and would increase (decrease) total capitalization by $ million, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

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DILUTION

Dilution is the amount by which the offering price paid by the purchasers of the Class A shares to be sold in this offering exceeds the net tangible book value per share of the Class A shares after the offering. Net tangible book value per share is determined at any date by subtracting our total liabilities from the total book value of our tangible assets and dividing the difference by the number of Class A shares deemed to be outstanding at that date.

Our net tangible book value as of December 31, 2010 was approximately $             million, or $             per share based on                 Class A shares outstanding as of December 31, 2010.

After giving effect to the receipt and our intended use of approximately $             million of estimated net proceeds from our sale of                 Class A Shares in this offering at an assumed offering price of $         per share (the midpoint of the estimated offering price range set forth on the front cover of this prospectus), our adjusted net tangible book value as of December 31, 2010 would have been approximately $            million, or $            per share. This represents an immediate increase in the adjusted net tangible book value of $            per share to existing Class A shareholders and an immediate dilution of $            per share to new investors purchasing Class A shares in the offering. The following table illustrates this substantial and immediate per share dilution to new investors:

Per Class A Share
Assumed initial public offering price per share	$
Net tangible book value per share as of December 31, 2010
Increase in net tangible book value per share attributable to this offering

As adjusted net tangible book value per share after giving effect to this offering
Dilution of net tangible book value per share to new investors	$

A $1.00 increase (decrease) in the assumed initial public offering price of $            per share (the midpoint of the estimated offering price range set forth on the front cover of this prospectus) would increase (decrease) our adjusted net tangible book value by $            , the adjusted net tangible book value per share after this offering by $            per share and the dilution per share to new investors in this offering by $            , assuming the number of Class A shares offered by us, as set forth on the front cover of this prospectus, remains the same and after deducting the estimated underwriting discounts and commissions and estimated expenses payable by us.

If the underwriters exercise their option to purchase additional Class A shares in full, the adjusted net tangible book value per share after this offering would be $            per share, and the dilution in adjusted net tangible book value per share to new investors in this offering would be $             per share.

The following table summarizes on an as adjusted basis as of December 31, 2010, giving effect to:

•	the total number of Class A shares sold in this offering;

•

the total consideration paid to us, assuming an initial public offering price of $            per share (before deducting the estimated underwriting discount and commissions and offering expenses payable by us in connection with this offering); and

•	the average price per share paid by existing shareholders and by new investors purchasing Class A shares in this offering.

	Shares Purchased			Total Consideration			Average Price Per Class A Share
	Number	Percent		Amount	Percent
Existing shareholders(1)			%	$		%	$
Investors in the offering(2)

Total		100%		$	100%		$

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(1)	Excludes the Class A shares being sold by the selling shareholders in the offering. The average price per share is computed based on the total Class A shares of existing shareholders prior to this offering of Class A shares, which includes the Class A shares being sold by the selling shareholders.

(2)	Includes Class A shares being sold by the selling shareholders in this offering.

A $1.00 increase (decrease) in the assumed initial public offering price of $             per share (the midpoint of the estimate offering price range set forth on the front cover of this prospectus) would increase (decrease) total consideration paid by existing shareholders, total consideration paid by new investors and the average price per share by $            , $            and $            , respectively, assuming the number of Class A shares offered by us and the selling shareholders, as set forth on the front cover of this prospectus, remains the same, and without deducting underwriting discounts and commissions and estimated expenses payable by us.

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SELECTED FINANCIAL DATA

The following selected historical consolidated and combined financial and other data of Apollo Global Management, LLC should be read together with “Our Structure,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the historical financial statements and related notes included elsewhere in this prospectus.

The selected historical consolidated statements of operations data of Apollo Global Management, LLC for each of the years ended December 31, 2010, 2009 and 2008 and the selected historical consolidated statements of financial condition data as of December 31, 2010 and 2009 have been derived from our consolidated financial statements which are included elsewhere in this prospectus.

We derived the selected historical consolidated and combined statements of operations data of Apollo Global Management, LLC for the years ended December 31, 2007 and 2006 and the selected consolidated and combined statements of financial condition data as of December 31, 2007 and 2006 from our audited consolidated and combined financial statements which are not included in this prospectus.

The selected historical financial data are not indicative of our expected future operating results. In particular, after undergoing the Reorganization on July 13, 2007 and providing liquidation rights to limited partners of certain of the funds we manage on either August 1, 2007 or November 30, 2007, Apollo Global Management, LLC no longer consolidated in its financial statements certain of the funds that have historically been consolidated in our financial statements.

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	Year Ended December 31,
	2010	2009	2008	2007(e)		2006(e)
	(in thousands, except per share amounts)
Statement of Operations Data
Revenues:
Advisory and transaction fees from affiliates	$79,782	$56,075	$145,181	$150,191		$147,051
Management fees from affiliates	431,096	406,257	384,247	192,934		101,921
Carried interest income (loss) from affiliates	1,599,020	504,396	(796,133)	294,725		97,508

Total Revenues	2,109,898	966,728	(266,705)	637,850		346,480

Expenses:
Compensation and benefits:
Equity-based compensation	1,118,412	1,100,106	1,125,184	989,849		—
Salary, bonus and benefits	249,571	227,356	201,098	149,553		76,380
Profit sharing expense	555,225	161,935	(482,682)	307,739		185,007
Incentive fee compensation	20,142	5,613	—	3,189		5,385

Total Compensation and Benefits	1,943,350	1,495,010	843,600	1,450,330		266,772
Interest expense	35,436	50,252	62,622	105,968		8,839
Interest expense—beneficial conversion feature	—	—	—	240,000		—
Professional fees	61,919	33,889	76,450	81,824		31,738
Litigation settlement(a)	—	—	200,000	—		—
General, administrative and other	65,107	61,066	71,789	36,618		38,782
Placement fees	4,258	12,364	51,379	27,253		—
Occupancy	23,067	29,625	20,830	12,865		7,646
Depreciation and amortization	24,249	24,299	22,099	7,869		3,288

Total Expenses	2,157,386	1,706,505	1,348,769	1,962,727		357,065

Other Income (Loss):
Net gains (losses) from investment activities	367,871	510,935	(1,269,100)	2,279,263		1,620,554
Net gains from investment activities of consolidated variable interest entities	48,206	—	—	—		—
Income (loss) from equity method investments	69,812	83,113	(57,353)	1,722		1,362
Interest income	1,528	1,450	19,368	52,500		38,423
Gain from repurchase of debt(b)	—	36,193	—	—		—
Dividend income from affiliates	—	—	—	238,609		140,569
Other income (loss), net	195,032	41,410	(4,609)	(36)		3,154

Total Other Income (Loss)	682,449	673,101	(1,311,694)	2,572,058		1,804,062

Income (Loss) Before Income Tax (Provision) Benefit	634,961	(66,676)	(2,927,168)	1,247,181		1,793,477
Income tax (provision) benefit	(91,737)	(28,714)	36,995	(6,726)		(6,476)

Net Income (Loss)	543,224	(95,390)	(2,890,173)	1,240,455		1,787,001
Net (income) loss attributable to Non-Controlling Interests(c)(d)	(448,607)	(59,786)	1,977,915	(1,810,106)		(1,414,022)

Net Income (Loss) Attributable to Apollo Global Management, LLC	$94,617	$(155,176)	$(912,258)	$(569,651)		$372,979

Dividends Declared per Class A share	$0.21	$0.05	$0.56	$—		N/A

Net Income (Loss) Per Class A Share—Basic and Diluted	$0.83	$(1.62)	$(9.37)	$(11.71	)(f)	N/A

	As of December 31,
	2010	2009	2008	2007	2006
	(in thousands)
Statement of Financial Condition Data
Total assets	$6,552,372	$3,385,197	$2,474,532	$5,115,642	$11,179,921
Debt (excluding obligations of consolidated variable interest entities)	751,525	933,834	1,026,005	1,057,761	93,738
Debt obligations of consolidated variable interest entities	1,127,180	—	—	—	—
Total shareholders’ equity	3,081,419	1,299,110	325,785	2,408,329	10,331,990
Total Non-Controlling Interests	2,930,517	1,603,146	822,843	2,312,286	9,847,069

(a)	Litigation settlement charge was incurred in connection with an agreement with Huntsman to settle certain claims related to Hexion’s now terminated merger agreement with Huntsman.
(b)	During April and May 2009, the company repurchased a combined total of $90.9 million of face value of debt for $54.7 million and recognized a net gain of $36.2 million which is included in other income (loss) in the consolidated and combined statements of operations for the year ended December 31, 2009.
(c)	Reflects Non-Controlling Interests attributable to AAA, consolidated variable interest entities and the remaining interests held by certain former employees in the net income (loss) of our capital markets management companies.

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(d)	Reflects the Non-Controlling Interests in the net income (loss) of the Apollo Operating Group relating to the units held by our managing partners and contributing partners post-Reorganization. This amount is calculated by applying the following ownership percentages:

•	July 2007 through February 2009: 71.1%

•	February 2009 through March 2010: 71.5%

•	March 2010 to June 2010: 71.4%

•	July 2010 to December 2010: 71.0%

The above changes in ownership interest arose in connection with our share repurchase in February 2009 and the issuance of Class A shares for vested RSUs in March, July and September 2010.

(e)	Significant changes in the consolidated and combined statement of operations for 2007 and 2006 compared to their respective comparative period are due to (i) the Reorganization, (ii) the deconsolidation of certain funds, and (iii) the Strategic Investors Transaction.

Some of the significant impacts of the above items are as follows:

•	Revenue from affiliates increased due to the deconsolidation of certain funds.

•	Compensation and benefits, including non-cash charges related to equity-based compensation increased due to amortization of Apollo Operating Group units, AAA RDUs and RSUs.

•	Interest expense increased as a result of conversion of debt on which the Strategic Investors had a beneficial conversion feature. Additionally, interest expense increased related to the AMH credit facility obtained in April 2007.

•	Professional fees increased due to Apollo Global Management, LLC’s formation and ongoing requirements.

•	Net gain from investment activities increased due to increased activity in our consolidated funds through the date of deconsolidation.

•	Non-Controlling Interests changed significantly due to the formation of Holdings and reflects net losses attributable to Holdings post-Reorganization.

(f)	This per share income (loss) is for the period July 13 through December 31, 2007, from the date of reorganization to year end.

Note:	As a result of the adoption of U.S. GAAP guidance applicable to Non-Controlling Interests, the presentation and disclosure of all periods presented were impacted as follows: (1) Non-Controlling Interests were reclassified as a separate component of shareholders’ equity on our consolidated statements of financial condition, (2) net income (loss) was adjusted to include the net income (loss) attributed to the Non-Controlling Interests on our consolidated statements of operations, (3) the primary components of Non-Controlling Interests are now separately presented in the company’s consolidated statements of shareholders’ equity to clearly distinguish the interest in the Apollo Operating Group and the interest held by limited partners in AAA from the interests of the company, and (4) profits and losses are allocated to Non-Controlling Interests in proportion to their ownership interests regardless of their basis.

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MANAGEMENT’S DISCUSSION AND ANALYSIS

OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

As Apollo Global Management, LLC was formed in July 2007, the Apollo Operating Group is considered our predecessor for accounting purposes and its consolidated and combined financial statements are our historical financial statements for the periods prior to our Reorganization on July 13, 2007.

The following discussion should be read in conjunction with Apollo Global Management, LLC’s consolidated financial statements and the related notes as of December 31, 2010 and 2009 and for the years ended December 31, 2010, 2009 and 2008. This discussion contains forward-looking statements that are subject to known and unknown risks and uncertainties. Actual results and the timing of events may differ significantly from those expressed or implied in such forward-looking statements due to a number of factors, including those included in the section entitled “Risk Factors.” The highlights listed below have had significant effects on many items within our consolidated financial statements and affect the comparison of the current period’s activity with those of prior periods.

General

Our Businesses

Founded in 1990, Apollo is a leading global alternative asset manager. We are contrarian, value-oriented investors in private equity, credit-oriented capital markets and real estate with significant distressed expertise and a flexible mandate in the majority of our funds that enables our funds to invest opportunistically across a company’s capital structure. We raise, invest and manage funds on behalf of some of the world’s most prominent pension and endowment funds as well as other institutional and individual investors.

Apollo conducts its management and incentive businesses primarily in the United States and substantially all of its revenues are generated domestically. These businesses are conducted through the following three reportable segments:

(i)	Private equity—primarily invests in control equity and related debt instruments, convertible securities and distressed debt instruments;

(ii)	Capital markets—primarily invests in non-control debt and non-control equity instruments, including distressed debt instruments; and

(iii)	Real estate—primarily invests in legacy commercial mortgage-backed securities, commercial first mortgage loans, mezzanine investments and other commercial real estate-related debt investments. We may seek to sponsor additional real estate funds that focus on opportunistic investments in distressed debt and equity recapitalization transactions.

These business segments are differentiated based on the varying investment strategies. The performance is measured by management on an unconsolidated basis because management makes operating decisions and assesses the performance of each of Apollo’s business segments based on financial and operating metrics and data that exclude the effects of consolidation of any of the affiliated funds.

Our financial results vary since carried interest, which generally constitutes a large portion of the income we receive from the funds that we manage, as well as the transaction and advisory fees that we receive, can vary significantly from quarter to quarter and year to year. As a result, we emphasize long-term financial growth and profitability to manage our business.

Business Environment

During the most recent global economic crisis, which we believe began in the third quarter of 2007, we have been relying on our deep industry, credit and financial structuring experience, coupled with our strengths as value-oriented, distressed investors, to deploy a significant amount of new capital. As examples of this, from the

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beginning of the third quarter of 2007 and through December 31, 2010, we have invested approximately $24 billion of capital across our private equity and capital markets funds focused on control distressed and buyout investments, leveraged loan portfolios and mezzanine, non-control distressed and non-performing loans. In addition, from the beginning of the fourth quarter of 2007 through December 31, 2010, the funds managed by Apollo have acquired approximately $13.5 billion in face value of distressed debt at discounts to par value and purchased approximately $30.7 billion in face value of leveraged senior loans at discounts to par value from financial institutions. Since we purchased these leveraged loan portfolios from highly motivated sellers, we were able to secure attractive long-term, low cost financing and select credits of companies well known to Apollo. The benchmark S&P/LSTA Leveraged Loan Index, which includes a group of securities we believe is similar to those owned by our funds, had a net return of approximately 6% during the life to date performance of our leveraged loan investments (COF I and COF II), which have exceeded this benchmark.

As in prior market downturns and periods of significant volatility, we have been purchasing distressed securities and continue to opportunistically build positions in high quality companies with stressed balance sheets in industries where we have expertise such as cable, chemicals, packaging and transportation. Our approach towards investing in distressed situations often requires us to purchase particular debt securities as prices are declining, since this allows us both to reduce our average cost and accumulate sizable positions which may enhance our ability to influence any restructuring plans and maximize the value of our distressed investments. As a result, our investment approach may produce negative short-term unrealized returns in certain of the funds we manage. However, we concentrate on generating attractive, long-term, risk-adjusted realized returns for our fund investors, and we therefore do not overly depend on short-term results and quarterly fluctuations in the unrealized fair value of the holdings in our funds.

Regardless of the market or economic environment at any given time, we rely on our contrarian, value-oriented approach to consistently invest capital on behalf of our investors throughout economic cycles by focusing on opportunities that we believe are often overlooked by other investors. We believe that our expertise in capital markets, focus on nine core industry sectors and investment experience allow us to respond quickly to changing environments. For example, in our private equity business, our private equity funds have had success investing in buyouts and credit opportunities during both expansionary and recessionary economic periods. During the recovery and expansionary periods of 1994 through 2000 and late 2003 through the first half of 2007, our private equity funds invested or committed to invest approximately $13.7 billion primarily in traditional and corporate partner buyouts. During the recessionary periods of 1990 through 1993, 2001 through late 2003 and the current recessionary period, our private equity funds have invested $20.9 billion, of which $15.0 billion was in distressed buyouts and debt investments when the debt securities of quality companies traded at deep discounts to par value.

Our Reorganization and the Private Offering Transactions

We were formed as a Delaware limited liability company on July 3, 2007. We are managed and operated by our manager, AGM Management, LLC, which in turn is wholly owned and controlled by our managing partners.

Apollo’s business was historically conducted through a large number of entities for which there was no single holding entity but which were separately owned by our managing partners and other individuals (the “Predecessor Owners”), and controlled by our managing partners. In order to facilitate the Private Offering Transactions, we completed a reorganization as of the close of business on July 13, 2007 whereby, except for Apollo Advisors, L.P. and Apollo Advisors II, L.P. (collectively, the “Advisor Entities”) each of the operating entities that were owned by the Predecessor Owners and the intellectual property rights associated with the Apollo name were contributed to five newly-formed holding partnerships (Apollo Principal Holdings I, L.P., Apollo Principal Holdings II, L.P., Apollo Principal Holdings III, L.P., AMH and Apollo Principal Holdings IV, L.P.). Five additional holding partnerships were formed in 2008 (Apollo Principal Holdings V, L.P., Apollo Principal Holdings VI, L.P., Apollo Principal Holdings VII, L.P., Apollo Principal Holdings VIII, L.P. and Apollo Principal Holdings IX, L.P.). The ten holding partnerships (collectively, the “Apollo Operating Group”) were formed for the purpose of, among other activities, holding certain of our interests, principally investments in the funds.

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We, through three intermediate holding companies (APO Corp., a Delaware corporation that is a domestic corporation for U.S. Federal income tax purposes, APO Asset Co., LLC, a Delaware limited liability company that is a disregarded entity for U.S. Federal income tax purposes, and APO (FC), LLC, an Anguilla limited liability company that is treated as a corporation for U.S Federal income tax purposes and was formed in 2008), will own         % of the economic interests of, and we operate and control all of the businesses and affairs of, the Apollo Operating Group immediately after the offering. Holdings is the entity through which the managing partners and contributing partners hold Apollo Operating Group units, which will represent         % of the economic interests in the Apollo Operating Group immediately after the offering. We consolidate the financial results of the Apollo Operating Group and its consolidated subsidiaries. Holdings’ ownership interest in the Apollo Operating Group is reflected as a Non-Controlling Interest in Apollo’s consolidated financial statements.

As part of the Reorganization, the company issued convertible notes with a principal amount of $1.2 billion to the Strategic Investors. The notes bore interest at 7% per annum and had a stated 15-year term. The notes included provisions calling for either an optional or mandatory conversion of the notes to non-voting Class A shares at a conversion price of $20 per share. Based on the guidance included within U.S. GAAP guidance applicable to accounting for convertible securities, we calculated the intrinsic value of this beneficial conversion feature, or “BCF”; as the difference between the conversion price of $20 per share and the $24 fair value for each of the 60,000,001 Class A shares to be issued upon conversion. The total intrinsic value was calculated as $240 million and was to have been amortized over the notes 15-year term. However, the Private Placement triggered the mandatory conversion provision previously noted. As such, the remaining unamortized amount was charged to interest expense on the date of conversion and the $1.2 billion of notes held by the Strategic Investors were converted to 60,000,001 Class A shares.

On July 13, 2007, the company contributed to APO Corp. and APO Asset Co., LLC $1.2 billion of proceeds from the sale of convertible securities to the Strategic Investors. APO Corp. and APO Asset Co., LLC used these proceeds to purchase from the managing partners for $1.1 billion certain interests in the limited partnerships that operate the business, and contributed those purchased interests to the Apollo Operating Group in return for approximately 17.4% of the limited partner interests of the Apollo Operating Group. In addition, APO Corp. and APO Asset Co., LLC purchased from the contributing partners a portion of their interests in subsidiaries of the Apollo Operating Group for an aggregate purchase price of $156.4 million (excluding any potential contingent consideration) and contributed those purchased interests to the Apollo Operating Group in return for approximately 2.6% of the limited partner interests of the Apollo Operating Group. Additionally, on August 8, 2007 and September 5, 2007, Apollo issued 34,500,000 Class A shares and 2,824,541 Class A shares, respectively, through the Private Offering Transactions. The proceeds from the Class A shares issued on September 5, 2007 were used by Apollo to purchase a corresponding number of Apollo Operating Group units from Holdings, thereby diluting the Non-Controlling Interests by 8.9%. The purchase agreement related to the managing partners’ and contributing partners’ interests also included a provision for contingent consideration.

Although Apollo has less than 50% of the economics in the Apollo Operating Group, it has a majority voting interest and controls the management of the Apollo Operating Group. Additionally, although Holdings has a majority of the economic interests in the Apollo Operating Group, it does not have the right to dissolve the partnerships or have substantive kick-out rights or participating rights that would overcome the presumption of control by Apollo. Accordingly, Apollo consolidates the Apollo Operating Group and records the economic interest in the Apollo Operating Group directly held by Holdings as Non-Controlling Interests.

In January 2008 and April 2008, a preliminary and final distribution were made to the company’s managing partners and contributing partners related to a contingent consideration of $29.9 million and $7.8 million, respectively. The determination of the amount and timing of the distribution was based on net income with discretionary adjustments, all of which were determined by Apollo Management Holdings GP, LLC, the general partner of AMH. Included in the distribution were AAA RDUs of valued at approximately $12.7 million for the managing partners combined with a distribution of interests in Apollo VIF Co-Investors, LLC in settlement of interest with respect to units in Apollo Value Investment Offshore Fund, Ltd. of approximately $0.5 million and $0.3 million for the managing partners and contributing partners, respectively.

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Consolidation and Deconsolidation of Apollo Funds

Subsequent to the Reorganization, the Contributed Businesses that act as general partners of most of the consolidated funds granted rights to the unaffiliated investors in each respective fund to provide that a simple majority of such fund’s unaffiliated investors have the right, without cause, to liquidate that fund in accordance with certain procedures. These rights were granted in order to achieve the deconsolidation of such funds from the company’s financial statements. For the Apollo funds previously consolidated, these rights became effective either on August 1, 2007 or November 30, 2007. The deconsolidation of these funds present our financial statements in a manner consistent with how Apollo evaluates its business and its related risks. Accordingly, we believe that deconsolidating these funds provides investors with a better understanding of our business. The results of the deconsolidated funds are included in the consolidated financial statements through the date of deconsolidation. Apollo has not granted voting rights to the limited partners of AAA to allow them to liquidate this entity. Therefore, Apollo will continue to be deemed to control for purposes of U.S. GAAP and consolidate this entity in accordance with U.S. GAAP. Apollo also has control and therefore consolidates Apollo Metals Trading Fund, L.P., or the “Metals Trading Fund,” which was formed in March 2008. Apollo also consolidates entities that are variable interest entities, or “VIEs,” for which Apollo is the primary beneficiary as discussed in note 2 to our consolidated financial statements included elsewhere in this prospectus.

The company has historically consolidated Apollo Commodities Trading Fund, L.P. In April 2010, the company became the sole investor in the master and feeder fund structure of the Metals Trading Fund and Apollo Commodities Trading Fund, L.P., respectively, and began to consolidate the Metals Trading Fund. The fund was liquidated prior to December 31, 2010.

Because the company and the Advisor Entities were under the same control group as defined by U.S. GAAP guidance for entities under common control, the Advisor Entities are combined for the periods prior to the effective date of the Reorganization in the accompanying consolidated financial statements. Also, in accordance with U.S. GAAP guidance for determining when a general partner should consolidate certain entities, the Advisor Entities consolidate their respective funds. These Advisor Entities were excluded assets in the Reorganization on July 13, 2007 (see note 1 to our consolidated financial statements included elsewhere in this prospectus). As such, they are not presented in the consolidated financial statements subsequent to the Reorganization.

Market Considerations

Our revenues consist of the following:

•

Management fees, which are calculated based upon any of “net asset value,” “gross assets,” “adjusted costs of all unrealized portfolio investments,” “capital commitments,” “adjusted assets,” “invested capital” or “stockholders’ equity,” each as defined in the applicable management agreement of the unconsolidated funds;

•

Advisory and transaction fees relating to the investments our funds make, or individual monitoring agreements with individual portfolio companies of the private equity funds and capital markets funds as well as advisory services provided to a capital markets fund; and

•	Carried interest with respect to our private equity funds and our capital markets funds.

Our ability to grow our revenues depends in part on our ability to attract new capital and investors, which in turn depends on our ability to appropriately invest our funds’ capital, and on the conditions in the financial markets, including the availability and cost of leverage, and economic conditions in the United States, Western Europe, Asia, and to some extent, elsewhere in the world. The market factors that impact this include the following:

•

The strength of the alternative investment management industry, including the amount of capital invested and withdrawn from alternative investments. Allocations of capital to the alternative investment sector are dependent, in part, on the strength of the economy and the returns available from

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other investments relative to returns from alternative investments. Our share of this capital is dependent on the strength of our performance relative to the performance of our competitors. The capital we attract and our returns are drivers of our Assets Under Management, which, in turn, drive the fees we earn. In light of the current volatile conditions in the financial markets, our funds’ returns may be lower than they have been historically and fundraising efforts may be more challenging.

•

The strength and liquidity of the U.S. and relevant global equity markets generally, and the initial public offering market specifically. The strength of these markets affects the value of, and our ability to successfully exit, our equity positions in our private equity portfolio companies in a timely manner.

•

The strength and liquidity of the U.S. and relevant global debt markets. Our funds and our portfolio companies borrow money to make acquisitions and our funds utilize leverage in order to increase investment returns that ultimately drive the performance of our funds. Furthermore, we utilize debt to finance the principal investments in our funds and for working capital purposes. To the extent our ability to borrow funds becomes more expensive or difficult to obtain, the net returns we can earn on those investments may be reduced.

•

Stability in interest rate and foreign currency exchange rate markets. We generally benefit from stable interest rate and foreign currency exchange rate markets. The direction and impact of changes in interest rates or foreign currency exchange rates on certain of our funds is dependent on the funds’ expectations and the related composition of their investments at such time.

For the most part, we believe the trends in these factors have historically created a favorable investment environment for our funds. However, adverse market conditions may affect our businesses in many ways, including reducing the value or hampering the performance of the investments made by our funds, and/or reducing the ability of our funds to raise or deploy capital, each of which could materially reduce our revenue, net income and cash flow, and affect our financial condition and prospects. As a result of our value-oriented, contrarian investment style which is inherently long-term in nature, there may be significant fluctuations in our financial results from quarter to quarter and year to year.

The financial markets encountered a series of negative events in 2007 and 2008 which led to a global liquidity and broad economic crisis and impacted the performance of many of our funds’ portfolio companies and capital markets funds. The impact of such events on our private equity and capital markets funds resulted in volatility in our revenue. If this market volatility continues, we and the funds we manage may experience further tightening of liquidity, reduced earnings and cash flow, impairment charges, as well as challenges in raising additional capital, obtaining investment financing and making investments on attractive terms. These market conditions can also have an impact on our ability to liquidate positions in a timely and efficient manner.

For a more detailed description of how economic and global financial market conditions can materially affect our financial performance and condition, see “Risk Factors—Risks Related to Our Businesses—Difficult market conditions may adversely affect our businesses in many ways, including by reducing the value or hampering the performance of the investments made by our funds or reducing the ability of our funds to raise or deploy capital, each of which could materially reduce our revenue, net income and cash flow and adversely affect our financial prospects and condition.”

Uncertainty remains regarding Apollo’s future taxation levels. On May 28, 2010, the House of Representatives passed legislation that would, if enacted in its present form, preclude us from qualifying for treatment as a partnership for U.S. Federal income tax purposes under the publicly traded partnership rules. See “Risk Factors—Risks Related to Taxation—The U.S. Federal income tax law that determines the tax consequences of an investment in Class A shares is under review and is potentially subject to adverse legislative, judicial or administrative change, possibly on a retroactive basis, including possible changes that would result in the treatment of our long-term capital gains as ordinary income, that would cause us to become taxable as a corporation and/or have other adverse effects,” “Risk Factors—Risks Related to Our Organization and Structure—Members of the U.S. Congress have introduced and the House of Representatives has passed

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legislation that would, if enacted, preclude us from qualifying for treatment as a partnership for U.S. Federal income tax purposes under the publicly traded partnership rules. If this or any similar legislation or regulation were to be enacted and apply to us, we would incur a substantial increase in our tax liability and it could well result in a reduction in the value of our Class A shares” and “Material Tax Considerations—Material U.S. Federal Tax Considerations—Administrative Matters—Possible New Legislation or Administrative or Judicial Action.”

Our Recent Growth

Despite the recent economic difficulties, we have experienced significant growth in the number of funds that we manage during the past five years. We have achieved this growth by raising additional capital in our private equity, credit-oriented capital markets and real estate businesses, growing AUM where applicable through appreciation and by expanding our businesses using new strategies and geographies. Despite the market turmoil and volatility of the last three years, Fund VII had its final closing in December 2008, with total committed capital of $14.7 billion. In capital markets, we raised several funds including COF I, COF II, EPF and a number of managed accounts. We formally introduced the real estate segment into our platform and launched a publicly-traded REIT and a vehicle that invests in CMBS. In addition, we completed the acquisition of a real estate investment management group. As a result of our growth, we have experienced an increase in our management fees. To support this growth, we have also experienced a material increase in operating expenses, resulting from hiring additional personnel, opening new offices to expand our geographical reach and incurring additional professional fees.

Managing Business Performance

We believe that the presentation of Economic Net Income (Loss) supplements a reader’s understanding of the economic operating performance of each segment.

Economic Net Income (Loss)

ENI represents segment income (loss), excluding the impact of non-cash charges related to equity-based compensation, income taxes and Non-Controlling Interests. In addition, segment data excludes the assets, liabilities and operating results of the Apollo consolidated funds and consolidated VIEs that are included in the consolidated financial statements. Adjustments relating to income tax expense and Non-Controlling Interests are common in the calculation of supplemental measures of performance in our industry. We believe the exclusion of non-cash charges related to equity-based compensation provides investors with a meaningful indication of our performance because these charges relate to the equity portion of our capital structure and not our core operating performance.

ENI is a key performance measure used for understanding the performance of our operations from period to period and although not every company in our industry defines these metrics in precisely the same way that we do, we believe that this metric, as we use it, facilitates comparisons with other companies in our industry. We use ENI to evaluate the performance of our private equity, capital markets and real estate segments as management believes the amount of management fees, advisory and transaction fees and carried interest income are indicative of the company’s performance. Management also uses ENI in making key operating decisions such as the following:

•

Decisions related to the allocation of resources such as staffing decisions including hiring and locations for deployment of the new hires. As the amount of fees, investment income, and ENI is indicative of the performance of the management companies and advisors within each segment, management can assess the need for additional resources and the location for deployment of the new hires based on the results of this measure. For example, a positive ENI could indicate the need for additional staff to manage the respective segment whereas a negative ENI could indicate the need to reduce staff assigned to manage the respective segment.

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•

Decisions related to capital deployment such as providing capital to facilitate growth for our business and/or to facilitate expansion into new businesses. As the amount of fees, investment income, and ENI is indicative of the performance of the management companies and advisors within each segment, management can assess the availability and need to provide capital to facilitate growth or expansion into new businesses based on the results of this measure. For example, a negative ENI may indicate the lack of performance of a segment and thus indicate a need for additional capital to be deployed into the respective segment.

•

Decisions related to compensation expense, such as determining annual discretionary bonuses to our employees. As the amount of fees, investment income, and ENI is indicative of the performance of the management companies and advisors within each segment, management can better identify higher performing businesses and employees to allocate discretionary bonuses based on the results of this measure. As it relates to compensation, our philosophy has been and remains to better align the interests of certain professionals and selected other individuals who have a profit sharing interest in the carried interest income earned in relation to our funds with our own and with those of the investors in the funds. To achieve that objective, a significant amount of compensation paid is based on our performance and growth for the year. For example, a positive ENI could indicate a higher discretionary bonus for a team whereas a negative ENI could indicate the need to reduce bonuses based on poor performance.

ENI is a measure of profitability and has certain limitations in that it does not take into account certain items included under U.S. GAAP. The following items, which are significant to our business, are excluded when calculating ENI: (i) non-cash charges related to equity-based compensation, which are expected to be recurring components of our costs although we may be able to incur lower cash compensation costs as a result of the financial benefits provided to certain partners and employees and the equity grants that may be made under our equity incentive plan; furthermore, any measure that eliminates compensation costs has material limitations as a performance measure; (ii) income tax expense, which represents a necessary element of our costs and our ability to generate revenue because ongoing revenue generation is expected to result in future income tax expense; and (iii) Non-Controlling Interests, which is expected to be a recurring item and represents the aggregate of the income or loss that is not owned by the company. In light of the foregoing limitations, we do not rely solely on ENI as a performance measure and also consider our U.S. GAAP results.

We believe that ENI is helpful to an understanding of our business and that investors should review the same supplemental financial measure that management uses to analyze our segment performance. This measure supplements and should be considered in addition to and not in lieu of the results of operations discussed below in the “—Overview of Results of Operations” that have been prepared in accordance with U.S. GAAP.

The following summarizes the adjustments to ENI that reconcile ENI to the net income (loss) attributable to Apollo Global Management, LLC determined in accordance with U.S. GAAP:

•

Inclusion of the impact of non-cash charges such as equity-based compensation to our managing partners, contributing partners and employees related to Apollo Operating Group units, RSUs, Share Options, AAA RDUs, ARI RSUs and ARI Restricted Stock Awards that vested during the period. Management assesses our performance based on management fees, advisory and transaction fees, and carried interest income generated by the business and excludes the impact of non-cash charges related to equity-based compensation because this non-cash charge is not viewed as part of our core operations.

•

Inclusion of the impact of income taxes as we do not take income taxes into consideration when evaluating the performance of our segments or when determining compensation for our employees. Additionally, income taxes at the segment level (which exclude APO Corp.’s corporate taxes) are not meaningful, as the majority of the entities included in our segments operate as partnerships and therefore are only subject to New York City unincorporated business taxes and foreign taxes when applicable.

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•

Carried interest income, management fees and other revenues from Apollo funds are reflected on an unconsolidated basis. As such, ENI excludes the Non-Controlling Interests in consolidated funds, which remain consolidated in our consolidated financial statements. Management views the business as an alternative asset management firm and therefore assesses performance using the combined total of carried interest income and management fees from each of our funds.

ENI may not be comparable to similarly titled measures used by other companies and is not a measure of performance calculated in accordance with U.S. GAAP. We use ENI as a measure of operating performance, not as a measure of liquidity. ENI should not be considered in isolation or as a substitute for operating income, net income, operating cash flows, investing and financing activities, or other income or cash flow statement data prepared in accordance with U.S. GAAP. The use of ENI without consideration of related U.S. GAAP measures is not adequate due to the adjustments described above. Management compensates for these limitations by using ENI as a supplemental measure to U.S. GAAP results to provide a more complete understanding of our performance as management measures it. To ensure a complete understanding, a reconciliation of ENI to our U.S. GAAP net income (loss) attributable to Apollo Global Management, LLC can be found in the notes to our consolidated financial statements included elsewhere in this prospectus.

In evaluating its various segments, the company also utilizes Adjusted ENI as a performance measure. In arriving at Adjusted ENI, the company removes items from ENI that management believes are non-recurring. Management also removes placement fees, litigation settlements and related insurance proceeds, gains from debt repurchase, gains on acquisitions and dispositions, impairment on fixed assets and loss on assets held for sale to arrive at Adjusted ENI, however, these costs may recur if we raise additional funds, reach legal settlements on existing or future legal matters or have similar transactions in the future. When evaluating the company’s management business, management considers Adjusted ENI in the assessment of its performance and in making decisions regarding the allocation of resources and the deployment of its assets. Adjusted ENI is not a U.S. GAAP measure.

Operating Metrics

We monitor certain operating metrics that are common to the alternative asset management industry. These operating metrics include assets under management, private equity dollars invested and uncalled private equity commitments.

Assets Under Management

Assets Under Management, or AUM, refers to the assets we manage or with respect to which we have control. Our AUM equals the sum of:

(i)	the fair value of our private equity investments plus the capital that we are entitled to call from our investors pursuant to the terms of their capital commitments plus non-recallable capital to the extent a fund is within the commitment period in which management fees are calculated based on total commitments to the fund;

(ii)	the net asset value, or “NAV,” of our capital markets funds, other than certain senior credit funds, which are structured as collateralized loan obligations (such as Artus, which we measure by using the mark-to-market value of the aggregate principal amount of the underlying collateralized loan obligations), plus used or available leverage and/or capital commitments;

(iii)	the gross asset values or net asset value of our real estate entities and the structured portfolio vehicle investments included within the funds we manage, which includes the leverage used by such structured portfolio companies;

(iv)	the incremental value associated with the reinsurance investments of the funds we manage; and

(v)	the fair value of any other assets that we manage plus unused credit facilities, including capital commitments for investments that may require pre-qualification before investment plus any other capital commitments available for investment that are not otherwise included in the clauses above.

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During the year ended December 31, 2009, the company refined its definition of AUM to reflect leveraged products that had not been identified in our previous AUM definition. Prior period AUM amounts have been recalculated utilizing the above definition.

Our AUM measure includes assets under management for which we charge either no or nominal fees. Our definition of AUM is not based on any definition of assets under management contained in our operating agreement or in any of our Apollo fund management agreements. We consider multiple factors for determining what should be included in our definition of AUM. Such factors include but are not limited to (1) our ability to influence the investment decisions for existing and available assets; (2) our ability to generate income from the underlying assets in our funds; and (3) the AUM measures that we believe are used by other asset managers. Given the differences in the investment strategies and structures among other alternative asset managers, our calculation of AUM may differ from the calculations employed by other asset managers and, as a result, this measure may not be directly comparable to similar measures presented by other asset managers.

AUM as of December 31, 2010, 2009 and 2008 are set forth below:

	December 31,
	2010	2009	2008
	(in millions)
AUM:
Private equity	$38,799	$34,002	$29,094
Capital markets	22,283	19,112	15,108
Real estate	6,469	495	—

Total	$67,551	$53,609	$44,202

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The following tables summarize changes in total AUM and AUM for each of our segments for the years ended December 31, 2010, 2009 and 2008.

	Year Ended December 31,
	2010	2009	2008
	(in millions)
Change in AUM:
Beginning of period	$53,609	$44,202	$40,770
Income (loss)	8,137	9,566	(11,738)
Subscriptions/acquisitions(1)	4,917	1,934	9,871
Distributions/redemptions	(2,957)	(1,849)	(2,600)
Change in leverage	3,845	(244)	7,899

End of Period	$67,551	$53,609	$44,202

Private Equity AUM Rollforward:
Beginning of period	$34,002	$29,094	$30,237
Income (loss)	6,319	6,432	(8,625)
Subscriptions	—	—	5,223
Distributions/redemptions	(1,568)	(828)	(1,991)
Change in leverage	46	(696)	4,250

End of Period	$38,799	$34,002	$29,094

Capital Markets AUM Rollforward:
Beginning of period	$19,112	$15,108	$10,533
Income (loss)	1,789	3,137	(3,113)
Subscriptions	740	1,617	4,648
Distributions/redemptions	(1,137)	(1,021)	(609)
Change in leverage	1,779	271	3,649

End of Period	$22,283	$19,112	$15,108

Real Estate AUM Rollforward:
Beginning of period	$495	$—	$—
Income (loss)	29	(3)	—
Subscriptions/acquisitions(1)	4,177	317	—
Distributions/redemptions	(252)	—	—
Change in leverage	2,020	181	—

End of Period	$6,469	$495	$—

(1)	Includes $3,714 of AUM acquired in connection with the CPI transaction on November 12, 2010.

Private Equity

During the year ended December 31, 2010, the AUM in our private equity segment increased by $4.8 billion, or 14.1%. This increase was primarily impacted by $2.8 billion and $2.5 billion of improved investment valuations for Fund VI and Fund VII, respectively. This increase was offset primarily by $1.0 billion of distributions from Fund V.

During the year ended December 31, 2009, the AUM in our private equity segment increased by $4.9 billion, or 16.9%. This increase was impacted by $6.4 billion of income that was primarily attributable to improved investment valuations in our private equity funds, including $4.2 billion in Fund VI. Offsetting this increase was $0.3 billion of distributions from Fund IV, $0.3 billion of distributions from Fund VI and $0.2 billion of distributions from Fund VII. See “—Segment Analysis,” which includes a detailed discussion of the impact that significant changes in our AUM within our private equity, capital markets and real estate segments had on our revenues by segment.

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During the year ended December 31, 2008, the AUM in our private equity segment decreased by $1.1 billion, or 3.8%. There was $5.2 billion of capital commitments raised for Fund VII and a $4.3 billion change in leverage, which was primarily attributable to additional leverage provided by LeverageSource. These AUM increases were offset by $2.0 billion in distributions, which was primarily attributable to $1.7 billion in sales of Fund V portfolio investments. There were also $4.8 billion and $1.9 billion of declines in the investment valuations of Fund VI and Fund V, respectively, which were primarily due to the economic crisis that expanded during 2008.

Capital Markets

During the year ended December 31, 2010, AUM in our capital markets segment increased by $3.2 billion, or 16.6%. This increase was attributable to $1.8 billion in improved valuations, primarily in COF I and COF II of $0.7 billion and $0.2 billion, respectively, $1.8 billion of increased leverage, primarily in COF II and Athene Life Re of $1.1 billion and $0.5 billion, respectively, and $0.7 billion of additional subscriptions, primarily to Athene Life Re of $0.3 billion and AIC of $0.2 billion. These increases were partially offset by $1.1 billion of distributions and redemptions with $0.3 billion from the mezzanine funds, $0.4 billion from the distressed and event-driven hedge funds and $0.4 billion from the senior credit funds.

During the year ended December 31, 2009, AUM in our capital markets segment increased by $4.0 billion, or 26.5%. This increase was primarily attributable to improved investment valuations in COF I and COF II of $0.8 billion and $0.6 billion, respectively, and $0.7 billion and $0.4 billion of improved investment valuations in ACLF and the Value Funds, respectively. The overall AUM gain in our capital markets segment was also positively impacted by additional subscriptions of $1.6 billion, which was primarily comprised of additional capital raised by EPF, Palmetto and AIC of approximately $0.6 billion, $0.6 billion and $0.3 billion, respectively.

During the year ended December 31, 2008, AUM in our capital markets segment increased by $4.6 billion, or 43.4%. This increase was mainly driven by COF I and COF II, which had a combined $2.9 billion in additional subscriptions and $3.2 billion of leverage added during this period. These funds began investing in 2008 in order to capitalize on the supply-demand imbalances in the leveraged finance market. EPF also had $0.8 billion in subscriptions during the year ended December 31, 2008. Offsetting these increases were $3.1 billion of declines in the investment valuations in several of our capital markets funds, including $0.8 billion in AIC and $0.5 billion in AIE I, which were the result of the economic crisis that expanded during 2008.

Real Estate

During the year ended December 31, 2010, AUM in our real estate segment increased by approximately $6.0 billion. The overall AUM increase in our real estate segment was primarily driven by the acquisition of CPI during the fourth quarter of 2010, which had approximately $3.6 billion of AUM at December 31, 2010. Additionally, $2.0 billion of incremental leverage was added during the year ended December 31, 2010 to our real estate segment, which was primarily attributable to the AGRE CMBS Account and ARI.

During the year ended December 31, 2009, AUM in our real estate segment increased by $0.5 billion. This increase was comprised of $0.3 billion of subscriptions that resulted from the $0.2 billion initial public offering and concurrent private placement by ARI as well as the formation of the AGRE CMBS Account, which raised $0.1 billion in equity capital.

Assets Under Management—Fee-Generating/Non-Fee Generating

Fee-generating AUM consists of assets that we manage and on which we earn management fees or monitoring fees pursuant to management agreements on a basis that varies among the Apollo funds. Management fees are normally based on “net asset value,” “gross assets,” “adjusted cost of all unrealized portfolio investments,” “capital commitments,” “adjusted assets,” “stockholders’ equity,” “invested capital” or “capital contributions,” each as defined in the applicable management agreement. Monitoring fees for AUM purposes are based on the total value of certain structured portfolio vehicle investments, which normally include leverage, less any portion of such total value that is already considered in fee-generating AUM.

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Non-fee generating AUM consists of assets that do not produce management fees or monitoring fees. These assets generally consist of the following: (a) fair value above invested capital for those funds that earn management fees based on invested capital, (b) net asset values related to general partner interests and co-investments, (c) unused credit facilities, (d) available commitments on those funds that generate management fees on invested capital, and (e) structured portfolio vehicle investments that do not generate monitoring fees. We use non-fee generating AUM combined with fee-generating AUM as a performance measurement of our investment activities, as well as to monitor fund size in relation to professional resource and infrastructure needs. Non-fee generating AUM includes assets on which we could earn carried interest income.

The table below displays fee-generating and non-fee generating AUM by segment as of December 31, 2010, 2009 and 2008. The changes in market conditions and additional funds raised have had significant impacts to our AUM.

	As of December 31,
	2010	2009	2008
	(in millions)
AUM-Fee-Generating/Non-Fee Generating:
Private equity	$38,799	$34,002	$29,094
Fee-generating	27,874	28,092	28,314
Non-fee-generating	10,925	5,910	780

Capital markets	22,283	19,112	15,108
Fee-generating	16,484	14,854	12,629
Non-fee-generating	5,799	4,258	2,479

Real estate	6,469	495	—
Fee-generating	2,679	279	—
Non-fee-generating	3,790	216	—

Total assets under management	67,551	53,609	44,202
Fee-generating	47,037	43,225	40,943
Non-fee-generating	20,514	10,384	3,259

Investment values began to increase as signs of economic improvement were noted during the second and third quarters of 2009. During the year ended December 31, 2010, the fee-generating AUM of our private equity funds decreased due to the dispositions of investments during the period, which resulted in lower invested capital. The fee-generating AUM of our capital markets funds increased due to increases in fair value of investments due to improved market conditions during 2010, which resulted in higher NAV, gross assets and adjusted assets. The fee-generating AUM of our real estate funds increased due to new subscriptions, the acquisition of CPI and an increase in the fair value of investments.

When the fair value of an investment exceeds invested capital, we are normally entitled to carried interest income on the difference between the fair value and invested capital after also considering certain expenses and preferred return amounts, as specified in the respective partnership agreements. However, we do not earn management fees on such excess. As a result of the growth in both the size and number of funds that we manage, we have experienced an increase in our management fees and advisory and transaction fees. To support this growth, we have also experienced an increase in operating expenses, resulting from hiring additional personnel, opening new offices to expand our geographical reach and incurring additional professional fees.

With respect to our private equity funds and certain of our capital markets and real estate funds, we charge management fees on the amount of committed or invested capital and we generally are entitled to carried interest on the realized gains on the investments that are disposed of. Certain funds may have current fair values below invested capital. However, the management fee would still be computed on the invested capital for such funds. With respect to ARI, we receive management fees on stockholders equity as defined in its management

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agreement. In addition, our fee-generating AUM reflects leverage vehicles that generate monitoring fees on value in excess of fund commitments. Our total fee-generating AUM is comprised of approximately 85% of assets that earn management fees and the balance of assets earn monitoring fees.

See “—The Historical Investment Performance of Our Funds—Investment Record” for additional discussion of our funds’ investment performance.

The company’s entire fee-generating AUM is subject to management or monitoring fees. The components of fee-generating AUM by segment as of December 31, 2010 and 2009 are presented below:

	As of December 31, 2010
	Private Equity		Capital Markets		Real Estate		Total
	(in millions)
Fee-generating AUM based on capital commitments	$14,289		$1,689		$154		$16,132
Fee-generating AUM based on invested capital	8,742		3,093		1,750		13,585
Fee-generating AUM based on gross/adjusted assets	1,177		5,556		—		6,733
Fee-generating AUM based on leverage(1)	3,666		3,577		—		7,243
Fee-generating AUM based on NAV	—		2,569		775	(4)	3,344

Total Fee-Generating AUM	$27,874	(2)	$16,484	(3)	$2,679		$47,037

(1)	Monitoring fees are normally based on the total value of certain special purpose vehicle investments, which includes leverage, less any portion of such total value that is already considered for fee-generating AUM. Monitoring fees are typically calculated using a 0.5% annual rate.
(2)	The weighted average remaining life of the private equity funds excluding permanent capital vehicles at December 31, 2010 is 76 months.
(3)	The fee-generating AUM for the capital markets funds has no concentration across the investment strategies.
(4)	The fee-generating AUM for ARI and the AGRE CMBS Account is based on an adjusted equity amount as specified by the respective management agreements.

	As of December 31, 2009
	Private Equity		Capital Markets		Real Estate		Total
	(in millions)
Fee-generating AUM based on capital commitments	$14,289		$2,472		$—		$16,761
Fee-generating AUM based on invested capital	9,336		1,782		—		11,118
Fee-generating AUM based on gross/adjusted assets	902		4,755		—		5,657
Fee-generating AUM based on leverage(1)	3,565		3,580		—		7,145
Fee-generating AUM based on NAV	—		2,265		279	(4)	2,544

Total Fee-Generating AUM	$28,092	(2)	$14,854	(3)	$279		$43,225

(1)	Monitoring fees are normally based on the total value of certain special purpose vehicle investments, which includes leverage, less any portion of such total value that is already considered for fee-generating AUM. Monitoring fees are typically calculated using a 0.5% annual rate.
(2)	The weighted average remaining life of the private equity funds excluding permanent capital vehicles at December 31, 2009 is 82 months.
(3)	The fee-generating AUM for the capital markets funds has no concentration across the investment strategies.
(4)	The fee-generating AUM for our real estate entities is based on an adjusted equity amount as specified by the respective management agreements.

Private Equity Dollars Invested and Uncalled Private Equity Commitments

Private equity dollars invested represents the aggregate amount of capital invested by our private equity funds during a reporting period. Uncalled private equity commitments, by contrast, represent unfunded commitments by investors in our private equity funds to contribute capital to fund future investments or expenses incurred by the funds, fees and applicable expenses. Private equity dollars invested and uncalled private equity commitments are

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indicative of the pace and magnitude of fund capital that is deployed or will be deployed, and which therefore could result in future revenues that include transaction fees and incentive income. Private equity dollars invested and uncalled private equity commitments can also give rise to future costs that are related to the hiring of additional resources to manage and account for the additional capital that is deployed or will be deployed. Management uses private equity dollars invested and uncalled private equity commitments as key operating metrics since we believe the results measure our investment activities.

The following table summarizes the private equity dollars invested during the specified reporting periods:

	For the Year Ended December 31,
	2010	2009	2008
	(in millions)
Private equity dollars invested	$3,863	$3,476	$8,079

The following table summarizes the uncalled private equity commitments as of December 31, 2010, 2009 and 2008:

	As of December 31,
	2010	2009	2008
	(in millions)
Uncalled private equity commitments	$10,345	$13,027	$13,555

The Historical Investment Performance of Our Funds

Below we present information relating to the historical performance of our funds, including certain legacy Apollo funds that do not have a meaningful amount of unrealized investments, and in respect of which the general partner interest has not been contributed to us.

When considering the data presented below, you should note that the historical results of our funds are not indicative of the future results that you should expect from such funds, from any future funds we may raise or from your investment in our Class A shares. An investment in our Class A shares is not an investment in any of the Apollo funds, and the assets and revenues of our funds are not directly available to us. As a result of the deconsolidation of most of our funds, we will not be consolidating those funds in our financial statements for periods after either August 1, 2007 or November 30, 2007. The historical and potential future returns of the funds we manage are not directly linked to returns on our Class A shares. Therefore, you should not conclude that continued positive performance of the funds we manage will necessarily result in positive returns on an investment in our Class A shares. However, poor performance of the funds that we manage would cause a decline in our revenue from such funds, and would therefore have a negative effect on our performance and in all likelihood the value in our Class A shares. There can be no assurance that any Apollo fund will continue to achieve the same results in the future.

Moreover, the historical returns of our funds should not be considered indicative of the future results you should expect from such funds or from any future funds we may raise, in part because:

•

market conditions during previous periods were significantly more favorable for generating positive performance, particularly in our private equity business, than the market conditions we have experienced for the last few years and may experience in the future;

•

our funds’ returns have benefited from investment opportunities and general market conditions that currently do not exist and may not repeat themselves, and there can be no assurance that our current or future funds will be able to avail themselves of profitable investment opportunities;

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•	our private equity funds’ rates of return, which are calculated on the basis of net asset value of the funds’ investments, reflect unrealized gains, which may never be realized;

•

our funds’ returns have benefited from investment opportunities and general market conditions that may not repeat themselves, including the availability of debt capital on attractive terms and the availability of distressed debt opportunities, and we may not be able to achieve the same returns or profitable investment opportunities or deploy capital as quickly;

•

the historical returns that we present in this prospectus derive largely from the performance of our earlier private equity funds, whereas future fund returns will depend increasingly on the performance of our newer funds, which may have little or no realized investment track record;

•	Fund VI and Fund VII are several times larger than our previous private equity funds, and this additional capital may not be deployed as profitably as our prior funds;

•

the attractive returns of certain of our funds have been driven by the rapid return of invested capital, which has not occurred with respect to all of our funds and we believe is less likely to occur in the future;

•	our track record with respect to our capital markets and real estate funds is relatively short as compared to our private equity funds;

•

in recent years, there has been increased competition for private equity investment opportunities resulting from the increased amount of capital invested in private equity funds and periods of high liquidity in debt markets, which may result in lower returns for the funds; and

•

our newly established funds may generate lower returns during the period that they take to deploy their capital; consequently, we do not provide return information for any funds which have not been actively investing capital for at least 36 months prior to the valuation date as we believe this information is not meaningful.

Finally, our private equity IRRs have historically varied greatly from fund to fund. For example, Fund IV has generated an 11% gross IRR and a 9% net IRR since its inception through December 31, 2010, while Fund V has generated a 62% gross IRR and a 45% net IRR since its inception through December 31, 2010. Accordingly, the IRR going forward for any current or future fund may vary considerably from the historical IRR generated by any particular fund, or for our private equity funds as a whole. Future returns will also be affected by the applicable risks described elsewhere in this prospectus, including risks of the industries and businesses in which a particular fund invests. See “Risk Factors—Risks Related to Our Businesses—The historical returns attributable to our funds should not be considered as indicative of the future results of our funds or of our future results or of any returns expected on an investment in our Class A shares.”

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Investment Record

Private Equity

The following table summarizes the investment record for our private equity fund portfolios apart from AAA. All amounts are as of December 31, 2010, unless otherwise noted. See “Terms Used in This Prospectus” for the definitions of the terms “multiple of invested capital,” “gross IRR,” and “net IRR” used in the table below.

	Vintage Year	Committed Capital	Total Invested Capital	Realized	Unrealized(1)	Total Value	Multiple of Invested Capital		As of December 31, 2010		As of December 31, 2009		As of December 31, 2008
									Gross IRR	Net IRR	Gross IRR	Net IRR	Gross IRR		Net IRR
		(in millions)
Fund VII	2008	$14,676	$7,781	$3,069	$8,640	$11,709	NM	(4)	NM (4)	NM (4)	NM (4)	NM (4)	NM	(4)	NM	(4)
Fund VI	2006	10,136	11,378	3,741	11,295	15,036	1.5		13%	10%	5%	4%	NM	(4)	NM	(4)
Fund V	2001	3,742	5,192	10,953	1,772	12,725	3.4		62	45	62	46	63%		47%
Fund IV	1998	3,600	3,481	5,782	778	6,560	1.9		11	9	11	8	10		8
Fund III	1995	1,500	1,499	2,591	95	2,686	1.8		18	12	18	11	18		11
Fund I, II & MIA(2)	1990/92	2,220	3,773	7,924	—	7,924	3.6		47	37	47	37	47		37

Total		$35,874	$33,104	$34,060	$22,580	$56,640	2.4	x(3)	39%	26%	39%	26%	39%		25%

(1)	Figures include the market values, estimated fair value of certain unrealized investments and capital committed to investments. See “Risk Factors—Risks Related to Our Businesses—Many of our funds invest in relatively high-risk, illiquid assets and we may fail to realize any profits from these activities for a considerable period of time or lose some or all of the principal amount we invest in these activities” and “—Our funds may be forced to dispose of investments at a disadvantageous time” for a discussion of why our unrealized investments may ultimately be realized at valuations different than those provided here.
(2)	Fund I and Fund II were structured such that investments were made from either fund depending on which fund had available capital. We do not differentiate between Fund I and Fund II investments for purposes of performance figures because they are not meaningful on a separate basis and do not demonstrate the progression of returns over time.
(3)	This figure represents an average of the multiples of invested capital for the funds included in the table, excluding funds that began investing less than 36 months prior to the valuation date.
(4)	Fund VI and Fund VII did not begin investing capital at least 36 months prior to the period indicated. Due to the limited investment period for this private equity fund and the longer overall investment period, multiple of invested capital and return information, as applicable, is not yet meaningful.

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Capital Markets

The following table summarizes the investment record for AIE I, AIE II, COF I, COF II, AAOF, ACLF, Artus, EPF, SOMA, AIC and the Value Funds. All amounts are as of December 31, 2010, unless otherwise noted. See “Terms Used in this Prospectus” for the definitions of the terms used in the table below:

			Net Return
	Year of Inception	Net Asset Value as of December 31, 2010	Since Inception to December 31, 2010	For the Year Ended December 31, 2010		For the Year Ended December 31, 2009		For the Year Ended December 31, 2008
		(in millions)
AIE II(1)(2)	2008	$398.7	64.7%	28.9%		N/A	(3)	N/A	(3)
COF I(4)	2008	2,143.9	29.1	N/A	(4)	N/A	(3)	N/A	(3)
COF II(4)	2008	1,902.9	14.9	N/A	(4)	N/A	(3)	N/A	(3)
AAOF	2007	313.6	15.8	12.5		16.2%		N/A	(3)
ACLF	2007	764.8	11.2	15.7		149.8		N/A	(3)
Artus	2007	116.0	2.8	217.3		N/A	(5)	N/A	(3)
EPF(2)(4)	2007	1,121.0	7.6	N/A	(4)	N/A	(4)	N/A	(3)
SOMA(6)	2007	1,062.5	40.7	16.9		87.1		N/A	(3)
AIE I(1)(2)	2006	146.9	(47.7)	32.4		77.9		(79.4)%
AIC(7)	2004	1,898.2	41.3	4.8		17.0		(35.1)
Value Funds	2003/2006	880.5	65.9	12.2		57.7		(29.4)

(1)	The net return since inception for AIE II is based on the net cumulative change in net assets from the inception of the fund through December 31, 2010 as a percentage of aggregate capital contributions and is not a geometric return. AIE II’s net returns are net of all fees and expenses and exclude performance allocations, if any, to the general partner. In July 2009, AIE I’s shareholders approved a monetization plan to sell AIE I’s assets over a three-year period from July 2009 to July 2012 (subject to a one-year extension with the consent of the majority of AIE I’s shareholders).
(2)	Funds denominated in Euros and translated into U.S. dollars at an exchange rate of €1.00 to $1.34 as of December 31, 2010.
(3)	Returns are not presented because dates are prior to 24 months from inception for the fund.
(4)	The net return is calculated differently for COF I, COF II, ACLF and EPF in the table above. With respect to COF I, COF II, ACLF and EPF, internal rate of return since inception, or “IRR,” is computed based on the actual dates of capital contributions, distributions and ending limited partners’ capital as of the specified date above. The IRR of the limited partners is net of all fees and profit allocations (carried interest) to the general partner, if any. Year-to-date returns are not calculated for these funds, except for ACLF. All returns are inception to date.
(5)	At the end of 2008, Artus had negative equity and as a result there is no return for the year ended December 31, 2009.
(6)	SOMA returns for primary mandate, which follows similar strategies as the Value Funds and excludes SOMA’s investments in other Apollo funds.
(7)	Return amounts for AIC represent net asset value returns.

The company also manages Palmetto, which has committed capital and current invested capital of $759.0 million and $442.0 million, respectively, as of December 31, 2010.

Real Estate

The following table summarizes the investment record for our real estate funds. Each fund included in the table below did not begin investing the majority of its capital, or was not the manager for, at least 24 months prior to the valuation date of December 31, 2010. Due to the limited investment period for these funds, return information is not provided since we do not believe such information is meaningful. All amounts are as of September 30, 2010 except as otherwise noted.

	Year of Inception	Raised Capital(1)	Gross Assets	Current Net Asset Value		Net IRR
	(in millions)
ARI	2009	$321.9	$785.5	$302.1	(5)	NM	(6)
AGRE CMBS Account	2009	306.4	1,586.9	319.8		NM	(6)
CPI Capital Partners North America	2006	600.0	155.5	153.8			(7)
CPI Capital Partners Asia Pacific(2)	2006	1,291.6	539.7	534.0			(7)
CPI Capital Partners Europe(3)	2006	1,555.4	502.0	500.5			(7)
Other(4)	various	4,867.9	1,416.2	1,416.2			(8)

(1)	Reflects initial gross raised capital and does not include distributions subsequent to capital raise.
(2)	U.S. dollar denominated.
(3)	Funds denominated in Euros and translated into U.S. dollars at an exchange rate of €1.00 to $1.34 as of December 31, 2010.
(4)

Other consists of funds or individual investments of which we are not the general partner or manager and only receive fees pursuant to either a sub-advisory agreement or an asset management and administrative agreement.

(5)	Represents U.S. GAAP equity.
(6)	Returns are not presented because dates are prior to 24 months from inception of the fund.

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(7)

As part of the CPI acquisition, the company acquired general partner interests in fully invested funds. The net IRRs from the inception of the respective fund to December 31, 2010 were (15%), (2%) and (20%) for CPI Capital Partners North America, Asia Pacific and Europe, respectively. These IRRs were primarily achieved during a period in which Apollo did not make the initial investment decisions and Apollo has only become the general partner or manager of these funds since completing the acquisition on November 12, 2010.

(8)	Other – Results of fund performance is a result of invested capital prior to Apollo management of these funds. Gross assets and return data is not meaningful as we only perform an administrative role.

For a description of each fund’s investments and overall investment strategy, please refer to “Business—Our Businesses.”

Performance information for our funds is included throughout this discussion and analysis to facilitate an understanding of our results of operations for the periods presented. An investment in our Class A shares is not an investment in any of our funds. The performance information reflected in this discussion and analysis is not indicative of the possible performance of our Class A shares and is also not necessarily indicative of the future results of any particular fund. There can be no assurance that our funds will continue to achieve, or that our future funds will achieve, comparable results.

The following table provides a summary of the cost and fair value of our funds’ investments by segment. The cost and fair values of our private equity investments represent the current invested capital and unrealized values, respectively, in Fund VII, Fund VI, Fund V and Fund IV.

	As of December 31,
	2010		2009	2008
	(in millions)
Private Equity:
Cost	$14,322		$12,788	$12,240
Fair Value	22,485		15,971	8,890

Capital Markets:
Cost	10,226		8,569	9,028
Fair Value	11,476		8,811	6,154

Real Estate(1):
Cost	4,028	(2)	271	—
Fair Value	3,368	(2)	270	—

(1)	Amounts as of September 30, 2010.
(2)	Includes CPI cost of $1,763 million and fair value of $1,080 million. Additionally, ARI includes commercial and mezzanine loans at amortized cost.

Redemption

Our distressed and event-driven hedge funds and our Palmetto fund generally permit investors to withdraw capital through redemptions, although our Palmetto fund is not permitted to withdraw capital from our private equity funds, capital markets funds or other co-investments that do not permit investors to redeem capital. Under the terms of their respective partnership agreements, investors in such funds are required to provide advance written notice prior to redemption. The timing of the required notice ranges from 5 days to 90 days prior to the redemption date or in the case of certain offshore feeder funds, such number of days as directors of the fund may from time to time determine. To date, none of the Apollo funds have suspended redemption requests. However, in December 2008 and March 2009, respectively, SVF and AAOF notified their investors of their intention to satisfy redemption requests partially in cash and partially in-kind. In respect of the “in-kind” portion of redemption payments, investors may choose between an actual in-kind distribution of securities having a net asset value equal to the remaining redemption proceeds due and the conversion of a portion of their interests in SVF or AAOF, as applicable, into a new liquidating class of interests. As investments are sold or monetized, the net proceeds attributable to liquidating interests are not reinvested but instead are held in cash or cash equivalents for distribution to the holders of liquidating interests. In the case of SVF, an investor holding a liquidating interest has a limited ability to direct SVF to sell assets for its benefit. In the case of AAOF, holders of

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liquidating interests may choose between two classes, one of which provides the holder with the additional limited ability to direct AAOF to sell assets for its benefit. SVF is no longer distributing liquidating interests.

Our private equity funds and certain of our capital markets funds and real estate funds do not permit investors to withdraw capital through redemptions.

Significant redemption activity, if any, is discussed under the tables that summarize changes in total AUM and AUM for each of our segments. See “Operating Metrics—Assets Under Management” for these tables.

See “Business—Fees, Carried Interest, Redemption and Termination” for additional discussion of redemption features in our funds.

Overview of Results of Operations

Revenues

Advisory and Transaction Fees from Affiliates. As a result of providing advisory services with respect to actual and potential private equity and capital markets investments, we are entitled to receive fees for transactions related to the acquisition and, in certain instances, disposition of portfolio companies as well as fees for ongoing monitoring of portfolio company operations and directors’ fees. We also receive an advisory fee for advisory services provided to a capital markets fund. In addition, monitoring fees are generated on certain special purpose vehicle investments. Under the terms of the limited partnership agreements for certain of our private equity and capital markets funds, the advisory and transaction fees earned are subject to a reduction of a percentage of such advisory and transaction fees (the “Management Fee Offsets”).

The Management Fee Offsets are calculated for each fund as follows:

•	65%-68% for private equity funds gross advisory, transaction and other special fees;

•	65%-80% for certain capital markets funds gross advisory, transaction and other special fees; and

•	100% for certain other capital markets funds gross advisory, transaction and other special fees.

These offsets are reflected as a decrease in advisory and transaction fees from affiliates on our consolidated statements of operations.

Additionally, in the normal course of business, the management companies incur certain costs related to private equity funds (and certain capital markets funds) transactions that are not consummated, or “broken deal costs.” A portion of broken deal costs related to certain of our private equity funds, up to the total amount of advisory and transaction fees, are reimbursed by the unconsolidated funds (through reductions of the Management Fee Offsets described above), except for Fund VII and certain of our capital markets funds which initially bear all broken deal costs and these costs are factored into the Management Fee Offsets.

Management Fees from Affiliates. The significant growth of the assets we manage has had a positive effect on our revenues. Management fees are calculated based upon any of “net asset value,” “gross assets,” “adjusted costs of all unrealized portfolio investments,” “capital commitments,” “invested capital,” “adjusted assets,” “capital contributions,” or “stockholders’ equity,” each as defined in the applicable management agreement of the unconsolidated funds.

Carried Interest Income from Affiliates. The general partners of our funds, in general, are entitled to an incentive return that can amount to as much as 20% of the total returns on fund capital, depending upon performance of the underlying funds and subject to preferred returns and high water marks, as applicable. The carried interest income from affiliates is recognized in accordance with U.S. GAAP guidance applicable to accounting for arrangement fees based on a formula. In applying the U.S. GAAP guidance, the carried interest from affiliates for any period is based upon an assumed liquidation of the funds’ assets at the reporting date, and distribution of the net proceeds in accordance with the funds’ allocation provisions.

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At December 31, 2010, the total fair value of our funds’ portfolio company investments was $54,519 million, of which $26,927 million, or 49%, of such total fair value was determined using market based valuation methods (i.e., reliance on broker or listed exchange quotes) and $27,592 million, or 51%, of such total fair value was primarily determined by comparable company and industry multiples or discounted cash flow models. For our private equity, capital markets and real estate segments the percentage determining using market based valuation methods was 41%, 57% and 60%, respectively. See “Risk Factors—Risks Related to Our Business—Our private equity funds’ performance, and our performance, may be adversely affected by the financial performance of our portfolio companies” for discussion regarding certain industry-specific risks that could affect the fair value of our private equity funds’ portfolio company investments.

The table below presents an analysis of our (i) carried interest receivable and (ii) realized and unrealized carried interest income as of and for the year ended December 31, 2010.

	As of December 31, 2010	For the Year Ended December 31, 2010
	Carried Interest Receivable	Unrealized Carried Interest Income		Realized Carried Interest Income	Total Carried Interest Income
	(in millions)	(in millions)
Private Equity Funds:
Fund VII	$604.7	$427.1		$38.7	$465.8
Fund VI	648.3	647.6	(1)	13.1	660.7
Fund V	176.5	29.4		17.8	47.2
Fund IV	136.0	136.0	(1)	0.0	136.0
AAA	12.6	11.4		0.0	11.4

Total Private Equity Funds	$1,578.1	$1,251.5		$69.6	$1,321.1

Capital Markets Funds:
Distressed and Event-Driven Hedge Funds (Value Funds, SOMA, AAOF)	$67.5	$6.3		$57.2	$63.5
Mezzanine Funds (AIE, AIC)	27.3	11.7		60.1	71.8
Senior Credit Funds (COF I / COF II, ACLF)	194.2	85.9		56.7	142.6

Total Capital Markets Funds	$289.0	$103.9		$174.0	$277.9

Total	$1,867.1	$1,355.4		$243.6	$1,599.0

(1)	$602.6 million and $136.0 million for Fund VI and IV, respectively, relates to the catch-up formula whereby the company earns a disproportionate return (typically 80%) for a portion of the return until the company’s carried interest equates to its 20% incentive fee rate.

The general partners of certain of our distressed and event-driven hedge funds accrue carried interest when the fair value of investments exceeds the cost basis of the individual investors’ investments in the fund, including any allocable share of expenses incurred in connection with such investments. These high water marks are applied on an individual investor basis. All of our distressed and event-driven hedge funds have investors with various high water marks and, subject to market conditions and investment performance, we believe that these high water marks are reasonably likely to be surpassed in future periods. As of December 31, 2010, the general partners of Fund IV, Fund V, Fund VI, Fund VII, AAA, our Value Funds, SOMA, AIE II, COF I, COF II and ACLF were accruing carried interest income because the fair value of the investments of certain investors in these funds is in excess of the investors’ cost basis and allocable share of expenses. The investment advisor of AIC accrues carried interest income as it is realized. As of December 31, 2010, approximately 93% and 99% of the investments in the Value Funds and SOMA, respectively, were generating carried interest income. Additionally, ACLF, COF I, COF II and AIE II were each above their hurdle rates of 10.0%, 8.0%, 7.5% and 7.5%, respectively, and generating carried interest income. See “—Operating Metrics—Private Equity Carried Interest Income” for a detailed discussion of the carried interest income of our private equity funds, including Fund IV, Fund V, Fund VI and Fund VII.

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Carried interest income from our private equity funds and certain capital markets and real estate funds is subject to contingent repayment by the general partner in the event of future losses to the extent that the cumulative carried interest distributed from inception to date exceeds the amount computed as due to the general partner at the final distribution. These general partner obligations, if applicable, are disclosed by private equity fund in the table below. There were no such general partner obligations related to our private equity, capital markets or real estate funds as of the December 31, 2010 balance sheet date. Carried interest receivables are reported on a separate line item within the consolidated statements of financial condition.

Private Equity Carried Interest Income

The table below presents carried interest income for the private equity funds that the company manages. Carried interest income fee rates are 20% for our private equity funds. In certain private equity funds, the company does not earn carried interest income until the investors in the fund have achieved cumulative investment returns on invested capital (including management fees and expenses) in excess of an 8% hurdle rate. So long as the investors achieve their priority returns, there is a catch-up formula whereby the company earns a priority return for a portion of the return until the company’s carried interest income equates to its incentive fee rate for that fund; thereafter, the company participates in returns from the fund at the carried interest income rate. Carried interest income is subject to reversal to the extent that the carried interest income distributed exceeds the amount due to the general partner based on a fund’s cumulative investment returns. The accrual for potential repayment of previously received carried interest income represents all amounts previously distributed to the general partner that would need to be repaid to the Apollo funds if these funds were to be liquidated based on the current fair value of the underlying funds’ investments as of the reporting date. The actual general partner obligation, however, would not become payable or realized until the end of a fund’s life.

The following table summarizes our carried interest income since the inception of our private equity funds through December 31, 2010:

	Carried Interest Income Since Inception
Fund	Undistributed by Fund and Recognized	Distributed by Fund and Recognized	General Partner Obligation as of December 31, 2010	Total Undistributed and Distributed by Fund and Recognized(1)	Maximum Carried Interest Income Subject to Potential Reversal(2)
	(in millions)
Fund VII	$604.7	$64.0	$—	$668.7	$628.8
Fund VI	648.3	44.4	—	692.7	661.4
Fund V	176.5	1,252.7	—	1,429.2	307.8
Fund IV	136.0	387.8	—	523.8	523.8

Total	$1,565.5	$1,748.9	$—	$3,314.4	$2,121.8

(1)	Amounts were computed based on the fair value of fund investments on December 31, 2010. As a result, carried interest income has been allocated to and recognized by the general partner. Based on the amount of carried interest income allocated, a portion is subject to potential reversal at December 31, 2010.
(2)	Represents the amount of carried interest income that would be reversed if remaining fund investments were liquidated at zero value on December 31, 2010. Amounts subject to potential reversal of carried interest income include amounts undistributed by a fund (i.e., the carried interest receivable), as well as a portion of the amounts that have been distributed by a fund, net of taxes not subject to clawback, except for Fund IV which is gross of taxes.

As of December 31, 2010, the company did not have any funds that were not generating carried interest income based on the current value of the underlying funds investments.

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Expenses

Compensation and Benefits. Our most significant expense is compensation and benefits expense. This consists of fixed salary, discretionary and non-discretionary bonuses, incentive fee compensation and profit sharing expense associated with the carried interest income earned from private equity funds and capital markets funds and recognition of compensation expense associated with the vesting of non-cash equity-based awards.

Our compensation arrangements with certain partners and employees contain a significant performance-based bonus component. Therefore, as our net revenues increase, our compensation costs also rise or can be lower when net revenues decrease. In addition, our compensation costs reflect the increased investment in people as we expand geographically and create new funds. All payments for services rendered by our managing partners prior to the Reorganization have been accounted for as partnership distributions rather than compensation and benefits expense. As a result, the consolidated financial statements have not reflected compensation expense for services rendered by these individuals. Subsequent to the Reorganization, our managing partners are considered employees of Apollo. As such, payments for services made to these individuals, including the expense associated with Apollo Operating Group unit grants described below, have been recorded as compensation expense. The Apollo Operating Group units were granted to the managing partners and contributing partners at the time of the Reorganization, as discussed in note 1 to our consolidated financial statements included elsewhere in this prospectus.

In addition, certain professionals and selected other individuals have a profit sharing interest in the carried interest earned in relation to private equity and certain capital markets funds in order to better align their interests with our own and with those of the investors in these funds. Profit sharing expense is part of our compensation and benefits expense and is based upon a fixed percentage of private equity and capital markets carried interest income on a pre-tax and a pre-consolidated basis. Profit sharing expense can reverse during periods when there is a decline in carried interest income that was previously recognized. Profit sharing amounts are normally distributed to employees after the corresponding investment gains have been realized and generally before preferred returns achieved for the investors. Therefore, changes in our unrealized gains (losses) for investments have the same effect on our profit sharing expense. Profit sharing expense increases when unrealized gains increase. Realizations only impact profit sharing expense to the extent that the effects on investments have not been recognized previously. If losses on other investments within a fund are subsequently realized, the profit sharing amounts previously distributed are normally subject to a general partner obligation to return carried interest income previously distributed back to the funds. This general partner obligation due to the funds would be realized only when the fund is liquidated, which generally occurs at the end of the fund’s term. However, indemnification clauses also exist for pre-reorganization realized gains, which, although our managing partners and contributing partners would remain personally liable, may indemnify our managing partners and contributing partners for 17.5% to 100% of the previously distributed profits regardless of the fund’s future performance. Refer to note 15 to our consolidated financial statements included elsewhere in this prospectus for further discussion of indemnification.

Salary expense for services rendered by our managing partners is limited to $100,000 per year for a five-year period that commenced in September 2007 and will likely increase subsequent to September 2012. Additionally, our managing partners can receive other forms of compensation. Refer to “Management” for additional information. Additionally, in connection with the Reorganization, the managing partners and contributing partners received Apollo Operating Group units with a vesting period of five to six years and certain employees were granted RSUs that typically have a vesting period of six years. Managing partners, contributing partners and certain employees have also been granted AAA RDUs, or incentive units that provide the right to receive AAA RDUs, which both represent common units of AAA and generally vest over three years for employees and are fully-vested for managing partners and contributing partners on the grant date. In addition, ARI RSUs and ARI restricted stock have been granted to the company and certain employees in the real estate segment and generally vest over three years. Refer to note 14 to our consolidated financial statements included elsewhere in this prospectus for further discussion of Apollo Operating Group units and other share-based compensation.

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Other Expenses. The balance of our other expenses includes interest, litigation settlement, professional fees, placement fees, occupancy, depreciation and amortization and other general operating expenses. Interest expense consists primarily of interest related to the AMH credit facility which has a variable interest amount based on LIBOR and ABR interest rates as discussed in note 12 to our consolidated financial statements included elsewhere in this prospectus. The litigation settlement was a result of the December 2008 agreement with Huntsman Corporation, or “Huntsman,” to settle certain actions related to Momentive Specialty Chemicals Inc.’s (formerly known as Hexion Specialty Chemicals, Inc.), or “Hexion,” now-terminated acquisition of Huntsman, or the “Hexion/Huntsman litigation settlement,” as discussed in note 15 to our consolidated financial statements included elsewhere in this prospectus. Placement fees are incurred in connection with our capital raising activities. Occupancy expense represents charges related to office leases and associated expenses, such as utilities and maintenance fees. Depreciation and amortization of fixed assets is normally calculated using the straight-line method over their estimated useful lives, ranging from two to sixteen years, taking into consideration any residual value. Leasehold improvements are amortized over the shorter of the useful life of the asset or the expected term of the lease. Intangible assets recognized from the acquisition of the Non-Controlling Interests during the third quarter of 2007 are amortized using the straight-line method over the expected useful lives of the assets. Other general operating expenses normally include costs related to travel, information technology and administration.

Other Income (Loss)

Net Gains (Losses) from Investment Activities. The performance of the consolidated Apollo funds has impacted our gains (losses) from investment activities. Gains (losses) from investment activities include both realized gains and losses and the change in unrealized gains and losses in our investment portfolio between the opening balance sheet date and the closing balance sheet date. Net unrealized gains (losses) are a result of changes in the fair value of investments that have not been realized as of the balance sheet date. Significant judgment and estimation goes into the assumptions that drive these models and the actual values realized with respect to investments could be materially different from values obtained based on the use of those models. The valuation methodologies applied impact the reported value of investment company holdings and their underlying portfolios in our consolidated financial statements. The consolidated financial statements include the net realized and unrealized gains (losses) of AAA and the Metals Trading Fund, the Apollo funds that were consolidated during the years ended December 31, 2010 and 2009.

Net Gains from Investment Activities of Consolidated Variable Interest Entities. Changes in the fair value of the consolidated VIEs’ assets and liabilities and related interest, dividend and other income and expenses subsequent to consolidation are presented within net gains (losses) from investment activities of consolidated variable interest entities and are attributable to Non-Controlling Interests in the consolidated statements of operations.

Interest Income. Interest income is recognized as earned on an accrual basis. Discounts and premiums on securities purchased are accreted or amortized over the life of the respective investments using the effective interest method.

Other Income (Loss), Net. Other income, net includes insurance proceeds received from certain of the company’s professional liability insurance carriers in respect of the Hexion/Huntsman litigation settlement, rental income, gains (losses) arising from the remeasurement of foreign currency denominated assets and liabilities of foreign subsidiaries, impairment losses on fixed assets, loss on assets held for sale, gains on acquisitions and dispositions and other miscellaneous income and expenses.

Gain from Debt Repurchase. To the extent we repurchase any of our debt, a gain or loss is recorded on the trade date of such transaction for any difference between cash paid and the carrying value of the debt purchased.

Income Taxes—The Apollo Operating Group and its subsidiaries continue to generally operate in the U.S. as partnerships for U.S. Federal income tax purposes and generally as corporate entities in non-U.S. jurisdictions.

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Accordingly, these entities in some cases are subject to New York City unincorporated business tax, or in the case of non-U.S. entities, to non-U.S. corporate income taxes. In addition, APO Corp., a wholly-owned subsidiary of the company, is subject to U.S. Federal, state and local corporate income tax, and the company’s provision for income taxes is accounted for in accordance with U.S. GAAP.

As significant judgment is required in determining tax expense and in evaluating tax positions, including evaluating uncertainties, we recognize the tax benefits of uncertain tax positions only where the position is “more likely than not” to be sustained assuming examination by tax authorities. The tax benefit is measured as the largest amount of benefit that has a greater than 50 percent likelihood of being realized upon ultimate settlement. If a tax position is not considered more likely than not to be sustained, then no benefits of the position are recognized. The company’s tax positions are reviewed and evaluated quarterly and determine whether or not we have uncertain tax positions that require financial statement recognition.

Deferred income taxes are provided for the effects of temporary differences between the tax basis of an asset or liability and its reported amount in the consolidated statements of financial condition. These temporary differences result in taxable or deductible amounts in future years.

Non-Controlling Interests

For entities that are consolidated, but not 100% owned, a portion of the income or loss and corresponding equity is allocated to owners other than Apollo. The aggregate of the income or loss and corresponding equity that is not owned by the company is included in Non-Controlling Interests in the consolidated financial statements included elsewhere in this prospectus. The Non-Controlling Interests relating to Apollo Global Management, LLC primarily includes the approximate 71% ownership interest in the Apollo Operating Group held by the managing partners and contributing partners through their limited partner interests in Holdings and other ownership interests in consolidated entities, which primarily consist of the approximate 97% ownership interest held by limited partners in AAA. Non-Controlling Interests also include limited partner interests of Apollo managed funds in certain consolidated VIEs.

The authoritative guidance for Non-Controlling Interests in consolidated financial statements requires reporting entities to present Non-Controlling Interests as equity and provides guidance on the accounting for transactions between an entity and Non-Controlling Interests. According to the guidance, (1) Non-Controlling Interests are presented as a separate component of shareholders’ equity on the company’s consolidated statements of financial condition, (2) net income (loss) includes the net income (loss) attributed to the Non-Controlling Interest holders on the company’s consolidated statements of operations, (3) the primary components of Non-Controlling Interest are separately presented in the company’s consolidated statements of changes in shareholders’ equity to clearly distinguish the interests in the Apollo Operating Group and other ownership interests in the consolidated entities and (4) profits and losses are allocated to Non-Controlling Interests in proportion to their ownership interests regardless of their basis.

On January 1, 2010, the company adopted amended consolidation guidance issued by FASB on issues related to VIEs. The amended guidance significantly affects the overall consolidation analysis, changing the approach taken by companies in identifying which entities are VIEs and in determining which party is the primary beneficiary. The amended guidance requires continuous assessment of the reporting entity’s involvement with such VIEs. The amended guidance also enhances the disclosure requirements for a reporting entity’s involvement with VIEs, including presentation on the consolidated statements of financial condition of assets and liabilities of consolidated VIEs that meet the separate presentation criteria and disclosure of assets and liabilities recognized in the consolidated statements of financial condition and the maximum exposure to loss for those VIEs in which a reporting entity is determined to not be the primary beneficiary but in which it has a variable interest. The guidance provides a limited scope deferral for a reporting entity’s interest in an entity that meets all of the following conditions: (a) the entity has all the attributes of an investment company as defined under AICPA Audit and Accounting Guide, Investment Companies, or does not have all the attributes of an investment company but is an entity for which it is acceptable based on industry practice to apply measurement principles that are consistent with

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the AICPA Audit and Accounting Guide, Investment Companies, (b) the reporting entity does not have explicit or implicit obligations to fund any losses of the entity that could potentially be significant to the entity and (c) the entity is not a securitization entity, asset-backed financing entity or an entity that was formerly considered a qualifying special-purpose entity. The reporting entity is required to perform a consolidation analysis for entities that qualify for the deferral in accordance with previously issued guidance on variable interest entities. Apollo’s involvement with the funds it manages is such that all three of the above conditions are met with the exception of certain vehicles which fail condition (c) above. As previously mentioned, the incremental impact of adopting the amended consolidation guidance has resulted in the consolidation of certain VIEs managed by the company. Additional disclosures related to Apollo’s involvement with VIEs are presented in note 5 to our consolidated financial statements included elsewhere in this prospectus.

Investment Platform and Cost Trends

In order to accommodate the increasing demands of our funds’ rapidly growing investment portfolios, we have expanded our investment platform, which is comprised primarily of our people, financial and operating systems and supporting infrastructure. Expansion of our investment platform required increases in headcount, consisting of newly hired professionals and support staff, as well as leases and associated improvements to new offices to accommodate the increasing number of employees, and related augmentation of systems and infrastructure. Our headcount increased from 391 employees as of December 31, 2008 to 398 employees as of December 31, 2009 and 485 employees as of December 31, 2010. As a result, our compensation and other personnel-related expenses have increased, as have our rent and other office-related expenses. As we continue to expand our global platform, we anticipate our headcount and related expenses will continue to increase.

Our future growth will depend in part, on our ability to maintain an operating platform and management system sufficient to address our growth and will require us to incur significant additional expenses and to commit additional senior management and operational resources. As a result, we face significant challenges:

•	maintaining adequate financial, regulatory and business controls;

•	implementing new or updated information and financial systems, processes and procedures; and

•	training, managing and hiring qualified professionals and appropriately sizing our work force and other components of our business on a timely and cost-effective basis.

We may not be able to manage our expanding operations effectively or be able to continue to grow, and any failure to do so could adversely affect our ability to generate revenue and control our expenses.

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Results of Operations

Below is a discussion of our consolidated results of operations for the years ended December 31, 2010, 2009 and 2008. For additional analysis of the factors that affected our results at the segment level, refer to “—Segment Analysis” following the analysis of the years ended December 31, 2010, 2009 and 2008.

The following tables present our consolidated results of operations for the year ended December 31, 2010 as compared to the year ended December 31, 2009 and for the year ended December 31, 2009 as compared to the year ended December 31, 2008:

	Year Ended December 31,		Amount Change	Percentage Change	Year Ended December 31,		Amount Change	Percentage Change
	2010	2009			2009	2008
	(in thousands)				(in thousands)
Revenues:
Advisory and transaction fees from affiliates	$79,782	$56,075	$23,707	42.3%	$56,075	$145,181	$(89,106)	(61.4)%
Management fees from affiliates	431,096	406,257	24,839	6.1	406,257	384,247	22,010	5.7
Carried interest income (loss) from affiliates	1,599,020	504,396	1,094,624	217.0	504,396	(796,133)	1,300,529	NM

Total Revenues	2,109,898	966,728	1,143,170	118.3	966,728	(266,705)	1,233,433	NM

Expenses:
Compensation and benefits:
Equity-based compensation	1,118,412	1,100,106	18,306	1.7	1,100,106	1,125,184	(25,078)	(2.2)
Salary, bonus and benefits	249,571	227,356	22,215	9.8	227,356	201,098	26,258	13.1
Profit sharing expense	555,225	161,935	393,290	242.9	161,935	(482,682)	644,617	NM
Incentive fee compensation	20,142	5,613	14,529	258.8	5,613	—	5,613	NM

Total Compensation and Benefits	1,943,350	1,495,010	448,340	30.0	1,495,010	843,600	651,410	77.2
Interest expense	35,436	50,252	(14,816)	(29.5)	50,252	62,622	(12,370)	(19.8)
Professional fees	61,919	33,889	28,030	82.7	33,889	76,450	(42,561)	(55.7)
Litigation settlement	—	—	—	—	—	200,000	(200,000)	(100.0)
General, administrative and other	65,107	61,066	4,041	6.6	61,066	71,789	(10,723)	(14.9)
Placement fees	4,258	12,364	(8,106)	(65.6)	12,364	51,379	(39,015)	(75.9)
Occupancy	23,067	29,625	(6,558)	(22.1)	29,625	20,830	8,795	42.2
Depreciation and amortization	24,249	24,299	(50)	(0.2)	24,299	22,099	2,200	10.0

Total Expenses	2,157,386	1,706,505	450,881	26.4	1,706,505	1,348,769	357,736	26.5

Other Income (Loss):
Net gains (losses) from investment activities	367,871	510,935	(143,064)	(28.0)	510,935	(1,269,100)	1,780,035	NM
Net gains from investment activities of consolidated variable interest entities	48,206	—	48,206	NM	—	—	—	—
Gain from repurchase of debt	—	36,193	(36,193)	(100.0)	36,193	—	36,193	NM
Income (loss) from equity method investments	69,812	83,113	(13,301)	(16.0)	83,113	(57,353)	140,466	NM
Interest income	1,528	1,450	78	5.4	1,450	19,368	(17,918)	(92.5)
Other income (loss), net	195,032	41,410	153,622	371.0	41,410	(4,609)	46,019	NM

Total Other Income (Loss)	682,449	673,101	9,348	1.4	673,101	(1,311,694)	1,984,795	NM

Income (loss) before income tax provision	634,961	(66,676)	701,637	NM	(66,676)	(2,927,168)	2,860,492	(97.7)
Income tax (provision) benefit	(91,737)	(28,714)	(63,023)	219.5	(28,714)	36,995	(65,709)	NM

Net Income (Loss)	543,224	(95,390)	638,614	NM	(95,390)	(2,890,173)	2,794,783	(96.7)
Net (income) loss attributable to Non-Controlling Interests	(448,607)	(59,786)	(388,821)	NM	(59,786)	1,977,915	(2,037,701)	NM

Net Income (Loss) Attributable to Apollo Global Management, LLC	$94,617	$(155,176)	$249,793	NM	$(155,176)	$(912,258)	$757,082	(83.0)%

“NM” denotes not meaningful. Changes from negative to positive amounts and positive to negative amounts are not considered meaningful. Increases or decreases from zero and changes greater than 500% are also not considered meaningful.

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Revenues

Our revenues and other income include fixed components that result from measures of capital and asset valuations and variable components that result from realized and unrealized investment performance, as well as the value of successfully completed transactions.

Year Ended December 31, 2010 Compared to Year Ended December 31, 2009

Advisory and transaction fees from affiliates, including directors’ fees and reimbursed broken deal costs, increased by $23.7 million for the year ended December 31, 2010 as compared to the year ended December 31, 2009. This increase was primarily attributable to an increase in the number of acquisitions and divestitures during the period. Net advisory and transaction fees earned for the capital markets and private equity segments increased by $11.9 million and $11.8 million, respectively. During the year ended December 31, 2010, gross and net advisory fees, including directors’ fees, were $120.7 million and $43.4 million, respectively, and gross and net transaction fees were $102.0 million and $38.2 million, respectively. During the year ended December 31, 2009, gross and net advisory fees, including directors’ fees, were $108.5 million and $39.1 million, respectively, and gross and net transaction fees were $68.1 million and $22.9 million, respectively. The net transaction and net advisory fees were further offset by $1.8 million and $5.9 million in broken deal costs that the company was obligated to repay during the year ended December 31, 2010 and 2009, respectively, primarily relating to Fund VII. Advisory and transaction fees are reported net of Management Fee Offsets as calculated under the terms of the respective limited partnership agreements. See “—Overview of Results of Operations—Revenues—Advisory and Transaction Fees from Affiliates” for a summary that addresses how the Management Fee Offsets are calculated for each fund.

Management fees from affiliates increased by $24.8 million for the year ended December 31, 2010 as compared to the year ended December 31, 2009. This change was primarily attributable to an increase in management fees earned by our capital markets and real estate segments by $15.7 million and $10.2 million, respectively, as a result of corresponding increases in the net assets managed during the period. These increases were partially offset by a decrease of $1.1 million in management fees earned from our private equity funds as a result of a decrease in the amount of fee-generating invested capital due to dispositions of investments subsequent to December 31, 2009.

Carried interest income from affiliates changed by $1,094.6 million for the year ended December 31, 2010 as compared to the year ended December 31, 2009. Carried interest income from affiliates is driven by investment gains and losses of unconsolidated funds. During the year ended December 31, 2010, there was $1,355.4 million and $243.6 million of unrealized and realized carried interest income, respectively, which resulted in total carried interest income from affiliates of $1,599.0 million. During the year ended December 31, 2009, there was $383.0 million and $121.4 million of unrealized and realized carried interest income, respectively, which resulted in total carried interest income from affiliates of $504.4 million. The $972.4 million increase in unrealized carried interest income was driven by significant improvements in the fair value of portfolio investments held by certain of our private equity funds, primarily by Fund VI, Fund VII and Fund IV, which had increased carried interest income of $647.6 million, $249.6 million and $136.0 million, respectively, during the period. Based on the increase in fair value of the underlying portfolio investments, profits of Fund VI were such that the priority return to the fund investors was met and thereafter its general partner was allocated (i) 80% of the fund’s profits, or $602.6 million, pursuant to the catch up formula in the fund partnership agreement whereby the general partner earns a disproportionate return until the general partner’s carried interest income equates to 20% of the cumulative profits of the fund, and (ii) $45.0 million, which was allocated to the general partner once its carried interest income equated to 20% of the cumulative profits of the fund. Similarly, Fund IV profits were such that the priority return to fund investors was met and thereafter its general partner was allocated 80% of the fund’s profits, or $136.0 million, but did not have carried interest income that equated to 20% of the cumulative profits of the fund. The $122.2 million increase in realized carried interest income was attributable to increased dispositions of portfolio investments held by certain of our private equity and capital markets funds during the year ended December 31, 2010 as compared to the same period during 2009.

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Year Ended December 31, 2009 Compared to Year Ended December 31, 2008

Advisory and transaction fees from affiliates, including directors’ fees and reimbursed broken deal costs, decreased by $89.1 million for the year ended December 31, 2009 as compared to the year ended December 31, 2008. This decrease was primarily attributable to fewer acquisitions and divestitures during the year ended December 31, 2009, which led to lower transaction fees during this period. Net advisory and transaction fees earned for the private equity and capital markets segments decreased by $72.2 million and $16.9 million, respectively. During the year ended December 31, 2009, gross and net transaction fees were $68.1 million and $22.9 million, respectively, and gross and net advisory fees, including directors’ fees, were $108.5 million and $39.1 million, respectively. During the year ended December 31, 2008, gross and net transaction fees were $304.8 million and $115.0 million, respectively, and gross and net advisory fees were $105.8 million and $39.7 million, respectively. The net transaction and net advisory fees were further offset by $5.9 million and $9.5 million in broken deal costs that the company was obligated to repay during the years ended December 31, 2009 and 2008, respectively, primarily relating to Fund VII. Advisory and transaction fees are reported net of Management Fee Offsets as calculated under the terms of the respective limited partnership agreements. See “—Overview of Results of Operations—Revenues—Advisory and Transaction Fees from Affiliates” for a summary that addresses how the Management Fee Offsets are calculated for each fund.

Management fees from affiliates increased by $22.0 million for the year ended December 31, 2009 as compared to the year ended December 31, 2008. This change was attributable to an increase in management fees earned from our private equity funds of $16.0 million primarily as a result of increased fee-generating invested capital by Fund VI during the period. Management fees earned by our capital markets and real estate segments increased by $4.8 million and $1.2 million, respectively, as a result of increased net assets managed during the year ended December 31, 2009 as compared to 2008.

Carried interest income (loss) changed by $1,300.5 million for the year ended December 31, 2009 as compared to the year ended December 31, 2008. Carried interest income (loss) is related to investment gains and losses of unconsolidated funds. During the year ended December 31, 2009, there was $383.0 million of unrealized carried interest income and $121.4 million of realized carried interest income, which resulted in total carried interest income from affiliates of $504.4 million. During the year ended December 31, 2008, there was $1,211.3 million of unrealized carried interest loss and $415.2 million of realized carried interest income, which resulted in total carried interest loss from affiliates of $796.1 million. The $1,594.3 million change in unrealized carried interest income was impacted by improvements in the fair value of portfolio investments held by certain of our private equity and capital markets funds during the year ended December 31, 2009 as compared to 2008. The $1,594.3 million change in unrealized carried interest income was offset by the $293.8 million decrease in realized carried interest income that resulted from larger dispositions of portfolio investments in Fund V during 2008 as compared to the same period in 2009.

Expenses

Year Ended December 31, 2010 Compared to Year Ended December 31, 2009

Compensation and benefits increased by $448.3 million for the year ended December 31, 2010 as compared to the year ended December 31, 2009. This change was primarily attributable to an increase in profit sharing expense of $393.3 million, which was driven by the change in carried interest income earned from our private equity and capital markets funds during the period due to improved performance of their underlying portfolio investments. In addition, salary, bonus and benefits expense increased by $22.2 million, which was driven by an increase in headcount and bonus accruals during the period and non-cash equity-based compensation expense increased by $18.3 million, primarily related to additional grants of RSUs subsequent to December 31, 2009. Furthermore, incentive fee compensation increased by $14.5 million as a result of the favorable performance of certain of our capital markets funds during the year ended December 31, 2010 as compared to the same period during 2009.

Interest expense decreased by $14.8 million for the year ended December 31, 2010 as compared to the year ended December 31, 2009. This change was primarily attributable to lower interest expense incurred on the

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AMH credit facility due to the $90.9 million debt repurchase during April and May 2009 along with the expiration of interest rate swap agreements during May and November 2010. In addition, there were lower LIBOR and ABR interest rates during the year ended December 31, 2010 as compared to the same period during 2009 which resulted in lower interest expense incurred.

Professional fees increased by $28.0 million for the year ended December 31, 2010 as compared to the year ended December 31, 2009. This change was primarily attributable to higher external accounting, tax, audit, legal and consulting fees incurred during the period which was primarily associated with incremental costs incurred to register the company’s Class A shares in connection with this offering and the resale offering and the implementation of new information technology systems.

General, administrative and other expenses increased by $4.0 million for the year ended December 31, 2010 as compared to the year ended December 31, 2009. This change was primarily attributable to increased travel, information technology, recruiting and other expenses incurred associated with the launch of our new real estate funds and continued expansion of our global investment platform during the year ended December 31, 2010 as compared to the same period during 2009.

Placement fees decreased by $8.1 million for the year ended December 31, 2010 as compared to the year ended December 31, 2009. Placement fees are incurred in connection with the raising of capital for new and existing funds. The fees are normally payable to placement agents, who are third parties that assist in identifying potential investors, securing commitments to invest from such potential investors, preparing or revising offering marketing materials, developing strategies for attempting to secure investments by potential investors and/or providing feedback and insight regarding issues and concerns of potential investors. This change was primarily attributable to decreased fundraising efforts during 2010 in connection with our capital markets and private equity funds resulting in lower placement fees incurred of $6.6 million and $1.5 million, respectively, during the year ended December 31, 2010 as compared to the same period during 2009.

Occupancy expense decreased by $6.6 million for the year ended December 31, 2010 as compared to year ended December 31, 2009. This change was primarily attributable to cost savings resulting from negotiating new office leases and lower maintenance fees incurred on existing leased space during the year ended December 31, 2010 as compared to the same period during 2009. In addition, there was a loss incurred on subleases totaling $3.2 million during the year ended December 31, 2009.

Year Ended December 31, 2009 Compared to Year Ended December 31, 2008

Compensation and benefits increased by $651.4 million for the year ended December 31, 2009 as compared to the year ended December 31, 2008. This increase was primarily attributable to the change in profit sharing expense of $644.6 million, which was driven by the change in carried interest income earned from our private equity and capital markets funds, combined with an increase in compensation and salary, bonus and benefits expense of $26.3 million as a result of an increase in headcount during the period. These increases were partially offset by a decrease in non-cash equity-based compensation expense of $25.1 million primarily related to RSUs and AAA RDUs due to the decrease in fair value of granted shares in 2009 compared with 2008, as discussed in note 14 to our consolidated financial statements included elsewhere in this prospectus.

Interest expense decreased by $12.4 million for the year ended December 31, 2009 as compared to the year ended December 31, 2008. This change was primarily attributable to lower interest expense incurred on the AMH credit facility due to the $90.9 million debt repurchase during April and May 2009 combined with lower LIBOR and ABR interest rates during the year ended December 31, 2009 as compared to the same period during 2008.

Professional fees decreased by $42.6 million for the year ended December 31, 2009 as compared to the year ended December 31, 2008. This change was primarily attributable to lower external accounting, tax, audit, legal and consulting fees incurred during year ended December 31, 2009 as compared to the same period during 2008.

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A litigation settlement expense of $200.0 million was incurred during 2008 in connection with the Hexion/Huntsman litigation settlement, as discussed in note 15 to our consolidated financial statements included elsewhere in this prospectus. Included in other income (loss) are the insurance reimbursements of $37.5 million received in 2009 related to the Hexion/Huntsman litigation settlement.

General, administrative and other expenses fees decreased by $10.7 million for the year ended December 31, 2009 as compared to the year ended December 31, 2008. This change was primarily attributable to decreases in various expenses such as travel, information technology and other general expenses incurred as a result of our cost management initiatives across the company during the year ended December 31, 2009. These expense decreases were partially offset by $8.0 million of costs that related to the launch of ARI during the third quarter of 2009.

Placement fees decreased by $39.0 million for the year ended December 31, 2009 as compared to the year ended December 31, 2008. Placement fees are incurred in connection with the raising of capital for new and existing funds. These fees are normally payable to placement agents, who are third parties that assist in identifying potential investors, securing commitments to invest from such potential investors, preparing or revising offering and marketing materials, developing strategies for attempting to secure investments by potential investors and/or providing feedback and insight regarding issues and concerns of potential investors. This change was primarily attributable to active fundraising efforts during 2008 in connection with raising capital for Fund VII, COF I and COF II. During 2009, we reduced our fundraising activities to focus more on existing investment opportunities with the capital currently under management. Accordingly, there were no significant private equity or capital markets funds formed in 2009 that required considerable fundraising services provided by placement agents, which resulted in lower placement fees incurred for our private equity and capital markets funds of $25.6 million and $13.4 million, respectively, during the year ended December 31, 2009 as compared to 2008.

Occupancy expense fees increased by $8.8 million for the year ended December 31, 2009 as compared to the year ended December 31, 2008. The increase was attributable to additional office space leased during 2009 as a result of the increase in our headcount to support the expansion of our global investment platform, as well as increased maintenance fees incurred on existing leased space and losses incurred on two subleases.

Depreciation and amortization expense increased by $2.2 million for the year ended December 31, 2009 as compared to the year ended December 31, 2008. This change was primarily attributable to increased depreciation expense associated with additional assets placed in service during the period totaling $3.4 million, partially offset by decreased amortization expense of $1.2 million incurred during 2009 relating to the intangible assets recognized from the acquisition of the contributing partners’ interest at the date of Reorganization.

Other Income (Loss)

Year Ended December 31, 2010 Compared to Year Ended December 31, 2009

Net gains from investment activities decreased by $143.1 million for the year ended December 31, 2010 as compared to the year ended December 31, 2009. This change was primarily attributable to a $101.7 million change in net unrealized gains (losses) related to changes in the fair value of AAA’s portfolio investments during the period. This decrease was also a result of a change in net unrealized gains (losses) of $38.5 million related to the change in the fair value of Artus during 2009, where we, as the general partner, were allocated any negative equity of the fund. During the year ended December 31, 2009, the fair value of Artus increased, which resulted in the reversal of the previously recognized obligation. In addition, there was a $2.3 million change in net unrealized and realized gains (losses) related to changes in the fair value of the Metals Trading Fund’s portfolio investments during the year ended December 31, 2010 as compared to the same period during 2009.

Net gains from investment activities of consolidated VIEs were $48.2 million during the year ended December 31, 2010. This amount was attributable to interest and other income earned of $62.7 million along with net realized and unrealized gains relating to the changes in the fair values of investments held by the

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consolidated VIEs of $53.6 million, partially offset by other expenses of $34.3 million and net losses relating to the changes in the fair values of debt held by the consolidated VIEs of $33.8 million during the year ended December 31, 2010.

Gain from repurchase of debt was $36.2 million for the year ended December 31, 2009 and was attributable to the purchase of $90.9 million face value of AMH debt related to the AMH credit facility for $54.7 million in cash. As discussed in note 12 to our consolidated financial statements included elsewhere in this prospectus, the debt purchase was accounted for as if the debt was extinguished and the difference between the carrying amount and the reacquisition price resulted in a gain on extinguishment of debt of $36.2 million.

Income from equity method investments changed by $13.3 million for the year ended December 31, 2010 as compared to the year ended December 31, 2009. This decrease was driven by changes in the fair values of certain Apollo funds in which the company has a direct interest. ACLF, Vantium C, COF II, COF I and AIE II had the most significant impact and together generated $22.5 million of income from equity method investments during the year ended December 31, 2010 compared to $49.5 million of income from equity method investments during the year ended December 31, 2009 resulting in a net decrease of income from equity method investments totaling $27.0 million. This decrease was partially offset by an increase of income from equity method investments in Fund VII, Vantium A, Artus and EPF which together generated $44.0 million of income from equity method investments during the year ended December 31, 2010 compared to $30.3 million of income from equity method investments during the year ended December 31, 2009 resulting in a net increase of income from equity method investments totaling $13.7 million. Refer to note 4 to our consolidated financial statements included elsewhere in this prospectus for a complete summary of income (loss) from equity method investments by fund for the year ended December 31, 2010 and 2009.

Other income, net increased by $153.6 million for the year ended December 31, 2010 as compared to the year ended December 31, 2009. This change was primarily attributable to an additional $125.0 million of insurance reimbursement received during the year ended December 31, 2010 totaling $162.5 million relating to the $200.0 million litigation settlement incurred during 2008, as compared to $37.5 million received during the year ended December 31, 2009. In addition, there was a net gain on acquisitions and dispositions of $29.7 million during 2010 and $14.2 million of the increase was attributable to the change in the estimated tax receivable agreement liability as discussed in note 10 to our consolidated financial statements included elsewhere in this prospectus. These increases were partially offset by impairment on fixed assets of $3.1 million and loss on assets held for sale of $2.8 million during 2010. The remaining change was primarily attributable to gains (losses) resulting from fluctuations in exchange rates of foreign denominated assets and liabilities of subsidiaries, partially driven by the Euro weakening against the U.S. dollar during the year ended December 31, 2010 as compared to the same period in 2009.

Year Ended December 31, 2009 Compared to Year Ended December 31, 2008

Net gains (losses) from investment activities increased by $1,780.0 million for the year ended December 31, 2009 as compared to the year ended December 31, 2008. This change was primarily attributable to a change in net unrealized gains (losses) of $1,702.5 million related to changes in the fair value of AAA Investments’ portfolio investments. Along with a change in unrealized gains (losses) of $76.9 million, which was related to the change in the fair value of Artus during 2009, we, as the general partner, were allocated any negative equity of the fund.

Gain from repurchase of debt was $36.2 million during the year ended December 31, 2009. This was attributable to the purchase of $90.9 million face value of debt related to the AMH credit facility for $54.7 million in cash. As discussed in note 12 to our consolidated financial statements included elsewhere in this prospectus, the debt purchase was accounted for as if the debt was extinguished and the difference between the carrying amount and the reacquisition price resulted in a gain on extinguishment of $36.2 million.

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Income (loss) from equity method investments changed by $140.5 million for the year ended December 31, 2009 as compared to the year ended December 31, 2008. This increase was driven primarily by improved market conditions in 2009 compared to 2008, which positively impacted the fair values of certain Apollo funds in which the company has a direct interest. The change in market conditions and corresponding impact on valuations across investment classes is more fully discussed at “—Business Environment.” Fund VII had the most significant impact and generated $31.5 million of equity method income during the year ended December 31, 2009, compared to a $14.8 million equity method loss during the year ended December 31, 2008. The $46.3 million change was also indirectly impacted by additional capital contributions to Fund VII that were made by the company during 2009, which led to greater equity method income as market conditions improved over the same period. See the complete summary of income (loss) from equity method investments by fund for the years ended December 31, 2009 and 2008 in note 4 to our consolidated financial statements included elsewhere in this prospectus.

Interest income decreased by $17.9 million for the year ended December 31, 2009 as compared to the year ended December 31, 2008. This change was primarily attributable to lower average cash balances combined with lower base rates, LIBOR and the Federal Funds Rate, resulting in less interest earned during the year ended December 31, 2009 as compared to the same period during 2008.

Other income (loss) increased by $46.0 million for the year ended December 31, 2009 as compared to the year ended December 31, 2008. This change was primarily attributable to a $37.5 million insurance reimbursement received during 2009 relating to the $200.0 million litigation settlement incurred during 2008. In addition, $8.5 million of increases in other income were primarily attributable to gains resulting from fluctuations in exchange rates of foreign denominated assets and liabilities of subsidiaries during the year ended December 31, 2009 as compared to 2008.

Income Tax (Provision) Benefit

Year Ended December 31, 2010 Compared to Year Ended December 31, 2009

The income tax provision increased by $63.0 million for the year ended December 31, 2010 as compared to the year ended December 31, 2009. As discussed in note 11 to our consolidated financial statements included elsewhere in this prospectus, the company’s income tax provision primarily relates to the earnings generated by APO Corp., a wholly-owned subsidiary of Apollo Global Management, LLC that is subject to U.S. federal, state and local taxes. APO Corp. had income before taxes of $211.0 million and $66.3 million for the years ended December 31, 2010 and 2009, respectively, after adjusting for permanent tax differences and the special allocation of AMH income as discussed in note 15 to our consolidated financial statements included elsewhere in this prospectus. The $144.7 million change in income before taxes resulted in increased federal taxes of $50.6 million utilizing a 35% tax rate and state and local taxes of $8.7 million utilizing a combined 6% tax rate. The remaining $3.7 million change in the income tax provision in 2010 compared to 2009 was primarily affected by increases in the NYC UBT as well as taxes on foreign subsidiaries.

Year Ended December 31, 2009 Compared to Year Ended December 31, 2008

The income tax (provision) benefit changed by $65.7 million for the year ended December 31, 2009 as compared to the year ended December 31, 2008. As discussed in note 11 to our consolidated financial statements included elsewhere in this prospectus, the company’s income tax (provision) benefit primarily relates to the earnings generated by APO Corp., a wholly-owned subsidiary of Apollo Global Management, LLC that is subject to U.S. federal, state and local taxes. APO Corp. had income (loss) before taxes of $66.3 million and $(71.2) million for the years ended December 31, 2009 and 2008, respectively, after adjusting for permanent tax differences. The $137.5 million change in income (loss) before taxes resulted in increased federal income taxes of $48.1 million utilizing a 35% tax rate and $8.3 million for state and local taxes utilizing a combined 6% rate. The remaining $9.3 million change in the income tax (provision) benefit in 2009 compared to 2008 was primarily affected by increases in the NYC UBT as well as taxes on foreign subsidiaries.

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Non-Controlling Interests

Net (income) loss attributable to Non-Controlling Interests consisted of the following:

	Year Ended December 31,
	2010	2009	2008
	(in thousands)
AAA(1)	$(356,251)	$(452,408)	$1,191,034
Consolidated VIEs(2)	(48,206)	—	—
Former employees(3)	(16,258)	(7,818)	(15,251)
Other	—	—	333

Net (income) loss attributable to Non-Controlling Interests in consolidated entities	(420,715)	(460,226)	1,176,116
Net (income) loss attributable to Non-Controlling Interests in Apollo Operating Group	(27,892)	400,440	801,799

Net (income) loss attributable to Non-Controlling Interests	$(448,607)	$(59,786)	$1,977,915

(1)	Reflects the Non-Controlling Interests in the net (income) loss of AAA and is calculated based on the Non-Controlling Interests ownership percentage in AAA, which was approximately 97% during the years ended December 31, 2010, 2009 and 2008.
(2)	Reflects the Non-Controlling Interests in the net income of the consolidated VIEs and includes $11.4 million of gains recorded within appropriated partners’ deficit related to consolidated VIEs during the year ended December 31, 2010.
(3)	Reflects the remaining interest held by certain former employees in the net income of our capital markets management companies.

Net income (loss) attributable to Non-Controlling Interests in the Apollo Operating Group consisted of the following:

	Year Ended December 31,
	2010	2009	2008
	(in thousands)
Net income (loss)	$543,224	$(95,390)	$(2,890,173)
Net (income) loss attributable to Non-Controlling Interests in consolidated entities	(420,715)	(460,226)	1,176,116

Net income (loss) after Non-Controlling Interests in consolidated entities	122,509	(555,616)	(1,714,057)
Adjustments:
Income tax provision (benefit)(1)	91,737	28,714	(36,995)
NYC UBT and foreign tax (provision) benefit(2)	(11,255)	(11,638)	2,317
Net loss (income) in non-Apollo Operating Group entities	4,197	9,336	(3,937)

Total adjustments	84,679	26,412	(38,615)

Net loss after adjustments	207,188	(529,204)	(1,752,672)
Approximate ownership percentage of Apollo Operating Group	71.02%	71.50%	71.15%

Net income (loss) attributable to Apollo Operating Group before basis adjustment(3)	145,379	(378,381)	(1,247,026)
Other adjustments:
AMH special allocation(4)	(117,487)	(22,059)	—
Losses in excess of basis(5)	—	—	445,227

Net income (loss) attributable to Non-Controlling Interests in Apollo Operating Group	$27,892	$(400,440)	$(801,799)

(1)	Reflects all taxes recorded in our consolidated statements of operations. Of this amount, U.S. Federal, state, and local corporate income taxes attributable to APO Corp. are added back to income (loss) of the Apollo Operating Group before calculating Non-Controlling Interests as the income (loss) allocable to the Apollo Operating Group is not subject to such taxes.

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(2)	Reflects NYC UBT and foreign taxes that are attributable to the Apollo Operating Group and its subsidiaries related to its operations in the U.S. as partnerships and in non-U.S. jurisdictions as corporations. As such, these amounts are considered in the income (loss) attributable to the Apollo Operating Group.
(3)	This amount is calculated by applying the ownership percentage of approximately 71.02% during the year ended December 31, 2010, 71.50% during the year ended December 31, 2009 and approximately 71.15% during the year ended December 31, 2008 to the consolidated net income (loss) of the Apollo Operating Group before a corporate income tax provision and after allocations to the Non-Controlling Interests in consolidated entities.
(4)	These amounts represent special allocation of income to APO Corp. and reduction of income allocated to Holdings due to the amendment to the AMH partnership agreement as discussed in note 15 to our consolidated financial statements included elsewhere in this prospectus.
(5)	Prior to January 1, 2009, when losses attributable to the Non-Controlling Interests exceeded their basis, the company stopped attributing losses to the Non-Controlling Interests’ account, and for periods after January 1, 2009 reflect the losses in the excess of basis in the net (income) loss attributable to Non-Controlling Interests in the consolidated statements of operations.

Segment Analysis

Discussed below are our results of operations for each of our reportable segments. They represent the segment information available and utilized by our executive management, which consists of our managing partners, who operate collectively as our chief operating decision maker, to assess performance and to allocate resources. Management divides its operations into three reportable segments: private equity, capital markets and real estate. These segments were established based on the nature of investment activities in each fund, including the specific type of investment made, the frequency of trading, and the level of control over the investment. Segment results do not consider consolidation of funds, non-cash equity-based compensation, income taxes and Non-Controlling Interests.

In addition to providing the financial results of our three reportable business segments, we further evaluate our individual reportable segments based on what we refer to as our management and incentive businesses. Our management business is generally characterized by the predictability of its financial metrics, including revenues and expenses. This business includes management fee revenues, advisory and transaction revenues, carried interest income from certain of our mezzanine funds and expenses, each of which we believe are more stable in nature. The financial performance of our incentive business is partially dependent upon quarterly mark-to-market unrealized valuations in accordance with U.S. GAAP guidance applicable to fair value measurements. The incentive business includes carried interest income, income from equity method investments and profit sharing expense that are associated with our general partner interests in the Apollo funds, which is generally less predictable and more volatile in nature.

Our financial results vary, since carried interest, which generally constitutes a large portion of the income from the funds that we manage, as well as the transaction and advisory fees that we receive, can vary significantly from quarter to quarter and year to year. As a result, we emphasize long-term financial growth and profitability to manage our business.

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Private Equity

Year Ended December 31, 2010, 2009 and 2008

The following tables set forth our segment statement of operations information and our supplemental performance measure, ENI, for our private equity segment for the years ended December 31, 2010, 2009 and 2008, respectively. ENI represents segment income (loss), excluding the impact of non-cash charges related to equity-based compensation, income taxes and Non-Controlling Interests. In addition, segment data excludes the assets, liabilities and operating results of the Apollo funds and consolidated VIEs that are included in the consolidated financial statements. ENI is not a U.S. GAAP measure.

	Year Ended December 31, 2010			Year Ended December 31, 2009			Year Ended December 31, 2008
	Management	Incentive	Total	Management	Incentive	Total	Management	Incentive	Total
	(in thousands)
Private Equity:
Revenues:
Advisory and transaction fees from affiliates	$60,444	$—	$60,444	$48,642	$—	$48,642	$120,813	$—	$120,813
Management fees from affiliates	259,395	—	259,395	260,478	—	260,478	244,468	—	244,468
Carried interest income (loss) from affiliates:
Unrealized gains (losses)	—	1,251,527	1,251,527	—	262,890	262,890	—	(1,206,060)	(1,206,060)
Realized gains	—	69,586	69,586	—	47,981	47,981	—	361,481	361,481

Total Revenues	319,839	1,321,113	1,640,952	309,120	310,871	619,991	365,281	(844,579)	(479,298)

Expenses:
Compensation and benefits:
Salary, bonus and benefits	133,999	—	133,999	127,751	—	127,751	118,889	—	118,889
Profit sharing expense	—	519,669	519,669	—	124,048	124,048	—	(482,682)	(482,682)

Total compensation and benefits(1)	133,999	519,669	653,668	127,751	124,048	251,799	118,889	(482,682)	(363,793)
Litigation settlement	—	—	—	—	—	—	200,000	—	200,000
Other expenses(2)	107,407	—	107,407	109,528	—	109,528	176,833	—	176,833

Total Expenses	241,406	519,669	761,075	237,279	124,048	361,327	495,722	(482,682)	13,040

Other Income (Loss):
Income (loss) from equity method investments	—	50,632	50,632	—	54,639	54,639	—	(67,052)	(67,052)
Other income, net(3)	162,213	—	162,213	58,701	584	59,285	5,081	—	5,081

Total Other Income (Loss)	162,213	50,632	212,845	58,701	55,223	113,924	5,081	(67,052)	(61,971)

Economic Net Income (Loss)	$240,646	$852,076	$1,092,722	$130,542	$242,046	$372,588	$(125,360)	$(428,949)	$(554,309)

(1)	Excludes non-cash charges related to equity-based compensation.
(2)	Excludes expenses related to consolidated funds.
(3)	Excludes investment income and net gains (losses) from investment activities related to consolidated funds.

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	Year Ended December 31,				Year Ended December 31,
	2010	2009	Amount Change	Percentage Change	2009	2008	Amount Change	Percentage Change
	(in thousands)				(in thousands)
Private Equity:
Revenues:
Advisory and transaction fees from affiliates	$60,444	$48,642	$11,802	24.3%	$48,642	$120,813	$(72,171)	(59.7)%
Management fees from affiliates	259,395	260,478	(1,083)	(0.4)	260,478	244,468	16,010	6.5
Carried interest income from affiliates:
Unrealized gains (losses)	1,251,527	262,890	988,637	376.1	262,890	(1,206,060)	1,468,950	NM
Realized gains	69,586	47,981	21,605	45.0	47,981	361,481	(313,500)	(86.7)

Total carried interest income from affiliates	1,321,113	310,871	1,010,242	325.0	310,871	(844,579)	1,155,450	NM

Total Revenues	1,640,952	619,991	1,020,961	164.7	619,991	(479,298)	1,099,289	NM

Expenses:
Compensation and benefits:
Salary, bonus and benefits	133,999	127,751	6,248	4.9	127,751	118,889	8,862	7.5
Profit sharing expense	519,669	124,048	395,621	318.9	124,048	(482,682)	606,730	NM

Total compensation and benefits	653,668	251,799	401,869	159.6	251,799	(363,793)	615,592	NM
Litigation settlement	—	—	—	NM	—	200,000	(200,000)	(100.0)
Other expenses	107,407	109,528	(2,121)	(1.9)	109,528	176,833	(67,305)	(38.1)

Total Expenses	761,075	361,327	399,748	110.6	361,327	13,040	348,287	NM

Other Income (Loss):
Income (loss) from equity method investments	50,632	54,639	(4,007)	(7.3)	54,639	(67,052)	121,691	NM
Other income, net	162,213	59,285	102,928	173.6	59,285	5,081	54,204	NM

Total Other Income (Loss)	212,845	113,924	98,921	86.8	113,924	(61,971)	175,895	NM

Economic Net Income (Loss)	$1,092,722	$372,588	$720,134	193.3%	$372,588	$(554,309)	$926,897	NM

Revenues

Year Ended December 31, 2010 Compared to Year Ended December 31, 2009

Advisory and transaction fees from affiliates, including directors’ fees and reimbursed broken deal costs, increased by $11.8 million for the year ended December 31, 2010 as compared to the year ended December 31, 2009. This change was attributable to an increase in the number of acquisitions and divestitures during the period, primarily by AAA, Fund VII, Fund V and Fund VI of $3.7 million, $3.5 million, $1.9 million and $1.9 million, respectively. Gross advisory and transaction fees, including directors’ fees, were $162.9 million and $148.1 million for the year ended December 31, 2010 and 2009, respectively, an increase of $14.8 million or 10.0%. The transaction fees earned during the year ended December 31, 2010 primarily related to four portfolio investment transactions, specifically LyondellBasell Industries, Noranda Aluminum Inc., CKE Restaurants Inc. and Evertec Inc., which together generated $58.4 million and $20.1 million of the gross and net transaction fees, respectively. The transaction fees earned during the year ended December 31, 2009 primarily related to two portfolio investment transactions, specifically Infineon Technologies AG and Charter Communications Inc., which generated $51.0 million and $16.3 million of the gross and net transaction fees, respectively. The advisory fees earned during both periods were primarily generated by advisory and monitoring arrangements with several portfolio investments including LeverageSource, Caesars Entertainment and Realogy, which generated gross and net fees of $55.7 million and $20.9 million, respectively, during the year ended December 31, 2010 gross and net fees of $53.7 million and $20.3 million, respectively, during the year ended December 31, 2009. Advisory and transaction fees, including directors’ fees, are reported net of Management Fee Offsets totaling $100.6 million and $93.8 million for the year ended December 31, 2010 and 2009, respectively, an increase of $6.8 million or 7.2%.

Management fees from affiliates decreased by $1.1 million for the year ended December 31, 2010 as compared to the year ended December 31, 2009. This change was primarily attributable to decreased management fees earned as a

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result of decreased values of fee-generating invested capital due to dispositions of investments, primarily by Fund VI and Fund V, resulting in decreased management fees of $2.4 million and $1.4 million, respectively. In addition, during the third quarter of 2010, Fund IV started its winding down and no longer earns management fees which resulted in a decrease in management fees of $2.0 million during the period. These decreases were partially offset by increased management fees earned from AAA Investments of $5.1 million as a result of increased adjusted gross assets managed during the year ended December 31, 2010 as compared to the same period during 2009.

Carried interest income from affiliates changed by $1,010.2 million for the year ended December 31, 2010 as compared to the year ended December 31, 2009. This change was primarily attributable to an increase in net unrealized gains of $988.6 million driven by improvements in the fair value of the underlying portfolio investments held, primarily by Fund VI, Fund VII and Fund IV of $647.6 million, $249.6 million and $136.0 million, respectively. Based on the increase in fair value of the underlying portfolio investments, profits of Fund VI were such that the priority return to the fund investors was met and thereafter its general partner was allocated (i) 80% of the fund’s profits, or $602.6 million, pursuant to the catch up formula in the fund partnership agreement whereby the general partner earns a disproportionate return until the general partner’s carried interest income equates to 20% of the cumulative profits of the fund, and (ii) $45.0 million, which was allocated to the general partner once its carried interest income equated to 20% of the cumulative profits of the fund. Similarly, Fund IV profits were such that the priority return to fund investors was met and thereafter its general partner was allocated 80% of the fund’s profits, or $136.0 million, but did not have carried interest income that equated to 20% of the cumulative profits of the fund. These increases were partially offset by a decrease of unrealized carried interest income in Fund V of $56.0 million primarily due to dispositions of portfolio investments along with a lower net change in the fair value of investments held by this fund during the period. The remaining change relates to an increase in net realized gains of $21.6 million resulting from dispositions of portfolio investments held during the period, primarily by Fund V and Fund VII totaling $31.2 million, partially offset by a decrease in net realized gains of $7.6 million in Fund VI during the year ended December 31, 2010 as compared to the same period during 2009. In 2010, the improved market conditions impacted the valuation across all Apollo investment classes, which is further discussed in “Business.”

Year Ended December 31, 2009 Compared to Year Ended December 31, 2008

Advisory and transaction fees from affiliates, including directors’ fees and reimbursed broken deal costs decreased by $72.2 million for the year ended December 31, 2009 as compared to the year ended December 31, 2008. Gross advisory and transaction fees were $148.1 million and $329.9 million for the years ended December 31, 2009 and 2008, respectively, a decrease of $181.8 million or 55.1%. Advisory and transaction fees, including directors’ fees, are reported net of Management Fee Offsets, totaling $93.8 million and $199.6 million for the years ended December 31, 2009 and 2008, respectively, a decrease of $105.8 million or 53.0%. During the year ended December 31, 2009, gross and net transaction fees for the private equity segment were $62.4 million and $21.0 million, respectively. Transaction fees during 2009 related to five portfolio investment transactions, including Infineon Technologies AG and Charter Communications Inc., which together generated $51.0 million of the private equity segment’s $62.4 million gross transaction fees and $16.3 million of the $21.0 million net transaction fees. Advisory fees during 2009 were primarily generated by advisory arrangements with the portfolio companies investments in our private equity funds, including Caesars Entertainment, Realogy, Berry Plastics Group, Momentive Performance Materials, Claire’s Stores and CEVA Logistics. In addition, broken deal costs associated with these advisory and transaction fees decreased by $3.8 million. During the year ended December 31, 2008, gross and net transaction fees for the private equity segment were $241.9 million and $95.8 million, respectively. Transaction fees during 2008 primarily related to six portfolio investment transactions, including Caesars Entertainment, LeverageSource and Norwegian Cruise Lines, which together generated $206.3 million of the private equity segment’s gross transaction fees and $81.4 million of net transaction fees.

Management fees from affiliates increased by $16.0 million for the year ended December 31, 2009 as compared to the year ended December 31, 2008. This change was primarily attributable to increased management

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fees earned from Fund VI totaling $21.6 million as a result of increased invested capital of this fund during the period, partially offset by decreases on our other private equity funds of $5.6 million driven by a decrease in net assets managed during the year ended December 31, 2009 as compared to 2008.

Carried interest income (loss) from affiliates changed by $1,155.5 million for the year ended December 31, 2009 as compared to the year ended December 31, 2008. This change was primarily attributable to modest improvements in the fair value of the underlying portfolio investments held by Fund IV, Fund V, Fund VI and Fund VII during the year ended December 31, 2009 resulting in an increase of $1,469.0 million in net unrealized gains as compared to significant decreases in the fair values during the year ended December 31, 2008, which led to large reversals of unrealized carried interest income. This increase was offset by decreases in net realized gains of $313.5 million primarily resulting from dispositions of portfolio investments by Fund V during 2008, partially offset by 2009 tax distributions related to interest income earned from portfolio investments held by Fund VI and Fund VII, which are not subject to the general partner’s potential obligation to return previously distributed carried interest income.

Expenses

Year Ended December 31, 2010 Compared to Year Ended December 31, 2009

Compensation and benefits increased by $401.9 million for year ended December 31, 2010 as compared to the year ended December 31, 2009. This change was primarily attributable to a $395.6 million increase in profit sharing expense, which was driven by the change in carried interest income earned from our private equity funds due to improved performance of their underlying portfolio investments during the period. In addition, salary, bonus and benefits expense increased by $6.2 million, driven by an increase in headcount and bonus amounts during the year ended December 31, 2010 as compared to the same period during 2009.

Other expenses decreased by $2.1 million for the year ended December 31, 2010 as compared to the year ended December 31, 2009. This change was primarily attributable to lower interest expense incurred of $9.7 million primarily on the AMH credit facility due to the $90.9 million debt repurchase during April and May 2009, the expiration of interest rate swap agreements during May and November 2010 and lower LIBOR and ABR interest rates incurred during the period. Additionally, there were decreases in occupancy of $2.1 million, primarily attributable to cost savings resulting from negotiating new office leases and lower maintenance fees incurred on existing leased space during the period, a $1.5 million decrease in placement fees and a $1.4 million decrease in depreciation and amortization expense from the prior year. These decreases were partially offset by increased professional fees of $8.0 million driven by higher external accounting, tax, audit, legal and consulting fees incurred during the period. In addition, general, administrative and other expenses increased by $4.6 million primarily attributable to increases in expenses incurred such as travel, information technology, recruiting and other general expenses.

Year Ended December 31, 2009 Compared to Year Ended December 31, 2008

Compensation and benefits increased by $615.6 million for the year ended December 31, 2009 as compared to the year ended December 31, 2008. This change was primarily attributable to a $606.7 million increase in profit sharing expense, which was driven by the change in carried interest income earned from our private equity funds, along with an increase in salary, bonus and benefits expense of $8.9 million due to an increase in headcount during the year ended December 31, 2009 as compared to 2008.

A litigation settlement expense of $200.0 million was incurred during 2008 in connection with the Hexion/Huntsman litigation settlement, as discussed in note 15 to our consolidated financial statements included elsewhere in this prospectus. Included in other income (loss) are the insurance reimbursements of $37.5 million received in 2009 related to the Hexion/Huntsman litigation settlement.

Other expenses decreased by $67.3 million for the year ended December 31, 2009 as compared to the year ended December 31, 2008. This change was primarily attributable to decreased professional fees of $26.2 million driven by lower external accounting, tax, audit, legal and consulting fees incurred during the period. In addition, placement fees decreased by $25.6 million due to decreased fundraising resulting in lower placement fees

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incurred for our private equity funds during the period, primarily related to Fund VII. Furthermore, general, administrative and other expenses decreased by $15.0 million primarily attributable to decreases in various expenses such as travel, information technology recruiting and other general expenses incurred as a result of our cost management initiatives across the company during the year ended December 31, 2009 as compared to the same period during 2008.

Other Income (Loss)

Year Ended December 31, 2010 Compared to Year Ended December 31, 2009

Income from equity method investments decreased by $4.0 million for the year ended December 31, 2010 as compared to the year ended December 31, 2009. This change was driven by lower net changes in the fair values of our private equity investments held, primarily relating to Apollo’s ownership interest in Vantium C and a delivery of AAA units, which resulted in a decrease of income from equity method investments of $6.7 million and $6.0 million, respectively, during the year ended December 31, 2010 as compared to the same period during 2009. These decreases were partially offset by an increase of income from equity method investments relating to Fund VII and Vantium A of $6.0 million and $2.8 million, respectively, during the year ended December 31, 2010 as compared to the same period during 2009.

Other income, net increased by $102.9 million for the year ended December 31, 2010 as compared to the year ended December 31, 2009. This change was primarily attributable to an additional $125.0 million of insurance reimbursement received during the year ended December 31, 2010 totaling $162.5 million relating to the $200.0 million litigation settlement incurred during 2008, as compared to $37.5 million received during the year ended December 31, 2009. This increase was partially offset by the gain from repurchase of debt of $20.5 million during the year ended December 31, 2009, which was attributable to the purchase of AMH debt related to the AMH credit facility. As discussed in note 12 to our consolidated financial statements included elsewhere in this prospectus, the debt purchase was accounted for as if the debt was extinguished and the difference between the carrying amount and the reacquisition price resulted in a gain on extinguishment of debt, of which $20.5 million was allocated to the private equity segment. The remaining decrease was primarily attributable to gains (losses) resulting from fluctuations in exchange rates of foreign denominated assets and liabilities of subsidiaries in part due to the Euro weakening against the U.S. dollar during the year ended December 31, 2010 as compared to the same period during 2009.

Year Ended December 31, 2009 Compared to Year Ended December 31, 2008

Income (loss) from equity method investments changed by $121.7 million for the year ended December 31, 2009 as compared to the year ended December 31, 2008. This increase was driven by changes in the fair values of our private equity investments held, primarily relating to Apollo Global Management, LLC’s ownership interest in AAA units and Fund VII by $61.6 million and $46.3 million, respectively, during the year ended December 31, 2009 as compared to the same period during 2008.

Other income, net increased by $54.2 million for the year ended December 31, 2009 as compared to the year ended December 31, 2008. This change was primarily attributable to a $37.5 million insurance reimbursement received during 2009 relating to the $200.0 million litigation settlement incurred during 2008. In addition, gain from repurchase of debt was $20.5 million during the year ended December 31, 2009, which was attributable to the purchase of debt related to the AMH credit facility. As discussed in note 12 to our consolidated financial statements included elsewhere in this prospectus, the debt purchase resulted in the recognition of a gain as the purchase price was below the carrying value of the debt. These increases were partially offset by decreased interest income of $11.4 million primarily attributable to lower average cash balances combined with lower base rates, LIBOR and the Federal Funds Rate, resulting in less interest earned during the period. The remaining change was primarily attributable to gains (losses) resulting from fluctuations in exchange rates of foreign denominated assets and liabilities of subsidiaries during the year ended December 31, 2009 as compared to the same period during 2008.

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Capital Markets

Year Ended December 31, 2010, 2009 and 2008

The following tables set forth segment statement of operations information and ENI, for our capital markets segment for the years ended December 31, 2010, 2009 and 2008, respectively. ENI represents segment income (loss), excluding the impact of non-cash charges related to equity-based compensation, income taxes and Non-Controlling Interests. In addition, segment data excludes the assets, liabilities and operating results of the Apollo funds and consolidated VIEs that are included in the consolidated financial statements. ENI is not a U.S. GAAP measure.

	Year Ended December 31, 2010			Year Ended December 31, 2009			Year Ended December 31, 2008
	Management	Incentive	Total	Management	Incentive	Total	Management(1)	Incentive(1)	Total
	(in thousands)
Capital Markets:
Revenues:
Advisory and transaction fees from affiliates	$19,338	$—	$19,338	$7,433	$—	$7,433	$24,368	$—	$24,368
Management fees from affiliates	160,318	—	160,318	144,578	—	144,578	139,779	—	139,779
Carried interest income (loss) from affiliates:
Unrealized gains (losses)	—	103,918	103,918	—	120,126	120,126	—	(5,240)	(5,240)
Realized gains	47,385	126,604	173,989	50,404	22,995	73,399	49,829	3,857	53,686

Total Revenues	227,041	230,522	457,563	202,415	143,121	345,536	213,976	(1,383)	212,593

Expenses:
Compensation and benefits:
Salary, bonus and benefits(2)	93,884	—	93,884	88,686	—	88,686	77,530	—	77,530
Profit sharing expense	—	35,556	35,556	—	37,887	37,887	—	—	—
Incentive fee compensation	—	20,142	20,142	—	5,613	5,613	—	—	—

Total compensation and benefits(3)	93,884	55,698	149,582	88,686	43,500	132,186	77,530	—	77,530
Other expenses(4)	83,568	—	83,568	86,048	—	86,048	122,217	—	122,217

Total Expenses	177,452	55,698	233,150	174,734	43,500	218,234	199,747	—	199,747

Other Income (Loss):
Income (loss) from equity method investments	—	30,678	30,678	—	46,384	46,384	—	(34,718)	(34,718)
Other income (loss), net(5)	10,928	—	10,928	19,309	38,478	57,787	9,678	(38,444)	(28,766)

Total Other Income (Loss)	10,928	30,678	41,606	19,309	84,862	104,171	9,678	(73,162)	(63,484)

Economic Net Income (Loss)	$60,517	$205,502	$266,019	$46,990	$184,483	$231,473	$23,907	$(74,545)	$(50,638)

(1)	Carried interest income earned from AIC of $49.8 million and related incentive fee compensation expense of $9.0 million during 2008 have been reclassified to the management business from the incentive business to conform with the 2010 and 2009 presentation.
(2)	Included in salary, bonus and benefits is compensation related to AIC of $7.9 million, $8.0 million and $9.0 million in 2010, 2009 and 2008, respectively.
(3)	Excludes non-cash charges related to equity-based compensation.
(4)	Excludes expenses related to consolidated funds.
(5)	Excludes investment income and net gains (losses) from investment activities related to consolidated funds and consolidated VIEs.

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	Year Ended December 31,				Year Ended December 31,
	2010	2009	Amount Change	Percentage Change	2009	2008	Amount Change	Percentage Change
	(in thousands)				(in thousands)
Capital Markets:
Revenues:
Advisory and transaction fees from affiliates	$19,338	$7,433	$11,905	160.2%	$7,433	$24,368	$(16,935)	(69.5)%
Management fees from affiliates	160,318	144,578	15,740	10.9	144,578	139,779	4,799	3.4
Carried interest income (loss) from affiliates:
Unrealized gains (losses)	103,918	120,126	(16,208)	(13.5)	120,126	(5,240)	125,366	NM
Realized gains	173,989	73,399	100,590	137.0	73,399	53,686	19,713	36.7

Total carried interest income from affiliates	277,907	193,525	84,382	43.6	193,525	48,446	145,079	299.5

Total Revenues	457,563	345,536	112,027	32.4	345,536	212,593	132,943	62.5

Expenses:
Compensation and benefits:
Salary, bonus and benefits	93,884	88,686	5,198	5.9	88,686	77,530	11,156	14.4
Profit sharing expense	35,556	37,887	(2,331)	(6.2)	37,887	—	37,887	NM
Incentive fee compensation	20,142	5,613	14,529	258.8	5,613	—	5,613	NM

Total compensation and benefits	149,582	132,186	17,396	13.2	132,186	77,530	54,656	70.5
Other expenses	83,568	86,048	(2,480)	(2.9)	86,048	122,217	(36,169)	(29.6)

Total Expenses	233,150	218,234	14,916	6.8	218,234	199,747	18,487	9.3

Other Income (Loss):
Income (loss) from equity method investments	30,678	46,384	(15,706)	(33.9)	46,384	(34,718)	81,102	NM
Other income (loss), net	10,928	57,787	(46,859)	(81.1)	57,787	(28,766)	86,553	NM

Total Other Income (Loss)	41,606	104,171	(62,565)	(60.1)	104,171	(63,484)	167,655	NM

Economic Net Income (Loss)	$266,019	$231,473	$34,546	14.9%	$231,473	$(50,638)	$282,111	NM

Revenues

Year Ended December 31, 2010 Compared to Year Ended December 31, 2009

Advisory and transaction fees from affiliates increased by $11.9 million for the year ended December 31, 2010 as compared to the year ended December 31, 2009. This increase was primarily attributable to a termination fee earned from KBC Life Settlements of $7.1 million during the year ended December 31, 2010. Gross advisory and transaction fees, including directors’ fees, were $59.8 million and $28.4 million for the year ended December 31, 2010 and 2009, respectively, an increase of $31.4 million or 110.6%. The transaction fees earned during both periods were primarily related to certain portfolio investment transactions of EPF which together generated gross and net fees of $11.0 million and $3.9 million, respectively, during the year ended December 31, 2010 and gross and net fees of $5.6 million and $1.9 million, respectively, during the year ended December 31, 2009. The advisory fees earned during both periods were primarily generated by deal activity related to investments in LeverageSource, which generated gross and net fees of $25.3 million and $3.4 million, respectively, during the year ended December 31, 2010 and gross and net fees of $19.2 million and $4.7 million, respectively, during the year ended December 31, 2009. Advisory and transaction fees, including directors’ fees, are reported net of Management Fee Offsets totaling $40.5 million and $21.0 million for the years ended December 31, 2010 and 2009, respectively, an increase of $19.5 million or 92.9%. Management Fee Offsets increased in 2010 primarily due to COF I Management Fee Offsets increasing to 100% from 80% of advisory fees between 2010 and 2009.

Management fees from affiliates increased by $15.7 million for the year ended December 31, 2010 as compared to the year ended December 31, 2009. This change was primarily attributable to increased net assets managed by certain capital markets funds including SVF, AIC and AIE II, which collectively resulted in

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increased management fees of $15.9 million during the period along with an increase in fee-generating invested capital in COF II, which resulted in increased management fees earned of $5.8 million during the period. In addition, management fees earned from Athene increased by $6.8 million as it began earning fees during the third quarter of 2009. This increase is offset by a corresponding expense for subadvisory fees, presented in professional fees expense. These increases were partially offset by decrease of management fees from EPF of $10.9 million which were attributable to additional fees earned during 2009 from limited partners that committed to the fund late and as such, owed management fees retroactively from inception. In addition, there was a decrease in net assets managed by AAOF due to redemptions resulting in decreased management fees of $2.0 million during the year ended December 31, 2010 as compared to the same period during 2009.

Carried interest income from affiliates changed by $84.4 million for the year ended December 31, 2010 compared to the year ended December 31, 2009. This change was attributable to an increase in net realized gains of $100.6 million driven by an increase in net asset value, primarily by COF I, SOMA, COF II, AIE II and SVF resulting in an increase of carried interest income of $34.0 million, $25.2 million, $22.7 million, $12.7 million and $11.2 million, respectively, during the period. This increase was partially offset by a decrease in net unrealized gains of $16.2 million due to the reversal of unrealized gains due to dispositions of investments held by certain of our capital markets funds during the period, primarily COF I, COF II, SVF, and VIF, of $25.1 million, $22.2 million, $5.6 million and $4.8 million, respectively. These decreases were partially offset by an increase of net unrealized gains by ACLF, AIE II and SOMA of $25.0 million, $11.7 million and $4.8 million, respectively, during year ended December 31, 2010 as compared to the same period during 2009.

Year Ended December 31, 2009 Compared to Year Ended December 31, 2008

Advisory and transaction fees from affiliates decreased by $16.9 million for the year ended December 31, 2009 as compared to the year ended December 31, 2008. This change was attributable to fewer acquisitions and divestitures during the period. There was one transaction in 2009 compared to two transactions in 2008. Deal activity related to investments in LeverageSource generated gross and net transaction fees of $61.0 million and $17.3 million, respectively, during the year ended December 31, 2008. Gross advisory and transaction fees were $28.4 million and $80.7 million for the years ended December 31, 2009 and 2008, respectively, a decrease of $52.3 million or 64.8%. Advisory and transaction fees are reported net of Management Fee Offsets totaling $21.0 million and $56.3 million for the years ended December 31, 2009 and 2008, respectively, a decrease of $35.3 million or 62.7%.

Management fees from affiliates increased by $4.8 million for the year ended December 31, 2009 as compared to the year ended December 31, 2008. This change was attributable to increases in committed capital to EPF and invested capital by COF I and COF II, as well as increased net assets managed by certain capital markets funds including ACLF and AIE II, which collectively resulted in increased management fees earned of $36.3 million during the year ended December 31, 2009 as compared to 2008. The remaining change was attributable to decreases in net assets managed by certain capital markets funds, specifically SVF, AIC, AAOF and VIF, resulting in decreased management fees earned of $27.7 million during the year ended December 31, 2009 as compared to 2008. In addition, AIE I fees decreased by $3.8 million as a result of a monetization plan put into place during 2009. The investment performance of AIE I was adversely impacted due to market conditions in 2008 and its shareholders subsequently approved the monetization plan to sell its assets over a three-year period. During 2008, the company at its discretion established a $12.6 million management fee waiver to limit the adverse impact that deteriorating market conditions were having on AIE I’s performance. As a result of the monetization plan, we expect AIE I to have adequate cash flow to satisfy its obligations as they come due. Management fees charged to AIE I during 2008 were $5.5 million (net of a $12.6 million fee waiver) as compared to $1.7 million in 2009 (net of a $2.0 million fee waiver). The company continues to charge AIE I management fees at a reduced rate of 1.5% of the net assets of AIE I, whereas prior to the monetization plan the management fees were based on 2.0% of the gross assets.

Carried interest income (loss) from affiliates changed by $145.1 million for the year ended December 31, 2009 as compared to the year ended December 31, 2008. This change was primarily attributable to an increase in

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net unrealized gains of $125.4 million driven by changes in the fair values of investments held by certain of our capital markets funds, specifically COF I, COF II, SVF and VIF. The remaining change was attributable to an increase in net realized gains of $19.7 million resulting from the disposition of fund investments held by VIF, SVF and SOMA during the year ended December 31, 2009 as compared to the same period during 2008. There was $2.8 million and $10.3 million of incentive fees that were waived during the years ended December 31, 2009 and 2008, respectively, in connection with AIE I’s monetization plan.

Expenses

Year Ended December 31, 2010 Compared to Year Ended December 31, 2009

Compensation and benefits increased by $17.4 million for the year ended December 31, 2010 as compared to the year ended December 31, 2009. This change was primarily attributable to increased incentive fee compensation expense of $14.5 million due to the favorable performance of certain of our capital markets funds during the period along with increased salary bonus and benefits expense of $5.2 million which was driven by an increase in headcount and bonuses during the period. These increases were partially offset by decreased profit sharing expense of $2.3 million driven by the change in carried interest income of COF I and COF II due to a decline in the performance of their underlying portfolio investments during the year ended December 31, 2010 as compared to the same period during 2009.

Other expenses decreased by $2.5 million for the year ended December 31, 2010 as compared to the year ended December 31, 2009. This change was partially attributable to lower interest expense incurred of $7.0 million primarily on the AMH credit facility due to the $90.9 million debt repurchase during April and May 2009, the expiration of interest rate swap agreements during May and November 2010 and lower LIBOR and ABR interest rates during the period, resulting in lower interest expense incurred. In addition, placement fees decreased by $6.6 million primarily attributable to decreased fundraising efforts during 2010. Furthermore, occupancy expense decreased by $5.6 million primarily attributable to cost savings resulting from negotiating new office leases and lower maintenance fees incurred on existing leased space during the period. These decreases were partially offset by increased professional fees of $14.5 million driven by higher external accounting, tax, audit, legal and consulting fees incurred during the year ended December 31, 2010 as compared to the same period during 2009.

Year Ended December 31, 2009 Compared to Year Ended December 31, 2008

Compensation and benefits increased by $54.7 million for the year ended December 31, 2009 as compared to the year ended December 31, 2008. This change was primarily attributable to profit sharing expense of $37.9 million, driven by the change in carried interest income of COF I and COF II during the year ended December 31, 2009 and benefits expenses of $11.2 million, driven by an increase in headcount during the year ended December 31, 2009 as compared to the same period during 2008. In addition, incentive fee compensation increased by $5.6 million due to the favorable performance of certain of our capital markets fund, during the period.

Other expenses decreased by $36.2 million for the year ended December 31, 2009 as compared to the year ended December 31, 2008. This change was primarily attributable to decreased professional fees of $15.2 million due to lower external accounting, tax, audit, legal and consulting fees incurred during the year ended December 31, 2009 as compared to 2008. In addition, placement fees decreased by $13.4 million primarily attributable to decreased fundraising during 2009. During 2008, COF I and COF II were new funds and were actively raising additional committed capital, therefore, placement fees were higher. Lower interest expense of 8.3 million was incurred on the AMH credit facility due to the $90.9 million debt repurchase during April and May 2009 combined with lower variable LIBOR and ABR interest rates during the period. Furthermore, general, administrative and other expenses decreased by $4.5 million, which was primarily attributable to decreases in various expenses such as travel, information technology and other general expenses incurred as a result of our cost management initiatives across the company during the year ended December 31, 2009 as compared to the same period during 2008.

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Other Income (Loss)

Year Ended December 31, 2010 Compared to Year Ended December 31, 2009

Income from equity method investments changed by $15.7 million for the year ended December 31, 2010 as compared to the year ended December 31, 2009. This decrease was driven by changes in the fair values of our capital markets investments held, primarily by ACLF, COF II, COF I and AIE II, which collectively resulted in a decrease of income from equity method investments of $20.3 million during the year ended December 31, 2010 as compared to the same period during 2009. These decreases were partially offset by an increase of income from equity method investments relating to Artus and EPF of $2.6 million and $2.2 million, respectively, during the year ended December 31, 2010 as compared to the same period during 2009.

Other income, net decreased by $46.9 million for the year ended December 31, 2010 as compared to the year ended December 31, 2009. This change was primarily attributable to net gains from investment activities of $38.5 million during the year ended December 31, 2009 related to an unrealized loss from Artus, where we, as the general partner, were allocated the negative equity of the fund. During the year ended December 31, 2009, the fair value of Artus increased which resulted in the reversal of the previously recognized obligation. In addition, gain from repurchase of debt was $14.7 million during the year ended December 31, 2009 and was attributable to the purchase of AMH debt related to the AMH credit facility. As discussed in note 12 to our consolidated financial statements included elsewhere in this prospectus, the debt purchase was accounted for as if the debt was extinguished and the difference between the carrying amount and the re-acquisition price resulted in a gain on extinguishment of debt, of which $14.7 million was allocated to the capital markets segment. The remaining change was primarily attributable to lower gains resulting from fluctuations in exchange rates of foreign denominated assets and liabilities of subsidiaries partially driven by the Euro weakening against the U.S. dollar during the year ended December 31, 2010 as compared to the same period during 2009.

Year Ended December 31, 2009 Compared to Year Ended December 31, 2008

Income (loss) from equity method investments changed by $81.1 million for the year ended December 31, 2009 as compared to the year ended December 31, 2008. This increase was primarily driven by changes in the fair values of certain of our capital markets funds, specifically COF I, COF II, ACLF and Artus, totaling $70.6 million during the year ended December 31, 2009 as compared to 2008.

Other income, net increased by $86.6 million for the year ended December 31, 2009 as compared to the year ended December 31, 2008. This change was primarily attributable to unrealized gains (losses) of $76.9 million related to Artus, where we, as the general partner, are allocated the negative equity of the fund. During the year ended December 31, 2009, the fair value of Artus increased which resulted in the reversal of a previously recognized obligation. In addition, the gain from repurchase of debt was $14.7 million during the year ended December 31, 2009, which was attributable to the purchase of debt related to the AMH credit facility. As discussed in note 12 to our consolidated financial statements included elsewhere in this prospectus, the debt purchase resulted in the recognition of a gain as the purchase price was below the carrying value of the debt. These increases were partially offset by decreased interest income of $6.6 million primarily attributable to lower average cash balances combined with lower base rates, LIBOR and the Federal Funds Rate, resulting in less interest earned during the year ended December 31, 2009 as compared to the same period during 2008.

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Real Estate

Year ended December 31, 2010, 2009 and 2008

The following tables set forth our segment statement of operations information and our supplemental performance measure, ENI, for our real estate segment for the years ended December 31, 2010, 2009 and 2008, respectively. ENI represents segment income (loss), excluding the impact of non-cash charges related to equity- based compensation, income taxes and Non-Controlling Interests. In addition, segment data excludes the assets, liabilities and operating results of the Apollo funds and consolidated VIEs that are included in the consolidated financial statements. ENI is not a U.S. GAAP measure.

	Year Ended December 31, 2010			Year Ended December 31, 2009			Year Ended December 31, 2008
	Management	Incentive	Total	Management	Incentive	Total	Management	Incentive	Total
	(in thousands)
Real Estate:
Revenues:
Advisory and transaction fees from affiliates	$—	$—	$—	$—	$—	$—	$—	$—	$—
Management fees from affiliates	11,383	—	11,383	1,201	—	1,201	—	—	—
Carried interest income from affiliates	—	—	—	—	—	—	—	—	—

Total Revenues	11,383	—	11,383	1,201	—	1,201	—	—	—

Expenses:
Compensation and benefits:
Salary, bonus and benefits	21,688	—	21,688	10,919	—	10,919	4,679	—	4,679

Total compensation and benefits(1)	21,688	—	21,688	10,919	—	10,919	4,679	—	4,679
Other expenses	20,371	—	20,371	13,621	—	13,621	1,324	—	1,324

Total Expenses	42,059	—	42,059	24,540	—	24,540	6,003	—	6,003

Other Income (Loss):
Loss from equity method investments	—	(391)	(391)	—	(743)	(743)	—	—	—
Other income, net	23,622	—	23,622	1,043	—	1,043	—	—	—

Total Other Income (Loss)	23,622	(391)	23,231	1,043	(743)	300	—	—	—

Economic Net Loss	$(7,054)	$(391)	$(7,445)	$(22,296)	$(743)	$(23,039)	$(6,003)	$—	$(6,003)

(1)	Excludes non-cash charges related to equity-based compensation.

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	Year Ended December 31,				Year Ended December 31,
	2010	2009	Amount Change	Percentage Change	2009	2008	Amount Change	Percentage Change
	(in thousands)				(in thousands)
Real Estate:
Revenues:
Advisory and transaction fees from affiliates	$—	$—	$—	NM	$—	$—	$—	NM
Management fees from affiliates	11,383	1,201	10,182	NM	1,201	—	1,201	NM
Carried interest income from affiliates	—	—	—	NM	—	—	—	NM

Total Revenues	11,383	1,201	10,182	NM	1,201	—	1,201	NM

Expenses:
Compensation and benefits:
Salary, bonus and benefits	21,688	10,919	10,769	98.6%	10,919	4,679	6,240	133.4%

Total Compensation and Benefits	21,688	10,919	10,769	98.6	10,919	4,679	6,240	133.4
Other expenses	20,371	13,621	6,750	49.6	13,621	1,324	12,297	NM

Total Expenses	42,059	24,540	17,519	71.4	24,540	6,003	18,537	308.8

Other Income (Loss):
Loss from equity method investments	(391)	(743)	352	(47.4)	(743)	—	(743)	NM
Other income, net	23,622	1,043	22,579	NM	1,043	—	1,043	NM

Total Other Income (Loss)	23,231	300	22,931	NM	300	—	300	NM

Economic Net Loss	$(7,445)	$(23,039)	$15,594	(67.7)%	$(23,039)	$(6,003)	(17,036)	283.8%

Revenues

Year Ended December 31, 2010 Compared to Year Ended December 31, 2009

Management fees increased by $10.2 million for the year ended December 31, 2010 as compared to the year ended December 31, 2009. This change was primarily attributable to $4.3 million of fees earned from CPI during the fourth quarter of 2010. In addition, increased net assets managed by ARI and the AGRE CMBS Account resulted in increased management fees earned of $3.7 million and $2.2 million, respectively, during the year ended December 31, 2010 as compared to the same period during 2009.

Year Ended December 31, 2009 Compared to Year Ended December 31, 2008

Management fees were $1.2 million for the year ended December 31, 2009, and of the total fees, $1.1 million and $0.1 million were related to ARI and the AGRE CMBS Account, respectively.

Expenses

Year Ended December 31, 2010 Compared to Year Ended December 31, 2009

Compensation and benefits increased by $10.8 million during the year ended December 31, 2010 as compared to the year ended December 31, 2009. This change was attributable to an increase in salary, bonus and benefits expense primarily driven by an increase in headcount during the period as a result of the CPI acquisition.

Other expenses increased by $6.8 million during the year ended December 31, 2010 as compared to the year ended December 31, 2009. The majority of these expenses were incurred to establish our investment platform that will target real estate investment opportunities. Professional fees increased by $5.1 million primarily due to

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higher external accounting, tax, audit, legal and consulting fees incurred during the year ended December 31, 2010 as compared to the same period during 2009. This increase was partially offset by decreased general, administrative and other expenses of $2.7 million which was primarily attributable to approximately $8.0 million of offering costs that were expensed during the year ended December 31, 2009 related to the launch of ARI during the third quarter of 2009.

Year Ended December 31, 2009 Compared to Year Ended December 31, 2008

Compensation and benefits increased by $6.2 million during the year ended December 31, 2009 as compared to the year ended December 31, 2008. This change was attributable to an increase in salary, bonus and benefits expense primarily driven by an increase in headcount during the period.

Other expenses for the real estate segment increased by $12.3 million for the year ended December 31, 2009 as compared to the year ended December 31, 2008. The majority of these expenses were incurred to establish our investment platform that will target real estate investment opportunities.

Other Income (Loss)

Year Ended December 31, 2010 Compared to Year Ended December 31, 2009

Other income, net increased by $22.6 million during the year ended December 31, 2010 as compared to the year ended December 31, 2009. This change was primarily due to a gain of $24.1 million that was recognized on the acquisition of CPI during November 2010.

Year Ended December 31, 2009 Compared to Year Ended December 31, 2008

Other income, net increased by $1.0 million during the year ended December 31, 2009 as compared to the year ended December 31, 2008. This change was primarily due to the gain from repurchase of debt totaling $0.9 million during the year ended December 31, 2009 which was attributable to the purchase of AMH debt related to the AMH credit facility. As discussed in note 12 to our consolidated financial statements included elsewhere in this prospectus, the debt repurchase was accounted for as if the debt was extinguished and the difference between the carrying amount and the reacquisition price resulted in a gain on extinguishment of debt, of which $0.9 million was allocated to the real estate segment.

Summary Combined Segment Results for Management Business and Incentive Business

The following tables combine our reportable segments’ statements of operations information and supplemental performance measure, ENI, for our management and incentive businesses for the years ended December 31, 2010, 2009 and 2008. ENI represents segment income (loss), excluding the impact of non-cash charges related to equity-based compensation, income taxes and Non-Controlling Interests. In addition, segment data excludes the assets, liabilities and operating results of the Apollo funds and consolidated VIEs that are included in the consolidated financial statements. ENI is not a U.S. GAAP measure.

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In addition to providing the financial results of our three reportable business segments, we evaluate our reportable segments based on what we refer to as our management and incentive businesses. Our management business is generally characterized by the predictability of its financial metrics, including revenues and expenses. This business includes management fee revenues, advisory and transaction fee revenues, carried interest income from certain of our mezzanine funds and expenses, each of which we believe are more stable in nature.

	Year Ended December 31,
	2010	2009	2008(1)
	(in thousands)
Management Business
Revenues:
Advisory and transaction fees from affiliates	$79,782	$56,075	$145,181
Management fees from affiliates	431,096	406,257	384,247
Carried interest income from affiliates	47,385	50,404	49,829

Total Revenues	558,263	512,736	579,257

Expenses:
Compensation and benefits(2)	249,571	227,356	201,098
Interest expense	35,436	50,252	62,622
Professional fees(3)	60,870	33,220	72,907
Litigation settlement(4)	—	—	200,000
General, administrative and other(5)	63,466	59,437	70,537
Placement fees	4,258	12,364	51,379
Occupancy	23,067	29,625	20,830
Depreciation and amortization	24,249	24,299	22,099

Total Expenses	460,917	436,553	701,472

Other Income (Loss):
Gain from debt repurchase	—	36,193	—
Interest income	1,508	1,450	19,368
Other income (loss), net(6)	195,255	41,410	(4,609)

Total Other Income	196,763	79,053	14,759

Economic Net Income (Loss)	$294,109	$155,236	$(107,456)

(1)	During 2008, carried interest income earned from AIC and the related incentive fee compensation expense of $49.8 million and $9.0 million, respectively, have been reclassified to the management business from the incentive business to conform with the 2010 and 2009 presentation.
(2)	Excludes non-cash charges related to equity-based compensation.
(3)	Excludes professional fees related to the consolidated funds. Includes $9.0 million, $14.7 million and $26.8 million that was incurred to register Class A shares during the years ended December 31, 2010, 2009, and 2008, respectively.
(4)	Includes $200.0 million of litigation settlement expense related to the Hexion/Huntsman litigation settlement.
(5)	Excludes general and administrative expenses related to the consolidated funds. Includes $8.0 million of offering costs related to the launch of ARI during the third quarter of 2009 in general, administrative and other expenses, which were contractually incurred by the company for the benefit of ARI.
(6)	Other income (loss), net includes $162.5 million and $37.5 million of gross insurance proceeds related to the Hexion/Huntsman litigation settlement for the years ended December 31, 2010 and 2009, respectively.

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The financial performance of our incentive business, which is dependent upon quarterly mark-to-market unrealized valuations in accordance with U.S. GAAP guidance applicable to fair value measurements, includes carried interest income, income from equity method investments, profit sharing expenses and incentive fee compensation that are associated with our general partner interests in the Apollo funds, which are generally less predictable and more volatile in nature.

	Year Ended December 31,
	2010	2009	2008(1)
	(in thousands)
Incentive Business
Revenues:
Carried interest income (loss) from affiliates:
Unrealized gains (losses)	$1,355,444	$383,016	$(1,211,300)
Realized gains	196,191	70,976	365,338

Total Revenues	1,551,635	453,992	(845,962)

Expenses:
Compensation and benefits:
Profit sharing expense:
Unrealized profit sharing expense	504,537	143,475	(647,008)
Realized profit sharing expense	50,688	18,460	164,326

Total profit sharing expense	555,225	161,935	(482,682)
Incentive fee compensation	20,142	5,613	—

Total Compensation and Benefits	575,367	167,548	(482,682)

Other Income (Loss):
Net gains (losses) from investment activities(2)	—	39,062	(38,444)
Income (loss) from equity method investments	80,919	100,280	(101,770)

Total Other Income (Loss)	80,919	139,342	(140,214)

Economic Net Income (Loss)	$1,057,187	$425,786	$(503,494)

(1)	During 2008, carried interest income earned from AIC and the related incentive fee compensation expense of $49.8 million and $9.0 million, respectively, have been reclassified to the management business from the incentive business to conform with the 2010 and 2009 presentation.
(2)	Excludes investment income and net gains (losses) from investment activities related to consolidated funds and the consolidated VIEs.

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Summary

Below is the summary of our total reportable segments including management and incentive businesses and a reconciliation of ENI to Net Income (Loss) attributable to Apollo Global Management, LLC reported in our consolidated statements of operations:

	Year Ended December 31,
	2010	2009	2008
	(in thousands)
Revenues	$2,109,898	$966,728	$(266,705)
Expenses	1,036,284	604,101	218,790
Other income (loss)	277,682	218,395	(125,455)

Economic Net Income (Loss)	1,351,296	581,022	(610,950)
Non-cash charges related to equity-based compensation	(1,118,412)	(1,100,106)	(1,125,184)
Income tax (provision) benefit	(91,737)	(28,714)	36,995
Net income attributable to Non-Controlling Interests in consolidated entities(1)	(16,258)	(7,818)	(14,918)
Net (income) loss attributable to Non-Controlling Interests in Apollo Operating Group	(27,892)	400,440	801,799
Net loss of Metals Trading Fund	(2,380)	—	—

Net Income (Loss) Attributable to Apollo Global Management, LLC	$94,617	$(155,176)	$(912,258)

(1)	Excludes Non-Controlling Interests attributable to AAA and consolidated VIEs as such amounts are not included within Net Income (Loss) attributable to Apollo Global Management, LLC. Economic Net Income (Loss) is presented on a segment basis and excludes our consolidated funds and consolidated VIEs.

Liquidity and Capital Resources

Historical

Although we have managed our historical liquidity needs by looking at deconsolidated cash flows, our historical consolidated statement of cash flows reflects the cash flows of Apollo, as well as those of our consolidated Apollo funds.

The primary cash flow activities of Apollo are:

•	Generating cash flow from operations;

•	Making investments in Apollo funds;

•	Meeting financing needs through credit agreements; and

•	Distributing cash flow to equity holders and Non-Controlling Interests.

Primary cash flow activities of the consolidated Apollo funds are:

•	Raising capital from their investors, which have been reflected historically as Non-Controlling Interests of the consolidated subsidiaries in our financial statements;

•	Using capital to make investments;

•	Generating cash flow from operations through dividends, interest and the realization of investments; and

•	Distributing cash flow to investors.

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While primarily met by cash flows generated through fee income and carried interest income received, working capital needs have also been met (to a limited extent) through borrowings as follows:

	December 31, 2010			December 31, 2009
	Outstanding Balance	Annualized Weighted Average Interest Rate		Outstanding Balance	Annualized Weighted Average Interest Rate
	(in thousands)			(in thousands)
AMH credit facility	$728,273	3.78	%(1)	$909,091	5.15	%(1)
CIT secured loan agreement	23,252	3.50		24,743	3.64

Total Debt	$751,525	3.77%		$933,834	5.11%

(1)	Includes the effect of interest rate swaps.

We determine whether to make capital commitments to our private equity funds in excess of our minimum required amounts based on a variety of factors, including estimates regarding our liquidity resources over the estimated time period during which commitments will have to be funded, estimates regarding the amounts of capital that may be appropriate for other funds that we are in the process of raising or are considering raising, and our general working capital requirements.

We have made one or more distributions to our managing partners and contributing partners, representing all of the undistributed earnings generated by the businesses contributed to the Apollo Operating Group prior to the Private Offering Transactions. For this purpose, income attributable to carried interest on private equity funds related to either carry-generating transactions that closed prior to the Private Offering Transactions or carry-generating transactions to which a definitive agreement was executed, but that did not close, prior to the Private Offering Transactions are treated as having been earned prior to the Private Offering Transactions.

On April 21, 2009 and May 1, 2009, the company purchased a combined total of $90.9 million face value of AMH debt related to the credit agreement for a cost of approximately $54.7 million resulting in a net gain of $36.2 million. On December 20, 2010, the company repurchased approximately $180.8 million of AMH debt in connection with the extension of the maturity date of such loans and had a remaining outstanding balance of $728.3 million. The company determined that debt modification resulted in debt extinguishment, which did not result in any gain or loss recognized in the consolidated financial statements.

Cash Flows

Significant amounts from our consolidated statements of cash flow for the years ended December 31, 2010, 2009 and 2008 are summarized and discussed within the table and corresponding commentary below.

Year Ended December 31, 2010 Compared to the Years Ended December 31, 2009 and 2008

	Year Ended December 31,
	2010	2009	2008
	(in thousands)
Operating Activities	$(218,051)	$107,993	$153,071
Investing Activities	(9,667)	(16,870)	(186,458)
Financing Activities	243,761	(106,264)	(348,299)

Net Increase (Decrease) in Cash and Cash Equivalents	$16,043	$(15,141)	$(381,686)

Operating Activities

Net cash used in operating activities was $218.1 million during the year ended December 31, 2010. During this period, there was $543.2 million in net income, to which $87.6 million of cash held by the consolidated VIEs, $1,240.8 million in net purchases of investments primarily by the consolidated VIEs and $416.6 million of

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net unrealized gains from investment activities of consolidated funds and consolidated VIEs were each added to reconcile net income to net cash used in operating activities. Additional adjustments to reconcile cash used in operating activities during the year ended December 31, 2010 included a $1,383.2 million increase in our carried interest receivables. The increase in our carried interest receivable balance during the year ended December 31, 2010 was driven by a $1,585.9 million increase in the fair value of the funds for which we act as general partner, offset by fund cash distributions of $204.4 million. These adjustments were offset by $1,118.4 million of equity-based compensation, a non-cash expense, as well as $503.6 million increase in our profit sharing payable, which was also primarily driven by increases in the fair value of the funds for which we act as general partner. Additional offsets include $627.3 million of sales of investments held by the consolidated VIEs, and a $107.9 million increase in other liabilities of the consolidated VIEs, which is primarily due to the refinancing of a portfolio investment.

Net cash provided by operating activities was $108.0 million during the year ended December 31, 2009. During this period there was a $95.4 million net loss, to which $1.1 billion of equity-based compensation, a non-cash expense, was added to reconcile net loss to net cash provided by operating activities. Additional adjustments to reconcile cash provided by operating activities during the year ended December 31, 2009 included $471.9 million of unrealized gains on investments held by AAA, a $406.8 million increase in our carried interest receivable and $83.1 million of income from equity method investments. The increase in our carried interest receivable balance during the year ended December 31, 2009 was driven by a $504.4 million increase in the fair value of the funds for which we act as general partner, offset by fund cash distributions of $97.6 million. There was also a $45.3 million change in deferred revenue and $40.0 million change in net purchases of investments. These unfavorable cash adjustments were offset by a $144.5 million increase in our profit sharing payable, which was also primarily driven by increases in the fair value of the funds for which we act as general partner.

Net cash provided by operating activities was $153.1 million during the year ended December 31, 2008. During this period there was a $2.9 billion net loss, to which $1.1 billion of equity-based compensation, a non-cash expense, was added to reconcile net loss to net cash provided by operating activities. Additional adjustments to reconcile cash provided by operating activities during the year ended December 31, 2008 included $1.2 billion of unrealized losses on investments held by AAA, a $1.2 billion decrease in our carried interest receivable and a $211.0 million increase in deferred revenue that was primarily driven by new deal activity related to LeverageSource. The significant decrease in our carried interest receivable balance during the year ended December 31, 2008 was driven by a $783.1 million decrease in the fair value of the funds for which we act as general partner and fund cash distributions of $456.0 million. These favorable cash adjustments were offset by a $566.8 million reduction in our profit sharing payable, which was also primarily driven by decreases in the fair value of the funds for which we act as general partner, and a $207.9 million decrease in due to affiliates that was primarily the result of a reduction in amounts due to managing partners in connection with the Reorganization.

The operating cash flow amounts from the Apollo funds and consolidated VIEs represent the significant variances between net income (loss) and cash flow from operations and were classified as operating activities pursuant to the American Institute of Certified Public Accountants, or “AICPA,” Audit and Accounting Guide, Investment Companies, or “Investment Company Guide.” The increasing capital needs reflect the growth of our business while the fund-related requirements vary based upon the specific investment activities being conducted at a point in time. These movements do not adversely affect our liquidity or earnings trends because we currently have sufficient cash reserves compared to planned expenditures.

Investing Activities

Net cash used in investing activities was $9.7 million for the year ended December 31, 2010, which was primarily comprised of $63.5 million of cash contributions to equity method investments and $5.6 million of fixed asset purchases, offset by $21.6 million in cash received from business acquisition and disposition and $38.9 million of cash distributions from equity method investments. Cash contributions to equity method investments were primarily related to Fund VII, COF I, COF II, Palmetto and EPF. Cash distributions from equity method investments were primarily related to Fund VII, ACLF, COF I, COF II and Vantium C.

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Net cash used in investing activities was $16.9 million for the year ended December 31, 2009, which was primarily comprised of $40.2 million of cash contributions to equity method investments and $15.8 million of fixed asset purchases, offset by $40.1 million of cash distributions from equity method investments. Cash contributions to equity method investments were primarily related to Fund VII, ARI, COF II and EPF. Cash distributions from equity method investments were primarily related to COF I, Fund VII, EPF and ACLF.

Net cash used in investing activities was $186.5 million for the year ended December 31, 2008, which was primarily comprised of $165.0 million of cash contributions to equity method investments and $57.3 million of fixed asset purchases, offset by $34.1 million of cash distributions from equity method investments. Cash contributions to equity method investments were primarily related to Fund VII, COF I, COF II, ACLF, EPF and Vantium. Cash distributions from equity method investments were primarily related to Apollo Value Investment Offshore Fund, Ltd., Fund VII, COF II and EPF. Fixed asset purchases were primarily comprised of leasehold improvements, furniture and equipment that were needed for the expansion of our investment platform.

Financing Activities

Net cash provided by financing activities was $243.8 million for the year ended December 31, 2010, which was primarily comprised of $1,050.4 million related to the issuance of debt by consolidated VIEs. This amount was offset by $331.1 million in repayment of term loans by consolidated VIEs, $146.7 million in distributions by consolidated VIEs, $182.3 million in repayments and repurchases of debt primarily with respect to the AMH credit facility and $48.8 million in purchases of AAA units. In addition, there were $13.6 million of distributions to Non-Controlling Interests in the consolidated entities and $21.3 million and $50.4 million of dividends paid to Class A shareholders and Non-Controlling Interests in the Apollo Operating Group, respectively.

Net cash used in financing activities was $106.3 million for the year ended December 31, 2009, which was primarily comprised of $55.8 million in repurchases of debt related to the AMH credit facility and principal repayments on debt, $18.0 million of distributions to Non-Controlling Interests in the Apollo Operating Group, $12.4 million of distributions to Non-Controlling Interests in consolidated entities and $4.9 million and $12.0 million of dividends paid to Class A shareholders and Non-Controlling Interests in the Apollo Operating Group, respectively.

Net cash used in financing activities was $348.3 million for the year ended December 31, 2008, which was primarily comprised of $134.4 million of dividends paid to Non-Controlling Interests in the Apollo Operating Group, $58.6 million of principal repayments on debt that was primarily related to the AAA Holdings credit facility, $62.2 million in distributions to Non-Controlling Interests in consolidated entities and $54.9 million of dividends paid to Class A shareholders. These decreases in cash were offset by a $26.9 million increase in proceeds from a credit agreement in connection with the CIT Secured Loan Agreement.

Dividends/Distributions

The declaration, payment and determination of the amount of quarterly dividends are at the sole discretion of the company.

On November 1, 2010, the company declared a cash dividend of $0.07 per Class A share, which was paid on November 23, 2010 to Class A shareholders of record on November 12, 2010. Of the $23.7 million aggregate distribution from the Apollo Operating Group, $6.9 million was received by the company, and the remaining $16.8 million was paid to the company’s Non-Controlling Interest holders in the Apollo Operating Group. Additionally, the company also accrued $1.3 million for distribution equivalents on certain RSUs.

On August 2, 2010, the company declared a cash dividend of $0.07 per Class A share, which was paid on August 25, 2010. Of the $23.7 million aggregate distribution from the Apollo Operating Group, $6.9 million was received by the company, and the remaining $16.8 million was paid to the company’s Non-Controlling Interest holders in the Apollo Operating Group. Additionally, the company also accrued $1.4 million for distribution equivalents on certain RSUs.

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On May 27, 2010, the company declared a cash dividend of $0.07 per Class A share, which was paid on June 15, 2010. Of the $23.5 million aggregate distribution from the Apollo Operating Group, $6.7 million was received by the company, and the remaining $16.8 million was paid to the company’s Non-Controlling Interest holders in the Apollo Operating Group. Additionally, the company also accrued $1.0 million for distribution equivalents on certain RSUs.

On April 19, 2010, the company made a cash payment of $15.0 million to the managing partners and contributing partners relating to the tax receivable agreement resulting from a realized tax benefit for the 2009 tax year.

On September 9, 2009, the Apollo Operating Group made a total distribution of $27.0 million to APO Corp. and Holdings, in accordance with their pro rata interests, to satisfy the liability under the tax receivable agreement for a portion of the tax savings APO Corp. realized as result of the acquisition of Apollo Operating Group units from the managing partners and the contributing partners. As such, $17.9 million was distributed to the managing partners and contributing partners through their ownership of Holdings and the remaining $9.1 million was paid to APO Corp. for it to pay its liability under the tax receivable agreement.

On January 8, 2009, the company declared a cash dividend of $0.05 per Class A share, which was paid on January 15, 2009. Of the $16.9 million aggregate distribution from the Apollo Operating Group, the company received $4.9 million, and the remaining $12.0 million was paid to Holdings related to the tax year ended December 31, 2008. Additionally, the company also accrued $0.3 million for distribution equivalents on certain RSUs, which were paid in January 2010.

During December 2008, the Apollo Operating Group made a total distribution of $18.1 million to APO Corp. and Holdings, in accordance with their pro rata interests, to satisfy the liability under the tax receivable agreement for a portion of the tax savings APO Corp. realized as a result of the acquisition of Apollo Operating Group units from the managing partners and the contributing partners. See “Certain Relationships and Related Party Transactions—Tax Receivable Agreement” for a discussion of the required payment. We distributed $14.4 million to the managing partners and contributing partners through their ownership of Holdings, with the remaining $3.7 million being paid to APO Corp. to pay its liability under the tax receivable agreement.

The company accrued $0.4 million in distribution equivalents during the third quarter of 2008, which related to unvested RSUs granted to employees that are subject to accelerated vesting conditions in respect of distributions in accordance with the Apollo Global Management, LLC 2007 Omnibus Equity Incentive Plan. These amounts were paid in January 2009.

On July 15, 2008, the company declared a cash distribution amounting to $0.23 per Class A share, which included a second quarter 2008 quarterly distribution of $0.16 per Class A share plus a special distribution of $0.07 per Class A share that primarily related to realizations from (i) portfolio companies, (ii) dividend income from a portfolio company and (iii) interest income related to debt investments. This $77.6 million aggregate distribution was paid to the owners of the Apollo Operating Group. Of this amount, $22.4 million was received by Apollo Global Management, LLC and distributed on July 25, 2008, to its Class A shareholders of record on July 18, 2008, and the remaining $55.2 million was paid to Holdings.

On April 4, 2008, the company declared a cash distribution amounting to $0.33 per Class A share, which included a first quarter 2008 quarterly distribution of $0.16 per Class A share plus a special distribution of $0.17 per Class A share that primarily related to the realization of a fund portfolio company in February 2008. The $111.3 million aggregate distribution was paid to the owners of the Apollo Operating Group. Of this amount, $32.2 million was received by Apollo Global Management, LLC and distributed to its Class A shareholders of record on April 18, 2008, and the remaining $79.1 million was paid to Holdings.

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Future Cash Flows

We have contributed the net proceeds of the Private Offering Transactions to the Apollo Operating Group, which is using the net proceeds:

•	to provide capital to facilitate the growth of our existing private equity and capital markets businesses, including through funding a portion of our general partner capital commitments to our funds;

•

to provide capital to facilitate our expansion into new businesses that are complementary to our existing businesses and that can benefit from being affiliated with us, including possibly through selected strategic acquisitions; and

•	for other general corporate purposes.

We expect the proceeds from the offering, the cash on hand, capital calls from limited partners and our cash flows from operating activities will satisfy our liquidity needs with respect to current commitments relating to investments and with respect to our debt obligations over the next twelve months. We expect to meet our long-term liquidity requirements, including the repayment of our debt obligations and any new commitments, through the generation and growth of operating income and by raising capital, if necessary.

Our ability to execute our business strategy, particularly our ability to increase our AUM, depends on our ability to establish new funds and to raise additional investor capital within such funds. Our liquidity will depend on a number of factors, such as our ability to project our financial performance, which is highly dependent on our funds and our ability to manage our projected costs, fund performance, having access to credit facilities, being in compliance with existing credit agreements, as well as industry and market trends. Also during economic downturns the funds we manage might experience cash flow issues or liquidate entirely. In these situations we might be asked to reduce or eliminate the management fee and incentive fees we charge. As was the situation with AIE I, this could adversely impact our cash flow in the future.

For example, the investment performance of AIE I was adversely impacted due to market conditions in 2008 and early 2009, and on July 10, 2009, its shareholders subsequently approved a monetization plan. The primary objective of the monetization plan is to maximize shareholder recovery value by (i) opportunistically selling AIE I’s assets over a three-year period from July 2009 to July 2012 (subject to a one-year extension with the consent of a majority of AIE I’s shareholders) and (ii) reducing the overall costs of the fund. The company waived management fees of $12.6 million for the year ended December 31, 2008 and an additional $2.0 million for the year ended December 31, 2009 to limit the adverse impact that deteriorating market conditions were having on AIE I’s performance. As a result of the monetization plan, we expect AIE I to have adequate cash flow to satisfy its obligations as they come due, Therefore, we do not anticipate any additional fee waivers for AIE I in the future. The company continues to charge AIE I management fees at a reduced rate of 1.5% of the net assets of AIE I. Prior to the monetization plan, the management fees were based on 2.0% of the gross assets of AIE I. The company has no future plans to waive additional management fees charged to AIE I or to lower the current management fee arrangement.

In addition, we recently announced a new strategic relationship agreement with CalPERS, whereby we agreed to reduce management fees and other fees charged to CalPERS on funds we manage, or in the future will manage, solely for CalPERS by $125 million over a five-year period or as close a period as required to provide CalPERS with that benefit.

An increase in the fair value of our funds’ investments, by contrast, could favorably impact our liquidity through higher management fees where the management fees are calculated based on the net asset value, gross assets and adjusted assets. Additionally, higher carried interest income would generally result when investments appreciate over their cost basis.

The company granted approximately 12.9 million RSUs to its employees during 2010. The estimated fair value per share on the grant date was $9.34 with a total fair value of the grant of $120.2 million. This will impact the company’s compensation expense as these grants are amortized over their vesting term of three to six years. The company has incurred and expects to incur annual compensation expenses on all grants, net of forfeitures, of

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approximately $85.3 million, $75.5 million, $42.8 million, $14.1 million, $5.7 million and $4.1 million during the years ended December 31, 2011, 2012, 2013, 2014, 2015 and 2016, respectively. These grants will not have an impact on the company’s cash flow.

Although Apollo Global Management, LLC expects to pay dividends according to our dividend policy, we may not pay dividends according to our policy, or at all, if, among other things, we do not have the cash necessary to pay the intended dividends. To the extent we do not have cash on hand sufficient to pay dividends, we may have to borrow funds to pay dividends, or we may determine not to pay dividends. The declaration, payment and determination of the amount of our quarterly dividend is at the sole discretion of our manager.

Carried interest income from our funds can be distributed to us on a current basis, but is subject to repayment by the subsidiary of the Apollo Operating Group that acts as general partner of the fund in the event that certain specified return thresholds are not ultimately achieved. The managing partners, contributing partners and certain other investment professionals have personally guaranteed, to the extent of their ownership interest, subject to certain limitations, the obligations of these subsidiaries in respect of this general partner obligation. Such guarantees are several and not joint and are limited to a particular managing partner’s or contributing partner’s distributions. The shareholders agreement dated July 13, 2007, includes clauses that indemnify each of our managing partners and certain contributing partners against all amounts that they pay pursuant to any of these personal guarantees in favor of Fund IV, Fund V and Fund VI (including costs and expenses related to investigating the basis for or objecting to any claims made in respect of the guarantees) for all interests that our managing partners and contributing partners have contributed or sold to the Apollo Operating Group.

Accordingly, in the event that our managing partners, contributing partners and certain investment professionals are required to pay amounts in connection with a general partner obligation for the return of previously made carried interest distributions with respect to Fund IV, Fund V and Fund VI, we will be obligated to reimburse our managing partners and certain contributing partners for the indemnifiable percentage of amounts that they are required to pay even though we did not receive the distribution to which that general partner obligation related. As of December 31, 2010, the company has not recorded an obligation for any previously made distributions.

On December 3, 2010, Apollo entered into a subscription agreement under which HFA will issue $75 million of MCNs to Apollo and a co-investor. Additionally, Apollo will distribute the investment products and services of Lighthouse, HFA’s U.S.-based subsidiary, through the Alliance. Lighthouse is a fund of hedge funds and managed account investment adviser for institutional and private investors. The Alliance and the issuance of the MCNs are subject to a number of conditions, including HFA shareholder approval and receipt of governmental and regulatory approvals.

On January 4, 2011, the company declared a cash dividend of $0.17 per Class A share, which was paid on January 14, 2011. Of the $57.4 million aggregate distribution from the Apollo Operating Group, $16.6 million was received by the company, and the remaining $40.8 million was paid to the company’s Non-Controlling Interest holders in the Apollo Operating Group. Additionally, the company also accrued $3.3 million for distribution equivalents on certain RSUs.

Distributions to Managing Partners and Contributing Partners

The three managing partners who became employees of Apollo Global Management, LLC on July 13, 2007, are each entitled to a $100,000 base salary. Additionally, our managing partners can receive other forms of compensation. Refer to “Management” for additional information. Any additional consideration will be paid to them in their proportional ownership interest in Holdings. Please refer to the structure chart for participation of profits in the Apollo Operating Group by Holdings. Additionally, 85% of any tax savings APO Corp. recognizes as a result of the tax receivable agreement will be paid to any exchanging or selling managing partners.

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It should be noted that subsequent to the Reorganization, the contributing partners retained ownership interests at the entity level below the Apollo Operating Group; therefore any distributions prior to flowing up to the Apollo Operating Group are shared pro rata with the contributing partners who have a direct interest in the entity (management or advisory entity). These distributions are considered compensation expense post-Reorganization.

The contributing partners are entitled to receive the following:

•

Profit sharing—private equity carried interest income, from direct ownership of advisory entities. Any changes in fair value of the underlying fund investments would result in changes to Apollo Global Management, LLC’s profit sharing payable.

•

Net management fee income—distributable cash determined by the general partner of each management company, from direct ownership of the management company entity. The contributing partners will continue to receive net management fee income payments based on the interests they retained in management companies directly. Such payments are treated as compensation expense post-Reorganization as described above.

•

Any additional consideration will be paid to them in their proportional ownership interest in Holdings. Please refer to the structure chart for participation of profits in and distributions from the Apollo Operating Group by Holdings.

•	No base compensation is paid to the contributing partners from the company, but they are entitled to a monthly draw.

•	Additionally, 85% of any tax savings APO Corp. recognizes as a result of the tax receivable agreement will be paid to any exchanging or selling contributing partner.

Commitments

Our management companies and general partners have committed that we, or our affiliates, will invest into the funds a certain percentage of their capital. While a small percentage of these amounts are funded by us, the majority of these amounts have historically been funded by our affiliates, including certain of our employees and certain Apollo funds. The table below presents the commitment and remaining commitment amounts of Apollo and its affiliates, the percentage of total fund commitments of Apollo and its affiliates, the commitment and remaining commitment amounts of Apollo only (excluding affiliates), and the percentage of total fund commitments of Apollo only (excluding affiliates) for each private equity fund and each capital markets fund as of December 31, 2010 as follows ($ in millions):

Fund	Apollo and Affiliates Commitments		% of Total Fund Commitments		Apollo Only (Excluding Affiliates) Commitments		Apollo Only (Excluding Affiliates) % of Total Fund Commitments		Apollo and Affiliates Remaining Commitments		Apollo Only (Excluding Affiliates) Remaining Commitments
Fund VII	$467.2	(1)	3.18%		$188.2		1.28%		$270.9	(1)	$112.2
Fund VI	246.3		2.43		6.1		0.06		31.5		0.7
Fund V	100.0		2.67		0.5		0.01		6.5		—	(2)
Fund IV	100.0		2.78		0.2		0.01		0.5		—	(2)
Fund III	100.6		6.71		—		—		15.5		—
EPF(7)	389.7	(3)	22.48		23.6		1.36		156.1	(4)	10.4
SOMA(8)	—		—		—		—		—		—
ACLF Co-Invest	—	(5)	—	(5)	—	(5)	—	(5)	—	(5)	—	(5)
COF I	477.6	(6)	32.16		29.7		2.00		242.6	(6)	4.2
COF II	70.5		4.45		23.4		1.48		1.9		0.6
ACLF	23.9		2.43		23.9		2.43		8.2		8.2
Palmetto	9.0		1.19		9.0		1.19		3.8		3.8
AIE II(7)	8.7		3.15		5.4		1.95		0.8		0.5

Total	$1,993.5				$310.0				$738.3		$140.6

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(1)	As of December 31, 2010, Palmetto had commitments and remaining commitment amounts in Fund VII of $110.0 million and $64.1 million, respectively.
(2)	As of December 31, 2010, Apollo had an immaterial amount of remaining commitments in Fund IV and Fund V. Accordingly, presentation of such remaining commitments was not deemed meaningful for inclusion in the table above.
(3)	Of the total commitment amount in EPF, AAA, SOMA and Palmetto have approximately $103.5 million, $100.4 million and $141.8 million, respectively.
(4)	Of the total remaining commitment amount in EPF, AAA, SOMA and Palmetto have approximately $41.2 million, $39.7 million and $55.7 million, respectively.
(5)	As of December 31, 2010, the general partner of ACLF Co-Invest had committed an immaterial amount to ACLF Co-Invest. Accordingly, presentation of such commitment was not deemed meaningful for inclusion in the table above.
(6)	As of December 31, 2010, SOMA had commitments and remaining commitment amounts in COF I of $250.0 million and $202.0 million, respectively.
(7)	Apollo’s commitment in these funds is denominated in Euros and translated into U.S. dollars at an exchange rate of €1.00 to $1.34 as of December 31, 2010.
(8)	Apollo and affiliated investors must maintain an aggregate capital balance in an amount not less than 1% of total capital account balances of the partnership. As of December 31, 2010, Apollo and affiliates’ capital balances exceeded the 1% requirement and are not required to fund a capital commitment.

As a limited partner, the general partner and manager of the Apollo private equity funds and capital markets funds, Apollo has unfunded capital commitments of $140.6 million and $201.3 million at December 31, 2010 and 2009, respectively.

Apollo has an ongoing obligation to acquire additional common units from AAA on a quarterly basis in an amount equal to 25% of the aggregate after tax cash distributions, if any, that are made to Apollo affiliates pursuant to the carried interest distribution rights that are applicable to the investments that are made through AAA Investments.

The AMH credit facility, which provides for a variable-rate term loan, will have future impacts on our cash uses. Borrowings under the AMH credit facility originally accrued interest at a rate of (i) LIBOR loans (LIBOR plus 1.25%), or (ii) base rate loans (base rate plus 0.50%). The loan originally matured in April 2014. Additionally, the company has hedged $167 million of the variable-rate loan with fixed rate swaps to minimize our interest rate risk as of December 31, 2010. In April and May 2009, the company repurchased a combined total of $90.9 million of par value of the AMH debt for $54.7 million and recognized a net gain of $36.2 million. On December 20, 2010, Apollo amended the AMH credit facility to extend the maturity date of $995 million of the term loans from April 20, 2014 to January 3, 2017 and modified certain other terms of the credit facility. Pursuant to this amendment, AMH was required to purchase from each lender that elected to extend the maturity date of its term loan a portion of such extended term loan equal to 20% thereof. In addition, the company is required to repurchase at least $50 million aggregate principal amount of term loans by December 31, 2014 and at least $100 million aggregate principal amount of term loans (inclusive of the previously purchased $50.0 million) by December 31, 2015 at a price equal to par plus accrued interest. The sweep leverage ratio (which is a figure that varies over time that is used to determine the applicable level of certain carve-outs to the negative covenants as well as to determine the level of AMH’s cash collateralization requirements) was extended to end at the new extended maturity date. The interest rate for the highest applicable margin for the loan portion extended changed to LIBOR plus 4.25% and base rate plus 3.25%. On December 20, 2010, an affiliate of AMH that is a guarantor under the AMH credit facility repurchased approximately $180.8 million of term loans in connection with the extension of the maturity date of such loans and thus the AMH loans (excluding the portions held by AMH affiliates) had a remaining outstanding balance of $728.3 million.

On June 30, 2008, the company entered into a credit agreement with Fund VI, pursuant to which Fund VI advanced $18.9 million of carried interest income to the limited partners of Apollo Advisors VI, L.P., who are also employees of the company. The loan obligation accrues interest at an annual fixed rate of 3.45% and terminates on the earlier of June 30, 2017 or the termination of Fund VI. As of December 31, 2010, the total outstanding loan aggregated $20.5 million, including accrued interest of $1.6 million which approximated fair value, of which approximately $6.5 million was not subject to the indemnity discussed in note 15 to our consolidated financial statements included elsewhere in this prospectus and is a receivable from the contributing partners and certain employees.

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In accordance with the Managing Partners Shareholders Agreement dated July 13, 2007, as amended, and the above credit agreement, we have indemnified the managing partners and certain contributing partners (at varying percentages) for any carried interest income distributed from Fund IV, Fund V and Fund VI that is subject to contingent repayment by the general partner. As of December 31, 2010, we have indemnified $14.0 million of such distributions related to Fund VI, which is included in the above accrued liability of $20.5 million due to Fund VI.

In accordance with the Hexion/Huntsman litigation settlement, which is discussed in note 14 to our consolidated financial statements included elsewhere in this prospectus, we have paid $200.0 million to Huntsman, while reserving all rights with respect to reallocation of the payment to certain of our other affiliates. The company received $37.5 million of insurance proceeds from certain of its professional liability insurance carriers in respect of the Hexion/Huntsman litigation settlement during the year ended December 31, 2009. The company subsequently received additional net insurance proceeds of $162.5 million in respect of the litigation settlement during the year ended December 31, 2010. The $162.5 million and $37.5 million are included in other income (loss), net within the company’s consolidated statements of operations for the year ended December 31, 2010 and 2009, respectively.

Potential Future Costs

We anticipate our annual incremental cost of complying with regulatory requirements once we are a public company will be approximately as follows:

•	Board of Directors and Committee Member Fees—$700,000; and

•	Internal Audit Function—$1.0 million.

We also may make grants of RSUs or other stock-based awards to independent directors that we appoint in the future.

Critical Accounting Policies

This Management’s Discussion and Analysis of Financial Condition and Results of Operations is based upon the consolidated financial statements, which have been prepared in accordance with U.S. GAAP. We also report segment information from our consolidated statement of operations and include a supplemental performance measure, ENI, for our private equity, capital markets and real estate segments. ENI represents segment income (loss), excluding the impact of non-cash charges related to equity-based compensation, income taxes and Non-Controlling Interests. In addition, segment data excludes the assets, liabilities and operating results of the Apollo funds and consolidated VIEs that are included in the consolidated financial statements. ENI is not a U.S. GAAP measure.

The preparation of financial statements in accordance with U.S. GAAP requires the use of estimates and assumptions that could affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities and the reported amounts of revenues and expenses. Actual results could differ from these estimates. A summary of our significant accounting policies is presented in our consolidated financial statements. The following is a summary of our accounting policies that are affected most by judgments, estimates and assumptions.

Consolidation

Apollo consolidates those entities it controls through a majority voting interest or through other means, including those funds for which the general partner is presumed to have control. Apollo also consolidates entities that are VIEs for which Apollo is the primary beneficiary. Under the amended consolidation rules, an enterprise is determined to be the primary beneficiary if it holds a controlling financial interest. A controlling financial interest is defined as (a) the power to direct the activities of a VIE that most significantly impact the entity’s business and (b) the obligation to absorb losses of the entity or the right to receive benefits from the entity that could potentially be significant to the VIE.

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Certain of our subsidiaries hold equity interests in and/or receive fees qualifying as variable interests from the funds that the company manages. The amended consolidation rules require an analysis to determine whether (a) an entity in which Apollo holds a variable interest is a VIE and (b) Apollo’s involvement, through holding interests directly or indirectly in the entity or contractually through other variable interests (e.g., carried interest and management fees), would give it a controlling financial interest. When the VIE has qualified for the deferral of the amended consolidation rules as discussed below in “—Recent Accounting Pronouncements,” the analysis is based on previous consolidation rules, which require an analysis to determine whether (a) an entity in which Apollo holds a variable interest is a VIE and (b) Apollo’s involvement, through holding interests directly or indirectly in the entity or contractually through other variable interests (e.g., carried interest and management fees), would be expected to absorb a majority of the variability of the entity.

Under both guidelines, the determination of whether an entity in which Apollo holds a variable interest is a VIE requires judgments which include determining whether the equity investment at risk is sufficient to permit the entity to finance its activities without additional subordinated financial support, evaluating whether the equity holders, as a group, can make decisions that have a significant effect on the success of the entity, determining whether two or more parties’ equity interests should be aggregated, and determining whether the equity investors have proportionate voting rights to their obligations to absorb losses or rights to receive returns from an entity. Under both guidelines, Apollo determines whether it is the primary beneficiary of a VIE at the time it becomes involved with a VIE and reconsiders that conclusion continuously. The consolidation analysis can generally be performed qualitatively. However, if it is not readily apparent whether Apollo is the primary beneficiary, a quantitative expected losses and expected residual returns calculation will be performed. Investments and redemptions (either by Apollo, affiliates of Apollo or third parties) or amendments to the governing documents of the respective Apollo fund may affect an entity’s status as a VIE or the determination of the primary beneficiary.

At each reporting date, Apollo assesses whether it is the primary beneficiary and will consolidate or deconsolidate the entity accordingly. Performance of that assessment requires the exercise of judgment. Where the variable interests have qualified for the deferral, judgments are made in estimating cash flows in evaluating which member within the equity group absorbs a majority of the expected profits or losses of the VIE. Where the variable interests have not qualified for the deferral, judgments are made in determining whether a member in the equity group has a controlling financial interest including power to direct activities that most significantly impact the VIE’s economic performance and rights to receive benefits or obligations to absorb losses that are potentially significant to the VIE. Under both guidelines, judgment is made in evaluating the nature of the relationships and activities of the parties involved in determining which party within a related-party group is most closely associated with a VIE. The use of these judgments has a material impact to certain components of Apollo’s consolidated financial statements.

Following adoption of the amended consolidation guidance on January 1, 2010, the company consolidated four VIEs. The first VIE, formed prior to 2010, was consolidated as of the date of transition to the amended guidance resulting in recognition of the assets and liabilities of the consolidated VIE at fair value and recognition of a cumulative effect transition adjustment presented as a component of Non-Controlling Interests in consolidated entities in the consolidated statement of changes in shareholders’ equity for the year ended December 31, 2010. The transition adjustment is classified as a component of Non-Controlling Interest rather than an adjustment to appropriated partners’ capital because the VIE is funded with equity and 100% of the equity ownership of the VIE is held by unconsolidated Apollo funds and one unaffiliated third party. Changes in the fair value of assets and liabilities and the related interest, dividend and other income for this VIE subsequent to adoption of the amended guidance are recorded within Non-Controlling Interests in consolidated entities in the consolidated statement of financial condition and within net gains from investment activities of consolidated variable interest entities and net (income) loss attributable to Non-Controlling Interests in the consolidated statement of operations.

Two VIEs were formed during 2010 to issue collateralized notes in the legal form of debt backed by financial assets resulting in consolidation of each of these entities at fair value. Changes in the fair value of the

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assets and liabilities of these two VIEs and the related interest and other income are presented within appropriated partners’ capital in the consolidated statement of financial condition as these VIEs are funded solely with debt and within net gains from investment activities of consolidated variable interest entities and net (income) loss attributable to Non-Controlling Interests in the consolidated statement of operations. Such amounts are recorded within appropriated partners’ capital as, in each case, the VIE’s note holders, not Apollo, will ultimately receive the benefits or absorb the losses associated with the VIE’s assets and liabilities.

The fourth VIE was formed during the fourth quarter of 2010, and the company determined at the time of formation that it was the primary beneficiary. The VIE was funded solely with equity and held by an unconsolidated fund and qualified as an asset backed financing entity. Based on a restructuring of the VIE, which occurred later in the fourth quarter of 2010, the company no longer possessed the power to direct the activities of such VIE resulting in deconsolidation of the VIE. As a result of the deconsolidation, the assets and liabilities are not reflected on the company’s consolidated statement of financial condition as of December 31, 2010, but the entity’s profits and losses for the period it was consolidated are reflected within net gains from investing activities of consolidated variable interest entities and net (income) loss attributable to Non-Controlling Interests in the company’s consolidated statement of operations for the year ended December 31, 2010.

Assets and liability amounts of the consolidated VIEs are shown in separate sections within the consolidated statement of financial condition as of December 31, 2010.

Refer to additional disclosures regarding VIEs in note 5 to our consolidated financial statements included elsewhere in this prospectus. Intercompany transactions and balances, if any, have been eliminated in the consolidation.

Revenue Recognition

Carried Interest Income from Affiliates. We earn carried interest income from our funds as a result of such funds achieving specified performance criteria. Such carried interest income generally is earned based upon a fixed percentage of realized and unrealized gains of various funds after meeting any applicable hurdle rate or threshold minimum. Carried interest income from certain of the funds that we manage is subject to contingent repayment. Carried interest income is generally paid to us as particular investments made by the funds are realized. If, however, upon liquidation of a fund, the aggregate amount paid to us as carried interest exceeds the amount actually due to us based upon the aggregate performance of the fund, the excess (in certain cases net of taxes) is required to be returned by us to that fund. For a majority of our capital markets funds, once the annual carried interest income has been determined, there generally is no look-back to prior periods for a potential contingent repayment, however, carried interest income on certain other capital markets funds can be subject to contingent repayment at the end of the life of the fund. We have elected to adopt Method 2 from U.S. GAAP guidance applicable to accounting for management fees based on a formula, and under this method, we accrue carried interest income quarterly based on fair value of the underlying investments and separately assess if contingent repayment is necessary. The determination of carried interest income and contingent repayment considers both the terms of the respective partnership agreements and the current fair value of the underlying investments within the funds. Estimates and assumptions are made when determining the fair value of the underlying investments within the funds and could vary depending on the valuation methodology that is used. Refer to note 18 to our consolidated financial statements included elsewhere in this prospectus for disclosure of the amounts of carried interest income (loss) income from affiliates that was generated from realized versus unrealized losses. See the Valuation of Investments section below for further discussion related to significant estimates and assumptions used for determining fair value of the underlying investments in our capital markets and private equity funds.

Management Fees from Affiliates. The management fees related to our private equity funds are generally based on a fixed percentage of the committed capital or invested capital. The corresponding fee calculations that consider committed capital or invested capital are both objective in nature and therefore do not require the use of significant estimates or assumptions. Management fees related to our capital markets funds, by contrast, can be

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based on net asset value, gross assets, adjusted cost of all unrealized portfolio investments, capital commitments, adjusted assets, or capital contributions, all as defined in the respective partnership agreements. The capital markets management fee calculations that consider net asset value, gross assets, adjusted cost of all unrealized portfolio investments and adjusted assets, are normally based on the terms of the respective partnership agreements and the current fair value of the underlying investments within the funds. Estimates and assumptions are made when determining the fair value of the underlying investments within the funds and could vary depending on the valuation methodology that is used. The management fees related to our real estate funds are generally based on a specific percentage of the funds’ stockholders’ equity or committed or net invested capital or the capital accounts of the limited partners. See the Valuation of Investments section below for further discussion related to significant estimates and assumptions used for determining fair value of the underlying investments in our capital markets and private equity funds.

Valuation of Investments

Equity Method Investments. For funds over which we exercise significant influence but which do not meet the requirements for consolidation, we use the equity method of accounting pursuant to U.S. GAAP guidance applicable to equity method of accounting, whereby we record our share of the underlying income or loss of these funds. As such, our results are based on the reported fair value of the funds as of the reporting date with our pro rata ownership interest of the changes in each fund’s net asset value reflected in our results of operations.

Pre-Deconsolidation. Prior to the deconsolidation on August 1, 2007 and November 30, 2007, a number of funds were consolidated into Apollo’s consolidated financial statements. These funds are, for U.S. GAAP purposes, investment companies that apply specialized accounting principles specified by the Investment Company Guide, and reflect their investments on the individual consolidated statement of financial condition at their estimated fair value, with unrealized gains and losses resulting from changes in fair value reflected as a component of other income in the consolidated statements of operations. The realized and unrealized gains had a significant impact on our results of operations.

Subsequent to Deconsolidation. Subsequent to deconsolidation of certain funds, our investments in Apollo funds are accounted for under the equity method of accounting, except for AAA and the Metals Trading Fund. The funds we manage, except AAA and the Metals Trading Fund, will impact our carried interest income from affiliates to the extent there is a change in the fair value of the funds’ underlying investments. The impact on our consolidated statements of operations will only be effected to a certain percentage, typically 20%, of the change in fair value of the funds’ underlying investments, unless the general partner has a potential obligation to return previously recorded carried interest income in which case there is no effect. Management fees and advisory and transaction fees are impacted to the extent we have additional AUM and more transaction activity. AAA will continue to impact the company’s consolidated financial statements.

Private Equity Investments. The majority of the investments within our private equity funds are valued using the market approach, which provides an indication of fair value based on a comparison of the subject company to comparable publicly traded companies and transactions in the industry.

Market Approach. The market approach is driven by current market conditions, including actual trading levels of similar companies and, to the extent available, actual transaction data of similar companies. Judgment is required by management when assessing which companies are similar to the subject company being valued. Consideration may also be given to any of the following factors: (1) the subject company’s historical and projected financial data; (2) valuations given to comparable companies; (3) the size and scope of the subject company’s operations; (4) the subject company’s individual strengths and weaknesses; (5) expectations relating to the market’s receptivity to an offering of the subject company’s securities; (6) applicable restrictions on transfer; (7) industry and market information; (8) general economic conditions; and (9) other factors deemed relevant. Market approach valuation models typically employ a multiple that is based on one or more of the factors described above. Sources for gaining additional knowledge related to comparable companies include public filings, annual reports, analyst research reports, and press releases. Once a comparable company set is

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determined, we review certain aspects of the subject company’s performance and determine how its performance compares to the group and to certain individuals in the group. We compare certain measurements such as EBITDA margins, revenue growth over certain time periods, leverage ratios, and growth opportunities. In addition, we compare our entry multiple and its relation to the comparable set at the time of acquisition to understand its relation to the comparable set on each measurement date.

Income Approach. For investments where the market approach does not provide adequate fair value information, we rely on the income approach. The income approach is also used to value investments or validate the market approach within our private equity funds. The income approach provides an indication of fair value based on the present value of cash flows that a business or security is expected to generate in the future. The most widely used methodology used in the income approach is a discounted cash flow method. Inherent in the discounted cash flow method are significant assumptions related to the subject company’s expected results and a calculated discount rate, which is normally based on the subject company’s weighted average cost of capital, or “WACC.” The WACC represents the required rate of return on total capitalization, which is comprised of a required rate of return on equity, plus the current tax-effected rate of return on debt, weighted by the relative percentages of equity and debt that are typical in the industry. The most critical step in determining the appropriate WACC for each subject company is to select companies that are comparable in nature to the subject company. Sources for gaining additional knowledge about the comparable companies include public filings, annual reports, analyst research reports, and press releases. The general formula then used for calculating the WACC considers the after-tax rate of return on debt capital and the rate of return on common equity capital, which further considers the risk-free rate of return, market beta, market risk premium and small stock premium, if applicable. The variables used in the WACC formula are inferred from the comparable market data obtained. The company evaluates the comparable companies selected and concludes on WACC inputs based on the most comparable company or analyzes the range of data for the investment.

The value of liquid investments, where the primary market is an exchange (whether foreign or domestic) is determined using period end market prices. Such prices are generally based on the close price on the date of determination.

Apollo utilizes a valuation committee consisting of members from senior management that reviews and approves the valuation results related to our private equity investments. Management also retains an independent valuation firm to provide third-party valuation consulting services to Apollo, which consist of certain limited procedures that management identifies and requests them to perform. The limited procedures provided by the independent valuation firm assist management with validating their valuation results. However, because of the inherent uncertainty of valuation, those estimated values may differ significantly from the values that would have been used had a ready market for the investments existed, and the differences could be material.

Capital Markets Investments. The investments in our capital markets funds are valued based on valuation models and quoted market prices. Debt and equity securities that are not publicly traded or whose market prices are not readily available are valued at fair value utilizing recognized pricing services, market participants or other sources. The capital markets funds also enter into foreign currency exchange contracts, credit default swap contracts, and other derivative contracts, which may include options, caps, collars and floors. Foreign currency exchange contracts are marked-to-market by recognizing the difference between the contract exchange rate and the current market rate as unrealized appreciation or depreciation. Changes in value are recorded in income currently. Realized gains or losses are recognized when contracts are settled. Credit default swap contracts are recorded at fair value as an asset or liability with changes in fair value recorded as unrealized appreciation or depreciation. Realized gains or losses are recognized at the termination of the contract based on the difference between the close-out price of the credit default contract and the original contract price.

Forwards are valued based on market rates obtained from counterparties or prices obtained from recognized financial data service providers. When determining fair value pricing when an investment is thinly traded or no observable market value exists, the value attributed to an investment is based on the enterprise value at the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market

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participants at the measurement date. Valuation approaches used to estimate the fair value of our capital markets investments also may include the market approach and the income approach, as previously described above.

Apollo also utilizes a valuation committee that reviews and approves the valuation results related to our capital markets investments. Management performs various back-testing procedures to validate their valuation approaches, including comparisons between expected and observed outcomes, forecast evaluations and variance analysis.

The fair values of the investments in our private equity and capital markets funds can be impacted by changes to the assumptions used in the underlying valuation models. For further discussion on the impact of changes to valuation assumptions refer to “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Sensitivity” included elsewhere in this prospectus. There have been no material changes to the underlying valuation models during the periods that our financial results are presented.

Loan impairment. For loans classified as held-for-investment, the company evaluates the loans for possible impairment on a quarterly basis. Impairment occurs when it is deemed probable that the company will not be able to collect all amounts due according to the contractual terms of the loan. Impairment is then measured based on the present value of expected future cash flows discounted at the loan’s effective rate or the fair value of the collateral, if the loan is collateral dependent. Upon measurement of impairment, the company records an allowance to reduce the carrying value of the loan with a corresponding charge to net income. Significant judgments are required in determining impairment, including making assumptions regarding the value of the loan, the value of the underlying collateral and other provisions such as guarantees. At December 31, 2010 and 2009, the company’s impairment analysis was done on a specific identification basis and no allowance for loan loss was recorded.

Valuation of Financial Instruments held by Consolidated VIEs

The consolidated VIEs hold investments that are traded over-the-counter. Investments in securities that are traded on a securities exchange or comparable over-the-counter quotation systems are valued based on the last reported sale price at that date. If no sales of such investments are reported on such date, and in the case of over-the-counter securities or other investments for which the last sale date is not available, valuations are based on independent market quotations obtained from market participants, recognized pricing services or other sources deemed relevant, and the prices are based on the average of the “bid” and “ask” prices, or at ascertainable prices at the close of business on such day. Market quotations are generally based on valuation pricing models or market transactions of similar securities adjusted for security-specific factors such as relative capital structure priority and interest and yield risks, among other factors.

The consolidated VIEs also have debt obligations that are recorded at fair value. The valuation approach used to estimate the fair values of debt obligations is the discounted cash flow method, which includes consideration of the cash flows of the debt obligation based on projected quarterly interest payments and quarterly amortization. Debt obligations are discounted based on the appropriate yield curve given the loan’s respective maturity and credit rating. Management uses its discretion and judgment in considering and appraising relevant factors for determining the valuations of its debt obligations.

Fair Value Option. Apollo has elected the fair value option for the assets and liabilities of the consolidated VIEs. Such election is irrevocable and is applied to financial instruments on an individual basis at initial recognition. Apollo has applied the fair value option for certain corporate loans, other investments and debt obligations held by these entities that otherwise would not have been carried at fair value. Refer to note 4 to our consolidated financial statements included elsewhere in this prospectus for further disclosure on financial instruments of the consolidated VIEs for which the fair value option has been elected.

Goodwill and Intangible Assets

Goodwill represents the excess of the purchase price over the fair value of the net assets of a business, including identifiable intangible assets, as a result of acquired interests in the predecessor businesses pursuant to the Reorganization.

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The company’s intangible assets with finite lives relate to (i) trade names, (ii) contractual rights to receive future fee income from management and advisory services, and (iii) the contractual rights to earn future carried interest income from the funds we manage.

Goodwill. We test goodwill for impairment annually on a reporting unit basis for those entities organized underneath the Apollo Operating Group. See “Our Structure” for a structure chart of those entities.

In determining the fair value for each reporting unit, we utilize a discounted cash flow methodology based on the adjusted cash flows from operations for each reporting unit. We believe this method provides the best approximation of fair value given the inability to conduct a market approach-based valuation due to the lack of public companies available that are comparable to each reporting unit. The discounted cash flow methodology requires management’s judgment and assumptions which include, but are not limited to, long-term projections of future financial performance, the selection of appropriate discount rates used to present value estimated future cash flows, and perpetual growth rates for periods beyond the long-term projection period. Discount rates are determined by examining the projected cash flow of each reporting unit and selecting a market participant rate of return that matches the risk characteristics of that reporting unit’s estimated future cash flow. Such discount rates reflect the weighted average cost of capital adjusted for the risks inherent in the estimated future cash flows for each reporting unit.

Intangible Assets. We amortize our finite-life intangible assets over their estimated lives using the straight-line method in accordance with U.S. GAAP guidance applicable to intangible assets. The amortization periods assigned to finite-life intangible assets are expected to range between 2 and 20 years and are included in note 3 to our consolidated financial statements included elsewhere in this prospectus. No intangible assets with indefinite lives were identified as of December 31, 2010.

No impairments were identified in goodwill and finite-life intangible assets as of December 31, 2010 or in prior periods. We have determined that the estimated fair value of each reporting unit substantially exceeds the carrying value. However, a prolonged period of weakness in the Apollo funds’ performance or in our ability to earn income from management and advisory fees, and carried interest income could adversely impact our businesses and impair the value of our goodwill and/or finite-life intangible assets.

Compensation and Benefits

Compensation and benefits include salaries, bonuses, profit sharing plans and the amortization of equity-based compensation. Bonuses are accrued over the service period. From time to time, the company may distribute profits interests as a result of waived management fees to its investment professionals, which are considered compensation. Additionally, certain employees have arrangements whereby they are entitled to receive a percentage of carried interest income based on the fund’s performance. To the extent that individuals are entitled to a percentage of the carried interest income and such entitlement is subject to potential forfeiture at inception, such arrangements are accounted for as profit sharing plans, and compensation expense is recognized as the related carried interest income is recognized.

Equity-based compensation is accounted for under U.S. GAAP, whereby the cost of employee services received in exchange for an award of equity instruments is generally measured based on the grant date fair value of the award. Equity-based awards that do not require future service (i.e., vested awards) are expensed immediately. Equity-based employee awards that require future service are recognized over the relevant service period. Further, as required under U.S. GAAP, the company estimates forfeitures using industry comparables or historical trends for equity-based awards that are not expected to vest. Apollo’s equity-based compensation awards consist of, or provide rights with respect to Apollo Operating Group units, RSUs, Share Options, AAA RDUs and ARI Restricted Stock. The company’s assumptions made to determine the fair value on grant date and the estimated forfeiture rate are embodied in the calculations of compensation expense.

Our compensation expense related to our profit sharing payable is a result of agreements with our contributing partners and employees to compensate them based on the ownership interest they have in the general

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partners of the Apollo funds. Therefore, any movements in the fair value of the underlying investments in the funds we manage and advise affect the profit sharing payable. As of December 31, 2010, our total private equity investments were approximately $22.6 billion. The contributing partners and employees are allocated approximately 30% to 50% of the total carried interest income and changes in fair value of the underlying fund’s investments related to these individuals is treated as compensation expense.

Another significant part of our compensation expense is derived from amortization of the Apollo Operating Group units subject to forfeiture by our managing partners and contributing partners. The estimated fair value was determined and recognized over the forfeiture period on a straight-line basis. We have estimated a 0% and 3% forfeiture rate for our managing partners and contributing partners, respectively, based on the company’s historical attrition rate for this level of staff as well as industry comparable rates. If either the managing partners or contributing partners are no longer associated with Apollo or if there is no turn over, we will revise our estimated compensation expense to the actual amount of expense based on the units vested at the balance sheet date in accordance with U.S. GAAP.

Additionally, the value of the Apollo Operating Group units have been reduced to reflect the transfer restrictions imposed on units issued to the managing partners and contributing partners as well as the lack of rights to participate in future Apollo Global Management, LLC equity offerings. These awards have the following characteristics:

•

Awards granted to the managing partners (i) are not permitted to be sold to any parties outside of the Apollo Global Management, LLC control group and transfer restrictions lapse pro rata during the forfeiture period over 60 or 72 months, and (ii) allow the managing partners to initiate a change in control.

•

Awards granted to the contributing partners (i) are not permitted to be sold or transferred to any parties except to the Apollo Global Management, LLC control group and (ii) the transfer restriction period lapses over six years (which is longer than the forfeiture period which lapses ratably over 60 months).

As noted above, the Apollo Operating Group units issued to the managing partners and contributing partners have different restrictions which affect the liquidity of and the discounts applied to each grant.

We utilized the Finnerty Model to calculate a discount on the Apollo Operating Group units granted to the contributing partners. The Finnerty Model provides for a valuation discount reflecting the holding period restriction embedded in a restricted stock preventing its sale over a certain period of time. Along with the Finnerty Model we applied adjustments to account for the existence of liquidity clauses specific to contributing partner units and a minority interest consideration as compared to units sold through the Strategic Investor transaction. The combination of these adjustments yielded a fair value estimate of the Apollo Operating Group units granted to the contributing partners.

The Finnerty Model proposes to estimate a discount for lack of marketability such as transfer restrictions by using an option pricing theory. This model has gained recognition through its ability to address the magnitude of the discount by considering the volatility of a company’s stock price and the length of restriction. The concept underpinning the Finnerty Model is that restricted stock cannot be sold over a certain period of time. Further simplified, a restricted share of equity in a company can be viewed as having forfeited a put on the average price of the marketable equity over the restriction period (also known as an “Asian Put Option”). If we price an Asian Put Option and compare this value to that of the assumed fully marketable underlying stock, we can effectively estimate the marketability discount.

The assumptions utilized in the model were (i) length of holding period, (ii) volatility, (iii) dividend yield and (iv) risk free rate. Our assumptions were as follows:

(i)	We assumed a maximum two year holding period.

(ii)	We concluded based on industry peers, that our volatility annualized would be approximately 40%.

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(iii)	We assumed no dividends.

(iv)	We assumed a 4.88% risk free rate based on U.S. Treasuries with a two year maturity.

For the contributing partners’ grants, the Finnerty Model calculation, as detailed above, yielded a marketability discount of 25%. This marketability discount, along with adjustments to account for the existence of liquidity clauses and consideration of non-controlling interests as compared to units sold through the Strategic Investor transaction, resulted in an overall discount for these grants of 29%.

We determined a 14% discount for the grants to the managing partners based on the equity value per share of $24. We determined that the value of the grants to the managing partners was supported by the recent sale of an identical security to the CS Investor at $24 per share. Based on an equity value per share of $24, the implied discount for the grants to the managing partners was 14%. The contributing partners yielded a larger overall discount of 29%, as they are unable to cause a change in control of Apollo. This results in a lower fair value estimate, as their units have fewer beneficial features than those of the managing partners.

Income Taxes

Apollo has historically operated as partnerships for U.S. Federal income tax purposes and primarily corporate entities in non-U.S. jurisdictions. As a result, income has not been subject to U.S. Federal and state income taxes. Taxes related to income earned by these entities represent obligations of the individual partners and members and have not been reflected in the consolidated financial statements. Income taxes presented on the consolidated statements of operations are attributable to the New York City unincorporated business tax and income taxes on certain entities located in non-U.S. jurisdictions.

Following the Reorganization, the Apollo Operating Group and its subsidiaries continue to operate in the U.S. as partnerships for U.S. Federal income purposes and generally as corporate entities in non-U.S. jurisdictions. Accordingly, these entities in some cases continue to be subject to New York City unincorporated business tax, or in the case of non-U.S. entities, to non-U.S. corporate income taxes. In addition, APO Corp. is subject to Federal, state and local corporate income taxes at the entity level and these taxes are reflected in the consolidated financial statements.

Deferred tax assets and liabilities are recognized for the expected future tax consequences of differences between the carrying amount of assets and liabilities and their respective tax basis using currently enacted tax rates. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period when the change is enacted. Deferred tax assets are reduced by a valuation allowance when it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Fair Value Measurements

The company follows U.S. GAAP applicable to fair value measurements, which among other things, requires enhanced disclosures about investments that are measured and reported at fair value. Investments, at fair value, represent investments of the consolidated funds and investments of the consolidated VIEs with unrealized gains and losses resulting from changes in the fair value and are reflected as net gains from investment activities and net gains from investment activities of the consolidated variable interest entities, respectively, in the consolidated statement of operations. In accordance with U.S. GAAP, investments measured and reported at fair value are classified and disclosed in one of the following categories:

Level I—Quoted prices are available in active markets for identical investments as of the reporting date. The type of investments included in Level I include listed equities and listed derivatives. As required by U.S. GAAP, the company does not adjust the quoted price for these investments, even in situations where the company holds a large position and a sale could reasonably impact the quoted price.

Level II—Pricing inputs are other than quoted prices in active markets, which are either directly or indirectly observable as of the reporting date, and fair value is determined through the use of models or

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other valuation methodologies. Investments which are generally included in this category include corporate bonds and loans, less liquid and restricted equity securities and certain over-the-counter derivatives where the fair value is based on observable inputs. These investments exhibit higher levels of liquid market observability as compared to Level III investments. The company subjects broker quotes to various criteria in making the determination as to whether a particular investment would qualify for treatment as a Level II investment. These criteria include, but are not limited to, the number and quality of broker quotes, the standard deviation of obtained broker quotes, and the percentage deviation from independent pricing services.

Level III—Pricing inputs are unobservable for the investment and includes situations where there is little, if any, market activity for the investment. The inputs into the determination of fair value require significant management judgment or estimation. Investments that are included in this category generally include general and limited partnership interests in corporate private equity and real estate funds, mezzanine funds, funds of hedge funds, distressed debt and non-investment grade residual interests in securitizations and collateralized debt obligations where the fair value is based on observable inputs as well as unobservable inputs. When a security is valued based on broker quotes, the company subjects those broker quotes to various criteria in making the determination as to whether a particular investment would qualify for treatment as a Level II or Level III investment. Some of the factors we consider include the number of broker quotes we obtain, the quality of the broker quotes, the standard deviations of the observed broker quotes and the corroboration of the broker quotes to independent pricing services.

In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, an investment’s level within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement. The company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and considers factors specific to the investment where the fair value is based on unobservable inputs.

The following table summarizes the valuation of Apollo’s investments in fair value hierarchy levels as of December 31, 2010 and 2009:

	Level I			Level II		Level III			Totals
	December 31,			December 31,		December 31,			December 31,
	2010		2009	2010	2009	2010		2009	2010		2009
		(in thousands)
Assets, at fair value:
Investment in AAA Investments, L.P.		$—	$—	$—	$—	$1,637,091		$1,324,939	$1,637,091		$1,324,939
Investments in Apollo Metals Trading Fund, L.P.		—	—	—	—	—	(1)	40,034	—	(1)	40,034

Total		$—	$—	$—	$—	$1,637,091		$1,364,973	$1,637,091		$1,364,973

	Level I			Level II		Level III			Totals
	December 31,			December 31,		December 31,			December 31,
	2010		2009	2010	2009	2010		2009	2010		2009
		(in thousands)
Liabilities, at fair value:
Interest rate swap agreements	$		$—	$11,531	$26,639	$—		$—	$11,531		$26,639

Total	$		$—	$11,531	$26,639	$—		$—	$11,531		$26,639

(1)	Refer to note 1 to our consolidated financial statements included elsewhere in this prospectus for a discussion regarding consolidation of the Metals Trading Fund.

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The following table summarizes the changes in AAA Investments, which is measured at fair value and characterized as Level III investments:

	For the Year Ended December 31,
	2010	2009
	(in thousands)
Balance, Beginning of Period	$1,324,939	$854,442
Purchases	375	4,121
Distributions	(58,368)	(5,497)
Change in unrealized gains, net	370,145	471,873

Balance, End of Period	$1,637,091	$1,324,939

The following table summarizes the changes in the Metals Trading Fund investment, which is measured at fair value and characterized as Level III investments:

	For the Year Ended December 31,
	2010		2009
	(in thousands)
Balance, Beginning of Period	$40,034		$—
Purchases	—		40,000
Distributions	(37,760	)(1)	—
Change in realized losses	(2,240)		—
Change in unrealized (losses) gains	(34)		34

Balance, End of Period	$—		$40,034

(1)	Refer to note 1 to our consolidated financial statements included elsewhere in this prospectus for a discussion regarding consolidation of the Metals Trading Fund.

The above changes in unrealized gains (losses) have been recorded within the caption “Net gains (losses) from investment activities” on the consolidated statements of operations for the year ended December 31, 2010.

The following table summarizes a look through of the company’s Level III investments by valuation methodology of the underlying investments held by AAA Investments:

Approximate values based on net asset value of the underlying funds, which are based on the funds underlying investments that are valued using the following:	Private Equity
	December 31,
	2010		2009
	(in thousands)	% of Investment of AAA	(in thousands)	% of Investment of AAA
Comparable company and industry multiples	$782,775	42.6%	$527,105	33.2%
Broker quotes	504,917	27.5	440,344	27.8
Discounted cash flow models	490,024	26.6	480,100	30.2
Option models	—	—	14,000	0.9
Listed quotes	24,232	1.3	40,447	2.6
Other net assets (liabilities)(1)	37,351	2.0	83,514	5.3

Total Investments	1,839,299	100.0%	1,585,510	100.0%

Other net assets (liabilities)(2)	(202,208)		(260,571)

Total Net Assets	$1,637,091		$1,324,939

(1)	Balances include other assets and liabilities of certain funds that AAA Investments has invested in. Other assets and liabilities at the fund level primarily includes cash and cash equivalents, broker receivables and payables and amounts due to and from affiliates. Carrying values approximate fair value for other assets and liabilities, and accordingly, extended valuation procedures are not required.
(2)	Balances include other assets, liabilities and general partner interests of AAA Investments, and are primarily comprised of $537.5 million and $650.0 million in long-term debt, offset by cash and cash equivalents at the December 31, 2010 and 2009 balance sheet dates, respectively. Carrying values approximate fair value for other assets and liabilities (except for debt), and accordingly, extended valuation procedures are not required.

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The following table summarizes the valuation of Apollo’s consolidated VIEs in fair value hierarchy levels as of December 31, 2010 and 2009:

	Level I		Level II		Level III		Totals
	December 31,		December 31,		December 31,		December 31,
	2010	2009	2010	2009	2010	2009	2010	2009
	(in thousands)
Investments, at fair value	$	$—	$1,172,242	$—	$170,369	$—	$1,342,611	$—

	Level I		Level II		Level III		Totals
	December 31,		December 31,		December 31,		December 31,
	2010	2009	2010	2009	2010	2009	2010	2009
	(in thousands)
Liabilities, at fair value	$	$—	$—	$—	$1,127,180	$—	$1,127,180	$—

Level III investments include corporate loan and corporate bond investments held by the consolidated VIEs, while the Level III liabilities consist of notes and loans, the valuations for which are discussed further in note 2 to our consolidated financial statements included elsewhere in this prospectus.

The following table summarizes the changes in investments of consolidated VIEs, which are measured at fair value and characterized as Level III investments:

For the Year Ended December 31, 2010
(in thousands)
Balance, Beginning of Period	$—
Transition adjustment relating to consolidation of VIE on January 1, 2010	1,102,114
Purchases	840,926
Sale of investments	(125,638)
Net realized gains	131
Net unrealized gains	29,981
Deconsolidation of VIE	(20,751)
Transfers in/out of Level III	(1,656,394)

Balance, End of Period	$170,369

The following table summarizes the changes in liabilities of consolidated VIEs, which are measured at fair value and characterized as Level III liabilities:

For the Year Ended December 31, 2010
(in thousands)
Balance, Beginning of Period	$—
Transition adjustment relating to consolidation of VIE on January 1, 2010	706,027
Borrowings	1,050,377
Repayments	(331,120)
Net realized gains from debt	(21,231)
Net unrealized losses from debt	55,040
Deconsolidation of VIE	(329,836)
Elimination of debt attributable to consolidated VIEs	(2,077)

Balance, End of Period	$1,127,180

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Quantitative and Qualitative Disclosures About Market Risk

Our predominant exposure to market risk is related to our role as investment manager for our funds and the sensitivity to movements in the fair value of their investments and resulting impact on carried interest income and management fee revenues. Our direct investments in the funds also expose us to market risk whereby movements in the fair values of the underlying investments will increase or decrease both net gains (losses) from investment activities and income (loss) from equity method investments. For a discussion of the impact of market risk factors on our financial instruments refer to “—Critical Accounting Policies—Consolidation—Valuation of Investments.”

The fair value of our financial assets and liabilities of our funds may fluctuate in response to changes in the value of investments, foreign exchange, commodities and interest rates. The net effect of these fair value changes impacts the gains and losses from investments in our consolidated statements of operations. However, the majority of these fair value changes are absorbed by the Non-Controlling Interests.

The company is subject to a concentration risk related to the investors in its funds. Although there are more than 1,000 limited partner investors in Apollo’s active private equity, capital markets and real estate funds, no individual investor accounts for more than 10% of the total committed capital to Apollo’s active funds.

Risks are analyzed across funds from the “bottom up” and from the “top down” with a particular focus on asymmetric risk. We gather and analyze data, monitor investments and markets in detail, and constantly strive to better quantify, qualify and circumscribe relevant risks.

Each segment runs its own investment and risk management process subject to our overall risk tolerance and philosophy:

•

The investment process of our private equity funds involves a detailed analysis of potential acquisitions, and asset management teams assigned to monitor the strategic development, financing and capital deployment decisions of each portfolio investment.

•

Our capital markets funds continuously monitor a variety of markets for attractive trading opportunities, applying a number of traditional and customized risk management metrics to analyze risk related to specific assets or portfolios, as well as, fund-wide risks.

Impact on Management Fees—Our management fees are based on one of the following:

•	capital commitments to an Apollo fund;

•	capital invested in an Apollo fund; or

•	the gross, net or adjusted asset value of an Apollo fund, as defined.

Management fees could be impacted by changes in market risk factors and management could consider an investment permanently impaired as a result of (i) such market risk factors cause changes in invested capital or in market values to below cost, in the case of our private equity funds and certain capital markets funds, or (ii) such market risk factors cause changes in gross or net asset value, for the capital markets funds. The proportion of our management fees that are based on NAV is dependent on the number and types of our funds in existence and the current stage of each fund’s life cycle.

Impact on Advisory and Transaction Fees—We earn transaction fees relating to the negotiation of private equity and capital markets transactions and may obtain reimbursement for certain out-of-pocket expenses incurred. Subsequently, on a quarterly or annual basis, ongoing advisory fees, and additional transaction fees in connection with additional purchases or follow-on transactions, may be earned. Management Fee Offsets and any broken deal costs are reflected as a reduction to advisory and transaction fees from affiliates. Advisory and transaction fees will be impacted by changes in market risk factors to the extent that they limit our opportunities to engage in private equity and capital markets transactions or impair our ability to consummate such transactions. The impact of changes in market risk factors on advisory and transaction fees is not readily predicted or estimated.

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Impact on Carried Interest Income—We earn carried interest income from our funds as a result of such funds achieving specified performance criteria. Our carried interest income will be impacted by changes in market risk factors. However, several major factors will influence the degree of impact:

•	the performance criteria for each individual fund in relation to how that fund’s results of operations are impacted by changes in market risk factors;

•	whether such performance criteria are annual or over the life of the fund;

•	to the extent applicable, the previous performance of each fund in relation to its performance criteria; and

•	whether each funds’ carried interest income is subject to contingent repayment.

As a result, the impact of changes in market risk factors on carried interest income will vary widely from fund to fund. The impact is heavily dependent on the prior and future performance of each fund, and therefore is not readily predicted or estimated.

Market Risk—We are directly and indirectly affected by changes in market conditions. Market risk generally represents the risk that values of assets and liabilities or revenues and expenses will be adversely affected by changes in market conditions. Market risk is inherent in each of our investments and activities, including equity investments, loans, short-term borrowings, long-term debt, hedging instruments, credit default swaps, and derivatives. Just a few of the market conditions that may shift from time to time, thereby exposing us to market risk, include fluctuations in interest and currency exchange rates, equity prices, changes in the implied volatility of interest rates and price deterioration. For example, subsequent to the second quarter of 2007, the debt capital markets around the world began to experience significant dislocation, severely limiting the availability of new credit to facilitate new traditional buyouts. Volatility in the debt and equity markets can impact our pace of capital deployment, the timing of receipt of transaction fee revenues, and the timing of realizations. These market conditions could have an impact on the value of investments and our rates of return. Accordingly, depending on the instruments or activities impacted, market risks can have wide ranging, complex adverse affects on our results from operations and our overall financial condition. We monitor our market risk using certain strategies and methodologies which management evaluates periodically for appropriateness. We intend to continue to monitor this risk going forward and continue to monitor our exposure to all market factors.

Interest Rate Risk—Interest rate risk represents exposure we have to instruments whose values vary with the change in interest rates. These instruments include, but are not limited to, loans, borrowings and derivative instruments. We may seek to mitigate risks associated with the exposures by taking offsetting positions in derivative contracts. Hedging instruments allow us to seek to mitigate risks by reducing the effect of movements in the level of interest rates, changes in the shape of the yield curve, as well as, changes in interest rate volatility. Hedging instruments used to mitigate these risks may include related derivatives such as options, futures and swaps.

Credit Risk—Certain of our funds are subject to certain inherent risks through their investments.

Certain of our entities invest substantially all of their excess cash in open-end money market funds and money market demand accounts, which are included in cash and cash equivalents. The money market funds invest primarily in government securities and other short-term, highly liquid instruments with a low risk of loss. We continually monitor the funds’ performance in order to manage any risk associated with these investments.

Certain of our entities hold derivatives instruments that contain an element of risk in the event that the counterparties may be unable to meet the terms of such agreements. We minimize our risk exposure by limiting the counterparties with which we enter into contracts to banks and investment banks who meet established credit and capital guidelines. We do not expect any counterparty to default on its obligations and therefore do not expect to incur any loss due to counterparty default.

Foreign Exchange Risk—Foreign exchange risk represents exposures we have to changes in the values of current holdings and future cash flows denominated in other currencies and investments in non-U.S. companies. The types of investments exposed to this risk include investments in foreign subsidiaries, foreign currency-denominated loans, foreign currency-denominated transactions, and various foreign exchange derivative instruments whose values

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fluctuate with changes in currency exchange rates or foreign interest rates. Instruments used to mitigate this risk are foreign exchange options, currency swaps, futures and forwards. These instruments may be used to help insulate us against losses that may arise due to volatile movements in foreign exchange rates and/or interest rates.

Non-U.S. Operations—We conduct business throughout the world and are continuing to expand into foreign markets. We currently have offices in London, Frankfurt, Luxembourg, Mumbai, Hong Kong and Singapore, and have been strategically growing our international presence. Our investments and revenues are primarily derived from our U.S. operations. With respect to our non-U.S. operations, we are subject to risk of loss from currency fluctuations, social instability, changes in governmental policies or policies of central banks, expropriation, nationalization, unfavorable political and diplomatic developments and changes in legislation relating to non-U.S. ownership. We also invest in the securities of corporations which are located in non-U.S. jurisdictions. As we continue to expand globally, we will continue to focus on monitoring and managing these risk factors as they relate to specific non-U.S. investments.

Sensitivity

Our assets and unrealized gains, and our related equity and net income are sensitive to changes in the valuations of our funds’ underlying investments and could vary materially as a result of changes in our valuation assumptions and estimates. See “—Critical Accounting Policies—Valuation of Investments” for details related to the valuation methods that are used and the key assumptions and estimates employed by such methods. We also quantify the Level III investments that are included on our consolidated statements of financial condition by valuation methodology in “—Fair Value Measurements.” We employ a variety of valuation methods of which no single methodology is used to value our consolidated investments more than any other methodology. Furthermore, the investments that we manage but are not on our consolidated statements of financial condition, and therefore impact carried interest, also employ a variety of valuation methods of which no single methodology is used more than any other. A 10% change in any single key assumption or estimate that is employed by any of the valuation methodologies that we use will not have a material impact on our financial results. As described in “—Quantitative and Qualitative Disclosures About Market Risk,” changes in fair value will have the following impacts before a reduction of profit sharing expense and Non-Controlling Interests in the Apollo Operating Group and on a pre-tax basis on our results of operations for the years ended December 31, 2010 and 2009:

•

Management fees from the funds in our capital markets segment are based on the net asset value of the relevant fund, gross assets, capital commitments or invested capital, each as defined in the respective management agreements. Changes in the fair values of the investments in capital markets funds that earn management fees based on net asset value or gross assets will have a direct impact on the amount of management fees that are earned. Management fees from our capital markets funds that were dependent upon estimated fair value during the years ended December 31, 2010 and 2009 would increase or decrease by approximately $9.3 million and $8.0 million, respectively, after assuming that the fair values of the investments held by such funds were 10% higher or lower during the same respective periods.

•

Management fees for our private equity funds range from 0.65% to 1.5% and are charged on either (a) a fixed percentage of committed capital over a stated investment period or (b) a fixed percentage of invested capital of unrealized portfolio investments. Changes in values of investments could indirectly affect future management fees from private equity funds by, among other things, reducing the funds’ access to capital or liquidity and their ability to currently pay the management fees or if such change resulted in a write-down of investments below their associated invested capital.

•

Management fees earned from AAA and its affiliates range between 1.0% and 1.25% of AAA adjusted assets, defined as invested capital plus proceeds of any borrowings of AAA Investments, plus its cumulative distributable earnings at the end of each quarterly period (taking into account actual distributions but excluding the management fees relating to the period or any non-cash equity compensation expense), net of any amount AAA pays for the repurchase of limited partner interests, as well as capital invested in Apollo funds and temporary investments and any distributable earnings attributable thereto. Management fees

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earned from AAA Investments during the years ended December 31, 2010 and 2009 would increase or decrease by approximately $1.4 million and $1.0 million, respectively, if the fair values of the investments held by AAA Investments were 10% higher or lower during the same respective periods.

•

Carried interest income from most of our capital markets funds, which are quantified above under “—Results of Operations” and “—Segment Analysis,” are impacted directly by changes in the fair value of their investments. Carried interest income from most of our capital markets funds generally is earned based on achieving specified performance criteria. We anticipate that a 10% decline in the fair values of investments held by all of the capital markets funds at December 31, 2010 and 2009 would decrease consolidated carried interest income for the years ended December 31, 2010 and 2009 by approximately $131.9 million and $55.2 million, respectively. Additionally, the changes to carried interest income from most of our capital markets business assume there is no loss in the fund for the relevant period. If the fund had a loss for the period, no carried interest income would be earned by us. By contrast, a 10% increase in fair value would increase consolidated carried interest income for the years ended December 31, 2010 and 2009 by approximately $163.4 million and $74.3 million, respectively.

•

Carried interest income from private equity funds generally is earned based on achieving specified performance criteria and is impacted by changes in the fair value of their fund investments. We anticipate that a 10% decline in the fair values of investments held by all of the private equity funds at December 31, 2010 and 2009 would decrease consolidated carried interest income for the years ended December 31, 2010 and 2009 by $934.7 million and $130.8 million, respectively. The effects on private equity fees and income assume that a decrease in value does not cause a permanent write-down of investments below their associated invested capital. By contrast, a 10% increase in fair value would increase consolidated carried interest income for the year ended December 31, 2010 and 2009 by $484.4 million and $130.8 million, respectively.

•

For select Apollo funds, our share of investment income as a limited partner in such funds is derived from unrealized gains or losses on investments in funds included in the consolidated financial statements. For funds in which we have an interest, but are not included in our consolidated financial statements, our share of investment income is limited to our accrued compensation units and direct investments in the funds, which ranges from 0.006% to 12.2%. A 10% decline in the fair value of investments at December 31, 2010 and 2009 would result in an approximately $28.3 million and $18.9 million, respectively, decrease in investment income at the consolidated level.

Recent Accounting Pronouncements

A list of recent accounting pronouncements that are relevant to Apollo and its industry are included in note 2 to our consolidated financial statements included elsewhere in this prospectus.

Off-Balance Sheet Arrangements

In the normal course of business, we engage in off-balance sheet arrangements, including transactions in derivatives, guarantees, commitments, indemnifications and potential contingent repayment obligations. See note 14 to our consolidated financial statements included elsewhere in this prospectus, for a discussion of guarantees and contingent obligations.

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Contractual Obligations, Commitments and Contingencies

As of December 31, 2010, the company’s material contractual obligations consist of lease obligations, contractual commitments as part of the ongoing operations of the funds and debt obligations. In addition, on a historical basis, the company had the contractual obligations of the consolidated funds while the capital commitments to these funds were substantially eliminated in consolidation. Fixed and determinable payments due in connection with these obligations are as follows:

	2011	2012	2013	2014	2015	Thereafter	Total
	(in thousands)
Operating lease obligations	$36,002	$23,646	$22,878	$22,528	$14,100	$40,155	$159,309
Other long-term obligations(1)	17,067	7,242	4,766	3,548	3,548	3,548	39,719
AMH credit facility(2)	33,987	33,339	32,926	87,864	80,567	651,798	920,481
CIT secured loan agreement(3)	2,426	2,362	20,858	—	—	—	25,646

Total Obligations as of December 31, 2010	$89,482	$66,589	$81,428	$113,940	$98,215	$695,501	$1,145,155

(1)	Includes (i) payments on management service agreements related to certain assets and (ii) payments with respect to certain consulting agreements entered into by Apollo Investment Consulting, LLC. Note that a significant portion of these costs are reimbursable by funds of portfolio companies.
(2)	$723.3 million, net ($995.0 million portion less amount repurchased) of the AMH credit facility matures in January 2017 and $5.0 million matures in April 2014. Amounts represent estimated interest payments until the loan matures using an estimated weighted average annual interest rate of 4.39%, which includes the effects of the interest rate swap through its expiration in May 2012 and certain required repurchases of at least $50.0 million by December 31, 2014 and at least $100.0 million (inclusive of the previously purchased $50.0 million) by December 31, 2015 as described in note 12 to our consolidated financial statements included elsewhere in this prospectus.
(3)	The company intends to sell its interest in certain assets related to the CIT secured loan agreement. Upon the sale, the company will satisfy the loan associated with the related asset which the company approximates to be $12.2 million.

Note:	Due to the fact that the timing of certain amounts to be paid cannot be determined or for other reasons discussed below, the following contractual commitments have not been presented in the table above.

(i)	Amounts do not include the senior secured revolving credit facility entered into by AAA’s investment vehicle, of which $537.5 million was utilized as of December 31, 2010. The credit facility matures on June 1, 2012. AAA is consolidated by the company in accordance with U.S. GAAP. The company does not guarantee and has no legal obligation to repay amounts outstanding under the credit facility. Accordingly, the $537.5 million outstanding balance was excluded from the table above.

(ii)	As noted previously, we have entered into a tax receivable agreement with our managing partners and contributing partners which requires us to pay to our managing partners and contributing partners 85% of any tax savings received by APO Corp. from our step-up in tax basis. The tax savings achieved may not ensure that we have sufficient cash available to pay this liability and we might be required to incur additional debt to satisfy this liability.

(iii)	Debt amounts related to the consolidated VIEs are not presented in the table above as the company is not a guarantor of these non-recourse liabilities.

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Contingent Obligations—Carried interest income in our private equity funds and certain capital markets and real estate funds is subject to reversal in the event of future losses to the extent of the cumulative carried interest recognized in income to date. If all of the existing investments and receivables from these investments were liquidated at zero values, the amounts of cumulative revenues that have been recognized by Apollo through December 31, 2010 that would be reversed approximates $2.5 billion. Management views the possibility of liquidating all existing investments at zero values as remote. Carried interest income is affected by changes in the fair values of the underlying investments in the funds that we manage. Valuations, on an unrealized basis, can be significantly affected by a variety of external factors including, but not limited to, bond yields and industry trading multiples. Movements in these items can affect valuations quarter to quarter even if the underlying business fundamentals remain stable. The table below indicates only the potential future reversal of carried interest income.

December 31, 2010
(in thousands)
Fund VI	$661,400
Fund VII	628,800
Fund IV	523,800
Fund V	307,813
COF I	149,039
COF II	76,799
SOMA	34,363
AIE II	26,168
ACLF	24,964
AAA	12,587
SVF	6,755
VIF	5,710

Total	$2,458,198

Note:	EPF has not incurred or paid carried interest income as of December 31, 2010.

Additionally, at the end of the life of the funds there could be a payment due to a fund by the company if the company has received more carried interest than was ultimately earned. The general partner obligation amount, if any, will depend on final realized values of investments at the end of the life of the fund.

Certain funds may not generate carried interest income as a result of unrealized and realized losses that are recognized in the current and prior reporting period. In certain cases, carried interest income will not be generated until additional unrealized and realized gains occur. Any appreciation would first cover the deductions for invested capital, unreturned organizational expenses, operating expenses, management fees and priority returns based on the terms of the respective fund agreements.

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INDUSTRY

Asset Management

Overview

Asset management involves the management of investments on behalf of investors in exchange for a fee, and often cases include incentive income based upon the financial performance of investments. Asset managers employ a variety of investment strategies, which fall into two broad categories: traditional asset management and alternative asset management. The key differences between traditional asset managers and alternative asset managers primarily relate to investment strategies, return objectives, compensation structure and investor access to funds.

Traditional asset managers, such as mutual fund managers, engage in managing and trading investment portfolios of equity, fixed income, derivative securities and commodities. The investment objectives of these portfolios may include total return, capital appreciation, current income and/or replicating the performance of a particular index. Managers of such portfolios are compensated on a predetermined fee based on a percentage of the assets under management, generally substantially independent of performance. Performance measurement of traditional funds is typically against given benchmark market indices and peer groups over various time periods. Investors in traditional funds generally have unrestricted access to their funds either through market transactions in the case of closed-end mutual funds and exchange traded funds, or through withdrawals in the case of open-end mutual funds and separately managed accounts.

Alternative asset managers such as managers of hedge funds, private equity funds, venture capital funds, real estate funds, mezzanine funds and distressed investment funds, utilize a variety of investment strategies to achieve returns within certain stipulated risk parameters and investment criteria. These returns are evaluated on an absolute basis, rather than benchmarked in relation to an index. The compensation structure for alternative asset managers may include management fees on committed or contributed capital, transaction and advisory fees as capital is invested (typically for private equity funds) and carried interest or incentive fees tied to achieving certain absolute return hurdles. Unlike traditional asset managers, alternative asset managers may limit investors’ access to funds once committed or invested until the investments have been realized.

The asset management industry has experienced significant growth in worldwide assets under management in the past decade, fueled by growth in pension assets and savings globally. According to the Boston Consulting Group, as cited in their July 2009 report, “Conquering the Crisis—Global Asset Management 2009” (Copyright, The Boston Consulting Group, Inc. 2009), the total value of assets under management globally reached an estimated $48.6 trillion in 2008, an 18% decline from 2007. This sharp decline followed average growth of 12% per year from 2002 through 2007. According to the Winter 2009-10 Global Private Equity Barometer published by Coller Capital, which polled 108 private equity investors from around the world, by the end of 2010, 31% of North American investors are likely to have total commitments in excess of their target private equity allocations, with only one quarter of North American investors and one third of European investors expecting their actual percentage of total assets invested in private equity to be lower than their target by the end of 2010.

Private Equity

Private equity funds raise pools of capital from institutional investors, such as insurance companies and pension and endowment funds, as well as high net worth individuals. These funds typically seek to acquire controlling or influential ownership interests in businesses. Private equity funds typically invest in the common equity or preferred stock of private and sometimes those of public companies.

Private equity funds are typically structured as unregistered limited partnership funds with terms of typically eight to ten years, and can contain provisions to extend the life of the fund under certain circumstances. Investors in private equity funds provide a commitment to the fund that is called by the fund as investments are made and equity capital is required. Private equity fund managers typically are compensated as follows: (i) management

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fees based on the amount of invested or committed capital, (ii) transaction and advisory fees as capital is invested and portfolio companies are managed and (iii) a carried interest in the profits of the fund, which is often subject to a preferred return for investors, or “hurdle.”

The objective of a private equity fund is to earn attractive returns on its investment commensurate with the risk being taken. The returns come either in the form of capital gains upon realization of the fund’s underlying investments, or in the form of income, such as interest, dividends or fees. Private equity funds aim to realize their capital gain on an underlying business by either selling the business or selling its shares in the public markets. Since time is required to implement the value growth strategy for the business, private equity investments tend to be held for three or more years, although typical hold periods vary according to market conditions.

Private equity funds may seek to enhance returns through the use of financial leverage, which led to the term “leveraged buyout,” or “LBO.” In the course of acquiring a business, a private equity fund will utilize capital that it has raised from its investors to pay for a portion of the transaction value and will typically borrow the remaining proceeds. In leveraged buyouts, the borrowings typically constitute the majority of funds used to pay the transaction value, generally ranging from 60% to 80% of the purchase price.

Prior to the current global economic downturn, global private equity activity had increased significantly in recent years. According to Thomson Financial as of December 31, 2010, European LBO volume set a new record in 2006 at $234 billion but recorded lower volume in 2007 of $154 billion; additionally, Europe surpassed the U.S. market in buyout activity in 2008 with $52 billion in volume compared to the U.S. market’s $35 billion. Both the U.S. and Europe recorded lower LBO levels in 2009 of $18 billion and $20 billion, respectively, with the U.S. already at higher levels in 2010 with $80 billion. The same source indicates that in 2006 the Asia-Pacific region increased its LBO volume significantly to reach $20 billion, though 2007 Asia-Pacific LBO volume was down from that record high to $6 billion with 2008 volume further declining to $3 billion but had a minor recovery in 2010 of $6 billion. Conditions in the debt markets had been very favorable in 2006 through the first half of 2007; however, beginning in the second half of 2007, the markets experienced a serious contraction in the availability of debt financing for traditional LBO transactions resulting in a significant decline of such transactions in 2008 and the first half of 2009. The use of leverage increases both the potential risk and potential reward of investments, including assets purchased in LBOs. The chart below shows global LBO volume from 2000 through 2010.

Global LBO Volume ($ billions)

Source: Thomson Financial as of February 7, 2011

Over the past two decades, from 1989 to 2009, the upper quartile of private equity funds has, in the aggregate, outperformed the S&P 500 Index by about 20.2% per year net of management fees, partnership expenses and fund managers’ carried interest, according to Thomson Financial. In 2005 through 2007, U.S. buyout and mezzanine inflows experienced significant growth, with more money raised in each of these three years than the cumulative funds raised in the previous three years, according to Thomson Financial (Buyouts Magazine, January 7, 2008). More recently, however, private equity and mezzanine fundraising has experienced a significant slowdown as institutional investors have become over-allocated to alternative investments as a result

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of declines in the overall values of their public portfolios, which has exceeded the decline in value of their private investments as well as a reduction in the value of cash realizations from their investments in private equity, mezzanine and real estate funds.

As displayed in the chart below, the pace of private equity fundraising had accelerated dramatically in the past few years prior to the current global economic downturn. The duration and impact of the current economic environment on private equity and mezzanine fundraising in the future is unknown.

U.S. LBO and Mezzanine Fundraising ($ billions)

Source: Thomson Financial (Various issues of Buyouts Magazine)

Record fundraising, together with historically high levels of liquidity in the debt capital markets, was a key driver of large private equity transactions. The scope of transaction size and complexity has also grown, often requiring several private equity firms to form a consortium to acquire a specific target. The above source reports that in 2007 alone, there were six completed LBOs with transaction values exceeding $20 billion. According to Thomson Financial as of December 31, 2010, private equity transactions increasingly comprised a larger percentage of total merger and acquisition transaction dollar volume, with financial sponsor activity reaching 19.5% of U.S. volume in 2007, particularly as large public-to-private transactions had become more prevalent. However, the same source indicates a decrease in financial sponsor activity in the wake of recent credit turmoil as LBO transactions represented only 2.5% and 10.2% of U.S. merger and acquisition transaction dollar volume in 2009 and 2010, respectively. As a result, private equity fund managers are focused on managing their existing portfolio companies and are evaluating non-control transactions such as private investments in public equity, or “PIPE.” According to PrivateRaise’s “PIPE Market Blurb,” there have been approximately 3,976 PIPEs since the beginning of 2008 with over $195 billion of capital invested.

Mezzanine Funds

Mezzanine funds are investment vehicles that invest primarily in mezzanine securities, typically high-yielding long-term subordinated loans or preferred stock that may include an equity component or feature, such as warrants or co-investment rights, to enhance returns for the lender. Mezzanine lending is related to the volume of financial sponsor-driven transactions. This form of financing is most frequently utilized in the buyout of middle-market and smaller public companies.

There are several factors that are commonly believed to have contributed to the expansion of mezzanine investing over the past decade. The broad-based consolidation of the U.S. financial services industry over the past two decades has significantly reduced the number of FDIC-insured financial institutions. In recent years, this is believed to have caused many senior lenders to de-emphasize their service and product offerings to middle market businesses in favor of lending to larger corporate clients and managing larger capital markets transactions. As a result, many middle-market firms have faced increased difficulty raising debt from commercial lenders, thus creating demand for alternative sources of financing such as mezzanine debt financing.

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Additionally, over the past several years, the availability of large pools of capital has increased as mutual funds, private equity funds and hedge funds have all experienced significant growth. In particular, we believe that there is a considerable amount of un-invested private equity capital that will seek mezzanine capital to support investments in middle market companies being made by the private equity capital.

Given the fragmented nature of the mezzanine market, capital providers of mezzanine financing include a broad array of companies. Early mezzanine lenders include traditional investment management firms, investment arms of major companies and insurance companies. Growth in demand for such capital has encouraged various capital providers to enter this market over the last decade, including private equity firms, hedge funds, high-yield debt investors, business development companies and investment banks with dedicated mezzanine funds.

Distressed Funds

Distressed funds typically engage in the purchase or short sale of securities of companies where the price has been, or is expected to be, affected by a distressed situation. This may involve reorganizations, bankruptcies, distressed sales or other corporate restructurings. Investment opportunities arise in the market for distressed securities because holders of previously sound instruments find themselves in possession of creditor claims of uncertain value and, therefore, under pressure to dispose of them.

Investments are made for both the short-and long-term and are both active and passive with respect to participation in restructuring and company operations. In a distressed buyout, the investor works proactively through the restructuring process to equitize its debt position and gain control of the company with the objective of achieving a large return via a turnaround. A second strategy, more common among hedge funds, is to hold a position in a distressed debt security with the expectation that improved performance will lead to a run-up in the price of the debt instrument that will result in high short-term internal rate of return.

The chart below from the Fourth Quarter 2010 HFR Industry Report shows that the distressed investing industry experienced increased net asset flow during the recessionary period of 2002, during which stock market valuations were relatively depressed, there was an increase in the number of corporate distressed sellers of assets who needed to raise cash and company earnings had decreased. However, in light of the current global economic downturn, which is more severe than the one experienced in 2002, the distressed investing industry experienced declines in net asset flows in both 2008 and 2009, but the trend has started to reverse in 2010.

Estimated Growth of Assets/ Net Asset Flow Distressed / Restructuring ($ billions)

Source: HFR Industry Reports© HFR, Inc., Fourth Quarter 2010, www.hedgefundresearch.com

Hedge Funds

Hedge funds are privately held and unregistered investment vehicles managed with the primary aim of delivering positive risk-adjusted returns under various market conditions. Hedge funds differ from traditional asset managers such as mutual funds by the asset classes in which they invest and/or the investment strategies they employ. Asset classes in which hedge funds invest may include liquid and illiquid securities, asset-backed

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securities, pools of loans and bonds or other financial assets. Hedge funds also employ a variety of strategies that may include short selling, equity long-short convertible arbitrage, fixed income arbitrage, merger arbitrage, event-driven, global macro and other quantitative strategies. The strategies may employ use of leverage, hedges, swaps and other derivative instruments.

Hedge funds are typically structured as limited partnerships, limited liability companies or offshore corporations. Hedge fund managers earn a base management fee typically based on the net asset value of the fund and incentive fees based on a percentage of the fund’s profits. Some hedge funds set a “hurdle rate” under which the fund manager does not earn an incentive fee until the fund’s performance exceeds a benchmark rate. Another feature common to hedge funds is the “high water mark” under which a fund manager does not earn incentive fees until the net asset value exceeds the highest historical value on which incentive fees were last paid. Typical investors include high net worth individuals and institutions. These investors can invest and withdraw funds periodically in accordance with the terms of the funds, which may include lock-up periods on withdrawals. Hedge fund managers often commit a portion of their own capital in the funds they manage to align their interests with the investors.

According to the Fourth Quarter 2010 HFR Industry Report, as of December 31, 2010, there were 9,237 hedge funds in existence globally. The same report shows global assets under management in the hedge fund industry have grown by approximately 22% annually since 1990 to exceed $1.9 trillion at December 31, 2010. Net asset inflows in 2007 increased to a record high of $195 billion, but reversed course in 2008 and 2009 with net asset outflows of $154 billion and $131 billion, respectively. As of December 31, 2010, the industry has shown signs of recovering with $55 billion of inflows. The chart below shows hedge fund assets under management from 1990 through 2010.

Hedge Fund Assets Under Management ($ billions)

Source: HFR Industry Reports© HFR, Inc., Fourth Quarter 2010, www.hedgefundresearch.com

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BUSINESS

Overview

Founded in 1990, Apollo is a leading global alternative asset manager. We are contrarian, value-oriented investors in private equity, credit-oriented capital markets and real estate, with significant distressed expertise. We have a flexible mandate in the majority of the funds we manage that enables the funds to invest opportunistically across a company’s capital structure. We raise, invest and manage funds on behalf of some of the world’s most prominent pension and endowment funds, as well as other institutional and individual investors. As of December 31, 2010, we had AUM of $67.6 billion in our private equity and capital markets businesses. Our latest private equity fund, Fund VII, held a final closing in December 2008, raising a total of $14.7 billion. We have consistently produced attractive long-term investment returns in our private equity funds, generating a 39% gross IRR and a 26% net IRR on a compound annual basis from inception through December 31, 2010. A number of our capital markets funds have also performed well since their inception through December 31, 2010.

Over our more than 20-year history of investing, we have grown to become one of the largest alternative asset managers in the world and attribute our historical success to the following key competitive strengths:

•	our track record of generating attractive long-term risk-adjusted returns in our private equity investment funds;

•	our integrated business model which combines the strength of our businesses and the intellectual capital base of the global Apollo franchise to create a sustainable competitive advantage;

•	our expertise in distressed investing and ability to invest capital and grow AUM throughout economic cycles;

•	our deep industry knowledge and expertise with complex transactions;

•	our collaboration with our portfolio company management teams;

•	our creation of an “edge” in investing by combining our core industry expertise, comfort with complexity and use of strategic platforms to create proprietary investment opportunities;

•	our long-standing investor relationships that include many of the world’s most prominent alternative asset investors;

•	our strong management team, brand name and reputation; and

•	our long-term capital base.

Apollo is led by our managing partners, Leon Black, Joshua Harris and Marc Rowan, who have worked together for more than 20 years and lead a team of 485 employees, including 171 investment professionals, as of December 31, 2010. This team possesses a broad range of transaction, financial, managerial and investment skills. We have offices in New York, Los Angeles, London, Frankfurt, Luxembourg, Singapore, Hong Kong and Mumbai. We operate our private equity, capital markets and real estate businesses in an integrated manner, which we believe distinguishes us from other alternative asset managers. Our investment professionals frequently collaborate across disciplines. We believe that this collaboration, including market insight, management, banking and consultant contacts, as well as investment opportunities, enables us to more successfully invest across a company’s capital structure. This platform and the depth and experience of our investment team have enabled us to deliver strong long-term investment performance in our private equity funds throughout a range of economic cycles. For example, Apollo’s most successful private equity funds (in terms of net IRR), Funds I, II, MIA and Fund V, were initiated during economic downturns. Funds I, II and MIA, which generated a combined gross IRR of 47% and a combined net IRR of 37% on a compound annual basis since inception through the date of the disposition of their final investment on September 30, 2004, were initiated during the economic downturn of 1990 through 1993 and Fund V, which generated a gross IRR of 62% and a net IRR of 45% on a compound annual basis since inception through December 31, 2010, was initiated during the economic downturn of 2001 through late 2003. We began investing our

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latest private equity fund, Fund VII, in January 2008 in the midst of the current economic downturn. Similarly, with respect to our capital markets business, our flagship Value Funds, which were launched in 2003 and 2006, have also delivered attractive returns since inception through a range of economic cycles.

Our objective is to achieve superior long-term risk-adjusted returns for our fund investors. The majority of our investment funds are designed to invest capital over periods of seven or more years from inception, thereby allowing us to generate attractive long-term returns throughout economic cycles. Our investment approach is value-oriented, focusing on nine core industries in which we have considerable knowledge, and emphasizing downside protection and the preservation of capital. We are frequently contrarian in our investment approach, which is reflected in a number of ways, including:

•	our willingness to invest in industries that our competitors typically avoid;

•	the often complex structures we employ in some of our investments, including our willingness to pursue difficult corporate carve-out transactions;

•	our experience investing during periods of uncertainty or distress in the economy or financial markets when many of our competitors simply reduce their investment activity;

•	our orientation towards sole sponsored transactions when other firms have opted to partner with others; and

•	our willingness to undertake transactions that have substantial business, regulatory or legal complexity.

We have applied this investment philosophy over our more than 20-year history, allowing us to identify what we believe are attractive investment opportunities, deploy capital across the balance sheet of industry leading, or “franchise,” businesses and create value throughout economic cycles.

During the most recent global economic crisis, which we believe began in the third quarter of 2007, we have been relying on our deep industry, credit and financial structuring experience, coupled with our strengths as value-oriented, distressed investors, to deploy a significant amount of new capital. As examples of this, from the beginning of the third quarter of 2007 through December 31, 2010, we have invested approximately $24 billion of capital across our private equity and capital markets funds focused on control distressed and buyout investments, leveraged loan portfolios and mezzanine, non-control distressed and non-performing loans. In addition, from the beginning of the fourth quarter of 2007 through December 31, 2010, the funds managed by Apollo have acquired approximately $13.5 billion in face value of distressed debt at discounts to par value and purchased approximately $30.7 billion in face value of leveraged senior loans at discounts to par value from financial institutions. Since we purchased these leveraged loan portfolios from highly motivated sellers, we were able to secure attractive long-term, low cost financing and select credits of companies well known to Apollo. The benchmark S&P/LSTA Leveraged Loan Index, which includes a group of securities we believe is similar to those owned by our funds, had a net return of approximately 6% during the life to date performance of our leveraged loan investments (COF I and COF II), which have exceeded this benchmark.

As in prior market downturns and periods of significant volatility, we have been purchasing distressed securities and continue to opportunistically build positions in high quality companies with stressed balance sheets in industries where we have expertise such as cable, chemicals, packaging and transportation. Our approach towards investing in distressed situations often requires us to purchase particular debt securities as prices are declining, since this allows us both to reduce our average cost and accumulate sizable positions which may enhance our ability to influence any restructuring plans and maximize the value of our distressed investments. As a result, our investment approach may produce negative short-term unrealized returns in certain of the funds we manage. However, we concentrate on generating attractive, long-term, risk-adjusted realized returns for our fund investors, and we therefore do not overly depend on short-term results and quarterly fluctuations in the unrealized fair value of the holdings in our funds.

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In addition to deploying capital in new investments, we have been depending on our over 20 years of experience to enhance value in the current investment portfolio of the funds we manage. We have been relying on our restructuring and capital markets experience to work proactively with our funds’ portfolio company management teams to generate cost and working capital savings, reduce capital expenditures, and optimize capital structures through several means such as debt exchange offers and the purchase of portfolio company debt at discounts to par value. For example, as of December 31, 2010, Fund VI and its underlying portfolio companies purchased or retired approximately $18.7 billion in face value of debt and captured approximately $9.3 billion of discount to par value of debt in portfolio companies such as CEVA Logistics, Caesars Entertainment, Realogy and Momentive Performance Materials. In certain situations, such as CEVA Logistics, funds managed by Apollo are the largest owner of the total outstanding debt of the portfolio company. In addition to the attractive return profile associated with these portfolio company debt purchases, we believe that building positions as senior creditors within the existing portfolio companies is strategic to the existing equity ownership positions. Additionally, the portfolio companies of Fund VI have implemented approximately $3.0 billion of cost savings programs on an aggregate basis from the date we acquired them through December 31, 2010, which we believe will positively impact their operating profitability.

Since the beginning of 2007, we have experienced significant globalization and expansion of our investment management activities. We have grown our global network by opening offices in Frankfurt, Luxembourg, Singapore, Hong Kong and Mumbai. During this period through December 31, 2010, we have also launched a new private equity fund, a new strategic investment account investing in CMBS and a commercial real estate finance company, as well as several new capital markets funds and leveraged investment vehicles. In addition, we completed the acquisition of a real estate investment management group. These vehicles had a combined AUM of $43.9 billion as of December 31, 2010. In addition, in order to more fully leverage our long history of investing in the real estate sector, we continue to hire senior members of the real estate team. Similar to the growth and evolution of our real estate business, we expect to continue to grow our company by applying our value-oriented approach across related investment categories which we believe have synergies with our core business and provide attractive opportunities for us to continue to expand our equity base.

We had total AUM of $67.6 billion as of December 31, 2010, consisting of $38.8 billion in our private equity business, $22.3 billion in our capital markets business and $6.5 billion in our real estate business. We have grown our total AUM at a 34.7% compound annual growth rate, or “CAGR,” from December 31, 2004 to December 31, 2010. See “Risk Factors—Risks Related to Our Businesses—We may not be successful in raising new funds or in raising more capital for certain of our funds and may face pressure to modify fee arrangements of our future funds.” In addition, we benefit from mandates with long-term capital commitments in our private equity, capital markets and real estate businesses. Our long-lived capital base allows us to invest assets with a long-term focus, which is an important component in generating attractive returns for our investors. We believe our long-term capital also leaves us well-positioned during economic downturns, when the fundraising environment for alternative assets has historically been more challenging than during periods of economic expansion. As of December 31, 2010, approximately 91% of our AUM was in funds with a contractual life at inception of seven years or more, and 10% of our AUM was in permanent capital vehicles with unlimited duration, as highlighted in the chart below:

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We expect our growth in AUM to continue over time by seeking to create value in our funds’ existing private equity, capital markets and real estate investments, continuing to deploy our available capital in what we believe are attractive investment opportunities, and raising new funds and investment vehicles as market opportunities present themselves. See “Risk Factors—Risks Related to Our Businesses—We may not be successful in raising new funds or in raising more capital for certain of our funds and may face pressure to modify fee arrangements of our future funds.”

Our Businesses

We have three business segments: private equity, capital markets and real estate. We also manage (i) AAA, a publicly listed permanent capital vehicle, which invests substantially all of its capital in or alongside Apollo-sponsored entities, funds and other investments, and (ii) several strategic investment accounts established to facilitate investments by third-party investors directly in Apollo-sponsored funds and other transactions. We may also seek to raise natural resources funds that target global private equity opportunities in energy, metals and mining and select other natural resources sub-sectors. The diagram below summarizes our current businesses:

(1)	All data is as of December 31, 2010. The chart does not reflect legal entities or assets managed by former affiliates.
(2)	Includes three funds that are denominated in Euros and translated into U.S. dollars at an exchange rate of €1.00 to $1.34 as of December 31, 2010.

Our financial results are highly variable, since carried interest (which generally constitutes a large portion of the income from the funds we manage), and the transaction and advisory fees that we receive, can vary significantly from quarter to quarter and year to year. We manage our business and monitor our performance with a focus on long-term performance, an approach that mirrors the investment horizons of the funds we manage and is driven by the investment returns of our funds.

Private Equity

Private Equity Funds

Our private equity business had total and fee-generating AUM of $38.8 billion and $27.9 billion, respectively, as of December 31, 2010. Our private equity business grew total and fee-generating AUM by a 25.9% and 37.3% CAGR, respectively, from December 31, 2004 through December 31, 2010. From our inception in 1990 through December 31, 2010, our private equity business invested approximately $34.6 billion of capital. As of December 31, 2010, our private equity funds had $10.3 billion of available capital commitments,

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providing us with a significant source of capital for future investment activities. Since inception through December 31, 2010, the returns of our private equity funds have performed in the top quartile for all U.S. buyout funds, as measured by Thomson Financial. Our private equity funds have generated a gross IRR of 39% and a net IRR of 26% on a compound annual basis from inception through December 31, 2010, as compared with a total annualized return of 7% for the S&P 500 Index over the same period. In addition, since our inception, our private equity funds (excluding Fund VII, which began investing less than 36 months prior to the valuation date) have achieved a 2.4x average multiple of invested capital. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—The Historical Investment Performance of Our Funds” for reasons why our historical private equity returns are not indicative of the future results you should expect from our current and future funds or from us.

As a result of our long history of private equity investing across market cycles, we believe we have developed a unique set of skills which we rely on to make new investments and to maximize the value of our existing investments. As an example, through our experience with traditional private equity buyouts, we apply a highly disciplined approach towards structuring and executing transactions, the key tenets of which include acquiring companies at below industry average purchase price multiples, and establishing flexible capital structures with long-term debt maturities and few, if any, financial maintenance covenants.

We believe we have a demonstrated ability to adapt quickly to changing market environments and capitalize on market dislocations through our traditional, distressed and corporate buyout approach. In prior periods of strained financial liquidity and economic recession, our private equity funds have made attractive investments by buying the debt of quality businesses (which we refer to as “classic” distressed debt), converting that debt to equity, seeking to create value through active participation with management and ultimately monetizing the investment. This combination of traditional and corporate buyout investing with a “distressed option” has been deployed through prior economic cycles and has allowed our funds to achieve attractive long-term rates of return in different economic and market environments. See “Risk Factors—Risks Related to Our Businesses—Difficult market conditions may adversely affect our businesses in many ways, including by reducing the value or hampering the performance of the investments made by our funds or reducing the ability of our funds to raise or deploy capital, each of which could materially reduce our revenue, net income and cash flow and adversely affect our financial prospects and condition.” In addition, during prior economic downturns we have relied on our restructuring experience and worked closely with our funds’ portfolio companies to maximize the value of our funds’ investments. For example, during the economic downturn during 2001-2003, we successfully restructured several of the portfolio companies in Fund IV that were experiencing financial difficulties, and as a result, Fund IV was able to produce a multiple of invested capital of 1.9x as of December 31, 2010. During this same time period, we relied on our credit market expertise to deploy approximately 54% of the capital from Fund V, primarily in distressed for control situations, and this fund generated a gross IRR of 62% and a net IRR of 45% on a compound annual basis as of December 31, 2010. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—The Historical Investment Performance of Our Funds” for a discussion of the reasons we do not believe our future IRRs will be similar to the IRRs for Fund V.

Traditional Buyouts

Traditional buyouts have historically comprised the majority of our investments. We generally target investments in companies where an entrepreneurial management team is comfortable operating in a leveraged environment. We also pursue acquisitions where we believe a non-core business owned by a large corporation will function more effectively if structured as an independent entity managed by a focused, stand-alone management team. Our leveraged buyouts have generally been in situations that involved consolidation through merger or follow-on acquisitions; carveouts from larger organizations looking to shed non-core assets; situations requiring structured ownership to meet a seller’s financial goals; or situations in which the business plan involved substantial departures from past practice to maximize the value of its assets. Some of our traditional buyout investments include Compass Minerals International in 2001, Nalco Investment Holdings and United Agri Products in 2003, Intelsat in 2004, Berry Plastics in 2006, Smart & Final in 2007 and Caesars Entertainment in 2008.

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Distressed Buyouts and Debt Investments

Over our more than 20-year history, approximately 44% of our private equity investments have involved distressed buyouts and debt investments. We target assets with high quality operating businesses but low-quality balance sheets, consistent with our traditional buyout strategies. The distressed securities we purchase include bank debt, public high-yield debt and privately held instruments, often with significant downside protection in the form of a senior position in the capital structure, and in certain situations we also provide DIP financing to companies in bankruptcy. Our investment professionals generate these distressed buyout and debt investment opportunities based on their many years of experience in the debt markets, and as such they are generally proprietary in nature.

We believe distressed buyouts and debt investments represent a highly attractive risk/reward profile. Our investments in debt securities have generally resulted in two outcomes. The first has been when we succeed in taking control of a company through its distressed debt. By working proactively through the restructuring process, we are able to equitize our debt position, resulting in a well-financed buyout. Once we control the company, the investment team works closely with management toward an eventual exit, typically over a three- to five-year period as with a traditional buyout. The second outcome for debt investments has been when we do not gain control of the company. This is typically driven by an increase in the price of the debt beyond what is considered an attractive acquisition valuation. The run-up in bond prices is usually a result of market interest or a strategic investor’s interest in the company at a higher valuation than we are willing to pay. In these cases, we typically sell our securities for cash and seek to realize a high short-term internal rate of return. Some of our distressed buyout investments during economic downturns include Vail Resorts in 1991, Telemundo in 1992, SpectraSite in 2003, Cablecom in 2003, Charter Communication in 2009, Gala Coral in 2010 and LyondellBasell in 2010.

Corporate Partner Buyouts

Corporate partner buyouts offer another way to capitalize upon investment opportunities during environments in which purchase prices for control of companies are at high multiplies of earnings, making them less attractive for traditional buyout investors. Corporate partner buyouts focus on companies in need of a financial partner in order to consummate acquisitions, expand product lines, buy back stock or pay down debt. In these investments, we do not seek control but instead make significant investments that typically allow us to demand control rights similar to those that we would require in a traditional buyout, such as control over the direction of the business and our ultimate exit. Although corporate partner buyouts historically have not represented a large portion of our overall investment activity, we do engage in them selectively when we believe circumstances make them an attractive strategy.

Corporate partner buyouts typically have lower purchase multiples and a significant amount of downside protection, when compared with traditional buyouts. Downside protection can come in the form of seniority in the capital structure, a guaranteed minimum return from a creditworthy partner, or extensive governance provisions. Importantly, Apollo has often been able to use its position as a preferred security holder in several buyouts to weather difficult times in a portfolio company’s lifecycle and to create significant value in investments that otherwise would have been impaired. Some of our corporate partner buyouts include Sirius Satellite Radio in 1998, Educate in 2000, AMC Entertainment in 2001 and Oceania Cruises (now Prestige Cruise Holdings) in 2007.

Other

In addition to our traditional, distressed and corporate partner buyout activities, we also maintain the flexibility to deploy capital of our private equity funds in other types of investments such as the creation of new companies, which allows us to leverage our deep industry and distressed expertise and collaborate with experienced management teams to seek to capitalize on market opportunities that we have identified, particularly in asset-intensive industries that are in distress. In these types of situations, we have the ability to establish new entities that can acquire distressed assets at what we believe are attractive valuations without the burden of managing an existing portfolio of legacy assets. Similar to our corporate partner buyout activities, other

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investments, such as the creation of new companies, historically have not represented a large portion of our overall investment activities, although we do make these types of investments selectively. Examples of our other investments include Vantium in 2007 and Veritable Maritime in 2010.

Our Recent Buyouts

The following table presents the buyouts made by Fund VI and Fund VII from 2006 to 2010.

Company	Year of Initial Investment	Fund(s)	Buyout Type	Industry	Region	Invested Capital(1)	Sole Financial Sponsor
						(in millions)
Alcan	2010	Fund VII	Corporate Partner	Materials	Western Europe	$177	Yes
Athlon	2010	Fund VII	Other	Oil & Gas	North America	27	Yes
Twin River	2010	Fund VII	Distressed	Gaming & Leisure	North America	3	No
CKE Restaurants Inc.	2010	Fund VII	Traditional	Food Retail	North America	436	Yes
Evertec	2010	Fund VII	Traditional	Banking	Puerto Rico	184	No
LyondellBasell	2010	Fund VI & VII	Distressed	Chemicals	Global	1,509	No
Aleris International	2010	Fund VI & VII	Distressed	Building Products	Global	163	No
Gala Coral Group	2010	Fund VI & VII	Distressed	Gaming & Leisure	Western Europe	117	No
Monier	2010	Fund VII	Distressed	Building Products	Western Europe	67	No
Veritable Maritime	2010	Fund VII	Other	Shipping	North America	189	Yes
Charter Communications	2009	Fund VI & VII	Distressed	Media, Entertainment & Cable	North America	975	No
Parallel Petroleum	2009	Fund VII	Traditional	Oil & Gas	North America	273	Yes
Dish TV	2009	Fund VII	Other	Media, Entertainment & Cable	India	101	No
Skylink	2008	Fund VII	Traditional	Logistics	North America	58	Yes
Caesars Entertainment	2008	Fund VI	Traditional	Gaming & Leisure	North America	1,454	No
Norwegian Cruise Line	2008	Fund VI	Corporate Partner	Cruise	North America	830	Yes
Vantium	2007	Fund VII	Other	Business Services	North America	683	Yes
Smart & Final	2007	Fund VI	Traditional	Food Retail	North America	262	Yes
Noranda Aluminum	2007	Fund VI	Traditional	Materials	North America	215	Yes
Countrywide	2007	Fund VI	Traditional	Real Estate Services	Western Europe	417	Yes
Claire’s	2007	Fund VI	Traditional	Specialty Retail	Global	498	Yes
Prestige Cruise Holdings(2)	2007	Fund VI & VII	Corporate Partner	Cruise	North America	985	Yes
Realogy	2007	Fund VI	Traditional	Real Estate Services	North America	1,050	Yes
Jacuzzi Brands	2007	Fund VI	Traditional	Building Products	Global	112	Yes
Verso Paper	2006	Fund VI	Traditional	Paper Products	North America	261	Yes
Berry Plastics(3)	2006	Fund VI	Traditional	Packaging	North America	347	Yes
Momentive Performance Materials(6)	2006	Fund VI	Traditional	Chemicals	North America	609	Yes
CEVA Logistics(4)	2006	Fund VI	Traditional	Logistics	Western Europe	423	Yes
Rexnord(5)	2006	Fund VI	Traditional	Diversified Industrial	North America	714	Yes

Total						$13,139

(1)	Invested capital amounts are amounts invested by Fund VI and Fund VII as part of the buyout in equity and securities that can be converted into equity. Fund VI and Fund VII investments include AAA and Palmetto co-investments, where applicable.

(2)	In connection with its acquisition of Regent Seven Seas Cruises, Oceania Cruise Holdings, Inc. changed its name to Prestige Cruise Holdings.

(3)	Prior to the merger with Covalence.

(4)	Includes add-on investment in EGL, Inc.

(5)	Includes add-on investment in Zurn.

(6)	In the fourth quarter of 2010, Momentive Performance Materials Holdings Inc. and Momentive Specialty Chemicals Holdings LLC (formerly known as Hexion LLC) finalized an agreement to merge, effective October 1, 2010.

Building Value in Portfolio Companies

We are a “hands-on” investor and remain actively involved with the operations of our buyout investments for the duration of the investment. As a result of our organization around core industries, and our extensive network of executives and other industry participants, we are able to actively participate in building value for our portfolio of investments. Following an investment, the deal team that executed the transaction focuses its role on functioning as a catalyst for business-transforming events and participates in all significant decisions to develop and support

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management in the execution of each portfolio company’s business strategy. In connection with this strategy, we have established relationships with operating executives that assist in the diligence review of new opportunities and provide strategic and operational oversight for portfolio investments. In addition, we have established a group purchasing program to leverage the combined corporate spending among Apollo and portfolio companies of the funds it manages in order to seek to reduce costs, optimize payment terms and improve service levels for all program participants.

Exiting Investments

We realize the value of the investments that we have made on behalf of our funds typically through either an initial public offering, or IPO, of common stock on a nationally recognized exchange or through the private sale of the companies in which we have invested. The advantage of having long-lived funds and complete investment discretion is that we are able to time our exit when we believe we may most easily maximize value. We rigorously review the ongoing business plan for each portfolio company and determine if we believe we can continue to compound increases in equity value at acceptable rates of return. Generally, if we believe we can, we continue to hold and manage the investment and if we do not, we seek to exit. We also monitor the debt capital markets closely, which often times provides windows of opportunity to reduce risk in an investment by recouping a large portion of our investment through a leveraged recapitalization. We sponsored the IPOs of 12 of our portfolio companies from January 1, 2002 through the date of this prospectus, as summarized in the table below. We believe that a track record of successful IPOs facilitates access to the public markets in exiting fund investments.

Private Equity Sponsored IPOs

The following table summarizes the breakdown of our private equity sponsored IPOs from January 1, 2002 through the date of this prospectus.

Company	Fund	Date of Initial Investment	IPO Date
Noranda Aluminum	Fund VI	May-07	May-10
Metals USA	Fund V	Nov-05	Apr-10
Verso Paper	Fund VI	Aug-06	May-08
Goodman Global Holdings	Fund V	Dec-04	Apr-06
Hughes Communications	Fund IV	Jan-06	Feb-06
United Agri Products	Fund V	Nov-03	Nov-04
Educate	Fund IV	Jul-00	Sep-04
Compass Minerals International	Fund V	Nov-01	Dec-03
Nalco Investment Holdings	Fund V	Nov-03	Nov-04
QDI (Quality Distribution)	Fund III	Jun-98	Nov-03
National Financial Partners	Fund IV	Jan-99	Sep-03
Pacer International	Fund IV	May-99	Jun-02

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Our Recent Private Equity Funds

The following charts summarize the breakdown of our funds’ private equity investments by type and industry from our inception through December 31, 2010.

Private Equity Investments by Type	Private Equity Investments by Industry

*	Includes investments in special purpose entities that invest in debt-related securities of companies included in multiple industries.

Among our more recent funds, Fund V, with $3.7 billion of committed capital, started investing during the economic downturn of 2001 through late 2003. This fund has generated a gross IRR of 62% and a net IRR of 45% from our first investment in April 2001 to December 31, 2010. It has already returned nearly $11.0 billion to investors through December 31, 2010. At December 31, 2010, Fund V had an estimated unrealized value of $1.8 billion and a current multiple of invested capital of 3.4x. This performance was generated during an initial period of economic distress followed by substantial economic and capital markets expansion, which we believe illustrates our ability to use our flexible investment approach to generate returns across a range of economic environments. Fund V is in the top quartile of similar vintage funds according to Thomson Financial.

With $10.1 billion of committed capital as of December 31, 2010, Fund VI has invested or committed to invest approximately $11.4 billion through December 31, 2010. Currently, the Fund VI portfolio includes 18 companies, all but five of which are transactions where we were the sole financial sponsor, eight of which were proprietary in nature (meaning deals that arise other than from winning a competitive auction process), five of which were complex corporate carveouts and all of which were in industries well known to us. The Fund VI portfolio also includes debt investment vehicles formed by our affiliates to invest in debt securities to take advantage of volatility in the credit markets.

Fund VI has generated a gross IRR of 13% and a net IRR of 10% from the first investment in July 2006 to December 31, 2010 and has already returned approximately $3.7 billion to investors. We believe these IRRs reflect the early stage nature of Fund VI, the impact of applying mark-to-market valuations to the portfolio of investments, and the impact of the current global economic downturn on the performance of our funds’ investments. While we cannot predict the length and severity of the current global economic downturn and the impact it will ultimately have on our funds’ portfolio investments, as in past recessionary periods we are relying on our restructuring and distressed investing experience to work proactively with our funds’ portfolio company management teams to generate cost and working capital savings, reduce capital expenditures, divest non-core business lines and optimize capital structures through several means such as debt exchange offers and the purchase of portfolio debt at discounts to par. As of December 31, 2010, Fund VI and its underlying portfolio companies purchased or retired approximately $18.7 billion of debt and captured approximately $9.3 billion of discount to par value of debt in portfolio companies such as CEVA Logistics, Caesars Entertainment, Realogy and Momentive Performance Materials. In certain situations, such as CEVA Logistics, funds managed by Apollo are the largest owner of the total outstanding debt of the portfolio company. In addition to the attractive return

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profile associated with these portfolio company debt purchases, we believe that building positions as senior creditors within the existing portfolio companies is strategic to the existing equity ownership positions from the date of acquisition through December 31, 2010. Portfolio companies of Fund VI have also implemented approximately $3.0 billion of cost savings programs on an aggregate basis, which we believe will positively impact their operating profitability.

Our most recent private equity fund, Fund VII, which closed with $14.7 billion in commitments in December 2008, has been making investments since January 2008, and as of December 31, 2010, Fund VII had invested $7.8 billion, approximately 43% of which has been invested in debt investments.

Capital Markets

Since Apollo’s founding in 1990, we believe our capital markets expertise has served as an integral component of our company’s growth and success. Our credit-oriented capital markets operations commenced in 1990 with the management of a $3.5 billion high-yield bond and leveraged loan portfolio. Since that time, our capital markets activities have grown significantly, and leverage Apollo’s integrated platform and utilize the same disciplined, value-oriented investment philosophy that we employ with respect to our private equity funds. Our capital markets operations are led by James Zelter, who has served as the managing director of the capital markets business since April 2006. Our capital markets business had total and fee-generating AUM of $22.3 billion and $16.5 billion, respectively, as of December 31, 2010 and grew its total and fee-generating AUM by a 55.8% and 48.5% CAGR, respectively, from December 31, 2004 through December 31, 2010.

Our credit-oriented capital markets funds have been established to capitalize upon our investment experience and deep industry expertise. We seek to participate in capital markets businesses where we believe our industry expertise and experience can be used to generate attractive investment returns. As depicted in the chart below, our capital markets activities span a broad range of the credit spectrum, including non-performing loans, distressed debt, mezzanine debt, senior bank loans and “value-oriented” fixed income.

The value-oriented fixed income segment of the capital markets spectrum is the most recent investment area for Apollo, and it is characterized by its ability to generate attractive risk-adjusted returns relative to traditional fixed income investments. An example of our value-oriented fixed income investments is Athene Asset Management. We established Athene Asset Management, which is substantially owned by a subsidiary of Apollo, to provide asset management services to Athene Life Re and other third parties. Athene Life Re is an Apollo sponsored vehicle formed to focus on opportunities in the life reinsurance sector. Athene Life Re sources, analyzes and negotiates the acquisition of fixed annuity policies from primary insurance companies. As of December 31, 2010, Athene Asset Management had approximately $2.0 billion of AUM, $0.3 billion of which was included in our real estate segment.

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As of December 31, 2010, our capital markets funds included six distressed and event-driven hedge funds with total AUM of $2.8 billion, three mezzanine funds with total AUM of $4.5 billion, seven senior credit funds with total AUM of $11.2 billion, and a European non-performing loan fund with total AUM of $1.9 billion. Our capital markets segment includes strategic investment accounts and also Athene Asset Management.

Distressed and Event-Driven Hedge Funds

We currently manage six distressed and event-driven hedge funds that invest primarily in North America, Europe and Asia. These funds had a total of $2.8 billion in AUM as of December 31, 2010. Investors can invest in several of our distressed and event-driven hedge funds as frequently as monthly. Our distressed and event-driven hedge funds utilize similar value-oriented investment philosophies as our private equity business and are focused on capitalizing on our substantial industry and credit knowledge. In addition to owning the companies that manage our distressed and event-driven hedge funds, the Apollo Operating Group holds the general partner interests in the general partners of each of these funds.

Value Funds. We are the investment managers for our flagship distressed Value Funds, which utilize similar investment strategies. The Value Funds seek to identify and capitalize on absolute-value driven investment opportunities. VIF began investing capital in October 2003 and is currently closed to new investors. SVF began investing capital in June 2006 and is currently open to new investors. The Value Funds had a combined net asset value of approximately $880.5 million as of December 31, 2010, and had a net return of 65.9% since inception and 12.2% for the year ended December 31, 2010. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—The Historical Investment Performance of Our Funds” for reasons why future performance by the Value Funds might fall short of their historical performance.

The Value Funds’ flexible investment strategy primarily focuses on investments in distressed companies before, during, or after a restructuring, as well as undervalued securities. Investments are executed primarily through the purchase or sale of senior secured bank debt, second lien debt, high yield debt, trade claims, credit derivatives, preferred stock and equity. In addition to owning the companies that manage the Value Funds, the Apollo Operating Group holds the general partner interests in the general partners of each of these funds. As of December 31, 2010, the Value Funds’ investments were primarily located in North America. North American investments comprised approximately 72% of the portfolio, with the remaining 28% of the total portfolio being investments made internationally.

The following charts break down the Value Funds’ portfolio by investment type and industry as of December 31, 2010:

Value Funds Portfolio by Investment Type	Value Funds Portfolio Investments by Industry

SOMA. SOMA is a private investment fund we formed to manage for one of our Strategic Investors. SOMA seeks to generate attractive risk-adjusted returns through investment in distressed opportunities, primarily in North America and Europe. This fund’s primary mandate is a very similar investment strategy to our Value Funds and is currently managed by the same investment professionals. SOMA began investing capital in March

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2007 and represents a commitment by one of our Strategic Investors of $800.0 million. The fund had a net asset value of approximately $1,062.5 million as of December 31, 2010, including $833.5 million in the primary mandate, which had a net return of 40.7% since inception and 16.9% for the year ended December 31, 2010.

Asian Credit-Oriented Hedge Fund (AAOF). AAOF is an investment vehicle that seeks to generate attractive risk-adjusted returns throughout economic cycles by capitalizing on investment opportunities in the Asian markets, excluding Japan, and targeting event-driven volatility across capital structures, as well as opportunities to develop proprietary platforms. AAOF began investing capital in February 2007. We believe our experienced Asia team has unique access to private deals throughout Asia. The fund primarily invests in the securities of public and private companies in need of capital for acquisitions, refinancing, monetization of assets and distressed financings and other special situations. AAOF primarily focuses on two core strategies, event driven investments and strategic opportunity investments. We believe the investment team’s local expertise is complemented by Apollo’s global reach across its core industry verticals. The fund’s first investment was made in February 2007. The fund had a net asset value of approximately $313.6 million as of December 31, 2010, and had a net return of 15.8% since inception and 12.5% for the year ended December 31, 2010.

Mezzanine Funds

We manage U.S. and European-based mezzanine funds and related investment vehicles with total AUM of $4.5 billion as of December 31, 2010, including: (i) AIC, a U.S.-based permanent capital vehicle, is a publicly traded, closed-end, non-diversified management investment company that has elected to be treated as a business development company under the Investment Company Act and to be treated for tax purposes as a regulated investment company under the Internal Revenue Code; (ii) AIE I, which is an unregistered private closed-end investment fund formed in June 2006; and (iii) AIE II, which is an unregistered private closed-end investment fund formed in April 2008, that seek to capitalize upon mezzanine and subordinated debt opportunities with a focus on Western Europe.

Apollo Investment Corporation. AIC’s common stock is quoted on the NASDAQ Global Select Market under the symbol “AINV” and is currently a component of the S&P MidCap 400 index. AIC raised over $900 million of permanent investment capital through its initial public offering on the NASDAQ in April 2004. Since that time, AIC has successfully completed several secondary offerings and raised approximately $1.9 billion of incremental permanent investment capital. Since inception in April 2004 through December 31, 2010, the annualized return on AIC’s net asset value was 5.3%, and as of December 31, 2010, AIC’s net asset value was approximately $1.9 billion. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—The Historical Investment Performance of Our Funds” for reasons why future AIC returns might fall short of its historical performance. AIC has the ability to incur indebtedness by issuing senior securities in amounts such that its asset coverage equals at least 200% after each such issuance.

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Set forth in the chart below are the market values and yields of the AIC portfolio since inception.

AIC Portfolio Growth and Yield Since Inception

The information above is as of December 31, 2010, is presented for illustrative purposes only and is no guarantee of the future success of AIC.

The charts below break down AIC’s portfolio by investment type and industry as of December 31, 2010.

AIC Portfolio by Investment Type	AIC Portfolio Investments by Industry

European Mezzanine Funds (AIE I and AIE II). AIE I and AIE II are unregistered private closed-end investment funds formed in June 2006 and April 2008, respectively, that seek to more fully capitalize upon mezzanine and subordinated debt opportunities with a primary focus on Western Europe. As of December 31, 2010, AIE I and AIE II had an investment portfolio of approximately 70% in secured and unsecured subordinated loans (also referred to as mezzanine loans), senior secured loans and high-yield debt.

As of December 31, 2010, AIE I had an investment portfolio of approximately $124.1 million at market value, based on an exchange rate of €1.00 to $1.34 as of such date. Due to market conditions in 2008 and early 2009, AIE I’s investment performance was adversely impacted, and on July 10, 2009, its shareholders approved a monetization plan, the primary objective of which is to maximize shareholder recovery value by (i) opportunistically selling AIE I’s assets over a three-year period from July 2009 to July 2012 (subject to a one- year extension with the consent of a majority of AIE I’s shareholders) and (ii) reducing the overall costs of the

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fund. The reduction of costs included a management fee waiver of $12.6 million for the year ended December 31, 2008 and an additional $2.0 million for the year ended December 31, 2009. Furthermore, management fees from AIE I are currently based on a reduced rate of 1.5% of the net assets of AIE I. Prior to the approval of the monetization plan, management fees were based on 2% of the gross assets of AIE I. The company has no future plans to reserve for additional management fees charged to AIE I or to lower the current management fee arrangement. Subject to compliance with applicable law and maintaining adequate liquidity, available cash received from the sale of assets will be returned to shareholders on a quarterly basis once all leverage in the fund is repaid.

The investment objective of AIE II is to generate both capital appreciation and current income through debt and equity investments. Within a flexible overall investment approach, AIE II utilizes a disciplined approach that seeks to evaluate the appropriate part of the capital structure in which to invest based on the risk/reward profile of the investment opportunity. AIE II invests primarily in European mezzanine investments, with a primary focus in Western Europe. AIE II participates in both the primary and secondary credit markets based on the relative attractiveness of each at any given time.

As of December 31, 2010, AIE II had an investment portfolio of approximately $409.9 million at market value based on an exchange rate of €1.00 to $1.34 as of such date, and had a net return of 64.7% since inception and 28.9% for the year ended December 31, 2010. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—The Historical Investment Performance of Our Funds” for reasons why AIE II’s returns might decrease from its historical performance and the historical performances of our other funds. The net return since inception for AIE II is based on the net cumulative change in net assets from the inception of the fund through December 31, 2010 as a percentage of aggregate capital contributions and is not a geometric return. AIE II’s net returns are net of all fees and expenses and exclude performance allocations, if any, to the general partner. The charts below break down the portfolio of AIE II by investment type and industry as of December 31, 2010.

AIE II Portfolio by Investment Type	AIE II Portfolio Investments by Industry

Senior Credit Funds

We manage seven senior credit funds with total AUM of $11.2 billion as of December 31, 2010. We began to establish these funds, which are primarily oriented towards the acquisition of leveraged loans and other performing senior debt, in late 2007 and 2008, in order to capitalize upon the supply-demand imbalances in the leveraged finance market. Since that time, we have been actively investing these funds and have established new senior credit funds. Our senior credit funds together with our private equity funds and certain other capital markets funds, as of December 31, 2010, have deployed approximately $27.4 billion, including leverage, in senior credit investments. We believe these funds benefit from the broad range of investment opportunities that arise as a result of our deep industry and credit expertise. As the opportunity set continues to evolve, we expect we will continue to offer this fund series to capitalize primarily upon senior credit opportunities in the market. The following funds comprise the majority of our senior credit funds’ AUM.

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COF I. COF I began investing in April 2008 and, as of December 31, 2010, had aggregate capital commitments of approximately $1.5 billion, primarily from one of our Strategic Investors. COF I principally invests, through privately negotiated transactions, in senior secured debt instruments, including bank loans and bonds, as well as opportunistically investing in a variety of other public and private debt instruments such as DIP financings, rescue or “bridge” financings, and other debt instruments. COF I may use leverage to finance portfolio investments, including as incurred by the fund’s subsidiaries or special-purpose vehicles, and may enter into credit facilities or other debt transactions to leverage its investments.

Our capital commitment to COF I is equal to 1.9% of the aggregate capital commitments of COF I’s limited partners (without regard to any co-investment commitments). COF I is closed to additional investors. As of December 31, 2010, COF I had a net asset value of approximately $2.1 billion.

COF II. COF II began investing in June 2008 and has aggregate capital commitments of approximately $1.6 billion as of the date hereof. COF II principally invests, through privately negotiated transactions, in senior secured debt instruments, including bank loans and bonds, as well as opportunistically investing in a variety of other public and private debt instruments such as debtor-in-possession (DIP) financings, rescue or “bridge” financings, and other debt instruments. COF II may use leverage to finance portfolio investments, including as incurred by the fund’s subsidiaries or special-purpose vehicles, and may enter into credit facilities or other debt transactions to leverage its investments.

Our capital commitment to COF II is equal to 1.4% of the aggregate capital commitments of COF II’s limited partners (without regard to any co-investment commitments). COF II is closed to additional investors. As of December 31, 2010, COF II had a net asset value of $1.9 billion.

ACLF. ACLF began investing capital in October 2007 and held its final closing on November 13, 2007 with initial aggregate capital commitments of $681.6 million. Subsequent to the final closing, ACLF accepted additional commitments of $302.4 million, raising the aggregate capital commitments to $984.0 million by December 10, 2008. ACLF invests principally in senior secured bank debt and debt related securities in the United States and Western Europe. Additionally, up to 20% of ACLF’s capital commitments may be invested in other types of debt and debt related securities, including non-senior bank debt, publicly traded debt securities, “bridge” financings and the equity tranche of any collateralized debt obligation fund sponsored by Apollo or others. Investments may be effected using a wide variety of investment types and transaction structures, including the use of derivatives or other credit instruments, such as credit default swaps, total return swaps and any other credit securities or other credit instruments.

Our capital commitment to ACLF is equal to 2.4% of the aggregate capital commitments of ACLF’s limited partners (without regard to any co-investment commitments). ACLF is closed to additional investors. As part of the initial closing of ACLF, Apollo closed on a co-investment vehicle that has the capacity to invest alongside ACLF on a pre-determined proportionate basis in senior debt investments, which we refer to as ACLF Co-Invest. As of December 31, 2010, ACLF had net assets of $764.8 million and was primarily invested in debt-related securities and various derivative instruments.

Artus. Artus closed on October 19, 2007 with aggregate capital commitments of $106.6 million, including a commitment from one of our Strategic Investors. In November 2007, Artus purchased certain collateralized loan obligations. The collateralized loan obligations are secured by a diversified pool of approximately $0.7 billion in aggregate principal amount of United States dollar denominated commercial loans and cash as of December 31, 2010. As a result of the global credit crisis, the pace of ratings downgrades, defaults and mark-to-market volatility increased dramatically throughout 2008 and the first quarter of 2009, putting pressure on the expected performance of loan portfolios in general. The portfolio in Artus is well diversified, and contains 95% first lien bank loans.

Non-Performing Loan Fund

The Apollo European Principal Finance Fund (EPF). EPF is an investment fund launched in May of 2007 that invests principally in European NPLs. NPLs are loans held by financial institutions that are in default of

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principal or interest payments for 90 days or more. We estimate that the size of the European NPL market is more than €1 trillion. Investment banks have traditionally been the biggest buyers of NPLs, but almost all of these firms either no longer exist or have exited the business during the past few years. In addition, despite the market size and decrease in natural competition, high barriers to entry have limited, and we believe will continue to limit, the amount of credible competitors. We believe EPF is uniquely positioned to capitalize on this opportunity through its 14 professionals based in London, Frankfurt, Madrid and Dublin, combined with its captive pan-European loan servicing and property management platform, The Lapithus Group, or “Lapithus.” Lapithus operates in 5 European countries and is directly servicing approximately 50,000 loans secured by more than 4,500 commercial and residential properties. As of December 31, 2010, EPF has portfolio investments throughout Europe with its largest concentration in the United Kingdom, Germany, Spain and Portugal.

EPF has approximately €1.3 billion ($1.7 billion using an exchange rate of €1.00 to $1.34 as of December 31, 2010) in total equity commitments. EPF is structured with many characteristics typically associated with private equity funds, including multi-year capital commitments from the fund’s investors. Through December 31, 2010, the fund had invested approximately €935 million ($1.25 billion using an exchange rate of €1.00 to $1.34 as of December 31, 2010) in 14 NPL portfolios and three ancillary investments and has received net proceeds of approximately 37% of invested capital. EPF had a net asset value of approximately $1.12 billion as of December 31, 2010 based on an exchange rate of €1.00 to $1.34 as of such date. In addition to owning the company that manages EPF, the Apollo Operating Group holds the general partner interest in the general partner of EPF.

Real Estate

We have assembled a dedicated team to pursue real estate investment opportunities, which we refer to as AGRE and which we believe benefits from Apollo’s long-standing history of investing in real estate-related sectors such as hotels and lodging, leisure, and logistics. AGRE, which includes 38 investment professionals as of December 31, 2010, is led by Joseph Azrack, who joined Apollo in 2008 with 30 years of real estate investment management experience, serving most recently as President and CEO of Citi Property Investors.

We believe our dedicated real estate platform benefits from, and contributes to, Apollo’s integrated platform, and further expands Apollo’s deep real estate industry knowledge and relationships. As of December 31, 2010, our real estate business had total and fee-generating AUM of approximately $6.5 billion and $2.7 billion, respectively.

In addition to the funds described below, we may seek to serve as the manager of, or sponsor, a series of real estate funds that focus on other opportunistic investments in distressed debt and equity recapitalization transactions, including corporate real estate, distress for control situations and the acquisition and recapitalization of real estate portfolios, platforms and operating companies, including non-performing and deeply discounted loans.

CPI Capital Partners

On November 12, 2010, Apollo completed the acquisition of CPI, the real estate investment management group of Citigroup Inc. CPI had AUM of approximately $3.6 billion as of December 31, 2010. CPI is an integrated real estate investment platform with investment professionals located in Asia, Europe and North America. As part of the acquisition, Apollo acquired general partner interests in, and advisory agreements with, various real estate investment funds and co-invest vehicles and added to its team of real estate professionals.

Apollo Commercial Real Estate Finance, Inc.

In 2009, we launched ARI, a real estate investment trust managed by Apollo that acquires, originates, invests in and manages performing commercial first mortgage loans, CMBS, mezzanine investments and other commercial real estate-related investments in the United States. On September 29, 2009, ARI completed the

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initial public offering of 10 million shares of its common stock, at a price to the public of $20.00 per share, for gross proceeds of $200 million, and a concurrent private placement of 500,000 shares of its common stock to Apollo and certain of its affiliates at a price per share equal to the initial public offering price. The proceeds to ARI from the initial public offering and the concurrent private placement, net of related issuance costs, were approximately $0.2 billion. In addition, ARI has elected to be taxed as a real estate investment trust, or REIT, under the Internal Revenue Code commencing with its taxable year ended December 31, 2009. To maintain its status as a REIT, ARI must distribute at least 90% of its taxable income to its shareholders and meet, on a continuing basis, certain other complex requirements under the Internal Revenue Code.

During September 2010, ARI completed an offering of 6.9 million shares, which generated gross proceeds of approximately $110.4 million. The proceeds will be used for general corporate purposes, including the repayment of debt and continued investment in target assets. As of September 30, 2010, ARI had total and fee-generating AUM of approximately $1.0 billion and $0.3 billion, respectively.

AGRE CMBS Fund L.P.

In December 2009, we launched the AGRE CMBS Account, a real estate strategic investment account formed to invest principally in CMBS and leverage those investments by borrowing from the TALF program and repurchase facilities. As of December 31, 2010, the AGRE CMBS Account had total and fee-generating AUM of approximately $1.6 billion and $0.3 billion, respectively.

Strategic Investment Vehicles

In addition to the funds described above, we manage other investment vehicles, including AAA and Palmetto, which have been established to invest either directly in or alongside certain of our funds and certain other transactions that we sponsor and manage.

AP Alternative Assets, L.P. (AAA)

AAA issued approximately $1.9 billion of equity capital in its initial offering in June 2006. AAA is designed to give investors in its common units exposure as a limited partner to certain of the strategies that we employ and allows us to manage the asset allocations to those strategies by investing alongside our private equity funds and directly in our capital markets funds and certain other transactions that we sponsor and manage. The common units of AAA, which represent limited partner interests, are listed on Euronext Amsterdam. AAA is the sole limited partner in AAA Investments, the vehicle through which AAA’s investments are made, and the Apollo Operating Group holds the economic general partnership interests in AAA Investments. On June 1, 2007, AAA Investments entered into a credit facility that originally provided for a $900 million revolving line of credit, thus increasing the amount of cash that AAA Investments has available for making investments, and funding its liquidity and working capital needs. In connection with AAA’s ongoing liquidity management and deleveraging strategy, the revolving credit facility was permanently reduced to $537.5 million as of December 31, 2010. In October 2009, AAA Investments repaid $225.0 million to the lenders in return for the right for AAA Investments or one of its affiliates to purchase its debt in the future at a discount to par value, subject to certain conditions. In December 2009, February 2010 and June 2010, AAA purchased $25.0 million, $37.5 million and $75.0 million, respectively, of its own debt for a purchase price of 85% of par value. As a result of these purchases, the revolving credit facility was permanently reduced to $537.5 million as of December 31, 2010. On August 11, 2010, AAA purchased 6,777,308 of its common units from holders participating in a tender offer announced on July 12, 2010 for an aggregate of $47.4 million.

Since its formation, AAA has allowed us to quickly target investment opportunities by capitalizing new investment vehicles formed by Apollo in advance of a lengthier third-party fundraising process. AAA Investments was the initial investor in one of our mezzanine funds, two of our distressed and event-driven hedge funds, our non-performing loan fund and one of our senior credit funds. AAA Investments’ current portfolio also includes private equity

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co-investments in Fund VI and Fund VII portfolio companies, certain opportunistic investments and temporary cash investments. AAA Investments may also invest in additional funds and other opportunistic investments identified by Apollo Alternative Assets, L.P., the investment manager of AAA.

AAA Investments generates management fees for us through the Apollo funds in which it invests. In addition, AAA Investments generates management fees and incentive income on the portion of its assets that are not invested directly in Apollo funds or temporary investments. AAA Investments pays management fees to Apollo Alternative Assets, L.P., its investment manager, which is 100% owned by the Apollo Operating Group, and pays incentive income to AAA Associates, L.P.

AAA Investments entered into co-investment agreements which allow it to co-invest alongside Fund VI and Fund VII. Under the co-investment agreement with Fund VI, AAA Investments initially agreed to co-invest with Fund VI in each of its investments in an amount equal to 12.5% of the total amount invested by Fund VI, subject to certain exceptions pursuant to which AAA Investments may be excluded from, or may opt out of, an investment. In the fourth quarter of 2009, the co-investment agreement with Fund VI was amended to provide that no new co-investments will be made, and only follow-on investments which are expected to protect AAA Investments’ interests in its existing portfolio companies will be made going forward. Under its co-investment agreement with Fund VII, AAA Investments has a variable co-investment commitment ranging from 0% to 12.5% of investments committed to by Fund VII during each calendar year, subject to certain exceptions pursuant to which AAA Investments may be excluded from, or may opt out of, an investment. The Fund VII co-investment percentage is set at the beginning of each calendar year by the board of directors of AAA’s managing general partner. In the fourth quarter of 2009, the co-investment agreement with Fund VII was amended to provide that where a follow-on investment is made with Fund VII for reasons other than to protect AAA Investments’ interest in an existing portfolio company, it will be made at the co-investment percentage that has been set by the board of directors of AAA’s managing general partner for the relevant year (or, if lower, at the percentage necessary to ensure that AAA Investments and Fund VII continue to hold the relevant portfolio company in the same proportions as it is then owned by each of them). AAA Investments committed to co-invest in an amount equal to 0% of new investments committed to by Fund VII during the 2011, 2010 and 2009 calendar years and 5% during the 2008 calendar year.

As of December 31, 2010, AAA Investments had utilized $537.5 million of its line of credit for certain investments and had a cash balance of approximately $350 million. The amount of loans that may be borrowed under the AAA Investments credit facility cannot exceed the borrowing base, which is calculated based on the value of investments held by AAA Investments, including temporary investments, multiplied by advance rates ranging from 100% for cash equivalents to 35% for unquoted private equity investments. As a result, a decline in the value of investments held by AAA Investments could result in a borrowing base deficiency, and such deficiency may, if not cured in accordance with the terms of the credit facility, limit AAA Investments’ ability to borrow under its credit facility and eventually result in an event of default under such facility. AAA may incur additional indebtedness from time to time, subject to availability in the credit markets, among other things.

Due to market volatility and the tightening of the credit markets, particularly during the fourth quarter of 2008 and first quarter of 2009, AAA Investments took certain steps to manage its borrowing base under its credit agreement and maintain an appropriate level of liquidity:

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Beginning in the fourth quarter of 2008 and continuing into the third quarter of 2009, AAA Investments exercised the right to opt-out of new co-investments alongside Fund VI and Fund VII and their parallel investment vehicles, as permitted by its co-investment agreements described above. Opt-out decisions are each made on a case-by-case basis taking into consideration reserves and liquidity at the time of the potential co-investment transaction. Beginning in the third quarter of 2009, AAA resumed making co-investments alongside the private equity funds. In the fourth quarter of 2009, the co-investment agreements with Fund VI and Fund VII were amended. The co-investment agreement with Fund VI was amended to provide that no new co-investments will be made and only follow-on investments which are expected to protect AAA Investments’ interests in its existing

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portfolio companies will be made going forward. The co-investment agreement with Fund VII was amended to provide that where a follow-on investment is made with Fund VII for reasons other than to protect AAA Investments’ interest in an existing portfolio company, it will be made at the co-investment percentage that has been set by the board of directors of AAA’s managing general partner for the relevant year (or, if lower, at the percentage necessary to ensure that AAA Investments and Fund VII continue to hold the relevant portfolio company in the same proportions as it is then owned by each of them). The board of directors of AAA’s managing general partner continues to set the Fund VII co-investment percentage for new co-investments at the beginning of each calendar year.

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During 2008, AAA Investments requested the redemption of a portion of its outstanding shares of SVF with a value of $475.0 million, subject to certain terms and conditions. Of the $475.0 million redeemable in 2008, $200.0 million was redeemed in 2008. The remaining $275.0 million redemption, which represented the remainder of AAA Investments’ investment in SVF, was converted into liquidating shares issued by SVF. The liquidating shares are generally allocated a pro rata portion of each of SVF’s existing investments and liabilities, and as those investments are sold, AAA Investments is allocated the proceeds from such disposition less its proportionate share of any expenses incurred by SVF. During the years ended December 31, 2010 and 2009, AAA Investments received redemptions of $35.3 million and $163.4 million, respectively, from SVF.

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During 2009, AAA Investments requested redemptions of portions of its outstanding shares of AAOF with values of $140.0 million, which were converted into liquidating shares issued by AAOF. The liquidating shares are generally allocated a pro rata portion of each of AAOF’s existing investments and liabilities, and as those investments are sold, AAA Investments is allocated the proceeds from such disposition less its proportionate share of any expenses incurred or reserves set by AAOF. During the years ended December 31, 2010 and 2009, AAA Investments received redemptions of $61.8 million and $49.3 million, respectively, from AAOF. At December 31, 2010, the remainder of the liquidating shares of AAOF had a fair value of $45.0 million.

The following chart shows the breakdown of AAA Investments’ $1.8 billion in investments as of December 31, 2010.

AAA Investments

As is common with investments in private equity funds, AAA Investments may follow an over-commitment approach when making investments in order to maximize the amount of capital that is invested at any given time. When an over-commitment approach is followed, the aggregate amount of capital committed by AAA Investments to, or to co-investment programs with, private equity funds and capital markets funds at a given time may exceed the aggregate amount of cash and available credit lines that AAA Investments has available for immediate investment. We cannot assure you that any of such commitments will be funded. As of December 31, 2010, AAA Investments was not overcommitted.

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We are contractually committed to reinvest a certain amount of our carried interest income from AAA into common units or other equity interests of AAA, as described in more detail below under “—General Partner and Professionals Investments and Co-Investments—General Partner Investments.”

Strategic Investment Accounts

Institutional investors are expressing increasing levels of interest in SIAs since these accounts can provide investors with greater levels of transparency, liquidity and control over their investments as compared to more traditional investment funds. Based on the trends we are currently witnessing among a select group of large institutional investors, we expect our AUM that is managed through SIAs to continue to grow over time. As of December 31, 2010, approximately $6.6 billion of our total AUM and $4.8 billion of our fee-generating AUM was managed through SIAs.

One example of a SIA managed by Apollo is Palmetto, which we manage on behalf of a single investor. As of December 31, 2010, the total capital commitments to Palmetto were $759.0 million, which included a capital commitment of $750.0 million from one institutional investor that is a large state pension fund and $9.0 million of current commitments from Apollo. Palmetto was established to facilitate investments by such third-party investor directly in our private equity and capital markets funds and certain other transactions that we sponsor and manage. As of December 31, 2010, Palmetto had committed approximately $660.1 million for investments primarily in certain of our capital markets and private equity funds.

Competitive Strengths

Over our more than 20-year history, we have grown to be one of the largest alternative asset managers in the world, which we attribute to the following competitive strengths:

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Our Investment Process and Approach to Investing Have Delivered a Strong Track Record. In aggregate, our private equity funds have generated a 39% gross IRR and a 26% net IRR from inception through December 31, 2010. Our track record of generating attractive long-term risk-adjusted private equity fund returns is a key differentiating factor for our fund investors and, we believe, will allow us to continue to expand our AUM and capitalize new investment vehicles. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—The Historical Investment Performance of Our Funds” for reasons why our historical returns are not indicative of the future results you should expect from our current or future funds or from us. Some of the elements that have enabled us to generate these attractive returns include:

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Our flexibility to invest throughout market cycles and across the capital structure—We have consistently invested capital on behalf of our investors throughout economic cycles by focusing on opportunities that we believe are often overlooked by other investors. We believe that our expertise in capital markets, focus on core industry sectors and investment experience allows us to respond quickly to changing environments. We believe our ability to invest capital through market cycles will allow us to grow our AUM consistently and generate attractive investment opportunities in various market environments.

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We pay close attention to the cycles that our core industry sectors are experiencing and are opportunistic in entering and exiting investments when the risk/reward profile is in our favor. Our private equity funds have had success investing in buyouts and credit opportunities during both expansionary and recessionary economic periods. During the recovery and expansionary periods of 1994 through 2000 and late 2003 through the first half of 2007, our private equity funds invested or committed to invest approximately $13.7 billion primarily in traditional and corporate partner buyouts. In the recessionary periods of 1990 through 1993, 2001 through late 2003 and the current recessionary period, our private equity funds invested approximately $20.9 billion through December 31, 2010, $15.0 billion of which was in distressed buyouts and debt investments when the debt securities of quality companies traded at deep discounts to par value. We believe distressed

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buyouts represent a highly attractive risk/reward profile and allow our funds to invest at below-market multiples when historically our peer private equity firms have largely been inactive. Our capital markets funds follow the same disciplined approach to investing throughout economic cycles.

Since the onset of the current global economic downturn, we have been drawing on our credit expertise and long history of investing across market cycles to deploy our investors’ capital in ways which we believe will allow our funds to achieve attractive long-term rates of return. Between September 30, 2007 and December 31, 2010, Apollo’s private equity and capital markets funds have invested a combined $41.6 billion in debt securities with a face value of $57.1 billion. The $41.6 billion invested includes $28.4 billion of capital from the funds managed by Apollo and $13.2 billion of additional leverage.

The table below summarizes our view of how our private equity business differed from that of a typical private equity firm during the U.S. economic cycles since our inception in 1990 and our view of certain market conditions during these cycles.

	Recession 1990-1993	Recovery 1994-1997	Expansion 1998-2000	Recession 2001-2003 3Q	Recovery 2003 4Q-2005	Expansion 2006-2007 2Q	Recession 2007 3Q-current
Liquidity	Low	High	High	Low	High	High	Low

Valuation	Low	Low-Medium	High	Low	Medium	Medium-High	Low
Typical private equity firm	Inactive	Active	Inactive or paid high prices	Inactive	Active and paid high prices	Active and paid high prices	Inactive

Apollo	Focus on distressed buyout option	Traditional buyouts	Seeks to reduce acquisition price through complex buyouts and corporate partnerships	Focus on distressed buyout option	Traditional buyouts using industry expertise to reduce acquisition price	Seeks to reduce acquisition price through complex buyouts and corporate partnerships	Focus on distressed investments and strategic acquisitions
Apollo’s traditional and corporate partner buyouts (1)	$490	$1,297	$3,107	$596	$2,393	$5,845	$4,843(2)

Apollo’s distressed buyouts and debt investments (1)	$2,907	$113	$50	$1,025	$846	$3	$11,075(2)

Note:	Characterization of economic cycles is based on our management’s views.
(1)	Dollars in millions. Amounts set forth above represent capital invested by our private equity business.
(2)	Amounts are through December 31, 2010.

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Our deep industry expertise and focus on complex transactions—We have substantial expertise in nine core industry sectors and our funds have invested in over 300 companies since inception. Our core industry sectors are chemicals; commodities; consumer and retail; distribution and transportation; financial and business services; manufacturing and industrial; media and leisure; packaging and materials; and satellite and wireless. Our deep experience in these industry sectors has allowed us to develop an extensive network of strategic relationships with CEOs, CFOs and board members of current and former portfolio companies, as well as consultants, investment bankers and other industry-focused intermediaries. We believe that situational and structural complexity often hides compelling value that competitors may lack the inclination or ability to uncover. For example, carveouts of divisions of larger corporations are complex transactions that often provide compelling investment opportunities. We believe that we are known in the market for having substantial corporate carveout experience, having consummated 15 buy-side carveouts since 2000, and that our industry expertise and comfort with complexity help drive our performance.

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The table below lists and briefly describes the background of all proprietary carve-out deals our funds have completed since 2000.

Proprietary Corporate Carve-outs
Company	Seller	Date of Initial Investment	Date of Final Exit	Multiple of Invested Capital(1)
Alcan	Rio Tinto	December 2010	NA	1.0x
Evertec	Popular, Inc.	September 2010	NA	1.0x
Prestige Cruise Holdings (Regent Seven Seas)	Carlson	January 2008	NA	0.8x
Noranda Aluminum	Xstrata plc	May 2007	NA	4.4x

Momentive Performance Materials(2)	General Electric	December 2006	NA	2.3x
CEVA Logistics	TNT Group	November 2006	NA	1.7x
Verso Paper	International Paper	August 2006	NA	1.3x
Berry Plastics Corporation (formerly Covalence)	Tyco	February 2006	NA	1.5x

Hughes Communications	DirecTV Group	February 2006	NA	4.9x

United Agri Products	ConAgra Foods	November 2003	November 2006	7.7x
Compass Minerals	IMC Global	November 2001	November 2004	5.0x

Educate	Sylvan	July 2000	NA	3.2x

(1)	Multiple of invested capital is calculated from total value (realized proceeds plus any unrealized fair value as of December 31, 2010) divided by original investment amount.
(2)	In the fourth quarter of 2010, Momentive Performance Materials Holdings Inc. and Momentive Specialty Chemicals Holdings LLC (formerly known as Hexion LLC) finalized an agreement to merge, effective October 1, 2010. As a result of this transaction, a combined multiple was calculated as of December 31, 2010.

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Our investment expertise creates proprietary investment opportunities—We believe our industry expertise allows us to create strategic platforms and approach new investments as a strategic buyer with synergies, cross-selling opportunities and economies of scale advantages over other purely financial sponsors. Examples include the creation of Hexion, a chemical company that had over $6 billion in revenues during 2008, and Berry Plastics, a plastic packaging company that had over $3 billion in revenues during 2008, both of which were built through multiple acquisitions in our core industry verticals. Additionally, our expertise in complex corporate carveouts allows us to source investment opportunities in a private-to-private negotiation, oftentimes exclusively, which facilitates deployment of capital at attractive valuations. Examples include the purchase of United Agri Products from ConAgra Foods (where we realized 7.7x invested capital) and the purchase of Compass Minerals from IMC Global (where we realized 5.0x invested capital). Since our inception through December 31, 2010, we believe over 75% of the private equity buyouts completed by our funds have been proprietary in nature. We have also avoided the market trend of consortium transactions (defined as including more than one main financial sponsor), with Fund VI and Fund VII being the sole financial sponsor in 14 of their last 16 traditional private equity portfolio company buyouts.

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We believe that our proprietary investment opportunities provide the ability to consistently invest capital and generate market leading returns for our funds. We believe these competitive advantages often result in our funds’ buyouts being effected at a lower multiple of adjusted EBITDA than many of our peers. For example, for the buyouts completed by our funds in 2006 and 2007 with values over $500 million, the average purchase price multiple was 7.6x of adjusted EBITDA. The average purchase price multiple of all financial sponsor transactions, as tracked by Thomson Financial, was 11.8x for deals with values over $500 million in 2006 and 2007. In addition, Apollo created these companies at a net Debt to EBITDA ratio of 5.7x and an average equity contribution of approximately 20%.

•	Our collaboration with portfolio company management teams—We possess two decades of experience working with management teams to help create significant long-term value for the

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portfolio companies of our funds. We believe we add value to our funds’ investments by working closely with the portfolio company management teams. Among other things, in partnership with our management teams, we identify and execute growth opportunities including strategic mergers and acquisitions, generate cost and working capital savings, divest non-core business lines, optimize capital structures and create synergies among our network of current and former portfolio companies. For example, as of December 31, 2010, Fund VI and its underlying portfolio companies purchased or retired approximately $18.7 billion of debt and captured approximately $9.3 billion of discount to par value of debt. In addition, from the date of acquisition through December 31, 2010, Fund VI portfolio companies have implemented approximately $3.0 billion of cost savings programs on an aggregate basis, which we believe will positively impact their operating profitability.

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Our Integrated Business Model. Generally, we operate our global franchise as an integrated investment platform with a free flow of information across our businesses. See “Risk Factors—Risks Related to Our Businesses—Possession of material non-public information could prevent Apollo funds from undertaking advantageous transactions; our internal controls could fail; we could determine to establish information barriers.” Our investment professionals interact frequently across our businesses on a formal and informal basis. For example, in the course of reviewing a large buyout opportunity, a partner from our private equity business might discover an opportunity to invest in an attractive non-control debt investment and convey the opportunity to one of our capital markets partners. See “Risk Factors—Risks Related to Our Businesses—Possession of material, non-public information could prevent Apollo funds from undertaking advantageous transactions; our internal controls could fail; we could determine to establish information barriers.” In addition, members of the private equity investment committee currently serve on the investment committees of each of our capital markets funds.

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Our Strong, Longstanding Investor Relationships. We manage capital for hundreds of investors in our private equity funds, which include many of the world’s most prominent pension funds, university endowments, financial institutions and individuals. Most of our private equity investors are invested in multiple Apollo private equity funds, and many have invested in one or more of our capital markets funds, including as seed investors in new strategies. We believe that our deep investor relationships,

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founded on our consistent performance, disciplined and prudent management of our fund investors’ capital and our frequently contrarian investment approach, have facilitated the growth of our existing businesses and will assist us with the launch of new businesses and investment offerings, thereby increasing our fee-generating AUM.

Investor Base of Apollo Private Equity

Represents Investor Base of Funds III, IV, V, VI and VII. Data as of December 31, 2010.

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Long-Term Capital Base. A significant portion of our $67.6 billion of AUM as of December 31, 2010 was long term in nature. As of December 31, 2010, approximately 91% of our AUM was in funds with a contractual life at inception of seven years or more, including 10% that was in permanent capital vehicles with unlimited duration, as highlighted in the chart below. Our long-lived capital base allows us to invest assets with a long-term focus, which we believe is an important component in generating attractive returns for our funds’ investors. We believe our long-term capital also leaves us well-positioned during economic downturns, when the fundraising environment for alternative assets has historically been more challenging than during periods of economic expansion.

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The Continuity of Our Strong Management Team and Reputation. Our managing partners actively participate in the oversight of the investment activities of our funds, have worked together for more than 20 years and lead a team of 171 investment professionals as of December 31, 2010 who possess a broad range of transaction, financial, managerial and investment skills. Our investment team includes our contributing partners, who, together with our managing partners, have worked together for an average of 17 years, as well as exclusive relationships with operating executives who are former CEOs with significant experience in our core industries. We have developed a strong reputation in the market as an investor and partner who can make significant contributions to a business or investing decision, and we believe the longevity of our management team is a key competitive advantage.

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Alignment of Interests with Investors in Our Funds and Shareholders. Fundamental to our business model is the alignment of interests of our professionals with those of the investors in our funds and with those of our shareholders. From our inception through December 31, 2010, our professionals have committed or invested an estimated $1.0 billion of their own capital to our funds (including Fund VII). In addition, our practice is to allocate a portion of the management fees and incentive income payable by our funds to our professionals, which we believe serves to incentivize those employees to generate superior risk-adjusted investment returns. Also, the majority of our employees own RSUs which vest over time, and our managing partners and contributing partners will own         % of the company immediately after the offering. We expect to continue to increase the equity ownership of our employees over time through additional grants of RSUs in lieu of cash compensation. We believe that the alignment of interests with our shareholders and fund investors helps us to raise new funds, execute our growth strategy and deliver earnings to our shareholders.

Growth Strategy

Our growth and investment returns have been supported by an institutionalized and strategic organizational structure designed to promote teamwork, industry specialization, longevity of capital, compliance and regulatory excellence and internal systems and processes. Our ability to grow our AUM and revenues depends on our performance and on our ability to attract new capital and fund investors, which we have done successfully over the last 20 years.

The following are key elements of our growth strategy.

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Continuing to Achieve Long-Term Returns in Our Funds. Continued achievement of superior long-term returns will support growth in AUM. We believe our experienced investment team, value-oriented investment strategy and flexible investment approach will continue to drive superior returns. We will emphasize creating long-term value for our shareholders with less focus on our quarter-to-quarter or year-to-year earnings volatility.

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Continuing Our Commitment to Our Fund Investors. We intend to continue managing our businesses with a strong focus on developing and maintaining long-term relationships with our fund investors. Our fund investors include many of the world’s most prominent pension and endowment funds as well as other institutional and individual investors. Most of our private equity investors are invested in multiple Apollo private equity funds, and many invested in one or more of our capital markets funds. We believe that our strong investor relationships facilitate the growth of our existing businesses and the successful launch of new businesses.

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Raising Additional Investment Capital for Our Current Businesses. We will continue to utilize our firm’s reputation and track record to seek to grow our AUM. Our funds’ capital raising activities benefit from our more than 20-year investment track record, the reputation of our firm and investment professionals, our access to public markets through entities such as AIC and AAA and our strong relationships with our investors.

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Expanding Into New Investment Strategies, Markets and Businesses. We intend to grow our businesses through the targeted development of new investment strategies such as real estate that we believe are complementary to our existing businesses. In addition, we expect to continue expanding into new businesses, possibly through strategic acquisitions of other investment management companies or other strategic initiatives.

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Capitalize Upon the Benefits of Being a Public Company, including the Pursuit of Complementary and Strategic Acquisitions. We believe that being a public company will help us grow our AUM and revenues. We believe that fund investors will increasingly prefer to trust their capital to publicly traded asset managers because of the corporate-governance and disclosure requirements that apply to such managers, as well as the more efficient succession-planning and reduced “key man” risk that we

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believe result from becoming a public company, as we become more institutionalized. As a public company we expect to become less dependent on a small number of individuals and better able to attract senior talent with the backing of public investors and with the ability to provide senior talent with more liquid equity incentive income. We also believe that we can utilize our currency as a public company to broaden our industry verticals and capital markets products and expand into new product offerings and strategies.

Performance Results

Our revenues and other income consist principally of (i) management fees, which are based upon a percentage of the committed or invested capital (in the case of our private equity funds and certain of our capital markets and real estate funds), adjusted assets (in the case of AAA), gross invested capital or fund net asset value (in the case of the rest of our capital markets funds), stockholders’ equity (in the case of ARI) or the capital accounts of the limited partners (in the case of AGRE CMBS Account); (ii) transaction and advisory fees received from private equity and certain capital markets portfolio companies in respect of business and transaction consulting services that we provide, as well as advisory services provided to a capital markets fund; (iii) income based on the performance of our funds, which consists of allocations, distributions or fees from our private equity funds, AAA and our capital markets funds; and (iv) investment income from our investments as general partner and other direct investments primarily in the form of net gains from investment activities as well as interest and dividend income. Carried interest from our private equity funds and certain of our capital markets and real estate funds entitles us to an allocation of a portion of the income and gains from that fund and is as much as 20% of the net realized income and gains that are achieved by the funds net of fund expenses, generally subject to an annual preferred return for the limited partners, which varies by fund, with a “catch-up” allocation to us thereafter. The general partner of each of the funds accrues for its portion of carried interest at each quarter-end balance sheet date for any changes in value of the funds’ underlying investments. For example, if one of our private equity funds were to exceed the preferred return threshold and generate $100 million of profits net of allocable fees and expenses from a given investment, our carried interest would entitle us to receive as much as $20 million of these net profits less appropriate compensation expense for our investment professionals.

Carried interest from most of our capital markets funds is as much as 20% of either the fund’s income and gain or the yearly appreciation of the fund’s net asset value. For such capital markets funds, we accrue carried interest on both realized and unrealized gains, subject to any applicable hurdles and high-water marks. Certain of our capital markets funds are subject to a preferred return. Our ability to generate carried interest is an important element of our business and has historically accounted for a very significant portion of our income. For the year ended December 31, 2010, transaction and advisory fees, management fees and carried interest income represented 3.8%, 20.4% and 75.8%, respectively, of our $2,109.9 million of revenues.

Management further evaluates our segments based on our management and incentive business within each segment. We believe this information provides enhanced transparency with respect to our financial performance. Our management business is generally characterized by the predictability of its financial metrics, including revenues and expenses. This business includes management fee revenues, advisory and transaction revenues, carried interest income from certain of our mezzanine funds, and expenses exclusive of profit sharing, which we believe are more stable in nature. The financial performance of our incentive business, which is dependent upon quarterly mark-to-market unrealized valuations in accordance with U.S. GAAP guidance applicable to fair value measurements, includes carried interest income and profit sharing expense in connection with our investment funds, and is generally less predictable and more volatile in nature.

For more information regarding the financial performance of our segments, refer to “Prospectus Summary—Summary Historical and Other Data” which includes our statement of operations information and our supplemental performance measure, ENI, for our reportable segments and the management business and incentive business, as well as further reconciliation of ENI to Adjusted ENI to identify non-recurring or unusual items for the years ended December 31, 2010, 2009 and 2008.

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Fundraising and Investor Relations

We believe our performance track record across our funds has resulted in strong relationships with our fund investors. Our fund investors include many of the world’s most prominent pension funds, university endowments and financial institutions, as well as individuals. We maintain an internal team dedicated to investor relations across our private equity, credit-oriented capital markets and real estate businesses.

In our private equity business, fundraising activities for new funds begin once the investor capital commitments for the current fund are largely invested or committed to be invested. The investor base of our private equity funds includes both investors from prior funds and new investors. In many instances, investors in our private equity funds have increased their commitments to subsequent funds as our private equity funds have increased in size. During our Fund VI fundraising effort, investors representing over 88% of Fund V’s capital committed to the new fund. During our Fund VII fundraising effort, investors representing over 84% of Fund VI’s capital committed to Fund VII. The single largest unaffiliated investor represents only 6% of Fund VI’s commitments and 7% of Fund VII’s commitments. In addition, our investment professionals commit their own capital to each private equity fund.

During the management of a fund, we maintain an active dialogue with our fund investors. We host quarterly webcasts for our fund investors led by members of our senior management team and we provide quarterly reports to our fund investors detailing recent performance by investment. We also organize an annual meeting for our private equity investors that consists of detailed presentations by the senior management teams of many of our current investments. From time to time, we also hold meetings for the advisory board members of our private equity funds.

AAA is an important component of our business strategy, as it has allowed us to quickly target attractive investment opportunities by capitalizing new investment vehicles formed by Apollo in advance of a lengthier third-party fundraising process. In particular, we have used AAA capital to make initial investments in AIE I, SVF, AAOF, a senior credit fund and EPF. The common units of AAA are listed on Euronext Amsterdam by NYSE Euronext and AAA complies with the reporting requirements of that exchange. AAA provides monthly information and quarterly reports to, and hosts quarterly conference calls with, our AAA investors. See “—Strategic Investment Vehicles—AP Alternative Assets, L.P. (AAA)” for information regarding AAA’s liquidity condition.

In our capital markets business, we have raised capital from prominent institutional investors, similar to our private equity and real estate businesses, and have also raised capital from public market investors, as in the case of AIC. AIC provides quarterly reports to, and hosts conference calls with, investors that highlight investment activities. AIC is listed on the NASDAQ Global Select Market and complies with the reporting requirements of that market.

Similar to our private equity and capital markets businesses, in our real estate business we have raised capital from a prominent institutional investor for the AGRE CMBS Account, and we have also raised capital from public market investors with respect to ARI. ARI provides quarterly reports to, and hosts conference calls with, investors that highlight investment activities. ARI is listed on the NYSE and complies with the reporting requirements of that market.

Investment Process

We maintain a rigorous investment process and a comprehensive due diligence approach across all of our funds. We have developed policies and procedures, the adequacy of which are reviewed annually, that govern the investment practices of our funds. Moreover, each fund is subject to certain investment criteria set forth in its governing documents that generally contain requirements and limitations for investments, such as limitations relating to the amount that will be invested in any one company and the geographic regions in which the fund will invest. Our investment professionals are thoroughly familiar with our investment policies and procedures and the investment criteria applicable to the funds that they manage, and these limitations have generally not impacted our ability to invest our funds.

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Our investment professionals interact frequently across our businesses on a formal and informal basis. In addition, members of the private equity investment committee currently serve on the investment committees of each of our capital markets funds. We believe this structure is uncommon and provides us with a competitive advantage.

We have in place certain procedures to allocate investment opportunities among our funds. These procedures are meant to ensure that each fund is treated fairly and that transactions are allocated in a way that is equitable, fair and in the best interests of each fund, subject to the terms of the governing agreements of such funds. Each of our funds has primary investment mandates, which are carefully considered in the allocation process.

Private Equity

Private Equity Funds. Our private equity investment professionals are responsible for selecting, evaluating, structuring, diligencing, negotiating, executing, monitoring and exiting investments for our traditional private equity funds, as well as pursuing operational improvements in our funds’ portfolio companies. These investment professionals perform significant research into each prospective investment, including a review of the company’s financial statements, comparisons with other public and private companies and relevant industry data. The due diligence effort will also typically include:

•	on-site visits;

•	interviews with management, employees, customers and vendors of the potential portfolio company;

•	research relating to the company’s management, industry, markets, products and services, and competitors; and

•	background checks.

After an initial selection, evaluation and diligence process, the relevant team of investment professionals will prepare a detailed analysis of the investment opportunity for our private equity investment committee. Our private equity investment committee generally meets weekly to review the investment activity and performance of our private equity funds.

After discussing the proposed transaction with the deal team, the investment committee will decide whether to give its preliminary approval to the deal team to continue the selection, evaluation, diligence and negotiation process. The investment committee will typically conduct several lengthy meetings to consider a particular investment before finally approving that investment and its terms. Both at such meetings and in other discussions with the deal team, our managing partners and partners will provide guidance to the deal team on strategy, process and other pertinent considerations. Every private equity investment requires the approval of our three managing partners.

Our private equity investment professionals are responsible for monitoring an investment once it is made and for making recommendations with respect to exiting an investment. Disposition decisions made on behalf of our private equity funds are subject to careful review and approval by the private equity investment committee, including all three of our managing partners.

AAA. Investment decisions on behalf of AAA are subject to investment policies and procedures that have been adopted by the board of directors of the managing general partner of AAA. Those policies and procedures provide that all AAA investments (except for temporary investments) must be reviewed and approved by the AAA investment committee. In addition, they provide that over time AAA will invest approximately 90% or more of its capital in Apollo funds and Apollo sponsored private equity transactions and, subject to market conditions, target approximately 50% or more in private equity transactions. Pending those uses, AAA capital is invested in temporary liquid investments. AAA’s investments do not need to be exited within fixed periods of time or in any specified manner. AAA is, however, generally required to exit any co-investments it makes with an Apollo fund at the same time and on the same terms as the Apollo fund in question exits its investment. The

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AAA investment policies and procedures provide that the AAA investment committee should review the policies and procedures on a regular basis and, if necessary, propose changes to the board of directors of the managing general partner of AAA when the committee believes that those changes would further assist AAA in achieving its objective of building a strong investment base and creating long-term value for its unitholders.

Capital Markets and Real Estate

Each of our capital markets funds and real estate funds maintains an investment process similar to that described above under “—Private Equity.” Our capital markets and real estate investment professionals are responsible for selecting, evaluating, structuring, diligencing, negotiating, executing, monitoring and exiting investments for our capital markets funds and real estate funds, respectively. The investment professionals perform significant research into and due diligence of each prospective investment, and prepare analyses of recommended investments for the investment committee of the relevant fund.

Investment decisions are carefully scrutinized by the investment committees, who review potential transactions, provide input regarding the scope of due diligence and approve recommended investments and dispositions. Close attention is given to how well a proposed investment is aligned with the distinct investment objectives of the fund in question, which in many cases have specific geographic or other focuses. At least one of our managing partners approves every significant capital markets and real estate fund investment decision. The investment committee of each of our capital markets funds and real estate funds generally is provided with a summary of the investment activity and performance of the relevant funds on at least a monthly basis.

Independent Valuation Firms

We are responsible for determining the fair value of our private equity fund portfolio investments on a quarterly basis in good faith, subject to the approval of the advisory board for the relevant private equity fund. We have retained independent valuation firms to provide third-party valuation consulting services to the company which consist of certain limited procedures that the company identifies and requests them to perform. Upon completion of the limited procedures, the independent valuation firms generally assess for certain investments whether the fair value of those investments subjected to the limited procedures do not appear to be unreasonable and for other investments the independent valuation firms assess whether the fair values of those investments are reasonable. The limited procedures do not involve an audit, review, compilation or any other form of examination or attestation under generally accepted auditing standards. In accordance with U.S. GAAP, an investment for which a market quotation is readily available will be valued using a market price for the investment as of the end of the applicable reporting period and an investment for which a market quotation is not readily available will be valued at the investment’s fair value as of the end of the applicable reporting period as determined in good faith. While there is no single standard for determining fair value in good faith, the methodologies described below will generally be followed when fair value pricing is applied.

Valuation of Our Private Equity Funds

We calculate the aggregate realized value of a private equity fund’s portfolio company investments based on the historical amount of the net cash and marketable securities actually distributed to fund investors from all of the fund’s investments made from the date of the fund’s formation through the valuation date. Such amounts do not give effect to the allocation of any realized returns to the fund’s general partner pursuant to carried interest or the payment of any applicable management fees to the fund’s investment advisor. Where the value of an investment is only partially realized, we classify the actual cash and other consideration distributed to fund investors as realized value, and we classify the balance of the value of the investment as unrealized and valued using the methodology described below.

We calculate the aggregate estimated unrealized value of a private equity fund by adding the individual estimated unrealized values of the fund’s portfolio companies. We determine individual investment valuations

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using market prices where a market quotation is available for the investment or fair value pricing where a market quotation is not available for the investment. For debt securities, if no sales occurred as of year-end and there is no closing price (i.e. the date of determination), we value the securities at the “bid” price at the close of business on such day. Since December 31, 2008, we have valued the securities based on the average of the “bid” and “ask” (the “mid”) price. Fair value pricing represents an investment’s fair value as determined by us in good faith. Market value represents a valuation of an investment derived from the last available closing sales price as of the valuation date. Market values that we derive from market quotations do not take into account various factors which may affect the value that may ultimately be realized in the future, such as the possible illiquidity associated with a large ownership position or a control premium.

There is no single standard for determining fair value in good faith and, in many cases, fair value is best expressed as a range of fair values from which a single estimate may be derived. We determine the fair values of investments for which market quotations are not readily available based on the enterprise values at which we believe the portfolio companies could be sold in orderly dispositions over a reasonable period of time between willing parties other than in a forced or liquidation sale. The portfolio companies are valued utilizing a market approach, an income approach, or both approaches, as appropriate. The market approach uses comparable public company multiples such as the ratio of terminal enterprise value to earnings before interest, taxes, depreciation and amortization, and the ratio of terminal enterprise value to revenue, as well as other relevant information generated by market transactions involving identical or comparable assets or liabilities (including a business). The income approach uses valuation techniques to convert future amounts (for example, cash flows or earnings) to a single present amount (discounted). The measurement is based on the value indicated by current market expectations about those future amounts. These estimated unrealized values may not be realized for the amount provided.

Valuation of Our Capital Markets Funds

Capital Markets Funds other than AIC. For our capital markets funds other than AIC, we generally value securities that are listed on a recognized exchange or a computerized quotation system and that are freely transferable at their last sales price on the relevant exchange based on the last sale recorded on such exchange as of the valuation date. When a security is not traded on an active market exchange, we seek market pricing data from at least two brokers, collateral agents or market makers. In cases where there is only a single broker quoting a specific security, we seek to corroborate any quote received by attempting to obtain quotes on similar securities from independent pricing services. In most cases, the average of mid prices will be used; however, if no ask price is obtained, the bid price will be used in valuing the investment. Since the end of 2008, all capital markets funds, except AAOF, are pricing their securities based on the mid broker price. For most private illiquid investments, we seek an opinion from a third-party valuation firm that will either determine the appropriate value or provide a supporting opinion to our internally modeled valuation. We value all other assets of the fund at fair value in accordance with the valuation policies of the funds. We may change the foregoing valuation methods if we determine in good faith that such change is advisable to better reflect market conditions or activities. Due to the inherent uncertainty of determining the fair value of investments that do not have a readily available market value, the value of investments by certain of our capital markets funds may differ significantly from the values that would have been used had a readily available market value existed for such investments, and the differences could be material.

AIC. Under procedures established by its board of directors, AIC’s investments, including certain subordinated debt, senior secured debt and other debt securities with maturities greater than 60 days, for which market quotations are readily available, are valued at such market quotations (unless they are deemed not to represent fair value). AIC also utilizes independent third-party valuation firms to assist in determining fair value if and when such market quotations are deemed not to represent fair value. Investments purchased within 60 days of maturity are valued at cost plus accreted discount, or minus amortized premium, which approximates fair value. Debt and equity securities that are not publicly traded or whose market quotations are not readily available are valued at fair value as determined in good faith by or under the direction of AIC’s board of directors. Such

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determination of fair values may involve subjective judgments and estimates. With respect to investments for which market quotations are not readily available or when such market quotations are deemed not to represent fair value, AIC’s board of directors has approved a multi-step quarterly valuation process. AIC’s quarterly valuation process begins with each portfolio company or investment being initially valued by the investment professionals of AIC’s investment advisor that are responsible for the portfolio investment. Preliminary valuation conclusions are then documented and discussed with senior management of AIC’s investment advisor. Independent valuation firms engaged by AIC’s board of directors conduct independent appraisals and review the investment advisor’s preliminary valuations and make their own independent assessment. The audit committee of AIC’s board of directors then reviews and discusses the preliminary valuation of the investment adviser and that of the independent valuation firms. Finally, the board of directors discusses valuations and determines the fair value of each investment in AIC’s portfolio in good faith based on the input of AIC’s investment advisor, the respective independent valuation firm and the audit committee.

AIC’s investments are valued utilizing a market approach, an income approach, or both approaches, as appropriate. The market approach uses prices and other relevant information generated by market transactions involving identical or comparable assets or liabilities (including a business). The income approach uses valuation techniques to convert future amounts (for example, cash flows or earnings) to a single present amount (discounted). The measurement is based on the value indicated by current market expectations about those future amounts. In following these approaches, the types of factors that AIC may take into account in fair value pricing its investments include, as relevant: available current market data, including relevant and applicable market trading and transaction comparables, applicable market yields and multiples, security covenants, call protection provisions, information rights, the nature and realizable value of any collateral, the portfolio company’s ability to make payments, its earnings and discounted cash flows, the markets in which the portfolio company does business, comparisons of financial ratios of peer companies that are public, M&A comparables, the principal market and enterprise values, among other factors. Due to the inherent uncertainty of determining the fair value of investments that do not have a readily available market value, the fair value of AIC’s investments may differ significantly from the values that would have been used had a readily available market value existed for such investments, and the differences could be material.

Real Estate Investments

For ARI and the AGRE CMBS Account, we seek market pricing data from two brokers, collateral agents or market makers, when available, and corroborate quotes received by attempting to obtain quotes from independent pricing services. We value all other assets of the fund at fair value in accordance with U.S. GAAP. For our opportunistic real estate funds (in the case of CPI), valuations of non-marketable underlying investments are determined using methods that include, but are not limited to (i) discounted cash flow estimates or comparable analysis prepared internally, (ii) third party appraisals or valuations by qualified real estate appraisers, and (iii) contractual sales value of investments/properties subject to bona fide purchase contracts. Due to the inherent uncertainty of determining the fair value of investments that do not have a readily available market value, the value of investments by certain of our real estate funds may differ significantly from the values that would have been used had a readily available market value existed for such investments, and the differences could be material.

Fees, Carried Interest, Redemption and Termination

Our revenues from the management of our funds consist primarily of:

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management/monitoring fees, which are based on committed or invested capital (in the case of our private equity funds and certain of our capital markets funds), gross invested capital or fund net asset value (in the case of most of our capital markets funds) and gross asset value of structured portfolio vehicle instruments, which includes the leverage used by such structured portfolio vehicles;

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•	carried interest based on the performance of our funds; and

•	transaction and advisory fees relating to the investments our private equity and certain capital markets funds make.

In addition, we earn management fees based on the adjusted assets (as defined below) of AAA and are entitled to a carried interest based on the realized gains on each co-investment made by AAA pursuant to a committed co-investment facility and other opportunistic investments. We also earn incentive income from the underlying investments of AAA in our capital markets funds, calculated per the terms of the applicable funds. In addition, with respect to Artus we earn an investment advisory fee based on the sum of the average principal amount of the underlying collateralized loan obligations.

We also receive investment income from the direct investment of capital in our funds in our capacity as general partner, which is described below under “—General Partner and Professionals Investments and Co-Investments—General Partner Investments.” Please see “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for a more detailed description of our revenues.

Overview of Fund Operations

Investors in our private equity funds make commitments to provide capital at the outset of a fund and deliver capital when called by us as investment opportunities become available. We determine the amount of initial capital commitments for any given private equity fund by taking into account current market opportunities and conditions, as well as investor expectations. The general partner’s capital commitment is determined through negotiation with the fund’s investor base. The commitments are generally available for six years during what we call the investment period. We have typically invested the capital committed to our funds over a three to four year period. Generally, as each investment is realized, our private equity funds first return the capital and expenses related to that investment and any previously realized investments to fund investors and then distribute any profits. These profits are typically shared 80% to the investors in our private equity funds and 20% to us so long as the investors receive at least an 8% compounded annual return on their investment, which we refer to as a “preferred return” or “hurdle.” Our private equity funds typically terminate ten years after the final closing, subject to the potential for two one-year extensions. After the amendments we sought in order to deconsolidate most of our funds, dissolution of those funds can be accelerated upon a majority vote of investors not affiliated with us and, in any case, all of our funds also may be terminated upon the occurrence of certain other events, as described below under “—Redemption and Termination.” Ownership interests in our private equity funds and certain of our capital markets funds, are not, however, subject to redemption prior to termination of the funds.

The processes by which our capital markets funds receive and invest capital vary by type of fund. AIC, for instance, raises capital by selling shares in the public markets and it can also issue debt. Our distressed and event-driven hedge funds sell shares or limited partner interests, subscriptions for which are payable in full upon a fund’s acceptance of an investor’s subscription, via private placements. The investors in SOMA, EPF and AIE II made a commitment to provide capital at the formation of such funds and deliver capital when called by us as investment opportunities become available. COF I and COF II invest in a wide variety of public and private debt and debt-related securities and the limited partners subscribe for interests in each of the funds by making commitments through subscription agreements. Limited partners of COF I and COF II respond to capital calls as they arise. As with our private equity funds, the amount of initial capital commitments for our capital markets funds is determined by taking into account current market opportunities and conditions, as well as investor expectations. The general partner commitments for our capital markets funds that are structured as limited partnerships are determined through negotiation with the funds’ investor base. The fees and incentive income we earn for management of our capital markets funds and the performance of these funds and the terms of such funds governing withdrawal of capital and fund termination vary across our capital markets funds and are described in detail below.

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We conduct the management of our private equity and capital markets funds primarily through a partnership structure, in which limited partnerships organized by us accept commitments and/or funds for investment from investors. Funds are generally organized as limited partnerships with respect to private equity funds and other U.S. domiciled vehicles and limited partnership and limited liability (and other similar) companies with respect to non-U.S. domiciled vehicles. Typically, each fund has an investment advisor affiliated with an advisor registered under the Advisers Act. Responsibility for the day-to-day operations of the funds is typically delegated to the funds’ respective investment advisors pursuant to an investment advisory (or similar) agreement. Generally, the material terms of our investment advisory agreements relate to the scope of services to be rendered by the investment advisor to the applicable funds, certain rights of termination in respect of our investment advisory agreements and, generally, with respect to our capital markets funds (as these matters are covered in the limited partnership agreements of the private equity funds), the calculation of management fees to be borne by investors in such funds, as well as the calculation of the manner and extent to which other fees received by the investment advisor from fund portfolio companies serve to offset or reduce the management fees payable by investors in our funds. The funds themselves do not register as investment companies under the Investment Company Act, in reliance on Section 3(c)(7) or Section 7(d) thereof or, typically in the case of funds formed prior to 1997, Section 3(c)(1) thereof. Section 3(c)(7) of the Investment Company Act excepts from its registration requirements funds privately placed in the United States whose securities are owned exclusively by persons who, at the time of acquisition of such securities, are “qualified purchasers” or “knowledgeable employees” for purposes of the Investment Company Act. Section 3(c)(1) of the Investment Company Act excepts from its registration requirements privately placed funds whose securities are beneficially owned by not more than 100 persons. In addition, under current interpretations of the SEC, Section 7(d) of the Investment Company Act exempts from registration any non-U.S. fund all of whose outstanding securities are beneficially owned either by non-U.S. residents or by U.S. residents that are qualified purchasers.

In addition to having an investment advisor, each fund that is a limited partnership, or “partnership” fund, also has a general partner that makes all policy and investment decisions relating to the conduct of the fund’s business. The general partner is responsible for all decisions concerning the making, monitoring and disposing of investments, but such responsibilities are typically delegated to the fund’s investment advisor pursuant to an investment advisory (or similar) agreement. The limited partners of the partnership funds take no part in the conduct or control of the business of the funds, have no right or authority to act for or bind the funds and have no influence over the voting or disposition of the securities or other assets held by the funds. These decisions are made by the fund’s general partner in its sole discretion, subject to the investment limitations set forth in the agreements governing each fund. The limited partners often have the right to remove the general partner or investment advisor for cause or cause an early dissolution by a majority vote. In connection with the Private Offering Transactions, we have amended the governing agreements of certain of our consolidated private equity funds (with the exception of AAA) and capital markets funds to provide that a simple majority of a fund’s investors will have the right to accelerate the dissolution date of the fund.

In addition, the governing agreements of our private equity funds enable the limited partners holding a specified percentage of the interests entitled to vote not to elect to continue the limited partners’ capital commitments in the event certain of our managing partners do not devote the requisite time to managing the fund or in connection with certain Triggering Events (as defined below). This is true of Fund VI and Fund VII on which our near- to medium-term performance will heavily depend. EPF, COF I and COF II have a similar provision. In addition to having a significant, immeasurable negative impact on our revenue, net income and cash flow, the occurrence of such an event with respect to any of our funds would likely result in significant reputational damage to us. Further, the loss of one or more our of managing partners may result in the acceleration of our debt. The loss of the services of any of our managing partners would have a material adverse effect on us, including our ability to retain and attract investors and raise new funds, and the performance of our funds. We do not carry any “key man” insurance that would provide us with proceeds in the event of the death or disability of any of our managing partners.

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Management Fees

During the investment period, we earn semi-annual management fees from our private equity funds and EPF ranging between 1.0% to 1.75% per annum of the capital commitments of limited partners, other than designated management investors and certain other investors. Upon the third anniversary of the final closing for EPF, the management fees from EPF will step down to 1.75% of the acquisition cost of unrealized investments. Upon the earlier of the termination of the investment period for the relevant fund and the date as of which management fees begin to accrue with respect to a successor fund (the “Management Fee Step Down Date”), the percentage rates of the management fees from our private equity funds are reduced to a percentage ranging from 0.65% to 0.75% of the cost of unrealized portfolio investments. Private equity management fees are reduced by a percentage of any monitoring, consulting, investment banking, advisory, transaction, directors’ or break-up or similar fees paid to the fund’s general partner, management company, “principal partners” (i.e., those of our named partners who are principally responsible for the management of the fund) or any of their affiliates, or “Fund Special Fees.” In the case of Funds IV, V, and VI this reduction applies only after deducting from Fund Special Fees the costs of unconsummated transactions borne by us. In Fund VII, such unconsummated transaction costs will be borne by Fund VII, but reimbursed to Fund VII by an offset against the management fee of Fund Special Fees in an amount up to the amount of such costs, and thereafter the management fee will be offset by the applicable percentage of Fund Special Fees. In the case of Funds VI and VII, management fees are also reduced by an amount equal to any organizational expenses (to the extent they exceed those that the fund is required to bear) and placement fees paid by the fund.

The Management Fee Step Down Date has already occurred with respect to Funds IV, V and VI and the percentage rates of their management fees have been reduced. Fund VII will transition from the investment period rate to the post Management Fee Step Down Date rate upon the earliest of (i) August 30, 2013, (ii) the permanent termination, pursuant to certain provisions of the Fund VII partnership agreement, of the Fund VII investment period, and (iii) the date as of which management fees begin to accrue that are payable by another pooled investment vehicle with investment objectives and policies substantially similar to those of Fund VII and formed by us or by Fund VII’s partners.

Management fees from AAA and its affiliates range between 1.0% and 1.25% of AAA’s adjusted assets, defined as invested capital plus proceeds of any borrowings of AAA Investments plus its cumulative distributable earnings at the end of each quarterly period (taking into account actual distributions but excluding the management fees relating to the period or any non-cash equity compensation expense), net of any amount AAA pays for the repurchase of limited partner interests, as well as capital invested in Apollo funds and temporary investments and any distributable earnings attributable thereto. There are no reductions to AAA Investments’ management fees for Management Fee Offsets.

Management fees for most of our capital markets funds generally range between 0.75% and 2.0% per annum of the applicable fund’s average gross assets under management or net asset value and are paid on a monthly or quarterly basis, depending on the fund. Unlike our private equity funds, which have fixed, limited lives, most of our capital markets funds have unlimited lives, so there is no investment period or mandatory reduction in the percentage charged over time. There are also generally no reductions for financial consulting, advisory, transactions, directors’ or break-up fees, although such fees are not typically charged in respect of our capital markets investments.

Management fees for AIE II are paid quarterly. Through June 30, 2009, and depending on the percentage of drawn capital commitments, management fees are based on either 1.5% of the capital commitments of limited partners or 1.5% of the net asset value attributable to the limited partners, in either case plus 1.0% of the partnership leverage attributable to the limited partners. Beginning in July 2009, management fees stepped down to the sum of 1.25% of the net asset value attributable to the limited partners and 0.75% of the partnership leverage attributable to the limited partners. The net asset value of the fund equals the gross assets of the fund less liabilities of the fund. The partnership leverage of the fund equals the gross assets of the fund less the net asset value of the fund.

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Management fees for COF I and COF II are 0.75% and 1.25%, respectively, per annum of the aggregate capital contributions of limited partners, other than designated management investors and certain other investors, invested in unrealized portfolio investments. Such management fees are reduced by Management Fee Offsets similar to the reduction to private equity management fees described above.

With respect to our real estate business, we receive management fees from ARI, which are calculated and payable quarterly in arrears in an amount equal to 1.50% of ARI’s stockholders’ equity (as defined in its management agreement) per annum.

We also receive a management fee from the AGRE CMBS Account, which is calculated as a percentage of the capital accounts of the limited partners and payable monthly in advance.

Management fees for CPI are primarily based on a specific percentage of committed or net invested capital or net asset value.

Transaction Fees

We receive transaction fees in connection with many of the acquisitions and dispositions made by our private equity funds, certain of our capital markets funds and by AAA Investments in its co-investments alongside our private equity funds. These fees are generally calculated as a percentage of the total enterprise value of the entity acquired or sold. Except in the case of AAA Investments, discussed above, a specified percentage of these fees reduce our management fees.

We generally do not receive transaction fees in connection with the investments of our capital markets funds.

Advisory Fees

We receive advisory fees for consulting services that we perform for certain private equity and capital markets funds’ portfolio companies. The fees vary between portfolio companies and for certain portfolio companies, the fees are dependent on EBITDA. Except in the case of AAA Investments, Artus and the Value Funds, a specified percentage of these fees reduce our management fees.

Carried Interest

Carried interest for our funds entitles us to an allocation of a portion of the income and gains from that fund and, in the case of our private equity funds and certain of our capital markets and real estate funds, is as much as 20% of the cash received from the disposition of a portfolio investment or dividends, interest income or other items of ordinary income received from a portfolio investment or the value of securities distributed in kind, after deducting the capital contributions, organizational expenses, operating expense and management fees in respect of any realized investments. In the case of each of our private equity funds and certain of our capital markets and real estate funds, the respective carried interest is subject to annual preferred return for limited partners, which varies by fund, subject to a catch-up allocation to us thereafter. Carried interest is normally distributed upon the disposition of a portfolio investment. Carried interest is normally distributed on an annual basis and under certain circumstances upon the disposition of a specific investment. With respect to dividends, interest income and ordinary income received from a portfolio investment, carried interest is distributed no later than a specified period after the end of a fiscal year of the relevant fund.

Carried interest for most of our capital markets funds ranges between 15% and 20% of either the fund’s income and gain or the yearly appreciation of the fund’s net asset value. For such capital markets funds, we accrue incentive income on both realized and unrealized gains, subject to any applicable hurdles and high-water marks. Certain of our capital markets funds are subject to a preferred return.

If, upon the final distribution of any of our private equity funds or certain of our capital markets funds, the relevant fund’s general partner has received cumulative carried interest on individual portfolio investments in

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excess of the amount of carried interest it would be entitled to from the profits calculated for all portfolio investments in the aggregate, the general partner will return the excess amount of incentive income it received to the limited partners up to the amount it has received less taxes. With respect to our private equity funds and certain of our capital markets funds, an escrow account is required to be maintained, such that upon each distribution, if the fair value of unrealized investments (plus any amounts already in the escrow accounts) is not equal to 115% of the cost of the unrealized investments plus allocable expenses and management fees, the general partner will place the portion of its carried interest into such escrow account as is necessary for the value of the account, together with the fair value of the unrealized investments, to equal 115% of the cost of the unrealized investments plus allocable expenses and management fees.

As of December 31, 2010, based on the inception-to-date performance of our private equity and capital markets funds, none of the general partners of such funds had an obligation to return carried interest or incentive income distributions based on realization of investments. In Funds IV, V, VI and VII, the obligation to return carried interest income distributions is guaranteed by the partners of the fund’s general partners. Although our managing partners and contributing partners remain personally liable for their obligations under the guarantees, pursuant to the Managing Partner Shareholders Agreement, we agreed to indemnify our managing partners and certain contributing partners against all amounts that they pay pursuant to any of these personal guarantees in favor of our funds (all including costs and expenses related to investigating the basis for or objecting to any claims made in respect of the guarantees) with respect to the interests that they contributed or sold to the Apollo Operating Group.

See further discussion related to the potential reversal of carried interest income in note 14 to our consolidated and combined financial statements included elsewhere in this prospectus.

Our carried interest from AAA Investments entitles us to 20% of the realized gains (net of related expenses, including any allocable borrowing costs) from each co-investment made by AAA Investments pursuant to a committed co-investment facility (such as its agreement with Fund VI) after its capital contributions in respect of realized investments made pursuant to that committed co-investment facility have been recovered, subject (in the case of AAA Investments, co-investment with Fund VI) to a preferred return of 8%, with a catch-up allocation to us thereafter. There is no similar preferred return requirement in respect of AAA Investments, co-investment with Fund VII. Distributions in respect of our carried interest in investments made pursuant to AAA Investments, co-investment facilities are made as investments are realized. We are also allocated 20% of the realized gains on AAA Investments opportunistic investments (meaning ones that are not temporary, a co-investment with a private equity fund or a direct investment in an Apollo fund), with no preferred return (net of related expenses, including allocable borrowing costs).

Redemption and Termination

AIC and AIE I, with a combined AUM of $3.9 billion as of December 31, 2010, are not subject to mandatory termination and do not permit investors to withdraw capital through redemptions. Our other funds are subject to termination or redemption as described below. Additionally, AIE I shareholders have agreed to a monetization plan discussed elsewhere in this prospectus.

Private Equity Funds. Our private equity funds, with a combined total of $38.8 billion of AUM as of December 31, 2010 (including the portion of the AAA Investments’ co-investment alongside Fund VI and Fund VII), generally terminate 10 years after the last date on which a limited partner purchased an interest in the fund, subject to extension for up to two years if certain consents of the limited partners or the fund’s advisory board are obtained. However, termination can be accelerated:

•

six years after the applicable fund’s general partner or advisory board gives written notice to the fund’s limited partners that the requisite number of key persons have failed to devote the requisite time to the management of the fund, if at a specified number of days after such notice the limited partners holding a specified percentage of the limited partner interests entitled to vote fail to elect to continue the investment period, subject to extension for up to two years with the same consents as are required to extend the fund at the end of its scheduled 10-year term;

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•

upon a “disabling event” (as defined below), unless within 90 days after such disabling event, a majority of the limited partner interests entitled to vote agree in writing to continue the business of the fund and to the appointment of another general partner;

•	upon the affirmative vote of a simple majority in interest of the total limited partner interests entitled to vote;

•

except in the case of Fund VII, upon the affirmative vote of 50% to 66.6% of the total limited partner interests entitled to vote, upon the occurrence of a triggering event (as defined below) with respect to the fund’s general partner or management company, or some specified number of the fund’s key persons;

•	after the commitment period, upon a good faith determination by the general partner of the applicable fund that the fund has disposed of substantially all of its portfolio investments;

•

in the discretion of the general partner of the applicable fund to address certain circumstances where the continued participation in the fund by certain limited partners would violate law or have certain adverse consequences for such limited partner or the fund;

•	the entry of a decree of judicial dissolution under Delaware partnership law; or

•	any time there are no limited partners, unless the business of the applicable fund is continued in accordance with Delaware partnership law.

“Disabling event” means (i) the occurrence of an event set forth in Section 17-402 of the Delaware Revised Uniform Limited Partnership Act, which include the withdrawal of the applicable fund’s general partner, the assignment of the general partner’s interest, the general partner’s removal under the applicable fund’s limited partnership agreement and certain events of bankruptcy, reorganization or dissolution relating to the general partner, and (ii) in the case of one of our private equity funds, the termination of the investment period by the limited partner in connection with a Triggering Event. With respect to the general partner or management company of the fund, a “Triggering Event” generally means with respect to any person, the criminal conviction of, or admission by consent (including a plea of no contest or, in the case of certain of our private equity funds, consent to a permanent injunction prohibiting future violations of the federal securities laws) of such person to a material violation of federal securities law, or any rule or regulation promulgated thereunder or any other criminal statute involving a material breach of fiduciary duty; or the conviction of such person of a felony under any federal or state statute; or the commission by such person of an action, or the omission by such person to take an action, if such commission or omission constitutes bad faith, gross negligence, willful misconduct, fraud or willful or reckless disregard for such person’s duties to the applicable fund or its limited partners; or the obtaining by such person of any material improper personal benefit as a result of its breach of any covenant, agreement or representation and warranty contained in the applicable partnership agreement or the subscription agreement between the applicable fund and its limited partners.

Capital Markets Funds. Equity interests issued by SVF, VIF and AAOF may be redeemed at the option of the holder on a quarterly or annual basis after satisfying the applicable minimum holding period requirement (ranging from 12 months to 60 months depending on the particular fund and class of interest). Certain classes of interests in certain funds provide for the imposition of redemption charges at declining rates for interests redeemed on any of the first four quarterly redemption dates from the expiration of the minimum holding period requirement (ranging from 1% to 6% of gross redemption proceeds, depending on the terms of the applicable fund and class). Aggregate redemptions on any redemption date may be limited by a gating restriction to a maximum of 25% of net assets. An investor’s allocable share of certain investments designated as “special investments” generally is not eligible for redemption until the occurrence of a realization or liquidity event with respect to the underlying investment. Holders of a majority of the outstanding equity interests in each fund also have the right to accelerate the liquidation date of the fund.

The investor in SOMA may elect to withdraw its capital as of January 31 of each year, commencing January 31, 2010. We have the right to terminate SOMA at any time. In addition, SOMA will dissolve

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automatically upon the occurrence of certain events that result in the general partner ceasing to serve or to be able to serve in that capacity (such as bankruptcy, insolvency or withdrawal) unless the investor elects to continue SOMA and to appoint a new general partner.

Under the terms of their respective partnership agreements, COF I and COF II will terminate 8 years after the first date on which a limited partner purchased an interest in the fund and certain other capital markets funds will terminate within five to eight years after the last date on which a limited partner purchased an interest in the fund, in each case, subject to extensions for further periods if certain consents of the limited partners or the fund’s advisory board are obtained. However, termination can be accelerated in similar circumstances to those set out under “—Private Equity Funds” above. Under the terms of its partnership agreement, Artus can be terminated only upon the determination of its general partner; however, a majority in interest of its unaffiliated investors may remove the general partner at any time with or without cause.

General Partner and Professionals Investments and Co-Investments

General Partner Investments

Certain of our management companies and general partners are committed to contribute to the private equity and capital markets funds and affiliates. As a limited partner, general partner and manager of the Apollo private equity funds and capital markets funds, Apollo had unfunded capital commitments of $140.6 million, $201.3 million and $175.7 million at December 31, 2010, 2009 and 2008, respectively.

Under the services agreement between AAA and one of our subsidiaries, we are obligated to reinvest into common units (which may be in the form of RDUs) or other equity interests of AAA, on a quarterly basis, 25% of the aggregate after tax distributions, if any, that the Apollo Operating Group entity receives in respect of carried interests allocable to investments made by AAA Investments, including co-investments with Fund VI and Fund VII. Accordingly, we expect to periodically acquire newly issued common units of AAA (which may be in the form of RDUs) in connection with AAA’s investments in our funds. Such common units will be subject to a three-year lockup period.

Managing Partners and Other Professionals Investments

To further align our interests with those of investors in our funds, our managing partners and other professionals have invested their own capital in our funds. Our managing partners and other professionals will either re-invest their carried interest to fund these investments or use cash on hand or funds borrowed from third parties. On occasion, we have provided guarantees to lenders in respect of funds borrowed by some of our professionals to fund their capital commitments. We do not provide guarantees for our managing partners or other senior executives. We generally have not historically charged management fees or carried interest on capital invested by our managing partners and other professionals directly in our private equity and capital markets funds. Our managing partners and other professionals are not contributing the investments made in their personal capacity in our funds, or as co-investments.

Co-Investments

Investors in many of our funds as well as other investors may receive the opportunity to make co-investments with the funds. Co-investments are investments in portfolio companies or other assets generally on the same terms and conditions as those to which the applicable fund is subject.

Regulatory and Compliance Matters

Our businesses, as well as the financial services industry generally, are subject to extensive regulation in the United States and elsewhere.

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All of the investment advisors of our funds are affiliates of certain of our subsidiaries that are registered as investment advisors with the SEC. Registered investment advisors are subject to the requirements and regulations of the Investment Advisers Act. Such requirements relate to, among other things, fiduciary duties to clients, maintaining an effective compliance program, solicitation agreements, conflicts of interest, recordkeeping and reporting requirements, disclosure requirements, limitations on agency cross and principal transactions between an advisor and advisory clients and general anti-fraud prohibitions.

In addition, AIC has elected to be treated as a business development company under the Investment Company Act. The entity that serves as AIC’s investment advisor is subject to the Investment Advisers Act and the rules thereunder.

In order to maintain its status as a regulated investment company under Subchapter M of the Internal Revenue Code, AIC is required to distribute at least 90% of its ordinary income and realized, net short-term capital gains in excess of realized net long-term capital losses, if any, to its shareholders. In addition, in order to avoid excise tax, it needs to distribute at least 98% of its income (such income to include both ordinary income and net capital gains), which would take into account short-term and long-term capital gains and losses. AIC, at its discretion, may carry forward taxable income in excess of calendar year distributions and pay an excise tax on this income. In addition, as a business development company, AIC must not acquire any assets other than “qualifying assets” specified in the Investment Company Act unless, at the time the acquisition is made, at least 70% of AIC’s total assets are qualifying assets (with certain limited exceptions). Qualifying assets include investments in “eligible portfolio companies.” In late 2006, the SEC adopted rules under the Investment Company Act to expand the definition of “eligible portfolio company” to include all private companies and companies whose securities are not listed on a national securities exchange. The rules also permit AIC to include as qualifying assets certain follow-on investments in companies that were eligible portfolio companies at the time of initial investment but that no longer meet the definition. In addition, the SEC recently adopted a new rule under the Investment Company Act to expand the definition of “eligible portfolio company” to include companies whose securities are listed on a national securities exchange but whose market capitalization is less than $250 million. This new rule became effective July 21, 2008.

In addition, ARI has elected to be taxed as a real estate investment trust, or REIT, under the Internal Revenue Code commencing with its taxable year ended December 31, 2009. To maintain its status as a REIT, ARI must distribute at least 90% of its taxable income to its shareholders and meet, on a continuing basis, certain other complex requirements under the Internal Revenue Code.

The SEC and various self-regulatory organizations have in recent years increased their regulatory activities in respect of asset management firms.

Certain of our businesses are subject to compliance with laws and regulations of U.S. Federal and state governments, non-U.S. governments, their respective agencies and/or various self-regulatory organizations or exchanges relating to, among other things, the privacy of client information, and any failure to comply with these regulations could expose us to liability and/or reputational damage. Our businesses have operated for many years within a legal framework that requires our being able to monitor and comply with a broad range of legal and regulatory developments that affect our activities.

However, additional legislation, changes in rules promulgated by self-regulatory organizations or changes in the interpretation or enforcement of existing laws and rules, either in the United States or elsewhere, may directly affect our mode of operation and profitability.

Rigorous legal and compliance analysis of our businesses and investments is important to our culture. We strive to maintain a culture of compliance through the use of policies and procedures such as oversight compliance, codes of ethics, compliance systems, communication of compliance guidance and employee education and training. We have a compliance group that monitors our compliance with all of the regulatory requirements to which we are subject and manages our compliance policies and procedures. Our Chief Legal Officer serves as the Chief Compliance Officer and supervises our compliance group, which is responsible for

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addressing all regulatory and compliance matters that affect our activities. Our compliance policies and procedures address a variety of regulatory and compliance risks such as the handling of material non-public information, position reporting, personal securities trading, valuation of investments on a fund-specific basis, document retention, potential conflicts of interest and the allocation of investment opportunities.

As an element of our platform, we generally operate without information barriers between our businesses. In an effort to manage possible risks resulting from our decision not to implement these barriers, our compliance personnel maintain a list of issuers for which we have access to material, non-public information and for whose securities our funds and investment professionals are not permitted to trade. We could in the future decide that it is advisable to establish information barriers, particularly as our business expands and diversifies. In such event our ability to operate as an integrated platform will be restricted.

We anticipate our annual incremental cost of complying with regulatory requirements once we are a public company will be approximately as follows:

•	Board of Directors and Audit Committee Member Fees—$700,000; and

•	Internal Audit Function—$1.0 million.

We also may make grants of RSUs to independent directors that we appoint in the future.

Competition

The asset management industry is intensely competitive, and we expect it to remain so. We compete both globally and on a regional, industry and niche basis.

We face competition both in the pursuit of outside investors for our funds and in acquiring investments in attractive portfolio companies and making other investments. We compete for outside investors based on a variety of factors, including:

•	investment performance;

•	investor perception of investment managers’ drive, focus and alignment of interest;

•	quality of service provided to and duration of relationship with investors;

•	business reputation; and

•	the level of fees and expenses charged for services.

Over the past several years, the size and number of private equity funds and capital markets funds has continued to increase, heightening the level of competition for investor capital.

In addition, fund managers have increasingly adopted investment strategies traditionally associated with the other. Capital markets funds have become active in taking control positions in companies, while private equity funds have acquired minority and/or debt positions in publicly listed companies. This convergence could heighten our competitive risk by expanding the range of asset managers seeking private equity investments and making it more difficult for us to differentiate ourselves from managers of capital markets funds.

Depending on the investment, we expect to face competition in acquisitions primarily from other private equity funds, specialized funds, hedge fund sponsors, other financial institutions, corporate buyers and other parties. Many of these competitors in some of our businesses are substantially larger and have considerably greater financial, technical and marketing resources than are available to us. Several of these competitors have recently raised, or are expected to raise, significant amounts of capital and many of them have similar investment objectives to us, which may create additional competition for investment opportunities. Some of these

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competitors may also have a lower cost of capital and access to funding sources that are not available to us, which may create competitive disadvantages for us with respect to investment opportunities. In addition, some of these competitors may have higher risk tolerances, different risk assessments or lower return thresholds, which could allow them to consider a wider variety of investments and to bid more aggressively than us for investments that we want to make. Corporate buyers may be able to achieve synergistic cost savings with regard to an investment that may provide them with a competitive advantage in bidding for an investment. Lastly, the allocation of increasing amounts of capital to alternative investment strategies by institutional and individual investors could well lead to a reduction in the size and duration of pricing inefficiencies that many of our funds seek to exploit.

Competition is also intense for the attraction and retention of qualified employees. Our ability to continue to compete effectively in our businesses will depend upon our ability to attract new employees and retain and motivate our existing employees.

For additional information concerning the competitive risks that we face, see “Risk Factors—Risks Related to Our Businesses—The investment management business is intensely competitive, which could materially adversely impact us.”

Legal Proceedings

We are, from time to time, party to various legal actions arising in the ordinary course of business, including claims and litigation, reviews, investigations and proceedings by governmental and self-regulatory agencies regarding our business.

On or about March 21, 2009, an entity known as LLDVF, L.P., which alleges that it is an investor in certain notes with a face amount of $43,500,000 issued by Linens ‘n Things, Inc., or “Linens,” commenced an action in the United States District Court for the District of New Jersey against, inter alia, Apollo Management V, L.P., two Apollo partners, certain Apollo investment entities relating to the Linens transaction, certain current and former officers and directors of Linens, and certain other investors in Linens, alleging violations of the Federal Securities Laws and the making of negligent misrepresentations respecting the financial condition and future prospects of Linens from at least March 27, 2007 until May 2, 2008, the date on which Linens filed for bankruptcy protection under Chapter 11 of the United States Bankruptcy Code. On July 10, 2009, the plaintiff effectuated service of the summons and complaint on the defendants. As stipulated by the parties and ordered by the Court, on September 23, 2009 the plaintiff filed an amended complaint, which asserted the same causes of action as alleged in the original complaint. On November 23, 2009, the defendants filed motions to dismiss the amended complaint. On August 12, 2010, the Court granted the defendants’ motions and dismissed the complaint without prejudice and subsequently agreed to allow plaintiff, until September 30, 2010, to file a second amended complaint in order to cure any deficiencies identified in the Court’s ruling. Plaintiff filed its second amended complaint on September 30, 2010, and this most recently amended complaint asserts the same causes of action set forth in its first amended complaint, but no longer names the two Linens investors as defendants. On November 30, 2010, the Court granted the plaintiff’s and the defendants’ joint request for a stay of the litigation pending an out-of-court mediation. The Court further ordered the parties to submit a joint stipulation setting forth a proposed schedule for the defendants’ response to plaintiff’s second amended complaint if the parties’ out-of-court mediation fails to resolve the litigation by February 15, 2011. On February 14, 2011, the parties jointly reported to the Court that meaningful settlement discussions are continuing, and requested the court to extend the stay of proceedings from February 15, 2011 to March 15, 2011. Currently, the company does not believe that a loss from liability in this case is either probable or reasonably estimable. At this time, it cannot be predicted whether the mediation will lead to a mutual resolution of the litigation or what the terms of a mutual resolution would be, to the extent a settlement is reached. If a settlement is not reached, the defendants anticipate moving to dismiss the second amended complaint because defendants continue to believe the plaintiff’s allegations lack factual and legal merit. In any event, the lawsuit is in its preliminary stages and no discovery has been taken. As a result, no estimate of possible loss, if any, can be made at this time.

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On July 16, 2008, Apollo was joined as a defendant in a pre-existing purported class action pending in Massachusetts federal court against, among other defendants, numerous private equity firms. The suit alleges that beginning in mid-2003, Apollo and the other private equity firm defendants violated the U.S. antitrust laws by forming “bidding clubs” or “consortia” that, among other things, rigged the bidding for control of various public corporations, restricted the supply of private equity financing, fixed the prices for target companies at artificially low levels and allocated amongst themselves an alleged market for private equity services in leveraged buyouts. The suit seeks class action certification, declaratory and injunctive relief, unspecified damages and attorneys’ fees. On August 27, 2008, Apollo and its co-defendants moved to dismiss plaintiffs’ complaint and on November 20, 2008, the Court granted the company’s motion. The Court also dismissed two other defendants, Permira and Merrill Lynch. In an order dated August 18, 2010, the Court granted in part and denied in part plaintiffs’ motion to expand the complaint and to obtain additional discovery. The Court ruled that plaintiffs could amend the complaint and obtain discovery in a second discovery phase limited to eight additional transactions. The Court gave the plaintiffs until September 17, 2010 to amend the complaint to include the additional eight transactions. On September 17, 2010, the plaintiffs filed a motion to amend the complaint by adding the additional eight transactions and adding Apollo as a defendant. On October 6, 2010, the Court granted plaintiffs’ motion to file the fourth amended complaint. Plaintiffs’ fourth amended complaint, filed on October 7, 2010, adds Apollo Global Management, LLC, as a defendant. On November 4, 2010, Apollo moved to dismiss, arguing that the claims against Apollo are time-barred and that the allegations against Apollo are insufficient to state an antitrust conspiracy claim. On February 17, 2011, the Court denied Apollo’s motion to dismiss, ruling that Apollo should raise the statute of limitations issues on summary judgment after discovery is completed. Apollo’s answer to the fourth amended complaint is now due March 21, 2011. Currently, the company does not believe that a loss from liability in this case is either probable or reasonably estimable. The Court granted Apollo’s motion to dismiss plaintiffs’ initial complaint in 2008, ruling that Apollo was released from the only transaction in which it allegedly was involved. While plaintiffs have survived Apollo’s motion to dismiss the fourth amended complaint, the Court stated in denying the motion that it will consider the statute of limitations (one of the bases for Apollo’s motion to dismiss) at the summary judgment stage. Based on the applicable statute of limitations, among other reasons, Apollo believes that plaintiffs’ claims lack factual and legal merit. In addition, discovery is in its early stages. For all of these reasons, no estimate of possible loss, if any, can be made at this time.

Apollo believes that each of these actions is without merit and intends to defend them vigorously.

Various state attorneys general and federal and state agencies have initiated industry-wide investigations into the use of placement agents in connection with the solicitation of investments, particularly with respect to investments by public pension funds. Certain affiliates of Apollo have received subpoenas and other requests for information from various government regulatory agencies and investors in Apollo’s funds, seeking information regarding the use of placement agents. CalPERS, one of our Strategic Investors, announced on October 14, 2009, that it had initiated a special review of placement agents and related issues. Apollo is cooperating with all such investigations and other reviews. In addition, on May 6, 2010, the California Attorney General filed a civil complaint against Alfred Villalobos and his company, Arvco Capital Research, LLC (a placement agent that Apollo has used) and Federico Buenrostro Jr., the former CEO of CalPERS, alleging conduct in violation of certain California laws in connection with CalPERS’s purchase of securities in various funds managed by Apollo and another asset manager. Apollo is not a party to the civil lawsuit and the lawsuit does not allege any misconduct on the part of Apollo. Apollo believes that it has handled its use of placement agents in an appropriate manner.

Although the ultimate outcome of these matters cannot be ascertained at this time, we are of the opinion, after consultation with counsel, that the resolution of any such matters to which we are a party at this time will not have a material adverse effect on our financial statements. Legal actions material to us could, however, arise in the future.

Properties

Our principal executive offices are located in leased office space at 9 West 57th Street, New York, New York. We also lease the space for our offices in Purchase, NY, London, Los Angeles, Singapore, Frankfurt,

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Mumbai, Hong Kong and Luxembourg. We do not own any real property. We consider these facilities to be suitable and adequate for the management and operation of our businesses.

Employees

We believe that one of the strengths and principal reasons for our success is the quality and dedication of our employees. As of December 31, 2010, we employed 485 people. We strive to attract and retain the best talent in the industry.

Our Partners

Set forth below are the names, ages, numbers of years with Apollo, number of years in the financial services industry and area of operation of each of our executive officers and partners as of the date hereof.

Name	Age	Years with Apollo	Years in Industry
Executive Officers
Leon Black	59	21	34
Joshua Harris	46	21	25
Marc Rowan	48	21	27
Henry Silverman	70	2	26
Marc Spilker	46	<1	25
Gene Donnelly	53	<1	2
Barry Giarraputo	47	4	26
John Suydam	51	5	26
Joseph Azrack	63	2	31
James Zelter	48	5	26
Private Equity
Andrew Africk	44	18	18
Greg Beard	39	<1	17
Marc Becker	38	15	17
Dan Bellissimo	36	4	13
Laurence Berg	44	19	23
Mintoo Bhandari	45	4	17
Anthony Civale	36	12	15
Michael Cohen	34	11	13
Peter Copses	52	21	25
Stephanie Drescher	37	6	15
Robert Falk	72	18	>35
Damian Giangiacomo	34	10	12
Andrew Jhawar	39	11	16
Scott Kleinman	38	15	17
Gernot Lohr	41	4	16
Steve Martinez	42	11	16
Lance Milken	35	13	13
Sam Oh	40	3	18
Stan Parker	35	11	13
Sanjay Patel	50	1	26
Eric Press	45	12	18
Ali Rashid	34	9	11
Robert Seminara	39	8	17
Imran Siddiqui	36	2	9
Aaron Stone	38	14	16
Gareth Turner	47	6	23
Jordan Zaken	36	12	14
Capital Markets
David Abrams	43	4	23
Rajay Bagaria	33	7	12
Robert Burdick	48	3	24
Patrick Dalton	42	7	21
John Hannan	58	21	32
Abraham Katz	39	6	16
Narayanan Girish Kumar	44	4	21
Joseph Moroney	39	2	17
Robert Ruberton	36	7	14
Justin Sendak	42	4	20
Chin Hwee Tan	39	4	15
Real Estate
Grant Kelley	46	1	20
Raymond Mikulich	58	<1	36
Roger Orf	58	<1	29

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MANAGEMENT

Our Manager

Our operating agreement provides that so long as the Apollo control condition is satisfied, our manager will manage all of our operations and activities and will have discretion over significant corporate actions, such as the issuance of securities, payment of distributions, sales of assets, making certain amendments to our operating agreement and other matters, and our board of directors will have no authority other than that which our manager chooses to delegate to it. Pursuant to a delegation of authority from our manager, which may be revoked, our board of directors will establish and maintain audit and conflicts committees of the board of directors that has the responsibilities described below under “—Committees of the Board of Directors—Audit Committee” and “—Committees of the Board of Directors—Conflicts Committee.”

Decisions by our manager are made by its executive committee, which is composed of our three managing partners, our Vice Chairman and our President, who serve as non-voting members. Each managing partner will remain on the executive committee for so long as he is employed by us, provided that Mr. Black, upon his retirement, may at his option remain on the executive committee until his death or disability or any commission of an act that would constitute cause if Mr. Black had still been employed by us. Actions by the executive committee are determined by majority vote of its members, except as to the following matters, as to which Mr. Black will have the right of veto: (i) the designations of directors to our board, or (ii) a sale or other disposition of the Apollo Operating Group and/or its subsidiaries or any portion thereof, through a merger, recapitalization, stock sale, asset sale or otherwise, to an unaffiliated third party (other than through an exchange of Apollo Operating Group units and interests in our Class B share for Class A shares, transfers by a founder or a permitted transferee to another permitted transferee, or the issuance of bona fide equity incentives to any of our non-founder employees) that constitutes (x) a direct or indirect sale of a ratable interest (or substantially ratable interest) in each entity that constitutes the Apollo Operating Group or (y) a sale of all or substantially all of the assets of Apollo. Exchanges of Apollo Operating Group units for Class A shares that are not pro rata among our managing partners or in which each managing partner has the option not to participate are not subject to Mr. Black’s right of veto.

Subject to limited exceptions described in our operating agreement, our manager may not sell, exchange or otherwise dispose of all or substantially all of our assets and those of our subsidiaries, taken as a whole, in a single transaction or a series of related transactions without the approval of holders of a majority of the aggregate number of voting shares outstanding; provided, however, that this does not preclude or limit our manager’s ability, in its sole discretion, to mortgage, pledge, hypothecate or grant a security interest in all or substantially all of our assets and those of our subsidiaries (including for the benefit of persons other than us or our subsidiaries, including affiliates of our manager).

We will reimburse our manager and its affiliates for all costs incurred in managing and operating us, and our operating agreement provides that our manager will determine the expenses that are allocable to us. This agreement does not limit the amount of expenses for which we will reimburse our manager and its affiliates.

Directors and Executive Officers

The following table sets forth certain information about our directors and executive officers. Each of our executive officers serves at the pleasure of our manager, subject to rights under any employment agreement. See “—Narrative Disclosure to the Summary Compensation Table and Grants of Plan-Based Awards Table.” Under our operating agreement, our board of directors has authority to act only when such authority is delegated to it by our manager or the Apollo control condition is not satisfied. See “Description of Shares—Operating Agreement” for a more detailed description of the terms of our operating agreement.

For so long as the Apollo control condition is satisfied, our manager shall (i) nominate and elect all directors to our board of directors, (ii) set the number of directors of our board of directors and (iii) fill any vacancies on

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our board of directors. Our manager has nominated and elected our initial board of directors. After the Apollo control condition is no longer satisfied, each of our directors will be elected by the vote of a plurality of our shares entitled to vote, voting as a single class, to serve until his or her successor is duly elected or appointed and qualified or until his or her earlier death, retirement, disqualification, resignation or removal. Our board currently consists of four members.

For so long as the Apollo control condition is satisfied, our manager may remove any director, with or without cause, at anytime. After such condition is no longer satisfied, a director or the entire board of directors may be removed by the affirmative vote of holders of 50% or more of the total voting power of our shares.

Upon listing of our Class A shares on the NYSE, our manager will appoint at least two additional directors who are independent within the criteria established by the NYSE for independent board members. Following these appointments, we expect that our board of directors will consist of at least six directors. Prior to the listing of our Class A shares on the NYSE, our manager is not required by the terms of our operating agreement or otherwise to appoint any independent directors or use the criteria established by the NYSE for independent board members. After such listing, if completed, our manager will be required to establish an audit committee comprised of independent directors using the NYSE criteria, as described below under “—Committee of the Board of Directors—Audit Committee.”

Name	Age	Position(s)
Leon Black	59	Chairman, Chief Executive Officer and Director
Joshua Harris	46	Senior Managing Director and Director
Marc Rowan	48	Senior Managing Director and Director
Henry Silverman	70	Vice Chairman and Director
Marc Spilker	46	President
Gene Donnelly	53	Chief Financial Officer
Barry Giarraputo	47	Chief Accounting Officer and Controller
John Suydam	51	Chief Legal Officer and Chief Compliance Officer
Joseph Azrack	63	Managing Director—Real Estate
James Zelter	48	Managing Director—Capital Markets

Leon Black. In 1990, Mr. Black founded Apollo Management, L.P. and Lion Advisors, L.P. to manage investment capital on behalf of a group of institutional investors, focusing on corporate restructuring, leveraged buyouts, and taking minority positions in growth-oriented companies. From 1977 to 1990, Mr. Black worked at Drexel Burnham Lambert Incorporated, where he served as Managing Director, head of the Mergers & Acquisitions Group and co-head of the Corporate Finance Department. Mr. Black serves on the boards of directors of Sirius XM Radio Inc. and the general partner of AAA. Mr. Black is a trustee of Dartmouth College, The Museum of Modern Art, Mount Sinai Hospital, The Metropolitan Museum of Art, Prep for Prep, and The Asia Society. He is also a member of The Council on Foreign Relations, The Partnership for New York City and the National Advisory Board of JPMorgan Chase. He is also a member of the boards of directors of FasterCures and the Port Authority Task Force. Mr. Black graduated summa cum laude from Dartmouth College in 1973 with a major in Philosophy and History and received an MBA from Harvard Business School in 1975. Mr. Black has significant experience making and managing private equity investments on behalf of Apollo and has over 33 years experience financing, analyzing and investing in public and private companies. In his prior position with Drexel and in his position at Apollo, Mr. Black is responsible for leading and overseeing teams of professionals. His extensive experience allows Mr. Black to provide insight into various aspects of Apollo’s business and is of significant value to the board of directors.

Joshua Harris. Mr. Harris is a Senior Managing Director of Apollo and Managing Partner of Apollo Management, L.P., which he co-founded in 1990. Prior to 1990, Mr. Harris was a member of the Mergers and Acquisitions Group of Drexel Burnham Lambert Incorporated. Mr. Harris currently serves on the boards of

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directors of Berry Plastics Group Inc., LyondellBasell Industries B.V., CEVA Group plc, Momentive Performance Materials Holdings LLC and the holding company for Alcon Engineered Products. Mr. Harris has previously served on the boards of directors of Verso Paper Corp., Metals USA Inc., Nalco Corporation, Allied Waste Industries, Inc., Pacer International, Inc., General Nutrition Centers, Inc., Furniture Brands International Inc., Compass Minerals International, Inc., Alliance Imaging, Inc., NRT Inc., Covalence Specialty Materials Corp., United Agri Products, Inc., Quality Distribution, Inc., Whitmire Distribution Corp. and Noranda Aluminum Holding Corporation. Mr. Harris is actively involved in charitable and political organizations. He is a member of The Federal Reserve Bank of New York Investors Advisory Committee on Financial Markets and is a member and serves on the Corporate Affairs Committee of the Council on Foreign Relations. Mr. Harris serves as Chairman of the Department of Medicine Advisory Board for The Mount Sinai Medical Center and is on the Board of Trustees of the Mount Sinai Medical Center. He is also a member of The University of Pennsylvania’s Wharton Undergraduate Executive Board and is on the Board of Trustees for The Allen-Stevenson School and the Harvard Business School. Mr. Harris graduated summa cum laude and Beta Gamma Sigma from the University of Pennsylvania’s Wharton School of Business with a Bachelor of Science degree in Economics and received his MBA from the Harvard Business School, where he graduated as a Baker and Loeb Scholar. Mr. Harris has significant experience in making and managing private equity investments on behalf of Apollo and has over 24 years experience in financing, analyzing and investing in public and private companies. Mr. Harris’s extensive knowledge of Apollo’s business and experience in a variety of senior leadership roles enhance the breadth of experience of the board of directors.

Marc Rowan. Mr. Rowan is a Senior Managing Director of Apollo and Managing Partner of Apollo Management, L.P., which he co-founded in 1990. Prior to 1990, Mr. Rowan was a member of the Mergers & Acquisitions Group of Drexel Burnham Lambert Incorporated, with responsibilities in high yield financing, transaction idea generation and merger structure negotiation. Mr. Rowan currently serves on the boards of directors of the general partner of AAA, Athene Life Re, Caesars Entertainment Corporation and Norwegian Cruise Lines. He has previously served on the boards of directors of AMC Entertainment, Inc., Cablecom GmbH, Countrywide Holdings, Ltd., Culligan Water Technologies, Inc., Furniture Brands International Inc., Mobile Satellite Ventures, L.P., National Cinemedia, Inc., National Financial Partners, Inc., New World Communications, Inc., Quality Distribution, Inc., Samsonite Corporation, SkyTerra Communications Inc., Unity Media SCA, Vail Resorts, Inc. and Wyndham International, Inc. Mr. Rowan is also active in charitable activities. He is a founding member and serves on the executive committee of the Youth Renewal Fund and is a member of the boards of directors of the National Jewish Outreach Program, Inc. and the Undergraduate Executive Board of the University of Pennsylvania’s Wharton School of Business. Mr. Rowan graduated summa cum laude from the University of Pennsylvania’s Wharton School of Business with a BS and an MBA in Finance. Mr. Rowan has significant experience making and managing private equity investments on behalf of Apollo and has over 26 years experience financing, analyzing and investing in public and private companies. Mr. Rowan’s extensive financial background and expertise in private equity investments enhance the breadth of experience of the board of directors.

Henry Silverman. Mr. Silverman joined Apollo in 2009 as Chief Operating Officer and currently serves as a director and Vice Chairman of the Board and a member of the executive committee of our manager. From November 2007 through January 2009, Mr. Silverman served as senior advisor to Apollo. Prior to joining Apollo, from July 2006 until November 2007, Mr. Silverman served as Chairman of the Board and the Chief Executive Officer of Realogy Corporation, formerly Cendant’s real estate division. Mr. Silverman was Chief Executive Officer of Cendant Corporation and its predecessor from May 1990 until August 2006. Cendant was a “Fortune 100” company and the largest global provider of consumer and business services within the travel and residential real estate sectors prior to its separation into several new companies in late 2006. Mr. Silverman continues to serve as a director and Chairman of the Board of Realogy Corporation, is a director and Chairman of the Board of Apollo Commercial Real Estate Finance, Inc. and serves as a director of the general partner of AAA. Mr. Silverman has been involved for many years in numerous philanthropic, public service and social policy initiatives. He currently serves on the Board of Commissioners of the Port Authority of New York and New Jersey, and previously served as its Vice Chairman, and is a trustee of NYU Langone Medical Center and the former

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Chairman of its Board. Mr. Silverman is a former trustee of NYU, the University of Pennsylvania, Penn Medicine, the Dance Theatre of Harlem and the Whitney Museum of American Art. Mr. Silverman’s philanthropy includes Silverman Hall, the Silverman-Rodin scholars and the Silverman Professor of Law at Penn Law School, and the Silverman Professor of Obstetrics and Gynecology at NYU School of Medicine. Mr. Silverman was awarded the American Heritage Award from the Anti-Defamation League for lifetime achievement in fighting discrimination and was honored for his efforts to promote diversity in the workplace by the Jackie Robinson Foundation and the U.S. Hispanic Chamber of Commerce. Mr. Silverman graduated from Williams College in 1961, and the University of Pennsylvania Law School in 1964, and served as a legal officer in the U.S. Navy Reserve from 1965 to 1972. Mr. Silverman brings to the board of directors expertise as a strategist, management and operations experience, and a perspective on business operations and corporate governance in the public company context. In his prior experience as chief executive officer of Cendant, he gained extensive experience working with complex organizations and analyzing investment opportunities, all of which the company believes enhances the resources available to the board of directors.

Marc Spilker. Mr. Spilker joined Apollo in 2010 as President. Mr. Spilker retired from Goldman Sachs in May 2010 following a 20-year career with the firm, where he served most recently as the co-head of Goldman Sachs’ Investment Management Division (IMD) and also as a member of the firm-wide Management Committee. Mr. Spilker joined IMD in 2006 as head of Global Alternative Asset Management and became chief operating officer in 2007. Prior to that, Mr. Spilker was responsible for Goldman Sachs’ U.S. Equities Trading and Global Equity Derivatives and was head of Fixed Income, Currency and Commodities in Japan from 1997 to 2000. Mr. Spilker joined Goldman Sachs in 1990 and was named partner in 1996. Mr. Spilker is a member of the University of Pennsylvania’s Wharton Undergraduate Executive Board, the Board of Directors of The New 42nd Street, Inc. and co-chairs the RFK Leadership Council at the Robert F. Kennedy Center for Justice & Human Rights. Mr. Spilker graduated with a B.S. in Economics from the Wharton School of the University of Pennsylvania.

Gene Donnelly. Mr. Donnelly joined Apollo in 2010, following a 30-year career with PricewaterhouseCoopers (“PwC”), most recently as PwC’s lead client relationship partner for several leading private equity firms. Prior to that role, Mr. Donnelly served as the Global Managing Partner for PwC’s advisory and tax practices from 2006 through 2008. During 2000 through 2005, Mr. Donnelly served as Vice Chairman and Chief Financial Officer for PwC’s U.S. firm. Previously, Mr. Donnelly served in PwC’s global transaction services practice from 1996 through 2000, and he was the leader of that practice from 1997 through 2000. Before joining PwC’s transaction services practice, Mr. Donnelly was with PwC’s audit practice from 1979 through 1995, and he was appointed as a partner in 1989. Mr. Donnelly graduated summa cum laude with a BS in Accounting from St. Francis College.

Barry Giarraputo. Mr. Giarraputo joined Apollo in 2006. Prior to that time, Mr. Giarraputo was a Senior Managing Director at Bear Stearns & Co. where he served in a variety of finance roles over nine years. Previous to that, Mr. Giarraputo was with the accounting and auditing firm of PricewaterhouseCoopers LLP for 12 years where he was a member of the firm’s Audit and Business Services Group and was responsible for a number of capital markets clients including broker-dealers, money-center banks, domestic investment companies and offshore hedge funds and related service providers. Mr. Giarraputo is on the Board of Directors for the Association for Children with Down Syndrome where he also serves as the Treasurer and Chairman of the Audit Committee. Mr. Giarraputo has also served as an Adjunct Professor of Accounting at Baruch College where he graduated cum laude in 1985 with a BBA in Accountancy.

John Suydam. Mr. Suydam joined Apollo in 2006. From 2002 through 2006, Mr. Suydam was a partner at O’Melveny & Myers LLP, where he served as head of Mergers & Acquisitions and co-head of the Corporate Department. Prior to that, Mr. Suydam served as chairman of the law firm O’Sullivan, LLP, which specialized in representing private equity investors. Mr. Suydam serves on the board of directors of the Big Apple Circus and Environmental Solutions Worldwide Inc, and he is also a member of the Department of Medicine Advisory Board of The Mount Sinai Medical Center. Mr. Suydam received his JD from New York University and graduated magna cum laude with a BA in History from the State University of New York at Albany.

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Joseph Azrack. Mr. Azrack joined Apollo in 2008. Mr. Azrack is the managing partner of Apollo Global Real Estate Management, L.P. and the Managing Director – Real Estate of Apollo Global Management, LLC. Mr. Azrack serves as the President and Chief Executive Officer of ARI and has been a director of ARI since June 2009. Prior to joining Apollo, from 2004 to 2008, Mr. Azrack was President and CEO of CPI where he chaired the firm’s Management Committee and Investment Committees, and provided strategic guidance for investment policy and strategy. Mr. Azrack was also a member of the Citigroup Alternative Investments Management Committee and Investment Committee from May 2004 to July 2008, and a member of Citi Infrastructure Investments’ Investment Committee from September 2006 to July 2008. Prior to joining CPI, he was Chief Executive and Chairman of AEW Capital Management, L.P. from 1996 to 2003, Founder and President of the AEW Partners Funds from 1988 to 2003, a Director of Curzon Global Partners from 1998 to 2003 and Founder and Chairman of IXIS AEW Europe from 2001 to 2003. Mr. Azrack served with AEW from 1983 to 2003. He is a past adjunct professor at Columbia University’s Graduate School of Business where he is a member of and from 1993 to 2003 chaired the Real Estate Program Advisory Board. He has also been a trustee of the Urban Land Institute since 1998. Mr. Azrack holds an M.B.A. from Columbia University and a B.S. from Villanova University.

James Zelter. Mr. Zelter joined Apollo in 2006. Mr. Zelter is the Managing Director of Apollo’s capital markets business, Chief Executive Officer and director of AIC and director of AIE I. Prior to joining Apollo, Mr. Zelter was with Citigroup Inc. and its predecessor companies from 1994 to 2006. From 2003 to 2005, Mr. Zelter was Chief Investment Officer of Citigroup Alternative Investments, and prior to that he was responsible for the firm’s Global High Yield and Leveraged Finance franchise. Prior to joining Citigroup in 1994, Mr. Zelter was a High Yield Trader at Goldman, Sachs & Co. Mr. Zelter has significant experience in global credit markets and has overseen the broad expansion in the Apollo capital markets platform. Mr. Zelter is a board member of DUMAC, the investment management company that oversees the Duke Endowment and Duke Foundation. Mr. Zelter has a degree in Economics from Duke University.

Management Approach

We intend to continue to employ our current management structure, and, upon the listing of our Class A shares on the NYSE, if achieved, we have decided to avail ourselves of the “controlled company” exception from certain of the NYSE governance rules, which eliminates the requirements that we have a majority of independent directors on our board of directors and that we have a compensation committee and a nominating and corporate governance committee composed entirely of independent directors. In addition, our company will continue to have a manager that manages all our operations and activities, with only limited powers retained by the board of directors, so long as the Apollo control condition is satisfied.

Limited Powers of Our Board of Directors

As noted, so long as the Apollo control condition is satisfied, our manager will manage all of our operations and activities, and our board of directors will have no authority other than that which our manager chooses to delegate to it. Our manager has delegated to an audit committee of our board of directors the functions described below under “—Committees of the Board of Directors—Audit Committee” and to a conflicts committee the functions described below under “—Committees of the Board of Directors—Conflicts Committee.” In the event that the Apollo control condition is not satisfied, our board of directors will manage all of our operations and activities.

Pursuant to a delegation of authority from our manager, which may be revoked, our board of directors has established and at all times will maintain audit and conflicts committees of the board of directors that have the responsibilities described below under “—Committees of the Board of Directors—Audit Committee” and “—Committees of the Board of Directors—Conflicts Committee.”

Where action is required or permitted to be taken by our board of directors or a committee thereof, a majority of the directors or committee members present at any meeting of our board of directors or any committee thereof at which there is a quorum shall be the act of our board or such committee, as the case may be. Our board of directors or any committee thereof may also act by unanimous written consent.

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Under the Agreement Among Managing Partners, the vote of a majority of the independent members of our board will decide the following: (i) in the event that a vacancy exists on the executive committee of our managers and the remaining members of the executive committee cannot agree on a replacement, the independent members of our board shall select one of the two nominees to the executive committee of our manager presented to them by the remaining members of such executive committee to fill the vacancy on such executive committee and (ii) in the event that at any time after December 31, 2009, Mr. Black wishes to exercise his ability to cause (x) the direct or indirect sale of a ratable interest (or substantially ratable interest) in each Apollo Operating Group entity, or (y) a sale of all or substantially all of our assets, through a merger, recapitalization, stock sale, asset sale or otherwise, to an unaffiliated third party. We are not a party to the Agreement Among Managing Partners, and neither we nor our shareholders (other than our Strategic Investors, as set forth under “Certain Relationships and Related Party Transactions—Lenders Rights Agreement—Amendments to Managing Partner Transfer Restrictions”) have any right to enforce the provisions described above. Such provisions can be amended or waived upon agreement of our managing partners at any time.

Committees of the Board of Directors

We have established an audit committee as well as a conflicts committee. Our audit committee has adopted a charter that complies with current federal and NYSE rules relating to corporate governance matters. Our board of directors may from time to time establish other committees of our board of directors.

Audit Committee

The purpose of the audit committee is to assist our manager in overseeing and monitoring (i) the quality and integrity of our financial statements, (ii) our compliance with legal and regulatory requirements, (iii) our independent registered public accounting firm’s qualifications and independence and (iv) the performance of our independent registered public accounting firm. Our manager intends, on or prior to the planned listing of our Class A shares on the NYSE, to cause the members of the audit committee to meet the independence standards for service on an audit committee of a board of directors pursuant to federal securities regulations and NYSE rules relating to corporate governance matters. These rules require that we have one independent member of the audit committee at the time our Class A shares are listed on the NYSE, a majority of independent members within 90 days of listing and a fully independent committee within one year. Pending appointment of independent directors to our audit committee, it is currently comprised of Mr. Silverman.

Conflicts Committee

The purpose of the conflicts committee is to review specific matters that our manager believes may involve conflicts of interest. The conflicts committee will determine whether the resolution of any conflict of interest submitted to it is fair and reasonable to us. Any matters approved by the conflicts committee will be conclusively deemed to be fair and reasonable to us and not a breach by us of any duties that we may owe to our shareholders. In addition, the conflicts committee may review and approve any related person transactions, other than those that are approved pursuant to our related person policy, as described under “Certain Relationships and Related Party Transactions—Statement of Policy Regarding Transactions with Related Persons,” and may establish guidelines or rules to cover specific categories of transactions.

Lack of Compensation Committee Interlocks and Insider Participation

We do not have a compensation committee. Our managing partners have historically made all final determinations regarding executive officer compensation. Our manager has determined that maintaining our existing compensation practices as closely as possible is desirable and intends that these practices will continue. Accordingly, our manager does not intend to establish a compensation committee of our board of directors. For a description of certain transactions between us and our managing partners see “Certain Relationships and Related Party Transactions.”

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Executive Compensation

Compensation Discussion and Analysis

Overview of Compensation Philosophy

Alignment of interests with investors and shareholders. Our principal compensation philosophy is to align the interests of our managing partners, contributing partners, and other senior professionals with those of our Class A shareholders and fund investors. This alignment, which we believe is a key driver of our success, has been achieved principally by our managing partners’ and contributing partners’ direct ownership of equity in our business in the form of Apollo Operating Group units, our contributing partners’ ownership of rights to receive a portion of the management fees and incentive income earned for management of our funds, the direct investment by both our managing partners and our contributing partners in our funds, and our practice of making annual bonus payments partly in the form of equity-based grants that are subject to vesting. As a result of this alignment, the compensation of our professionals is closely tied to the performance of our businesses.

Significant personal investment. Like our fund investors and Class A shareholders, our managing partners and contributing partners make significant personal investments in our funds (as more fully described under “Certain Relationships and Related Party Transactions”), directly or indirectly, and our professionals who receive carried interests in our funds are generally required to invest their own capital in the funds they manage in amounts that are generally proportionate to the size of their participation in incentive income. We believe that this ownership ensures that our professionals have significant capital at risk and reinforces the linkage between the success of the funds we manage, the success of the company and the compensation paid to our professionals.

Long-term performance and commitment. Most of our professionals have been issued RSUs, which provide rights to receive Class A shares and distributions on those shares. The managing partners’ and contributing partners’ pecuniary interests in Apollo Operating Group units are subject to a five or six year vesting schedule, and the RSUs are also subject to a vesting schedule (generally ranging from three to six years). Our president has also received options to acquire Class A shares that vest over six years. In addition, AAA incentive units held by certain of our professionals are subject to vesting, generally over three years. The vesting requirements for these awards contribute to our professionals’ focus on long-term performance while enhancing retention of these professionals.

Discouragement of excessive risk-taking. Although investments in alternative assets can pose risks, we believe that our compensation program includes significant elements that discourage excessive risk-taking while aligning the compensation of our professionals with our long-term performance. For example, notwithstanding that we accrue compensation for our carried interest programs (described below) as increases in the value of the portfolio investments are recorded in the related funds, we generally make cash payments of carried interest to our employees only after profitable investments have actually been realized. This helps to ensure that our professionals take a long-term view that is consistent with the company’s and our shareholders’ interests. Moreover, if a fund fails to achieve specified investment returns due to diminished performance of later investments, our carried interest program relating to that fund generally permits, for the benefit of the limited partner investors in that fund, the return of carried interest payments previously made to us, our contributing partners or our other employees. These provisions discourage excessive risk-taking and promote a long-term view that is consistent with the interests of our investors and shareholders. Our requirement that our professionals invest in the funds we manage further aligns the interests of our professionals, fund investors and Class A shareholders. Finally, the significant vesting provisions of our RSUs, options, Apollo Operating Group units and AAA incentive units noted above discourage excessive risk-taking because the value of these units is tied directly to the long-term performance of our Class A shares.

Compensation Elements for Named Executive Officers

Consistent with our emphasis on alignment of interests with our fund investors and Class A shareholders, compensation elements tied to the profitability of our different businesses and that of the funds that we manage

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are the primary means of compensating our seven executive officers listed in the tables below, or the “named executive officers.” The key elements of the compensation of our named executive officers during fiscal year 2010 are described below. We distinguish among the compensation components applicable to our seven named executive officers as appropriate in the below summary. Mr. Black is a member of the group referred to elsewhere in this prospectus as the “managing partners,” and Mr. Zelter is a member of the group referred to elsewhere in this prospectus as the “contributing partners.”

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Annual Salary. Each of our named executive officers (other than Mr. Zelter) receives an annual salary. Pursuant to his employment, non-competition and non-solicitation agreement entered into in connection with the Reorganization (discussed below), Mr. Black receives a base salary of $100,000 per year. After the expiration of the five-year term of his employment agreement, his compensation will be determined by our manager if the Apollo control condition is then satisfied, or otherwise by our board of directors. We expect to re-examine the $100,000 salary for Mr. Black as we approach the end of his employment agreement term in 2012. The base salaries of our named executive officers who are not managing partners are set forth in the Summary Compensation Table below, and those base salaries were set by our managing partners in their judgment after considering the historic compensation levels of the officer, competitive market dynamics, and each officer’s level of responsibility and anticipated contributions to our overall success. We did not increase the base salary of any of our named executive officers in 2010.

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Annual Bonus. Most of our professionals (other than Messrs. Black and Spilker) are considered for discretionary annual bonuses. The inclusion of annual bonuses as part of our overall compensation rewards superior performance and enables us to attract and retain talented professionals by enhancing our capacity to offer competitive compensation opportunities. Mr. Zelter is also entitled to receive an annual bonus based on the management fee and incentive income of certain of our businesses in which he participates, which encourages him to maintain a long-term focus on the performance of those businesses and to contain their operating costs. Annual bonuses are generally paid partly in cash and partly in the form of Bonus Grants (as defined below), which are subject to vesting over three years and are described below under “—Narrative Disclosure to the Summary Compensation Table and Grants of Plan-Based Awards Table—Awards of Restricted Share Units Under the Equity Plan.” As a result of his cessation of employment on March 31, 2010, Mr. Vecchione did not receive a Bonus Grant for services performed in 2010.

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Plan Grants; Option Grant. In addition to annual Bonus Grants, following the Reorganization we made Plan Grants (as defined below) of RSUs to most of our professionals, including Messrs. Giarraputo, Vecchione and Suydam. Plan Grants have also been made to many professionals hired after the Reorganization in connection with their commencement of employment, including Messrs. Donnelly and Spilker. Contemporaneous with receipt of his Plan Grant, Mr. Spilker also received a grant of options to purchase our Class A shares. The Plan Grants and the option grant are subject to multi-year vesting and the Class A shares underlying the Plan Grant RSUs are subject to phased issuance, as described below under “—Narrative Disclosure to the Summary Compensation Table and Grants of Plan-Based Awards Table—Awards of Restricted Share Units Under the Equity Plan” and “—Award of Options Under the Equity Plan.”

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Carried Interest. Carried interests with respect to our funds confer rights to receive distributions if a distribution is made to investors following the realization of an investment or receipt of operating profit from an investment by the fund. These rights provide their holders with substantial incentives to attain strong returns in a manner that does not subject their significant capital investment in the company to excessive risk. Distributions of carried interest generally are subject to contingent repayment if the fund fails to achieve specified investment returns due to diminished performance of later investments. The actual gross amount of carried interest allocations available is a function of the performance of the applicable fund. For these reasons, we believe that carried interest participation aligns the interests of our professionals with those of our Class A shareholders and fund investors. Our financial statements characterize the carried interest income allocated to participating professionals as compensation, and accruals of this compensation expense (rather than actual distributions paid) are therefore included in

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the “All Other Compensation” column of the summary compensation table. Mr. Black participates in the carried interests of the general partners of our underlying funds indirectly, through his ownership of Apollo Operating Group units. Messrs. Giarraputo, Zelter and Suydam participate in the carried interests of the general partners of our underlying funds, both through their indirect ownership of RSUs (and in the case of Mr. Zelter, Apollo Operating Group units) and their direct rights to carried interest with respect to certain of our funds. Upon his employment termination on March 31, 2010, Mr. Vecchione ceased to participate directly in the carried interests of the general partners of certain of our funds. Messrs. Spilker, Donnelly and Vecchione participate only indirectly in carried interests, through their ownership of RSUs.

Determination of Compensation of Named Executive Officers

Our managing partners make all final determinations regarding named executive officer compensation. Decisions about a named executive officer’s cash bonus and grants of equity-based awards are based primarily on our managing partners’ assessment of such named executive officer’s individual performance, operational performance for the department or division in which the officer (other than a managing partner) serves, and the officer’s impact on our overall operating performance and potential to contribute to long-term shareholder value. In evaluating these factors, our managing partners do not utilize quantitative performance targets but rather rely upon their judgment about each named executive officer’s performance to determine an appropriate reward for the current year’s performance. The determinations by our managing partners are ultimately subjective, are not tied to specified annual, qualitative and individual objectives or performance factors, and reflect discussions among the managing partners. Key factors that our managing partners consider in making such determinations include the officer’s nature, scope and level of responsibility and overall contribution to our success. Our managing partners also consider each named executive officer’s prior-year compensation, the appropriate balance between incentives for long-term and short-term performance, competitive market dynamics and the compensation paid to the named executive officer’s peers within the company.

Note on Distributions on Apollo Operating Group Units

We note that all of our managing partners and contributing partners, including Mr. Black and Mr. Zelter, beneficially own Apollo Operating Group units. In particular, immediately after this offering, the managing partners will own, through their interest in BRH and Holdings,         % of the total limited partner interests in the Apollo Operating Group (as described above in “Prospectus Summary—Structure and Formation of the Company”). When made, distributions on these units (which are made on both vested and unvested units) are generally in the same amount per unit as distributions made to us in respect of the Apollo Operating Group units we hold. Accordingly, although distributions on Apollo Operating Group units are distributions on equity rather than compensation, they play a central role in aligning our managing partners’ and contributing partners’ interests with those of our Class A shareholders, which is consistent with our fundamental philosophy.

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Summary Compensation Table

The following summary compensation table sets forth information concerning the compensation earned by, awarded to or paid to our principal executive officer, the three individuals who at different times in 2010 served as our principal financial officer, and our three other most highly compensated executive officers, for services rendered in 2010. Managing partners Messrs. Harris and Rowan are not included in the table because their compensation, as tabulated in accordance with applicable rules, does not result in either of them being among the three most highly compensated executive officers after our principal executive and principal financial officers. Our managing partners’ earnings derive predominantly from distributions they receive as a result of their indirect ownership of Apollo Operating Group units and their rights under the tax receivable agreement (described elsewhere in this prospectus, including above under “Cash Dividend Policy”), rather than from compensation, and accordingly are not included in the below tables. The officers named in the table are referred to as the named executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($)(5)	Total ($)
Leon Black, Chairman, Chief Executive Officer and Director	2010	100,000	—	7,391,825	—	—		1,412,181	8,904,006
Gene Donnelly, Chief Financial Officer and Vice President (assumed this position effective July 1, 2010)	2010	500,000	1,360,000	3,530,000	—	—		—	5,390,000
Barry Giarraputo, Chief Financial Officer and Vice President (served in this position from January 22, 2010-June 30, 2010)	2010	700,000	1,170,000	368,996	—	—		218,645	2,457,641
Kenneth Vecchione, Chief Financial Officer and Vice President (resigned from this position effective January 22, 2010)	2010	107,813	—	—	—	—		970,187	1,078,000
Marc Spilker, President	2010	166,667	—	20,650,000	28,100,000	—		—	48,916,667
James Zelter, Managing Director – Capital Markets	2010	—	—	1,338,548	—	5,373,638	(4)	19,051,324	25,763,510
John Suydam, Chief Legal Officer and Chief Compliance Officer	2010	3,000,000	1,487,500	945,566	—	—		3,953,300	9,386,366

(1)	Represents cash bonuses earned in 2010 and/or profits interests received in respect of amounts waived for investment pursuant to the terms of the fee waiver program described below under “Certain Relationships and Related Party Transactions—Fee Waiver Program.” We believe Mr. Zelter’s annual bonus is properly includible in the Non-Equity Incentive Plan Compensation column.
(2)	Represents the aggregate grant date fair value of stock awards granted in 2010, computed in accordance with FASB ASC Topic 718. See note 14 to our consolidated and combined financial statements included elsewhere in this prospectus for further information concerning the assumptions made in valuing our RSU awards. The amounts shown do not reflect compensation actually received by the named executive officers, but instead represent the aggregate grant date fair value of the awards. Mr. Black’s 2010 amount represents an allocation of Apollo Operating Group units to him in accordance with the Agreement Among Managing Partners upon the forfeiture of such Apollo Operating Group units by a retiring contributing partner.
(3)	Represents the aggregate grant date fair value of option awards (specifically, Mr. Spilker’s options to purchase our Class A shares) granted in 2010, computed in accordance with FASB ASC Topic 718. See note 14 to our consolidated and combined financial statements included elsewhere in this prospectus for further information concerning the assumptions made in valuing our share options. The amount shown does not reflect compensation actually received by Mr. Spilker, but instead represents the aggregate grant date fair value of the award.
(4)	Mr. Zelter’s annual bonus derives from the management fee net income and incentive income generated by various of our funds in which he participates pursuant to his employment agreement.

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(5)	Amounts represent compensation expense recorded by us in 2010 in each case in respect of accrued or realized (without duplication) carried interest allocations to Messrs. Black, Giarraputo, Zelter and Suydam. For GAAP reporting purposes, accrued carried interest related to investments is classified as compensation expense for the relevant period, whether or not realized. Accordingly, the amounts include both actual cash distributions and unrealized amounts accrued in respect of the carried interests of these named executive officers. Compensation expense may also be negative in the event of a reversal of previously allocated carried interest due to negative adjustments in the fair value or amount actually realized on certain portfolio investments. For unrealized investments, the ultimate amount of actual carried interest distributions that may be generated in connection with fund investments and subsequently distributed to our named executive officers may be more or less than the amounts indicated and is not knowable at this time. Additionally, such amounts are generally subject to vesting conditions and to clawback in certain instances.

The All Other Compensation column also includes the following:

(a) $78,000 in fees paid to Mr. Vecchione for his service as a member of the Board of Directors of Affinion, a portfolio company of one of our funds, and Sirius XM Radio stock options having a grant date fair value, computed in accordance with FASB ASC Topic 718, of $70,000, which were granted to Mr. Black by Sirius XM Radio, a portfolio company of one of our funds, for his service as a member of its Board of Directors.

(b) $892,187 paid to Mr. Vecchione in connection with his termination of employment.

(c) Distributions to Mr. Black that had accrued with respect to carried interests earned prior to the Reorganization in the amount of $1,163,489.

(d) Costs relating to company-provided cars and drivers for the business and personal use of Mr. Black. We provide this benefit to Mr. Black because we believe that its cost is outweighed by the convenience, increased efficiency and added security that it offers to him. The cost of Mr. Black’s personal use was approximately $152,159. This amount includes both fixed and variable costs, including lease costs, driver compensation, driver meals, fuel, parking, tolls, maintenance and insurance.

(e) Tickets to sporting events for Mr. Black’s personal use having an aggregate incremental cost (based on the full price of the tickets used) of $18,283.

Except as discussed above in paragraphs (d) and (e) of this footnote 5, no perquisites or personal benefits individually exceeded the greater of $25,000 or 10% of the total amount of all perquisites and other personal benefits reported for the named executive officer. The cost of excess liability insurance provided to Mr. Black falls below this threshold. None of Messrs. Spilker, Donnelly, Giarraputo, Vecchione, Zelter or Suydam received perquisites or personal benefits in 2010 except for incidental benefits having an aggregate value of less than $10,000 per individual. Our named executive officers also receive occasional secretarial support with respect to personal matters. We incur no incremental cost for the provision of such additional benefits. Finally, Messrs. Black and Zelter make business and personal use of various aircraft in which we have fractional interests, and each bears the aggregate incremental cost of his personal usage. Accordingly, no such amount is included in the Summary Compensation Table.

Narrative Disclosure to the Summary Compensation Table and Grants of Plan-Based Awards Table

Employment, Non-Competition and Non-Solicitation Agreement with Chief Executive Officer

In connection with the Reorganization, we entered into an employment, non-competition and non-solicitation agreement with Mr. Black, our chief executive officer and a member of our executive committee. The term of his agreement is the five years concluding July 13, 2012. He has the right to terminate his employment voluntarily at any time, but we may terminate his employment only for cause or by reason of disability.

Mr. Black is entitled during his employment to an annual salary of $100,000 and to participate in our employee benefit plans, as in effect from time to time. He currently participates only in the company’s group health plans.

The employment agreement requires Mr. Black to protect the confidential information of Apollo both during and after employment. In addition, until one year after his employment terminates, Mr. Black is required to refrain from soliciting employees under the circumstances specified therein or interfering with our relationships with investors and to refrain from competing with us in a business that involves primarily (i.e., more than 50%) third-party capital, whether or not the termination occurs during the term of the agreement or thereafter. These post-termination covenants survive any termination or expiration of the Agreement Among Managing Partners.

We may terminate Mr. Black’s employment during the term of the employment agreement solely for cause or by reason of his disability (as such terms are defined in his employment agreement). If Mr. Black becomes

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subject to a potential termination for cause or by reason of disability, our manager may appoint an investment professional to perform his functional responsibilities and duties until cause or disability definitively results in his termination or is determined not to have occurred, but the manager may so appoint an investment professional only if Mr. Black is unable to perform his responsibilities and duties or, as a matter of fiduciary duty, should be prohibited from doing so. During any such period, Mr. Black shall continue to serve on the executive committee of our manager unless otherwise prohibited from doing so pursuant to the Agreement Among Managing Partners.

Under his employment agreement, if we terminate Mr. Black’s employment for cause or his employment is terminated by reason of death or disability, or if he terminates his employment voluntarily, he will be paid only his accrued but unpaid salary through the date of termination.

Employment, Non-Competition and Non-Solicitation Agreement with President

On November 24, 2010, we entered into an employment, non-competition and non-solicitation agreement with Marc Spilker, our president and a non-voting member of our executive committee. The agreement’s initial term commenced on December 1, 2010 and ends on December 31, 2012. Under his employment agreement, Mr. Spilker is entitled to an annual base salary of $2,000,000. During his employment, Mr. Spilker is eligible to participate in our employee benefit plans as in effect from time to time. If Mr. Spilker’s employment is terminated by the company without cause or by him for good reason (as defined in the employment agreement), the employment agreement entitles him to a lump sum payment in an amount equal to six months’ base salary. Upon his termination by the company without cause, by him for good reason, or by reason of his death or disability, the employment agreement also provides for additional immediate vesting of 50% of his Plan Grant RSUs and options then unvested as of the date of notice of employment termination.

The employment agreement requires Mr. Spilker to protect the confidential information of Apollo both during and after employment. In addition, the agreement provides that during the term and for 12 months after notice of his employment termination, Mr. Spilker will refrain from soliciting our employees, interfering with our relationships with investors and other business relations, or competing with us in a business that manages or invests in assets substantially similar to Apollo or its affiliates, whether or not the termination occurs during the term of the agreement or thereafter. Mr. Spilker is required to give us 90 days’ notice prior to his resignation for any reason.

Employment, Non-Competition and Non-Solicitation Agreement with Chief Financial Officer

On May 13, 2010, we entered into an employment, non-competition and non-solicitation agreement with Gene Donnelly, our chief financial officer. Under his employment agreement, Mr. Donnelly is entitled to an annual salary of $1,000,000 and to an annual bonus determined by the managing partners in their discretion. Mr. Donnelly’s annual target bonus is 170% of his base salary, and in 2010 his annual bonus was guaranteed to be $1,700,000, subject to his continued employment as of the bonus payment date. During his employment, Mr. Donnelly is eligible to participate in our employee benefit plans as in effect from time to time. If his employment is terminated without cause or by Mr. Donnelly for good reason (as defined in the employment agreement), he shall be entitled to cash severance of six months’ base salary paid in monthly installments. Upon an employment termination for good reason, without cause, or by reason of his death or disability, Mr. Donnelly shall also be entitled to two calendar quarters’ additional vesting of his Plan Grant RSUs.

The employment agreement requires Mr. Donnelly to protect the confidential information of Apollo both during and after employment. In addition, the agreement provides that during the term and for 12 months after employment, Mr. Donnelly will refrain from soliciting our employees, interfering with our relationships with investors and other business relations, or competing with us in a business that manages or invests in assets substantially similar to Apollo or its affiliates, whether or not the termination occurs during the term of the agreement or thereafter. Mr. Donnelly is required to give us 90 days’ notice prior to his resignation for any reason.

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Employment, Non-Competition and Non-Solicitation Agreement with Mr. Giarraputo

On June 30, 2010, we entered into an employment, non-competition and non-solicitation agreement with Barry Giarraputo, our controller and chief accounting officer, who is a named executive officer because he also served as our chief financial officer from January 22 to June 30, 2010. Under his employment agreement, Mr. Giarraputo is entitled to an annual salary of $700,000 and to an annual bonus determined by the managing partners in their discretion, except that in 2010 his annual bonus was guaranteed to be $1,500,000, subject to his continued employment on the bonus payment date. During his employment, Mr. Giarraputo is eligible to participate in our employee benefit plans as in effect from time to time. If his employment is terminated without cause or by Mr. Giarraputo due to a constructive termination (as such terms are defined in the employment agreement) prior to December 31, 2012, Mr. Giarraputo shall be entitled to a lump sum payment in an amount equal to the total base salary and the cash portion of the bonus that he received in the immediately preceding fiscal year, and any RSUs that he received for services performed in 2010 shall vest in full. If Mr. Giarraputo resigns for any reason (including good reason) other than a constructive termination not later than September 30, 2011, he shall be entitled to a lump sum payment in an amount equal to a pro rata portion of his 2010 bonus (paid as cash and fully vested RSUs), and any other RSUs shall continue to vest as if he remained employed for one year after the employment termination. Finally, if Mr. Giarraputo resigns his employment for good reason after September 30, 2011, his agreement entitles him to a pro rata portion of the cash component of the bonus he received in the immediately preceding fiscal year. Upon Mr. Giarraputo’s termination of employment by reason of his death or disability, 50% of his outstanding unvested RSUs shall vest.

The employment agreement requires Mr. Giarraputo to protect the confidential information of Apollo both during and after employment. In addition, the agreement provides that during the term and for six months after employment, Mr. Giarraputo will refrain from soliciting our employees, interfering with our relationships with investors and other business relations, or competing with us in a business that manages or invests in assets substantially similar to Apollo or its affiliates, whether or not the termination occurs during the term of the agreement or thereafter. Mr. Giarraputo is required to give us 90 days’ notice prior to his resignation for any reason.

Employment, Non-Competition and Non-Solicitation Agreement, and subsequent Separation Letter with Mr. Vecchione

On October 29, 2007, we entered into an employment, non-competition and non-solicitation agreement with our former chief financial officer, Kenneth Vecchione. On February 1, 2010, it was superseded in part by a letter agreement entered into by Mr. Vecchione and Apollo, which we refer to as the separation letter.

Under his employment agreement, Mr. Vecchione had been entitled to an annual salary of $1,250,000 (which amount had been increased to $1,293,750) and to an annual bonus target of 100% of his annual salary. The actual amount of Mr. Vecchione’s bonus each year was determined by the managing partners in their discretion. During his employment, Mr. Vecchione was eligible to participate in our employee benefit plans as in effect from time to time. In accordance with the separation letter, Mr. Vecchione remained our employee until March 31, 2010. The separation letter entitled Mr. Vecchione to a payment of $892,187 on March 31, 2010, a portion of which covered legal fees he incurred in entering into the separation letter. Mr. Vecchione did not receive a Bonus Grant (described below under “—Awards of Restricted Share Units Under the Equity Plan”) in 2010.

Under the agreements, Mr. Vecchione is required to protect the confidential information of Apollo at all times and, for a two-year period after employment, to refrain from soliciting our employees or interfering with our relationships with investors and other business relations and to refrain from competing with us in a business that manages or invests in assets substantially similar to Apollo or its affiliates.

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Employment, Non-Competition and Non-Solicitation Agreement and Roll-Up Agreement with Managing Director—Capital Markets

We entered into an employment agreement with our managing director for our capital markets business, James Zelter, on May 15, 2006. The agreement was amended in connection with the Reorganization, when Mr. Zelter entered into a Roll-Up Agreement dated as of July 13, 2007, and this discussion refers to the employment agreement as so amended. The agreement provides Mr. Zelter with the right to participate in management fee net income and incentive income attributable to various funds managed by us. It also entitles Mr. Zelter to carried interests in one of our private equity funds, which carried interest rights are subject to vesting. A portion of Mr. Zelter’s total annual compensation is payable in the form of a Bonus Grant, as discussed below under the section entitled, “Awards of Restricted Share Units Under the Equity Plan.” In connection with the management and incentive income rights provided to him under the employment agreement, Mr. Zelter is required to make significant investments of his own capital in various of our funds.

In the event of his termination without cause (as defined in the applicable partnership agreement) and other than by reason of death or disability, Mr. Zelter will vest in his rights to receive carried interests in the private equity fund in which he received carried interests pursuant to his employment agreement and will continue to receive payments with respect to the other funds in which he has rights to receive management fee and incentive income for one year after his employment termination. With respect to his Apollo Operating Group units, in the event of a termination by the company without cause, by himself for good reason, or due to disability (as these terms are defined in the Roll-Up Agreement) or death, Mr. Zelter will generally vest in additional Apollo Operating Group units equal to one half of his then-unvested Apollo Operating Group units.

Mr. Zelter is subject to the restrictive covenants contained in his Roll-Up Agreement, as discussed under “Certain Relationships and Related Party Transactions—Roll-Up Agreements.”

Awards of Restricted Share Units Under the Equity Plan

On October 23, 2007, we adopted our 2007 Omnibus Equity Incentive Plan (described below under “—2007 Omnibus Equity Incentive Plan”). Grants of RSUs under the plan have been made to certain of our named executive officers pursuant to two programs, which we call the “Plan Grants” and the “Bonus Grants.” Following the Reorganization, Plan Grants were made to Messrs. Giarraputo, Vecchione and Suydam and a broad range of our other employees. Plan Grants have also been made to new hires, including Messrs. Spilker and Donnelly. The Plan Grants generally vest over six years, with the first installment becoming vested approximately one year after grant and the balance vesting thereafter in equal quarterly installments. As we pay ordinary distributions on our outstanding Class A shares, Plan Grants pay distribution equivalents on vested RSUs. Once vested, the Class A shares underlying Plan Grants generally are issued on fixed dates, with 7.5% of the shares generally issued once each year over a four-year period and the remaining 70% issued in seven equal quarterly installments commencing in the fifth year. The administrator of the 2007 Omnibus Equity Incentive Plan determines when shares issued pursuant to the Plan Grants may be disposed of, except that a participant will generally be permitted to sell shares if necessary to cover taxes. Pursuant to the RSU award agreement provided to them in connection with their Plan Grants, Messrs. Vecchione and Suydam are subject to non-competition restrictions during employment and for up to two years after employment termination.

During the restricted period set forth in a participant’s award agreement evidencing his Plan Grant (or, for Messrs. Spilker, Donnelly and Giarraputo, his employment agreement) the participant will not (i) engage in any business activity in which the company operates, (ii) render any services to any competitive business or (iii) acquire a financial interest in, or become actively involved with, any competitive business (other than as a passive holding of less than a specified percentage of publicly traded companies). In addition, the grant recipient will be subject to non-solicitation, non-hire and non-interference covenants during employment and for up to two years thereafter. Each grant recipient is generally also bound to a non-disparagement covenant with respect to us and the managing partners and to confidentiality restrictions. Any resignation by a grant recipient shall generally require at least 90 days’ notice. Any restricted period applicable to the grant recipient will commence after the notice of termination period.

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The RSUs advance several goals of our compensation program. The Plan Grants align employee interests with those of our shareholders by making our employees, upon delivery of the underlying Class A shares, shareholders themselves. Because they vest over time, the Plan Grants reward employees for sustained contributions to the company and foster retention. The size of the Plan Grants is determined by the Plan administrator based on the grantee’s level of responsibility and contributions to the company. The restrictive covenants contained in the RSU agreements reinforce our culture of fiduciary protection of our investors by requiring RSU holders to abide by the provisions regarding non-competition, confidentiality and other limitations on behavior described in the immediately preceding paragraph.

The Bonus Grants are also grants of RSUs under the 2007 Omnibus Equity Incentive Plan. However, the Bonus Grants constitute payment of a portion of the annual compensation payable to certain of our professionals, including Messrs. Donnelly, Giarraputo, Zelter and Suydam, subject to the employee’s continued service through the vesting dates. Bonus Grants differ from Plan Grants in the following principal ways:

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The RSU Shares underlying Bonus Grants are scheduled to vest in three equal annual installments, on December 31 of the year in which the Bonus Grants are granted, and December 31 of each of the next two years.

•	The RSU Shares underlying Bonus Grants are issued not later than March 15th of the year after the year in which they vest.

•	Distribution equivalents accrue on Bonus Grant RSUs from the grant date, rather than from the vesting date.

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Bonus Grants do not contain restrictive covenants (however, an individual who has received both a Plan Grant and a Bonus Grant remains subject to the restrictive covenants contained in his or her Plan Grant).

Award of Options Under the Equity Plan

Mr. Spilker is the sole named executive officer to whom we have granted options to acquire our Class A shares. The options were granted to him on December 2, 2010, in connection with his commencement of employment with us. They have the same six-year vesting schedule as his Plan Grant and a ten-year term. Mr. Spilker’s options will immediately be forfeited upon his termination for cause, and he will have 90 days to exercise them following his resignation without good reason (as such terms are defined in his employment agreement). Upon his termination of employment without cause, for good reason, or by reason of death or disability, he will have one year to exercise his then-vested options. The options align Mr. Spilker’s interests with those of our shareholders by increasing, on a fully-diluted basis, the number of our Class A shares with respect to which he holds an interest. Because they vest over time, the options reward sustained contributions to the company and foster retention. The options, unlike the RSUs, must be exercised, and will not be exercised at a time that the price of a Class A share has declined below its value on the date of grant. The size of Mr. Spilker’s option grant was determined by the Plan administrator based in part on his level of responsibility and historic compensation at his prior employer.

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Grants of Plan-Based Awards

The following table presents information regarding the awards granted to the named executive officers under a plan in 2010. All such awards were granted under the Apollo Global Management 2007 Omnibus Equity Plan.

Name	Award	Grant Date	Stock Awards: Number of Shares of Stock or Units (#)(1)	Option Awards: Number of Shares of Stock Underlying Options (#)(2)	Exercise or Base Price of Option Awards ($/Share) (#)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Leon Black	Apollo Operating Group Units	April 1, 2010	618,046	—	—	7,391,825

Gene Donnelly	Plan Grant RSUs	September 30, 2010	500,000	—	—	3,530,000

Barry Giarraputo	Bonus Grant RSUs	March 15, 2010	33,333	—	—	368,996

Kenneth Vecchione	—	—	—	—	—	—

Marc Spilker	Plan Grant RSUs	December 2, 2010	2,500,000	—	—	20,650,000

	Options to acquire Class A shares	December 2, 2010	—	5,000,000	$8.00	28,100,000

James Zelter	Bonus Grant RSUs	June 30, 2010	136,726	—	—	1,338,548

John Suydam	Bonus Grant RSUs	March 15, 2010	85,417	—	—	945,566

(1)	Except for Mr. Black, represents the aggregate number of RSUs covering our Class A shares (for Bonus Grants, one third have vested at December 31, 2010; for Plan Grants, none have vested). For a discussion of these grants, please see the discussion above under “—Narrative Disclosure to the Summary Compensation Table and Grants of Plan-Based Awards Table—Awards of Restricted Share Units Under the Equity Plan.” The 2010 RSU Bonus Grants related primarily to services performed in 2009 but were contingent on continued service through the 2010 grant date.
(2)	Represents the aggregate number of options to purchase our Class A shares (none has vested). For a discussion of this grant, please see the discussion above under “—Narrative Disclosure to the Summary Compensation Table and Grants of Plan-Based Awards Table—Award of Options Under the Equity Plan.”
(3)	Represents the aggregate grant date fair value of the RSUs (and, where applicable, options) granted in 2010, computed in accordance with ASC Topic 718. The amount shown does not reflect compensation actually received, but instead represents the aggregate grant date fair value of the award.

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Outstanding Equity Awards at Fiscal Year-End

The following table presents information regarding the outstanding unvested equity awards made by us to each of our named executive officers on or prior to December 31, 2010.

		Option Awards				Stock Awards
Name	Source of Award	Number of Shares Underlying Unexercised Options (# Exercisable)	Number of Shares Underlying Unexercised Options (# Unexercisable)	Option Exercise Price ($/ Share)	Option Expiration Date	Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Leon Black	Apollo Operating Group Units					31,152,528	(1)	249,220,225	(7)

Gene Donnelly	Apollo Global Management 2007 Omnibus Equity Plan					500,000	(2)	4,000,000	(8)

Barry Giarraputo	Apollo Global Management 2007 Omnibus Equity Plan					114,584 22,222	(3) (4)	916,672 177,776	(8) (8)

Kenneth Vecchione	—					—		—

Marc Spilker	Apollo Global Management 2007 Omnibus Equity Plan					2,500,000		20,000,000	(8)

	Apollo Global Management 2007 Omnibus Equity Plan		5,000,000	$8.00	12/02/2020

James Zelter	Apollo Operating Group Units					1,000,800	(1)	8,006,400	(8)

	Apollo Global Management 2007 Omnibus Equity Plan					103,053 91,151	(5) (4)	824,424 729,208	(8) (8)

John Suydam	Apollo Global Management 2007 Omnibus Equity Plan					477,431 56,945 33,334	(6) (4) (5)	3,819,448 455,560 266,672	(8) (8) (8)

(1)	Vest in equal monthly installments over the 72 months beginning January 1, 2007 (in the case of Mr. Black) and June 30, 2007 (in the case of Mr. Zelter).
(2)	The first installment (100,000) of these Plan Grant RSUs vests on September 30, 2011 and the remainder vest in 20 equal quarterly installments beginning December 31, 2011.
(3)	Plan Grant RSUs that vest in 11 equal quarterly installments beginning March 31, 2011.
(4)	Bonus Grant RSUs that vest in equal annual installments on December 31 of each of 2011 and 2012.
(5)	Bonus Grant RSUs that vest on December 31, 2011.
(6)	Plan Grant RSUs that vest in 10 equal quarterly installments beginning March 31, 2011.
(7)	Amounts calculated by multiplying the number of unvested Apollo Operating Group units held by the named executive officer by the closing price of $8.00 per Class A share of Apollo Global Management, LLC on December 31, 2010.
(8)	Amounts calculated by multiplying the number of unvested RSUs held by the named executive officer by the closing price of $8.00 per Class A share of Apollo Global Management, LLC on December 31, 2010. The amounts shown for the unvested Plan Grant RSUs do not reflect the discount that would be applied to such RSUs in light of the fact that the holders thereof are not entitled to receive distribution equivalents.

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Option Exercises and Stock Vested

The following table presents information regarding the number of outstanding initially unvested equity awards made to our named executive officers that vested during 2010. This table depicts three types of equity-based awards:

•	Apollo Operating Group units received by Messrs. Black and Zelter, which units vest on a monthly basis over six years;

•	RSUs that vest over three years or six years;

•	options to purchase our Class A shares that vest over six years; and

•	AAA incentive units granted in 2008 that vested over three years becoming fully vested in 2010.

	Stock Awards(4)
Name	Type of Award	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Leon Black	Apollo Operating Group Units	15,520,078	112,553,340	(1)
Gene Donnelly	RSUs	—	—
Barry Giarraputo	RSUs	52,778	411,807	(2)
Kenneth Vecchione	RSUs	25,182	201,456	(2)
Marc Spilker	RSUs	—	—
James Zelter	Apollo Operating Group Units	400,320	2,902,320	(1)
	RSUs	148,627	1,189,016	(2)
John Suydam	RSUs	252,777	1,974,473	(2)
	AAA Incentive Units	11,111	98,110	(3)

(1)	Amounts calculated by multiplying the number of Apollo Operating Group units beneficially held by the named executive officer that vested on each month-end vesting date in 2010 by the closing price per Class A share on that date.
(2)	Amounts calculated by multiplying the number of RSUs held by the named executive officer that vested on each applicable quarter-end or year-end vesting date in 2010 by the closing price per Class A share on that date. Class A shares underlying these vested RSUs are issued to the named executive officer in accordance with the schedules described above under “—Narrative Disclosure to the Summary Compensation Table and Grants of Plan-Based Awards Table—Awards of Restricted Share Units Under the Equity Plan.”
(3)	Amounts calculated by multiplying the number of AAA incentive units held by the named executive officer that vested on December 31, 2010 by the closing price per AAA common unit on that date. AAA RDUs underlying these vested AAA incentive units will be issued to the named executive officer not later than March 15, 2011.
(4)	No options to purchase Class A shares were exercised or exercisable by a certain named executive officer in 2010.

Potential Payments upon Termination or Change in Control

None of the named executive officers is entitled to payment or other benefits in connection with a change in control.

Mr. Black’s employment agreement does not provide for severance or other payments or benefits in connection with an employment termination. Pursuant to the Agreement Among Managing Partners, Mr. Black vests in his interest in Apollo Operating Group units in 72 equal monthly installments. For purposes of these vesting provisions, Mr. Black is credited for his employment with us since January 1, 2007. Upon a termination for cause, 50% of his then-unvested Pecuniary Interest in Apollo Operating Group units will vest. Upon a termination as a result of his death or disability, 100% of his interest shall vest. We may not terminate Mr. Black except for cause or by reason of disability (as such terms are defined in his employment agreement).

Upon Mr. Donnelly’s termination of employment without cause or by Mr. Donnelly for good reason (as such terms are defined in his employment agreement), his employment agreement entitles him to cash severance of six months’ base salary, paid in monthly installments. Upon his employment termination for good reason, without cause, or by reason of death or disability, Mr. Donnelly is entitled to two calendar quarters’ additional vesting of his Plan Grant RSUs.

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If Mr. Giarraputo’s employment is terminated without cause or by Mr. Giarraputo due to a constructive termination (as such terms are defined in his employment agreement) prior to December 31, 2012, he shall be entitled to a lump sum payment in an amount equal to the total base salary and the cash portion of the bonus that he received in the immediately preceding fiscal year, and any RSUs that he received for services performed in 2010 shall vest in full. If Mr. Giarraputo resigns for any reason (including good reason) other than a constructive termination on or prior to September 30, 2011, he shall be entitled to a lump sum payment in an amount equal to a pro rata portion of his 2010 bonus (paid as cash and fully vested RSUs), and any other RSUs shall continue to vest as if he remained employed for one year after the employment termination. If Mr. Giarraputo resigns his employment for good reason after September 30, 2011, his agreement entitles him to a pro rata portion of the cash component of the bonus he received in the immediately preceding fiscal year. Upon Mr. Giarraputo’s termination of employment by reason of his death or disability, 50% of his outstanding unvested RSUs shall vest.

Similar to Mr. Black, Mr. Zelter vests in his interest in Apollo Operating Group units in 72 equal monthly installments, with vesting beginning on January 1, 2007. Pursuant to his Roll-Up Agreement, upon a termination without cause or for good reason or a termination by reason of disability (as such terms are defined in the Roll-Up Agreement) or death, 50% of Mr. Zelter’s then-unvested Pecuniary Interest in Apollo Operating Group units will generally vest. In the event of his termination without cause (as defined in the applicable partnership agreement) and other than by reason of death or disability, Mr. Zelter will vest in his rights to receive carried interests in the private equity fund in which he received carried interests pursuant to his employment agreement and will continue to receive payments with respect to the other funds in which he has rights to receive management fee and incentive income for one year after his employment termination.

Because Mr. Vecchione’s employment terminated effective March 31, 2010, the severance shown on the below table reflects the amounts actually paid to him pursuant to his separation letter. Mr. Vecchione did not receive additional RSU vesting as a result of his employment termination.

Our determination of appropriate severance for our named executive officers other than Mr. Vecchione was based on our managing partners’ subjective assessment of what would be fair and reasonable in the circumstances in light of the officer’s responsibilities, historic compensation, prior job experience, duration of post-employment noncompetition period and on discussions with them at the time the agreements were executed. Mr. Vecchione voluntarily resigned from Apollo and the separation payment was made to him pursuant to his February 1, 2010 separation letter.

Our named executive officers’ post-employment obligations, and their entitlements upon employment termination, are described above in the discussion of employment, non-competition and non-solicitation agreements and the discussion titled, “Awards of Restricted Share Units,” in each case in the section, “—Narrative Disclosure to the Summary Compensation Table and Grants of Plan-Based Awards Table.” The named executive officers’ obligations during and after employment were considered by the managing partners in determining appropriate post-employment payments and benefits for the named executive officers.

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The following table lists the estimated amounts that would have been payable to each of our named executive officers in connection with a termination that occurred on the last day of our last completed fiscal year. Because Mr. Vecchione’s employment terminated on March 31, 2010, the disclosure below describes the amounts paid to him in connection with that termination (rather than as of the last day of our last completed fiscal year). When listing the potential payments to named executive officers under the plans and agreements described above, we have assumed that the applicable triggering event occurred on December 31, 2010 and that the price per share of our common stock was $8.00, which is equal to the closing price on such date. For purposes of this table, RSU and option acceleration values are based on the $8.00 closing price.

Name	Reason for Employment Termination ($)	Estimated Value of Cash Payments (Base Salary and Annual Bonus Amounts) ($)(1)		Estimated Value of Equity Acceleration ($)
Leon Black	Cause	—		124,610,112	(5)
Gene Donnelly	Without cause, for good reason, death, disability	500,000	(2)	—
Barry Giarraputo	Without cause, constructive termination	1,650,000	(3)	—
	Death, disability	—		547,224	(6)
Kenneth Vecchione(1)	Actual resignation	1,000,000		—
Marc Spilker	Without cause, for good reason	1,000,000	(4)	10,000,000	(7)
	Death, disability	—		10,000,000	(7)
James Zelter	Without cause, for good reason, death, disability	—		4,003,200	(8)
John Suydam	Without cause, for good reason, death, disability	—		1,909,724	(9)

(1)	For Mr. Vecchione, the amounts shown were actually received in connection with his termination of employment on March 31, 2010.
(2)	This amount would have been payable to Mr. Donnelly had his employment been terminated by the company without cause (and other than by reason of death or disability) or for good reason on December 31, 2010.
(3)	This amount would have been payable to Mr. Giarraputo had his employment been terminated by the company without cause (and other than by reason of death or disability) or due to a constructive termination on December 31, 2010.
(4)	This amount would have been payable to Mr. Spilker had his employment terminated due to his resignation for Good Reason or his termination by the company without Cause (and other than by reason of death or disability) on December 31, 2010.
(5)	This amount represents the additional equity vesting that Mr. Black would have received on a termination for cause on December 31, 2010, based on the closing price of a Class A share on such date. In the event of Mr. Black’s termination by reason of death or disability, his pecuniary interest in Apollo Operating Group units would vest in full. Please see our Outstanding Equity Awards at Fiscal Year-End table for information regarding his unvested equity holdings as of December 31, 2010. Pursuant to his employment agreement, Mr. Black’s employment is not subject to termination by the company without cause.
(6)	This amount represents the additional equity vesting that Mr. Giarraputo would have received had his employment been terminated by reason of death or disability on December 31, 2010, based on the closing price of a Class A share on such date. Please see our Outstanding Equity Awards at Fiscal Year-End table for information regarding his unvested equity holdings as of December 31, 2010.
(7)	This amount represents the additional equity vesting that Mr. Spilker would have received had his employment been terminated by the company without cause, by reason of his death or disability, or by him for good reason, on December 31, 2010, based on the closing price of a Class A share on such date. The amount shown reflects solely the value of his additional RSU vesting (rather than RSU and option vesting), because the closing price of a Class A share on December 31, 2010 was equal to the exercise price of his options. Please see our Outstanding Equity Awards at Fiscal Year-End table for information regarding his unvested equity holdings as of December 31, 2010.
(8)	This amount represents the additional equity vesting that Mr. Zelter would have received in respect of his Apollo Operating Group units had his employment been terminated by the company without cause, by reason of his death or disability, or by him for good reason, on December 31, 2010, based on the closing price of a Class A share on such date. Please see our Outstanding Equity Awards at Fiscal Year-End table for information regarding his unvested equity holdings as of December 31, 2010. Pursuant to his employment agreement, he also would have vested in his carried interest in the private equity fund specified in his employment agreement, which carried interest has been reflected under the column “All Other Compensation” in the Summary Compensation Table included above and is not included again here.
(9)	This amount represents the additional equity vesting that Mr. Suydam would have received had his employment been terminated by the company without cause, by reason of his death or disability, or by him for good reason, on December 31, 2010, based on the closing price of a Class A share on such date. Please see our Outstanding Equity Awards at Fiscal Year-End table for information regarding his unvested equity holdings as of December 31, 2010.

Director Compensation

We currently do not have any independent directors. None of our directors receives compensation for his service on our Board. Our directors are the managing partners and our Vice Chairman. Mr. Black’s compensation is set forth above on the Summary Compensation Table.

2007 Omnibus Equity Incentive Plan

The Apollo Global Management, LLC 2007 Omnibus Equity Incentive Plan, or the “Equity Plan,” was adopted on October 23, 2007. The purposes of the Equity Plan are to provide additional incentive to selected employees and directors of, and consultants to, us or our subsidiaries or affiliates, to strengthen their commitment, to motivate them to faithfully and diligently perform their responsibilities, to align their interests with those of our Class A shareholders, and to attract and retain competent and dedicated individuals who are essential to the success of our businesses and whose efforts will result in our long-term growth and profitability. To accomplish such purposes, the Equity Plan permits us to make grants of share options, share appreciation rights, restricted shares, RSUs, deferred shares, performance shares, distribution equivalent rights, unrestricted shares and other share-based awards, or any combination of the foregoing.

From the inception of the Equity Plan through December 31, 2010, we have granted to our employees, subject to vesting, RSUs and options covering a total of 47,312,992 Class A shares (net of forfeited awards). While we may issue restricted shares and other share-based awards in the future to professionals and other employees as a recruiting and retention tool, we have not established specific parameters regarding future grants. Our manager will determine the specific criteria surrounding other equity issuances under the Equity Plan. A total of 52,950,000 Class A shares were initially reserved for issuance under the Equity Plan. The Class A shares reserved under the Equity Plan are increased on the first day of each fiscal year during the Equity Plan’s term by the lesser of (i) the excess of (a) 15% of the number of outstanding Class A shares and Apollo Operating Group units exchangeable for Class A shares on the last day of the immediately preceding fiscal year over (b) the number of shares reserved and available for issuance under the Equity Plan as of such date or (ii) such lesser amount by which the administrator may decide to increase the number of Class A shares. The number of shares reserved under the Equity Plan is also subject to adjustment in the event of a share split, share dividend, or other change in our capitalization. Generally, employee shares that are forfeited or canceled from awards under the Equity Plan will be available for future awards.

Administration

The Equity Plan is currently administered by our manager, although it may be administered by either our manager or any committee appointed by our manager (the manager or committee being sometimes referred to as the “plan administrator”). The plan administrator may interpret the Equity Plan and may prescribe, amend and rescind rules and make all other determinations necessary or desirable for the administration of the Equity Plan. The Equity Plan permits the plan administrator to select the directors, employees and consultants who will receive awards, to determine the terms and conditions of those awards, including but not limited to the exercise price, the number of shares subject to awards, the term of the awards, the performance goals and the vesting schedule applicable to awards, to determine the restrictions applicable to awards of restricted shares or deferred shares and the conditions under which such restrictions will lapse, and to amend the terms and conditions of outstanding awards (except that certain amendments require the approval of the company’s shareholders). All partners, employees, directors or consultants of Apollo Global Management, LLC or its subsidiaries or affiliates are eligible to participate in our share incentive plan.

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Options

We may issue share options under the Equity Plan. The option exercise price of any share options granted under the Equity Plan will be determined by the plan administrator. The term of any share options granted under the Equity Plan will be determined by the plan administrator, but may not exceed ten years. Each share option will be exercisable at such time and pursuant to such terms and conditions as are determined by the plan administrator in the applicable share option agreement. Unless the applicable share option agreement provides otherwise, in the event of an optionee’s termination of employment or service for any reason other than cause, retirement, disability or death, such optionee’s share options (to the extent exercisable at the time of such termination) generally will remain exercisable until 90 days after such termination, and then expire. Unless the applicable share option agreement provides otherwise, in the event of an optionee’s termination of employment or service due to retirement, disability or death, such optionee’s share options (to the extent exercisable at the time of such termination) generally will remain exercisable until one year after such termination and will then expire. Share options that were not exercisable on the date of termination will expire at the close of business on the date of such termination. In the event of an optionee’s termination of employment or service for cause, such optionee’s outstanding share options will expire at the commencement of business on the date of such termination.

Restricted Shares and Other Awards

Restricted shares, deferred shares or performance shares and other share-based awards may be granted under the Equity Plan. No such awards (except for RSUs) have been granted to date. The plan administrator will determine the purchase price and performance objectives, if any, with respect to the grant of restricted shares, deferred shares and performance shares. Participants with restricted shares and performance shares that have vested generally have all of the rights of a shareholder; participants generally will not have any rights of a shareholder with respect to deferred shares. Subject to the provisions of the Equity Plan and applicable award agreement, the plan administrator has sole discretion to provide for the lapse of restrictions in installments or the acceleration or waiver of restrictions (in whole or in part) under certain circumstances, including, but not limited to, the attainment of certain performance goals, a participant’s termination of employment or service or a participant’s death or disability.

Share Appreciation Rights

Share appreciation rights may also be granted under the Equity Plan. No such awards have been granted to date. These rights may be granted either alone or in conjunction with all or part of any options granted under the Equity Plan, so long as the shares underlying the share appreciation rights are traded on an “established securities market” within the meaning of Section 409A of the Internal Revenue Code. The plan administrator will determine the number of shares to be awarded, the price per share and all other conditions of share appreciation rights. The provisions of share appreciation rights need not be the same with respect to each participant. The prospective recipients of share appreciation rights will not have any rights with respect to such awards unless and until such recipient has executed an award agreement. The plan administrator has sole discretion to determine the times at which share appreciation rights are exercisable, and the term of such rights.

Share-Based Awards

Other share-based awards under the Equity Plan include awards that may be denominated in or payable in, or valued in whole or in part by reference to, our Class A shares, including but not limited to RSUs, distribution equivalents, Long Term Incentive Plan, or “LTIP,” units or performance units, each of which may be subject to the attainment of performance goals, a period of continued employment, or other terms or conditions as permitted under the Equity Plan. LTIP units may be issued pursuant to a separate series of Apollo Operating Group units. LTIP units, which can be granted as free-standing awards or in tandem with other awards under the Equity Plan, will be valued by reference to the value of our Class A shares, and will be subject to such conditions and restrictions as the plan administrator may determine, including continued employment or service, computation of financial metrics and/or achievement of pre-established performance goals and objectives. If applicable conditions and/or restrictions are not attained, participants would forfeit their LTIP units. LTIP unit awards, whether vested or unvested, may entitle the participant to receive, currently or on a deferred or contingent basis, dividends or dividend equivalent payments with respect to the number of shares of our Class A shares corresponding to the LTIP award or other distributions from the Apollo Operating Group and the plan administrator may provide that such amounts (if any) shall be deemed to have been reinvested in additional Class A shares or LTIP units. The Equity Plan provides that on terms and conditions determined by the plan administrator, including the conversion ratio, the LTIP units granted under those plans in the limited partnership units of the operating and investing entities may be converted into our Class A shares in the same manner as applicable to the managing partners.

Profits Interests

LTIP units may be structured as “profits interests” for U.S. Federal income tax purposes, and we do not expect the grant, vesting or conversion of any profits interests would produce a tax deduction for us. To date, no such awards have been granted under the Equity Plan. Profits interests initially would not have full parity, on a per unit basis, with the Apollo Operating Group units with respect to liquidating distributions. Upon the occurrence of specified events, profits interests could over time achieve full parity with the units and therefore accrete to an economic value for the participant equivalent of such units. Ordinarily, we anticipate that each profits interest awarded will be equivalent to an award of one Class A share reserved under the Equity Plan, thereby reducing the number of shares available for other equity awards on a one-for-one basis. However, the plan administrator has the authority under the Equity Plan to determine the number of shares underlying an award of LTIP units in light of all applicable circumstances, including performance-based vesting conditions, operating partnership “capital account allocations,” to the extent set forth in the partnership agreements for Apollo Operating Group, the Internal Revenue Code or Treasury Regulations, value accretion factors and conversion ratios.

Amendment and Termination

The Equity Plan provides that the manager may amend, alter or terminate the Equity Plan, but no such action may impair the rights of any participant with respect to outstanding awards without the participant’s consent. The plan administrator may amend an award, prospectively or retroactively, but no such amendment may impair the rights of any participant without the participant’s consent. Unless the manager determines otherwise, shareholder approval of any such action will be obtained if required to comply with applicable law. The Equity Plan will terminate on the tenth anniversary of the effective date of the Equity Plan.

Registration

We intend to file with the SEC a registration statement on Form S-8 covering the shares issuable under the Equity Plan following the registration effectiveness date.

Apollo Management Companies AAA Unit Plan

Our Apollo Management Companies AAA Unit Plan (the “AAA Plan”), which is administered by management companies that employ our investment professionals, provides for the award, to certain of our investment professionals and officers, of incentive units that provide the right to receive AAA RDUs. AAA is a fund that we manage that is publicly traded on the Euronext Amsterdam and is consolidated in the enclosed financial statements. The AAA Plan Awards are intended to align the interests of their recipients with those of our investors and to bolster retention of our management team because they are generally subject to a vesting schedule. Awards outstanding under the AAA Plan will not be affected by this offering.

The AAA Plan provides for the grant of AAA incentive units, each of which is a unit of measurement deemed for bookkeeping purposes to be equivalent to one AAA RDU. Each RDU represents one common unit of

AAA. AAA incentive units are used solely as a device for determining the payment to be made if such units vest pursuant to the AAA Plan and the agreement evidencing the award. Unless otherwise provided in the AAA Plan award agreement, AAA Plan awards typically vest in three equal annual installments beginning on December 31 of the year that they are granted. The RDUs granted under the AAA Plan are currently held by one of our indirect subsidiaries, AAA Holdings, L.P. AAA incentive units may be granted under the AAA Plan by certain management companies affiliated with Apollo Management, L.P. With respect to any award, the AAA Plan is administered by the applicable management company that granted the award. The management companies administer and interpret the AAA Plan with respect to awards they grant, and have the power to determine: (1) who will receive awards under the AAA Plan, (2) the form and substance of grants and the conditions and restrictions (if any) subject to which such grants are made, (3) appropriate adjustments in connection with a reorganization, change in control or certain other events, and (4) the vesting of awards.

A participant generally has no rights as a security holder of AAA, no distribution rights (except as described below) and no voting rights with respect to AAA incentive units and any RDUs underlying or issuable in respect of such units until such RDUs are actually issued to and held of record by the participant. However, if any distribution is made in respect of RDUs that the applicable management company determines to be a distribution other than a tax distribution, the applicable management company will credit a participant’s Plan account with an amount equal to the per-RDU non-tax distribution, multiplied by the total number of outstanding and unpaid AAA incentive units held by the participant as of the date of distribution. Non-tax distributions credited to a participant’s account are subject to the same vesting, payment and other applicable terms, conditions and restrictions as the AAA incentive units to which the non-tax distribution relates. Any vested AAA incentive units that had not been paid to a participant as of June 7, 2009 were paid on or about that date as an equivalent number of RDUs. The lock-up period applicable to grants made under the AAA Plan expired on June 7, 2009. Unless otherwise provided in a separate agreement between a participant and a management company, a participant’s unvested AAA incentive units will automatically terminate without payment upon the participant’s termination of employment or service with the management company. Prior to the time they become vested under the AAA Plan, neither the AAA incentive units nor any interest therein may be sold, assigned or otherwise transferred, except for transfers to the management company that granted the award. The RDUs issuable upon vesting of AAA incentive units are also subject to substantial restrictions on transfer under applicable securities laws and listing requirements, the AAA limited partnership agreement and a lock-up agreement to which participants are required to become a party as a condition to receiving an award under the AAA Plan. No RDUs or AAA incentive units were granted to our named executive officers in 2010.

Indemnification

Under our operating agreement, in most circumstances we will indemnify the following persons, to the fullest extent permitted by law, from and against all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts: our manager; any departing manager; any person who is or was an affiliate of our manager or any departing manager; any person who is or was a member, partner, tax matters partner, officer, director, employee, agent, fiduciary or trustee of us or our subsidiaries, our manager or any departing manager or any affiliate of us or our subsidiaries, our manager or any departing manager; any person who is or was serving at the request of our manager or any departing manager or any affiliate of our manager or any departing manager as an officer, director, employee, member, partner, agent, fiduciary or trustee of another person; or any person designated by our manager. We have agreed to provide this indemnification unless there has been a final and non-appealable judgment by a court of competent jurisdiction determining that these persons acted in bad faith or engaged in fraud or willful misconduct. We have also agreed to provide this indemnification for criminal proceedings. Any indemnification under these provisions will only be out of our assets. We may purchase insurance against liabilities asserted against and expenses incurred by persons for our activities, regardless of whether we would have the power to indemnify the person against liabilities under our operating agreement.

We have entered into indemnification agreements with each of our executive officers and certain of our employees which set forth the obligations described above.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Agreement Among Managing Partners

Our managing partners have entered into the Agreement Among Managing Partners, which provides that each managing partner’s Pecuniary Interest (as defined below) in the Apollo Operating Group units that he holds indirectly through Holdings shall be subject to vesting. The managing partners own Holdings in accordance with their respective sharing percentages, or “Sharing Percentages,” as set forth in the Agreement Among Managing Partners. For the purposes of the Agreement Among Managing Partners, “Pecuniary Interest” means, with respect to each managing partner, the number of Apollo Operating Group units that would be distributable to such managing partner assuming that Holdings was liquidated and its assets distributed in accordance with its governing agreements.

Pursuant to the Agreement Among Managing Partners, each of Messrs. Harris and Rowan will vest in their interest in the Apollo Operating Group units in 60 equal monthly installments, and Mr. Black will vest in his interest in the Apollo Operating Group units in 72 equal monthly installments. Although the Agreement Among Managing Partners was entered into on July 13, 2007, for purposes of its vesting provisions, our managing partners are credited for their employment with us since January 1, 2007. Upon a termination for cause, 50% of such managing partner’s unvested Pecuniary Interest in Apollo Operating Group units shall vest. Upon a termination as a result of death or disability (as defined in the Agreement Among Managing Partners) of Messrs. Rowan or Harris, vesting will be calculated using a 60-month vesting schedule and 50% of such managing partner’s unvested interest shall also vest. Upon a termination as a result of death or disability of Mr. Black, 100% of his interest shall vest. Upon a termination as a result of resignation or retirement, a fraction of such managing partner’s unvested interest shall vest, the numerator of which is the number of months that have elapsed since January 1, 2007 and the denominator of which is 60 (in the case of Messrs. Harris and Rowan) or 72 (in the case of Mr. Black). We may not terminate a managing partner except for cause or by reason of disability.

Upon a managing partner’s resignation or termination for any reason, the Pecuniary Interest held by such managing partner that has not vested shall be forfeited as of the applicable Forfeiture Date (as defined below) and the remaining Pecuniary Interest held by such managing partner shall no longer be subject to vesting. None of such interests, or the “Forfeited Interests,” shall return to or benefit us or the Apollo Operating Group. Forfeited Interests will be allocated within Holdings for the benefit of the managing partners, or the “continuing managing partners,” who continue to be employed as of the applicable Forfeiture Date, pro rata based upon their relative Sharing Percentages.

For the purposes of the Agreement Among Managing Partners, “Forfeiture Date” means, as to the Forfeited Interests to be forfeited within Holdings for the benefit of the continuing managing partners, the date which is the earlier of (i) the date that is six months after the applicable date of termination of employment and (ii) the date on or after such termination date that is six months after the date of the latest publicly reported disposition (or deemed disposition subject to Section 16 of the Exchange Act) of equity securities of Apollo by any of the continuing managing partners.

The transfer by a managing partner of any portion of his Pecuniary Interest to a permitted transferee will in no way affect any of his obligations under the Agreement Among Managing Partners (nor will such transfer in any way affect the vesting of such Pecuniary Interest in Apollo Operating Group units ); provided, that all permitted transferees are required to sign a joinder to the Agreement Among Managing Partners in order to bind such permitted transferee to the forfeiture provisions in the Agreement Among Managing Partners.

The managing partners’ respective Pecuniary Interests in certain funds, or the “Heritage Funds,” within the Apollo Operating Group are not held in accordance with the managing partners’ respective Sharing Percentages. Instead, each managing partner’s Pecuniary Interest in such Heritage Funds is held in accordance with the historic ownership arrangements among the managing partners, and the managing partners continue to share the operating income in such Heritage Funds in accordance with their historic ownership arrangement with respect to such Heritage Funds.

The Agreement Among Managing Partners may be amended and the terms and conditions of the Agreement Among Managing Partners may be changed or modified upon the unanimous approval of the managing partners. We, our shareholders (other than the Strategic Investors, as set forth under “—Lenders Rights Agreement—Amendments to Managing Partner Transfer Restrictions”) and the Apollo Operating Group have no ability to enforce any provision thereof or to prevent the managing partners from amending the Agreement Among Managing Partners or waiving any forfeiture obligation.

Managing Partner Shareholders Agreement

We have entered into the Managing Partner Shareholders Agreement with our managing partners. The Managing Partner Shareholders Agreement provides the managing partners with certain rights with respect to the approval of certain matters and the designation of nominees to serve on our board of directors, as well as registration rights for our securities that they own.

Board Representation

The Managing Partner Shareholders Agreement requires our board of directors, so long as the Apollo control condition is satisfied, to nominate individuals designated by our manager such that our manager will have a majority of the designees on our board.

Transfer Restrictions

No managing partner may, nor shall any of such managing partner’s permitted transferees, directly or indirectly, voluntarily effect cumulative transfers of Equity Interests, representing more than: (i) 0.0% of his Equity Interests at any time prior to the second anniversary of the date on which the registration statement of which this prospectus forms a part became effective (the “registration effectiveness date”), (ii) 7.5% of his Equity Interests at any time on or after the second anniversary and prior to the third anniversary of the registration effectiveness date; (iii) 15% of his Equity Interests at any time on or after the third anniversary and prior to the fourth anniversary of the registration effectiveness date; (iv) 22.5% of his Equity Interests at any time on or after the fourth anniversary and prior to the fifth anniversary of the registration effectiveness date; (v) 30% of his Equity Interests at any time on or after the fifth anniversary and prior to the sixth anniversary of the registration effectiveness date; and (vi) 100% of his Equity Interests at any time on or after the sixth anniversary of the registration effectiveness date, other than, in each case, with respect to transfers (a) from one founder to another founder, (b) to a permitted transferee of such managing partner, or (c) in connection with a sale by one or more of our managing partners in one or a related series of transactions resulting in the managing partners owning or controlling, directly or indirectly, less than 50.1% of the economic or voting interests in us or the Apollo Operating Group, or any other person exercising control over us or the Apollo Operating Group by contract, which would include a transfer of control of our manager.

The percentages referenced in the preceding paragraph will apply to the aggregate amount of Equity Interests held by each managing partner (and his permitted transferees) as of July 13, 2007 and adjusted for any additional Equity Interests received by such managing partner upon the forfeiture of Equity Interests by another managing partner. Any Equity Interests received by a managing partner pursuant to the forfeiture provisions of the Agreement Among Managing Partners (described below) will remain subject to the foregoing restrictions in the receiving managing partner’s hands; provided, that each managing partner shall be permitted to sell without regard to the foregoing restrictions such number of forfeitable interests received by him as are required to pay taxes payable as a result of the receipt of such interests, calculated based on the maximum combined U.S. Federal, New York State and New York City tax rate applicable to individuals; and, provided further, that each managing partner who is not required to pay taxes in the applicable fiscal quarter in which he receives Equity Interests as a result of being in the U.S. Federal income tax “safe harbor” will not effect any such sales prior to the six-month anniversary of the applicable termination date which gave rise to the receipt of such Equity Interests. After six years, each managing partner and his permitted transferees may transfer all of the Equity

Interests of such managing partner to any person or entity in accordance with Rule 144, in a registered public offering or in a transaction exempt from the registration requirements of the Securities Act. The above transfer restrictions will lapse with respect to a managing partner if such managing partner dies or becomes disabled.

A “permitted transferee” means, with respect to each managing partner and his permitted transferees, (i) such managing partner’s spouse, (ii) a lineal descendant of such managing partner’s parents (or any such descendant’s spouse), (iii) a charitable institution controlled by such managing partner, (iv) a trustee of a trust (whether inter vivos or testamentary), the current beneficiaries and presumptive remaindermen of which are one or more of such managing partner and persons described in clauses (i) through (iii) above, (v) a corporation, limited liability company or partnership, of which all of the outstanding shares of capital stock or interests therein are owned by one or more of such managing partner and persons described in clauses (i) through (iv) above, (vi) an individual mandated under a qualified domestic relations order, (vii) a legal or personal representative of such managing partner in the event of his death or disability, (viii) any other managing partner with respect to transactions contemplated by the Managing Partner Shareholder Agreement, and (ix) any other managing partner who is then employed by Apollo or any of its affiliates or any permitted transferee of such managing partner in respect of any transaction not contemplated by the Managing Partner Shareholders Agreement, in each case that agrees in writing to be bound by these transfer restrictions.

Any waiver of the above transfer restrictions may only occur with our consent. As our managing partners control the management of our company, however, they have discretion to cause us to grant one or more such waivers. Accordingly, the above transfer restrictions might not be effective in preventing our managing partners from selling or transferring their Equity Interests.

Indemnity

Carried interest income from our funds can be distributed to us on a current basis, but is subject to repayment by the subsidiary of the Apollo Operating Group that acts as general partner of the fund in the event that certain specified return thresholds are not ultimately achieved. The managing partners, contributing partners and certain other investment professionals have personally guaranteed, subject to certain limitations, the obligations of these subsidiaries in respect of this general partner obligation. Such guarantees are several and not joint and are limited to a particular managing partner’s or contributing partner’s distributions. Pursuant to the Managing Partner Shareholders Agreement, we agreed to indemnify each of our managing partners and certain contributing partners against all amounts that they pay pursuant to any of these personal guarantees in favor of Fund IV, Fund V and Fund VI (including costs and expenses related to investigating the basis for or objecting to any claims made in respect of the guarantees) for all interests that our managing partners and contributing partners have contributed or sold to the Apollo Operating Group.

Accordingly, in the event that our managing partners, contributing partners and certain other investment professionals are required to pay amounts in connection with a general partner obligation for the return of previously made distributions with respect to Fund IV, Fund V and Fund VI, we will be obligated to reimburse our managing partners and certain contributing partners for the indemnifiable percentage of amounts that they are required to pay even though we did not receive the distribution to which that general partner obligation related. As of December 31, 2010, the company has not recorded an obligation for any previously made distributions.

Registration Rights

Pursuant to the Managing Partner Shareholders Agreement, we have granted Holdings, an entity through which our managing partners and contributing partners own their Apollo Operating Group units, and its permitted transferees the right, under certain circumstances and subject to certain restrictions, to require us to register under the Securities Act our Class A shares held or acquired by them. Under the Managing Partner Shareholders Agreement, the registration rights holders (i) will have “demand” registration rights, exercisable two years after the registration effectiveness date, but unlimited in number thereafter, which require us to register under the Securities Act the Class A shares that they hold or acquire, (ii) may require us to make available registration statements permitting sales of Class A shares they hold or acquire into the market from time to time over an extended period and (iii) have the ability to exercise certain piggyback registration rights in connection with registered offerings requested by other registration rights holders or initiated by us. We have agreed to indemnify each registration rights holders and certain related parties against any losses or damages resulting from any untrue statement or omission of material fact in any registration statement or prospectus pursuant to which they sell our shares, unless such liability arose from such holder’s misstatement or omission, and each registration rights holder has agreed to indemnify us against all losses caused by his misstatements or omissions.

Fee Waiver Program

Subject to the executive committee’s approval, each managing partner and each other professional designated by the executive committee may elect to waive a portion of the management fees that he would otherwise be entitled to receive directly or indirectly on a periodic basis from AMH in exchange for a profits interest in the applicable Apollo fund, which is deemed to satisfy a portion of his capital commitment in the amount of such waived amount.

Roll-Up Agreements

Pursuant to the Roll-Up Agreements, the contributing partners received interests in Holdings, which we refer to as “Holdings Units,” in exchange for their contribution of assets to the Apollo Operating Group. The Holdings Units received by our contributing partners and any units into which they are exchanged will generally vest over six years in equal monthly installments with additional vesting (i) on death, disability, a termination without cause or a resignation by the contributing partner for good reason, (ii) with consent of BRH, which is controlled by our managing partners, and (iii) in connection with certain other transactions involving sales of interests in us and with transfers by our managing partners in connection with their registration rights to the extent that our contributing partners do not have sufficient vested securities to otherwise allow them to participate pro rata. Holdings Units are subject to a lock-up until two years after the registration effectiveness date. Thereafter, 7.5% of the Holding Units will become tradable on each of the second, third, fourth and fifth anniversaries of the registration effectiveness date, with the remaining Holding Units becoming tradable on the sixth anniversary of the registration effectiveness date or upon subsequent vesting. A Holdings Unit that is forfeited will revert to the managing partners. Our contributing partners have the ability to direct Holdings to exercise Holdings’ registration rights described above under “—Managing Partner Shareholders Agreement—Registration Rights.”

Our contributing partners are subject to a noncompetition provision for the applicable period of time as follows: (i) if the contributing partner is still providing services as a partner to us on the fifth anniversary of the date of his Roll-Up Agreement, the first anniversary of the date of termination of his service as a partner to us, or (ii) if the contributing partner is terminated for any reason such that he is no longer providing services to us prior to the fifth anniversary of the date of his Roll-Up Agreement, the earlier to occur of (A) the second anniversary of such date of termination and (B) the sixth anniversary of the date of his Roll-Up Agreement. During that period, our contributing partners will be prohibited from (i) engaging in any business activity that we operate in, (ii) rendering any services to any alternative asset management business (other than that of us or our affiliates) that involves primarily (i.e., more than 50%) third-party capital or (iii) acquiring a financial interest in, or becoming actively involved with, any competitive business (other than as a passive holding of a specified percentage of publicly traded companies). In addition, our contributing partners are subject to nonsolicitation, nonhire and noninterference covenants during employment and for two years thereafter. Our contributing partners are also bound to a nondisparagement covenant with respect to us and our contributing partners and to confidentiality restrictions. Any resignation by any of our contributing partners shall require ninety days’ notice. Any restricted period applicable to a contributing partner will commence after the ninety day notice of termination period.

Exchange Agreement

We have entered into an exchange agreement with Holdings under which, subject to certain procedures and restrictions (including the vesting schedules applicable to our managing partners and any applicable transfer restrictions and lock-up agreements described above) upon 60 days’ written notice prior to a designated quarterly date, each managing partner and contributing partner (or certain transferees thereof) has the right to cause Holdings to exchange the Apollo Operating Group units that he owns through Holdings for our Class A shares and to sell such Class A shares at the prevailing market price (or at a lower price that such managing partner or contributing partner is willing to accept) and distribute the net proceeds of such sale to such managing partner or contributing partner. Under the exchange agreement, to effect the exchange, a managing partner or contributing partner, through Holdings, must then simultaneously exchange one Apollo Operating Group unit (being an equal limited partner interest in each Apollo Operating Group entity) for each Class A share received from our intermediate holding companies. As a managing partner or contributing partner exchanges his Apollo Operating Group units, our interest in the Apollo Operating Group units will be correspondingly increased and the voting power of the Class B share will be correspondingly decreased.

We may, from time to time, at the discretion of our manager, provide the opportunity for Holdings and any other holders of Apollo Operating Group units at such time to sell Apollo Operating Group units to us, provided that the aggregate amount of designated quarterly dates for exchanges and such opportunities for the sale of such units may not exceed four. We will use an independent, third-party valuation expert for purposes of determining the purchase price of any such purchases of Apollo Operating Group units.

Tax Receivable Agreement

With respect to any exchange by a managing partner or contributing partner of Apollo Operating Group units (together with the corresponding interest in our Class B share) that he owns through Holdings for our Class A shares in a taxable transaction, each of Apollo Management Holdings, L.P. and the Apollo Operating Group entities controlled by Apollo Management Holdings, L.P. has made an election under Section 754 of the Internal Revenue Code, which may result in an adjustment to the tax basis of a portion of the assets owned by the Apollo Operating Group at the time of the exchange. The taxable exchanges may result in increases in the tax depreciation and amortization deductions from depreciable and amortizable assets, as well as an increase in the tax basis of other assets, of the Apollo Operating Group that otherwise would not have been available. A portion of these increases in tax depreciation and amortization deductions, as well as the increase in the tax basis of such other assets, will reduce the amount of tax that APO Corp. would otherwise be required to pay in the future. Additionally, our acquisition of Apollo Operating Group units from the managing partners or contributing partners, such as our acquisition of Apollo Operating Group units from the managing partners in the Strategic Investors Transaction, may result in increases in tax deductions and tax basis that reduces the amount of tax that APO Corp. would otherwise be required to pay in the future.

APO Corp. has entered into a tax receivable agreement with our managing partners and contributing partners that provides for the payment by APO Corp. to an exchanging or selling managing partner or contributing partner of 85% of the amount of actual cash savings, if any, in U.S. Federal, state, local and foreign income tax that APO Corp. realizes (or is deemed to realize in the case of an early termination payment by APO Corp. or a change of control, as discussed below) as a result of these increases in tax deductions and tax basis, and certain other tax benefits, including imputed interest expense, related to entering into the tax receivable agreement. APO Corp. expects to benefit from the remaining 15% of actual cash savings, if any, in income tax that it realizes. For purposes of the tax receivable agreement, cash savings in income tax will be computed by comparing our actual income tax liability to the amount of such taxes that APO Corp. would have been required to pay had there been no increase to the tax basis of the tangible and intangible assets of the applicable Apollo Operating Group entity as a result of the transaction and had APO Corp. not entered into the tax receivable agreement. The tax savings achieved may not ensure that we have sufficient cash available to pay our tax liability or generate additional distributions to our investors. Also, we may need to incur additional debt to repay the tax receivable agreement if our cash flows are not met. The term of the tax receivable agreement will continue until all such tax benefits have been utilized or expired, unless APO Corp. exercises the right to terminate the tax receivable agreement by paying an amount based on the present value of payments remaining to be made under the agreement with respect to units that have been exchanged or sold and units which have not yet been exchanged or sold. Such present value will be determined based on certain assumptions, including that APO Corp. would have sufficient taxable income to fully utilize the deductions that would have arisen from the increased tax deductions and tax basis and other benefits related to entering into the tax receivable agreement. No payments will be made if a managing partner or contributing partner elects to exchange his or her Apollo Operating Group units in a tax-free transaction. In the event that other of our current or future subsidiaries become taxable as corporations and acquire Apollo Operating Group units in the future, or if we become taxable as a corporation for U.S. Federal income tax purposes, each will become subject to a tax receivable agreement with substantially similar terms. In connection with the amendment of the AMH partnership agreement in April of 2010, the tax receivable agreement has been revised to reflect the managing partners’ agreement to defer 25% of required payments pursuant to the tax receivable agreement that is attributable to the 2010 fiscal year for a period of four years. For more information about the amendment to the AMH partnership agreement and tax receivable agreement, see “—Special Allocation of AMH Income” below.

The IRS could challenge our claim to any increase in the tax basis of the assets owned by the Apollo Operating Group that results from the exchanges entered into by the managing partners or contributing partners. The IRS could also challenge any additional tax depreciation and amortization deductions or other tax benefits we claim as a result of such increase in the tax basis of such assets. If the IRS were to successfully challenge a tax basis increase or tax benefits we previously claimed from a tax basis increase, our managing partners and contributing partners would not be obligated under the tax receivable agreement to reimburse APO Corp. for any payments previously made to it (although future payments would be adjusted to reflect the result of such challenge). As a result, in certain circumstances, payments could be made to our managing partners and contributing partners under the tax receivable agreement in excess of 85% of APO Corp.’s actual cash tax savings. In general, estimating the amount of payments that may be made to our managing partners and contributing partners under the tax receivable agreement is by its nature, imprecise, in the absence of an actual transaction, insofar as the calculation of amounts payable depends on a variety of factors. The actual increase in tax basis and the amount and timing of any payments under the tax receivable agreement will vary depending upon a number of factors, including:

•

the timing of the transactions—for instance, the increase in any tax deductions will vary depending on the fair market value, which may fluctuate over time, of the depreciable or amortizable assets of the Apollo Operating Group entities at the time of the transaction;

•

the price of our Class A shares at the time of the transaction—the increase in any tax deductions, as well as tax basis increase in other assets, of the Apollo Operating Group entities, is directly proportional to the price of the Class A shares at the time of the transaction;

•	the taxability of exchanges—if an exchange is not taxable for any reason, increased deductions will not be available; and

•

the amount and timing of our income—APO Corp. will be required to pay 85% of the tax savings as and when realized, if any. If APO Corp. does not have taxable income, it is not required to make payments under the tax receivable agreement for that taxable year because no tax savings were actually realized.

In addition, the tax receivable agreement provides that, upon a merger, asset sale or other form of business combination or certain other changes of control, APO Corp.’s (or its successor’s) obligations with respect to exchanged or acquired units (whether exchanged or acquired before or after such change of control) would be based on certain assumptions, including that APO Corp. would have sufficient taxable income to fully utilize the deductions arising from the increased tax deductions and tax basis and other benefits related to entering into the tax receivable agreement. As noted above, no payments will be made if a managing partner or contributing partner elects to exchange his or her Apollo Operating Group units in a tax-free transaction.

Strategic Investors Transaction

On July 13, 2007, we sold securities to the Strategic Investors in return for a total investment of $1.2 billion. Through our intermediate holding companies, we used all of the proceeds from the issuance of such securities to the Strategic Investors to purchase from our managing partners 17.4% of their Apollo Operating Group units for an aggregate purchase price of $1,068 million, and to purchase from our contributing partners a portion of their points for an aggregate purchase price of $156 million. The Strategic Investors hold non-voting Class A shares, which will represent         % of our issued and outstanding Class A shares and         % of the economic interest in the Apollo Operating Group, in each case immediately after the offering. Based on our agreement with the Strategic Investors, we will distribute to the Strategic Investors the greater of 7% on the convertible notes issued or a pro rata portion of our net income for our fiscal year 2007, based on (i) their proportionate interests in Apollo Operating Group units during the period after the Strategic Investors Transaction and prior to the date of the Private Offering Transactions, and (ii) the number of days elapsed during such period. For this purpose, income attributable to carried interest on private equity funds related to either carry-generating transactions that closed prior to the date of the Private Offering Transactions or carry-generating transactions in respect of which a definitive agreement was executed, but that did not close, prior to the date of the Private Offering Transactions shall be treated as having been earned prior to the date of the Private Offering Transactions. On August 8, 2007, we paid approximately $6 million in interest expense on the convertible notes and as a result of our net loss we have no further obligations for 2007 to pay the Strategic Investors.

As all of their holdings in us are non-voting, neither of the Strategic Investors has any means for exerting control over our company.

Strategic Relationship Agreement

On April 20, 2010, we announced a new strategic relationship agreement with CalPERS, whereby we agreed to reduce management fees and other fees charged to CalPERS on funds we manage, or in the future will manage, solely for CalPERS by $125 million over a five-year period or as close a period as required to provide CalPERS with that benefit. The agreement further provides that we will not use a placement agent in connection with securing any future capital commitments from CalPERS.

Lenders Rights Agreement

In connection with the Strategic Investors Transaction, we entered into a shareholders agreement, or the “Lenders Rights Agreement,” with the Strategic Investors.

Transfer Restrictions

Except in connection with the drag-along covenants provided for in the Lenders Rights Agreement, prior to the second anniversary of the registration effectiveness date, each Strategic Investor may not transfer its rights, other than to an “Investor Permitted Transferee,” as defined below, without the prior written consent of our managing partners.

Following the registration effectiveness date, each Strategic Investor may transfer its non-voting Class A shares up to the percentages set forth below during the relevant periods identified:

Period	Maximum Cumulative Amount
Registration Effectiveness Date—2nd anniversary of the Registration Effectiveness Date	0%
2nd—3rd anniversary of Registration Effectiveness Date	25%
3rd—4th anniversary of Registration Effectiveness Date	50%
4th—5th anniversary of Registration Effectiveness Date	75%
6th anniversary of Registration Effectiveness Date (and thereafter)	100%

Notwithstanding the foregoing, at no time following the registration effectiveness date may a Strategic Investor make a transfer representing 2% or more of our total Class A share to any one person or group of related persons.

An “Investor Permitted Transferee” shall include any entity controlled by, controlling or under common control with a Strategic Investor, or certain of its affiliates so long as such entity continues to be an affiliate of the Strategic Investor at all times following such transfer.

Registration Rights

Pursuant to the Lenders Rights Agreement, following the second anniversary of the registration effectiveness date, each Strategic Investor shall be afforded four demand registrations with respect to non-voting Class A shares, covering offerings of at least 2.5% of our total equity ownership and customary piggyback registration rights. All cut-backs between the Strategic Investors, the CS Investor and Holdings (or its members) in any such demand registration shall be pro rata based upon the number of shares available for sale at such time (regardless of which party exercises a demand).

Amendments to Managing Partner Transfer Restrictions

Each Strategic Investor has a consent right with respect to any amendment or waiver of any transfer restrictions that apply to our managing partners.

Private Placement Shareholders Agreement

In connection with the Private Placement, we entered into a shareholders agreement with the CS Investor. The shareholders agreement provides for a lock-up period applicable to the CS Investor’s Class A shares for one year from August 8, 2007. The CS Investor has three demand registration rights, exercisable after expiration of its lock-up period, and customary piggyback registration rights. The CS Investor has exercised its demand rights and is participating as a selling shareholder in this prospectus.

Our Operating Agreement and Apollo Operating Group Limited Partnership Agreements

Please see the section entitled “Description of Shares—Operating Agreement” for a description of our Operating Agreement.

Pursuant to the partnership agreements of the Apollo Operating Group partnerships, the wholly-owned subsidiaries of Apollo Global Management, LLC that are the general partners of those partnerships have the right to determine when distributions will be made to the partners of the Apollo Operating Group and the amount of any such distributions. If a distribution is authorized, such distribution will be made to the partners of Apollo Operating Group pro rata in accordance with their respective partnership interests.

The partnership agreements of the Apollo Operating Group partnerships also provide that substantially all of our expenses, including substantially all expenses solely incurred by or attributable to Apollo Global Management, LLC (such as expenses incurred in connection with the Private Offering Transactions), will be borne by the Apollo Operating Group; provided that obligations incurred under the tax receivable agreement by Apollo Global Management, LLC and its wholly-owned subsidiaries (which currently consist of our three intermediate holding companies, APO Corp., APO (FC), LLC and APO Asset Co., LLC), income tax expenses of Apollo Global Management, LLC and its wholly-owned subsidiaries and indebtedness incurred by Apollo Global Management, LLC and its wholly-owned subsidiaries shall be borne solely by Apollo Global Management, LLC and its wholly-owned subsidiaries.

Special Allocation of AMH Income

AMH’s partnership agreement has been amended to provide that 100% of AMH’s 2009 taxable income in excess of the amount of its distribution to Holdings in September 2009 and 100% of AMH’s 2010 taxable income will be specially allocated to APO Corp. (the “Special Allocation”). As a result, APO Corp.’s allocation of AMH’s 2009 and 2010 taxable income was increased from approximately 28.49% to 72.46% with respect to 2009 and 28.98% to 100% with respect to 2010, and Holdings’ allocation of AMH’s 2009 and 2010 taxable income was decreased from approximately 71.51% to 27.54% with respect to 2009 and 71.02% to 0%, with respect to 2010. The amendments to AMH’s partnership agreement also provided that APO Corp. will be entitled to receive a priority distribution equal to the total amount of income specially allocated to APO Corp. pursuant to the Special Allocation (the “Special Distribution”). The initial payments of the Special Distribution will be sufficient to allow APO Corp. to make TRA Payments (as defined below) with respect to the 2009 and 2010 fiscal years, including deferred payments. The balance of the Special Distribution will be payable only upon a liquidation or deemed liquidation of AMH. The AMH partnership agreement was also amended to provide that the Special Allocation and Special Distribution may be effectively reversed, in whole or in part, upon a “book-up event,” as described below.

Under the AMH partnership agreement, AMH partners are entitled to receive distributions of available cash from AMH sufficient to cover the portion of their tax liabilities not otherwise covered by other AMH distributions during that fiscal year. Because APO Corp. has net operating losses (“NOLs”) that it can use to offset its tax liability each year, the need for tax distributions will be eliminated during the period covered by the Special Allocation, which allows AMH to retain more cash for use in the Apollo business.

As a result of the Special Allocation, a portion of APO Corp.’s required payments to each of the managing partners and contributing partners pursuant to the tax receivable agreement (the “TRA Payments”) that were generated by amortization deductions accrued by APO Corp. through the period covered by the Special Allocation will be accelerated. The number of future periods from which these TRA Payments will be accelerated depends on the amount of taxable income generated by APO Corp. in those future periods. In order for APO Corp. to make the TRA Payments to the managing partners and contributing partners with respect to the 2009 and 2010 fiscal years, AMH will be required to make distributions to APO Corp. The total amount of these distributions will be less than the total amount of the tax distributions that would otherwise have been made with respect to the 2009 and 2010 fiscal years absent the Special Allocation. In addition, each of the managing partners has agreed to defer 25% of the TRA Payments payable to him that is attributable to the 2010 fiscal year for a period of four years, which will reduce the amount of TRA Payments that APO Corp. would otherwise be required to make in 2011. The cash that would otherwise be paid to the managing partners will be retained by AMH for use in the Apollo business. For more information about the tax receivable agreement, see “Tax Receivable Agreement” above.

Although APO Corp. will need to use a greater portion of its NOLs during the 2009 and 2010 fiscal years as a result of the Special Allocation, 85% of the NOLs represents a liability of APO Corp. to the managing partners and contributing partners equal to the amount of APO Corp.’s required TRA Payments. As a result, only 15% of the APO Corp.’s NOLs are left available for APO Corp.’s own benefit. In addition, the Special Distribution described above permits APO Corp. to discharge a portion of its liability for the TRA Payments with cash made available to it by AMH, without a corresponding pro rata distribution made to Holdings. As part of amending the AMH partnership agreement, Holdings waived its right to receive its pro rata portion (71.51% to APO Corp.’s 28.49%, as of December 31, 2009) of any Special Distribution. In other words, a substantial portion of the accelerated liability that APO Corp. must pay the TRA Holders as a result of the Special Allocation will be borne by Holdings; although such portion is expected to remain substantial, it will decline over time as Holdings’ ownership interest in the Apollo Operating Group is diluted by future issuances of our Class A shares to persons other than Holdings (such as the issuances by us in the offering).

The Special Allocation may be effectively reversed in the future, in whole or in part, if AMH has a “book-up event” for tax purposes. A book-up event may only occur at certain times specified by applicable IRS regulations

(such as a sale of AMH, a substantial new issuance of AMH interests or a substantial, non-pro rata redemption of AMH interests) and only if the fair value of AMH’s net assets are greater than the aggregate book value of its capital accounts at that time. If and when this occurs, Holdings will be allocated a larger portion of AMH’s future book income appreciation (and a corresponding larger portion of certain taxable income) in order to compensate it, to the extent of the book-up, for the reduced income allocation it received under the 2009 and 2010 Special Allocation. If the book-up event takes place, and is sufficiently large, then the income allocated to APO Corp. via the Special Allocation and the income allocated to Holdings via the book-up event would result in no net effect to APO Corp.’s and Holdings’ allocation of taxable income.

Employment Agreements

Please see the section entitled “Management—Narrative Disclosure to the Summary Compensation Table and Grants of Plan-Based Awards Table” for a description of these employment agreements of our named executive officers who have employment agreements.

Aircraft

In the normal course of business, our personnel have made use of aircraft owned as personal assets by Messrs. Black and Rowan. Messrs. Black and Rowan paid for their purchases of the aircraft and bear all operating, personnel and maintenance costs associated with their operation for personal use. Payment by us for the business use of these aircraft by Messrs. Black and Rowan and other of our personnel is made at market rates, which totaled $59,290 and $632,503 for 2009 and 2010, respectively, for Mr. Black, and $2,043,080 and $3,453,752 for 2009 and 2010, respectively, for Mr. Rowan. In addition, Mr. Harris makes business and personal use of various aircraft in which we have fractional interests, and pays the aggregate incremental cost of his personal usage. The total amount paid by Mr. Harris for this personal usage was $409,683 and $626,304 for 2009 and 2010, respectively. The transactions described herein are not material to the consolidated and combined financial statements.

Statement of Policy Regarding Transactions with Related Persons

Our board of directors has adopted a written statement of policy regarding transactions with related persons, which we refer to as our “related person policy.” Our related person policy requires that a “related person” (as defined as in paragraph (a) of Item 404 of Regulation S-K) must promptly disclose to our Chief Legal Officer any “related person transaction” (defined as any transaction that is reportable by us under Item 404(a) of Regulation S-K in which we were or are to be a participant and the amount involved exceeds $120,000 and in which any related person had or will have a direct or indirect material interest) and all material facts with respect thereto. Our Chief Legal Officer will then promptly communicate that information to our manager. No related person transaction will be consummated without the approval or ratification of the executive committee of our manager or any committee of our board of directors consisting exclusively of disinterested directors. It is our policy that persons interested in a related person transaction will recuse themselves from any vote of a related person transaction in which they have an interest.

PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding the current beneficial ownership of our Class A shares by (i) each person known to us to beneficially own more than 5% of voting Class A shares of Apollo Global Management, LLC, (ii) each of our directors, (iii) each of our named executive officers and (iv) all directors and executive officers as a group.

None of our managing partners directly own our Class A shares, Class B share or the Apollo Operating Group units. BRH, the entity through which our managing partners hold the Class B share, will directly own the Class B share, currently representing 240,000,000 votes, or         % of our voting control immediately after the offering. In the event that a managing partner or contributing partner, through Holdings, exercises his right to exchange the Apollo Operating Group units that he owns through his limited partnership interest in Holdings for Class A shares, the voting power of the Class B share is proportionately reduced. Holdings, the entity through which our managing partners and the contributing partners hold their Apollo Operating Group units, will directly own 240,000,000 Apollo Operating Group units, representing         % of the economic interests in the Apollo Operating Group immediately after the offering. The percentage of beneficial ownership assumes the underwriters do not exercise their over-allotment options to purchase additional Class A shares from us and/or the selling shareholders.

Beneficial ownership is determined in accordance with the rules of the SEC. To our knowledge, each person named in the table below has sole voting and investment power with respect to all of the Class A shares and interests in our Class B share shown as beneficially owned by such person, except as otherwise set forth in the notes to the table and pursuant to applicable community property laws. Unless otherwise indicated, the address of each person named in the table is c/o Apollo Global Management, LLC, 9 West 57th Street, New York, NY 10019.

In respect of our Class A shares, the table set forth below assumes the exchange by Holdings of all Apollo Operating Group units for our Class A shares with respect to which the person listed below has the right to direct such exchange pursuant to the exchange agreement described under “Certain Relationships and Related Party Transactions—Exchange Agreement,” and the distribution of such shares to such person as a limited partner of Holdings.

	Amount and Nature of Beneficial Ownership
	Class A Shares Beneficially Owned						Class B Share Beneficially Owned
	Prior to this Offering		After this Offering		Total Percentage of Voting Power After this Offering (2)				Total Percentage of Voting Power After this Offering (2)
	Number of Shares	Percent (1)	Number of Shares	Percent (1)			Number of Shares	Percent
Leon Black (3)(4)	92,727,166	48.6%	92,727,166	%		%	1	100%		%
Joshua Harris (3)(4)	59,008,262	37.6	59,008,262				1	100
Marc Rowan (3)(4)	59,008,262	37.6	59,008,262				1	100
Henry Silverman	—	—	—	—	N/A		—	—	N/A
Marc Spilker	—	—	—	—	N/A		—	—	N/A
Barry Giarraputo	*	*	*	*	*		—	—	N/A
Kenneth Vecchione (5)	*	*	*	*	*		—	—	N/A
James Zelter	2,653,599	2.6	2,653,599				—	—	N/A
John Suydam	*	*	*	*	*		—	—	N/A
Gene Donnelly	—	—	—	—	N/A		—	—	N/A
All directors and executive officers as a group (ten persons)	213,397,289	68.5	213,397,289				1	100
BRH (4)	—	—	—	—	N/A		1	100
AP Professional Holdings, L.P. (6)	240,000,000	71.0	240,000,000				—	—	N/A
Credit Suisse Management LLC (7)	7,500,000	7.7					—	—	N/A

*	Represents less than 1%.
(1)	The percentage of beneficial ownership of our Class A shares is based on voting and non-voting Class A shares outstanding.
(2)	The total percentage of voting power is based on voting Class A shares and the Class B share, in each case immediately after this offering.
(3)	Does not include any Class A shares owned by Holdings with respect to which this individual, as one of the three owners of all of the interests in BRH, the general partner of Holdings, or as a party to the Agreement Among Managing Partners described under “Certain Relationships and Related Party Transactions—Agreement Among Managing Partners” or the Managing Partner Shareholders Agreement described under “Certain Relationships and Related Party Transactions—Managing Partner Shareholders Agreement,” may be deemed to have shared voting or dispositive power. Each of these individuals disclaim any beneficial ownership of these shares, except to the extent of their pecuniary interest therein.
(4)	BRH, the holder of the Class B share, is one third owned by Mr. Black, one third owned by Mr. Harris and one third owned by Mr. Rowan. Pursuant to the Agreement Among Managing Partners, the Class B share is to be voted and disposed by BRH based on the determination of at least two of the three managing partners; as such, they share voting and dispositive power with respect to the Class B share.
(5)	Kenneth Vecchione resigned from his position as chief financial officer effective January 22, 2010.
(6)	Assumes that no Class A shares are distributed to the limited partners of Holdings. The general partner of AP Professional Holdings, L.P. is BRH, which is one third owned by Mr. Black, one third owned by Mr. Harris and one third owned by Mr. Rowan. BRH is also the general partner of BRH Holdings, L.P., the limited partnership through which Messrs. Black, Harris and Rowan hold their limited partnership interests in AP Professional Holdings, L.P. Each of these individuals disclaim any beneficial ownership of these Class A shares, except to the extent of their pecuniary interest therein.
(7)	Credit Suisse Management LLC has the following address: 11 Madison Avenue, New York, New York 10010.

SELLING SHAREHOLDERS

The following table sets forth certain information regarding Class A shares held by each selling shareholder as of the date of this prospectus.

	Class A Shares Beneficially Owned Prior to this Offering		Number of Class A Shares Being Offered	Class A Shares Beneficially Owned After this Offering
Selling Shareholder	Number of Class A Shares	Percent		Number of Class A Shares	Percent

CONFLICTS OF INTEREST AND FIDUCIARY RESPONSIBILITIES

Conflicts of Interest

Conflicts of interest exist and may arise in the future as a result of the relationships between our manager and its affiliates (including our managing partners), on the one hand, and us and our Class A shareholders, on the other hand.

Whenever a potential conflict arises between our manager or its affiliates, on the one hand, and us or any Class A shareholders, on the other hand, our manager will resolve that conflict. Our operating agreement contains provisions that reduce and eliminate our manager’s duties (including fiduciary duties) to the Class A shareholders. Our operating agreement also restricts the remedies available to Class A shareholders for actions taken that without those limitations might constitute breaches of duty (including fiduciary duties).

Under our operating agreement, our manager will not be in breach of its obligations under the operating agreement or its duties to us or our Class A shareholders if the resolution of the conflict is:

•

approved by a conflicts committee of our board of directors comprised entirely of independent directors, although we currently do not have such a committee, and if and when we do have such a committee, our manager is not obligated to seek its approval;

•

approved by the vote of a majority of the voting power of our outstanding voting shares, excluding any voting shares owned by our manager or its affiliates, although our manager is not obligated to seek the approval of our Class A shareholders;

•	on terms no less favorable to us than those generally being provided to or available from unrelated third parties; or

•	fair and reasonable to us, taking into account the totality of the relationships among the parties involved, including other transactions that may be particularly favorable or advantageous to us.

If our manager does not seek approval from a conflicts committee of our board of directors or our Class A shareholders and it determines that the resolution or course of action taken with respect to the conflict of interest satisfies either of the standards set forth in the third and fourth bullet points above, then it will be presumed that in making its decision our manager acted in good faith, and in any proceeding brought by or on behalf of any shareholder or us or any other person bound by our operating agreement, the person bringing or prosecuting such proceeding will have the burden of overcoming such presumption. Unless the resolution of a conflict is specifically provided for in our operating agreement, our manager or a conflicts committee of our board of directors may consider any factors it determines in good faith to consider when resolving a conflict. Our operating agreement provides that our manager will be conclusively presumed to be acting in good faith if our manager subjectively believes that the decision made or not made is in the best interests of the company.

The standards set forth in the four bullet points above establish the procedures by which conflict of interest situations are to be resolved pursuant to our operating agreement. These procedures benefit our manager by providing our manager with significant flexibility with respect to its ability to make decisions and pursue actions involving conflicts of interest. Given the significant flexibility afforded our manager to resolve conflicts of interest—including that our manager has the right to determine not to seek the approval of Class A shareholders with respect to the resolution of such conflicts—our manager may resolve conflicts of interests pursuant to the operating agreement in a manner that Class A shareholders may not believe to be in their or in our best interests. Neither our Class A shareholders nor we will have any recourse against our manager if our manager satisfies one of the standards described in the four bullet points above.

In addition to the provisions relating to conflicts of interest, our operating agreement contains provisions that waive or consent to conduct by our manager and its affiliates that might otherwise raise issues about compliance with fiduciary duties or otherwise applicable law. For example, our operating agreement provides that when our manager, in its capacity as our manager, is permitted to or required to make a decision in its “sole discretion” or “discretion” or that it deems “necessary or appropriate” or “necessary or advisable,” then our manager will be entitled to consider only such interests and factors as it desires, including its own interests, and will have no duty or obligation (fiduciary or otherwise) to give any consideration to any interest of or factors affecting us or any Class A shareholders and will not be subject to any different standards imposed by the operating agreement, the Delaware Limited Liability Company Act or under any other law, rule or regulation or in equity. These modifications of fiduciary duties are expressly permitted by Delaware law. Hence, we and our Class A shareholders will only have recourse and be able to seek remedies against our manager if our manager breaches its obligations pursuant to our operating agreement. Unless our manager breaches its obligations pursuant to our operating agreement, we and our Class A shareholders will not have any recourse against our manager even if our manager were to act in a manner that was inconsistent with traditional fiduciary duties. Furthermore, even if there has been a breach of the obligations set forth in our operating agreement, our operating agreement provides that our manager and its officers and directors will not be liable to us or our Class A shareholders for errors of judgment or for any acts or omissions unless there has been a final and non-appealable judgment by a court of competent jurisdiction determining that our manager or its officers and directors acted in bad faith or engaged in fraud or willful misconduct. These modifications are detrimental to the Class A shareholders because they restrict the remedies available to Class A shareholders for actions that without those limitations might constitute breaches of duty (including fiduciary duty).

Conflicts of interest could arise in the situations described below, among others.

Actions taken by our manager may affect the amount of cash flow from operations available for distribution to our Class A shareholders.

The amount of cash flow from operations that is available for distribution to our Class A shareholders is affected by decisions of our manager regarding such matters as:

•	amount and timing of cash expenditures, including those relating to compensation;

•	amount and timing of investments and dispositions;

•	indebtedness;

•	tax matters;

•	reserves; and

•	issuance of additional equity securities, including Class A shares, or additional Apollo Operating Group units.

In addition, borrowings by us and our affiliates do not constitute a breach of any duty owed by our manager to our Class A shareholders. Our operating agreement provides that we and our subsidiaries may borrow funds from our manager and its affiliates on terms that are fair and reasonable to us, provided, however, that such borrowings will be deemed to be fair and reasonable if (i) they are approved in accordance with the terms of the operating agreement, (ii) the terms are no less favorable to us than those generally being provided to or available from unrelated third parties or (iii) the terms are fair and reasonable to us, taking into account the totality of the relationship between the parties involved (including other transactions that may be or have been particularly favorable or advantageous to us).

We will reimburse our manager and its affiliates for expenses.

Our manager will not have any business activities other than managing and operating us. We will reimburse our manager and its affiliates for all costs incurred in managing and operating us, and our operating agreement provides that our manager will determine the expenses that are allocable to us. Although there are no ceilings on the expenses for which we will reimburse our manager and its affiliates, the expenses to which they may be entitled to reimbursement from us are expected to be immaterial.

Our manager intends to limit its liability regarding our obligations.

Our manager intends to limit its liability under contractual arrangements so that the other party has recourse only to our assets, and not against our manager, its assets or its owners. Our operating agreement provides that any action taken by our manager to limit its liability or our liability is not a breach of our manager’s fiduciary duties, even if we could have obtained more favorable terms without the limitation on liability.

Class A shareholders will have no right to enforce obligations of our manager and its affiliates under agreements with us.

Any agreements between us, on the one hand, and our manager and its affiliates, on the other, will not grant to the Class A shareholders, separate and apart from us, the right to enforce the obligations of our manager and its affiliates in our favor.

Contracts between us, on the one hand, and our manager and its affiliates, on the other, will not be the result of arm’s-length negotiations.

Our operating agreement allows our manager to determine in its sole discretion any amounts to pay itself or its affiliates for any services rendered to us. Our manager may also enter into additional contractual arrangements with any of its affiliates on our behalf. Neither the operating agreement nor any of the other agreements, contracts and arrangements between us on the one hand, and our manager and its affiliates on the other, are or will be the result of arm’s-length negotiations.

Our manager will determine the terms of any of these transactions entered into on terms that are fair and reasonable to us.

Our manager and its affiliates have no obligation to permit us to use any facilities or assets of our manager and its affiliates, except as may be provided in contracts entered into specifically dealing with that use. There will not be any obligation of our manager and its affiliates to enter into any contracts of this kind.

We may not choose to retain separate counsel for ourselves or for the holders of Class A shares.

The attorneys, independent auditors and others who have performed services for us regarding this offering have been retained by our manager. Attorneys, independent auditors and others who will perform services for us will be selected by our manager and may perform services for our manager and its affiliates. We may retain separate counsel for ourselves or the holders of our Class A shares in the event of a conflict of interest between our manager and its affiliates, on the one hand, and us or the holders of our Class A shares, on the other, depending on the nature of the conflict, but are not required to do so.

Our manager’s affiliates may compete with us.

Our operating agreement provides that our manager will be restricted from engaging in any business activities other than those incidental to its ownership of interests in us. Except as provided in the non-competition and non-solicitation agreements to which our managing directors are subject, affiliates of the manager, including our managing directors, are not prohibited from engaging in other businesses or activities, including those that might be in direct competition with us.

Certain of our subsidiaries have obligations to investors in our funds that may conflict with your interests.

Our subsidiaries that serve as the managers of our funds have fiduciary and contractual obligations to the investors in those funds. As a result, we expect to regularly take actions with respect to the allocation of investments among our funds (including funds that have different fee structures), the purchase or sale of investments in our funds, the structuring of investment transactions for those funds, the advice we provide or otherwise that comply with these fiduciary and contractual obligations. In addition, our managing directors have made personal investments in a variety of our funds, which may result in conflicts of interest among investors in our funds and our Class A shareholders regarding investment decisions for these funds. Some of these actions might at the same time adversely affect our near-term results of operations or cash flow.

U.S. Federal income tax considerations of our managing directors may conflict with your interests.

Because our managing directors hold their Apollo Operating Group units through entities that are not subject to corporate income taxation, and Apollo Global Management, LLC holds Apollo Operating Group units through wholly-owned subsidiaries, one of which is subject to corporate income taxation, conflicts may arise between our managing directors and Apollo Global Management, LLC relating to the selection and structuring of investments. Our Class A holders will be deemed to expressly acknowledge that our manager is under no obligation to consider the separate interests of our Class A shareholders (including without limitation the tax consequences to Class  A holders) in deciding whether to cause us to take (or decline to take) any actions.

Fiduciary Duties

The Delaware Limited Liability Company Act or, the “Delaware LLC Act,” provides that Delaware limited liability companies may in their operating agreements expand, restrict or eliminate the duties, including fiduciary duties, otherwise owed by a manager to the limited liability company.

Our operating agreement contains various provisions modifying, restricting and eliminating the duties, including fiduciary duties, that might otherwise be owed by our manager. We have adopted these restrictions to allow our manager and its affiliates to engage in transactions with us that might otherwise be prohibited by state-law fiduciary duty standards and to take into account the interests of other parties in addition to our interests when resolving conflicts of interest. These modifications are detrimental to our Class A shareholders because they restrict the remedies available to our Class A shareholders for actions that, without those limitations, might constitute breaches of duty, including a fiduciary duty, as described below, and they permit our manager to take into account the interests of third parties in addition to our interests when resolving conflicts of interest.

The following is a summary of the material restrictions of the fiduciary duties owed by our manager to our Class A shareholders:

State Law Fiduciary Duty Standards	Fiduciary duties are generally considered to include an obligation to act in good faith and with due care and loyalty. In the absence of a provision in an operating agreement providing otherwise, the duty of care would generally require a manager to act for the limited liability company in the same manner as a prudent person would act on his own behalf. In the absence of a provision in an operating agreement providing otherwise, the duty of loyalty would generally prohibit a manager of a Delaware limited liability company from taking any action or engaging in any transaction that is not in the best interests of the limited liability company where a conflict of interest is present.
General

Operating Agreement Modified Standards

Our operating agreement contains provisions that waive or consent to conduct by our manager and its affiliates that might otherwise raise issues about compliance with fiduciary duties or applicable law. For example, our operating agreement provides that when our manager, in its capacity as our manager, is permitted to or required to make a decision in its “sole discretion” or “discretion” or that it deems “necessary or appropriate” or “necessary or advisable” then our manager will be entitled to consider only such interests and factors as it desires, including its own interests, and will have no duty or obligation (fiduciary or otherwise) to give any consideration to any factors affecting us or any members, including our Class A shareholders, and will not be subject to any different standards imposed by the operating agreement, the Delaware LLC Act or under any other law, rule or regulation or in equity. In addition, when our manager is acting in its individual capacity, as opposed to in its capacity as our manager, it may act without any fiduciary obligation to us or the Class A shareholders whatsoever. These standards reduce the obligations to which our manager would otherwise be held.

In addition, our operating agreement provides that our manager and its officers and directors will not be liable to us, our members (including our Class A shareholders), or assignees for errors of judgment or for any acts or omissions unless there has been a final and non-appealable judgment by a court of competent jurisdiction determining that the manager or its officers and directors acted in bad faith or engaged in fraud or willful misconduct.

Special Provisions Regarding Affiliated Transactions

Our operating agreement generally provides that affiliated transactions and resolutions of conflicts of interest not involving a vote of Class A shareholders and that are not approved by the conflicts committee of the board of directors of our manager or by our Class A shareholders must be:

•	on terms no less favorable to us than those generally being provided to or available from unrelated third parties; or

•	“fair and reasonable” to us taking into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to us).

If our manager does not seek approval from the conflicts committee or our Class A shareholders and the board of directors of our manager determines that the resolution or course of action taken with respect to the conflict of interest satisfies either of the standards set forth in the bullet points above, then it will be presumed that in making its decision, the board of directors acted in good faith, and in any proceeding brought by or on behalf of any member, including our Class A shareholders, or any other person bound by our operating agreement, the person bringing or prosecuting such proceeding will have the burden of overcoming such presumption. These standards reduce the obligations to which our manager would otherwise be held.

Rights and Remedies of Class A Shareholders	The Delaware LLC Act generally provides that a member or an assignee of a limited liability company interest may institute legal action on behalf of the limited liability company to recover damages from a third party where a manager has refused to institute the action or where an effort to cause a manager to do so is not likely to succeed. In addition, the statutory or case law of some jurisdictions may permit a member or an assignee of a limited liability company interest to institute legal action on behalf of himself and all other similarly situated members or assignees to recover damages from a manager for violations of its fiduciary duties to the members or assignees.

By purchasing our Class A shares, each Class A shareholder will automatically agree to be bound by the provisions in our operating agreement, including the provisions described above. This is in accordance with the policy of the Delaware LLC Act favoring the principle of freedom of contract and the enforceability of operating agreements. The failure of a Class A shareholder to sign our operating agreement does not render our operating agreement unenforceable against that person.

We have agreed to indemnify our manager and any of its affiliates and any member, partner, tax matters partner, officer, director, employee, agent, fiduciary or trustee of our partnership, our manager or any of our affiliates and certain other specified persons, to the fullest extent permitted by law, against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts incurred by our manager or these other persons. We have agreed to provide this indemnification unless there has been a final and non-appealable judgment by a court of competent jurisdiction determining that these persons acted in bad faith or engaged in fraud or willful misconduct. We have also agreed to provide this indemnification for criminal proceedings. Thus, our manager could be indemnified for its negligent acts if it met the requirements set forth above. To the extent these provisions purport to include indemnification for liabilities arising under the Securities Act, in the opinion of the SEC such indemnification is contrary to public policy and therefore unenforceable. See “Description of Shares—Operating Agreement—Indemnification.”

DESCRIPTION OF INDEBTEDNESS

AMH Credit Facility

General

AMH is the borrower under a credit agreement, dated as of April 20, 2007, by and among the borrower, Apollo Management, L.P., Apollo Capital Management, L.P., Apollo International Management, L.P., Apollo Principal Holdings II, L.P. and AAA Holdings, as initial guarantors, JPMorgan Chase Bank, N.A., as administrative agent, and certain financial institutions from time to time party thereto, as lenders. Apollo Principal Holdings IV, L.P., Apollo Principal Holdings V, L.P. and Apollo Principal Holdings IX, L.P. subsequently became guarantors. The AMH credit facility provides for a $1.0 billion term loan facility and initially matured on April 20, 2014. On December 20, 2010, Apollo amended the AMH credit facility, allowing the borrower and the lenders, upon their election, to extend the maturity date to January 3, 2017. Holders representing $995 million of the loans elected to extend their loans. Pursuant to the amendment, AMH was required to purchase from each lender that elected to extend the maturity date of its term loan a portion of such extended term loan equal to 20% thereof. On December 20, 2010, an affiliate of AMH that is a guarantor under the AMH credit facility repurchased approximately $180.8 million of term loans in connection with the extension of the maturity date of such loans. As a result of these repurchases, loans under the AMH credit facility with the 2014 maturity date had a remaining balance of $5.0 million, and loans under the AMH credit facility with the extended 2017 maturity date had a remaining balance of $723.3 million (excluding the $271.7 million of loans held by AMH affiliates).

Use of Proceeds

As of April 20, 2007, we had borrowed the full amount under the AMH credit facility. We used borrowings under the AMH credit facility to make a $986.6 million distribution to our managing partners and to pay related fees and expenses.

Security for the AMH Credit Facility

The AMH credit facility is secured by a first priority lien on substantially all assets of the borrower and the guarantors, subject to customary carveouts.

Interest Rate

Loans under the AMH credit facility with the 2014 maturity date accrue interest at a rate equal to with respect to (i) LIBOR loans, LIBOR plus 1.50% and (ii) base rate loans, base rate plus 0.50%. The applicable margin for such LIBOR loans may range from 1.00% to 1.50%, depending on the AMH leverage ratios.

Loans under the AMH credit facility with the extended 2017 maturity date accrue interest at a rate equal to with respect to (i) LIBOR loans, LIBOR plus 4.25% and (ii) base rate loans, base rate plus 3.25%. The applicable margin for such LIBOR loans may range from 3.75% to 4.25%, depending on the AMH leverage ratios.

Under the AMH credit facility, base rate is defined for any day as a fluctuating rate per annum equal to the highest of (i) the Federal Funds Rate plus 0.50%, (ii) the prime rate as publicly announced by JPMorgan Chase Bank, N.A. and (iii) the one month LIBOR rate plus 1.00%. As of December 31, 2010, the loans under the AMH credit facility with the extended 2017 maturity date were LIBOR-based and had an interest rate of 4.25% and the loans under the AMH credit facility with the 2014 maturity date were LIBOR-based and had an interest rate of 1.50%.

Amortization

The AMH credit facility does not require any scheduled amortization payment prior to the final maturity date.

Mandatory Cash Collateralization

Asset Sales

If AMH receives net cash proceeds from certain non-ordinary course asset sales, then such net cash proceeds shall be deposited in the cash collateral account to the extent necessary to reduce its debt to EBITDA ratio (the “Leverage Ratio”) on a pro forma basis as of the last day of the most recently completed fiscal quarter (after giving effect to such non-ordinary course asset sale and such deposit) to (the following specified levels for the specified years, the “Sweep Leverage Ratio”) (i) for 2010, 2011, 2012 and 2013, a Leverage Ratio of 3.50 to 1.00, (ii) for 2014, a Leverage Ratio of 3.25 to 1.00, (iii) for 2015, a Leverage Ratio of 3.00 to 1.00 and (iv) for all other years, a Leverage Ratio of 3.00 to 1.00.

Excess Cash Flow

If AMH’s Leverage Ratio as of the end of any fiscal year exceeds the level set forth in the next sentence (the “Excess Sweep Leverage Ratio”), AMH must deposit in the cash collateral account the lesser of (a) 100% of its Excess Cash Flow (as defined in the AMH credit facility) and (b) the amount necessary to reduce the Leverage Ratio on a pro forma basis as of the end of such fiscal year to 0.25 to 1.00 below the Excess Sweep Leverage Ratio. The Excess Sweep Leverage Ratio will be: for 2010, 4.00 to 1.00; for 2011, 4.00 to 1.00; for 2012, 4.00 to 1.00; for 2013, 4.00 to 1.00; for 2014, 3.75 to 1.00; and for 2015 and thereafter, 3.50 to 1.00.

In addition, AMH must deposit the lesser of (a) 50% of any remaining Excess Cash Flow and (b) the amount required to reduce the Leverage Ratio on a pro forma basis at the end of each fiscal year to a level 0.25 to 1.00 below the Sweep Leverage Ratio (as defined above) for such fiscal year.

To the extent AMH is required to provide cash to collateralize the AMH credit facility, such cash will not be available to distribute to us and to Holdings.

Voluntary Prepayment

The borrower may prepay loans under the AMH credit facility in whole or in part, without penalty or premium, subject to certain minimum amounts and increments.

Mandatory Prepayment

Upon the incurrence of certain indebtedness, AMH must apply all of its net cash proceeds to the prepayment of the AMH credit facility. In addition, AMH must purchase at least $50.0 million aggregate principal amount of term loans under the AMH credit facility by December 31, 2014 and at least $100.0 million aggregate principal amount of term loans (inclusive of the previously purchased $50.0 million) by December 31, 2015 at a price equal to par plus accrued interest.

Affirmative and Negative Covenants

The AMH credit facility includes customary affirmative and negative covenants. Among other things the borrower and its subsidiaries are restricted from incurring additional indebtedness, further encumbering their assets or making payments on equity, subject to certain exceptions. The AMH credit facility does not contain financial maintenance covenants.

Restricted Payments

AMH will generally be restricted from paying dividends, repurchasing capital stock and making distributions and similar types of payments if any default or event of default occurs, if it has failed to deposit the requisite cash collateralization or does not expect to be able to maintain the requisite cash collateralization or if, after giving effect to the incurrence of debt to finance such distribution, its debt to EBITDA ratio would exceed the Sweep Leverage Ratio.

Events of Default

The AMH credit facility contains customary events of default, including, without limitation, payment defaults, failure to comply with covenants, cross-defaults to other material indebtedness, bankruptcy and insolvency. In addition, it will be an event of default under the AMH credit facility if either (i) Mr. Black, together with related persons or trusts, shall cease as a group to participate to a material extent in the beneficial ownership of AMH or (ii) two of the group constituting Messrs. Black, Harris and Rowan shall cease to be actively engaged in the management of the AMH loan parties. If any event of default occurs and is continuing, the lenders may declare all of the amounts owed under the AMH credit facility to be immediately due and payable and prevent AMH and the guarantors from making any distribution on their equity (except tax distributions).

DESCRIPTION OF SHARES

The following descriptions of our shares and provisions of our operating agreement are summaries and are qualified by reference to our operating agreement, which is included in this prospectus as Annex A.

Shares

Our operating agreement authorizes us to issue an unlimited number of shares. Currently, two classes of shares have been designated: Class A shares and Class B shares. As of the date of this prospectus, there will be                  Class A shares issued and outstanding immediately after the offering, and one Class B share issued and outstanding.

Class A Shares

All of the outstanding Class A shares are duly issued. Upon payment in full of the consideration payable with respect to the Class A shares, as determined by our board of directors, the holders of such shares shall not be liable to us to make any additional capital contributions with respect to such shares (except as otherwise required by Sections 18-607 and 18-804 of the Delaware LLC Act). No holder of Class A shares is entitled to preemptive, redemption or conversion rights.

Voting Rights

The holders of Class A shares, other than the Strategic Investors and their affiliates, are entitled to one vote per share held of record on all matters submitted to a vote of our shareholders. Class A shares held by the Strategic Investors and their affiliates have no voting rights, although their written consent will be required for certain changes to our operating agreement, including in respect of share splits and combinations, capital accounts, allocation of the items and distributions, dissolution and liquidation, requirements for amending our operating agreement and mergers, consolidations or sales of substantially all our assets, if such changes would have a disproportionate adverse impact on the Strategic Investors or their affiliates. Class A shares owned by the Strategic Investors will become entitled to vote upon transfers by a Strategic Investor or one of its affiliates in accordance with the Lenders Rights Agreement. Generally, all matters to be voted on by our shareholders must be approved by a majority (or, in the case of election of directors when the Apollo control condition is no longer satisfied, by a plurality) of the votes entitled to be cast by all Class A shares and Class B shares present in person or represented by proxy, voting together as a single class.

Dividend Rights

Holders of Class A shares will share ratably (based on the number of Class A shares held) in any dividend declared by our manager out of funds legally available therefore, subject to any statutory or contractual restrictions on the payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding preferred shares. Dividends consisting of Class A shares may be paid only as follows: (i) Class A shares may be paid only to holders of Class A shares; and (ii) shares shall be paid proportionally with respect to each outstanding Class A share.

Liquidation Rights

Upon our dissolution, liquidation or winding up, after payment in full of all amounts required to be paid to creditors and to the holders of preferred shares having liquidation preferences, if any, the holders of our Class A shares will be entitled to receive our remaining assets available for distribution. Such assets will be distributed to the holders of our Class A shares pro rata based upon the number of shares held by them.

Other Matters

In the event of our merger or consolidation with or into another entity in connection with which our Class A shares are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of Class A shares will thereafter be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash). Under our operating agreement, in the event that our manager determines that we should seek relief pursuant to Section 7704(e) of the Internal Revenue Code to preserve our status as a partnership for U.S. Federal (and applicable state) income tax purposes, we and each of our shareholders will be required to agree to adjustments required by the tax authorities, and we will pay such amounts as are required by the tax authorities to preserve our status as a partnership.

Class B Shares

We have duly issued a single Class B share to BRH, which is owned by our managing partners. If BRH elects to give up its Class B share, we will issue one Class B share to each record holder of an Apollo Operating Group unit for each unit held. No holder of Class B shares will be entitled to preemptive, redemption or conversion rights.

Voting Rights

The Class B share that we have issued to Holdings is initially entitled to 240,000,000 votes on all matters submitted to a vote of our shareholders. In the event that a managing partner or contributing partner exercises his right to exchange the Apollo Operating Group units (together with his interest in the Class B share) that he owns through his partnership interest in Holdings for Class A shares, the voting power of the Class B share will be proportionately reduced. Generally, all matters to be voted on by our shareholders must be approved by a majority (or, in the case of the election of directors, a plurality) of the votes entitled to be cast by all Class A shares and Class B shares present in person or represented by proxy, voting together as a single class.

Dividend Rights

The holder of our Class B share will not have any right to receive dividends other than dividends consisting of Class B shares paid proportionally with respect to each outstanding Class B share.

Liquidation Rights

Upon our liquidation, dissolution or winding up, no holder of Class B shares will have any right to receive distributions.

Preferred Shares

Our operating agreement authorizes our manager to establish one or more series of preferred shares. Unless required by law or by any stock exchange, the authorized preferred shares will be available for issuance without further action by Class A shareholders. Our manager is able to determine, with respect to any series of preferred shares, the holders of terms and rights of that series.

We could issue a series of preferred shares that would, depending on the terms of the series, impede or discourage an acquisition attempt or other transaction that some, or a majority, of holders of Class A shares might believe to be in their best interests or in which holders of Class A shares might receive a premium for their Class A shares over the market price of the Class A shares.

We will be entitled to recognize the person in whose name any shares are registered on the books of the transfer agent as of the opening of business on a particular business day as owner, or record holder, of such shares, and accordingly shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, regardless of whether we have actual or other notice thereof, except as otherwise provided by law, including any applicable rule, regulation, guideline or requirement of any national securities exchange on which such shares are listed for trading. Without limiting the foregoing, when a person is acting as nominee, agent or in some other representative capacity for another person in acquiring and/or holding the shares, as between us on the one hand and such other person on the other, such representative person shall be deemed the record holder of such share.

Listing

We intend to apply for our Class A shares to be listed on the NYSE upon the effectiveness of our registration statement.

Transfer Agent and Registrar

The transfer agent and registrar for our Class A shares and our Class B share is American Stock Transfer  & Trust Company.

Operating Agreement

Manager

Our operating agreement provides that so long as the Apollo control condition is satisfied, our manager will manage all of our operations and activities and will have discretion over significant corporate actions, such as the issuance of securities, payment of distributions, sales of assets, making certain amendments to our operating agreement and other matters, and our board of directors will have no authority other than that which our manager chooses to delegate to it.

Our operating agreement contains provisions that waive or consent to conduct by our manager and its affiliates that might otherwise raise issues about compliance with fiduciary duties or applicable law. For example, our operating agreement provides that when our manager is acting in its individual capacity, as opposed to in its capacity as our manager, it may act without any fiduciary obligations to us or our shareholders whatsoever. When our manager, in its capacity as our manager, is permitted to or required to make a decision in its “sole discretion” or “discretion” or that it deems “necessary or appropriate” or “necessary or advisable,” then our manager will be entitled to consider only such interests and factors as it desires, including its own interests, and will have no duty or obligation (fiduciary or otherwise) to give any consideration to any interest of or factors affecting us or any of our shareholders. See “Risk Factors—Risks Related to Our Organization and Structure—Our operating agreement contains provisions that reduce or eliminate duties (including fiduciary duties) of our manager and limit remedies available to shareholders for actions that might otherwise constitute a breach of duty. It will be difficult for a shareholder to challenge a resolution of a conflict of interest by our manager or by its conflicts committee.” See also “Conflicts of Interest and Fiduciary Responsibilities” for a more detailed description of our manager’s potential conflicts of interest and how our operating agreement restricts and limits certain duties of our manager, including fiduciary duties.

Organization

We were formed on July 3, 2007 and have a perpetual existence.

Purpose

Under our operating agreement, we are permitted to engage, directly or indirectly, in any business activity that is approved by our manager and that lawfully may be conducted by a limited liability company organized under Delaware law.

Power of Attorney

Each Class A shareholder, and each person who acquires Class A shares in accordance with our operating agreement, grants to our manager and, if appointed, a liquidator, a power of attorney to, among other things, execute and file documents required for our qualification, continuance, dissolution or termination. The power of attorney also grants our manager the authority to amend, and to make consents and waivers under, our operating agreement and certificate of formation, in each case in accordance with our operating agreement.

Board of Directors

For so long as the Apollo control condition is satisfied, pursuant to the terms of our operating agreement, our manager shall (i) nominate and elect all directors to our board of directors, (ii) set the number of directors of our board of directors and (iii) fill any vacancies on our board of directors. After the Apollo condition is no longer satisfied, (i) each of the directors will be elected by the vote of a plurality of our shares entitled to vote, voting as a single class, to serve until his or her successor is duly elected or appointed and qualified or until his or her earlier death, retirement, disqualification, resignation or removal, and (ii) the size of the board of directors will be set by resolution of the board.

For so long as the Apollo control condition is satisfied, our manager may remove any director, with or without cause, at any time. After such condition is no longer satisfied, a director or the entire board of directors may be removed by the affirmative vote of holders of 50% or more of the total voting power of our shares.

Subject to limited exceptions described in our operating agreement, our manager may not sell, exchange or otherwise dispose of all or substantially all of our assets and those of our subsidiaries, taken as a whole, in a single transaction or a series of related transactions without the approval of holders of a majority of the aggregate number of voting shares outstanding; provided, however, that this does not preclude or limit our manager’s ability, in its sole discretion, to mortgage, pledge, hypothecate or grant a security interest in all or substantially all of our assets and those of our subsidiaries (including for the benefit of persons other than us or our subsidiaries, including affiliates of our manager).

Capital Contributions

Our shareholders are not obligated to make additional capital contributions, except as described below under “—Limited Liability.”

Limited Liability

The Delaware LLC Act provides that a member of a Delaware limited liability company who receives a distribution from such company and knew at the time of the distribution that the distribution was in violation of the Delaware LLC Act shall be liable to the company for the amount of the distribution for three years. Under the Delaware LLC Act, a limited liability company may not make a distribution to a member if, after the distribution, all liabilities of the company, other than liabilities to members on account of their shares and liabilities for which the recourse of creditors is limited to specific property of the company, would exceed the fair value of the assets of the company. The fair value of property subject to liability for which recourse of creditors is limited shall be included in the assets of the company only to the extent that the fair value of that property exceeds the nonrecourse liability. Under the Delaware LLC Act, an assignee who becomes a substituted member of a company is liable for the obligations of his assignor to make contributions to the company, except the assignee is not obligated for liabilities unknown to him at the time the assignee became a member and that could not be ascertained from the operating agreement.

Issuance of Additional Securities

Our operating agreement authorizes us to issue an unlimited number of additional shares and options, rights, warrants and appreciation rights relating to shares for the consideration and on the terms and conditions established by our manager in its sole discretion without the approval of any shareholders.

In accordance with the Delaware LLC Act and the provisions of our operating agreement, we may also issue additional membership interests that have designations, preferences, rights, powers and duties that do not apply to the Class A shares.

Amendment of the Operating Agreement

General

Amendments to our operating agreement may be proposed only by our manager, and our manager is under no obligation or duty to make any amendments to our operating agreement. A proposed amendment, other than those amendments that require the approval of the shareholders or those amendments that are within the unilateral discretion of our manager, both of which are discussed below, will be effective upon the approval of our manager and a majority of the aggregate number of votes that may be cast by holders of voting shares outstanding as of the relevant record date.

Prohibited Amendments

No amendment may be made that would:

•

enlarge the obligations of any Class A shareholder without his or her consent, except that any amendment that would have a material adverse effect on the rights or preferences of any class of shares in relation to other classes of shares interests may be approved by at least a majority of the type or class of shares so affected, or

•

enlarge the obligations of, restrict in any way any action by or rights of, or reduce in any way the amounts distributable, reimbursable or otherwise payable by us to our manager or any of its affiliates without the consent of our manager, which may be given or withheld in its sole discretion.

These two provisions can only be amended upon the approval of the holders of at least 90% of the outstanding voting shares.

No Shareholder Approval

Our manager may generally make amendments to our operating agreement or certificate of formation without the approval of any shareholder to reflect:

•	a change in our name, the location of our principal place of business, our registered agent or its registered office,

•	the admission, substitution, withdrawal or removal of shareholders in accordance with the operating agreement,

•

a change that our manager determines is necessary or appropriate for the company to qualify or to continue our qualification as a limited liability company or a company in which the Class A shareholders have limited liability under the laws of any state or other jurisdiction or to ensure that the company and its subsidiaries will not be treated as associations taxable as corporations or otherwise taxed as entities for U.S. Federal income tax purposes,

•	an amendment that our manager determines to be necessary or appropriate to address certain changes in U.S. Federal income tax regulations, legislation or interpretation,

•

an amendment that our manager determines is necessary or appropriate, based on the advice of counsel, to prevent the company or our manager or its partners, officers, trustees, representatives or agents, from having a material risk of being in any manner being subjected to the provisions of the 1940 Act, the Advisers Act or “plan asset” regulations adopted under the ERISA, whether or not substantially similar to plan asset regulations currently applied or proposed by the U.S. Department of Labor,

•	a change in our fiscal year or taxable year and related changes,

•

an amendment that our manager determines in its sole discretion to be necessary, desirable or appropriate for the creation, authorization or issuance of any class or series of shares or options, rights, warrants or appreciation rights relating to shares,

•	any amendment expressly permitted in our operating agreement to be made by our manager acting alone,

•	an amendment effected, necessitated or contemplated by an agreement of merger, consolidation or other business combination agreement that has been approved under the terms of our operating agreement,

•

any amendment that in the sole discretion of our manager is necessary or appropriate to reflect and account for the formation by the limited liability company of, or its investment in, any corporation, partnership, joint venture, limited liability company or other entity, as otherwise permitted by our operating agreement,

•

a merger with or conversion or conveyance to another limited liability entity that is newly formed and has no assets, liabilities or operations at the time of the merger, conversion or conveyance other than those it receives by way of the merger, conversion or conveyance,

•

an amendment effected, necessitated or contemplated by an amendment to any partnership agreement of the Apollo Operating Group partnerships that requires partners of any Apollo Operating Group partnership to provide a statement, certification or other proof of evidence regarding whether such shareholder is subject to U.S. Federal income taxation on the income generated by the Apollo Operating Group partnerships, or

•	any other amendments substantially similar to any of the matters described above.

In addition, our manager may make amendments to our operating agreement without the approval of any shareholder if those amendments, in the discretion of our manager:

•

do not adversely affect our shareholders considered as a whole (including any particular class of shares as compared to other classes of shares, treating the Class A shares and the Class B shares as a separate class for this purpose) in any material respect,

•

are necessary or appropriate to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state or non-U.S. agency or judicial authority or contained in any federal or state or non-U.S. statute (including the Delaware LLC Act),

•

are necessary or appropriate to facilitate the trading of shares or to comply with any rule, regulation, guideline or requirement of any securities exchange on which the shares are or will be listed for trading,

•	are necessary or appropriate for any action taken by our manager relating to splits or combinations of shares under the provisions of our operating agreement, or

•	are required to effect the intent expressed of this prospectus or the intent of the provisions of our operating agreement or are otherwise contemplated by our operating agreement.

Merger, Sale or Other Disposition of Assets

Our operating agreement generally prohibits our manager, without the prior approval of the holders of a majority of the voting power of our outstanding voting shares, from causing us to, among other things, sell, exchange or otherwise dispose of all or substantially all of our assets in a single transaction or a series of related transactions, including by way of merger, consolidation or other combination, or approving on our behalf the sale, exchange or other disposition of all or substantially all of the assets of our subsidiaries. However, our manager in its sole discretion may mortgage, pledge, hypothecate or grant a security interest in all or substantially all of our assets (including for the benefit of persons other than us or our subsidiaries) without that approval. Our manager may also sell all or substantially all of our assets under any forced sale of any or all of our assets pursuant to the foreclosure or other realization upon those encumbrances without that approval.

Pursuant to the Agreement Among Managing Partners, however, Mr. Black, as a member of the executive committee of our manager, will have the right of veto over, among other things a sale or other disposition of the Apollo Operating Group and/or its subsidiaries or any portion thereof, through a merger, recapitalization, stock sale, asset sale or otherwise, to an unaffiliated third party (other than through an exchange of Apollo Operating Group units and interests in our Class B share for Class A shares, transfers by a founder or a permitted transferee to another permitted transferee, or the issuance of bona fide equity incentives to any of our non-founder employees) that constitutes (x) a direct or indirect sale of a ratable interest (or substantially ratable interest) in each entity that constitutes the Apollo Operating Group or (y) a sale of all or substantially all of the assets of Apollo.

If conditions specified in our operating agreement are satisfied, our manager may convert or merge us or any of our subsidiaries into, or convey some or all of our assets to, a newly formed entity if the sole purpose of that merger or conveyance is to effect a mere change in our legal form into another limited liability entity. The shareholders are not entitled to dissenters’ rights of appraisal under our operating agreement or the Delaware LLC Act in the event of a merger or consolidation, a sale of substantially all of our assets or any other transaction or event.

Election to be Treated as a Corporation

If our manager determines that it is no longer in our best interests to continue as a limited liability company for U.S. Federal income tax purposes, our manager may elect to treat us as an association or as a publicly traded company taxable as a corporation for U.S. Federal (and applicable state) income tax purposes.

Dissolution

We will continue as a limited liability company until terminated under our operating agreement. We will dissolve upon: (i) the election of our manager to dissolve us, if approved by the holders of a majority of the total combined voting power of all of our outstanding Class A and Class B shares; (ii) the sale, exchange or other disposition of all or substantially all of our assets and those of our subsidiaries; (iii) the entry of a decree of judicial dissolution of our limited liability company; or (iv) at any time that we no longer have any shareholders, unless our businesses are continued in accordance with the Delaware LLC Act.

Liquidation and Distribution of Proceeds

Upon our dissolution, unless we are continued as a new limited liability company, the liquidator authorized to wind up our affairs will, acting with all of the powers of our manager that the liquidator deems necessary or appropriate in its judgment, liquidate our assets and apply the proceeds of the liquidation first, to discharge our liabilities as provided in the operating agreement and by law and thereafter to the shareholders pro rata according to the percentages of their respective shares as of a record date selected by the liquidator. The liquidator may defer liquidation of our assets for a reasonable period of time or distribute assets to Class A shareholders in kind if it determines that an immediate sale or distribution of all or some of our assets would be impractical or would cause undue loss to the Class A shareholders.

Resignation of the Manager

Our manager may resign at any time by giving notice of such resignation in writing or by electronic transmission to us. Any such resignation shall take effect at the time specified therein. The acceptance of such resignation shall not be necessary to make it effective. Our manager may at any time designate a substitute manager, which substitute manager will, upon the later of the acceptance of such designation and the effective date of such resignation of the departing manager, have control of us under the terms of the operating agreement upon the effective date of the departing manager’s resignation. In the event our manager resigns and does not designate a substitute manager in accordance with the terms of the operating agreement, control of us will shift to our board of directors.

Limited Call Right

If at any time less than 10% of the then issued and outstanding shares of any class, including our Class A shares, are held by persons other than our manager and its affiliates, our manager will have the right, which it may assign in whole or in part to any of its affiliates or to us, to acquire all, but not less than all, of the remaining shares of the class held by unaffiliated persons as of a record date to be selected by our manager, on at least ten but not more than 60 days notice. The purchase price in the event of this purchase is the greater of:

(i)	the current market price as of the date three days before the date the notice is mailed, and

(ii)	the highest cash price paid by our manager or any of its affiliates for any membership interests of the class purchased within the 90 days preceding the date on which our manager first mails notice of its election to purchase those membership interests.

As a result of our manager’s right to purchase outstanding shares, a Class A shareholder may have his Class A shares purchased at an undesirable time or price. The tax consequences to a Class A shareholder of the exercise of this call right are the same as a sale by that shareholder of his Class A shares in the market. See “Material Tax Considerations—Material U.S. Federal Tax Considerations.”

Preemptive Rights

We have not granted any preemptive rights with respect to our Class A shares.

Meetings; Voting

Except as described below regarding a person or group owning 20% or more of the Class A shares then outstanding, record Class A shareholders will be entitled to notice of, and to vote at, meetings of our Class A shareholders and to act upon matters as to which Class A shareholders have the right to vote or to act.

Except as described below regarding a person or group owning 20% or more of the Class A shares then outstanding, each record holder of a Class A share, other than the Strategic Investors or their affiliates, is entitled to a number of votes equal to the number of Class A shares held. Each outstanding Class A share, other than Class A shares held by the Strategic Investors or their affiliates, shall be entitled to one vote per share on all matters submitted to the shareholders for approval. Class A shares held by the Strategic Investors or their affiliates will not be entitled to vote, although such Class A shares will become entitled to vote upon certain transfers in accordance with the Lenders Rights Agreement. In the case of Class A shares held by our manager on behalf of non-citizen assignees, our manager will distribute the votes on those Class A shares in the same ratios as the votes of shareholders in respect of other Class A shares are cast.

The Class B share that we have issued to BRH is initially entitled to 240,000,000 votes on all matters submitted to a vote of our shareholders. In the event that a managing partner or contributing partner exercises his right to exchange the Apollo Operating Group units that he owns through his partnership interest in Holdings for Class A shares, the voting power of the Class B share will be proportionately reduced. Generally, all matters to be voted on by our shareholders must be approved by a majority (or, in the case of the election of directors, a plurality) of the votes entitled to be cast by all shares present in person or represented by proxy, voting together as a single class.

Any action that is required or permitted to be taken by the shareholders may be taken either at a meeting of such holder without a meeting, without a vote and without prior notice if consents in writing describing the action so taken are signed by holders owning not less than the minimum percentage of the voting power of the outstanding shares that would be necessary to authorize or take that action at a meeting. Meetings of the shareholders may be called by our manager. Shareholders may vote either in person or by proxy at meetings. The holders of a majority of the voting power of the outstanding shares for which a meeting has been called, represented in person or by proxy, will constitute a quorum unless any action by the holders of the shares requires approval by holders of a greater percentage of such shares, in which case the quorum will be the greater percentage.

However, if at any time any person or group (other than our manager and its affiliates, or a direct or subsequently approved transferee of our manager or its affiliates) acquires, in the aggregate, beneficial ownership of 20% or more of any class of shares then outstanding, that person or group will lose voting rights on all of its shares and the shares may not be voted on any matter and will not be considered to be outstanding when sending notices of a meeting of shareholders, calculating required votes, determining the presence of a quorum or for other similar purposes. Shares held in nominee or street name account will be voted by the broker or other nominee in accordance with the instruction of the beneficial owner unless the arrangement between the beneficial owner and his nominee provides otherwise.

Status as Shareholder

By transfer of Class A shares in accordance with our operating agreement, each transferee of Class A shares will be admitted as a shareholder with respect to the Class A shares transferred when such transfer and admission is reflected in our books and records. Except as described in our operating agreement, the Class A shares will be fully paid and non-assessable.

Non-Citizen Assignees; Redemption

If we are or become subject to federal, state or local laws or regulations that in the determination of our manager create a substantial risk of cancellation or forfeiture of any property in which the limited liability company has an interest because of the nationality, citizenship or other related status of any Class A shareholder, we may redeem the Class A shares held by that holder at their current market price. To avoid any cancellation or forfeiture, our manager may require each Class A shareholder to furnish information about his nationality, citizenship or related status. If a Class A shareholder fails to furnish information about his nationality, citizenship or other related status within 30 days after a request for the information or our manager determines, with the advice of counsel, after receipt of the information that the Class A shareholder is not an eligible citizen, the Class A shareholder may be treated as a non-citizen assignee. A non-citizen assignee does not have the right to direct the voting of his Class A shares and may not receive distributions in kind upon our liquidation.

Indemnification

Under our operating agreement, in most circumstances we will indemnify the following persons, to the fullest extent permitted by law, from and against all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts:

•	our manager;

•	any departing manager;

•	any person who is or was an affiliate of our manager or any departing manager;

•

any person who is or was a member, partner, tax matters partner, officer, director, employee, agent, fiduciary or trustee of us or our subsidiaries, our manager or any departing manager or any affiliate of us or our subsidiaries, our manager or any departing manager;

•

any person who is or was serving at the request of our manager or any departing manager or any affiliate of our manager or any departing manager as an officer, director, employee, member, partner, agent, fiduciary or trustee of another person; or

•	any person designated by our manager.

We have agreed to provide this indemnification unless there has been a final and non-appealable judgment by a court of competent jurisdiction determining that these persons acted in bad faith or engaged in fraud or willful misconduct. We have also agreed to provide this indemnification for criminal proceedings. Any indemnification under these provisions will only be out of our assets. We may purchase insurance against liabilities asserted against and expenses incurred by persons for our activities, regardless of whether we would have the power to indemnify the person against liabilities under our operating agreement.

We have entered into indemnification agreements with each of our executive officers and certain of our employees which set forth the obligations described above.

Books and Reports

Our manager is required to keep appropriate books of the limited liability company’s business at our principal offices or any other place designated by our manager. The books will be maintained for both tax and financial reporting purposes on an accrual basis. For tax and fiscal reporting purposes, our year ends on December 31 each year.

As soon as reasonably practicable after the end of each fiscal year, we will furnish to each shareholder tax information (including Schedule K-1), which describes on a U.S. dollar basis such shareholder’s share of our income, gain, loss and deduction for our preceding taxable year. It will most likely require longer than 90 days after the end of our fiscal year to obtain the requisite information from all lower-tier entities so that K-1s may be prepared for us. Consequently, shareholders who are U.S. taxpayers should anticipate the need to file annually with the IRS (and certain states) a request for an extension past April 15 or the otherwise applicable due date of their income tax return for the taxable year. In addition, each shareholder will be required to report for all tax purposes consistently with the information provided by us. See “Material Tax Considerations—Material U.S. Federal Tax Considerations—Administrative Matters—Information Returns.”

Right to Inspect Our Books and Records

Our operating agreement provides that a shareholder can, for a purpose reasonably related to his or her interest as such a holder, upon reasonable written demand and at his or her own expense, have furnished to him or her:

•	promptly after becoming available, a copy of our U.S. Federal, state and local income tax returns; and

•	copies of our operating agreement, the certificate of formation of the limited liability company, related amendments and powers of attorney under which they have been executed.

Our manager may, and intends to, keep confidential from the Class A shareholders trade secrets or other information the disclosure of which our manager believes is not in our best interests or which we are required by law or by agreements with third parties to keep confidential.

Shareholders Agreement

Upon consummation of the Private Offering Transactions, we entered into a shareholders agreement with Holdings regarding voting, transfer and registration rights, among other things. See “Certain Relationships and Related Party Transactions—Managing Partner Shareholders Agreement.”

Lenders Rights Agreement

In connection with the sale of Class A shares to the Strategic Investors, we entered into the Lenders Rights Agreement. See “Certain Relationships and Related Party Transactions—Lenders Rights Agreement.”

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there has been no public market for our Class A shares. We cannot predict the effect, if any, future sales of Class A shares, or the availability for future sale of Class A shares, will have on the market price of our Class A shares prevailing from time to time. The sales of substantial amounts of our Class A shares in the public market, or the perception that such sales could occur, could harm the prevailing market price of our Class  A shares.

General

Our Strategic Investors, CalPERS and ADIA, own 30,000,001 and 30,000,000 non-voting Class A shares respectively. Such shares are “restricted securities” as defined in Rule 144, unless we register such shares under the Securities Act. However, we have granted the Strategic Investors rights that require us to register their Class A shares under the Securities Act. Although the shares held by our Strategic Investors are currently non-voting, upon sale by a third party, the shares will have voting rights. See “—Registration Rights” and “Certain Relationships and Related Party Transactions—Lenders Rights Agreement.”

Our managing partners and contributing partners hold indirectly through Holdings 240,000,000 Apollo Operating Group units. We have entered into an exchange agreement with Holdings under which, subject to certain procedures and restrictions (including the vesting schedules applicable to our managing partners and any applicable transfer restrictions and lock-up agreements) upon 60 days’ notice prior to a designated quarterly date, each managing partner and contributing partner (or certain transferees thereof) has the right to cause Holdings to exchange the Apollo Operating Group units that he owns through Holdings for our Class A shares and to sell such Class A shares at the prevailing market price (or at a lower price that such managing partner or contributing partner is willing to accept). See “—Lock-Up Arrangements” and “Certain Relationships and Related Party Transactions—Exchange Agreement.”

In addition, we have granted 39,085,837 RSUs (net of forfeited and issued awards) as of December 31, 2010, subject to vesting, to certain employees and consultants that will settle (or have settled) in Class A shares, with 31,039,395 Class A shares remaining for grant under our equity incentive plan as of December 31, 2010. We intend to file one or more registrations statements on Form S-8 under the Securities Act to register Class A shares under our equity incentive plan. Any such Form S-8 registration statements will automatically become effective upon filing. Accordingly, Class A shares registered under such registration statements will be available for sale in the open market.

Registration Rights

Pursuant to the Lenders Rights Agreement, following the second anniversary of the registration effectiveness date, each Strategic Investor shall be afforded four demand registrations with respect to their Class A shares, covering offerings of at least 2.5% of our total equity ownership and customary piggyback registration rights.

Pursuant to the Managing Partners Shareholders Agreement, we have granted Holdings, an entity through which our managing partners and contributing partners own Apollo Operating Group units, the right to require us to register under the Securities Act our shares held or acquired by them. Holders of such rights (i) will have “demand” registration rights, exercisable two years after the registration effectiveness date, but unlimitedly in number thereafter, (ii) may require us to make available registration statements permitting sales of shares they hold or acquire into the market from time to time over an extended period and (iii) have the ability to exercise certain piggyback registration rights. See “Certain Relationships and Related Party Transactions—Managing Partner Shareholders Agreement —Registration Rights Agreement.”

Lock-Up Arrangements

Pursuant to the Lenders Rights Agreement, the Strategic Investors have agreed not to sell any of their shares for a period of two years following the registration effectiveness date.

BRH Holdings, L.P., Holdings, certain of our executive officers and the Strategic Investors have agreed with the initial purchasers not to dispose of or hedge any of our Class A shares, subject to specified exceptions, through the date that is 180 days after the registration effectiveness date, except with the prior written consent of the representatives of the initial purchasers. In addition, certain of our executive officers, directors, employees and affiliates will enter into lock-up agreements with underwriters in the offering and will agree not to dispose of or hedge any of our Class A shares, subject to specified exceptions, through the date that is          days after the date of this prospectus, except with the prior written consent of the underwriters in the offering. After the expiration of the applicable lock-up period, these Class A shares will be eligible for resale from time to time, subject to certain contractual restrictions and Securities Act limitations. Under certain circumstances, the applicable lock-up period may be extended.

We and our manager will enter into lock-up agreements with underwriters in the offering and will agree not to dispose of or hedge any of our Class A shares, subject to specified exceptions, through the date that is          days after the date of this prospectus, except with the prior written consent of the underwriters in the offering.

The selling shareholders in the offering will also enter into lock-up agreements with the underwriters in the offering and will agree not to dispose of or hedge any of our Class A shares, subject to specified exceptions, through the date that is          days after the date of this prospectus, except with the prior written consent of the underwriters in the offering.

Rule 144

In general, under Rule 144 of the Securities Act, a person (or persons whose shares are aggregated) who is not deemed to have been an affiliate of ours at any time during the three months preceding a sale, and who has beneficially owned restricted securities within the meaning of Rule 144 for at least six months (including any period of consecutive ownership of preceding non-affiliated holders) would be entitled to sell those shares, subject only to the availability of current public information about us. A non-affiliated person who has beneficially owned restricted securities within the meaning of Rule 144 for at least one year would be entitled to sell those shares without regard to the provisions of Rule 144.

A person (or persons whose shares are aggregated) who is deemed to be an affiliate of ours and who has beneficially owned restricted securities within the meaning of Rule 144 for at least six months would be entitled to sell within any three-month period a number of Class A shares that does not exceed the greater of one percent of the then outstanding Class A shares or the average weekly trading volume of our Class A shares reported through the NYSE during the four calendar weeks preceding such sale. Such sales are also subject to certain manner of sale provisions, notice requirements and the availability of current public information about us.

Rule 701

In general, under Rule 701 of the Securities Act as currently in effect, our employees, consultants or advisors who receive Class A shares from us in connection with a compensatory stock or option plan or other written agreement are eligible to resell those shares 90 days after the effective date of the offering in reliance on Rule 144, but without having to comply with certain of the restrictions contained in Rule 144.

MATERIAL TAX CONSIDERATIONS

Material U.S. Federal Tax Considerations

To ensure compliance with Treasury Department Circular 230, investors are hereby notified that: (i) any discussion of U.S. Federal income tax issues in this prospectus is not intended or written to be relied upon, and cannot be relied upon, by any investor for the purpose of avoiding penalties that may be imposed on such investor under the Internal Revenue Code; (ii) such discussion is included herein by Apollo Global Management, LLC in connection with the promotion or marketing (within the meaning of Circular 230) by the issuer and of the transactions or matters addressed herein; and (iii) investors should seek advice based on their particular circumstances from an independent tax advisor.

The following discussion summarizes the material U.S. Federal income tax considerations relating to an investment in Class A shares. For purposes of this section, references to “Apollo,” “we,” “our,” and “us” mean only Apollo Global Management, LLC and not its subsidiaries, except as otherwise indicated. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, administrative rulings and pronouncements of the IRS, and judicial decisions, all as in effect on the date hereof and which are subject to change or differing interpretations, possibly with retroactive effect.

This discussion is not a comprehensive discussion of all of the U.S. Federal income tax considerations applicable to us or that may be relevant to a particular holder of Class A shares in view of such holder’s particular circumstances and, except to the extent provided below, is not directed to holders of Class A shares subject to special treatment under the U.S. Federal income tax laws, such as banks or other financial institutions, dealers in securities or currencies, tax-exempt entities, regulated investment companies, real estate investment trusts, non-U.S. persons (as defined below), insurance companies, mutual funds, persons holding shares as part of a hedging, integrated or conversion transaction or a straddle, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, charitable remainder unit trusts, common trust funds, persons who are subject to Medicare contribution tax or persons liable for the alternative minimum tax. In addition, except to the extent provided below, this discussion does not address any aspect of state, local or non-U.S. tax law and assumes that holders of Class A shares will hold their Class A shares as capital assets within the meaning of Section 1221 of the Code. The tax treatment of holders in a partnership (including an entity treated as a partnership for U.S. Federal income tax purposes) that is a holder of our Class A shares generally depends on the status of the partner, and is not specifically addressed herein. Partners in partnerships purchasing the Class A shares should consult their own tax advisors.

Legislation has been introduced in the U.S. Congress that would, if enacted, preclude us from qualifying as a partnership for U.S. Federal income tax purposes. On May 28, 2010, the House of Representatives passed H.R. 4213, the American Jobs and Closing Tax Loopholes Act of 2010. If enacted, this bill would cause portions of income associated with carried interests to be taxed as ordinary income and not treated as qualifying income for purposes of the publicly traded partnership tests. This would have the effect of treating publicly traded partnerships that derive substantial amounts of income from carried interests as corporations for U.S. Federal income tax purposes. Such legislation does provide a transition rule that could defer corporate treatment for 10 years. See “—Administrative Matters—Possible New Legislation or Administrative or Judicial Action.”

No statutory, administrative or judicial authority directly addresses the treatment of certain aspects of the Class A shares or instruments similar to the shares for U.S. Federal income tax purposes. We cannot give any assurance that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax aspects set forth below. Moreover, we have not and will not seek any advance rulings from the IRS regarding any matter discussed in this prospectus. We cannot give any assurance that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax aspects set forth below. Accordingly, prospective holders of Class A shares should consult their own tax advisors to determine the U.S. Federal income tax consequences to them of acquiring, holding and disposing of Class A shares, as well as the effects of state, local and non-U.S. tax laws.

For purposes of the following discussion, a U.S. person is a person that is (i) a citizen or resident of the United States, (ii) a corporation (or other entity taxable as a corporation for U.S. Federal income tax purposes) created or organized under the laws of the United States or any state thereof, or the District of Columbia, (iii) an estate, the income of which is subject to U.S. Federal income taxation regardless of its source, or (iv) a trust (a) the administration over which a U.S. court can exercise primary supervision and (b) all of the substantial decisions of which one or more U.S. persons have the authority to control. A “non-U.S. person” is a person that is neither a U.S. person nor an entity treated as a partnership for U.S. Federal income tax purposes.

Taxation of the Company

Federal Income Tax Opinion Regarding Partnership Status. O’Melveny & Myers LLP has acted as our counsel in connection with this offering. O’Melveny & Myers LLP has issued the opinion that as of August 8, 2007, we, Principal Holdings I, L.P. and Principal Holdings III, L.P., will each be treated as a partnership and not as a corporation for U.S. Federal income tax purposes based on certain assumptions and factual statements and representations made by us, including statements and representations as to the manner in which we intend to manage our affairs and the composition of our income. However, opinions of counsel are not binding upon the IRS or any court, and the IRS may challenge this conclusion and a court may sustain such a challenge. We must emphasize that the opinion of O’Melveny & Myers LLP is based on various assumptions and representations relating to our organization, operation, assets, activities and income, including that all factual representations set forth in the relevant documents, records and instruments are true and correct, certain actions described in this offering have been completed and that we will at all times operate in accordance with the method of operation described in our organizational documents and this offering, and such opinion is conditioned upon representations and covenants made by our management regarding our organization, assets, activities, income, and present and future conduct of our business operations, and assumes that such representations and covenants are accurate and complete.

Taxation of Apollo. While we are organized as a limited liability company and intend to operate so that we will be treated for U.S. Federal income tax purposes as a partnership, and not as a corporation, given the highly complex nature of the rules governing partnerships, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, neither we nor O’Melveny & Myers LLP can give any assurance that we will so qualify for any particular year. O’Melveny & Myers LLP will have no obligation to advise us or the holders of Class A shares of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in, or differing IRS interpretation of, the applicable law. Our treatment as a partnership that is not a publicly traded partnership taxable as a corporation will depend on our ability to meet, on a continuing basis, through actual operating results, the “qualifying income exception” (as described below), the compliance with which will not be reviewed by O’Melveny & Myers LLP on an ongoing basis. Accordingly, we cannot give any assurance that the actual results of our operations for any taxable year will satisfy the qualifying income exception. You should be aware that opinions of counsel are not binding on the IRS, and we cannot give any assurance that the IRS will not challenge the conclusions set forth in such opinions. Furthermore, it is possible that the U.S. Federal income tax law could be amended by Congress so as to cause part or all of our income to be non-qualifying income under the publicly traded partnership rules. A change in the administrative or judicial interpretation of the U.S. Federal income tax law could also create this result. See “—Administrative Matters—Possible New Legislation or Administrative or Judicial Action” below.

If we fail to satisfy the qualifying income exception (other than a failure which is determined by the IRS to be inadvertent and which is cured within a reasonable period of time after the discovery of such failure as discussed below) or if we elect to be treated as a corporation based upon a determination by our board of directors, we will be treated as if we had transferred all of our assets, subject to our liabilities, to a newly formed corporation, on the first day of the year in which we failed to satisfy the qualifying income exception, in return for stock of the corporation, and then distributed to the holders of Class A shares in liquidation of their interests in us. This contribution and liquidation should be tax-free to holders of Class A shares (except for a non-U.S. holder if we own an interest in U.S. real property or an interest in a USRPHC as discussed below in “—Taxation of Non-U.S. Persons”) so long as we do not have liabilities in excess of the tax basis of our assets. If, for any reason (including our failure to meet the qualifying income exception or a determination by our board of directors to elect to be treated as a corporation), we were treated as an association or publicly traded partnership taxable as a corporation for U.S. Federal income tax purposes, (i) we would be subject to U.S. Federal income tax on our taxable income at regular corporate income tax rates, without deduction for any distributions to holders, thereby substantially reducing the amount of any cash available for distribution to holders and (ii) distributions made to the holders of our Class A shares would be treated as either taxable dividend income, which may be eligible for reduced rates of taxation (currently available through 2012), to the extent of our current or accumulated earnings and profits, or in the absence of earnings and profits, as a nontaxable return of capital, to the extent of the holder’s tax basis in the common units, or as taxable capital gain, after the holder’s basis is reduced to zero. The net effect of such treatment would be, among other things, to subject the income from APO Asset Co., LLC to corporate level taxation.

Under Section 7704 of the Code, unless certain exceptions apply, if an entity that would otherwise be classified as a partnership for U.S. Federal income tax purposes is a “publicly traded partnership” (as defined in the Code) it will be treated and taxed as a corporation for U.S. Federal income tax purposes. An entity that would otherwise be classified as a partnership is a publicly traded partnership if (i) interests in the entity are traded on an established securities market or (ii) interests in the entity are readily tradable on a secondary market or the substantial equivalent thereof. We expect that we will be treated as a publicly traded partnership.

A publicly traded partnership will, however, be treated as a partnership, and not as a corporation for U.S. Federal income tax purposes, if 90% or more of its gross income during each taxable year consists of “qualifying income” within the meaning of Section 7704 of the Code and it is not required to register as an investment company under the Investment Company Act. We refer to this exception as the “qualifying income exception.” Qualifying income generally includes dividends, interest, capital gains from the sale or other disposition of stocks and securities and certain other forms of investment income. We expect that our investments will earn interest, dividends, capital gains and other types of qualifying income, however, we cannot give any assurance as to the types of income that will be earned in any given year.

While we will be treated as a publicly traded partnership, we will manage our investments so that we will satisfy the qualifying income exception to the extent reasonably possible. We cannot give any assurance, however, that we will do so or that the IRS would not challenge our compliance with the qualifying income requirements and, therefore, assert that we should be taxable as a corporation for U.S. Federal income tax purposes. In such event, the amount of cash available for distribution to holders would be reduced materially.

If at the end of any year we fail to meet the qualifying income exception, we may still qualify as a partnership if we are entitled to relief under the Code for an inadvertent termination of partnership status. This relief will be available if (i) the failure to meet the qualifying income exception is cured within a reasonable time after discovery, (ii) the failure is determined by the IRS to be inadvertent, and (iii) we and each of the holders of our Class A shares (during the failure period) agree to make such adjustments or to pay such amounts as are required by the IRS. Under our operating agreement, each holder of Class A shares is obligated to make such adjustments or to pay such amounts as are required by the IRS to maintain our status as a partnership. It is not possible to state whether we would be entitled to this relief in any or all circumstances. It also is not clear under the Code whether this relief would be available for our first taxable year as a publicly traded partnership. If this relief provision is inapplicable to a particular set of circumstances involving us, we will not qualify as a partnership for U.S. Federal income tax purposes. Even if this relief provision applies and we retain our partnership status, we or the holders of Class A shares (during the failure period) will be required to pay such amounts as are determined by the IRS.

The remainder of this section assumes that we and the underlying partnerships of Apollo Operating Group will be treated as partnerships for U.S. Federal income tax purposes. However, due to proposed legislation this could change. See “—Administrative Matters—Possible New Legislation or Administrative or Judicial Action” below.

Certain State, Local and Non-U.S. Tax Matters. We and our subsidiaries may be subject to state, local or non-U.S. taxation in various jurisdictions, including those in which we or they transact business, own property, or reside. For example, we and our subsidiaries may be subject to New York City unincorporated business tax. We may be required to file tax returns in some or all of those jurisdictions. The state, local or non-U.S. tax treatment of us and our holders may not conform to the U.S. Federal income tax treatment discussed herein. We will pay non-U.S. taxes, and dispositions of foreign property or operations involving, or investments in, foreign property may give rise to non-U.S. income or other tax liability in amounts that could be substantial. Any non-U.S. taxes incurred by us may not be able to be used by holders of our Class A shares as a credit against their U.S. Federal income tax liability, subject to applicable limitations under the Code.

APO Corp. APO Corp. is taxable as a corporation for U.S. Federal income tax purposes. Accordingly, even though we expect to qualify as a partnership for U.S. Federal income tax purposes, the income from the portion of our business that we hold through APO Corp. will be subject to U.S. Federal corporate income tax and other taxes. As the holder of APO Corp.’s shares, we will not be taxed directly on earnings of entities we hold through APO Corp. Distributions of cash or other property that APO Corp. pays to us will constitute dividends for U.S. Federal income tax purposes to the extent paid from its current or accumulated earnings and profits (as determined under U.S. Federal income tax principles). If the amount of a distribution by APO Corp. exceeds its current and accumulated earnings and profits, such excess will be treated as a tax-free return of capital to the extent of our tax basis in APO Corp.’s common stock, and thereafter will be treated as a capital gain.

APO (FC), LLC. APO (FC), LLC is taxable as a corporation for U.S. Federal income tax purposes. Accordingly, any income from the portion of our business that we hold through APO (FC), LLC that is treated as effectively connected with a U.S. trade or business will be subject to U.S. Federal income tax and other taxes. APO (FC), LLC will be considered a CFC for U.S. Federal income tax purposes. Accordingly, each U.S. holder of our Class A shares may be required to include in income its allocable share of “Subpart F” income of APO (FC), LLC. Subpart F income generally includes dividends, interest, net gain from the sale or disposition of securities, non-actively managed rents and certain other generally passive types of income. These inclusions are treated as ordinary income (whether or not such inclusions are attributable to net capital gains). Thus, an investor may be required to report as ordinary income its allocable share of APO (FC) LLC’s Subpart F income reported by us without corresponding receipts of cash and may not benefit from capital gain treatment with respect to the portion of our earnings (if any) attributable to net capital gains of APO (FC), LLC. The tax basis of our shares of APO (FC), LLC, and a holder’s tax basis in our Class A shares, will be increased to reflect any required Subpart F income inclusions. Such income will be treated as income from sources within the United States, for certain foreign tax credit purposes, to the extent derived by APO (FC) LLC from U.S. sources. Such income will not be eligible for the reduced rate of tax that may be applicable to “qualified dividend income” for individual U.S. persons. Amounts included as such income with respect to direct and indirect investments generally will not be taxable again when actually distributed. For further discussion of CFC treatment, see “—Taxation of Holders of Class A Shares— Passive Foreign Investment Companies and Controlled Foreign Corporations” below.

APO Asset Co., LLC. APO Asset Co., LLC is a wholly-owned limited liability company. APO Asset Co., LLC will be treated as an entity disregarded as a separate entity from us. Accordingly, all the assets, liabilities and items of income, deduction and credit of APO Asset Co., LLC will be treated as our assets, liabilities and items of income, deduction and credit.

If we form a U.S. corporation or other entity treated as a U.S. corporation for U.S. Federal income tax purposes, that corporation would be subject to U.S. Federal income tax on its income.

Personal Holding Companies. APO Corp. could be subject to additional U.S. Federal income tax on a portion of its income if it is determined to be a personal holding company, or “PHC,” for U.S. Federal income tax purposes. A U.S. corporation generally will be classified as a PHC for U.S. Federal income tax purposes in a given taxable year if (i) at any time during the last half of such taxable year, five or fewer individuals (without regard to their citizenship or residency and including as individuals for this purpose certain entities such as certain tax-exempt organizations and pension funds) own or are deemed to own (pursuant to certain constructive ownership rules) more than 50% of the stock of the corporation by value and (ii) at least 60% of the corporation’s adjusted ordinary gross income, as determined for U.S. Federal income tax purposes, for such taxable year consists of PHC income (which includes, among other things, dividends, interest, royalties, annuities and, under certain circumstances, rents). The PHC rules do not apply to non-U.S. corporations.

Due to applicable attribution rules, it is likely that five or fewer individuals or tax-exempt organizations will be treated as owning actually or constructively more than 50% of the value of stock in APO Corp. Consequently, APO Corp. could be or become a PHC, depending on whether it fails the PHC gross income test. Certain aspects of the gross income test cannot be predicted with certainty. Thus, we cannot give any assurance that APO Corp. will not become a PHC in the future.

If APO Corp. is or were to become a PHC in a given taxable year, it would be subject to an additional 15% PHC tax on its undistributed PHC income, which generally includes the company’s taxable income, subject to certain adjustments. For taxable years beginning after December 31, 2010, the PHC tax rate on undistributed PHC income will be equal to the highest marginal rate on ordinary income applicable to individuals (currently 35%).

Taxation of Holders of Class A Shares

Taxation of Holders of Class A Shares on Our Profits and Losses. As a partnership for tax purposes, we are not a taxable entity and incur no U.S Federal income tax liability. Instead, each holder of Class A shares in computing such holder’s U.S. Federal income tax liability for a taxable year will be required to take into account its allocable share of items of our income, gain, loss, deduction and credit (including those items of APO Asset Co., LLC as an entity disregarded as a separate entity from us for U.S. Federal income tax purposes) for each of our taxable years ending with or within the taxable year of such holder, regardless whether the holder has received any distributions. The characterization of an item of our income, gain, loss, deduction or credit generally will be determined at our (rather than at the holder’s) level.

Limits on Deductions for Losses and Expenses. A holder’s deduction of its share of our losses, if any, will be limited to such holder’s tax basis in its Class A shares and, if such holder is an individual or a corporation that is subject to the “at risk” rules, to the amount for which such holder is considered to be “at risk” with respect to our activities, if that is less than such holder’s tax basis. In general, a holder of Class A shares will be at risk to the extent of such holder’s tax basis in its Class A shares, reduced by (1) the portion of that basis attributable to such holder’s share of our liabilities for which such holder will not be personally liable and (2) any amount of money such holder borrows to acquire or hold its Class A shares, if the lender of those borrowed funds owns an interest in us, is related to such holder or can look only to the Class A shares for repayment. A holder’s at risk amount will generally increase by its allocable share of our income and gain and decrease by cash distributions to such holder and such holder’s allocable share of losses and deductions. A holder must recapture losses deducted in previous years to the extent that distributions cause such holder’s at risk amount to be less than zero at the end of any taxable year. Losses disallowed or recaptured as a result of these limitations will carry forward and will be allowable to the extent that a holder’s tax basis or at risk amount, whichever is the limiting factor, subsequently increases. Any excess loss above that gain previously suspended by the at risk or basis limitations may no longer be used. It is not entirely free from doubt whether a holder would be subject to additional loss limitations imposed by Section 470 of the Code. The IRS has not yet issued final guidance limiting the scope of this anti-abuse provision. Prospective holders of Class A shares should therefore consult their own tax advisors about the possible effect of this provision.

We do not expect to generate any income or losses from “passive activities” for purposes of Section 469 of the Code. Accordingly, income allocated by us to a holder of Class A shares may not be offset by any Section 469 passive losses of such holder from other sources and any losses we allocate to a holder generally may not be used to offset Section 469 passive income of such holder from other sources. In addition, other provisions of the Code may limit or disallow any deduction for losses by a holder of Class A shares or deductions associated with certain assets of the partnership in certain cases, including potentially Section 470 of the Code. Prospective holders of Class A shares should consult with their own tax advisors regarding their limitations on the deductibility of losses under applicable sections of the Code.

Limitations on Deductibility of Organizational Expenses and Syndication Fees. In general, neither we nor any U.S. holder of Class A shares may deduct organizational or syndication expenses. An election may be made by our partnership to amortize organizational expenses over a 15-year period. Syndication fees (which would include any sales or placement fees or commissions or underwriting discount payable to third parties) must be capitalized and cannot be amortized or otherwise deducted.

Limitations on Interest Deductions. A holder’s share of our interest expense is likely to be treated as “investment interest” expense. If a holder is a non-corporate taxpayer, the deductibility of “investment interest” expense is generally limited to the amount of such holder’s “net investment income.” A holder’s share of our dividend and interest income will be treated as investment income, although “qualified dividend income” subject to reduced rates of tax in the hands of an individual (currently through 2012) will only be treated as investment income if a holder elects to treat such dividend as ordinary income not subject to reduced rates of tax. In addition, state and local tax laws may disallow deductions for a holder’s share of our interest expense.

The computation of a holder’s investment interest expense will take into account interest on any margin account borrowing or other loan incurred to purchase a Class A share. Net investment income includes gross income from property held for investment and amounts treated as portfolio income under the passive loss rules less deductible expenses, other than interest, directly connected with the production of investment income, but generally does not include gains attributable to the disposition of property held for investment. For this purpose, any long-term capital gain or qualifying dividend income that is taxable at long-term capital gain rates (such preferential rates currently available through 2012) is excluded from net investment income, unless a holder of Class A shares elects to pay tax on such gain or dividend income at ordinary income rates.

Deductibility of Partnership Investment Expenditures by Individual Partners and by Trusts and Estates. Subject to certain exceptions, all miscellaneous itemized deductions of an individual taxpayer, and certain of such deductions of an estate or trust, are deductible only to the extent that such deductions exceed 2% of the taxpayer’s adjusted gross income. For tax years beginning after December 31, 2012, the otherwise allowable itemized deductions of individuals whose gross income exceeds an applicable threshold amount are subject to reduction by an amount equal to the lesser of (1) 3% of the excess of the individual’s adjusted gross income over the threshold amount, or (2) 80% of the amount of the itemized deductions. The operating expenses of Apollo may be treated as miscellaneous itemized deductions subject to the foregoing rule. Prospective non-corporate holders of Class A shares should consult their own tax advisors with respect to the application of these limitations.

Allocation of Profits and Losses. For each of our fiscal years, items of income, gain, loss, deduction or credit recognized by us (including those items of APO Asset Co., LLC as an entity disregarded as a separate entity from us for U.S. Federal income tax purposes) generally will be allocated among the holders of Class A shares pro rata in accordance with the number of shares held. To the extent that our managing partners and contributing partners exchange Apollo Operating Group units for Class A shares, such income and gain will from time to time include the built-in income or gain inherent in the underlying assets of the Apollo Operating Group at the time of such exchange. Section 704(c) of the Code arguably requires that we specially allocate such built-in income or gain to the holders of these specific Class A shares. However, since we do not expect to be able to identify these specific Class A shares following their sales on the market by such partners, we expect that we will not be able to make such special allocations to the holders of these specific Class A shares. Accordingly, such built-in income or gain will likely be allocated pro rata among all holders of Class A shares.

We may make investments that produce taxable income before they generate cash and/or may devote cash flow to make other investments or pay principal amount of debt. Therefore the amount of taxable income that we allocated to you may exceed your cash distributions, and this excess may be substantial.

We must allocate items of partnership income and deductions between transferors and transferees of Class A shares. We will apply certain assumptions and conventions in an attempt to comply with applicable rules under the Code and to report income, gain, loss, deduction and credit to holders in a manner that reflects such holders’ beneficial shares of our items. These conventions are designed to more closely align the receipt of cash and the allocation of income between holders of Class A shares, but these assumptions and conventions may not be in compliance with all aspects of applicable tax requirements. In addition, as a result of such allocation method, we may allocate taxable income to you even if you do not receive any distributions.

If the IRS does not accept our conventions, the IRS may contend that our taxable income or losses must be reallocated among the holders of Class A shares. If such a contention were sustained, certain holders’ respective tax liabilities would be adjusted to the possible detriment of certain other holders. The Board of Directors is authorized to revise our method of allocation between transferors and transferees (as well as among holders whose interests otherwise could vary during a taxable period). See “—Administrative Matters—Possible New Legislation or Administration or Judicial Action” below.

Adjusted Tax Basis of Class A Shares. A holder’s adjusted tax basis in its Class A shares will equal the amount paid for the shares and will be increased by the holder’s allocable share of (i) items of our income and gain and (ii) our liabilities, if any. A holder’s adjusted tax basis will be decreased, but not below zero, by (a) distributions from us, (b) the holder’s allocable share of items of our deductions and losses, and (c) the holder’s allocable share of the reduction in our liabilities, if any. Although a holder in such circumstance would have a single adjusted tax basis in the separately purchased Class A shares, such holder will have a split holding period in such shares.

Holders who purchase Class A shares in separate transactions must combine the basis of those Class A shares and maintain a single adjusted tax basis for all of those Class A shares. Upon a sale or other disposition of less than all of the Class A shares, a portion of that tax basis must be allocated to the Class A shares sold.

Treatment of Distributions. Distributions of cash by us generally will not be taxable to a holder to the extent of such holder’s adjusted tax basis (described above) in its Class A shares. Any cash distributions in excess of a holder’s adjusted tax basis generally will be considered to be gain from the sale or exchange of Class A shares (as described below). Such amount would be treated as gain from the sale or exchange of its interest in us. Such gain would generally be treated as capital gain and would be long-term capital gain if the holder’s holding period for its interest exceeds one year. A reduction in a holder’s allocable share of our liabilities, and certain distributions of marketable securities by us, are treated similar to cash distributions for U.S. Federal income tax purposes.

Disposition of Interest. A sale or other taxable disposition of all or a portion of a holder’s interest in its Class A shares will result in the recognition of gain or loss in an amount equal to the difference, if any, between the amount realized on the disposition (including the holder’s share of our liabilities) and the holder’s adjusted tax basis in its Class A shares. A holder’s adjusted tax basis will be adjusted for this purpose by its allocable share of our income or loss for the year of such sale or other disposition. Except as described below, any gain or loss recognized with respect to such sale or other disposition generally will be treated as capital gain or loss and will be long-term capital gain or loss if the holder’s holding period for its interest exceeds one year. If we have not made a “qualifying electing fund,” or “QEF,” election to treat our interest in a PFIC as a QEF, gain attributable to such an interest would be taxable as ordinary income and would be subject to an interest charge. In addition, certain gain attributable to our investment in a CFC, for instance Apollo (FC), LLC, may be ordinary income and certain gain attributable to “unrealized receivables” or “inventory items” would be characterized as ordinary income rather than capital gain. For example, if we hold debt acquired at a market discount, accrued market discount on such debt would be treated as “unrealized receivables.”

Holders who purchase Class A shares at different times and intend to sell all or a portion of the shares within a year of their most recent purchase are urged to consult their tax advisors regarding the application of certain “split holding period” rules to them and the treatment of any gain or loss as long-term or short term capital gain or loss. For example, a selling holder may use the actual holding period of the portion of his transferred shares, provided (i) his shares are divided into identifiable shares with ascertainable holding periods, (ii) the selling holder can identify the portion of the shares transferred, and (iii) the selling holder elects to use the identification method for all sales or exchanges of our shares.

Foreign Tax Credit Limitations. Holders of Class A shares will generally be entitled to a foreign tax credit with respect to their allocable share of creditable foreign taxes paid on our income and gains. Complex rules may, depending on the particular circumstances, limit the availability or use of foreign tax credits. Gains from the sale of our foreign investments may be treated as U.S. source gains. Consequently, holders of Class A shares may not be able to use the foreign tax credit arising from any foreign taxes imposed on such gains unless such credit can be applied (subject to applicable limitations) against tax due on other income treated as derived from foreign sources. Certain losses that we incur may be treated as foreign source losses, which could reduce the amount of foreign tax credits otherwise available.

Mutual Fund Holders. U.S. mutual funds that are treated as regulated investment companies, or RICs, for U.S. Federal income tax purposes are required, among other things, to meet an annual 90% gross income and a quarterly 50% asset value test under Section 851(b) of the Code to maintain their favorable U.S. Federal income tax status. The treatment of an investment by a RIC in Class A shares for purposes of these tests will depend on whether our partnership will be treated as a “qualifying publicly traded partnership.” If our partnership is so treated, then the Class A shares themselves are the relevant assets for purposes of the 50% asset value test and the net income from the Class A shares is relevant gross income for purposes of the 90% gross income test. If, however, our partnership is not so treated, then the relevant assets are the RIC’s allocable share of the underlying assets held by our partnership and the relevant gross income is the RIC’s allocable share of the underlying gross income earned by our partnership. Whether our partnership will qualify as a “qualifying publicly traded partnership” will depend upon the exact nature of our future investments. We will operate such that at least 90% of our gross income from the underlying assets held by our partnership will constitute cash and property that generates dividends, interest and gains from the sale of securities or other income that qualifies for the RIC gross income test described above. RICs should consult their own tax advisors about the U.S. tax consequences of an investment in Class A shares.

Tax-Exempt Holders. A holder of our Class A shares that is a tax-exempt organization for U.S. Federal income tax purposes and, therefore, exempt from U.S. Federal income taxation, may nevertheless be subject to “unrelated business income tax” to the extent, if any, that its allocable share of our income consists of UBTI. A tax-exempt partner of a partnership that engages in a trade or business which is unrelated to the exempt function of the tax-exempt partner must include in computing its UBTI, its pro rata share (whether or not distributed) of such partnership’s gross income derived from such unrelated trade or business. Moreover, a tax-exempt partner of a partnership generally could be treated as earning UBTI to the extent that such partnership derives income from “debt-financed property,” or if the partnership interest itself is debt financed. Debt-financed property means property held to produce income with respect to which there is “acquisition indebtedness” (i.e., indebtedness incurred in acquiring or holding property).

An investment in Class A shares will give rise to UBTI, in particular from “debt-financed” property, because APO Asset Co., LLC and/or its subsidiaries will borrow funds from APO Corp. or third parties from time to time to make investments. In each case, these investments will give rise to UBTI from “debt-financed” property. We will not make investments through taxable corporations solely for the purpose of limiting UBTI from “debt-financed” property and other sources.

Prospective tax-exempt holders are urged to consult their own tax advisors regarding the tax consequences of an investment in Class A shares.

Passive Foreign Investment Companies and Controlled Foreign Corporations. It is possible that we will invest in non-U.S. corporations treated as PFICs or CFCs. A PFIC is defined as any foreign corporation with respect to which either (1) 75% or more of the gross income for a taxable year is “passive income” or (2) 50% or more of its assets in any taxable year (generally based on the quarterly average of the value of its assets) produce “passive income.” There are no minimum stock ownership requirements for PFICs. Once a corporation qualifies as a PFIC it is, subject to certain exceptions, always treated as a PFIC, regardless of whether it satisfies either of the qualification tests in subsequent years. In the case of PFICs, a U.S. Class A shareholder’s share of certain distributions from such corporations and gains from the sale by us of interests in such corporations (or gains from the sale by a U.S. Class A shareholder of their interest) could be subject to an interest charge and certain other disadvantageous tax treatment. A non-U.S. entity will be treated as a CFC if it is treated as a corporation for U.S. federal income tax purposes and if more than 50% of (i) the total combined voting power of all classes of stock of the non-U.S. entity entitled to vote or (ii) the total value of the stock of the non-U.S. entity is owned by U.S. Shareholders on any day during the taxable year of such non-U.S. entity. For purposes of this discussion, a “U.S. Shareholder” with respect to a non-U.S. entity means a U.S. person that owns 10% or more of the total combined voting power of all classes of stock of the non-U.S. entity entitled to vote. In the case of CFCs, a portion of the income of such corporations (whether or not distributed) could be imputed currently as ordinary income to certain U.S. Class A shareholders. Furthermore, in the case of PFICs and CFCs, gains from the sale by us of an interest in such corporations (or gains recognized by certain U.S. Class A shareholder on the sale of their interest) could be characterized as ordinary income (rather than as capital gains) in whole or in part. If we make a QEF election with respect to a PFIC, each U.S. Class A shareholder would in general be required to include in income annually its share of the PFIC’s current income and gains (losses are not currently deductible), but would avoid the interest charge and ordinary income treatment as to gains described above. As a result of a QEF election, a U.S. Class A shareholder could recognize income subject to tax prior to the receipt by us of any distributable proceeds. We can not give any assurance that the QEF election will be available with respect to a PFIC that we invest in.

U.S. Federal Estate Taxes. Since Class A shares held by a U.S. citizen or resident would be included in the gross estate of such U.S. citizen or resident for U.S. Federal estate tax purposes, then a U.S. Federal estate tax might be payable with respect to such shares in connection with the death of such person. Prospective individual U.S. holders of Class A shares should consult their own tax advisors concerning the potential U.S. Federal estate tax consequences with respect to Class A shares.

Taxation of Non-U.S. Persons

Non-U.S. Persons. Special rules apply to a holder of our Class A shares that is a non-U.S. person. Non-U.S. persons are generally subject to U.S. withholding tax at a 30% rate on the gross amount of interest, dividends and other fixed or determinable annual or periodical income received from sources within the United States if such income is not treated as effectively connected with a trade or business within the United States. The 30% rate may be reduced or eliminated under the provisions of an applicable income tax treaty between the United States and the country in which the non-U.S. person resides or is organized. Whether a non-U.S. person is eligible for such treaty benefits will depend upon the provisions of the applicable treaty as well as the treatment of us under the laws of the non-U.S. person’s jurisdiction. The 30% withholding tax rate does not apply to certain portfolio interest on obligations of U.S. persons allocable to certain non-U.S. persons. Moreover, non-U.S. persons generally are not subject to U.S. Federal income tax on capital gains if (i) such gains are not effectively connected with the conduct of a U.S. trade or business of such non-U.S. person; (ii) a tax treaty is applicable and such gains are not attributable to a permanent establishment in the United States maintained by such non-U.S. person; or (iii) such non-U.S. person is an individual and is not present in the United States for 183 or more days during the taxable year (assuming certain other conditions are met).

Non-U.S. persons treated as engaged in a U.S. trade or business are subject to U.S. Federal income tax at the graduated rates applicable to U.S. persons on their net income that is considered to be effectively connected with such U.S. trade or business. Non-U.S. persons that are corporations may also be subject to a 30% branch profits tax on such effectively connected income. The 30% rate applicable to branch profits may be reduced or eliminated under the provisions of an applicable income tax treaty between the United States and the country in which the non-U.S. person resides or is organized.

While it is expected that our methods of operation will not result in a determination that we are engaged in a U.S. trade or business, we cannot give any assurance that the IRS will not assert successfully that we are engaged in a U.S. trade or business, with the result that some portion of our income is properly treated as effectively connected income with respect to non-U.S. holders. If a holder who is a non-U.S. person were treated as being engaged in a U.S. trade or business in any year because of an investment in the Class A shares in such year, such holder generally would be (i) subject to withholding by us on its distributive share of our income effectively connected with such U.S. trade or business, (ii) required to file a U.S. Federal income tax return for such year reporting its allocable share, if any, of income or loss effectively connected with such trade or business and (iii) required to pay U.S. Federal income tax at regular U.S. Federal income tax rates on any such income. Moreover, a holder who is a corporate non-U.S. person might be subject to a U.S. branch profits tax on its allocable share of its effectively connected income. Any amount so withheld would be creditable against such non-U.S. person’s U.S. Federal income tax liability, and such non-U.S. person could claim a refund to the extent that the amount withheld exceeded such non-U.S. person’s U.S. Federal income tax liability for the taxable year. Finally, if we were treated as being engaged in a U.S. trade or business, a portion of any gain recognized by a holder who is a non-U.S. person on the sale or exchange of its Class A shares could be treated for U.S. Federal income tax purposes as effectively connected income, and hence such non-U.S. person could be subject to U.S. Federal income tax on the sale or exchange.

Generally, under the Foreign Investment in Real Property Tax Act of 1980, or “FIRPTA,” provisions of the Code, non-U.S. persons are subject to U.S. tax in the same manner as U.S. persons on any gain realized on the disposition of an interest, other than an interest solely as a creditor, in U.S. real property. An interest in U.S. real property includes stock in a U.S. corporation (except for certain stock of publicly traded U.S. corporations) if interests in U.S. real property constitute 50% or more by value of the sum of the corporation’s assets used in a trade or business, its U.S. real property interests and its interests in real property located outside the United States (a “United States Real Property Holding Corporation” or “USRPHC”). Consequently, a non-U.S. person who invests directly in U.S. real estate, or indirectly by owning the stock of a USRPHC, will be subject to tax under FIRPTA on the disposition of such investment. The FIRPTA tax will also apply if the non-U.S. person is a holder of an interest in a partnership that owns an interest in U.S. real property or an interest in a USRPHC. We may, from time to time, make certain investments (other than direct investments in U.S. real property) through APO Asset Co., LLC that could constitute investments in U.S. real property or USRPHCs, including dividends from real estate investment trust investments that are attributable to gains from the sale of U.S. real property. If we make such investments, each non-U.S. person will be subject to U.S. Federal income tax under FIRPTA on such holder’s allocable share of any gain realized on the disposition of a FIRPTA interest and will be subject to the tax return filing requirements discussed above.

In general, different rules from those described above apply in the case of non-U.S. persons subject to special treatment under U.S. Federal income tax law, including a non-U.S. person (i) who has an office or fixed place of business in the United States or is otherwise carrying on a U.S. trade or business; (ii) who is an individual present in the United States for 183 or more days or has a “tax home” in the United States for U.S. Federal income tax purposes; or (iii) who is a former citizen or resident of the United States.

U.S. Federal Estate Tax Consequences. The U.S. Federal estate tax treatment of Class A shares with regards to the estate of a non-citizen who is not a resident of the United States is not entirely clear. If Class A shares are includible in the U.S. gross estate of such person, then a U.S. Federal estate tax might be payable in connection with the death of such person. Prospective individual non-U.S. holders of Class A shares who are non-citizens and not residents of the United States should consult their own tax advisors concerning the potential U.S. Federal estate tax consequences with regard to Class A shares.

Prospective holders who are non-U.S. persons are urged to consult their tax advisors with regard to the U.S. Federal income tax consequences to them of acquiring, holding and disposing of Class A shares, as well as the effects of state, local and non-U.S. tax laws, as well as eligibility for any reduced withholding benefits.

Administrative Matters

Tax Matters Partner. One of our managing partners will act as our “tax matters partner.” Our board of directors will have the authority, subject to certain restrictions, to appoint another founder or Class A shareholder to act on our behalf in connection with an administrative or judicial review of our items of income, gain, loss, deduction or credit.

Tax Elections. We have not made and currently do not intend to make the election permitted by Section 754 of the Code with respect to us. Each of Apollo Management Holdings, L.P. and the Apollo Operating Group entities controlled by Apollo Management Holdings, L.P. has made such an election while Apollo Principal Holdings I, L.P., Apollo Principal Holdings II, L.P., Apollo Principal Holdings III, L.P., Apollo Principal Holdings IV, L.P., Apollo Principal Holdings V, L.P., Apollo Principal Holdings VI, L.P., Apollo Principal Holdings VII, L.P., Apollo Principal Holdings VIII, L.P., and Apollo Principal Holdings IX, L.P. have not made such an election and currently do not intend to make the election. The election, if made, is irrevocable without the consent of the IRS, and would generally require us to adjust the tax basis in our assets, or “inside basis,” attributable to a transferee of common units under Section 743(b) of the Code to reflect the purchase price of the common units paid by the transferee. However, this election does not apply to a person who purchases common units directly from us, including in this offering. For purposes of this discussion, a transferee’s inside basis in our assets will be considered to have two components: (1) the transferee’s share of our tax basis in our assets, or “common basis,” and (2) the Section 743(b) adjustment to that basis.

If no Section 754 election is made, there would be no adjustment for the transferee of Class A shares, even if the purchase price of those common units, is higher than the transferor’s share of the aggregate tax basis of our assets immediately prior to the transfer. In that case, on a sale of an asset, gain allocable to the transferee would include built-in gain allocable to the transferee at the time of the transfer, which built-in gain would otherwise generally be eliminated if a Section 754 election had been made.

Even assuming no Section 754 election is made, if Class A shares were transferred at a time when we had a “substantial built-in loss” inherent in our assets, we would be obligated to reduce the tax basis in the portion of such assets attributable to such Class A shares.

The calculations under Section 754 of the Code are complex, and there is little legal authority concerning the mechanics of the calculations, particularly in the context of publicly traded partnerships. To help reduce the complexity of those calculations and the resulting administrative costs to us if we make elections under Section 754, we will apply certain conventions in determining and allocating basis adjustments. For example, we may apply a convention in which we deem the price paid by a holder of Class A shares to be the lowest quoted trading price of the Class A shares during the month in which the purchase occurred irrespective of the actual price paid. Nevertheless, the use of such conventions may result in basis adjustments that do not exactly reflect a holder’s purchase price for its Class A shares, including less favorable basis adjustments to a holder who paid more than the lowest quoted trading price of the Class A shares for the month in which the purchase occurred. It is also possible that the IRS will successfully assert that the conventions we utilize do not satisfy the technical requirements of the Code or the Treasury Regulations and, thus, will require different basis adjustments to be made. If the IRS were to sustain such a position, a holder of Class A shares may have adverse tax consequences.

Constructive Termination. Subject to the electing large partnership rules described below, we will be considered to have been terminated and reformed as a new partnership for U.S. Federal income tax purposes if there is a sale or exchange of 50% or more of the total interests in our capital and profits within a 12-month period. Our termination would result in the closing of our taxable year for all holders of Class A shares. In the case of a holder reporting on a taxable year other than a fiscal year ending on our year end, the closing of our taxable year may result in more than 12 months of our taxable income or loss being includable in the holder’s taxable income for the year of termination. We would be required to make new tax elections after a termination, including a new tax election under Section 754 of the Code. A termination could also result in penalties if we were unable to determine that the termination had occurred. Moreover, a termination might either accelerate the application of, or subject us to, any tax legislation enacted before the termination.

Information Returns. We have agreed to use reasonable efforts to furnish to you tax information (including Schedule K-1) as promptly as possible, which describes your allocable share of our income, gain, loss and deduction for our preceding taxable year. In preparing this information, we will use various accounting and reporting conventions to determine your allocable share of income, gain, loss and deduction. Delivery of this information by us will be subject to delay in the event of, among other reasons, the late receipt of any necessary tax information from an investment in which we hold an interest. It is therefore likely that, in any taxable year, our shareholders will need to apply for extensions of time to file their tax returns. The IRS may successfully contend that certain of these reporting conventions are impermissible, which could result in an adjustment to your allocable share of our income, gain, loss and/or deduction and necessitate that you file amended tax returns for the taxable year(s) affected to reflect such adjustment. If you are not a U.S. person, we cannot give any assurance that the tax information we furnish will meet your jurisdiction’s compliance requirements.

It is possible that we may engage in transactions that subject our partnership and, potentially, the holders of our Class A shares to other information reporting requirements with respect to an investment in us. You may be subject to substantial penalties if you fail to comply with such information reporting requirements. You should consult with your tax advisors regarding such information reporting requirements.

We may be audited by the IRS. Adjustments resulting from an IRS audit may require you to file amended tax returns for the taxable year(s) affected to reflect such adjustment and possibly may result in an audit of your own tax return. Any audit of your tax return could result in adjustments not related to our tax returns as well as those related to our tax returns. Under our operating agreement, in the event of an inadvertent partnership termination in which the IRS has granted us limited relief each holder of our Class A shares is obligated to make such adjustments as are required by the IRS to maintain our status as a partnership.

Nominee Reporting. Persons who hold our Class A shares as nominees for another person are required to furnish to us (i) the name, address and taxpayer identification number of the beneficial owner and the nominee; (ii) whether the beneficial owner is (1) a person that is not a U.S. person, (2) a foreign government, an international organization or any wholly-owned agency or instrumentality of either of the foregoing, or (3) a tax-exempt entity; (iii) the amount and description of Class A shares held, acquired or transferred for the beneficial owner; and (iv) specific information including the dates of acquisitions and transfers, means of acquisitions and transfers, and acquisition costs for purchases, as well as the amount of net proceeds from sales.

Brokers and financial institutions are required to furnish additional information, including whether they are U.S. persons and specific information on Class A shares they acquire, hold or transfer for their own account. A penalty of $50 per failure, up to a maximum of $100,000 per calendar year, is imposed by the Code for failure to report that information to us. The nominee is required to supply the beneficial owner of the Class A shares with the information furnished to us.

Taxable Year. A partnership is required to have a tax year that is the same tax year as any partner, or group of partners, that owns a majority interest (more than 50%) in the partnership. A partnership also is required to change its tax year every time a group of partners with a different tax year end acquires a majority interest, unless the partnership has been forced to change its tax year during the preceding two-year period. In the event the majority interest in the Class A shares is acquired by a group of partners with a different tax year and we have not been forced to change our tax year during the preceding two-year period, we will be required to change our tax year to the tax year of that group of partners. We may request permission from the IRS to adopt a tax year end of December 31.

Elective Procedures for Large Partnerships. The Code allows large partnerships to elect streamlined procedures for income tax reporting. This election, if made, would reduce the number of items that must be separately stated on the Schedule K-1 that are issued to the holders of the Class A shares, and such Schedules K-1 would have to be provided on or before the first March 15 following the close of each taxable year. In addition, this election would prevent us from suffering a “technical termination” (which would close our taxable year) if, within a 12-month period, there is a sale or exchange of 50% or more of our total interests. If an election is made, IRS audit adjustments will flow through to the holders of the Class A shares for the year in which the adjustments take effect, rather than the holders of the Class A shares in the year to which the adjustment relates. In addition, we, rather than the holders of the Class A shares individually, generally will be liable for any interest and penalties that result from an audit adjustment.

Treatment of Amounts Withheld. If we are required to withhold any U.S. tax on distributions made to any holder of Class A shares, we will pay such withheld amount to the IRS. That payment, if made, will be treated as a distribution of cash to the holder of Class A shares with respect to whom the payment was made and will reduce the amount of cash to which such holder would otherwise be entitled.

Withholding and Backup Withholding. For each calendar year, we will report to you and the IRS the amount of distributions we made to you and the amount of U.S. Federal income tax (if any) that we withheld on those distributions. The proper application to us of rules for withholding under Section 1441 of the Code (applicable to certain dividends, interest and similar items) is unclear. Because the documentation we receive may not properly reflect the identities of partners at any particular time (in light of possible sales of Class A shares), we may over-withhold or under-withhold with respect to a particular holder of Class A shares. For example, we may impose withholding, remit that amount to the IRS and thus reduce the amount of a distribution paid to a non-U.S. holder. It may turn out, however, the corresponding amount of our income was not properly allocable to such holder, and the withholding should have been less than the actual withholding. Such holder would be entitled to a credit against the holder’s U.S. tax liability for all withholding, including any such excess withholding, but, if the withholding exceeded the holder’s U.S. tax liability, the holder would have to apply for a refund to obtain the benefit of the excess withholding. Similarly, we may fail to withhold on a distribution, and it may turn out the corresponding income was properly allocable to a non-U.S. holder and withholding should have been imposed. In that event, we intend to pay the under-withheld amount to the IRS, and we may treat such under-withholding as an expense that will be borne by all holders of our Class A shares on a pro rata basis (since we may be unable to allocate any such excess withholding tax cost to the relevant non-U.S. holder).

If you do not timely provide us with IRS Form W-8 or W-9, as applicable, or such form is not properly completed, we may become subject to U.S. backup withholding taxes in excess of what would have been imposed had we received certifications from all holders. Such excess U.S. backup withholding taxes may be treated by us as an expense that will be borne by all holders on a pro rata basis (where we are or may be unable to cost efficiently allocate any such excess withholding tax cost specifically to the holders that failed to timely provide the proper U.S. tax certifications).

Withholding Legislation. On March 18, 2010, President Obama signed the Hiring Incentives to Restore Employment (HIRE) Act into law. This legislation would generally impose, effective for payments made after December 31, 2012, a withholding tax of 30% on (i) interest, (ii) dividends paid on common stock and (iii) the gross proceeds of a disposition of common stock paid to a foreign financial institution, unless such institution enters into an agreement with the U.S. government to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which would include certain account holders that are foreign entities with U.S. owners). The legislation would also generally impose a withholding tax of 30% on (i) interest, (ii) dividends paid on common stock and (iii) the gross proceeds of a disposition of common stock paid to a non-financial foreign entity unless such entity provides the withholding agent with a certification identifying the direct and indirect U.S. owners of the entity. Under certain circumstances, a holder of such obligations might be eligible for refunds or credits of such taxes. The recently adopted legislation also imposes new U.S. return disclosure obligations (and related penalties for failure to disclose) on U.S. individuals that hold certain specified foreign financial assets (which include financial accounts in foreign financial institutions). Investors are encouraged to consult with their own tax advisors regarding the possible implications of this legislation on their investment in the Class A shares.

Tax Shelter Regulations. If we were to engage in a “reportable transaction,” we (and possibly you and others) would be required to make a detailed disclosure of the transaction to the IRS in accordance with recently issued regulations governing tax shelters and other potentially tax-motivated transactions. A transaction may be a reportable transaction based upon any of several factors, including the fact that it is a type of tax avoidance transaction publicly identified by the IRS as a “listed transaction” or that it produces certain kinds of losses in excess of $2 million. An investment in us may be considered a “reportable transaction” if, for example, we recognize certain significant losses in the future. In certain circumstances, a holder of our Class A shares who disposes of an interest in a transaction resulting in the recognition by such holder of significant losses in excess of certain threshold amounts may be obligated to disclose its participation in such transaction. Our participation in a reportable transaction also could increase the likelihood that our U.S. Federal income tax information return (and possibly your tax return) would be audited by the IRS. Certain of these rules are currently unclear and it is possible that they may be applicable in situations other than significant loss transactions.

Moreover, if we were to participate in a reportable transaction with a significant purpose to avoid or evade tax, or in any listed transaction, you may be subject to (i) significant accuracy-related penalties with a broad scope, (ii) for those persons otherwise entitled to deduct interest on U.S. Federal tax deficiencies, nondeductibility of interest on any resulting tax liability, and (iii) in the case of a listed transaction, an extended statute of limitations.

Holders of our Class A shares should consult their own tax advisors concerning any possible disclosure obligation under the regulations governing tax shelters with respect to the dispositions of their interests in us.

Possible New legislation or Administrative or Judicial Action. The rules dealing with U.S. Federal income taxation are constantly under review by persons involved in the legislative process, the IRS and the U.S. Treasury Department, frequently resulting in revised interpretations of established concepts, statutory changes, revisions to regulations and other modifications and interpretations. We cannot give any assurance as to whether, or in what form, any proposals affecting us or our shareholders will be enacted. The IRS pays close attention to the proper application of tax laws to partnerships. The present U.S. Federal income tax treatment of an investment in the Class A shares may be modified by administrative, legislative or judicial action at any time, and any such action may affect investments and commitments previously made. The U.S. Congress, the IRS and the U.S. Treasury Department are currently examining the U.S. Federal income tax treatment of private equity funds, hedge funds and other kinds of investment partnerships. The present U.S. Federal income tax treatment of an investment in our Class A shares and/or our own taxation as described under “—Material U.S. Federal Tax Considerations” may be adversely affected by any new legislation, new regulations or revised interpretations of existing tax law that arise as a result of such examinations. Most notably, on May 28, 2010, the U.S. House of Representatives passed H.R. 4213, the American Jobs and Closing Tax Loopholes Act of 2010, that would, in general, treat income and gains, including gain on sale, attributable to an interest in an investment services partnership interest, or “ISPI,” as income subject to a new blended tax rate that is higher than under current law, except to the extent such ISPI is considered under the legislation to be a qualified capital interest. The interests of Class A shareholders and our interests in the Apollo Operating Group that are entitled to receive carried interest may be classified as ISPIs for purposes of this legislation. The U.S. Senate considered but did not pass legislation that is generally similar to the legislation passed by the U.S. House of Representatives. It is unclear when or whether the U.S. Senate will reconsider such legislation or similar legislation or what provisions would be included in any final legislation, if enacted.

The House bill provides that, for taxable years beginning ten years after the date of enactment, income derived with respect to an ISPI that is not a qualified capital interest and that is treated as ordinary income under the rules discussed above will not be qualifying income for purposes of the qualifying income exception. Therefore, if this or similar legislation is enacted, following such ten-year period, we would be precluded from qualifying as a partnership for U.S. federal income tax purposes or be required to hold all such ISPIs through corporations, possibly U.S. corporations. If we were taxed as a U.S. corporation or required to hold all ISPIs through corporations, our effective tax rate would increase significantly. The federal statutory rate for corporations is currently 35%. In addition, we could be subject to increased state and local taxes. Furthermore, holders of Class A shares could be subject to tax on our conversion into a corporation or any restructuring required in order for us to hold our ISPIs through a corporation.

Under the House bill, if you are an individual, 75% of the income and gains attributable to an interest in an ISPI would be taxed at ordinary income tax rates (50% during a two-year transition period). A version considered in the Senate would eliminate the transition period but would reduce the portion of income and gains attributable to an ISPI that are taxed at ordinary income tax rates to 50% for income and gains attributable to assets held by the partnership for more than five years. The deductibility of any losses attributable to any ISPI that is not a qualified capital interest would be subject to limitations. In addition, any dividends that are attributable to an ISPI directly or indirectly held by us would not be considered qualified dividends and, therefore, would not be entitled to reduced rates of taxation currently available for qualified dividends through 2012. Holders of Class A shares may also be subject to additional state and local tax as a result of the legislation. While the legislation does not specifically address whether income or gains that is attributable to an interest in an ISPI is treated as ECI or as UBTI, the technical explanation accompanying the legislation indicates that, under regulations to be promulgated following enactment, such income or gains should only be treated as ECI or UBTI to the extent it would be treated as such under current law. Apollo’s principals and other professionals may face additional adverse tax consequences under the legislation, which may thereby adversely affect Apollo’s ability to offer attractive incentive opportunities for key personnel.

Additionally, President Obama endorsed legislation to tax carried interest as ordinary income in the 2010 and 2011 budget blueprint. Legislation similar to the American Jobs and Closing Tax Loopholes Act of 2010, as well as legislation that would tax, as corporations, publicly traded partnerships that directly or indirectly derive income from investment adviser or asset management services were introduced in prior sessions of Congress. None of these legislative proposals affecting the tax treatment of our carried interests, or of our ability to qualify as a partnership for U.S. Federal income tax purposes, has yet been enacted. Any such changes in tax law would cause us to be taxable as a corporation, thereby substantially increasing our tax liability and potentially reducing the value of Class A shares. Furthermore, it is possible that the U.S. Federal income tax law could be changed in ways that would adversely affect the anticipated tax consequences for us and/or the holders of Class A shares as described herein, including possible changes that would adversely affect the taxation of tax-exempt and/or non-U.S. holders of Class A shares. For example, there could be changes that could adversely affect the taxation of tax-exempt and/or non-U.S. holders of Class A shares, by treating carried interest income as fees for services (which generally would be taxable to tax-exempt investors and non-U.S. holders).

Other jurisdictions have also introduced legislation to increase taxes with respect to carried interest. It is unclear whether any such legislation will be enacted. Finally, because of widespread state budget deficits, several states are evaluating ways to subject partnerships to entity level taxation through the imposition of state income, franchise or other forms of taxation. If any state were to impose a tax upon us as an entity, our distribution to the holders of Class A shares would be reduced.

It is unclear whether any additional legislation will be proposed or enacted or, if enacted, whether and how the legislation would apply to us and/or the holders of Class A shares, and it is unclear whether any other such tax law changes will occur or, if they do, how they might affect us and/or the holders of Class A shares. Our organizational documents and agreements permit the manager to modify the operating agreement from time to time, without the consent of the holders of Class A shares, in order to address certain changes in U.S. Federal income tax regulations, legislation or interpretation. In some circumstances, such revisions could have a material adverse impact on some or all of the holders of our Class A shares. In view of the potential significance of any such U.S. Federal income tax law changes and the fact that there are likely to be ongoing developments in this area, each prospective holder of Class A shares should consult its own tax advisor to determine the U.S. Federal income tax consequences to it of acquiring and holding Class A shares in light of such potential U.S. Federal income tax law changes.

THE FOREGOING DISCUSSION IS NOT INTENDED AS A SUBSTITUTE FOR CAREFUL TAX PLANNING. THE TAX MATTERS RELATING TO APOLLO AND HOLDERS OF CLASS A SHARES ARE COMPLEX AND ARE SUBJECT TO VARYING INTERPRETATIONS. MOREOVER, THE EFFECT OF EXISTING INCOME TAX LAWS, THE MEANING AND IMPACT OF WHICH IS UNCERTAIN AND OF PROPOSED CHANGES IN INCOME TAX LAWS WILL VARY WITH THE PARTICULAR CIRCUMSTANCES OF EACH PROSPECTIVE HOLDER AND, IN REVIEWING THIS OFFERING CIRCULAR, THESE MATTERS SHOULD BE CONSIDERED. PROSPECTIVE HOLDERS OF CLASS A SHARES SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE U.S. FEDERAL, STATE, LOCAL AND OTHER TAX CONSEQUENCES OF ANY INVESTMENT IN CLASS A SHARES.

Material Argentine Tax Considerations

The following summary describes the material Argentine tax considerations relating to an investment in Class A shares by holders resident in Argentina. This summary does not purport to be a comprehensive discussion of all Argentine tax considerations relevant to a holder resident in Argentina. In particular, this discussion does not consider any specific facts or circumstances that may apply to a particular investor. This summary is based on Argentine laws and regulations currently in force and as applied on the date of this prospectus, which are subject to change, possibly with retroactive effect. Prospective holders of Class A shares should consult their own tax advisors to determine the tax consequences to them of acquiring, holding and disposing of Class A shares.

For the purpose of the material Argentine tax consequences described herein, it is assumed that an Argentine person is a person that is (i) an individual resident in Argentina for income tax purposes (an “Argentine Individual”) or (ii) (x) a corporation or any other company taxable as a corporation for Argentine income tax purposes that is resident in Argentina, (y) a permanent establishment that is located in Argentina and belongs to a non-resident company or individual or (z) a trust or an investment fund formed in Argentina (an “Argentine Legal Entity”).

Taxation of Holders of Class A Shares

Taxation of Dividends. Pursuant to the Argentine income tax law (“ITL”), dividends either distributed to or available for collection by Argentine holders of Class A shares, whether in the form of cash, stock or other types of consideration, would be subject to Argentine income tax.

Argentine Individuals are subject to progressive tax rates ranging from 9% to 35%, whereas Argentine Legal Entities are subject to a flat rate of 35%, imposed on taxable income.

Argentine holders of Class A shares would be entitled to an ordinary direct foreign tax credit for any income taxes or similar taxes effectively paid by such holders upon the distribution of dividends.

Taxation of Capital Gains. The tax treatment of capital gains realized upon the sale, exchange or other disposition of Class A shares would depend on whether such gains are realized by an Argentine Individual or an Argentine Legal Entity.

Under current law and the interpretation of the Attorney General, Argentine Individuals who do not sell Class A shares on a regular basis generally are not subject to the Argentine income tax on capital gains derived from the disposal of such Class A shares. There is no legal test or definition used to determine whether such activity is deemed to be carried out on a regular basis.

Argentine Individuals who purchase and sell shares on a regular basis would be subject to income tax at a progressive rate ranging from 9% to 35% on capital gains realized upon the sale, exchange or other disposition of Class A shares. The taxable gain would equal the price paid for the shares less the cost for the shares, converted into pesos at the time of acquisition, and related expenses.

Capital gains realized upon the sale, exchange or other disposition of Class A shares by an Argentine Legal Entity would be subject to income tax at the rate of 35%. The taxable gain would equal the price paid for the shares less the cost for the shares, converted into pesos at the time of acquisition, and related expenses.

Capital losses realized upon the disposal of Class A shares (i.e., foreign source losses from shares) would be subject to a basket limitation and could only be offset against foreign source gains from the disposal of shares of foreign entities.

Value Added Tax (“VAT”). Neither the sale, exchange or other disposition of Class A shares nor the payment of dividends on such shares is subject to VAT.

Personal Assets Tax (“PAT”). Under Law 23,966, as amended, Argentine Individuals are subject to the PAT, a net wealth tax levied on worldwide assets, which would include Class A shares, held as of December 31 of each year. Argentine Legal Entities are not subject to the PAT with respect to the shares they own in other legal entities.

The PAT is imposed on the value (calculated according to the PAT Law) of an Argentine Individual’s assets. Argentine Individuals whose total assets do not exceed AR$305,000 are exempt from the tax.

For Argentine Individuals who own assets with a value that does not exceed AR$750,000, the PAT is calculated at the rate of 0.5% on the total assets.

For Argentine Individuals who own assets with a value in excess of AR$750,000 and up to AR$2,000,000, the PAT is calculated at the rate of 0.75% on the total assets.

For Argentine Individuals who own assets with a value in excess of AR$2,000,000 and up to AR$5,000,000, the PAT is calculated at the rate of 1% on the total assets.

For Argentine Individuals who own assets with a value of more than AR$5,000,000, the PAT is calculated at the rate of 1.25% on the total assets.

Class A shares would be considered assets subject to the PAT based on their fair market value as of December 31st of each year if they are listed on an established securities market and based on the holder’s proportionate share of the net worth of Apollo if they are not listed on an established securities market.

Minimum Deemed Income Tax (“MDIT”). Argentine Legal Entities are subject to the MDIT at the rate of 1% (0.2% in the case of local financial entities, leasing entities, insurance entities) on their assets wherever located, according to the value of such assets at the end of the fiscal year. If Class A shares are listed on an established securities market they would have to be valued according to their market price. If they are not listed on an established securities market, value would be determined based on the holder’s proportionate share of the net worth of Apollo.

There is a de minimis threshold of AR$200,000, but if the value of the assets exceeds such amount, the total value of the assets is subject to the tax.

The MDIT is payable only if the income tax as determined for a given fiscal year does not equal or exceed the amount of the MDIT assessed for such year. In such a case, only the difference between the MDIT determined for such year and the income tax determined for such year shall be paid. Any MDIT paid in a given year may be used as a credit against any income tax payable during any of the immediately following ten fiscal years in which income tax exceeds MDIT. MDIT has been in force up to December 31, 2008, and has not been extended yet.

Tax on Debits and Credits on Banking Accounts. Law No. 25,413, as amended, levies a tax on debits from and credits to bank accounts at financial institutions located in Argentina and on other transactions that are used as a substitute for the regular use of bank accounts.

The general tax rate is 0.6% for each debit or credit. In certain cases, an increased rate of 1.2% or a reduced rate of 0.075% may apply.

A tax credit is available against income tax and MDIT for 34% of the tax paid at the 0.6% rate on bank credits, and 17% of the tax paid at the 1.2% rate.

This tax could be applicable to Argentine holders in connection with any debit from or credit to Argentine bank accounts, excluding saving accounts generated by, among others, the purchase or disposal of Class A shares or the collection of dividends.

Turnover Tax. The turnover tax is a local tax levied by the Argentine provinces and the city of Buenos Aires on the performance of a for-profit activity (i.e., an activity for which consideration is paid) on a regular basis. The taxable gain is the amount of gross receipts realized from any such activity within the local jurisdiction. The applicable tax rate ranges from 1% to 3%, depending on the jurisdiction.

Argentine Legal Entities are generally subject to this tax, but Argentine Individuals who are not involved in the regular activity of buying and selling shares are not. Prospective Argentine holders of Class A shares should analyze the possible application of the turnover tax, taking into account the relevant provincial laws given such holders’ places of residence and business.

Under the Tax Code of the City of Buenos Aires, turnover derived from dividends or as a result of any transaction in respect of shares is exempt. Therefore, the holding of Class A shares would not trigger turnover tax in the City of Buenos Aires.

Stamp Tax. The stamp tax is a local tax levied on the instrumentation of contracts either signed or having effects in Argentina. It is payable in the jurisdiction in which the economic transaction is instrumented, but it may also be applicable in the jurisdiction in which such transaction has effects. The tax rate varies in each jurisdiction (the average is 1%) and the tax is imposed on the economic value of the instrumented transaction.

Argentine holders of Class A shares could be subject to stamp tax in certain Argentine provinces (La Rioja Province or Tierra del Fuego Province) if any instrumented transaction in connection with Class A shares is performed or executed in such local jurisdiction.

Other Taxes. The Province of Buenos Aires enacted Law 14,044, introducing an inheritance and gift tax, effective as of January 1, 2010.

Such tax is levied on the increase of a person’s wealth as a consequence of receiving assets on a gratuitous basis, such as inheritances, legacies, gifts, and eligible contributions to companies (in this latter case as an anti-avoidance measure).

Individuals and legal entities domiciled in the Province of Buenos Aires will be subject to this tax if they receive the Class A Shares as an inheritance or gift.

This law provides that any gratuitous transfer of assets the aggregate value of which does not exceed AR$3,000,000 is exempt from the tax. If such value exceeds AR$3,000,000, all the assets received on a gratuitous basis will be subject to the tax at progressive rates, ranging between 5% and 10.5%, subject to certain conditions.

Tax Treaties. There is currently no tax treaty in effect between Argentina and the United States to avoid double taxation on income and capital.

Material Brazilian Tax Considerations

The following summary describes the material Brazilian Federal income tax (Corporate Income Tax and Social Contribution on Profits) considerations relating to an investment in Class A shares by holders resident in Brazil. This summary is not meant to be a comprehensive and complete description of all Brazilian tax considerations that may be relevant for Brazilian resident holders.

This summary is based on Brazilian laws and regulations currently in force and as applied on the date of this prospectus, which are subject to change, possibly with retroactive effect. Prospective holders of Class A shares should consult their own tax advisors to determine the Brazilian Federal income tax consequences to them of acquiring, holding and disposing of Class A shares.

Taxation of Brazilian Holders of Class A Shares

Under Brazilian law, Brazilian resident holders of Class A shares (whether individuals or entities) would be subject to income tax upon the disposal of Class A shares. Specific rules apply to profits received by Brazilian resident-holders of Class A shares. Dividends derived from equity held in Brazil are not subject to taxation in Brazil.

Capital Gain on Disposal of Class A Shares. Under Articles 117, 138 and 142 of the Income Tax Regulation individual holders of Class A shares would be subject to Income Tax at a rate of 15% on the excess of the sale price of the Class A shares over the acquisition cost of such Class A shares, in respect of capital gains received upon the disposal of Class A shares. Such tax must be collected on or before the last business day of the following month in which the proceeds derived from the disposition of the shares are received.

If the holder is an entity, any capital gains would be added to the holder’s taxable income for Income Tax purposes. Such an addition could result in taxation of the capital gain at a rate of 34% (considering the 25% of corporate income tax and 9% of social contribution on net income), unless the entity has net operating losses in an amount which would be sufficient to offset the increase in the taxable basis represented by the capital gains.

Capital gains earned by companies located in Brazil with respect to transactions abroad subject such companies to Income Tax and to Social Contribution on Profit under the real profit regime.

Capital gains earned abroad must be converted into Reais at the exchange rate (selling rate) as of the date they are accounted in Brazil. In accordance with Article 395 of Income Tax Regulation, the income tax due abroad with respect to capital gains that are added to taxable income in Brazil can be offset against Income Tax due in Brazil on such capital gains.

In addition, under a reciprocity agreement executed between Brazil and the United States, income tax paid in the United States can be offset against Income Tax due in Brazil, and Income Tax paid in Brazil can be offset against income tax due in the United States.

Capital gains earned by individuals are exempt from income tax as long as the sale price does not exceed R$35,000.00.

Distribution of Profits and Dividends. Distribution of profits or dividends to Brazilian resident holders of Class A shares would be subject to Income Tax and, if the holder is an entity, it will also be subject to the Social Contribution on Profits.

Individual holders are not subject to taxation in Brazil for dividends derived from equity held in Brazil. If the dividends derived from Class A shares are held abroad by Brazilian individuals, such individuals are subject to Income Tax at variable rates of 7.5%, on monthly income from R$ 1,499.16 to R$ 2,246.75, with a R$ 112.43 tax deduction allowed; 15%, from R$ 2,246.76 to R$ 2,995.70, with a R$ 280.94 tax deduction allowed; 22.5% from R$ 2,995.71 to R$ 3,743.19, with a R$ 505.62 tax deduction allowed; and 27.5%, on monthly income exceeding R$ 3,743.19, with a R$ 692.78 deduction allowed.

If the holder is an entity, any distributed profits or dividends in respect of equity held abroad would be added to the holder’s taxable income for Income Tax purposes. Such an addition could result in taxation of such distributions at a rate of 34% (corporate income tax and social contribution on net income), unless the entity has net operating losses in an amount which would be sufficient to offset the increase in the taxable basis represented by the capital gains.

The Income Tax paid in the United States can be offset against Income Tax in Brazil.

Foreign exchange operations in Brazil are now subject to the assessment of the Tax on Financial Operations, at a rate of 0.38%, on the currency exchange.

Material French Tax Considerations

The following summary describes certain French tax considerations of the acquisition, holding and disposition of our Class A shares as of the date hereof. This summary does not represent a detailed description of all French tax considerations that may be relevant to a decision to acquire, hold or dispose of our shares. This summary is based on French tax laws (including, as the case may be, the income tax treaty entered into between France and the United States on July 31, 1994, as amended (the “U.S.-France Treaty”)) and regulations in force as of the date of this prospectus, and as interpreted by the French courts and tax authorities without prejudice to any amendments introduced at a later date and implemented with or without retroactive effect. Each prospective holder of Class A shares should consult his or her own professional tax advisor with respect to the tax consequences of an investment in Class A shares. The discussion of the principal French tax consequences of the acquisition, holding and disposal of Class A shares set forth below is included for general information only.

For purposes of the following summary, it is assumed that no holder of Class A shares holds (directly or indirectly, taking into account constructive ownership and attribution rules as may be applicable under French tax law) shares representing 5% or more of the total issued and outstanding capital or voting rights of Apollo, and that no Class A shares held by a French resident holder are attributable to a permanent establishment or fixed base situated outside France.

This discussion does not apply to certain categories of investors that may be subject to specific rules, including inter alia banks and financial institutions, insurance companies, collective investment schemes, companies holding Class A shares as a controlling interest (titres de participation) or individuals holding Class A shares as part of their professional assets. Those investors should consult their own professional tax advisors with respect to the French tax consequences of such an investment.

Investors Holding Class A Shares

We expect to be treated as a partnership for U.S. tax purposes. Generally, there is no clear guidance under French tax law addressing the treatment of tax transparent entities formed under foreign law. However, the

French tax authorities have issued a statement of practice addressing certain specific aspects of the application of the U.S.-France Treaty to partnerships and similar entities (including certain limited liability companies) organized under the laws of the United States (the Instruction of April 26, 1999 published in the Bulletin officiel des impôts 14 B-3-99 dated May 6, 1999; the “Statement of Practice”). However, the Statement of Practice does not provide comprehensive guidelines regarding the application of the U.S.-France Treaty to such entities, and the French tax authorities are currently considering potential modifications of their current practice regarding foreign partnerships in general. On this basis, it is expected that the current tax treatment of French holders of Class A shares would be as summarized below.

Taxation of Income. The tax treatment of U.S.-source dividends received by a French resident in respect of an investment in a U.S. limited liability company treated as a partnership for U.S. Federal income tax purposes is not entirely clear and is not specifically addressed in the Statement of Practice. It may however be inferred from the Statement of Practice and the usual practice of the French tax authorities that holders of Class A shares who are resident in France for tax purposes should not be taxable on a flow-through basis in relation to their investment (i.e., they should not recognize income upon its realization by Apollo). Such holders should be required to include distributions made by Apollo in their taxable income in respect of the taxable period during which those distributions are made.

The proportionate share of income realized by Apollo that is allocated to a French individual holder of Class A shares as part of his or her private assets would be subject to income tax at a progressive rate, together with social taxes of 12.1%.

Income distributed by Apollo to a holder that is an entity subject to French corporation tax should be included in that entity’s taxable income, subject to corporation tax at the standard rate of 33.33% plus (subject to certain exemptions) a social contribution of 3.3% assessed on the amount of corporation tax after a deduction capped at €763,000 per twelve month period.

Although this is not expressly confirmed in the guidelines published by the French tax authorities, the U.S.-France Treaty provisions could, in principle, be construed as entitling French holders of Class A shares to (subject to certain requirements and limitations) a tax credit in France in respect of any withholding taxes paid in the United States, in accordance with the “U.S.-France Treaty” in respect of distributions made by Apollo. The tax credit for withholding tax in France needs to be cleared with the French tax authorities.

Taxation of Capital Gains or Losses. Capital gains resulting from the sale of Class A shares by an individual holding such shares as part of his or her private assets would be subject (from the first euro) to income tax at a rate of 18%, together with social taxes of 12.1% (resulting in an aggregate rate of 30.1%). However, if the total amount realized in respect of disposals of securities and other assimilated interests during the same calendar year within such individual’s fiscal household is lower than a certain threshold revised each year (€25,830 for 2010 income), such capital gains would be exempt from income tax but would remain subject to the 12.1% social taxes. Capital losses could be set off against capital gains of the same nature realized in the year of transfer or in the following ten years, it being noted that capital losses realized with respect to a year during which the above-mentioned threshold (€25,830 for 2010 income) has not been reached could be set off against capital gains for social taxes purposes only (such capital losses could not be used or carried forward for income tax purposes).

A disposal of Class A shares by an entity subject to French corporation tax should give rise to a gain or loss included in that entity’s taxable income, subject to corporate tax at the standard rate of 33.3% plus (subject to certain exemptions) a social contribution of 3.3% assessed on the amount of corporation tax after a deduction capped at €763,000 per twelve month period.

Wealth Tax. Class A shares held by individuals that are resident of France for tax purposes are in principle included in such holders’ taxable assets for wealth tax purposes.

Registration Duty. No French registration duty would be due on the issue or transfer of Class A shares, unless the transfer is effected by means of a written agreement executed in France.

Material German Tax Considerations

The following summary describes the material German tax considerations relating to an investment in Class A shares by persons resident in Germany. This summary is not meant to be a comprehensive and complete representation of all German tax considerations possibly relevant for German resident holders. This discussion is not directed to holders of Class A shares subject to special treatment under German income tax laws, such as credit institutions (Kreditinstitute), financial services institutions (Finanzdienstleistungsinstitute), financial enterprises (Finanzunternehmen) and insurance companies.

The following discussion is based upon German tax law applicable as of the date of this prospectus and upon provisions of double taxation treaties entered into between the Federal Republic of Germany and other countries. In both areas, the law may change and such changes may have retroactive effect.

Prospective holders of Class A shares should consult their own tax advisors about the tax consequences of the acquisition, holding and transfer of Class A shares. Only such tax advisors are in a position to take into account adequately the special tax situation of the individual holder.

Qualification of Apollo Global Management, LLC for German Tax Purposes

We intend to operate so that we will qualify to be treated for U.S. Federal income tax purposes as a partnership. However, according to an interpretation letter on the qualification of US-LLCs for German tax purposes issued by the German Federal Ministry of Finance (BMF letter of 19 March 2004, IV B4 – S1301 USA – 22/04, BStBl. I 2004, page 411), such qualification is not binding for German tax purposes. Based on this interpretation letter, we believe that we qualify as a corporation for German tax purposes.

Taxation of Dividends

Class A shares held as private assets. Given that the company is assumed to be a corporation for German tax purposes, the income derived by German investors is regarded either as dividend income or as capital gain from the disposal of shares. German withholding tax is deducted on dividends only in cases where the Class A shares are held in custody or administered by a German financial institution, a German financial services institution (including the German branch of a foreign institution), a German securities trading company or a German securities trading bank (a “Disbursing Agent”).

The Disbursing Agent must withhold and remit to the respective German tax office a dividend withholding tax in the amount of 25% on any dividends it disburses to German resident holders of Class A shares, plus a solidarity surcharge of 5.5% thereon (in total 26.375%). The basis for the dividend withholding tax is the dividend approved for payment by the company’s shareholders’ meeting.

The dividend withholding tax is typically considered a final flat tax. However, shareholders can apply to have their dividend income assessed in accordance with the general rules on determining an individual’s tax bracket if this would result in a lower tax burden.

Shareholders are subject to income tax on their gross personal investment income less the saver’s allowance (Sparer-Pauschbetrag) of €801 (€1,602 for married couples filing jointly). The deduction of income related expenses actually incurred is not allowed.

If the Class A shares are not held with a Disbursing Agent, the German tax resident individual is obliged to include the dividends paid on the Class A shares in its annual tax return (i.e., the ordinary assessment procedure is mandatory). Also, the dividend income will effectively be subject to the flat income tax rate of 25% plus a solidarity surcharge of 5.5% thereon (or, if applicable, the lower individual tax rate).

Class A shares held as business assets. When Class A shares are held as part of a shareholder’s business assets (including Class A shares attributable to a permanent establishment in Germany of a shareholder subject to limited tax liability), taxation of the dividends depends upon whether the shareholder is a corporation, sole proprietor or partnership. Irrespective of the shareholder’s legal form, dividends paid on the Class A shares are, however, not subject to German withholding tax.

Corporations. If the shareholder is a corporation domiciled in Germany, 95% of the dividend income is generally exempt from corporate income tax. Business expenses actually incurred that have a direct economic connection to the dividends are (subject to the general limitations on debt financing) deductible when determining the shareholder’s corporate income tax liability and, within certain limits, the trade tax liability. If the Class A shares are attributable to a permanent establishment maintained in Germany by the corporation, generally the full amount of the dividend income is subject to trade tax.

Sole proprietors. If a sole proprietor holds the Class A shares as business assets, 60% of the dividend income is subject to the progressive personal income tax, plus a 5.5% solidarity surcharge thereon. Sixty percent of any business expenses actually incurred that have an economic connection to the dividends can be deducted (subject to the general limitations on debt financing) from the income tax liability. If the Class A shares form part of the business assets of a permanent establishment maintained in Germany for a commercial enterprise the shareholder owns, generally the full amount of the dividend income (less business expenses with an economic connection to the dividend income) is subject to trade tax. The trade tax is generally credited as a lump sum against the shareholder’s personal income tax liability.

Partnerships. Generally, partnerships are considered transparent for purposes of determining personal and corporate income tax liability. Thus, the (corporate) income tax is not assessed at the level of the partnership, but rather at the level of the individual shareholder, and is undertaken, therefore, in accordance with the tax principles described above (see above “—Corporations” and “—Sole proprietors”). Trade tax, by contrast, is assessed at the level of the partnership, with consideration given to the trade tax rules applicable to the respective shareholders (see above “—Corporations” and “—Sole proprietors”).

Taxation of Capital Gains

Unless otherwise noted in this section, the statements made above under “—Taxation of Dividends” apply accordingly to the taxation of capital gains.

Shares held as private assets. Withholding tax is deducted from capital gains only in cases where the Class A shares are held in custody or administered by a Disbursing Agent. To the extent the Class A shares are held in a custody account outside of Germany when sold, the ordinary assessment procedure for income tax purposes is mandatory. Gains on the sale of Class A shares are generally taxed as investment income and as such are subject to income tax at a uniform rate of 25% (plus 5.5% solidarity surcharge thereon). It is likely that capital losses resulting from the disposal of the Class A shares can only be deducted from capital gains on the disposal of shares. If the individual selling the Class A shares directly or indirectly held at least 1% of the company’s capital at any time during the five years preceding the sale, only 60% of the gains from the sale of the Class A shares is taxable at the individual’s personal income tax rate plus a 5.5% solidarity surcharge thereon. Correspondingly, 60% of capital losses on the sale of the Class A shares and of expenses economically connected to the sale is generally deductible.

Class A Shares held as business assets. No tax is withheld on capital gains that qualify as business income of a corporation, association or estate subject to unlimited tax liability in Germany or of a German establishment of a shareholder subject to limited or unlimited tax liability in Germany.

Corporations. Generally, capital gains earned on the sale of Class A shares by corporations are 95% exempt from corporate income tax and trade tax, irrespective of the stake represented by the Class A shares. Business expenses actually incurred that have a direct economic connection to the Class A shares sold are deductible (subject to the general limitations on debt financing) when determining the shareholder’s corporate income tax liability and, within certain limits, the trade tax liability. Losses from the sale of Class A shares are not deductible for corporate income tax or trade tax purposes.

Sole proprietors. Sixty-percent of the capital gains on the sale of Class A shares is subject to income tax and trade tax irrespective of the stake represented by the Class A shares. Correspondingly, 60% of capital losses on the sale of the Class A shares is deductible for income and trade tax purposes. Shareholders can deduct 60% of the actually incurred business expenses with an economic connection to the capital gains (subject to the general limitations on debt financing) when determining their income tax liability and, within certain limits, their trade tax liability.

Partnerships. Personal income tax or corporate income tax on gains from the sale of the Class A shares is assessed at the level of each partner rather than at the level of the partnership and is undertaken, therefore, in accordance with the tax principles described above (see above “—Corporations” and “—Sole proprietors”). Trade tax, by contrast, is assessed at the level of the partnership, with consideration given to the trade tax rules applicable to the respective shareholders (see above “—Corporations” and “—Sole proprietors”).

Credit of Foreign Taxes

Persons who are residents in Germany may be subject to certain U.S. taxes (e.g., withholding taxes) as a result of an investment in Class A shares. Such taxes may be, subject to certain requirements and limitations, creditable against the German (corporate) income tax liability.

Other Taxes

No German transfer tax, value-added tax, stamp duty or similar taxes are assessed on the purchase, sale or other transfer of the Class A shares. Provided that certain requirements are met, business owners may, however, opt for the payment of value-added tax on transactions that are otherwise tax-exempt. No net wealth tax is currently imposed in Germany.

Material Hong Kong Tax Considerations

The following summary describes the material Hong Kong tax considerations relating to an investment in Class A shares by holders resident in Hong Kong. This summary does not purport to be a comprehensive discussion of all Hong Kong tax considerations that may be relevant to a holder resident in Hong Kong. In particular, this discussion does not consider any specific facts or circumstances that may apply to a particular investor. This summary is based on Hong Kong laws and regulations currently in force and as applied on the date of this prospectus, which are subject to change, possibly with retroactive effect. Prospective holders of Class A shares should consult their own tax advisors to determine the tax consequences to them of acquiring, holding and disposing of Class A shares.

Profits Tax on Our Profits, Distributions, or Disposition of Interest

No Profits Tax is imposed under Hong Kong law in respect of income generated from holding or disposing of Class A shares, unless all of the following factors are present: (i) the taxpayer carries on a trade, profession or business in Hong Kong; (ii) such income is attributable to that trade, profession or business; (iii) such income is derived from or arises in Hong Kong; and (iv) in the case of dispositions, Class A shares were not a capital asset of that trade, profession or business.

If the above factors are present for a given holder, taxable gains would be subject to Hong Kong Profits Tax, which is currently imposed on companies at a rate of 16.5% and on other persons at a rate of 15%.

Gains from sales of trading stock would be considered to be derived from or arising in Hong Kong if the relevant purchase or sales contracts are negotiated and concluded in Hong Kong. However, as Class A shares are traded on the NYSE, such gains would generally be considered as sourced outside Hong Kong and hence not subject to Hong Kong Profits Tax.

Tax Treaties

Except for a treaty on the avoidance of double taxation on shipping profits, Hong Kong is not party to any income tax treaty with the United States. The discussion above in “—Material U.S. Federal Tax Considerations” regarding the possibility of reduced rates of U.S. taxation due to a tax treaty with the United States is not relevant for Hong Kong residents.

Stamp Duty

A sale or purchase of Class A shares would be subject to Hong Kong Stamp Duty if a share register for such shares is maintained in Hong Kong. Because Class A shares will not have a share register maintained in Hong Kong, their transfer should not be subject to Hong Kong Stamp Duty.

Material Luxembourg Tax Considerations

The following summary describes the material Luxembourg tax considerations relating to an investment in Class A shares by holders residing in the Grand Duchy of Luxembourg. This summary does not purport to be a comprehensive discussion of all Luxembourg tax considerations that may be relevant to a holder resident in Luxembourg. In particular, this discussion does not consider any specific facts or circumstances that may apply to a particular investor. This summary is based on Luxembourg laws and regulations currently in force, as well as the treaty for avoidance of double taxation concluded between the United States of America and the Grand Duchy of Luxembourg on April 3, 1996, and as applied on the date of this prospectus, which are subject to change, possibly with retroactive effect. Prospective holders of Class A shares should consult their own tax advisors to determine the tax consequences to them of acquiring, holding and disposing of Class A shares.

Holders resident in Luxembourg must, for income tax purposes, include in their annual taxable income any income (dividends, capital gains, liquidation proceeds in excess of their cost base) received or accrued on their Class A shares. Luxembourg holders will not be subject to any Luxembourg income tax on the repayment of principal.

Status of the LLC

For the purpose of the material Luxembourg tax consequences described herein, it is assumed that Apollo Global Management, LLC will be considered to be a corporation under Luxembourg law under a substance over form approach. To qualify as a corporation under this approach, Apollo must be considered as taxed at a corporate tax rate corresponding to the Luxembourg corporate tax rate. Even if Apollo is not taxable itself in the United States, it could be considered to be a corporation if the taxes paid on the income it receives at the level of APO Asset Co., LLC and APO Corp. are comparable to the Luxembourg income tax in principle and in level. As long as the income from APO Asset Co., LLC does not exceed 2/3 of the total income received (assuming that the 1/3 of the income received from APO Corp. is taxed in the United States at a 35% rate), Apollo should under that approach be considered as corresponding to the Luxembourg income tax.

Alternatively, under a literal and more formalistic approach one would disregard the taxation at the lower level of the income flows received by Apollo and only consider its tax exempt status under U.S. tax laws. In addition, based on Luxembourg case law, foreign entities are classified as corporations or partnerships according to their legal status, regardless of the tax treatment in the country where they are established. Apollo will be considered to be a corporation provided that it has similar legal and economic characteristics to those of Luxembourg corporations. In that case, Apollo would fail to qualify as a corporation subject to taxation in the United States in a manner comparable to the Luxembourg corporations. Consequently, none of the provisions of the Luxembourg tax laws aiming at alleviating the economical double taxation would apply, subjecting all of the income derived from Apollo being fully taxable at the marginal tax rate of the Luxembourg investor. The below only analyzes the applicable tax treatment under the more favorable substance over form approach. Investors should carefully consider together with their counsel whether the substance over form approach might be applicable to them before making any investment decision.

Taxation of Individual Luxembourg Holders

The below comments apply only in the case Apollo is treated as a corporation under Luxembourg tax law. In case Apollo would be treated as a tax transparent partnership, none of the below comments apply as the individual would be fully taxable on the profits realized by the partnership (even if not distributed).

Dividends. Dividend distributions received by a Luxembourg resident individual holder of Class A shares would be taxed at a progressive rate corresponding to the yearly income of such individual, with a maximum of 38% with a surcharge of 2.5% for employment fund. However, individual shareholders would benefit from an exemption of 50% of the amounts received if Apollo meets the exemption criteria necessary to be considered as taxed at a corporate tax rate corresponding to the Luxembourg corporate tax rate.

Any withholding tax levied by U.S. tax authorities will be creditable up to a maximum of 15% against the Luxembourg income tax due on all the U.S. taxable income received. No second tier or lower tier tax credit is available.

Capital Gains. If Class A shares are sold by a Luxembourg individual within six months after the shares’ acquisition, any gain realized upon the sale would be subject to tax at the rate corresponding to the yearly income of such individual.

If Class A shares are sold more than six months after the shares’ acquisition, the gain would be tax exempt if the individual, alone or with his spouse or partner and his minor children, has held at any time within the 5 years preceding the sale, a participation not exceeding 10% of the capital of Apollo. If the individual owns a participation in excess of 10% of the capital of Apollo, then the gain would be subject to tax at half of the normal tax rate corresponding to the yearly income of such individual. The first EUR 50,000 of long-term taxable gains (EUR 100,000 for spouses or partners taxed jointly) realized in a 11-year period are tax exempt.

Net Wealth Tax. Individuals are no longer subject to net wealth tax since January 2006.

Taxation of Luxembourg Entities

A Luxembourg resident holder subject to (i) the law of July 31, 1929 on pure holding companies or (ii) the law of December 20, 2002 on investment funds (fonds d’investissement) or (iii) the law of February 13, 2007 on specialised investment funds (fonds d’investissement spécialisés) or (iv) the law of May 11, 2007 on family estate holding companies (sociétés de gestion de patrimoine familial) would not be subject to any Luxembourg income tax in respect of income received or accrued on Class A shares or on gains realised on the sale or disposal of Class A shares.

Other Luxembourg tax resident entities will be subject to the following treatment:

Dividends. Dividends received by a Luxembourg entity could (i) be fully taxable at the global corporate tax rate (i.e., 28.59% for entities residing in Luxembourg City), (ii) be exempt from tax if the recipient entity holds or undertakes to hold a participation of at least 10% or of an acquisition price of at least €1.2 million for an uninterrupted period of at least 12 months in an entity that is taxed at an income tax corresponding to the Luxembourg corporation tax (a “Qualifying Participation”) or (iii) benefit from a specific exemption under a treaty for the avoidance of double taxation.

Dividends received in respect of Class A shares should be tax exempt if (i) Apollo is considered as taxed at a rate corresponding to the Luxembourg corporate tax, (ii) the participation held is at least 10% and (iii) the shares have been held for an uninterrupted period of at least 12 months.

Any withholding tax levied by U.S. tax authorities will be creditable against the Luxembourg corporate tax due on all the U.S. taxable income received. No second tier or lower tier tax credit is available.

Capital Gains. Any gain realized by a Luxembourg resident entity on the sale of Class A shares should be taxed at the global corporate tax rate (i.e., 28.59% for entities residing in Luxembourg City). Gains realized on the sale of a Qualifying Participation should be tax exempt, but in this case the minimum acquisition price threshold would be €6 million.

Net Wealth Tax. Luxembourg companies are subject to the annual net wealth tax (the “NWT”), which is assessed at the rate of 0.5% on the fair market value of a company’s net assets as of January 1st of each year.

However, a Luxembourg entity would be exempt from NWT on Class A shares under the conditions of the Qualifying Participation (without regard to the 12 month holding period).

Material Mexican Tax Considerations

The following summary describes the material Mexican tax considerations relating to an investment in Class A shares by holders resident in Mexico. This summary does not purport to be a comprehensive discussion of all Mexican tax considerations that may be relevant to a holder resident in Mexico. In particular, this discussion does not consider any specific facts or circumstances that may apply to a particular investor. This summary is based on Mexican laws currently in force and as applied on the date of this prospectus, which are subject to change, possibly with retroactive effect. Prospective holders of Class A shares should consult their own tax advisors to determine the tax consequences to them of acquiring, holding and disposing of Class A shares.

For the purpose of the material Mexican tax consequences described herein, it is assumed that Mexican taxpayers are (i) individuals with their dwelling located within Mexican territory or, if they have another dwelling located abroad, individuals whose “center of vital interests” is located within Mexico and (ii) entities with the principal administration of their business or effective place of management located within Mexican territory.

The material Mexican tax consequences of an investment in Class A shares described herein would not be different by virtue of being held through a nominee or deposited or kept by a third party (i.e., DTC).

Acquisition of Class A Shares

General Tax Regime. Under the Mexican Income Tax Law (“MITL”), an individual taxpayer is liable for tax when acquiring shares for a purchase price that is 10% or more below market value.

In the above-mentioned case, the taxable gain is the difference between market value and purchase price.

Entities that purchase shares must consider the effective purchase price as part of the shares’ tax basis when they determine future capital gains on the disposal of the shares.

Equity interests are treated as shares for all income tax purposes.

Income from transfers of shares or equity is exempted under the Business Flat Rate Tax Law effective as of January 1st 2008. The Business Flat Rate Tax is a complementary tax of the Income Tax.

Investment in Preferential Tax Regimes. Income considered to be obtained from a preferential tax regime is deemed to be received when it is accrued even if it is not already distributed to the Mexican taxpayer as dividends or profits. For such purposes, income is considered to be obtained in proportion to the average per diem direct or indirect participation owned by the Mexican taxpayer.

Investments in preferential tax regimes must be reported annually. Delay in filing the report for more than three months is a criminal offense. Income from such investments may not be commingled with any other income.

Under the MITL, income from entities or structures that are transparent for tax purposes is considered as originated in a preferential tax regime.

An entity or structure is considered to be transparent for tax purposes if it is not considered as an income tax taxpayer in the jurisdiction in which it was incorporated or where it has its principal administration or effective place of management, and the income generated by it is attributable (for income tax purposes) to its members, partners or beneficiaries.

According to the administrative rules in effect as of January 1st 2008, income from transparent entities or structures shall not be considered as income from preferential tax regimes if the taxpayer’s participation in the transparent entity or structure is insufficient to give such taxpayer effective control (directly or through a nominee) over distributions of income or the administration of such entity or structure. This is also applicable to investments made through transparent entities or structures.

Administrative rules may be amended or eliminated by the authorities at any time.

For such case the administrative rules provide that income is accruable when the transparent structure or entity distributes it to the taxpayer.

If Apollo Global Management, LLC is treated as a partnership for U.S. Federal income tax purposes, an investment in Class A shares would be subject to the provisions for income derived from preferential tax regimes unless acquiror demonstrates that it does not hold effective control on Apollo Global Management, LLC or its administration.

The MITL assumes that a Mexican taxpayer has effective control over an investment in a preferential tax regime, so such taxpayer must provide evidence of its ownership percentage in the entity or structure and such taxpayer’s lack of such control.

According to the rule, if such lack of control is proved, the taxpayer shall not be obligated to file the annual preferential tax regime’s report for such investment.

Dividends and Capital Redemptions

General Regime

Taxation of Mexican Entities. Dividends paid by a foreign entity to a taxpayer entity are taxable and are accrued for income tax purposes to determine monthly provisional payments and the annual tax. The taxpayer is entitled to credit the provisional tax payments paid during the tax year against the annual tax.

Income realized by a taxpayer in relation to the capital reduction or liquidation of a foreign entity in which the taxpayer is a partner or shareholder must be accrued as a capital gain. The taxable gain is determined by subtracting the acquisition cost of the shares from the proceeds derived from the capital reduction.

Taxation of Mexican Individuals. Dividends paid by a foreign entity to an individual taxpayer are taxable. If the taxpayer receives dividends regularly, such taxpayer must file monthly tax returns and pay the applicable tax at a progressive rate up to a maximum of 30%.

For income realized by an individual taxpayer in relation to a capital reduction or liquidation of an entity, taxable gain is the amount redeemed per share less the updated acquisition cost per share.

A taxpayer is entitled to a credit against annual income tax for monthly provisional payments made by such taxpayer in such tax year.

Income from Preferential Tax Regimes. There is no tax payable at the time of a dividend in relation to an investment in a preferential tax regime, including through transparent entities or structures, since the applicable tax was already paid at the time of accrual.

For any income realized in relation to the liquidation or capital reduction of an entity, trust, joint venture, investment fund or any similar structure incorporated or formed under foreign law, a taxpayer must determine taxable income by applying the capital reductions rules for Mexican entities. Such taxpayer must maintain a capital contributions account that is increased by capital contributions and net premiums for capital subscriptions and decreased by capital reductions reimbursed to such taxpayer. Specific rules govern the extent to which capital reductions are treated as distributions of profit.

Tax Credit on Dividends and Capital Reductions Paid from Abroad. Mexican resident individuals and entities are entitled to credit foreign income tax paid in relation to income realized from a source located abroad against the Mexican income tax, provided that such income is taxable under the MITL.

Additionally, corporate tax paid abroad by a non-resident entity paying dividends or profits directly or indirectly to a Mexican taxpayer entity may be credited in proportion to the Mexican taxpayer’s ownership, subject to certain ownership thresholds and other rules. In such case, the Mexican taxpayer must consider as tax base the dividend or profit received and the income tax paid abroad related to that dividend or profit.

Credits claimed by a Mexican taxpayer are subject to certain limitations and other rules.

Transfer of Shares

Capital Gains for Entities. Gain derived from the transfer of shares is included in the determination of provisional payments and annual income tax. Gain is calculated by subtracting the average price paid for the shares by the transferor (tax basis) from the purchase price paid by the acquiror. The general corporate rate (30%) is applicable to such gain.

The average price paid for shares issued by a non-resident entity is the proven price paid less any reimbursement derived from capital reductions.

For a transfer of shares issued by an entity subject to the preferential tax regimes’ regulations, gain may be determined according to the rules applicable to a transfer of shares issued by a Mexican entity. These rules require specific calculations and vary depending on the period in which the Mexican company owned the shares.

Deduction of losses incurred in the transfer of stock is limited by the MITL, and some formal requirements must be met in order to take the corresponding deduction.

Capital Gains for Individuals. Individuals must make a provisional payment of 20% of the consideration received for the shares.

If shares are transferred to another Mexican taxpayer, the acquiror must withhold the tax and pay it to the Mexican tax authorities. If the shares are transferred to a non-Mexican, the Mexican transferor must pay the tax directly.

The tax payment may be reduced by complying with certain requirements and filing an auditor’s report in connection with the calculation of the tax. This releases the acquiror from the withholding obligation.

Individuals transferring shares governed by the provisions of preferential tax regimes may determine the corresponding capital gain by applying the tax basis rules for shares issued by Mexican companies.

Exemptions. Income realized by Mexican individuals in relation to the transfer of stock issued by a foreign entity listed in a Mexican stock house authorized under the Mexican Law of Securities Markets is exempt as long as holders or group of interest does not own directly or indirectly 10% or more of the shares of the entity. In case of equity derivatives referred to shares listed in a Mexican Stock house authorized under the Mexican Law of Securities Market, an exemption applies to income realized by individuals provided certain requirements are satisfied.
Tax Credit on Transfer of Shares. The use of credits by a Mexican entity or individual in connection with income tax paid abroad is subject to certain limitations and other rules.

Material Singapore Tax Considerations

The following summary describes the material Singapore tax considerations relating to an investment in Class A shares by persons resident in Singapore. This summary is based on the tax laws of Singapore as currently applied by the Singapore courts and on published practice of the Inland Revenue Authority of Singapore (“IRAS”) as of the date of this prospectus. This summary does not purport to be a complete discussion of all Singapore tax considerations that may be relevant to holders of Class A shares. In particular, this discussion does not consider any specific facts or circumstances that may apply to a particular investor.

Prospective holders who are resident or may otherwise be subject to tax in Singapore should consult their own tax advisors with regard to the Singapore income tax consequences to them of acquiring, holding and disposing of Class A shares, as well as eligibility for any reduced withholding benefits.

Income Tax

In General. Singapore imposes income tax on income accruing in or derived from Singapore (“sourced in Singapore”) and income received in Singapore from outside Singapore (“remitted to Singapore”).

Foreign sourced income is considered received or deemed received in Singapore whether or not the source from which the income is derived has ceased if it is: (i) remitted to, transmitted to or brought into Singapore; (ii) applied in or towards satisfaction of any debt incurred in respect of a trade or business carried on in Singapore; or (iii) applied to the purchase of any movable property which is brought into Singapore.

Foreign-sourced income not remitted to Singapore is generally not subject to Singapore income tax.

Foreign-sourced income received by an individual resident in Singapore is tax exempt (unless such income is received through a partnership registered in Singapore). Foreign-sourced dividend income, branch profits and service income received by a person (other than an individual) resident in Singapore may be tax exempt subject to satisfaction of certain conditions.

An individual is considered resident in Singapore in any year if he resides in Singapore (except for such temporary absences therefrom as may be reasonable and not inconsistent with a claim by such person to be resident in Singapore) or if he is physically present or is employed (other than as a director of a company) in Singapore for 183 days or more in the particular year. A company or body of persons is considered resident in Singapore in any year if the control and management of its business is exercised in Singapore.

The current corporate tax rate in Singapore is 17%. Singapore resident individuals are subject to tax based on progressive rates, currently ranging from 0% to 20%.

Taxation of Holders of Class A Shares

There is no regime in Singapore that provides for a limited liability company to be taxed as a partnership.

Where a limited liability company established in the United States (“LLC”) (which is not resident in Singapore and neither carries on any business operations or activities nor has any office or any form of permanent establishment in Singapore) qualifies to be taxed as a partnership for U.S. Federal income tax purposes, the IRAS presently does not have any published or official position as to whether distributions made by such LLC would be treated for Singapore income tax purposes either as dividend income arising from the holding of shares in such LLC or as partnership distributions. Accordingly, both characterizations are set forth below.

Tax Treatment of Foreign-sourced Dividend Income Received by any Singapore-resident Person

If distributions by us are deemed to be foreign-sourced dividend income, then such income would generally not be subject to Singapore income tax if not remitted to or received in Singapore.

Foreign-sourced dividend income remitted to or received by an individual resident in Singapore is tax exempt (unless such income is remitted or received through a partnership registered in Singapore).

Foreign-sourced dividend income remitted to or received by a person (other than an individual) resident in Singapore is prima facie entitled to tax exemption if such dividend is subject to tax in the jurisdiction from which the dividend is paid and the highest corporate tax rate of such jurisdiction at the time of remittance is at least 15%.

Tax Treatment of Distributions from Foreign Partnership Sourced Outside Singapore

If distributions by us are deemed to be distributions paid by a foreign partnership the following would apply:

As a general rule, a partnership is not a taxable legal entity and partnership income is allocated to each partner in accordance with the partner’s respective interest in the partnership and taxed solely at the hands of the respective partner level.

Whether any portion of a partner’s allocated partnership income is subject to tax in Singapore depends on (i) the source of such income (i.e., whether the income is sourced in Singapore or foreign-sourced), (ii) the character of such income (i.e., whether the income consists of dividends, interest, trading income, etc.) and (iii) the form of legal entity of the partner (i.e., whether it is a corporation, an individual or any other form of legal entity).

Partnership distributions consisting of foreign-sourced income are not subject to Singapore income tax if not remitted to or received in Singapore.

In the case of an individual partner resident in Singapore, all partnership distributions consisting of foreign-sourced income are tax exempt even if remitted to or received in Singapore by such individual (provided that such foreign-sourced income is not remitted or received through a partnership registered in Singapore).

In the case of a partner (other than an individual) resident in Singapore, partnership distributions consisting of, inter alia, foreign-sourced interest income and trading income/sale proceeds are potentially subject to

Singapore income tax if remitted to or received in Singapore, whereas partnership distributions consisting of foreign-sourced dividend income are prima facie entitled to tax exemption if such dividend is subject to tax in the jurisdiction from which the dividend is paid and the highest corporate tax rate of such jurisdiction at the time of remittance is at least 15%.

The tax treatment of foreign partnership distributions is currently under review by the IRAS and the tax treatment set forth above may change.

Tax Credit

Singapore does not have a comprehensive double tax treaty with the United States. However, Singapore domestic income tax legislation provides for unilateral tax credits to be given to Singapore residents in respect of remittances of offshore income derived from prescribed foreign countries with which Singapore does not have a double tax treaty (“non-treaty country”). The United States is such a non-treaty country. Where Singapore tax is payable on the remittance of any type of income, including dividends, the resident taxpayer may be entitled to claim unilateral tax credits subject to the fulfillment of certain conditions. The amount of tax credit given is restricted to the tax charged on the same income in Singapore or the actual foreign tax paid, whichever is less. Any excess credit will be disregarded and can not be set off against Singapore tax payable on other income or carried forward for future set-off.

If a resident taxpayer holds at least 25% of the total number of issued shares of the foreign dividend paying company, the tax credit shall take into account any foreign tax paid by such company in such foreign jurisdiction in which the company is resident in respect of its income out of which the dividend is paid.

Unilateral tax credit is not available to any non-resident person.

Taxation on Disposal of Class A Shares

Singapore does not impose capital gains tax. Hence, gains arising from disposal of assets that are held as capital assets for long term investment purposes will not be subject to Singapore income tax.

However, gains derived from the disposal of the Class A shares may be regarded as income and subject to Singapore income tax if they arise from or are otherwise connected with the activities of a trade or business carried on in Singapore. Such gains may also be considered income and subject to Singapore income tax even if they do not arise from an activity in the ordinary course of trade or business or an ordinary incident of some other business activity if the holders of such Class A shares have the intention or purpose to make a profit at the time of acquisition and the Class A shares are not intended to be held as long term capital investments.

Foreign sourced gains derived from the disposal of shares and which are revenue in nature, may also be subject to Singapore income tax if they are remitted or deemed remitted to Singapore by persons (other than an individual) in Singapore.

Stamp Duty

Singapore stamp duty is not payable on the subscription of the Class A shares by any holder resident in Singapore.

If a register of the Class A shares is kept in Singapore and an instrument of transfer is executed in respect of such shares, stamp duty may be payable on such instrument at the rate of 0.2%, based on the higher of the consideration or market value of the shares.

Goods and Services Tax (“GST”)

The subscription of shares by and the sale of shares to Singapore investors are not subject to GST in Singapore.

Material Spanish Tax Considerations

The following summary describes the material Spanish tax considerations relating to an investment in Class A shares by holders resident in Spain. This summary does not purport to be a comprehensive discussion of all Spanish tax considerations that may be relevant to a holder resident in Spain. In particular, this discussion does not consider any specific facts or circumstances that may apply to a particular investor. This summary is based on Spanish laws and regulations currently in force and as applied on the date of this prospectus, which are subject to change, possibly with retroactive effect. Prospective Spanish holders of Class A shares should consult their own tax advisors to determine the tax consequences to them of acquiring, holding and disposing of Class A shares.

For the purpose of the material Spanish tax consequences described herein, it is assumed that a prospective holder of Class A shares will hold, either directly or indirectly, less than 5% of the share capital in Apollo, and that such holder is not subject to any special tax regime in relation to Class A shares, such as the Spanish Holding Companies (Entidades de Tenencia de Valores Extranjeros) regime. Also, in the case of Spanish corporate holders (“Corporate Holders”), it is assumed that the financial year of Corporate Holders has started after 31 December 2009.

Income Tax

The Spanish income tax treatment applicable to Spanish resident holders of Class A shares depends upon Apollo’s characterization for Spanish tax purposes. In this respect, Apollo could be characterized legally as either (i) a corporation or (ii) a foreign entity with a similar or analogous nature to that of a Spanish pass-through entity (Entidad en Regimen de Atribución de Rentas).

In the following paragraphs, both of the above mentioned possible characterizations of Apollo will be considered because Apollo’s tax characterization for Spanish tax purposes is unclear. This lack of clarity is caused by the absence of (i) specific provisions of law regarding the legal characteristics that a foreign entity must have to be characterized as a pass-through entity for Spanish tax purposes; (ii) interpretations by the tax administration as to whether the nature of a U.S. limited liability company is similar, in all circumstances, to that of a pass-through for Spanish tax purposes; and (iii) clear guidance as to whether the tax treatment in a foreign entity’s state of incorporation would prevail over its legal classification under Spanish law the entity for Spanish tax purposes.

Characterization of Apollo as a Corporation—Dividend Taxation. If Class A shares are characterized as shares in a corporation for Spanish tax purposes, profits distributed on Class A shares received by Spanish tax residents would be subject to the following regime:

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Dividends paid by us to Corporate Holders and duly recognized for accounting purposes in the P&L account will form part of the aggregate taxable income of such holders, subject to corporate income tax (“CIT”) currently at a 30% rate.

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If dividends paid by us to Corporate Holders are subject to U.S. withholding tax, such Corporate Holders would be allowed to deduct from their annual CIT liability the lower of (i) the actual amount paid at source due to a tax of identical or analogous nature to CIT or to Spanish Non–Resident Income Tax (“NRIT”) (i.e., withholding tax), which shall not exceed the maximum amount allowed to be taxed in the United States under the U.S.-Spain Double Tax Treaty (the “U.S.-Spain Treaty”) or (ii) the amount of tax which would have been payable had such income been realized in Spain.

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If the dividends are paid through a Spanish paying agent, such agent must withhold from such dividend payments an 19% withholding tax as prepayment of the Spanish Corporate Holder’s final CIT liability.

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Dividends paid by a non-resident company, such as Apollo, to Spanish tax resident individuals holding Class A shares (“Individual Holders”) would be subject to Individual Income Tax (“IIT”) at a rate of 19% (in respect of the first €6,000 of any income received by the Individual Holder) and of 21% (in respect of the income exceeding such €6,000). The first € 1,500 of any dividends received annually may be exempt under certain circumstances.

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If dividends paid by us to Individual Holders are subject to U.S. withholding tax, such Individual Holder would be allowed to deduct from his or her annual IIT liability the lower of (i) the actual amount paid at source due to a tax of identical or analogous nature to IIT or to NRIT (i.e., withholding tax), which shall not exceed the maximum amount allowed to be taxed in the United States under the U.S.-Spain Treaty; or (ii) the result of applying the Spanish effective average tax rate to the portion of the net tax base taxed abroad.

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If the dividends are paid through a Spanish paying agent, such agent must withhold from such dividend payments an 19% withholding tax as prepayment of the Spanish Individual Holder’s final IIT liability.

Characterization of Apollo as a Corporation—Capital Gain Taxation. If Class A shares are characterized as shares in a corporation for Spanish tax purposes, capital gains derived from Class A shares would be subject to the following regime:

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Capital gains realized by a Corporate Holder upon holding or disposing of Class A shares will be regarded as taxable income on an accrual basis based on the income recognized in its P&L account adjusted in accordance with the rules contained in the CIT Law and, therefore, subject to CIT and taxed at the ordinary CIT 30% rate.

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If the capital gains are subject to U.S. withholding tax, the Corporate Holder would be allowed to deduct from its annual CIT liability the lower of (i) the actual amount paid at source due to a tax of identical or analogous nature to CIT or to NRIT (i.e., withholding tax), which shall not exceed the maximum amount allowed to be taxed in the United States under the U.S.-Spain Treaty or (ii) the amount of tax which would have been payable had such income had been realized in Spain.

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Capital losses incurred by the Corporate Holder in relation to Class A shares based on the loss recognized in its P&L account adjusted in accordance with the rules contained in the CIT Law would be deductible for CIT purposes.

•	Disposal of Class A shares by an Individual Holder may give rise to a taxable capital gain or a tax deductible capital loss to be included in such Individual Holder’s IIT taxable income.

•	Such gain or loss shall be calculated by reference to the difference between the transfer value of Class A shares, as established under IIT Law, and their acquisition value.

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Capital gains obtained by an Individual Holder upon disposal of Class A shares will be taxed at a rate of 19% (in respect of the first €6,000 of any income received by the Individual Holder) and of 21% (in respect of the income exceeding such €6,000).

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Capital losses may be offset against capital gains arising in the same taxable year. Outstanding capital losses can be carried forward and offset against capital gains arising in the same part of the taxable income base during the following four years.

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If the capital gains are subject to U.S. withholding tax, the Individual Holder would be allowed to deduct from its IIT liability the lower of (i) the actual amount paid at source due to a tax of identical or analogous nature to IIT or to NRIT (i.e., withholding tax), which shall not exceed the maximum amount allowed to be taxed in the United States under the U.S.-Spain Treaty or (ii) the result of applying the Spanish effective average tax rate to the portion of the net tax base taxed abroad.

Characterization of Apollo as a Foreign Pass-Through Entity (Entidad en Regimen de Atribución de Rentas). If Apollo is characterized as a foreign pass-trough entity for Spanish tax purposes, Spanish holders of Class A shares would be treated as follows:

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Any items of income or capital gains realized by Apollo would be allocated to Spanish holders of Class A shares in proportion to such holders’ interests in Apollo, even if such holders have not received any distributions. Therefore, the amount of the taxable income of Spanish holders of Class A shares may exceed the cash distributions. In particular (i) cash distributions made by Apollo would not be taxable to Spanish holders of Class A shares; and (ii) in the case of Corporate Holders, amounts which may be recognized in the P&L account as a result of a change in value of the Class A shares should not be included in the CIT taxable income; in both cases, to the extent that such amounts (the cash distributions or the changes in value, respectively) correspond to allocated income.

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The characterization of the items of income and capital gains realized by Apollo would be maintained upon allocation to Spanish holders of Class A shares. Determination of the taxable income to be allocated to Spanish holders of Class A shares would generally be made according to the IIT rules, regardless of whether such holders are individuals or corporations.

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The tax rate applicable to income and capital gain allocated to Corporate Holders would be 30%, while the tax rate applicable to income allocated to Individual Holders would depend on the nature of the income allocated. If the income allocated to Individual Holders qualifies as dividend, interest or capital gain income, the applicable tax rate would be 19% (in respect of the first €6,000 of any income received by the Individual Holder) and of 21% (in respect of the income exceeding such €6,000).

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If the income or capital gain allocated to Spanish holders of Class A shares is subject to withholding tax outside of Spain, such holders would be allowed to deduct this withholding tax from their Spanish income tax liability, subject to the terms and restrictions set forth in the above paragraphs regarding Corporate Holders and Individual Holders.

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Disposal of Class A shares by Spanish holders may give rise to taxable capital gain or tax-deductible capital loss to be included in such holders’ taxable income, in accordance with the rules established under CIT Law (in the case of Corporate Holders) or under IIT Law (in the case of Individual Holders).

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In the case of Corporate Holders, we believe that the capital gains should be calculated by reference to the difference between the transfer value and the acquisition value of Class A shares, and that for these purposes the acquisition value of transferred Class A shares should be increased by the amount of the previous undistributed income allocations during the transferring holder’s holding period that are allocable to such transferred Class A shares, although this is an unclear issue which is not expressly stated in the law. Capital gains realized by Corporate Holders would be taxed at a flat rate of 30%. Capital losses would be deductible in accordance with the rules established under CIT Law.

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In the case of Individual Holders, such gain or loss would be calculated by reference to the difference between the transfer value and the acquisition value of Class A shares. For these purposes, we also believe that the acquisition value of transferred Class A shares should be increased by the amount of the previous undistributed income allocations during the transferring holder’s holding period that are allocable to such transferred Class A shares, although this is not expressly stated in the law. Capital gains realized by Individual Holders would be taxed at a rate of 19% (in respect of the first €6,000 of any income received by the Individual Holder) and of 21% (in respect of the income exceeding such €6,000). Capital losses would be deductible in accordance with the rules established under IIT Law.

•

If the capital gain realized upon the disposal of Class A shares is subject to withholding tax outside of Spain, Spanish holders would be allowed to deduct this withholding tax from their Spanish income tax liability, subject to the terms and restrictions set forth in the above paragraphs regarding Corporate Holders and Individual Holders.

Prospective holders of Class A shares should be aware of the risk that, for Spanish tax purposes, the Spanish tax authorities could disregard Apollo and any of the companies, partnerships or entities in which Apollo owns an interest, and could try to allocate to Spanish holders of Class A shares any income or capital gain obtained by such a lower-tier entity before such entity makes distributions to Apollo if (i) the lower-tier entity is characterized as a foreign pass-through entity for Spanish tax purposes and (ii) the interest in the lower-tier entity is held by Apollo directly or through another lower-tier entity which is also deemed a foreign pass-through entity for Spanish tax purposes.

Transfer Tax, Stamp Duty and Capital Duty

Transfers of Class A shares will be exempt from any Spanish Transfer Tax or Value Added Tax. Additionally, no Stamp Duty will be levied on such transfers.

Material Swiss Tax Considerations

The following summary describes the material Swiss tax considerations relating to an investment in Class A shares by holders resident in Switzerland. This summary does not purport to be a comprehensive discussion of all Swiss tax considerations that may be relevant to a holder resident in Switzerland. In particular, this discussion does not consider any specific facts or circumstances that may apply to a particular investor. This summary is based on Swiss laws and regulations currently in force and as applied on the date of this prospectus, which are subject to change, possibly with retroactive effect. Prospective holders of Class A shares should consult their own tax advisors to determine the tax consequences to them of acquiring, holding and disposing of the Class A shares.

In General

Under Swiss tax regulations, an investment in a U.S. limited liability company, such as Apollo, is typically treated as an investment in a “company” (rather than in a partnership). This is the case without regard to whether a U.S. election is made to treat the limited liability company as a partnership for U.S. tax purposes. However, according to guidelines issued on March 5, 2009 by the Swiss federal tax administration, investments in companies such as Apollo may, from a Swiss tax perspective, be treated in a similar manner as an investment in Swiss collective investment schemes.

In light of the above, Swiss resident holders of Class A shares will be treated in the following manner for Swiss tax purposes:

Income Tax

In General. Capital gains realized by a Swiss resident upon disposal of Class A shares and dividends distributed to our Class A shareholders would be treated differently depending on the qualification of the Swiss resident holder of Class A shares as a private or business investor.

Private Investors. Swiss resident investors who do not qualify as so-called professional securities dealers (“commerçants professionnels de titres”) and who hold Class A shares as part of their private (as opposed to business) assets are hereby defined as Private Investors.

Capital gains realized upon disposal of Class A shares by a Private Investor is generally treated as tax exempt capital gain. Such exemption would, however, not be available if the Class A shares are redeemed by the company or its affiliates in order to cancel them for at least the amount corresponding to the share of accumulated ordinary income as opposed to the accumulated capital gains.

Business Investors. Swiss resident individuals holding Class A shares as part of their business assets as well as Swiss resident legal entities would be liable to income or profit taxes on the gain realized upon disposal of the Class A shares as well as on income generated by distributions to our Class A shareholders. For capital gains, the difference between book value and market value would be included in the taxable income or profits and taxed as such.

Foreign Tax Credit. Persons who are residents in Switzerland may be subject to certain U.S. taxes (e.g., withholding taxes) as a result of an investment in Class A shares. Such taxes may be, subject to certain requirements (such as the securing of a partial relief from U.S. taxes under the U.S. – Switzerland double tax treaty) and limitations, creditable against the Swiss income tax liability.

Cantonal Wealth Tax

Class A shares held by Swiss resident individuals are included in the taxable net wealth and are subject to Cantonal/Communal wealth taxes.

Swiss Transfer Stamp Duty

The issuance of Class A shares will be subject to a Swiss Transfer stamp duty (at the current rate of 0.3%) if a Swiss securities dealer is involved in the transaction either as a party to the transaction or as an intermediary. The notion of Swiss securities dealer is very broad and encompasses Swiss and Liechtenstein banks, securities brokers, and even companies holding in their books taxable securities for an amount exceeding CHF 10 million.

The purchase or sale of Class A shares is subject to a Swiss transfer stamp duty at the current rate of 0.30% if a Swiss securities dealer is involved in the transaction either as a party to the transaction or as an intermediary. Certain exceptions apply.

If the securities dealer is a party to the transaction it will have to settle half of the stamp duty for itself and the other half for the counterparty to the extent that the latter does not qualify as a securities dealer or as an exempt investor (e.g., Swiss or foreign investment schemes). If the bank acts as an intermediary, it will be liable for half of the stamp duty for each party to the transaction that does qualify as a securities dealer or an exempt investor.

Material United Kingdom Tax Considerations

The following summary describes the material United Kingdom (“UK”) tax considerations relating to an investment in Class A shares by holders resident in the UK for UK tax purposes (“UK holders”). This summary does not purport to be a comprehensive discussion of all UK tax considerations that may be relevant to a UK holder. In particular, this discussion does not consider any specific facts or circumstances that may apply to a particular investor. This summary is based on UK laws and the published practices of HM Revenue and Customs (“HMRC”) currently in force and as applied on the date of this prospectus, which are subject to change, possibly with retroactive effect. Prospective holders of Class A shares should consult their own tax advisors to determine the tax consequences to them of acquiring, holding and disposing of Class A shares.

The following summary applies only to holders who are the beneficial owners of Class A shares and hold such shares for investment purposes, and may not apply to dealers in shares, insurance companies, trustees, collective investment schemes or tax-exempt entities.

General

For UK tax purposes, assuming HMRC maintains its current practice, we should be treated as a company and not as a partnership or other tax transparent entity. Accordingly, UK holders of Class A shares would not generally be subject to UK tax in respect of income or gains that we accrue, or be entitled to relief in respect of losses or expenses that we realize, incur or suffer. Instead, UK holders would be subject to UK tax on distributions which we make to them, which would generally be treated as dividends for UK tax purposes.

Taxes that we or holders of Class A shares incur in respect of income or gains that we accrue may in most cases be regarded for UK double taxation relief purposes as “underlying tax.” Therefore, except in relation to a UK company holding 10% or more of our voting power, no credit would be available against UK taxation on distributions by us, under UK national tax law or under any double tax arrangements, for any taxes that we or holders of Class A shares pay in respect of the income, profits or gains out of which we pay such distributions. Any withholding tax levied in respect of such distributions, however, would generally be creditable.

Taxation of Distributions

An individual UK holder who is liable to UK income tax at no more than the basic rate would be liable to income tax on the distributions at the dividend ordinary rate (10% in 2010 and 2011). An individual UK holder who is liable to UK income tax at the higher rate would be subject to income tax on the dividend income at the dividend upper rate (32.5% in 2010 and 2011). However, individual UK holders should be entitled to a UK tax credit of 1/9 of the dividend income which would reduce the effective rate of tax on gross dividend distributions to 25% for higher rate taxpayers and eliminating the tax liabilities for basic rate taxpayers. From April 6, 2010 the UK Government has proposed the introduction of a new dividend rate of tax of 42.5% for individuals who are liable to UK tax with taxable earnings in excess of £150,000. For these individuals the UK tax credit will reduce the effective rate of tax on gross distributions to 36.1%.

An individual holder who is resident in the UK but is not ordinarily resident, or is not domiciled, in the UK and who has made an election for the “remittance basis of taxation” in the UK for the relevant tax year would generally be subject to UK income tax on distributions received in that tax year to the extent that sums are remitted in the UK in respect of those distributions. “Remittance” is interpreted broadly and is extended further under certain anti-avoidance legislation.

Corporate holders of Class A shares within the charge to UK corporation tax should generally expect to be exempt from United Kingdom taxation in respect of distributions that we pay on Class A shares where such shares are held for investment purposes.

Taxation of Chargeable Gains

A disposal of Class A shares by a holder who is either resident or, in the case of an individual, ordinarily resident for UK tax purposes in the UK, may, depending on the holder’s circumstances, give rise to a chargeable gain or an allowable loss (including by reference to changes in the U.S. dollar/UK sterling exchange rate) for the purposes of UK taxation of chargeable gains (subject to any available exemptions or relief). A holder who is an individual and who has ceased to be resident or ordinarily resident for UK tax purposes in the UK for a period of less than five years, and who disposes of Class A shares during that period, may, depending on certain further conditions relating to tax years prior to the tax year of his departure, be liable on his return to UK taxation of chargeable gains (subject to any available exemptions or relief).

For a holder within the charge to UK corporation tax, the corporation tax rate will apply to any chargeable gains (28% for large companies in 2010 and 2011), although an indexation allowance on the cost apportioned to Class A shares should be available to reduce the amount of any chargeable gain realized on a subsequent disposal. An individual holder will be subject to tax on any chargeable gain at the capital gains tax rate (18% for 2010 and 2011) and may also be entitled to set all or part of his gains against his annual capital gains exemption.

UK Stamp Duty and Stamp Duty Reserve Tax (SDRT)

As long as no register of our members or of the holders of any class of our shares is kept in the UK by us or on our behalf, the following position in respect of UK transfer taxes would apply. No UK stamp duty or stamp duty reserve tax (“SDRT”) would be payable in respect of the issue of Class A shares or any certificate representing Class A shares. Transfers of Class A shares or of interest in Class A shares under the system operated by DTC would not be subject to UK SDRT. Stamp duty would also not be payable on a transfer of Class A shares or of interests in Class A shares under the system operated by DTC provided that the instrument of transfer is not executed in the UK nor relates to any property situate, or any matter or thing done or to be done, in the UK. No UK stamp duty or SDRT would be payable in respect of the issue of Class A shares to Euroclear or Clearstream or on the transfer of Class A shares within Euroclear or Clearstream.

Other UK Tax Considerations

Individual holders ordinarily resident in the UK should be aware of the provisions of Chapter 2 of Part 13 of the Income Tax Act 2007 (“ITA”). These anti-avoidance provisions deal with the transfer of assets to overseas persons in circumstances which may render such individuals liable to taxation in respect of our undistributed profits. More generally, individual holders should also be aware of the provisions of Chapter 1 of Part 13 of the ITA and the corresponding provisions applicable to holders within the charge to UK corporation tax in sections 703-709 of the Income and Corporation Taxes Act 1988 that give powers to HM Revenue and Customs to cancel tax advantages derived from certain transactions in securities.

Companies resident in the UK should be aware of the fact that the “controlled foreign companies provisions” contained in sections 747-756 of the Income and Corporation Taxes Act 1988 could be material to any company so resident that holds alone, or together with certain other associated persons, 25%, or more of the Class A shares, if at the same time we are controlled by companies or any other persons who are resident in the UK for taxation purposes. Persons who may be treated as “associated” with each other for these purposes include two or more companies one of which controls the other(s) or all of which are under common control. The effect of such provisions could be to render such companies liable to UK corporation tax in respect of our undistributed income profits.

UK resident or ordinarily resident (and if an individual, resident or ordinarily resident and not taxed in the UK on a remittance basis) holders should be aware of the provisions of section 13 of the Taxation of Chargeable Gains Act 1992 under which, in certain circumstances where we would, if UK resident, be a close company, a portion of capital gains realized by us can be attributed to an investor who, alone or together with associated persons, has more than a 10% interest in us.

Material Venezuelan Tax Considerations

The following summary describes the material Venezuelan tax considerations relating to an investment in Class A shares by holders resident in Venezuela. This summary does not purport to be a comprehensive discussion of all Venezuelan tax considerations that may be relevant to a holder resident in Venezuela. In particular, this discussion does not consider any specific facts or circumstances that may apply to a particular investor. This summary is based on Venezuelan laws currently in force and as applied on the date of this prospectus, which are subject to change (change in the tax law cannot be applied retroactively. Under the Venezuelan Constitution and the Master Tax Code, any change in the income tax law must be applied only to the fiscal year that follows the date when law is enacted). Prospective holders of Class A shares should consult their own tax advisors to determine the tax consequences to them of acquiring, holding and disposing of Class A shares.

For the purpose of the material Venezuelan tax consequences described herein, we assume that, according to the Venezuelan Income Tax Law, tax residents in Venezuela are: (i) Venezuelan citizens; (ii) individuals who are present in Venezuela for more than 183 days in a tax period or during a former tax period; (iii) companies incorporated or domiciled in Venezuela; (iv) companies that have a permanent establishment (e.g., fixed place of business, office, branch, workshop, factory or natural resource extraction site) in Venezuela.

We also assume that, according to the Venezuelan Income Tax Law, any income derived from Class A shares shall be regarded as income from a foreign (Non-Venezuelan) source for Venezuelan tax purposes.

The treaty to avoid double taxation executed between the United States and Venezuela (the “U.S.—Venezuela Treaty”) would be applicable to any income (dividends/interest), received by Venezuelan tax residents in respect of an investment in Class A shares.

The U.S.—Venezuela Treaty establishes that dividends paid from the United States to a Venezuelan tax resident are subject to income tax in Venezuela. Hence, the Venezuelan income tax rules for dividends would apply to dividends paid by us on Class A shares. According to the Venezuelan Income Tax Law dividends received from abroad are subject to income tax at a 34% proportional rate on the gross amount of such dividend.

The U.S.—Venezuela Treaty also establishes that such dividends may be subject to tax in the United States, but that such U.S. tax must not exceed 15% of the gross amount of the dividends. According to the Venezuelan Income Tax Law, the aforementioned tax paid in the United States on dividend income may be credited to the tax payable in Venezuela on the same dividend income.

According to Venezuelan Income Tax Law, interests from Class A shares are subject to tax in Venezuela. The taxable base of such tax will be the net profit of the interests. The applicable tax rate imposed on such profit would vary depending on whether the investor is an individual or a corporate entity as follows:

•	For individuals, the following progressive rates would apply depending on the amount of the profit:

Taxable Income (in Tax Units) (1)	Tax Rate
Up to 2,000	15.00%
Over 2,000 up to 3,000	22.00
Over 3,000	34.00

(1)	1 Tax Unit 2008 = Bs. F 46 (approx. US $21.40).
1 Tax Unit 2009 = Bs. F 55 (approx. US $25.58).
1 Tax Unit 2010 = Bs. F 65 (approx. US $15.12).

•	For corporate entities, the following progressive rates would apply depending on the amount of the profit:

Taxable Income (in Tax Units)	Tax Rate
Up to 2,000	15.00%
Over 2,000 up to 3,000	22.00
Over 3,000	34.00

Interests derived from Class A shares may also be subject to tax in the United States according to the U.S.—Venezuela Treaty. However, such tax must not exceed a 10% rate over the gross amount of the interest earned. Under Venezuelan Income Tax Law, such tax paid in the U.S. for interests may be credited against the Venezuelan tax on income and is not limited to the tax payable in Venezuela with respect to the same interests all subject to the tax credit rules established under the Venezuelan Income Tax Law.

Under the U.S.—Venezuela Treaty, capital gain realized on the transfer of Class A shares would only be taxable in Venezuela. Such gain would be treated as ordinary income and, therefore, the same taxable base and the same rates as for interests will apply to individuals and corporate entities.

Any loss realized in connection with an investment in Class A shares could only be allocated to income derived from a foreign (Non-Venezuelan) source.

UNDERWRITING

We, the selling shareholders and the underwriters named below have entered into an underwriting agreement with respect to the Class A shares being offered. Subject to certain conditions, each underwriter has severally agreed to purchase the number of Class A shares indicated in the following table.                  is the representative of the underwriters.

Underwriters	Number of Class A Shares

Total

The underwriters are committed to take and pay for all of the Class A shares being offered, if any are taken, other than the Class A shares covered by the option described below unless and until this option is exercised.

If the underwriters sell more Class A shares than the total number set forth in the table above, the underwriters have an option to buy up to an additional              Class A shares from us and the selling shareholders. They may exercise that option for 30 days. If any Class A shares are purchased pursuant to this option, the underwriters will severally purchase Class A shares in approximately the same proportion as set forth in the table above.

The following tables show the per share and total underwriting discounts and commissions to be paid to the underwriters by us and the selling shareholders. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase              additional Class A shares from us and the selling shareholders.

Paid by the Company

	No Exercise	Full Exercise
Per Share	$	$
Total	$	$

Paid by the Selling Shareholders

	No Exercise		Full Exercise
Per Share	$	`	$
Total	$		$

Class A shares sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the front cover of this prospectus. Any Class A shares sold by the underwriters to securities dealers may be sold at a discount of up to $             per share from the initial public offering price. If all the Class A shares are not sold at the initial public offering price, the representative may change the offering price and the other selling terms. The offering of the Class A shares by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

Certain of our executive officers, directors, employees and affiliates have agreed with the underwriters, subject to certain exceptions, not to dispose of or hedge any of our Class A shares or securities convertible into or exchangeable for Class A shares during the period from the date of this prospectus continuing through the date that is      days after the date of this prospectus, except with the prior written consent of the representative of the underwriters. We and our manager have agreed with the underwriters, subject to certain exceptions, not to dispose of or hedge any of our Class A shares or securities convertible into or exchangeable for Class A shares during the period from the date of this prospectus continuing through the date that is      days after the date of this prospectus, except with the prior written consent of the representative of the underwriters. The selling shareholders have agreed with the underwriters, subject to certain exceptions, not to dispose of or hedge any of our Class A shares or securities convertible into or exchangeable for Class A shares during the period from the date of this prospectus continuing through the date that is      days after the date of this prospectus, except with the prior written consent of the representative of the underwriters. See “Shares Eligible for Future Sale” for a discussion of certain other transfer restrictions.

Each of the restricted periods described in the preceding paragraph will be automatically extended if: (1) during the last 17 days of the applicable restricted period we issue an earnings release or announce material news or a material event; or (2) prior to the expiration of the applicable restricted period, we announce that we will release earnings results during the 15-day period following the last day of the applicable restricted period, in which case the restrictions described in the preceding paragraph will continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or material event.

These restrictions do not apply to transfers of the Class A shares (i) as a bona fide gift or gifts, (ii) by will or intestate succession, (iii) to any trust, partnership or limited liability company for the direct or indirect benefit of the shareholder or the immediate family of such shareholder, provided that the trustee of the trust or such partnership or limited liability company, as the case may be, agrees to be bound in writing by the same restrictions and that any such transfer shall not involve a disposition for value, (iv) with the prior written consent of the representative of the underwriters, (v) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permitted, (vi) in connection with the forfeiture to us of Class A shares to cover tax withholding obligations upon the vesting of restricted share units and other equity based compensation granted to the shareholder subject to the transfer restrictions pursuant to an existing employee stock option plan or (vii) if the shareholder is a corporation, partnership, limited liability company or similar entity, the shareholder may transfer Class A shares to any wholly-owned subsidiary or any stockholders, partners, members or similar persons of such shareholder, provided that in the case of a transfer pursuant to clause (vii), it shall be a condition to such transfer that the transferee executes an agreement stating that the transferee is receiving and holding such shares subject to the provisions of the lock-up agreement and there shall be no further transfer of such shares except in accordance with the lock-up agreement and that any such transfer shall not involve a disposition for value and no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with such transfer.

Prior to this offering, there has been no public market for the Class A shares. The initial public offering price will be negotiated among us and the representative. Among the factors to be considered in determining the initial public offering price of the Class A shares, in addition to prevailing market conditions, will be our historical performance, estimates of our business potential and earnings prospects, an assessment of our management and the consideration of the above factors in relation to market valuation of companies in related businesses.

An application has been made to list the Class A shares on the New York Stock Exchange under the symbol “        .” In order to meet one of the requirements for listing the Class A shares on the NYSE, the underwriters have undertaken to sell lots of 100 or more Class A shares to a minimum of 400 beneficial holders.

In connection with this offering, the underwriters may purchase and sell Class A shares in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of Class A shares than they are required to purchase in this offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional Class A shares from us and the selling shareholders in this offering.

The underwriters may close out any covered short position by either exercising their option to purchase additional Class A shares or purchasing Class A shares in the open market. In determining the source of Class A shares to close out the covered short position, the underwriters will consider, among other things, the price of Class A shares available for purchase in the open market as compared to the price at which they may purchase additional Class A shares pursuant to the option granted to them. “Naked” short sales are any sales in excess of such option. The underwriters must close out any naked short position by purchasing Class A shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Class A shares in the open market after pricing that could adversely affect investors who purchase in this offering. Stabilizing transactions consist of various bids for or purchases of Class A shares made by the underwriters in the open market prior to the completion of the offering.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased Class A shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of our Class A shares, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of our Class A shares. As a result, the price of our Class A shares may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued at any time. These transactions may be effected on the NYSE, in the over-the-counter market or otherwise.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date) it has not made and will not make an offer of Class A shares to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Class A shares which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of Class A shares to the public in that Relevant Member State at any time:

(a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

(c) to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the representatives for any such offer; or

(d) in any other circumstances which do not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of shares to the public” in relation to any Class A shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Class A shares to be offered so as to enable an investor to decide to purchase or subscribe for the Class A shares, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

Each underwriter has represented and agreed that:

(a)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the Class A shares in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Class A shares in, from or otherwise involving the United Kingdom.

The Class A shares may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Class A shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Class A shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Class A shares may not be circulated or distributed, nor may the Class A shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Class A shares are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the Class A shares under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

The securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and each underwriter has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

The underwriters do not expect sales to discretionary accounts to exceed five percent of the total number of Class A shares offered.

We estimate that our share of the total expenses of this offering in aggregate, excluding the underwriting discount, will be approximately $            .

We and the selling shareholders have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

The validity of the Class A shares being offered hereby will be passed upon for us by O’Melveny & Myers LLP, New York, New York. O’Melveny & Myers LLP has provided a tax opinion in connection with the Class A shares being offered hereby. The underwriters have been represented by Cravath, Swaine & Moore LLP, New York, New York, in connection with the offering.

EXPERTS

The consolidated financial statements of Apollo Global Management, LLC as of December 31, 2010 and 2009, and for each of the three years in the period ended December 31, 2010, included in this prospectus have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report appearing herein. Such financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the Class A shares offered in this prospectus. This prospectus, filed as part of the registration statement, does not contain all of the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us and the Class A shares, we refer you to the registration statement and to its exhibits and schedules. Statements in this prospectus about the contents of any contract, agreement or other document are not necessarily complete and, in each instance, we refer you to the copy of such contract, agreement or document filed as an exhibit to the registration statement.

Anyone may inspect the registration statement and its exhibits and schedules without charge at the public reference facilities the SEC maintains at 100 F Street, N.E., Washington, D.C. 20549. You may obtain copies of all or any part of these materials from the SEC upon the payment of certain fees prescribed by the SEC. You may obtain further information about the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also inspect these reports and other information without charge at the website maintained by the SEC. The address of this website is http://www.sec.gov.

Upon effectiveness of the registration statement, we will become subject to the informational requirements of the Exchange Act and will be required to file reports and other information with the SEC. You will be able to inspect and copy these reports and other information at the public reference facilities maintained by the SEC at the address noted above. You also will be able to obtain copies of this material from the Public Reference Room as described above, or inspect them without charge at the SEC’s website. We intend to furnish our shareholders with annual reports containing consolidated financial statements audited by our independent registered public accounting firm. We maintain a website at www.agm.com. Our website and the information contained therein or connected thereto shall not be deemed to be incorporated into this prospectus or the registration statement of which this prospectus forms a part, and you should not rely on any such information in making your decision whether to purchase our Class A shares.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of

Apollo Global Management, LLC

New York, New York

We have audited the accompanying consolidated statements of financial condition of Apollo Global Management, LLC and subsidiaries (the “Company”) as of December 31, 2010 and 2009, and the related consolidated statements of operations, changes in shareholders’ equity and cash flows for each of the three years in the period ended December 31, 2010. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Apollo Global Management, LLC and subsidiaries as of December 31, 2010 and 2009, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2010, in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

New York, New York

February 18, 2011

APOLLO GLOBAL MANAGEMENT, LLC

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

DECEMBER 31, 2010 AND 2009

(dollars in thousands, except share data)

	December 31, 2010	December 31, 2009
Assets:
Cash and cash equivalents	$382,269	$366,226
Restricted cash	6,563	6,818
Investments	1,920,553	1,554,155
Assets of consolidated variable interest entities
Cash and cash equivalents	87,556	—
Investments, at fair value	1,342,611	—
Other assets	36,754	—
Carried interest receivable	1,867,073	483,854
Due from affiliates	144,363	133,678
Fixed assets, net	44,696	67,794
Deferred tax assets	571,325	644,395
Other assets	35,141	11,329
Goodwill	48,894	47,897
Intangible assets, net	64,574	69,051

Total Assets	$6,552,372	$3,385,197

Liabilities and Shareholders’ Equity
Liabilities:
Accounts payable and accrued expenses	$31,706	$35,944
Accrued compensation and benefits	54,057	30,388
Deferred revenue	251,475	321,424
Due to affiliates	517,645	548,593
Profit sharing payable	678,125	174,536
Debt	751,525	933,834
Liabilities of consolidated variable interest entities
Debt, at fair value	1,127,180	—
Other liabilities	33,545	—
Other liabilities	25,695	41,368

Total Liabilities	3,470,953	2,086,087

Commitments and Contingencies (see note 16)

Shareholders’ Equity:
Apollo Global Management, LLC shareholders’ equity (deficit):
Class A shares, no par value, unlimited shares authorized, 97,921,232 shares and 95,624,541 shares issued and outstanding at December 31, 2010 and 2009, respectively	—	—
Class B shares, no par value, unlimited shares authorized, 1 share issued and outstanding at December 31, 2010 and 2009	—	—
Additional paid in capital	2,078,890	1,729,593
Accumulated deficit	(1,937,818)	(2,029,541)
Appropriated partners’ capital	11,359	—
Accumulated other comprehensive loss	(1,529)	(4,088)

Total Apollo Global Management, LLC shareholders’ equity (deficit)	150,902	(304,036)
Non-Controlling Interests in consolidated entities	1,888,224	1,283,262
Non-Controlling Interests in Apollo Operating Group	1,042,293	319,884

Total Shareholders’ Equity	3,081,419	1,299,110

Total Liabilities and Shareholders’ Equity	$6,552,372	$3,385,197

See accompanying notes to consolidated financial statements.

APOLLO GLOBAL MANAGEMENT, LLC

CONSOLIDATED STATEMENTS OF OPERATIONS

YEARS ENDED DECEMBER 31, 2010, 2009 AND 2008

(dollars in thousands, except share data)

	2010	2009	2008
Revenues:
Advisory and transaction fees from affiliates	$79,782	$56,075	$145,181
Management fees from affiliates	431,096	406,257	384,247
Carried interest income (loss) from affiliates	1,599,020	504,396	(796,133)

Total Revenues	2,109,898	966,728	(266,705)

Expenses:
Compensation and benefits:
Equity-based compensation	1,118,412	1,100,106	1,125,184
Salary, bonus and benefits	249,571	227,356	201,098
Profit sharing expense	555,225	161,935	(482,682)
Incentive fee compensation	20,142	5,613	—

Total Compensation and Benefits	1,943,350	1,495,010	843,600
Interest expense	35,436	50,252	62,622
Professional fees	61,919	33,889	76,450
Litigation settlement	—	—	200,000
General, administrative and other	65,107	61,066	71,789
Placement fees	4,258	12,364	51,379
Occupancy	23,067	29,625	20,830
Depreciation and amortization	24,249	24,299	22,099

Total Expenses	2,157,386	1,706,505	1,348,769

Other Income (Loss):
Net gains (losses) from investment activities	367,871	510,935	(1,269,100)
Net gains from investment activities of consolidated variable interest entities	48,206	—	—
Gains from repurchase of debt	—	36,193	—
Income (loss) from equity method investments	69,812	83,113	(57,353)
Interest income	1,528	1,450	19,368
Other income (loss), net	195,032	41,410	(4,609)

Total Other Income (Loss)	682,449	673,101	(1,311,694)

Income (loss) before income tax (provision) benefit	634,961	(66,676)	(2,927,168)
Income tax (provision) benefit	(91,737)	(28,714)	36,995

Net Income (Loss)	543,224	(95,390)	(2,890,173)
Net (income) loss attributable to Non-Controlling Interests	(448,607)	(59,786)	1,977,915

Net Income (Loss) Attributable to Apollo Global Management, LLC	$94,617	$(155,176)	$(912,258)

Dividends Declared per Class A Share	$0.21	$0.05	$0.56

Net Income (Loss) Per Class A Share:
Net Income (Loss) Available to Class A Shareholders	$94,617	$(155,176)	$(912,258)

Net Income (Loss) Per Class A Share—Basic and Diluted	$0.83	$(1.62)	$(9.37)

Weighted Average Number of Class A Shares—Basic and Diluted	96,964,769	95,815,500	97,324,541

See accompanying notes to consolidated financial statements.

APOLLO GLOBAL MANAGEMENT, LLC

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

YEARS ENDED DECEMBER 31, 2010, 2009 AND 2008

(dollars in thousands, except share data)

	Apollo Global Management, LLC Shareholders
	Class A Shares	Class B Shares	Additional Paid In Capital	Accumulated Deficit	Appropriated Partners’ Capital	Accumulated Other Comprehensive (Loss) Income	Total Apollo Global Management, LLC Total Shareholders’ Equity (Deficit)	Non-Controlling Interests in Consolidated Entities	Non-Controlling Interests in Apollo Operating Group	Total Shareholders’ Equity	Comprehensive (Loss) Income
Balance at January 1, 2008	97,324,541	1	$1,064,183	$(962,107)	$—	$(6,033)	$96,043	$2,063,335	$248,951	$2,408,329	$—
Capital contributions	—	—	20	—	—	—	20	73	343	436	—
Non-cash contributions	—	—	—	—	—	—	—	468	—	468	—
Non-cash contributions of RDUs	—	—	—	—	—	—	—	21,195	—	21,195	—
Capital increase related to equity-based compensation	—	—	373,903	—	—	—	373,903	—	736,314	1,110,217	—
Dividends	—	—	(54,928)	—	—	—	(54,928)	—	(134,400)	(189,328)	—
Cash distributions	—	—	—	—	—	—	—	(62,164)	(14,400)	(76,564)	—
Non-cash distributions	—	—	—	—	—	—	—	(941)	—	(941)	—
Cash distributions to Managing Partners	—	—	(17,849)	—	—	—	(17,849)	—	—	(17,849)	—
Non-cash distributions to Managing Partners	—	—	(14,145)	—	—	—	(14,145)	—	—	(14,145)	—
Dilution impact of distributions	—	—	21,312	—	—	—	21,312	—	(21,312)	—	—
Purchase of RDUs from Non-Controlling Interests	—	—	—	—	—	—	—	(23,007)	—	(23,007)	—
Contribution of undistributed earnings of contributed businesses	—	—	11,647	—	—	—	11,647	—	—	11,647	—
Net loss	—	—	—	(912,258)	—	—	(912,258)	(1,176,116)	(801,799)	(2,890,173)	(2,890,173	)*
Net Unrealized loss on interest rate swaps (net of taxes of $4,751 and $0 for Apollo Global Management, LLC and Non-Controlling Interests in Apollo Operating Group, respectively)	—	—	—	—	—	(803)	(803)	—	(13,697)	(14,500)	(14,500	)*
Comprehensive loss attributable to Non-Controlling Interests	—	—	—	—	—	—	—	—	—	—	1,991,612

Balance at December 31, 2008	97,324,541	1	1,384,143	(1,874,365)	—	(6,836)	(497,058)	822,843	—	325,785	$(913,061	)**

Capital contributions	—	—	—	—	—	—	—	207	—	207	—
Non-cash contributions	—	—	(105)	—	—	—	(105)	4,301	—	4,196	—
Capital increase related to equity-based compensation	—	—	355,659	—	—	—	355,659	—	738,431	1,094,090	—
Dividends	—	—	(4,866)	—	—	—	(4,866)	—	(12,000)	(16,866)	—
Cash distributions	—	—	—	—	—	—	—	(12,387)	(17,950)	(30,337)	—
Non-cash distributions	—	—	(4,572)	—	—	—	(4,572)	4,273	—	(299)	—
Net transfers of AAA ownership interest to (from) Non-Controlling Interests in consolidated entities	—	—	(3,799)	—	—	—	(3,799)	3,799	—	—	—
Satisfaction of liability related to AAA RDUs	—	—	6,618	—	—	—	6,618	—	—	6,618	—
Repurchase of Class A shares	(1,700,000)	—	(3,485)	—	—	—	(3,485)	—	—	(3,485)	—
Net (loss) income	—	—	—	(155,176)	—	—	(155,176)	460,226	(400,440)	(95,390)	(95,390	)*
Net unrealized gain on interest rate swaps (net of taxes of $1,992 and $0 for Apollo Global Management, LLC and Non-Controlling Interests in Apollo Operating Group, respectively)	—	—	—	—	—	2,748	2,748	—	11,843	14,591	14,591	*
Comprehensive income attributable to Non-Controlling Interests	—	—	—	—	—	—	—	—	—	—	(71,629)

Balance at December 31, 2009	95,624,541	1	$1,729,593	$(2,029,541)	$—	$(4,088)	$(304,036)	$1,283,262	$319,884	$1,299,110	$(152,428	)**

*	For the year ended 2009, total consolidated comprehensive income (loss) equals the sum of net income (loss) of $(95,390) and net unrealized gain on interest rate swaps of $14,591 (net of taxes for Apollo Global Management, LLC and Non-Controlling Interests in Apollo Operating Group). For the year ended 2008, total consolidated comprehensive income (loss) equals the sum of net (loss) of $(2,890,173) and net realized (loss) on interest rate swaps of $(14,500).
**	Total comprehensive (loss) income attributable to Apollo Global Management, LLC.

See accompanying notes to consolidated financial statements.

APOLLO GLOBAL MANAGEMENT, LLC

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

YEARS ENDED DECEMBER 31, 2010, 2009 AND 2008

(dollars in thousands, except share data)

(continued)

	Apollo Global Management, LLC Shareholders
	Class A Shares	Class B Shares	Additional Paid In Capital	Accumulated Deficit	Appropriated Partners’ Capital	Accumulated Other Comprehensive (Loss) Income	Total Apollo Global Management, LLC Total Shareholders’ Equity (Deficit)	Non-Controlling Interests in Consolidated Entities	Non-Controlling Interests in Apollo Operating Group	Total Shareholders’ Equity	Comprehensive (Loss) Income
Balance at January 2010	95,624,541	1	$1,729,593	$(2,029,541)	$—	$(4,088)	$(304,036)	$1,283,262	$319,884	$1,299,110	$—
Transition adjustment relating to consolidation of variable interest entity	—	—	—	—	—	—	—	411,885	—	411,885	—
Capital increase related to equity-based compensation	—	—	376,380	—	—	—	376,380	—	735,698	1,112,078	—
Reclassification of equity based compensation	—	—	(3,505)	—	—	—	(3,505)	—	—	(3,505)	—
Repurchase of Class A shares	(7,135)	—	(43)	—	—	—	(43)	—	—	(43)	—
Purchase of AAA shares	—	—	—	—	—	—	—	(48,768)	—	(48,768)	—
Capital contributions	—	—	—	—	—	—	—	187	—	187	—
Cash distributions	—	—	—	—	—	—	—	(160,316)	—	(160,316)	—
Dividends	—	—	(24,115)	—	—	—	(24,115)	(6,602)	(50,400)	(81,117)	—
Distributions related to deliveries of Class A shares for RSUs	2,303,826	—	—	(2,876)	—	—	(2,876)	—	—	(2,876)	—
Non-cash distributions	—	—	—	(18)	—	—	(18)	(590)	—	(608)	—
Deconsolidation of fund	—	—	—	—	—	—	—	(7,204)	—	(7,204)	—
Net transfers of AAA ownership interest to (from) Non-Controlling Interests in consolidated entities	—	—	(7,014)	—	—	—	(7,014)	7,014	—	—	—
Satisfaction of liability related to AAA RDUs	—	—	7,594	—	—	—	7,594	—	—	7,594	—
Net income	—	—	—	94,617	11,359	—	105,976	409,356	27,892	543,224	543,224	*
Net income on available-for-sale securities (from equity method investment)	—	—	—	—	—	343	343	—	—	343	343	*
Net unrealized gain on interest rate swaps (net of taxes of $1,499 and $0 for Apollo Global Management, LLC and Non-Controlling Interests in Apollo Operating Group, respectively)	—	—	—	—	—	2,216	2,216	—	9,219	11,435	11,435	*
Comprehensive income attributable to Non-Controlling Interests	—	—	—	—	—	—	—	—	—	—	(446,467)

Balance at December 31, 2010	97,921,232	1	$2,078,890	$(1,937,818)	$11,359	$(1,529)	$150,902	$1,888,224	$1,042,293	$3,081,419	$108,535	**

*	For the year ended 2010, total consolidated comprehensive income equals the sum of net income of $543,224, net income on available-for-sale securities (from equity method investment) of $343 and net unrealized gain on interest rate swaps of $11,435 (net of taxes for Apollo Global Management, LLC and Non-Controlling Interests in Apollo Operating Group).
**	Total comprehensive (loss) income attributable to Apollo Global Management, LLC.

See accompanying notes to consolidated financial statements.

APOLLO GLOBAL MANAGEMENT, LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS

YEARS ENDED DECEMBER 31, 2010, 2009 AND 2008

(dollars in thousands, except share data)

	2010	2009	2008
Cash Flows from Operating Activities:
Net income (loss)	$543,224	$(95,390)	$(2,890,173)
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
Equity based compensation	1,118,412	1,100,106	1,125,184
Depreciation	11,472	11,622	8,180
Amortization of intangible assets	12,777	12,677	13,919
Amortization of debt issuance costs	44	28	20
(Income) loss from equity method investments	(69,812)	(83,113)	57,353
Waived management fees	(24,826)	(19,738)	(35,692)
Non-cash compensation expense related to waived management fees	24,826	19,738	35,352
Deferred taxes, net	71,241	19,059	(44,047)
Gain on business acquisitions and dispositions	(29,741)	—	—
Impairment of fixed assets	3,101	—	—
(Gain) loss related to general partner commitment	—	(38,444)	38,444
Loss on assets held for sale	2,768	—	—
Loss on disposal of fixed assets	831	847	1,697
Gain from repurchase of debt	—	(36,193)	—
Other	—	(584)	(12)
Changes in assets and liabilities:
Carried interest receivable	(1,383,219)	(406,769)	1,239,040
Due from affiliates	(11,066)	11,681	(80,076)
Other assets	(7,880)	28,928	(6,177)
Accounts payable and accrued expenses	(5,052)	(8,189)	6,567
Accrued compensation and benefits	24,931	(4,027)	(34,488)
Deferred revenue	(69,949)	(45,279)	211,001
Due to affiliates	(33,529)	(4,284)	(207,949)
Profit sharing payable	503,589	144,460	(566,800)
Other liabilities	(7,573)	7,267	3,323
Apollo Funds related:
Net realized gains from investment activities	(4,931)	—	—
Net unrealized (gains) losses from investment activities	(416,584)	(471,907)	1,230,656
Net realized gains on debt	(21,231)	—	—
Net unrealized losses on debt	55,040	—	—
Dividends from investment activities	58,368	—	—
Cash transferred in from Metals Trading Fund	38,033	—	—
Change in cash held at consolidated variable interest entities	(87,556)	—	—
Purchases of investments	(1,240,842)	(40,000)	(3,098)
Proceeds from sale of investments and liquidating dividends	627,278	5,497	50,847
Change in other assets	(8,086)	—	—
Change in other liabilities	107,891	—	—

Net Cash (Used in) Provided by Operating Activities	(218,051)	107,993	153,071

Cash Flows from Investing Activities:
Purchases of fixed assets	(5,601)	(15,849)	(57,302)
Proceeds from disposals of fixed assets	—	—	4,189
Cash received from business acquisition and disposition	21,624	—	—
Cash paid for acquisition	(1,354)	—	—
Cash contributions to equity method investments	(63,459)	(42,522)	(165,011)
Cash distributions from equity method investments	38,868	42,475	34,148
Change in restricted cash	255	(974)	(2,482)

Net Cash Used In Investing Activities	(9,667)	(16,870)	(186,458)

See accompanying notes to consolidated financial statements.

APOLLO GLOBAL MANAGEMENT, LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS

YEARS ENDED DECEMBER 31, 2010, 2009 AND 2008

(dollars in thousands, except share data)

(continued)

	2010	2009	2008
Cash Flows from Financing Activities:
Principal repayments on debt and repurchase of debt	$(182,309)	$(55,783)	$(58,611)
Repurchase of Class A Shares	(43)	(3,485)	—
Distributions related to deliveries of Class A shares for RSUs	(2,876)	—	—
Distributions to Non-Controlling Interests in consolidated entities	(13,628)	(12,387)	(15,247)
Contributions from Non-Controlling Interests in consolidated entities	187	207	73
Dividends paid	(21,284)	(4,866)	(54,928)
Dividends paid to Non-Controlling Interests in Apollo Operating Group	(50,400)	(12,000)	(134,400)
Distributions to Non-Controlling Interests in Apollo Operating Group	—	(17,950)	(14,400)
Debt issuance costs	(3,085)	—	(141)
Proceeds from credit agreement	—	—	26,855
Public offering costs	—	—	(2,500)
Contributions from Non-Controlling Interests in Apollo Operating Group	—	—	343
Distributions to Managing Partners	—	—	(17,849)
Contributions from Managing Partners	—	—	20
Purchase of interests from Contributing Partners	—	—	(7,590)
Purchase of RDUs from Non-Controlling Interests in consolidated entities	—	—	(23,007)
Apollo Fund Related:
Issuance of debt	1,050,377	—	—
Principal repayment on term loans	(331,120)	—	—
Purchase of AAA shares	(48,768)	—	—
Distributions to Non-Controlling Interests in consolidated entities	(146,688)	—	(46,917)
Dividends paid to Non-Controlling Interests in consolidated entities	(6,602)	—	—

Net Cash Provided by (Used in) Financing Activities	243,761	(106,264)	(348,299)

Net Increase (Decrease) in Cash and Cash Equivalents	16,043	(15,141)	(381,686)
Cash and Cash Equivalents, Beginning of Period	366,226	381,367	763,053

Cash and Cash Equivalents, End of Period	$382,269	$366,226	$381,367

Supplemental Disclosure of Cash Flow Information:
Interest paid	$38,317	$51,850	$63,443
Interest paid by consolidated variable interest entities	12,522	—	—
Income taxes paid	13,468	6,652	14,837

Supplemental Disclosure of Non-Cash Investing Activities:
Non-cash contribution to equity method investments	—	1,802	—
Non-cash distributions from equity method investments	—	—	1,040
Profits interests received in Fund VII	—	1,510	340
Change in accrual for purchase of fixed assets	(814)	3,649	(4,649)

See accompanying notes to consolidated financial statements.

APOLLO GLOBAL MANAGEMENT, LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS

YEARS ENDED DECEMBER 31, 2010, 2009 AND 2008

(dollars in thousands, except share data)

(continued)

	2010	2009	2008
Supplemental Disclosure of Non-Cash Financing Activities:
Non-cash distributions	$(18)	$(4,572)	$—
Declared and unpaid dividends	(2,831)	—	—
Non-cash distributions to Non-Controlling Interests in consolidated entities	(590)	(4,273)	(941)
Non-cash contributions from Non-Controlling Interests in Apollo Operating Group related to equity-based compensation	735,698	738,431	736,387
Non-cash contributions from Non-Controlling Interests in consolidated entities	—	4,301	468
Unrealized gain (loss) on interest rate swaps to Non-Controlling Interests in Apollo Operating Group, net of taxes	9,219	11,843	(13,697)
Satisfaction of liability related to AAA RDUs	(7,594)	(6,618)	—
Net transfers of AAA ownership interest to Non-Controlling Interests in consolidated entities	7,014	3,799	—
Net transfer of AAA ownership interest from AGM	(7,014)	(3,799)	—
Unrealized gain (loss) on interest rate swaps	3,715	4,741	(5,555)
Unrealized gain on available for sale securities (from equity method investment)	343	—	—
Capital increases related to equity-based compensation	376,380	355,659	373,903
Non-cash contributions	—	105	—
Deferred tax asset related to interest rate swaps	(1,499)	(1,993)	4,752
Reclassification of equity-based compensation	(3,505)	—	—
Non-cash distributions of RDUs to Managing Partners	—	—	(12,697)
Reclass of fixed assets to assets held for sale	11,331	—	—
Other non-cash distributions to Managing Partners	—	—	(1,448)
Non-cash purchase of interest from Contributing Partners	—	—	(252)
Dilution impact of distributions	—	—	21,312
Contribution of undistributed earnings of contributed businesses	—	—	11,647
Net Assets Transferred from Metals Trading Fund:
Cash	38,033	—	—
Other Assets	443	—	—
Net Assets Transferred from Consolidated Variable Interest Entities:
Investments	1,102,114	—	—
Other assets	28,789	—	—
Debt	(706,027)	—	—
Other liabilities	(12,991)	—	—
Net Assets of Deconsolidated Variable Interest Entities:
Investments	419,198	—	—
Other assets	5,180	—	—
Debt	(329,836)	—	—
Other liabilities	(87,338)	—	—

See accompanying notes to consolidated financial statements.

APOLLO GLOBAL MANAGEMENT, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands, except share data)

1. ORGANIZATION AND BASIS OF PRESENTATION

Apollo Global Management, LLC and its consolidated subsidiaries (the “Company” or “Apollo”), is a global alternative asset manager whose predecessor was founded in 1990. Its primary business is to raise, invest and manage private equity, capital markets and real estate funds on behalf of pension and endowment funds, as well as other institutional and high net worth individual investors. For these investment and management services, Apollo receives management fees generally related to the amount of assets managed, transaction and advisory fees for the investments made and carried interest income related to the performance of the respective funds that it manages. Apollo has three primary business segments:

•	Private equity—primarily invests in control equity and related debt instruments, convertible securities and distressed debt investments;

•	Capital markets—primarily invests in non-control debt and non-control equity investments, including distressed debt securities; and

•

Real estate—primarily invests in legacy commercial mortgage-backed securities, commercial first mortgage loans, mezzanine investments and other commercial real estate-related debt investments. The Company may seek to sponsor additional real estate funds that focus on opportunistic investments in distressed debt and equity recapitalization transactions.

Basis of Presentation

The accompanying consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”) under the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (the “Codification”), as the source of authoritative accounting principles in the preparation of financial statements, and include the accounts of Apollo entities and variable interest entities (“VIEs”). Intercompany accounts and transactions have been eliminated upon consolidation.

Reorganization of the Company

The Company was formed as a Delaware limited liability company on July 3, 2007 and completed a reorganization of its predecessor businesses on July 13, 2007 (the “Reorganization”). The Company is managed and operated by its manager, AGM Management, LLC, which in turn is wholly owned and controlled by Leon Black, Joshua Harris and Marc Rowan (the “Managing Partners”).

Prior to the Reorganization of the Company on July 13, 2007, the consolidated financial statements included the entities engaged in the above businesses and their related funds under the common ownership of Leon Black, Joshua Harris, and Marc Rowan (the “Managing Partners” or “Control Group”).

As of December 31, 2010, the Company owned, through three intermediate holding companies that include APO Corp. (“APO Corp”), a Delaware corporation that is a domestic corporation for U.S. Federal income tax purposes, APO Asset Co., LLC (“APO Asset”), a Delaware limited liability company that is a disregarded entity for U.S. Federal income tax purposes, and APO (FC), LLC (“APO (FC)”), an Anguilla limited liability company that is treated as a corporation for U.S Federal income tax purposes (collectively, the “Intermediate Holding Companies”), 29.0% of the economic interests of, and operated and controlled all of the businesses and affairs of, the Apollo Operating Group as general partners.

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AP Professional Holdings, L.P., a Cayman Islands exempted limited partnership (“Holdings”), is the entity through which the Managing Partners and other contributing partners (the “Contributing Partners”) hold Apollo Operating Group Units (“AOG Units”) that represent 71.0% of the economic interests in the Apollo Operating Group as of December 31, 2010. The Company consolidates the financial results of the Apollo Operating Group and its consolidated subsidiaries. Holdings’ ownership interest in the Apollo Operating Group is reflected as a Non-Controlling Interest in the accompanying consolidated financial statements.

Apollo also entered into an exchange agreement with Holdings that allows the partners in Holdings, subject to the vesting and minimum retained ownership requirements and transfer restrictions set forth in the partnership agreements of the Apollo Operating Group, to exchange their AOG Units for the Company’s Class A shares on a one-for-one basis up to four times each year, subject to customary conversion rate adjustments for splits, unit distributions and reclassifications. A limited partner must exchange one partnership unit in each of the ten Apollo Operating Group partnerships to effect an exchange for one Class A share.

The Company has historically consolidated Apollo Commodities Trading Fund, L.P. In April 2010, the Company became the sole investor in the master and feeder fund structure of Apollo Metals Trading Fund, L.P. (the “Metals Trading Fund”) and Apollo Commodities Trading Fund, L.P., respectively, and began to consolidate the Metals Trading Fund. The fund was liquidated prior to December 31, 2010.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation—Apollo consolidates those entities it controls through a majority voting interest or through other means, including those funds in which the general partner is presumed to have control over them (e.g. AP Alternative Assets, L.P. (“AAA”)). Apollo also consolidates entities that are VIEs for which Apollo is the primary beneficiary. Under the amended consolidation rules, an enterprise is determined to be the primary beneficiary if it holds a controlling financial interest. A controlling financial interest is defined as (a) the power to direct the activities of a VIE that most significantly impact the entity’s business and (b) the obligation to absorb losses of the entity or the right to receive benefits from the entity that could potentially be significant to the VIE.

Certain of our subsidiaries hold equity interests in and/or receive fees qualifying as variable interests from the funds that the Company manages. The amended consolidation rules require an analysis to determine whether (a) an entity in which Apollo holds a variable interest is a VIE and (b) Apollo’s involvement, through holding interests directly or indirectly in the entity or contractually through other variable interests (e.g., carried interest and management fees), would give it a controlling financial interest. When the VIE has qualified for the deferral of the amended consolidation rules as discussed in “Recent Accounting Pronouncements,” the analysis is based on previous consolidation rules, which require an analysis to determine whether (a) an entity in which Apollo holds a variable interest is a VIE and (b) Apollo’s involvement, through holding interests directly or indirectly in the entity or contractually through other variable interests (e.g., carried interest and management fees), would be expected to absorb a majority of the variability of the entity.

Under both guidelines, the determination of whether an entity in which Apollo holds a variable interest is a VIE requires judgments which include determining whether the equity investment at risk is sufficient to permit the entity to finance its activities without additional subordinated financial support, evaluating whether the equity holders, as a group, can make decisions that have a significant effect on the success of the entity, determining whether two or more parties’ equity interests should be aggregated, and determining whether the equity investors have proportionate voting rights to their obligations to absorb losses or rights to receive returns from an entity. Under both guidelines, Apollo determines whether it is the primary beneficiary of a VIE at the time it becomes

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involved with a VIE and reconsiders that conclusion continuously. The consolidation analysis can generally be performed qualitatively. However, if it is not readily apparent whether Apollo is the primary beneficiary, a quantitative expected losses and expected residual returns calculation will be performed. Investments and redemptions (either by Apollo, affiliates of Apollo or third parties) or amendments to the governing documents of the respective Apollo fund may affect an entity’s status as a VIE or the determination of the primary beneficiary.

Apollo assesses whether it is the primary beneficiary and will consolidate or deconsolidate the entity accordingly. Performance of that assessment requires the exercise of judgment. Where the variable interests have qualified for the deferral, judgments are made in estimating cash flows in evaluating which member within the equity group absorbs a majority of the expected profits or losses of the VIE. Where the variable interests have not qualified for the deferral, judgments are made in determining whether a member in the equity group has a controlling financial interest including power to direct activities that most significantly impact the VIE’s economic performance and rights to receive benefits or obligations to absorb losses that are potentially significant to the VIE. Under both guidelines, judgment is made in evaluating the nature of the relationships and activities of the parties involved in determining which party within a related-party group is most closely associated with a VIE. The use of these judgments has a material impact to certain components of Apollo’s consolidated financial statements.

Following adoption of the amended consolidation guidance on January 1, 2010, the Company consolidated four VIEs. The first VIE, formed prior to 2010, was consolidated as of the date of transition to the amended guidance resulting in recognition of the assets and liabilities of the consolidated VIE at fair value and recognition of a cumulative effect transition adjustment presented as a component of Non-Controlling Interests in Consolidated Entities in the consolidated statement of changes in shareholders’ equity for the year ended December 31, 2010. The transition adjustment is classified as a component of Non-Controlling Interest rather than an adjustment to Appropriated Partners’ Capital because the VIE is funded with equity and 100% of the equity ownership of the VIE is held by unconsolidated Apollo funds and one unaffiliated third party. Changes in the fair value of assets and liabilities and the related interest, dividend and other income for this VIE subsequent to adoption of the amended guidance are recorded within Non-Controlling Interests in consolidated entities in the consolidated statement of financial condition and within net gains from investment activities of consolidated VIEs and net (income) loss attributable to Non-Controlling Interests in the consolidated statement of operations.

Two VIEs were formed during 2010 to issue collateralized notes in the legal form of debt backed by financial assets resulting in consolidation of each of these entities at fair value. Changes in the fair value of the assets and liabilities of these two VIEs and the related interest and other income are presented within Appropriated Partners’ Capital in the consolidated statement of financial condition as these VIEs are funded solely with debt and within net gains from investment activities of consolidated variable interest entities and net (income) loss attributable to Non-Controlling Interests in the consolidated statement of operations. Such amounts are recorded within Appropriated Partners’ Capital as, in each case, the VIE’s note holders, not Apollo, will ultimately receive the benefits or absorb the losses associated with the VIE’s assets and liabilities.

The fourth VIE was formed during the fourth quarter of 2010, and the Company determined at the time of formation that it was the primary beneficiary of such VIE. The VIE was funded solely with equity and held by an unconsolidated fund and qualified as an asset-backed financing entity. Based on a restructuring of the VIE, which occurred later in the fourth quarter of 2010, the Company no longer possessed the power to direct the activities of such VIE resulting in deconsolidation of the VIE. As a result of the deconsolidation, the assets and liabilities are not reflected on the Company’s consolidated statement of financial condition as of December 31, 2010, but the

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entity’s profits and losses for the period it was consolidated are reflected within net gains from investing activities of consolidated variable interest entities and net (income) loss attributable to Non-Controlling Interests in the Company’s consolidated statement of operations for the year ended December 31, 2010.

Assets and liability amounts of the consolidated VIEs are shown in separate sections within the consolidated statement of financial condition as of December 31, 2010.

Refer to additional disclosures regarding VIEs in note 5. Intercompany transactions and balances, if any, have been eliminated in the consolidation.

Equity Method—For entities over which the Company exercises significant influence but which do not meet the requirements for consolidation, the Company uses the equity method of accounting, whereby the Company records its share of the underlying income or loss of these entities. Income (loss) from equity method investments is recognized as part of other income (loss) in the consolidated statements of operations.

Apollo evaluates its equity method investments for impairment whenever events or changes in circumstances indicate that the carrying amounts of such investments may not be recoverable. The difference between the carrying value of the equity method investments and the estimated fair value of such investments is recognized as an impairment when the loss is deemed other than temporary.

Non-Controlling Interest—For entities that are consolidated, but not 100% owned, a portion of the income or loss and corresponding equity is allocated to owners other than Apollo. The aggregate of the income or loss and corresponding equity that is not owned by the Company is included in Non-Controlling Interest in the consolidated financial statements. The Non-Controlling Interest relating to Apollo Global Management, LLC primarily includes the approximately 71% ownership interest in the Apollo Operating Group held by the Managing Partners and Contributing Partners through their limited partner interests in Holdings and other ownership interests in consolidated entities, which primarily consist of the approximate 97% ownership interest held by limited partners in AAA. Non-Controlling Interests also include limited partner interests of Apollo managed funds in certain consolidated VIEs.

The authoritative guidance for Non-Controlling Interest in consolidated financial statements requires reporting entities to present Non-Controlling Interests as equity and provides guidance on the accounting for transactions between an entity and Non-Controlling Interests. According to the guidance, (1) Non-Controlling Interests are presented as a separate component of shareholders’ equity on the Company’s consolidated statements of financial condition, (2) net income (loss) includes the net income (loss) attributed to the Non-Controlling Interest holders on the Company’s consolidated statements of operations, (3) the primary components of Non-Controlling Interest are separately presented in the Company’s consolidated statements of changes in shareholders’ equity to clearly distinguish the interests in the Apollo Operating Group and other ownership interests in the consolidated entities and (4) profits and losses are allocated to Non-Controlling Interests in proportion to their ownership interests regardless of their basis.

Cash and Cash Equivalents—Apollo considers all highly liquid short-term investments with original maturities of 90 days or less when purchased to be cash equivalents. Substantially all amounts on deposit in interest-bearing accounts with major financial institutions exceed insured limits.

Restricted Cash—Restricted cash represents cash deposited at a bank, which is pledged as collateral in connection with leased premises.

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Revenues—Revenues are reported in three separate categories that include (i) management fees from affiliates, which are based on committed capital, invested capital, net asset value, gross assets or as otherwise defined in the respective agreements; (ii) advisory and transaction fees from affiliates, which relate to the investments the funds make and may include individual monitoring agreements with the portfolio companies and debt investment vehicles of the private equity funds and capital markets funds; and (iii) carried interest income (loss) from affiliates, which is normally based on the performance of the funds subject to preferred return.

Advisory and Transaction Fees from Affiliates—Advisory and transaction fees, including directors’ fees are recognized when the underlying services rendered are substantially completed in accordance with the terms of their transaction and advisory agreements. Additionally, during the normal course of business, the Company incurs certain costs related to private equity fund transactions that are not consummated (“Broken Deal Costs”). Refer to the “Pending Deal Costs” policy below for information regarding how and when the Company accounts for Broken Deal Costs.

As a result of providing advisory services to certain private equity and capital markets portfolio companies, Apollo is entitled to receive fees for transactions related to the acquisition and disposition of portfolio companies as well as ongoing monitoring of portfolio company operations. The amounts due from portfolio companies are included in “Due from Affiliates,” which is discussed further in note 15. Under the terms of the limited partnership agreements for certain funds, the management fee payable by the funds is subject to a reduction based on a certain percentage of such transaction fees, net of applicable broken deal costs (“Management Fee Offset”). Such amounts are presented as a reduction to Advisory and Transaction Fees from Affiliates in the consolidated statements of operations.

Management Fees from Affiliates—Management fees for private equity funds, real estate funds and certain capital markets funds are recognized in the period during which the related services are performed in accordance with the contractual terms of the related agreement. Management fees for private equity funds and certain capital markets funds are based upon a percentage of the capital committed during the commitment period, and thereafter based on the remaining invested capital of unrealized investments. For most capital markets funds, management fees are recognized in the period during which the related services are performed and are based upon net asset value, gross assets or as otherwise defined in the respective agreements.

Carried Interest Income (Loss) from Affiliates—Apollo is entitled to an incentive return that can normally amount to as much as approximately 20% of the total returns on funds’ capital, depending upon performance. Performance-based fees are assessed as a percentage of the investment performance of the funds. The carried interest income from affiliates for any period is based upon an assumed liquidation of the fund’s net assets on the reporting date, and distribution of the net proceeds in accordance with the fund’s income allocation provisions. The net carried interest income distributed may be subject to repayment based on subsequent performance of the fund in accordance with the respective partnership agreements. Carried interest receivable is presented separately in the consolidated statements of financial condition.

Management Fee Waiver and Notional Investment Program—Under the terms of certain investment fund partnership agreements, Apollo may from time to time elect to forgo a portion of the management fee revenue that is due from the funds and instead receive a right to a proportionate interest in future distributions of profits of those funds. Waived fees recognized during the period are included in management fees from affiliates in the consolidated statements of operations. This election allows certain employees of Apollo to waive a portion of their respective share of future income from Apollo and receive, in lieu of a cash distribution, title and ownership

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of the profits interests in the respective fund. Apollo immediately assigns the profits interests received to its employees. Such assignments of profits interests are treated as compensation and benefits when assigned.

Deferred Revenue—Apollo earns management fees subject to the Management Fee Offset. When advisory and transaction fees are earned by the management company, the Management Fee Offset reduces the management fee obligation of the fund. When the management company receives cash for advisory and transaction fees, a certain percentage is allocated as a credit to reduce future management fees, otherwise payable by such fund. Such credit is classified as deferred revenue in the consolidated statements of financial condition. As the management fees earned by the management company are presented on a gross basis, any Management Fee Offsets calculated are presented as a reduction to advisory and transaction fees in the consolidated statements of operations.

Additionally, Apollo earns advisory fees pursuant to the terms of the advisory agreements with certain of the portfolio companies that are owned by the funds. When Apollo receives a payment from a portfolio company that exceeds the advisory fees earned at that point in time, the excess payment is classified as deferred revenue in the consolidated statements of financial condition. The advisory agreements with the portfolio companies vary in duration and the associated fees are received monthly, quarterly or annually. Deferred revenue is reversed and recognized as revenue over the period that the agreed upon services are performed.

Under the terms of the funds’ partnership agreements, Apollo is normally required to bear organizational expenses over a set dollar amount and placement costs in connection with the offering and sale of interests in the funds to investors. The placement fees are payable to placement agents, who are independent third parties that assist in identifying potential investors, securing commitments to invest from such potential investors, preparing or revising offering and marketing materials, developing strategies for attempting to secure investments by potential investors and/or providing feedback and insight regarding issues and concerns of potential investors, when a limited partner either commits or funds a commitment to a fund. In certain instances the placement fees are paid over a period of time. Based on the management agreements with the funds, Apollo considers placement fees and organizational costs paid in determining if cash has been received in excess of the management fees earned. Placement fees and organizational costs are normally the obligation of Apollo but can be paid for by the funds. When these costs are paid by the fund, the resulting obligations are included within deferred revenue. The deferred revenue balance will also be reduced during future periods when management fees are earned but not paid.

Interest and Other Income—Apollo recognizes security transactions on the trade date. Interest income is recognized as earned on an accrual basis. Discounts and premiums on securities purchased are accreted or amortized over the life of the respective securities using the effective interest method. Realized gains and losses are recorded based on the specific identification method.

Due from/to Affiliates—Apollo considers its existing partners, employees, certain former employees, non-consolidated private equity funds, non-consolidated capital markets funds, real estate funds, private equity fund portfolio companies, certain real estate management companies and certain advisors to be affiliates or related parties.

Investments, at Fair Value—The Company follows U.S. GAAP attributable to fair value measurements, which among other things, requires enhanced disclosures about investments that are measured and reported at fair value. Investments, at fair value, represent investments of the consolidated funds and investments of the

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consolidated VIEs and the unrealized gains and losses resulting from changes in the fair value are reflected as net gains from investment activities and net gains from investment activities of the consolidated variable interest entities, respectively, in the consolidated statement of operations. In accordance with U.S. GAAP, investments measured and reported at fair value are classified and disclosed in one of the following categories:

Level I—Quoted prices are available in active markets for identical investments as of the reporting date. The type of investments included in Level I include listed equities and listed derivatives. As required by U.S. GAAP, the Company does not adjust the quoted price for these investments, even in situations where the Company holds a large position and the sale of such position would likely deviate from the quoted price.

Level II—Pricing inputs are other than quoted prices in active markets, which are either directly or indirectly observable as of the reporting date, and fair value is determined through the use of models or other valuation methodologies. Investments that are generally included in this category include corporate bonds and loans, less liquid and restricted equity securities and certain over-the-counter derivatives where the fair value is based on observable inputs. These investments exhibit higher levels of liquid market observability as compared to Level III investments. The Company subjects broker quotes to various criteria in making the determination as to whether a particular investment would qualify for treatment as a Level II investment. These criteria include, but are not limited to, the number and quality of broker quotes, the standard deviation of obtained broker quotes, and the percentage deviation from independent pricing services.

Level III—Pricing inputs are unobservable for the investment and include situations where there is little, if any, market activity for the investment. The inputs into the determination of fair value require significant management judgment or estimation. Investments that are included in this category generally include general and limited partner interests in corporate private equity and real estate funds, mezzanine funds, funds of hedge funds, distressed debt and non-investment grade residual interests in securitizations and collateralized debt obligations when the fair value is based on observable inputs as well as unobservable inputs. When a security is valued based on broker quotes, the Company subjects those quotes to various criteria in making the determination as to whether a particular investment would qualify for treatment as a Level II or Level III investment. Some of the factors we consider include the number of broker quotes we obtain, the quality of the broker quotes, the standard deviations of the observed broker quotes and the corroboration of the broker quotes to independent pricing services.

In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, an investment’s level within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the investment when the fair value is based on unobservable inputs.

Private Equity Investments

The value of liquid investments, where the primary market is an exchange (whether foreign or domestic) is determined using period end market prices. Such prices are generally based on the last sales price on the date of determination.

Valuation approaches used to estimate the fair value of investments that are less liquid include the income approach and the market approach. The income approach provides an indication of fair value based on the present value of cash flows that a business or security is expected to generate in the future. The most widely used methodology used in the income approach is a discounted cash flow method. Inherent in the discounted cash flow method are assumptions of expected results and a calculated discount rate. The market approach provides an indication of fair value based on a comparison of the subject company to comparable publicly traded companies

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and transactions in the industry. The market approach is driven more by current market conditions of actual trading levels of similar companies and actual transaction data of similar companies. Consideration may also be given to such factors as the Company’s historical and projected financial data, valuations given to comparable companies, the size and scope of the Company’s operations, the Company’s strengths, weaknesses, expectations relating to the market’s receptivity to an offering of the Company’s securities, applicable restrictions on transfer, industry information and assumptions, general economic and market conditions and other factors deemed relevant. As part of management’s process, the Company utilizes a valuation committee to review and approve the valuations. However, because of the inherent uncertainty of valuation, those estimated values may differ significantly from the values that would have been used had a ready market for the investments existed, and the differences could be material.

Capital Markets Investments

The majority of the investments in Apollo’s capital markets funds are valued using quoted market prices. Debt and equity securities that are not publicly traded or whose market prices are not readily available are valued at fair value utilizing recognized pricing services, market participants or other sources. The capital markets funds also enter into foreign currency exchange contracts, credit default swap contracts, and other derivative contracts, which may include options, caps, collars and floors. Foreign currency exchange contracts are marked-to-market by recognizing the difference between the contract exchange rate and the current market rate as unrealized appreciation or depreciation. If securities are held at the end of this period, the changes in value are recorded in income as unrealized. Realized gains or losses are recognized when contracts are settled. Credit default swap contracts are recorded at fair value as an asset or liability with changes in fair value recorded as unrealized appreciation or depreciation. Realized gains or losses are recognized at the termination of the contract based on the difference between the close-out price of the credit default contract and the original contract price.

Forward contracts are valued based on market rates obtained from counterparties or prices obtained from recognized financial data service providers. When determining fair value pricing when no market value exists, the value attributed to an investment is based on the enterprise value at the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Valuation approaches used to estimate the fair value of illiquid investments included in Apollo’s capital markets funds also may use the income approach or market approach. The valuation approaches used consider, as applicable, market risks, credit risks, counterparty risks and foreign currency risks.

Real Estate Investments

For ARI and the AGRE CMBS Account, we seek market pricing data from brokers, collateral agents or market makers, when available, and corroborate quotes received by attempting to obtain quotes from independent pricing services. We value all other assets of the fund at fair value in accordance with U.S. GAAP. For our opportunistic real estate funds (in the case of CPI), valuations of non-marketable underlying investments are determined using methods that include, but are not limited to (i) discounted cash flow estimates or comparable analysis prepared internally, (ii) third party appraisals or valuations by qualified real estate appraisers, and (iii) contractual sales value of investments/properties subject to bona fide purchase contracts. Due to the inherent

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uncertainty of determining the fair value of investments that do not have a readily available market value, the value of investments by certain of our real estate funds may differ significantly from the values that would have been used had a readily available market value existed for such investments, and the differences could be material.

Fair Value of Financial Instruments

U.S. GAAP guidance requires the disclosure of the estimated fair value of financial instruments. The fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale.

Except for the Company’s debt obligation related to the AMH Credit Agreement (as defined in note 9), Apollo’s financial instruments are recorded at fair value or at amounts whose carrying value approximates fair value. See “Investments, at Fair Value” above. While Apollo’s valuations of portfolio investments are based on assumptions that Apollo believes are reasonable under the circumstances, the actual realized gains or losses will depend on, among other factors, future operating results, the value of the assets and market conditions at the time of disposition, any related transaction costs and the timing and manner of sale, all of which may ultimately differ significantly from the assumptions on which the valuations were based. Other financial instruments carrying values generally approximate fair value because of the short-term nature of those instruments or variable interest rates related to the borrowings. As disclosed in note 12, the Company’s long term debt obligation related to the AMH Credit Agreement is believed to have an estimated fair value of approximately $728.3 million based on a yield analysis using available market data of comparable securities with similar terms and remaining maturities. However, the carrying value that is recorded on the consolidated statement of financial condition is the amount for which we expect to settle the long term debt obligation.

Fair Value Option—Apollo has elected the fair value option for the assets and liabilities of the consolidated VIEs. Such election is irrevocable and is applied to financial instruments on an individual basis at initial recognition. Apollo has applied the fair value option for certain corporate loans, other investments and debt obligations held by these entities that otherwise would not have been carried at fair value. Refer to note 5 for further disclosure on financial instruments of the consolidated VIEs for which the fair value option has been elected.

Interest Rate Swap Agreements—In accordance with U.S. GAAP, Apollo recognizes derivatives as either an asset or liability measured at fair value. In order to reduce interest rate risk, Apollo entered into interest rate swap agreements which were formally designated as cash flow hedges. To qualify for cash flow hedge accounting, interest rate swaps must meet certain criteria, including (a) the items to be hedged expose Apollo to interest rate risk and (b) the interest rate swaps are highly effective in reducing Apollo’s exposure to interest rate risk. Apollo formally documents at inception its hedge relationships, including identification of the hedging instruments and the hedged items, its risk management objectives, its strategy for undertaking the hedge transaction and Apollo’s evaluation of effectiveness. Effectiveness is periodically assessed based upon a comparison of the relative changes in the cash flows of the interest rate swaps and the items being hedged.

For derivatives that have been formally designated as cash flow hedges, the effective portion of changes in the fair value of the derivatives are recorded in accumulated other comprehensive (loss) income (“OCI”). Amounts in OCI are reclassified into earnings when interest expense on the underlying borrowings is recognized. If, at any time, the swaps are determined to be ineffective, in whole or in part, due to changes in the interest rate

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swap or underlying debt agreements, the fair value of the portion of the interest rate swap determined to be ineffective will be recognized as a gain or loss in the consolidated statements of operations.

Financial Instruments held by Consolidated VIEs

The consolidated VIEs hold investments that are traded over-the-counter. Investments in securities that are traded on a securities exchange or comparable over-the-counter quotation systems are valued based on the last reported sale price at that date. If no sales of such investments are reported on such date, and in the case of over-the-counter securities or other investments for which the last sale date is not available, valuations are based on independent market quotations obtained from market participants, recognized pricing services or other sources deemed relevant, and the prices are based on the average of the “bid” and “ask” prices, or at ascertainable prices at the close of business on such day. Market quotations are generally based on valuation pricing models or market transactions of similar securities adjusted for security-specific factors such as relative capital structure priority and interest and yield risks, among other factors.

The consolidated VIEs also have debt obligations that are recorded at fair value. The valuation approach used to estimate the fair values of debt obligations is the discounted cash flow method, which includes consideration of the cash flows of the debt obligation based on projected quarterly interest payments and quarterly amortization. Debt obligations are discounted based on the appropriate yield curve given the loan’s respective maturity and credit rating. Management uses its discretion and judgment in considering and appraising relevant factors for determining the valuations of its debt obligations.

Loan impairment—For loans classified as held-for-investment, the Company evaluates the loans for possible impairment on a quarterly basis. Impairment occurs when it is deemed probable that the company will not be able to collect all amounts due according to the contractual terms of the loan. Impairment is then measured based on the present value of expected future cash flows discounted at the loan’s effective rate or the fair value of the collateral, if the loan is collateral dependent. Upon measurement of impairment, the Company records an allowance to reduce the carrying value of the loan with a corresponding charge to net income. Significant judgments are required in determining impairment, including making assumptions regarding the value of the loan, the value of the underlying collateral and other provisions such as guarantees. At December 31, 2010, the Company’s impairment analysis was done on a specific identification basis and no allowance for loan loss was recorded.

Other Investments—The Company’s investments in the funds that it manages and are not consolidated, are accounted for under the equity method of accounting, whereby the Company records its share of the underlying income or loss of such funds as income (loss) from equity method investments in the consolidated statements of operations. The funds that the Company manages are, for U.S. GAAP purposes, investment companies and therefore apply specialized accounting principles and reflect their underlying investments at estimated fair value.

Pending Deal Costs—Pending deal costs consist of certain costs incurred (e.g. research costs) related to private equity and capital markets fund transactions that we are pursuing but which have not yet been consummated. These costs are deferred until such transactions are broken or successfully completed. A transaction is determined to be broken upon management’s decision to no longer pursue the transaction. In accordance with the related fund agreements, in the event the deal is broken, all of the costs are reimbursed by the funds and considered in the calculation of the Management Fee Offset. These offsets are included in Advisory and Transaction Fees from Affiliates in the Company’s consolidated statements of operations. If a deal is successfully completed, Apollo is reimbursed by the fund or a fund’s portfolio company for all costs incurred.

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Fixed Assets—Fixed Assets consist primarily of ownership interests in aircraft, leasehold improvements, furniture, fixtures and equipment, computer hardware and software and are recorded at cost, net of accumulated depreciation and amortization. Depreciation and amortization is calculated using the straight-line method over the assets’ estimated useful lives. Aircraft engine overhauls are capitalized and depreciated until the next expected overhaul. Expenditures for repairs and maintenance are charged to expense when incurred. The Company evaluates long-lived assets for impairment periodically and whenever events or changes in circumstances indicate, the carrying amounts of the assets may be impaired.

Business Combinations—The Company accounts for acquisitions using the purchase method of accounting in accordance with U.S. GAAP. The purchase price of the acquisition is allocated to the assets acquired and liabilities assumed using the fair values determined by management as of the acquisition date. The acquisitions and dispositions described in notes 1 and 3 are accounted for using the purchase method of accounting.

Goodwill and Intangible Assets—Goodwill and indefinite-life intangible assets must be reviewed annually for impairment or more frequently if circumstances indicate impairment may have occurred. Identifiable finite-life intangible assets, by contrast, are amortized over their estimated useful lives, which are periodically re-evaluated for impairment or when circumstances indicate an impairment may have occurred. Apollo amortizes its identifiable finite-life intangible assets using the straight-line method. At June 30, 2010, the Company performed its annual impairment testing and determined there was no impairment of goodwill or indefinite life intangible assets at such time.

Profit Sharing Payable—Profit sharing payable represents the amounts payable to employees and former employees who are entitled to a proportionate share of carried interest income in one or more funds. The liability is calculated based upon the changes to realized and unrealized carried interest and is therefore not payable until the carried interest itself is realized.

Debt Issuance Costs—Debt issuance costs consist of costs incurred in obtaining financing and are amortized over the term of the financing using the effective interest method. These costs are included in Other Assets on the consolidated statements of financial condition.

Foreign Currency—The Company may, from time to time, hold foreign currency denominated assets and liabilities. Such assets and liabilities are translated using the exchange rates prevailing at the end of each reporting period. The functional currency of the Company’s international subsidiaries is the U.S. Dollar, as their operations are considered an extension of U.S. parent operations. Non-monetary assets and liabilities of the Company’s international subsidiaries are remeasured into the functional currency using historical exchange rates specific to each asset and liability. The results of the Company’s foreign operations are normally remeasured using an average exchange rate for the respective reporting period. All currency remeasurement adjustments are included within other income (loss) in the consolidated statements of operations. Gains and losses on the settlement of foreign currency transactions are also included within Other Income (Loss), Net in the consolidated statements of operations.

Compensation and Benefits—Compensation and benefits includes salaries, bonuses, severance and employee benefits. Individuals who owned direct equity interests and participated in the governing process are considered partners.

Bonuses are accrued over the service period. From time to time, the Company may distribute profit interests received in lieu of management fees. Profits interests in funds received as a result of waived management fees, which are considered compensation, are granted to certain investment professionals. Additionally, certain employees have arrangements whereby they are entitled to receive a percentage of carried interest income based

APOLLO GLOBAL MANAGEMENT, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands, except share data)

(continued)

on the fund’s performance. To the extent that individuals are entitled to a percentage of the carried interest income, and such entitlement is subject to potential forfeiture at inception, such arrangements are accounted for as profit sharing plans, and compensation expense is recognized as the related carried interest income is recognized. Profit sharing expense can be reversed during periods when there is a decline in carried interest income that was previously recognized.

The Company sponsors a 401(k) Savings Plan whereby U.S.-based employees are entitled to participate in the plan based upon satisfying certain eligibility requirements. The Company may provide discretionary contributions from time to time. No contributions relating to this plan were made by the Company for the years ended December 31, 2010, 2009 and 2008, respectively.

The components of compensation and benefits have been expanded in 2009 and 2008 to conform with the 2010 presentation.

Equity-Based Compensation—Equity-based compensation is accounted for in accordance with U.S. GAAP, which requires that the cost of employee services received in exchange for an award of equity instruments generally be measured based on the grant date fair value of the award. Equity-based awards that do not require future service (i.e., vested awards) are expensed immediately. Equity-based employee awards that require future service are expensed over the relevant service period. The Company estimates forfeitures for equity-based awards that are not expected to vest.

Comprehensive (Loss) Income —U.S. GAAP guidance establishes standards for reporting comprehensive income and its components in a financial statement that is displayed with the same prominence as other financial statements. U.S. GAAP requires that the Company classify items of OCI by their nature in the financial statements and display the accumulated balance of OCI separately in the shareholders’ equity section of the Company’s consolidated statements of financial condition. Comprehensive income (loss) consists of net income (loss) and OCI. Apollo’s OCI is primarily comprised of the effective portion of changes in the fair value of the interest rate swap agreements discussed previously. If, at any time, any of the Company’s subsidiaries’ functional currency becomes non-U.S. dollar denominated, the Company will record foreign currency cumulative translation adjustments in OCI.

Income Taxes—The Apollo Operating Group and its subsidiaries continue to generally operate in the U.S. as partnerships for U.S. Federal income tax purposes and generally as corporate entities in non-U.S. jurisdictions. Accordingly, these entities in some cases are subject to New York City unincorporated business tax, or in the case of non-U.S. entities, to non-U.S. corporate income taxes. In addition, APO Corp., a wholly-owned subsidiary of the Company, is subject to U.S. Federal, state and local corporate income tax, and the Company’s provision for income taxes is accounted for in accordance with U.S. GAAP.

As significant judgment is required in determining tax expense and in evaluating tax positions, including evaluating uncertainties, we recognize the tax benefits of uncertain tax positions only where the position is “more likely than not” to be sustained assuming examination by tax authorities. The tax benefit is measured as the largest amount of benefit that has a greater than 50 percent likelihood of being realized upon ultimate settlement. If a tax position is not considered more likely than not to be sustained, then no benefits of the position are recognized. The Company’s tax positions are reviewed and evaluated quarterly and determine whether or not we have uncertain tax positions that require financial statement recognition.

APOLLO GLOBAL MANAGEMENT, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands, except share data)

(continued)

Deferred income taxes are provided for the effects of temporary differences between the tax basis of an asset or liability and its reported amount in the consolidated statements of financial condition. These temporary differences result in taxable or deductible amounts in future years.

Net Income (Loss) Per Class A Share—U.S. GAAP requires use of the two-class method of computing earnings per share for all periods presented for each class of common stock and participating security as if all earnings for the period had been distributed. Under the two-class method, during periods of net income, the net income is first reduced for dividends declared on all classes of securities to arrive at undistributed earnings. During periods of net losses, the net loss is reduced for dividends declared on participating securities only if the security has the right to participate in the earnings of the entity and an objectively determinable contractual obligation to share in net losses of the entity.

Under the two-class method, the numerator for basic earnings per share is determined by allocating the undistributed earnings among common and participating securities to the extent each security shares in such earnings. The numerator for diluted earnings per share is determined by adding dividends declared to the allocated undistributed earnings for the respective common and participating securities. Each total is then divided by the applicable number of shares to arrive at diluted earnings per share.

Use of Estimates—The preparation of the consolidated financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the consolidated financial statements, the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods. Apollo’s most significant estimates include goodwill, intangible assets, income taxes, carried interest income from affiliates, non-cash compensation and fair value of investments and debt in the consolidated and unconsolidated funds. Actual results could differ materially from those estimates.

Recent Accounting Pronouncements

On January 1, 2010, the Company adopted amended consolidation guidance issued by FASB on issues related to VIEs. The amended guidance significantly affects the overall consolidation analysis, changing the approach taken by companies in identifying which entities are VIEs and in determining which party is the primary beneficiary. The amended guidance requires continuous assessment of the reporting entity’s involvement with such VIEs. The amended guidance also enhances the disclosure requirements for a reporting entity’s involvement with VIEs, including presentation on the consolidated statements of financial condition of assets and liabilities of consolidated VIEs that meet the separate presentation criteria and disclosure of assets and liabilities recognized in the consolidated statements of financial condition and the maximum exposure to loss for those VIEs in which a reporting entity is determined to not be the primary beneficiary but in which it has a variable interest. The guidance provides a limited scope deferral for a reporting entity’s interest in an entity that meets all of the following conditions: (a) the entity has all the attributes of an investment company as defined under AICPA Audit and Accounting Guide, Investment Companies, or does not have all the attributes of an investment company but is an entity for which it is acceptable based on industry practice to apply measurement principles that are consistent with the AICPA Audit and Accounting Guide, Investment Companies, (b) the reporting entity does not have explicit or implicit obligations to fund any losses of the entity that could potentially be significant to the entity and (c) the entity is not a securitization entity, asset-backed financing entity or an entity that was formerly considered a qualifying special-purpose entity. The reporting entity is required to perform a consolidation analysis for entities that qualify for the deferral in accordance with previously issued guidance on

APOLLO GLOBAL MANAGEMENT, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands, except share data)

(continued)

variable interest entities. Apollo’s involvement with the funds it manages is such that all three of the above conditions are met with the exception of certain vehicles which fail condition (c) above. As previously mentioned, the incremental impact of adopting the amended consolidation guidance has resulted in the consolidation of certain VIEs managed by the Company. Additional disclosures related to Apollo’s involvement with VIEs are presented in note 5.

In January 2010, the FASB issued guidance on improving disclosures about fair value measurements. The guidance requires additional disclosure on transfers in and out of Levels I and II fair value measurements in the fair value hierarchy and the reasons for such transfers. In addition, for fair value measurements using significant unobservable inputs (Level III), the reconciliation of beginning and ending balances must be presented on a gross basis, with separate disclosure of gross purchases, sales, issuances, settlements and transfers in and transfers out of Level III. The new guidance also requires enhanced disclosures on the fair value hierarchy to disaggregate disclosures by each class of assets and liabilities. In addition, an entity is required to provide further disclosures on valuation techniques and inputs used to measure fair value for fair value measurements that fall in either Level II or Level III. Except for the Level III reconciliation disclosures, this guidance became effective for the Company beginning January 1, 2010. The adoption of this guidance did not have a material impact on the Company’s consolidated financial statements. The Level III reconciliation disclosures are effective for fiscal years beginning after December 15, 2010. The adoption of this guidance is not expected to have a material impact on the Company’s consolidated financial statements.

In April 2010, the FASB issued guidance on the accounting for stock awards to employees of a foreign operation or employees whose pay is denominated in a currency other than the one in which the equity security trades. The guidance clarifies that share-based payment awards with an exercise price denominated in the currency of a market in which a substantial portion of the entity’s equity securities trade shall not be considered to contain a condition that is not a market, performance or service condition. Such an award shall not be classified as a liability if it otherwise qualifies for equity classification. The guidance is effective for fiscal years and interim periods ending after December 15, 2010. The Company makes share-based payment awards to employees in foreign operations. The guidance is not expected to have a material impact on the Company’s consolidated financial statements.

In December 2010, the FASB issued an update which includes amendments to modify Step 1 of the goodwill impairment test for reporting units with zero or negative carrying amounts. For those reporting units, an entity is required to perform Step 2 of the goodwill impairment test if it is more likely than not that a goodwill impairment exists. For public entities, the amendments in this update are effective for fiscal years, and interim periods within those years, beginning after December 15, 2010. For nonpublic entities, the amendments are effective for fiscal years, and interim periods within those years, beginning after December 15, 2011. The adoption of this guidance is not expected to have a material impact on the Company’s consolidated financial statements.

In December 2010, the FASB issued an update which includes amendments to specify that if a public entity presents comparative financial statements, the entity should disclose revenue and earnings of the combined entity as though the business combination(s) that occurred during the current year had occurred as of the beginning of the comparable prior annual reporting period only. The amendments in this update also expand the supplemental pro forma disclosures under Topic 805 to include a description of the nature and amount of material, non-recurring pro forma adjustments directly attributable to the business combination included in the reported pro forma revenue and earnings. The amendments in this update are effective prospectively for business

APOLLO GLOBAL MANAGEMENT, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands, except share data)

(continued)

combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2010. The adoption of this guidance does not currently have an impact on the Company’s consolidated financial statements. The Company will continue to evaluate the future impact that this guidance may have on the Company’s consolidated financial statements as it relates to any future business combinations.

3. ACQUISITIONS AND BUSINESS COMBINATIONS

Acquisition of Non-Controlling Interests

Pursuant to the Reorganization described in note 1, the Company acquired interests in the predecessor businesses from the predecessor owners. These interests were acquired, in part, through an exchange of Holdings’ units (“Units”) and, in part, through the payment of cash.

This Reorganization has been accounted for partially as a transfer of interests under common control and as an acquisition of Non-Controlling Interests in accordance with U.S. GAAP. The cash paid for the interests acquired from members of the Control Group has been charged to equity. Cash payments related to the acquisition of interests outside of the Control Group have been accounted for using the purchase method of accounting.

The total consideration paid to the Contributing Partners including contingent consideration of $7.8 million paid in January and April 2008, aggregated to $164.2 million. The excess of the purchase price paid over the fair value of the tangible assets acquired approximates $148.2 million and has been included in the captions Goodwill and Intangible Assets, Net in the consolidated statements of financial condition as of December 31, 2010 and 2009.

The finite-life intangible assets related to (i) trade names, (ii) the contractual right to receive future fee income from management and advisory services and (iii) the contractual right to earn future carried interest income from the private equity and capital markets funds. These finite-life intangible assets were estimated to be $100.3 million. The residual amount representing the purchase price in excess of fair value of the tangible and intangible assets is $47.9 million and has been recorded as Goodwill.

The Company has performed an analysis and an evaluation of the excess of the cost over the net tangible assets acquired and liabilities assumed. The Company has determined the following estimated fair values for the acquired assets and liabilities assumed as of the date of acquisition.

Purchase price	$164,246

Net assets acquired, at fair value	$16,049
Trade names/contractual rights	100,300

Total	116,349
Goodwill	47,897

Purchase price allocation	$164,246

APOLLO GLOBAL MANAGEMENT, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands, except share data)

(continued)

The estimated useful lives of the finite-life intangibles range between 2 and 20 years. The Company is amortizing these finite-life intangibles over their estimated useful lives using the straight-line method. The weighted average useful life of the finite-life intangibles is approximately 10 years.

	Useful Life in Years	December 31,
		2010	2009
Trade names	20	$400	$400
Existing contractual relationships—Capital Markets	14	42,700	42,700
Existing contractual relationships—Private Equity	2–15	57,200	57,200

Total identifiable intangible asset, at fair value		100,300	100,300
Less: Accumulated amortization of intangibles		(43,593)	(31,249)

Net identifiable intangible assets, at fair value		$56,707	$69,051

Business Combinations

On February 1, 2010, the Company acquired substantially all of the assets of a limited company incorporated under the laws of Hong Kong and related entities thereto. The Company paid cash consideration of $1.4 million for identifiable assets with a combined fair value of $0.4 million, which resulted in $1.0 million of additional goodwill.

On November 12, 2010, Apollo completed the acquisition of substantially all of the assets of Citi Property Investors (“CPI”), the real estate investment management group of Citigroup Inc. CPI had AUM of approximately $3.6 billion as of December 31, 2010. CPI is an integrated real estate investment platform with investment professionals located in Asia, Europe and North America. As part of the acquisition, Apollo received cash of $15.5 million and acquired general partner interests in, and advisory agreements with, various real estate investment funds and co-invest vehicles and added to its team of real estate professionals. The consideration transferred in the acquisition is a contingent consideration in the form of a liability incurred by Apollo to CPI. The liability is an obligation of Apollo to transfer cash to CPI based on a specified percentage of future earnings. The estimated fair value of the contingent liability is $1.2 million as of December 31, 2010. In accordance with U.S. GAAP, the acquisition was accounted for as a business combination and the Company recorded a $24.1 million gain on acquisition which is included in Other Income (Loss), Net in the accompanying consolidated statements of operations.

The finite-life intangible assets relate to management contracts associated with the CPI funds. The fair value of the management contracts was estimated to be $8.3 million. The Company also received $15.5 million of cash and recorded a receivable valued at $1.5 million as of December 31, 2010.

The Company has performed an analysis and an evaluation of the net assets acquired and liabilities assumed. The Company has determined the following estimated fair values for the acquired assets and liabilities assumed:

Tangible Assets:
Cash	$15,468
Receivables, at fair value	1,500
Intangible Assets:
Management Contracts	8,300

Total Assets	25,268
Less: Contingent consideration, at fair value	(1,200)

Gain on Acquisition	$24,068

APOLLO GLOBAL MANAGEMENT, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands, except share data)

(continued)

The estimated useful life of the management contracts is 2.5 years. The Company is amortizing the management contracts over their estimated useful life using the straight-line method.

	Useful Life in Years	December 31, 2010
Management contracts	2.5	$8,300
Less: Accumulated amortization of intangibles		(433)

Net identified intangible assets, at fair value		$7,867

Intangible Assets

Amortization expense related to the intangible assets subject to amortization, including the intangible assets in the current period of acquisition and the intangible assets as part of the acquisitions of Non-Controlling Interests, was $12.8 million, $12.7 million and $13.9 million for the years ended December 31, 2010, 2009, and 2008, respectively. Expected amortization of these intangible assets for each of the next 5 years and thereafter is as follows:

	2011	2012	2013	2014	2015	There- After	Total
Amortization of intangible assets	$14,836	$13,487	$7,831	$3,677	$3,677	$21,066	$64,574

Other Acquisition

On December 3, 2010, Apollo entered into a subscription agreement under which HFA Holdings Limited (“HFA”) will issue $75 million of mandatory convertible notes (the “MCNs”) to Apollo and a co-investor. Additionally, Apollo will distribute the investment products and services of Lighthouse Investment Partners, LLC (“Lighthouse”), HFA’s US-based subsidiary, through Apollo’s global distribution network (the “Alliance”). Lighthouse is a fund of hedge funds and managed account investment advisor for institutional and private investors. The Alliance and the issuance of the MCNs are subject to a number of conditions, including HFA shareholder approval and receipt of governmental and regulatory approvals, and is expected to close in the first half of 2011.

4. INVESTMENTS

The following table represents Apollo’s investments:

	December 31,
	2010	2009
Investments, at fair value	$1,637,091	$1,364,973
Other investments	283,462	189,182

Total Investments	$1,920,553	$1,554,155

APOLLO GLOBAL MANAGEMENT, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands, except share data)

(continued)

Investments at Fair Value

Investments at fair value consist of financial instruments held by AP Alternative Assets, L.P. (“AAA”), Apollo Commodities Trading Fund, L.P. (the “Commodities Trading Fund”) and the consolidated VIEs as discussed further in note 5. As of December 31, 2010 and 2009, the net assets of the consolidated funds and VIEs were $1,951.6 million and $1,364.6 million, respectively. The following investments are presented as a percentage of net assets of the consolidated funds and VIEs:

	December 31,
Investments, at Fair Value – Affiliates	2010							2009
	Fair Value				Cost		% of Net Assets of Consolidated Funds and VIEs	Fair Value		Cost	% of Net Assets of Consolidated Funds
	Private Equity		Capital Markets					Private Equity	Capital Markets
Investments, at fair value:
AAA	$1,637,091		$—		$1,695,992		83.9%	$1,324,939	$—	$1,753,985	97.1%
Commodities Trading Fund	—	(1)	—	(1)	—	(1)	—%	—	40,034	40,000	2.9%

Total Investments	$1,637,091		$—		$1,695,992			$1,324,939	$40,034	$1,793,985

(1)	Refer to note 1 for a discussion regarding consolidation of the Metals Trading Fund.

Securities

At December 31, 2010 and 2009, the sole investment of AAA was its investment in AAA Investments, L.P. (“AAA Investments”). The following tables represent each investment of AAA Investments constituting more than five percent of the net assets of the consolidated funds and VIEs as of the aforementioned dates:

	December 31, 2010
	Instrument Type	Cost	Fair Value	% of Net Assets of Consolidated Funds and VIEs
Apollo Life Re Ltd.	Equity	$201,098	$249,900	12.8%
Apollo Strategic Value Offshore Fund, Ltd.	Investment Fund	113,772	160,262	8.2
Momentive Performance Materials Holdings Inc.	Equity	76,007	137,992	7.1
Rexnord Corporation	Equity	37,461	133,700	6.9
Leverage Source, L.P.	Equity	140,743	115,677	5.9
Apollo Asia Opportunity Offshore Fund, Ltd.	Investment Fund	102,530	110,029	5.6
Caesars Entertainment Corporation	Equity	176,729	99,000	5.1

APOLLO GLOBAL MANAGEMENT, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands, except share data)

(continued)

	December 31, 2009
	Instrument Type	Cost	Fair Value	% of Net Assets of Consolidated Funds
Apollo Strategic Value Offshore Fund, Ltd.	Investment Fund	$144,111	$184,575	13.5%
Apollo Asia Opportunity Offshore Fund, Ltd.	Investment Fund	164,813	158,597	11.6
AP Investment Europe Limited	Investment Fund	339,488	135,473	9.9
Caesars Entertainment Corporation	Equity	165,625	126,000	9.2
Apollo European Principal Finance Fund, L.P.	Investment Fund	103,081	111,152	8.1
Apollo Life Re Ltd.	Equity	98,002	87,900	6.4
AP Charter Holdings, L.P.	Equity	45,107	82,955	6.1
Rexnord Corporation	Equity	37,461	82,700	6.1

In addition to AAA Investments’ private equity co-investment in Caesars Entertainment Corporation (formerly known as Harrah’s Entertainment, Inc.) (“Caesars”), as shown in the tables above, AAA Investments has an ownership interest in LeverageSource, L.P., which owns Caesars’ debt. AAA Investments’ combined share of these debt and equity investments is greater than 5% of the net asset of the consolidated funds and VIEs and is valued at $102.8 million and $129.4 million at December 31, 2010 and 2009, respectively. In addition to AAA Investments’ private equity co-investment in Momentive Performance Materials Holdings Inc. (“Momentive”) noted above, AAA Investments has an ownership interest in the debt of Momentive. AAA Investments’ combined share of these debt and equity investments is greater than 5% of the net assets of consolidated funds and VIEs and is valued at $138.8 million at December 31, 2010. Furthermore, AAA Investments owns equity, as a private equity co-investment, and debt, through its investment in Autumnleaf, L.P. and Apollo Fund VI BC, L.P., in CEVA Logistics. AAA Investments’ combined share of CEVA Logistics’ debt and equity investments was greater than 5% of the net assets of consolidated funds and was valued at $124.6 million and $97.8 million as of December 31, 2010 and 2009, respectively.

Apollo Strategic Value Offshore Fund, Ltd. (the “Apollo Strategic Value Fund”) primarily invests in the securities of leveraged companies in North America and Europe through three core strategies: distressed investments, value-driven investments and special opportunities. In connection with the redemptions requested by AAA Investments of its investment in the Apollo Strategic Value Fund, the remainder of AAA Investments’ investment in the Apollo Strategic Value Fund, was converted into liquidating shares issued by the Apollo Strategic Value Fund. The liquidating shares are generally allocated a pro rata portion of each of Apollo Strategic Value Fund’s existing investments and liabilities, and as those investments are sold, AAA Investments is allocated the proceeds from such disposition less its proportionate share of any expenses incurred by the Apollo Strategic Value Fund.

Apollo Asia Opportunity Offshore Fund, Ltd. (“Asia Opportunity Fund”) is an investment vehicle that seeks to generate attractive risk-adjusted returns across market cycles by capitalizing on investment opportunities created by the increasing demand for capital in the rapidly expanding Asian markets. In connection with a redemption requested by AAA Investments of its investment in Asia Opportunity Fund, a portion of AAA Investments’ investment was converted into liquidating shares issued by the Asia Opportunity Fund. The liquidating shares are generally allocated a pro rata portion of each of Asia Opportunity Fund’s existing investments and liabilities, and as those investments are sold, AAA Investments is allocated the proceeds from such disposition less its proportionate share of any expenses incurred or reserves set by Asia Opportunity Fund. At December 31, 2010, the liquidating shares of Asia Opportunity Fund had a fair value of $45.0 million.

APOLLO GLOBAL MANAGEMENT, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands, except share data)

(continued)

Net Gains (Losses) from Investment Activities

Net gains (losses) from investment activities on the consolidated statements of operations includes net realized gains (losses) from sales of investments, and the change in net unrealized gains (losses) resulting from changes in fair value of the affiliated funds’ investments and realization of previously unrealized gains (losses). The following table presents Apollo’s net gains (losses) from investment activities for the years ended December 31, 2010, 2009 and 2008:

	Year Ended December 31, 2010
	Private Equity	Capital Markets	Total
Realized losses on sales of investments	$—	$(2,240)	$(2,240)
Change in net unrealized gains (losses) due to changes in fair value	370,145	(34)	370,111

Net Gains (Losses) from Investment Activities	$370,145	$(2,274)	$367,871

	Year Ended December 31, 2009
	Private Equity	Capital Markets	Total
Realized gains on sales of investments	$584	$—	$584
Change in net unrealized gains due to changes in fair value	471,873	38,478	510,351

Net Gains from Investment Activities	$472,457	$38,478	$510,935

	Year Ended December 31, 2008
	Private Equity	Capital Markets	Total
Change in unrealized losses due to change in fair value	$(1,230,656)	$(38,444)	$(1,269,100)

Net losses from investment activities	$(1,230,656)	$(38,444)	$(1,269,100)

APOLLO GLOBAL MANAGEMENT, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands, except share data)

(continued)

Other Investments

Other investments primarily consist of equity method investments. Apollo’s share of operating income (loss) generated by these investments is recorded as other income (loss), net in the consolidated statements of operations.

Income (loss) from equity method investments for the years ended December 31, 2010, 2009 and 2008 consisted of the following:

	For the Years Ended December 31,
	2010		2009	2008
Investments:
Private Equity Funds:
AAA Investments	$215		$261	$(683)
Apollo Investment Fund IV, L.P. (“Fund IV”)	24		17	(68)
Apollo Investment Fund V, L.P. (“Fund V”)	39		44	(293)
Apollo Investment Fund VI, L.P. (“Fund VI”)	599		1,335	(187)
Apollo Investment Fund VII, L.P. (“Fund VII”)	37,499		31,527	(14,806)
Capital Markets Funds:
Apollo Special Opportunities Managed Account, L.P. (“SOMA”)	1,106		1,961	(1,343)
Apollo Value Investment Fund, L.P. (“VIF”)	29		57	(32)
Apollo Strategic Value Fund, L.P. (“SVF”)	21		57	(31)
Apollo Credit Liquidity Fund, L.P. (“ACLF”)	3,431		13,768	(11,028)
Apollo/Artus Investors 2007-I, L.P. (“Artus”)	4,895		2,249	(6,560)
Apollo Credit Opportunity Fund I, L.P. (“COF I”)	12,618		16,473	(7,096)
Apollo Credit Opportunity Fund II, L.P. (“COF II”)	3,610		8,294	(5,130)
Apollo European Principal Finance Fund, L.P. (“EPF”)	2,568		330	(1,973)
Apollo Investment Europe II, L.P. (“AIE II”)	1,496		2,937	(1,525)
Apollo Palmetto Strategic Partnership, L.P. (“Palmetto”)	903		258	—
Real Estate:
Apollo Commercial Real Estate Finance, Inc.	(390	)(1)	(743)	—
Other Equity Method Investments:
VC Holdings, L.P. Series A (“Vantium A”)	(951)		(3,770)	(5,560)
VC Holdings, L.P. Series C (“Vantium C”)	1,370		8,072	(1,038)
VC Holdings, L.P. Series D (“Vantium D”)	730		(14)	—

Total Income (Loss) from Equity Method Investments	$69,812		$83,113	$(57,353)

(1)	Amounts are as of September 30, 2010.

APOLLO GLOBAL MANAGEMENT, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands, except share data)

(continued)

Other investments as of December 31, 2010 and 2009 consisted of the following:

	Equity Held as of
	December 31,
	2010		% of Ownership		2009	% of Ownership
Investments:
Private Equity Funds:
AAA Investments	$929		0.056%		$746	0.056%
Fund IV	48		0.005		30	0.006
Fund V	231		0.013		308	0.012
Fund VI	5,860		0.051		4,948	0.055
Fund VII	122,384		1.345		61,245	1.389
Capital Markets Funds:
Apollo Special Opportunities Managed Account, L.P.	5,863		0.537		4,773	0.513
Apollo Value Investment Fund, L.P.	152		0.085		124	0.065
Apollo Strategic Value Fund, L.P.	144		0.055		123	0.058
Apollo Credit Liquidity Fund, L.P.	18,736		2.450		19,618	2.440
Apollo/Artus Investors 2007-I, L.P.	7,143		6.156		2,249	6.160
Apollo Credit Opportunity Fund I, L.P.	41,793		1.949		26,402	2.007
Apollo Credit Opportunity Fund II, L.P	27,415		1.441		20,223	1.455
Apollo European Principal Finance Fund, L.P.	15,352		1.363		7,116	1.360
Apollo Investment Europe II, L.P.	8,154		2.045		6,069	1.971
Apollo Palmetto Strategic Partnership, L.P.	6,403		1.186		2,918	1.186
Real Estate:
Apollo Commercial Real Estate Finance, Inc.	9,440	(1)	3.198	(1)	10,260	5.180
Other Equity Method Investments:
Vantium A	2,219		12.240		3,170	14.158
Vantium C	10,135		2.166		18,529	6.291
Vantium D	1,061		6.345		331	6.345

Total Other Investments	$283,462				$189,182

(1)	Amounts are as of September 30, 2010.

The Company’s equity method investments include its investments in private equity funds, capital markets funds and real estate funds, which are not consolidated but in which Apollo exerts significant influence. As of December 31, 2010 and 2009, no single equity method investment held by Apollo exceeded 20% of its total consolidated assets or net income.

The most recently issued summarized aggregated financial information of the funds in which Apollo has equity method investments is as follows:

	Private Equity(2)		Capital Markets		Real Estate
	As of December 31,		As of December 31,		As of December 31,
Balance Sheet Information	2010	2009	2010	2009	2010(1)	2009
Investments	$24,779,759	$17,884,552	$9,024,982	$5,257,180	$550,564	$203,614
Assets	26,133,909	18,818,089	9,910,587	6,390,731	785,497	335,137
Liabilities	594,954	718,264	1,414,244	426,723	483,393	139,842
Equity	25,538,955	18,099,825	8,496,343	5,964,008	302,104	195,295

(1)	Real Estate amounts are as of September 30, 2010.
(2)	Amounts include Vantium A, C and D.

APOLLO GLOBAL MANAGEMENT, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands, except share data)

(continued)

	Aggregate Totals as of December 31,
Balance Sheet Information	2010(1)	2009
Investments	$34,355,305	$23,345,346
Assets	36,829,993	25,543,957
Liabilities	2,492,591	1,284,829
Equity	34,337,402	24,259,128

(1)	Real Estate amounts are as of September 30, 2010.

	Private Equity(2)			Capital Markets			Real Estate
	For the Years Ended December 31,			For the Years Ended December 31,			For the Year Ended December 31,
Income Statement Information	2010	2009	2008	2010	2009	2008	2010(1)	2009
Revenues/Investment Income	$610,899	$734,480	$180,132	$304,332	$427,030	$106,870	$14,468	$660
Expenses	286,719	233,257	494,425	145,138	114,991	90,332	6,377	2,834

Net Investment Income (Loss)	324,180	501,223	(314,293)	159,194	312,039	16,538	8,091	(2,174)
Net Realized and Unrealized Gain (Loss)	5,918,694	6,824,737	(9,347,089)	1,531,056	2,452,273	(1,661,465)	(1,058)	—

Net Income (Loss)	$6,242,874	$7,325,960	$(9,661,382)	$1,690,250	$2,764,312	$(1,644,927)	$7,033	$(2,174)

(1)	Real Estate amounts are as of September 30, 2010.
(2)	Amounts include Vantium A, C and D.

	Aggregate Totals For the Years Ended December 31,
Income Statement Information	2010(1)	2009	2008
Revenues/Investment Income	$929,699	$1,162,170	$287,002
Expenses	438,234	351,082	584,757

Net Investment Income (Loss)	491,465	811,088	(297,755)
Net Realized and Unrealized Gain (Loss)	7,448,692	9,277,010	(11,008,554)

Net Income (Loss)	$7,940,157	$10,088,098	$(11,306,309)

(1)	Real Estate amounts are as of September 30, 2010.

APOLLO GLOBAL MANAGEMENT, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands, except share data)

(continued)

Fair Value Measurements

The following table summarizes the valuation of Apollo’s investments in fair value hierarchy levels as of December 31, 2010 and 2009:

	Level I		Level II		Level III			Totals
	December 31,		December 31,		December 31,			December 31,
	2010	2009	2010	2009	2010		2009	2010	2009
Assets, at fair value:
Investment in AAA Investments, L.P.	$—	$—	$—	$—	$1,637,091		$1,324,939	$1,637,091	$1,324,939
Investments in Apollo Metals Trading Fund, L.P.	—	—	—	—	—	(1)	40,034	—	40,034

Total	$—	$—	$—	$—	$1,637,091		$1,364,973	$1,637,091	$1,364,973

(1)	Refer to note 1 for a discussion regarding consolidation of the Metals Trading Fund.

	Level I		Level II		Level III		Totals
	December 31,		December 31,		December 31,		December 31,
	2010	2009	2010	2009	2010	2009	2010	2009
Liabilities, at fair value:
Interest rate swap agreements	$	$—	$11,531	$26,639	$—	$—	$11,531	$26,639

Total	$	$—	$11,531	$26,639	$—	$—	$11,531	$26,639

The following table summarizes the changes in AAA Investments, which is measured at fair value and characterized as a Level III investment:

	For the Year Ended December 31,
	2010	2009
Balance, Beginning of Period	$1,324,939	$854,442
Purchases	375	4,121
Distributions	(58,368)	(5,497)
Change in unrealized gains, net	370,145	471,873

Balance, End of Period	$1,637,091	$1,324,939

The following table summarizes the changes in the Metals Trading Fund investment, which is measured at fair value and characterized as a Level III investment:

	For the Year Ended December 31,
	2010		2009
Balance, Beginning of Period	$40,034		$—
Purchases	—		40,000
Distributions	(37,760	)(1)	—
Change in realized losses	(2,240)		—
Change in unrealized (losses) gains	(34)		34

Balance, End of Period	$—		$40,034

(1)	Refer to note 1 for a discussion regarding consolidation of the Metals Trading Fund.

APOLLO GLOBAL MANAGEMENT, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands, except share data)

(continued)

The change in unrealized gains (losses) and realized losses have been recorded within the caption “Net gains (losses) from investment activities” in the consolidated statements of operations.

The following table summarizes a look-through of the Company’s Level III investments by valuation methodology of the underlying securities held by AAA Investments:

	Private Equity
	December 31,
	2010		2009
		% of Investment of AAA		% of Investment of AAA
Approximate values based on net asset value of the underlying funds, which are based on the funds underlying investments that are valued using the following:
Comparable company and industry multiples	$782,775	42.6%	$527,105	33.2%
Broker quotes	504,917	27.5	440,344	27.8
Discounted cash flow models	490,024	26.6	480,100	30.2
Option models	—	—	14,000	0.9
Listed quotes	24,232	1.3	40,447	2.6
Other net assets (liabilities)(1)	37,351	2.0	83,514	5.3

Total Investments	1,839,299	100.0%	1,585,510	100.0%

Other net assets (liabilities)(2)	(202,208)		(260,571)

Total Net Assets	$1,637,091		$1,324,939

(1)	Balances include other assets and liabilities of certain funds in which AAA Investments has invested. Other assets and liabilities at the fund level primarily includes cash and cash equivalents, broker receivables and payables and amounts due to and from affiliates. Carrying values approximate fair value for other assets and liabilities, and accordingly, extended valuation procedures are not required.

(2)	Balances include other assets, liabilities and general partner interests of AAA Investments and are primarily comprised of $537.5 million and $650.0 million in long-term debt offset by cash and cash equivalents at the December 31, 2010 and 2009 balance sheet dates, respectively. Carrying values approximate fair value for other assets and liabilities (except for debt), and, accordingly, extended valuation procedures are not required.

5. VARIABLE INTEREST ENTITIES

The Company consolidates entities that are VIEs of which the Company has been designated as the primary beneficiary. The purpose of such VIEs is to provide strategy-specific investment opportunities for investors in exchange for management and performance based fees. The investment strategies of the entities that the Company manages may vary by entity, however, the fundamental risks of such entities have similar characteristics, including loss of invested capital and the return of carried interest income previously distributed to the Company by certain private equity and capital markets entities. The nature of the Company’s involvement with VIEs includes direct and indirect investments and fee arrangements. The Company does not provide performance guarantees and has no other financial obligation to provide funding to VIEs other than its own capital commitments.

Consolidated Variable Interest Entities

In accordance with the methodology described in note 2, Apollo consolidated four VIEs under the amended consolidation guidance during 2010.

APOLLO GLOBAL MANAGEMENT, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands, except share data)

(continued)

One of the consolidated VIEs was formed to purchase loans and bonds in a leveraged structure for the benefit of its limited partners, which included certain Apollo funds that contributed equity to the consolidated VIE. Through its role as general partner of this VIE, it was determined that Apollo had the characteristics of the power to direct the activities that most significantly impact the VIE’s economic performance. Additionally, the Apollo funds have involvement with the VIE that have the characteristics of the right to receive benefits from the VIE that could potentially be significant to the VIE. As a group, the Company and its related parties have the characteristics of a controlling financial interest. Apollo determined that it is the party within the related party group that is most closely associated with the VIE and therefore should consolidate it.

Two of the consolidated VIEs were formed for the sole purpose of issuing collateralized notes to investors, which included one Apollo fund. The assets of these VIEs are primarily comprised of senior secured loans and the liabilities are primarily comprised of debt. Through its role as collateral manager of these VIEs, it was determined that Apollo had the power to direct the activities that most significantly impact the economic performance of these VIEs. Additionally, Apollo determined that the potential fees that it could receive indirectly from these VIEs represent rights to returns that could potentially be significant to such VIEs. As a result, Apollo determined that it is the primary beneficiary and therefore should consolidate the VIEs.

A fourth VIE was formed during the fourth quarter of 2010 which qualified as an asset-backed financing entity and the Company determined that it was the primary beneficiary. Based on a restructuring of this VIE which occurred later in the fourth quarter of 2010, the Company no longer possessed the power to direct the activities of such VIE resulting in deconsolidation of such VIE. As a result of its deconsolidation, the assets and liabilities will not be reflected on the Company’s consolidated statement of financial condition as of December 31, 2010, but the entity’s profit and loss activity for the period it was consolidated is reflected within net gains from investing activities of consolidated variable interest entities in the Company’s consolidated statement of operations for the period ended December 31, 2010.

Apollo holds no equity interest in any of the four consolidated VIEs described above. The assets of these consolidated VIEs are not available to creditors of the Company. In addition, the investors in these consolidated VIEs have no recourse to the assets of the Company. The Company has elected the fair value option for financial instruments held by its consolidated VIEs, which includes investments in loans and corporate bonds, as well as debt obligations held by such consolidated VIEs. Other assets include amounts due from brokers and interest receivables. Other liabilities include payables for securities purchased, which represent open trades within the consolidated VIEs and primarily relate to corporate loans that are expected to settle within the next sixty days.

APOLLO GLOBAL MANAGEMENT, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands, except share data)

(continued)

Fair Value Measurements

The following table summarizes the valuation of Apollo’s consolidated VIEs in fair value hierarchy levels as of December 31, 2010 and 2009:

	Level I		Level II		Level III		Totals
	December 31,		December 31,		December 31,		December 31,
	2010	2009	2010	2009	2010	2009	2010	2009
Investments, at fair value	$—	$—	$1,172,242	$—	$170,369	$—	$1,342,611	$—

	Level I		Level II		Level III		Totals
	December 31,		December 31,		December 31,		December 31,
	2010	2009	2010	2009	2010	2009	2010	2009
Liabilities, at fair value	$—	$—	$—	$—	$1,127,180	$—	$1,127,180	$—

Level III investments include corporate loan and corporate bond investments held by the consolidated VIEs, while the Level III liabilities consist of notes and loans, the valuations of which are discussed further in note 2. All Level II and III investments were valued using broker quotes. Transfers of investments out of Level III and into Level II or Level I, if any, are recorded as of the quarterly period in which the transfer occurred. During the year, there were no transfers in and out of Level I.

In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, an investment’s level within the hierarchy is based on the lowest level of input that is significant to the fair value measurement. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the investment.

The following table summarizes the changes in investments of consolidated VIEs, which are measured at fair value and characterized as a Level III investment:

For the Year Ended December 31, 2010
Balance, Beginning of Period	$—
Transition adjustment relating to consolidation of VIE on January 1, 2010	1,102,114
Purchases	840,926
Sale of investments	(125,638)
Net realized gains	131
Net unrealized gains	29,981
Deconsolidation of VIE	(20,751)
Transfers in/out of Level III	(1,656,394)

Balance, End of Period	$170,369

APOLLO GLOBAL MANAGEMENT, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands, except share data)

(continued)

The following table summarizes the changes in liabilities of consolidated VIEs, which are measured at fair value and characterized as Level III liabilities:

For the Year Ended December 31, 2010
Balance, Beginning of Period	$—
Transition adjustment relating to consolidation of VIE on January 1, 2010	706,027
Borrowings	1,050,377
Repayments	(331,120)
Net realized gains from debt	(21,231)
Net unrealized losses from debt	55,040
Deconsolidation of VIE	(329,836)
Elimination of debt attributable to consolidated VIEs	(2,077)

Balance, End of Period	$1,127,180

Net Gains from Investment Activities of Consolidated Variable Interest Entities

The following table presents net gains from investment activities of the consolidated VIEs for the year ended December 31, 2010:

For the Year Ended December 31, 2010
Net unrealized gains from investment activities	$46,406
Net realized gains from investment activities	7,239

Net gains from investment activities	53,645
Net unrealized losses from debt	(55,040)
Net realized gains from debt	21,231

Net losses from debt	(33,809)
Interest and other income	62,696
Other expenses	(34,326)

Net Gains from Investment Activities of Consolidated VIEs	$48,206

APOLLO GLOBAL MANAGEMENT, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands, except share data)

(continued)

Investments of Consolidated VIEs

The following table presents a condensed summary of the consolidated VIEs investments that are included in the consolidated statements of financial condition as of December 31, 2010:

	Fair Value as of December 31, 2010	% of Net Assets of Consolidated Funds and VIEs
Corporate Loans:
North America
Communications
Intelsat Jackson term loan due February 1, 2014	$105,659	5.4%
Other	221,383	11.3

Total Communications	327,042	16.7

Chemicals	13,950	0.7
Consumer & Retail	114,931	5.9
Distribution & Transportation	7,794	0.4
Energy	25,026	1.3
Financial and Business Services	85,713	4.4
Healthcare	144,343	7.4
Manufacturing & Industrial	200,290	10.3
Media, Cable & Leisure	93,798	4.8
Metals & Mining	14,025	0.7
Packaging & Materials	21,066	1.1
Technology	34,862	1.8
Other	9,539	0.5

Total Corporate Loans – North America (amortized cost $1,075,287)	1,092,379	56.0

Europe
Healthcare
Alliance Boots senior facility B1 due July 5, 2015	143,105	7.3
Consumer & Retail	75,007	3.8
Media, Cable and Leisure	10,787	0.6
Chemicals	9,909	0.5
Manufacturing & Industrial	7,696	0.4

Total Corporate Loans – Europe (amortized cost $284,760)	246,504	12.6

Total Corporate Loans (amortized cost $1,360,047)	1,338,883	68.6

Corporate Bonds:
North America
Communications	1,564	0.1
Distribution & Transportation	4,160	0.2
Energy	3,640	0.2
Media, Cable & Leisure	3,550	0.2

Total Corporate Bonds – North America (amortized cost $12,406)	12,914	0.7

Europe
Media, Cable & Leisure	1,599	0.1

Total Corporate Bonds – Europe (amortized cost $1,519)	1,599	0.1

Total Corporate Bonds (amortized cost $13,925)	14,513	0.8
Elimination of equity investments attributable to consolidated VIE	(10,785)	(0.6)

Total Investments of Consolidated VIEs (amortized cost $1,373,972)	$1,342,611	68.8%

APOLLO GLOBAL MANAGEMENT, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands, except share data)

(continued)

Senior Secured Notes, Subordinated Note, Term Loans—Included within debt are amounts due to third-party institutions of the consolidated VIEs. The following table summarizes the principal provisions of the consolidated VIEs debt as of December 31, 2010:

Description	Outstanding Principal Balance		Fair Value	Maturity Date	Interest Rate	Weighted Average Interest Rate
Loans:(1)(2) (7)
Term A Loan	$146,502		$142,601	October 29, 2012	BBA 3 mo. LIBOR (USD) plus 0.5%	0.91%
Term B Loan	145,390	(3)	111,655	June 13, 2013	BBA 3 mo. LIBOR (GBP) plus 0.5%	0.91%
Term C Loan	161,984		154,394	October 29, 2013	BBA 3 mo. LIBOR (USD) plus 0.5%	0.91%

	453,876		408,650

Notes:(4)(5)
Senior secured notes –A1	215,400		215,400	May 20, 2020	BBA 3 mo LIBOR (USD) plus 1.7%	2.02%
Senior secured notes –A1	11,100		10,767	May 20, 2020	BBA 3 mo LIBOR (USD) plus 2.25%	2.48%
Senior secured notes –B	24,700		22,971	May 20, 2020	BBA 3 mo LIBOR (USD) plus 2.30%	2.52%
Subordinated note(6)	70,946		70,376	May 20, 2020	N/A	N/A

	322,146		319,514

Notes:(4)(8)
Senior secured notes –A1	262,000		261,371	November 20, 2020	BBA 3 mo LIBOR (USD) plus 1.7%	2.22%
Senior secured notes –A1	20,500		19,959	November 20, 2020	BBA 3 mo LIBOR (USD) plus 2.5%	3.05%
Senior secured notes –B	25,750		24,426	November 20, 2020	BBA 3 mo LIBOR (USD) plus 3.0%	3.58%
Senior secured notes –C	14,000		12,604	November 20, 2020	BBA 3 mo LIBOR (USD) plus 4.0%	4.62%
Senior secured notes –D	10,000		9,398	November 20, 2020	BBA 3 mo LIBOR (USD) plus 6.0%	6.71%
Subordinated note(6)	71,258		71,258	November 20, 2020	N/A	N/A

	403,508		399,016

Total notes and loans	$1,179,530		$1,127,180

(1)	Scheduled amortization payments received from investments held by the VIE are applied first against the loans until they are repaid in full. Scheduled interest payments received are generally used first to pay all fees and expenses under the agreement, then to pay interest due and payable to repay the loans. Any residual amounts are then paid to the VIE. To the extent certain of the investments are sold, the sales proceeds are applied first to repay the loans in an amount agreed upon under the credit agreement (currently 70% of such sales proceeds), and the remaining to the VIE.
(2)	The term loans are subject to certain affirmative and negative covenants which include, but are not limited to, a Market Trigger Event (“MTE”) covenant. An MTE occurs with respect to any loan receivable in the portfolio if the market price on any business day is 20 (or more) percentage points lower than its purchase price and the Loan-to-Value Ratio is greater than 87.5%. Additionally the term loans are subject to an Interest Coverage Ratio (“ICR”) covenant. ICR is calculated as of each interest payment date. The ratio of interest income to income expense for the twelve months ended each interest payment date must not be less than 1.75:1.00. If an MTE or a breach of the ICR occurs, the VIE must cure such breach by either prepaying a portion of the loans or selling the loan in the portfolio for which the breach pertains (applying 100% of the proceeds to the term loan). The loans are subject to a Trigger Event provision. A Trigger Event occurs any time (a) an MTE has occurred and is continuing, (b) the Loan-to-Value Ratio at such time exceeds 90% and (c) an Event of Default has occurred and is continuing for at least 30 days. If a Trigger Event with respect to any loan is continuing, periodic cash flows of interest from the loans in the portfolio are applied first to prepay any and all outstanding loans before any proceeds are received by the VIE.
(3)	Loan amount is denominated in GBP. Amortized cost at December 31, 2010 was £73,997 and amounts are translated into U.S. dollars at a historical exchange rate of £1.00 to $1.96.
(4)	Each class of notes will mature at par on the stated maturity, unless previously redeemed or repaid. Principal will not be payable on the notes except in certain limited circumstances. Interest on the notes is payable quarterly in arrears on the outstanding amount of the notes on scheduled payment dates. The subordinated note will be fully redeemed on the stated maturity unless previously redeemed. The subordinated note may be redeemed, in whole but not in part, on or after the redemption or repayment in full of principal and interest on the secured notes. No interest accrues or is payable on the subordinated note.
(5)

The notes are subject to two coverage tests. These tests are primarily used to determine whether principal and interest may be paid on the secured notes and distributions may be made on the subordinated notes. The “Coverage Tests” consist of the Overcollateralization Ratio Test and the Interest Coverage Test; each test applies to each note. The Overcollateralization Ratio Test and Interest Coverage Test

APOLLO GLOBAL MANAGEMENT, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands, except share data)

(continued)

applicable to the indicated classes of secured notes will be satisfied as of any date on which such Coverage Test is applicable, if (1) the applicable Overcollateralization Ratio or Interest Coverage Ratio is at least equal to the applicable ratio or (2) the class or classes of secured notes is no longer outstanding. The applicable Interest Coverage Ratio for Class A Notes and B Notes is 110.0% and 105.0%, respectively. The applicable Overcollateralization Ratio for Class A Notes and B Notes is 137.5% and 126.4%, respectively.

(6)	The subordinated notes were issued to an affiliate of the Company. Amount is reduced by approximately $2.1 million due to elimination of equity investment attributable to consolidated VIEs.
(7)	During the third quarter of 2010, the VIE entered into an agreement with the bank that provided the loan, whereby proceeds from the sales of a predetermined list of assets, after deducting for interest and expenses, are split 70% to repay the term loans and 30% to the VIE. The 70% of proceeds allocated to the bank of the VIE are used to repay the term loans at less than par, either 96% or 96.5% of par, depending on the individual asset. This agreement expired on December 31, 2010. During January 2011, the VIE renegotiated the agreement and subsequently liquidated substantially all of its assets.
(8)	During the fourth quarter of 2010, the Company consolidated another VIE that had been issued secured notes and a subordinated note. The notes are subject to two coverage tests. These tests are primarily used to determine whether principal and interest may be paid on the secured notes and distributions may be made on the subordinated notes. The “Coverage Tests” consist of the Overcollateralization Ratio Test and the Interest Coverage Test; each test applies to each note. The Overcollateralization Ratio Test and Interest Coverage Test applicable to the indicated classes of secured notes will be satisfied as of any date on which such Coverage Test is applicable, if (1) the applicable Overcollateralization Ratio or Interest Coverage Ratio is at least equal to the applicable ratio or (2) the class or classes of secured notes is no longer outstanding. The applicable Interest Coverage Ratio for Class A Notes, Class B Notes, Class C Notes and Class D Notes is 110.0%, 105.0%, 102.0% and 101.0%, respectively. The applicable Overcollateralization Ratio for Class A Notes, Class B Notes, Class C Notes and Class D Notes is 135.59%, 124.76%, 120.13% and 117.39%, respectively.

The consolidated VIEs have elected the fair value option to value the term loans and notes payable. The general partner uses its discretion and judgment in considering and appraising relevant factors in determining valuation of these loans. As of December 31, 2010, the term loans and notes payable are classified as Level III liabilities. Because of the inherent uncertainty in the valuation of the term loans and notes payable, which are not publicly traded, estimated values may differ significantly from the values that would have been reported had a ready market for such investments existed.

The consolidated VIEs debt obligations contain various customary loan covenants as described above. As of the balance sheet date, the Company was not aware of any instances of noncompliance with any of these covenants.

As of December 31, 2010, the table below presents the maturities for the consolidated debt of the VIEs:

	2011		2012	2013	2014	2015	Thereafter	Total
Term loans	$453,876	(1)	$—	$—	$—	$—	$—	$453,876
Senior secured notes	—		—	—	—	—	583,450	583,450
Subordinated notes	—		—	—	—	—	142,204	142,204

	$453,876		$—	$—	$—	$—	$725,654	$1,179,530

(1)	The VIE liquidated its investment portfolio in early 2011 and paid down its term loans in their entirety. See note 19.

Variable Interest Entities which are not Consolidated

The Company holds variable interests in certain VIEs which are not consolidated as it has been determined that Apollo is not the primary beneficiary.

APOLLO GLOBAL MANAGEMENT, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands, except share data)

(continued)

The following tables present the carrying amounts of the assets and liabilities of the VIEs for which Apollo has concluded that it holds a significant variable interest, but that it is not the primary beneficiary. In addition, the tables present the maximum exposure to loss relating to those VIEs:

	December 31, 2010
	Total Assets		Total Liabilities		Apollo Exposure
Private Equity	$11,593,805		$(39,625)		$13,415
Capital Markets	3,117,013		(824,957)		13,302
Real Estate	1,569,147		(1,263,354)		—

Total	$16,279,965	(1)	$(2,127,936	)(2)	$26,717	(3)

(1)	Consists of $207,168 in cash, $15,672,604 in investments and $400,193 in receivables.

(2)	Represents $2,011,194 in debt and other payables $21,369 in securities sold, not purchased and $95,373 in capital withdrawals payable.

(3)	Apollo’s exposure is limited to its direct and indirect investments in those entities in which Apollo holds a significant variable interest.

	December 31, 2009
	Total Assets		Total Liabilities		Apollo Exposure
Private Equity	$5,767,009		$(72,055)		$—
Capital Markets	2,422,323		(305,723)		5,019

Total	$8,189,332	(1)	$(377,778	)(2)	$5,019	(3)

(1)	Consists of $225,226 in cash, $7,470,213 in investments and $493,893 in receivables.
(2)	Represents $139,775 in payables and accrued expenses, $45,487 in securities sold, not purchased, and $192,516 in capital withdrawals payable.
(3)	Apollo’s exposure is limited to its direct and indirect investments in those entities in which Apollo holds a significant variable interest.

6. CARRIED INTEREST RECEIVABLE

Carried interest receivable from private equity and capital markets funds consists of the following:

	For the Year Ended December 31,
	2010	2009
Private equity	$1,578,135	$328,246
Capital markets	288,938	155,608

Total Carried Interest Receivable	$1,867,073	$483,854

The timing of the payment of carried interest due to the general partner or investment manager varies depending on the terms of the applicable fund agreements. Generally, carried interest with respect to the private equity funds is payable and is distributed to the fund’s general partner upon realization of an investment if the fund’s cumulative returns are in excess of the preferred return. For most capital markets funds, carried interest is payable in certain cases based on realizations or after the end of the relevant fund’s fiscal year or fiscal quarter, subject to high watermark provisions. There is currently no carried interest receivable associated with the Company’s real estate segment.

APOLLO GLOBAL MANAGEMENT, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands, except share data)

(continued)

The table below provides a roll-forward of the carried interest receivable balance for the years ended December 31, 2010 and 2009:

	Private Equity	Capital Markets	Total
Carried Interest Receivable, January 1, 2009	$63,888	$13,197	$77,085
Change in fair value of funds	310,871	193,525	504,396
Fund cash distributions	(46,513)	(51,114)	(97,627)

Carried interest receivable, December 31, 2009	328,246	155,608	483,854
Change in fair value of funds(1)	1,308,030	277,907	1,585,937
Foreign exchange gain	—	1,728	1,728
Fund cash distributions	(58,141)	(146,305)	(204,446)

Carried Interest Receivable, December 31, 2010	$1,578,135	$288,938	$1,867,073

(1)	The change in fair value of funds in 2010 includes the carried interest income of $13.1 million associated with recognized realized gains, which was previously reversed due to the estimated general partner obligation attributable to Fund VI.

7. FIXED ASSETS

Fixed assets consist of the following:

	Useful Life in Years	December 31,
		2010	2009
Ownership interests in aircraft	15	$10,029	$30,249
Leasehold improvements	10–16	31,625	29,098
Furniture, fixtures and other equipment	4–10	11,296	11,378
Computer software and hardware	2–4	21,515	21,598
Other	4	489	501

Total fixed assets		74,954	92,824
Less—Accumulated depreciation and amortization		(30,258)	(25,030)

Fixed Assets, net		$44,696	$67,794

In December 2010, the Company committed to a plan to sell its ownership interests in certain aircraft which is expected to occur in the first half of 2011. In accordance with U.S. GAAP, the Company reclassified the assets to assets held for sale and measured the assets at the lower of cost or fair value less costs to sell. As of December 31, 2010, these assets held for sale had a fair value of $11.3 million and are included in Other Assets in the accompanying consolidated statements of financial condition. As a result of reclassifying the assets to assets held for sale, the Company recognized a loss of $2.8 million during the year ended December 31, 2010 on the assets held for sale, which is included in Other Income (Loss), Net in the accompanying consolidated statements of operations.

As part of the plan to liquidate its ownership interest in aircraft, the Company determined that the remaining interests in aircraft were higher than its current fair value. In 2010, the Company recognized an impairment loss of $3.1 million related to its remaining ownership interest in aircraft. This loss is included in other income (loss), net in the accompanying consolidated statements of operations.

APOLLO GLOBAL MANAGEMENT, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands, except share data)

(continued)

Depreciation expense for the years ended December 31, 2010, 2009 and 2008 was $11.5 million, $11.6 million and $8.2 million, respectively.

8. OTHER ASSETS

Other assets consist of the following:

	For the Year Ended December 31,
	2010	2009
Assets held for sale	$11,331	$—
Prepaid expenses	7,559	3,922
Tax receivables	5,479	3,471
Debt issuance costs	3,135	93
Rent deposits	990	620
Prepaid rent	931	1,601
Other	5,716	1,622

Total Other Assets	$35,141	$11,329

9. OTHER LIABILITIES

Other liabilities consist of the following:

	For the Year Ended December 31,
	2010	2009
Interest rate swap agreements	$11,531	$26,639
Deferred rent	10,318	9,582
Deferred taxes	2,424	2,754
Other	1,422	2,393

Total Other Liabilities	$25,695	$41,368

Interest Rate Swap Agreements—The principal financial instruments used for cash flow hedging purposes are interest rate swaps. Apollo enters into interest rate swap agreements to manage its exposure to interest rate changes. The swaps effectively converted a portion of the Company’s variable rate debt under the AMH Credit Agreement (discussed in note 12) to a fixed rate, without exchanging the notional principal amounts. Apollo entered into interest rate swap agreements whereby Apollo receives floating rate payments in exchange for fixed rate payments of 5.068% (weighted average) and 5.175%, on the notional amounts of $433.0 million and $167.0 million, respectively, effectively converting a portion of its floating rate borrowings to a fixed rate. The interest rate swap agreements related to the $433.0 million notional amount are comprised of two components: a $333.0 million portion and a $100.0 million portion. The interest rate swap agreement related to the $333.0 million portion expired in May 2010. The interest rate swap agreement related to the $100.0 million portion expired in November 2010. The interest rate swap agreement related to the $167.0 million notional amount expires in May 2012. Apollo has hedged only the risk related to changes in the benchmark interest rate (three month LIBOR). As of December 31, 2010 and 2009, the Company has recorded a liability of $11.5 million and $26.6 million, respectively, to recognize the fair value of these derivatives.

APOLLO GLOBAL MANAGEMENT, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands, except share data)

(continued)

The Company has determined that the valuation of the interest rate swaps fall within Level II of the fair value hierarchy. The Company estimates the fair value of its interest rate swaps using discounted cash flow models, which project future cash flows based on the instruments’ contractual terms using market-based expectations for interest rates. The Company also includes a credit risk adjustment to the cash flow discount rate to incorporate the impact of non-performance risk in the recognized measure of the fair value of the swaps. This adjustment is based on the counterparty’s credit risk when the swaps are in a net asset position and on the Company’s own credit risk when the swaps are in a net liability position.

10. OTHER INCOME (LOSS), NET

Other income (loss), net consists of the following:

	For the Year Ended December 31,
	2010	2009	2008
Insurance proceeds	$162,500	$37,500	$—
Tax receivable agreement adjustment	7,614	(6,615)	—
Gain on acquisitions and dispositions	29,741	—	—
Loss on assets held for sale	(2,768)	—	(1,697)
Impairment of fixed assets	(3,101)	—	—
Other	1,046	10,525	(2,912)

Total Other Income (Loss), Net	$195,032	$41,410	$(4,609)

11. INCOME TAXES

The Company is treated as a partnership for tax purposes and is therefore not subject to U.S. Federal income taxes; however, APO Corp., a wholly-owned subsidiary of the Company, is subject to U.S. Federal corporate income taxes. In addition, certain subsidiaries of the Company are subject to New York City Unincorporated Business Tax (“NYC UBT”) attributable to the Company’s operations apportioned to New York City and certain non-U.S. subsidiaries of the Company are subject to income taxes in their local jurisdictions. APO Corp. is required to file a standalone Federal corporate tax return, as well as filing standalone corporate state and local tax returns in California, New York and New York City. The Company’s provision for income taxes is accounted for under the provisions of U.S. GAAP.

The Company’s effective tax rate was approximately 14.45%, (43.18)% and 1.26% for the years ended December 31, 2010, 2009 and 2008, respectively.

APOLLO GLOBAL MANAGEMENT, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands, except share data)

(continued)

The (provision) benefit for income taxes is presented in the following table:

	Year Ended December 31,
	2010	2009	2008
Current:
Federal income tax	$(8,051)	$—	$—
NYC UBT	(7,106)	(5,661)	(4,366)
Foreign income tax	(3,726)	(3,993)	(2,688)
State and local income tax	(1,542)	—	—

Subtotal	(20,425)	(9,654)	(7,054)
Deferred:
Federal income tax	(64,633)	(2,666)	19,779
Foreign income tax	260	(1,045)	—
State and local income tax (net of federal benefit (provision))	(6,282)	(14,398)	14,328
NYC UBT	(657)	(951)	9,942

Subtotal	(71,312)	(19,060)	44,049

Total Income Tax (Provision) Benefit	$(91,737)	$(28,714)	$36,995

For 2010, 2009 and 2008, the amount of federal income tax benefit (provision) netted in the deferred state and local income tax amounts was $4.2 million, $7.9 million and $(7.6) million, respectively.

Deferred income taxes are provided for the effects of temporary differences between the tax basis of an asset or liability and its reported amount in the consolidated statements of financial condition. These temporary differences result in taxable or deductible amounts in future years.

The Company’s deferred tax assets and liabilities on the consolidated statements of financial condition consist of the following:

	December 31,
	2010	2009	2008
Deferred Tax Assets:
Depreciation and amortization	$505,485	$540,907	$576,304
Revenue recognition	35,403	46,015	40,994
Net operating loss carry forward	265	32,010	21,143
Unrealized gains	980	2,243	10,689
Equity-based compensation	26,689	19,952	8,553
Other	2,503	3,268	11,340

Total Deferred Tax Assets	$571,325	$644,395	$669,023

Deferred Tax Liabilities:
Other	$2,424	$2,754	$6,330

Total Deferred Tax Liabilities	$2,424	$2,754	$6,330

The Company has recorded a significant deferred tax asset for the future amortization of tax basis intangibles as a result of the reorganization. The amortization period for these tax basis intangibles is 15 years and accordingly, the related deferred tax assets will reverse over the same period.

APOLLO GLOBAL MANAGEMENT, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands, except share data)

(continued)

The Company considered the 15-year amortization period of the tax basis intangibles in evaluating whether it should establish a valuation allowance. The Company also considered large recurring book expenses that do not provide a corresponding reduction in taxable income. The Company’s short-term and long-term projections anticipate positive book income. In addition, the Company’s projection of future taxable income include the effects of originating and reversing temporary differences including those for the tax basis intangibles, indicate that deferred tax liabilities will reverse substantially in the same period and jurisdiction and are of the same character as the temporary differences giving rise to the deferred tax asset. Based upon this positive evidence, the Company has concluded it is more likely than not that the deferred tax asset will be realized and that no valuation allowance is needed at December 31, 2010.

The following table reconciles the provision for taxes to the U.S. federal statutory tax rate:

	Year Ended December 31,
	2010	2009	2008
Reconciliation of the Statutory Income Tax Rate:
U.S. Statutory Federal income tax rate	35.00%	35.00%	35.00%
Income passed through to Non-Controlling Interests	(24.54)	38.15	(27.51)
Income passed through to Class A holders	(15.93)	46.04	(3.88)
Equity-based compensation	16.49	(146.43)	(2.84)
Foreign income taxes	0.54	(6.98)	(0.09)
State and local income taxes	2.32	(30.74)	0.46
Amortization and other accrual adjustments	0.44	22.18	—
Other	0.13	(0.40)	0.12

Effective Income Tax Rate	14.45%	(43.18)%	1.26%

Under U.S. GAAP a tax benefit from an uncertain tax position may be recognized when it is more likely than not that the position will be sustained upon examination, including resolutions of any related appeals or litigation processes, based on the technical merits.

We recognize tax liabilities in accordance with U.S. GAAP and we adjust these liabilities when our judgment changes as a result of the evaluation of new information not previously available. Due to the complexity of some of these uncertainties, the ultimate resolution may result in a payment that is materially different from our current estimate of the tax liabilities. These differences will be reflected as increases or decreases to income tax expense in the period in which they are determined.

Based upon the Company’s review of its federal, state, local and foreign income tax returns and tax filing positions, the Company determined no unrecognized tax benefits for uncertain tax positions were required to be recorded. In addition, the Company does not believe that it has any tax positions for which it is reasonably possible that it will be required to record significant amounts of unrecognized tax benefits within the next twelve months.

The Company files its tax returns as prescribed by the tax laws of the jurisdictions in which it operates. In the normal course of business, the Company is subject to examination by federal and certain state, local, and foreign tax authorities. As of December 31, 2010, Apollo and its predecessor entities’ U.S. federal, state, local and foreign income tax returns for the years 2007 through 2009 are open under the normal statute of limitations and therefore subject to examination.

APOLLO GLOBAL MANAGEMENT, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands, except share data)

(continued)

12. DEBT

Debt consists of the following:

	For the Years Ended December 31,
	2010			2009
	Outstanding Balance	Annualized Weighted Average Interest Rate		Outstanding Balance	Annualized Weighted Average Interest Rate
AMH credit agreement	$728,273	3.78	%(1)	$909,091	5.15	%(1)
CIT secured loan agreement	23,252	3.50		24,743	3.64

Total Debt	$751,525	3.77%		$933,834	5.11%

(1)	Includes the effect of interest rate swaps.

AMH Credit Agreement—On April 20, 2007, Apollo Management Holdings, L.P. (“AMH”) entered into a $1.0 billion seven year credit agreement (the “AMH Credit Agreement”). Interest payable under the AMH Credit Agreement may from time to time be based on Eurodollar (“LIBOR”) or Alternate Base Rate (“ABR”) as determined by the borrower. Through the use of interest rate swaps, AMH has irrevocably elected three-month LIBOR for $433 million of the debt for three years from the closing date of the AMH Credit Agreement and $167 million of the debt for five years from the closing date of the AMH Credit Agreement. The interest rate swap agreements related to the $433 million notional amount were comprised of two components: a $333 million portion and a $100 million portion. The interest rate swap agreement related to the $333 million portion expired in May 2010. The interest rate swap agreement related to the $100 million portion expired in November 2010. The interest rate swap agreement related to the $167 million notional amount expires in May 2012. The remaining amount of the debt is computed currently based on three-month LIBOR. The interest rate of the Eurodollar loan, which was amended as discussed below, is the daily Eurodollar rate plus the applicable margin rate (4.25% for loans with extended maturity, as discussed below, and 1.50% for loans without the extended maturity as of December 31, 2010 and 1.50% as of December 31, 2009). The interest rate on the ABR term loan, which was amended as discussed below, for any day, will be the greatest of (a) the prime rate in effect on such day, (b) the Federal Funds Rate in effect on such day plus 0.5% and (c) the one-month Eurodollar Rate plus 1.00%, in each case plus the applicable margin. The AMH Credit Agreement originally had a maturity date of April 2014. During April and May 2009, the Company repurchased a combined total of $90.9 million of face value of debt for $54.7 million and recognized a gain of $36.2 million, which is included in other income in the consolidated statements of operations.

On December 20, 2010, Apollo amended the AMH Credit Agreement to extend the maturity date of $995.0 million (including the $90.9 million of fair value debt repurchased by the Company) of the term loans from April 20, 2014 to January 3, 2017 and modified certain other terms of the credit facility. Pursuant to this amendment, AMH was required to purchase from each lender that elected to extend the maturity date of its term loan a portion of such extended term loan equal to 20% thereof. In addition, the Company is required to repurchase at least $50.0 million aggregate principal amount of term loans by December 31, 2014 and at least $100.0 million aggregate principal amount of term loans (inclusive of the previously purchased $50.0 million) by December 31, 2015 at a price equal to par plus accrued interest. The sweep leverage ratio was also extended to end at the new loan term maturity date. The interest rate for the highest applicable margin for the loan portion extended changed to LIBOR plus 4.25% and ABR plus 3.25%. On December 20, 2010, an affiliate of AMH that is a guarantor under the

APOLLO GLOBAL MANAGEMENT, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands, except share data)

(continued)

AMH Credit Agreement repurchased approximately $180.8 million of term loans in connection with the extension of the maturity date of such loans and thus the AMH loans (excluding the portions held by AMH affiliates) had a remaining balance of $728.3 million. The Company determined that the amendments to the AMH Credit Agreement resulted in a debt extinguishment which did not result in any gain or loss.

The interest rate on the $723.3 million, net ($995.0 million portion less amount repurchased) of the loan at December 31, 2010 was 4.54% and the interest rate on the remaining $5.0 million portion of the loan at December 31, 2010 was 1.79%. The estimated fair value of the Company’s long-term debt obligation related to the AMH Credit Agreement is believed to be approximately $728.3 million based on a yield analysis using available market data of comparable securities with similar terms and remaining maturities. The $728.3 million carrying value of debt that is recorded on the consolidated statement of financial condition at December 31, 2010 is the amount for which the Company expects to settle the AMH Credit Agreement.

As of December 31, 2010 and 2009, the AMH Credit Agreement is guaranteed by, and collateralized by, substantially all of the assets of Apollo Principal Holdings II, L.P., Apollo Principal Holdings IV, L.P., Apollo Principal Holdings V, L.P., Apollo Principal Holdings IX, L.P., AMH, AAA Holdings, L.P., Apollo Management L.P., Apollo Capital Management, L.P. and Apollo International Management L.P., as well as cash proceeds from the sale of assets or similar recovery events and any cash deposited pursuant to the excess cash flow covenant, which will be deposited as cash collateral to the extent necessary as set forth in the AMH Credit Agreement. As of December 31, 2010, the consolidated net assets (deficit) of Apollo Principal Holdings II, L.P., Apollo Principal Holdings IV, L.P., Apollo Principal Holdings V, L.P., Apollo Principal Holdings IX, L.P. and AMH and its consolidated subsidiaries were $123.1 million, $24.0 million, $39.0 million, $136.0 million and $(1,126.6) million, respectively. As of December 31, 2009, the consolidated net assets (deficit) of Apollo Principal Holdings II, L.P., Apollo Principal Holdings IV, L.P., Apollo Principal Holdings V, L.P., Apollo Principal Holdings IX, L.P., AAA Holdings, L.P. and AMH were $13.2 million, $(7.8) million, $37.0 million, $70.2 million and $(1,284.1) million, respectively.

In accordance with the AMH Credit Agreement, Apollo Principal Holdings II, L.P., Apollo Principal Holdings IV, L.P., Apollo Principal Holdings V, L.P., Apollo Principal Holdings IX, L.P., AAA Holdings, L.P. and AMH and their respective subsidiaries are subject to certain negative and affirmative covenants. Among other things, the AMH Credit Agreement includes an excess cash flow covenant and an asset sales covenant. The AMH Credit Agreement does not contain any financial maintenance covenants.

If AMH’s debt to EBITDA ratio (the “Leverage Ratio”) as of the end of any fiscal year exceeds the level set forth in the next sentence (the “Excess Sweep Leverage Ratio”), AMH must deposit in the cash collateral account the lesser of (a) 100% of its Excess Cash Flow (as defined in the AMH Credit Agreement) and (b) the amount necessary to reduce the Leverage Ratio on a pro forma basis as of the end of such fiscal year to 0.25 to 1.00 below the Excess Sweep Leverage Ratio. The Excess Sweep Leverage Ratio will be: for 2010, 4.00 to 1.00; for 2011, 4.00 to 1.00; for 2012, 4.00 to 1.00; for 2013, 4.00 to 1.00; for 2014, 3.75 to 1.00; and for 2015 and thereafter, 3.50 to 1.00.

In addition, AMH must deposit the lesser of (a) 50% of any remaining Excess Cash Flow and (b) the amount required to reduce the Leverage Ratio on a pro forma basis at the end of each fiscal year to a level 0.25 to 1.00 below the Sweep Leverage Ratio (as defined in the next paragraph) for such fiscal year.

If AMH receives net cash proceeds from certain non-ordinary course asset sales, then such net cash proceeds shall be deposited in the cash collateral account to the extent necessary to reduce its Leverage Ratio on a pro forma basis as of the last day of the most recently completed fiscal quarter (after giving effect to such

APOLLO GLOBAL MANAGEMENT, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands, except share data)

(continued)

non-ordinary course asset sale and such deposit) to (the following specified levels for the specified years, the “Sweep Leverage Ratio”) (i) for 2010, 2011, 2012 and 2013, a Leverage Ratio of 3.50 to 1.00, (ii) for 2014, a Leverage Ratio of 3.25 to 1.00, (iii) for 2015, a Leverage Ratio of 3.00 to 1.00 and (iv) for all other years, a Leverage Ratio of 3.00 to 1.00.

The AMH Credit Agreement contains customary events of default, including events of default arising from non-payment, material misrepresentations, breaches of covenants, cross default to material indebtedness, bankruptcy and changes in control of AMH. As of December 31, 2010, the Company was not aware of any instances of non-compliance with the AMH Credit Agreement.

CIT Secured Loan Agreement—During the second quarter of 2008, the Company entered into four secured loan agreements totaling $26.9 million with CIT Group/Equipment Financing Inc. (“CIT”) to finance the purchase of certain fixed assets. The loans bear interest at LIBOR plus 318 basis points per annum with interest and principal to be repaid monthly and a balloon payment of the remaining principal totaling $20.1 million due at the end of the terms in April 2013. At December 31, 2010, the interest rate was 3.45%.

Apollo has determined that the carrying value of this debt approximates fair value as the loans are primarily variable rate in nature.

As of December 31, 2010, the table below presents the contractual maturities for the AMH Credit Agreement and CIT secured loan agreement:

	2011	2012	2013	2014	2015	Thereafter	Total
AMH Credit Agreement	$—	$—	$—	$55,000	$50,000	$623,273	$728,273
CIT secured loan agreement(1)	1,377	1,377	20,498	—	—	—	23,252

Total Obligations as of December 31, 2010	$1,377	$1,377	$20,498	$55,000	$50,000	$623,273	$751,525

(1)	During December 2010, the Company committed to a plan to sell its interest in certain assets related to the CIT secured loan agreement. Upon the sale, the Company will satisfy the loan associated with the related asset which the Company approximates to be $12.2 million.

13. NET INCOME (LOSS) PER CLASS A SHARE

U.S. GAAP requires use of the two-class method of computing earnings per share for all periods presented for each class of common stock and participating security as if all earnings for the period had been distributed. Under the two-class method, during periods of net income, the net income is first reduced for dividends declared on all classes of securities to arrive at undistributed earnings. During periods of net losses, the net loss is reduced for dividends declared on participating securities only if the security has the right to participate in the earnings of the entity and an objectively determinable contractual obligation to share in net losses of the entity.

Under the two class method, the numerator for basic earnings per share is determined by allocating the undistributed earnings among common and participating securities to the extent each security shares in such earnings. The numerator for diluted earnings per share is determined by adding dividends declared to the allocated undistributed earnings for the respective common and participating securities. Each total is then divided by the applicable number of shares to arrive at diluted earnings per share.

APOLLO GLOBAL MANAGEMENT, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands, except share data)

(continued)

The table below presents basic and diluted net loss per Class A share using the two-class method for the years ended December 31, 2010, 2009 and 2008:

	Basic and Diluted
	For the Year Ended December 31,
	2010		2009		2008
Numerator:
Net income (loss) attributable to Apollo Global Management, LLC	$94,617		$(155,176)		$(912,258)
Dividends declared on Class A shares	(20,453	)(1)	(4,866	)(2)	(54,502	)(3)
Dividends on participating securities	(3,662)		(299)		(415)
Earnings allocable to participating securities	(10,357)		—	(4)	—	(4)

Net Income (Loss) Attributable to Class A Shareholders	$60,145		$(160,341)		$(967,175)

Denominator:
Weighted average number of Class A shares outstanding	96,964,769		95,815,500		97,324,541

Net income (loss) per Class A share: Basic and Diluted:(5)
Distributable Earnings	$0.21		$0.05		$0.56
Undistributed income (loss)	0.62		(1.67)		(9.93)

Net Income (Loss) per Class A Share	$0.83		$(1.62)		$(9.37)

(1)	The Company declared a $0.07 dividend on Class A shares in each of May, August and November 2010. As a result, there is a reduction in net income attributable to Class A shareholders presented during the year ended December 31, 2010.
(2)	The Company declared a $0.05 dividend on Class A shares in January 2009. As a result, there is an increase in net loss attributable to Class A shareholders presented for the year ended December 31, 2009.
(3)	The Company declared a $0.33 and $0.23 dividend on Class A shares in April and July 2008, respectively. As a result, there is an increase in net loss attributable to Class A shareholders presented for the year ended December 31, 2008.
(4)	No allocation of losses was made to the participating securities as the holders do not have a contractual obligation to share in losses of the Company with the Class A shareholders.
(5)	Basic and diluted net income per share for the year ended December 31, 2010 and basic and diluted net loss per share for the years ended December 31, 2009 and 2008 are identical as Class A share equivalents using the if converted method with respect to vested and unvested AOG Units and restricted share units, and the treasury method with respect to vested and unvested share options, were, in each case, determined to be anti-dilutive. For the years ended December 31, 2010, 2009 and 2008, a total of 240,000,000 AOG Units and 35,108,637, 31,711,573 and 27,063,816, respectively, of vested and unvested restricted share units, and for the year ended December 31, 2010, 5,000,000 share options were determined to be anti-dilutive and therefore were excluded from the diluted earnings per share calculation.

On October 24, 2007, the Company commenced the granting of restricted share units (“RSUs”) that provide the right to receive, upon vesting, Class A shares of Apollo Global Management, LLC, pursuant to the 2007 Omnibus Equity Incentive Plan. RSU grants to Company employees during 2007, 2008 and certain RSU grants to Company employees in 2009 and 2010 provide the right to receive distribution equivalents on vested RSUs on an equal basis any time a dividend is declared. The Company refers to these RSU grants as “Plan Grants.” For certain Plan Grants made before 2010, distribution equivalents are paid in January of the calendar year next following the calendar year in which a dividend on Class A shares was declared. In addition, certain RSU grants to Company employees in 2009 and 2010 (the Company refers to these as “Bonus Grants”) provide that both vested and unvested RSUs participate in distribution equivalents on an equal basis with the Class A shareholders any time a dividend is declared. As of December 31, 2010, approximately 15.6 million vested RSUs and 3.5 million unvested RSUs were eligible for participation in distribution equivalents.

APOLLO GLOBAL MANAGEMENT, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands, except share data)

(continued)

Any distribution equivalent paid to an employee will not be returned to the Company upon forfeiture of the award by the employee. Vested and unvested RSUs that are entitled to non-forfeitable distribution equivalents qualify as participating securities and are included in the Company’s basic and diluted earnings per share computations using the “two-class” method. The holder of a RSU participating security would have a contractual obligation to share in the losses of the entity if the holder is obligated to fund the losses of the issuing entity or if the contractual principal or mandatory redemption amount of the participating security is reduced as a result of losses incurred by the issuing entity. Because the RSU participating securities do not have a mandatory redemption amount and the holders of the participating securities are not obligated to fund losses, neither the vested RSUs nor the unvested RSUs are subject to any contractual obligation to share in losses of the Company.

Holders of AOG Units are subject to the vesting requirements and transfer restrictions set forth in the agreements with the respective holders, and may up to four times each year (subject to the terms of the exchange agreement) exchange their AOG Units for Class A shares on a one-for-one basis. A limited partner must exchange one partnership unit in each of the eight Apollo Operating Group partnerships to effect an exchange for one Class A share. If converted, the result would be an additional 240,000,000 Class A shares added to the diluted earnings per share calculation. Consequently, the Company applies the “if converted method” to determine the dilutive effect, if any, that the exchange of all AOG Units would have on diluted earnings per Class A share.

Apollo has one Class B share outstanding, which is held by Holdings. The voting power of the Class B share is reduced on a one vote per one AOG Unit basis in the event of an exchange of AOG Units for Class A shares, as discussed above. The Class B share has no net income (loss) per share as it does not participate in Apollo’s earnings (losses) or distributions. The Class B share has no dividend or liquidation rights. The Class B share has voting rights on a pari passu basis with the Class A shares. The Class B share currently has a super voting power of 240,000,000 votes.

On February 11, 2009, Apollo repurchased 1.7 million Class A shares for $2 per share. The repurchase was followed by a corresponding exchange and cancellation of AOG Units by the Apollo Operating Group. The Company’s ownership interest in the Apollo Operating Group was 28.9% prior to the repurchase and 28.5% after the repurchase. As Holdings did not sell any AOG Units to the Apollo Operating Group, its ownership in the Apollo Operating Group increased from 71.1% to 71.5%.

On March 12, 2010, the Company issued 0.7 million Class A shares in exchange for vested RSUs. This issuance caused the Company’s ownership interest in the Apollo Operating Group to increase to 28.6% from 28.5%. As Holdings did not participate in this Class A share issuance, its ownership interest in the Apollo Operating Group decreased from 71.5% to 71.4%.

On July 9, 2010 and July 23, 2010, the Company issued a total of 1.6 million Class A shares in exchange for vested RSUs. This issuance caused the Company’s ownership interest in the Apollo Operating Group to increase to 29.0% from 28.6%. As Holdings did not participate in this Class A share issuance, its ownership interest in the Apollo Operating Group decreased from 71.4% to 71.0%.

On September 16, 2010, the Company repurchased 7,135 Class A shares from an employee who left the firm. This repurchase did not cause a material change to the Company’s ownership interest in the Apollo Operating Group.

On September 30, 2010, the Company issued 11,405 Class A shares in exchange for vested RSUs. This issuance did not cause a material change to the Company’s ownership interest in the Apollo Operating Group.

APOLLO GLOBAL MANAGEMENT, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands, except share data)

(continued)

14. EQUITY-BASED COMPENSATION

AOG Units

As a result of the service requirement, the fair value of the AOG Units of approximately $5.6 billion will be charged to compensation expense on a straight-line basis over the five or six year service period, as applicable. Accordingly, we have recognized $1,032.9 million $1,033.3 million and $1,034.9 million of compensation expense in the Company’s consolidated statements of operations for the years ended December 31, 2010, 2009 and 2008, respectively. The estimated forfeiture rate was 3% for Contributing Partners and 0% for Managing Partners based on actual forfeitures as well as the Company’s future forfeiture expectations. As of December 31, 2010, there was $1.5 billion of total unrecognized compensation cost related to unvested AOG Units that are expected to vest over the next three years.

	Apollo Operating Group Units	Weighted Average Grant Date Fair Value
Balance at January 1, 2008	198,724,070	$23.43
Granted	—	—
Forfeited	—	—
Vested	(43,984,314)	23.53

Balance at December 31, 2008	154,739,756	23.41
Granted	—	—
Forfeited	—	—
Vested	(43,907,662)	23.53

Balance at December 31, 2009	110,832,094	23.35
Granted	1,404,650	11.96
Forfeited	(1,404,650)	20.00
Vested	(44,089,188)	23.43

Balance at December 31, 2010	66,742,906	$23.13

Units Expected to Vest—As of December 31, 2010, approximately 66,400,000 AOG Units are expected to vest over the next three years.

RSUs

On October 24, 2007, the Company commenced the granting of RSUs under the Company’s 2007 Omnibus Equity Incentive Plan. These grants are accounted for as a grant of equity awards in accordance with U.S. GAAP. The fair value of Plan Grants made in 2010 was approximately $120.2 million, which is based on valuation methods that consider market comparables for transfer restrictions and lack of distributions until vested. For Bonus Grants, the valuation methods consider transfer restrictions and timing of distributions. The total fair value will be charged to compensation expense on a straight-line basis over the vesting period, which generally can be up to 24 quarters or annual vesting over three years. The actual forfeiture rate was 7.9%, 6.6% and 2.9% for the years ended December 31, 2010, 2009 and 2008, respectively. For the years ended December 31, 2010, 2009 and 2008, $78.9 million, $60.7 million and $75.4 million of compensation expense was recognized, respectively. During the year ended December 31, 2010, the Company delivered 2.3 million Class A shares (net of vested shares forfeited in lieu of withholding taxes) in settlement of vested RSUs, which caused the Company’s

APOLLO GLOBAL MANAGEMENT, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands, except share data)

(continued)

ownership interest in the Apollo Operating Group to increase to 29.0% from 28.5%. Certain RSU shares that were delivered during 2010 were reclassified from equity awards to liability awards, based on a one-time option offered to certain employees to receive cash in lieu of such RSU shares, in the amount of $3.5 million.

Delivery of Class A Shares

In 2010, the Company delivered Class A Shares for vested RSUs. The Company allows RSU participants to settle their tax liabilities with a reduction of their Class A share delivery from the originally granted and vested RSUs. The amount, when agreed to by the participant, results in a tax liability and a corresponding accumulated deficit adjustment. The adjustment was $2.9 million in 2010 and is disclosed in the Consolidated Statement of Changes in Shareholders’ Equity.

The delivery of RSUs does not cause a transfer of amounts in the Consolidated Statement of Changes in Shareholders’ Equity to the Class A Shareholders. The delivery of Class A shares for vested RSUs causes the income allocated to the Non-Controlling Interests to shift to the Class A shareholders from the date of delivery forward. Upon conversion of the AOG units, there will be a transfer of amounts from Non-Controlling Interests to the Company’s equity.

The following table summarizes RSU activity for the years ended December 31, 2010, 2009 and 2008:

	Unvested	Weighted Average Grant Date Fair Value	Vested		Total Number of RSUs Issued and Outstanding
Balance at January 1, 2008	20,477,101	$15.30	—		20,477,101
Granted	11,106,232	6.02	—		11,106,232
Forfeited	(925,003)	14.72	—		(925,003)
Vested	(5,986,867)	13.00	5,986,867		—

Balance at December 31, 2008	24,671,463	11.70	5,986,867		30,658,330
Granted	3,221,335	3.09	—		3,221,335
Forfeited	(1,849,650)	10.08	—		(1,849,650)
Vested	(6,105,152)	10.37	6,105,152		—

Balance at December 31, 2009	19,937,996	10.87	12,092,019		32,030,015
Granted	12,861,969	9.34	—		12,861,969
Forfeited	(2,578,992)	10.07	—		(2,578,992)
Delivered	—	6.74	(3,227,155)		(3,227,155)
Vested	(6,778,057)	10.40	6,778,057		—

Balance at December 31, 2010	23,442,916	$10.25	15,642,921	(1)	39,085,837

(1)	Amount excludes RSUs which have vested and have been delivered.

Units Expected to Vest— As of December 31, 2010, approximately 22,000,000 RSUs are expected to vest.

Share Options

Under the Company’s 2007 Omnibus Equity Incentive Plan, 5,000,000 options were granted on December 2, 2010. These options shall vest and become exercisable with respect to 4/24 of the option shares on December 31, 2011 and the remainder in equal installments over each of the remaining 20 quarters with full vesting on December 31, 2016. For the year ending December 31, 2010, $0.3 million of compensation expense was recognized as a result of this grant.

APOLLO GLOBAL MANAGEMENT, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands, except share data)

(continued)

Apollo measures fair value of each option award on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions used for options awarded during 2010.

Assumptions:	2010
Risk-free interest rate	2.34%
Weighted average expected dividend yield	2.79%
Expected volatility factor	40.00%
Expected life in years	6.79
Fair Value of options per share	$5.62

The Company determined its expected volatility based on comparable companies using daily stock prices.

The following table summarizes the share option activity for the year ended December 31, 2010:

	Options Outstanding	Weighted Average Exercise Price	Aggregate Fair Value	Weighted Average Remaining Contractual Term
Balance at January 1, 2010	—	$—	$—	—
Granted	5,000,000	8.00	28,100,000	9.92
Exercised	—	—	—	—
Forfeited	—	—	—	—

Balance at December 31, 2010	5,000,000	$8.00	$28,100,000	9.92

Units Expected to Vest— As of December 31, 2010, 5,000,000 options are expected to vest.

The expected term of the options granted represents the period of time that options are expected to be outstanding and is based on the contractual term of the option. Unamortized compensation cost related to unvested share options at December 31, 2010 was $27.8 million and is expected to be recognized over a period of 6.0 years. None of the share options were exercisable at December 31, 2010.

AAA RDUs

Incentive units that provide the right to receive AAA restricted depository units (“RDUs”) following vesting are granted periodically to employees of Apollo. These grants are accounted for as equity awards in accordance with U.S. GAAP. The RDUs subject to incentive units granted to employees generally vest over three years. In contrast, the Company’s Managing Partners and Contributing Partners have received distributions of fully vested AAA RDUs. The fair value of the grants is recognized on a straight-line basis over the vesting period (or upon grant in the case of fully vested AAA RDUs). Vested AAA RDUs can be converted into ordinary common units of AAA. During the years ended December 31, 2010, 2009 and 2008, the actual forfeiture rate was 1.5%, 11.0% and 3.9%, respectively. For the years ended December 31, 2010, 2009 and 2008, $5.5 million, $5.8 million and $14.9 million of compensation expense was recognized, respectively.

APOLLO GLOBAL MANAGEMENT, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands, except share data)

(continued)

During the years ended December 31, 2010, 2009 and 2008, the Company delivered 596,375, 435,954 and 1,775,819 RDUs, respectively, to individuals who had vested in these units. The delivery in 2010 resulted in a reduction of the accrued compensation liability of $7.6 million and the recognition of net additional paid in capital of $0.6 million. These amounts are presented in the consolidated statement of changes in shareholders’ equity. There was $4.1 million and $6.2 million of liability for undelivered RDUs included in accrued compensation and benefits in the consolidated statements of financial condition as of December 31, 2010 and 2009, respectively. The following table summarizes RDU activity for the years ended December 31, 2010, 2009 and 2008:

	Unvested	Weighted Average Grant Date Fair Value	Vested	Total Number of RDUs Issued and Outstanding
Balance January 1, 2008	407,001	$19.60	181,694	588,695
Granted	2,422,496	13.00	—	2,422,496
Forfeited	(110,546)	14.40	—	(110,546)
Delivered	—	13.73	(1,775,819)	(1,775,819)
Vested	(2,040,302)	13.63	2,040,302	—

Balance December 31, 2008	678,649	14.57	446,177	1,124,826
Granted	2,667	1.07	—	2,667
Forfeited	(74,870)	14.23	—	(74,870)
Delivered	—	15.51	(435,954)	(435,954)
Vested	(385,225)	15.65	385,225	—

Balance December 31, 2009	221,221	12.95	395,448	616,669
Granted	547,974	7.34	—	547,974
Forfeited	(11,816)	13.00	—	(11,816)
Delivered	—	12.73	(596,375)	(596,375)
Vested	(590,712)	9.36	590,712	—

Balance, December 31, 2010	166,667	$7.20	389,785 (1)	556,452

(1)	Amount excludes RDUs which have vested and have been delivered. Certain amounts in 2009 and 2008 have been reclassified to conform with the 2010 presentation.

Units Expected to Vest—As of December 31, 2010, approximately 147,000 RDUs are expected to vest over the next three years.

APOLLO GLOBAL MANAGEMENT, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands, except share data)

(continued)

The following table summarizes the activity of RDUs available for future grants:

RDUs Available For Future Grants
Balance at January 1, 2008	2,439,724
Purchases	2,175,139
Granted	(2,422,496)
Forfeited	110,546

Balance at December 31, 2008	2,302,913
Purchases	43,412
Granted	(2,667)
Forfeited	74,870

Balance at December 31, 2009	2,418,528
Purchases	96,661
Granted	(547,974)
Forfeited	11,816

Balance, December 31, 2010	1,979,031

Restricted Stock and Restricted Stock Unit Awards—Apollo Commercial Real Estate Finance, Inc. (“ARI”)

On September 29, 2009, 97,500 and 140,000 shares of ARI restricted stock were granted to the Company and certain of the Company’s employees, respectively. Additionally, on December 31, 2009, 5,000 shares of ARI restricted stock were granted to a Company employee. The fair value of the Company and employee awards granted was $1.8 million and $2.7 million, respectively. These awards generally vest over three years or twelve quarters, with the first quarter vesting on January 1, 2010. On March 23, 2010, July 1, 2010 and July 21, 2010, 102,084, 5,000 and 16,875 shares of ARI restricted stock units (“ARI RSUs”), respectively, were granted to certain of the Company’s employees. Pursuant to the March 23, 2010 and July 21, 2010 issuances, 102,084 and 16,875 shares of ARI restricted stock, respectively, were forfeited by the Company’s employees. As the fair value of ARI RSUs was not greater than the forfeiture of the restricted stock, no additional value will be amortized. The awards granted to the Company are accounted for as investments and deferred revenue in the consolidated statement of financial condition. As these awards vest, the deferred revenue is recognized as management fees. The investment is accounted for using the equity method of accounting for awards granted to the Company and as a deferred compensation asset for the awards granted to employees. Compensation expense will be recognized on a straight line-basis over the vesting period for the awards granted to the employees. The Company recorded an asset and a liability upon receiving the awards on behalf of the Company’s employees. The awards granted to the Company’s employees are remeasured each period to reflect the fair value of the asset and liability and any changes in these values are recorded in the consolidated statements of operations. For the years ended December 31, 2010 and 2009, $1.5 million and $0.4 million of management fees and $0.8 million and $0.2 million of compensation expense were recognized in the consolidated statements of operations, respectively. The forfeiture rate for unvested ARI restricted stock awards and ARI RSUs was 2% and 0% as of December 31, 2010 and 2009, as the forfeiture noted above was an exchange of securities and did not impact the overall expense recognized by the Company.

APOLLO GLOBAL MANAGEMENT, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands, except share data)

(continued)

The following table summarizes activity for the ARI restricted stock awards and ARI RSUs that were granted to both the Company and certain of its employees for the years ended December 31, 2010 and 2009:

	ARI RSUs Unvested	ARI Restricted Stock Unvested	Weighted Average Grant Date Fair Value	Vested	Total Number of Restricted Stock Awards and RSUs Issued
Balance at January 1, 2009	—	—	$—	—	—
Granted to employees of the Company	—	145,000	18.46	—	145,000
Granted to the Company	—	97,500	18.48	—	97,500
Vested awards for employees of the Company	—	—	—	—	—

Balance at December 31, 2009	—	242,500	$18.47	—	242,500
Granted to employees of the Company	123,959	—	16.97	—	123,959
Forfeited by employees of the Company	(5,000)	(118,959)	18.41	—	(123,959)
Vested awards for employees of the Company	(22,709)	(26,039)	17.77	48,748	—
Vested awards for the Company	—	(32,500)	18.48	32,500	—

Balance at December 31, 2010	96,250	65,002	$17.57	81,248	242,500

Units Expected to Vest—As of December 31, 2010, approximately 90,500 and 65,000 shares of ARI RSUs and ARI restricted stock, respectively, are expected to vest.

Equity-based compensation is allocated based on ownership interests. Therefore, the amortization of the AOG Units is allocated to Shareholders’ Equity and the Non-Controlling Interests, which results in a difference in the amounts charged to equity-based compensation expense and the amounts credited to Shareholders’ Equity in the Company’s consolidated financial statements.

Below is a reconciliation of the equity-based compensation allocated to Apollo Global Management, LLC for the year ended December 31, 2010:

	Total Amount	Non-Controlling Interest % in Apollo Operating Group	Allocated to Non- Controlling Interest in Apollo Operating Group(1)	Allocated to Apollo Global Management, LLC
AOG Units	$1,032,909	71.0%	$735,698	$297,211
RSUs and Share Options	79,169	—	—	79,169
ARI Restricted Stock Awards and ARI RSUs	801	71.0%	569	232
AAA RDUs	5,533	71.0%	3,930	1,603

Total Equity-Based Compensation	$1,118,412		740,197	378,215

Less AAA RDUs, ARI Restricted Stock Awards and ARI RSUs			(4,499)	(1,835)

Capital Increase Related to Equity-Based Compensation			$735,698	$376,380

(1)	Calculated based on average ownership percentage for the period considering Class A share issuance in July and September 2010.

APOLLO GLOBAL MANAGEMENT, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands, except share data)

(continued)

Below is a reconciliation of the equity-based compensation allocated to Apollo Global Management, LLC for the year ended December 31, 2009:

	Total Amount	Non-Controlling Interest % in Apollo Operating Group	Allocated to Non- Controlling Interest in Apollo Operating Group(1)	Allocated to Apollo Global Management, LLC
AOG Units	$1,033,343	71.5%	$738,431	$294,912
RSUs	60,747	—	—	60,747
ARI Restricted Stock Awards	217	71.5%	155	62
AAA RDUs	5,799	71.5%	4,146	1,653

Total Equity-Based Compensation	$1,100,106		742,732	357,374

Less AAA RDUs and ARI Restricted Stock Awards			(4,301)	(1,715)

Capital Increase Related to Equity-Based Compensation			$738,431	$355,659

(1)	Calculation based on average ownership percentage for the period after considering Class A share repurchase that took place on February 2009.

Below is a reconciliation of the equity-based compensation allocated to Apollo Global Management, LLC for the year ended December 31, 2008:

	Total Amount	Non-Controlling Interest % in Apollo Operating Group	Allocated to Non- Controlling Interest in Apollo Operating Group	Allocated to Apollo Global Management, LLC
AOG Units	$1,034,876	71.1%	$736,387	$298,489
RSUs	75,414	—	—	75,414
AAA RDUs	14,894	71.1%	10,597	4,297

Total Equity-Based Compensation	$1,125,184		746,984	378,200

Less AAA RDUs			(10,597)	(4,297)

Capital Increase Related to Equity-Based Compensation			$736,387	$373,903

APOLLO GLOBAL MANAGEMENT, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands, except share data)

(continued)

15. RELATED PARTY TRANSACTIONS AND INTERESTS IN CONSOLIDATED ENTITIES

As a management company, the Company is responsible for paying for certain operating costs incurred by the funds that it manages as well as their affiliates. These costs are normally reimbursed by such funds and are included in due from affiliates.

Due from affiliates and due to affiliates are comprised of the following:

	For the Year Ended December 31,
	2010	2009
Due from Affiliates:
Due from private equity funds	$52,128	$17,120
Due from portfolio companies	42,933	62,379
Management and advisory fees receivable from capital markets funds	19,095	25,904
Due from capital markets funds	13,612	12,574
Due from Contributing Partners, employees and former employees	8,496	12,134
Due from real estate funds	5,887	—
Other	2,212	3,567

Total Due from Affiliates	$144,363	$133,678

Due to Affiliates:
Due to Managing Partners and Contributing Partners in connection with the tax receivable agreement	$491,402	$514,044
Due to private equity funds	20,890	32,046
Due to real estate funds	1,200	—
Due to Managing Partners	189	764
Due to capital market funds	—	314
Other	3,964	1,425

Total Due to Affiliates	$517,645	$548,593

Tax Receivable Agreement

Subject to certain restrictions, each of the Managing Partners and Contributing Partners has the right to exchange their vested AOG Units for the Company’s Class A shares. Certain Apollo Operating Group entities have made an election under Section 754 of the U.S. Internal Revenue Code, as amended, which will result in an adjustment to the tax basis of the assets owned by Apollo Operating Group at the time of the exchange. These exchanges will result in increases in tax deductions that will reduce the amount of tax that APO Corp. will otherwise be required to pay in the future. Additionally, the further acquisition of AOG Units from the Managing Partners and Contributing Partners also may result in increases in tax deductions and tax basis of assets that will further reduce the amount of tax that APO Corp. will otherwise be required to pay in the future.

APO Corp. entered into a tax receivable agreement with the Managing Partners and Contributing Partners that provides for the payment to the Managing Partners and Contributing Partners of 85% of the amount of cash savings, if any, in U.S. Federal, state, local and foreign income taxes that APO Corp. would realize as a result of the increases in tax basis of assets that resulted from the Reorganization. These payments are expected to occur approximately over the next 20 years.

APOLLO GLOBAL MANAGEMENT, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands, except share data)

(continued)

In September 2009, Apollo made a $9.1 million payment against the tax receivable agreement from proceeds distributed by the Apollo Operating Group. In December 2009, Apollo increased the liability an additional $6.6 million, due to a change in the projected state tax rates, thus increasing future tax savings resulting from the tax receivable agreement. In April 2010, the Company made a cash payment to the Managing Partners and Contributing Partners amounting to $15.0 million resulting from a realized tax benefit for the 2009 tax year. In December 2010, Apollo decreased the liability by $7.6 million and recorded the gain in Other Income (Loss), net in the consolidated statement of operations due to a change in projected income estimates and fluctuations in state tax rates.

Special Allocation

In December 2009, the AMH partnership agreement was amended to provide for special allocations of income to APO Corp. and a reduction of income allocated to Holdings for the 2009 and 2010 calendar years. In connection with the amendment of the AMH partnership agreement in April of 2010, the tax receivable agreement was revised to reflect the managing partners’ agreement to defer 25% of required payments pursuant to the tax receivable agreement that is attributable to the 2010 fiscal year for a period of four years. The amendment allows for a maximum allocation of income from Holdings of approximately $22.1 million in 2009 and eliminates any income allocation to Holdings in 2010. The Company allocated $117.5 million and $22.1 million of AMH income to APO Corp. for the years ended December 31, 2010 and 2009, respectively.

Due from Contributing Partners, Employees and Former Employees

The Company has accrued a receivable from the Contributing Partners and certain employees and former employees for the potential return of carried interest income that would be due if the private equity funds were liquidated at the balance sheet date. Also see Due to Private Equity Funds.

Management Fee Waiver and Notional Investment Program

Apollo has forgone a portion of management fee revenue that it would have been entitled to receive in cash and instead received profits interests and assigned these profits interests to employees and partners. The amount of management fees waived and related compensation expense amounted to $24.8 million, $19.7 million and $35.4 million for the years ended December 31, 2010, 2009 and 2008, respectively.

Dividends/Distributions

The declaration, payment and determination of the amount of the Company’s quarterly dividend are at the sole discretion of the Company’s manager.

On November 1, 2010, the Company declared a cash dividend of $0.07 per Class A share, which was paid on November 23, 2010 to Class A shareholders of record on November 12, 2010. Of the $23.7 million aggregate distribution from the Apollo Operating Group, $6.9 million was received by the Company, and the remaining $16.8 million was paid to the Company’s Non-Controlling Interest holders in the Apollo Operating Group. Additionally, the Company also accrued $1.3 million for distribution equivalents on certain RSUs.

On August 2, 2010, the Company declared a cash dividend of $0.07 per Class A share, which was paid on August 25, 2010. Of the $23.7 million aggregate distribution from the Apollo Operating Group, $6.9 million was

APOLLO GLOBAL MANAGEMENT, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands, except share data)

(continued)

received by the Company, and the remaining $16.8 million was paid to the Company’s Non-Controlling Interest holders in the Apollo Operating Group. Additionally, the Company also accrued $1.4 million for distribution equivalents on certain RSUs.

On May 27, 2010, the Company declared a cash dividend of $0.07 per Class A share, which was paid as of June 15, 2010. Of the $23.5 million aggregate distribution from the Apollo Operating Group, $6.7 million was received by the Company, and the remaining $16.8 million was paid to the Company’s Non-Controlling Interest holders in the Apollo Operating Group. Additionally, the Company also accrued $1.0 million for distribution equivalents on certain RSUs.

On September 9, 2009, the Apollo Operating Group made a total distribution of $27.0 million to APO Corp. and Holdings, in accordance with their pro rata interests, to satisfy the liability under the tax receivable agreement. We distributed $17.9 million to the Managing Partners and Contributing Partners through their ownership of Holdings with the remaining $9.1 million being paid to APO Corp. to pay its liability under the tax receivable agreement.

On January 8, 2009, the Company declared a cash dividend of $0.05 per Class A share, which was paid as of January 15, 2009. Of the $16.9 million aggregate distribution from the Apollo Operating Group, $4.9 million was received by the Company, and the remaining $12.0 million was paid to the Company’s Non-Controlling Interest holders in the Apollo Operating Group. Additionally, the Company also accrued $0.3 million for distribution equivalents on certain RSUs, which were paid in January 2010.

During December 2008, the Apollo Operating Group made a total distribution of $18.1 million to APO Corp. and Holdings, in accordance with their pro rata interests, to satisfy the liability under the tax receivable agreement for a portion of the tax savings APO Corp. realized as result of the acquisition of AOG Units from the Managing Partners and the Contributing Partners. We distributed $14.4 million to the Managing Partners and Contributing Partners through their ownership of Holdings, with the remaining $3.7 million being paid to APO Corp. to pay its liability under the tax receivable agreement.

The Company accrued $0.4 million in distribution equivalents during the third quarter of 2008, which related to unvested RSUs granted to employees that are subject to accelerated vesting conditions in respect of distributions in accordance with the Apollo Global Management, LLC 2007 Omnibus Equity Incentive Plan. These amounts were paid in January 2009.

On July 15, 2008, the Company declared a cash distribution amounting to $0.23 per Class A share, which included a second quarter 2008 quarterly distribution of $0.16 per Class A share plus a special distribution of $0.07 per Class A share that primarily related to realizations from (i) portfolio companies, (ii) dividend income from a portfolio company, and (iii) interest income related to debt investments. This $77.6 million aggregate distribution was paid to the owners of the Apollo Operating Group. Of this amount, $22.4 million was received by Apollo Global Management, LLC and distributed on July 25, 2008, to its Class A shareholders of record on July 18, 2008, and the remaining $55.2 million was paid to Holdings.

On April 4, 2008, the Company declared a cash distribution amounting to $0.33 per Class A share, which included a first quarter 2008 quarterly distribution of $0.16 per Class A share plus a special distribution of $0.17 per Class A share that primarily related to the realization of a fund portfolio company in February 2008. The $111.3 million aggregate distribution was paid to the owners of the Apollo Operating Group. Of this amount,

APOLLO GLOBAL MANAGEMENT, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands, except share data)

(continued)

$32.2 million was received by Apollo Global Management, LLC and distributed to its Class A shareholders of record on April 18, 2008, and the remaining $79.1 million was paid to Holdings.

The dividends declared in 2010, 2009 and 2008 are returns of amounts paid in by our Class A shareholders. All cash dividends paid to our Class A shareholders in 2010, 2009 and 2008 have been charged against additional paid in capital.

Indemnity

Carried interest income from certain funds that the Company manages can be distributed to us on a current basis, but is subject to repayment by the subsidiary of the Apollo Operating Group that acts as general partner of the fund in the event that certain specified return thresholds are not ultimately achieved. The Managing Partners, Contributing Partners and certain other investment professionals have personally guaranteed, subject to certain limitations, the obligation of these subsidiaries in respect of this general partner obligation. Such guarantees are several and not joint and are limited to a particular Managing Partner’s or Contributing Partner’s distributions. An existing shareholders agreement includes clauses that indemnify each of the Company’s Managing Partners and certain Contributing Partners against all amounts that they pay pursuant to any of these personal guarantees in favor of certain funds that the Company manages (including costs and expenses related to investigating the basis for or objecting to any claims made in respect of the guarantees) for all interests that the Company’s Managing Partners and Contributing Partners have contributed or sold to the Apollo Operating Group.

Accordingly, in the event that the Company’s Managing Partners, Contributing Partners and certain investment professionals are required to pay amounts in connection with a general partner obligation for the return of previously made distributions, we will be obligated to reimburse the Company’s Managing Partners and certain Contributing Partners for the indemnifiable percentage of amounts that they are required to pay even though we did not receive the certain distribution to which that general partner obligation related. At December 31, 2009, the Company had a recorded liability of $23.2 million related to this obligation. During 2010, the amount reversed due to the performance of the funds’ investments. As of December 31, 2010, the Company has not recorded an obligation for any previously made distributions.

Due to Private Equity Funds

On June 30, 2008, the Company entered into a credit agreement with Fund VI, pursuant to which Fund VI advanced $18.9 million of carried interest income to the limited partners of Apollo Advisors VI, L.P., who are also employees of the Company. The loan obligation accrues interest at an annual fixed rate of 3.45% and terminates on the earlier of June 30, 2017 or the termination of Fund VI. As of December 31, 2010, the total outstanding loan aggregated $20.5 million, including accrued interest of $1.6 million which approximated fair value, of which approximately $6.5 million was not subject to the indemnity discussed above and is a receivable from the Contributing Partners and certain employees.

Litigation Settlement

On December 29, 2008, pursuant to the terms of a settlement agreement, the Company and certain of its affiliates paid Huntsman Corporation (“Huntsman”) $425 million. Of this amount, Apollo Management VI, L.P. paid $200 million on behalf of itself and the following Apollo entities: Apollo Management, L.P.; Apollo Global

APOLLO GLOBAL MANAGEMENT, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands, except share data)

(continued)

Management, LLC; Apollo Management IV, L.P.; Apollo Advisors IV, L.P.; Apollo Management V, L.P.; and Apollo Advisors V, L.P. As a result, a $200 million litigation settlement is included within the Company’s consolidated statements of operations for the year ended December 31, 2008. The remaining portion of the settlement was paid to Huntsman by Momentive Specialty Chemicals Inc. (formerly known as Hexion Specialty Chemicals, Inc.) (“Hexion”), a portfolio company that is outside of the Company’s consolidated structure and therefore not included in the Company’s financial statements. Hexion paid Huntsman $225 million on behalf of itself and the following Apollo entities comprising Apollo Funds IV and V: Apollo Investment Fund IV, L.P.; Apollo Overseas Partners IV, L.P.; Apollo Investment Fund V, L.P.; Apollo Overseas Partners V, L.P.; Apollo Netherlands Partners V(A), L.P.; Apollo Netherlands Partners V(B), L.P.; and Apollo German Partners V GmbH & Co. KG. The impact of this $225 million payment resulted in a decrease of approximately $31 million of carried interest income allocated to the general partner of Fund V. The $425 million payment was in settlement of Huntsman’s defamation claim against all of the foregoing entities. The Company subsequently received insurance proceeds of $162.5 million and $37.5 million in 2010 and 2009, respectively, from certain of its professional liability insurance carriers in respect of the litigation settlement. The $162.5 million and $37.5 million are included in Other Income (Loss), net within the Company’s consolidated statements of operations for the years ended December 31, 2010 and 2009, respectively. There are no pending actions involving the Company or any of its subsidiaries in connection with the Hexion/Huntsman transaction.

Due to Strategic Investor/Strategic Relationship Agreement

On April 20, 2010, the Company announced that it has entered into a new strategic relationship agreement with CalPERS (“Strategic Investor”). The new strategic relationship agreement provides that Apollo will reduce management and other fees charged to CalPERS on funds it manages, or in the future will manage, solely for CalPERS by $125 million over a five-year period or as close a period as required to provide CalPERS with that benefit. The agreement further provides that Apollo will not use a placement agent in connection with securing any future capital commitments from CalPERS.

Underwriting Fee Paid for ARI

The Company incurred $8.0 million in underwriting expenses for the benefit of ARI, which may be repaid to the Company if during any period of four consecutive calendar quarters during the sixteen full calendar quarters after the consummation of ARI’s initial public offering on September 29, 2009, their core earnings, as defined in the corresponding management agreement, for any such four-quarter period exceeds an 8% performance hurdle rate. During the last four quarters ending September 30, 2010, the core earnings had reached a 3.5% hurdle rate.

APOLLO GLOBAL MANAGEMENT, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands, except share data)

(continued)

Interests in Consolidated Entities

These amounts relate to equity interests in Apollo’s consolidated, but not wholly-owned, subsidiaries and funds.

Net (income) loss attributable to Non-Controlling Interests consists of the following:

	For the Year Ended December 31,
	2010	2009	2008
AAA(1)	$(356,251)	$(452,408)	$1,191,034
Consolidated variable interest entities(2)	(48,206)	—	—
Former employees(3)	(16,258)	(7,818)	(15,251)
Other	—	—	333

Net (income) loss attributable to Non-Controlling Interests in consolidated entities	(420,715)	(460,226)	1,176,116
Net (income) loss attributable to Non-Controlling Interests in Apollo Operating Group	(27,892)	400,440	801,799

Net (income) loss attributable to Non-Controlling Interests	$(448,607)	$(59,786)	$1,977,915

(1)	Reflects the Non-Controlling Interests in the net income of AAA and is calculated based on the Non-Controlling Interest ownership percentage in AAA, which was approximately 97% during the years ended December 31, 2010 and 2009.
(2)	Reflects the Non-Controlling Interests in the net income of the consolidated VIEs and includes $11.4 million of gains recorded within appropriated partners’ capital related to a consolidated VIE during the year ended December 31, 2010.
(3)	Reflects the remaining interest held by certain former employees in the net income of our capital markets management companies.

16. COMMITMENTS AND CONTINGENCIES

Financial Guarantees—Apollo has provided financial guarantees on behalf of certain employees for the benefit of unrelated third-party lenders, in connection with their capital commitment to certain funds managed by the Company. As of December 31, 2010, the maximum exposure relating to these financial guarantees approximated $5.1 million. Apollo has historically not incurred any liabilities as a result of these agreements and does not expect to in the future. Accordingly, no liability has been recorded in the accompanying consolidated financial statements.

As the general partner of Apollo/Artus Investor 2007-I, L.P. (“Artus”), the Company may be obligated for certain losses in excess of those allocable to the limited partners to the extent that there is negative equity in that fund. As of December 31, 2010, the Company has no current obligations to Artus.

Investment Commitments—As a limited partner, general partner and manager of the Apollo private equity funds and capital markets funds, Apollo has unfunded capital commitments at December 31, 2010 and 2009 of $140.6 million and $201.3 million, respectively.

Apollo has an ongoing obligation to acquire additional common units of AP Alternative Assets, L.P., on a quarterly basis, in an amount equal to 25% of the aggregate after-tax cash distributions, if any, that are made to its affiliates pursuant to the carried interest distribution rights that are applicable to investments made through AAA Investments, L.P.

Debt Covenants—Apollo’s debt obligations contain various customary loan covenants. As of the balance sheet date, the Company was not aware of any instances of noncompliance with any of these covenants.

Litigation and Contingencies—The Company is from time to time, party to various legal actions arising in the ordinary course of business, including claims and litigation, reviews, investigations and proceedings by governmental and self-regulatory agencies regarding the Company’s business.

APOLLO GLOBAL MANAGEMENT, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands, except share data)

(continued)

On or about March 21, 2009, an entity known as LLDVF, L.P., which alleges that it is an investor in certain notes with a face amount of $43,500,000 issued by Linens ‘n Things, Inc. (“Linens”) commenced an action in the United States District Court for the District of New Jersey against, inter alia, Apollo Management V, L.P., two Apollo partners, certain Apollo investment entities relating to the Linens transaction, certain current and former officers and directors of Linens, and certain other investors in Linens, alleging violations of the federal securities laws and the making of negligent misrepresentations respecting the financial condition and future prospects of Linens from at least March 27, 2007 until May 2, 2008, the date on which Linens filed for bankruptcy protection under Chapter 11 of the United States Bankruptcy Code. On July 10, 2009, the plaintiff effectuated service of the summons and complaint on the defendants. As stipulated by the parties and ordered by the Court, on September 23, 2009 the plaintiff filed an amended complaint, which asserted the same causes of action as alleged in the original complaint. On November 23, 2009, the defendants filed motions to dismiss the amended complaint. On August 12, 2010, the Court granted the defendants’ motions and dismissed the complaint without prejudice and subsequently agreed to allow plaintiff, until September 30, 2010, to file a second amended complaint in order to cure any deficiencies identified in the Court’s rulings. Plaintiff filed its second amended complaint on September 30, 2010, and this most recently amended complaint asserts the same causes of action set forth in its first amended complaint, but no longer names the two Linens investors as defendants. On November 30, 2010, the Court granted the plaintiff’s and the defendants’ joint request for a stay of the litigation pending an out-of-court mediation. The Court further ordered the parties to submit a joint stipulation setting forth a proposed schedule for the defendants’ response to plaintiff’s second amended complaint if the parties’ out-of-court mediation fails to resolve the litigation by February 15, 2011. On February 14, 2011, the parties jointly reported to the Court that meaningful settlement discussions are continuing, and requested the court to extend the stay of proceedings from February 15, 2011 to March 15, 2011. Currently, the Company does not believe that a loss from liability in this case is either probable or reasonably estimable. At this time, it cannot be predicted whether the mediation will lead to a mutual resolution of the litigation or what the terms of a mutual resolution would be, to the extent a settlement is reached. If a settlement is not reached, the defendants anticipate moving to dismiss the second amended complaint, because defendants continue to believe the plaintiff’s allegations lack factual and legal merit. In any event, the lawsuit is in its preliminary stages and no discovery has been taken. As a result, no estimate of possible loss, if any, can be made at this time.

On July 16, 2008, Apollo was joined as a defendant in a pre-existing purported class action pending in Massachusetts federal court against, among other defendants, numerous private equity firms. The suit alleges that beginning in mid-2003, Apollo and the other private equity firm defendants violated the U.S. antitrust laws by forming “bidding clubs” or “consortia” that, among other things, rigged the bidding for control of various public corporations, restricted the supply of private equity financing, fixed the prices for target companies at artificially low levels and allocated amongst themselves an alleged market for private equity services in leveraged buyouts. The suit seeks class action certification, declaratory and injunctive relief, unspecified damages and attorneys’ fees. On August 27, 2008, Apollo and its co-defendants moved to dismiss plaintiffs’ complaint and on November 20, 2008, the Court granted the Company’s motion. The Court also dismissed two other defendants, Permira and Merrill Lynch. In an order dated August 18, 2010, the Court granted in part and denied in part plaintiffs’ motion to expand the complaint and to obtain additional discovery. The Court ruled that plaintiffs could amend the complaint and obtain discovery in a second discovery phase limited to eight additional transactions. The Court gave the plaintiffs until September 17, 2010 to amend the complaint to include the additional eight transactions. On September 17, 2010, the plaintiffs filed a motion to amend the complaint by adding the additional eight transactions and adding Apollo as a defendant. On October 6, 2010, the Court granted plaintiffs’ motion to file the fourth amended complaint. Plaintiffs’ fourth amended complaint, filed on October 7, 2010, adds Apollo Global Management, LLC, as a defendant. On November 4, 2010, Apollo moved to dismiss, arguing that the claims against Apollo are time-barred and that the allegations against Apollo are insufficient to state an antitrust conspiracy claim.

APOLLO GLOBAL MANAGEMENT, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands, except share data)

(continued)

On February 17, 2011, the Court denied Apollo’s motion to dismiss, ruling that Apollo should raise the statute of limitations issues on summary judgment after discovery is completed. Apollo’s answer to the fourth amended complaint is now due March 21, 2011. Currently, the Company does not believe that a loss from liability in this case is either probable or reasonably estimable. The Court granted Apollo’s motion to dismiss plaintiffs’ initial complaint in 2008, ruling that Apollo was released from the only transaction in which it allegedly was involved. While plaintiffs have survived Apollo’s motion to dismiss the fourth amended complaint, the Court stated in denying the motion that it will consider the statute of limitations (one of the bases for Apollo’s motion to dismiss) at the summary judgment stage. Based on the applicable statute of limitations, among other reasons, Apollo believes that plaintiffs’ claims lack factual and legal merit. In addition, discovery is in its early stages. For all of these reasons, no estimate of possible loss, if any, can be made at this time.

Apollo believes that each of these actions is without merit and intends to defend them vigorously.

Various state attorneys general and federal and state agencies have initiated industry-wide investigations into the use of placement agents in connection with the solicitation of investments, particularly with respect to investments by public pension funds. Certain affiliates of Apollo have received subpoenas and other requests for information from various government regulatory agencies and investors in Apollo’s funds, seeking information regarding the use of placement agents. CalPERS, one of Apollo’s Strategic Investors, announced on October 14, 2009, that it had initiated a special review of placement agents and related issues. Apollo is cooperating with all such investigations and other reviews. In addition, on May 6, 2010, the California Attorney General filed a civil complaint against Alfred Villalobos and his company, Arvco Capital Research, LLC (a placement agent that Apollo has used) and Federico Buenrostro Jr., the former CEO of CalPERS, alleging conduct in violation of certain California laws in connection with CalPERS’s purchase of securities in various funds managed by Apollo and another asset manager. Apollo is not a party to the civil lawsuit and the lawsuit does not allege any misconduct on the part of Apollo. Apollo believes that it has handled its use of placement agents in an appropriate manner.

Although the ultimate outcome of these matters cannot be ascertained at this time, Apollo is of the opinion, after consultation with counsel, that the resolution of any such matters to which it is a party at this time will not have a material adverse effect on its financial statements. Legal actions material to Apollo could, however, arise in the future.

Commitments—Apollo leases office space and certain office equipment under various lease and sublease arrangements, which expire on various dates through 2022. As these leases expire, it can be expected that in the normal course of business, they will be renewed or replaced. Certain lease agreements contain renewal options, rent escalation provisions based on certain costs incurred by the landlord or other inducements provided by the landlord. Rent expense is accrued to recognize lease escalation provisions and inducements provided by the landlord, if any, on a straight-line basis over the lease term and renewal periods where applicable. Apollo has entered into various operating lease service agreements in respect of certain assets.

As of December 31, 2010, the approximate aggregate minimum future payments required for operating leases were as follows:

	2011	2012	2013	2014	2015	Thereafter	Total
Aggregate minimum future payments(1)	$36,002	$23,646	$22,878	$22,528	$14,100	$40,155	$159,309

(1)	In 2011, the Company entered into a new lease agreement for additional office space that expires on April 30, 2020, which would require approximate aggregate minimum future payments totaling $47.6 million. In 2011, the Company also entered into a sub-lease agreement for certain of its office space that expires on April 30, 2015 in which the Company will receive sub-lease rental income totaling $4.1 million.

APOLLO GLOBAL MANAGEMENT, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands, except share data)

(continued)

Expenses related to non-cancellable contractual obligations for premises, equipment, auto and other assets were $28.8 million, $35.1 million and $31.0 million for the years ended December 31, 2010, 2009 and 2008, respectively.

Apollo has purchase commitments for a premise lease build-out in the amount of $12.3 million. These amounts are expected to be paid in 2011.

Other Long-term Obligations—These obligations relate to payments on management service agreements related to certain assets and payments with respect to certain consulting agreements entered into by Apollo Investment Consulting, LLC. A significant portion of these costs are reimbursable by funds or portfolio companies. As of December 31, 2010, fixed and determinable payments due in connection with these obligations are as follows:

	2011	2012	2013	2014	2015	Thereafter	Total
Other long-term obligations	$17,067	$7,242	$4,766	$3,548	$3,548	$3,548	$39,719

Contingent Obligations—Carried interest income in both private equity funds and certain capital markets funds is subject to reversal in the event of future losses to the extent of the cumulative carried interest recognized in income to date. If all of the existing investments became worthless, the amount of cumulative revenues that has been recognized by Apollo through December 31, 2010 and that would be reversed approximates $2.5 billion. Management views the possibility of all of the investments becoming worthless as remote. Carried interest income is affected by changes in the fair values of the underlying investments in the funds that Apollo manages. Valuations, on an unrealized basis, can be significantly affected by a variety of external factors including, but not limited to, such as bond yields and industry trading multiples. Movements in these items can affect valuations quarter to quarter even if the underlying business fundamentals remain stable. The table below indicates the potential future reversal of carried interest income:

December 31, 2010
Fund VI	$661,400
Fund VII	628,800
Fund IV	523,800
Fund V	307,813
COF I	149,039
COF II	76,799
SOMA	34,363
AIE II	26,168
ACLF	24,964
AAA	12,587
SVF	6,755
VIF	5,710

Total	$2,458,198

Note:	EPF has not incurred or paid carried interest income as of December 31, 2010.

Additionally, at the end of the life of certain funds that the Company manages, there could be a payment due to a fund by the Company if the Company as general partner has received more carried interest income than was ultimately earned. The general partner obligation amount, if any, will depend on final realized values of investments at the end of the life of each fund.

APOLLO GLOBAL MANAGEMENT, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands, except share data)

(continued)

Certain private equity and capital markets funds may not generate carried interest income as a result of unrealized and realized losses that are recognized in the current and prior reporting period. In certain cases, carried interest income will not be generated until additional unrealized and realized gains occur. Any appreciation would first cover the deductions for invested capital, unreturned organizational expenses, operating expenses, management fees and priority returns based on the terms of the respective fund agreements.

17. MARKET AND CREDIT RISK

In the normal course of business, Apollo encounters market and credit risk concentrations. Market risk reflects changes in the value of investments due to changes in interest rates, credit spreads or other market factors. Credit risk includes the risk of default on Apollo’s investments, where the counterparty is unable or unwilling to make required or expected payments.

The Company is subject to a concentration risk related to the investors in its funds. As of December 31, 2010, there were more than 1,000 limited partner investors in Apollo’s active private equity, capital markets and real estate funds, and no individual investor accounted for more than 10% of the total committed capital to Apollo’s active funds.

Apollo’s derivative financial instruments contain credit risk to the extent that its counterparties may be unable to meet the terms of the agreements. Apollo seeks to minimize this risk by limiting its counterparties to highly rated major financial institutions with good credit ratings. Management does not expect any material losses as a result of default by other parties.

Substantially all amounts on deposit with major financial institutions that exceed insured limits are invested in interest-bearing accounts with U.S. money center banks.

Apollo is exposed to economic risk concentrations insofar as Apollo is dependent on the ability of the funds that it manages to compensate it for the services the management companies provide to these funds. Further, the incentive income component of this compensation is based on the ability of such funds to generate returns above certain specified thresholds.

Additionally, Apollo is exposed to interest rate risk. Apollo has debt obligations that have variable rates. Interest rate changes may therefore affect the amount of interest payments, future earnings and cash flows. At December 31, 2010 and 2009, $751.5 million and $933.8 million of Apollo’s debt balance (excluding debt of the consolidated VIEs) had a variable interest, respectively. However, as of December 31, 2010 and 2009, $167.0 million and $600.0 million of the debt had been effectively converted to a fixed rate using interest rate swaps as discussed in note 9.

18. SEGMENT REPORTING

Apollo conducts its management and incentive businesses primarily in the United States and substantially all of its revenues are generated domestically. These businesses are conducted through the following three reportable segments:

•	Private equity—primarily invests in control equity and related debt instruments, convertible securities and distressed debt investments;

APOLLO GLOBAL MANAGEMENT, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands, except share data)

(continued)

•	Capital markets—primarily invests in non-control debt and non-control equity investments, including distressed debt instruments; and

•

Real estate—primarily invests in legacy commercial mortgage-backed securities, commercial first mortgage loans, mezzanine investments and other commercial real estate-related debt investments. The Company may seek to sponsor additional real estate funds that focus on opportunistic investments in distressed debt and equity recapitalization transactions.

These business segments are differentiated based on the varying investment strategies. The performance is measured by management on an unconsolidated basis because management makes operating decisions and assesses the performance of each of Apollo’s business segments based on financial and operating metrics and data that exclude the effects of consolidation of any of the affiliated funds.

The Company’s financial results vary, since carried interest, which generally constitutes a large portion of the income from the funds that Apollo manages, as well as the transaction and advisory fees that the Company receives, can vary significantly from quarter to quarter and year to year. As a result, the Company emphasizes long-term financial growth and profitability to manage its business.

The following tables present the financial data for Apollo’s reportable segments further separated between the management and incentive business as of December 31, 2010 and 2009 and for the years ended December 31, 2010, 2009 and 2008, respectively, which management believes is useful to the reader. The Company’s management business has fairly stable revenues and expenses except for transaction fees, while its incentive business is more volatile and can have significant fluctuations as it is affected by changes in the fair value of investments due to market performance of the Company’s business. The financial results of the management entities, as reflected in the “management” business section of the segment tables that follow, generally include management fee revenues, advisory and transaction fees and expenses exclusive of profit sharing expense. The financial results of the advisory entities, as reflected in the “incentive” business sections of the segment tables that follow, generally include carried interest income, investment income and profit sharing expense.

Economic Net Income (Loss)

Economic Net Income (“ENI”) is a key performance measure used by management in evaluating the performance of Apollo’s private equity, capital markets and real estate segments, as management believes the amount of management fees, advisory and transaction fees and carried interest income are indicative of the Company’s performance. Management also uses ENI in making key operating decisions such as the following:

•	Decisions related to the allocation of resources such as staffing decisions including hiring and locations for deployment of the new hires;

•	Decisions related to capital deployment such as providing capital to facilitate growth for the business and/or to facilitate expansion into new businesses; and

•

Decisions related to compensation expense, such as determining annual discretionary bonuses to its employees. As it relates to compensation, management seeks to align the interests of certain professionals and selected other individuals who have a profit sharing interest in the carried interest income earned in relation to the funds, with those of the investors in such funds and those of the Company’s shareholders. To achieve that objective, a certain amount of compensation is based on the Company’s performance and growth for the year.

APOLLO GLOBAL MANAGEMENT, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands, except share data)

(continued)

ENI is a measure of profitability and has certain limitations in that it does not take into account certain items included under U.S. GAAP. ENI represents segment income (loss) attributable to Apollo Global Management, LLC, which excludes the impact of non-cash charges related to equity-based compensation, income taxes and Non-Controlling Interests. In addition, segment data excludes the assets, liabilities and operating results of the funds and VIEs that are included in the consolidated financial statements. Certain amounts in 2009 and 2008 have been reclassified to conform with the 2010 presentation, as specified in the footnotes to the tables impacted.

The following table presents the financial data for Apollo’s reportable segments as of and for the year ended December 31, 2010:

	As of and for the Year Ended December 31, 2010
	Private Equity Segment	Capital Markets Segment	Real Estate Segment	Total Reportable Segments
Revenues:
Advisory and transaction fees from affiliates	$60,444	$19,338	$—	$79,782
Management fees from affiliates	259,395	160,318	11,383	431,096
Carried interest income from affiliates	1,321,113	277,907	—	1,599,020

Total Revenues	1,640,952	457,563	11,383	2,109,898
Expenses	761,075	233,150	42,059	1,036,284
Other Income	212,845	41,606	23,231	277,682

Economic Net Income (Loss)	$1,092,722	$266,019	$(7,445)	$1,351,296

Total Assets	$2,271,564	$1,152,389	$46,415	$3,470,368

The following table reconciles the Total Reportable Segments to Apollo Global Management, LLC’s consolidated financial statements as of and for the year ended December 31, 2010:

	As of and for the Year Ended December 31, 2010
	Total Reportable Segments		Consolidation Adjustments and Other		Consolidated
Revenues	$2,109,898		$—		$2,109,898
Expenses	1,036,284		1,121,102	(1)	2,157,386
Other income	277,682		404,767	(2)	682,449

Economic Net Income	$1,351,296	(3)	N/A		N/A

Total Assets	$3,470,368		$3,082,004	(4)	$6,552,372

(1)	Represents the addition of expenses of consolidated funds and the consolidated VIEs and expenses related to equity-based compensation.
(2)	Results from the following:

For the Year Ended December 31, 2010
Net gains from investment activities	$367,871
Net gains from investment activities of consolidated variable interest entities	48,206
Loss from equity method investments	(11,107)
Interest income	20
Other loss	(223)

Total Consolidation Adjustments	$404,767

APOLLO GLOBAL MANAGEMENT, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands, except share data)

(continued)

(3)	The reconciliation of Economic Net Income to Net Income attributable to Apollo Global Management, LLC reported in the consolidated statements of operations consists of the following:

For the Year Ended December 31, 2010
Economic Net Income	$1,351,296
Income tax provision	(91,737)
Net income attributable to Non-Controlling Interests in consolidated entities*	(16,258)
Net income attributable to Non-Controlling Interests in Apollo Operating Group	(27,892)
Non-cash charges related to equity-based compensation	(1,118,412)
Net loss of Metals Trading Fund	(2,380)

Net Income Attributable to Apollo Global Management, LLC	$94,617

*	Excludes Non-Controlling Interests attributable to AAA and the consolidated VIEs.

(4)	Represents the addition of assets of consolidated funds and the consolidated VIEs.

The following tables present additional financial data for Apollo’s reportable segments for the year ended December 31, 2010:

	For the Year Ended December 31, 2010
	Private Equity			Capital Markets
	Management	Incentive	Total	Management	Incentive	Total
Revenues:
Advisory and transaction fees from affiliates	$60,444	$—	$60,444	$19,338	$—	$19,338
Management fees from affiliates	259,395	—	259,395	160,318	—	160,318
Carried interest income from affiliates:
Unrealized gains	—	1,251,526	1,251,526	—	103,918	103,918
Realized gains	—	69,587	69,587	47,385	126,604	173,989

Total Revenues	319,839	1,321,113	1,640,952	227,041	230,522	457,563
Compensation and benefits	133,999	519,669	653,668	93,884	55,698	149,582
Other expenses	107,407	—	107,407	83,568	—	83,568

Total Expenses	241,406	519,669	761,075	177,452	55,698	233,150

Other Income	162,213	50,632	212,845	10,928	30,678	41,606

Economic Net Income	$240,646	$852,076	$1,092,722	$60,517	$205,502	$266,019

APOLLO GLOBAL MANAGEMENT, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands, except share data)

(continued)

	For the Year Ended December 31, 2010
	Real Estate
	Management	Incentive	Total
Revenues:
Advisory and transaction fees from affiliates	$—	$—	$—
Management fees from affiliates	11,383	—	11,383
Carried interest income from affiliates	—	—	—

Total Revenues	11,383	—	11,383
Compensation and benefits	21,688	—	21,688
Other expenses	20,371	—	20,371

Total Expenses	42,059	—	42,059

Other Income (Loss)	23,622	(391)	23,231

Economic Net Loss	$(7,054)	$(391)	$(7,445)

	As of and for the Year Ended December 31, 2009
	Private Equity Segment	Capital Markets Segment	Real Estate Segment	Total Reportable Segments
Revenues:
Advisory and transaction fees from affiliates	$48,642	$7,433	$—	$56,075
Management fees from affiliates	260,478	144,578	1,201	406,257
Carried interest income from affiliates	310,871	193,525	—	504,396

Total Revenues	619,991	345,536	1,201	966,728
Expenses	361,327	218,234	24,540	604,101
Other Income	113,924	104,171	300	218,395

Economic Net Income (Loss)	$372,588	$231,473	$(23,039)	$581,022

Total Assets	$1,062,043	$981,390	$13,852	$2,057,285

The following table reconciles the Total Reportable Segments to Apollo Global Management, LLC’s consolidated financial statements as of and for the year ended December 31, 2009:

	As of and for the Year Ended December 31, 2009
	Total Reportable Segments		Consolidation Adjustments and Other		Consolidated
Revenues	$966,728		$—		$966,728
Expenses	604,101		1,102,404	(1)	1,706,505
Other income	218,395		454,706	(2)	673,101

Economic Net Income	$581,022	(3)	N/A		N/A

Total Assets	$2,057,285		$1,327,912	(4)	$3,385,197

(1)	Represents the addition of expenses of AAA and expenses related to equity-based compensation.

APOLLO GLOBAL MANAGEMENT, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands, except share data)

(continued)

(2)	Results from the following:

For the Year Ended December 31, 2009
Net gains from investment activities	$471,873
Loss from equity method investments	(17,167)

Total Consolidation Adjustments	$454,706

(3)	The reconciliation of Economic Net Income to Net Loss Attributable to Apollo Global Management, LLC reported in the consolidated statements of operations consists of the following:

For the Year Ended December 31, 2009
Economic Net Income	$581,022
Income tax provision	(28,714)
Net income attributable to Non-Controlling Interests in consolidated entities*	(7,818)
Net loss attributable to Non-Controlling Interests in Apollo Operating Group	400,440
Non-cash charges related to equity-based compensation	(1,100,106)

Net Loss Attributable to Apollo Global Management, LLC	$(155,176)

*	Excludes Non-Controlling Interests attributable to AAA.

(4)	Represents the addition of assets of AAA and Commodities Trading Fund.

The following tables present additional financial data for Apollo’s reportable segments for the year ended December 31, 2009:

	For the Year Ended December 31, 2009
	Private Equity			Capital Markets
	Management	Incentive	Total	Management	Incentive	Total
Revenues:
Advisory and transaction fees from affiliates	$48,642	$—	$48,642	$7,433	$—	$7,433
Management fees from affiliates	260,478	—	260,478	144,578	—	144,578
Carried interest income from affiliates:
Unrealized gains	—	262,890	262,890	—	120,126	120,126
Realized gains(1)	—	47,981	47,981	50,404	22,995	73,399

Total Revenues	309,120	310,871	619,991	202,415	143,121	345,536
Compensation and benefits	127,751	124,048	251,799	88,686	43,500	132,186
Other expenses	109,528	—	109,528	86,048	—	86,048

Total Expenses	237,279	124,048	361,327	174,734	43,500	218,234

Other Income	58,701	55,223	113,924	19,309	84,862	104,171

Economic Net Income	$130,542	$242,046	$372,588	$46,990	$184,483	$231,473

(1)	Includes interest income from AIC.

APOLLO GLOBAL MANAGEMENT, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands, except share data)

(continued)

	For the Year Ended December 31, 2009
	Real Estate
	Management	Incentive	Total
Revenues:
Advisory and transaction fees from affiliates	$—	$—	$—
Management fees from affiliates	1,201	—	1,201
Carried interest income from affiliates	—	—	—

Total Revenues	1,201	—	1,201
Compensation and benefits	10,919	—	10,919
Other expenses	13,621	—	13,621

Total Expenses	24,540	—	24,540

Other Income (Loss)	1,043	(743)	300

Economic Net (Loss) Income	$(22,296)	$(743)	$(23,039)

	As of and for the Year Ended December 31, 2008
	Private Equity Segment	Capital Markets Segment	Real Estate Segment	Total Reportable Segments
Revenues:
Advisory and transaction fees from affiliates	$120,813	$24,368	$—	$145,181
Management fees from affiliates	244,468	139,779	—	384,247
Carried interest (loss) income from affiliates	(844,579)	48,446	—	(796,133)

Total Revenues	(479,298)	212,593	—	(266,705)
Expenses	13,040	199,747	6,003	218,790
Other Loss	(61,971)	(63,484)	—	(125,455)

Economic Net Loss	$(554,309)	$(50,638)	$(6,003)	$(610,950)

The following table reconciles the Total Reportable Segments to Apollo Global Management, LLC’s consolidated financial statements as of and for the year ended December 31, 2008:

	For the Year Ended December 31, 2008
	Total Reportable Segments		Consolidation Adjustments and Other		Consolidated
Revenues	$(266,705)		$—		$(266,705)
Expenses	218,790		1,129,979	(1)	1,348,769
Other loss	(125,455)		(1,186,239	)(2)	(1,311,694)

Economic Net Loss	$(610,950	)(3)	N/A		N/A

(1)	Represents the addition of expenses of AAA and expenses related to equity-based compensation.

APOLLO GLOBAL MANAGEMENT, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands, except share data)

(continued)

(2)	Results from the following:

For the Year Ended December 31, 2008
Net losses from investment activities	$(1,230,656)
Income from equity method investments	44,417

Total Consolidation Adjustments	$(1,186,239)

(3)	The reconciliation of Economic Net Loss to Net Loss Attributable to Apollo Global Management, LLC reported in the consolidated statements of operations consists of the following:

For the Year Ended December 31, 2008
Economic Net Loss	$(610,950)
Income tax benefit	36,995
Net income attributable to Non-Controlling Interests in consolidated entities*	(14,918)
Net loss attributable to Non-Controlling Interests in Apollo Operating Group	801,799
Non-cash charges related to equity-based compensation	(1,125,184)

Net Loss Attributable to Apollo Global Management, LLC	$(912,258)

*	Excludes Non-Controlling Interests attributable to AAA.

The following tables present additional financial data for Apollo’s reportable segments for the year ended December 31, 2008:

	For the Year Ended December 31, 2008
	Private Equity			Capital Markets
	Management	Incentive	Total	Management(1)	Incentive(1)	Total
Revenues:
Advisory and transaction fees from affiliates	$120,813	$—	$120,813	$24,368	$—	$24,368
Management fees from affiliates	244,468	—	244,468	139,779	—	139,779
Carried interest (loss) income from affiliates:
Unrealized losses	—	(1,206,060)	(1,206,060)	—	(5,240)	(5,240)
Realized gains	—	361,481	361,481	49,829	3,857	53,686

Total Revenues	365,281	(844,579)	(479,298)	213,976	(1,383)	212,593
Compensation and benefits	118,889	(482,682)	(363,793)	77,530	—	77,530
Other expenses	376,833	—	376,833	122,217	—	122,217

Total Expenses	495,722	(482,682)	13,040	199,747	—	199,747

Other Income (Loss)	5,081	(67,052)	(61,971)	9,678	(73,162)	(63,484)

Economic Net (Loss) Income	$(125,360)	$(428,949)	$(554,309)	$23,907	$(74,545)	$(50,638)

(1)	Carried interest income earned from AIC of $49.8 million and related incentive fee compensation expense of $9.0 million during 2008 have been reclassified to the management business from the incentive business to conform with the 2010 and 2009 presentation.

APOLLO GLOBAL MANAGEMENT, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands, except share data)

(continued)

	For the Year Ended December 31, 2008
	Real Estate
	Management	Incentive	Total
Revenues:
Advisory and transaction fees from affiliates	$—	$—	$—
Management fees from affiliates	—	—	—
Carried interest income from affiliates	—	—	—

Total Revenues	—	—	—
Compensation and benefits	4,679	—	4,679
Other expenses	1,324	—	1,324

Total Expenses	6,003	—	6,003

Other Income	—	—	—

Economic Net Loss	$(6,003)	$—	$(6,003)

19. SUBSEQUENT EVENTS

On January 4, 2011, the Company declared a cash dividend of $0.17 per Class A share, which was paid on January 14, 2011. Of the $57.4 million aggregate distribution from the Apollo Operating Group, $16.6 million was received by the Company, and the remaining $40.8 million was paid to the Company’s Non-Controlling Interest holders in the Apollo Operating Group. Additionally, the Company also accrued $3.3 million for distribution equivalents on certain RSUs.

Under the Company’s 2007 Omnibus Equity Incentive Plan, 555,556 share options were granted on January 21, 2011. The share options vest and become exercisable with respect to 50% of the share options on the later of December 31, 2011 or a public offering date (as defined in the applicable share option agreement), with the remaining share options becoming fully vested and exercisable on December 31, 2012. The share options will terminate on December 31, 2012 if a public offering date has not occurred on or before such date. Additionally, on February 15, 2011, the Company granted 1,226,500 RSUs, which are subject to vesting in accordance with the relevant award agreements.

AGRE U.S. Real Estate Fund, L.P., a newly formed closed-end private investment fund that intends to make real estate-related investments principally located in the United States, held an initial closing in January 2011 on $307.85 million of limited partner commitments (inclusive of $200 million in commitments to co-invest transactions at the option of the applicable limited partner).

As of February 11, 2011, a consolidated VIE liquidated its investment portfolio. As of December 31, 2010, the Company consolidated total assets of $712.1 million, notes of $408.6 million and Non-Controlling Interests of $303.5 million with respect to this VIE. The assets and liabilities of the VIE will no longer be consolidated by the Company and any resulting gain or loss will be recognized in net gains from investment activities of consolidated VIEs and Non-Controlling Interests in 2011.

On February 15, 2011, Apollo held its first close for a new fund, Financial Credit Investment I, L.P., which will opportunistically invest in longevity based assets. The first close had approximately $240 million of capital committed.

We recently formed Apollo Credit Management, LLC, a registered investment advisor, which serves as advisor to the Apollo Senior Floating Rate Fund Inc., a newly organized, non-diversified, closed-end management investment company. The investment objective of the fund is to seek current income and preservation of capital primarily through investments in senior, secured loans made to companies whose debt is rated below investment grade and investments with similar economic characteristics. The fund has filed an N-2 registration statement with the Securities and Exchange Commission, which has not yet been declared effective, and it intends to apply to list its common shares on the New York Stock Exchange.

ANNEX A

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

OF

APOLLO GLOBAL MANAGEMENT, LLC

DATED AS OF JULY 13, 2007

A-i

(continued)

A-ii

(continued)

A-iii

This Amended and Restated Limited Liability Company Operating Agreement, dated as of July 13, 2007 (as amended, supplemented or restated from time to time, this “Agreement”), of Apollo Global Management, LLC, a Delaware limited liability company (the “Company”), is made and entered into and shall be effective as of this 13th day of July, 2007, by and among the Members (as defined below), AGM Management, LLC, a Delaware limited liability company (the “Manager”), and the Company.

WHEREAS, the Company was formed under the Delaware Act pursuant to a certificate of formation filed with the Secretary of State of the State of Delaware on July 3, 2007;

WHEREAS, the Company and certain Members originally entered into a Limited Liability Company Operating Agreement, dated as of July 3, 2007 (the “Original Agreement”), for the purpose of governing the affairs of, and the conduct of the business of, a limited liability company formed pursuant to the provisions of the Delaware Act;

WHEREAS, the parties hereto are entering into this Agreement to amend and restate the Original Agreement in its entirety as set forth herein and the Manager has authorized and approved an amendment and restatement of the Original Agreement on the terms set forth herein.

NOW, THEREFORE, the parties hereto, in consideration of the mutual covenants and undertakings contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1    Definitions.

The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

“Affiliate” of any Person means any other Person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such first Person. Except as expressly stated otherwise in this Agreement, the term “Affiliate” with respect to the Company does not include at any time any Fund or Portfolio Company.

“Aggregate Class B Vote” has the meaning set forth in Section 12.7(e).

“Agreement” has the meaning set forth in the recitals to this Agreement.

“Agreement Among Principals” means the Agreement Among Principals, dated as of the date hereof, by and among the Principals, Black Family Partners, L.P., a Delaware limited partnership, MJR Foundation LLC, a New York limited liability company, BRH and Holdings, as may be amended, supplemented or restated from time to time.

“Apollo Employer” means the Company (or such successor thereto or such other entity controlled by the Company or its successor as may be such Person’s employer at such time, but does not include any Portfolio Companies).

“Apollo Group” means (i) the Manager and its Affiliates, including their respective general partners, members and limited partners, (ii) Holdings and its Affiliates, including their respective general partners, members and limited partners, (iii) with respect to each Principal, such Principal and such Principal’s Group, (iv) any former or current investment professional of or other employee of an Apollo Employer or the Apollo Operating Group (or such other entity controlled by a member of the Apollo Operating Group) and any member of such Person’s Group, (v) any former or current executive officer of an Apollo Employer or the Apollo Operating Group (or such other entity controlled by a member of the Apollo Operating Group) and any member of such Person’s Group; and (vi) any former or current director of an Apollo Employer or the Apollo Operating Group (or such other entity controlled by a member of the Apollo Operating Group) and any member of such Person’s Group.

“Apollo Operating Group” means (i) Apollo Management Holdings, L.P., a Delaware limited partnership, Apollo Principal Holdings I, L.P., a Delaware limited partnership, Apollo Principal Holdings II, L.P., a Delaware limited partnership, Apollo Principal Holdings III, L.P., a Cayman Islands exempted limited partnership, Apollo Principal Holdings IV, L.P., a Cayman Islands exempted limited partnership, and any successors thereto or other entities formed to serve as holding vehicles for the carry vehicles, management companies or other entities formed by the Company or its Subsidiaries to engage in the asset management business (including alternative asset management) and (ii) any such carry vehicles, management companies or other entities formed by the Company or its Affiliates to engage in the asset management business (including alternative asset management) and receiving management fees, incentive fees, fees paid by Portfolio Companies, carry or other remuneration which are not Subsidiaries of the Persons described in clause (i), excluding any Funds and any Portfolio Companies.

“Applicable Law” means, with respect to any Person, all provisions of laws, statutes, ordinances, rules, regulations, permits, certificates, judgments, decisions, decrees or orders of any Governmental Entity applicable to such Person.

“Assets” means all assets, whether, tangible or intangible and whether real, personal or mixed, at any time owned by the Company, including cash and investments acquired by the Manager for the account of the Company in the course of carrying on the activities of the Company, including the lending of money or the purchasing of shares, bonds, debentures, notes, warrants, options or other securities, instruments, rights or any other assets of the Company (whether convertible or exchangeable or not);

“Audit Committee” means a committee of the Board designated as such in accordance with Section 6.15 hereof, and composed entirely of one or more Independent Directors.

“Beneficial Owner” means, with respect to a Share, a Person who directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares: (A) voting power, which includes the power to vote, or to direct the voting of, such Share and/or (B) investment power, which includes the power to dispose, or to direct the disposition of, such Share. The terms “Beneficially Own” and “Beneficial Ownership” have correlative meanings.

“Board” means the Board of Directors of the Company.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

“BRH” means BRH Holdings, L.P., a Cayman Islands exempted limited partnership.

“BRH Holdings” means BRH Holdings GP, Ltd, a Cayman Islands exempted company.

“BRH Holdings Cessation Date” has the meaning set forth in Section 3.2(c).

“Capital Contribution” means any cash, cash equivalents or the fair market value (as determined by the Manager) of any property or asset that a Member contributes to the Company pursuant to this Agreement.

“Carrying Value” means, with respect to any Company asset, the asset’s adjusted basis for U.S. federal income tax purposes, except that the initial carrying value of assets contributed to the Company shall be their respective gross fair market values on the date of contribution as determined by the Manager, and the Carrying Values of all Company assets shall be adjusted to equal their respective fair market values, in accordance with the rules set forth in United States Treasury Regulation Section 1.704-1(b)(2)(iv)(f), except as otherwise provided herein, as of: (a) the date of the acquisition of any additional Share by any new or existing Members in exchange for more than a de minimis Capital Contribution; (b) the date of the distribution of more than a de minimis amount of Company assets to a Member; (c) the date a Share is relinquished to the Company; or (d) any other date specified in the United States Treasury Regulations; provided however that adjustments pursuant to clauses (a), (b) (c) and (d) above shall be made only if such adjustments are deemed necessary or appropriate by the Manager to reflect the relative economic interests of the Members. In the case of any asset that has a Carrying Value that differs from its adjusted tax basis, Carrying Value shall be adjusted by the amount of depreciation calculated for purposes of the definition of “Net Income (Loss)” rather than the amount of depreciation determined for U.S. federal income tax purposes, and depreciation shall be calculated by reference to Carrying Value rather than tax basis once Carrying Value differs from tax basis.

“Certificate” means a certificate issued in global form in accordance with the rules and regulations of the Depository Trust Company or in such other form as may be adopted by the Manager, issued by the Company evidencing ownership of one or more Class A Common Shares or Class B Common Shares or a certificate, in such form as may be adopted by the Manager, issued by the Company evidencing ownership of one or more other securities of the Company.

“Certificate of Formation” means the Certificate of Formation of the Company filed with the Secretary of State of the State of Delaware, as may be amended, supplemented or restated from time to time.

“Charitable Institution” means an organization described in Section 501(c)(3) of the Code (or any corresponding provision of a future United State Internal Revenue law) which is exempt from income taxation under Section 501(a) thereof.

“Charitable Beneficiary” means one or more beneficiaries of a trust as determined pursuant to Section 3.10(d)(vi), provided that each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code.

“Citizenship Certification” means a properly completed certificate in such form as may be specified by the Manager by which a Member certifies that he, she or it (and if he, she or it is a nominee holding for the account of another Person, that to the best of his knowledge such other Person) is an Eligible Citizen.

“Class A Common Shares” means the Class A Common Shares of the Company (including any non-voting Class A Common Shares held by an Investor or its Affiliates) representing limited liability company interests in the Company, having such rights associated with such Class A Common Shares as set forth in this Agreement and any equity securities issued or issuable in exchange for or with respect to such Class A Common Shares (i) by way of a dividend, split or combination of shares or (ii) in connection with a reclassification, recapitalization, merger, consolidation or other reorganization.

“Class B Common Shares” means the Class B Common Shares of the Company representing limited liability company interests in the Company, having such rights associated with such Class B Common Shares as set forth in this Agreement and any equity securities issued or issuable in exchange for or with respect to such Class B Common Shares (i) by way of a dividend, split or combination of shares or (ii) in connection with a reclassification, recapitalization, merger, consolidation or other reorganization.

“Code” means the Internal Revenue Code of 1986, as amended, supplemented or restated from time to time and any successor to such statute, and the rules and regulations promulgated thereunder.

“Common Shares” means the Class A Common Shares and Class B Common Shares.

“Company” has the meaning set forth in the recitals to this Agreement, including any successor entity thereto.

“Company Group” means the Company and each Subsidiary of the Company.

“Company Group Member” means a member of the Company Group.

“Conflicts Committee” means a committee of the Board designated as such in accordance with Section 6.15 hereof, and composed entirely of one or more Independent Directors.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contrast or otherwise, and “controlling” and “controlled” shall have meanings correlative thereto.

“CS Rights Agreement” means the Registration Rights Agreement, to be entered into by and between the Company and “CS” (as defined in the Shareholders Agreement), as it may be amended, supplemented or restated from time to time.

“Current Market Price” means with respect to any class of Shares as of any date, the average of the daily closing prices per Share of such class for the 20 consecutive Trading Days immediately prior to such date, or as otherwise determined in accordance with Section 3.8(a)(ii).

“Delaware Act” means the Delaware Limited Liability Company Act, 6 Del. C. Section 18-101, et seq., as amended, supplemented or restated from time to time, and any successor to such statute.

“Departing Manager” means a former Manager from and after the effective date of any withdrawal of such former Manager.

“DGCL” means the Delaware General Corporation Law, as amended, supplemented or restated from time to time, and any successor to such statute.

“Director” means a member of the Board.

“Eligible Citizen” means a Person qualified to own interests in real property in jurisdictions in which any Company Group Member does business or proposes to do business from time to time, and whose status as a Member the Manager determines in its sole discretion does not or would not subject such Company Group Member to a significant risk of cancellation or forfeiture of any of its properties or any interest therein.

“ERISA” means the U.S. Employee Retirement Income Security Law of 1974, as amended, and rules and regulations promulgated thereunder.

“ERISA Person” means any Person which is, or is acting on behalf of, a Plan.

“ERISA Trust” has the meaning set forth in Section 3.10(g).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, supplemented or restated from time to time, and the rules and regulations promulgated thereunder.

“Exchange Agreement” means the Exchange Agreement, dated as of date hereof, by and among the Company, each member of the Apollo Operating Group, Intermediate Holdings and the other parties thereto.

“Fund” means any pooled investment vehicle or similar entity sponsored or managed, directly or indirectly, by the Company or any of its Subsidiaries.

“Governmental Entity” means any Federal, state, county, city, local or foreign governmental, administrative or regulatory authority, commission, committee, agency or body (including any court, tribunal or arbitral body).

“Group” has the meaning set forth in Section 13(d) of the Exchange Act as in effect on the date of this Agreement.

“Holdings” means AP Professional Holdings, L.P., a Cayman Islands exempted limited partnership.

“Indemnified Person” means: (a) the Manager, (b) any Departing Manager; (c) any Affiliate of the Manager or any Departing Manager; (d) any member, partner, Tax Matters Partner (as defined in the Code), officer, director, employee, agent, fiduciary or trustee of any Company Group Member, the Manager, any Departing Manager or any of their respective Affiliates; (e) any Person who is or was serving at the request of the Manager or any Departing Manager or any of their respective Affiliates as an officer, director, employee, member, partner, Tax Matters Partner, agent, fiduciary or trustee of another Person; provided that a Person shall not be an Indemnified Person by reason of providing, on a fee-for-services basis, trustee, fiduciary or custodial services; and (f) any Person that the Manager in its sole discretion designates as an “Indemnified Person” for purposes of this Agreement.

“Independent Director” means a Director who meets the then current independence standards required of audit committee members established by the Exchange Act and the rules and regulations of the SEC thereunder and by each National Securities Exchange on which Shares are listed for trading.

“Initial Offering” means the earlier to occur of (i) a Private Placement or (ii) an IPO.

“Initial Offering Registration Rights Agreements” means any registration rights agreement approved by the Manager in connection with the consummation of an IPO.

“Investment Company Act” means the U.S. Investment Company Act of 1940, as amended, modified, supplemented or restated from time to time.

“Investor” means, each of the APOC Holdings, Ltd., a Cayman Islands exempted company, and California Public Employees’ Retirement System, a unit of the State and Consumer Services Agency of the State of California (together with its Affiliates that become Noteholders under the Strategic Agreement).

“IPO” means the earlier of (i) the consummation of an underwritten public offering of Class A Common Shares pursuant to an effective registration statement (other than on Forms S-4 or S-8 or successors and/or equivalents to such forms); provided, that no such underwritten public offering shall constitute an “IPO” for the purposes of this Agreement unless (x) it involves a sale to underwriters for distribution to the public representing a public float of at least 10% of the then Outstanding Voting Power of the Company (calculated on a fully-diluted basis as if all outstanding Operating Group Units have been exchanged for, and all outstanding Notes have been converted into, Class A Common Shares) and (y) such offering satisfies the Price Threshold, and (ii) the effectiveness of the shelf registration statement to be filed by the Company in respect of the Class A Common Shares to be sold in the Private Placement; in the case of clauses both (i) and (ii), such registration statement to be filed by the Company with the SEC or (in connection with a listing on the London Stock Exchange) with the Financial Services Authority of the United Kingdom.

“IPO Date” means the first date on which Class A Common Shares are delivered by the Company to the Underwriters pursuant to the provisions of the Underwriting Agreement.

“Lender Rights Agreement” means the Lender Rights Agreement, dated as of the date hereof, by and among the Investors and the Company, as it may be amended, supplemented or restated from time to time.

“Liquidator” means one or more Persons selected by the Manager to perform the functions described in Section 9.2 as liquidating trustee of the Company within the meaning of the Delaware Act.

“Manager” has the meaning set forth in the recitals.

“Member” means any Person owning any Share in the Company, including any Substitute Member or any Person admitted as a Member of the Company in accordance with Article III as a result of an issuance of Shares by the Company to such Person.

“Merger Agreement” has the meaning set forth in Section 11.1.

“National Securities Exchange” means an exchange registered with the SEC under Section 6(a) of the Exchange Act or any other exchange (domestic or foreign, and whether or not so registered) designated by the Manager as a National Securities Exchange.

“Net Income (Loss)” for any tax years means the taxable income or loss of the Company for such period as determined in accordance with the accounting method used by the Company for U.S. federal income tax purposes with the following adjustments; (i) any income of the Company that is exempt from U.S. federal income taxation and not otherwise taken into account in computing Net Income (Loss) shall be added to such taxable income or loss; (ii) if the Carrying Value of any asset differs from its adjusted tax basis for U.S. federal income tax purposes, any depreciation, amortization or gain resulting from a disposition of such asset shall be calculated with reference to such Carrying Value; (iii) upon an adjustment to the Carrying Value of any asset, pursuant to the definition of Carrying Value, the amount of the adjustment shall be included as gain or loss in computing such taxable income or loss; and (iv) any expenditures of the Company not deductible in computing taxable income or loss, not properly capitalizable and not otherwise taken into account in computing Net Income (Loss) pursuant to this definition shall be treated as deductible items.

“Non-citizen Assignee” means a Person whom the Manager has determined in its sole discretion does not constitute an Eligible Citizen and as to whose Shares the Manager has become the Member, pursuant to Section 3.8.

“Noteholder” means any Person who holds a Note, other than Persons who acquired Notes in a transaction not permitted by the Notes, the Strategic Agreement, any substantially similar agreement pursuant to which additional Notes may be issued and the Lender Rights Agreement.

“Notes” means the 7% convertible senior unsecured notes of the Company, convertible into non-voting Class A Common Shares, as each may be amended, supplemented, restated or otherwise modified from time to time. “Notes” shall also include any additional Notes issued within ninety (90) days of the date hereof.

“Operating Group Units” refers to units in the Apollo Operating Group, each of which represent one limited partnership interest in each of the limited partnerships that comprise the Apollo Operating Group and any other securities issued or issuable in exchange for or with respect to such Operating Group Units (i) by way of a dividend, split or combination of shares or (ii) in connection with a reclassification, recapitalization, merger, consolidation or other reorganization. All calculations in respect of the Operating Group Units shall assume that all Operating Group Units shall have vested fully as of the date of determination.

“Opinion of Counsel” means a written opinion of counsel (who may be regular counsel to the Company or any of its Affiliates) acceptable to the Manager.

“Outstanding” means, with respect to Company securities, all Company securities that are issued by the Company and reflected as outstanding on the Company’s books and records as of the date of determination; provided, however, that if at any time any Person or Group (other than any member of the Apollo Group) Beneficially Owns 20% or more of any class of Outstanding Shares, all Shares owned by such Person or Group shall not be entitled to be voted on any matter and shall not be considered to be Outstanding when sending notices of a meeting of Members to vote on any matter (unless otherwise required by Applicable Law), calculating required votes, determining the presence of a quorum or for other similar purposes under this Agreement; provided, further, that the foregoing limitation shall not apply: (i) to any Person or Group who acquired 20% or more of any Outstanding Shares of any class then Outstanding directly from any member of the Apollo Group; (ii) to any Person or Group who acquired 20% or more of any Outstanding Shares of any class then Outstanding directly or indirectly from a Person or Group described in clause (i) provided that the Manager shall have notified such Person or Group in writing that such limitation shall not apply; or (iii) to any Person or Group who acquired 20% or more of any Shares issued by the Company with the prior approval of the Manager; provided, further, that if at any time the Investor or any of its Affiliates Beneficially Owns any Class A Common Shares, no Class A Common Shares Beneficially Owned by the Investor or any of its Affiliates shall be entitled to be voted on any matter and shall not be considered to be Outstanding when sending notices of a meeting of Members to vote on any matter (unless otherwise required by Applicable Law), calculating required votes, determining the presence of a quorum or for other similar purposes under this Agreement.

“Percentage Interest” means, as to any Class A Common Shares held by any Person (assuming the conversion of the Notes into Class A Common Shares), the product obtained by multiplying (a) 100% less the percentage applicable to the Shares referred to in clause (iii) by (b) the quotient obtained by dividing (x) the number of such Class A Common Shares held by such Person (determined on an as-converted basis) by (y) the total number of all Outstanding Class A Common Shares (determined on an as-converted basis), (ii) as to any Class B Common Shares, 0%, and (iii) as to any other Shares, the percentage established for such Shares by the Manager as a part of the issuance of such Shares.

“Person” shall be construed broadly and includes any individual, corporation, firm, partnership, limited liability company, joint venture, estate, business, association, trust, Governmental Entity or other entity.

“Plan” means (a) an “employee benefit plan” (within the meaning of Section 3(3) of ERISA) that is subject to Part 4 of Subtitle B Title I of ERISA, (b) a plan, individual retirement account or other arrangement that is subject to Section 4975 of the Code or any Similar Law, or (c) an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement pursuant to ERISA, the Code, any applicable Similar Law or otherwise;

“Plan Asset Regulations” means the plan asset regulations of the U.S. Department of Labor, 29 C.F.R. Sec. 2510.3-101 (as modified by Section 3(42) of ERISA);

“Plan of Conversion” has the meaning set forth in Section 11.1.

“Portfolio Company” means any Person in which any Fund owns or has made, directly or indirectly, an “Investment” (as defined in the Strategic Agreement).

“Preferred Shares” means a class of Shares that entitles the Record Holders thereof to a preference or priority over the Record Holders of any other class of Shares in: (i) the right to share profits or losses or items thereof; (ii) the right to share in Company distributions; or (iii) rights upon dissolution or liquidation of the Company.

“Price Threshold” has the meaning set forth in the Strategic Agreement.

“Principal” means each of Leon D. Black, Marc J. Rowan and Joshua J. Harris.

“Principal’s Group” means with respect to each Principal, such Principal and (i) such Principal’s spouse, (ii) a lineal descendant of such Principal’s parents, the spouse of any such descendant or a lineal descendent of any such spouse, (iii) a Charitable Institution controlled solely by such Principal and other members of such Principal’s Group, (iv) a trustee of a trust (whether inter vivos or testamentary), all of the current beneficiaries and presumptive remaindermen of which are one or more of such Principal and Persons described in clauses (i) through (iii) of this definition, (v) a corporation, limited liability company or partnership, of which all of the outstanding shares of capital stock or interests therein are owned by one or more of such Principal and Persons described in clauses (i) through (iv) of this definition, (vi) an individual mandated under a qualified domestic relations order, or (vii) a legal or personal representative of such Principal in the event of his death or Disability. For purposes of this definition, (x) “lineal descendants” shall not include individuals adopted after attaining the age of eighteen (18) years and such adopted Person’s descendants; and (y) “presumptive remaindermen” shall refer to those Persons entitled to a share of a trust’s assets if it were then to terminate. No Principal shall ever be a member of the Principal Group of another Principal. As used herein, “Principal’s Group means individually, any member of a Principal’s Group or, collectively, more than one member of a Principal’s Group.

“Private Placement” means a private placement of Class A Common Shares pursuant to Rule 144A (or any successor provision) and Regulation S promulgated under the Securities Act, in an offering (i) to at least fifteen (15) purchasers and (ii) that requires the Company to file with the SEC a shelf registration statement permitting registered re-sales of the Class A Common Shares within eight (8) months of the consummation of such offering (subject to Section 6.2(d)); provided, that no such private placement shall qualify as a “Private Placement” for the purposes of this Agreement, unless (x) such offering satisfies the Price Threshold and (y) it involves engagement of one or more initial purchasers, placement agents or investment banks performing a similar role for the purpose of facilitating the distribution of Class A Common Shares representing at least 10% of the then outstanding equity interests of the Company (calculated on a fully-diluted basis as if all outstanding Operating Group Units have been exchanged for, and all outstanding Notes had been converted into, Class A Common Shares); provided, further that in the event that any Person purchases Class A Common Shares representing more than 25% of such offering, the amount in excess of 25% shall be disregarded for the purpose of determining whether the 10% threshold set forth in this clause (y) has been satisfied.

“Prohibited Owner” has the meaning set forth in Section 3.10(a).

“Quarter” means, unless the context requires otherwise, a fiscal quarter, or, with respect to the first fiscal quarter after the IPO Date, the portion of such fiscal quarter after the IPO Date, of the Company.

“Record Date” means the date established by the Manager in its sole discretion for determining (a) the identity of the Record Holders entitled to notice of, or to vote at, any meeting of Members or entitled to vote by ballot or give approval of Company action in writing without a meeting or entitled to exercise rights in respect of any lawful action of Members; or (b) the identity of Record Holders entitled to receive any report or distribution or to participate in any offer.

“Record Holder” or “holder” means with respect to any Shares, the Person in whose name such Shares are registered on the books of the Transfer Agent as of the opening of business on a particular Business Day.

“Registration Statement” means (i) any registration statement or comparable U.K. filing, as it may be amended or supplemented from time to time, filed by the Company with the SEC or the Financial Services Authority of the United Kingdom (other than on Forms S-4 or S-8 or successors and/or equivalents to such forms), in each case, to register the offering and sale of the Class A Common Shares in the Initial Offering, or (ii) any Private Placement offering memorandum, as it may be amended or supplemented from time to time, prepared by the Company pursuant to an exemption from the Securities Act including, without limitation, Rule 144A and Regulation S promulgated under the Securities Act to effect a Private Placement of Class A Common Shares by the Company in the Initial Offering.

“Roll-up Agreements” mean the several Roll-up Agreements, each dated as of the date hereof, among Holdings, BRH, the Company, APO Corp., a Delaware corporation, and APO Asset Co., LLC, a Delaware limited liability company, on the one hand, and a senior manager of Apollo, on the other hand, in each case, dated as of the date hereof.

“SEC” means the United States Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, supplemented or restated from time to time, and the rules and regulations promulgated thereunder.

“Share” means a share of capital stock or other equity interests (including, the Class A Common Shares and the Class B Common Shares) of the Company or any options, warrants or other securities that are directly or indirectly convertible into, or exercisable or exchangeable for, capital stock or other equity interests of the Company then outstanding (including, for the avoidance of doubt, the Notes).

“Share Designation” means, with respect to any additional Shares that may be issued by the Company in one or more classes in accordance with the terms of this Agreement, such designations, preferences, rights, powers and duties (which may be junior to, equivalent to, or senior or superior to, any existing classes of Shares), as shall be fixed by the Manager and reflected in a written action or actions approved by the Manager.

“Shareholders Agreement” means the Shareholders Agreement, dated as of the date hereof, by and among the Company, Holdings, BRH, Black Family Partners, L.P., a Delaware limited partnership, MJR Foundation LLC, a New York limited liability company, and each of the Principals, as it may be amended, supplemented or restated from time to time.

“Similar Law” means any state, local, non-U.S. or other laws or regulations that would have the same effect as the Plan Asset Regulations so as to cause the underlying assets of the Company to be treated as assets of an investing entity by virtue of its investment (or any beneficial interest) in the Company and thereby subject the Company and the Manager (or other Persons responsible for the investment and operation of the Company’s assets) to laws or regulations that are similar to the fiduciary responsibility or prohibited transaction provisions contained in Title I of ERISA or Section 4975 of the Code.

“Special Approval” means either (a) approval by a majority of the members of the Conflicts Committee, as applicable, or (b) approval by the vote of the Record Holders of a majority of the voting power of the Outstanding Voting Shares (excluding Voting Shares owned by the Manager and its Affiliates).

“Strategic Agreement” means the Strategic Agreement, dated as of July 13, 2007, by and among the Company, the Investors, as it may be amended, supplemented or restated from time to time.

“Subsidiary” or “Subsidiaries” means, with respect to any Person, as of any date of determination, any other Person as to which such Person owns, directly or indirectly, or otherwise controls, more than 50% of the voting shares or other similar interests or the sole general partner interest or managing member or similar interest of such Person. The term “Subsidiary” does not include at any time any Funds or Portfolio Companies.

“Substitute Member” means a Person who is admitted as a Member of the Company pursuant to Article III as a result of a Transfer of Shares to such Person.

“Surviving Business Entity” has the meaning set forth in Section 11.2(a)(ii).

“Tax Matters Partner” means the “tax matters partner” as defined in the Code.

“Tax Receivable Agreement” means the Tax Receivable Agreement, dated as of the date hereof, by and among APO Corp., Apollo Principal Holdings II, L.P., a Delaware limited partnership, Apollo Principal Holdings IV, L.P., a Cayman Islands exempted limited partnership, Apollo Management Holdings, L.P., a Delaware limited partnership (together with all other Persons in which APO Corp. acquires a partnership interest, member interest or similar interest after the date thereof and who becomes party thereto by execution of a joinder), Holdings, the Principals and the Senior Managers party thereto, as such agreement may be amended, supplemented, restated or otherwise modified from time to time.

“Trading Day” means a day on which the principal National Securities Exchange on which such Shares of any class are listed or admitted to trading is open for the transaction of business or, if Shares of a class are not listed or admitted to trading on any National Securities Exchange, a day on which banking institutions in New York City generally are open.

“Transfer” means a direct or indirect sale, assignment, gift, exchange or any other disposition by law or otherwise, including any transfer upon foreclosure of any pledge, encumbrance, hypothecation or mortgage.

“Transfer Agent” means, with respect to any class of Shares, such bank, trust company or other Person (including the Company or one of its Affiliates) as shall be appointed from time to time by the Company to act as registrar and transfer agent for such class of Shares; provided that if no Transfer Agent is specifically designated for such class of Shares, the Company shall act in such capacity.

“Trust” has the meaning set forth in Section 11.2(g).

“Trustee” means the Person unaffiliated with the Company that is appointed by the Manager to serve as trustee of an ERISA Trust.

“Underwriter” means each Person named as an underwriter or purchaser in the Underwriting Agreement who is obligated to purchase Class A Common Shares pursuant thereto.

“Underwriting Agreement” means the underwriting agreement or the purchase agreement, as the case may be, expected to be entered into by the Company providing for the sale of Class A Common Shares in the Initial Offering, as it may be amended, supplemented or restated from time to time.

“Voting Power” means the aggregate number of votes that may be cast by holders of Voting Shares Outstanding as of the relevant Record Date.

“Voting Share” means a Class A Common Share (other than any Class A Common Shares Beneficially Owned by the Investor or any of its Affiliates), a Class B Common Share and any other Share of the Company that is designated as a “Voting Share” from time to time.

Section 1.2     Interpretation. In this Agreement, unless the context otherwise requires:

(a)    words importing the singular include the plural and vice versa;

(b)     pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms;

(c)     a reference to a clause, party, annex, exhibit or schedule is a reference to a clause of, and a party, annex, exhibit and schedule to this Agreement, and a reference to this Agreement includes any annex, exhibit and schedule hereto;

(d)     a reference to a statute, regulations, proclamation, ordinance or by-law includes all statues, regulations, proclamations, ordinances or by-laws amending, consolidating or replacing it, whether passed by the same or another Governmental Entity with legal power to do so, and a reference to a statute includes all regulations, proclamations, ordinances and by-laws issued under the statute;

(e)     a reference to a document includes all amendments or supplements to, or replacements or novations of, that document;

(f)     a reference to a party to a document includes that party’s successors, permitted transferees and permitted assigns;

(g)     the use of the term “including” means “including, without limitation”;

(h)     the words “herein”, “hereof”, “hereunder” and other words of similar import refer to this Agreement as a whole, including the annexes, schedules and exhibits, as the same may from time to time be amended, modified, supplemented or restated, and not to any particular section, subsection, paragraph, subparagraph or clause contained in this Agreement;

(i)     the title of and the section and paragraph headings used in this Agreement are for convenience of reference only and shall not govern of affect the interpretation of any of the terms or provisions in this Agreement;

(j)     where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates;

(k)     the language used in this Agreement has been chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party; and

(l)     unless expressly provided otherwise, the measure of a period of one month or year for purposes of this Agreement shall be that date of the following month or year corresponding to the starting date; provided, that if no corresponding date exists, the measure shall be that date of the following month or year corresponding to the next day following the starting date (for example, one month following February 18 is March 18, and one month following March 31 is May 1).

ARTICLE II

ORGANIZATION

Section 2.1    Formation. The Company has been formed as a limited liability company pursuant to the provisions of the Delaware Act. Except as expressly provided to the contrary in this Agreement, the rights, duties, liabilities and obligations of the Members and the administration, dissolution and termination of the Company shall be governed by the Delaware Act. All Shares shall constitute personal property of the owner thereof for all purposes and a Member has no interest in specific Company property.

Section 2.2    Certificate of Formation. The Certificate of Formation has been filed with the Secretary of State of the State of Delaware as required by the Delaware Act, such filing being hereby confirmed, ratified and approved in all respects. The Manager shall use all reasonable efforts to cause to be filed such other certificates or documents that it determines to be necessary or appropriate for the formation, continuation, qualification and operation of a limited liability company in the State of Delaware or any other state in which the Company may elect to do business or own property. To the extent that the Manager determines such action to be necessary or appropriate, the Manager shall direct the appropriate officers of the Company to file amendments to and restatements of the Certificate of Formation and do all things to maintain the Company as a limited liability company under the laws of the State of Delaware or of any other state in which the Company may elect to do business or own property, and any such officer so directed shall be an “authorized person” of the Company within the meaning of the Delaware Act for purposes of filing any such certificate with the Secretary of State of the State of Delaware. Subject to Section 3.9(a), the Company shall not be required, before or after filing, to deliver or mail a copy of the Certificate of Formation, any qualification document or any amendment thereto to any Member.

Section 2.3     Name. The name of the Company shall be “Apollo Global Management, LLC.” The Company’s business may be conducted under any other name or names, as determined by the Manager. The words “Limited Liability Company”, “LLC” or similar words or letters shall be included in the Company’s name where necessary for the purpose of complying with the laws of any jurisdiction that so requires. The Manager may change the name of the Company at any time and from time to time by filing an amendment to the Certificate of Formation (and upon any such filing this Agreement shall be deemed automatically amended to change the name of the Company) and shall notify the Members of such change in the next regular communication to the Members.

Section 2.4     Registered Office; Registered Agent; Principal Office; Other Offices. Unless and until changed by the Manager, the registered office of the Company in the State of Delaware shall be located at 2711 Centerville Road, Suite 400, Wilmington, County of New Castle, Delaware 19808, and the registered agent for service of process on the Company in the State of Delaware at such registered office shall be Corporation Service Company. The principal office of the Company shall be located at 9 West 57th Street, 43rd Floor, New York, New York 10019 or such other place as the Manager may from time to time designate by notice to the Members. The Company may maintain offices at such other place or places within or outside the State of Delaware as the Manager determines to be necessary or appropriate.

Section 2.5     Purposes. The purpose and nature of the business to be conducted by the Company shall be to: (a) engage directly in, or enter into or form any corporation, partnership, joint venture, limited liability company or other arrangement to engage indirectly in, any business activity that is approved by the Manager in its sole discretion and that lawfully may be conducted by a limited liability company organized pursuant to the Delaware Act and, in connection therewith, to exercise all of the rights and powers conferred upon the Company pursuant to the agreements relating to such business activity; and (b) do anything necessary or appropriate in furtherance of Section 2.5(a), including the making of capital contributions or loans to a Company Group Member. To the fullest extent permitted by Applicable Law, the Manager shall have no duty or obligation to propose or approve, and may decline to propose or approve, the conduct by the Company of any business free of any duty (including any fiduciary duty) or obligation whatsoever to the Company or any Member and, in declining to so propose or approve, shall not be deemed to have breached this Agreement, any other agreement contemplated hereby, the Delaware Act or any other provision of Applicable Law.

Section 2.6     Powers. The Company shall be empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described in Section 2.5(a) and for the protection and benefit of the Company.

Section 2.7     Power of Attorney.

(a)    Each Member and Record Holder hereby constitutes and appoints the Manager and, if a Liquidator (other than the Manager) shall have been selected pursuant to Section 9.2, the Liquidator, severally (and any successor to the Liquidator by merger, Transfer, assignment, election or otherwise) and each of their authorized managers, officers and attorneys-in-fact, as the case may be, with full power of substitution, as his true and lawful agent and attorney-in-fact, with full power and authority in his name, place and stead, to:

(i)     execute, swear to, acknowledge, deliver, file and record in the appropriate public offices:

(A)     all certificates, documents and other instruments (including this Agreement and the Certificate of Formation and all amendments or restatements hereof or thereof) that the Manager or the Liquidator, determines to be necessary or appropriate to form, qualify or continue the existence or qualification of the Company as a limited liability company in the State of Delaware and in all other jurisdictions in which the Company may conduct business or own property;

(B)     all certificates, documents and other instruments that the Manager, or the Liquidator, determines to be necessary or appropriate to reflect, in accordance with its terms, any amendment, change, modification or restatement of this Agreement;

(C)     all certificates, documents and other instruments (including conveyances and a certificate of cancellation) that the Manager or the Liquidator determines to be necessary or appropriate to reflect the dissolution, liquidation and termination of the Company pursuant to the terms of this Agreement;

(D)     all certificates, documents and other instruments relating to the admission, withdrawal, removal or substitution of any Member pursuant to, or other events described in, Article III or Article IX (including, without limitation, issuance and cancellations of Class B Common Shares pursuant to Section 3.2);

(E)     all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of any class of Shares issued pursuant to Section 3.2; and

(F)     all certificates, documents and other instruments (including agreements and a certificate of merger) relating to a merger, consolidation or conversion of the Company pursuant to Article XI; and

(ii)    execute, swear to, acknowledge, deliver, file and record all ballots, consents, approvals, waivers, certificates, documents and other instruments that the Manager or the Liquidator determines to be necessary or appropriate to: (A) make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action that is made or given by the Members hereunder or is consistent with the terms of this Agreement; or (B) effectuate the terms or intent of this Agreement; provided, that when required by Section 10.3 or any other provision of this Agreement that establishes a percentage of the Members or of the Members of any class or series required to take any action, the Manager, or the Liquidator, may exercise the power of attorney made in this Section 2.7(a) only after the necessary vote, consent, approval, agreement or other action of the Members or of the Members of such class or series, as applicable.

(b)    Nothing contained in this Section 2.7 shall be construed as authorizing the Manager, or the Liquidator, to amend, change or modify this Agreement except in accordance with Article X or as may otherwise be provided in this Agreement.

(c)    The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, and it shall survive and, to the maximum extent permitted by Applicable Law, not be affected by the subsequent death, incompetency, disability, incapacity, dissolution, bankruptcy or termination of any Member or Record Holder and the Transfer of all or any portion of such Member or Record Holder’s Shares and shall extend to such Member or Record Holder’s heirs, successors, assigns and personal representatives. Each such Member or Record Holder hereby agrees to be bound by any representation made by the Manager, or the Liquidator, pursuant to such power of attorney; and each such Member or Record Holder, to the maximum extent permitted by Applicable Law, hereby waives any and all defenses that may be available to contest, negate or disaffirm the action of the Manager, or the Liquidator, taken in good faith under such power of attorney in accordance with this Section 2.7. Each Member and Record Holder shall execute and deliver to the Manager, or the Liquidator, within 15 days after receipt of the request therefor, such further designations, powers of attorney and other instruments as such Manager or the Liquidator determines to be necessary or appropriate to effectuate this Agreement and the purposes of the Company.

Section 2.8     Term. The term of the Company commenced upon the filing of the Certificate of Formation in accordance with the Delaware Act and shall continue until the dissolution of the Company in accordance with the provisions of Article IX. The existence of the Company as a separate legal entity shall continue until the cancellation of the Certificate of Formation as provided in the Delaware Act.

Section 2.9     Title to Company Assets. Title to Company assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Company as an entity, and no Member, individually or collectively, shall have any ownership interest in such Company assets or any portion thereof. Title to any or all of the Company assets may be held in the name of the Company one or more of its Affiliates or one or more nominees, as the Manager may determine. All Company assets shall be recorded as the property of the Company in its books and records, irrespective of the name in which record title to such Company assets is held.

ARTICLE III

MEMBERS AND SHARES

Section 3.1     Members.

(a)     A Person shall be admitted as a Member and shall become bound by the terms of this Agreement if such Person purchases or otherwise lawfully acquires any Share and becomes the Record Holder of such Share in accordance with the provisions of this Article III. A Person may become a Record Holder without the consent or approval of any of the Members. A Person may not become a Member without acquiring a Share.

(b)     The name and mailing address of each Member shall be listed on the books and records of the Company maintained for such purpose by the Company or the Transfer Agent. The Secretary of the Company shall update the books and records of the Company from time to time as necessary to reflect accurately the information therein (or shall cause the Transfer Agent to do so, as applicable).

(c)     Except as otherwise provided in the Delaware Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and the Members shall not be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member of the Company.

(d)    Subject to Article XI and Sections 3.8 and 3.10, Members may not be expelled from or removed as Members of the Company. Members shall not have any right to withdraw from the Company; provided, however, that when a transferee of a Member’s Shares becomes a Record Holder of such Shares, such Transferring Member shall cease to be a member of the Company with respect to the Shares so Transferred.

(e)     Except to the extent expressly provided in this Agreement (including any Share Designation):

(i)    no Member shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent that distributions, if any, made pursuant to this Agreement or upon dissolution of the Company may be considered as such by Applicable Law and then only to the extent provided for in this Agreement;

(ii)    no interest shall be paid by the Company on Capital Contributions; and

(iii)    except for any member of the Apollo Group, no Member, in its capacity as such, shall participate in the operation, management or control of the Company’s business, transact any business in the Company’s name or have the power to sign documents for or otherwise bind the Company.

(f)    Any Member shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Company, including business interests and activities in direct competition with the Company Group, and none of the same shall constitute a breach of this Agreement or any duty (including fiduciary duties) otherwise existing at law, in equity or otherwise to any Company Group Member or Member. Neither the Company nor any of the other Members shall have any rights by virtue of this Agreement in any such business interests or activities of any Member.

Section 3.2     Authorization to Issue Shares.

(a)    The Company may issue Shares, and options, rights, warrants and appreciation rights relating to Shares, for any Company purpose at any time and from time to time to such Persons for such consideration (which may be cash, property, services or any other lawful consideration) or for no consideration and on such terms and conditions as the Manager shall determine, all without the approval of any Member. Each Share shall have the rights and be governed by the provisions set forth in this Agreement (including any Share Designation). Except to the extent expressly provided in this Agreement (including any Share Designation), no Share shall entitle any Member to any preemptive, preferential, or similar rights with respect to the issuance of Shares.

(b)    As of the date of this Agreement, two classes of Shares have been designated: Class A Common Shares and Class B Common Shares. Subject to Article XII, the Shares shall entitle the Record Holders thereof to vote on any and all matters submitted for the consent or approval of Members generally. The Company has entered into the Lender Rights Agreement, the Shareholders Agreement and the CS Rights Agreement, which provide certain rights to the other parties thereto, including, without limitation, certain registration rights relating to the Shares. The Company, Holdings and the other parties thereto have entered into an Exchange Agreement which provides for the exchange by Holdings of Operating Group Units, on the one hand, for Class A Common Shares (or, at the election of the Company, cash), on the other hand.

(c)    On the date of this Agreement, the Company shall issue one (1) Class B Common Share to BRH Holdings. On any date BRH Holdings may in its sole discretion elect to give up its Class B Common Share (the “BRH Holdings Cessation Date”), and the Company shall issue one (1) Class B Common Share to each holder of record on such date of an Operating Group Unit (other than the Company and its Subsidiaries) for each Operating Group Unit held, whether or not such Operating Group Unit is vested. In addition, on each date following the BRH Holdings Cessation Date that any Person that is not already a holder of a Class B Common Share shall become a holder of record of an Operating Group Unit (other than the Company and its Subsidiaries), whether or not such Operating Group Unit is vested, the Company shall issue one (1) Class B Common Share to such Person on such date for each Operating Group Unit held. In the event that a holder of a Class B Common Share shall subsequent to the BRH Holdings Cessation Date cease to be the record holder of any such Operating Group Unit, the Class B Common Share held by such holder with respect to such Operating Group Unit shall be automatically cancelled without any further action of any Person and such holder shall cease to be a Member with respect to such Class B Common Share so cancelled. Upon the issuance to it of a Class B Common Share, each holder thereof shall automatically and without further action be admitted to the Company as a Member of the Company.

(d)    The Manager may, without the consent or approval of any Members, amend this Agreement and make any filings under the Delaware Act or otherwise to the extent the Manager determines that it is necessary or desirable in order to effectuate any issuance of Shares pursuant to this Article III, including, without limitation, an amendment of Section 3.2(b).

Section 3.3    Certificates.

(a)    Notwithstanding anything otherwise to the contrary herein, unless the Manager shall determine otherwise in respect of some or all of any or all classes of Shares, Shares shall not be evidenced by certificates.

(b)    In the event that Certificates are issued:

(i)    such Certificates shall be executed on behalf of the Company by the Manager (and by any authorized officer of the Company on behalf of the Manager).

(ii)    No Certificate shall be valid for any purpose until it has been countersigned by the Transfer Agent; provided, however, that if the Manager elects to issue certificates evidencing Shares in global form, the certificates evidencing Shares shall be valid upon receipt of a certificate from the Transfer Agent certifying that the certificates evidencing the Shares have been duly registered in accordance with the directions of the Company.

(iii)    If any mutilated Certificate is surrendered to the Transfer Agent, the authorized officers of the Company, on behalf of the Manager, shall execute, and the Transfer Agent shall countersign and deliver in exchange therefor, a new Certificate evidencing the same number and class or series of Shares as the Certificate so surrendered.

(iv)    The authorized officers of the Company, on behalf of the Manager, shall execute, and the Transfer Agent shall countersign and deliver, a new Certificate in place of any Certificate previously issued if the Record Holder of the Certificate:

(A)    makes proof by affidavit, in form and substance satisfactory to the Manager, that a previously issued Certificate has been lost, destroyed or stolen;

(B)    requests the issuance of a new Certificate before the Manager has notice that the Certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim;

(C)    if requested by the Manager, delivers to the Manager a bond, in form and substance satisfactory to the Manager, with surety or sureties and with fixed or open penalty as the Manager may direct to indemnify the Company, the Manager and the Transfer Agent against any claim that may be made on account of the alleged loss, destruction or theft of the Certificate; and

(D)    satisfies any other reasonable requirements imposed by the Manager.

(v)    If a Member fails to notify the Manager within a reasonable time after he has notice of the loss, destruction or theft of a Certificate, and a Transfer of the Shares represented by the Certificate is registered before the Manager or the Transfer Agent receives such notification, the Member shall be precluded from making any claim against the Manager, the Company or the Transfer Agent for such Transfer or for a new Certificate. As a condition to the issuance of any new Certificate under this Section 3.3, the Manager may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Transfer Agent and the Manager) connected therewith.

Section 3.4    Record Holders. The Company shall be entitled to recognize the Record Holder as the owner of a Share and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Share on the part of any other Person, regardless of whether the Company shall have actual or other notice thereof, except as otherwise provided by Applicable Law, including any applicable rule, regulation, guideline or requirement of any National Securities Exchange on which such Shares are listed for trading. Without limiting the foregoing, when a Person (such as a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing) is acting as nominee, agent or in some other representative capacity for another Person in acquiring and/or holding Shares, as between the Company on the one hand, and such other Person on the other, such representative Person shall be deemed the Record Holder of such Share.

Section 3.5    Registration and Transfer of Shares.

(a)    No Share shall be Transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article III. Any Transfer or purported Transfer of a Share not made in accordance with this Article III shall be null and void.

(b)    Nothing contained in this Agreement shall be construed to prevent a disposition by any equityholder of the Manager of any or all of the issued and outstanding equity interests in the Manager.

(c)    The authorized officers of the Company shall keep or cause to be kept a register in which, subject to such reasonable regulations as it may prescribe and subject to the provisions of Section 3.5(d), the Company will provide for the registration and Transfer of Shares. The Transfer Agent is hereby appointed registrar and transfer agent for the purpose of registering Shares and Transfers of such Shares as herein provided.

(d)    In furtherance, and not in limitation, of this Section 3.5, in the event that Shares are evidenced by Certificates, the provisions of this Section 3.5(c) shall apply to any Transfer of Shares and the Company shall not recognize Transfers of a Certificate unless such Transfers are effected in the manner described in this Section 3.5. Upon surrender of a Certificate for registration of Transfer of any Shares evidenced by a

Certificate to the Company, and subject to the provisions of this Section 3.5(d), the authorized officers of the Company, on behalf of the Manager, shall execute and deliver, and the Transfer Agent shall countersign and deliver, in the name of the holder or the designated transferee or transferees, as required pursuant to the holder’s instructions, one or more new Certificates evidencing the same aggregate number and type of Shares as was evidenced by the Certificate so surrendered. Except as otherwise provided in Section 3.7, the Company shall not recognize any Transfer of Shares evidenced by Certificates until the Certificates evidencing such Shares are surrendered for registration of such Transfer. No charge shall be imposed by the Manager for such Transfer; provided that as a condition to the issuance of any new Certificate under this Section 3.5, the Manager may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed with respect thereto.

(e)    Shares shall be freely transferable subject to the following: (i) the foregoing provisions of this Section 3.5; (ii) Section 3.4; (iii) Section 3.6; (iv) Section 3.10; (v) with respect to any series of Shares, the provisions of any Share Designations, or amendments to this Agreement establishing such series; (vi) any contractual provisions that are binding on any Member; and (vii) any provisions of Applicable Law, including the Securities Act.

Section 3.6    Restrictions on Transfers.

(a)    Except as provided in Section 3.6(c) below, but notwithstanding the other provisions of this Article III, no Transfer of any Shares shall be made if such Transfer would:

(i)    violate the then Applicable Law, including U.S. federal or state securities laws or rules and regulations of the SEC, any state securities commission or any other applicable securities laws of a Governmental Entity (including those outside the jurisdiction of the U.S.) with jurisdiction over such Transfer or have the effect of rendering unavailable any exemption under Applicable Law relied upon for a prior transfer of such Shares;

(ii)    terminate the existence or qualification of the Company under the laws of the jurisdiction of its formation;

(iii)    cause the Company to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for U.S. federal income tax purposes (to the extent not already so treated or taxed);

(iv)    require the Company to be subject to the registration requirements of the Investment Company Act; or

(v)    result in (A) all or any portion of the Assets of the Company becoming or being deemed to be “plan assets” (pursuant to ERISA, the Code or any applicable Similar Law or otherwise) of any existing or contemplated Member or be subject to the provisions of ERISA, Section 4975 of the Code, or any applicable Similar Law, or (B) the Manager becoming or being deemed to be a fiduciary with respect to any existing or contemplated Member pursuant to ERISA, the Code, any applicable Similar Law or otherwise.

(b)    The Manager may impose restrictions on the Transfer of Shares if it receives an Opinion of Counsel that such restrictions are necessary or advisable to avoid a significant risk of the Company becoming taxable as a corporation or otherwise becoming taxable as an entity for U.S. federal income tax purposes. The Manager may impose such restrictions by amending this Agreement without the approval of the Members.

(c)    Nothing contained in this Article III, or elsewhere in this Agreement, shall preclude (i) the Company from complying with its obligations under the Initial Offering Registration Rights Agreement or (ii) the settlement of any transactions involving Shares entered into through the facilities of any National Securities Exchange on which such Shares are listed for trading.

(d)    By acceptance of the Transfer of any Share, and subject to compliance with Sections 3.5 and 3.6 with respect to such Transfer, each transferee of a Share (including any nominee holder or an agent or representative acquiring such Shares for the account of another Person): (i) shall be admitted to the Company as a Substitute Member with respect to the Shares so Transferred to such transferee when any such Transfer or admission is reflected in the books and records of the Company; (ii) shall be deemed to agree to be bound by the terms of this Agreement; (iii) shall become the Record Holder of the Shares so Transferred; (iv) grants powers of attorney to the officers of the Company and any Liquidator of the Company, as specified herein; and (v) makes the consents and waivers contained in this Agreement.

(e)    Any Transfer of a Share shall not entitle the transferee to share in the profits and losses, to receive distributions, to receive allocations of income, gain, loss, deduction or credit or any similar item or to any other rights to which the transferor was entitled until the transferee becomes a Member pursuant to this Article III.

(f)    The Transfer of any Shares and the admission of any new Member shall not constitute an amendment to this Agreement.

(g)    For the avoidance of doubt, the restrictions on the Transfer of Shares contained herein shall be in addition to restrictions on the Transfer of Shares applicable to a Member pursuant to the terms of any agreement entered into among the Company and such Member.

Section 3.7    Citizenship Certificates; Non-citizen Assignees.

(a)    If any Company Group Member is or becomes subject to any Applicable Law that, in the determination of the Manager in its sole discretion, creates a substantial risk of cancellation or forfeiture of any property in which the Company Group Member has an interest based on the nationality, citizenship or other related status of any Member, the Manager may request any Member (or, in the case of a Member that is an entity, its direct or indirect equity owners, as required) to furnish to the Manager, within 30 days after receipt of such request, an executed Citizenship Certification or such other information concerning his nationality, citizenship or other related status (or, if the Member is a nominee holding for the account of another Person, the nationality, citizenship or other related status of such other Person) as the Manager may request. If a Member fails to furnish to the Manager within such 30-day period such Citizenship Certification or other requested information, or if upon receipt of such Citizenship Certification or other requested information the Manager determines, with the advice of counsel, that a Member is not an Eligible Citizen, the Shares owned by such Member shall be subject to redemption in accordance with the provisions of Section 3.8. The Manager also may require in its sole discretion that the status of any such Member be changed to that of a Non-citizen Assignee and, thereupon, the Manager (or its designee) shall be substituted for such Non-citizen Assignee as the Member in respect of such Shares.

(b)    Upon dissolution of the Company, a Non-citizen Assignee shall have no right to receive a distribution in kind pursuant to Section 9.3 but shall be entitled to the cash equivalent thereof, and the Company shall provide cash in exchange for an assignment of the Non-citizen Assignee’s share of the distribution in kind. Such payment and assignment shall be treated for the Company’s purposes as a purchase by the Company from the Non-citizen Assignee of their Shares (representing their right to receive such share of such distribution in kind).

(c)    At any time after such Member can and does certify that they have become an Eligible Citizen, a Non-citizen Assignee may, upon application to the Manager, request that with respect to any Shares of such Non-citizen Assignee not redeemed pursuant to Section 3.8, such Non-citizen Assignee be admitted as a Member, and upon approval of the Manager in its sole discretion, such Non-citizen Assignee shall be admitted as a Member and shall no longer constitute a Non-citizen Assignee and the Manager (or its designee) shall cease to be deemed to be the Member in respect of the Non-citizen Assignee’s Shares.

Section 3.8    Redemption of Shares of Non-citizen Assignees.

(a)    If at any time a Member fails to furnish a Citizenship Certification or other information requested within the 30-day period specified in Section 3.7(a), or if upon receipt of such Citizenship Certification or other information the Manager determines, with the advice of counsel, that a Member is not an Eligible Citizen, the Manager, in its sole discretion, may cause the Company to, unless the Member establishes to the satisfaction of the Manager that such Member is an Eligible Citizen or has Transferred his, her or its Shares to a Person who is an Eligible Citizen and such Person furnishes a Citizenship Certification to the Manager prior to the date fixed for redemption as provided below, redeem the Shares of such Member as follows:

(i)    The Manager shall, not later than the 30th day before the date fixed for redemption, give notice of redemption to the Member, at his last address designated on the records of the Company or the Transfer Agent, by registered or certified mail, postage prepaid. The notice shall be deemed to have been given when so mailed. The notice shall specify the redeemable Shares, the date fixed for redemption, the place of payment, that payment of the redemption price will be made upon the redemption of the redeemable Shares (or, if later in the case of redeemable Shares evidenced by Certificates, upon surrender of the Certificates evidencing such redeemable Shares) and that on and after the date fixed for redemption no further allocations or distributions to which the Member would otherwise be entitled in respect of the redeemable Shares will accrue or be made.

(ii)    The aggregate redemption price payable by the Company for Shares redeemable under this Section 3.8 shall be an amount equal to the Current Market Price (the date of determination of which shall be the date fixed for redemption) of Shares of the class to be so redeemed multiplied by the number of Shares of each such class included among the redeemable Shares, as determined by the Manager in its sole discretion. Prior to such time as the Shares are listed on a National Securities Exchange, the Current Market Price shall be determined by the Manager in its sole discretion. The redemption price shall be paid as determined by the Manager in its sole discretion, in cash or by delivery of a promissory note of the Company in the principal amount of the redemption price, bearing interest at the rate of 7% annually and payable in three equal annual installments of principal together with accrued interest, commencing one year after the redemption date.

(iii)    The Member (or its duly authorized representative) shall be entitled to receive the payment for the redeemable Shares at the place of payment specified in the notice of redemption on the redemption date (or, if later in the case of redeemable Shares evidenced by Certificates, upon surrender by or on behalf of the Member, at the place specified in the notice of redemption, of the certificates, evidencing the redeemable Shares, duly endorsed in blank or accompanied by an assignment duly executed in blank).

(iv)    After the redemption date, redeemable Shares shall no longer constitute Outstanding Shares.

(b)    The provisions of this Section 3.8 shall also be applicable to Shares held by a Member as nominee of a Person determined to be other than an Eligible Citizen.

(c)     Nothing in this Section 3.8 shall prevent the recipient of a notice of redemption from Transferring his Shares before the redemption date if such Transfer is otherwise permitted under this Agreement. Upon receipt of notice of such a Transfer, the Manager shall withdraw the notice of redemption; provided, the transferee of such Shares certifies to the satisfaction of the Manager in a Citizenship Certification that he is an Eligible Citizen. If the transferee fails to make such certification, such redemption shall be effected from the transferee on the original redemption date.

Section 3.9    Rights of Members.

(a)    In addition to other rights provided by this Agreement or by Applicable Law, and except as limited by Section 3.4(b), each Member shall have the right, for a purpose reasonably related to such Member’s interest as a Member in the Company, upon reasonable written demand stating the purpose of such demand and at such Member’s own expense:

(i)    promptly after its becoming available, to obtain a copy of the Company’s U.S. federal, state and local income tax returns for each year; and

(ii)    to obtain a copy of this Agreement and the Certificate of Formation and all amendments thereto, together with a copy of the executed copies of all powers of attorney pursuant to which this Agreement, the Certificate of Formation and all amendments thereto have been executed.

(b)    The Manager may keep confidential from the Members, for such period of time as the Manager determines in its sole discretion: (i) any information that the Manager believes to be in the nature of trade secrets; or (ii) other information the disclosure of which the Manager believes: (A) is not in the best interests of the Company Group; (B) could damage the Company Group or its business; or (C) that any Company Group Member is required by Applicable Law or by agreement with any third party to keep confidential (other than agreements with Affiliates of the Company, the primary purpose of which is to circumvent the obligations set forth in this Section 3.9).

Section 3.10    ERISA Ownership Limitations.

(a)    Unless permitted by the Manager pursuant to a written waiver, any purported acquisition or holding of a Share with the assets of any Plan will be void and shall have no force and effect. In addition, if any ERISA Person acquires or holds Shares in violation of the foregoing sentence, (i) the Shares acquired or held by such ERISA Person shall be deemed to be “Shares-in-Trust” to prevent the Assets from being treated as “plan assets” that are subject to Title I of ERISA, Section 4975 of the Code or any Similar Laws; (ii) such Shares shall be transferred automatically and by operation of law to an ERISA Trust (as described below); and (iii) the ERISA Persons purportedly owning such Shares-in-Trust (the “Prohibited Owner”) shall submit such Shares for registration in the name of the ERISA Trust. Such transfer to an ERISA Trust and the designation of Shares as Shares-in-Trust shall be effective as of the close of business on the business day prior to the date of the event that otherwise could have caused the Assets to be treated as “plan assets” that are subject to Title I of ERISA, Section 4975 of the Code or any Similar Laws. The Manager shall not permit a waiver of the type described in the first sentence of this Section 3.10(a) unless the Person for which such waiver is provided represents to the Manager in writing, or the Manager otherwise determines, that such purchase and holding of Shares will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation of Similar Laws and will not cause the Assets to be treated as “plan assets” or equity participation in the Company by “benefit plan investors” to be “significant” (within the meaning of the Plan Asset Regulation).

(b)    During the period prior to the discovery of the existence of the ERISA Trust, any transfer of Shares by an ERISA Person to a non-ERISA Person shall reduce the number of Shares-in-Trust on a one-for-one basis, and to that extent such Shares shall cease to be designated as Shares-in-Trust. After the discovery of the existence of the ERISA Trust, but prior to the redemption of all discovered Shares-in-Trust and/or the submission of all discovered Shares-in-Trust for registration in the name of the ERISA Trust, any transfer of Shares by an ERISA Person to a non-ERISA Person shall reduce the number of Shares-in-Trust on a one-for-one basis, and to that extent such Shares shall cease to be designated as Shares-in-Trust.

(c)    If any Shares are deemed “Shares-in-Trust,” the Prohibited Owner shall immediately cease to own any right or interest with respect to such Shares and the Company will have the right to repurchase such Shares-in-Trust for an amount equal to their Current Market Price, which proceeds shall be payable to the Prohibited Owner.

(d)    (i)    Upon any purported transfer or other event that would result in a transfer of Shares to an ERISA Trust, such Shares shall be deemed to have been transferred to a Trustee as trustee of such ERISA Trust for the exclusive benefit of one or more Charitable Beneficiaries. Such transfer to the Trustee shall be deemed to be effective as of the close of business on the business day prior to the purported transfer or other event that results in the transfer to the ERISA Trust. Each Charitable Beneficiary shall be designated by the Company as provided below.

(ii)    Shares held by the Trustee shall be issued and outstanding Shares of the Company. The Prohibited Owner shall have no rights in the Shares held by the Trustee. The Prohibited Owner shall not benefit economically from ownership of any Shares held in trust by the Trustee, shall have no rights to any distributions and shall not possess any rights to vote or other rights attributable to the Shares held in the ERISA Trust.

(iii)    The Trustee shall have all consent rights and rights to distributions with respect to Shares held in the ERISA Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any distribution paid prior to the discovery by the Manager that the Shares have been transferred to the ERISA Trustee shall be paid by the recipient of such distribution to the Trustee upon demand and any distribution authorized but unpaid shall be paid when due to the Trustee. Any distribution so paid to the Trustee shall be held in trust for the Charitable Beneficiary. The Prohibited Owner shall have no consent rights with respect to Shares held in the ERISA Trust and, effective as of the date that the Shares have been transferred to the Trustee, the Trustee shall have the authority (at the Trustee’s sole discretion) (A) to rescind as void any consent cast by a Prohibited Owner prior to the discovery by the Manager that the Shares have been transferred to the Trustee and (B) to recast such consent in accordance with the desires of the Trustee acting for the benefit of the Charitable Beneficiary, provided that if the Company has already taken irreversible action, then the Trustee shall not have the authority to rescind and recast such consent. Notwithstanding the foregoing, until the Manager has received notification that Shares have been transferred into an ERISA Trust, the Manager shall be entitled to rely on its Shares transfer and other Company records for purposes of preparing lists of Record Holders entitled to consent at meetings, determining the validity and authority of proxies and otherwise obtaining consents of Members.

(iv)    Within 20 days of receiving notice from the Manager that Shares have been transferred to the ERISA Trust, the Trustee of the ERISA Trust shall sell the Shares held in the ERISA Trust to a Person, designated by the Trustee, whose ownership of the Shares will not violate the ownership limitations set forth herein. Upon such sale, the interest of the Charitable Beneficiary in the Shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner and to the Charitable Beneficiary as provided herein. The Prohibited Owner shall receive the lesser of (A) the price paid by the Prohibited Owner for the Shares or, if the Prohibited Owner did not give value for the Shares in connection with the event causing the Shares to be held in the ERISA Trust (e.g., in the case of a gift, devise or other such transaction), the Current Market Price of the Shares on the day of the event causing the Shares to be held in the ERISA Trust and (B) the price received by the Trustee from the sale or other disposition of the Shares held in the ERISA Trust. Any net sales proceeds in excess of the amount payable to the Prohibited Owner shall be immediately paid to the Charitable Beneficiary. If, prior to the discovery by the Company that Shares have been transferred to the Trustee, such Shares are sold by a Prohibited Owner, then (X) such Shares shall be deemed to have been sold on behalf of the ERISA Trust and (Y) to the extent that the Prohibited Owner received an amount for such Shares that exceeds the amount that such Prohibited Owner was entitled to receive hereunder, such excess shall be paid to the Trustee upon demand.

(v)    Shares transferred to the Trustee shall be deemed to have been offered for sale to the Company, or its designee, at a price per Share equal to the lesser of (1) the price per Share in the transaction that resulted in such transfer to the ERISA Trust (or, in the case of a devise or gift, the Current Market Price at the time of such devise or gift) and (2) the Current Market Price on the date the Company, or its designee, accepts such offer. The Company shall have the right to accept such offer until the Trustee has sold the Shares held in the ERISA Trust. Upon such a sale to the Company, the interest of the Charitable Beneficiary in the Shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner.

(vi)    By written notice to the Trustee, the Manager shall designate one or more non-profit organizations to be the Charitable Beneficiary of the interest in the Trust such that the Shares held in the ERISA Trust would not violate the restrictions set forth herein in the hands of such Charitable Beneficiary.

(e)    The provisions of Section 3.10 shall cease to apply and all Shares-in-Trust shall cease to be designated as Shares-in Trust and shall be returned, automatically and by operation of law, to their Prohibited Owners, all of which shall occur at such time as Shares qualify as a class of “publicly-offered securities” within the meaning of the Plan Asset Regulations.

ARTICLE IV

SPLITS AND COMBINATIONS.

Section 4.1    Splits and Combinations.

(a)    Subject to Section 4.1(d), the Company may make a pro rata distribution of Shares of any class or series to all Record Holders of such class or series of Shares, or may effect a subdivision or combination of Shares of any class or series so long as, after any such event, each Member shall have the same Percentage Interest in the Company as before such event, and any amounts calculated on a per Share basis (including voting rights) or stated as a number of Shares are proportionately adjusted.

(b)    Whenever such a distribution, subdivision or combination of Shares is declared, the Manager shall select a Record Date as of which the distribution, subdivision or combination shall be effective and shall send notice thereof at least 20 days prior to such Record Date to each Record Holder as of a date not less than 10 days prior to the date of such notice. The Manager also may cause a firm of independent public accountants selected by it to calculate the number of Shares to be held by each Record Holder after giving effect to such distribution, subdivision or combination. The Manager shall be entitled to rely on any certificate provided by such firm as conclusive evidence of the accuracy of such calculation.

(c)    In the event that Certificates are issued, promptly following any such distribution, subdivision or combination, the Company may issue new Certificates to the Record Holders of Shares or options, rights, warrants or appreciation rights relating to Shares as of the applicable Record Date representing the new number of Shares or options, rights, warrants or appreciation rights relating to Shares held by such Record Holders, or the Manager may adopt such other procedures that it determines to be necessary or appropriate to reflect such changes. If any such combination results in a smaller total number of Outstanding Shares or outstanding options, rights, warrants or appreciation rights relating to Shares, the Company shall require, as a condition to the delivery to a Record Holder of any such new Certificate, the surrender of any Certificate held by such Record Holder immediately prior to such Record Date.

(d)    The Company shall not issue fractional Shares upon any distribution, subdivision or combination of Shares. If a distribution, subdivision or combination of Shares would otherwise result in the issuance of fractional Shares, each fractional Share shall be rounded to the nearest whole Share (and a 0.5 Share shall be rounded to the next higher Share).

ARTICLE V

CAPITAL ACCOUNTS; ALLOCATIONS OF TAX ITEMS; DISTRIBUTIONS.

Section 5.1    Maintenance of Capital Accounts; Allocations.

(a)    There shall be established for each Member on the books of the Company as of the date such Member becomes a Member a capital account (each being a "Capital Account"). Each Capital Contribution by any Member, if any, shall be credited to the Capital Account of such Member on the date such Capital Contribution is made to the Company. In addition, each Member’s Capital Account shall be (a) credited with (i) such Member’s allocable share of any Net Income of the Company, and (ii) the amount of any Company liabilities that are assumed by the Member or secured by any Company property distributed to the Member, (b) debited with (i) the amount of distributions (and deemed distributions) to such Member of cash or the fair market value of other property so distributed, (ii) such Member’s allocable share of Net Loss of the Company and expenditures of the Company described or treated under Section 704(b) of the Code as described in Section 705(a)(2)(B) of the Code, and (iii) the amount of any liabilities of the Member assumed by the Company or which are secured by any property contributed by the Member to the Company and (c) otherwise maintained in accordance with the provisions of the Code and the United States Treasury Regulations promulgated thereunder. Any other item which is required to be reflected in a Member’s Capital Account under Section 704(b) of the Code and the United States Treasury Regulations promulgated thereunder or otherwise under this Agreement shall be so reflected. The Manager shall make such adjustments to Capital Accounts as it determines in its sole discretion to be appropriate to ensure allocations are made in accordance with a Member’s interest in the Company. Interest shall not be payable on Capital Account balances. Notwithstanding anything to the contrary contained in this Agreement, the Manager shall maintain the Capital Accounts of the Members in accordance with the principles and requirements set forth in Section 704(b) of the Code and the United States Treasury Regulations promulgated thereunder. The Capital Account of each holder of Class B Common Shares shall at all times be zero, except to the extent such holder also holds Shares other than Class B Common Shares.

(b)    Net Income (Loss) of the Company for each tax year shall be allocated among the Capital Accounts of the Members in a manner that as closely as possible gives economic effect to the manner in which distributions are made to the Members pursuant to the provisions of Sections 5.2(e) and 9.3.

(c)    All items of income, gain, loss, deduction and credit of the Company shall be allocated among the Members for U.S. federal, state and local income tax purposes consistent with the manner that the corresponding constituent items of Net Income (Loss) shall be allocated among the Members pursuant to this Agreement, except as may otherwise be provided herein or by the Code. Notwithstanding the foregoing, the Manager in its sole discretion shall make such allocations for tax purposes as may be needed to ensure that allocations are in accordance with the interests of the Members in the Company, within the meaning of the Code and United States Treasury Regulations. The Manager shall determine all matters concerning allocations for tax purposes not expressly provided for herein in its sole discretion. For the proper administration of the Company and for the preservation of uniformity of Shares (or any portion or class or classes thereof), the Manager may (i) amend the provisions of this Agreement as appropriate (x) to reflect the proposal or promulgation of United States Treasury Regulations under Section 704(b) or Section 704(c) of the Code or (y) otherwise to preserve or achieve uniformity of Shares (or any portion or class or classes thereof), and (ii) adopt and employ or modify such conventions and methods as the Manager determines in its sole discretion to be appropriate for (A) the determination for tax purposes of items of income, gain, loss, deduction and credit and the allocation of such items among Members and between transferors and transferees under this Agreement and pursuant to the Code and the United States Treasury Regulations promulgated thereunder, (B) the determination of the identities and tax classification of Members, (C) the valuation of Company assets and the determination of tax basis, (D) the allocation of asset values and tax basis, (E) the adoption and maintenance of accounting methods and (F) taking into account differences between the Carrying Values of Company assets and such asset adjusted tax basis pursuant to Section 704(c) of the Code and the United States Treasury Regulations promulgated thereunder.

(d)    Allocations that would otherwise be made to a Member under the provisions of this Article V shall instead be made to the beneficial owner of Shares held by a nominee in any case in which the nominee has furnished the identity of such owner to the Company in accordance with Section 6031(c) of the Code or any other method determined by the Manager in its sole discretion.

Section 5.2    Distributions to Record Holders.

(a)    Subject to the applicable provisions of the Delaware Act, the Manager may, in its sole discretion, at any time and from time to time, declare, make and pay distributions of cash or other assets to the Members. Subject to the terms of any Share Designation, distributions shall be paid to Members in accordance with their respective Percentage Interests as of the Record Date selected by the Manager. Notwithstanding anything otherwise to the contrary herein, the Company shall not make or pay any distributions of cash or other assets with respect to the Class B Common Share except for distributions consisting only of additional Class B Common Shares paid proportionally with respect to each outstanding Class B Common Share.

(b)    Notwithstanding Section 5.2(a), in the event of the dissolution and liquidation of the Company, all distributions shall be made in accordance with, and subject to the terms and conditions of, Section 9.3.

(c)    Pursuant to Section 8.4, the Company is authorized to withhold from payments or other distributions to the Members, and to pay over to any U.S. federal, state and local government or any foreign government, any amounts required to be so withheld pursuant to the Code or any other Applicable Law.

(d)    Each distribution in respect of any Shares shall be paid by the Company, directly or through the Transfer Agent or through any other Person or agent, only to the Record Holder of such Shares as of the Record Date set for such distribution. Such payment shall constitute full payment and satisfaction of the Company’s liability in respect of such payment, regardless of any claim of any Person who may have an interest in such payment by reason of an assignment or otherwise.

(e)    Notwithstanding anything in this Section 5.2 to the contrary, after an Initial Offering, the following amounts shall be distributed solely to holders of Class A Common Shares that acquired such shares as a result of the conversion of Notes into Class A Shares: (i) any interest on the Notes that was accrued and unpaid at the IPO Date, (ii) any amount Deemed Distribution Reserve as such term is defined in the Strategic Agreement and (iii) any other amount distributable solely to a Noteholder or former Noteholder pursuant to the Strategic Agreement after the IPO Date.

ARTICLE VI

MANAGEMENT AND OPERATION OF BUSINESS

Section 6.1    Management.

(a)    The Manager shall conduct, direct and manage all activities of the Company for so long as the Apollo Group Beneficially Owns at least 10% of the Voting Power. Except as otherwise expressly provided in this Agreement, all management powers over the business and affairs of the Company shall be exclusively vested in the Manager, and no other Member shall have any management power over the business and affairs of the Company. In the event that the Apollo Group no longer Beneficially Owns, in the aggregate, 10% or more of the Voting Power of the Company, the Board or its designee shall conduct, direct and manage all activities of the Company or, as contemplated under Section 6.3, shall exercise all of the powers granted to the Manager hereunder.

(b)    In addition to the powers now or hereafter granted to the Manager under any other provision of this Agreement, the Manager, subject to Section 6.1(a) and Section 6.2, shall have full power and authority to do all things and on such terms as it determines, in its sole discretion, to be necessary or appropriate to conduct the business of the Company, to exercise all powers set forth in Section 2.6 and to effectuate the purposes set forth in Section 2.5, including without limitation the power to:

(i)    vest in the Board any or all powers over the business and affairs of the Company, as the Manager determines, in its sole discretion;

(ii)    make any expenditures, lend or borrow money, assume or guarantee, or otherwise contract for, indebtedness and other liabilities, issue evidences of indebtedness, including indebtedness that is convertible or exchangeable into Company securities or options, rights, warrants or appreciation rights relating to Company securities, and incur any other obligations;

(iii)    make tax, regulatory and other filings, or render periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Company;

(iv)    acquire, dispose of, mortgage, pledge, encumber, hypothecate or exchange any or all of the assets of the Company or merge or otherwise combine the Company with or into another Person (subject, however, to any prior approval that may be required by Section 6.2, Article XI);

(v)    use the assets of the Company (including cash on hand) for any purpose consistent with the terms of this Agreement, including the distribution of Company cash, the financing of the conduct of the operations of the Company Group; subject to applicable securities laws, the lending of funds to other Persons; the repayment or guarantee of obligations of any Company Group Member and the making of capital contributions to any Company Group Member;

(vi)    negotiate, execute and perform any contract, conveyance or other instrument (including instruments that limit the liability of the Manager under contractual arrangements to all or particular assets of the Company, with the other party to the contract to have no recourse against the Manager or its assets other than its interest in the Company, even if same results in the terms of the transaction being less favorable to the Company than would otherwise be the case);

(vii)    select, appoint and dismiss the Company’s officers and employees (including employees having titles such as “chief executive officer,” “senior managing director,” “president,” “vice president,” “secretary,” “treasurer” or any other titles the Manager in its sole discretion may determine) and agents, representatives, outside attorneys, accountants, consultants and contractors and the determination of their compensation and other terms of employment or hiring;

(viii)    maintain insurance for the benefit of the Company Group, the Members and Indemnified Persons;

(ix)    form, or acquire an interest in, and contribute property and make loans to, any limited or general partnerships, joint ventures, limited liability companies, corporations or other relationships (including the acquisition of interests in, and the contributions of property to, the Company’s Subsidiaries from time to time);

(x)    control any matters affecting the rights and obligations of the Company, including the bringing and defending of actions at law or in equity and otherwise engaging in the conduct of litigation, arbitration or mediation and the incurring of legal expense and the settlement of claims and litigation;

(xi)    indemnify any Person against liabilities and contingencies to the extent permitted by Applicable Law;

(xii)    enter into listing agreements with any National Securities Exchange and delist some or all of the Shares from, or request that trading be suspended on, any such exchange;

(xiii)    purchase, sell or otherwise acquire or dispose of Company securities or options, rights, warrants or appreciation rights relating to Company securities;

(xiv)    undertake any action in connection with the Company’s participation in the management of the Company Group through its managers, directors, officers or employees or the Company’s direct or indirect ownership of the Company Group Members, including, without limitation, all things described in or contemplated by any Registration Statement and the agreements described in or filed as exhibits to any Registration Statement;

(xv)    cause to be registered for resale under the Securities Act and applicable state or non-U.S. securities laws, any securities of, or any securities convertible or exchangeable into securities of, the Company held by any Person;

(xvi)    declare or pay any distributions of cash or other assets to Members;

(xvii)    file a bankruptcy petition; and

(xviii)    execute and deliver agreements with Affiliates of the Company or any Company Group Member to render services to a Company Group Member.

(c)    In exercising its authority under this Agreement, the Manager may, but shall be under no obligation to, take into account the tax consequences to any Member of any action taken (or not taken) by it. Neither the Company nor the Manager shall have any liability to a Member for monetary damages or otherwise for losses sustained, liabilities incurred or benefits not derived by such Member in connection with such decisions.

(d)    Notwithstanding anything otherwise to the contrary herein, the Delaware Act or any Applicable Law, each of the Members and each other Person who may acquire an interest in Company securities hereby:

(i)    approves, ratifies and confirms the execution, delivery and performance by the parties thereto of the Exchange Agreement, the Tax Receivable Agreement, the Strategic Agreement, the Notes, the Lender Rights Agreement, the Shareholders Agreement, the CS Rights Agreement, the Roll-up Agreements and the other agreements described in or contemplated by any Registration Statement;

(ii)    agrees that the Manager is authorized to execute, deliver and perform on behalf of the Company the agreements referred to in Section 6.1(d)(i) and the other agreements, acts, transactions and matters described in or contemplated by any Registration Statement, without any further act, approval or vote of the Members or the other Persons who may acquire an interest in Company securities; and

(iii)    agrees that the execution, delivery or performance by the Company, any Company Group Member or any Affiliate of any of them, of this Agreement or any agreement authorized or permitted under this Agreement shall not constitute a breach by the Company of any duty that the Company may owe the Members or any other Persons under this Agreement (or any other agreements) or of any duty (fiduciary or otherwise) existing at law, in equity or otherwise.

Section 6.2    Restrictions on Manager’s Authority.

(a)    The Manager shall have the right to exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its duly authorized representatives or the duly authorized officers of the Company, and the Manager shall not be responsible for the misconduct or negligence on the part of any such officer or representative duly appointed or duly authorized by the Manager in good faith.

(b)    Except as provided in Article IX and Article XI, the Manager may not sell, exchange or otherwise dispose of all or substantially all of the Company Group’s assets, taken as a whole, in a single transaction or a series of related transactions without the approval of holders of a majority of the Voting Power of the Company; provided, however, that this provision shall not preclude or limit the Manager’s ability, in its sole discretion, to mortgage, pledge, hypothecate or grant a security interest in all or substantially all of the assets of the Company Group (including for the benefit of Persons other than members of the Company Group, including Affiliates of the Manager) and shall not apply to any forced sale of any or all of the assets of the Company Group pursuant to the foreclosure of, or other realization upon, any such encumbrance.

Section 6.3    Resignation of the Manager. The Manager, may resign at any time by giving notice of such resignation in writing or by electronic transmission to the Board. Any such resignation shall take effect at the time specified therein. The acceptance of such resignation by the Board shall not be necessary to make it effective. The Manager may at any time designate a substitute manager that is a member of the Apollo Group, which substitute manager shall, upon the later of the acceptance of such designation and the effective date of such resignation of the departing Manager, be subject to the terms and conditions set forth in this Agreement and be deemed the “Manager” for all purposes hereunder. In the event the Manager resigns and does not designate a substitute manager in accordance with the terms of this Agreement, the Board shall conduct, direct and manage all activities of the Company and shall exercise all of the powers granted to the Manager hereunder.

Section 6.4    Board Generally. Following an Initial Offering, the Manager shall establish the Board, unless the Manager determines, in its sole discretion, to establish the Board prior to the Initial Offering. For so long as the Apollo Group Beneficially Owns 10% or more of the Voting Power of the Company, the Manager shall

(i) nominate and elect all Directors on the Board, (ii) set the number of Directors which shall constitute the Board and (iii) fill any vacancies on the Board. Each Director elected by the Manager shall hold office until such Director’s successor is duly elected and qualified, or until such Director’s death or until such Director resigns or is removed in the manner hereinafter provided. In the event that the Apollo Group Beneficially Owns less than 10% of the Voting Power of the Company, the number of directors which will constitute the Board shall be set by resolution of the Board.

Section 6.5    Election of Directors. In the event that the Apollo Group Beneficially Owns less than 10% of the Voting Power of the Company, (i) Directors shall be elected at the annual meeting of Members, except as provided in Section 6.8 and each Director elected shall hold office until the succeeding meeting after such Director’s election and until such Director’s successor is duly elected and qualified, or until such Director’s death or until such Director resigns or is removed in the manner hereinafter provided and (ii) Directors shall be elected by a plurality of the votes of Outstanding Voting Shares present in person or represented by proxy and entitled to vote on the election of Directors at any annual or special meeting of Members.

Section 6.6    Removal. For so long as the Apollo Group Beneficially Owns 10% or more of the Voting Power of the Company, any Director may be removed, with or without cause, at any time, by the Manager. In the event that the Apollo Group Beneficially Owns less than 10% of the Outstanding Voting Power of the Company, any Director or the whole Board may be removed, with or without cause, at any time, by the affirmative vote of holders of 50% of the Voting Power of the Company, given at an annual meeting or at a special meeting of Members called for that purpose.

Section 6.7    Resignations. Any Director may resign at any time by giving notice of such Director’s resignation in writing or by electronic transmission to the Company. Any such resignation shall take effect at the time specified therein, or if the time when it shall become effective shall not be specified therein, then it shall take effect immediately upon receipt by the Company of such resignation. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 6.8    Vacancies. For so long as the Apollo Group Beneficially Owns 10% or more of the Voting Power of the Company, unless otherwise required by Applicable Law, any vacancy on the Board will be filled by a designee of the Manager. In the event that the Apollo Group Beneficially Owns less than 10% of the Voting Power of the Company, unless otherwise required by law, (i) any vacancy on the Board that results from newly created Directorships resulting from any increase in the authorized number of Directors may be filled by a majority of the Directors then in office, provided that a quorum is present, and any other vacancies may be filled by a majority of the Directors then in office, though less than a quorum, or by a sole remaining Director, (ii) any Director elected to fill a vacancy not resulting from an increase in the number of Directors shall have the same remaining term as that of such Director’s predecessor and until such Director’s successor is duly elected or appointed and qualified, or until his or her earlier death, resignation or removal, (iii) if there are no Directors in office, then an election of Directors may be held in the manner provided by the DGCL, as though the Company were a Delaware corporation and as though the Members were stockholders of a Delaware corporation.

Section 6.9    Chairman of Meetings. The Manager may elect one of the Directors then in office as Chairman of the Board. At each meeting of the Board, the Chairman of the Board or, in the Chairman of the Board’s absence, a Director chosen by a majority of the Directors present, shall act as chairman of the meeting. The Secretary of the Company shall act as secretary at each meeting of the Board. In case the Secretary shall be absent from any meeting of the Board, an Assistant Secretary shall perform the duties of secretary at such meeting; and in the absence from any such meeting of the Secretary and all the Assistant Secretaries, the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 6.10    Place of Meetings. The Board may hold meetings, both regular and special, either within or without the State of Delaware.

Section 6.11    Special Meetings; Notice. Special meetings of the Board may be called by either the Manager, the Chairman of the Board, the Chief Executive Officer or, upon a resolution adopted by the Board, by the Secretary (or other officer of the Company if the Secretary is unavailable) on twenty-four (24) hours’ notice to each Director, either personally or by telephone or by mail, facsimile, wireless or other form of recorded or electronic communication, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate under the circumstances. Notice of any such meeting need not be given to any Director, however, if waived by such Director in writing or by facsimile, wireless or other form of recorded or electronic communication, or if such Director shall be present at such meeting.

Section 6.12    Action Without Meeting. Any action required or permitted to be taken at any meeting by the Board or any committee thereof, as the case may be, may be taken without a meeting if a consent thereto is signed or transmitted electronically, as the case may be, by all members of the Board or of such committee, as the case may be, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or such committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 6.13    Conference Telephone Meetings. Members of the Board, or any committee thereof, may participate in a meeting of the Board or such committee by means of conference telephone or other communications equipment by means of which all Persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

Section 6.14    Quorum. At all meetings of the Board, a majority of the then total number of Directors in office shall constitute a quorum for the transaction of business. At all meetings of any committee of the Board, the presence of a majority of the total number of members of such committee (assuming no vacancies) shall constitute a quorum. The act of a majority of the Directors or committee members present at any meeting at which there is a quorum shall be the act of the Board or such committee, as the case may be. If a quorum shall not be present at any meeting of the Board or any committee, a majority of the Directors or members, as the case may be, present thereat may adjourn the meeting from time to time without further notice other than announcement at the meeting.

Section 6.15    Committees. The Manager may designate one (1) or more committees consisting of one (1) or more Directors of the Company, which, to the extent provided in such designation, shall have and may exercise, subject to the provisions of this Agreement, the powers and authority granted hereunder. Such committee or committees shall have such name or names as may be determined from time to time by the Manager. A majority of all the members of any such committee may determine its action and fix the time and place, if any, of its meetings and specify what notice thereof, if any, shall be given, unless the Manager shall otherwise provide. The Manager shall have power to change the members of any such committee at any time to fill vacancies, and to discharge any such committee, either with or without cause, at any time. The Secretary of the Company shall act as Secretary of any committee, unless otherwise provided by the Board or the Committee. From after the IPO Date, the Manager shall cause the Company to form, constitute and empower each of the Audit Committee and the Conflicts Committee, which shall have such powers and rights as the Manager shall set forth in its written resolution.

Section 6.16    Remuneration. Unless otherwise expressly provided by the Manager, none of the Directors shall, as such, receive any stated remuneration for such Director’s services; but the Manager may at any time and from time to time by resolution provide that a specified sum shall be paid to any Director, payable in cash or securities, either as such Director’s annual remuneration as Director or member of any special or standing committee of the Board or as remuneration for such Director’s attendance at each meeting of the Board or any such committee. The Manager may also provide that the Company shall reimburse each Director for any expenses paid by such Director on account of such Director’s attendance at any meeting. Nothing in this Section 6.16 shall be construed to preclude any Director from serving the Company in any other capacity and receiving remuneration therefor.

Section 6.17    Reimbursement of the Manager.

(a)    Except as provided in this Section 6.17 and elsewhere in this Agreement, the Manager shall not be compensated for its services as manager or general partner of any Company Group Member.

(b)    The Manager shall be reimbursed on a monthly basis, or such other reasonable basis as the Manager may determine, in its sole discretion, for: (i) all direct and indirect expenses it incurs or payments it makes on behalf of the Company Group (including salary, bonus, incentive compensation and other amounts paid to any Person including Affiliates of the Manager to perform services for the Company Group or for the Manager in the discharge of its duties to the Company Group); and (ii) all other expenses allocable to the Company Group or otherwise incurred by the Manager in connection with operating the Company Group’s business (including expenses allocated to the Manager by its Affiliates). The Manager in its sole discretion shall determine the expenses that are allocable to the Company Group. Reimbursements pursuant to this Section 6.17 shall be in addition to any reimbursement to the Manager as a result of indemnification pursuant to Section 6.20.

(c)    The Manager may, in its sole discretion, without the approval of the other Members (who shall have no right to vote in respect thereof), propose and adopt on behalf of the Company Group equity benefit plans, programs and practices (including plans, programs and practices involving the issuance of Company securities or options, rights, warrants or appreciation rights relating to Company securities), or cause the Company to issue Company securities or options, rights, warrants or appreciation rights relating to Company securities in connection with, or pursuant to, any such equity benefit plan, program or practice or any equity benefit plan, program or practice maintained or sponsored by the Manager or any of its Affiliates in respect of services performed directly or indirectly for the benefit of the Company Group. The Company agrees to issue and sell to the Manager or any of its Affiliates any Company securities or options, rights, warrants or appreciation rights relating to Company securities that the Manager or such Affiliates are obligated to provide pursuant to any equity benefit plans, programs or practices maintained or sponsored by them. Expenses incurred by the Manager in connection with any such plans, programs and practices (including the net cost to the Manager or such Affiliates of Company securities or options, rights, warrants or appreciation rights relating to Company securities purchased by the Manager or such Affiliates from the Company to fulfill options or awards under such plans, programs and practices) shall be reimbursed in accordance with Section 6.17(b).

Section 6.18    Outside Activities.

(a)    The Manager, for so long as it is a manager of the Company: (i) agrees that its sole business will be to act as a manager, managing member or general partner, and to undertake activities that are ancillary or related thereto, of (x) the Company and any other limited liability company or partnership of which the Company is, directly or indirectly, a member or partner, or (y) any member of the Apollo Group; and (ii) shall not engage in any business or activity or incur any debts or liabilities except in connection with or incidental to: (A) its performance as manager, managing member or general partner of one or more Company Group Members or manager, managing member or general partner of one or more members of the Apollo Group; or (B) the acquiring, owning or disposing of debt or equity securities in any Company Group Member or member of the Apollo Group.

(b)    Except insofar as the Manager is specifically restricted by Section 6.18(a), each Indemnified Person shall have the right to engage in businesses of every type and description and other activities for profit and to engage in and possess an interest in other business ventures of any and every type or description, whether in businesses engaged in or anticipated to be engaged in by any Company Group Member, independently or with others, including business interests and activities in direct competition with the business and activities of any Company Group Member, and none of the same shall constitute a breach of this Agreement or any duty otherwise existing at law, in equity or otherwise to any Company Group Member or any Member or Record Holder. None of any Company Group Member, any Member or any other Person shall have any rights by virtue of this Agreement or the relationship established hereby in any business ventures of any Indemnified Person.

(c)    Subject to the terms of Section 6.18(a) and (b), and subject to any agreement between the Manager or the Company and any Indemnified Person, but otherwise notwithstanding anything to the contrary herein: (i) the engaging in competitive activities by any Indemnified Person (other than the Manager) in accordance with the provisions of this Section 6.18 is hereby approved by the Company and all the Members; (ii) it shall be deemed not to be a breach of the Manager’s or any other Indemnified Person’s duties or any other obligation of any type whatsoever of the Manager or any other Indemnified Person for the Indemnified Person (other than the Manager) to engage in such business interests and activities in preference to or to the exclusion of any Company Group Member; (iii) the Manager and the Indemnified Persons shall have no obligation hereunder or as a result of any duty otherwise existing at law, in equity or otherwise to present business opportunities to any Company Group Member; and (iv) the doctrine of “corporate opportunity” or other analogous doctrine shall not apply to any such Indemnified Person.

(d)    The Manager may cause the Company or any other Company Group Member to purchase or otherwise acquire Company securities or options, rights, warrants or appreciation rights relating to Company securities. Affiliates of the Manager may acquire Shares or other Company securities or options, rights, warrants or appreciation rights relating to Company securities and, except as otherwise expressly provided in this Agreement, shall be entitled to exercise all rights of the Manager or a Member, as applicable, relating to such Shares or Company securities or options, rights, warrants or appreciation rights relating to Company securities.

Section 6.19    Loans from the Manager; Loans or Contributions from the Company; Contracts with Affiliates; Certain Restrictions on the Manager.

(a)    Affiliates of the Manager may, but shall be under no obligation to, lend to any Company Group Member, and any Company Group Member may borrow from Affiliates of the Manager, funds needed or desired by the Company Group Member for such periods of time and in such amounts as the Manager may determine, in each case on terms that are fair and reasonable to the Company; provided, however, that the requirements of this Section 6.19 conclusively shall be deemed satisfied and not a breach of any duty hereunder or existing at law, in equity or otherwise as to any transaction: (i) approved by Special Approval; (ii) the terms of which are no less favorable to the Company than those generally being provided to or available from unrelated third parties; or (iii) that is fair and reasonable to the Company, taking into account the totality of the relationships between the parties involved (including other transactions that may be or have been particularly favorable or advantageous to the Company).

(b)    Any Company Group Member may lend or contribute to any other Company Group Member, and any Company Group Member may borrow from any other Company Group Member, funds on terms and conditions determined by the Manager. The foregoing authority shall be exercised by the Manager in its sole discretion and shall not create any right or benefit in favor of any Company Group Member or any other Person.

(c)    Affiliates of the Manager may render services to a Company Group Member or to the Manager in the discharge of its duties as manager of the Company. Any services rendered to a Company Group Member by an Affiliate of the Manager shall be on terms that are fair and reasonable to the Company; provided, however, that the requirements of this Section 6.19(c) conclusively shall be deemed satisfied and not a breach of any duty hereunder or existing at law, in equity or otherwise as to any transaction: (i) approved by Special Approval; (ii) the terms of which are no less favorable to the Company than those generally being provided to or available from unrelated third parties; or (iii) that is fair and reasonable to the Company, taking into account the totality of the relationships between the parties involved (including other transactions that may be or have been particularly favorable or advantageous to the Company). The provisions of Section 6.17 shall apply to the rendering of services described in this Section 6.19(c).

(d)    The Manager or any of its Affiliates may Transfer any property to, or purchase any property from, the Company, directly or indirectly, pursuant to transactions that are fair and reasonable to the Company; provided, however that the requirements of this Section 6.19(d) conclusively shall be deemed to be satisfied and not a breach of any duty hereunder or existing at law, in equity or otherwise as to: (i) the transactions described in or contemplated by any Registration Statement; (ii) any transaction approved by Special Approval; (iii) any transaction, the terms of which are no less favorable to the Company than those generally being provided to or available from unrelated third parties; or (iv) any transaction that is fair and reasonable to the Company, taking into account the totality of the relationships between the parties involved (including other transactions that may be or have been particularly favorable or advantageous to the Company). With respect to any contribution of assets to the Company in exchange for Company securities or options, rights, warrants or appreciation rights relating to Company securities, the Conflicts Committee (if utilized), in determining whether the appropriate number of Company securities or options, rights, warrants or appreciation rights relating to Company securities are being issued, may take into account, among other things, the fair market value of the assets, the liquidated and contingent liabilities assumed, the tax basis in the assets, the extent to which tax-only allocations to the transferor will protect the existing partners of the Company against a low tax basis, and such other factors as the Conflicts Committee deems relevant under the circumstances.

Section 6.20    Indemnification.

(a)    To the fullest extent permitted by Applicable Law but subject to the limitations expressly provided in this Agreement, all Indemnified Persons shall be indemnified and held harmless by the Company from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all threatened, pending or completed claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, and whether formal or informal and including appeals, in which any Indemnified Person may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as an Indemnified Person whether arising from acts or omissions to act occurring before or after the date of this Agreement; provided, however, that the Indemnified Person shall not be indemnified and held harmless if there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which the Indemnified Person is seeking indemnification pursuant to this Section 6.20, the Indemnified Person acted in bad faith or engaged in fraud or willful misconduct. Notwithstanding the preceding sentence, except as otherwise provided in Section 6.20(k), the Company shall be required to indemnify a Person described in such sentence in connection with any action, suit or proceeding (or part thereof) commenced by such Person only if the commencement of such action, suit or proceeding (or part thereof) by such Person was authorized by the Manager in its sole discretion.

(b)    To the fullest extent permitted by Applicable Law, expenses (including legal fees and expenses) incurred by an Indemnified Person in appearing at, participating in or defending any indemnifiable claim, demand, action, suit or proceeding pursuant to Section 6.20(a) shall, from time to time, be advanced by the Company prior to a final and non-appealable determination that the Indemnified Person is not entitled to be indemnified upon receipt by the Company of an undertaking by or on behalf of the Indemnified Peron to repay such amount if it ultimately shall be determined that the Indemnified Person is not entitled to be indemnified pursuant to this Section 6.20. Notwithstanding the immediately preceding sentence, except as otherwise provided in Section 6.20(k), the Company shall be required to indemnify an Indemnified Person pursuant to the immediately preceding sentence in connection with any action, suit or proceeding (or part thereof) commenced by such Person only if the commencement of such action, suit or proceeding (or part thereof) by such Person was authorized by the Manager in its sole discretion.

(c)    The indemnification provided by this Section 6.20 shall be in addition to any other rights to which an Indemnified Person may be entitled under this or any other agreement, pursuant to a vote of a majority of disinterested Directors with respect to such matter, as a matter of law, in equity or otherwise, both as to actions in the Indemnified Person’s capacity as an Indemnified Person and as to actions in any other capacity (including any capacity under the Underwriting Agreement), and shall continue as to an Indemnified Person who has ceased to serve in such capacity.

(d)    The Company may purchase and maintain (or reimburse the Manager or its Affiliates for the cost of) insurance, on behalf of the Manager, its Affiliates, any other Indemnified Person and such other Persons as the Manager shall determine in its sole discretion, against any liability that may be asserted against, or expense that may be incurred by, such Person in connection with the Company’s activities or any such Person’s activities on behalf of the Company, regardless of whether the Company would have the power to indemnify such Person against such liability under the provisions of this Agreement.

(e)    For purposes of this Section 6.20: (i) the Company shall be deemed to have requested an Indemnified Person to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Company also imposes duties on, or otherwise involves services by, such Indemnified Person to the plan or participants or beneficiaries of the plan; (ii) excise taxes assessed on an Indemnified Person with respect to an employee benefit plan pursuant to Applicable Law shall constitute “fines” within the meaning of Section 6.20(a); and (iii) any action taken or omitted by an Indemnified Person with respect to any employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the best interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose that is in the best interests of the Company.

(f)    Any indemnification pursuant to this Section 6.20 shall be made only out of the assets of the Company. In no event may an Indemnified Person subject the Members to personal liability by reason of the indemnification provisions set forth in this Agreement.

(g)    An Indemnified Person shall not be denied indemnification in whole or in part under this Section 6.20 because the Indemnified Person had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

(h)    The provisions of this Section 6.20 are for the benefit of the Indemnified Persons and their heirs, successors, assigns, executors and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

(i)    The Manager and each Director and officer shall, in the performance of his, her or its duties, be fully protected in relying in good faith upon the records of the Company and on such information, opinions, reports or statements presented to the Company by any of the officers, directors or employees of the Company or any other Company Group Member, or committees of the Board, or by any other Person (including legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by it) as to matters the Director or the Manager, as the case may be, reasonably believes are within such other Person’s professional or expert competence.

(j)    No amendment, modification or repeal of this Section 6.20 or any provision hereof shall in any manner terminate, reduce or impair the right of any past, present or future Indemnified Person to be indemnified by the Company, nor the obligations of the Company to indemnify any such Indemnified Person under and in accordance with the provisions of this Section 6.20 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or-in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

(k)    If a claim for indemnification (following the final disposition of the action, suit or proceeding for which indemnification is being sought) or advancement of expenses under this Section 6.20 is not paid in full within thirty (30) days after a written claim therefor by any Indemnified Person has been received by the Company, such Indemnified Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expenses of prosecuting such claim, including reasonable attorneys’ fees.

(l)    This Section 6.20 shall not limit the right of the Company, to the extent and in the manner permitted by Applicable Law, to indemnify and to advance expenses to, and purchase and maintain insurance on behalf of Persons other than Indemnified Persons.

Section 6.21    Liability of Indemnified Persons.

(a)    Notwithstanding anything otherwise to the contrary herein, no Indemnified Person shall be liable to the Company, the Members, in their capacity as such, or any other Persons who have acquired interests in the Company securities, for any losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising as a result of any act or omission of an Indemnified Person, or for any breach of contract (including breach of this Agreement) or any breach of duties (including breach of fiduciary duties) whether arising hereunder, at law, in equity or otherwise, unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter in question, the Indemnified Person acted in bad faith or engaged in fraud or willful misconduct.

(b)    Any amendment, modification or repeal of this Section 6.21 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the liability of the Indemnified Persons under this Section 6.21 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted, and provided such Person became an Indemnified Person hereunder prior to such amendment, modification or repeal.

Section 6.22    Resolution of Conflicts of Interest; Standards of Conduct and Modification of Duties.

(a)    Unless otherwise expressly provided in this Agreement, whenever a potential conflict of interest exists or arises between the Manager, one or more Directors or its or their respective Affiliates, on the one hand, and the Company, any Company Group Member or any Member, on the other hand, any resolution or course of action by the Manager or its Affiliates in respect of such conflict of interest shall be permitted and deemed approved by all Members, and shall not constitute a breach of this Agreement, of any agreement contemplated herein, or of any duty stated or implied by law or equity, including any fiduciary duty, if the resolution or course of action in respect of such conflict of interest is: (i) approved by Special Approval; (ii) on terms no less favorable to the Company, Company Group Member or Member, as applicable, than those generally being provided to or available from unrelated third parties; or (iii) fair and reasonable to the Company taking into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to the Company).

The Manager shall be authorized but not required in connection with its resolution of such conflict of interest to seek Special Approval of such resolution, and the Manager may also adopt a resolution or course of action that has not received Special Approval. Failure to seek Special Approval shall not be deemed to indicate that a conflict of interest exists or that Special Approval could not have been obtained. If Special Approval is not sought and the Manager determines that the resolution or course of action taken with respect to a conflict of interest satisfies either of the standards set forth in clauses (ii) or (iii) of this Section 6.22(a), then it shall be presumed that, in making its decision, the Manager acted in good faith, and in any proceeding brought by or on behalf of the Company, any Member or any other Person challenging such approval, the Person bringing or prosecuting such proceeding shall have the burden of overcoming such presumption. Notwithstanding anything otherwise to the contrary herein or any duty otherwise existing in law, equity, or otherwise, the existence of the conflicts of interest described in any Registration Statement are hereby approved by all Members and shall not constitute a breach of this Agreement or of any duty otherwise existing at law, in equity or otherwise.

(b)    The Members hereby authorize the Manager, on behalf of the Company as a partner or member of a Company Group Member, to approve of actions by the directors, general partner, managers or managing member of such Company Group Member similar to those actions permitted to be taken by the Manager pursuant to this Section 6.22.

(c)    Notwithstanding anything otherwise to the contrary herein or any Applicable Law, whenever in this Agreement or any other agreement contemplated hereby or otherwise, the Manager, in its capacity as the manager of the Company, is permitted to or required to make a decision in its “sole discretion” or “discretion” or that it deems “necessary or appropriate” or “necessary or advisable” or under a grant of similar authority or latitude, then the Manager, or any of its Affiliates that cause it to make any such decision, shall, to the fullest extent permitted by Applicable Law, make such decision in its sole discretion (regardless of whether there is a reference to “sole discretion” or “discretion”), and shall be entitled to consider only such interests and factors as it desires, including its own interests, and shall have no duty or obligation (fiduciary or otherwise) to give any consideration to any interest of or factors affecting the Company or the Members, and shall not be subject to any other or different standards imposed by this Agreement, any other agreement contemplated hereby, under the Delaware Act or under any other Applicable Law or in equity. Whenever in this Agreement or any other agreement contemplated hereby or otherwise the Manager is permitted to or required to make a decision in its “good faith” then for purposes of this Agreement, the Manager, or any of its Affiliates that cause it to make any such decision, shall be conclusively presumed to be acting in good faith if such Person or Persons subjectively believe(s) that the decision made or not made is in or not opposed to the best interests of the Company.

(d)    Notwithstanding anything otherwise to the contrary herein, the Manager and its Affiliates shall have no duty or obligation, express or implied, to: (i) sell or otherwise dispose of any asset of the Company Group; or (ii) permit any Company Group Member to use any facilities or assets of the Manager and its Affiliates, except as may be provided in contracts entered into from time to time specifically dealing with such use. Any determination by the Manager or any of its Affiliates to enter into such contracts shall be in such Person’s sole discretion.

(e)    Except as expressly set forth in this Agreement, to the fullest extent permitted by Applicable Law, neither the Manager nor any other Indemnified Person shall have any duties or liabilities, including fiduciary duties, to the Company, any Member or any other Person bound by this Agreement, and the provisions of this Agreement, to the extent that they restrict or otherwise modify or eliminate the duties and liabilities, including fiduciary duties, of the Manager or any other Indemnified Person otherwise existing at law or in equity, are agreed by the Members to replace such other duties and liabilities of the Manager or such other Indemnified Person.

(f)    The Members expressly acknowledge that the Manager is under no obligation to consider the separate interests of the Members (including, without limitation, the tax consequences to Members) in deciding whether to cause the Company to take (or decline to take) any actions, and that the Manager shall not be liable for monetary damages for losses sustained, liabilities incurred or benefits not derived by Members in connection with such decisions.

Section 6.23    Other Matters Concerning the Manager.

(a)    The Manager may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

(b)    The Manager shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers or any duly appointed attorney or attorneys-in-fact, and the Manager shall not be responsible for the misconduct or negligence on the part of any such officer or attorney. Subject to the immediately preceding sentence, each such attorney shall, to the extent provided by the Manager in the power of attorney, have full power and authority to do and perform each and every act and duty that is permitted or required to be done by the Manager hereunder.

Section 6.24    Reliance by Third Parties. Notwithstanding anything otherwise to the contrary herein, any Person dealing with the Company shall be entitled to assume that the Manager, its representatives and any officer of the Company authorized by the Manager to act on behalf of and in the name of the Company has full power and authority to encumber, sell or otherwise use in any manner any and all assets of the Company and to enter into any authorized contracts on behalf of the Company, and such Person shall be entitled to deal with the Manager, any such representative or any such officer as if it were the Company’s sole party in interest, both legally and beneficially. Each Member hereby waives any and all defenses or other remedies that may be available against such Person to contest, negate or disaffirm any action of the Manager, any such representative or any such officer in connection with any such dealing. In no event shall any Person dealing with the Manager or any such officer or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the Manager or any such officer or its representatives. Each and every certificate, document or other instrument executed on behalf of the Company by the Manager or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that: (i) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect; (ii) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Company; and (iii) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Company.

ARTICLE VII

BOOKS; RECORDS; ACCOUNTING AND REPORTS

Section 7.1    Records and Accounting. The Manager shall keep or cause to be kept at the principal office of the Company appropriate books and records with respect to the Company’s business, including all books and records necessary to provide to the Members any information required to be provided pursuant to this Agreement. Any books and records maintained by or on behalf of the Company in the regular course of its business, including the record of the Members, books of account and records of Company proceedings, may be kept on, or be in the form of, computer disks, hard drives, punch cards, magnetic tape, photographs, micrographics or any other information storage device; provided, that the books and records so maintained are convertible into clearly legible written form within a reasonable period of time. The books of the Company shall be maintained, for financial reporting purposes, on an accrual basis in accordance with U.S. generally accepted accounting principles.

Section 7.2    Fiscal Year. The fiscal year for tax and financial reporting purposes of the Company shall be a calendar year ending December 31 unless otherwise required by the Code or permitted by Applicable Law.

Section 7.3    Reports.

(a)    As soon as practicable, but in no event later than 120 days after the close of each fiscal year of the Company, the Manager shall cause to be mailed or made available to each Record Holder, as of a date selected by the Manager, an annual report containing financial statements of the Company for such fiscal year of the Company, presented in accordance with U.S. generally accepted accounting principles, including a balance sheet and statements of operations, equity and cash flows, such statements to be audited by a registered public accounting firm selected by the Manager.

(b)    As soon as practicable, but in no event later than 90 days after the close of each Quarter except the last Quarter of each fiscal year, the Manager shall cause to be mailed or made available to each Record Holder, as of a date selected by the Manager in its sole discretion, a report containing unaudited financial statements of the Company and such other information as may be required by Applicable Law or any National Securities Exchange on which the Shares are listed for trading, or as the Manager determines to be necessary.

(c)    The Manager shall be deemed to have made a report available to each Record Holder as required by this Section 7.3 if it has either: (i) filed such report with the SEC via its Electronic Data Gathering, Analysis and Retrieval system and such report is publicly available on such system; or (ii) made such report available on any publicly available website maintained by the Company.

ARTICLE VIII

TAX MATTERS

Section 8.1    Tax Returns and Information. The Company shall timely file all returns of the Company that are required for federal, state and local income tax purposes on the basis of the accrual method and its fiscal year. The Company shall use reasonable efforts to furnish to all Members necessary tax information as promptly as possible after the end of the fiscal year of the Company; provided, however, that delivery of such tax information may be subject to delay as a result of the late receipt of any necessary tax information from an entity in which the Company or any Company Group Member holds an interest. Each Member shall be required to report for all tax purposes consistently with such information provided by the Company.

Section 8.2    Tax Elections.

(a)    The Manager shall determine whether to make or refrain from making the election provided for in Section 754 of the Code, and any and all other elections permitted by the tax laws of the U.S., the several states and other relevant jurisdictions, in its sole discretion. Notwithstanding anything otherwise to the contrary herein, for the purposes of computing the adjustments under Section 743(b) of the Code, the Manager shall be authorized (but not required) to adopt a convention whereby the price paid by a transferee of a Share will be deemed to be the lowest quoted closing price of the Shares on any National Securities Exchange on which such Shares are traded during the calendar month in which such Transfer occurs as is deemed to occur pursuant to this Agreement without regard to the actual price paid by such transferee.

(b)    Except as otherwise provided herein, the Manager shall determine whether the Company should make any other elections permitted by the Code.

Section 8.3    Tax Controversies. The Manager (or such other person as required by applicable law) shall be the Tax Matters Partner. The Manager is authorized and required to represent the Company (at the Company’s expense) in connection with all examinations of the Company’s affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Company funds for professional services and costs associated therewith. Each Member agrees to cooperate with the Manager and to do or refrain from doing any or all things reasonably required by the Manager to conduct such proceedings. The Company shall give the Manager any required power of attorney to satisfy the intent of this Section 8.3.

Section 8.4    Withholding. Notwithstanding anything otherwise to the contrary herein, the Manager is authorized to take any action that may be required to cause the Company and other Company Group Members to comply with any withholding requirements established under the Code or any other Applicable Law including pursuant to Sections 1441, 1442, 1445 and 1446 of the Code. To the extent that the Company is required or elects to withhold and pay over to any taxing authority any amount resulting from the allocation or distribution of income to any Member (including by reason of Section 1446 of the Code), the Manager may treat the amount withheld as a distribution of cash pursuant to Sections 5.2 or 9.3 in the amount of such withholding from such Member.

Section 8.5    Class B Common Shares. For federal (and applicable state) income tax purposes, no Class B Common Shares shall be treated as outstanding limited liability company membership interests and holders that own only Class B Common Shares shall not be treated as Members.

Section 8.6    Tax Receivable Agreement. In the event the Company is taxed as a corporation for US federal income tax purposes, the Company will enter, and will cause APO LLC, Apollo Principal I, Apollo Principal III, and any other flow-through entity the Issuer owns interests in, to enter, into a tax receivable agreement substantially in the same form as the Tax Receivable Agreement.

ARTICLE IX

DISSOLUTION AND LIQUIDATION

Section 9.1    Dissolution. The Company shall not be dissolved by the admission of Substitute Members or additional Members following the date hereof. The Company shall dissolve, and its affairs shall be wound up, upon:

(a)    an election to dissolve the Company by the Manager that is approved by the Members holding a majority of the Voting Power of the Company;

(b)    the sale, exchange or other disposition of all or substantially all of the assets and properties of the Company;

(c)    the entry of a decree of judicial dissolution of the Company pursuant to the provisions of the Delaware Act; or

(d)    at any time that there are no Members of the Company, unless the business of the Company is continued in accordance with the Delaware Act.

Section 9.2    Liquidator.

(a)    Upon dissolution of the Company, the Manager shall select one or more Persons to act as Liquidator (which may be the Manager). The Liquidator (if other than the Manager) shall be entitled to receive such compensation for its services as may be approved by the Manager. The Liquidator (if other than the Manager) shall agree not to resign at any time without 15 days’ prior notice and may be removed at any time, with or without cause, by notice of removal approved by the Manager.

(b)    Upon dissolution, death, incapacity, removal or resignation of the Liquidator, a successor and substitute Liquidator (who shall have and succeed to all rights, powers and duties of the original Liquidator) shall within 30 days thereafter be appointed by the Manager. The right to approve a successor or substitute Liquidator in the manner provided herein shall be deemed to refer also to any such successor or substitute Liquidator approved in the manner herein provided. Except as expressly provided in this Article IX, the Liquidator approved in the manner provided herein shall have and may exercise, without further authorization or consent of any of the parties hereto, all of the powers conferred upon the Manager under the terms of this Agreement (but subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers) necessary or appropriate to carry out the duties and functions of the Liquidator hereunder for and during the period of time required to complete the winding up and liquidation of the Company as provided for herein.

Section 9.3    Liquidation. The Liquidator shall proceed to dispose of the assets of the Company, discharge its liabilities, and otherwise wind up its affairs in such manner and over such period as determined by the Liquidator, subject to Section 18-804 of the Delaware Act and the following:

(a)    Subject to Section 9.3(c) the assets may be disposed of by public or private sale or by distribution in kind to one or more Members on such terms as the Liquidator and such Member or Members may agree. The Liquidator may defer liquidation or distribution of the Company’s assets for a reasonable time if it determines that an immediate sale or distribution of all or some of the Company’s assets would be impractical or would cause undue loss to the Members. The Liquidator may distribute the Company’s assets, in whole or in part, in kind if it determines that a sale would be impractical or would cause undue loss to the Members. If any property is distributed in kind, the Member receiving the property shall be deemed for purposes of Section 9.3(c) to have received cash equal to its fair market value; and contemporaneously therewith, appropriate cash distributions must be made to the other Members. Notwithstanding anything otherwise to the contrary herein, the Members understand and acknowledge that a Member may be compelled to accept a distribution of any asset in kind from the Company despite the fact that the percentage of the asset distributed to such Member exceeds the percentage of that asset which is equal to the percentage in which such Member shares in distributions from the Company.

(b)    Liabilities of the Company include amounts owed to the Liquidator as compensation for serving in such capacity (subject to the terms of Section 9.2) and amounts to Members otherwise than in respect of their distribution rights under Article V. With respect to any liability that is contingent, conditional or unmatured or is otherwise not yet due and payable, the Liquidator shall either settle such claim for such amount as it thinks appropriate or establish a reserve of cash or other assets to provide for its payment. When paid, any unused portion of the reserve shall be applied to other liabilities or distributed as additional liquidation proceeds.

(c)    Upon dissolution and liquidation of the Company pursuant to Article IX, all property and all cash in excess of that required to discharge liabilities as provided in Section 9.3(b) shall be distributed to the Members pro rata in accordance with their respective Percentage Interests, and shall also take into consideration any liquidation preference that the Noteholders are entitled to receive under the Strategic Agreement.

Section 9.4    Cancellation of Certificate of Formation. Upon the completion of the distribution of Company cash and property as provided in Section 9.3 in connection with the liquidation of the Company, the Certificate of Formation and all qualifications of the Company as a foreign limited liability company in jurisdictions other than the State of Delaware shall be canceled and such other actions as may be necessary to terminate the Company shall be taken.

Section 9.5    Return of Contributions. The Manager, the Members and the officers of the Company will not be personally liable for, or have any obligation to contribute or loan any monies or property to the Company to enable it to effectuate, the return of the Capital Contributions of the Members, or any portion thereof, it being expressly understood that any such return shall be made solely from Company assets.

Section 9.6    Waiver of Partition. To the maximum extent permitted by Applicable Law, each Member hereby waives any right to partition of the Company property.

ARTICLE X

AMENDMENT OF AGREEMENT

Section 10.1    Amendments to be Adopted Solely by the Manager. Each Member agrees that the Manager, without the approval of any Member, the Board or any other Person, may amend any provision of this Agreement and execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith, to reflect:

(a)    a change in the name of the Company, the location of the principal place of business of the Company, the registered agent of the Company or the registered office of the Company;

(b)    the admission, substitution, withdrawal or removal of Members in accordance with this Agreement;

(c)    a change that the Manager determines in its sole discretion to be necessary or appropriate to qualify or continue the qualification of the Company as a limited liability company or a company in which the Members have limited liability under the laws of any state or other jurisdiction or to ensure that the Company Group Members will not be treated as associations taxable as corporations or otherwise taxed as entities for U.S. federal income tax purposes;

(d)    a change that the Manager determines in its sole discretion to be necessary or appropriate to address changes in U.S. federal income tax regulations, legislation or interpretation;

(e)    a change that the Manager determines in its sole discretion: (i) does not adversely affect the Members considered as a whole (including any particular class of Shares as compared to other classes of Shares, treating the Common Shares as a separate class for this purpose) in any material respect; (ii) to be necessary, desirable or appropriate to: (A) satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any U.S. federal or state or non-U.S. agency or judicial authority or contained in any U.S. federal or state or non-U.S. statute (including the Delaware Act); or (B) facilitate the trading of the Shares (including the division of any class or classes of Shares into different classes to facilitate uniformity of tax consequences within such classes of Shares) or comply with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Shares are or will be listed; (iii) to be necessary or appropriate in connection with action taken by the Manager pursuant to Section 4.2; or (iv) is required to effect the intent expressed in any Registration Statement or the intent of the provisions of this Agreement or is otherwise contemplated by this Agreement;

(f)    a change in the fiscal year or taxable year of the Company and any other changes that the Manager determines to be necessary or appropriate as a result of a change in the fiscal year or taxable year of the Company including, if the Manager shall so determine in its sole discretion, a change in the definition of “Quarter” and the dates on which distributions are to be made by the Company;

(g)    an amendment that the Manager determines is necessary or appropriate based on advice of counsel, to prevent the Company, or the Manager or its partners, officers, trustees, representatives or agents (as applicable) from having a material risk of being in any manner subjected to the provisions of the Investment Company Act, the U.S. Investment Advisers Act of 1940, as amended, or “plan asset” regulations adopted under the U.S. Employee Retirement Income Security Act of 1974, as amended, regardless of whether such are substantially similar to plan asset regulations currently applied or proposed by the United States Department of Labor;

(h)    an amendment that the Manager determines in its sole discretion to be necessary, desirable or appropriate in connection with the creation, authorization or issuance of any class or series of Company securities or options, rights, warrants or appreciation rights relating to Shares;

(i)    any amendment expressly permitted in this Agreement to be made by the Manager acting alone;

(j)    an amendment effected, necessitated or contemplated by a Merger Agreement approved in accordance with Section 11.3;

(k)    an amendment that the Manager determines in its sole discretion to be necessary or appropriate to reflect and account for the formation by the Company of, or investment by the Company in, any corporation, partnership, joint venture, limited liability company or other entity, in connection with the conduct by the Company of activities permitted by the terms of Section 2.5 or Section 6.1;

(l)     a merger, conversion or conveyance pursuant to Section 11.3(d), including any amendment permitted pursuant to Section 11.5; or

(m)     any other amendments substantially similar to the foregoing.

Section 10.2     Amendment Procedures. Except as provided in Section 3.2, Section 10.1, Section 10.3 and Section 11.5, all amendments to this Agreement shall be made in accordance with the following requirements. Amendments to this Agreement may be proposed only by the Manager; provided however, that, to the fullest extent permitted by Applicable Law, the Manager shall have no duty or obligation to propose any amendment to this Agreement and may decline to do so free of any duty (including any fiduciary duty) or obligation whatsoever to the Company or any Member or other Person bound by this Agreement and, in declining to propose an amendment, to the fullest extent permitted by Applicable Law, shall not be required to act in good faith or pursuant to any other standard imposed by this Agreement, any other agreement contemplated hereby or under the Delaware Act or any other Applicable Law or at equity. A proposed amendment shall be effective upon its approval by the Manager and the Members holding a majority of the Voting Power of the Company unless a greater or different percentage is required under this Agreement or by Delaware law. Each proposed amendment that requires the approval of the holders of a specified percentage of the Voting Power of the Company shall be set forth in a writing that contains the text of the proposed amendment. If such an amendment is proposed, the Manager shall seek the written approval of the requisite percentage of the Voting Power of the Company or call a meeting of the Members to consider and vote on such proposed amendment, in each case in accordance with the other provisions of this Article X. The Manager shall notify all Record Holders upon final adoption of any such proposed amendments.

Section 10.3     Amendment Requirements.

(a)    Notwithstanding the provisions of Section 10.1, Section 10.2 and Section 11.5, no provision of this Agreement that requires the vote or consent of Members holding, or holders of, a percentage of the Voting Power of the Company (including the Voting Power in respect of Voting Shares deemed owned by the Manager and its Affiliates) required to take any action shall be amended, altered, changed, repealed or rescinded in any respect that would have the effect of reducing such voting percentage unless such amendment is approved by the written consent or the affirmative vote of Members or holders of Voting Power of the Company whose aggregate Voting Power constitutes not less than the voting or consent requirement sought to be reduced.

(b)    Notwithstanding the provisions of Section 10.1 and Section 10.2, no amendment to this Agreement may: (i) enlarge the obligations of any a Member without his, her or its consent, unless such shall be deemed to have occurred as a result of an amendment approved pursuant to Section 10.3(c); or (ii) enlarge the obligations of, restrict in any way any action by or rights of, or reduce in any way the amounts distributable, reimbursable or otherwise payable to the Manager or any of its Affiliates without the Manager’s consent, which consent may be given or withheld in its sole discretion.

(c)     Except as provided in Section 10.1 and Section 11.3, any amendment that would have a material adverse effect on the rights or preferences of any class of Shares in relation to other classes of Shares must be approved by the holders of not less than a majority of the Outstanding Shares of the class affected.

(d)    Except as provided in Section 10.1 and subject to Section 12.7(c), this Section 10.3 shall only be amended with the approval of the Members holding of at least 90% of the Voting Power of the Company.

ARTICLE XI

MERGER, CONSOLIDATION OR CONVERSION

Section 11.1     Authority. The Company may merge or consolidate with one or more limited liability companies or “other business entities” as defined in Section 18-209 of the Delaware Act, or convert into any such entity, whether such entity is formed under the laws of the State of Delaware or any other state of the United States of America, pursuant to a written agreement of merger or consolidation (“Merger Agreement”) or a written plan of conversion (“Plan of Conversion”), as the case may be, in accordance with this Article XI.

Section 11.2     Procedure for Merger, Consolidation or Conversion. Merger, consolidation or conversion of the Company pursuant to this Article XI requires the prior approval of the Manager; provided, however, that to the fullest extent permitted by Applicable Law, the Manager shall have no duty or obligation to consent to any merger, consolidation or other business combination of the Company and, to the fullest extent permitted by Applicable Law, may decline to do so free of any duty (including any fiduciary duty) or obligation whatsoever to the Company, any Member or any other Person bound by this Agreement and, in declining to consent to a merger, consolidation or other business combination, shall not be required to act pursuant to any other standard imposed by this Agreement, any other agreement contemplated hereby or under the Delaware Act or any other Applicable Law.

(a)    If the Manager shall determine to consent to a merger or consolidation, the Manager shall approve the Merger Agreement, which shall set forth:

(i)     the names and jurisdictions of formation or organization of each of the business entities proposing to merge or consolidate;

(ii)     the name and jurisdiction of formation or organization of the business entity that is to survive the proposed merger or consolidation (the “Surviving Business Entity”);

(iii)     the terms and conditions of the proposed merger or consolidation;

(iv)     the manner and basis of exchanging or converting the rights or securities of, or interests in, each constituent business entity for, or into, cash, property, rights, or securities of or interests in, the Surviving Business Entity; and if any rights or securities of, or interests in, any constituent business entity are not to be exchanged or converted solely for, or into, cash, property, rights, or securities of or interests in, the Surviving Business Entity, the cash, property, rights, or securities of or interests in, any limited liability company or other business entity which the holders of such rights, securities or interests are to receive, if any;

(v)     a statement of any changes in the constituent documents or the adoption of new constituent documents (the certificate of formation or limited liability company agreement, articles or certificate of incorporation, articles of trust, declaration of trust, certificate or agreement of limited partnership or other similar charter or governing document) of the Surviving Business Entity to be effected by such merger or consolidation;

(vi)     the effective time of the merger, which may be the date of the filing of the certificate of merger or a later date specified in or determinable in accordance with the Merger Agreement (provided, that if the effective time of the merger is to be later than the date of the filing of the certificate of merger, the effective time shall be fixed no later than the time of the filing of the certificate of merger or the time stated therein); and

(vii)     such other provisions with respect to the proposed merger or consolidation that the Manager determines to be necessary or appropriate.

(b)     If the Manager shall determine to consent to a conversion, the Manager may approve and adopt a Plan of Conversion containing such terms and conditions that the Manager determines to be necessary or appropriate.

Section 11.3     Approval by Members of Merger, Consolidation or Conversion or Sales of Substantially All of the Company’s Assets.

(a)    Except as provided in Section 11.3(d), the Manager, upon its approval of the Merger Agreement or Plan of Conversion, as the case may be, shall direct that the Merger Agreement or Plan of Conversion, as applicable, be submitted to a vote of Members, whether at an annual meeting or a special meeting, in either case, in accordance with the requirements of Article XII. A copy or a summary of the Merger Agreement or Plan of Conversion, as applicable, shall be included in or enclosed with the notice of meeting.

(b)    Except as provided in Section 11.3(d), the Merger Agreement or Plan of Conversion, as applicable, shall be approved upon receiving the affirmative vote or consent of the holders of a majority of the Voting Power of the Company.

(c)     Except as provided in Section 11.3(d), after such approval by vote or consent of the Members, and at any time prior to the filing of the certificate of merger or a certificate of conversion pursuant to Section 11.4, the merger, consolidation or conversion may be abandoned pursuant to provisions therefor, if any, set forth in the Merger Agreement or the Plan of Conversion, as the case may be.

(d)     Notwithstanding anything otherwise to the contrary herein, the Manager is permitted, without Member approval, to convert the Company into a new limited liability entity, or to merge the Company into, or convey all of the Company’s assets to, another limited liability entity, which shall be newly formed and shall have no assets, liabilities or operations at the time of such conversion, merger or conveyance other than those it receives from the Company if: (i) the Manager has received an Opinion of Counsel that the conversion, merger or conveyance, as the case may be, would not result in the loss of the limited liability of any Member or cause the Company to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes (to the extent not previously treated as such); (ii) the sole purpose of such conversion, merger or conveyance is to effect a mere change in the legal form of the Company into another limited liability entity; and (iii) the governing instruments of the new entity provide the Members and the Manager with substantially the same rights and obligations as are herein contained.

(e)     No Member is entitled to dissenters’ rights of appraisal in the event of a merger, consolidation or conversion pursuant to this Article XI, a sale of all or substantially all of the assets of the Company or the Company’s Subsidiaries, or any other similar transaction or event.

(f)     The Manager may cause the Company to sell, exchange or otherwise dispose of all or substantially all of its assets, in one transaction or a series of related transactions, or approve on behalf of the Company any such sale, exchange or other disposition, or mortgage, pledge, hypothecate or grant a security interest in all or substantially all of the assets of the Company, in each case, without the approval of any Member.

(g)     Without the approval of any Member, the Manager may, at any time, cause the Company to implement a reorganization whereby a Delaware statutory trust (the “ERISA Trust”) would hold all Outstanding Class A Common Shares and the holder of each Class A Common Share would receive, in exchange for such Class A Common Shares, a common share of the Trust which would represent one undivided beneficial interest in the Trust, and each common share of the Trust would correspond to one underlying Class A Common Share; provided, however, that the Manager will not implement such a trust structure if, in its sole discretion, it determines that such reorganization would be taxable or otherwise alter the benefits or burdens of ownership of the Class A Common Shares, including altering a Member’s allocation of items of income, gain, loss, deduction or credit or the treatment of such items for U.S. federal income tax purposes. The Manager will also be required to implement the reorganization in such a manner that the reorganization does not have a material effect on the voting or economic rights of Class A Common Shares and Class B Common Shares.

(h)     Each merger, consolidation or conversion approved pursuant to this Article XI shall provide that all holders of Class A Common Shares shall be entitled to receive the same consideration pursuant to such transaction with respect to each of their Class A Common Shares.

Section 11.4     Certificate of Merger or Conversion. Upon the required approval by the Manager of a Merger Agreement or a Plan of Conversion, as the case may be, a certificate of merger or certificate of conversion, as applicable, shall be executed and filed with the Secretary of State of the State of Delaware in conformity with the requirements of the Delaware Act.

Section 11.5     Amendment of Agreement. Pursuant to Section 18-209(f) of the Delaware Act, an agreement of merger, consolidation or other business combination approved in accordance with this Article XI may:

(a)     effect any amendment to this Agreement; or

(b)     effect the adoption of a new limited liability company agreement for a limited liability company if it is the Surviving Business Entity.

Any such amendment or adoption made pursuant to this Section 11.5 shall be effective at the effective time or date of the merger, consolidation or other business combination.

Section 11.6     Effect of Merger.

(a)     At the effective time of the certificate of merger, consolidation or similar certificate:

(i)     all of the rights, privileges and powers of each of the business entities that has merged or consolidated, and all property, real, personal and mixed, and all debts due to any of those business entities shall be vested in the Surviving Business Entity and after the merger or consolidation shall be the property of the Surviving Business Entity and all other things and causes of action belonging to each of those business entities, shall be vested in the Surviving Business Entity to the extent they were of each constituent business entity;

(ii)     the title to any real property vested by deed or otherwise in any of those constituent business entities shall not revert and is not in any way impaired because of the merger or consolidation;

(iii)     all rights of creditors and all liens on or security interests in property of any of those constituent business entities shall be preserved unimpaired; and

(iv)     all debts, liabilities and duties of those constituent business entities shall attach to the Surviving Business Entity and may be enforced against it to the same extent as if the debts, liabilities and duties had been incurred or contracted by it.

(b)     It is the intent of the parties hereto that a merger or consolidation effected pursuant to this Article XI shall not be deemed to result in a Transfer or assignment of assets or liabilities from one entity to another.

Section 11.7    Corporate Treatment; Change of Law.

(a)     In the event that the Manager determines the Company should seek relief pursuant to Section 7704(e) of the Code to preserve the status of the Company as a partnership for U.S. federal (and applicable state) income tax purposes, the Company and each Member shall agree to adjustments required by the tax authorities, and the Company shall pay such amounts as required by the tax authorities, to preserve the status of the Company as a partnership for tax purposes.

(b)     If there is a change in the Code or other applicable tax law that causes the Company to be taxable as an association or a corporation, or otherwise imposes taxes with respect to the earnings of the Company or its Subsidiaries, directly or indirectly, on the Company, its Subsidiaries or its Members in a way that is materially different from the way in which such taxes are imposed as of the date hereof, then the Manager may take such measures as it determines, in consultation with tax counsel, are necessary or advisable to optimize the Company’s tax structure, including causing the Company to be taxed as a corporation.

ARTICLE XII

MEMBER MEETINGS.

Section 12.1     Member Meetings.

(a)     All acts of Members (other than the Manager) to be taken hereunder shall be taken in the manner provided in this Article XII. The Manager may, in its sole discretion, call meetings of the Members for the transaction of such business, at such time and place as the Manager shall specify.

(b)     A failure to hold a meeting of the Members at a designated time shall not affect otherwise valid acts of the Company or work a forfeiture or dissolution of the Company.

(c)     In the event that the Apollo Group Beneficially Owns less than 10% of the Voting Power of the Company and the annual meeting for election of Directors is not held on the date designated therefor, the Directors shall cause the meeting to be held as soon as is convenient. If there is a failure to hold the annual meeting for a period of 30 days after the date designated for the annual meeting, or if no date has been designated, for a period of 13 months after the latest to occur of the date of this Agreement or its last annual meeting, it is the intent of the parties that no annual meeting be held for that year. In such situations, the Manager will provide notice to all Members entitled to vote in the election of Directors as to the manner in which the election shall be conducted and the procedure that such Member must comply with in order to vote in the election of Directors.

(d)     In the event that the Apollo Group Beneficially Owns less than 10% of the Voting Power of the Company, all elections of Directors will be by written ballots; if authorized by the Board, such requirement of a written ballot shall be satisfied by a ballot submitted by electronic transmission, provided that any such electronic transmission must either set forth or be submitted with information from which it can be reasonably determined that the electronic transmission was authorized by the Member or proxyholder.

(e)    Special meetings of the Members may only be called by either the Manager or the holders of a majority of the Voting Power of the Company.

Section 12.2    Notice of Meetings of Members.

(a)    Notice, stating the place, day and hour of any annual or special meeting of the Members, as determined by the Manager, and: (i) in the case of a special meeting of the Members, the purpose or purposes for which the meeting is called; or (ii) in the case of an annual meeting, those matters that the Manager, at the time of giving the notice, intends to present for action by the Members, shall be delivered by the Company not less than 10 calendar days nor more than 60 calendar days before the date of the meeting, to each Record Holder who is entitled to vote at such meeting. Such further notice shall be given as may be required by Delaware law. Any previously scheduled meeting of the Members may be postponed, and any meeting of the Members may be canceled, by written notice of the Manager prior to the date previously scheduled for such meeting of the Members.

Section 12.3    Record Date. For purposes of determining the Members entitled to notice of or to vote at a meeting of the Members, the Manager may set a Record Date, which shall not be (a) less than 10 nor more than 60 days before the date of the meeting (unless such requirement conflicts with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Shares are listed for trading, in which case the rule, regulation, guideline or requirement of such exchange shall govern) or (b) in the event that approvals are sought without a meeting (pursuant to Section 12.6), the date by which Members are requested in writing by the Manager to give such approvals. If no Record Date is fixed by the Manager, then (x) the Record Date for determining Members entitled to notice of or to vote at a meeting of Members shall be at the close of business on the day next preceding the day on which notice is given and (ii) the Record Date for determining the Members entitled to give approvals without a meeting shall be the date the first written approval is deposited with the Company. A determination of Members of record entitled to notice of or to vote at a meeting of Members shall apply to any adjournment or postponement of the meeting; provided, however, that the Manager may fix a new Record Date for the adjourned or postponed meeting.

Section 12.4     Quorum: Required Vote for Member Action; Voting for Directors; Adjournment.

(a)    At any meeting of the Members, the holders of a majority of the Voting Power of the Company or of such class or series for which a meeting has been called, represented in person or by proxy, shall constitute a quorum of such class or classes or series unless any such action by the Members requires approval by holders of a greater percentage of Voting Power of such Shares, in which case the quorum shall be such greater percentage. The submission of matters to Members for approval shall occur only at a meeting of the Members duly called and held in accordance with this Agreement at which a quorum is present; provided, however, that the Members present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough Members to leave less than a quorum, if any action taken (other than adjournment) is approved by the required percentage of Shares specified in this Agreement. Any meeting of Members may be adjourned from time to time by the chairman of the meeting to another place or time, without regard to the presence of a quorum.

(b)     All matters properly submitted to Members for approval shall be determined by a majority of the Voting Power of the Company entitled to vote at such meeting and which are present in person or by proxy at such meeting (unless a greater percentage is required with respect to such matter under the Delaware Act, under the rules of any National Securities Exchange on which the Shares are listed for trading, or under the provisions of this Agreement, in which case the approval of Members holding Outstanding Shares that in the aggregate represent at least such greater percentage shall be required) and such determination shall be deemed to constitute the act of all of the Members.

(c)    Directors shall be elected by a plurality of the votes cast for a particular position.

(d)    In the absence of a quorum, any meeting of Members may be adjourned from time to time by the affirmative vote of Members holding at least a majority of the Voting Power of the Company entitled to vote at such meeting represented either in person or by proxy, but no other business may be transacted, except as provided in this Article XII. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting and a new Record Date need not be fixed, if the time and place thereof are announced at the meeting at which the adjournment is taken, unless such adjournment shall be for more than 45 days. At the adjourned meeting, the Company may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 45 days or if a new Record Date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given in accordance with this Article XII.

Section 12.5     Conduct of a Meeting; Member Lists. The Manager shall have full power and authority concerning the manner of conducting any meeting of the Members, including the determination of Persons entitled to vote, the existence of a quorum, the satisfaction of the requirements of this Article XII, the conduct of voting, the validity and effect of any proxies and the determination of any controversies, votes or challenges arising in connection with or during the meeting or voting. The Manager shall designate a Person to serve as chairman of any meeting and shall further designate a Person to take the minutes of any meeting. All minutes shall be kept with the records of the Company maintained by the Manager. The Manager may make such other regulations consistent with Applicable Law and this Agreement as it may deem advisable concerning the conduct of any meeting of the Members, including regulations in regard to the appointment of proxies, the appointment and duties of inspectors of votes, the submission and examination of proxies and other evidence of the right to vote.

Section 12.6     Action Without a Meeting. On any matter that is to be voted on, consented to or approved by Members, the Members may take such action without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, shall be signed by the Members having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all Members entitled to vote thereon were present and voted.

Section 12.7     Voting and Other Rights.

(a)     Only those Record Holders of Outstanding Shares on the Record Date set pursuant to Section 12.3 shall be entitled to notice of, and to vote at, a meeting of Members or to act with respect to matters as to which the holders of the Outstanding Shares have the right to vote or to act. All references in this Agreement to votes of, or other acts that may be taken by, the holders of Outstanding Shares shall be deemed to be references to the votes or acts of the Record Holders of such Outstanding Voting Shares on such Record Date. Each Class A Common Share shall entitle the holder thereof (other than the Investor or any of its Affiliates) to one vote for each Class A Common Share held of record by such holder as of the relevant Record Date. Each Class B Common Share shall entitle the holder thereof to vote in accordance with the provisions of Section 12.7(e).

(b)     With respect to Outstanding Shares that are held for a Person’s account by another Person (such as a broker, dealer, bank, trust company or clearing corporation, or an agent of any of the foregoing), in whose name such Outstanding Shares are registered, such other Person shall, in exercising the voting rights in respect of such Outstanding Shares on any matter, and unless the arrangement between such Persons provides otherwise, vote such Outstanding Shares in favor of, and at the direction of, the Person who is the Beneficial Owner, and the Company shall be entitled to assume it is so acting without further inquiry.

(c)     Notwithstanding anything otherwise to the contrary herein, for the avoidance of doubt, the Investor and each of its Affiliates shall be subject to the limitations on voting set forth in this Section 12.7(c) upon becoming a Member (whether at the time of conversion of the Note into Class A Common Shares or otherwise) and for so long as the Investor and its Affiliates Beneficially Own any Shares. Notwithstanding anything otherwise to the contrary herein or the terms of any Class A Common Shares, the Investor and each of its Affiliates shall have no voting rights whatsoever with respect to the Company, including any voting rights that may otherwise exist for Members or Record Holders hereunder, under the Delaware Act, at law, in equity or otherwise; provided, that, (i) prior to an Initial Offering, any amendment to Article IV, Article V, Article IX, Section 10.3, or Section 11.3 of this Agreement that would have a disproportionate adverse effect on the Noteholders must be consented to in writing by the Noteholders holding 66% of the aggregate principal balance of the then outstanding Notes; provided, that as long as either Investor (directly or indirectly) holds at least 50% of the outstanding principal amount of the Notes purchased by such Investor under the Strategic Agreement on the Closing Date (as such term is defined in the Strategic Agreement), such consent shall also require the separate prior consent of such Investor; and (ii) after an Initial Offering, any amendment to Article IV, Article V, Article IX, Section 10.3, or Section 11.3 of this Agreement that would have a disproportionate adverse effect on the Investors and their Affiliates must be consented to in writing by the Investors and their Affiliates.

(d)     Notwithstanding anything otherwise to the contrary herein, the Delaware Act or Applicable Law, each of the Members and each other Person who may acquire an interest in Shares hereby agrees that the holders of Class B Common Shares shall be entitled to receive notice of, be included in any requisite quora for and participate in any and all approvals, votes or other actions of the Members on an equivalent basis as holders of Class A Common Shares (including any and all notices, quora, approvals, votes and other actions that may be taken pursuant to the requirements of the Delaware Act or any other Applicable Law), in each case subject to and not in limitation of the rights of the holders of Class B Common Shares as provided in this Agreement.

(e)    Notwithstanding anything otherwise to the contrary contained in this Agreement, the holders of Class B Common Shares, as such, collectively shall be entitled to a number of votes that is equal to the aggregate number of Operating Group Units outstanding as of the relevant Record Date, less the number of Class A Common Shares outstanding as of the same relevant Record Date (the “Aggregate Class B Vote”). Prior to the BRH Holdings Cessation Date, BRH Holdings shall be entitled to all of the votes to which the holders of Class B Common Shares, as such, collectively are then entitled. From and after the BRH Holdings Cessation Date, the Aggregate Class B Vote shall be allocated among all holders of Class B Common Shares (other than the Company or its Subsidiaries), if more than one, as BRH Holdings shall determine in its sole discretion. The number of votes to which the holders of Class B Common Shares shall be entitled shall be adjusted accordingly if (i) a holder of Class A Common Shares, as such, shall become entitled to a number of votes other than one for each Class A Common Share held and/or (ii) under the terms of the Exchange Agreement the holders of Operating Group Units party thereto shall become entitled to exchange each such Operating Group Unit for a number of Class A Common Shares other than one. The holders of Class B Common Shares shall vote together with the holders of Class A Common Shares as a single class and, to the extent that the holders of Class A Common Shares shall vote together with the holders of any other class of limited liability company interests, the holders of Class B Common Shares shall also vote together with the holders of such other class of limited liability company interests on an equivalent basis as the holders of Class A Common Shares.

(f)    Notwithstanding anything otherwise to the contrary herein, and in addition to any other vote required by the Delaware Act or this Agreement, the affirmative vote of the holders of at least a majority of the voting power of the Class B Common Shares (excluding Class B Common Shares held by the Company and its Subsidiaries) voting separately as a class shall be required to alter, amend or repeal Sections 12.7(d) or 12.7(e) or this Section 12.7(f), or to adopt any provision inconsistent therewith.

Section 12.8    Proxies and Voting.

(a)    On any matter that is to be voted on by Members, the Members may vote in person or by proxy, and such proxy may be granted in writing, by means of electronic transmission or as otherwise permitted by Applicable Law. Any such proxy shall be filed in accordance with the procedure established for the meeting. For purposes of this Agreement, the term “electronic transmission” means any form of communication not directly involving the physical transmission of paper that creates a record that may be retained, retrieved and reviewed by a recipient thereof and that may be directly reproduced in paper form by such a recipient through an automated process. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this paragraph may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

(b)    The Manager may, and to the extent required by Applicable Law, shall, in advance of any meeting of Members, appoint one or more inspectors to act at the meeting and make a written report thereof. The Manager may designate one or more alternate inspectors to replace any inspector who fails to act.

(c)    With respect to the use of proxies at any meeting of Members, the Company shall be governed by paragraphs (b), (c), (d) and (e) of Section 212 of the DGCL and other applicable provisions of the DGCL, as though the Company were a Delaware corporation and as though the Members were stockholders of a Delaware corporation.

ARTICLE XIII

GENERAL PROVISIONS

Section 13.1    Addresses and Notices. Any notice, demand, request, report or proxy materials required or permitted to be given or made to a Member under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written communication to the Member at the address described below. Any notice, payment or report to be given or made to a Member hereunder shall be deemed conclusively to have been given or made, and the obligation to give such notice or report or to make such payment shall be deemed conclusively to have been fully satisfied, upon sending of such notice, payment or report to the Record Holder of such Shares at his address as shown on the records of the Transfer Agent or as otherwise shown on the records of the Company, regardless of any claim of any Person who may have an interest in such Shares by reason of any assignment or otherwise. An affidavit or certificate of making of any notice, payment or report in accordance with the provisions of this Section 13.1 executed by the Company, the Transfer Agent or the mailing organization shall be prima facie evidence of the giving or making of such notice, payment or report. If any notice, payment or report addressed to a Record Holder at the address of such Record Holder appearing on the books and records of the Transfer Agent or the Company is returned by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver it, such notice, payment or report and any subsequent notices, payments and reports shall be deemed to have been duly given or made without further mailing (until such time as such Record Holder or another Person notifies the Transfer Agent or the Company of a change in his address) if they are available for the Member at the principal office of the Company for a period of one year from the date of the giving or making of such notice, payment or report to the other Members. Any notice to the Company shall be deemed given if received by the Secretary at the principal office of the Company designated pursuant to Section 2.4. The Manager may rely and shall be protected in relying on any notice or other document from a Member or other Person if believed by it to be genuine.

Section 13.2    Further Assurances. Each party hereto shall do and perform, or cause to be done and performed, all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments, and documents as any other party hereto reasonably may request in order to carry out the provisions of this Agreement and the consummation of the transactions contemplated hereby.

Section 13.3    Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

Section 13.4    Integration. This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto; provided, that nothing contained herein shall be construed to amend or modify in any way the rights and obligations of the respective parties under the Agreement Among Principals, the Shareholders Agreement and the Investors Rights Agreement.

Section 13.5    Creditors. None of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Company.

Section 13.6    Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach of any other covenant, duty, agreement or condition.

Section 13.7    Counterparts. This Agreement may be executed in counterparts, all of which together shall constitute an agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto or, in the case of a Person acquiring a Share pursuant to Article III, without need for execution hereto.

Section 13.8    Applicable Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware without regard to principles of conflict of laws. Prior to the Initial Offering, each Member: (i) irrevocably submits to the non-exclusive jurisdiction and venue of any Delaware state court or U.S. federal court sitting in Wilmington, Delaware in any action arising out of this Agreement; and (ii) consents to the service of process by mail. Nothing herein shall affect the right of any party to serve legal process in any manner permitted by Applicable Law or affect its right to bring any action in any other court.

Section 13.9    Severability. It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 13.10    Consent of Members. Each Member hereby expressly consents and agrees that, whenever in this Agreement it is specified that an action may be taken upon the affirmative vote or consent of less than all of the Members, such action may be so taken upon the concurrence of less than all of the Members and each Member shall be bound by the results of such action.

Section 13.11    Facsimile Signatures. The use of facsimile signatures affixed in the name and on behalf of the transfer agent and registrar of the Company on certificates representing Shares is expressly permitted by this Agreement.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered, all as of the date first set forth above.

APOLLO GLOBAL MANAGEMENT, LLC

By:	AGM Management, LLC, its Manager

By:	BRH Holdings GP, Ltd., its Sole Member

By:	/s/ JOHN J. SUYDAM
Name: Title:	John J. Suydam Vice President

AGM MANAGEMENT, LLC

By:	BRH Holdings GP, Ltd., its Sole Member

By:	/s/ JOHN J. SUYDAM
Name: Title:	John J. Suydam Vice President

APOC HOLDINGS, LTD

By:	/s/ Authorized Signatory

California Public Employees Retirement System

By:	/s/ Authorized Signatory

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

                         Class A Shares

Apollo Global

Management, LLC

Representing Class A Limited Liability Company Interests

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the expenses payable by the Registrant in connection with the issuance and distribution of the Class A shares being registered hereby. All of such expenses are estimates, other than the filing and listing fees payable to the Securities and Exchange Commission, the Financial Industry Regulatory Authority (“FINRA”) and the New York Stock Exchange.

Filing Fee—Securities and Exchange Commission	$24,101
Fee—FINRA	*
Listing Fee—New York Stock Exchange	*
Fees and Expenses of Counsel	*
Printing Expenses	*
Fees and Expenses of Accountants	*
Miscellaneous Expenses	*

Total	*

*	To be filed by amendment.

ITEM 14	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 107 of the Delaware Limited Liability Company Act empowers us to indemnify and hold harmless any member or manager or other persons from and against all claims and demands whatsoever. Pursuant to Section 6.20 of our Amended and Restated Limited Liability Company Agreement, we will generally indemnify our members, managers, officers, directors and affiliates of the managers and certain other specified persons to the fullest extent permitted by the law against all losses, claims, damages or similar events. We currently maintain liability insurance for our directors and officers.

ITEM 15	RECENT SALES OF UNREGISTERED SECURITIES.

On March 12, 2010, July 9, 2010, July 23, 2010 and September 30, 2010, we issued 721,491, 1,539,680, 31,250 and 11,405 Class A shares to Apollo Management Holdings, L.P., respectively, for an aggregate purchase price of $4,328,946, $10,777,760, $218,750 and $79,835, respectively. The issuances were exempt from registration under the Securities Act in accordance with Section 4(2) and Rule 506 thereof, as a transaction by the issuer not involving a public offering. We determined that the purchaser of Class A shares in the transactions, Apollo Management Holdings, L.P., was an accredited investor.

On January 8, 2011, we issued 2,287 Class A shares to Apollo Management Holdings, L.P. for an aggregate purchase price of $18,296. The issuance was exempt from registration under the Securities Act in accordance with Section 4(2) and Rule 506 thereof, as a transaction by the issuer not involving a public offering. We determined that the purchaser of Class A shares in the transaction, Apollo Management Holdings, L.P., was an accredited investor.

ITEM 16	EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a)	Exhibits

Exhibit Number	Description
†1.1	Purchase/Placement Agreement, dated as of August 2, 2007, by and among Apollo Global Management, LLC and Goldman, Sachs & Co., J.P. Morgan Securities Inc. and Credit Suisse Securities (USA) LLC as representatives of the purchasers and placement agents named therein
*1.2	Form of Underwriting Agreement

†3.1	Certificate of Formation of Apollo Global Management, LLC

†3.2	Amended and Restated Limited Liability Company Operating Agreement of Apollo Global Management, LLC dated as of July 13, 2007

*4.1	Specimen Certificate evidencing the Registrant’s Class A shares

*5.1	Opinion of O’Melveny & Myers LLP regarding validity of the Class A shares registered

*8.1	Opinion of O’Melveny & Myers LLP regarding certain tax matters

†10.1	Amended and Restated Limited Liability Company Operating Agreement of AGM Management, LLC dated as of July 10, 2007

†10.2	Third Amended and Restated Limited Partnership Agreement of Apollo Principal Holdings I, L.P. dated as of April 14, 2010

†10.3	Third Amended and Restated Limited Partnership Agreement of Apollo Principal Holdings II, L.P. dated as of April 14, 2010

†10.4	Third Amended and Restated Exempted Limited Partnership Agreement of Apollo Principal Holdings III, L.P. dated as of April 14, 2010

†10.5	Third Amended and Restated Exempted Limited Partnership Agreement of Apollo Principal Holdings IV, L.P. dated as of April 14, 2010

†10.6	Registration Rights Agreement, dated as of August 8, 2007, by and among Apollo Global Management, LLC, Goldman Sachs & Co., J.P. Morgan Securities Inc. and Credit Suisse Securities (USA) LLC

†10.7	Investor Rights Agreement, dated as of August 8, 2007, by and among Apollo Global Management, LLC, AGM Management, LLC and Credit Suisse Securities (USA) LLC

†10.8	Apollo Global Management, LLC 2007 Omnibus Equity Incentive Plan

†10.9

Agreement Among Principals, dated as of July 13, 2007, by and among Leon D. Black, Marc J. Rowan, Joshua J. Harris, Black Family Partners, L.P., MJR Foundation LLC, AP Professional Holdings, L.P. and BRH Holdings, L.P.

†10.10	Shareholders Agreement, dated as of July 13, 2007, by and among Apollo Global Management, LLC, AP Professional Holdings, L.P., BRH Holdings, L.P., Black Family Partners, L.P., MJR Foundation LLC, Leon D. Black, Marc J. Rowan and Joshua J. Harris

†10.11

Exchange Agreement, dated as of July 13, 2007, by and among Apollo Global Management, LLC, Apollo Principal Holdings I, L.P., Apollo Principal Holdings II, L.P., Apollo Principal Holdings III, L.P., Apollo Principal Holdings IV, L.P., Apollo Management Holdings, L.P. and the Apollo Principal Holders (as defined therein), from time to time party thereto.

†10.12

Tax Receivable Agreement, dated as of July 13, 2007, by and among APO Corp., Apollo Principal Holdings II, L.P., Apollo Principal Holdings IV, L.P., Apollo Management Holdings, L.P. and each Holder defined therein.

Exhibit Number	Description
†10.13	Credit Agreement dated as of April 20, 2007 among Apollo Management Holdings, L.P., as borrower, Apollo Management, L.P., Apollo Capital Management, L.P., Apollo International Management, L.P., Apollo Principal Holdings II, L.P., Apollo Principal Holdings IV, L.P. and AAA Holdings, L.P., as guarantors, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto.

*10.14	Employment Agreement with Leon D. Black

*10.15	Employment Agreement with Marc J. Rowan

*10.16	Employment Agreement with Joshua J. Harris

*10.17	Employment Agreement with Barry Giarraputo

*10.18	Separation Agreement with Kenneth A. Vecchione

*10.19	Employment Agreement with Henry Silverman

†10.20	Second Amended and Restated Limited Partnership Agreement of Apollo Principal Holdings V, L.P. dated as of April 14, 2010

†10.21	Second Amended and Restated Limited Partnership Agreement of Apollo Principal Holdings VI, L.P. dated as of April 14, 2010

†10.22	Second Amended and Restated Exempted Limited Partnership Agreement of Apollo Principal Holdings VII, L.P. dated as of April 14, 2010

†10.23	Second Amended and Restated Limited Partnership Agreement of Apollo Principal Holdings VIII, L.P. dated as of April 14, 2010

†10.24	Second Amended and Restated Exempted Limited Partnership Agreement of Apollo Principal Holdings IX, L.P. dated as of April 14, 2010

†10.25	Third Amended and Restated Limited Partnership Agreement of Apollo Management Holdings, L.P. dated as of April 14, 2010

†10.26	Settlement Agreement, dated December 14, 2008, by and among Huntsman Corporation, Jon M. Huntsman, Peter R. Huntsman, Hexion Specialty Chemicals, Inc., Hexion LLC, Nimbus Merger Sub, Inc., Craig O. Morrison, Leon Black, Joshua J. Harris and Apollo Global Management, LLC and certain of its affiliates.

†10.27	First Amendment and Joinder, dated as of August 18, 2009, to the Shareholders Agreement, dated as of July 13, 2007, by and among Apollo Global Management, LLC, AP Professional Holdings, L.P., BRH Holdings, L.P., Black Family Partners, L.P., MJR Foundation LLC, Leon D. Black, Marc J. Rowan and Joshua J. Harris
†10.28	Form of Indemnification Agreement

*10.29	Employment Agreement with James Zelter

*10.30	Roll-Up Agreement with James Zelter

*10.31	Form of Restricted Share Unit Award Agreement

*10.32	Form of Restricted Share Unit Award Agreement for Bonus Grants

†10.33	Form of Lock-up Agreement

†10.34	Apollo Management Companies AAA Unit Plan

*10.35	Employment Agreement with Marc Spilker

†10.36	First Amendment and Joinder, dated as of April 14, 2010, to the Tax Receivable Agreement

Exhibit Number	Description
*10.37	Employment Agreement with Gene Donnelly

†10.38	First Amendment, dated as of May 16, 2007, to the Credit Agreement, dated as of April 20, 2007, among Apollo Management Holdings, L.P., as borrower, the lenders party thereto from time to time, JPMorgan Chase Bank, N.A., as administrative agent, and the other parties party thereto.

†10.39	Second Amendment, dated as of December 20, 2010, to the Credit Agreement, dated as of April 20, 2007, as amended by the First Amendment thereto dated as of May 16, 2007, among Apollo Management Holdings, L.P., as borrower, the lenders party thereto from time to time JPMorgan Chase Bank as administrative agent and the other parties party thereto.

*10.40	Non-Qualified Stock Option Agreement with Marc Spilker dated December 2, 2010

*21.1	Subsidiaries of Apollo Global Management, LLC

23.1	Consent of Deloitte & Touche LLP

*23.2	Consent of O’Melveny & Myers LLP (included as part of Exhibit 5.1)

†24.1	Power of Attorney for Messrs. Black, Harris, Rowan, Silverman and Giarraputo

†24.2	Power of Attorney for Mr. Donnelly

†99.1	Consent of Duff & Phelps, LLC

*	To be filed by amendment.
†	Previously filed.

(b)	Financial Statement Schedules

See the Index to Financial Statements included on page F-1 for a list of the financial statements included in this registration statement.

All schedules not identified above have been omitted because they are not required, are not applicable or the information is included in the selected combined financial data or notes contained in this registration statement.

ITEM 17	UNDERTAKINGS

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b)	The undersigned Registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(c)	The undersigned Registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Apollo Global Management, LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on the 18th day of February, 2011.

APOLLO GLOBAL MANAGEMENT, LLC

By:	AGM Management, LLC, its Manager

By:	BRH Holdings GP, Ltd. its Sole Member

By:	/S/ JOHN J. SUYDAM
Name: John J. Suydam Title: Vice President

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 18th day of February, 2011.

Signature	Title

* Leon D. Black	Chairman, Chief Executive Officer and Director (Principal Executive Officer)

* Joshua J. Harris	Director

* Marc J. Rowan	Director

* Henry Silverman	Vice Chairman and Director

* Gene Donnelly	Chief Financial Officer (Principal Financial Officer)

* Barry J. Giarraputo	Chief Accounting Officer and Controller (Principal Accounting Officer)

*	/S/ JOHN J. SUYDAM
Name: John J. Suydam Title: Attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Description

†1.1	Purchase/Placement Agreement, dated as of August 2, 2007, by and among Apollo Global Management, LLC and Goldman, Sachs & Co., J.P. Morgan Securities Inc. and Credit Suisse Securities (USA) LLC as representatives of the purchasers and placement agents named therein

*1.2	Form of Underwriting Agreement

†3.1	Certificate of Formation of Apollo Global Management, LLC

†3.2	Amended and Restated Limited Liability Company Operating Agreement of Apollo Global Management, LLC dated as of July 13, 2007

*4.1	Specimen Certificate evidencing the Registrant’s Class A shares

*5.1	Opinion of O’Melveny & Myers LLP regarding validity of the Class A shares registered

*8.1	Opinion of O’Melveny & Myers LLP regarding certain tax matters

†10.1	Amended and Restated Limited Liability Company Operating Agreement of AGM Management, LLC dated as of July 10, 2007

†10.2	Third Amended and Restated Limited Partnership Agreement of Apollo Principal Holdings I, L.P. dated as of April 14, 2010

†10.3	Third Amended and Restated Limited Partnership Agreement of Apollo Principal Holdings II, L.P. dated as of April 14, 2010

†10.4	Third Amended and Restated Exempted Limited Partnership Agreement of Apollo Principal Holdings III, L.P. dated as of April 14, 2010

†10.5	Third Amended and Restated Exempted Limited Partnership Agreement of Apollo Principal Holdings IV, L.P. dated as of April 14, 2010

†10.6	Registration Rights Agreement, dated as of August 8, 2007, by and among Apollo Global Management, LLC, Goldman Sachs & Co., J.P. Morgan Securities Inc. and Credit Suisse Securities (USA) LLC

†10.7	Investor Rights Agreement, dated as of August 8, 2007, by and among Apollo Global Management, LLC, AGM Management, LLC and Credit Suisse Securities (USA) LLC

†10.8	Apollo Global Management, LLC 2007 Omnibus Equity Incentive Plan

†10.9

Agreement Among Principals, dated as of July 13, 2007, by and among Leon D. Black, Marc J. Rowan, Joshua J. Harris, Black Family Partners, L.P., MJR Foundation LLC, AP Professional Holdings, L.P. and BRH Holdings, L.P.

†10.10	Shareholders Agreement, dated as of July 13, 2007, by and among Apollo Global Management, LLC, AP Professional Holdings, L.P., BRH Holdings, L.P., Black Family Partners, L.P., MJR Foundation LLC, Leon D. Black, Marc J. Rowan and Joshua J. Harris

†10.11

Exchange Agreement, dated as of July 13, 2007, by and among Apollo Global Management, LLC, Apollo Principal Holdings I, L.P., Apollo Principal Holdings II, L.P., Apollo Principal Holdings III, L.P., Apollo Principal Holdings IV, L.P., Apollo Management Holdings, L.P. and the Apollo Principal Holders (as defined therein), from time to time party thereto.

†10.12

Tax Receivable Agreement, dated as of July 13, 2007, by and among APO Corp., Apollo Principal Holdings II, L.P., Apollo Principal Holdings IV, L.P., Apollo Management Holdings, L.P. and each Holder defined therein.

†10.13	Credit Agreement dated as of April 20, 2007 among Apollo Management Holdings, L.P., as borrower, Apollo Management, L.P., Apollo Capital Management, L.P., Apollo International Management, L.P., Apollo Principal Holdings II, L.P., Apollo Principal Holdings IV, L.P. and AAA Holdings, L.P., as guarantors, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto.

Exhibit Number	Description

*10.14	Employment Agreement with Leon D. Black

*10.15	Employment Agreement with Marc J. Rowan

*10.16	Employment Agreement with Joshua J. Harris

*10.17	Employment Agreement with Barry Giarraputo

*10.18	Separation Agreement with Kenneth A. Vecchione

*10.19	Employment Agreement with Henry Silverman

†10.20	Second Amended and Restated Limited Partnership Agreement of Apollo Principal Holdings V, L.P. dated as of April 14, 2010

†10.21	Second Amended and Restated Limited Partnership Agreement of Apollo Principal Holdings VI, L.P. dated as of April 14, 2010

†10.22	Second Amended and Restated Exempted Limited Partnership Agreement of Apollo Principal Holdings VII, L.P. dated as of April 14, 2010

†10.23	Second Amended and Restated Limited Partnership Agreement of Apollo Principal Holdings VIII, L.P. dated as of April 14, 2010

†10.24	Second Amended and Restated Exempted Limited Partnership Agreement of Apollo Principal Holdings IX, L.P. dated as of April 14, 2010

†10.25	Third Amended and Restated Limited Partnership Agreement of Apollo Management Holdings, L.P. dated as of April 14, 2010

†10.26	Settlement Agreement, dated December 14, 2008, by and among Huntsman Corporation, Jon M. Huntsman, Peter R. Huntsman, Hexion Specialty Chemicals, Inc., Hexion LLC, Nimbus Merger Sub, Inc., Craig O. Morrison, Leon Black, Joshua J. Harris and Apollo Global Management, LLC and certain of its affiliates.

†10.27	First Amendment and Joinder, dated as of August 18, 2009, to the Shareholders Agreement, dated as of July 13, 2007, by and among Apollo Global Management, LLC, AP Professional Holdings, L.P., BRH Holdings, L.P., Black Family Partners, L.P., MJR Foundation LLC, Leon D. Black, Marc J. Rowan and Joshua J. Harris

†10.28	Form of Indemnification Agreement

*10.29	Employment Agreement with James Zelter

*10.30	Roll-Up Agreement with James Zelter

*10.31	Form of Restricted Share Unit Award Agreement

*10.32	Form of Restricted Share Unit Award Agreement for Bonus Grants

†10.33	Form of Lock-up Agreement

†10.34	Apollo Management Companies AAA Unit Plan

*10.35	Employment Agreement with Marc Spilker

†10.36	First Amendment and Joinder, dated as of April 14, 2010, to the Tax Receivable Agreement

*10.37	Employment Agreement with Gene Donnelly

†10.38	First Amendment, dated as of May 16, 2007, to the Credit Agreement, dated as of April 20, 2007, among Apollo Management Holdings, L.P., as borrower, the lenders party thereto from time to time, JPMorgan Chase Bank, N.A., as administrative agent, and the other parties party thereto.

†10.39	Second Amendment, dated as of December 20, 2010, to the Credit Agreement, dated as of April 20, 2007, as amended by the First Amendment thereto dated as of May 16, 2007, among Apollo Management Holdings, L.P., as borrower, the lenders party thereto from time to time JPMorgan Chase Bank as administrative agent and the other parties party thereto.

*10.40	Non-Qualified Stock Option Agreement with Marc Spilker dated December 2, 2010

Exhibit Number	Description

*21.1	Subsidiaries of Apollo Global Management, LLC

23.1	Consent of Deloitte & Touche LLP

*23.2	Consent of O’Melveny & Myers LLP (included as part of Exhibit 5.1)

†24.1	Power of Attorney for Messrs. Black, Harris, Rowan, Silverman and Giarraputo

†24.2	Power of Attorney for Mr. Donnelly

†99.1	Consent of Duff & Phelps, LLC

*	To be filed by amendment.
†	Previously filed.